                                               Filed Pursuant to Rule 424(b)(3)
                                                    Registration No. 333-173731
The Accumulator(R) Series

A combination variable and fixed deferred annuity contract

PROSPECTUS DATED MAY 1, 2012

Please read and keep this Prospectus for future reference. It contains important information that you should know before taking any action under your contract. This Prospectus supersedes all prior Prospectuses and supplements. You should read the prospectuses for each Trust, which contain important information about the portfolios.

--------------------------------------------------------------------------------

WHAT IS THE ACCUMULATOR(R) SERIES ?

The Accumulator(R) Series are deferred annuity contracts issued by AXA EQUITABLE LIFE INSURANCE COMPANY. The series consists of Accumulator(R), Accumulator(R) Plus/SM/, Accumulator(R) Elite/SM/ and Accumulator(R) Select/SM/. The contracts provide for the accumulation of retirement savings and for income. The contracts offer income and death benefit protection as well. They also offer a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our ''investment options'': (i) variable investment options, (ii) the guaranteed interest option, (iii) fixed maturity options, or (iv) the account for special dollar cost averaging or the account for special money market dollar cost averaging+.

This Prospectus is a disclosure document and describes all of the contract's material features, benefits, rights and obligations, as well as other information. The description of the contract's material provisions in this Prospectus is current as of the date of this Prospectus. If certain material provisions under the contract are changed after the date of this Prospectus in accordance with the contract, those changes will be described in a supplement to this Prospectus. You should carefully read this Prospectus in conjunction with any applicable supplements. The contract should also be read carefully.

WITH LIMITED EXCEPTIONS, WE NO LONGER ACCEPT CONTRIBUTIONS TO THE CONTRACTS. WE CURRENTLY CONTINUE TO ACCEPT CONTRIBUTIONS TO: (I) QP CONTRACTS; AND (II) ALL CONTRACTS ISSUED IN THE STATE OF FLORIDA. REFERENCES TO CONTRIBUTIONS IN THIS PROSPECTUS ARE FOR THE BENEFIT OF CONTRACT OWNERS CURRENTLY ELIGIBLE TO CONTINUE MAKING CONTRIBUTIONS TO THE CONTRACTS.

The contracts may not have been available in all states. Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts, in all states or from all selling broker-dealers. Please see Appendix VII later in this Prospectus for more information on state availability and/or variations of certain features and benefits. All optional features and benefits described in this Prospectus may not have been available at the time you purchased the contract. We have the right to restrict availability of any optional feature or benefit. In addition, not all optional features and benefits may be available in combination with other optional features and benefits. We can refuse to accept any application or contribution from you at any time, including after you purchase the contract.
-------------
(+)The account for special dollar cost averaging is only available with Accumulator(R) and Accumulator(R) Elite/SM/ contracts. The account for special money market dollar cost averaging is only available with Accumulator(R) Plus/SM/ and Accumulator(R) Select/SM/ contracts.

----------------------------------------------------------------------------
 VARIABLE INVESTMENT OPTIONS
----------------------------------------------------------------------------
AXA Aggressive Allocation/(1)/          EQ/Large Cap Value Index
AXA Conservative Allocation/(1)/        EQ/Large Cap Value PLUS
AXA Conservative-Plus Allocation/(1)/   EQ/Lord Abbett Large Cap Core
AXA Moderate Allocation/(1)/            EQ/MFS International Growth
AXA Moderate-Plus Allocation/(1)/       EQ/Mid Cap Index
EQ/AllianceBernstein Small Cap Growth   EQ/Mid Cap Value PLUS
EQ/AXA Franklin Small Cap Value Core    EQ/Money Market
EQ/BlackRock Basic Value Equity         EQ/Montag & Caldwell Growth
EQ/Boston Advisors Equity Income        EQ/Morgan Stanley Mid Cap Growth
EQ/Calvert Socially Responsible         EQ/Mutual Large Cap Equity
EQ/Capital Guardian Research            EQ/Oppenheimer Global
EQ/Common Stock Index                   EQ/PIMCO Ultra Short Bond
EQ/Core Bond Index                      EQ/Quality Bond PLUS
EQ/Davis New York Venture               EQ/Small Company Index
EQ/Equity 500 Index                     EQ/T. Rowe Price Growth Stock
EQ/Equity Growth PLUS                   EQ/Templeton Global Equity
EQ/Franklin Core Balanced               EQ/UBS Growth and Income
EQ/Franklin Templeton Allocation        EQ/Van Kampen Comstock
EQ/GAMCO Mergers and Acquisitions       EQ/Wells Fargo Omega Growth
EQ/GAMCO Small Company Value            Multimanager Aggressive Equity
EQ/Global Bond PLUS                     Multimanager Core Bond
EQ/Global Multi-Sector Equity           Multimanager International Equity
EQ/Intermediate Government Bond/(2)/    Multimanager Large Cap Core Equity
EQ/International Core PLUS              Multimanager Large Cap Value
EQ/International Equity Index           Multimanager Mid Cap Growth
EQ/International Value PLUS             Multimanager Mid Cap Value
EQ/JPMorgan Value Opportunities         Multimanager Multi-Sector Bond
EQ/Large Cap Core PLUS                  Multimanager Small Cap Growth
EQ/Large Cap Growth Index               Multimanager Small Cap Value
EQ/Large Cap Growth PLUS                Multimanager Technology
----------------------------------------------------------------------------

(1)The ''AXA Allocation'' Portfolios.
(2)This is the variable investment option's new name, effective on or about May 1, 2012. Please see ''Portfolios of the Trusts'' under ''Contract features and benefits'' later in this Prospectus for the variable investment option's former name.

You may allocate amounts to any of the variable investment options. At any time, we have the right to limit or terminate your contributions and allocations to any of the variable investment options and to limit the number of variable investment options which you may elect. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio (''Portfolio'') of AXA Premier VIP Trust or EQ Advisors Trust (the ''Trusts''). Your investment results in a variable investment option will depend on the investment performance of the related Portfolio.

THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER
AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.

                                                          #235345 '07/'07.5 All
                                                                       (R-4/15)

You may also allocate amounts to the guaranteed interest option, the fixed maturity options, and the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite/SM /contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus/SM/ and Accumulator(R) Select/SM/ contracts), which are discussed later in this Prospectus. If you elect the Guaranteed withdrawal benefit for life or a Principal guarantee benefit, your investment options will be limited to the guaranteed interest option, certain permitted variable investment options and the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite/SM/ contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus/SM/ and Accumulator(R) Select/SM/ contracts). The permitted variable investment options are described later in this Prospectus.

TYPES OF CONTRACTS. We offer the contracts for use as:

..   A nonqualified annuity (''NQ'') for after-tax contributions only.

..   An individual retirement annuity (''IRA''), either traditional IRA or Roth
    IRA.

   We offer two versions of the traditional IRA: ''Rollover IRA'' and ''Flexible Premium IRA.'' We also offer two versions of the Roth IRA: ''Roth Conversion IRA'' and ''Flexible Premium Roth IRA.''

..   Traditional and Roth Inherited IRA beneficiary continuation contract
    (''Inherited IRA'') (direct transfer and specified direct rollover contributions only).

..   An annuity that is an investment vehicle for qualified defined contribution plans and certain qualified defined benefit plans (''QP'') (Rollover and direct transfer contributions only).

..   An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity (''TSA'') --
    (''Rollover TSA'') (Rollover and direct transfer contributions only; employer or plan approval required).


Not all types of contracts are available with each version of the Accumulator(R) Series contracts. See "Rules regarding contributions to your contract" in "Appendix X" for more information.

Registration statements relating to this offering have been filed with the Securities and Exchange Commission (''SEC''). The statement of additional information (''SAI'') dated May 1, 2012, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 1547, Secaucus, NJ 07096-1547 or calling 1-800-789-7771. The SAI is incorporated by this reference into this Prospectus. This Prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus.

CONTRACT VARIATIONS. These versions of the Accumulator(R) Series contracts are no longer being sold. This Prospectus is designed for current contract owners. In addition to the possible state variations noted above, you should note that your contract features and charges may vary depending on the date on which you purchased your contract. For more information about the particular features, charges and options applicable to you, please contact your financial professional or refer to your contract, as well as review Appendix VIII later in this Prospectus for contract variation information and timing. You may not change your contract or its features as issued.

Contents of this Prospectus

--------------------------------------------------------------------------------

       Index of key words and phrases                                 5
       Who is AXA Equitable?                                          7
       How to reach us                                                8
       The Accumulator(R) Series at a glance -- key features         10


       -----------------------------------------------------------------
       FEE TABLE                                                     13
       -----------------------------------------------------------------

       Examples                                                      15
       Condensed financial information                               16


       -----------------------------------------------------------------
       1.CONTRACT FEATURES AND BENEFITS                              17
       -----------------------------------------------------------------
       How you can contribute to your contract                       17
       Owner and annuitant requirements                              17
       How you can make your contributions                           18
       What are your investment options under the contract?          18
       Portfolios of the Trusts                                      20
       Allocating your contributions                                 27
       Credits (FOR ACCUMULATOR(R) PLUS/SM/ CONTRACTS ONLY)          29
       Guaranteed minimum death benefit and Guaranteed minimum
         income benefit base                                         30
       Annuity purchase factors                                      33
       Guaranteed minimum income benefit                             33
       Guaranteed minimum death benefit                              35
       Guaranteed withdrawal benefit for life (''GWBL'')             37
       Principal guarantee benefits                                  41
       Inherited IRA beneficiary continuation contract               42
       Your right to cancel within a certain number of days          43


       -----------------------------------------------------------------
       2.DETERMINING YOUR CONTRACT'S VALUE                           45
       -----------------------------------------------------------------
       Your account value and cash value                             45
       Your contract's value in the variable investment options      45
       Your contract's value in the guaranteed interest option       45
       Your contract's value in the fixed maturity options           45
       Your contract's value in the account for special dollar cost
         averaging                                                   45
       Insufficient account value                                    45

-------------
"We," "our," and "us" refer to AXA Equitable.
When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the Prospectus is discussing at that point. This is usually the contract owner. When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

                                                 CONTENTS OF THIS PROSPECTUS 3

      -------------------------------------------------------------------
      3.TRANSFERRING YOUR MONEY AMONG INVESTMENT
        OPTIONS                                                       47
      -------------------------------------------------------------------
      Transferring your account value                                 47
      Our administrative procedures for calculating your Roll-Up
        benefit base following a transfer                             47
      Disruptive transfer activity                                    48
      Rebalancing your account value                                  49


      -------------------------------------------------------------------
      4.ACCESSING YOUR MONEY                                          50
      -------------------------------------------------------------------
      Withdrawing your account value                                  50
      How withdrawals are taken from your account value               53
      How withdrawals affect your Guaranteed minimum income
        benefit, Guaranteed minimum death benefit and Principal
        guarantee benefits                                            53
      How withdrawals affect your GWBL and GWBL Guaranteed
        minimum death benefit                                         53
      Withdrawals treated as surrenders                               54
      Loans under Rollover TSA contracts                              54
      Surrendering your contract to receive its cash value            55
      When to expect payments                                         55
      Your annuity payout options                                     55


      -------------------------------------------------------------------
      5.CHARGES AND EXPENSES                                          58
      -------------------------------------------------------------------
      Charges that AXA Equitable deducts                              58
      Charges that the Trusts deduct                                  62
      Group or sponsored arrangements                                 62
      Other distribution arrangements                                 62


      -------------------------------------------------------------------
      6.PAYMENT OF DEATH BENEFIT                                      63
      -------------------------------------------------------------------
      Your beneficiary and payment of benefit                         63
      Beneficiary continuation option                                 65


      -------------------------------------------------------------------
      7.TAX INFORMATION                                               68
      -------------------------------------------------------------------
      Overview                                                        68
      Contracts that fund a retirement arrangement                    68
      Transfers among investment options                              68
      Taxation of nonqualified annuities                              68
      Individual retirement arrangements (IRAs)                       70
      Traditional individual retirement annuities (traditional IRAs)  71
      Roth individual retirement annuities (Roth IRAs)                75
      Federal and state income tax withholding and information
        reporting                                                     78
      Special rules for contracts funding qualified plans             79
      Impact of taxes to AXA Equitable                                79


      -------------------------------------------------------------------
      8.MORE INFORMATION                                              80
      -------------------------------------------------------------------
      About Separate Account No. 49                                   80
      About the Trusts                                                80
      About our fixed maturity options                                80
      About the general account                                       81
      About other methods of payment                                  82

Dates and prices at which contract events occur            82
About your voting rights                                   83
Statutory compliance                                       84
About legal proceedings                                    84
Financial statements                                       84
Transfers of ownership, collateral assignments, loans and
  borrowing                                                84
About Custodial IRAs                                       85
How divorce may affect your guaranteed benefits            85
How divorce may affect your Joint Life GWBL                85
Distribution of the contracts                              85


--------------------------------------------------------------
9.INCORPORATION OF CERTAIN DOCUMENTS BY
  REFERENCE                                                88
--------------------------------------------------------------



       ------------------------------------------------------------------
       APPENDICES
       ------------------------------------------------------------------
          I  --  Condensed financial information                      I-1
         II  --  Purchase considerations for QP contracts            II-1
        III  --  Market value adjustment example                    III-1
         IV  --  Enhanced death benefit example                      IV-1
          V  --  Hypothetical illustrations                           V-1
         VI  --  Earnings enhancement benefit example                VI-1
        VII  --  State contract availability and/or variations of
                   certain features and benefits                    VII-1
       VIII  --  Contract variations                               VIII-1
         IX  --  Tax-sheltered annuity contracts (TSAs)              IX-1
          X  --  Rules regarding contributions to your contract      XI-1


       ------------------------------------------------------------------
       STATEMENT OF ADDITIONAL INFORMATION
         Table of contents
       ------------------------------------------------------------------


4   CONTENTS OF THIS PROSPECTUS

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this Prospectus.


                                                                    PAGE
       3% Roll-Up to age 85                                          31
       6% Roll-Up to age 85                                          31
       6 1/2% Roll-Up to age 85                                      31
       account for special dollar cost averaging                     27
       account for special money market dollar cost averaging        38
       account value                                                 45
       administrative charge                                         58
       annual administrative charge                                  59
       Annual Ratchet                                                39
       Annual Ratchet to age 85 enhanced death benefit               31
       annuitant                                                     17
       annuitization                                                 55
       annuity maturity date                                         57
       annuity payout options                                        55
       annuity purchase factors                                      33
       automatic annual reset program                                32
       automatic customized reset program                            32
       automatic investment program                                  82
       AXA Allocation portfolios                                      1
       beneficiary                                                   63
       Beneficiary continuation option (''BCO'')                     65
       business day                                                  82
       cash value                                                    45
       charges for state premium and other applicable taxes          62
       contract date                                                 18
       contract date anniversary                                     18
       contract year                                                 18
       contributions to Roth IRAs                                    76
          regular contributions                                      76
          rollovers and transfers                                    76
          conversion contributions                                   76
       contributions to traditional IRAs                             71
          regular contributions                                      71
          rollovers and direct transfers                             72
       credit                                                        29
       disability, terminal illness or confinement to nursing home   60
       disruptive transfer activity                                  48
       Distribution Charge                                           58
       Earnings enhancement benefit                                  37
       Earnings enhancement benefit charge                           61
       ERISA                                                         62
       fixed-dollar option                                           29
       fixed maturity options                                        26
       Flexible Premium IRA                                           1
       Flexible Premium Roth IRA                                      1
       free look                                                     43
       free withdrawal amount                                        59
       general account                                               81
       general dollar cost averaging                                 28
       guaranteed interest option                                    26
       Guaranteed minimum death benefit                              35
       Guaranteed minimum death benefit and Guaranteed
         minimum income benefit base                                 30
       Guaranteed minimum income benefit                             33
       Guaranteed minimum income benefit and the Roll-Up benefit
         base reset option                                           32


                                                                  PAGE
        Guaranteed minimum income benefit charge                     61
        Guaranteed minimum income benefit ''no lapse guarantee''     45
        Guaranteed withdrawal benefit for life (''GWBL'')            37
        Guaranteed withdrawal benefit for life benefit charge        62
        GWBL benefit base                                            38
        Inherited IRA                                                 1
        investment options                                            1
        Investment simplifier                                        29
        IRA                                                           1
        IRS                                                          68
        lifetime required minimum distribution withdrawals           52
        loan reserve account                                         54
        loans under Rollover TSA                                     54
        market adjusted amount                                       26
        market value adjustment                                      26
        market timing                                                48
        Maturity date annuity payments                               57
        maturity dates                                               26
        maturity value                                               26
        Mortality and expense risks charge                           58
        NQ                                                            1
        one-time reset option                                        32
        Online Account Access                                         8
        partial withdrawals                                          51
        participant                                                  18
        permitted variable investment options                        19
        Portfolio                                                     1
        Principal guarantee benefits                                 41
        processing office                                          1, 8
        QP                                                            1
        rate to maturity                                             26
        rebalancing                                                  49
        Rollover IRA                                                  1
        Rollover TSA                                                  1
        Roth Conversion IRA                                           1
        Roth IRA                                                      1
        SAI                                                           1
        SEC                                                           1
        self-directed allocation                                     27
        Separate Account No. 49                                      80
        Special dollar cost averaging                                27
        Special money market dollar cost averaging                   28
        Spousal continuation                                         64
        standard death benefit                                       31
        substantially equal withdrawals                              51
        systematic withdrawals                                       51
        TOPS                                                          8
        TSA                                                           1
        traditional IRA                                               1
        Trusts                                                    1, 80
        unit                                                         45
        variable investment options                               1, 19
        wire transmittals and electronic applications                82
        withdrawal charge                                            59


                                                     INDEX OF KEY WORDS AND
                                                                    PHRASES  5

To make this Prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this Prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract or supplemental materials.

-----------------------------------------------------------------------------
 PROSPECTUS                            CONTRACT OR SUPPLEMENTAL MATERIALS
-----------------------------------------------------------------------------
fixed maturity options                 Guarantee Periods (Guaranteed Fixed
                                       Interest Accounts in supplemental
                                       materials)

variable investment options            Investment Funds

account value                          Annuity Account Value

rate to maturity                       Guaranteed Rates

unit                                   Accumulation Unit

Guaranteed minimum death benefit       Guaranteed death benefit

Guaranteed minimum income benefit      Guaranteed Income Benefit

guaranteed interest option             Guaranteed Interest Account

Guaranteed withdrawal benefit for life Guaranteed withdrawal benefit

GWBL benefit base                      Guaranteed withdrawal benefit for
                                       life benefit base

Guaranteed annual withdrawal amount    Guaranteed withdrawal benefit for
                                       life Annual withdrawal amount

Excess withdrawal                      Guaranteed withdrawal benefit for
                                       life Excess withdrawal
-----------------------------------------------------------------------------

6   INDEX OF KEY WORDS AND PHRASES

Who is AXA Equitable?


--------------------------------------------------------------------------------


We are AXA Equitable Life Insurance Company (''AXA Equitable''), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc. (the "parent"), a holding company, which is itself an indirect, wholly-owned subsidiary of AXA SA (''AXA''). AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings, Inc. and AXA Equitable Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $508 billion in assets as of December 31, 2012. For more than 150 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.


                                                      WHO IS AXA EQUITABLE?  7

HOW TO REACH US

Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:
--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITH CHECKS:

FOR CONTRIBUTIONS SENT BY REGULAR MAIL:

  Retirement Service Solutions
  P.O. Box 1577
  Secaucus, NJ 07096-1577

FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:

  Retirement Service Solutions
  500 Plaza Drive, 6th Floor
  Secaucus, NJ 07094
--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITHOUT CHECKS:

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:

  Retirement Service Solutions
  P.O. Box 1547
  Secaucus, NJ 07096-1547

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:

  Retirement Service Solutions
  500 Plaza Drive, 6th Floor
  Secaucus, NJ 07094

Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094.
--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:

..   written confirmation of financial transactions;

..   statement of your contract values at the close of each calendar year, and any calendar quarter in which there was a financial transaction; and

..   annual statement of your contract values as of the close of the contract year, including notification of eligibility for GWBL deferral bonuses and eligibility to exercise the Guaranteed minimum income benefit and/or the Roll-Up benefit base reset option.
--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT (''TOPS'') AND ONLINE ACCOUNT ACCESS
 SYSTEMS:

TOPS is designed to provide you with up-to-date information via touch-tone telephone. Online Account Access is designed to provide this information through the Internet. You can obtain information on:

..   your current account value;

..   your current allocation percentages;

..   the number of units you have in the variable investment options;

..   rates to maturity for the fixed maturity options (not available through
    Online Account Access);

..   the daily unit values for the variable investment options; and

..   performance information regarding the variable investment options (not available through TOPS).

You can also:

..   change your allocation percentages and/or transfer among the investment options;

..   elect to receive certain contract statements electronically;

..   enroll in, modify or cancel a rebalancing program (through Online Account
    Access only);

..   change your address (not available through TOPS);

..   change your TOPS personal identification number (''PIN'') (through TOPS only) and your Online Account Access password (through Online Account Access only); and

..   access Frequently Asked Questions and Service Forms (not available through
    TOPS).

TOPS and Online Account Access are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use Online Account Access by visiting our website at www.axa-equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as ''market timing'' (see ''Disruptive transfer activity'' in ''Transferring your money among investment options'' later in this Prospectus).
--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer

8   WHO IS AXA EQUITABLE?

service representatives are available on the following business days:

..   Monday through Thursday from 8:30 a.m. until 7:00 p.m., Eastern time.

..   Friday from 8:30 a.m. until 5:30 p.m., Eastern time.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1)authorization for telephone transfers by your financial professional;

(2)conversion of a traditional IRA to a Roth Conversion IRA or, depending on your contract, Flexible Premium Roth IRA contract;

(3)election of the automatic investment program;

(4)requests for loans under Rollover TSA contracts (employer or plan approval required);

(5)spousal consent for loans under Rollover TSA contracts;

(6)requests for withdrawals or surrenders from Rollover TSA contracts (employer or plan approval required) and contracts with the Guaranteed withdrawal benefit for life (''GWBL'');

(7)tax withholding elections (see withdrawal request form);

(8)election of the beneficiary continuation option;

(9)IRA contribution recharacterizations;

(10)Section 1035 exchanges;

(11)direct transfers and rollovers;

(12)exercise of the Guaranteed minimum income benefit;

(13)requests to reset your Roll-Up benefit base by electing one of the following: one-time reset option, automatic annual reset program or automatic customized reset program;

(14)requests to opt out of or back into the Annual Ratchet of the Guaranteed withdrawal benefit for life (''GWBL'') benefit base;

(15)death claims;

(16)change in ownership (NQ only, if available under your contract);

(17)requests for enrollment in either our Maximum payment plan or Customized payment plan under the Guaranteed withdrawal benefit for life (''GWBL'');

(18)purchase by, or change of ownership to, a non-natural owner;

(19)requests to reset the guaranteed minimum value for contracts with a Principal guarantee benefit;

(20)requests to collaterally assign your NQ contract; and


(21)requests for withdrawals.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)beneficiary changes;

(2)contract surrender;

(3)general dollar cost averaging (including the fixed dollar and interest sweep options);

(4)special money market dollar cost averaging (for Accumulator(R) Plus/SM /and Accumulator(R) Select/SM /contracts only); and

(5)special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite/SM /contracts only).

TO CANCEL OR CHANGE ANY OF THE FOLLOWING, WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)automatic investment program;

(2)general dollar cost averaging (including the fixed dollar and interest sweep options);

(3)special money market dollar cost averaging (for Accumulator(R) Plus/SM /and Accumulator(R) Select/SM /contracts only);

(4)special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite/SM /contracts only);

(5)substantially equal withdrawals;


(6)systematic withdrawals;

(7)the date annuity payments are to begin; and

(8)RMD payments from inherited IRAs.


TO CANCEL OR CHANGE ANY OF THE FOLLOWING, WE REQUIRE WRITTEN NOTIFICATION AT LEAST 30 CALENDAR DAYS PRIOR TO YOUR CONTRACT DATE ANNIVERSARY:

(1)automatic annual reset program; and

(2)automatic customized reset program.

                              -------------------

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.

SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, both must sign.

                                                      WHO IS AXA EQUITABLE?  9

The Accumulator(R) Series at a glance -- key features

--------------------------------------------------------------------------------


FOUR CONTRACT SERIES  This Prospectus describes The Accumulator(R) Series contracts -- Accumulator(R), Accumulator(R) Plus/SM/,
                      Accumula- tor(R) Elite/SM/, and Accumulator Select/SM/.
                      Each series provides for the accumulation of retirement savings and income, offers income and death benefit protection, and offers various payout options.

                      Each series provides a different charge structure. For details, please see the summary of the contract features below, the ''Fee table'' and ''Charges and expenses'' later in this Prospectus.

                      Each series is subject to different contribution rules, which are described in ''Contribution amounts'' later in this section and in ''Rules regarding contributions to your contract" in "Appendix X" later in this Prospectus.

                      The chart below shows the availability of key features under each series of the contract.


                                          ACCUMULATOR(R)       ACCUMULATOR(R)       ACCUMULATOR(R)
                     ACCUMULATOR(R)       PLUS/SM/             ELITE/SM/            SELECT/SM/
--------------------------------------------------------------------------------------------------------
Special dollar cost  Yes                  No                   Yes                  No
averaging
--------------------------------------------------------------------------------------------------------
Special money        No                   Yes                  No                   Yes
market dollar cost
averaging
--------------------------------------------------------------------------------------------------------
Credits              No                   Yes                  No                   No

                            Throughout the Prospectus, any differences among the contract series are identified.

                            You should work with your financial professional to decide which series of the contract may be appropriate for you
                            based on a thorough analysis of your particular insurance
                            needs, financial objectives, investment goals, time
                            horizons and risk tolerance.
----------------------------------------------------------------------------------------
PROFESSIONAL INVESTMENT     The Accumulator(R) Series' variable investment options
MANAGEMENT                  invest in different Portfolios managed by professional
                            investment advisers.
----------------------------------------------------------------------------------------
FIXED MATURITY OPTIONS      .   Fixed maturity options ("FMOs") with maturities ranging
                                from approximately 1 to 10 years (subject to
                                availability).
                            .   Each fixed maturity option offers a guarantee of
                                principal and interest rate if you hold it to maturity.
                            ------------------------------------------------------------
                            If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value
                            adjustment due to differences in interest rates. If you
                            withdraw or transfer only a portion of a fixed maturity
                            amount, this may increase or decrease any value that you
                            have left in that fixed maturity option. If you surrender
                            your contract, a market value adjustment also applies.
----------------------------------------------------------------------------------------
GUARANTEED INTEREST OPTION  .   Principal and interest guarantees.
                            .   Interest rates set periodically.
----------------------------------------------------------------------------------------
TAX CONSIDERATIONS          .   No tax on earnings inside the contract until you make
                                withdrawals from your contract or receive annuity
                                payments.
                            ------------------------------------------------------------
                            .   No tax on transfers among investment options inside the
                                contract.
                            ------------------------------------------------------------
                            If you are purchasing or contributing to an annuity
                            contract, which is an Individual Retirement Annuity (IRA)
                            or Tax Sheltered Annuity (TSA), or to fund an employer
                            retirement plan (QP or Qualified Plan), you should be aware that such annuities do not provide tax deferral benefits
                            beyond those already provided by the Internal Revenue Code for these types of arrangements. Before purchasing or
                            contributing to one of these contracts, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the
                            relative features, benefits and costs of these annuities
                            compared with any other investment that you may use in
                            connection with your retirement plan or arrangement.
                            Depending on your personal situation, the contract's
                            guaranteed benefits may have limited usefulness because of required minimum distributions (''RMDs'').
----------------------------------------------------------------------------------------
GUARANTEED MINIMUM          The Guaranteed minimum income benefit provides income
INCOME BENEFIT              protection for you during your life once you elect to
                            annuitize the contract.
----------------------------------------------------------------------------------------

10  THE ACCUMULATOR(R) SERIES AT A GLANCE -- KEY FEATURES

-----------------------------------------------------------------------------------
GUARANTEED WITHDRAWAL  The Guaranteed withdrawal benefit for life option
BENEFIT FOR LIFE       (''GWBL'') guarantees that you can take withdrawals up to a maximum amount each contract year (your ''Guaranteed annual withdrawal amount'') beginning at age 45 or later.

                       Withdrawals are taken from your account value and continue during your lifetime even if your account value falls to
                       zero (unless it is caused by a withdrawal that exceeds your
                       Guaranteed annual withdrawal amount).
-----------------------------------------------------------------------------------

CONTRIBUTION AMOUNTS   We currently continue to accept contributions to: (i) QP
                       contracts; and (ii) all contracts issued in the state of
                       Florida. Information regarding contributions in this
                       section is for the benefit of contract owners currently
                       eligible to continue making contributions to the contracts.

                       The chart below shows the minimum initial and additional contribution amounts under the contracts. Initial contribution amounts are provided for informational purposes only. Please see ''How you can contribute to your contract'' under ''Contract features and benefits'' and "Rules regarding contributions to your contract" in "Appendix X" for more information.



                                              ACCUMULATOR(R)      ACCUMULATOR(R)      ACCUMULATOR(R)
                           ACCUMULATOR(R)     PLUS/SM/            ELITE/SM/           SELECT/SM/
--------------------------------------------------------------------------------------------------------
NQ                         $5,000($500)/(1)/  $10,000($500)/(1)/  $10,000($500)/(1)/  $25,000($500/(1)/
--------------------------------------------------------------------------------------------------------
Rollover IRA               $5,000($50)/(1)/   $10,000($50)/(1)/   $10,000($50)/(1)/   $25,000($50)/(1)/
--------------------------------------------------------------------------------------------------------
Flexible Premium IRA       $4,000($50)/(2)/   n/a                 n/a                 n/a
--------------------------------------------------------------------------------------------------------
Roth Conversion IRA        $5,000($50)/(1)/   $10,000($50)/(1)/   $10,000($50)/(1)/   $25,000($50)/(1)/
--------------------------------------------------------------------------------------------------------
Flexible Premium Roth IRA  $4,000($50)/(2)/   n/a                 n/a                 n/a
--------------------------------------------------------------------------------------------------------
Inherited IRA Beneficiary  $5,000($1,000)     n/a                 $10,000($1,000)     $25,000($1,000)
Continuation contract
(traditional IRA or Roth
IRA) (''Inherited IRA'')
--------------------------------------------------------------------------------------------------------
QP                         $5,000($500)       $10,000($500)       $10,000($500)       n/a
--------------------------------------------------------------------------------------------------------
Rollover TSA               $5,000($500)       $10,000($500)       $10,000($500)       $25,000($500)
--------------------------------------------------------------------------------------------------------
(1)$100 monthly and $300 quarterly under our automatic investment program.
(2)$50 monthly or quarterly under our automatic investment program.

                                .   Maximum contribution limitations apply to all
                                    contracts. For more information, please see ''How you
                                    can contribute to your contract'' in ''Contract
                                    features and benefits'' later in this Prospectus.
                                ------------------------------------------------------------
                                In general, contributions are limited to $1.5 million
                                ($500,000 maximum for owners or annuitants who are age 81
                                and older at contract issue) under all Accumulator(R)
                                Series contracts with the same owner or annuitant. We
                                generally limit aggregate contributions made after the
                                first contract year to 150% of first-year contributions.
                                Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions,
                                including our rights to (i) change minimum and maximum
                                contribution requirements and limitations, and (ii)
                                discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit or terminate your
                                contributions and transfers to any of the variable
                                investment options and to limit the number of variable
                                investment options which you may elect. For more
                                information, please see ''How you can contribute to your
                                contract'' in ''Contract features and benefits'' later in
                                this Prospectus.
--------------------------------------------------------------------------------------------
CREDIT (ACCUMULATOR(R) PLUS/SM  We allocate your contributions to your account value. We
/CONTRACTS ONLY)                allocate a credit to your account value at the same time
                                that we allocate your contributions. The credit will apply to additional contribution amounts only to the extent that those amounts exceed total withdrawals from the contract.
                                The amount of credit may be up to 5% of each contribution, depending on certain factors. The credit is subject to
                                recovery by us in certain limited circumstances.
--------------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY            .   Partial withdrawals
                                .   Several withdrawal options on a periodic basis
                                .   Loans under Rollover TSA contracts (employer or plan
                                    approval required)
                                .   Contract surrender
                                .   Maximum payment plan (only under contracts with GWBL)
                                .   Customized payment plan (only under contracts with GWBL)
                                ------------------------------------------------------------
                                You may incur a withdrawal charge (not applicable to
                                Accumulator(R) Select/SM /contracts) for certain
                                withdrawals or if you surrender your contract. You may also incur income tax and a tax penalty. Certain withdrawals
                                will diminish the value of optional benefits.
--------------------------------------------------------------------------------------------

                       THE ACCUMULATOR(R) SERIES AT A GLANCE -- KEY FEATURES 11

---------------------------------------------------------------------------------------
PAYOUT OPTIONS             .   Fixed annuity payout options
                           .   Variable Immediate Annuity payout options (described in
                               a separate prospectus for that option)
                           .   Income Manager(R) payout options (described in a
                               separate prospectus for that option)
---------------------------------------------------------------------------------------
ADDITIONAL FEATURES        .   Guaranteed minimum death benefit options
                           .   Principal guarantee benefits
                           .   Dollar cost averaging
                           .   Automatic investment program
                           .   Account value rebalancing (quarterly, semiannually, and
                               annually)
                           .   Free transfers
                           .   Waiver of withdrawal charge for certain withdrawals,
                               disability, terminal illness, or confinement to a
                               nurs- ing home (not applicable to Accumulator(R)
                               Select/SM /contracts)
                           .   Earnings enhancement benefit, an optional death benefit
                               available under certain contracts
                           .   Spousal continuation
                           .   Beneficiary continuation option
                           .   Roll-Up benefit base reset
---------------------------------------------------------------------------------------
FEES AND CHARGES           Please see ''Fee table'' later in this section for complete details.
---------------------------------------------------------------------------------------
OWNER AND ANNUITANT ISSUE  Please see ''Rules regarding contributions to your
AGES                       contract" in "Appendix X'' for owner and annuitant issue
                           ages applicable to your contract.
---------------------------------------------------------------------------------------


THE TABLE ABOVE SUMMARIZES ONLY CERTAIN CURRENT KEY FEATURES AND BENEFITS OF THE CONTRACT. THE TABLE ALSO SUMMARIZES CERTAIN CURRENT LIMITATIONS, RESTRICTIONS AND EXCEPTIONS TO THOSE FEATURES AND BENEFITS THAT WE HAVE THE RIGHT TO IMPOSE UNDER THE CONTRACT AND THAT ARE SUBJECT TO CHANGE IN THE FUTURE. IN SOME CASES, OTHER LIMITATIONS, RESTRICTIONS AND EXCEPTIONS MAY APPLY. THE CONTRACT MAY NOT CURRENTLY BE AVAILABLE IN ALL STATES. CERTAIN FEATURES AND BENEFITS DESCRIBED IN THIS PROSPECTUS MAY VARY IN YOUR STATE; ALL FEATURES AND BENEFITS MAY NOT BE AVAILABLE IN ALL CONTRACTS, IN ALL STATES OR FROM ALL SELLING BROKER-DEALERS. PLEASE SEE APPENDIX VII LATER IN THIS PROSPECTUS FOR MORE INFORMATION ON STATE AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS.

For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. This Prospectus is a disclosure document and describes all of the contract's material features, benefits, rights and obligations, as well as other information. The Prospectus should be read carefully before investing. Please feel free to speak with your financial professional, or call us, if you have any questions.

OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through every selling broker-dealer. Some selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts, based on issue age or other criteria established by the selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.

You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance.

12  THE ACCUMULATOR(R) SERIES AT A GLANCE -- KEY FEATURES

Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay when owning and surrendering the contract. Each of the charges and expenses is more fully described in ''Charges and expenses'' later in this Prospectus.

All features listed below may not have been available at the time you purchased your contract. See Appendix VIII later in this Prospectus for more information.


The first table describes fees and expenses that you will pay at the time that you surrender the contract, request special services, if you make certain withdrawals or apply your cash value to certain payout options or if you purchase a Variable Immediate Annuity payout option. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply.


---------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN
 TRANSACTIONS
---------------------------------------------------------------------------------------
Maximum withdrawal
charge as a
percentage of
con-tributions
withdrawn (deducted
if you surrender
your contract or
make certain
withdrawals or
apply your cash
value to certain                           ACCUMULATOR(R) ACCUMULATOR(R) ACCUMULATOR(R)
payout                    ACCUMULATOR(R)   PLUS/SM/       ELITE/SM/      SELECT/SM/
options)./(1)/            7.00%            8.00%          8.00%          N/A
---------------------------------------------------------------------------------------
  Charge if you
elect a variable
payout option upon
annuitization
(which is described
in a separate
prospectus for that
option)                         $350 (for all Accumulator(R) Series contracts)
---------------------------------------------------------------------------------------

SPECIAL SERVICES CHARGES
Wire transfer charge        Current and Maximum Charge:  $90
Express mail charge         Current and Maximum Charge:  $35
Duplicate contract charge   Current and Maximum Charge:  $35
-------------------------------------------------------------


The following tables describe the fees and expenses that you will pay periodically during the time that you own the contract, not including the underlying trust portfolio fees and expenses.


------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH CONTRACT DATE ANNIVERSARY
------------------------------------------------------------------------------------------------------
Maximum annual
  administrative
  charge/(2)/
   If your account     $30
   value on a
   contract date
   anniversary is
   less than
   $50,000/(3)/
   If your account     $0
   value on a
   contract date
   anniversary is
   $50,000 or more
------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY
 NET ASSETS
------------------------------------------------------------------------------------------------------
SEPARATE ACCOUNT       ACCUMULATOR(R)   ACCUMULATOR(R)      ACCUMULATOR(R)       ACCUMULATOR(R)
ANNUAL EXPENSES:                        PLUS/SM/            ELITE/SM/            SELECT/SM/
Mortality and
expense risks/(4)/     0.80%            0.95%               1.10%                1.10%
Administrative         0.30%            0.35%               0.30%                0.25%
Distribution           0.20%            0.25%               0.25%                0.35%
                       -----            -----               -----                -----
Total Separate
account annual
expenses               1.30%            1.55%               1.65%                1.70%
------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE EACH YEAR IF YOU ELECT ANY OF THE FOLLOWING OPTIONAL
 BENEFITS
------------------------------------------------------------------------------------------------------
GUARANTEED MINIMUM
DEATH BENEFIT
CHARGE (Calculated
as a percentage of
the applicable
benefit base.
Deducted
annually/(2) /on
each contract date
anniversary for
which the benefit
is in effect.)
   Standard death      No Charge
   benefit and GWBL
   Standard death
   benefit
   Annual Ratchet      0.25%
   to age 85
   Greater of          0.80%/(5)/
   6 1/2% Roll-Up
   to age 85 or
   Annual Ratchet
   to age 85
   If you elect to     0.95%
   reset this
   benefit base, if
   applicable, we
   reserve the
   right to
   increase your
   charge up to:
------------------------------------------------------------------------------------------------------

                                                                  FEE TABLE  13


   Greater of 6% Roll-Up to age 85 or Annual Ratchet to age    0.65%/(5)/
   85

   If you elect to reset this benefit base, if applicable,     0.80%
   we reserve the right to increase your charge up to:

   Greater of 3% Roll-Up to age 85 or Annual Ratchet to age    0.65%
   85

   GWBL Enhanced death benefit                                 0.30%
-------------------------------------------------------------------------------------------------
PRINCIPAL GUARANTEE BENEFITS CHARGE (Calculated as a
percentage of the account value. Deducted annually/(2) /on
each contract date anniversary for which the benefit is in
effect.)

   100% Principal guarantee benefit                            0.50%

   125% Principal guarantee benefit                            0.75%
-------------------------------------------------------------------------------------------------
GUARANTEED MINIMUM INCOME BENEFIT CHARGE (Calculated as a
percentage of the applicable benefit base. Deducted
annually/(2) /on each contract date anniversary for which
the benefit is in effect.)
If you elect the Guaranteed minimum income benefit that
includes the 6 1/2% Roll-Up benefit base                       0.80%/(5)/

   If you elect to reset this benefit base, we reserve the     1.10%
   right to increase your charge up to:
If you elect the Guaranteed minimum income benefit that
includes the 6% Roll-Up benefit base                           0.65%/(5)/

   If you elect to reset this Roll-Up benefit base, we
   reserve the right to increase your charge up to:            0.95%
-------------------------------------------------------------------------------------------------
EARNINGS ENHANCEMENT BENEFIT CHARGE (Calculated as a
percentage of the account value. Deducted annually/(2) /on
each contract date anniversary for which the benefit is in
effect.)                                                       0.35%
-------------------------------------------------------------------------------------------------
GUARANTEED WITHDRAWAL BENEFIT FOR LIFE BENEFIT CHARGE          0.65% for the Single Life option
(Calculated as a percentage of the GWBL benefit base.          0.80% for the Joint Life option
Deducted annually/(2) /on each contract date anniversary.)
If your GWBL benefit base ratchets, we reserve the right to    0.80% for the Single Life option
increase your charge up to:                                    0.95% for the Joint Life option
Please see ''Guaranteed withdrawal benefit for life (''GWBL'')'' in
''Contract features and benefits'' for more information about this feature, including its benefit base and the Annual Ratchet provision, and
''Guaranteed withdrawal benefit for life benefit charge'' in ''Charges and expenses,'' both later in this Prospectus.
-------------------------------------------------------------------------------------------------
NET LOAN INTEREST CHARGE - ROLLOVER TSA CONTRACTS ONLY
(Calculated and deducted daily as a percentage of the
outstanding loan amount.)                                      2.00%/(6)/
-------------------------------------------------------------------------------------------------

You also bear your proportionate share of all fees and expenses paid by a ''Portfolio'' that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.


---------------------------------------------------------------------------------------------------
 PORTFOLIO OPERATING EXPENSES EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
---------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2011 (expenses that are deducted from  Lowest Highest
Portfolio assets including management fees, 12b-1 fees, service fees, and/or other
expenses)/(7)/                                                                       0.62%  1.44%


14  FEE TABLE

Notes:

(1)Deducted upon a withdrawal of amounts in excess of the 10% free withdrawal amount, if applicable:

   The withdrawal charge percentage we use is determined by the contract year in which you make the withdrawal or surrender your contract. For each contribution, we consider the contract year in which we receive that contribution to be ''contract year 1'')

                              Accumulator(R) Accumulator(R)
Contract Year  Accumulator(R)       Plus/SM/      Elite/SM/
-------------  -------------- -------------- --------------
     1........     7.00%          8.00%          8.00%
     2........     7.00%          8.00%          7.00%
     3........     6.00%          7.00%          6.00%
     4........     6.00%          7.00%          5.00%
     5........     5.00%          6.00%          0.00%
     6........     3.00%          5.00%          0.00%
     7........     1.00%          4.00%          0.00%
     8........     0.00%          3.00%          0.00%
     9+.......     0.00%          0.00%          0.00%

(2)If the contract is surrendered or annuitized or a death benefit is paid on any date other than the contract date anniversary, we will deduct a pro rata portion of the charge for that year.

(3)During the first two contract years this charge, if applicable, is equal to the lesser of $30 or 2% of your account value. Thereafter, the charge, if applicable, is $30 for each contract year.

(4)These charges compensate us for certain risks we assume and expenses we incur under the contract. We expect to make a profit from these charges. For Accumulator(R) Plus/SM /contracts, the charges also compensate us for the expense associated with the credit.

(5)We reserve the right to increase this charge if you elect to reset your Roll-Up benefit base on any contract date anniversary. See both ''Guaranteed minimum death benefit charge'' and ''Guaranteed minimum income benefit charge'' in ''Charges and expenses'' later in this Prospectus.

(6)We charge interest on loans under Rollover TSA contracts but also credit you interest on your loan reserve account. Our net loan interest charge is determined by the excess between the interest rate we charge over the interest rate we credit. See ''Loans under Rollover TSA contracts'' later in this Prospectus for more information on how the loan interest is calculated and for restrictions that may apply.


(7)''Total Annual Portfolio Operating Expenses'' are based, in part, on estimated amounts for options added during the fiscal year 2011, if applicable, and for the underlying portfolios. In addition, the ''Lowest'' represents the total annual operating expenses of the EQ/Equity 500 Index Portfolio and the EQ/Small Company Index Portfolio. The ''Highest'' represents the total annual operating expenses of the Multimanager Technology Portfolio.


EXAMPLES

These examples are intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).


The examples below show the expenses that a hypothetical contract owner (who has elected the enhanced death benefit that provides for the Greater of 6 1/2% Roll-Up to age 85 or Annual Ratchet to age 85 and the Earnings enhancement benefit with the Guaranteed minimum income benefit) would pay in the situations illustrated. These examples use an average annual administrative charge based on the charges paid in 2011, which results in an estimated administrative charge calculated as a percentage of contract value, as follows: Accumulator(R) 0.013%; Accumulator(R) Plus/SM/ 0.009%; Accumulator(R) Elite/SM/ 0.008%; and Accumulator(R) Select/SM/ 0.008%.


The fixed maturity options, guaranteed interest option, the account for special dollar cost averaging (if applicable under your contract) and the account for special money market dollar cost averaging (if applicable under your contract) are not covered by these examples. However, the annual administrative charge, the withdrawal charge (if applicable under your contract), the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options, guaranteed interest option, the account for special dollar cost averaging (if applicable under your contract) and the account for special money market dollar cost averaging (if applicable under your contract). A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

                                                                  FEE TABLE  15

The examples assume that you invest $10,000 in the contract for the time periods indicated, and that your investment has a 5% return each year. The example for Accumulator(R) Plus/SM/ contracts assumes a 4% credit was applied to your contribution. Other than the administrative charge (which is described immediately above), the examples also assume maximum contract charges that would apply based on a 5% rate of return and total annual expenses of the Portfolios (before expense limitations) set forth in the previous charts. These examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions your costs would be:


------------------------------------------------------------------------------------------------------------------------
                                                                               ACCUMULATOR(R)
------------------------------------------------------------------------------------------------------------------------
                                                                               IF YOU ANNUITIZE AT THE END OF THE
                                                                               APPLICABLE TIME PERIOD AND SELECT A
                                         IF YOU SURRENDER YOUR CONTRACT AT THE NON- LIFE CONTINGENT PERIOD CERTAIN
                                         END OF THE APPLICABLE TIME PERIOD     ANNUITY OPTION WITH LESS THAN FIVE YEARS
------------------------------------------------------------------------------------------------------------------------
                                         1 YEAR   3 YEARS   5 YEARS  10 YEARS  1 YEAR    3 YEARS   5 YEARS   10 YEARS
------------------------------------------------------------------------------------------------------------------------
(a)assuming maximum fees and
   expenses of any of the Portfolios     $1,196   $2,122    $3,097    $5,513    N/A      $2,122    $3,097     $5,513
------------------------------------------------------------------------------------------------------------------------
(b)assuming minimum fees and
   expenses of any of the Portfolios     $1,110   $1,870    $2,688    $4,763    N/A      $1,870    $2,688     $4,763
------------------------------------------------------------------------------------------------------------------------
                                                                               ACCUMULATOR(R) PLUS/SM/
------------------------------------------------------------------------------------------------------------------------
                                                                               IF YOU ANNUITIZE AT THE END OF THE
                                                                               APPLICABLE TIME PERIOD AND SELECT A
                                         IF YOU SURRENDER YOUR CONTRACT AT THE NON-LIFE CONTINGENT PERIOD CERTAIN
                                         END OF THE APPLICABLE TIME PERIOD     ANNUITY OPTION WITH LESS THAN FIVE YEARS
------------------------------------------------------------------------------------------------------------------------
                                         1 YEAR   3 YEARS   5 YEARS  10 YEARS  1 YEAR    3 YEARS   5 YEARS   10 YEARS
------------------------------------------------------------------------------------------------------------------------
(a)assuming maximum fees and
   expenses of any of the Portfolios     $1,336   $2,340    $3,389    $5,876    N/A      $2,340    $3,389     $5,876
------------------------------------------------------------------------------------------------------------------------
(b)assuming minimum fees and
   expenses of any of the Portfolios     $1,247   $2,079    $2,968    $5,113    N/A      $2,079    $2,968     $5,113
------------------------------------------------------------------------------------------------------------------------
                                                                               ACCUMULATOR(R) ELITE/SM/
------------------------------------------------------------------------------------------------------------------------
                                                                               IF YOU ANNUITIZE AT THE END OF THE
                                                                               APPLICABLE TIME PERIOD AND SELECT A
                                         IF YOU SURRENDER YOUR CONTRACT AT THE NON-LIFE CONTINGENT PERIOD CERTAIN
                                         END OF THE APPLICABLE TIME PERIOD     ANNUITY OPTION WITH LESS THAN FIVE YEARS
------------------------------------------------------------------------------------------------------------------------
                                         1 YEAR   3 YEARS   5 YEARS  10 YEARS  1 YEAR    3 YEARS   5 YEARS   10 YEARS
------------------------------------------------------------------------------------------------------------------------
(a)assuming maximum fees and
   expenses of any of the Portfolios     $1,332   $2,227    $2,764    $5,809    N/A      $2,227    $2,764     $5,809
------------------------------------------------------------------------------------------------------------------------
(b)assuming minimum fees and
   expenses of any of the Portfolios     $1,246   $1,977    $2,362    $5,087    N/A      $1,977    $2,362     $5,087
------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------

---------------------------------------------------------------------------------


                                         IF YOU DO NOT SURRENDER YOUR CONTRACT
                                         AT THE END OF THE APPLICABLE TIME PERIOD
---------------------------------------------------------------------------------
                                         1 YEAR    3 YEARS   5 YEARS   10 YEARS
---------------------------------------------------------------------------------
(a)assuming maximum fees and
   expenses of any of the Portfolios      $496     $1,522    $2,597     $5,513
---------------------------------------------------------------------------------
(b)assuming minimum fees and
   expenses of any of the Portfolios      $410     $1,270    $2,188     $4,763
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------


                                         IF YOU DO NOT SURRENDER YOUR CONTRACT
                                         AT THE END OF THE APPLICABLE TIME PERIOD
---------------------------------------------------------------------------------
                                         1 YEAR    3 YEARS   5 YEARS   10 YEARS
---------------------------------------------------------------------------------
(a)assuming maximum fees and
   expenses of any of the Portfolios      $536     $1,640    $2,789     $5,876
---------------------------------------------------------------------------------
(b)assuming minimum fees and
   expenses of any of the Portfolios      $447     $1,379    $2,368     $5,113
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------


                                         IF YOU DO NOT SURRENDER YOUR CONTRACT
                                         AT THE END OF THE APPLICABLE TIME PERIOD
---------------------------------------------------------------------------------
                                         1 YEAR    3 YEARS   5 YEARS   10 YEARS
---------------------------------------------------------------------------------
(a)assuming maximum fees and
   expenses of any of the Portfolios      $532     $1,627    $2,764     $5,809
---------------------------------------------------------------------------------
(b)assuming minimum fees and
   expenses of any of the Portfolios      $446     $1,377    $2,362     $5,087
---------------------------------------------------------------------------------




                                                                ACCUMULATOR(R) SELECT/SM/
---------------------------------------------------------------------------------------------------
                                                                IF YOU ANNUITIZE AT THE END OF THE
                                                                    APPLICABLE TIME PERIOD
---------------------------------------------------------------------------------------------------
                                                                1 YEAR    3 YEARS 5 YEARS 10 YEARS
---------------------------------------------------------------------------------------------------
(a)assuming maximum fees and expenses of any of the Portfolios   N/A      $1,992  $3,138   $6,201
---------------------------------------------------------------------------------------------------
(b)assuming minimum fees and expenses of any of the Portfolios   N/A      $1,742  $2,737   $5,483
---------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------
                                                                IF YOU SURRENDER OR DO NOT SURRENDER YOUR CONTRACT
                                                                AT THE END OF THE APPLICABLE TIME PERIOD
------------------------------------------------------------------------------------------------------------------
                                                                1 YEAR      3 YEARS      5 YEARS      10 YEARS
------------------------------------------------------------------------------------------------------------------
(a)assuming maximum fees and expenses of any of the Portfolios   $538       $1,642       $2,788        $5,851
------------------------------------------------------------------------------------------------------------------
(b)assuming minimum fees and expenses of any of the Portfolios   $452       $1,392       $2,387        $5,133
------------------------------------------------------------------------------------------------------------------


For information on how your contract works under certain hypothetical circumstances, please see Appendix V at the end of this Prospectus.

CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2011.


16  FEE TABLE

1. Contract features and benefits


--------------------------------------------------------------------------------


HOW YOU CAN CONTRIBUTE TO YOUR CONTRACT

Except as described below, we no longer accept contributions to the contracts, including contributions made through our automatic investment program. Contributions received at our processing office will be returned to you. This change has no effect on amounts that are already invested in your contract or on your guaranteed benefits.

We currently continue to accept contributions to: (i) QP contracts; and (ii) all contracts issued in the state of Florida. Information regarding contributions in this section is for the benefit of contract owners currently eligible to continue making contributions to the contracts.

Additional contributions may not be permitted in your state. Please see Appendix VII later in this Prospectus to see if additional contributions are permitted in your state.

The table in Appendix X summarizes our current rules regarding contributions to your contract, which rules are subject to change. We can refuse to accept any contribution from you at any time, including after you purchase the contract. We require a minimum contribution amount for each type of contract purchased. Maximum contribution limitations also apply. In some states, our rules may vary. Both the owner and annuitant named in the contract must meet the issue age requirements shown in the table and contributions are based on the age of the older of the original owner and annuitant.


Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit or terminate your contributions and transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.

--------------------------------------------------------------------------------

We have exercised our right to discontinue acceptance of contributions to the contracts as described above. We reserve the right to further change our current limitations on your contributions and to discontinue acceptance of contributions to the contracts.

--------------------------------------------------------------------------------

We currently limit aggregate contributions on your contract made after the first contract year to 150% of first-year contributions (the ''150% limit''). The 150% limit can be reduced or increased at any time upon advance notice to you. We currently permit aggregate contributions greater than the 150% limit if both: (i) the owner (or joint owner or joint annuitant, if applicable) is age 75 or younger; and (ii) the aggregate contributions in any year after the 150% limit is reached do not exceed 100% of the prior year's contributions. Even if the aggregate contributions on your contract do not exceed the 150% limit, we currently do not accept any contribution if: (i) the aggregate contributions under one or more Accumulator(R) series contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for the same owner or annuitant who is age 81 and older at contract issue); or (ii) the aggregate contributions under all AXA Equitable annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000. We may waive these and other contribution limitations based on certain criteria that we determine, including elected benefits, issue age, aggregate contributions, variable investment option allocations and selling broker-dealer compensation. These and other contribution limitations may not be applicable in your state. Please see Appendix VII later in this Prospectus.

We may accept less than the minimum initial contribution under a contract if an aggregate amount of contracts purchased at the same time by an individual (including spouse) meets the minimum.

--------------------------------------------------------------------------------
The ''owner'' is the person who is the named owner in the contract and, if an individual, is the measuring life for determining contract benefits. The ''annuitant'' is the person who is the measuring life for determining the contract's maturity date. The annuitant is not necessarily the contract owner. Where the owner of a contract is non-natural, the annuitant is the measuring life for determining contract benefits.
--------------------------------------------------------------------------------

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different from the owner. We do not permit partnerships or limited liability companies to be owners of the Accumulator(R) Select/SM/ contract. We also reserve the right to prohibit the availability of the Accumulator(R) Select/SM/ contract to other non-natural owners. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.

For NQ contracts (with a single owner, joint owners, or a non-natural owner) purchased through an exchange that is intended not to be taxable under
Section 1035 of the Internal Revenue Code, we permit joint annuitants. We also permit joint annuitants in non-exchange sales if you elect the Guaranteed withdrawal benefit for life on a Joint life basis, and the contract is owned by a non-natural owner. In all cases, the joint annuitants must be spouses.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract. See ''Inherited IRA beneficiary continuation contract'' later in this section for Inherited IRA owner and annuitant requirements.

For the Spousal continuation feature to apply, the spouses must either be joint owners, or, for Single life contracts, the surviving spouse must be the sole primary beneficiary. The determination of spousal status is made under applicable state law. Certain same-sex spouses or civil union partners may not be eligible for tax benefits under federal law and in some circumstances will be required to take post-death distributions that dilute or eliminate the value of the contractual benefit.

                                              CONTRACT FEATURES AND BENEFITS 17

Accumulator(R) Plus/SM/ and Accumulator(R) Select/SM/ contracts are not available for purchase by Charitable Remainder Trusts.

In general, we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act in your state.

Under QP contracts, the owner must be the qualified plan trust and the annuitant must be the plan participant/employee. See Appendix II at the end of this Prospectus for more information on QP contracts.

Certain benefits under your contract, as described later in this Prospectus, are based on the age of the owner. If the owner of the contract is not a natural person, these benefits will be based on the age of the annuitant. Under QP contracts, all benefits are based on the age of the annuitant. In this Prospectus, when we use the terms owner and joint owner, we intend these to be references to annuitant and joint annuitant, respectively, if the contract has a non-natural owner. If GWBL is elected, the terms owner and Successor Owner are intended to be references to annuitant and joint annuitant, respectively, if the contract has a non-natural owner. If the contract is jointly owned or is issued to a non-natural owner and the GWBL has not been elected, benefits are based on the age of the older joint owner or older joint annuitant, as applicable.

PURCHASE CONSIDERATIONS FOR A CHARITABLE REMAINDER TRUST

(This section only applies to Accumulator(R) and Accumulator(R) Elite/SM/ contracts.)

If you are purchasing the contract to fund a charitable remainder trust and elect either the Guaranteed minimum income benefit (''GMIB'') or the Guaranteed withdrawal benefit for life ("GWBL"), or an enhanced death benefit, you should strongly consider ''split-funding'': that is the trust holds investments in addition to this Accumulator(R) Series contract. Charitable remainder trusts are required to take specific distributions. The charitable remainder trust annual withdrawal requirement may be equal to a percentage of the donated amount or a percentage of the current value of the donated amount. If your Accumulator(R) Series contract is the only source for such distributions, the payments you need to take may significantly reduce the value of those guaranteed benefits. Such amount may be greater than the annual increase in the GMIB, GWBL and/or the enhanced death benefit base and/or greater than the Guaranteed annual withdrawal amount under GWBL. See the discussion of these benefits later in this section.

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to AXA Equitable. We may also apply contributions made pursuant to an intended Section 1035 tax-free exchange or a direct transfer. We do not accept starter checks or travelers' checks. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose, including circumstances under which such contributions are considered received by us when your order is taken by such broker-dealers. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in ''More information'' later in this Prospectus.

--------------------------------------------------------------------------------
The ''contract date'' is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12 month period beginning on your contract date and each 12 month period after that date is a ''contract year.'' The end of each 12 month period is your ''contract date anniversary.'' For example, if your contract date is May 1, your contract date anniversary is
April 30.
--------------------------------------------------------------------------------

Your initial contribution must generally be accompanied by a completed application and any other form we need to process the payments. If any information is missing or unclear, we will hold the contribution, whether received via check or wire, in a non-interest bearing suspense account while we try to obtain this information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information. The contribution will be applied as of the date we receive the missing information.

If your financial professional is with a selling broker-dealer other than AXA Advisors, your initial contribution must generally be accompanied by a completed application and any other form we need to process the payments. If any information is missing or unclear, we will hold the contribution, whether received via check or wire, in a non-interest bearing suspense account while we try to obtain this information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you or your financial professional on your behalf, specifically direct us to keep your contribution until we receive the required information. The contribution will be applied as of the date we receive the missing information.

--------------------------------------------------------------------------------
Our ''business day'' is generally any day the New York Stock Exchange is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. For more information about our business day and our pricing of transactions, please see ''Dates and prices at which contract events occur.''
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

You can choose from among the variable investment options, the guaranteed interest option, the fixed maturity options and the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite/SM/ contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus/SM/ and Accumulator(R) Select/SM/ contracts).

18  CONTRACT FEATURES AND BENEFITS

If you elect the 100% Principal guarantee benefit, the Guaranteed withdrawal benefit for life or the Guaranteed minimum income benefit without the Greater of 6 1/2% (or 6%) Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit, your investment options will be limited to the guaranteed interest option, the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite/SM/ contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus/SM/ and Accumulator(R) Select/SM/ contracts) and the following variable investment options: the AXA Allocation Portfolios and the EQ/Franklin Templeton Allocation Portfolio (''permitted variable investment options'').

If you elect the 125% Principal guarantee benefit, your investment options will be limited to the guaranteed interest option, the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite/SM/ contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus/SM/ and Accumulator(R) Select/SM/ contracts) and the AXA Moderate Allocation Portfolio.

VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available Portfolios, their investment objectives and their advisers. We may, at any time, exercise our rights to limit or terminate your contributions, allocations and transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.

                                              CONTRACT FEATURES AND BENEFITS 19

PORTFOLIOS OF THE TRUSTS

We offer affiliated Trusts, which in turn offer one or more Portfolios. AXA Equitable Funds Management Group, LLC, a wholly owned subsidiary of AXA Equitable, serves as the investment manager of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. For some Portfolios, AXA Equitable Funds Management Group, LLC has entered into sub-advisory agreements with investment advisers (the ''sub-advisers'') to carry out the day-to-day investment decisions for the Portfolios. As such, AXA Equitable Funds Management Group, LLC oversees the activities of the sub-advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the sub-adviser(s) for each Portfolio, if any. The chart below also shows the currently available Portfolios and their investment objectives.


You should be aware that AXA Advisors, LLC and AXA Distributors, LLC (together, the ''Distributors'') directly or indirectly receive 12b-1 fees from affiliated Portfolios for providing certain distribution and/or shareholder support services. These fees will not exceed 0.25% of the Portfolios' average daily net assets. The Portfolios' sub-advisers and/or their affiliates may also contribute to the cost of expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the sub-advisers' respective Portfolios. It may be more profitable for us to offer affiliated Portfolios than to offer unaffiliated Portfolios.


As a contract owner, you may bear the costs of some or all of these fees and payments through your indirect investment in the Portfolios. (See the Portfolios' prospectuses for more information.) These fees and payments will reduce the underlying Portfolios' investment returns. AXA Equitable may profit from these fees and payments.

AXA Equitable considers the availability of these fees and payment arrangements during the selection process for the underlying Portfolios. These fees and payment arrangements may create an incentive for us to select Portfolios (and classes of shares of Portfolios) that pay us higher amounts.


The AXA Allocation Portfolios and the EQ/Franklin Templeton Allocation Portfolio offer contract owners a convenient opportunity to invest in other portfolios that are managed and have been selected for inclusion in the AXA Allocation Portfolios and the EQ/Franklin Templeton Allocation Portfolio by AXA Equitable. Funds Management Group, LLC, AXA Advisors, LLC, an affiliated broker-dealer of AXA Equitable, may promote the benefits of such Portfolios to contract owners and/or suggest, incidental to the sale of the contract, that contract owners consider whether allocating some or all of their account value to such Portfolios is consistent with their desired investment objectives. In doing so, AXA Equitable, and/or its affiliates, may be subject to conflicts of interest insofar as AXA Equitable may derive greater revenues from the AXA Allocation Portfolios and the EQ/ Franklin Templeton Allocation Portfolio than certain other Portfolios available to you under your contract. Please see ''Allocating your contributions'' in ''Contract features and benefits'' for more information about your role in managing your allocations.

As described in more detail in the underlying Portfolio prospectuses, the AXA Allocation Portfolios, the EQ/Franklin Templeton Allocation Portfolio, and certain other affiliated Portfolios use futures and options to reduce the Portfolio's equity exposure during periods when certain market indicators indicate that market volatility is high. This strategy is designed to reduce the risk of market losses from investing in equity securities. However, this strategy may result in periods of underperformance, including those when the specified benchmark index is appreciating, but market volatility is high. As a result, your account value may rise less than it would have without these defensive actions. If you have the GMIB, a Principal guarantee benefit, the Guaranteed withdrawal benefit for life or other guaranteed benefit, this strategy may also indirectly suppress the value of the guaranteed benefit bases.

You should be aware that having the GMIB,100% Principal guarantee benefit, the Guaranteed withdrawal benefit for life or other guaranteed benefits limits your ability to invest in some of the variable investment options otherwise available to you under the contract. If you do not have the GMIB, a Principal guarantee benefit, the Guaranteed withdrawal benefit for life or other guaranteed benefits then, unless otherwise stated in this Prospectus, you may select from the variable investment options listed below. See "Allocating your contributions" under "Contract features and benefits" for more information about the investment restrictions under your contract.

The investment strategies of the Portfolios and the restrictions on investment options are designed to reduce the overall volatility of your account value. The reduction in volatility permits us to more effectively and efficiently provide the guarantees under the contract. These approaches, while reducing volatility, may also suppress the investment performance of your contract and the value of your guaranteed benefit bases.


---------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP
 TRUST CLASS B                                                                      INVESTMENT MANAGER (OR SUB-ADVISER(S),
 SHARES PORTFOLIO NAME    OBJECTIVE                                                 AS APPLICABLE)
---------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION Seeks long-term capital appreciation.                        AXA Equitable Funds Management
                                                                                          Group, LLC
---------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE          Seeks a high level of current income.                        AXA Equitable Funds Management
  ALLOCATION                                                                              Group, LLC
---------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS     Seeks current income and growth of capital, with a           AXA Equitable Funds Management
  ALLOCATION              greater emphasis on current income.                             Group, LLC
---------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION   Seeks long-term capital appreciation and current income.     AXA Equitable Funds Management
                                                                                          Group, LLC
---------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS         Seeks long-term capital appreciation and current income,     AXA Equitable Funds Management
  ALLOCATION              with a greater emphasis on capital appreciation.                Group, LLC
---------------------------------------------------------------------------------------------------------------------------

20  CONTRACT FEATURES AND BENEFITS

-----------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP
 TRUST CLASS B                                                                       INVESTMENT MANAGER (OR SUB-ADVISER(S),
 SHARES PORTFOLIO NAME    OBJECTIVE                                                  AS APPLICABLE)
-----------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE   Seeks to achieve long-term growth of capital with an       AllianceBernstein L.P.
  EQUITY                  emphasis on risk-adjusted returns and managing volatility  AXA Equitable Funds Management
                          in the Portfolio.                                             Group, LLC
                                                                                     ClearBridge Advisors, LLC
                                                                                     GCIC US Ltd.
                                                                                     Legg Mason Capital Management, LLC
                                                                                     Marsico Capital Management, LLC
                                                                                     T. Rowe Price Associates, Inc.
                                                                                     Westfield Capital Management
                                                                                        Company, L.P.
-----------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE BOND    Seeks a balance of high current income and capital appre-  BlackRock Financial Management, Inc.
                          ciation, consistent with a prudent level of risk.          Pacific Investment Management
                                                                                        Company LLC
                                                                                     SSgA Funds Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER              Seeks to achieve long-term growth of capital with an       AllianceBernstein L.P.
  INTERNATIONAL EQUITY    emphasis on risk-adjusted returns and managing volatility  AXA Equitable Funds Management
                          in the Portfolio.                                             Group, LLC
                                                                                     BlackRock Investment Management, LLC
                                                                                     EARNEST Partners, LLC
                                                                                     J.P. Morgan Investment Management Inc.
                                                                                     Marsico Capital Management, LLC
-----------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP    Seeks to achieve long-term growth of capital with an       AllianceBernstein L.P.
  CORE EQUITY             emphasis on risk-adjusted returns and managing volatility  AXA Equitable Funds Management
                          in the Portfolio.                                             Group, LLC
                                                                                     Janus Capital Management, LLC
                                                                                     Thornburg Investment Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP    Seeks to achieve long-term growth of capital with an       AllianceBernstein L.P.
  VALUE                   emphasis on risk-adjusted returns and managing volatility  AXA Equitable Funds Management
                          in the Portfolio.                                             Group, LLC
                                                                                     Institutional Capital LLC
                                                                                     MFS Investment Management
-----------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP      Seeks to achieve long-term growth of capital with an       AllianceBernstein L.P.
  GROWTH                  emphasis on risk-adjusted returns and managing volatility  AXA Equitable Funds Management
                          in the Portfolio.                                             Group, LLC
                                                                                     BlackRock Investment Management, LLC
                                                                                     Franklin Advisers, Inc.
                                                                                     Wellington Management Company, LLP
-----------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP      Seeks to achieve long-term growth of capital with an       AXA Equitable Funds Management
  VALUE                   emphasis on risk-adjusted returns and managing volatility     Group, LLC
                          in the Portfolio.                                          BlackRock Investment Management, LLC
                                                                                     Diamond Hill Capital Management, Inc.
                                                                                     Knightsbridge Asset Management, LLC
-----------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER              Seeks high total return through a combination of current   Pacific Investment Management
  MULTI-SECTOR BOND       income and capital appreciation.                              Company LLC
                                                                                     Post Advisory Group, LLC
                                                                                     SSgA Funds Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------


                                              CONTRACT FEATURES AND BENEFITS 21

------------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP
 TRUST CLASS B                                                                         INVESTMENT MANAGER (OR SUB-ADVISER(S),
 SHARES PORTFOLIO NAME     OBJECTIVE                                                   AS APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP     Seeks to achieve long-term growth of capital with an        AXA Equitable Funds Management
  GROWTH                   emphasis on risk-adjusted returns and managing volatility      Group, LLC
                           in the Portfolio.                                           BlackRock Investment Management, LLC
                                                                                       Lord, Abbett & Co. LLC
                                                                                       Morgan Stanley Investment
                                                                                          Management Inc.
                                                                                       NorthPointe Capital, LLC
------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP     Seeks to achieve long-term growth of capital with an        AXA Equitable Funds Management
  VALUE                    emphasis on risk-adjusted returns and managing volatility      Group, LLC
                           in the Portfolio.                                           BlackRock Investment Management, LLC
                                                                                       Franklin Advisory Services, LLC
                                                                                       Horizon Asset Management, LLC
                                                                                       Pacific Global Investment Management
                                                                                          Company
------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY    Seeks long-term growth of capital.                          AXA Equitable Funds Management
                                                                                          Group, LLC
                                                                                       RCM Capital Management, LLC
                                                                                       SSgA Funds Management, Inc.
                                                                                       Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST CLASS                                                               INVESTMENT MANAGER (OR SUB-ADVISER(S),
 IB SHARES PORTFOLIO NAME  OBJECTIVE                                                   AS APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN       Seeks to achieve long-term growth of capital.               AllianceBernstein L.P.
  SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN SMALL      Seeks to achieve long-term total return with an emphasis    AXA Equitable Funds Management
  CAP VALUE CORE           on risk-adjusted returns and managing volatility in the        Group, LLC
                           Portfolio.                                                  BlackRock Investment Management, LLC
                                                                                       Franklin Advisory Services, LLC
------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE   Seeks to achieve capital appreciation and secondarily,      BlackRock Investment Management, LLC
  EQUITY                   income.
------------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS         Seeks a combination of growth and income to achieve an      Boston Advisors, LLC
  EQUITY INCOME            above-average and consistent total return.
------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY        Seeks to achieve long-term capital appreciation.            Calvert Investment Management Inc.
  RESPONSIBLE
------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN        Seeks to achieve long-term growth of capital.               Capital Guardian Trust Company
  RESEARCH
------------------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX      Seeks to achieve a total return before expenses that ap-    AllianceBernstein L.P.
                           proximates the total return performance of the Russell
                           3000 Index, including reinvestment of dividends, at a risk level consistent with that of the Russell 3000 Index.
------------------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX         Seeks to achieve a total return before expenses that ap-    AXA Equitable Funds Management
                           proximates the total return performance of the Barclays        Group, LLC
                           Intermediate U.S. Government/Credit Index, including re-    SSgA Funds Management, Inc.
                           investment of dividends, at a risk level consistent with
                           that of the Barclays Intermediate U.S. Government/Credit
                           Index.
------------------------------------------------------------------------------------------------------------------------------
EQ/DAVIS NEW YORK VENTURE  Seeks to achieve long-term growth of capital.               Davis Selected Advisers, L.P.
------------------------------------------------------------------------------------------------------------------------------


22  CONTRACT FEATURES AND BENEFITS

--------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST CLASS                                                                 INVESTMENT MANAGER (OR SUB-ADVISER(S),
 IB SHARES PORTFOLIO NAME  OBJECTIVE                                                     AS APPLICABLE)
--------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX        Seeks to achieve a total return before expenses that ap-      AllianceBernstein L.P.
                           proximates the total return performance of the S&P 500
                           Index, including reinvestment of dividends, at a risk level consistent with that of the S&P 500 Index.
--------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY GROWTH PLUS      Seeks to achieve long-term growth of capital with an          AXA Equitable Funds Management
                           emphasis on risk-adjusted returns and managing volatility        Group, LLC
                           in the Portfolio.                                             BlackRock Capital Management, Inc.
                                                                                         BlackRock Investment Management, LLC
--------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN CORE BALANCED  Seeks to maximize income while maintaining prospects          AXA Equitable Funds Management
                           for capital appreciation with an emphasis on risk-adjusted       Group, LLC
                           returns and managing volatility in the Portfolio.             BlackRock Investment Management, LLC
                                                                                         Franklin Advisers, Inc.
--------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN TEMPLETON      Primarily seeks capital appreciation and secondarily seeks    AXA Equitable Funds Management
  ALLOCATION               income.                                                          Group, LLC
--------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND       Seeks to achieve capital appreciation.                        GAMCO Asset Management, Inc.
  ACQUISITIONS
--------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY     Seeks to maximize capital appreciation.                       GAMCO Asset Management, Inc.
  VALUE
--------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS        Seeks to achieve capital growth and current income.           AXA Equitable Funds Management
                                                                                            Group, LLC
                                                                                         BlackRock Investment Management, LLC
                                                                                         First International Advisors, LLC
                                                                                         Wells Capital Management, Inc.
--------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL MULTI-SECTOR     Seeks to achieve long-term capital appreciation with an       AXA Equitable Funds Management
  EQUITY                   emphasis on risk-adjusted returns and managing volatility        Group, LLC
                           in the Portfolio.                                             BlackRock Investment Management, LLC
                                                                                         Morgan Stanley Investment
                                                                                            Management Inc.
--------------------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE            Seeks to achieve a total return before expenses that ap-      SSgA Funds Management, Inc.
  GOVERNMENT BOND/(1)/     proximates the total return performance of the Barclays
                           Intermediate U.S. Government Bond Index, including re-
                           investment of dividends, at a risk level consistent with
                           that of the Barclays Intermediate U.S. Government Bond
                           Index.
--------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL CORE      Seeks to achieve long-term growth of capital with an          BlackRock Investment Management, LLC
  PLUS                     emphasis on risk-adjusted returns and managing volatility     Hirayama Investments, LLC
                           in the Portfolio.                                             WHV Investment Management
--------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL EQUITY    Seeks to achieve a total return (before expenses) that        AXA Equitable Funds Management
  INDEX                    approximates the total return performance of a composite         Group, LLC
                           index comprised of 40% Dow Jones EURO STOXX 50                AllianceBernstein L.P.
                           Index, 25% FTSE 100 Index, 25% TOPIX Index, and 10%
                           S&P/ASX 200 Index, including reinvestment of dividends,
                           at a risk level consistent with that of the composite index.
--------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL VALUE     Seeks to provide current income and long-term growth of       AXA Equitable Funds Management
  PLUS                     income, accompanied by growth of capital with an                 Group, LLC
                           emphasis on risk-adjusted returns and managing volatility     BlackRock Investment Management, LLC
                           in the Portfolio.                                             Northern Cross, LLC
--------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE          Seeks to achieve long-term capital appreciation.              J.P. Morgan Investment Management
  OPPORTUNITIES                                                                             Inc.
--------------------------------------------------------------------------------------------------------------------------------


                                              CONTRACT FEATURES AND BENEFITS 23

-------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST CLASS                                                                INVESTMENT MANAGER (OR SUB-ADVISER(S),
 IB SHARES PORTFOLIO NAME  OBJECTIVE                                                    AS APPLICABLE)
-------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP CORE PLUS     Seeks to achieve long-term growth of capital with an         AXA Equitable Funds Management
                           emphasis on risk-adjusted returns and managing volatility       Group, LLC
                           in the Portfolio.                                            BlackRock Investment Management, LLC
                                                                                        Institutional Capital LLC
-------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX  Seeks to achieve a total return before expenses that ap-     AllianceBernstein L.P.
                           proximates the total return performance of the Russell
                           1000 Growth Index, including reinvestment of dividends
                           at a risk level consistent with that of the Russell 1000
                           Growth Index.
-------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH PLUS   Seeks to provide long-term capital growth with an            AXA Equitable Funds Management
                           emphasis on risk-adjusted returns and managing volatility       Group, LLC
                           in the Portfolio.                                            BlackRock Investment Management, LLC
                                                                                        Marsico Capital Management, LLC
-------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX   Seeks to achieve a total return before expenses that ap-     SSgA Funds Management, Inc.
                           proximates the total return performance of the Russell
                           1000 Value Index, including reinvestment of dividends, at
                           a risk level consistent with that of the Russell 1000 Value
                           Index.
-------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE PLUS    Seeks to achieve long-term growth of capital with an         AllianceBernstein L.P.
                           emphasis on risk-adjusted returns and managing volatility    AXA Equitable Funds Management
                           in the Portfolio.                                               Group, LLC
-------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP   Seeks to achieve capital appreciation and growth of in-      Lord, Abbett & Co. LLC
  CORE                     come with reasonable risk.
-------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INTERNATIONAL       Seeks to achieve capital appreciation.                       Massachusetts Financial Services
  GROWTH                                                                                   Company which operates under the
                                                                                           name of MFS Investment Management
-------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX           Seeks to achieve a total return before expenses that ap-     SSgA Funds Management, Inc.
                           proximates the total return performance of the S&P Mid
                           Cap 400 Index, including reinvestment of dividends, at a
                           risk level consistent with that of the S&P Mid Cap 400
                           Index.
-------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP VALUE PLUS      Seeks to achieve long-term capital appreciation with an      AXA Equitable Funds Management
                           emphasis on risk adjusted returns and managing volatility       Group, LLC
                           in the Portfolio.                                            BlackRock Investment Management, LLC
                                                                                        Wellington Management Company, LLP
-------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET            Seeks to obtain a high level of current income, preserve     The Dreyfus Corporation
                           its assets and maintain liquidity.
-------------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL       Seeks to achieve capital appreciation.                       Montag & Caldwell, LLC
  GROWTH
-------------------------------------------------------------------------------------------------------------------------------
EQ/MORGAN STANLEY MID      Seeks to achieve capital growth.                             Morgan Stanley Investment
  CAP GROWTH                                                                               Management Inc.
-------------------------------------------------------------------------------------------------------------------------------
EQ/MUTUAL LARGE CAP        Seeks to achieve capital appreciation, which may             AXA Equitable Funds Management
  EQUITY                   occasionally be short-term, with an emphasis on risk ad-        Group, LLC
                           justed returns and managing volatility in the Portfolio.     Franklin Mutual Advisers, LLC
-------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL      Seeks to achieve capital appreciation.                       OppenheimerFunds, Inc.
-------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA SHORT BOND  Seeks to generate a return in excess of traditional money    Pacific Investment Management
                           market products while maintaining an emphasis on pres-          Company, LLC
                           ervation of capital and liquidity.
-------------------------------------------------------------------------------------------------------------------------------


24  CONTRACT FEATURES AND BENEFITS

------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST CLASS                                                               INVESTMENT MANAGER (OR SUB-ADVISER(S),
 IB SHARES PORTFOLIO NAME  OBJECTIVE                                                   AS APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS       Seeks to achieve high current income consistent with        AllianceBernstein L.P.
                           moderate risk to capital.                                   AXA Equitable Funds Management
                                                                                          Group, LLC
------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX     Seeks to replicate as closely as possible (before the de-   AllianceBernstein L.P.
                           duction of Portfolio expenses) the total return of the Rus-
                           sell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------
EQ/T. ROWE PRICE GROWTH    Seeks to achieve long-term capital appreciation and sec-    T. Rowe Price Associates, Inc.
  STOCK                    ondarily, income.
------------------------------------------------------------------------------------------------------------------------------
EQ/TEMPLETON GLOBAL        Seeks to achieve long-term capital growth with an           AXA Equitable Funds Management
  EQUITY                   emphasis on risk adjusted returns and managing volatility      Group, LLC
                           in the Portfolio.                                           BlackRock Investment Management, LLC
                                                                                       Templeton Investment Counsel, LLC
------------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME   Seeks to achieve total return through capital appreciation  UBS Global Asset Management
                           with income as a secondary consideration.                      (Americas) Inc.
------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK     Seeks to achieve capital growth and income.                 Invesco Advisers, Inc.
------------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO OMEGA       Seeks to achieve long-term capital growth.                  Wells Capital Management, Inc.
  GROWTH
------------------------------------------------------------------------------------------------------------------------------



(1)This is the Portfolio's new name, effective on or about May 1, 2012. The Portfolio's former name was EQ/Intermediate Government Bond Index.


YOU SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS, AND CHARGES AND EXPENSES OF THE PORTFOLIOS CAREFULLY BEFORE INVESTING. THE PROSPECTUSES FOR THE TRUSTS CONTAIN THIS AND OTHER IMPORTANT INFORMATION ABOUT THE PORTFOLIOS. THE PROSPECTUSES SHOULD BE READ CAREFULLY BEFORE INVESTING. IN ORDER TO OBTAIN COPIES OF TRUST PROSPECTUSES THAT DO NOT ACCOMPANY THIS PROSPECTUS, YOU MAY CALL ONE OF OUR CUSTOMER SERVICE REPRESENTATIVES AT 1-800-789-7771.

                                              CONTRACT FEATURES AND BENEFITS 25

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under ''More information'' later in this Prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1)the minimum interest rate guaranteed over the life of the contract,

(2)the yearly guaranteed interest rate for the calendar year, and

(3)the current interest rate.

We set current interest rates periodically based upon our discretion and according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but before deduction of annual administrative charges, any withdrawal charges (if applicable under your Accumulator(R) Series contract) and any optional benefit charges. See Appendix VII later in this Prospectus for state variations.


Depending on the state where your contract is issued, your lifetime minimum rate ranges from 1.00% to 3.00%. The data page for your contract shows the lifetime minimum rate. Check with your financial professional as to which rate applies in your state. The minimum yearly rate will never be less than the lifetime minimum rate. The minimum yearly rate for 2012 is 1.50%, 2.75% or 3.00%. Current interest rates will never be less than the yearly guaranteed interest rate.


Generally, contributions and transfers into and out of the guaranteed interest option are limited. See ''Transferring your money among the investment options'' later in this Prospectus for restrictions on transfers to and from the guaranteed interest option.

FIXED MATURITY OPTIONS

We may offer fixed maturity options with maturity dates ranging from one to ten years. Also, we reserve the right to discontinue offering fixed maturity options at any time. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that, at any given time, we may not offer fixed maturity options with all ten possible maturity dates. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. This limit includes any maturities that have had any allocation or transfers even if the entire amount is withdrawn or transferred during the contract year. These amounts become part of a non-unitized separate account. Interest is earned at a guaranteed rate we set for each fixed maturity option, based on our discretion and according to our procedures (''rate to maturity''). The total amount you allocate to and accumulate in each fixed maturity option is called the ''fixed maturity amount.'' The fixed maturity options are not available in all states. Check with your financial professional or see Appendix VII later in this Prospectus to see if fixed maturity options are available in your state.

--------------------------------------------------------------------------------
Fixed maturity options generally range from one to ten years to maturity.
--------------------------------------------------------------------------------

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's ''maturity value.'' Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your ''market adjusted amount.''

FIXED MATURITY OPTIONS AND MATURITY DATES. We may offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for owner and annuitant ages 76 and older. See ''Allocating your contributions'' below.

Each new contribution is applied to a new fixed maturity option. When you apply for an Accumulator(R) Series contract, a 60-day rate lock-in will apply from the date the application is signed. Any contributions received and designated for a fixed maturity option during this period will receive the then current fixed maturity option rate or the rate that was in effect on the date that the application was signed, whichever is greater. There is no rate lock available for subsequent contributions to the contract after 60 days, transfers from the variable investment options or the guaranteed interest option into a fixed maturity option or transfers from one fixed maturity option to another.

YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the restrictive conditions listed below in ''Allocating your contributions'' would apply:

(a)transfer the maturity value into another available fixed maturity option, one or more of the variable investment options or the guaranteed interest option; or

(b)withdraw the maturity value (for all contracts except Accumulator(R) Select/SM/, there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date. As of February 15, 2012, the next available maturity date was February 15, 2019. If no fixed maturity options are available, we will transfer your maturity value to the EQ/Money Market option.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. A market value adjustment will also apply if amounts in a fixed maturity option are used to purchase any annuity payment option prior to the maturity date and may apply on payment of a death benefit. The market value adjustment, positive or negative, resulting from a withdrawal or transfer (including a deduction for charges) of a portion of the amount in the fixed maturity option will be a percentage of the market value adjustment that would apply if you were to withdraw the entire amount in

26  CONTRACT FEATURES AND BENEFITS
that fixed maturity option. The market value adjustment applies to the amount remaining in a fixed maturity option and does not reduce the actual amount of a withdrawal. The amount applied to an annuity payout option will reflect the application of any applicable market value adjustment (either positive or negative). We only apply a positive market value adjustment to the amount in the fixed maturity option when calculating any death benefit proceeds under your contract. The amount of the adjustment will depend on two factors:

(a)the difference between the rate to maturity that applies to the amount being withdrawn and the rate we have in effect at that time for new fixed maturity options (adjusted to reflect a similar maturity date), and

(b)the length of time remaining until the maturity date.

If fixed maturity option interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if fixed maturity option interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in ''More information'' later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.

ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

(This section only applies to Accumulator(R) and Accumulator(R) Elite/SM/ contracts.)

The account for special dollar cost averaging is part of our general account. We pay interest at guaranteed rates in this account. We will credit interest to the amounts that you have in the account for special dollar cost averaging every day. We set the interest rates periodically based on our discretion and according to procedures that we have. We reserve the right to change these procedures.

We guarantee to pay our current interest rate that is in effect on the date that your contribution is allocated to this account. Your guaranteed interest rate for the time period you select will be shown in your contract for an initial contribution. The rate will never be less than the lifetime minimum rate for the guaranteed interest option. See "Allocating your contributions" below for rules and restrictions that apply to the special dollar cost averaging program.

ALLOCATING YOUR CONTRIBUTIONS

You may choose between self-directed and dollar cost averaging to allocate your contributions under your contract. Subsequent contributions are allocated according to instructions on file unless you provide new instructions.

The contract is between you and AXA Equitable. The contract is not an investment advisory account, and AXA Equitable is not providing any investment advice or managing the allocations under your contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the contract, have the sole authority to make investment allocations and other decisions under the contract. If your financial professional is with AXA Advisors, he or she is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, you should speak with him/her regarding any different arrangements that may apply.

SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options, the guaranteed interest option (subject to restrictions in certain states-see Appendix VII later in this Prospectus for state variations) and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. For Accumulator(R) Plus/SM/, Accumulator(R) Elite/SM/ and Accumulator(R) Select/SM/ contract owners, no more than 25% of any contribution may be allocated to the guaranteed interest option. The total of your allocations into all available investment options must equal 100%. We reserve the right to restrict allocations to any variable investment option. If an owner or annuitant is age 76-80, you may allocate contributions to fixed maturity options with maturities of seven years or less. If an owner or annuitant is age 81 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.

DOLLAR COST AVERAGING

We offer a variety of dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to available investment options by periodically transferring approximately the same dollar amount to the investment options you select. Regular allocations to the variable investment options will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options or the guaranteed interest option.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

SPECIAL DOLLAR COST AVERAGING PROGRAM. The special dollar cost averaging program is only available to Accumulator(R) and Accumulator(R) Elite/SM/ contract owners. Under the special dollar cost averaging program, you may choose to allocate all or a portion of any eligible contribution to the account for special dollar cost averaging. Contributions into the account for special dollar cost averaging may not be transfers from other investment options. Your initial allocation to any special dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time and once you select a time period, you may not change it. In Pennsylvania, we refer to this program as ''enhanced rate dollar cost averaging.''

You may have your account value transferred to any of the variable investment options available under your contract. Only the permitted variable investment options are available if you elect the Guaranteed

                                              CONTRACT FEATURES AND BENEFITS 27
withdrawal benefit for life, the 100% Principal guarantee benefit or the Guaranteed minimum income benefit without the Greater of 6 1/2% (or 6%) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit. Only the AXA Moderate Allocation Portfolio is available if you elect the 125% Principal guarantee benefit. We will transfer amounts from the account for special dollar cost averaging into the variable investment options over an available time period that you select. We offer time periods of 3, 6 or 12 months, during which you will receive an enhanced interest rate. We may also offer other time periods. Your financial professional can provide information on the time periods and interest rates currently available in your state, or you may contact our processing office. If the special dollar cost averaging program is selected at the time of application to purchase the Accumulator(R) Series contract, a 60 day rate lock will apply from the date of application. Any contribution(s) received during this 60 day period will be credited with the interest rate offered on the date of application for the remainder of the time period selected at application. Any contribution(s) received after the 60 day rate lock period has ended will be credited with the then current interest rate for the remainder of the time period selected at application. Contribution(s) made to a special dollar cost averaging program selected after the Accumulator(R) Series contract has been issued will be credited with the then current interest rate on the date the contribution is received by AXA Equitable for the time period initially selected by you. Once the time period you selected has run, you may then select another time period for future contributions. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made. Currently, your account value will be transferred from the account for special dollar cost averaging into the variable investment options on a monthly basis. We may offer this program in the future with transfers on a different basis.

We will transfer all amounts out of the account for special dollar cost averaging by the end of the chosen time period. The transfer date will be the same day of the month as the contract date, but not later than the 28th day of the month. For a special dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the special dollar cost averaging program, but not later than the 28th day of the month.

If you choose to allocate only a portion of an eligible contribution to the account for special dollar cost averaging, the remaining balance of that contribution will be allocated to the variable investment options, guaranteed interest option or fixed maturity options according to your instructions.

The only transfers that will be made from the account for special dollar cost averaging are your regularly scheduled transfers to the variable investment options. No amounts may be transferred from the account for special dollar cost averaging to the guaranteed interest option or the fixed maturity options. If you request to transfer or withdraw any other amounts from the account for special dollar averaging, we will transfer all of the value that you have remaining in the account for special dollar cost averaging to the investment options according to the allocation percentages for special dollar cost averaging we have on file for you. You may ask us to cancel your participation at any time. We may, at any time, exercise our rights to terminate transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.

SPECIAL MONEY MARKET DOLLAR COST AVERAGING PROGRAM. The special money market dollar cost averaging program is only available to Accumulator(R) Plus/SM/ and Accumulator(R) Select/SM/ contract owners. You may dollar cost average from the account for special money market dollar cost averaging option (which is part of the EQ/Money Market investment option) into any of the other variable investment options. Only the permitted variable investment options are available if you elect the Guaranteed withdrawal benefit for life, the 100% Principal guarantee benefit or the Guaranteed minimum income benefit without the Greater of 6 1/2% (or 6%) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit. Only the AXA Moderate Allocation Portfolio is available if you elect the 125% Principal guarantee benefit. You may elect to participate in a 3, 6 or 12-month program at any time subject to the age limitation on contributions described earlier in this Prospectus.

Contributions into the account for special money market dollar cost averaging must be new contributions. In other words, you may not make transfers from amounts allocated in other variable investment options to initiate the program. You must allocate your entire initial contribution into the account for special money market dollar cost averaging if you are selecting the program at the time you apply for your Accumulator(R) Series contract. Thereafter, contributions to any new program must be at least $2,000. Contributions to an existing program must be at least $250. You may only have one program in effect at any time.

Each month, we will transfer your account value in the account for special money market dollar cost averaging into the other variable investment options you select. Once the time period you selected has expired, you may then select to participate in the special money market dollar cost averaging program for an additional time period. At that time, you may also select a different allocation for monthly transfers from the account for special money market dollar cost averaging to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made.

Currently, the monthly transfer date from the account for special money market dollar cost averaging option will be the same as your contract date, but not later than the 28th day of the month. For a program selected after application, the first transfer date and each subsequent transfer date will be one month from the date the first contribution is made into the program, but not later than the 28th day of the month. All amounts will be transferred out by the end of the time period in effect.

The only amounts that should be transferred from the account for special money market dollar cost averaging option are your regularly scheduled transfers to the variable investment options. If you request to transfer or withdraw any other amounts from the account for special money market dollar cost averaging, we will transfer all of the value you have remaining in the account to the variable investment options according to the allocation percentages we have on file for you. You may cancel your participation in the program at any time by notifying us in writing. We may, at any time, exercise our rights to terminate transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value

28  CONTRACT FEATURES AND BENEFITS
transferred from that option to the other variable investment options. See Appendix VII later in this Prospectus for more information on state availability or certain restrictions in your state.

You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out. The minimum amount that we will transfer each time is $250.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

We may, at any time, exercise our rights to terminate transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.

If you have elected a Principal guarantee benefit, the general dollar cost averaging program is not available.

If you elect the Guaranteed withdrawal benefit for life or the Guaranteed minimum income benefit without the Greater of 6 1/2% (or 6%) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit, general dollar cost averaging is not available.

INVESTMENT SIMPLIFIER

FIXED-DOLLAR OPTION. Under this option you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice. Only the permitted variable investment options are available if you elect the Guaranteed withdrawal benefit for life, the 100% Principal guarantee benefit or the Guaranteed minimum income benefit without the Greater of 6 1/2% (or 6%) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit. Only the AXA Moderate Allocation Portfolio is available if you elect the 125% Principal guarantee benefit. Transfers may be made on a monthly, quarterly or annual basis. You can specify the number of transfers or instruct us to continue to make transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. The transfer date will be the same calendar day of the month as the contract date but not later than the 28th day of the month. The minimum transfer amount is $50. Unlike the account for special dollar cost averaging (available in Accumulator(R) and Accumulator(R) Elite/SM/ contracts only), this option does not offer enhanced rates. Also, this option is subject to the guaranteed interest option transfer limitations described under ''Transferring your account value'' in ''Transferring your money among investment options'' later in this Prospectus. While the program is running, any transfer that exceeds those limitations will cause the program to end for that contract year. You will be notified. You must send in a request form to resume the program in the next or subsequent contract years.

If, on any transfer date, your value in the guaranteed interest option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and the program will end. You may change the transfer amount once each contract year or cancel this program at any time. We may, at any time, exercise our rights to terminate transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.

INTEREST SWEEP OPTION. Under this option, you may elect to have monthly transfers from amounts in the guaranteed interest option into the variable investment options of your choice. Only the permitted variable investment options are available if you elect the Guaranteed withdrawal benefit for life, the 100% Principal guarantee benefit or the Guaranteed minimum income benefit without the Greater of 6 1/2% (or 6%) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit. Only the AXA Moderate Allocation portfolio is available if you elect the 125% Principal guarantee benefit. The transfer date will be the last business day of the month. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election. We will automatically cancel the interest sweep program if the amount in the guaranteed interest option is less than $7,500 on the last day of the month for two months in a row. For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office. We may, at any time, exercise our rights to terminate transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.

                              -------------------

You may not participate in any dollar cost averaging program if you are participating in the Option II rebalancing program. Under the Option I rebalancing program, you may participate in any of the dollar cost averaging programs except general dollar cost averaging, and for Accumulator(R) Plus/SM/ and Accumulator(R) Select/SM/ contract owners, the special money market dollar cost averaging program. You may only participate in one dollar cost averaging program at a time. See ''Transferring your money among investment options'' later in this Prospectus. Also, for information on how the dollar cost averaging program you select may affect certain guaranteed benefits see ''Guaranteed minimum death benefit and Guaranteed minimum income benefit base'' below.

We do not deduct a transfer charge for any transfer made in connection with our dollar cost averaging and Investment Simplifier programs. Not all dollar cost averaging programs are available in all states. See Appendix VII later in this Prospectus for more information on state availability. You may only participate in one dollar cost averaging program at a time.

CREDITS (for Accumulator(R) Plus/SM/ contracts only)

A credit will also be allocated to your account value at the same time that we allocate your contribution. Credits are allocated to the same investment options based on the same percentages used to allocate your contributions. We do not include credits in calculating any of your benefit bases under the contract, except to the extent that any credits are part of your account value, which is used to calculate the Annual Ratchet benefit bases or a Roll-up benefit base reset.

                                              CONTRACT FEATURES AND BENEFITS 29

The amount of the credit will be 4%, 4.5% or 5% of each contribution based on the following breakpoints and rules:

               -------------------------------------------------
                                               CREDIT PERCENTAGE
               FIRST YEAR TOTAL CONTRIBUTIONS     APPLIED TO
                        BREAKPOINTS              CONTRIBUTIONS
               -------------------------------------------------
                   Less than $500,000                  4%
               -------------------------------------------------
                   $500,000-$999,999.99               4.5%
               -------------------------------------------------
                   $1 million or more                  5%
               -------------------------------------------------

The percentage of the credit is based on your total first year total contributions. If you purchase a Principal guarantee benefit, you may not make additional contributions after the first six months. This credit percentage will be credited to your initial contribution and each additional contribution made in the first contract year (after adjustment as described below), as well as those in the second and later contract years. The credit will apply to additional contributions only to the extent that the sum of that contribution and prior contributions to which no credit was applied exceeds the total withdrawals made from the contract since the issue date.

For example, assume you make an initial contribution of $100,000 to your contract and your account value is credited with $4,000 (4% x $100,000). After that, you decide to withdraw $7,000 from your contract. Later, you make a subsequent contribution of $3,000. You receive no credit on your $3,000 contribution since it does not exceed your total withdrawals ($7,000). Further assume that you make another subsequent contribution of $10,000. At that time, your account value will be credited with $240 [4% x (10,000 + 3,000 - 7,000)].

Although the credit, as adjusted at the end of the first contract year, will be based upon first year total contributions, the following rules affect the percentage with which contributions made in the first contract year are credited during the first contract year:

..   Indication of intent: If you indicate in the application at the time you purchase your contract an intention to make additional contributions to meet one of the breakpoints (the ''Expected First Year Contribution Amount'') and your initial contribution is at least 50% of the Expected First Year Contribution Amount, your credit percentage will be as follows:

 . For any contributions resulting in total contributions to date less than or equal to your Expected First Year Contribution Amount, the credit percentage will be the percentage that applies to the Expected First Year Contribution Amount based on the table above.

 . For any subsequent contribution that results in your total contributions to date exceeding your Expected First Year Contribution Amount, such that the credit percentage should have been higher, we will increase the credit percent- age applied to that contribution, as well as any prior or subsequent contributions made in the first contract year, accordingly.

 . If at the end of the first contract year your total contributions were lower than your Expected First Year Contribution Amount such that the credit applied should have been lower, we will recover any Excess Credit. The Excess Credit is equal to the difference between the credit that was actually applied based on your Expected First Year Contribution Amount (as applicable) and the credit that should have been applied based on first year total contributions.

 . The ''Indication of intent'' approach to first year contributions is not available in all states. Please see Appendix VII later in this Prospectus for information on state availability.

..   No indication of intent:

   -- For your initial contribution (if available in your state) we will apply the credit percentage based upon the above table.

   -- For any subsequent contribution that results in a higher applicable credit percentage (based on total contributions to date), we will increase the credit percentage applied to that contribution, as well as any prior or subsequent contributions made in the first contract year, accordingly.

In addition to the recovery of any Excess Credit, we will recover all of the credit or a portion of the credit in the following situations:

..   If you exercise your right to cancel the contract, we will recover the entire credit made to your contract (see ''Your right to cancel within a certain number of days'' later in this Prospectus)/(1)/

..   If you start receiving annuity payments within three years of making any contribution, we will recover the credit that applies to any contribution made within the prior three years. Please see Appendix VII later in this Prospectus for information on state variations.

..   If the owner (or older joint owner, if applicable) dies during the one-year period following our receipt of a contribution to which a credit was applied, we will recover the amount of such credit. For Joint life GWBL contracts, we will only recover the credit if the second owner dies within the one-year period following a contribution.

We will recover any credit on a pro rata basis from the value in your variable investment options and guaranteed interest option. If there is insufficient value or no value in the variable investment options and guaranteed interest option, the fixed maturity options in order of the earliest maturing date(s), any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the account for special money market dollar cost averaging. A market value adjustment may apply to withdrawals from the fixed maturity options.

We do not consider credits to be contributions for purposes of any discussion in this Prospectus. Credits are also not considered to be part of your investment in the contract for tax purposes.

We use a portion of the mortality and expense risks charge and withdrawal charge to help recover our cost of providing the credit. See ''Charges and expenses'' later in this Prospectus. The charge associated with the credit may, over time, exceed the sum of the credit and any related earnings. You should consider this possibility before purchasing the contract.

GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED MINIMUM INCOME BENEFIT BASE

This section does not apply if you elect GWBL. For information about the GWBL death benefits and benefit bases, see ''Guaranteed withdrawal benefit for life (''GWBL'')'' later in this section.

The Guaranteed minimum death benefit base and Guaranteed minimum income benefit base (hereinafter, in this section called your ''benefit base'') are used to calculate the Guaranteed minimum income benefit and the death benefits, as described in this section. The benefit base for the Guaranteed minimum income benefit and any enhanced death benefit will be calculated as described below in this

30  CONTRACT FEATURES AND BENEFITS
section whether these options are elected individually or in combination. Your benefit base is not an account value or a cash value. See also ''Guaranteed minimum income benefit'' and ''Guaranteed minimum death benefit'' below.

STANDARD DEATH BENEFIT. Your benefit base is equal to:

..   your initial contribution and any additional contributions to the contract;
    less

..   a deduction that reflects any withdrawals you make (including any applicable withdrawal charges). The amount of this deduction is described under ''How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits'' in ''Accessing your money'' later in this Prospectus. The amount of any withdrawal charge is described under ''Withdrawal charge'' in ''Charges and expenses'' later in this Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM /contracts.

6 1/2% (OR 6%, IF APPLICABLE) ROLL-UP TO AGE 85 (USED FOR THE GREATER OF 6 1/2% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT, THE GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). Your benefit base is equal to:

..   your initial contribution and any additional contributions to the contract;
    plus

..   daily roll-up; less

..   a deduction that reflects any withdrawals you make (including any applicable withdrawal charges). The amount of this deduction is described under ''How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits'' in ''Accessing your money'' and the section entitled ''Charges and expenses'' later in this Prospectus. The amount of any withdrawal charge is described under ''Withdrawal charge'' in ''Charges and expenses'' later in this Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM /contracts.

The effective annual roll-up rate credited to this benefit base is:

..   6 1/2% (or 6%, if applicable) with respect to the variable investment options (including amounts allocated to the account for special money market dollar cost averaging under Accumulator(R) Plus/SM /and Accumulator(R) Select/SM /contracts but excluding all other amounts allocated to the EQ/Money Market variable investment option), and the account for special dollar cost averaging (under Accumulator(R) and Accumulator(R) Elite/SM /contracts only); the effective annual rate may be 4% in some states. Please see Appendix VII later in this Prospectus to see what applies in your state; and

..   3% with respect to the EQ/Money Market variable investment option, the fixed maturity options, the guaranteed interest option and the loan reserve account under Rollover TSA (if applicable).

The benefit base stops rolling up on the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday.

Please see ''Our administrative procedures for calculating your Roll-Up benefit base following a transfer'' later in the Prospectus for more information about how we calculate your Roll-Up benefit base when you transfer account values between investment options with a higher Roll-Up rate (4-6.5%) and investment options with a lower Roll-Up rate (3%).

ANNUAL RATCHET TO AGE 85 (USED FOR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT, THE GREATER OF 61/2% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT, THE GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT, THE GREATER OF 3% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). If you have not taken a withdrawal from your contract, your benefit base is equal to the greater of either:

..   your initial contribution to the contract (plus any additional contributions),

                                     -or-

..   your highest account value on any contract date anniversary up to the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday (plus any contributions made since the most recent Annual Ratchet).

If you have taken a withdrawal from your contract, your benefit base will be reduced from the amount described above. See ''How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits'' in ''Accessing your money'' later in this Prospectus. The amount of any withdrawal charge is described under ''Withdrawal charge'' in ''Charges and expenses'' later in this Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM/ contracts. At any time after a withdrawal, your benefit base is equal to the greater of either:

..   your benefit base immediately following the most recent withdrawal (plus any additional contributions made after the date of such withdrawal),

                                     -or-

..   your highest account value on any contract date anniversary after the date of the most recent withdrawal, up to the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday (plus any contributions made since the most recent Annual Ratchet after the date of such withdrawal).

GREATER OF 6 1/2% (OR 6% IF APPLICABLE) ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6 1/2% (or 6%, if applicable) Roll-Up to age 85 or the benefit base computed for the Annual Ratchet to age 85, as described immediately above, on each contract date anniversary. For the Guaranteed minimum income benefit, the benefit base is reduced by any applicable withdrawal charge remaining when the option is exercised. For more information, see '' Withdrawal charge'' in ''Charges and expenses'' later in this Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM/ contracts.

3% ROLL-UP TO AGE 85 (USED FOR THE GREATER OF 3% ROLL-UP TO AGE 85 OR THE
ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT). Your benefit base is equal to:

..   your initial contribution and any additional contributions to the contract;
    plus

                                              CONTRACT FEATURES AND BENEFITS 31

..   daily roll-up; less

..   a deduction that reflects any withdrawals you make (including any applicable withdrawal charges). The amount of this deduction is described under ''How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits'' in ''Accessing your money'' and the section entitled ''Charges and expenses'' later in this Prospectus. The amount of any withdrawal charge is described under ''Withdrawal charge'' in ''Charges and expenses'' later in this Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM/ contracts.

The effective annual roll-up rate credited to the benefit base is 3%.

The benefit base stops rolling up on the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday.

GREATER OF 3% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 3% Roll-Up to age 85 or the benefit base computed for the Annual Ratchet to age 85, as described immediately above, on each contract date anniversary.

GUARANTEED MINIMUM INCOME BENEFIT AND THE ROLL-UP BENEFIT BASE RESET. You will be eligible to reset your Guaranteed minimum income benefit Roll-Up benefit base on each contract date anniversary until the contract date anniversary following age 75. If you elect the Guaranteed minimum income benefit without the Greater of 6 1/2% (or 6% if applicable) Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit, you may reset its Roll-Up benefit base on each contract date anniversary until the contract date anniversary following age 75 AND your investment option choices will be limited to the guaranteed interest option, the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite/SM/ contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus/SM/ and Accumulator(R) Select/SM/ contracts) and the permitted variable investment options. See ''What are your investment options under the contract?'' earlier in this section. The reset amount would equal the account value as of the contract date anniversary on which you reset your Roll-Up benefit base. The Roll-Up continues to age 85 on any reset benefit base.

If you elect both the Guaranteed minimum income benefit AND the Greater of the 6 1/2% (or 6%) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit (the ''Greater of enhanced death benefit''), you will be eligible to reset the Roll-Up benefit base for these guaranteed benefits to equal the account value on any contract date anniversary until the contract date anniversary following age 75, and your investment options will not be restricted. If you elect both options, they are not available with different Roll-Up benefit bases: each option must include either the 6 1/2% Roll-Up or 6% Roll-Up benefit base.

We will send you a notice in each year that the Roll-Up benefit base is eligible to be reset, and you will have 30 days from your contract date anniversary to request a reset. At any time, you may choose one of the three available reset methods: one-time reset option, automatic annual reset program or automatic customized reset program.

--------------------------------------------------------------------------------
ONE-TIME RESET OPTION -- resets your Roll-Up benefit base on a single contract date anniversary.
AUTOMATIC ANNUAL RESET PROGRAM -- automatically resets your Roll-Up benefit base on each contract date anniversary you are eligible for a reset.
AUTOMATIC CUSTOMIZED RESET PROGRAM -- automatically resets your Roll-Up benefit base on each contract date anniversary, if eligible, for the period you designate.
--------------------------------------------------------------------------------

If your request to reset your Roll-Up benefit base is received at our processing office more than 30 days after your contract date anniversary, your Roll-Up benefit base will reset on the next contract date anniversary if you are eligible for a reset.

One-time reset requests will be processed as follows:

(i)if your request is received within 30 days following your contract date anniversary, your Roll-Up benefit base will be reset, if eligible, as of that contract date anniversary. If your benefit base was not eligible for a reset on that contract date anniversary, your one-time reset request will be terminated;

(ii)if your request is received outside the 30 day period following your contract date anniversary, your Roll-Up benefit base will be reset, if eligible, on the next contract date anniversary. If your benefit base is not eligible for a reset, your one-time reset request will be terminated.

Once your one-time reset request is terminated, you must submit a new request in order to reset your benefit base.

If you wish to cancel your elected reset program, your request must be received by our processing office at least 30 days prior to your contract date anniversary to terminate your reset program for such contract date anniversary. Cancellation requests received after this window will be applied the following year. A reset cannot be cancelled after it has occurred. For more information, see ''How to reach us'' earlier in this Prospectus. Each time you reset the Roll-Up benefit base, your Roll-Up benefit base will not be eligible for another reset until the next contract date anniversary. If after your death your spouse continues the contract, the benefit base will be eligible to be reset on each contract date anniversary, if applicable. The last age at which the benefit base is eligible to be reset is the contract date anniversary following owner (or older joint owner, if applicable) age 75.

If you elect to reset your Roll-Up benefit base on any contract date anniversary, we may increase the charge for the Guaranteed minimum income benefit and the Greater of 6 1/2% (or 6%, if applicable) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit. There is no charge increase for the Annual Ratchet to age 85 enhanced death benefit. See both ''Guaranteed minimum death benefit charge'' and ''Guaranteed minimum income benefit charge'' in ''Charges and expenses'' later in this Prospectus for more information.

It is important to note that once you have reset your Roll-Up benefit base, a new waiting period to exercise the Guaranteed minimum income benefit will apply from the date of the reset: you may not exercise until the tenth contract date anniversary following the reset or, if later, the earliest date you would have been permitted to exercise without regard to the reset. See ''Exercise rules'' under ''Guaranteed minimum income benefit'' below for more information. Please note that in almost all cases, resetting your Roll-Up benefit base will

    CONTRACT FEATURES AND
32  BENEFITS
lengthen the exercise waiting period. Also, even when there is no additional charge when you reset your Roll-Up benefit base, the total dollar amount charged on future contract date anniversaries may increase as a result of the reset since the charges may be applied to a higher benefit base than would have been otherwise applied. See ''Charges and expenses'' in the Prospectus.

If you are a traditional IRA, TSA or QP contract owner, before you reset your Roll-Up benefit base, please consider the effect of the 10-year exercise waiting period on your requirement to take lifetime required minimum distributions with respect to the contract. If you must begin taking lifetime required minimum distributions during the 10-year waiting period, you may want to consider taking the annual lifetime required minimum distribution calculated for the contract from another permissible contract or funding vehicle. If you withdraw the lifetime required minimum distribution from the contract, and the required minimum distribution is more than 6 1/2% (or 6%) of the reset benefit base, the withdrawal would cause a pro rata reduction in the benefit base. Alternatively, resetting the benefit base to a larger amount would make it less likely that the required minimum distributions would exceed the 6 1/2% (or 6%) threshold. See ''Lifetime required minimum distribution withdrawals'' and ''How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit'' in ''Accessing your money.'' Also, see ''Required minimum distributions'' under ''Individual retirement arrangements (IRAs)'' in ''Tax information'' and Appendix II -- ''Purchase considerations for QP Contracts'' as well as Appendix IX --''Tax-sheltered annuity contracts (TSAs)'' later in this Prospectus.

If you elect both a ''Greater of'' enhanced death benefit and the Guaranteed minimum income benefit, the Roll-Up benefit bases for both are reset simultaneously when you request a Roll-Up benefit base reset. You cannot elect a Roll-Up benefit base reset for one benefit and not the other.

ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the Guaranteed minimum income benefit and annuity payout options. The Guaranteed minimum income benefit is discussed under ''Guaranteed minimum income benefit'' below and annuity payout options are discussed under ''Your annuity payout options'' in ''Accessing your money'' later in this Prospectus. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the owner's (and any joint owner's) age and sex in certain instances. We may provide more favorable current annuity purchase factors for the annuity payout options.

GUARANTEED MINIMUM INCOME BENEFIT

The Guaranteed minimum income benefit is available if the owner is age 20 through 75 at the time the contract is issued.

Subject to state availability (see Appendix VII later in this Prospectus), you may elect one of the following:

..   The Guaranteed minimum income benefit that includes the 6 1/2% Roll-Up benefit base.

..   The Guaranteed minimum income benefit that includes the 6% Roll-Up benefit base.

Both options include the ability to reset your Guaranteed minimum income benefit base on each contract date anniversary until the contract date anniversary following age 75. See ''Guaranteed minimum income benefit and the Roll-Up benefit base reset'' earlier in this section.

If you elect the Guaranteed minimum income benefit with a ''Greater of'' death benefit, you can choose between one of the following two combinations:

..   the Greater of the 6 1/2% Roll-Up to age 85 or the Annual Ratchet to age 85
    enhanced death benefit with the Guaranteed minimum income benefit that includes the 6 1/2% Roll-Up benefit base, or

..   the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85
    enhanced death benefit with the Guaranteed minimum income benefit that includes the 6% Roll-Up benefit base.

If you elect the Guaranteed minimum income benefit without the Greater of the 6 1/2% (or 6%, if applicable) Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit, your investment options will be limited to the guaranteed interest option, the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite/SM/ contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus/SM/ and Accumulator(R) Select/SM/ contracts) and the permitted variable investment options. See ''What are your investment options under the contract?'' earlier in this section.

If the contract is jointly owned, the Guaranteed minimum income benefit will be calculated on the basis of the older owner's age. There is an additional charge for the Guaranteed minimum income benefit which is described under ''Guaranteed minimum income benefit charge'' in ''Charges and expenses'' later in this Prospectus. Once you purchase the Guaranteed minimum income benefit, you may not voluntarily terminate this benefit. If you elect both the Guaranteed minimum income benefit and a ''Greater of'' enhanced death benefit, the Roll-Up rate you elect must be the same for both features.

If you are purchasing the contract as an Inherited IRA or if you elect a Principal guarantee benefit or the Guaranteed withdrawal benefit for life, the Guaranteed minimum income benefit is not available. If you are using the contract to fund a charitable remainder trust (for Accumulator(R) and Accumulator(R) Elite/SM/ contracts only), you will have to take certain distribution amounts. You should consider split-funding so that those distributions do not adversely impact your guaranteed minimum income benefit. See ''Owner and annuitant requirements'' earlier in this section. For IRA, QP and Rollover TSA contracts, owners over age 60 at contract issue should consider the impact of the minimum distributions required by tax law in relation to the withdrawal limitations under the Guaranteed minimum income benefit. See ''How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits'' in ''Accessing your money'' later in this Prospectus.

If you elect the Guaranteed minimum income benefit option and change ownership of the contract, this benefit will automatically terminate, except under certain circumstances. See ''Transfers of ownership, collateral assignments, loans and borrowing'' in ''More information,'' later in this Prospectus for more information.

The Guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed

                                              CONTRACT FEATURES AND BENEFITS 33
payout option or a life with a period certain payout option, subject to state availability. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your Guaranteed minimum income benefit. The maximum period certain available under the life with a period certain payout option is 10 years. This period may be shorter, depending on the owner's age, as follows:

---------------------------------------------
              LEVEL PAYMENTS
---------------------------------------------
OWNER'S AGE AT EXERCISE  PERIOD CERTAIN YEARS
---------------------------------------------

    80 and younger                10

          81                      9

          82                      8

          83                      7

          84                      6

          85                      5
---------------------------------------------

We may also make other forms of payout options available. For a description of payout options, see ''Your annuity payout options'' in ''Accessing your money'' later in this Prospectus.

--------------------------------------------------------------------------------
The Guaranteed minimum income benefit should be regarded as a safety net only.
--------------------------------------------------------------------------------

When you exercise the Guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your Guaranteed minimum income benefit which is calculated by applying your Guaranteed minimum income benefit base, less any applicable withdrawal charge remaining (if applicable under your Accumulator(R) Series contract), to guaranteed annuity purchase factors, or (ii) the income provided by applying your account value to our then current annuity purchase factors. For Rollover TSA only, we will subtract from the Guaranteed minimum income benefit base or account value any outstanding loan, including interest accrued but not paid. You may also elect to receive monthly or quarterly payments as an alternative. If you elect monthly or quarterly payments, the aggregate payments you receive in a contract year will be less than what you would have received if you had elected an annual payment, as monthly and quarterly payments reflect the time value of money with regard to both interest and mortality. The benefit base is applied only to the guaranteed annuity purchase factors under the Guaranteed minimum income benefit in your contract and not to any other guaranteed or current annuity purchase rates. The amount of income you actually receive will be determined when we receive your request to exercise the benefit.

When you elect to receive annual lifetime income, your contract (including its death benefit and any account or cash values) will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see ''Exercise of Guaranteed minimum income benefit'' below.

Before you elect the Guaranteed minimum income benefit, you should consider the fact that it provides a form of insurance and is based on conservative actuarial factors. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.

GUARANTEED MINIMUM INCOME BENEFIT ''NO LAPSE GUARANTEE''. In general, if your account value falls to zero (except as discussed below, if your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6 1/2% (or 6%, if applicable) of the Roll-Up benefit base as of the beginning of the contract year or in the first contract year, all contributions received in the first 90 days), the Guaranteed minimum income benefit will be exercised automatically, based on the owner's (or older joint owner's, if applicable) current age and benefit base, as follows:

..   You will be issued a supplementary contract based on a single life with a maximum 10 year period certain. Payments will be made annually starting one year from the date the account value fell to zero. Upon exercise, your contract (including its death benefit and any account or cash values) will terminate.

..   You will have 30 days from when we notify you to change the payout option and/or the payment frequency.

Please note that we will not automatically exercise the Guaranteed minimum income benefit, as described above, if you have a TSA contract and withdrawal restrictions apply.

The no lapse guarantee will terminate under the following circumstances:

..   If your aggregate withdrawals during any contract year exceed 6 1/2% (or
    6%, if applicable) of the Roll-Up benefit base (as of the beginning of the contract year or in the first contract year, all contributions received in the first 90 days);

..   Upon the contract date anniversary following the owner (or older joint owner, if applicable) reaching age 85.

Please note that if you participate in our Automatic RMD service, an automatic withdrawal under that program will not cause the no lapse guarantee to terminate even if a withdrawal causes your total contract year withdrawals to exceed 6 1/2% (or 6%, applicable) of your Roll-Up benefit base at the beginning of the contract year.

ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll-Up to age 85 benefit base, the table below illustrates the Guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male owner age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this Prospectus, assuming no additional contributions, withdrawals, or loans under Rollover TSA contracts, and assuming there were no allocations to the EQ/Money Market variable investment option, the guaranteed interest option, the fixed maturity options or the loan reserve account under Rollover TSA contracts.

-------------------------------------------------
                            GUARANTEED MINIMUM
    CONTRACT DATE        INCOME BENEFIT -- ANNUAL
ANNIVERSARY AT EXERCISE  INCOME PAYABLE FOR LIFE
-------------------------------------------------

          10                     $10,065

          15                     $15,266
-------------------------------------------------

EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the Guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract

34  CONTRACT FEATURES AND BENEFITS
date anniversary if you want to exercise the Guaranteed minimum income benefit. You must return your contract to us, along with all required information within 30 days following your contract date anniversary, in order to exercise this benefit. Upon exercise of the Guaranteed minimum income benefit, the owner (or older joint owner, if applicable) will become the annuitant, and the contract will be annuitized on the basis of the annuitant's life. You will begin receiving annual payments one year after the annuity payout contract is issued. If you choose monthly or quarterly payments, you will receive your payment one month or one quarter after the annuity payout contract is issued. You may choose to take a withdrawal prior to exercising the Guaranteed minimum income benefit, which will reduce your payments. You may not partially exercise this benefit. See ''Accessing your money'' under ''Withdrawing your account value'' later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death or, if later, the end of the period certain (where the payout option chosen includes a period certain).

EXERCISE RULES. Eligibility to exercise the Guaranteed minimum income benefit is based on the owner's (or older joint owner's, if applicable) age as follows:

..   If you were at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

..   If you were at least age 45 and no older than age 49 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary after age 60.

..   If you were at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i)the latest date you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following your 85th birthday;

(ii)if you were age 75 when the contract was issued or the Roll-Up benefit base was reset, the only time you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following your attainment of age 85;

(iii)for Accumulator(R) Series QP contracts, the Plan participant can exercise the Guaranteed minimum income benefit only if he or she elects to take a distribution from the Plan and, in connection with this distribution, the Plan's trustee changes the ownership of the contract to the participant. This effects a rollover of the Accumulator(R) Series QP contract into an Accumulator(R) Series Rollover IRA. This process must be completed within the 30-day time frame following the contract date anniversary in order for the Plan participant to be eligible to exercise. However, if the Guaranteed minimum income benefit is automatically exercised as a result of the no lapse guarantee, a rollover into an IRA will not be effected and payments will be made directly to the trustee;

(iv)Since no partial exercise is permitted, owners of defined benefit QP contracts who plan to change ownership of the contract to the participant must first compare the participant's lump sum benefit amount and annuity benefit amount to the GMIB benefit amount and account value, and make a withdrawal from the contract if necessary. See ''How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits'' in ''Accessing your money'' later in this Prospectus.

(v)for Accumulator(R) Series Rollover TSA contracts, you may exercise the Guaranteed minimum income benefit only if you effect a roll- over of the TSA contract to an Accumulator(R) Series Rollover IRA. This may only occur when you are eligible for a distribution from the TSA. This process must be completed within the 30-day time- frame following the contract date anniversary in order for you to be eligible to exercise;

(vi)if you reset the Roll-Up benefit base (as described earlier in this section), your new exercise date will be the tenth contract date anniversary following the reset or, if later, the earliest date you would have been permitted to exercise without regard to the reset. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the waiting period;

(vii)a spouse beneficiary or younger spouse joint owner under Spousal continuation may only continue the Guaranteed minimum income benefit if the contract is not past the last date on which the original owner could have exercised the benefit. In addition, the spouse beneficiary or younger spouse joint owner must be eligible to continue the benefit and to exercise the benefit under the applicable exercise rule (described in the above bullets) using the following additional rules. The spouse beneficiary or younger spouse joint owner's age on the date of the owner's death replaces the owner's age at issue for purposes of determining the availability of the benefit and which of the exercise rules applies. The original contract issue date will continue to apply for purposes of the exercise rules;

(viii)if the contract is jointly owned, you can elect to have the Guaranteed minimum income benefit paid either: (a) as a joint life benefit, or
      (b) as a single life benefit paid on the basis of the older owner's age;
      and

(ix)if the contract is owned by a trust or other non-natural person, eligibility to elect or exercise the Guaranteed minimum income benefit is based on the annuitant's (or older joint annuitant's, if applicable) age, rather than the owner's.

See ''Effect of the owner's death'' under ''Payment of death benefit'' later in this Prospectus for more information.

Please see both ''Insufficient account value'' in ''Determining your contract's value'' and ''How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits'' in ''Accessing your money'' and the section entitled ''Charges and expenses'' later in this Prospectus for more information on these guaranteed benefits.

GUARANTEED MINIMUM DEATH BENEFIT

This section does not apply if you elect GWBL. For information about the GWBL death benefits and benefit bases, see ''Guaranteed withdrawal benefit for life (''GWBL'')'' later in this section.

                                              CONTRACT FEATURES AND BENEFITS 35

Your contract provides a standard death benefit. If you do not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment, OR the standard death benefit, whichever provides the higher amount. The standard death benefit is equal to your total contributions, adjusted for any withdrawals (and any associated withdrawal charges, if applicable under your Accumulator(R) Series contract). For Accumulator(R), Accumulator(R) Elite/SM/ and Accumulator(R) Select/SM/ contract owners, the standard death benefit is the only death benefit available for owners (or older joint owners, if applicable) ages 81 through 85 at issue. Once your contract is issued, you may not change or voluntarily terminate your death benefit.

If you elect one of the enhanced death benefits (not including the GWBL Enhanced death benefit), the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the owner's (or older joint owner's, if applicable) death, any required instructions for the method of payment, information and forms necessary to effect payment, or your elected enhanced death benefit on the date of the owner's (or older joint owner's, if applicable) death, adjusted for any subsequent withdrawals (and associated withdrawal charges, if applicable under your Accumulator(R) Series contract), whichever provides the higher amount. See ''Payment of death benefit'' later in this Prospectus for more information.

Any of the enhanced death benefits (other than the Greater of 3% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit) or the standard death benefit can be elected by themselves or with the Guaranteed minimum income benefit. Each enhanced death benefit has an additional charge. There is no additional charge for the standard death benefit.

If you elect one of the enhanced death benefit options described below and change ownership of the contract, generally the benefit will automatically terminate, except under certain circumstances. If this occurs, any enhanced death benefit elected will be replaced with the standard death benefit. See ''Transfers of ownership, collateral assignments, loans and borrowing'' in ''More information'' later in this Prospectus for more information.

For Accumulator(R) Plus/SM/ contracts, if the owner (or older joint owner, if applicable) dies during the one-year period following our receipt of a contribution, the account value used to calculate the applicable guaranteed minimum death benefit will not reflect any credits applied in the one-year period prior to death. For Joint life GWBL contracts, we will only recover the credit if the second owner dies within the one-year period following a contribution.

Subject to state availability (see Appendix VII later in this Prospectus for state availability of these benefits), your age at contract issue, and your contract type, you may elect one of the following enhanced death benefits:

Optional enhanced death benefit applicable for owner (or older joint owner, if applicable) ages 0 through 75 at issue of NQ contracts; 20 through 75 at issue of Rollover IRA, Roth Conversion IRA, Flexible Premium Roth IRA, and Rollover TSA contracts; 20 through 70 at issue of Flexible Premium IRA contracts; 0 through 70 at issue for Inherited IRA contracts; and 20 through 75 at issue of QP contracts (20 through 70 at issue for Accumulator(R) Plus/SM/ QP contracts.

..   ANNUAL RATCHET TO AGE 85

..   THE GREATER OF 6 1/2% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85

..   THE GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85

Optional enhanced death benefit applicable for owner (or older joint owner, if applicable) ages 76 through 80 at issue of NQ, Rollover IRA, Roth Conversion IRA, Flexible Premium Roth IRA, and Rollover TSA contracts.

..   THE GREATER OF 3% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85

The Greater of 3% Roll-Up to age 85 or Annual Ratchet to age 85 is not available for QP, Flexible Premium IRA, and Inherited IRA contracts.

For contracts with non-natural owners, the available death benefits are based on the annuitant's age.

Each enhanced death benefit is equal to its corresponding benefit base described earlier in ''Guaranteed minimum death benefit and Guaranteed minimum income benefit base.'' Once you have made your enhanced death benefit election, you may not change it.

As discussed earlier in this Prospectus, you can elect a ''Greater of'' enhanced death benefit with a corresponding Guaranteed minimum income benefit. You can elect one of the following two combinations:

..   the Greater of 6 1/2% Roll-Up to age 85 or the Annual Ratchet to age 85
    enhanced death benefit with the Guaranteed minimum income benefit that includes the 6 1/2% Roll-Up benefit base, or

..   the Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85
    enhanced death benefit with the Guaranteed minimum income benefit that includes the 6% Roll-Up benefit base.

If you purchase a ''Greater of'' enhanced death benefit with the Guaranteed minimum income benefit, you will be eligible to reset your Roll-Up benefit base on each contract date anniversary until the contract date anniversary following age 75. If you purchase a ''Greater of'' enhanced death benefit without the Guaranteed minimum income benefit, no reset is available. See ''Guaranteed minimum income benefit and the Roll-Up benefit base reset'' earlier in this section.

Please see both ''Insufficient account value'' in ''Determining your contract's value'' and ''How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits'' in ''Accessing your money'' and the section entitled ''Charges and expenses'' later in this Prospectus for more information on these guaranteed benefits.

If you are using your Accumulator(R) or Accumulator(R) Elite/SM/ contract to fund a charitable remainder trust, you will have to take certain distribution amounts. You should consider split-funding so that those distributions do not adversely impact your enhanced death benefit. See ''Owner and annuitant requirements'' earlier in this section.

36  CONTRACT FEATURES AND BENEFITS

See Appendix IV later in this Prospectus for an example of how we calculate an enhanced death benefit.

EARNINGS ENHANCEMENT BENEFIT

Subject to state and contract availability (see Appendix VII later in this Prospectus for state availability of these benefits), if you are purchasing a contract under which the Earnings enhancement benefit is available, you may elect the Earnings enhancement benefit at the time you purchase your contract, if the owner is age 75 or younger. The Earnings enhancement benefit provides an additional death benefit as described below. See the appropriate part of ''Tax information'' later in this Prospectus for the potential tax consequences of electing to purchase the Earnings enhancement benefit in an NQ, IRA or Rollover TSA contract. Once you purchase the Earnings enhancement benefit you may not voluntarily terminate this feature. If you elect the Guaranteed withdrawal benefit for life, the Earnings enhancement benefit is not available.

If you elect the Earnings enhancement benefit described below and change ownership of the contract, generally this benefit will automatically terminate, except under certain circumstances. See ''Transfers of ownership, collateral assignments, loans and borrowing'' in ''More information,'' later in this Prospectus for more information.

If the owner (or older joint owner, if applicable) is 70 or younger when we issue your contract (or if the spouse beneficiary or younger spouse joint owner is 70 or younger when he or she becomes the successor owner and the Earnings enhancement benefit had been elected at issue), the additional death benefit will be 40% of:

the greater of:

..   the account value, or

..   any applicable death benefit

decreased by:

..   total net contributions

For purposes of calculating your Earnings enhancement benefit, the following applies: (i) ''Net contributions'' are the total contributions made (or if applicable, the total amount that would otherwise have been paid as a death benefit had the spouse beneficiary or younger spouse joint owner not continued the contract plus any subsequent contributions) adjusted for each withdrawal that exceeds your Earnings enhancement benefit earnings. ''Net contributions'' are reduced by the amount of that excess. Earnings enhancement benefit earnings are equal to (a) minus (b) where (a) is the greater of the account value and the death benefit immediately prior to the withdrawal, and (b) is the net contributions as adjusted by any prior withdrawals (for Accumulator(R) Plus/SM/ contracts, credit amounts are not included in ''net contributions''); and
(ii) ''Death benefit'' is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable Guaranteed minimum death benefit as of the date of death.

For Accumulator(R) Plus/SM/ contracts, for purposes of calculating your Earnings enhancement benefit, if any contributions are made in the one-year period prior to death of the owner (or older joint owner, if applicable), the account value will not include any credits applied in the one-year period prior to death.

If the owner (or older joint owner, if applicable) is age 71 through 75 when we issue your contract (or if the spouse beneficiary or younger spouse joint owner is between the ages of 71 and 75 when he or she becomes the successor owner and the Earnings enhancement benefit had been elected at issue), the additional death benefit will be 25% of:

the greater of:

..   the account value, or

..   any applicable death benefit

decreased by:

..   total net contributions

The value of the Earnings enhancement benefit is frozen on the first contract date anniversary after the owner (or older joint owner, if applicable) turns age 80, except that the benefit will be reduced for withdrawals on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce the benefit by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If the benefit is $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 X .40) and the benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

For an example of how the Earnings enhancement death benefit is calculated, please see Appendix VI.

For contracts continued under Spousal continuation, upon the death of the spouse (or older spouse, in the case of jointly owned contracts), the account value will be increased by the value of the Earnings enhancement benefit as of the date we receive due proof of death. The benefit will then be based on the age of the surviving spouse as of the date of the deceased spouse's death for the remainder of the contract. If the surviving spouse is age 76 or older, the benefit will terminate and the charge will no longer be in effect. The spouse may also take the death benefit (increased by the Earnings enhancement benefit) in a lump sum. See ''Spousal continuation'' in ''Payment of death benefit'' later in this Prospectus for more information.

The Earnings enhancement benefit must be elected when the contract is first issued: neither the owner nor the successor owner can add it after the contract has been issued. Ask your financial professional or see Appendix VII later in this Prospectus to see if this feature is available in your state.

GUARANTEED WITHDRAWAL BENEFIT FOR LIFE (''GWBL'')

For an additional charge, the Guaranteed withdrawal benefit for life (''GWBL'') guarantees that you can take withdrawals up to a maximum amount per year (your ''Guaranteed annual withdrawal amount''). GWBL is only available at issue. This benefit is not available at issue ages younger than 45. GWBL is not available if you have elected the Guaranteed minimum income benefit, the Earnings enhancement benefit or one of our Principal guarantee benefits, described later in this Prospectus. You may elect one of our automated payment plans or you may take partial withdrawals. All withdrawals reduce your account value and Guaranteed minimum death benefit.

                                              CONTRACT FEATURES AND BENEFITS 37

See ''Accessing your money'' later in this Prospectus. Your investment options will be limited to the guaranteed interest option, the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) EliteSM contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus/SM/ and Accumulator(R) Select/SM/ contracts) and the permitted variable investment options. Our general dollar cost averaging program is not available if you elect the GWBL, but the investment simplifier program is available if you elect the GWBL. See ''What are your investment options under the contract?'' earlier in this section.

You may buy this benefit on a single life (''Single life'') or a joint life (''Joint life'') basis. Under a Joint life contract, lifetime withdrawals are guaranteed for the life of both the owner and successor owner.

For Joint life contracts, a successor owner may be named at contract issue only. The successor owner must be the owner's spouse. If you and the successor owner are no longer married, you may either: (i) drop the original successor owner or (ii) replace the original successor owner with your new spouse. This can only be done before the first withdrawal is made from the contract. After the first withdrawal, the successor owner can be dropped but cannot be replaced. If the successor owner is dropped after withdrawals begin, the charge will continue based on a Joint life basis. For NQ contracts, you have the option to designate the successor owner as a joint owner.

For Joint life contracts owned by a non-natural owner, a joint annuitant may be named at contract issue only. The annuitant and joint annuitant must be spouses. If the annuitant and joint annuitant are no longer married, you may either: (i) drop the joint annuitant or (ii) replace the original joint annuitant with the annuitant's new spouse. This can only be done before the first withdrawal. After the first withdrawal, the joint annuitant may be dropped but cannot be replaced. If the joint annuitant is dropped after withdrawals begin, the charge continues based on a Joint life basis.

Joint life QP and TSA contracts are not permitted in connection with the benefit. This benefit is not available under an Inherited IRA contract. If you are using your Accumulator(R) or Accumulator(R) Elite/SM/ contract to fund a charitable remainder trust, you will have to take certain distribution amounts. You should consider split-funding so that those distributions do not adversely impact your guaranteed withdrawal benefit for life. See ''Owner and annuitant requirements'' earlier in this section.

The charge for the GWBL benefit will be deducted from your account value on each contract date anniversary. Please see ''Guaranteed withdrawal benefit for life benefit charge'' in ''Charges and expenses'' later in this Prospectus for a description of the charge.

You should not purchase this benefit if:

..   You plan to take withdrawals in excess of your Guaranteed annual withdrawal amount because those withdrawals may significantly reduce or eliminate the value of the benefit (see ''Effect of Excess withdrawals'' below in this section);

..   You are not interested in taking withdrawals prior to the contract's maturity date;

..   You are using the contract to fund a Rollover TSA or QP contract where withdrawal restrictions will apply; or

..   You plan to use it for withdrawals prior to age 59 1/2, as the taxable amount of the withdrawal will be includible in income and subject to an additional 10% federal income tax penalty, as discussed later in this Prospectus.

For traditional IRAs, TSA and QP contracts, you may take your lifetime required minimum distributions (''RMDs'') without losing the value of the GWBL benefit, provided you comply with the conditions described under ''Lifetime required minimum distribution withdrawals'' in ''Accessing your money'' later in this Prospectus, including utilizing our Automatic RMD service. If you do not expect to comply with these conditions, this benefit may have limited usefulness for you and you should consider whether it is appropriate. Please consult your tax adviser.

GWBL BENEFIT BASE

At issue, your GWBL benefit base is equal to your initial contribution and will increase or decrease, as follows:

..   Your GWBL benefit base increases by any subsequent contributions.

..   Your GWBL benefit base may be increased on each contract date anniversary, as described below under ''Annual Ratchet'' and ''7% deferral bonus.''

..   Your GWBL benefit base may be increased by the 200% Initial GWBL benefit base guarantee, as described later in this section.

..   Your GWBL benefit base is not reduced by withdrawals except those withdrawals that cause total withdrawals in a contract year to exceed your Guaranteed annual withdrawal amount (''Excess withdrawal''). See ''Effect of Excess withdrawals'' below in this section.

GUARANTEED ANNUAL WITHDRAWAL AMOUNT

Your initial Guaranteed annual withdrawal amount is equal to a percentage of the GWBL benefit base. The initial applicable percentage (''Applicable percentage'') is based on the owner's age at the time of the first withdrawal. For Joint life contracts, the initial Applicable percentage is based on the age of the younger owner or successor owner at the time of the first withdrawal. If your GWBL benefit base ratchets, as described below in this section under ''Annual ratchet,'' on any contract date anniversary after you begin taking withdrawals, your Applicable percentage may increase based on your attained age at the time of the ratchet. The Applicable percentages are as follows:

-----------------------------------
 AGE          APPLICABLE PERCENTAGE
-----------------------------------
45-59                 4.0%

60-75                 5.0%

76-85                 6.0%

86 and older          7.0%
-----------------------------------

We will recalculate the Guaranteed annual withdrawal amount on each contract date anniversary and as of the date of any subsequent contribution or Excess withdrawal, as described below under ''Effect of Excess withdrawals'' and ''Subsequent contributions.'' The withdrawal amount is guaranteed never to decrease as long as there are no Excess withdrawals.

Your Guaranteed annual withdrawals are not cumulative. If you withdraw less than the Guaranteed annual withdrawal amount in any contract year, you may not add the remainder to your Guaranteed annual withdrawal amount in any subsequent year.

38  CONTRACT FEATURES AND BENEFITS

The withdrawal charge, if applicable under your Accumulator(R) Series contract, is waived for withdrawals up to the Guaranteed annual withdrawal amount, but all withdrawals are counted toward your free withdrawal amount. See ''Withdrawal charge'' in ''Charges and expenses'' later in this Prospectus.

EFFECT OF EXCESS WITHDRAWALS

An Excess withdrawal is caused when you withdraw more than your Guaranteed annual withdrawal amount in any contract year. Once a withdrawal causes cumulative withdrawals in a contract year to exceed your Guaranteed annual withdrawal amount, the entire amount of that withdrawal and each subsequent withdrawal in that contract year are considered Excess withdrawals.

An Excess withdrawal can cause a significant reduction in both your GWBL benefit base and your Guaranteed annual withdrawal amount. If you make an Excess withdrawal, we will recalculate your GWBL benefit base and the Guaranteed annual withdrawal amount, as follows:

..   The GWBL benefit base is reset as of the date of the Excess withdrawal to equal the lesser of: (i) the GWBL benefit base immediately prior to the Excess withdrawal and (ii) the account value immediately following the Excess withdrawal.

..   The Guaranteed annual withdrawal amount is recalculated to equal the
    Applicable percentage multiplied by the reset GWBL benefit base.

You should not purchase the contract if you plan to take withdrawals in excess of your Guaranteed annual withdrawal amount as such withdrawals may significantly reduce or eliminate the value of the GWBL benefit. If your account value is less than your GWBL benefit base (due, for example, to negative market performance), an Excess withdrawal, even one that is only slightly more than your Guaranteed annual withdrawal amount, can significantly reduce your GWBL benefit base and the Guaranteed annual withdrawal amount.

For example, assume your GWBL benefit base is $100,000 and your account value is $80,000 when you decide to begin taking withdrawals at age 65. Your Guaranteed annual withdrawal amount is equal to $5,000 (5.0% of $100,000). You take an initial withdrawal of $8,000. Since your GWBL benefit base is immediately reset to equal the lesser of your GWBL benefit base prior to the Excess withdrawal ($100,000) and your account value immediately following the Excess withdrawal ($80,000 minus $8,000), your GWBL benefit base is now $72,000. In addition, your Guaranteed annual withdrawal amount is reduced to $3,600 (5.0% of $72,000), instead of the original $5,000. See ''How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit'' in ''Accessing your money'' later in this Prospectus.

Withdrawal charges, if applicable under your Accumulator(R) Series contract, are applied to the amount of the withdrawal that exceeds the greater of (i) the Guaranteed annual withdrawal amount or (ii) the 10% free withdrawal amount. A withdrawal charge would not be applied in the example above since the $8,000 withdrawal (equal to 10% of the contract's account value as of the beginning of the contract year) falls within the 10% free withdrawal amount. Under the example above, additional withdrawals during the same contract year could result in a further reduction of the GWBL benefit base and the Guaranteed annual withdrawal amount, as well as an application of withdrawal charges, if applicable. See ''Withdrawal charge'' in ''Charges and expenses'' later in this Prospectus.

You should note that an Excess withdrawal that reduces your account value to zero terminates the contract, including all benefits, without value. See ''Insufficient account value'' in ''Determining your contract's value'' later in this Prospectus.

In general, if you purchase the contract as a traditional IRA, QP or TSA and participate in our Automatic RMD service, an automatic withdrawal under that program will not cause an Excess withdrawal, even if it exceeds your Guaranteed annual withdrawal amount. For more information, see ''Lifetime required minimum distribution withdrawals'' in ''Accessing your money'' later in this Prospectus. Loans are not available under Rollover TSA contracts if GWBL is elected.

ANNUAL RATCHET

Your GWBL benefit base is recalculated on each contract date anniversary to equal the greater of: (i) the account value and (ii) the most recent GWBL benefit base. If your account value is greater, we will ratchet up your GWBL benefit base to equal your account value. If your GWBL benefit base ratchets on any contract date anniversary after you begin taking withdrawals, your Applicable percentage may increase based on your attained age at the time of the ratchet. Your Guaranteed annual withdrawal amount will also be increased, if applicable, to equal your Applicable percentage times your new GWBL benefit base.

If your GWBL benefit base ratchets, we may increase the charge for the benefit. Once we increase the charge, it is increased for the life of the contract. We will permit you to opt out of the ratchet if the charge increases. If you choose to opt out, your charge will stay the same but your GWBL benefit base will no longer ratchet. Upon request, we will permit you to accept a GWBL benefit base ratchet with the charge increase on a subsequent contract date anniversary. For a description of the charge increase, see ''Guaranteed withdrawal benefit for life benefit charge'' in ''Charges and expenses'' later in this Prospectus.

7% DEFERRAL BONUS

At no additional charge, in each contract year in which you have not taken a withdrawal, we will increase your GWBL benefit base by an amount equal to 7% of your total contributions. This 7% deferral bonus is applicable for the life of the contract, subject to certain restrictions.

We will apply the 7% deferral bonus to your GWBL benefit base on each contract date anniversary until you make a withdrawal from your contract. In a contract year following an Annual Ratchet (described above), the deferral bonus will be applied to your GWBL benefit base on each contract date anniversary until you make a withdrawal. However, no deferral bonus is applied on a contract date anniversary on which an Annual Ratchet occurs.

Once you make a withdrawal, we will not apply the deferral bonus in future years unless you meet one of the exceptions that would allow you to continue to receive the deferral bonus. Those exceptions are described as follows:

..   You are eligible to receive the 7% deferral bonus for any of your first ten contract years that you have not taken a withdrawal, even if you had taken a withdrawal in a prior year. For example, if you take your first withdrawal in the second contract year, you are still eligible to receive the deferral bonus in contract years three through ten. The deferral bonus is not applied in the contract year in which a withdrawal was made.

                                              CONTRACT FEATURES AND BENEFITS 39

..   You are eligible to receive the 7% deferral bonus to your GWBL Benefit Base on a contract date anniversary during the ten years following an Annual Ratchet, as long as no withdrawal is made in the same contract year. If a withdrawal is made during this ten-year period, no deferral bonus is applied in the contract year in which the withdrawal was made.

If the Annual Ratchet occurs on any contract date anniversary, for the next and subsequent contract years, the deferral bonus will be 7% of the most recent ratcheted GWBL benefit base, plus any subsequent contributions. If the GWBL benefit base is reduced due to an Excess withdrawal, the 7% deferral bonus will be calculated using the reset GWBL benefit base, plus any applicable contributions. The 7% deferral bonus generally excludes contributions made in the prior 12 months. In the first contract year, the deferral bonus is determined using all contributions received in the first 90 days of the contract year.

On any contract date anniversary on which you are eligible for a 7% deferral bonus, we will calculate the applicable bonus amount. If, when added to the current GWBL benefit base, the amount is greater than your account value, that amount will become your new GWBL benefit base but, as this adjustment is the result of the 7% deferral bonus rather than the Annual Ratchet, a new ten-year period, as described above, is not started by this adjustment to the GWBL benefit base. If that amount is less than or equal to your account value, your GWBL benefit base will be ratcheted to equal your account value, and the 7% deferral bonus will not apply. If you opt out of the Annual Ratchet (as discussed immediately above), the 7% deferral bonus will still apply.

MATURITY DATE. The last deferral bonus will be applicable on the contract's maturity date. (See ''Annuity maturity date'' under ''Accessing your money'' later in this Prospectus.)

200% INITIAL GWBL BENEFIT BASE GUARANTEE

If you have not taken a withdrawal from the contract before the later of
(i) the tenth contract date anniversary, or (ii) the contract date anniversary following the owner's (or younger joint life's) attained age 70, the GWBL Benefit base will be increased to equal 200% of contributions made to the contract during the first 90 days, plus 100% of any subsequent contributions received after the first 90 days. There will be no increase if your GWBL benefit base already exceeds this initial GWBL Benefit base guarantee. This is the only time that this special increase to the GWBL Benefit base is available. However, you will continue to be eligible for the 7% deferral bonuses following this onetime increase.

SUBSEQUENT CONTRIBUTIONS

Subsequent contributions are not permitted after the later of: (i) the end of the first contract year and (ii) the date the first withdrawal is taken.

Anytime you make an additional contribution, your GWBL benefit base will be increased by the amount of the contribution. Your Guaranteed annual withdrawal amount will be equal to the Applicable percentage of the increased GWBL benefit base.

GWBL GUARANTEED MINIMUM DEATH BENEFIT

There are two guaranteed minimum death benefits available if you elect the GWBL option: (i) the GWBL Standard death benefit, which is available at no additional charge for owner issue ages 45-85 (issue ages 45-80 for Accumulator(R) Plus/SM/ contracts), and (ii) the GWBL Enhanced death benefit, which is available for an additional charge for owner issue ages 45-75. Please see Appendix VII later in this Prospectus to see if these guaranteed death benefits are available in your state.

The GWBL Standard death benefit is equal to the GWBL Standard death benefit base. The GWBL Standard death benefit base is equal to your initial contribution and any additional contributions less a deduction that reflects any withdrawals you make (see ''How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit'' in ''Accessing your money'' later in this Prospectus).

The GWBL Enhanced death benefit is equal to the GWBL Enhanced death benefit base.

Your initial GWBL Enhanced death benefit base is equal to your initial contribution and will increase or decrease, as follows:

..   Your GWBL Enhanced death benefit base increases by any subsequent contribution;

..   Your GWBL Enhanced death benefit base increases to equal your account value if your GWBL benefit base is ratcheted, as described above in this section;

..   Your GWBL Enhanced death benefit base increases by any 7% deferral bonus, as described above in this section;

..   Your GWBL Enhanced death benefit base increases by the onetime 200% Initial
    GWBL Benefit base guarantee, if applicable; and

..   Your GWBL Enhanced death benefit base decreases by an amount which reflects any withdrawals you make.

See ''How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit'' in ''Accessing your money'' later in this Prospectus.

The death benefit is equal to your account value (without adjustment for any otherwise applicable market value adjustment but adjusted for any pro rata optional benefit charges) as of the date we receive satisfactory proof of death, any required instructions for method of payment, information and forms necessary to effect payment or the applicable GWBL Guaranteed minimum death benefit on the date of the owner's death (adjusted for any subsequent withdrawals and associated withdrawal charges, if applicable), whichever provides a higher amount. For more information, see ''Withdrawal charge'' in ''Charges and expenses'' later in this Prospectus.

EFFECT OF YOUR ACCOUNT VALUE FALLING TO ZERO

If your account value falls to zero due to an Excess withdrawal, we will terminate your contract and you will receive no further payments or benefits. If an Excess withdrawal results in a withdrawal that equals more than 90% of your cash value or reduces your cash value to less than $500, we will treat your request as a surrender of your contract even if your GWBL benefit base is greater than zero.

However, if your account value falls to zero, either due to a withdrawal or surrender that is not an Excess withdrawal or due to a deduction of charges, please note the following:

..   Your Accumulator(R) Series contract terminates and you will receive a supplementary life annuity contract setting forth your continuing benefits. The owner of the Accumulator(R) Series contract will be the owner and annuitant. The successor owner, if

40  CONTRACT FEATURES AND BENEFITS
   applicable, will be the joint annuitant. If the owner is non-natural, the annuitant and joint annuitant, if applicable, will be the same as under your Accumulator(R) Series contract.

..   No subsequent contributions will be permitted.

..   If you were taking withdrawals through the ''Maximum payment plan,'' we will continue the scheduled withdrawal payments on the same basis.

..   If you were taking withdrawals through the ''Customized payment plan'' or in unscheduled partial withdrawals, we will pay the balance of the Guaranteed annual withdrawal amount for that contract year in a lump sum. Payment of the Guaranteed annual withdrawal amount will begin on the next contract date anniversary.

..   Payments will continue at the same frequency for Single or Joint life contracts, as applicable, or annually if automatic payments were not being made.

..   Any guaranteed minimum death benefit remaining under the original contract will be carried over to the supplementary life annuity contract. The death benefit will no longer grow and will be reduced on a dollar-for-dollar basis as payments are made. If there is any remaining death benefit upon the death of the owner and successor owner, if applicable, we will pay it to the beneficiary.

..   The charge for the Guaranteed withdrawal benefit for life and the GWBL
    Enhanced death benefit will no longer apply.

..   If at the time of your death the Guaranteed annual withdrawal amount was being paid to you as a supplementary life annuity contract, your beneficiary may not elect the Beneficiary continuation option.

OTHER IMPORTANT CONSIDERATIONS

..   This benefit is not appropriate if you do not intend to take withdrawals prior to annuitization.

..   Amounts withdrawn in excess of your Guaranteed annual withdrawal amount may be subject to a withdrawal charge, if applicable under your Accumulator(R) Series contract, as described in ''Charges and expenses'' later in the Prospectus. In addition, all withdrawals count toward your free withdrawal amount for that contract year. Excess withdrawals can significantly reduce or completely eliminate the value of the GWBL and GWBL Enhanced death benefit. See ''Effect of Excess withdrawals'' above in this section and ''How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit'' in ''Accessing your money'' later in this Prospectus.

..   Withdrawals are not considered as annuity payments for tax purposes, and may be subject to an additional 10% Federal income tax penalty if they are taken before age 59 1/2. See ''Tax information'' later in this Prospectus.

..   All withdrawals reduce your account value and Guaranteed minimum death benefit. See ''How withdrawals are taken from your account value'' and ''How withdrawals affect your Guaranteed minimum death benefit'' in ''Accessing your money'' later in this Prospectus.

..   If you withdraw less than the Guaranteed annual withdrawal amount in any contract year, you may not add the remainder to your Guaranteed annual withdrawal amount in any subsequent year.

..   The GWBL benefit terminates if the contract is continued under the beneficiary continuation option or under the Spousal continuation feature if the spouse is not the successor owner.

..   If you surrender your contract to receive its cash value and your cash value is greater than your Guaranteed annual withdrawal amount, all benefits under the contract will terminate, including the GWBL benefit.

..   If you transfer ownership of the contract, you terminate the GWBL benefit.
    See ''Transfers of ownership, collateral assignments, loans and borrowing'' in ''More information'' later in this Prospectus for more information.

..   Withdrawals are available under other annuity contracts we offer and the contract without purchasing a withdrawal benefit.

..   For IRA, QP and TSA contracts, if you have to take a required minimum distribution (''RMD'') and it is your first withdrawal under the contract, the RMD will be considered your ''first withdrawal'' for the purposes of establishing your GWBL Applicable percentage.

..   If you elect GWBL on a Joint life basis and subsequently get divorced, your divorce will not automatically terminate the contract. For both Joint life and Single life contracts, it is possible that the terms of your divorce decree could significantly reduce or completely eliminate the value of this benefit. Any withdrawal made for the purpose of creating another contract for your ex-spouse will reduce the benefit base(s) as described in ''How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit'' later in this Prospectus, even if pursuant to a divorce decree.

..   The Federal Defense of Marriage Act precludes same-sex married couples, domestic partners, and civil union partners from being considered married under federal law. Such individuals, therefore, are not entitled to the favorable tax treatment accorded spouses under federal tax law. As a result, mandatory distributions from the contract must be made after the death of the first individual. Accordingly, the GWBL will have little or no value to the surviving same-gender spouse or partner. You should consult with your tax adviser for more information on this subject.

PRINCIPAL GUARANTEE BENEFITS

We offer two 10-year Principal guarantee benefits at an additional charge: the 100% Principal guarantee benefit and the 125% Principal guarantee benefit. You may only elect one Principal guarantee benefit (''PGB'').

100% PRINCIPAL GUARANTEE BENEFIT. The guaranteed amount under the 100% Principal guarantee benefit is equal to your initial contribution and additional permitted contributions, adjusted for withdrawals. For
Accumulator(R) Plus/SM/ contracts, the guaranteed amount does not include any credits allocated to your contract.

Under the 100% Principal guarantee benefit, your investment options are limited to the guaranteed interest option, the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite/SM/

                                              CONTRACT FEATURES AND BENEFITS 41
contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus/SM/ and Accumulator(R) Select/SM/ contracts) and the permitted variable investment options. See ''What are your investment options under the contract?'' earlier in this section.

125% PRINCIPAL GUARANTEE BENEFIT. The guaranteed amount under the 125% Principal guarantee benefit is equal to 125% of your initial contribution and additional permitted contributions, adjusted for withdrawals. For
Accumulator(R) Plus/SM/ contracts, the guaranteed amount does not include any credits allocated to your contract.

Under the 125% Principal guarantee benefit, your investment options are limited to the guaranteed interest option, the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite/SM/ contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus/SM/ and Accumulator(R) Select/SM/ contracts) and the AXA Moderate Allocation Portfolio.

Under both Principal guarantee benefits, if, on the 10th contract date anniversary (or later if you've exercised a reset as explained below) (''benefit maturity date''), your account value is less than the guaranteed amount, we will increase your account value to equal the applicable guaranteed amount. Any such additional amounts added to your account value will be allocated pursuant to the allocation instructions for additional contributions we have on file. After the benefit maturity date, the guarantee will terminate.

You have the option to reset (within 30 days following each applicable contract date anniversary) the guaranteed amount to the account value or 125% of the account value, as applicable, as of your fifth and later contract date anniversaries. If you exercise this option, you are eligible for another reset on each fifth and later contract date anniversary after the last reset up to the contract date anniversary following an owner's 85th birthday (an owner's 80th birthday under Accumulator(R) Plus/SM/ contracts). If you elect to reset the guaranteed amount, your benefit maturity date will be extended to be the 10th contract date anniversary after the anniversary on which you reset the guaranteed amount. This extension applies each time you reset the guaranteed amount.

Neither PGB is available under Inherited IRA, Flexible Premium IRA and Flexible Premium Roth IRA contracts. If you elect either PGB, you may not elect the Guaranteed minimum income benefit, the Guaranteed withdrawal benefit for life, the systematic withdrawals option or the substantially equal withdrawals option. If you purchase a PGB, you may not make additional contributions to your contract after six months from the contract issue date.

If you are using your Accumulator(R) or Accumulator(R) Elite/SM/ contract to fund a charitable remainder trust, you will have to take certain distribution amounts. You should consider split-funding so that those distributions do not adversely impact your Principal guarantee benefit. See ''Owner and annuitant requirements'' earlier in this section.

If you are planning to take required minimum distributions from the contract, this benefit may not be appropriate. See ''Tax information'' later in this Prospectus. If you elect a PGB and change ownership of the contract, your PGB will automatically terminate, except under certain circumstances. See ''Transfers of ownership, collateral assignments, loans and borrowing'' in ''More information'' later in this Prospectus for more information.

Once you purchase a PGB, you may not voluntarily terminate this benefit. Your PGB will terminate if the contract terminates before the benefit maturity date, as defined below. If you die before the benefit maturity date and the contract continues, we will continue the PGB only if the contract can continue through the benefit maturity date. If the contract cannot so continue, we will terminate your PGB and the charge. See ''Non-spousal joint owner contract continuation'' in ''Payment of death benefit'' later in this Prospectus. The PGB will terminate upon the exercise of the beneficiary continuation option. See ''Payment of death benefit'' later in this Prospectus for more information about the continuation of the contract after the death of the owner and/or the annuitant.

There is a charge for the Principal guarantee benefits (see ''Charges and expenses'' later in this Prospectus). You should note that the purchase of a PGB is not appropriate if you want to make additional contributions to your contract beyond the first six months after your contract is issued.

The purchase of a PGB is also not appropriate if you plan on terminating your contract before the benefit maturity date. The purchase of a PGB may not be appropriate if you plan on taking withdrawals from your contract before the benefit maturity date. Withdrawals from your contract before the benefit maturity date reduce the guaranteed amount under a PGB on a pro rata basis. You should also note that if you intend to allocate a large percentage of your contributions to the guaranteed interest option, the purchase of a PGB may not be appropriate because of the guarantees already provided by this option at no additional charge. Please note that loans (applicable to TSA contracts only) are not permitted under either PGB.

INHERITED IRA BENEFICIARY CONTINUATION CONTRACT

(For Accumulator(R), Accumulator(R) Elite/SM/ and Accumulator(R) Select/SM/ contracts only)

The contract is available to an individual beneficiary of a traditional IRA or a Roth IRA where the deceased owner held the individual retirement account or annuity (or Roth individual retirement account or annuity) with an insurance company or financial institution other than AXA Equitable. The purpose of the inherited IRA beneficiary continuation contract is to permit the beneficiary to change the funding vehicle that the deceased owner selected (''original IRA'') while taking the required minimum distribution payments that must be made to the beneficiary after the deceased owner's death. See the discussion of required minimum distributions under ''Tax information.'' The contract is intended only for beneficiaries who want to take payments at least annually over their life expectancy. These payments generally must begin (or must have begun) no later than December 31 of the calendar year following the year the deceased owner died. The contract is not suitable for beneficiaries electing the ''5-year rule.'' See ''Beneficiary continuation option for IRA and Roth IRA contracts'' under ''Beneficiary continuation option'' in ''Payment of death benefit'' later in this Prospectus. You should discuss with your tax adviser your own personal situation. The contract may not be available in all states. Please speak with your financial professional for further information.

The Inherited IRA is also available to non-spousal beneficiaries of deceased plan participants in qualified plans, 403(b) plans and governmental employer 457(b) plans (''Applicable Plan(s)''). In this discussion, unless otherwise indicated, references to ''deceased owner''

42  CONTRACT FEATURES AND BENEFITS
include ''deceased plan participant''; references to ''original IRA'' include ''the deceased plan participant's interest or benefit under the Applicable Plan'', and references to ''individual beneficiary of a traditional IRA'' include ''individual non-spousal beneficiary under an Applicable Plan.''

The inherited IRA beneficiary continuation contract can only be purchased by a direct transfer of the beneficiary's interest under the deceased owner's original IRA. In the case of a non-spousal beneficiary under a deceased plan participant's Applicable Plan, the Inherited IRA can only be purchased by a direct rollover of the death benefit under the Applicable Plan. The owner of the inherited IRA beneficiary continuation contract is the individual who is the beneficiary of the original IRA. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose. The contract must also contain the name of the deceased owner. In this discussion, ''you'' refers to the owner of the inherited IRA beneficiary continuation contract.

The inherited IRA beneficiary continuation contract can be purchased whether or not the deceased owner had begun taking required minimum distribution payments during his or her life from the original IRA or whether you had already begun taking required minimum distribution payments of your interest as a beneficiary from the deceased owner's original IRA. You should discuss with your own tax adviser when payments must begin or must be made.

Under the inherited IRA beneficiary continuation contract:

..   You must receive payments at least annually (but can elect to receive payments monthly or quarterly). Payments are generally made over your life expectancy determined in the calendar year after the deceased owner's death and determined on a term certain basis.


..   You must receive payments from the contract even if you are receiving payments from another IRA of the deceased owner in an amount that would otherwise satisfy the amount required to be distributed from the contract. However, for certain Inherited IRAs, if you maintain another IRA of the same type (traditional or Roth) of the same deceased owner and you are also taking distributions over your life from that inherited IRA, you may qualify to take an amount from that other inherited IRA which would otherwise satisfy the amount required to be distributed from the AXA Equitable Inherited IRA contract. If you choose not to take a payment from your Inherited IRA contract in any year, you must notify us in writing before we make the payment from the Inherited IRA contract, and we will not make any future payment unless you request in writing a reasonable time before we make such payment. If you choose to take a required payment from another inherited IRA, you are responsible for calculating the appropriate amount and reporting it on your income tax return. Please feel free to speak with your financial professional, or call our processing office, if you have any questions.


..   The beneficiary of the original IRA will be the annuitant under the inherited IRA beneficiary continuation contract. In the case where the beneficiary is a ''see-through trust,'' the oldest beneficiary of the trust will be the annuitant.

..   An inherited IRA beneficiary continuation contract is not available for owners over age 70.


..   The initial contribution must be a direct transfer from the deceased owner's original IRA and is subject to minimum contribution amounts. See "Rules regarding contributions to your contract" in "Appendix X" for more information.


..   Subsequent contributions of at least $1,000 are permitted but must be direct transfers of your interest as a beneficiary from another IRA with a financial institution other than AXA Equitable, where the deceased owner is the same as under the original IRA contract. A non-spousal beneficiary under an Applicable Plan cannot make subsequent contributions to an Inherited IRA contract.

..   You may make transfers among the investment options.


..   You may choose at any time to withdraw all or a portion of the account value. Any partial withdrawal must be at least $300. Withdrawal charges will apply as described in ''Charges and expenses'' later in this Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM /contracts.


..   The Guaranteed minimum income benefit, Spousal continuation, special dollar cost averaging program, special money market dollar cost averaging program, automatic investment program, Principal guarantee benefits, the Guaranteed withdrawal benefit for life and systematic withdrawals are not available under the Inherited IRA beneficiary continuation contract.

..   If you die, we will pay to a beneficiary that you choose the greater of the account value or the applicable death benefit.

..   Upon your death, your beneficiary has the option to continue taking required minimum distributions based on your remaining life expectancy or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment. If your beneficiary elects to continue to take distributions, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value as of the date we receive satisfactory proof of death and any required instructions, information and forms. Thereafter, withdrawal charges will no longer apply (if applicable under your Accumulator(R) Series contract). If you had elected any enhanced death benefits, they will no longer be in effect and charges for such benefits will stop. The Guaranteed minimum death benefit will also no longer be in effect.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

This is provided for informational purposes only. Since the contracts are no longer available to new purchasers, this cancellation provision is no longer applicable.

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this ''free look'' period may be longer. Other state variations may apply. Please contact your financial professional and/or see Appendix VII to find out what applies in your state.

                                              CONTRACT FEATURES AND BENEFITS 43

Generally, your refund will equal your account value (less loan reserve account under TSA contracts) under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct),
(ii) any guaranteed interest in the guaranteed interest option, (iii) any positive or negative market value adjustments in the fixed maturity options, and (iv) any interest in the account for special dollar cost averaging, through the date we receive your contract. Some states, however, require that we refund the full amount of your contribution (not reflecting (i), (ii), (iii) or (iv) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite/SM/ contract owners only.

For Accumulator(R) Plus/SM/ contract owners, please note that you will forfeit the credit by exercising this right of cancellation.

We may require that you wait six months before you may apply for a contract with us again if:

..   you cancel your contract during the free look period; or

..   you change your mind before you receive your contract whether we have received your contribution or not.

Please see ''Tax information'' later in this Prospectus for possible consequences of cancelling your contract.

If you fully convert an existing traditional IRA contract to a Roth Conversion IRA or Flexible Premium Roth IRA contract, you may cancel your Roth Conversion IRA or Flexible Premium Roth IRA contract and return to a Rollover IRA or Flexible Premium IRA contract, whichever applies. Our processing office, or your financial professional, can provide you with the cancellation instructions.

In addition to the cancellation right described above, you have the right to surrender your contract, rather than cancel it. Please see ''Surrendering your contract to receive its cash value,'' later in this Prospectus. Surrendering your contract may yield results different than canceling your contract, including a greater potential for taxable income. In some cases, your cash value upon surrender may be greater than your contributions to the contract. Please see ''Tax information'' later in this Prospectus.

44  CONTRACT FEATURES AND BENEFITS

2. Determining your contract's value


--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your ''account value'' is the total of the values you have in: (i) the variable investment options; (ii) the guaranteed interest option; (iii) market adjusted amounts in the fixed maturity options; (iv) the account for special dollar cost averaging (applies to Accumulator(R) and Accumulator(R) Elite/SM/ contracts only); and (v) the loan reserve account (applies to Rollover TSA contracts only).

Your contract also has a ''cash value.'' At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) the total amount or a pro rata portion of the annual administrative charge, as well as any optional benefit charges; (ii) any applicable withdrawal charges (not applicable to Accumulator(R) Select/SM/ contracts); and (iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see ''Surrendering your contract to receive its cash value'' in ''Accessing your money'' later in this Prospectus.

YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding Portfolio. Your value in each variable investment option is measured by ''units.'' The value of your units will increase or decrease as though you had invested it in the corresponding Portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)mortality and expense risks;

(ii)administrative expenses; and

(iii)distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)increased to reflect additional contributions (plus the credit for Accumulator(R) Plus/SM /contracts);

(ii)decreased to reflect a withdrawal (plus withdrawal charges if applicable under your Accumulator(R) Series contract);

(iii)increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv)increased or decreased to reflect a transfer of your loan amount from or to the loan reserve account under a Rollover TSA contract.

In addition, when we deduct the enhanced death benefit, Guaranteed minimum income benefit, Principal guarantee benefits, Guaranteed withdrawal benefit for life and/or Earnings enhancement benefit charges, the number of units credited to your contract will be reduced. Your units are also reduced when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE GUARANTEED INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.

YOUR CONTRACT'S VALUE IN THE ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING (For Accumulator(R) and Accumulator(R) Elite/SM/ contracts only)

Your value in the account for special dollar cost averaging at any time will equal your contribution allocated to that option, plus interest, less the sum of all amounts that have been transferred to the variable investment options you have selected.

INSUFFICIENT ACCOUNT VALUE

Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose all your rights under your contract and any applicable guaranteed benefits, except as discussed below.

See Appendix VII later in this Prospectus for any state variations with regard to terminating your contract.

GUARANTEED MINIMUM INCOME BENEFIT NO LAPSE GUARANTEE. In certain circumstances, even if your account value falls to zero, your Guaranteed minimum income benefit will still have value. Please see ''Contract features and benefits'' earlier in this Prospectus for information on this feature.

PRINCIPAL GUARANTEE BENEFITS. If you take no withdrawals, and your account value is insufficient to pay charges, we will not terminate your contract if you are participating in a PGB. Your contract will remain in force and we will pay your guaranteed amount at the benefit maturity date.

                                           DETERMINING YOUR CONTRACT'S VALUE 45

GUARANTEED WITHDRAWAL BENEFIT FOR LIFE. If you elect the Guaranteed withdrawal benefit for life and your account value falls to zero due to an Excess withdrawal, we will terminate your contract and you will receive no payment or supplementary life annuity contract, even if your GWBL benefit base is greater than zero. If, however, your account value falls to zero, either due to a withdrawal or surrender that is not an Excess withdrawal or due to a deduction of charges, the benefit will still have value. See ''Contract features and benefits'' earlier in this Prospectus.

46  DETERMINING YOUR CONTRACT'S VALUE

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

..   You may not transfer any amount to the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite/SM /contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus/SM /and Accumulator(R) Select/SM /contracts).

..   You may not transfer to a fixed maturity option that has a rate to maturity of 3%.

..   If an owner or annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If an owner or annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. Also, the maturity dates may be no later than the date annuity payments are to begin.

..   If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment.

..   For Accumulator(R) Plus/SM/, Accumulator(R) Elite/SM /and Accumulator(R)
    Select/SM /contract owners, a transfer into the guaranteed interest option will not be permitted if such transfer would result in more than 25% of the account value being allocated to the guaranteed interest option, based on the account value as of the previous business day.

Some states may have additional transfer restrictions. Please see Appendix VII later in this Prospectus.

In addition, we reserve the right to restrict transfers into and among variable investment options, including limitations on the number, frequency, or dollar amount of transfers. Our current transfer restrictions are set forth in the ''Disruptive transfer activity'' section below.

We may, at any time, change our transfer rules. We may also, at any time, exercise our right to terminate transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.

The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option and interest sweep option dollar cost averaging programs described under ''Allocating your contributions'' in ''Contract features and benefits'' earlier in this Prospectus) in any contract year is the greatest of:

(a)25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or

(b)the total of all amounts transferred at your request from the guaranteed interest option to any of the investment options in the prior contract year; or

(c)25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.

You may request a transfer in writing, by telephone using TOPS or through Online Account Access. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1)the contract number,

(2)the dollar amounts or percentages of your current account value to be transferred, and

(3)the investment options to and from which you are transferring.

We will confirm all transfers in writing.

Please see ''Allocating your contributions'' in ''Contract features and benefits'' for more information about your role in managing your allocations.

OUR ADMINISTRATIVE PROCEDURES FOR CALCULATING YOUR ROLL-UP BENEFIT BASE FOLLOWING A TRANSFER

As explained under ''6 1/2% (or 6%, if applicable) Roll-Up to age 85 the Greater of 6% Roll-Up to age 85 enhanced death benefit or the Annual Ratchet to age 85 enhanced death benefit, the Greater of 6 1/2 Roll-Up to age 85 enhanced death benefit or the Annual Ratchet to age 85 enhanced death benefit AND for the Guaranteed minimum income benefit)'' earlier in the Prospectus, the higher Roll-Up rate (6.5% or 6%, or 4% in Washington) applies with respect to most investment options and amounts in the account for special dollar cost averaging (if available), but a lower Roll-Up rate (3%) applies with respect to the EQ/Money Market option (except amounts allocated to the account for special money market dollar cost averaging, if available), the fixed maturity options, the guaranteed interest option and the loan reserve account under Rollover TSA (the ''lower Roll-Up rate options''). The other investment options, to which the higher rate applies, are referred to as the ''higher Roll-Up rate options''. For more information about the roll-up rate applicable in Washington, see Appendix VII.

Your Roll-up benefit base is comprised of two segments, representing that portion of your benefit base, if any, that rolls up at 6% or 6 1/2% and the other portion that is rolling up at 3%. If you transfer account value from a 6% or 6 1/2% option to a 3% option, all or a portion of your benefit base will transfer from the 6% or 6 1/2% benefit base segment to the 3% benefit base segment. Similarly, if you transfer

                            TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS 47
account value from a 3% option to a 6% or 6 1/2% option, all or a portion of your benefit base will transfer from the 3% segment to the 6% or 6 1/2% segment. To determine how much to transfer from one Roll-up benefit base segment to the other Roll-up benefit base segment, we use a pro rata calculation.

This means that we calculate the percentage of current account value in the investment options with a 6% or 6 1/2% roll-up rate that is being transferred to an investment option with a 3% roll-up (or vice versa) and transfer the same percentage of the Roll-up benefit base from one segment to the other segment. The effect of a transfer on your benefit base will vary depending on your particular circumstances, but it is important to note that the dollar amount of the transfer between your Roll-up benefit base segments is generally not the same as the dollar amount of the account value transfer.

..   For example, if your account value is $30,000 and has always been invested in 6% or 6 1/2% investment options, and your benefit base is $40,000 and is all rolling up at 6% or 6 1/2% , and you transfer 50% of your account value ($15,000) to the EQ/Money Market variable investment option (a 3% investment option), then we will transfer 50% of your benefit base ($20,000) from the 6% or 6 1/2% benefit base segment to the 3% benefit base segment. Therefore, immediately after the transfer, of your $40,000 benefit base, $20,000 will roll-up at 6% or 6 1/2% and $20,000 will roll-up at 3%. In this example , the amount of your Roll-up benefit base rolling up at 3% is more than the dollar amount of your transfer to a 3% investment option.

..   For an additional example, if your account value is $40,000 and has always been invested in 3% investment options, and your benefit base is $30,000 and is all rolling up at 3%, and you transfer 50% of your account value ($20,000) to a 6% or 6 1/2% investment option, then we will transfer 50% of your benefit base ($15,000) from the 3% benefit base segment to the 6% or 6 1/2% benefit base segment. Therefore, immediately after the transfer, of your $30,000 benefit base, $15,000 will roll-up at 6% or 6 1/2% and $15,000 will roll-up at 3%. In this example, the dollar amount of your benefit base rolling up at 6% or 6 1/2% is less than the dollar amount of your transfer to a 6% or 6 1/2% investment option.

If you elected a guaranteed death benefit that is available with a 3% Roll-Up benefit base only, your benefit base will not be impacted by transfers among investment options.

DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional ''market timing'' organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (together, the ''trusts''). The trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the trust obtains from us contract owner trading activity. The trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

As of the date of this Prospectus, we do not offer investment options with underlying portfolios that are part of an outside trust (an ''unaffiliated trust''). Should we offer such investment options in the future, each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity, which would be disclosed in the unaffiliated trust prospectus. If an unaffiliated trust advises us

48 TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. Any such unaffiliated trust would also have the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios.

When a contract is identified in connection with potentially disruptive transfer activity for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this Prospectus, the trusts had not implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.

REBALANCING YOUR ACCOUNT VALUE

We currently offer two rebalancing programs that you can use to automatically reallocate your account value among your investment options. Option I allows you to rebalance your account value among the variable investment options. Option II allows you to rebalance among the variable investment options and the guaranteed interest option. Under both options, rebalancing is not available for amounts you have allocated to the fixed maturity options.

To enroll in one of our rebalancing programs, you must notify us in writing or through Online Account Access and tell us:

   (a)the percentage you want invested in each investment option (whole percentages only), and

   (b)how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis)

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date. If you elect quarterly rebalancing, the rebalancing in the last quarter of the contract year will occur on the contract date anniversary.

You may elect or terminate the rebalancing program at any time. You may also change your allocations under the program at any time. Once enrolled in the rebalancing program, it will remain in effect until you instruct us in writing to terminate the program. Requesting an investment option transfer while enrolled in our rebalancing program will not automatically change your allocation instructions for rebalancing your account value. This means that upon the next scheduled rebalancing, we will transfer amounts among your investment options pursuant to the allocation instructions previously on file for your program. Changes to your allocation instructions for the rebalancing program (or termination of your enrollment in the program) must be in writing and sent to our Processing Office. Termination requests can also be made online through Online Account Access. See ''How to reach us'' in ''Who is AXA Equitable?'' earlier in this Prospectus. There is no charge for the rebalancing feature.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------

While your rebalancing program is in effect, we will transfer amounts among the investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. At any time, however, we may exercise our right to terminate transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.

If you select Option II, you will be subject to our rules regarding transfers from the guaranteed interest option to the variable investment options. These rules are described in ''Transferring your account value'' earlier in this section. Under Option II, a transfer into or out of the guaranteed interest option to initiate the rebalancing program will not be permitted if such transfer would violate these rules. If this occurs, the rebalancing program will not go into effect.

You may not elect Option II if you are participating in any dollar cost averaging program. You may not elect Option I if you are participating in general dollar cost averaging or, in the case of Accumulator(R) Plus/SM/ and Accumulator(R) Select/SM/ contract owners, special money market dollar cost averaging.

If you elect a benefit that limits your variable investment options, those limitations will also apply to the rebalancing programs.

                            TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS 49

4. Accessing your money


--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table.

Please see ''Insufficient account value'' in ''Determining your contract's value'' earlier in this Prospectus and ''How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits'' and ''How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit'' below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.


---------------------------------------------------------------------------------------------------------
                                          METHOD OF WITHDRAWAL
---------------------------------------------------------------------------------------------------------
                                                              AUTO-
                                                              MATIC                   PRE-AGE   LIFETIME
                                                             PAYMENT                   59 1/2   REQUIRED
                                                              PLANS                     SUB-     MINIMUM
                                                              (GWBL          SYSTEM- STANTIALLY DISTRIBU-
 CONTRACT/(1)/                                                ONLY)  PARTIAL  ATIC     EQUAL      TION
---------------------------------------------------------------------------------------------------------
NQ                                                             Yes     Yes     Yes      No        No
---------------------------------------------------------------------------------------------------------
Rollover IRA                                                   Yes     Yes     Yes      Yes       Yes
---------------------------------------------------------------------------------------------------------
Flexible Premium IRA                                           Yes     Yes     Yes      Yes       Yes
---------------------------------------------------------------------------------------------------------
Roth Conversion IRA                                            Yes     Yes     Yes      Yes       No
---------------------------------------------------------------------------------------------------------
Flexible Premium Roth IRA                                      Yes     Yes     Yes      Yes       No
---------------------------------------------------------------------------------------------------------
Inherited IRA                                                  No      Yes     No       No        /(2)/
---------------------------------------------------------------------------------------------------------
QP/(3)/                                                        Yes     Yes     No       No        No
---------------------------------------------------------------------------------------------------------
Rollover TSA/(4)/                                              Yes     Yes     Yes      No        Yes
---------------------------------------------------------------------------------------------------------

(1)Please note that not all contract types are available under the Accumulator(R) Series of contracts.
(2)The contract pays out post-death required minimum distributions. See ''Inherited IRA beneficiary continuation contract'' in ''Contract features and benefits'' earlier in this Prospectus.

(3)All payments are made to the plan trust as the owner of the contract. See ''Appendix II: Purchase considerations for QP contracts'' later in this Prospectus.

(4)Employer or plan approval required for all transactions. Your ability to take withdrawals or loans from, or surrender your TSA contract may be limited. See Appendix IX -- ''Tax Sheltered Annuity contracts (TSAs)'' later in this Prospectus.

--------------------------------------------------------------------------------

All requests for withdrawals must be made on a specific form that we provide. Please see ''How to reach us'' under ''Who is AXA Equitable?'' earlier in this Prospectus for more information.

--------------------------------------------------------------------------------

AUTOMATIC PAYMENT PLANS
(For contracts with GWBL only)

You may take automatic withdrawals under either the Maximum payment plan or the Customized payment plan, as described below. Under either plan, you may take withdrawals on a monthly, quarterly or annual basis. You may change the payment frequency of your withdrawals at any time, and the change will become effective on the next contract date anniversary.

You may elect either the Maximum payment plan or the Customized payment plan at any time. You must wait at least 28 days from contract issue before automatic payments begin. We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month.

MAXIMUM PAYMENT PLAN. Our Maximum payment plan provides for the withdrawal of the Guaranteed annual withdrawal amount in scheduled payments. The amount of the withdrawal will increase on contract date anniversaries with any Annual Ratchet, 7% deferral bonus or by the one-time 200% Initial GWBL Benefit base guarantee.

If you elect the Maximum payment plan and start monthly or quarterly payments after the beginning of a contract year, the payments you take that year will be less than your Guaranteed annual withdrawal amount.

If you take a partial withdrawal while the Maximum payment plan is in effect, we will terminate the plan. You may enroll in the plan again at any time, but the scheduled payments will not resume until the next contract date anniversary.

CUSTOMIZED PAYMENT PLAN. Our Customized payment plan provides for the withdrawal of a fixed amount not greater than the Guaranteed annual withdrawal amount in scheduled payments. The amount of the withdrawal will not be increased on contract date anniversaries with any Annual Ratchet, 7% deferral bonus or by the one-time 200% Initial GWBL Benefit base guarantee. You must elect to change the scheduled payment amount.

It is important to note that if you elect the Customized payment plan and start monthly or quarterly withdrawals after the beginning of a contract year, you could select scheduled payment amounts that would cause an Excess withdrawal. If your selected scheduled payment would cause an Excess withdrawal, we will notify you. As discussed earlier in the Prospectus, Excess withdrawals may significantly reduce the value of the Guaranteed withdrawal benefit for life benefit. See ''Effect of Excess withdrawals'' in ''Contract features and benefits'' earlier in this Prospectus.

If you take a partial withdrawal while the Customized payment plan is in effect, we will terminate the plan. You may enroll in the plan again at any time, but the scheduled payments will not resume until the next contract date anniversary.


DOLLAR-FOR-DOLLAR WITHDRAWAL SERVICE

If you have at least one guaranteed benefit where withdrawals reduce the benefit base on a dollar-for-dollar basis, you may request a one-time lump sum or systematic withdrawal through our Dollar-for-Dollar Withdrawal Service. Withdrawals under this automated withdrawal service will never result in a pro-rata reduction of the guaranteed benefit base, and will never terminate the no-lapse guarantee if your contract had the no-lapse guarantee prior to utilizing


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this service and provided that you do not take any withdrawals outside the service. Systematic withdrawals set up using the Dollar-for-Dollar Withdrawal Service adjust automatically to account for financial transactions that may otherwise have an adverse impact on your guaranteed benefits, and, for certain types of withdrawals, adjust automatically to increase the withdrawal amount.

You may use the Dollar-for-Dollar Withdrawal Service to elect a one-time lump sum withdrawal or to enroll in systematic withdrawals at monthly, quarterly, or annual intervals. If you take withdrawals using this service, you must choose whether you want your withdrawal to be calculated to: (i) preserve the Roll-up benefit base as of the last contract date anniversary (or the benefit base as of the withdrawal transaction date); or (ii) take the full dollar-for-dollar withdrawal amount available under the contract to avoid a pro-rata reduction of the guaranteed benefit base.

..   ROLL-UP BENEFIT BASE PRESERVATION: You can request a withdrawal that will preserve the Roll-up benefit base as of the last contract anniversary or the withdrawal transaction date. In general, this amount will be less than the Roll-up rate, times the last contract date anniversary benefit base value due to compounded crediting of the Roll-up rate.

..   FULL DOLLAR-FOR-DOLLAR: You can request to withdraw the full dollar-for-dollar withdrawal amount. Full dollar-for-dollar withdrawals reduce the guaranteed benefit base and cause the value of the benefit base on the next contract date anniversary to be lower than the prior contract date anniversary, assuming no additional contributions or resets have occurred. In general, taking full dollar-for-dollar withdrawals will cause a reduction to the guaranteed benefit base over time and decrease the full dollar-for-dollar withdrawal amount available in subsequent contract years. The reduction in dollar-for-dollar amounts is due to amounts being withdrawn prior to earning the full year's annual compounded Roll-up rate. Although the benefit base will reduce over time, full dollar-for-dollar withdrawals taken through the service always reduce the benefit base in the amount of the withdrawal and never more than the withdrawal amount.

There is no charge to use the Dollar-for-Dollar Withdrawal Service. Currently, we do not charge for quotes from the Dollar-for-Dollar Withdrawal Service but reserve the right to charge for such quotes upon advance notice to you. Please speak with your financial professional or call us for additional information about the Dollar-for-Dollar Withdrawal Service.


PARTIAL WITHDRAWALS
(All contracts)

You may take partial withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions and employer or plan approval is required.) The minimum amount you may withdraw is $300.

For all contracts except Accumulator(R) Select/SM/, partial withdrawals will be subject to a withdrawal charge if they exceed the 10% free withdrawal amount. For more information, see ''10% free withdrawal amount'' in ''Charges and expenses'' later in this Prospectus. Under Rollover TSA contracts, if a loan is outstanding, you may only take partial withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.

Any request for a partial withdrawal that results in an Excess withdrawal will terminate your participation in the Maximum payment plan or Customized payment plan. Any partial withdrawal request will terminate the systematic withdrawal option.

SYSTEMATIC WITHDRAWALS
(All contracts except Inherited IRA and QP)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions and employer or plan approval is required.)

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 0.8% monthly, 2.4% quarterly and 10.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

If the withdrawal charges on your contract have expired, you may elect a systematic withdrawal option in excess of percentages described in the preceding paragraph, up to 100% of your account value. However, if you elect a systematic withdrawal option in excess of these limits, and make a subsequent contribution to your contract, the systematic withdrawal option will be terminated. You may then elect a new systematic withdrawal option within the limits described in the preceding paragraph. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM/ contracts.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59 1/2 and 70 1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a partial withdrawal. You can cancel the systematic withdrawal option at any time.

For all contracts except Accumulator(R) Select/SM/, systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a partial withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 10% free withdrawal amount. Also, systematic withdrawals are not available if you have elected a Principal guarantee benefit or the Guaranteed withdrawal benefit for life.

SUBSTANTIALLY EQUAL WITHDRAWALS
(Rollover IRA, Roth Conversion IRA, Flexible Premium IRA and Flexible Premium Roth IRA contracts)

We offer our ''substantially equal withdrawals option'' to allow you to receive distributions from your account value without triggering the 10% additional federal income tax penalty, which normally applies to distributions made before age 59 1/2. Substantially equal withdrawals are also referred to as ''72(t) exception withdrawals''. See ''Tax information'' later in this Prospectus. We use one of the IRS-approved

                                                       ACCESSING YOUR MONEY  51

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methods for doing this; this is not the exclusive method of meeting this exception. After consultation with your tax adviser, you may decide to use another method which would require you to compute amounts yourself and request partial withdrawals. In such a case, a withdrawal charge may apply (if applicable under your Accumulator(R) Series contract). Once you begin to take substantially equal withdrawals, you should not (i) stop them; (ii) change the pattern of your withdrawals for example, by taking an additional partial withdrawal; or (iii) contribute any more to the contract until after the later of age 59 1/2 or five full years after the first withdrawal. If you alter the pattern of withdrawals, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.

In accordance with IRS guidance, an individual who has elected to receive substantially equal withdrawals may make a one time change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.

You may elect to take substantially equal withdrawals at any time before age
59 1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until (i) we receive written notice from you to cancel this option; (ii) you take an additional partial withdrawal; or
(iii) you contribute any more to the contract. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same calendar year in which you took a partial withdrawal or added amounts to the contract. We will calculate the new withdrawal amount.

For all contracts except Accumulator(R) Select/SM/, substantially equal withdrawals that we calculate for you are not subject to a withdrawal charge, except to the extent that, when added to a partial withdrawal previously taken in the same contract year, the substantially equal withdrawal exceeds the free withdrawal amount (see ''10% free withdrawal amount'' in ''Charges and expenses'' later in this Prospectus).

Also, the substantially equal withdrawal program is not available if you have elected a Principal guarantee benefit or the Guaranteed withdrawal benefit for life.

LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS

(Rollover IRA, Flexible Premium IRA and Rollover TSA contracts only -- See ''Tax information'' and Appendix IX later in this Prospectus)

We offer our ''automatic required minimum distribution (RMD) service'' to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request partial withdrawals. In such a case, a withdrawal charge may apply (if applicable under your Accumulator(R) Series contract). Before electing this account based withdrawal option, you should consider whether annuitization might be better in your situation. If you have elected certain additional benefits, such as the Guaranteed minimum death benefit or Guaranteed minimum income benefit, amounts withdrawn from the contract to meet RMDs will reduce the benefit base and may limit the utility of the benefit. Also, the actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals from annuity contracts funding TSAs and IRAs, which could increase the amount required to be withdrawn. Please refer to ''Tax information'' and Appendix IX later in this Prospectus.

This service is not available under qualified plan contracts.


You may elect this service in the year in which you reach age 70 1/2 or in any later year. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" and Appendix IX later in this Prospectus for your specific type of retirement arrangement.

--------------------------------------------------------------------------------
For Rollover IRA, Flexible Premium IRA, and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you 1/ not before that reach age 70 1/2 (if you have begun your annuity before that payments time).
--------------------------------------------------------------------------------


We do not impose a withdrawal charge on minimum distribution withdrawals taken through our automatic RMD service except if, when added to a partial withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 10% free withdrawal amount. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM/ contracts.


Under Rollover TSA contracts, you may not elect our automatic RMD service if a loan is outstanding.

FOR CONTRACTS WITH GWBL. Generally, if you elect our automatic RMD service, any lifetime required minimum distribution payment we make to you under our automatic RMD service will not be treated as an Excess withdrawal.

If you elect either the Maximum payment plan or the Customized payment plan AND our automatic RMD service, we will make an extra payment, if necessary, on December 1st that will equal your lifetime required minimum distribution less all payments made through November 30th and any scheduled December payment. The combined automatic plan payments and lifetime required minimum distribution payment will not be treated as Excess withdrawals, if applicable. However, if you take any partial withdrawals in addition to your lifetime required minimum distribution and automatic payment plan payments, your applicable automatic payment plan will be terminated. Also, the partial withdrawal may cause an Excess withdrawal and may be subject to a withdrawal charge (if applicable under your Accumulator(R) Series contract). You may enroll in the plan again at any time, but the scheduled payments will not resume until the next contract date anniversary. Further, your GWBL benefit base and Guaranteed annual withdrawal amount may be reduced. See ''Effect of Excess withdrawals'' in ''Contract features and benefits'' earlier in this Prospectus.

If you elect our automatic RMD service and elect to take your Guaranteed annual withdrawal amount in partial withdrawals without electing one of our available automatic payment plans, we will make a payment, if necessary, on December 1st that will equal your required minimum distribution less all withdrawals made through November 30th. If prior to December 1st you make a partial withdrawal that exceeds your Guaranteed annual withdrawal amount, but not your RMD amount, that

52  ACCESSING YOUR MONEY
partial withdrawal will be treated as an Excess withdrawal, as well as any subsequent partial withdrawals made during the same contract year. However, if by December 1st your withdrawals have not exceeded your RMD amount, the RMD payment we make to you will not be treated as an Excess withdrawal.

FOR CONTRACTS WITH THE GUARANTEED MINIMUM INCOME BENEFIT. The no lapse guarantee will not be terminated if a required minimum distribution payment using our automatic RMD service causes your cumulative withdrawals in the contract year to exceed 6 1/2% (or 6%, if applicable) of the Roll- Up benefit base (as of the beginning of the contract year or in the first contract year, all contributions received within the first 90 days).

Owners of tax-qualified contracts (IRA, TSA and QP) generally should not reset the Roll-Up benefit base if lifetime required minimum distributions must begin before the end of the new exercise waiting period. See ''Guaranteed minimum income benefit and the Roll-Up benefit base reset'' in ''Contract features and benefits'' earlier in this Prospectus.

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options and the guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in the order of the earliest maturity date(s) first. For Accumulator(R) and Accumulator(R) Elite/SM/ contracts only, if the fixed maturity option amounts are insufficient, we will deduct all or a portion of the withdrawal from the account for special dollar cost averaging. A market value adjustment will apply to withdrawals from the fixed maturity options.

You may choose to have your Customized payment plan scheduled payments, your systematic withdrawals or your substantially equal withdrawals taken from specific variable investment options and/or the guaranteed interest option. If you choose specific variable investment options and/or the guaranteed interest option, and the value in those selected option(s) drops below the requested withdrawal amount, the requested amount will be taken on a pro rata basis from all investment options on the business day after the withdrawal was scheduled to occur. All subsequent scheduled payments or withdrawals will be processed on a pro rata basis on the business day you initially elected.

HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT, GUARANTEED MINIMUM DEATH BENEFIT AND PRINCIPAL GUARANTEE BENEFITS

In general, withdrawals (including RMDs) will reduce your guaranteed benefits on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by the same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

If your account value is greater than your benefit, a withdrawal will result in a reduction of your benefit that will be less than the withdrawal. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your benefit was $20,000 before the withdrawal, it would be reduced by $8,000 ($20,000 X .40) and your new benefit after the withdrawal would be $12,000 ($20,000 - $8,000).

For purposes of calculating the adjustment to your guaranteed benefits, the amount of the withdrawal will include the amount of any applicable withdrawal charge. Using the example above, the $12,000 withdrawal would include the withdrawal amount paid to you and the amount of any applicable withdrawal charge deducted from your account value. For more information on the calculation of the charge, see ''Withdrawal charge'' later in this Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM/ contracts.

With respect to the Guaranteed minimum income benefit and the Greater of 6 1/2% (or 6% or 3%, as applicable) Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit, withdrawals (including any applicable withdrawal charges, if applicable) will reduce each of the benefits' 6 1/2% (or 6% or 3%, as applicable) Roll-Up to age 85 benefit base on a dollar-for-dollar basis, as long as the sum of withdrawals in a contract year is 6 1/2% (or 6% or 3%, as applicable) or less of the 6 1/2% (or 6% or 3%, as applicable) Roll-Up benefit base on the contract issue date or the most recent contract date anniversary, if later. For this purpose, in the first contract year, all contributions received in the first 90 days after contract issue will be considered to have been received on the first day of the contract year. In subsequent contract years, additional contributions made during a contract year do not affect the amount of the withdrawals that can be taken on a dollar-for-dollar basis in that contract year. Once a withdrawal is taken that causes the sum of withdrawals in a contract year to exceed 6 1/2% (or 6% or 3%, as applicable) of the benefit base on the most recent anniversary, that entire withdrawal (including RMDs) and any subsequent withdrawals in that same contract year will reduce the benefit base pro rata. Reduction on a dollar-for-dollar basis means that your 6 1/2% (or 6% or 3%, as applicable) Roll-Up to age 85 benefit base will be reduced by the dollar amount of the withdrawal for each Guaranteed benefit. The Annual Ratchet to age 85 benefit base will always be reduced on a pro rata basis.

HOW WITHDRAWALS AFFECT YOUR GWBL AND GWBL GUARANTEED MINIMUM DEATH BENEFIT

Your GWBL benefit base is not reduced by withdrawals until a withdrawal causes cumulative withdrawals in a contract year to exceed the Guaranteed annual withdrawal amount. Withdrawals that exceed the Guaranteed annual withdrawal amount, however, can significantly reduce your GWBL benefit base and Guaranteed annual withdrawal amount. For more information, see ''Effect of Excess withdrawals'' and ''Other important considerations'' under ''Guaranteed withdrawal benefit for life (''GWBL'')'' in ''Contract features and benefits'' earlier in this Prospectus.

Your GWBL Standard death benefit base is reduced by any withdrawal on a pro rata basis.

Your GWBL Enhanced death benefit base is reduced on a dollar-for- dollar basis by any withdrawal up to the Guaranteed annual withdrawal amount. Once a withdrawal causes cumulative withdrawals in a contract year to exceed your Guaranteed annual

                                                       ACCESSING YOUR MONEY  53
withdrawal amount, your GWBL Enhanced death benefit base will be reduced on a pro rata basis. If the reduced GWBL Enhanced death benefit base is greater than your account value (after the Excess withdrawal), we will further reduce your GWBL Enhanced death benefit base to equal your account value.

For purposes of calculating your GWBL and GWBL Guaranteed minimum death benefit amount, the amount of the excess withdrawal will include the withdrawal amount paid to you and the amount of the withdrawal charge deducted from your account value. For more information on calculation of the charge, see ''Withdrawal charge'' later in the Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) SelectSM contracts.

WITHDRAWALS TREATED AS SURRENDERS

If you request to withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. In addition, we have the right to pay the cash value and terminate the contract if no contributions are made during the last three completed contract years, and the account value is less than $500, or if you make a withdrawal that would result in a cash value of less than $500. The rules in the preceding sentence do not apply if the Guaranteed minimum income benefit no lapse guarantee is in effect on your contract. See ''Surrendering your contract to receive its cash value'' below. For the tax consequences of withdrawals, see ''Tax information'' later in this Prospectus.

SPECIAL RULES FOR THE GUARANTEED WITHDRAWAL BENEFIT FOR LIFE. We will not treat a withdrawal request that results in a withdrawal in excess of 90% of the contract's cash value as a request to surrender the contract unless it is an Excess withdrawal. In addition, we will not terminate your contract if either your account value or cash value falls below $500, unless it is due to an Excess withdrawal. In other words, if you take an Excess withdrawal that equals more than 90% of your cash value or reduces your cash value to less than $500, we will treat your request as a surrender of your contract even if your GWBL benefit base is greater than zero. Please also see ''Insufficient account value'' in ''Determining your contract's value'' earlier in this Prospectus. Please also see ''Guaranteed withdrawal benefit for life (''GWBL'')'' in ''Contract features and benefits,'' earlier in this Prospectus, for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.

LOANS UNDER ROLLOVER TSA CONTRACTS

Loans under a Rollover TSA contract are not permitted without employer or plan approval. We will not permit you to take a loan or have a loan outstanding while you are enrolled in our ''automatic required minimum distribution (RMD) service'' or if you elect the GWBL option or a PGB.

Loans are subject to federal income tax limits and are also subject to the limits of the plan. The loan rules under ERISA may apply to plans not sponsored by a governmental employer. Federal income tax rules apply to all plans, even if the plan is not subject to ERISA.

A loan will not be treated as a taxable distribution unless:

..   It exceeds limits of federal income tax rules;

..   Interest and principal are not paid when due; or

..   In some instances, service with the employer terminates.

Taking a loan in excess of the Internal Revenue Code limits may result in adverse tax consequences.

Before we make a loan, you must properly complete and sign a loan request form. Loan processing may not be completed until we receive all information and approvals required to process the loan at our processing office.

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1)the date annuity payments begin,

(2)the date the contract terminates, and

(3)the date a death benefit is paid (the outstanding loan, including any accrued but unpaid loan interest, will be deducted from the death benefit amount).

A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received. Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined. Please see Appendix VII later in this Prospectus for any state rules that may affect loans from a TSA contract. Also, See Appendix IX for a discussion of TSA contracts.

Tax consequences for failure to repay a loan when due are substantial, and may result in severe restrictions on your ability to borrow amounts under any plans of your employer in the future.

LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the ''loan reserve account.'' Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If those amounts are insufficient, any additional amount of the loan will be subtracted from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment may apply. If such fixed maturity amounts are insufficient, we will deduct all or a portion of the loan from the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite/SM/ contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus/SM/ and Accumulator(R) Select/SM/ contracts).

For the period of time your loan is outstanding, the loan reserve account rate we will credit will equal the loan interest rate minus a maximum rate of 2%. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid and the amount of interest earned from the loan reserve account to the investment options according to the allocation percentages we have on our records. For Accumulator(R) Plus/SM/ contracts, loan repayments are not considered contributions and therefore are not eligible for additional credits.

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SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while an owner is living (or for contracts with non-natural owners, while the annuitant is living) and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions and employer or plan approval is required.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information.

All benefits under the contract will terminate as of the date we receive the required information, including the Guaranteed withdrawal benefit for life (if applicable), if your cash value is greater than your Guaranteed annual withdrawal amount remaining that year. If your cash value is not greater than your Guaranteed annual withdrawal amount remaining that year, then you will receive a supplementary life annuity contract. For more information, please see ''Effect of your account value falling to zero'' in ''Contract features and benefits'' earlier in this Prospectus. Also, if the Guaranteed minimum income benefit no lapse guarantee is in effect, the benefit will terminate without value if your cash value plus any other withdrawals taken in the contract year exceed 6 1/2% (or 6%, if applicable) of the Roll-Up benefit base (as of the beginning of the contract year). For more information, please see ''Insufficient account value'' in ''Determining your contract's value'' and ''Guaranteed withdrawal benefit for life (''GWBL'')'' in ''Contract features and benefits'' earlier in this Prospectus.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See ''Your annuity payout options'' below. For the tax consequences of surrenders, see ''Tax information'' later in this Prospectus.

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge, if applicable) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)the New York Stock Exchange is closed or restricts trading,

(2)the SEC determines that an emergency exists as a result of which sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable, or

(3)the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest option, fixed maturity options and the account for special dollar cost averaging (other than for death benefits) for up to six months while you are living. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite/SM/ contract owners only. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery or wire transfer service at your expense.

YOUR ANNUITY PAYOUT OPTIONS

The following description assumes annuitization of your entire contract. For partial annuitization, see ''Partial Annuitization'' below.

Deferred annuity contracts such as those in the Accumulator(R) Series provide for conversion to payout status at or before the contract's ''maturity date.'' This is called annuitization. When your contract is annuitized, your Accumulator(R) Series contract and all its benefits will terminate and you will receive a supplemental annuity payout contract (''payout option'') that provides periodic payments for life or for a specified period of time. In general, the periodic payment amount is determined by the account value or cash value of your Accumulator(R) Series contract at the time of annuitization and the annuity purchase factor to which that value is applied, as described below. Alternatively, if you have a Guaranteed minimum income benefit, you may exercise your benefit in accordance with its terms. We have the right to require you to provide any information we deem necessary to provide an annuity payout option. If an annuity payout is later found to be based on incorrect information, it will be adjusted on the basis of the correct information.

Your Accumulator(R) Series contract guarantees that upon annuitization, your annuity account value will be applied to a guaranteed annuity purchase factor for a life annuity payout option. We reserve the right, with advance notice to you, to change your annuity purchase factor any time after your fifth contract date anniversary and at not less than five year intervals after the first change. (Please see your contract and SAI for more information.) In addition, you may apply your account value or cash value, whichever is applicable, to any other annuity payout option that we may offer at the time of annuitization. We currently offer you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments. Please see Appendix VII later in this Prospectus for variations that may apply in your state.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the owner's and annuitant's ages at contract issue. Other than life annuity with period certain, we reserve the right to add, remove or change any of these annuity payout options at any time. In addition, if you are exercising your Guaranteed minimum income benefit, your choice of payout options are those that are available under the Guaranteed minimum income benefit (see ''Guaranteed minimum income benefit'' in ''Contract features and benefits'' earlier in this Prospectus). If you elect the Guaranteed withdrawal benefit for life and choose to annuitize your contract before the maturity date, the Guaranteed withdrawal benefit for life will terminate without value even if your GWBL benefit base is greater than zero. Payments you receive under the annuity payout option you select may be less than you would have received under GWBL. See ''Guaranteed withdrawal benefit for life (''GWBL'')'' in ''Contract features and benefits'' earlier in this Prospectus for further information.

                                                       ACCESSING YOUR MONEY  55

------------------------------------------------------------------
Fixed annuity payout options      Life annuity
                                  Life annuity with period certain
                                  Life annuity with refund certain
                                  Period certain annuity
------------------------------------------------------------------
Variable Immediate Annuity        Life annuity
  payout options                  Life annuity with period certain
------------------------------------------------------------------
Income Manager(R) payout options  Life annuity with period certain
  (available for owners and       Period certain annuity
  annuitants age 83 or less at
  contract issue)
------------------------------------------------------------------

..   Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

..   Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time (''period certain''), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contract that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

..   Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

..   Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life, and after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide you with details.

FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable Immediate Annuities may be funded through your choice of available variable investment options investing in Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable income annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.

INCOME MANAGER(R) PAYOUT OPTIONS

The Income Manager(R) payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager(R) payout annuity contract. You may request an illustration of the Income Manager(R) payout annuity contract from your financial professional. Income Manager(R) payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager(R) payout option, you should read the prospectus which contains important information that you should know.

Both NQ and IRA Income Manager(R) payout options provide guaranteed level payments. The Income Manager(R) (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect an Income Manager(R) payout option without life contingencies unless withdrawal charges are no longer in effect under your Accumulator(R) Series contract. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM/ contracts.

For QP and Rollover TSA contracts, if you want to elect an Income Manager(R) payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner. You must be eligible for a distribution under the QP or Rollover TSA contract.

You may choose to apply your account value of your Accumulator(R) Series contract to an Income Manager(R) payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Accumulator(R) Series contract and we will deduct any applicable withdrawal charge, if applicable under your Accumulator(R) Series contract. For the tax consequences of withdrawals, see ''Tax information'' later in this Prospectus.

The Income Manager(R) payout options are not available in all states.

THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION
(For the purposes of this section, please note that withdrawal charges do not apply to Accumulator(R) Select/SM/ contracts.)

The amount applied to purchase an annuity payout option varies depending on the payout option that you choose and the timing of your purchase as it relates to any withdrawal charges that apply under your Accumulator(R) Series contract. If amounts in a fixed maturity option are used to purchase any annuity payout option prior to the maturity date, a market value adjustment will apply.

For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

The withdrawal charge applicable under your Accumulator(R) Series contract is imposed if you select a non-life contingent period certain

56  ACCESSING YOUR MONEY
payout annuity. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.

For the Income Manager(R) life contingent payout options, no withdrawal charge is imposed under your Accumulator(R) Series contract. If the withdrawal charge that otherwise would have been applied to your account value under your Accumulator(R) Series contract is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager(R) will apply. The year in which your account value is applied to the payout option will be ''contract year 1.''


PARTIAL ANNUITIZATION. Partial annuitization of nonqualified deferred annuity contracts is permitted under certain circumstances. You may choose from the annuity payout options described here, but if you choose a period certain annuity pay- out, the certain period must be for 10 years or more. We require you to elect partial annuitization on the form we specify. Partial annuitization is not available for a guaranteed minimum income benefit under a contract. For purposes of this contract we will effect any partial annuitization as a withdrawal applied to a payout annuity. See ''How withdrawals are taken from your account value'' earlier in this section and also the discussion of ''Partial Annuitization'' in ''Tax Information'' for more information.


SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.

Except with respect to the Income Manager(R), where payments are made on the 15th day of the month, you can choose the date annuity payments begin but it may not be earlier than thirteen months from the Accumulator(R), Accumulator(R) Elite/SM/ or Accumulator(R) Select/SM/ contract date or not earlier than five years (in a limited number of jurisdictions this requirement may be more or less than five years) from your Accumulator(R) Plus/SM/ contract date. Please see Appendix VII later in this Prospectus for information on state variations. You can change the date your annuity payments are to begin at anytime. The date may not be later than the annuity maturity date described below.

For Accumulator(R) Plus/SM/ contracts, if you start receiving annuity payments within three years of making any contribution, we will recover the credit that applies to any contribution made within the prior three years. Please see Appendix VII later in this Prospectus for information on state variations.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier. The amount of each annuity payment will be less with a greater frequency of payments, or with a longer duration of a non-life contingent annuity or a longer certain period of a life contingent annuity. Once elected, the frequency with which you receive payments cannot be changed.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

If you select an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager(R) payout option is chosen.

ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum payment or select an annuity payout option. The maturity date is based on the age of the original annuitant at contract issue and cannot be changed other than in conformance with applicable law even if you name a new annuitant. For contracts with joint annuitants, the maturity age is based on the older annuitant. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday. We will send a notice with the contract statement one year prior to the maturity date. If you do not respond to the notice within the 30 days following the maturity date, your contract will be annuitized automatically.

If you elect the Guaranteed withdrawal benefit for life and your contract is annuitized at maturity, we will offer an annuity payout option that guarantees you will receive payments for life that are at least equal to the Guaranteed annual withdrawal amount that you would have received under the Guaranteed withdrawal benefit for life. At annuitization, you will no longer be able to take withdrawals in addition to the payments under this annuity payout option.

You may be eligible to elect an alternate annuity payout option. If you are eligible and elect this option, beginning as of the maturity date and for each subsequent year, the annuity payout will be the higher of two amounts that are calculated as of each contract date anniversary. The annuity payout will be the higher of: (1) the Guaranteed annual withdrawal amount and (2) the amount that the contract owner would have received if the annuity account value had been applied to a life annuity without a period certain, using either (a) the guaranteed annuity rates specified in your contract, or (b) the applicable current individual annuity rates as of the contract date anniversary, applying the rate that provides a greater benefit to the payee.

The resulting periodic payments are distributed while the owner (and if applicable, while any joint owner or successor owner) is living. Each Guaranteed withdrawal benefit for life Maturity date annuity payment will reduce the minimum death benefit pro rata. When the Guaranteed withdrawal benefit for life Maturity date annuity payments begin, you will not be permitted to make any additional withdrawals. You may, however, surrender the contract at any time on or after the maturity date to receive the contract's remaining cash value.

As described in ''Contract features and benefits'' under ''Guaranteed withdrawal benefit for life (''GWBL''),'' these payments will have the potential to increase with favorable investment performance. Any remaining Guaranteed minimum death benefit value will be transferred to the annuity payout contract as your ''minimum death benefit.'' If an enhanced death benefit had been elected, its value as of the date the annuity payout contract is issued will become your minimum death benefit, and it will no longer increase.

The minimum death benefit will be reduced dollar-for-dollar by each payment, if it is based on the value of the enhanced death benefit, or it will be reduced pro rata by each payment, if it is based on the value of the standard death benefit. If you die while there is any minimum death benefit remaining, it will be paid to your beneficiary.

Please see Appendix VII later in this Prospectus for variations that may apply in your state.

                                                       ACCESSING YOUR MONEY  57

5. Charges and expenses


--------------------------------------------------------------------------------

CHARGES THAT AXA EQUITABLE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

..   A mortality and expense risks charge

..   An administrative charge

..   A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

..   On each contract date anniversary -- an annual administrative charge, if applicable.

..   At the time you make certain withdrawals or surrender your contract -- a withdrawal charge (not applicable to Accumulator(R) Select/SM /contracts).

..   On each contract date anniversary -- a charge for each optional benefit that you elect: a death benefit (other than the Standard and GWBL Standard death benefit); the Guaranteed minimum income benefit; the Guaranteed withdrawal benefit for life; and the Earnings enhancement benefit.

..   On any contract date anniversary on which you are participating in a PGB --
    a charge for a PGB.

..   At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See ''Group or sponsored arrangements'' later in this section.

The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise, we will incur a loss.

The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this Prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray, a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk. Nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the contracts.

To help with your retirement planning, we may offer other annuities with different charges, benefits, and features. Please contact your financial professional for more information.

SEPARATE ACCOUNT ANNUAL EXPENSES

MORTALITY AND EXPENSE RISKS CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard death benefit. Below is the daily charge shown as an annual rate of the net assets in each variable investment option for each contract in the Accumulator(R) Series:

   Accumulator(R):                                           0.80%

   Accumulator(R) Plus/SM/:                                  0.95%

   Accumulator(R) Elite/SM/:                                 1.10%

   Accumulator(R) Select/SM/:                                1.10%

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the Guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect. For Accumulator(R) Plus/SM /contracts, a portion of this charge also compensates us for the contract credit. For a discussion of the credit, see ''Credits'' in ''Contract features and benefits'' earlier in this Prospectus. We expect to make a profit from this charge.

ADMINISTRATIVE CHARGE. We deduct a daily charge from the net assets in each variable investment option. The charge, together with the annual administrative charge described below, is to compensate us for administrative expenses under the contracts. Below is the daily charge shown as an annual rate of the net assets in each variable investment option for each contract in the Accumulator(R) Series:

   Accumulator(R):                                           0.30%

   Accumulator(R) Plus/SM/:                                  0.35%

   Accumulator(R) Elite/SM/:                                 0.30%

   Accumulator(R) Select/SM/:                                0.25%

DISTRIBUTION CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. Below is the daily charge shown as an annual rate of the net assets in each variable investment option for each contract in the Accumulator(R) Series:

   Accumulator(R):                                           0.20%

   Accumulator(R) Plus/SM/:                                  0.25%

   Accumulator(R) Elite/SM/:                                 0.25%

   Accumulator(R) Select/SM/:                                0.35%

58  CHARGES AND EXPENSES

ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $50,000. If your account value on such date is $50,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (if available) in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite/SM/ contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus/SM/ and Accumulator(R) Select/SM/ contracts).

If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under ''Insufficient account value'' in ''Determining your contract's value'' earlier in this Prospectus.


SPECIAL SERVICES CHARGES

We deduct a charge for providing the special services described below. These charges compensate us for the expense of processing each special service. For certain services, we will deduct from your account value any withdrawal charge that applies and the charge for the special service. Please note that we may discontinue some or all of these services without notice.

WIRE TRANSFER CHARGE. We charge $90 for outgoing wire transfers. Unless you specify otherwise, this charge will be deducted from the amount you request.

EXPRESS MAIL CHARGE. We charge $35 for sending you a check by express mail delivery. This charge will be deducted from the amount you request.

DUPLICATE CONTRACT CHARGE. We charge $35 for providing a copy of your contract. The charge for this service can be paid (i) using a credit card acceptable to AXA Equitable, (ii) by sending a check to our processing office, or (iii) by any other means we make available to you.


WITHDRAWAL CHARGE

(For Accumulator(R), Accumulator(R) Plus/SM/ and Accumulator(R) Elite/SM/ contracts only )

A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceed the 10% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value or to apply your cash value to a non-life contingent annuity payout option. For more information about the withdrawal charge if you select an annuity payout option, see ''Your annuity payout options -- The amount applied to purchase an annuity payout option'' in ''Accessing your money'' earlier in the Prospectus. For Accumulator(R) Plus/SM/ contracts, a portion of this charge also compensates us for the contract credit. For a discussion of the credit, see ''Credits'' in ''Contract features and benefits'' earlier in this Prospectus. We expect to make a profit from this charge.

The withdrawal charge equals a percentage of the contributions withdrawn. For Accumulator(R) Plus/SM/ contracts, we do not consider credits to be contributions. Therefore, there is no withdrawal charge associated with a credit.

The percentage of the withdrawal charge that applies to each contribution depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:

------------------------------------------------------------------------------------------------------------
                        WITHDRAWAL CHARGE AS A % OF CONTRIBUTION CONTRACT YEAR
------------------------------------------------------------------------------------------------------------
                                                             1   2   3   4      5    6   7      8      9+
------------------------------------------------------------------------------------------------------------
Accumulator(R)                                               7%  7%  6%  6%  5%      3%  1%  0%/(1)/ --
------------------------------------------------------------------------------------------------------------
Accumulator(R) Plus/SM/                                      8%  8%  7%  7%  6%      5%  4%  3%      0%/(2)/
------------------------------------------------------------------------------------------------------------
Accumulator(R) Elite/SM/                                     8%  7%  6%  5%  0%/(3)/ --  --  --      --
------------------------------------------------------------------------------------------------------------

(1)Charge does not apply in the 8th and subsequent contract years following contribution.
(2)Charge does not apply in the 9th and subsequent contract years following contribution.
(3)Charge does not apply in the 5th and subsequent contract years following contribution.

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as ''contract year 1,'' and the withdrawal charge is reduced or expires on each applicable contract date anniversary. Amounts withdrawn up to the free withdrawal amount are not considered withdrawals of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See ''Tax information'' later in this Prospectus.

Please see Appendix VII later in this Prospectus for possible withdrawal charge schedule variations in your state.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to that same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each investment option. The withdrawal charge helps cover our sales expenses.

For purposes of calculating reductions in your guaranteed benefits and associated benefit bases, the withdrawal amount includes both the withdrawal amount paid to you and the amount of the withdrawal charge deducted from your account value. For more information, see ''Guaranteed minimum death benefit and Guaranteed minimum income benefit base'' and ''How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit'' earlier in this Prospectus.

The withdrawal charge does not apply in the circumstances described below.

10% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal

                                                       CHARGES AND EXPENSES  59
charge. The 10% free withdrawal amount is determined using your account value at the beginning of each contract year. In the first contract year, the 10% free withdrawal amount is determined using all contributions received in the first 90 days of the contract year. Additional contributions during the contract year do not increase your 10% free withdrawal amount. The 10% free withdrawal amount does not apply if you surrender your contract except where required by law.

For Accumulator(R) and Accumulator(R) Elite/SM/ NQ contracts issued to a charitable remainder trust, the free withdrawal amount will equal the greater of: (1) the current account value less contributions that have not been withdrawn (earnings in the contract) and (2) the 10% free withdrawal amount defined above.

CERTAIN WITHDRAWALS. If you elected the Guaranteed minimum income benefit and/or the Greater of 6 1/2% (or 6%, if applicable) Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit, the withdrawal charge will be waived for any withdrawal that, together with any prior withdrawals made during the contract year, does not exceed 6 1/2% (or 6%, if applicable) of the beginning of contract year 6 1/2% (or 6%, if applicable) Roll-Up to age 85 benefit base, even if such withdrawals exceed the free withdrawal amount. Also, a withdrawal charge does not apply to a withdrawal that exceeds 6 1/2% (or 6%, if applicable) of the beginning of contract year 6 1/2% (or 6%, if applicable) Roll-Up to age 85 benefit base as long as it does not exceed the free withdrawal amount. If you are age 76-80 at issue and elected the Greater of 3% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit, this waiver applies to withdrawals up to 3% of the beginning of the contract year 3% Roll-Up to age 85 benefit base. If your withdrawal exceeds the amount described above, this waiver is not applicable to that withdrawal or to any subsequent withdrawals for the life of the contract.

If you elect the Guaranteed withdrawal benefit for life, we will waive any withdrawal charge for any withdrawals during the contract year up to the Guaranteed annual withdrawal amount, even if such withdrawals exceed the free withdrawal amount. However, each withdrawal reduces the free withdrawal amount for that contract year by the amount of the withdrawal. Also, a withdrawal charge does not apply to a withdrawal that exceeds the Guaranteed annual withdrawal amount as long as it does not exceed the free withdrawal amount. Withdrawal charges, if applicable, are applied to the amount of the withdrawal that exceeds both the free withdrawal amount and the Guaranteed annual withdrawal amount.

DISABILITY, TERMINAL ILLNESS, OR CONFINEMENT TO NURSING HOME. The withdrawal charge also does not apply if:

(i)An owner (or older joint owner, if applicable) has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii)We receive proof satisfactory to us (including certification by a licensed physician) that an owner's (or older joint owner's, if applicable) life expectancy is six months or less; or

(iii)An owner (or older joint owner, if applicable) has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

   -- its main function is to provide skilled, intermediate, or custodial nursing care;

   -- it provides continuous room and board to three or more persons;

   -- it is supervised by a registered nurse or licensed practical nurse;

   -- it keeps daily medical records of each patient;

   -- it controls and records all medications dispensed; and

   -- its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions described in (i), (ii) or
(iii) above existed at the time a contribution was remitted or if the condition began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.

GUARANTEED MINIMUM DEATH BENEFIT CHARGE

ANNUAL RATCHET TO AGE 85. If you elect the Annual Ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.25% of the Annual Ratchet to age 85 benefit base.

GREATER OF 6 1/2% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.80% of the greater of the 6 1/2% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base.

If you opt to reset your Roll-Up benefit base on any contract date anniversary, we reserve the right to increase the charge for this enhanced death benefit up to a maximum of 0.95% of the applicable benefit base. You will be notified of the increased charge at the time we notify you of your eligibility to reset. The increased charge, if any, will apply as of the next contract date anniversary following the reset and on all contract date anniversaries thereafter.

GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.65% of the greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base.

If you opt to reset your Roll-Up benefit base on any contract date anniversary, we reserve the right to increase the charge for this enhanced death benefit up to a maximum of 0.80% of the applicable benefit base. You will be notified of the increased charge at the time we notify you of your eligibility to reset. The increased charge, if any, will apply as of the next contract date anniversary following the reset and on all contract date anniversaries thereafter.

GREATER OF 3% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.65% of the greater of the 3% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base.

60  CHARGES AND EXPENSES

GWBL ENHANCED DEATH BENEFIT. This death benefit is only available if you elect the GWBL option. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary. The charge is equal to 0.30% of the GWBL Enhanced death benefit base.

WHEN WE DEDUCT THESE CHARGES. We will deduct these charges from your value in the variable investment options (or, if applicable, the permitted variable investment options) and the guaranteed interest option on a pro rata basis (see Appendix VII later in this Prospectus to see if deducting these charges from the guaranteed interest option is permitted in your state). If those amounts are insufficient, we will deduct all or a portion of these charges from the fixed maturity options (if applicable) in the order of the earliest maturity date(s) first. A market value adjustment will apply to deductions from the fixed maturity options. If such fixed maturity option amounts are still insufficient, we will deduct all or a portion of these charges from the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite/SM/ contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus/SM/ and Accumulator(R) Select/SM/ contracts).

If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of these charges for that year.

If your account value is insufficient to pay these charges, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under ''Insufficient account value'' in ''Determining your contract's value'' earlier in this Prospectus.

STANDARD DEATH BENEFIT AND GWBL STANDARD DEATH BENEFIT. There is no additional charge for these standard death benefits.

PRINCIPAL GUARANTEE BENEFITS CHARGE

If you purchase a PGB, we deduct a charge annually from your account value on each contract date anniversary on which you are participating in a PGB. The charge is equal to 0.50% of the account value for the 100% Principal guarantee benefit and 0.75% of the account value for the 125% Principal guarantee benefit. We will continue to deduct the charge until your benefit maturity date. We will deduct this charge from your value in the permitted variable investment options and the guaranteed interest option (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If such amounts are insufficient, we will deduct all or a portion of this charge from the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite/SM/ contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus/SM/ and Accumulator(R) Select/SM/ contracts).

If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under ''Insufficient account value'' in ''Determining your contract's value'' earlier in this Prospectus.

GUARANTEED MINIMUM INCOME BENEFIT CHARGE

If you elect the Guaranteed minimum income benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the Guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the owner (or older joint owner, if applicable) reaches age 85, whichever occurs first.

If you elect the Guaranteed minimum income benefit that includes the 6 1/2% Roll-Up benefit base, the charge is equal to 0.80% of the applicable benefit base on the contract date anniversary. If you elect the Guaranteed minimum income benefit that includes the 6% Roll-Up benefit base, the charge is equal to 0.65% of the applicable benefit base.

If you opt to reset your Roll-Up benefit base on any contract date anniversary, we reserve the right to increase the charge for this benefit up to a maximum of 1.10% for the benefit that includes the 6 1/2% Roll-Up benefit base or 0.95% for the benefit that includes the 6% Roll-Up benefit base. You will be notified of the increased charge at the time we notify you of your eligibility to reset. The increased charge, if any, will apply as of the next contract date anniversary following the reset and on all contract date anniversaries thereafter.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state). If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment will apply to deductions from the fixed maturity options. If such fixed maturity option amounts are still insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite/SM/ contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus/SM/ and Accumulator(R) Select/SM/ contracts).

If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under ''Insufficient account value'' in ''Determining your contract's value'' earlier in this Prospectus.

EARNINGS ENHANCEMENT BENEFIT CHARGE

If you elect the Earnings enhancement benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.35% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite/SM/ contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus/SM/ and Accumulator(R) Select/SM/ contracts).

If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under ''Insufficient account value'' in ''Determining your contract's value'' earlier in this Prospectus.

                                                       CHARGES AND EXPENSES  61

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GUARANTEED WITHDRAWAL BENEFIT FOR LIFE BENEFIT CHARGE

If you elect the Guaranteed withdrawal benefit for life (''GWBL''), we deduct a charge annually as a percentage of your GWBL benefit base on each contract date anniversary. If you elect the Single Life option, the charge is equal to 0.65%. If you elect the Joint Life option, the charge is equal to 0.80%. We will deduct this charge from your value in the permitted variable investment options and the guaranteed interest option on a pro rata basis. (See Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state.) If those amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite/SM/ contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus/SM/ and Accumulator(R) Select/SM/ contracts).

If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year.

GWBL BENEFIT BASE ANNUAL RATCHET CHARGE. If your GWBL benefit base ratchets, we reserve the right to raise the charge at the time of an Annual Ratchet. The maximum charge for the Single Life option is 0.80%. The maximum charge for the Joint Life option is 0.95%. The increased charge, if any, will apply as of the contract date anniversary on which your GWBL benefit base ratchets and on all contract date anniversaries thereafter. We will permit you to opt out of the ratchet if the charge increases.

For Joint life contracts, if the successor owner or joint annuitant is dropped before you take your first withdrawal, we will adjust the charge at that time to reflect a Single life. If the successor owner or joint annuitant is dropped after withdrawals begin, the charge will continue based on a Joint life.

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity pay-out option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We currently deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity payout option. This option may not be available at the time you elect to annuitize or it may have a different charge.

CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:

..   Management fees.

..   12b-1 fees.

..   Operating expenses, such as trustees' fees, independent public accounting firms' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

..   Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each Portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. Certain Portfolios available under the contract in turn invest in shares of other Portfolios of AXA Premier VIP Trust and EQ Advisors Trust and/or shares of unaffiliated portfolios (collectively, the ''underlying portfolios''). The underlying portfolios each have their own fees and expenses, including management fees, operating expenses, and investment related expenses such as brokerage commissions. For more information about these charges, please refer to the prospectuses for the Trusts.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge (if applicable under your Accumulator(R) Series contract) or the mortality and expense risks charge, or change the minimum initial contribution requirements. We also may change the Guaranteed minimum income benefit or the Guaranteed minimum death benefit, or offer variable investment options that invest in shares of the Trusts that are not subject to the 12b-1 fee. If permitted under the terms of our exemptive order regarding the Accumulator(R) Plus/SM/ bonus feature, we may also change the crediting percentage that applies to contributions. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974 (''ERISA'') or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.

62  CHARGES AND EXPENSES

6. Payment of death benefit


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YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time during your lifetime and while the contract is in force. The change will be effective as of the date the written request is executed, whether or not you are living on the date the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request.

Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. Under a contract with a non-natural owner that has joint annuitants, the surviving annuitant is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee. Where an NQ contract is owned for the benefit of a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act, the beneficiary must be the estate of the minor. Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary.

The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable Guaranteed minimum death benefit. In either case, the death benefit is increased by any amount applicable under the Earnings enhancement benefit. We determine the amount of the death benefit (other than the applicable Guaranteed minimum death benefit) and any amount applicable under the Earnings enhancement benefit, as of the date we receive satisfactory proof of the owner's (or older joint owner's, if applicable) death, any required instructions for the method of payment, forms necessary to effect payment and any other information we may require. For Accumulator(R) Plus/SM/ contracts, the account value used to determine the death benefit and the Earnings enhancement benefit will first be reduced by the amount of any credits applied in the one-year period prior to the owner's (or older joint owner's, if applicable) death. The amount of the applicable Guaranteed minimum death benefit will be such Guaranteed minimum death benefit as of the date of the owner's (or older joint owner's, if applicable) death adjusted for any subsequent withdrawals. For Roll-over TSA contracts with outstanding loans, we will reduce the amount of the death benefit by the amount of the outstanding loan, including any accrued but unpaid interest on the date that the death benefit payment is made. Payment of the death benefit terminates the contract.

--------------------------------------------------------------------------------
When we use the terms owner and joint owner, we intend these to be references to annuitant and joint annuitant, respectively, if the contract has a non-natural owner. If the contract is jointly owned or is issued to a non-natural owner and the GWBL has not been elected, the death benefit is payable upon the death of the older joint owner or older joint annuitant, as applicable. Under contracts with GWBL, the terms Owner and Successor Owner are intended to be references to Annuitant and Joint Annuitant, respectively, if the contract has a non-natural owner.
--------------------------------------------------------------------------------

Subject to applicable laws and regulations, you may impose restrictions on the timing and manner of the payment of the death benefit to your beneficiary. For example, your beneficiary designation may specify the form of death benefit payout (such as a life annuity), provided the payout you elect is one that we offer both at the time of designation and when the death benefit is payable. In general, the beneficiary will have no right to change the election.

You should be aware that (i) in accordance with current federal income tax rules, we apply a predetermined death benefit annuity payout election only if payment of the death benefit amount begins within one year following the date of death, which payment may not occur if the beneficiary has failed to provide all required information before the end of that period, (ii) we will not apply the predetermined death benefit payout election if doing so would violate any federal income tax rules or any other applicable law, and (iii) a beneficiary or a successor owner who continues the contract under one of the continuation options described below will have the right to change your annuity payout election.

In general, if the annuitant dies, the owner (or older joint owner, if applicable) will become the annuitant, and the death benefit is not payable. If the contract had joint annuitants, it will become a single annuitant contract.

EFFECT OF THE OWNER'S DEATH

In general, if the owner dies while the contract is in force, the contract terminates and the applicable death benefit is paid. If the contract is jointly owned, the death benefit is payable upon the death of the older owner. For Joint Life contracts with GWBL, the death benefit is paid to the beneficiary at the death of the second to die of the owner and successor owner.

There are various circumstances, however, in which the contract can be continued by a successor owner or under a Beneficiary continuation option (''BCO''). For contracts with spouses who are joint owners, the surviving spouse will automatically be able to continue the contract under the ''Spousal continuation'' feature or under our Beneficiary continuation option, as discussed below. For contracts with non-spousal joint owners, the joint owner will be able to continue the contract as a successor owner subject to the limitations discussed below under ''Non-spousal joint owner contract continuation.'' If you are the sole owner and your spouse is the sole primary beneficiary, your surviving spouse can continue the contract as a successor owner under ''Spousal continuation'' or under our Beneficiary continuation option, as discussed below.

If the surviving joint owner is not the surviving spouse, or, for single owner contracts, if the beneficiary is not the surviving spouse, federal income tax rules generally require payments of amounts under the contract to be made within five years of an owner's death (the ''5-year rule''). In certain cases, an individual beneficiary or non-spousal surviving joint owner may opt to receive payments over his/her life (or over a period not in excess of his/her life expectancy) if

                                                   PAYMENT OF DEATH BENEFIT  63
payments commence within one year of the owner's death. Any such election must be made in accordance with our rules at the time of death. If the beneficiary of a contract with one owner or a younger non-spousal joint owner continues the contract under the 5-year rule, in general, all guaranteed benefits and their charges will end. If a PGB election is in effect upon your death with a benefit maturity date of less than five years from the date of death, it will remain in effect. For more information on non-spousal joint owner contract continuation, see the section immediately below.

NON-SPOUSAL JOINT OWNER CONTRACT CONTINUATION

Upon the death of either owner, the surviving joint owner becomes the sole owner.

Any death benefit (if the older owner dies first) or cash value (if the younger owner dies first) must be fully paid to the surviving joint owner within five years. The surviving owner may instead elect to receive a life annuity, provided payments begin within one year of the deceased owner's death. If the life annuity is elected, the contract and all benefits terminate.

If the older owner dies first, we will increase the account value to equal the Guaranteed minimum death benefit, if higher, and by the value of the Earnings enhancement benefit. The surviving owner can elect to (1) take a lump sum payment; (2) annuitize within one year; (3) continue the contract for up to five years; or (4) continue the contract under the Beneficiary continuation option. For Accumulator(R) Plus/SM/ contracts, if any contributions are made during the one-year period prior to the owner's death, the account value will first be reduced by any credits applied to any such contributions.

If the contract continues, the Guaranteed minimum death benefit and charge and the Guaranteed minimum income benefit and charge will then be discontinued. Withdrawal charges, if applicable under your Accumulator(R) Series contract, will no longer apply, and no additional contributions will be permitted.

If the younger owner dies first, the surviving owner can elect to (1) take a lump sum payment; (2) annuitize within one year; (3) continue the contract for up to five years; or (4) continue the contract under the Beneficiary continuation option. If the contract continues, the death benefit is not payable, and the Guaranteed minimum death benefit and the Earnings enhancement benefit, if applicable, will continue without change. If the Guaranteed minimum income benefit cannot be exercised within the period required by federal tax laws, the benefit and charge will terminate as of the date we receive proof of death. Withdrawal charges, if applicable under your Accumulator(R) Series contract, will continue to apply and no additional contributions will be permitted.

Upon the death of either owner, if the surviving owner elects the 5-year rule and a PGB was in effect upon the owner's death with a maturity date of more than five years from the date of death, we will terminate the benefit and the charge.

SPOUSAL CONTINUATION

If you are the contract owner and your spouse is the sole primary beneficiary or you jointly own the contract with your younger spouse, or if the contract owner is a non-natural person and you and your younger spouse are joint annuitants, your spouse may elect to continue the contract as successor owner upon your death. Spousal beneficiaries (who are not also joint owners) must be 85 or younger as of the date of the deceased spouse's death in order to continue the contract under Spousal continuation. The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules.

Upon your death, the younger spouse joint owner (for NQ contracts only) or the spouse beneficiary (under a Single owner contract) may elect to receive the death benefit, continue the contract under our Beneficiary continuation option (as discussed below in this section) or continue the contract, as follows:

..   As of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary, we will increase the account value to equal the elected Guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Earnings enhancement benefit, and adjusted for any subsequent withdrawals. For Accumulator(R) Plus/SM /contracts, if any contributions are made during the one-year period prior to the owner's death, the account value will first be reduced by any credits applied to any such contributions. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract.

..   In general, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM /contract owners.

..   The applicable Guaranteed minimum death benefit option may continue as follows:

   -- If you elected either the Annual Ratchet to age 85 or the Greater of 6 1/2% (or 6%) Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit, and if your surviving spouse is age 75 or younger on the date of your death, and you were age 84 or younger at death, the enhanced death benefit continues and will continue to grow according to its terms until the contract date anniversary following the date the surviving spouse reaches age 85. If you were age 85 or older at death, we will reinstate the Guaranteed minimum death benefit you elected. The benefit base (which had previously been frozen at age 85) will now continue to grow according to its terms until the contract date anniversary following the date the surviving spouse reaches age 85.


   -- If you elected the Greater of 3% Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit, and your surviving spouse is age 80 or younger at the date of your death, and you were age 84 or younger at death, the enhanced death benefit continues and will grow according to its terms until the contract date anniversary following the surviving spouse's 85th birthday. If you were age 85 or older at death, we will reinstate the enhanced death benefit you elected. The benefit base (which had been previously frozen at age 85) will now continue to grow according to its terms until the contract date anniversary following the surviving spouse's 85th birthday.


64  PAYMENT OF DEATH BENEFIT

   -- If you elected either the Annual Ratchet to age 85 or the Greater of the 6 1/2% (or 6%) Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit and your surviving spouse is age 76 or older on the date of your death, the Guaranteed minimum death benefit and charge will be discontinued. If you elected the Greater of the 3% Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit and your surviving spouse is 81 or older, the Guaranteed minimum death benefit and charge will be discontinued.

   -- If the Guaranteed minimum death benefit continues, the Roll-Up benefit base reset, if applicable, will be based on the surviving spouse's age at the time of your death. The next available reset will be based on the contract issue date or last reset, as applicable.

   -- For single owner contracts with the GWBL Enhanced death benefit, we will discontinue the benefit and charge. However, we will freeze the GWBL Enhanced death benefit base as of the date of your death (less subsequent withdrawals), and pay it upon your spouse's death.

..   The Earnings enhancement benefit will be based on the surviving spouse's age at the date of the deceased spouse's death for the remainder of the life of the contract. If the benefit had been previously frozen because the older spouse had attained age 80, it will be reinstated if the surviving spouse is age 75 or younger. The benefit is then frozen on the contract date anniversary after the surviving spouse reaches age 80. If the surviving spouse is age 76 or older, the benefit and charge will be discontinued.

..   If elected, PGB continues and is based on the same benefit maturity date and guaranteed amount that was guaranteed.

..   The Guaranteed minimum income benefit may continue if the benefit had not already terminated and the benefit will be based on the surviving spouse's age at the date of the deceased spouse's death. See ''Guaranteed minimum income benefit'' in ''Contract features and benefits'' earlier in this Prospectus.

..   If you elect the Guaranteed withdrawal benefit for life on a Joint life basis, the benefit and charge will remain in effect and no death benefit is payable until the death of the surviving spouse. Withdrawal charges, if applicable under your Accumulator(R) Series contract, will continue to apply to all contributions made prior to the deceased spouse's death. No additional contributions will be permitted. If you elect the Guaranteed withdrawal benefit for life on a Single life basis, the benefit and charge will terminate.

..   If the deceased spouse was the annuitant, the surviving spouse becomes the annuitant. If the deceased spouse was a joint annuitant, the contract will become a single annuitant contract.

Where an NQ contract is owned by a Living Trust, as defined in the contract, and at the time of the annuitant's death the annuitant's spouse is the sole beneficiary of the Living Trust, the Trustee, as owner of the contract, may request that the spouse be substituted as annuitant as of the date of the annuitant's death. No further change of annuitant will be permitted.

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.

For jointly owned NQ contracts, if the younger spouse dies first no death benefit is paid, and the contract continues as follows:

..   The Guaranteed minimum death benefit, the Earnings enhancement benefit and the Guaranteed minimum income benefit continue to be based on the older spouse's age for the life of the contract.

..   If the deceased spouse was the annuitant, the surviving spouse becomes the annuitant. If the deceased spouse was a joint annuitant, the contract will become a single annuitant contract.

..   If a PGB had been elected, the benefit continues and is based on the same benefit maturity date and guaranteed amount.

..   If you elect the Guaranteed withdrawal benefit for life, the benefit and charge will remain in effect and no death benefit is payable until the death of the surviving spouse.

..   The withdrawal charge schedule remains in effect. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM /contracts.

If you divorce, Spousal continuation does not apply.

BENEFICIARY CONTINUATION OPTION

This feature permits a designated individual, on the contract owner's death, to maintain a contract with the deceased contract owner's name on it and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional or see Appendix VII later in this Prospectus for further information.

Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information. For Joint life contracts with GWBL, the beneficiary continuation option is only available after the death of the second owner.

BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Earnings enhancement benefit, adjusted for any subsequent withdrawals. For Accumulator(R) Plus/SM/ contracts, the account value will first be reduced by any credits applied in the one-year period prior to the owner's death.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments

                                                   PAYMENT OF DEATH BENEFIT  65
must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70 1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed later in this Prospectus in ''Tax information'' under ''Individual retirement arrangements
(IRAs),'' the beneficiary may choose the ''5-year rule'' option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

..   The contract continues with your name on it for the benefit of your beneficiary.

..   The beneficiary replaces the deceased owner as annuitant.

..   This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

..   If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

..   The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

..   The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

..   If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, a PGB, the Guaranteed withdrawal benefit for life or the GWBL Enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect.

..   The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges, if any, will apply.

..   Any partial withdrawal must be at least $300.

..   Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

..   Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as Inherited annuity, may only be elected when the NQ contract owner dies before the annuity maturity date, whether or not the owner and the annuitant are the same person. For purposes of this discussion, ''beneficiary'' refers to the successor owner. This feature must be elected within 9 months following the date of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as ''scheduled payments.'' The beneficiary may choose the ''5-year rule'' instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts:

..   This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

..   The beneficiary automatically replaces the existing annuitant.

..   The contract continues with your name on it for the benefit of your beneficiary.

..   If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

..   The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

..   The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

..   If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, a PGB, the Guaranteed withdrawal benefit for life or the GWBL Enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect.

..   If the beneficiary chooses the ''5-year rule,'' withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary may also take withdrawals, in addition to scheduled payments, at any time.

..   Any partial withdrawals must be at least $300.

..   Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

..   Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your benefi-

66  PAYMENT OF DEATH BENEFIT
   ciary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If the deceased is the owner or the older joint owner:

..   As of the date we receive satisfactory proof of death and any required instructions, information and forms necessary to effect the Beneficiary continuation option, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value plus any amount applicable under the Earnings enhancement benefit adjusted for any subsequent withdrawals. For Accumulator(R) Plus/SM /contracts, the account value will first be reduced by any credits applied in a one-year period prior to the owner's death.

..   No withdrawal charges, if applicable under your Accumulator(R) Series contract, will apply to any withdrawals by the beneficiary.

If the deceased is the younger non-spousal joint owner:

..   The annuity account value will not be reset to the death benefit amount.

..   The contract's withdrawal charge schedule will continue to be applied to any withdrawal or surrender other than scheduled payments; the contract's free withdrawal amount will continue to apply to withdrawals but does not apply to surrenders. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM /contracts.

..   We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceed the free withdrawal amount. See the ''Withdrawal charges'' in ''Charges and expenses'' earlier in this Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM /contracts.

                              -------------------

A surviving spouse should speak to his or her tax professional about whether Spousal continuation or the Beneficiary continuation option is appropriate for him or her. Factors to consider include but are not limited to the surviving spouse's age, need for immediate income and a desire to continue any Guaranteed benefits under the contract.

                                                   PAYMENT OF DEATH BENEFIT  67

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7. Tax information


--------------------------------------------------------------------------------

OVERVIEW

In this part of the Prospectus, we discuss the current federal income tax rules that generally apply to Accumulator(R) Series contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA, QP or TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any, legislation will actually be proposed or enacted.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. We also do not discuss the Employee Retirement Income Security Act of 1974 ("ERISA"), Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

CONTRACTS THAT FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs"): an individual retirement annuity contract such as the ones offered in this Prospectus, or a custodial or trusteed individual retirement account. Similarly, a 403(b) plan can be funded through a 403(b) annuity contract or a 403(b)(7) custodial account. Annuity contracts can also be purchased in connection with retirement plans qualified under Section 401(a) of the Code ("QP contracts"). How these arrangements work, including special rules applicable to each, are noted in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a tax-qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits compared with the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect.

Certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from annuity contracts funding qualified plans, 403(b) plans and IRAs.

For this purpose additional annuity contract benefits may include, but are not limited to, various guaranteed benefits such as guaranteed minimum income benefits and enhanced death benefits. You should consider the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract. See also Appendix II at the end of this Prospectus for a discussion of QP contracts, and Appendix IX later in this Prospectus for a discussion of TSA contracts.

TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.

TAXATION OF NONQUALIFIED ANNUITIES


Taxpayers with incomes over $250,000 should consider the 3.8% Medicare tax on investment income (including, for this purpose, income from NQ contracts) which will be effective after December 31, 2012.


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.

CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

..   if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

..   if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

..   if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

..   if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a grantor trust.

Federal tax law requires that all nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year be linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.

ANNUITY PAYMENTS

The following applies to an annuitization of the entire contract. In certain cases, the contract can be partially annuitized. See "Partial Annuitization" below.


68  TAX INFORMATION

Annuitization payments that are based on life or life expectancy are considered annuity payments for income tax purposes. We include in annuitization payments GMIB payments and other annuitization payments available under your contract. We also include Guaranteed annual withdrawals that are continued after your account value goes to zero under a supplementary life annuity contract, as discussed under ''Guaranteed withdrawal benefit for life (''GWBL'')'' in ''Contract features and benefits'' earlier in this Prospectus.

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your unrecovered investment in the contract. Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments. If you have a loss on a variable annuity payout in a taxable year, you may be able to adjust the tax-free amount in subsequent years.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

Your rights to apply amounts under this contract to an annuity payout option are described elsewhere in this Prospectus. If you hold your contract to the maximum maturity age under the contract we require that a choice be made between taking a lump sum settlement of any remaining account value or applying any such account value to one of the annuity payout options under the contract. If no affirmative choice is made, we will apply any remaining annuity value to the default option under the contract at such age. While there is no specific federal tax guidance as to whether or when an annuity contract is required to mature, or as to the form of the payments to be made upon maturity, we believe that this contract constitutes an annuity contract under current federal tax rules.

PARTIAL ANNUITIZATION


The consequences described above for annuitization of the entire contract apply to the portion of the contract which is partially annuitized. A nonqualified deferred annuity contract is treated as being partially annuitized if a portion of the contract is applied to an annuity payout option on a life-contingent basis or for a period certain of at least 10 years. In order to get annuity payment tax treatment for the portion of the contract applied to the annuity pay-out, payments must be made at least annually in substantially equal amounts, the payments must be designed to amortize the amount applied over life or the period certain, and the payments cannot be stopped, except by death or surrender (if permitted under the terms of the contract). The investment in the contract is split between the partially annuitized portion and the deferred amount remaining based on the relative values of the amount applied to the annuity payout and the deferred amount remaining at the time of the partial annuitization. Also, the partial annuitization has its own annuity starting date.


WITHDRAWALS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a reduction of your investment in the contract and is not taxable.

Collateral assignments are taxable to the extent of any earnings in the contract at the time any portion of the contract's value is assigned as collateral. Therefore, if you assign your contract as collateral for a loan with a third party after the contract is issued but before the end of the first contract year, you may have taxable income even though you receive no payments under the contract. AXA Equitable will report any income attributable to a collateral assignment on Form 1099-R. Also, if AXA Equitable makes payments or distributions to the assignee pursuant to directions under the collateral assignment agreement, any gains in such payments may be taxable to you and reportable on Form 1099-R even though you do not receive them.

TAXATION OF LIFETIME WITHDRAWALS IF YOU ELECT THE GUARANTEED WITHDRAWAL BENEFIT FOR LIFE

We treat Guaranteed annual withdrawals and other withdrawals as non-annuity payments for income tax purposes as discussed above.

EARNINGS ENHANCEMENT BENEFIT

In order to enhance the amount of the death benefit to be paid at the owner's death, you may purchase an Earnings enhancement benefit rider for your NQ contract. Although we regard this benefit as an investment protection feature which is part of the contract and which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Earnings enhancement benefit rider is not part of the contract. In such a case, the charges for the Earnings enhancement benefit rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59 1/2, also subject to a tax penalty. Were the IRS to take this position, AXA Equitable would take all reasonable steps to attempt to avoid this result, which could include amending the contract (with appropriate notice to you).

1035 EXCHANGES

You may purchase a nonqualified deferred annuity through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

..   the contract that is the source of the funds you are using to purchase the nonqualified deferred annuity contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

..   the owner and the annuitant are the same under the source con- tract and the contract issued in exchange. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.


In some cases you may make a tax-deferred 1035 exchange from a nonqualified deferred annuity contract to a "qualified long-term care



                                                            TAX INFORMATION  69
contract" meeting all specified requirements under the Code or an annuity contract with a "qualified long-term care contract" feature (sometimes referred to as a "combination annuity" contract).


The tax basis, also referred to as your investment in the contract, of the source contract carries over to the contract issued in exchange.


An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to purchase or contribute to another nonqualified deferred annuity contract on a tax-deferred basis. If requirements are met, the owner may also directly transfer amounts from a nonqualified deferred annuity contract to a "qualified long-term care contract" or "combination annuity" in such a partial 1035 exchange transaction. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.

Even if the contract owner and the insurance companies agree that a full or partial 1035 exchange is intended, the IRS has the ultimate authority to review the facts and determine that the transaction should be recharacterized as taxable in whole or in part.


Section 1035 exchanges are generally not available after the death of the owner.

SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see ''Payment of death benefit'' earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

Under the Beneficiary continuation option, the tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59 1/2, a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions made:

..   on or after your death; or

..   because you are disabled (special federal income tax definition); or

..   in the form of substantially equal periodic annuity payments for your life
    (or life expectancy), or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas. We do not anticipate that Guaranteed annual withdrawals made under the Guaranteed withdrawal benefit for life's Maximum or Customized payment plan or taken as partial withdrawals will qualify for this exception if made before age 59 1/2.

We will report a life-contingent partial annuitization made to an owner under age 59 1/2 as eligible for an exception to the early distribution penalty tax. We may be required to treat a partial annuitization for a period certain of at least 10 years as being subject to the penalty for an owner under age 59 1/2.

INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Account No. 49. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Account No. 49. The IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the Portfolios, and must have no right to direct the particular investment decisions within the Portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Account No. 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of Portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Account No. 49.

INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

GENERAL

''IRA'' stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and/or securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

..   Traditional IRAs, typically funded on a pre-tax basis; and

..   Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 (''Individual Retirement Arrangements
(IRAs)''). This publication is usually updated annually, and can be obtained by contacting the IRS or from the IRS website (www.irs.gov).


70  TAX INFORMATION


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AXA Equitable designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may have purchased the contract as a traditional IRA or Roth IRA. We also offered Inherited IRA contracts for payment of post-death required minimum distributions from traditional IRAs and Roth IRAs, respectively, in all Accumulator(R) Series contracts except Accumulator(R) Plus/SM/.

This Prospectus contains the information that the IRS requires you to have before you purchase an IRA. The first section covers some of the special tax rules that apply to traditional IRAs. The next section covers Roth IRAs. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

We describe the amount and types of charges that may apply to your contributions under ''Charges and expenses'' earlier in this Prospectus. We describe the method of calculating payments under ''Accessing your money'' earlier in this Prospectus. We do not guarantee or project growth in any variable income annuitization option payments (as opposed to payments from a fixed income annuitization option).

AXA Equitable has not applied for an opinion letter approving the respective forms of the traditional IRA and Roth IRA contracts for use as a traditional and Roth IRA, respectively. AXA Equitable has received opinion letters from the IRS approving the respective forms of the Accumulator(R) Series Inherited IRA beneficiary continuation contract for use as a traditional inherited IRA or inherited Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Accumulator(R) Series traditional Inherited IRA and Inherited Roth IRA contracts.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

This is provided for informational purposes only. Since the contracts are no longer available to new purchasers, this cancellation provision is no longer applicable.

You can cancel any version of the Accumulator(R) Series IRA contract (traditional IRA or Roth IRA) by following the directions in ''Your right to cancel within a certain number of days'' under ''Contract features and benefits'' earlier in this Prospectus. If you cancel a traditional IRA or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may make three different types of contributions to purchase a traditional IRA or as subsequent contributions to an existing IRA:

..   ''regular'' contributions out of earned income or compensation; or

..   tax-free ''rollover'' contributions; or

..   direct custodian-to-custodian transfers from other traditional IRAs
    (''direct transfers'').

When you make a contribution to your IRA, we require you to tell us whether it is a regular contribution, rollover contribution, or direct transfer contribution, and to supply supporting documentation in some cases.

For Accumulator(R) Plus/SM/, Accumulator(R) Elite/SM/ and Accumulator(R) Select/SM/ traditional IRA contracts, the initial contribution must be a direct transfer or rollover contribution. Subsequent contributions may also be ''regular'' contributions out of compensation.

REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS

LIMITS ON CONTRIBUTIONS. The ''maximum regular contribution amount'' for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs). When your earnings are below $5,000, your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70 1/2 or any tax year after that.

If you are at least age 50 at any time during the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make additional ''catch-up contributions'' of up to $1,000 to your traditional IRA.

SPECIAL RULES FOR SPOUSES. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $5,000, married individuals filing jointly can contribute up to $10,000 per year to any combination of traditional IRAs and Roth IRAs. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $5,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70 1/2 or over can contribute up to the lesser of $5,000 or 100% of ''earned income'' to a traditional IRA for a non-working spouse until the year in which the non-working spouse reaches age 70 1/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age 70 1/2 at any time during the taxable year for which the contribution is made.

DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

The federal tax rules governing contributions to IRAs made from current compensation are complex and are subject to numerous technical requirements and limitations which vary based on an individual's personal situation (including his/her spouse). IRS Publication 590, ''Individual Retirement Arrangements
(IRAs)'' which is updated annually and is available at www.irs.gov, contains pertinent explanations of the rules


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applicable to the current year. The amount of permissible contributions to
IRAs, the amount of IRA contributions which may be deductible, and the individual's income limits for determining contributions and deductions all may be adjusted annually for cost of living.

NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the non-working spouse's traditional IRA) may not, however, exceed the $5,000 maximum per person limit for the applicable taxable year. The dollar limit is $6,000 for people eligible to make age 50-70 1/2''catch-up'' contributions. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See ''Withdrawals, payments and transfers of funds out of traditional IRAs'' later in this section for more information.

If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a taxable year. Make sure you designate the year for which you are making the contribution.

ROLLOVER AND DIRECT TRANSFER CONTRIBUTIONS TO TRADITIONAL IRAS

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

..   qualified plans;

..   governmental employer 457(b) plans;

..   403(b) plans; and

..   other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

ROLLOVERS FROM "ELIGIBLE RETIREMENT PLANS" OTHER THAN TRADITIONAL IRAS

Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant. A non-spousal death beneficiary may also be able to make a direct rollover to an inherited IRA contract with special rules and restrictions under certain circumstances.

There are two ways to do rollovers:

..   Do it yourself:

   You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

..   Direct rollover:

   You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax with-holding.

All distributions from a qualified plan, 403(b) plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distributions are:

..   "required minimum distributions" after age 70 1/2 or retirement from service with the employer; or

..   substantially equal periodic payments made at least annually for your life
    (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

..   substantially equal periodic payments made for a specified period of 10 years or more; or

..   hardship withdrawals; or

..   corrective distributions that fit specified technical tax rules; or

..   loans that are treated as distributions; or

..   death benefit payments to a beneficiary who is not your surviving spouse; or

..   qualified domestic relations order distributions to a beneficiary who is not your current spouse or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan such as a traditional IRA, and subsequently take a premature distribution.

ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS

Any non-Roth after-tax contributions you have made to a qualified plan or 403(b) plan (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this section under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your


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traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan.

ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

SPOUSAL ROLLOVERS AND DIVORCE-RELATED DIRECT TRANSFERS

The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, the deceased spouse's traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

EXCESS CONTRIBUTIONS TO TRADITIONAL IRAS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

..   regular contributions of more than the maximum regular contribution amount for the applicable taxable year; or

..   regular contributions to a traditional IRA made after you reach age 70 1/2;
    or

..   rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70 1/2.

You can avoid or limit the excise tax by withdrawing an excess contribution (rollover or regular). See IRS Publication 590 for further details.

RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Amounts distributed from traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.

We report all payments from traditional IRA contracts on IRS Form 1099-R. You are responsible for reporting these amounts correctly on your individual income tax return and keeping supporting records. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

If you have ever made nondeductible (after-tax) IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:

..   the amount received is a withdrawal of certain excess contributions, as described in IRS Publication 590; or

..   the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and direct transfer contributions to traditional IRAs" earlier in this section for more information.)

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a 403(b) plan or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.



REQUIRED MINIMUM DISTRIBUTIONS

BACKGROUND ON REGULATIONS -- REQUIRED MINIMUM DISTRIBUTIONS. Distributions must be made from traditional IRAs according to rules contained in the Code and Treasury Regulations.


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Certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed benefits. This could increase the amount required to be distributed from the contracts if you take annual withdrawals instead of annuitizing. Please consult your tax adviser concerning applicability of these complex rules to your situation.

LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70 1/2.

WHEN YOU HAVE TO TAKE THE FIRST LIFETIME REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age 70 1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70 1/2, or to delay taking it until the first three-month period in the next calendar year (January 1st - April 1st). Distributions must start no later than your "Required Beginning Date", which is April 1st of the calendar year after the calendar year in which you turn age 70 1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."

ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change.

If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our "automatic required minimum distribution (RMD) service." Even if you do not enroll in our service, we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.

Also, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.


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SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70 1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70 1/2.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. HOWEVER, NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual, such as the estate, the rules continue to apply the 5-year rule discussed earlier under "Individual beneficiary." PLEASE NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

SPOUSAL CONTINUATION

If the contract is continued under Spousal continuation, the required minimum distribution rules are applied as if your surviving spouse is the contract owner.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59 1/2 before the first day of that tax year.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59 1/2. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions:

..   made on or after your death; or

..   made because you are disabled (special federal income tax definition); or

..   used to pay certain extraordinary medical expenses (special federal income tax definition); or

..   used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

..   used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

..   used to pay certain higher education expenses (special federal income tax definition); or

..   in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy) or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method. We do not anticipate that Guaranteed annual withdrawals made under the Guaranteed withdrawal benefit for life's Maximum or Customized payment plan or taken as partial withdrawals will qualify for this exception if made before age 59 1/2.

Please note that it is your responsibility to claim the penalty exception on your own income tax return and to document eligibility for the exception to the IRS.


To meet the substantially equal periodic payments exception, you could elect to apply your contract value to an Income Manager(R) (life annuity with a period certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. See "Substantially equal withdrawals" under "Accessing your money" earlier in the Prospectus. We will calculate the substantially equal annual payments using your choice of IRS-approved methods we offer. Although substantially equal withdrawals and Income Manager(R) payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" earlier in this section. Once substantially equal withdrawals or Income Manager(R) annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59 1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under either option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from, or any additional contributions or transfers you make to, your contract as changing your pattern of substantially equal withdrawals or Income Manager(R) payments for purposes of determining whether the penalty applies.


ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

This section of the Prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "Traditional individual retirement annuities (traditional IRAs)."

The Accumulator(R) Series Roth IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A(b) and 408(b) of the Internal Revenue Code.


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CONTRIBUTIONS TO ROTH IRAS

Individuals may make four different types of contributions to a Roth IRA:

..   regular after-tax contributions out of earnings; or

..   taxable rollover contributions from traditional IRAs or other eligible retirement plans ("conversion rollover" contributions); or

..   tax-free rollover contributions from other Roth individual retirement arrangements or designated Roth accounts under defined contribution plans;
    or

..   tax-free direct custodian-to-custodian transfers from other Roth IRAs
    ("direct transfers").

Regular after-tax, direct transfer and rollover contributions may be made to a Roth IRA contract. See "Rollovers and direct transfer contributions to Roth IRAs" later in this section for more information. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.

For Accumulator(R) Plus/SM/, Accumulator(R) Elite/SM/ and Accumulator(R) Select/SM/ Roth IRA contracts, the initial contribution must be a direct transfer or rollover contribution. Subsequent contributions may also be "regular" contributions out of compensation.

REGULAR CONTRIBUTIONS TO ROTH IRAS

LIMITS ON REGULAR CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs). This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $5,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion under "Special rules for spouses" earlier in this section under traditional IRAs.

If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, you may be eligible to make additional catch-up contributions of up to $1,000.

With a Roth IRA, you can make regular contributions when you reach 70 1/2, as long as you have sufficient earnings. The amount of permissible contributions to Roth IRAs for any year depends on the individual's income limits and marital status. For example, if you are married and filing separately for any year your ability to make regular Roth IRA contributions is greatly limited. The amount of permissible contributions and income limits may be adjusted annually for cost of living. Please consult IRS Publication 590, "Individual Retirement Arrangements (IRAs)" for the rules applicable to the current year.

WHEN YOU CAN MAKE CONTRIBUTIONS. Same as traditional IRAs.

DEDUCTIBILITY OF CONTRIBUTIONS. Roth IRA contributions are not tax deductible.

ROLLOVERS AND DIRECT TRANSFER CONTRIBUTIONS TO ROTH IRAS WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS?

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only make rollovers between different plan types (for example, traditional IRA to Roth IRA).

You may make rollover contributions to a Roth IRA from these sources only:

..   another Roth IRA;

..   a traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two- year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion rollover");

..   a "designated Roth contribution account" under a 401(k) plan, 403(b) plan, or governmental employer Section 457(b) plan (direct or 60-day); or

..   from non-Roth accounts under another eligible retirement plan, as described below under "Conversion rollover contributions to Roth IRAs."

You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

CONVERSION ROLLOVER CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Amounts can also be rolled over from non-Roth accounts under another eligible retirement plan, including a Code
Section 401(a) qualified plan, a 403(b) plan, and a governmental employer
Section 457(b) plan.


76  TAX INFORMATION


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Unlike a rollover from a traditional IRA to another traditional IRA, a conversion rollover transaction from a traditional IRA or other eligible retirement plan to a Roth IRA is not tax-free. Instead, the distribution from the traditional IRA or other eligible retirement plan is generally fully taxable. If you are converting all or part of a traditional IRA, and you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free. Even if you are under age 59 1/2, the early distribution penalty tax does not apply to conversion rollover contributions to a Roth IRA.

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA or other eligible retirement plan are subject to the lifetime annual required minimum distribution rules.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.

The IRS and Treasury have issued Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual's gross income on the conversion of a traditional IRA to a Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount of income reported in certain circumstances.

RECHARACTERIZATIONS

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

HOW TO RECHARACTERIZE. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE IRA). You cannot recharacterize back to the original plan a contribution directly rolled over from an eligible retirement plan which is not a traditional IRA.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12-month limitation period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.

To recharacterize a contribution, you must use our forms.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:

..   rollovers from a Roth IRA to another Roth IRA;

..   direct transfers from a Roth IRA to another Roth IRA;

..   qualified distributions from a Roth IRA; and

..   return of excess contributions or amounts recharacterized to a traditional
    IRA.

QUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includible in income:

..   you are age 59 1/2 or older; or

..   you die; or

                                                            TAX INFORMATION  77

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..   you become disabled (special federal income tax definition); or

..   your distribution is a "qualified first-time homebuyer distribution"
    (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1)Regular contributions.

(2)Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

   (a)Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

   (b)Nontaxable portion.

(3)Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amount distributed, distributions and contributions are aggregated or grouped, then added together as follows:

(1)All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2)All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.

(3)All conversion contributions made during the year are added together.

Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.

REQUIRED MINIMUM DISTRIBUTIONS DURING LIFE

Lifetime required minimum distributions do not apply.

REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?", assuming death before the Required Beginning Date.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.

EXCESS CONTRIBUTIONS TO ROTH IRAS

Generally the same as traditional IRA, except that regular contributions made after age 70 1/2 are not excess contributions.

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over.

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING


We must withhold federal income tax from distributions from annuity contracts and specified tax-favored savings or retirement plans or arrangements. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.


You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

..   We might have to withhold and/or report on amounts we pay under a free look or cancellation.


..   We are required to withhold on the gross amount of a distribution from a
    Roth IRA to the extent it is reasonable for us to believe that a distribution is includible in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable.



78  TAX INFORMATION

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.


Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. Generally, an election out of federal withholding will also be considered an election out of state withholding. In some states, you may elect out of state withholding, even if federal withholding applies. In some states, the income tax withholding is completely independent of federal income tax withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

Federal tax rules require payers to withhold differently on "periodic" and "non-periodic" payments. Payers are to withhold from periodic annuity payments as if the payments were wages. The annuity contract owner is to specify marital status and the number of withholding exemptions claimed on an IRS Form W-4P or similar substitute election form. If the owner does not claim a different number of withholding exemptions or marital status, the payer is to withhold assuming that the owner is married and claiming three withholding exemptions. If the owner does not provide the owner's correct Taxpayer Identification Number a payer is to withhold from periodic annuity payments as if the owner were single with no exemptions.

A contract owner's withholding election remains effective unless and until the owner revokes it. The contract owner may revoke or change a withholding election at any time.

FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

Non-periodic distributions include partial withdrawals, total surrenders and death benefits. Payers generally withhold federal income tax at a flat 10% rate from (i) the taxable amount in the case of nonqualified contracts, and (ii) the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includible in gross income.

As described below, there is no election out of federal income tax withholding if the payment is an eligible rollover distribution from a qualified plan or TSA contract. If a non-periodic distribution from a qualified plan or TSA contract is not an eligible rollover distribution then election out is permitted. If there is no election out, the 10% withholding rate applies.

SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS


The plan administrator is responsible for making all required notifications on tax matters to plan participants and to the IRS. See Appendix II at the end of this Prospectus.


MANDATORY WITHHOLDING FROM TSA CONTRACTS AND QUALIFIED PLAN DISTRIBUTIONS

Unless the distribution is directly rolled over to another eligible retirement plan, eligible rollover distributions from TSA contracts and qualified plans are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions and communicating to the recipient whether the distribution is an eligible rollover distribution.

IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


We are entitled to certain tax benefits related to the investment of company assets, including assets of the separate account. These tax benefits, which may include the foreign tax credit and the corporate dividends received deduction, are not passed back to you, since we are the owner of the assets from which tax benefits may be derived.



                                                            TAX INFORMATION  79

8. More information


--------------------------------------------------------------------------------

ABOUT SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. For example, we may withdraw amounts from Separate Account No. 49 that represent our investments in Separate Account No. 49 or that represent fees and charges under the contracts that we have earned. Also, we may, at our sole discretion, invest Separate Account No. 49 assets in any investment permitted by applicable law. The results of Separate Account
No. 49's operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account No. 49. However, the obligations themselves are obligations of AXA Equitable.

Separate Account No. 49 is registered under the Investment Company Act of 1940 and is registered and classified under that act as a ''unit investment trust.'' The SEC, however, does not manage or supervise AXA Equitable or Separate Account No. 49. Although Separate Account No. 49 is registered, the SEC does not monitor the activity of Separate Account No. 49 on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.


Each subaccount (variable investment option) within Separate Account No. 49 invests in shares issued by the corresponding Portfolio of its Trust.


We reserve the right subject to compliance with laws that apply:

(1)to add variable investment options to, or to remove variable investment options from, Separate Account No. 49, or to add other separate accounts;

(2)to combine any two or more variable investment options;

(3)to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4)to operate Separate Account No. 49 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 49 or a variable investment option directly);

(5)to deregister Separate Account No. 49 under the Investment Company Act of
   1940;

(6)to restrict or eliminate any voting rights as to Separate Account No. 49;

(7)to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies; and

(8)to terminate transfers to any of the variable investment options and to limit the number of variable investment options you may elect.

If the exercise of these rights results in a material change in the underlying investment of Separate Account No. 49, you will be notified of such exercise, as required by law.

ABOUT THE TRUSTS

The Trusts are registered under the Investment Company Act of 1940. They are classified as ''open-end management investment companies,'' more commonly called mutual funds. Each Trust issues different shares relating to each Portfolio.


The Trusts do not impose sales charges or ''loads'' for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional Portfolios or eliminate existing Portfolios at any time. More detailed information about each Trust, its Portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plans, and other aspects of its operations, appears in the prospectuses for each Trust, which generally accompany this Prospectus, or in their respective SAIs, which are available upon request.


ABOUT OUR FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

Fixed maturity option rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current fixed maturity option rates can be obtained from your financial professional.


The rates to maturity for new allocations as of February 15, 2012 and the related price per $100 of maturity value were as shown below.



--------------------------------------------------
FIXED MATURITY
 OPTIONS WITH
 FEBRUARY 15TH         RATE TO          PRICE
MATURITY DATE OF   MATURITY AS OF    PER $100 OF
 MATURITY YEAR    FEBRUARY 15, 2012 MATURITY VALUE
--------------------------------------------------

     2013               3.00%/(1)/      $97.08

     2014               3.00%/(1)/      $94.25

     2015               3.00%/(1)/      $91.51
--------------------------------------------------


80  MORE INFORMATION

--------------------------------------------------
FIXED MATURITY
 OPTIONS WITH
 FEBRUARY 15TH         RATE TO          PRICE
MATURITY DATE OF   MATURITY AS OF    PER $100 OF
 MATURITY YEAR    FEBRUARY 15, 2012 MATURITY VALUE
--------------------------------------------------

     2016               3.00%/(1)/      $88.84

     2017               3.00%/(1)/      $86.25

     2018               3.00%/(1)/      $83.73

     2019               3.00%/(1)/      $81.30

     2020               3.00%/(1)/      $78.93

     2021               3.00%/(1)/      $76.62

     2022                 3.10%         $73.67
--------------------------------------------------


(1)Since these rates to maturity are 3%, no amounts could have been allocated to these options.

HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (positive or negative) we make if you withdraw any of your value from a fixed maturity option before its maturity date.

(1)We determine the market adjusted amount on the date of the withdrawal as follows:

   (a)We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

   (b)We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

   (c)We determine the current rate to maturity for your fixed maturity option based on the rate for a new fixed maturity option issued on the same date and having the same maturity date as your fixed maturity option; if the same maturity date is not available for new fixed maturity options, we determine a rate that is between the rates for new fixed maturity option maturities that immediately precede and immediately follow your fixed maturity option's maturity date.

   (d)We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)We determine the fixed maturity amount as of the current date.

(3)We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM/ contracts. See Appendix III at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the ''current rate to maturity'' in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the ''current rate to maturity'' will be determined by using a widely published index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a ''non-unitized'' separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT THE GENERAL ACCOUNT

This contract is offered to customers through various financial institutions, brokerage firms and their affiliate insurance agencies. No financial institution, brokerage firm or insurance agency has any liability with respect to a contract's account value or any guaranteed benefits with which the contract was issued. AXA Equitable is solely responsible to the contract owner for the contract's account value and such guaranteed benefits. The general obligations and any guaranteed benefits under the contract are supported by AXA Equitable's general account and are subject to AXA Equitable's claims paying ability. An owner should look to the financial strength of AXA

                                                           MORE INFORMATION  81

Equitable for its claims-paying ability. Assets in the general account are not segregated for the exclusive benefit of any particular contract or obligation. General account assets are also available to the insurer's general creditors and the conduct of its routine business activities, such as the payment of salaries, rent and other ordinary business expenses. For more information about AXA Equitable's financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the variable investment options. You may also speak with your financial representative.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The contract is a ''covered security'' under the federal securities laws.

We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

ABOUT OTHER METHODS OF PAYMENT

WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS

We accept initial and subsequent contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under ''How you can make your contributions'' under ''Contract features and benefits'' earlier in this Prospectus.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information provided through certain broker-dealers with which we have established electronic facilities. In any such cases, you must sign our Acknowledgement of Receipt form.

Where we require a signed application, the above procedures do not apply and no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we issue a contract based on information provided through electronic facilities, we require an Acknowledgement of Receipt form, and financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgement of Receipt form. After your contract has been issued, additional contributions may be transmitted by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.

After your contract has been issued, additional contributions may be transmitted by wire.

Automatic investment program -- for NQ, Rollover IRA, Roth Conversion IRA, Flexible Premium IRA and Flexible Premium Roth IRA contracts only

You may use our automatic investment program, or ''AIP,'' to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ, Rollover IRA, Roth Conversion IRA, Flexible Premium IRA or Flexible Premium Roth IRA contract on a monthly or quarterly basis. AIP is not available for QP, Inherited IRA beneficiary continuation (traditional IRA or Roth IRA) or Rollover TSA contracts. Please see Appendix VII later in this Prospectus to see if the automatic investment program is available in your state.

For NQ, Rollover IRA and Roth Conversion IRA contracts, the minimum amounts we will deduct are $100 monthly and $300 quarterly. For Flexible Premium IRA and Flexible Premium Roth IRA contracts, the minimum amount we will deduct is $50. Under the IRA contracts, these amounts are subject to the tax maximums. AIP additional contributions may be allocated to any of the variable investment options, the guaranteed interest option and available fixed maturity options, but not the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite/SM/ contracts) or the account for special money market dollar cost averaging (for Accumulator(R) Plus/SM/ and Accumulator(R) Select/SM/ contracts). You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

For contracts with the Guaranteed withdrawal benefit for life, AIP will be automatically terminated after the later of: (i) the end of the first contract year, or (ii) the date the first withdrawal is taken. For contracts with PGB, AIP will be automatically terminated at the end of the first six months.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this Prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY

Our ''business day'' is generally any day the New York Stock Exchange (''NYSE'') is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A

82  MORE INFORMATION

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business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

..   If your contribution, transfer or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day:

   -- on a non-business day;

   -- after 4:00 p.m. Eastern Time on a business day; or

   -- after an early close of regular trading on the NYSE on a business day.

..   A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

..   If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

..   When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

..   If we have entered into an agreement with your broker-dealer for automated processing of contributions and/or transfers upon receipt of customer order, your contribution and/or transfer will be considered received at the time your broker-dealer receives your contribution and/or transfer and all information needed to process your application, along with any required documents. Your broker-dealer will then transmit your order to us in accordance with our processing procedures. However, in such cases, your broker-dealer is considered a processing office for the purpose of receiving the contribution and/or transfer. Such arrangements may apply to initial contributions, subsequent contributions, and/or transfers, and may be commenced or terminated at any time without prior notice. If required by law, the ''closing time'' for such orders will be earlier than 4:00 p.m., Eastern Time.

CONTRIBUTIONS, CREDITS AND TRANSFERS

..   Contributions (and credits, for Accumulator(R) Plus/SM /contracts only)
    allocated to the variable investment options are invested at the unit value next determined after the receipt of the contribution.

..   Contributions (and credits, for Accumulator(R) Plus/SM /contracts only)
    allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

..   Contributions (and credits, for Accumulator(R) Plus/SM /contracts only)
    allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).

..   Initial contributions allocated to the account for special dollar cost averaging receive the interest rate in effect on that business day. At certain times, we may offer the opportunity to lock in the interest rate for an initial contribution to be received under Section 1035 exchanges and trustee to trustee transfers. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite/SM /contract owners only. Your financial professional can provide information or you can call our processing office.

..   Transfers to or from variable investment options will be made at the unit value next determined after the receipt of the transfer request.

..   Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.

..   Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

..   For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts, we have the right to vote on certain matters involving the Portfolios, such as:

..   the election of trustees; or

..   the formal approval of independent public accounting firms selected for each Trust; or

..   any other matters described in the prospectus for each Trust or requiring a shareholders' vote under the Investment Company Act of 1940.


We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a Portfolio for which no instructions have been received in the same proportion as we vote shares of that Portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a Portfolio in the same proportions that contract owners vote. One effect of proportional voting is that a small number of contract owners may determine the outcome of a vote.


The Trusts sell their shares to AXA Equitable separate accounts in connection with AXA Equitable's variable annuity and/or variable life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with AXA Equitable. AXA Premier VIP Trust and EQ Advisors Trust also sell their shares to the trustee of a qualified plan for AXA Equitable. We currently do not foresee any disadvantages to our contract owners arising out of these arrangements. However, the Board of Trustees or Directors of each Trust intends to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board's response insufficiently protects our contract owners, we will see to it that appropriate action is taken to do so.

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SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

STATUTORY COMPLIANCE

We have the right to change your contract without the consent of any other person in order to comply with any laws and regulations that apply, including but not limited to changes in the Internal Revenue Code, in Treasury Regulations or in published rulings of the Internal Revenue Service and in Department of Labor regulations.

Any change in your contract must be in writing and made by an authorized officer of AXA Equitable. We will provide notice of any contract change.

The benefits under your contract will not be less than the minimum benefits required by any state law that applies.

ABOUT LEGAL PROCEEDINGS

AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account No. 49, nor would any of these proceedings be likely to have a material adverse effect upon the Separate Account, our ability to meet our obligations under the contracts, or the distribution of the contracts.

FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as the consolidated financial statements of AXA Equitable, are in the SAI. The financial statements of AXA Equitable have relevance to the contracts only to the extent that they bear upon the ability of AXA Equitable to meet its obligations under the contracts. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.

TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office.

If you elected the Guaranteed minimum death benefit, Guaranteed minimum income benefit, the Earnings enhancement benefit, a PGB, and/or the Guaranteed withdrawal benefit for life (collectively, the ''Benefit''), generally the Benefit will automatically terminate if you change ownership of the contract or if you assign the owner's right to change the beneficiary or person to whom annuity payments will be made. The Benefit will not terminate if the ownership of the contract is transferred from a non-natural owner to an individual but the contract will continue to be based on the annuitant's life. The Benefit will also not terminate if you transfer your individually-owned contract to a trust held for your (or your and your immediate family's) benefit; the Benefit will continue to be based on your life. If you were not the annuitant under the individually-owned contract, you will become the annuitant when ownership is changed. Please speak with your financial professional for further information.

See Appendix VII later in this Prospectus for any state variations with regard to terminating any benefits under your contract.

You cannot assign or transfer ownership of an IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign IRA and QP contracts as security for a loan or other obligation. Loans are available under a Rollover TSA contract only if permitted under the sponsoring employer's plan.

For limited transfers of ownership after the owner's death see ''Beneficiary continuation option'' in ''Payment of death benefit'' earlier in this Prospectus. You may direct the transfer of the values under your IRA, QP or Rollover TSA contract to another similar arrangement under Federal income tax rules. In the case of such a transfer that involves a surrender of your contract, we will impose a withdrawal charge, if one applies.

Loans are not available under your NQ contract.

In certain circumstances, you may collaterally assign all or a portion of the value of your NQ contract as security for a loan with a third party lender. The terms of the assignment are subject to our approval. The amount of the assignment may never exceed your account value on the day prior to the date we receive all necessary paperwork to effect the assignment. Only one assignment per contract is permitted, and any such assignment must be made prior to the first contract date anniversary. You must indicate that you have not purchased, and will not purchase, any other AXA Equitable (or affiliate's) NQ deferred annuity contract in the same calendar year that you purchase the contract.

A collateral assignment does not terminate your benefits under the contract. However, all withdrawals, distributions and benefit payments, as well as the exercise of any benefits, are subject to the assignee's prior approval and payment directions. We will follow such directions until AXA Equitable receives written notification satisfactory to us that the assignment has been terminated. If the owner or beneficiary fails to provide timely notification of the termination, it is possible that we could pay the assignee more than the amount of the assignment, or continue paying the assignee pursuant to existing directions after the collateral assignment has in fact been terminated. Our payment of any death benefit to the beneficiary will also be subject to the terms of the assignment until we receive written notification satisfactory to us that the assignment has been terminated.

84  MORE INFORMATION

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In some cases, an assignment or change of ownership may have adverse tax consequences. See ''Tax information'' earlier in this Prospectus.

ABOUT CUSTODIAL IRAS

For certain custodial IRA accounts, after your contract has been issued, we may accept transfer instructions by telephone, mail, facsimile or electronically from a broker-dealer, provided that we or your broker-dealer have your written authorization to do so on file. Accordingly, AXA Equitable will rely on the stated identity of the person placing instructions as authorized to do so on your behalf. AXA Equitable will not be liable for any claim, loss, liability or expenses that may arise out of such instructions. AXA Equitable will continue to rely on this authorization until it receives your written notification at its processing office that you have withdrawn this authorization. AXA Equitable may change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior written notice and restrict facsimile, internet, telephone and other electronic transfer services because of disruptive transfer activity.

HOW DIVORCE MAY AFFECT YOUR GUARANTEED BENEFITS


Our optional benefits do not provide a cash value or any minimum account value. In the event that you and your spouse become divorced after you purchase a contract with a guaranteed benefit, we will not divide the benefit base as part of the divorce settlement or judgment. As a result of the divorce, we may be required to withdraw amounts from the account value to be paid to an ex-spouse. Any such withdrawal will be considered a withdrawal from the contract. This means that your guaranteed benefit will be reduced and a withdrawal charge may apply.


HOW DIVORCE MAY AFFECT YOUR JOINT LIFE GWBL

If you purchased the GWBL on a Joint Life basis and subsequently get divorced, your ex-spouse will not be eligible to receive payments under the GWBL. We will divide the contract in accordance with the divorce decree and replace the original contract with two single life contracts. The GWBL benefit base will not be split.

If the division of the contract occurs before any withdrawal has been made, the GWBL charge under the new contracts will be on a single life basis. The Applicable percentage for your guaranteed annual withdrawal amount will be based on each respective individual's age at the time of the first withdrawal and any subsequent Annual Ratchet.

If the division of the contract occurs after any withdrawal has been made, there is no change to either the GWBL charge (the charge will remain a Joint Life charge for each contract) or the Applicable percentage. The Applicable percentage that was in effect at the time of the split of the contracts may increase at the time an Annual Ratchet occurs based on each respective individual's age under their respective new contract.

DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC (''AXA Advisors'') and AXA Distributors, LLC (''AXA Distributors'') (together, the ''Distributors''). The Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.

AXA Advisors is an affiliate of AXA Equitable, and AXA Distributors is an indirect wholly owned subsidiary of AXA Equitable. The Distributors are under the common control of AXA Financial, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. (''FINRA''). Both broker-dealers also act as distributors for other AXA Equitable life and annuity products.

The contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts are also sold by financial professionals of unaffiliated broker-dealers that have entered into selling agreements with the Distributors (''Selling broker-dealers'').

AXA Equitable pays compensation to both Distributors based on contracts sold. AXA Equitable may also make additional payments to the Distributors, and the Distributors may, in turn, make additional payments to certain Selling broker-dealers. All payments will be in compliance with all applicable FINRA rules and other laws and regulations.

Although AXA Equitable takes into account all of its distribution and other costs in establishing the level of fees and charges under its contracts, none of the compensation paid to the Distributors or the Selling broker-dealers discussed in this section of the Prospectus are imposed as separate fees or charges under your contract. AXA Equitable, however, intends to recoup amounts it pays for distribution and other services through the fees and charges of the contract and payments it receives for providing administrative, distribution and other services to the Portfolios. For information about the fees and charges under the contract, see ''Fee table'' and ''Charges and expenses'' earlier in this Prospectus.

AXA ADVISORS COMPENSATION. AXA Equitable pays compensation to AXA Advisors based on contributions made on the contracts sold through AXA Advisors (''contribution-based compensation''). The contribution-based compensation will generally not exceed 8.50% of total contributions. AXA Advisors, in turn, may pay a portion of the contribution-based compensation received from AXA Equitable to the AXA Advisors financial professional and/or the Selling broker-dealer making the sale. In some instances, a financial professional or a Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation of up to 1.20% of the account value of the contract sold (''asset-based compensation''). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could, over time, exceed the total compensation that would otherwise be paid on the basis of contributions alone. The compensation paid by AXA Advisors varies among financial professionals and among Selling broker-dealers. AXA Advisors also pays a portion of the compensation it receives to its managerial personnel. When a contract is sold by a Selling broker-dealer, the Selling broker-dealer, not AXA Advisors,

                                                           MORE INFORMATION  85

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determines the amount and type of compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, as described below.

AXA Advisors also pays its financial professionals and managerial personnel other types of compensation including service fees, expense allowance payments and health and retirement benefits. AXA Advisors also pays its financial professionals, managerial personnel and Selling broker-dealers sales bonuses (based on selling certain products during specified periods) and persistency bonuses. AXA Advisors may offer sales incentive programs to financial professionals and Selling broker-dealers who meet specified production levels for the sales of both AXA Equitable contracts and contracts offered by other companies. These incentives provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid education seminars and merchandise.

DIFFERENTIAL COMPENSATION. In an effort to promote the sale of AXA Equitable products, AXA Advisors may pay its financial professionals and managerial personnel a greater percentage of contribution-based compensation and/or asset-based compensation for the sale of an AXA Equitable contract than it pays for the sale of a contract or other financial product issued by a company other than AXA Equitable. This practice is known as providing ''differential compensation.'' Differential compensation may involve other forms of compensation to AXA Advisors personnel. Certain components of the compensation paid to managerial personnel are based on whether the sales involve AXA Equitable contracts. Managers earn higher compensation (and credits toward awards and bonuses) if the financial professionals they manage sell a higher percentage of AXA Equitable contracts than products issued by other companies. Other forms of compensation provided to its financial professionals include health and retirement benefits, expense reimbursements, marketing allowances and contribution-based payments, known as ''overrides.'' For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of AXA Equitable contracts and products sponsored by affiliates.

The fact that AXA Advisors financial professionals receive differential compensation and additional payments may provide an incentive for those financial professionals to recommend an AXA Equitable contract over a contract or other financial product issued by a company not affiliated with AXA Equitable. However, under applicable rules of FINRA, AXA Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you based on the facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation among products in the same category. For more information, contact your financial professional.

AXA DISTRIBUTORS COMPENSATION. AXA Equitable pays contribution-based and asset-based compensation (together ''compensation'') to AXA Distributors. Contribution-based compensation is paid based on AXA Equitable contracts sold through AXA Distributor's Selling broker-dealers. Asset-based compensation is paid based on the aggregate account value of contracts sold through certain of AXA Distributor's Selling broker-dealers. Contribution-based compensation will generally not exceed 7.50% of the total contributions made under the contracts. AXA Distributors, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of the contract in combination with annual asset-based compensation of up to 1.25% of the account value of the contract sold. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which AXA Equitable pays to AXA Distributors will be reduced by the same amount, and AXA Equitable will pay AXA Distributors asset-based compensation on the contract equal to the asset-based compensation which AXA Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Distributors varies among Selling broker-dealers.

The Selling broker-dealer, not AXA Distributors, determines the amount and type of compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, such as differential compensation paid for various products.

AXA Equitable also pays AXA Distributors compensation to cover its operating expenses and marketing services under the terms of AXA Equitable's distribution agreements with AXA Distributors.

ADDITIONAL PAYMENTS BY AXA DISTRIBUTORS TO SELLING BROKER-DEALERS. The Distributors may pay, out of its assets, certain Selling broker-dealers and other financial intermediaries additional compensation in recognition of services provided or expenses incurred. AXA Distributors may also pay certain Selling broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as ''marketing allowances''). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable products on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conference; and/or other support services, including some that may benefit the contract owner. Payments may be based on the aggregate account value attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. AXA Distributors may also make fixed payments to Selling broker-dealers, for example in connection with the initiation of a new relationship or the introduction of a new product.

Additionally, as an incentive for the financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, AXA Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as ''compensation enhancements'').

These additional payments may serve as an incentive for Selling broker-dealers to promote the sale of AXA Equitable contracts over

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contracts and other products issued by other companies. Not all Selling broker-dealers receive additional payments, and the payments vary among Selling broker-dealers. The list below includes the names of Selling broker-dealers that we are aware (as of December 31, 2011) received additional payments. These additional payments ranged from $81 to $4,973,724. AXA Equitable and its affiliates may also have other business relationships with Selling broker-dealers, which may provide an incentive for the Selling broker-dealers to promote the sale of AXA Equitable contracts over contracts and other products issued by other companies. The list below includes any such Selling broker-dealer. For more information, ask your financial professional.

1st Global Capital Corporation
Advantage Capital Corporation
A.G. Edwards
American Portfolios Financial Services
Ameriprise Financial Services, Inc.
Associated Securities Corp.
Bank of America
BBVA Compass Investment Solutions, Inc.
CCO Investment Services Corp.
Centaurus Financial, Inc.
Commonwealth Financial Network
CUSO Financial Services, L.P.
Essex National Securities Inc.
Financial Network Investment Corporation
First Allied Securities
First Citizens Investor Services, Inc.
First Tennessee Brokerage, Inc.
FSC Securities Corporation
Geneos Wealth Management, Inc.
H.D. Vest Investment Securities, Inc.
Investment Centers of America/First Dakota Inc.
IFC Holdings Inc. DBA Invest Financial Corporation
Investment Professionals, Inc.
Investors Capital Corporation
J.P. Turner & Company, LLC
James T. Borello & Co.
Janney Montgomery Scott, LLC
Key Investment Services, LLC
Lincoln Financial Advisors Corporation
Lincoln Financial Securities Corporation
LPL Financial Corporation
M&T Securities, Inc.
Merrill Lynch Life Agency Inc.
Morgan Keegan & Co., Inc.
Morgan Stanley Smith Barney - Morgan Stanley & Co., Incorporated
Multi-Financial Securities Corporation
National Planning Corporation
Next Financial Group, Inc.
NFP Securities, Inc.
Plan Member Financial Corporation
PNC Investments
Prime Capital Services
PrimeVest Financial Services, Inc.
Raymond James & Associates Inc
Raymond James Financial Services
RBC Capital Markets Corp.
Robert W Baird & Co.
Royal Alliance Associates Inc.
Sage Point Financial, Inc
Securities America, Inc.
SII Investments, Inc.
Sorrento Pacific Financial, LLC
Stifel, Nicolaus & Co.
Summit Brokerage Services, Inc
Termed/Mutual Service Corporation
Transamerica Financial Advisors, Inc.
U.S. Bancorp Investments, Inc.
UBS Financial Services, Inc.
UVEST Financial Services Group, Inc.
Waterstone Financial Group, Inc.
Wells Fargo Advisors Financial Network LLC
Wells Fargo Advisors
Wells Fargo Advisors, LLC
Wells Fargo Investments, LLC




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9. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2011 (the ''Annual Report'') is considered to be part of this Prospectus because it is incorporated by reference.


AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washing-ton, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the fixed maturity option (the ''Registration Statement''). This Prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this Prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 (''Exchange Act''), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234). You can access our website at www.axaequitable.com.

88  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Appendix I: Condensed financial information

--------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.30%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011.



--------------------------------------------------------------------------------------------
                                                  FOR THE YEARS ENDED DECEMBER 31,
                                         ---------------------------------------------------
                                           2011     2010     2009     2008    2007    2006
--------------------------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION
--------------------------------------------------------------------------------------------
   Unit value                            $  11.20 $  12.27 $  10.99 $   8.75 $ 14.58 $ 13.91
--------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     53,670   56,888   58,442   49,051  25,941   4,973
--------------------------------------------------------------------------------------------
 AXA CONSERVATIVE ALLOCATION
--------------------------------------------------------------------------------------------
   Unit value                            $  12.13 $  12.06 $  11.39 $  10.51 $ 11.97 $ 11.46
--------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     27,990   27,081   27,962   16,158   4,306     590
--------------------------------------------------------------------------------------------
 AXA CONSERVATIVE-PLUS ALLOCATION
--------------------------------------------------------------------------------------------
   Unit value                            $  11.96 $  12.20 $  11.34 $  10.04 $ 12.62 $ 12.12
--------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     25,466   27,334   27,256   17,697   6,473   1,414
--------------------------------------------------------------------------------------------
 AXA MODERATE ALLOCATION
--------------------------------------------------------------------------------------------
   Unit value                            $  11.94 $  12.39 $  11.42 $   9.89 $ 13.27 $ 12.65
--------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    118,023  126,015  127,613   84,689  37,645   8,363
--------------------------------------------------------------------------------------------
 AXA MODERATE-PLUS ALLOCATION
--------------------------------------------------------------------------------------------
   Unit value                            $  12.31 $  13.12 $  11.92 $   9.90 $ 14.71 $ 14.01
--------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    159,713  169,708  175,685  141,905  75,948  17,150
--------------------------------------------------------------------------------------------
 EQ/ALLIANCEBERNSTEIN SMALL CAP GROWTH
--------------------------------------------------------------------------------------------
   Unit value                            $  15.53 $  15.84 $  12.04 $   8.99 $ 16.46 $ 14.29
--------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      3,319    3,127    2,475    2,070   1,013     213
--------------------------------------------------------------------------------------------
 EQ/AXA FRANKLIN SMALL CAP VALUE CORE
--------------------------------------------------------------------------------------------
   Unit value                            $   8.89 $   9.96 $   8.12 $   6.42 $  9.76 $ 10.82
--------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      3,890    3,834    3,612    2,521   1,033     123
--------------------------------------------------------------------------------------------
 EQ/BLACKROCK BASIC VALUE EQUITY
--------------------------------------------------------------------------------------------
   Unit value                            $  12.29 $  12.85 $  11.59 $   9.02 $ 14.40 $ 14.42
--------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      9,486    8,518    7,088    3,987   1,992     385
--------------------------------------------------------------------------------------------
 EQ/BOSTON ADVISORS EQUITY INCOME
--------------------------------------------------------------------------------------------
   Unit value                            $   2.34 $   2.38 $   2.09 $   1.90 $  2.84 $  2.77
--------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     15,306   13,840   12,019    8,373   3,300     989
--------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
--------------------------------------------------------------------------------------------
   Unit value                            $  10.14 $  10.25 $   9.23 $   7.14 $ 13.22 $ 11.94
--------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        595      731      723      594     324     101
--------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
--------------------------------------------------------------------------------------------
   Unit value                            $  12.34 $  12.02 $  10.52 $   8.11 $ 13.61 $ 13.57
--------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      3,141    3,105    3,080    2,728   2,267     276
--------------------------------------------------------------------------------------------


                                 APPENDIX I: CONDENSED FINANCIAL INFORMATION I-1

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



---------------------------------------------------------------------------------------
                                                FOR THE YEARS ENDED DECEMBER 31,
                                         ----------------------------------------------
                                          2011    2010    2009    2008    2007    2006
---------------------------------------------------------------------------------------
 EQ/COMMON STOCK INDEX
---------------------------------------------------------------------------------------
   Unit value                            $ 11.11 $ 11.20 $  9.79 $  7.73 $ 13.94 $13.65
---------------------------------------------------------------------------------------
   Number of units outstanding (000's)     6,092   6,298   6,300   3,919   2,328    869
---------------------------------------------------------------------------------------
 EQ/CORE BOND INDEX
---------------------------------------------------------------------------------------
   Unit value                            $ 10.85 $ 10.49 $ 10.05 $  9.91 $ 11.03 $10.84
---------------------------------------------------------------------------------------
   Number of units outstanding (000's)    10,017  10,201   9,215   3,840   3,598  1,106
---------------------------------------------------------------------------------------
 EQ/DAVIS NEW YORK VENTURE
---------------------------------------------------------------------------------------
   Unit value                            $  9.06 $  9.63 $  8.73 $  6.67 $ 11.11 $10.85
---------------------------------------------------------------------------------------
   Number of units outstanding (000's)     7,529   8,228   8,363   7,157   3,823    406
---------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
---------------------------------------------------------------------------------------
   Unit value                            $ 12.29 $ 12.27 $ 10.87 $  8.75 $ 14.14 $13.65
---------------------------------------------------------------------------------------
   Number of units outstanding (000's)     9,406   9,058   8,430   4,505   2,496    553
---------------------------------------------------------------------------------------
 EQ/EQUITY GROWTH PLUS
---------------------------------------------------------------------------------------
   Unit value                            $ 11.98 $ 12.94 $ 11.38 $  9.02 $ 15.30 $13.60
---------------------------------------------------------------------------------------
   Number of units outstanding (000's)     9,338  10,227  11,370  10,424   5,402  1,416
---------------------------------------------------------------------------------------
 EQ/FRANKLIN CORE BALANCED
---------------------------------------------------------------------------------------
   Unit value                            $  9.89 $ 10.01 $  9.11 $  7.07 $ 10.51 $10.43
---------------------------------------------------------------------------------------
   Number of units outstanding (000's)     8,799   9,074   9,627   8,899   7,144    828
---------------------------------------------------------------------------------------
 EQ/FRANKLIN TEMPLETON ALLOCATION
---------------------------------------------------------------------------------------
   Unit value                            $  7.73 $  8.19 $  7.52 $  5.93 $  9.52     --
---------------------------------------------------------------------------------------
   Number of units outstanding (000's)    47,962  51,107  53,600  48,476  21,512     --
---------------------------------------------------------------------------------------
 EQ/GAMCO MERGERS AND ACQUISITIONS
---------------------------------------------------------------------------------------
   Unit value                            $ 12.36 $ 12.36 $ 11.42 $  9.92 $ 11.67 $11.43
---------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,756   2,379   2,024   1,668   1,148    231
---------------------------------------------------------------------------------------
 EQ/GAMCO SMALL COMPANY VALUE
---------------------------------------------------------------------------------------
   Unit value                            $ 55.32 $ 58.08 $ 44.36 $ 31.77 $ 46.43 $43.04
---------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,477   2,518   2,346   1,862     981    156
---------------------------------------------------------------------------------------
 EQ/GLOBAL BOND PLUS
---------------------------------------------------------------------------------------
   Unit value                            $ 12.28 $ 11.92 $ 11.36 $ 11.29 $ 10.74 $ 9.95
---------------------------------------------------------------------------------------
   Number of units outstanding (000's)     5,806   5,692   5,026   4,266   1,405    316
---------------------------------------------------------------------------------------
 EQ/GLOBAL MULTI-SECTOR EQUITY
---------------------------------------------------------------------------------------
   Unit value                            $ 20.63 $ 23.84 $ 21.67 $ 14.63 $ 34.76 $24.80
---------------------------------------------------------------------------------------
   Number of units outstanding (000's)     6,176   6,593   6,856   5,722   2,799    625
---------------------------------------------------------------------------------------
 EQ/INTERMEDIATE GOVERNMENT BOND INDEX
---------------------------------------------------------------------------------------
   Unit value                            $ 11.42 $ 10.99 $ 10.68 $ 11.07 $ 10.83 $10.27
---------------------------------------------------------------------------------------
   Number of units outstanding (000's)     5,722   4,344   4,131   2,411     353     63
---------------------------------------------------------------------------------------
 EQ/INTERNATIONAL CORE PLUS
---------------------------------------------------------------------------------------
   Unit value                            $ 12.44 $ 15.18 $ 14.08 $ 10.54 $ 19.36 $17.03
---------------------------------------------------------------------------------------
   Number of units outstanding (000's)     5,782   5,762   5,399   3,339   1,892    625
---------------------------------------------------------------------------------------


I-2 APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



----------------------------------------------------------------------------------
                                             FOR THE YEARS ENDED DECEMBER 31,
                                         -----------------------------------------
                                          2011   2010   2009   2008   2007   2006
----------------------------------------------------------------------------------
 EQ/INTERNATIONAL EQUITY INDEX
----------------------------------------------------------------------------------
   Unit value                            $10.93 $12.61 $12.14 $ 9.68 $19.90 $18.04
----------------------------------------------------------------------------------
   Number of units outstanding (000's)    6,997  7,476  7,762  7,019  4,042    800
----------------------------------------------------------------------------------
 EQ/INTERNATIONAL VALUE PLUS
----------------------------------------------------------------------------------
   Unit value                            $12.29 $14.85 $14.19 $11.04 $19.62 $18.04
----------------------------------------------------------------------------------
   Number of units outstanding (000's)    4,719  4,897  4,627  3,778  2,421    590
----------------------------------------------------------------------------------
 EQ/JPMORGAN VALUE OPPORTUNITIES
----------------------------------------------------------------------------------
   Unit value                            $11.45 $12.24 $11.05 $ 8.46 $14.23 $14.59
----------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,715  1,627  1,315    893    648    104
----------------------------------------------------------------------------------
 EQ/LARGE CAP CORE PLUS
----------------------------------------------------------------------------------
   Unit value                            $11.53 $12.20 $10.82 $ 8.67 $14.03 $13.69
----------------------------------------------------------------------------------
   Number of units outstanding (000's)      704    636    588    365    162     37
----------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH INDEX
----------------------------------------------------------------------------------
   Unit value                            $13.54 $13.40 $11.71 $ 8.71 $13.84 $12.31
----------------------------------------------------------------------------------
   Number of units outstanding (000's)    2,019  1,820  1,648  1,472    881    180
----------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH PLUS
----------------------------------------------------------------------------------
   Unit value                            $12.93 $13.60 $12.04 $ 9.04 $14.83 $13.00
----------------------------------------------------------------------------------
   Number of units outstanding (000's)    4,629  1,994  1,863  1,333    747     58
----------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE INDEX
----------------------------------------------------------------------------------
   Unit value                            $ 5.83 $ 5.92 $ 5.24 $ 4.45 $10.42 $11.22
----------------------------------------------------------------------------------
   Number of units outstanding (000's)    7,147  3,116  2,573  1,673  1,065    314
----------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE PLUS
----------------------------------------------------------------------------------
   Unit value                            $ 9.94 $10.61 $ 9.54 $ 8.03 $14.35 $15.23
----------------------------------------------------------------------------------
   Number of units outstanding (000's)    4,541  4,942  5,376  5,760  5,014  1,142
----------------------------------------------------------------------------------
 EQ/LORD ABBETT LARGE CAP CORE
----------------------------------------------------------------------------------
   Unit value                            $11.08 $12.27 $10.91 $ 8.81 $12.92 $11.83
----------------------------------------------------------------------------------
   Number of units outstanding (000's)    3,229  2,940  2,462  1,142    524     92
----------------------------------------------------------------------------------
 EQ/MFS INTERNATIONAL GROWTH
----------------------------------------------------------------------------------
   Unit value                            $ 5.80 $ 6.58 $ 5.80 $ 4.28 $ 7.26 $ 6.33
----------------------------------------------------------------------------------
   Number of units outstanding (000's)    9,722  8,917  7,396  5,559  3,231    363
----------------------------------------------------------------------------------
 EQ/MID CAP INDEX
----------------------------------------------------------------------------------
   Unit value                            $12.87 $13.36 $10.76 $ 8.00 $15.98 $14.99
----------------------------------------------------------------------------------
   Number of units outstanding (000's)    5,047  5,233  5,325  3,947  2,442    587
----------------------------------------------------------------------------------
 EQ/MID CAP VALUE PLUS
----------------------------------------------------------------------------------
   Unit value                            $13.12 $14.68 $12.15 $ 9.06 $15.19 $15.64
----------------------------------------------------------------------------------
   Number of units outstanding (000's)    7,540  8,296  9,184  1,612  1,507    506
----------------------------------------------------------------------------------
 EQ/MONEY MARKET
----------------------------------------------------------------------------------
   Unit value                            $10.26 $10.39 $10.53 $10.67 $10.58 $10.24
----------------------------------------------------------------------------------
   Number of units outstanding (000's)    5,652  5,496  8,093  6,707  1,895    702
----------------------------------------------------------------------------------


                                 APPENDIX I: CONDENSED FINANCIAL INFORMATION I-3

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



-------------------------------------------------------------------------------------
                                               FOR THE YEARS ENDED DECEMBER 31,
                                         --------------------------------------------
                                          2011    2010    2009    2008   2007   2006
-------------------------------------------------------------------------------------
 EQ/MONTAG & CALDWELL GROWTH
-------------------------------------------------------------------------------------
   Unit value                            $  2.17 $  2.13 $  2.00 $ 1.56 $ 2.36 $ 1.98
-------------------------------------------------------------------------------------
   Number of units outstanding (000's)     9,739   9,473   9,924  9,857  2,099    449
-------------------------------------------------------------------------------------
 EQ/MORGAN STANLEY MID CAP GROWTH
-------------------------------------------------------------------------------------
   Unit value                            $ 15.46 $ 16.97 $ 13.00 $ 8.38 $16.12 $13.35
-------------------------------------------------------------------------------------
   Number of units outstanding (000's)     5,727   5,277   4,560  3,390  1,545    298
-------------------------------------------------------------------------------------
 EQ/MUTUAL LARGE CAP EQUITY
-------------------------------------------------------------------------------------
   Unit value                            $  8.45 $  8.96 $  8.11 $ 6.57 $10.75 $10.71
-------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,724   5,245   5,808  5,798  5,018    666
-------------------------------------------------------------------------------------
 EQ/OPPENHEIMER GLOBAL
-------------------------------------------------------------------------------------
   Unit value                            $  9.50 $ 10.53 $  9.26 $ 6.77 $11.58 $11.10
-------------------------------------------------------------------------------------
   Number of units outstanding (000's)     5,123   4,348   3,449  2,631  1,541    158
-------------------------------------------------------------------------------------
 EQ/PIMCO ULTRA SHORT BOND
-------------------------------------------------------------------------------------
   Unit value                            $  9.36 $  9.50 $  9.54 $ 8.95 $ 9.45 $ 8.59
-------------------------------------------------------------------------------------
   Number of units outstanding (000's)    16,930  17,862  18,851  9,821  3,197    841
-------------------------------------------------------------------------------------
 EQ/QUALITY BOND PLUS
-------------------------------------------------------------------------------------
   Unit value                            $ 11.20 $ 11.21 $ 10.69 $10.21 $11.07 $10.73
-------------------------------------------------------------------------------------
   Number of units outstanding (000's)     6,495   5,967   4,912  1,880  1,453    364
-------------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
-------------------------------------------------------------------------------------
   Unit value                            $ 13.70 $ 14.46 $ 11.64 $ 9.35 $14.39 $14.85
-------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,801   5,026   4,873  2,215  1,354    370
-------------------------------------------------------------------------------------
 EQ/T. ROWE PRICE GROWTH STOCK
-------------------------------------------------------------------------------------
   Unit value                            $  6.02 $  6.22 $  5.42 $ 3.85 $ 6.75 $ 6.37
-------------------------------------------------------------------------------------
   Number of units outstanding (000's)    10,315   9,277   7,194  2,900  1,437    154
-------------------------------------------------------------------------------------
 EQ/TEMPLETON GLOBAL EQUITY
-------------------------------------------------------------------------------------
   Unit value                            $  7.84 $  8.66 $  8.13 $ 6.33 $10.84 $10.76
-------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,890   5,019   5,026  4,870  4,461    526
-------------------------------------------------------------------------------------
 EQ/UBS GROWTH AND INCOME
-------------------------------------------------------------------------------------
   Unit value                            $  2.04 $  2.13 $  1.90 $ 1.46 $ 2.46 $ 2.47
-------------------------------------------------------------------------------------
   Number of units outstanding (000's)     5,726   5,355   4,312  2,891  2,349    473
-------------------------------------------------------------------------------------
 EQ/VAN KAMPEN COMSTOCK
-------------------------------------------------------------------------------------
   Unit value                            $  9.96 $ 10.30 $  9.06 $ 7.15 $11.48 $11.93
-------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,990   2,995   2,994  2,784  2,074    664
-------------------------------------------------------------------------------------
 EQ/WELLS FARGO OMEGA GROWTH
-------------------------------------------------------------------------------------
   Unit value                            $ 14.13 $ 15.21 $ 13.14 $ 9.49 $13.28 $12.09
-------------------------------------------------------------------------------------
   Number of units outstanding (000's)     5,492   3,985   2,913    807    550     81
-------------------------------------------------------------------------------------
 MULTIMANAGER AGGRESSIVE EQUITY
-------------------------------------------------------------------------------------
   Unit value                            $ 10.91 $ 11.79 $ 10.16 $ 7.50 $14.25 $12.96
-------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,713   4,150   2,900    529    238     94
-------------------------------------------------------------------------------------


I-4 APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



------------------------------------------------------------------------------------
                                              FOR THE YEARS ENDED DECEMBER 31,
                                         -------------------------------------------
                                          2011    2010    2009   2008   2007   2006
------------------------------------------------------------------------------------
 MULTIMANAGER CORE BOND
------------------------------------------------------------------------------------
   Unit value                            $ 13.35 $ 12.78 $12.20 $11.41 $11.28 $10.76
------------------------------------------------------------------------------------
   Number of units outstanding (000's)    13,376  11,264  8,726  2,680  1,109    333
------------------------------------------------------------------------------------
 MULTIMANAGER INTERNATIONAL EQUITY
------------------------------------------------------------------------------------
   Unit value                            $ 11.67 $ 14.41 $13.65 $10.65 $20.44 $18.42
------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,762   3,852  3,873  2,606  1,524    386
------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP CORE EQUITY
------------------------------------------------------------------------------------
   Unit value                            $ 11.01 $ 12.04 $10.94 $ 8.36 $14.02 $13.53
------------------------------------------------------------------------------------
   Number of units outstanding (000's)       992     928    759    507    349     62
------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP VALUE
------------------------------------------------------------------------------------
   Unit value                            $ 12.41 $ 13.31 $11.92 $ 9.83 $15.92 $15.57
------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,985   3,101  3,180  2,483  1,212    264
------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP GROWTH
------------------------------------------------------------------------------------
   Unit value                            $ 13.17 $ 14.49 $11.57 $ 8.27 $14.84 $13.44
------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,147   2,136  1,900  1,229    725    212
------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP VALUE
------------------------------------------------------------------------------------
   Unit value                            $ 14.07 $ 16.45 $13.34 $ 9.36 $14.81 $15.00
------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,972   2,689  2,341  1,300    778    224
------------------------------------------------------------------------------------
 MULTIMANAGER MULTI-SECTOR BOND
------------------------------------------------------------------------------------
   Unit value                            $ 11.29 $ 10.89 $10.34 $ 9.56 $12.66 $12.44
------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,669   3,634  3,205  2,102  1,768    448
------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP GROWTH
------------------------------------------------------------------------------------
   Unit value                            $  4.14 $  4.98 $ 3.95 $ 2.98 $ 5.21 $ 5.09
------------------------------------------------------------------------------------
   Number of units outstanding (000's)     7,121   7,726  7,492  4,840  3,439    574
------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP VALUE
------------------------------------------------------------------------------------
   Unit value                            $ 11.22 $ 12.49 $10.17 $ 8.15 $13.29 $14.93
------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,461   1,478  1,415    910    704    327
------------------------------------------------------------------------------------
 MULTIMANAGER TECHNOLOGY
------------------------------------------------------------------------------------
   Unit value                            $ 12.92 $ 13.76 $11.84 $ 7.57 $14.50 $12.42
------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,374   3,303  3,012  1,902    986    112
------------------------------------------------------------------------------------


                                 APPENDIX I: CONDENSED FINANCIAL INFORMATION I-5

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.55%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011.



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                           2011     2010     2009     2008    2007    2006    2005   2004   2003   2002
------------------------------------------------------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $  10.40 $  11.43 $  10.26 $   8.19 $ 13.68 $ 13.09 $11.28 $10.60     --     --
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     39,758   44,516   47,988   44,143  31,080   6,793    342    120     --     --
------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $  11.34 $  11.31 $  10.71 $   9.90 $ 11.30 $ 10.85 $10.36 $10.27     --     --
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     26,538   25,752   25,907   18,171   4,087   1,202    501    286     --     --
------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $  11.00 $  11.25 $  10.48 $   9.30 $ 11.73 $ 11.29 $10.55 $10.38     --     --
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     20,717   20,999   20,920   16,064   7,023   2,537    671    279     --     --
------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $  44.46 $  46.26 $  42.75 $  37.11 $ 49.91 $ 47.71 $43.93 $42.57 $39.77 $33.91
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     21,265   22,543   23,023   18,036   9,394   3,387    762    659    461    279
------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $  10.91 $  11.66 $  10.61 $   8.84 $ 13.16 $ 12.57 $11.15     --     --     --
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    130,217  139,811  147,651  130,940  85,777  22,340  2,035     --     --     --
------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCEBERNSTEIN SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $  19.11 $  19.54 $  14.90 $  11.15 $ 20.47 $ 17.82 $16.60 $15.12 $13.48 $ 9.71
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      2,859    2,770    2,587    2,766   2,301   1,922  1,979  2,313  2,809  3,037
------------------------------------------------------------------------------------------------------------------------
 EQ/AXA FRANKLIN SMALL CAP VALUE CORE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $   8.77 $   9.85 $   8.05 $   6.38 $  9.73 $ 10.82     --     --     --     --
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      2,620    2,403    2,073    1,829     936     153     --     --     --     --
------------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK BASIC VALUE EQUITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $  19.95 $  20.92 $  18.92 $  14.75 $ 23.62 $ 23.71 $19.92 $19.65 $18.05 $13.98
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      5,468    5,037    4,776    3,421   2,381   1,301  1,147  1,430  1,339  1,334
------------------------------------------------------------------------------------------------------------------------
 EQ/BOSTON ADVISORS EQUITY INCOME
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $   5.57 $   5.68 $   4.98 $   4.54 $  6.81 $  6.67 $ 5.84 $ 5.59     --     --
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      6,811    6,127    5,308    3,897   2,391   1,207    536    306     --     --
------------------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $   7.47 $   7.57 $   6.83 $   5.30 $  9.83 $  8.91 $ 8.60 $ 8.03 $ 7.87 $ 6.25
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        623      620      641      636     349     147     65     88    101     79
------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $  11.56 $  11.29 $   9.90 $   7.65 $ 12.88 $ 12.87 $11.67 $11.18 $10.23 $ 7.91
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      4,729    5,007    5,543    6,117   7,563   4,914  5,540  6,418  6,957  7,543
------------------------------------------------------------------------------------------------------------------------




I-6 APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2011    2010    2009    2008    2007    2006    2005    2004    2003    2002
------------------------------------------------------------------------------------------------------------------------
 EQ/COMMON STOCK INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $201.73 $203.81 $178.67 $141.42 $255.59 $250.91 $230.23 $224.21 $199.56 $135.53
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       444     467     502     423     392     361     370     430     484     521
------------------------------------------------------------------------------------------------------------------------
 EQ/CORE BOND INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 13.91 $ 13.48 $ 12.94 $ 12.80 $ 14.28 $ 14.07 $ 13.73 $ 13.65 $ 13.32 $ 13.09
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     9,160   9,069   8,565   6,813   8,678   7,950   8,015   8,979  10,672  12,695
------------------------------------------------------------------------------------------------------------------------
 EQ/DAVIS NEW YORK VENTURE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $  8.94 $  9.52 $  8.65 $  6.63 $ 11.07 $ 10.84      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     5,090   5,553   6,031   5,304   3,797     665      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 25.96 $ 25.98 $ 23.07 $ 18.62 $ 30.17 $ 29.20 $ 15.77 $ 25.07 $ 23.10 $ 18.36
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,883   5,014   4,766   4,288   4,204   3,534   3,726   4,345   4,750   5,020
------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY GROWTH PLUS
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 14.15 $ 15.32 $ 13.50 $ 10.73 $ 18.25 $ 16.26 $ 15.11 $ 13.86 $ 12.74 $  9.87
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     6,980   7,854   9,136   9,050   5,863   2,666   1,390   1,251   1,338     701
------------------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN CORE BALANCED
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $  9.75 $  9.90 $  9.03 $  7.03 $ 10.47 $ 10.42      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     7,905   7,472   8,263   8,326   6,851   1,076      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN TEMPLETON ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $  7.64 $  8.12 $  7.47 $  5.90 $  9.50      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    26,377  27,864  29,210  27,745  13,483      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO MERGERS AND ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.38 $ 12.40 $ 11.49 $ 10.01 $ 11.80 $ 11.59 $ 10.49      --      --      --
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,259   2,245   1,717   1,577   1,416     425      11      --      --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO SMALL COMPANY VALUE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 33.62 $ 35.38 $ 27.10 $ 19.46 $ 28.50 $ 26.49 $ 22.64 $ 22.05      --      --
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,903   4,112   3,958   3,270   2,211     519     111      63      --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL BOND PLUS
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.09 $ 11.76 $ 11.24 $ 11.19 $ 10.68 $  9.92 $  9.74      --      --      --
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     5,949   5,515   5,491   5,387   1,997     457       9      --      --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL MULTI-SECTOR EQUITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 15.19 $ 17.60 $ 16.04 $ 10.86 $ 25.86 $ 18.50 $ 13.71 $ 10.48 $  8.61 $  5.61
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     7,953   8,828   9,622   8,369   5,992   2,602   1,632   1,515   1,462   1,464
------------------------------------------------------------------------------------------------------------------------
 EQ/INTERMEDIATE GOVERNMENT BOND INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 20.15 $ 19.44 $ 18.94 $ 19.69 $ 19.30 $ 18.35 $ 18.07 $ 18.13 $ 18.07 $ 17.97
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,375   2,228   2,248   2,058     813     747     873   1,061   1,357   1,226
------------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL CORE PLUS
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.32 $ 12.62 $ 11.73 $  8.81 $ 16.22 $ 14.30 $ 12.18 $ 10.56 $  9.44 $  7.23
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     6,306   6,351   6,484   4,686   3,598   2,904   2,599   2,863   2,832   2,786
------------------------------------------------------------------------------------------------------------------------


                                 APPENDIX I: CONDENSED FINANCIAL INFORMATION I-7

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



-----------------------------------------------------------------------------------------------------------------
                                                            FOR THE YEARS ENDING DECEMBER 31,
                                         ------------------------------------------------------------------------
                                          2011   2010   2009   2008   2007   2006   2005   2004    2003    2002
-----------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL EQUITY INDEX
-----------------------------------------------------------------------------------------------------------------
   Unit value                            $10.75 $12.44 $12.01 $ 9.60 $19.79 $17.99 $14.79 $ 13.03 $ 11.20 $  8.42
-----------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    6,041  6,247  6,599  6,749  5,611  1,983  1,000   1,008   1,052     135
-----------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL VALUE PLUS
-----------------------------------------------------------------------------------------------------------------
   Unit value                            $15.11 $18.30 $17.53 $13.67 $24.36 $22.46 $18.15 $ 16.63 $ 13.89 $ 11.02
-----------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    5,124  5,532  5,490  5,347  4,881  3,580  3,145   3,356   3,673   4,227
-----------------------------------------------------------------------------------------------------------------
 EQ/JPMORGAN VALUE OPPORTUNITIES
-----------------------------------------------------------------------------------------------------------------
   Unit value                            $12.21 $13.09 $11.83 $ 9.09 $15.32 $15.76 $13.30 $ 12.99 $ 11.90 $  9.53
-----------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    2,748  2,986  2,758  2,921  3,721  4,048  4,589   5,234   6,009   6,939
-----------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP CORE PLUS
-----------------------------------------------------------------------------------------------------------------
   Unit value                            $ 8.66 $ 9.18 $ 8.17 $ 6.56 $10.64 $10.41 $ 9.36 $  8.87 $  8.08 $  6.73
-----------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    2,281  2,525  2,683  2,845  3,557  4,130  4,965   5,788   6,613   7,231
-----------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH INDEX
-----------------------------------------------------------------------------------------------------------------
   Unit value                            $ 7.48 $ 7.42 $ 6.50 $ 4.85 $ 7.72 $ 6.88 $ 7.03 $  6.21 $  5.82 $  4.80
-----------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    7,060  7,310  7,663  7,722  7,920  7,569  9,117  10,421  11,828  13,521
-----------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH PLUS
-----------------------------------------------------------------------------------------------------------------
   Unit value                            $14.53 $15.32 $13.60 $10.24 $16.84 $14.80 $13.94 $ 12.99 $ 11.72 $  9.20
-----------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    4,411  2,793  3,016  2,719  2,698  2,090  2,422   2,867   3,344   3,796
-----------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE INDEX
-----------------------------------------------------------------------------------------------------------------
   Unit value                            $ 5.74 $ 5.84 $ 5.18 $ 4.42 $10.36 $11.19 $10.64      --      --      --
-----------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    6,597  2,766  2,425  1,742  1,312    738    113      --      --      --
-----------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE PLUS
-----------------------------------------------------------------------------------------------------------------
   Unit value                            $11.36 $12.15 $10.95 $ 9.24 $16.56 $17.62 $14.75 $ 14.21 $ 12.72 $ 10.04
-----------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    6,058  6,685  7,574  8,454  9,126  5,695  5,091   5,823   6,106   6,520
-----------------------------------------------------------------------------------------------------------------
 EQ/LORD ABBETT LARGE CAP CORE
-----------------------------------------------------------------------------------------------------------------
   Unit value                            $10.82 $12.01 $10.71 $ 8.66 $12.75 $11.70 $10.55      --      --      --
-----------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    2,347  2,449  2,041  1,080    497    138     45      --      --      --
-----------------------------------------------------------------------------------------------------------------
 EQ/MFS INTERNATIONAL GROWTH
-----------------------------------------------------------------------------------------------------------------
   Unit value                            $12.84 $14.61 $12.91 $ 9.55 $16.25 $14.20 $11.48      --      --      --
-----------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    4,068  3,917  3,313  2,704  1,865    310      5      --      --      --
-----------------------------------------------------------------------------------------------------------------
 EQ/MID CAP INDEX
-----------------------------------------------------------------------------------------------------------------
   Unit value                            $10.76 $11.20 $ 9.04 $ 6.74 $13.50 $12.70 $11.56 $ 11.04 $  9.67 $  6.84
-----------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    6,910  7,480  7,799  7,091  6,060  4,317  4,297   4,997   5,343   5,392
-----------------------------------------------------------------------------------------------------------------
 EQ/MID CAP VALUE PLUS
-----------------------------------------------------------------------------------------------------------------
   Unit value                            $14.26 $16.00 $13.27 $ 9.92 $16.67 $17.21 $15.54 $ 14.18 $ 12.22 $  9.32
-----------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    6,450  7,106  8,258  3,049  3,624  3,215  3,279   3,574   3,783   4,067
-----------------------------------------------------------------------------------------------------------------
 EQ/MONEY MARKET
-----------------------------------------------------------------------------------------------------------------
   Unit value                            $27.61 $28.05 $28.48 $28.93 $28.78 $27.92 $27.14 $ 26.87 $ 27.08 $ 27.35
-----------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    3,062  2,790  3,955  5,634  3,506  2,933  1,954   2,306   3,186   4,967
-----------------------------------------------------------------------------------------------------------------


I-8 APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



------------------------------------------------------------------------------------------------------------------
                                                             FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------
                                          2011    2010    2009    2008    2007   2006   2005   2004   2003   2002
------------------------------------------------------------------------------------------------------------------
 EQ/MONTAG & CALDWELL GROWTH
------------------------------------------------------------------------------------------------------------------
   Unit value                            $  5.23 $  5.16 $  4.85 $  3.79 $ 5.74 $ 4.83 $ 4.54 $ 4.38     --     --
------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,755   5,560   6,055   5,847  1,806    155     14      6     --     --
------------------------------------------------------------------------------------------------------------------
 EQ/MORGAN STANLEY MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 15.20 $ 16.73 $ 12.84 $  8.31 $16.02 $13.29 $12.36     --     --     --
------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     6,242   5,888   5,105   3,782  2,291    361     40     --     --     --
------------------------------------------------------------------------------------------------------------------
 EQ/MUTUAL LARGE CAP EQUITY
------------------------------------------------------------------------------------------------------------------
   Unit value                            $  8.33 $  8.86 $  8.04 $  6.53 $10.71 $10.70     --     --     --     --
------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,064   3,351   3,613   3,890  3,519    623     --     --     --     --
------------------------------------------------------------------------------------------------------------------
 EQ/OPPENHEIMER GLOBAL
------------------------------------------------------------------------------------------------------------------
   Unit value                            $  9.37 $ 10.42 $  9.18 $  6.73 $11.54 $11.09     --     --     --     --
------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,638   3,598   3,094   2,347  1,565    227     --     --     --     --
------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO ULTRA SHORT BOND
------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.54 $ 10.73 $ 10.81 $ 10.17 $10.76 $ 9.81 $ 9.92     --     --     --
------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    13,482  16,269  17,971  11,794  3,625  1,202    300     --     --     --
------------------------------------------------------------------------------------------------------------------
 EQ/QUALITY BOND PLUS
------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 16.43 $ 16.49 $ 15.77 $ 15.10 $16.41 $15.95 $15.60 $15.54 $15.21 $14.92
------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,292   4,269   3,756   1,534  1,355    630    455    480    519    474
------------------------------------------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 15.33 $ 16.22 $ 13.10 $ 10.55 $16.27 $16.83 $14.52 $14.15 $12.21 $ 8.50
------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,203   4,357   4,503   2,777  2,196  1,231    854  1,001  1,152    974
------------------------------------------------------------------------------------------------------------------
 EQ/T.ROWE PRICE GROWTH STOCK
------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 14.84 $ 15.37 $ 13.41 $  9.55 $16.79 $15.90 $16.83 $16.44     --     --
------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,329   4,145   3,402   2,310  2,146     71     15     --     --     --
------------------------------------------------------------------------------------------------------------------
 EQ/TEMPLETON GLOBAL EQUITY
------------------------------------------------------------------------------------------------------------------
   Unit value                            $  7.73 $  8.57 $  8.06 $  6.29 $10.80 $10.75     --     --     --     --
------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,403   3,481   3,207   3,287  2,998    531     --     --     --     --
------------------------------------------------------------------------------------------------------------------
 EQ/UBS GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------
   Unit value                            $  5.02 $  5.25 $  4.71 $  3.62 $ 6.12 $ 6.15 $ 5.47 $ 5.10     --     --
------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,796   2,555   2,496   2,130  1,796    424    102      6     --     --
------------------------------------------------------------------------------------------------------------------
 EQ/VAN KAMPEN COMSTOCK
------------------------------------------------------------------------------------------------------------------
   Unit value                            $  9.80 $ 10.15 $  8.95 $  7.08 $11.41 $11.88 $10.41     --     --     --
------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,264   2,134   2,153   2,035  1,990    900    131     --     --     --
------------------------------------------------------------------------------------------------------------------
 EQ/WELLS FARGO OMEGA GROWTH
------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.13 $ 10.94 $  9.47 $  6.86 $ 9.62 $ 8.78 $ 8.42 $ 8.23 $ 7,80 $ 5.74
------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     7,538   5,391   3,886   1,482  1,089    319    349    400    500    378
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER AGGRESSIVE EQUITY
------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 47.51 $ 51.49 $ 44.47 $ 32.90 $62.68 $57.17 $55.24 $51.85 $46.99 $34.70
------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       902   1,021     764     210    180    171    172    181    211    241
------------------------------------------------------------------------------------------------------------------


                                 APPENDIX I: CONDENSED FINANCIAL INFORMATION I-9

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



---------------------------------------------------------------------------------------------------------------
                                                           FOR THE YEARS ENDING DECEMBER 31,
                                         ----------------------------------------------------------------------
                                          2011    2010   2009   2008   2007   2006   2005   2004   2003   2002
---------------------------------------------------------------------------------------------------------------
 MULTIMANAGER CORE BOND
---------------------------------------------------------------------------------------------------------------
   Unit value                            $ 13.96 $13.40 $12.81 $12.02 $11.91 $11.39 $11.14 $11.13 $10.88 $10.65
---------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    11,025  9,742  7,487  3,422  2,253  1,474  1,199  1,470  1,625  1,594
---------------------------------------------------------------------------------------------------------------
 MULTIMANAGER INTERNATIONAL EQUITY
---------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.49 $12.99 $12.33 $ 9.64 $18.56 $16.77 $13.59 $11.96 $10.30 $ 7.79
---------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,857  4,046  4,312  3,649  2,753  1,168    480    411    323    108
---------------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP CORE EQUITY
---------------------------------------------------------------------------------------------------------------
   Unit value                            $  9.81 $10.76 $ 9.80 $ 7.51 $12.62 $12.21 $10.92 $10.39 $ 9.62 $ 7.63
---------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,155  1,066  1,086    981    750    346    269    397    296    201
---------------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP VALUE
---------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.19 $12.03 $10.80 $ 8.93 $14.50 $14.21 $12.10 $11.47 $10.18 $ 7.89
---------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,766  3,050  3,315  3,416  2,431  1,285    919    809    635    503
---------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP GROWTH
---------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.47 $11.54 $ 9.24 $ 6.62 $11.92 $10.82 $10.03 $ 9.40 $ 8.54 $ 6.19
---------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,342  2,479  2,357  1,770  1,398    884    663    773    720    427
---------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP VALUE
---------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.77 $14.96 $12.17 $ 8.56 $13.58 $13.78 $12.20 $11.54 $10.18 $ 7.35
---------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,860  2,739  2,667  1,982  1,394    838    550    720    545    364
---------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MULTI-SECTOR BOND
---------------------------------------------------------------------------------------------------------------
   Unit value                            $ 27.96 $27.03 $25.75 $23.85 $31.67 $31.19 $28.82 $28.41 $26.55 $22.00
---------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,141  2,079  1,890  1,874  2,103  1,654  1,626  1,924  2,218  1,906
---------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP GROWTH
---------------------------------------------------------------------------------------------------------------
   Unit value                            $  6.95 $ 8.37 $ 6.66 $ 5.03 $ 8.83 $ 8.65 $ 7.97 $ 7.53     --     --
---------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,125  4,459  4,460  3,484  2,924    627    195     11     --     --
---------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP VALUE
---------------------------------------------------------------------------------------------------------------
   Unit value                            $ 14.33 $15.99 $13.05 $10.48 $17.14 $19.31 $16.89 $16.39 $14.22 $10.51
---------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,633  1,878  1,909  1,879  2,209  2,465  2,629  3,013  3,182  3,460
---------------------------------------------------------------------------------------------------------------
 MULTIMANAGER TECHNOLOGY
---------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.78 $11.50 $ 9.92 $ 6.36 $12.21 $10.49 $ 9.93 $ 9.07 $ 8.77 $ 5.65
---------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     5,030  5,183  5,240  4,243  3,629  2,459  2,792  3,478    278    386
---------------------------------------------------------------------------------------------------------------


I-10 APPENDIX I: CONDENSED FINANCIAL INFORMATION

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.65%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011.



---------------------------------------------------------------------------------------------------------------------
                                                              FOR THE YEARS ENDING DECEMBER 31,
                                         ----------------------------------------------------------------------------
                                           2011     2010     2009     2008     2007     2006    2005    2004    2003
---------------------------------------------------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $  11.43 $  12.56 $  11.29 $   9.02 $  15.09 $  14.45 $ 12.46 $ 11.72 $10.66
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     81,740   86,614   91,369   88,738   64,596   32,813  12,508   4,674    195
---------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE ALLOCATION
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $  11.78 $  11.75 $  11.14 $  10.32 $  11.79 $  11.33 $ 10.83 $ 10.75 $10.31
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     56,298   54,990   56,858   42,602   10,068    5,935   3,738   1,736    116
---------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE-PLUS ALLOCATION
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $  11.61 $  11.89 $  11.08 $   9.85 $  12.43 $  11.98 $ 11.20 $ 11.03 $10.41
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     44,468   46,837   48,383   39,676   23,580   16,150   9,271   3,928    215
---------------------------------------------------------------------------------------------------------------------
 AXA MODERATE ALLOCATION
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $  11.65 $  12.14 $  11.23 $   9.76 $  13.13 $  12.57 $ 11.58 $ 11.24 $10.51
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    169,487  182,689  187,530  162,336  117,390   83,885  52,197  21,440    970
---------------------------------------------------------------------------------------------------------------------
 AXA MODERATE-PLUS ALLOCATION
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $  11.95 $  12.79 $  11.66 $   9.72 $  14.48 $  13.84 $ 12.29 $ 11.72 $10.67
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    280,250  306,839  319,013  307,331  240,939  152,231  69,680  21,528    560
---------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCEBERNSTEIN SMALL CAP GROWTH
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $  15.13 $  15.48 $  11.81 $   8.85 $  16.27 $  14.18 $ 13.22 $ 12.06 $10.75
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      4,294    4,251    3,707    4,155    3,846    2,926   1,783     913     81
---------------------------------------------------------------------------------------------------------------------
 EQ/AXA FRANKLIN SMALL CAP VALUE CORE
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $   8.72 $   9.81 $   8.02 $   6.36 $   9.71 $  10.81      --      --     --
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      4,691    4,425    4,217    3,589    2,069      384      --      --     --
---------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK BASIC VALUE EQUITY
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $  11.97 $  12.56 $  11.37 $   8.88 $  14.23 $  14.30 $ 12.02 $ 11.87 $10.92
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     11,402   10,750    9,718    8,195    7,001    5,785   4,888   3,020    210
---------------------------------------------------------------------------------------------------------------------
 EQ/BOSTON ADVISORS EQUITY INCOME
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $   5.49 $   5.61 $   4.93 $   4.49 $   6.74 $   6.61 $  5.80 $  5.55     --
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      7,358    7,596    7,687    6,763    5,771    4,814   3,177     208     --
---------------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $   9.87 $  10.01 $   9.04 $   7.03 $  13.04 $  11.83 $ 11.43 $ 10.68 $10.49
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        846      913      976      994      982      894     571     194      5
---------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $  12.01 $  11.74 $  10.31 $   7.97 $  13.44 $  13.44 $ 12.20 $ 11.69 $10.72
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     12,354   13,284   14,379   15,308   17,200    6,674   4,879   2,900     86
---------------------------------------------------------------------------------------------------------------------
 EQ/COMMON STOCK INDEX
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $  10.95 $  11.08 $   9.72 $   7.70 $  13.93 $  13.69 $ 12.58 $ 12.26 $10.92
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      6,758    7,497    8,285    7,635    7,057    7,207   5,402   2,957    158
---------------------------------------------------------------------------------------------------------------------




                                APPENDIX I: CONDENSED FINANCIAL INFORMATION I-11

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



--------------------------------------------------------------------------------------------------------------
                                                           FOR THE YEARS ENDING DECEMBER 31,
                                         ---------------------------------------------------------------------
                                          2011    2010    2009    2008    2007    2006    2005    2004   2003
--------------------------------------------------------------------------------------------------------------
 EQ/CORE BOND INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.57 $ 10.25 $  9.85 $  9.76 $ 10.89 $ 10.74 $ 10.50 $10.44 $10.20
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    15,379  15,758  15,630  13,286  14,134  11,680   7,995  3,501    284
--------------------------------------------------------------------------------------------------------------
 EQ/DAVIS NEW YORK VENTURE
--------------------------------------------------------------------------------------------------------------
   Unit value                            $  8.89 $  9.48 $  8.63 $  6.61 $ 11.06 $ 10.84      --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    11,038  12,024  12,570  12,038   7,823   1,788      --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.99 $ 12.01 $ 10.68 $  8.63 $ 14.00 $ 13.56 $ 11.98 $11.67 $10.76
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    15,594  17,472  16,494  13,591  11,756   9,866   7,495  4,181    204
--------------------------------------------------------------------------------------------------------------
 EQ/EQUITY GROWTH PLUS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.65 $ 12.63 $ 11.14 $  8.86 $ 15.09 $ 13.45 $ 12.51 $11.49 $10.57
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    18,903  21,844  25,216  27,244  25,093  20,022  11,881  5,249    435
--------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN CORE BALANCED
--------------------------------------------------------------------------------------------------------------
   Unit value                            $  9.70 $  9.86 $  9.00 $  7.01 $ 10.46 $ 10.42      --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    18,816  20,186  26,123  22,020  19,931   3,992      --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN TEMPLETON ALLOCATION
--------------------------------------------------------------------------------------------------------------
   Unit value                            $  7.60 $  8.09 $  7.45 $  5.90 $  9.50      --      --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    66,778  72,176  77,428  73,834  36,003      --      --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/GAMCO MERGERS AND ACQUISITIONS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.29 $ 12.33 $ 11.44 $  9.97 $ 11.77 $ 11.57 $ 10.48     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,153   3,441   2,904   2,617   2,502   1,759     442     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/GAMCO SMALL COMPANY VALUE
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 32.83 $ 34.59 $ 26.51 $ 19.06 $ 27.94 $ 26.00 $ 22.24 $21.68     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,688   4,778   4,361   4,032   3,011   1,796     802     76     --
--------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL BOND PLUS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.01 $ 11.70 $ 11.19 $ 11.16 $ 10.65 $  9.91 $  9.74     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    11,107  10,881   9,976   8,932   4,959   2,013     172     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL MULTI-SECTOR EQUITY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 20.10 $ 23.30 $ 21.26 $ 14.40 $ 34.34 $ 24.59 $ 18.24 $13.97 $11.48
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     8,714  10,073  10,747   9,040   8,306   6,050   3,408  1,047     46
--------------------------------------------------------------------------------------------------------------
 EQ/INTERMEDIATE GOVERNMENT BOND INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.16 $ 10.78 $ 10.51 $ 10.94 $ 10.74 $ 10.22 $ 10.07 $10.12 $10.09
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     5,170   5,599   6,213   5,624   2,177   1,691   1,398    905     69
--------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL CORE PLUS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.11 $ 14.82 $ 13.80 $ 10.36 $ 19.11 $ 16.87 $ 14.38 $12.48 $11.17
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    11,646  12,040  12,800  12,557  12,092  11,624   7,243  3,564    178
--------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL EQUITY INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.65 $ 12.34 $ 11.92 $  9.54 $ 19.68 $ 17.91 $ 14.74 $13.00 $11.19
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     9,683  10,663  11,782  12,678  12,529   7,675   3,716  1,270     66
--------------------------------------------------------------------------------------------------------------


I-12 APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



-------------------------------------------------------------------------------------------------------------
                                                          FOR THE YEARS ENDING DECEMBER 31,
                                         --------------------------------------------------------------------
                                          2011    2010    2009    2008    2007    2006    2005   2004   2003
-------------------------------------------------------------------------------------------------------------
 EQ/ INTERNATIONAL VALUE PLUS
-------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.97 $ 14.52 $ 13.92 $ 10.87 $ 19.38 $ 17.89 $14.47 $13.27 $11.09
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     8,297   9,253   9,672   8,942   9,184   7,223  4,026  1,161     30
-------------------------------------------------------------------------------------------------------------
 EQ/JPMORGAN VALUE OPPORTUNITIES
-------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.16 $ 11.97 $ 10.84 $  8.33 $ 14.06 $ 14.47 $12.22 $11.96 $10.97
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,278   2,399   2,250   2,028   2,094   1,769  1,018    473     42
-------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP CORE PLUS
-------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.22 $ 11.92 $ 10.61 $  8.53 $ 13.85 $ 13.56 $12.21 $11.58 $10.57
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,518   1,657   1,676   1,341   1,364   1,455  1,271    643     69
-------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH INDEX
-------------------------------------------------------------------------------------------------------------
   Unit value                            $ 13.17 $ 13.08 $ 11.47 $  8.57 $ 13.66 $ 12.19 $12.46 $11.02 $10.34
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,033   3,861   4,165   4,045   3,311   2,506  1,386    595     44
-------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH PLUS
-------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.59 $ 13.29 $ 11.81 $  8.90 $ 14.66 $ 12.89 $12.16 $11.34 $10.24
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     8,906   2,226   2,475   2,429   2,960   1,215    705    369     29
-------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE INDEX
-------------------------------------------------------------------------------------------------------------
   Unit value                            $  5.70 $  5.81 $  5.16 $  4.40 $ 10.34 $ 11.17 $10.63     --     --
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    13,669   6,525   6,971   6,687   7,005   5,957    563     --     --
-------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE PLUS
-------------------------------------------------------------------------------------------------------------
   Unit value                            $  9.68 $ 10.37 $  9.36 $  7.90 $ 14.17 $ 15.10 $12.65 $12.20 $10.93
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    12,952  14,184  15,820  17,618  19,894  14,100  9,522  5,080    310
-------------------------------------------------------------------------------------------------------------
 EQ/LORD ABBETT LARGE CAP CORE
-------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.75 $ 11.94 $ 10.66 $  8.63 $ 12.71 $ 11.68 $10.54     --     --
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,343   4,125   4,065   2,823   1,698   1,248    527     --     --
-------------------------------------------------------------------------------------------------------------
 EQ/MFS INTERNATIONAL GROWTH
-------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.75 $ 14.52 $ 12.85 $  9.52 $ 16.21 $ 14.18 $11.48     --     --
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     6,333   7,236   5,774   4,806   3,860   1,674    373     --     --
-------------------------------------------------------------------------------------------------------------
 EQ/MID CAP INDEX
-------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.51 $ 13.03 $ 10.54 $  7.86 $ 15.77 $ 14.84 $13.53 $12.93 $11.33
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     9,217  10,198  10,675  10,589  10,337   8,706  5,920  3,260    291
-------------------------------------------------------------------------------------------------------------
 EQ/MID CAP VALUE PLUS
-------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.78 $ 14.35 $ 11.92 $  8.92 $ 15.00 $ 15.51 $14.02 $12.80 $11.04
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    14,367  16,208  19,394   5,726   6,668   6,490  4,526  2,213    149
-------------------------------------------------------------------------------------------------------------
 EQ/MONEY MARKET
-------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.08 $ 10.25 $ 10.42 $ 10.59 $ 10.55 $ 10.24 $ 9.97 $ 9.87 $ 9.96
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    11,708  10,912  19,099  26,885   8,854   4,632  2,041  1,005     42
-------------------------------------------------------------------------------------------------------------
 EQ/MONTAG & CALDWELL GROWTH
-------------------------------------------------------------------------------------------------------------
   Unit value                            $  5.16 $  5.10 $  4.79 $  3.76 $  5.69 $  4.79 $ 4.51 $ 4.35     --
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     5,784   6,667   7,498   8,750   4,503   1,430    883     38     --
-------------------------------------------------------------------------------------------------------------


                                                     APPENDIX I: CONDENSED
                                                     FINANCIAL INFORMATION  I-13

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



------------------------------------------------------------------------------------------------------------
                                                          FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------
                                          2011    2010    2009    2008    2007    2006   2005   2004   2003
------------------------------------------------------------------------------------------------------------
 EQ/MORGAN STANLEY MID CAP GROWTH
------------------------------------------------------------------------------------------------------------
   Unit value                            $ 15.10 $ 16.63 $ 12.78 $  8.28 $ 15.97 $13.27 $12.35     --     --
------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     9,135   9,351   7,909   6,915   5,059  2,350    533     --     --
------------------------------------------------------------------------------------------------------------
 EQ/MUTUAL LARGE CAP EQUITY
------------------------------------------------------------------------------------------------------------
   Unit value                            $  8.29 $  8.82 $  8.01 $  6.51 $ 10.70 $10.70     --     --     --
------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     8,847   9,869  11,439  11,898  12,811  2,470     --     --     --
------------------------------------------------------------------------------------------------------------
 EQ/OPPENHEIMER GLOBAL
------------------------------------------------------------------------------------------------------------
   Unit value                            $  9.32 $ 10.37 $  9.15 $  6.71 $ 11.52 $11.08     --     --     --
------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     8,410   6,724   5,394   4,013   2,779    367     --     --     --
------------------------------------------------------------------------------------------------------------
 EQ/PIMCO ULTRA SHORT BOND
------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.47 $ 10.67 $ 10.76 $ 10.13 $ 10.73 $ 9.79 $ 9.91     --     --
------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    33,009  36,696  39,919  25,636  14,527  8,303  3,300     --     --
------------------------------------------------------------------------------------------------------------
 EQ/QUALITY BOND PLUS
------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.93 $ 10.98 $ 10.51 $ 10.07 $ 10.96 $10.66 $10.44 $10.40 $10.20
------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     8,789   9,470   9,834   4,558   4,138  3,340  2,303  1,119     95
------------------------------------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
------------------------------------------------------------------------------------------------------------
   Unit value                            $ 13.34 $ 14.13 $ 11.42 $  9.21 $ 14.21 $14.72 $12.72 $12.40 $10.71
------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     6,576   7,175   7,505   4,820   4,773  4,061  2,210  1,215     79
------------------------------------------------------------------------------------------------------------
 EQ/T.ROWE PRICE GROWTH STOCK
------------------------------------------------------------------------------------------------------------
   Unit value                            $ 14.49 $ 15.02 $ 13.12 $  9.36 $ 16.46 $15.61 $16.53 $16.17     --
------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     5,792   5,568   5,286   3,779   3,120    907    526     22     --
------------------------------------------------------------------------------------------------------------
 EQ/TEMPLETON GLOBAL EQUITY
------------------------------------------------------------------------------------------------------------
   Unit value                            $  7.69 $  8.53 $  8.03 $  6.28 $ 10.79 $10.75     --     --     --
------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     7,664   8,076   8,585   9,057  10,518  2,001     --     --     --
------------------------------------------------------------------------------------------------------------
 EQ/UBS GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------
   Unit value                            $  4.95 $  5.18 $  4.66 $  3.58 $  6.07 $ 6.10 $ 5.43 $ 5.07     --
------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,795   2,626   2,887   3,308   3,079  2,346    952     71     --
------------------------------------------------------------------------------------------------------------
 EQ/VAN KAMPEN COMSTOCK
------------------------------------------------------------------------------------------------------------
   Unit value                            $  9.73 $ 10.09 $  8.91 $  7.05 $ 11.38 $11.86 $10.41     --     --
------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    10,113   9,622  10,345  10,821   9,921  7,856  2,852     --     --
------------------------------------------------------------------------------------------------------------
 EQ/WELLS FARGO OMEGA GROWTH
------------------------------------------------------------------------------------------------------------
   Unit value                            $ 13.76 $ 14.86 $ 12.88 $  9.34 $ 13.11 $11.98 $11.50 $11.25 $10.69
------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     7,890   6,166   5,221   2,848   2,691  1,979  1,528  1,146    126
------------------------------------------------------------------------------------------------------------
 MULTIMANAGER AGGRESSIVE EQUITY
------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.69 $ 11.60 $ 10.03 $  7.43 $ 14.17 $12.93 $12.51 $11.75 $10.66
------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     7,858   8,625   5,825   1,350   1,191    976    442    210     15
------------------------------------------------------------------------------------------------------------
 MULTIMANAGER CORE BOND
------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.93 $ 12.43 $ 11.90 $ 11.17 $ 11.08 $10.61 $10.39 $10.38 $10.16
------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    23,508  18,690  19,288  11,031   6,566  5,315  4,566  2,210    301
------------------------------------------------------------------------------------------------------------


     APPENDIX I: CONDENSED
I-14 FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



-------------------------------------------------------------------------------------------------------
                                                       FOR THE YEARS ENDING DECEMBER 31,
                                         --------------------------------------------------------------
                                          2011   2010   2009   2008   2007   2006   2005   2004   2003
-------------------------------------------------------------------------------------------------------
 MULTIMANAGER INTERNATIONAL EQUITY
-------------------------------------------------------------------------------------------------------
   Unit value                            $11.34 $14.06 $13.36 $10.46 $20.15 $18.23 $14.79 $13.02 $11.23
-------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    7,107  7,570  8,035  7,867  7,136  5,220  2,536  1,127     65
-------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP CORE EQUITY
-------------------------------------------------------------------------------------------------------
   Unit value                            $10.70 $11.75 $10.71 $ 8.22 $13.82 $13.38 $11.98 $11.41 $10.58
-------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    2,701  2,716  2,563  1,797  1,624  1,487  1,016    456     20
-------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP VALUE
-------------------------------------------------------------------------------------------------------
   Unit value                            $12.06 $12.98 $11.67 $ 9.65 $15.69 $15.40 $13.12 $12.46 $11.07
-------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    5,128  5,659  6,264  6,951  6,335  5,165  3,109  1,455     59
-------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP GROWTH
-------------------------------------------------------------------------------------------------------
   Unit value                            $12.80 $14.13 $11.32 $ 8.12 $14.63 $13.30 $12.33 $11.57 $10.53
-------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    4,195  4,760  4,627  4,317  3,883  3,570  2,515  1,381     97
-------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP VALUE
-------------------------------------------------------------------------------------------------------
   Unit value                            $13.67 $16.04 $13.06 $ 9.20 $14.60 $14.83 $13.15 $12.45 $10.99
-------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    4,856  4,840  4,569  4,175  4,025  3,627  2,566  1,506    103
-------------------------------------------------------------------------------------------------------
 MULTIMANAGER MULTI-SECTOR BOND
-------------------------------------------------------------------------------------------------------
   Unit value                            $11.06 $10.70 $10.21 $ 9.46 $12.58 $12.40 $11.47 $11.32 $10.59
-------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    9,077  8,961  8,522  6,601  7,716  6,956  5,292  3,135    282
-------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP GROWTH
-------------------------------------------------------------------------------------------------------
   Unit value                            $ 6.86 $ 8.27 $ 6.59 $ 4.98 $ 8.75 $ 8.58 $ 7.91 $ 7.49     --
-------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    6,318  7,044  7,464  6,845  6,231  3,530  1,416     31     --
-------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP VALUE
-------------------------------------------------------------------------------------------------------
   Unit value                            $10.93 $12.21 $ 9.97 $ 8.02 $13.12 $14.80 $12.96 $12.59 $10.93
-------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    5,025  5,724  6,164  6,403  7,224  7,719  5,307  2,979    191
-------------------------------------------------------------------------------------------------------
 MULTIMANAGER TECHNOLOGY
-------------------------------------------------------------------------------------------------------
   Unit value                            $12.56 $13.42 $11.59 $ 7.44 $14.29 $12.29 $11.65 $10.64 $10.31
-------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    5,819  5,979  5,856  4,301  3,743  2,164  1,431    675     35
-------------------------------------------------------------------------------------------------------


                                                     APPENDIX I: CONDENSED
                                                     FINANCIAL INFORMATION  I-15

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.70%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011.



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2011    2010    2009    2008    2007    2006    2005    2004    2003    2002
------------------------------------------------------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.38 $ 12.51 $ 11.26 $  9.00 $ 15.05 $ 14.43 $ 12.45 $ 11.72 $ 10.66      --
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     6,354   7,808   8,367   8,484   6,377   3,109   1,519     656      32      --
------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.73 $ 11.71 $ 11.11 $ 10.29 $ 11.76 $ 11.31 $ 10.82 $ 10.74 $ 10.30      --
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     7,073   6,707   7,276   5,824   2,454   1,800   1,000     281       1      --
------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.56 $ 11.85 $ 11.05 $  9.82 $ 12.40 $ 11.96 $ 11.19 $ 11.02 $ 10.41      --
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,888   4,498   4,925   4,505   2,753   3,022   2,176     414      84      --
------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 42.73 $ 44.54 $ 41.22 $ 35.84 $ 48.27 $ 46.21 $ 42.61 $ 41.36 $ 38.70 $ 33.05
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,918   4,434   4,527   4,019   3,098   2,325   1,725     893     383      86
------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.90 $ 12.74 $ 11.62 $  9.69 $ 14.45 $ 13.82 $ 12.28 $ 11.71 $ 10.66      --
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    22,803  24,916  27,631  27,177  23,506  14,705   6,917   2,788      46      --
------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCEBERNSTEIN SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 18.69 $ 19.14 $ 14.61 $ 10.96 $ 20.14 $ 17.56 $ 16.39 $ 14.95 $ 13.34 $  9.63
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       418     455     346     421     443     462     372     312     478     121
------------------------------------------------------------------------------------------------------------------------
 EQ/AXA FRANKLIN SMALL CAP VALUE CORE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $  8.70 $  9.79 $  8.01 $  6.36 $  9.71 $ 10.81      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       379     382     380     377     421      38      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK BASIC VALUE EQUITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 19.51 $ 20.49 $ 18.56 $ 14.49 $ 23.24 $ 23.37 $ 19.66 $ 19.43 $ 17.87 $ 13.86
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       960     954     880     834     842     856     849     802     502     184
------------------------------------------------------------------------------------------------------------------------
 EQ/BOSTON ADVISORS EQUITY INCOME
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $  5.46 $  5.57 $  4.90 $  4.47 $  6.71 $  6.59 $  5.78 $  5.54      --      --
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       634     806     611     730     571     504     326      15      --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $  7.33 $  7.44 $  6.72 $  5.23 $  9.71 $  8.81 $  8.51 $  7.96 $  7.82 $  6.22
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       122     129     265     286     373     353     314     204     249      42
------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.34 $ 11.09 $  9.74 $  7.54 $ 12.71 $ 12.72 $ 11.55 $ 11.08 $ 10.16 $  7.86
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,901   2,012   2,196   2,528   3,063   1,393   1,585   1,200     776     200
------------------------------------------------------------------------------------------------------------------------
 EQ/COMMON STOCK INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $191.00 $193.27 $169.68 $134.51 $243.48 $239.38 $219.99 $214.55 $191.26 $130.09
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        45      55      60      63      65      73      73      64      29       9
------------------------------------------------------------------------------------------------------------------------




     APPENDIX I: CONDENSED
I-16 FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



--------------------------------------------------------------------------------------------------------------
                                                           FOR THE YEARS ENDING DECEMBER 31,
                                         ---------------------------------------------------------------------
                                          2011   2010   2009   2008   2007   2006   2005   2004   2003   2002
--------------------------------------------------------------------------------------------------------------
 EQ/CORE BOND INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $13.62 $13.22 $12.71 $12.59 $14.07 $13.88 $13.57 $13.50 $13.20 $12.99
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,354  1,424  1,504  1,216  1,473  1,477  1,527  1,343  1,175    441
--------------------------------------------------------------------------------------------------------------
 EQ/DAVIS NEW YORK VENTURE
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 8.87 $ 9.46 $ 8.61 $ 6.60 $11.05 $10.84     --     --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,593  1,664  1,601  1,517  1,189    216     --     --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $25.27 $25.32 $22.52 $18.20 $29.54 $28.64 $25.31 $24.66 $22.76 $18.11
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,194  1,278  1,432  1,308  1,547  1,418  1,604  1,386  1,074    399
--------------------------------------------------------------------------------------------------------------
 EQ/EQUITY GROWTH PLUS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $13.93 $15.10 $13.33 $10.61 $18.08 $16.13 $15.01 $13.79 $12.69 $ 9.85
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,904  2,210  2,904  3,228  3,346  2,714  2,354  1,938  1,510    386
--------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN CORE BALANCED
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 9.68 $ 9.83 $ 8.99 $ 7.01 $10.45 $10.42     --     --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,654  1,643  1,908  1,649  1,574    368     --     --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN TEMPLETON ALLOCATION
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 7.58 $ 8.07 $ 7.44 $ 5.89 $ 9.49     --     --     --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    4,136  4,481  4,971  5,195  2,805     --     --     --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/GAMCO MERGERS AND ACQUISITIONS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $12.25 $12.30 $11.41 $ 9.95 $11.75 $11.56 $10.48     --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      561    286    248    305    337    193     77     --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/GAMCO SMALL COMPANY VALUE
--------------------------------------------------------------------------------------------------------------
   Unit value                            $32.44 $34.20 $26.23 $18.86 $27.67 $25.76 $22.05 $21.50     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      624    678    666    610    618    233     79      9     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL BOND PLUS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $11.97 $11.67 $11.16 $11.14 $10.64 $ 9.90 $ 9.74     --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,389  1,235  1,037  1,063    476    185      8     --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL MULTI-SECTOR EQUITY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $14.86 $17.25 $15.74 $10.67 $25.45 $18.23 $13.53 $10.37 $ 8.53 $ 5.56
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,149  1,440  1,600  1,528  1,726  1,239    755    609    457     69
--------------------------------------------------------------------------------------------------------------
 EQ/INTERMEDIATE GOVERNMENT BOND INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $19.52 $18.86 $18.41 $19.16 $18.82 $17.92 $17.67 $17.76 $17.72 $17.65
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      458    948    875    948    404    376    481    416    458    259
--------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL CORE PLUS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $10.12 $12.39 $11.54 $ 8.68 $16.01 $14.13 $12.06 $10.47 $ 9.38 $ 7.19
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    2,069  2,230  2,278  2,341  2,289  3,208  2,337  1,926  1,026    282
--------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL EQUITY INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $10.48 $12.15 $11.74 $ 9.40 $19.41 $17.67 $14.55 $12.84 $11.05 $ 8.32
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,332  1,511  1,714  1,924  2,236  1,508  1,037    649    530    142
--------------------------------------------------------------------------------------------------------------


                                                     APPENDIX I: CONDENSED
                                                     FINANCIAL INFORMATION  I-17

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



--------------------------------------------------------------------------------------------------------------
                                                           FOR THE YEARS ENDING DECEMBER 31,
                                         ---------------------------------------------------------------------
                                          2011   2010   2009   2008   2007   2006   2005   2004   2003   2002
--------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL VALUE PLUS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $14.77 $17.93 $17.19 $13.43 $23.97 $22.13 $17.91 $16.44 $13.75 $10.92
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      843    914    984  1,000  1,136  1,052    782    522    441    161
--------------------------------------------------------------------------------------------------------------
 EQ/JPMORGAN VALUE OPPORTUNITIES
--------------------------------------------------------------------------------------------------------------
   Unit value                            $11.94 $12.82 $11.61 $ 8.93 $15.08 $15.53 $13.12 $12.84 $11.78 $ 9.45
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      247    256    275    280    288    351    347    370    307    128
--------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP CORE PLUS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 8.49 $ 9.02 $ 8.03 $ 6.46 $10.50 $10.28 $ 9.26 $ 8.79 $ 8.03 $ 6.69
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      284    330    367    389    458    510    603    610    598    229
--------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 7.33 $ 7.29 $ 6.39 $ 4.78 $ 7.62 $ 6.80 $ 6.96 $ 6.16 $ 5.78 $ 4.77
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      864    906  1,047  1,004  1,050  1,042  1,055    981    856    341
--------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH PLUS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $14.21 $15.00 $13.34 $10.06 $16.57 $14.58 $13.76 $12.84 $11.60 $ 9.12
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,071    204    249    298    492    192    184    149     93     38
--------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 5.68 $ 5.80 $ 5.15 $ 4.39 $10.32 $11.17 $10.63     --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,412    832    868    847    809    532    144     --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE PLUS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $11.12 $11.91 $10.76 $ 9.09 $16.31 $17.38 $14.57 $14.06 $12.60 $ 9.96
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,875  2,059  2,313  2,668  3,123  2,507  2,363  2,169  1,481    530
--------------------------------------------------------------------------------------------------------------
 EQ/LORD ABBETT LARGE CAP CORE
--------------------------------------------------------------------------------------------------------------
   Unit value                            $10.71 $11.91 $10.63 $ 8.62 $12.70 $11.67 $10.54     --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      517    473    455    425    442    196     84     --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/MFS INTERNATIONAL GROWTH
--------------------------------------------------------------------------------------------------------------
   Unit value                            $12.71 $14.48 $12.82 $ 9.50 $16.18 $14.17 $11.47     --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,217  1,214    777    796    665    269     56     --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/MID CAP INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $10.57 $11.02 $ 8.92 $ 6.66 $13.35 $12.57 $11.47 $10.97 $ 9.62 $ 6.81
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,481  1,672  1,781  1,863  2,166  1,890  1,556  1,391    883    285
--------------------------------------------------------------------------------------------------------------
 EQ/MID CAP VALUE PLUS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $13.95 $15.67 $13.01 $ 9.74 $16.40 $16.96 $15.34 $14.02 $12.10 $ 9.24
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,617  1,830  2,158    902  1,069  1,156  1,107  1,007    636    237
--------------------------------------------------------------------------------------------------------------
 EQ/MONEY MARKET
--------------------------------------------------------------------------------------------------------------
   Unit value                            $26.36 $26.82 $27.28 $27.75 $27.65 $26.86 $26.15 $25.92 $26.17 $26.47
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      623    729  1,227  1,943  1,051  1,102    845    349    434    630
--------------------------------------------------------------------------------------------------------------
 EQ/MONTAG & CALDWELL GROWTH
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 5.13 $ 5.07 $ 4.77 $ 3.74 $ 5.66 $ 4.77 $ 4.49 $ 4.34     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      816    964  1,099  1,560    657     83     72     22     --     --
--------------------------------------------------------------------------------------------------------------


     APPENDIX I: CONDENSED
I-18 FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



--------------------------------------------------------------------------------------------------------------
                                                           FOR THE YEARS ENDING DECEMBER 31,
                                         ---------------------------------------------------------------------
                                          2011   2010   2009   2008   2007   2006   2005   2004   2003   2002
--------------------------------------------------------------------------------------------------------------
 EQ/MORGAN STANLEY MID CAP GROWTH
--------------------------------------------------------------------------------------------------------------
   Unit value                            $15.05 $16.59 $12.75 $ 8.26 $15.95 $13.26 $12.34     --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      927    889    885    695    782    297    179     --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/MUTUAL LARGE CAP EQUITY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 8.27 $ 8.80 $ 8.00 $ 6.50 $10.69 $10.70     --     --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,002  1,238  1,402  1,644  1,727    258     --     --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/OPPENHEIMER GLOBAL
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 9.30 $10.35 $ 9.14 $ 6.71 $11.51 $11.08     --     --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,216  1,073    860    786    674     83     --     --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/PIMCO ULTRA SHORT BOND
--------------------------------------------------------------------------------------------------------------
   Unit value                            $10.44 $10.64 $10.73 $10.11 $10.72 $ 9.78 $ 9.91     --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    5,586  3,294  3,673  2,525  1,235    730    286     --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/QUALITY BOND PLUS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $15.98 $16.06 $15.38 $14.75 $16.06 $15.63 $15.31 $15.27 $14.97 $14.71
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      816    941  1,133    502    626    590    573    555    512    198
--------------------------------------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $15.01 $15.91 $12.86 $10.37 $16.02 $16.60 $14.35 $14.00 $12.10 $ 8.44
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      734    850  1,024    720    713    744    596    575    449    122
--------------------------------------------------------------------------------------------------------------
 EQ/T. ROWE PRICE GROWTH STOCK
--------------------------------------------------------------------------------------------------------------
   Unit value                            $14.32 $14.85 $12.98 $ 9.26 $16.30 $15.46 $16.39 $16.03     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      571    606    610    421    401     47     41      6     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/TEMPLETON GLOBAL EQUITY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 7.67 $ 8.51 $ 8.02 $ 6.27 $10.78 $10.75     --     --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      657    694    735    848    853    178     --     --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/UBS GROWTH AND INCOME
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 4.92 $ 5.15 $ 4.63 $ 3.56 $ 6.04 $ 6.07 $ 5.41 $ 5.05     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      186    161    166    153     89    104     69     --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/VAN KAMPEN COMSTOCK
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 9.70 $10.07 $ 8.89 $ 7.04 $11.36 $11.85 $10.40     --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      581    587    490    545    539    602    296     --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/WELLS FARGO OMEGA GROWTH
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 9.94 $10.74 $ 9.31 $ 6.75 $ 9.49 $ 8.67 $ 8.33 $ 8.15 $ 7.75 $ 5.70
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,264    957    537    353    249    215    280    377    218     32
--------------------------------------------------------------------------------------------------------------
 MULTIMANAGER AGGRESSIVE EQUITY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $45.67 $49.57 $42.88 $31.77 $60.62 $55.37 $53.59 $50.38 $45.72 $33.82
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      206    250    144     53     56     47     25     28     10      4
--------------------------------------------------------------------------------------------------------------
 MULTIMANAGER CORE BOND
--------------------------------------------------------------------------------------------------------------
   Unit value                            $13.74 $13.21 $12.66 $11.89 $11.80 $11.30 $11.08 $11.07 $10.84 $10.63
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    2,442  3,414  3,238  3,511  1,494  2,030  1,611  1,424  1,202    628
--------------------------------------------------------------------------------------------------------------


                                                     APPENDIX I: CONDENSED
                                                     FINANCIAL INFORMATION  I-19

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



--------------------------------------------------------------------------------------------------------------
                                                           FOR THE YEARS ENDING DECEMBER 31,
                                         ---------------------------------------------------------------------
                                          2011   2010   2009   2008   2007   2006   2005   2004   2003   2002
--------------------------------------------------------------------------------------------------------------
 MULTIMANAGER INTERNATIONAL EQUITY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $10.33 $12.81 $12.18 $ 9.54 $18.39 $16.64 $13.51 $11.90 $10.27 $ 7.78
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      719    842    967    951  1,047  1,030    783    806    360    135
--------------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP CORE EQUITY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 9.67 $10.61 $ 9.68 $ 7.43 $12.50 $12.11 $10.85 $10.34 $ 9.59 $ 7.61
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      380    416    452    447    473    453    353    272    238    104
--------------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP VALUE
--------------------------------------------------------------------------------------------------------------
   Unit value                            $11.02 $11.87 $10.67 $ 8.83 $14.37 $14.10 $12.02 $11.42 $10.15 $ 7.88
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      773    753    860    921  1,210  1,363  1,238  1,242    726    316
--------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP GROWTH
--------------------------------------------------------------------------------------------------------------
   Unit value                            $10.31 $11.39 $ 9.13 $ 6.55 $11.81 $10.74 $ 9.96 $ 9.35 $ 8.52 $ 6.18
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      736    783    810    813    934  1,035  1,075  1,055    731    292
--------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP VALUE
--------------------------------------------------------------------------------------------------------------
   Unit value                            $12.57 $14.76 $12.02 $ 8.47 $13.46 $13.68 $12.13 $11.49 $10.15 $ 7.34
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      726    760    803    727    805  1,010    876  1,011    560    206
--------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MULTI-SECTOR BOND
--------------------------------------------------------------------------------------------------------------
   Unit value                            $26.92 $26.06 $24.86 $23.07 $30.68 $30.26 $28.00 $27.64 $25.87 $21.48
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      628    641    663    523    526    758    755    771    557    125
--------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP GROWTH
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 6.81 $ 8.22 $ 6.55 $ 4.95 $ 8.71 $ 8.54 $ 7.89 $ 7.46     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      584    746    786    687    788    475    242     59     --     --
--------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP VALUE
--------------------------------------------------------------------------------------------------------------
   Unit value                            $14.03 $15.68 $12.81 $10.31 $16.88 $19.05 $16.69 $16.22 $14.09 $10.43
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      494    612    586    666    748  1,201    991    884    641    270
--------------------------------------------------------------------------------------------------------------
 MULTIMANAGER TECHNOLOGY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $10.61 $11.34 $ 9.80 $ 6.29 $12.10 $10.41 $ 9.87 $ 9.02 $ 8.74 $ 5.64
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      579    705    766    462    597    350    311    306     98     14
--------------------------------------------------------------------------------------------------------------


     APPENDIX I: CONDENSED
I-20 FINANCIAL INFORMATION

Appendix II: Purchase considerations for QP contracts/(1)/

--------------------------------------------------------------------------------


This information is provided for historical purposes only. The contracts are no longer available to new purchasers.


Trustees who are considering the purchase of an Accumulator(R) Series QP contract should discuss with their tax and ERISA advisers whether this is an appropriate investment vehicle for the employer's plan. There are significant issues in the purchase of an Accumulator(R) Series QP contract in a defined benefit plan. The QP contract and this Prospectus should be reviewed in full, and the following factors, among others, should be noted. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the Guaranteed minimum income benefit and other guaranteed benefits, and the payment of death benefits in accordance with the requirements of the federal income tax rules. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Accumulator(R) Series QP contract or another annuity contract. Therefore, you should purchase an Accumulator(R) Series QP contract to fund a plan for the contract's features and benefits and not for tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles.


This QP contract accepts only transfer contributions from other investments within an existing qualified plan trust. We will not accept ongoing payroll contributions or contributions directly from the employer. For 401(k) plans, no employee after-tax contributions are accepted. A ''designated Roth contribution account'' is not available in the QP contract. Checks written on accounts held in the name of the employer instead of the plan or the trust will not be accepted. Only one additional transfer contribution may be made per contract year. The maximum contribution age is 75 (70, under Accumulator(R) Plus/SM/ contracts), or if later, the first contract date anniversary.

If amounts attributable to an excess or mistaken contribution must be withdrawn, any or all of the following may apply: (1) withdrawal charges;
(2) market value adjustments; or (3) benefit base adjustments to an optional benefit. If in a defined benefit plan the plan's actuary determines that an overfunding in the QP contract has occurred, then any transfers of plan assets out of the QP contract may also result in withdrawal charges, market value adjustments or benefit base adjustments on the amount being transferred.

In order to purchase the QP contract for a defined benefit plan, the plan's actuary will be required to determine a current dollar value of each plan participant's accrued benefit so that individual contracts may be established for each plan participant. We do not permit defined contribution or defined benefit plans to pool plan assets attributable to the accrued benefits of multiple plan participants.

For defined benefit plans, the maximum percentage of actuarial value of the plan participant's normal retirement benefit that can be funded by a QP contract is 80%. The account value under a QP contract may at any time be more or less than the lump sum actuarial equivalent of the accrued benefit for a defined benefit plan participant. AXA Equitable does not guarantee that the account value under a QP contract will at any time equal the actuarial value of 80% of a participant/employee's accrued benefit.


All payments under the contract will be made to the defined benefit plan trust owner. If the plan rolls over a contract into an IRA for the benefit of a former plan participant through a contract conversion, it is the plan's responsibility to adjust the value of the contract to the actuarial equivalent of the participant's benefit prior to the contract conversion.

AXA Equitable's only role is that of the issuer of the contract. AXA Equitable is not the plan administrator. AXA Equitable will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan. AXA Equitable will never make payments under a QP contract to any person other than the plan trust owner.


Given that required minimum distributions must generally commence from the plan for annuitants after age 70 1/2, trustees should consider:

..   whether required minimum distributions under QP contracts would cause withdrawals in excess of 6 1/2% (or 6%, as applicable) of the Guaranteed minimum income benefit Roll-Up benefit base;

..   that provisions in the Treasury Regulations on required minimum distributions require that the actuarial present value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating required minimum distributions. This could increase the amounts required to be distributed; and


..   that if the Guaranteed minimum income benefit is automatically exercised as a result of the no lapse guarantee, payments will be made to the plan trust.


Finally, because the method of purchasing the QP contract, including the large initial contribution, and the features of the QP contract may appeal more to plan participants who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.

-------------
(1)QP contracts are available for Accumulator(R), Accumulator(R) Plus/SM/ and Accumulator(R) Elite/SM/ contracts owners only.

                      APPENDIX II: PURCHASE CONSIDERATIONS FOR QP CONTRACTS II-1

Appendix III: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2012 to a fixed maturity option with a maturity date of February 15, 2020 (eight years later) at a hypothetical rate to maturity of 7.00% (''h'' in the calculations below), resulting in a maturity value of $171,882 on the maturity date. We further assume that a withdrawal of $50,000, including any applicable withdrawal charge, is made four years later on February 15, 2016(a) . Please note that withdrawal charges do not apply to Accumulator(R) Select/SM/ contracts.



------------------------------------------------------------------------------------------------------------------
                                                                             HYPOTHETICAL ASSUMED RATE TO MATURITY
                                                                             (''J'' IN THE CALCULATIONS BELOW)
                                                                              FEBRUARY 15, 2016
                                                                             -----------------------------------
                                                                              5.00%             9.00%
------------------------------------------------------------------------------------------------------------------
AS OF FEBRUARY 15, 2016 BEFORE WITHDRAWAL
------------------------------------------------------------------------------------------------------------------
(1) Market adjusted amount/(b)/                                              $141,389            $121,737
------------------------------------------------------------------------------------------------------------------
(2) Fixed maturity amount/(c)/                                               $131,104            $131,104
------------------------------------------------------------------------------------------------------------------
(3) Market value adjustment: (1) - (2)                                       $10,285             $(9,367)
------------------------------------------------------------------------------------------------------------------
ON FEBRUARY 15, 2016 AFTER $50,000 WITHDRAWAL
------------------------------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with the withdrawal:
  (3) x [$50,000/(1)]                                                         $3,637             $(3,847)
------------------------------------------------------------------------------------------------------------------
(5) Portion of fixed maturity associated with the withdrawal: $50,000 - (4)  $46,363             $53,847
------------------------------------------------------------------------------------------------------------------
(6) Market adjusted amount: (1) - $50,000                                    $91,389             $71,737
------------------------------------------------------------------------------------------------------------------
(7) Fixed maturity amount: (2) - (5)                                         $84,741             $77,257
------------------------------------------------------------------------------------------------------------------
(8) Maturity value/(d)/                                                      $111,099            $101,287
------------------------------------------------------------------------------------------------------------------


You should note that in this example, if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

Notes:

(a)Number of days from the withdrawal date to the maturity date = D = 1,461
(b)Market adjusted amount is based on the following calculation:

      Maturity value           $171,882
--------------------  =   ------------------- where j is either 5% or 9%
  (1+j)/(D/365)/          (1+j)/(1,461/365)/

(c)Fixed maturity amount is based on the following calculation:

      Maturity value            $171,882
--------------------  =   ----------------------
  (1+h)/(D/365)/          (1+0.07)/(1,461/365)/

(d)Maturity value is based on the following calculation:

   Fixed maturity amount x (1+h)/(D/365)/    = ($84,741 or $77,257) x (1+0.07)/(1,461/365)/

      APPENDIX III: MARKET
III-1 VALUE ADJUSTMENT EXAMPLE

Appendix IV: Enhanced death benefit example

--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit, if elected.

The following illustrates the enhanced death benefit calculation for Accumulator(R), Accumulator(R) Elite/SM/ and Accumulator(R) Select/SM/ contracts. The enhanced death benefit calculation for Accumulator(R) Plus/SM/ contracts is illustrated on the next page. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Money Market, the guaranteed interest option or the fixed maturity options), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an owner age 45 would be calculated as follows:

-----------------------------------------------------------------------------------------------------------------------------
                                    6 1/2% ROLL-UP TO AGE 85 6% ROLL-UP TO AGE 85 ANNUAL RATCHET TO AGE 85   GWBL ENHANCED
END OF CONTRACT YEAR  ACCOUNT VALUE       BENEFIT BASE           BENEFIT BASE           BENEFIT BASE       DEATH BENEFIT BASE
-----------------------------------------------------------------------------------------------------------------------------
         1              $105,000            $106,500/(4)/          $106,000/(6)/          $105,000/(1)/         $105,000/(7)/
-----------------------------------------------------------------------------------------------------------------------------
         2              $115,500            $113,423/(3)/          $112,360/(5)/          $115,500/(1)/         $115,500/(7)/
-----------------------------------------------------------------------------------------------------------------------------
         3              $129,360            $120,795/(3)/          $119,102/(5)/          $129,360/(1)/         $129,360/(7)/
-----------------------------------------------------------------------------------------------------------------------------
         4              $103,488            $128,647/(3)/          $126,248/(5)/          $129,360/(2)/         $135,828/(8)/
-----------------------------------------------------------------------------------------------------------------------------
         5              $113,837            $137,009/(4)/          $133,823/(6)/          $129,360/(2)/         $142,296/(8)/
-----------------------------------------------------------------------------------------------------------------------------
         6              $127,497            $145,914/(4)/          $141,852/(6)/          $129,360/(2)/         $148,764/(8)/
-----------------------------------------------------------------------------------------------------------------------------
         7              $127,497            $155,399/(4)/          $150,363/(6)/          $129,360/(2)/         $155,232/(8)/
-----------------------------------------------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.

ANNUAL RATCHET TO AGE 85

(1)At the end of contract years 1 through 3, the Annual Ratchet to age 85 enhanced death benefit is equal to the current account value.

(2)At the end of contract years 4 through 7, the death benefit is equal to the Annual Ratchet to age 85 enhanced death benefit at the end of the prior year since it is higher than the current account value.

GREATER OF 6 1/2% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6 1/2% Roll-Up to age 85 or the Annual Ratchet to age 85.

(3)At the end of contract years 2 through 4, the enhanced death benefit will be based on the Annual Ratchet to age 85.

(4)At the end of contract years 1 and 5 through 7, the enhanced death benefit will be based on the 6 1/2% Roll-Up to age 85.

GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6% Roll-Up to age 85 or the Annual Ratchet to age 85.

(5)At the end of contract years 2 through 4, the enhanced death benefit will be based on the Annual Ratchet to age 85.

(6)At the end of contract years 1 and 5 through 7, the enhanced death benefit will be based on the 6% Roll-Up to age 85.

GWBL ENHANCED DEATH BENEFIT

This example assumes no withdrawals. The GWBL Enhanced death benefit is a guaranteed minimum death benefit that is only available if you elect the Guaranteed withdrawal benefit for life. If you plan to take withdrawals during any of the first seven contract years, this illustration is of limited usefulness to you.

(7)At the end of contract years 1 through 3, the GWBL Enhanced death benefit is equal to the current account value.

(8)At the end of contract years 4 through 7, the GWBL Enhanced death benefit is greater than the current account value.


                                APPENDIX IV: ENHANCED DEATH BENEFIT EXAMPLE IV-1

The following illustrates the enhanced death benefit calculation for Accumulator(R) Plus/SM/ contacts. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Money Market, the guaranteed interest option or the fixed maturity options), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an owner age 45 would be calculated as follows:

-----------------------------------------------------------------------------------------------------------------------------
                                    6 1/2% ROLL-UP TO AGE 85 6% ROLL-UP TO AGE 85 ANNUAL RATCHET TO AGE 85   GWBL ENHANCED
END OF CONTRACT YEAR  ACCOUNT VALUE      DEATH BENEFIT           BENEFIT BASE           BENEFIT BASE       DEATH BENEFIT BASE
-----------------------------------------------------------------------------------------------------------------------------
         1              $109,200            $106,500/(3)/          $106,000/(5)/          $109,200/(1)/         $109,200/(7)/
-----------------------------------------------------------------------------------------------------------------------------
         2              $120,120            $113,423/(3)/          $112,360/(5)/          $120,120/(1)/         $120,120/(7)/
-----------------------------------------------------------------------------------------------------------------------------
         3              $134,534            $120,795/(3)/          $119,102/(5)/          $134,534/(1)/         $134,534/(7)/
-----------------------------------------------------------------------------------------------------------------------------
         4              $107,628            $128,647/(3)/          $126,248/(5)/          $134,534/(2)/         $141,261/(8)/
-----------------------------------------------------------------------------------------------------------------------------
         5              $118,390            $137,009/(4)/          $133,823/(5)/          $134,534/(2)/         $147,988/(8)/
-----------------------------------------------------------------------------------------------------------------------------
         6              $132,597            $145,914/(4)/          $141,852/(6)/          $134,534/(2)/         $154,715/(8)/
-----------------------------------------------------------------------------------------------------------------------------
         7              $132,597            $155,399/(4)/          $150,363/(6)/          $134,534/(2)/         $161,441/(8)/
-----------------------------------------------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.

ANNUAL RATCHET TO AGE 85

(1)At the end of contract years 1 through 3, the Annual Ratchet to age 85 enhanced death benefit is equal to the current account value.

(2)At the end of contract years 4 through 7, the death benefit is equal to the Annual Ratchet to age 85 enhanced death benefit at the end of the prior year since it is higher than the current account value.

GREATER OF 6 1/2% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6 1/2% Roll-Up to age 85 or the Annual Ratchet to age 85.

(3)At the end of contract years 1 through 4, the enhanced death benefit will be based on the Annual Ratchet to age 85.

(4)At the end of contract years 5 through 7, the enhanced death benefit will be based on the 6 1/2% Roll-Up to age 85.

GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6% Roll-Up to age 85 or the Annual Ratchet to age 85.

(5)At the end of contract years 1 through 5, the enhanced death benefit will be based on the Annual Ratchet to age 85.

(6)At the end of contract years 6 and 7, the enhanced death benefit will be based on the 6% Roll-Up to age 85.

GWBL ENHANCED DEATH BENEFIT

This example assumes no withdrawals. The GWBL Enhanced death benefit is a guaranteed minimum death benefit that is only available if you elect the Guaranteed withdrawal benefit for life. If you plan to take withdrawals during any of the first seven contract years, this illustration is of limited usefulness to you.

(7)At the end of contract years 1 through 3, the GWBL Enhanced death benefit is equal to the current account value.

(8)At the end of contract years 4 through 7, the GWBL Enhanced death benefit is greater than the current account value.

IV-2 APPENDIX IV: ENHANCED DEATH BENEFIT EXAMPLE

Appendix V: Hypothetical illustrations

--------------------------------------------------------------------------------

  ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM
                                   BENEFITS


The following tables illustrate the changes in account value, cash value and the values of the ''Greater of 61/2% Roll-Up to age 85 or the Annual Ratchet to age 85'' enhanced death benefit, the Earnings enhancement benefit and the Guaranteed minimum income benefit under certain hypothetical circumstances for Accumulator(R), Accumulator(R) Plus/SM/, Accumulator(R) Elite/SM/ and Accumulator(R) Select/SM/ contracts, respectively. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single $100,000 contribution and takes no withdrawals. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in Portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying portfolios (as described below), the corresponding net annual rates of return would be (2.35)% and 3.65% for Accumulator(R) contracts; (2.60)% and 3.40% for Accumulator(R) Plus/SM /contracts; (2.70)% and 3.30% for Accumulator(R) Elite/SM/ contracts; and (2.75)% and 3.25% for Accumulator(R) Select/SM/ contracts at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges, but they do not reflect the charges we deduct from your account value annually for the enhanced death benefit, the Earnings enhancement benefit, and the Guaranteed minimum income benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return shown would be lower; however, the values shown in the following tables reflect the following contract charges: the ''Greater of 61/2% Roll-Up to age 85 or Annual Ratchet to age 85'' enhanced death benefit charge, the Earnings enhancement benefit charge, the Guaranteed minimum income benefit charge and any applicable administrative charge and withdrawal charge. The values shown under ''Lifetime annual guaranteed minimum income benefit'' reflect the lifetime income that would be guaranteed if the Guaranteed minimum income benefit is selected at that contract date anniversary. An ''N/A'' in these columns indicates that the benefit is not exercisable in that year. A ''0'' under any of the death benefit and/or ''Lifetime annual guaranteed minimum income benefit'' columns indicates that the contract has terminated due to insufficient account value. However, the Guaranteed minimum income benefit has been automatically exercised, and the owner is receiving lifetime payments.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.56%, (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.24% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all Portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of account value among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in ''Fee table'' earlier in this Prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.

                                      APPENDIX V: HYPOTHETICAL ILLUSTRATIONS V-1

VARIABLE DEFERRED ANNUITY
ACCUMULATOR(R)
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
MALE, ISSUE AGE 60
BENEFITS:
   GREATER OF 6 1/2% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM DEATH BENEFIT
   EARNINGS ENHANCEMENT BENEFIT
   GUARANTEED MINIMUM INCOME BENEFIT


---------------------------------------------------------------------------------------------------------------------------------
                                             GREATER OF 6 1/2% ROLL-UP
                                              TO AGE 85 OR                                 LIFETIME ANNUAL    LIFETIME ANNUAL
                                             ANNUAL RATCHET            TOTAL DEATH BENEFIT GUARANTEED MINIMUM GUARANTEED MINIMUM
     CONTRACT                                TO AGE 85 GUARANTEED      WITH THE EARNINGS   INCOME BENEFIT:    INCOME BENEFIT:
AGE    YEAR    ACCOUNT VALUE    CASH VALUE   MINIMUM DEATH BENEFIT     ENHANCEMENT BENEFIT GUARANTEED INCOME  HYPOTHETICAL INCOME
---------------------------------------------------------------------------------------------------------------------------------
                0%      6%      0%     6%      0%           6%           0%        6%        0%        6%       0%        6%
---------------------------------------------------------------------------------------------------------------------------------
60       0    100,000 100,000 93,000  93,000 100,000      100,000      100,000   100,000      N/A       N/A      N/A       N/A

61       1     95,604 101,583 88,604  94,583 106,500      106,500      109,100   109,100      N/A       N/A      N/A       N/A

62       2     91,216 103,108 84,216  96,108 113,423      113,423      118,792   118,792      N/A       N/A      N/A       N/A

63       3     86,828 104,564 80,828  98,564 120,795      120,795      129,113   129,113      N/A       N/A      N/A       N/A

64       4     82,432 105,943 76,432  99,943 128,647      128,647      140,105   140,105      N/A       N/A      N/A       N/A

65       5     78,021 107,234 73,021 102,234 137,009      137,009      151,812   151,812      N/A       N/A      N/A       N/A

66       6     73,587 108,424 70,587 105,424 145,914      145,914      164,280   164,280      N/A       N/A      N/A       N/A

67       7     69,119 109,502 68,119 108,502 155,399      155,399      177,558   177,558      N/A       N/A      N/A       N/A

68       8     64,611 110,454 64,611 110,454 165,500      165,500      191,699   191,699      N/A       N/A      N/A       N/A

69       9     60,052 111,264 60,052 111,264 176,257      176,257      206,760   206,760      N/A       N/A      N/A       N/A

70      10     55,432 111,918 55,432 111,918 187,714      187,714      222,799   222,799   10,287    10,287   10,287    10,287

75      15     30,930 112,193 30,930 112,193 257,184      257,184      320,058   320,058   15,714    15,714   15,714    15,714

80      20      3,118 105,347  3,118 105,347 352,365      352,365      453,310   453,310   24,172    24,172   24,172    24,172

85      25          0  87,478      0  87,478       0      482,770            0   583,716        0    40,263        0    40,263

90      30          0  82,210      0  82,210       0      482,770            0   583,716      N/A       N/A      N/A       N/A

95      35          0  76,017      0  76,017       0      482,770            0   583,716      N/A       N/A      N/A       N/A
---------------------------------------------------------------------------------------------------------------------------------



THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING INVESTMENT ALLOCATIONS MADE BY THE OWNER. THE ACCOUNT VALUE, CASH VALUE AND GUARANTEED BENEFITS FOR A CONTRACT WOULD BE DIFFERENT FROM THE ONES SHOWN IF THE ACTUAL GROSS RATE OF INVESTMENT RETURN AVERAGED 0% OR 6% OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THE AVERAGE FOR INDIVIDUAL CONTRACT YEARS. WE CAN MAKE NO REPRESENTATION THAT THESE HYPOTHETICAL INVESTMENT RESULTS CAN BE ACHIEVED FOR ANY ONE YEAR OR CONTINUED OVER ANY PERIOD OF TIME. IN FACT, FOR ANY GIVEN PERIOD OF TIME, THE INVESTMENT RESULTS COULD BE NEGATIVE.

V-2 APPENDIX V: HYPOTHETICAL ILLUSTRATIONS

VARIABLE DEFERRED ANNUITY
ACCUMULATOR(R) PLUS/SM/
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
MALE, ISSUE AGE 60
BENEFITS:
   GREATER OF 6 1/2% ROLL-UP TO AGE 85 AND ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM DEATH BENEFIT
   EARNINGS ENHANCEMENT BENEFIT
   GUARANTEED MINIMUM INCOME BENEFIT


---------------------------------------------------------------------------------------------------------------------------------
                                             GREATER OF 6 1/2% ROLL-UP
                                              TO AGE 85 OR                                 LIFETIME ANNUAL    LIFETIME ANNUAL
                                             ANNUAL RATCHET            TOTAL DEATH BENEFIT GUARANTEED MINIMUM GUARANTEED MINIMUM
     CONTRACT                                TO AGE 85 GUARANTEED      WITH THE EARNINGS   INCOME BENEFIT:    INCOME BENEFIT:
AGE    YEAR    ACCOUNT VALUE    CASH VALUE   MINIMUM DEATH BENEFIT     ENHANCEMENT BENEFIT GUARANTEED INCOME  HYPOTHETICAL INCOME
---------------------------------------------------------------------------------------------------------------------------------
                0%      6%      0%     6%      0%           6%           0%        6%        0%        6%       0%        6%
---------------------------------------------------------------------------------------------------------------------------------
60       0    104,000 104,000 96,000  96,000 100,000      100,000      100,000   100,000      N/A       N/A      N/A       N/A

61       1     99,237 105,456 91,237  97,456 106,500      106,500      109,100   109,100      N/A       N/A      N/A       N/A

62       2     94,504 106,845 86,504  98,845 113,423      113,423      118,792   118,792      N/A       N/A      N/A       N/A

63       3     89,792 108,158 82,792 101,158 120,795      120,795      129,113   129,113      N/A       N/A      N/A       N/A

64       4     85,093 109,386 78,093 102,386 128,647      128,647      140,105   140,105      N/A       N/A      N/A       N/A

65       5     80,399 110,517 74,399 104,517 137,009      137,009      151,812   151,812      N/A       N/A      N/A       N/A

66       6     75,699 111,540 70,699 106,540 145,914      145,914      164,280   164,280      N/A       N/A      N/A       N/A

67       7     70,987 112,442 66,987 108,442 155,399      155,399      177,558   177,558      N/A       N/A      N/A       N/A

68       8     66,251 113,210 63,251 110,210 165,500      165,500      191,699   191,699      N/A       N/A      N/A       N/A

69       9     61,483 113,829 61,483 113,829 176,257      176,257      206,760   206,760      N/A       N/A      N/A       N/A

70      10     56,671 114,284 56,671 114,284 187,714      187,714      222,799   222,799   10,287    10,287   10,287    10,287

75      15     31,490 113,452 31,490 113,452 257,184      257,184      320,058   320,058   15,714    15,714   15,714    15,714

80      20      3,368 105,350  3,368 105,350 352,365      352,365      453,310   453,310   24,172    24,172   24,172    24,172

85      25          0  86,165      0  86,165       0      482,770            0   583,716        0    40,263        0    40,263

90      30          0  79,553      0  79,553       0      482,770            0   583,716      N/A       N/A      N/A       N/A

95      35          0  71,875      0  71,875       0      482,770            0   583,716      N/A       N/A      N/A       N/A
---------------------------------------------------------------------------------------------------------------------------------



THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING INVESTMENT ALLOCATIONS MADE BY THE OWNER. THE ACCOUNT VALUE, CASH VALUE AND GUARANTEED BENEFITS FOR A CONTRACT WOULD BE DIFFERENT FROM THE ONES SHOWN IF THE ACTUAL GROSS RATE OF INVESTMENT RETURN AVERAGED 0% OR 6% OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THE AVERAGE FOR INDIVIDUAL CONTRACT YEARS. WE CAN MAKE NO REPRESENTATION THAT THESE HYPOTHETICAL INVESTMENT RESULTS CAN BE ACHIEVED FOR ANY ONE YEAR OR CONTINUED OVER ANY PERIOD OF TIME. IN FACT, FOR ANY GIVEN PERIOD OF TIME, THE INVESTMENT RESULTS COULD BE NEGATIVE.

                                      APPENDIX V: HYPOTHETICAL ILLUSTRATIONS V-3

VARIABLE DEFERRED ANNUITY
ACCUMULATOR(R) ELITE/SM/
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
MALE, ISSUE AGE 60
BENEFITS:
   GREATER OF 6 1/2% ROLL-UP OR ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM DEATH BENEFIT
   EARNINGS ENHANCEMENT BENEFIT
   GUARANTEED MINIMUM INCOME BENEFIT


---------------------------------------------------------------------------------------------------------------------------------
                                             GREATER OF 6 1/2% ROLL-UP
                                              TO AGE 85 OR                                 LIFETIME ANNUAL    LIFETIME ANNUAL
                                             ANNUAL RATCHET            TOTAL DEATH BENEFIT GUARANTEED MINIMUM GUARANTEED MINIMUM
     CONTRACT                                TO AGE 85 GUARANTEED      WITH THE EARNINGS   INCOME BENEFIT:    INCOME BENEFIT:
AGE    YEAR    ACCOUNT VALUE    CASH VALUE   MINIMUM DEATH BENEFIT     ENHANCEMENT BENEFIT GUARANTEED INCOME  HYPOTHETICAL INCOME
---------------------------------------------------------------------------------------------------------------------------------
                0%      6%      0%     6%      0%           6%           0%        6%        0%        6%       0%        6%
---------------------------------------------------------------------------------------------------------------------------------
60       0    100,000 100,000 92,000  92,000 100,000      100,000      100,000   100,000      N/A       N/A      N/A       N/A

61       1     95,255 101,234 87,255  93,234 106,500      106,500      109,100   109,100      N/A       N/A      N/A       N/A

62       2     90,544 102,394 83,544  95,394 113,423      113,423      118,792   118,792      N/A       N/A      N/A       N/A

63       3     85,859 103,471 79,859  97,471 120,795      120,795      129,113   129,113      N/A       N/A      N/A       N/A

64       4     81,190 104,453 76,190  99,453 128,647      128,647      140,105   140,105      N/A       N/A      N/A       N/A

65       5     76,529 105,330 76,529 105,330 137,009      137,009      151,812   151,812      N/A       N/A      N/A       N/A

66       6     71,867 106,090 71,867 106,090 145,914      145,914      164,280   164,280      N/A       N/A      N/A       N/A

67       7     67,196 106,721 67,196 106,721 155,399      155,399      177,558   177,558      N/A       N/A      N/A       N/A

68       8     62,505 107,209 62,505 107,209 165,500      165,500      191,699   191,699      N/A       N/A      N/A       N/A

69       9     57,784 107,539 57,784 107,539 176,257      176,257      206,760   206,760      N/A       N/A      N/A       N/A

70      10     53,024 107,696 53,024 107,696 187,714      187,714      222,799   222,799   10,287    10,287   10,287    10,287

75      15     28,119 105,233 28,119 105,233 257,184      257,184      320,058   320,058   15,714    15,714   15,714    15,714

80      20        384  95,264    384  95,264 352,365      352,365      453,310   453,310   24,172    24,172   24,172    24,172

85      25          0  73,984      0  73,984       0      482,770            0   583,716        0    40,263        0    40,263

90      30          0  65,032      0  65,032       0      482,770            0   583,716      N/A       N/A      N/A       N/A

95      35          0  54,685      0  54,685       0      482,770            0   583,716      N/A       N/A      N/A       N/A
---------------------------------------------------------------------------------------------------------------------------------



THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING INVESTMENT ALLOCATIONS MADE BY THE OWNER. THE ACCOUNT VALUE, CASH VALUE AND GUARANTEED BENEFITS FOR A CONTRACT WOULD BE DIFFERENT FROM THE ONES SHOWN IF THE ACTUAL GROSS RATE OF INVESTMENT RETURN AVERAGED 0% OR 6% OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THE AVERAGE FOR INDIVIDUAL CONTRACT YEARS. WE CAN MAKE NO REPRESENTATION THAT THESE HYPOTHETICAL INVESTMENT RESULTS CAN BE ACHIEVED FOR ANY ONE YEAR OR CONTINUED OVER ANY PERIOD OF TIME. IN FACT, FOR ANY GIVEN PERIOD OF TIME, THE INVESTMENT RESULTS COULD BE NEGATIVE.

V-4 APPENDIX V: HYPOTHETICAL ILLUSTRATIONS

VARIABLE DEFERRED ANNUITY
ACCUMULATOR(R) SELECT/SM/
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
MALE, ISSUE AGE 60
BENEFITS:
   GREATER OF 6 1/2% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM DEATH BENEFIT
   EARNINGS ENHANCEMENT BENEFIT
   GUARANTEED MINIMUM INCOME BENEFIT


----------------------------------------------------------------------------------------------------------------------------------
                                              GREATER OF 6 1/2% ROLL-UP
                                               TO AGE 85 OR                                 LIFETIME ANNUAL    LIFETIME ANNUAL
                                              ANNUAL RATCHET            TOTAL DEATH BENEFIT GUARANTEED MINIMUM GUARANTEED MINIMUM
     CONTRACT                                 TO AGE 85 GUARANTEED      WITH THE EARNINGS   INCOME BENEFIT:    INCOME BENEFIT:
AGE    YEAR    ACCOUNT VALUE    CASH VALUE    MINIMUM DEATH BENEFIT     ENHANCEMENT BENEFIT GUARANTEED INCOME  HYPOTHETICAL INCOME
----------------------------------------------------------------------------------------------------------------------------------
                0%      6%      0%      6%      0%           6%           0%        6%        0%        6%       0%        6%
----------------------------------------------------------------------------------------------------------------------------------
60       0    100,000 100,000 100,000 100,000 100,000      100,000      100,000   100,000      N/A       N/A      N/A       N/A

61       1     95,206 101,185  95,206 101,185 106,500      106,500      109,100   109,100      N/A       N/A      N/A       N/A

62       2     90,449 102,293  90,449 102,293 113,423      113,423      118,792   118,792      N/A       N/A      N/A       N/A

63       3     85,721 103,315  85,721 103,315 120,795      120,795      129,113   129,113      N/A       N/A      N/A       N/A

64       4     81,013 104,241  81,013 104,241 128,647      128,647      140,105   140,105      N/A       N/A      N/A       N/A

65       5     76,318 105,060  76,318 105,060 137,009      137,009      151,812   151,812      N/A       N/A      N/A       N/A

66       6     71,624 105,760  71,624 105,760 145,914      145,914      164,280   164,280      N/A       N/A      N/A       N/A

67       7     66,925 106,329  66,925 106,329 155,399      155,399      177,558   177,558      N/A       N/A      N/A       N/A

68       8     62,208 106,752  62,208 106,752 165,500      165,500      191,699   191,699      N/A       N/A      N/A       N/A

69       9     57,466 107,016  57,466 107,016 176,257      176,257      206,760   206,760      N/A       N/A      N/A       N/A

70      10     52,686 107,104  52,686 107,104 187,714      187,714      222,799   222,799   10,287    10,287   10,287    10,287

75      15     27,731 104,267  27,731 104,267 257,184      257,184      320,058   320,058   15,714    15,714   15,714    15,714

80      20         12  93,880      12  93,880 352,365      352,365      453,310   453,310   24,172    24,172   24,172    24,172

85      25          0  72,156       0  72,156       0      482,770            0   583,716        0    40,263        0    40,263

90      30          0  62,739       0  62,739       0      482,770            0   583,716      N/A       N/A      N/A       N/A

95      35          0  51,880       0  51,880       0      482,770            0   583,716      N/A       N/A      N/A       N/A
----------------------------------------------------------------------------------------------------------------------------------



THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING INVESTMENT ALLOCATIONS MADE BY THE OWNER. THE ACCOUNT VALUE, CASH VALUE AND GUARANTEED BENEFITS FOR A CONTRACT WOULD BE DIFFERENT FROM THE ONES SHOWN IF THE ACTUAL GROSS RATE OF INVESTMENT RETURN AVERAGED 0% OR 6% OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THE AVERAGE FOR INDIVIDUAL CONTRACT YEARS. WE CAN MAKE NO REPRESENTATION THAT THESE HYPOTHETICAL INVESTMENT RESULTS CAN BE ACHIEVED FOR ANY ONE YEAR OR CONTINUED OVER ANY PERIOD OF TIME. IN FACT, FOR ANY GIVEN PERIOD OF TIME, THE INVESTMENT RESULTS COULD BE NEGATIVE.

                                      APPENDIX V: HYPOTHETICAL ILLUSTRATIONS V-5

Appendix VI: Earnings enhancement benefit example

--------------------------------------------------------------------------------

The following illustrates the calculation of a death benefit that includes the Earnings enhancement benefit for an owner age 45. The example assumes a contribution of $100,000 and no additional contributions. Where noted, a single withdrawal in the amount shown is also assumed. The calculation is as follows:

---------------------------------------------------------------------------------------------------
                                                  NO WITHDRAWAL $3,000 WITHDRAWAL $6,000 WITHDRAWAL
---------------------------------------------------------------------------------------------------
A   INITIAL CONTRIBUTION                             100,000         100,000           100,000
---------------------------------------------------------------------------------------------------
B   DEATH BENEFIT: prior to withdrawal./(1)/         104,000         104,000           104,000
---------------------------------------------------------------------------------------------------
C   EARNINGS ENHANCEMENT BENEFIT EARNINGS: death      4,000           4,000             4,000
    benefit less net contributions (prior to the
    withdrawal in D).
    B minus A.
---------------------------------------------------------------------------------------------------
D   WITHDRAWAL                                          0             3,000             6,000
---------------------------------------------------------------------------------------------------
E   EXCESS OF THE WITHDRAWAL OVER THE EARNINGS          0               0               2,000
    ENHANCEMENT BENEFIT EARNINGS
    greater of D minus C or zero
---------------------------------------------------------------------------------------------------
F   NET CONTRIBUTIONS (adjusted for the              100,000         100,000           98,000
    withdrawal in D)
    A minus E
---------------------------------------------------------------------------------------------------
G   DEATH BENEFIT (adjusted for the withdrawal       104,000         101,000           98,000
    in D)
    B minus D
---------------------------------------------------------------------------------------------------
H   DEATH BENEFIT LESS NET CONTRIBUTIONS              4,000           1,000               0
    G minus F
---------------------------------------------------------------------------------------------------
I   EARNINGS ENHANCEMENT BENEFIT FACTOR                40%             40%               40%
---------------------------------------------------------------------------------------------------
J   EARNINGS ENHANCEMENT BENEFIT                      1,600            400                0
    H times I
---------------------------------------------------------------------------------------------------
K   DEATH BENEFIT: including the Earnings            105,600         101,400           98,000
    enhancement benefit
    G plus J
---------------------------------------------------------------------------------------------------

(1)The death benefit is the greater of the account value or any applicable death benefit.

VI-1 APPENDIX VI: EARNINGS ENHANCEMENT BENEFIT EXAMPLE

Appendix VII: State contract availability and/or variations of certain features and benefits

--------------------------------------------------------------------------------


Certain information is provided for historical purpose only. The contracts are no longer available to new purchasers. In addition, except as described below, we no longer accept contributions to the contracts, including contributions made through our automatic investment program. Contributions received at our processing office will be returned to you. This change has no effect on amounts that are already invested in your contract or on your guaranteed benefits.

We currently continue to accept contributions to: (i) QP contracts; and (ii) all contracts issued in the state of Florida. Information regarding contributions in this section is for the benefit of contract owners currently eligible to continue making contributions to the contracts.


The following information is a summary of the states where the Accumulator(R) Series contracts or certain features and/or benefits are either not available in the contracts or vary from the respective contract's features and benefits as previously described in this Prospectus. Certain features and/or benefits may have been approved in your state after your contract was issued and cannot be added. Please contact your financial professional for more information about availability in your state. See also Appendix VIII later in this Prospectus for information about the availability of certain features under your contract.

STATES WHERE CERTAIN ACCUMULATOR(R) SERIES CONTRACTS' FEATURES AND/OR BENEFITS ARE NOT AVAILABLE OR VARY:

-----------------------------------------------------------------------------------
 STATE      FEATURES AND BENEFITS               AVAILABILITY OR VARIATION
-----------------------------------------------------------------------------------
CALIFORNIA  See ''Contract features and         If you reside in the state of
            benefits''--''Your right to cancel  California and you are age 60 and
            within a certain number of days''   older at the time the contract is
                                                issued, you may return your
                                                variable annuity contract within
                                                30 days from the date that you
                                                receive it and receive a refund as
                                                described below.

                                                If you allocate your entire
                                                initial contribution to the
                                                EQ/Money Market option (and/or
                                                guaranteed interest option, if
                                                available), the amount of your
                                                refund will be equal to your
                                                contribution, unless you make a
                                                transfer, in which case the amount
                                                of your refund will be equal to
                                                your account value on the date we
                                                receive your request to cancel at
                                                our processing office. This amount
                                                could be less than your initial
                                                con-tribution. If the Principal
                                                guarantee benefit or Guaranteed
                                                withdrawal benefit for life is
                                                elected, the investment
                                                alloca-tion during the 30 day free
                                                look period is limited to the
                                                guaranteed interest option. If you
                                                allocate any portion of your
                                                initial contribution to the
                                                variable investment options (other
                                                than the EQ/Money Market option)
                                                and/or fixed ma-turity options,
                                                your refund will be equal to your
                                                account value on the date we
                                                receive your request to cancel at
                                                our processing office.
-----------------------------------------------------------------------------------
FLORIDA     See ''Contract features and         The following information replaces
            benefits'' in ''Credits'' (For      the second bullet of the final set
            Accumulator(R) Plus/SM /contracts   of bullets in this section:
            only)
                                                .   You may annuitize your
                                                    contract after thirteen
                                                    months, however, if you elect
                                                    to receive annuity payments
                                                    within five years of the
                                                    contract date, we will recover
                                                    the credit that applies to any
                                                    contribution made in that five
                                                    years. If you start receiving
                                                    annuity payments after five
                                                    years from the contract date
                                                    and within three years of
                                                    making any contribution, we
                                                    will recover the credit that
                                                    applies to any contribution
                                                    made within the prior three
                                                    years.

                                                             APPENDIX VII:
                          STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF
                                             CERTAIN FEATURES AND BENEFITS VII-1

------------------------------------------------------------------------------------
 STATE       FEATURES AND BENEFITS               AVAILABILITY OR VARIATION
------------------------------------------------------------------------------------
FLORIDA      See ''Your right to cancel within   If you reside in the state of
(CONTINUED)  a certain number of days'' in       Florida and you are age 65 and
             ''Contract features and benefits''  older at the time the contract is issued, you may cancel your
                                                 variable annuity contract and
                                                 return it to us within 21 days
                                                 from the date that you receive it.
                                                 You will receive an unconditional
                                                 refund equal to the cash surrender
                                                 value provided in the annuity
                                                 contract, plus any fees or charges
                                                 deducted from the contributions or
                                                 imposed under the contract.

                                                 If you reside in the state of
                                                 Florida and you are age 64 or
                                                 younger at the time the contract
                                                 is issued, you may cancel your
                                                 variable annuity contract and
                                                 return it to us within 14 days
                                                 from the date that you receive it.
                                                 You will receive an unconditional
                                                 refund equal to your
                                                 contributions, including any
                                                 contract fees or charges.

             See ''Withdrawal charge'' in        If you are age 65 and older at the
             ''Charges and expenses''            time your contract is is-sued, the
                                                 applicable withdrawal charge will
                                                 not exceed 10% of the amount
                                                 withdrawn. In addition, no charge
                                                 will apply after the end of the
                                                 10th contract year or 10 years
                                                 after a contribution is made,
                                                 whichever is later.
------------------------------------------------------------------------------------
ILLINOIS     See ''Credits'' in ''Contract       The following information replaces
             features and benefits'' (For        the second bullet of the final set
             Accumulator(R) Plus/SM /contracts   of bullets in this section:
             only)
                                                 .   You may annuitize your
                                                     contract after twelve months,
                                                     however, if you elect to
                                                     receive annuity payments
                                                     within five years of the
                                                     contract date, we will recover
                                                     the credit that applies to any
                                                     contribution made in the first
                                                     five years. If you start
                                                     receiving annuity payments
                                                     after five years from the
                                                     contract date and within three
                                                     years of making any
                                                     contribution, we will recover
                                                     the credit that applies to any
                                                     contribution made within the
                                                     prior three years.

             See ''Loans under Rollover TSA      Your loan interest rate will not
             contracts'' in ''Accessing your     exceed 8% (or any lower max-imum
             money''                             rate that may become required by
                                                 Illinois or federal law).

             See ''Selecting an annuity payout   The following sentence replaces
             option'' under ''Your annuity       the first sentence of the second
             payout options'' in ''Accessing     paragraph in this section:
             your money''

                                                 You can choose the date annuity
                                                 payments begin but it may not be
                                                 earlier than twelve months from
                                                 the Accumu-lator(R) Series
                                                 contract date.

             Notice to all Illinois contract     Illinois law provides that a
             owners                              spouse in a civil union and a
                                                 spouse in a marriage are to be
                                                 treated identically. For pur-poses
                                                 of your contract, when we use the
                                                 term "married", we include
                                                 "parties to a civil union" and
                                                 when we use the word "spouse" we
                                                 include "parties to a civil
                                                 union". While civil union spouses
                                                 are afforded the same rights as
                                                 married spouses under Illinois
                                                 law, tax-related advantages such
                                                 as spousal continuation are
                                                 derived from federal tax law.
                                                 Illinois' Civil Union Law does not
                                                 and cannot alter federal law. The
                                                 federal Defense of Marriage Act
                                                 excludes civil unions and civil
                                                 union partners from the meaning of
                                                 the word "marriage" or "spouse" in
                                                 all federal laws. Therefore, a
                                                 civil union spouse does not
                                                 qualify for the same tax
                                                 advantages provided to a married
                                                 spouse under federal law,
                                                 including the tax benefits
                                                 afforded to the surviving spouse
                                                 of an owner of an annuity contract
                                                 or any rights under specified
                                                 tax-favored savings or retirement
                                                 plans or arrangements.
------------------------------------------------------------------------------------


      APPENDIX VII:
      STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF
VII-2 CERTAIN FEATURES AND BENEFITS

--------------------------------------------------------------------------------------------------
 STATE                     FEATURES AND BENEFITS               AVAILABILITY OR VARIATION
--------------------------------------------------------------------------------------------------
MASSACHUSETTS              Annual administrative charge        The annual administrative charge
                                                               will not be deducted from amounts
                                                               allocated to the Guaranteed
                                                               interest option.

                           See ''Disability, terminal illness  This section is deleted in its
                           or confinement to nursing home''    entirety.
                           under ''Withdrawal charge'' in
                           ''Charges and ex-penses'' (For
                           Accumulator(R), Accumulator(R)
                           Plus/SM /and Accumulator(R)
                           Elite/SM /contracts only)
--------------------------------------------------------------------------------------------------
MISSISSIPPI                Automatic Investment Program        Not Available
(Applicable under
Accumulator(R),
Accumulator(R) Plus/SM
/and Accumulator(R)
Elite/SM/ contracts only)
                           QP (defined contribution and        Not Available
                           defined benefit) contracts

                           See ''How you can contribute to     Additional contributions can only
                           your contract'' in ''Con-tract      be made within the first year
                           features and benefits'' and         after the contract issue date. The
                           "Appendix X"                        150% limit does not apply.
--------------------------------------------------------------------------------------------------

The following information applies to Accumulator(R), Accumulator(R) Plus/SM/ and Accumulator(R)
Elite/SM/ contracts sold in New Jersey from May 29, 2007 to September 10, 2007 and Accumulator(R)
Select/SM/ contracts sold in New Jersey from August 6, 2007 to September 10, 2007:

NEW JERSEY                 ''Greater of 6 1/2% Roll-Up to age  All references to this feature are
                           85 or Annual Ratchet to age 85      deleted in their entirety.
                           enhanced death benefit''
                                                               You have the choice of the
                                                               following guaranteed minimum death
                                                               benefits: the Greater of 6%
                                                               Roll-Up to age 85 or Annual
                                                               Ratchet to age 85; the Greater of
                                                               3% Roll-Up to age 85 or Annual
                                                               Ratchet to age 85; the Annual
                                                               Ratchet to age 85; the Standard
                                                               death benefit; the GWBL Standard
                                                               death benefit; or the GWBL
                                                               Enhanced death benefit.

                           See ''Guaranteed minimum death      The charge for the Greater of 6%
                           benefit charge'' in ''Fee table''   Roll-Up to age 85 or Annual
                                                               Ratchet to age 85 is 0.60%

                                                               The charge for the Greater of 3%
                                                               Roll-Up to age 85 or Annual
                                                               Ratchet to age 85 is 0.60%

                           See ''Guaranteed minimum death      Footnote (5) (and all related
                           benefit charge'' and ''Guaranteed   text) is deleted in its entirety.
                           minimum income benefit charge'' in  We do not reserve the right to
                           ''Fee table''                       increase your charge if you reset
                                                               your Greater of 6% to age 85 or
                                                               Annual Ratchet to age 85 enhanced
                                                               death benefit and Guaranteed
                                                               minimum income benefit Roll-Up
                                                               benefit base.

                           See ''Guaranteed minimum income     All references to resetting your
                           benefit and the Roll-Up benefit     Roll-Up benefit base on each
                           base reset'' in ''Contract          contract date anniversary are
                           features and benefits''             deleted in their entirety here and
                                                               throughout the Prospectus.
                                                               Instead, if you elect the
                                                               Guaranteed minimum income benefit
                                                               alone or together with the Greater
                                                               of 6% Roll-Up to age 85 or Annual
                                                               Ratchet to age 85 enhanced death
                                                               benefit, you will be eligible to
                                                               reset the Roll-Up benefit base for
                                                               these guaran-teed benefits to
                                                               equal the account value as of the
                                                               5th or later contract date
                                                               anniversary. Each time you reset
                                                               the Roll-Up benefit base, your
                                                               Roll-Up benefit base will not be
                                                               eligible for another reset for
                                                               five years.

                                                               The Guaranteed minimum income
                                                               benefit that includes the 6 1/2%
                                                               Roll-Up benefit base is not
                                                               available in combination with the
                                                               Greater of 6% Roll-Up to age 85 or
                                                               Annual Ratchet to age 85 enhanced
                                                               death benefit.
--------------------------------------------------------------------------------------------------


                                                             APPENDIX VII:
                          STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF
                                             CERTAIN FEATURES AND BENEFITS VII-3

---------------------------------------------------------------------------------------------------
             FEATURES AND
 STATE       BENEFITS             AVAILABILITY OR VARIATION
---------------------------------------------------------------------------------------------------

NEW JERSEY   See ''Guaranteed     The table showing the maximum periods certain available under
(CONTINUED)  minimum income       the life with a period certain payout option is deleted in
             benefit'' in         its entirety and replaced with the following:
             ''Contract features
             and benefits''
                                                         LEVEL PAYMENTS
                                  -----------------------------------------------------------------
                                                                  PERIOD CERTAIN YEARS
                                        OWNER'S         -------------------------------------------
                                    AGE AT EXERCISE            IRAS                   NQ
                                  -                     -------------------------------------------
                                    75 and younger              10                    10
                                          76                     9                    10
                                          77                     8                    10
                                          78                     7                    10
                                          79                     7                    10
                                          80                     7                    10
                                          81                     7                     9
                                          82                     7                     8
                                          83                     7                     7
                                          84                     6                     6
                                          85                     5                     5

              See ''Greater of 6% Roll-Up to age  The second sentence of the first
              85 or Annual Ratchet to age 85''    paragraph and the entire second
              under ''Guaranteed minimum death    paragraph are deleted in their
              benefit charge'' in ''Charges and   entirety and replaced with the
              expenses''                          following:

                                                  The charge is equal to 0.60% of
                                                  the Greater of the 6% Roll-Up to
                                                  age 85 or the Annual Ratchet to
                                                  age 85 benefit base.

              See ''Greater of 3% Roll-Up to age  The second sentence is deleted in
              85 or Annual Ratchet to age 85''    its entirety and replaced with the
              under ''Guaranteed minimum death    following:
              benefit char-ge'' in ''Charges and
              expenses''

                                                  The charge is equal to 0.60% of
                                                  the Greater of the 3% Roll-up to
                                                  age 85 or the Annual Ratchet to
                                                  age 85 benefit base.

              See ''Guaranteed minimum income     The third paragraph is deleted in
              benefit charge'' in ''Charges and   its entirety.
              expenses''
-------------------------------------------------------------------------------------
PENNSYLVANIA  Contributions                       Your contract refers to
                                                  contributions as premiums.

              Special dollar cost averaging       In Pennsylvania, we refer to this
              program (for Accumulator(R) and     program as ''enhanced rate dollar
              Accumulator(R) Elite/SM /contracts  cost averaging.''
              only)

              See ''Disability, terminal          Item (iii) under this section is
              illness, or confinement to nursing  deleted in its entirety.
              home'' under ''Withdrawal charge''
              in ''Charges and ex-penses'' (For
              Accumulator(R), Accumulator(R)
              Plus/SM /and Accumulator(R)
              Elite/SM /contracts only)

              Required disclosure for             Any person who knowingly and with
              Pennsylvania customers              intent to defraud any insurance
                                                  company or other person files an
                                                  application for insurance or
                                                  statement of claim containing any
                                                  materially false information or
                                                  conceals for the purpose of
                                                  misleading, information concerning
                                                  any fact material thereto commits
                                                  a fraudulent insurance act, which
                                                  is a crime and subjects such
                                                  person to criminal and civil
                                                  penalties.
-------------------------------------------------------------------------------------

      APPENDIX VII:
      STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF
VII-4 CERTAIN FEATURES AND BENEFITS

------------------------------------------------------------------------------------
 STATE       FEATURES AND BENEFITS               AVAILABILITY OR VARIATION
------------------------------------------------------------------------------------
PUERTO RICO  Beneficiary continuation option     Not Available
             (IRA)

             IRA, Roth IRA, Inherited IRA,       Not Available
             Rollover TSA and QP (Defined
             Benefit) contracts

             See ''How you can contribute to     Specific requirements for
             your contract'' in ''Con-tract      purchasing QP contracts in Puerto
             features and benefits'' and         Rico are outlined below in
             "Appendix X" (For Accu-mulator(R),  ''Purchase considerations for QP
             Accumulator(R) Plus/SM /and         (Defined Contribution) contracts
             Accumulator(R) Elite/SM /contracts  in Puerto Rico''.
             only)

             See ''Exercise rules'' under ''How  Exercise restrictions for the GMIB
             you can contribute to your          on a Puerto Rico QPDC contract are
             contract'' in ''Contract features   described below, under ''Purchase
             and benefits'' (For                 consid-erations for QP (Defined
             Accumulator(R), Accumulator(R)      Contribution) contracts in Puerto
             Plus/SM /and Accumulator(R)         Rico'', and in your contract.
             Elit-e/SM /contracts only)

             See ''Income Manager(R) payout      This payout option is not
             options'' in ''Accessing your       available with QPDC contracts.
             money'' (For Accumulator(R),
             Accumulator(R) Plus/SM /and
             Accumulator(R) Elite/SM /contracts
             only)

             See ''Transfers of ownership,       Transfers of ownership of QP
             collateral assignments, loans and   contracts are governed by Puerto
             borrowing'' in ''More               Rico law. Please consult your tax,
             information'' (For Accumulator(R),  legal or plan advi-sor if you
             Accumulator(R) Plus/SM /and         intend to transfer ownership of
             Accumulator(R) Elite/SM/ contracts  your contract.
             only)

             ''Purchase considerations for QP    PURCHASE CONSIDERATIONS FOR QP
             (Defined Contribution) contracts    (DEFINED CONTRIBUTION) CONTRACTS
             in Puerto Rico''--this section      IN PUERTO RICO:
             replaces ''Appen-dix II: Purchase   Trustees who are considering the
             considerations for QP contracts''   purchase of an Accumu-lator(R)
             in this Prospectus. (For            Series QP contract in Puerto Rico
             Accumulator(R), Accumulator(R)      should discuss with their tax,
             Plus/SM/ and Accumulator(R)         legal and plan advisors whether
             Elite/SM/ contracts only)           this is an appro-priate investment
                                                 vehicle for the employer's plan.
                                                 Trustees should consider whether
                                                 the plan provisions permit the
                                                 in-vestment of plan assets in the
                                                 QP contract, the Guaranteed
                                                 minimum income benefit and other
                                                 guaranteed benefits, and the
                                                 payment of death benefits in
                                                 accordance with the requirements
                                                 of Puerto Rico income tax rules.
                                                 The QP con-tract and this
                                                 Prospectus should be reviewed in
                                                 full, and the following factors,
                                                 among others, should be noted.

                                                 LIMITS ON CONTRACT OWNERSHIP:
                                                 .   The QP contract is offered
                                                     only as a funding vehicle to
                                                     qualified plan trusts of
                                                     single participant defined
                                                     contribution plans that are
                                                     tax-qualified under Puerto
                                                     Rico law, not United States
                                                     law. The contract is not
                                                     available to US qualified
                                                     plans or to defined benefit
                                                     plans qualifying under Puerto
                                                     Rico law.

                                                 .   The QP contract owner is the
                                                     qualified plan trust. The
                                                     annuitant under the contract
                                                     is the self-employed Puerto
                                                     Rico resident, who is the sole
                                                     plan participant.

                                                 .   This product should not be
                                                     purchased if the self-
                                                     employed individual
                                                     anticipates having additional
                                                     employees become eligible for
                                                     the plan. We will not allow
                                                     additional contracts to be
                                                     issued for participants other
                                                     than the original business
                                                     owner.

                                                 .   If the business that sponsors
                                                     the plan adds another
                                                     employee, no further
                                                     contributions may be made to
                                                     the contract. If the employer
                                                     moves the funds to another
                                                     funding vehicle that can
                                                     accommodate more than one
                                                     employee, this move could
                                                     result in surrender charges,
                                                     if applicable, and the loss of
                                                     guaranteed benefits in the
                                                     contract.
------------------------------------------------------------------------------------


                                                             APPENDIX VII:
                          STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF
                                             CERTAIN FEATURES AND BENEFITS VII-5

------------------------------------------------------------------------------------
 STATE       FEATURES AND BENEFITS               AVAILABILITY OR VARIATION
------------------------------------------------------------------------------------

PUERTO RICO                                      LIMITS ON CONTRIBUTIONS:
(CONTINUED)                                      .   All contributions must be
                                                     direct transfers from other
                                                     investments within an existing
                                                     qualified plan trust.

                                                 .   Employer payroll contributions
                                                     are not accepted.

                                                 .   Only one additional transfer
                                                     contribution may be made per
                                                     contract year.

                                                 .   Checks written on accounts
                                                     held in the name of the
                                                     employer instead of the plan
                                                     or the trustee will not be
                                                     accepted.

                                                 .   As mentioned above, if a new
                                                     employee becomes eligible for
                                                     the plan, the trustee will not
                                                     be permitted to make any
                                                     further contributions to the
                                                     contract established for the
                                                     original business owner.

                                                 LIMITS ON PAYMENTS:
                                                 .   Loans are not available under
                                                     the contract.

                                                 .   All payments are made to the
                                                     plan trust as owner, even
                                                     though the plan
                                                     participant/annuitant is the
                                                     ultimate recipient of the
                                                     benefit payment.

                                                 .   AXA Equitable does no tax
                                                     reporting or withholding of
                                                     any kind. The plan
                                                     administrator or trustee will
                                                     be solely responsible for
                                                     performing or providing for
                                                     all such services.

                                                 .   AXA Equitable does not offer
                                                     contracts that qualify as IRAs
                                                     under Puerto Rico law. The
                                                     plan trust will exercise the
                                                     GMIB and must continue to hold
                                                     the supplementary contract for
                                                     the duration of the GMIB
                                                     payments.

                                                 PLAN TERMINATION:
                                                 .   If the plan participant
                                                     terminates the business, and
                                                     as a result wishes to
                                                     terminate the plan, the trust
                                                     would have to be kept in
                                                     existence to receive payments.
                                                     This could create expenses for
                                                     the plan.

                                                 .   If the plan participant
                                                     terminates the plan and the
                                                     trust is dissolved, or if the
                                                     plan trustee (which may or may
                                                     not be the same as the plan
                                                     participant) is unwilling to
                                                     accept payment to the plan
                                                     trust for any reason, AXA
                                                     Equitable would have to change
                                                     the contract from a Puerto
                                                     Rico QP to NQ in order to make
                                                     payments to the individual as
                                                     the new owner. Depending on
                                                     when this occurs, it could be
                                                     a taxable distribution from
                                                     the plan, with a potential tax
                                                     of the entire account value of
                                                     the contract. Puerto Rico
                                                     income tax withholding and
                                                     reporting by the plan trustee
                                                     could apply to the
                                                     distribution transaction.

                                                 .   If the plan trust is receiving
                                                     GMIB payments and the trust is
                                                     subsequently terminated,
                                                     transforming the contract into
                                                     an individually owned NQ
                                                     contract, the trustee would be
                                                     responsible for the applicable
                                                     Puerto Rico income tax
                                                     withholding and reporting on
                                                     the present value of the
                                                     remaining annuity payment
                                                     stream.

                                                 .   AXA Equitable is a U.S.
                                                     insurance company, therefore
                                                     distributions under the NQ
                                                     contract could be subject to
                                                     United States taxation and
                                                     withholding on a ''taxable
                                                     amount not determined'' basis.
------------------------------------------------------------------------------------

      APPENDIX VII:
      STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF
VII-6 CERTAIN FEATURES AND BENEFITS

------------------------------------------------------------------------------------
 STATE       FEATURES AND BENEFITS               AVAILABILITY OR VARIATION
------------------------------------------------------------------------------------
PUERTO RICO  Tax information--special rules for  Income from NQ contracts we issue
(CONTINUED)  NQ contracts                        is U.S. source. A Puerto Rico
                                                 resident is subject to U.S.
                                                 taxation on such U.S. source
                                                 income. Only Puerto Rico source
                                                 income of Puerto Rico residents is
                                                 excludable from U.S. taxation.
                                                 Income from NQ contracts is also
                                                 subject to Puerto Rico tax. The
                                                 calculation of the taxable portion
                                                 of amounts distributed from a
                                                 con-tract may differ in the two
                                                 jurisdictions. Therefore, you
                                                 might have to file both U.S. and
                                                 Puerto Rico tax returns, showing
                                                 different amounts of income from
                                                 the contract for each tax return.
                                                 Puerto Rico generally provides a
                                                 credit against Puerto Rico tax for
                                                 U.S. tax paid. Depending on your
                                                 personal situation and the timing
                                                 of the different tax li-abilities,
                                                 you may not be able to take full
                                                 advantage of this credit.
------------------------------------------------------------------------------------
TEXAS        See ''Annual administrative         The annual administrative charge
             charge'' in ''Charges and           will not be deducted from amounts
             expenses''                          allocated to the Guaranteed
                                                 interest option.
------------------------------------------------------------------------------------
WASHINGTON   Guaranteed interest option          Not Available

             Investment                          Not Available
             simplifier--Fixed-dollar option
             and Interest sweep option

             Fixed maturity options              Not Available

             Income Manager(R) payout option     Not Available

             Earnings enhancement benefit        Not Available

             Special dollar cost averaging       .   Available only at issue
             program (for Accumulator(R) and
             Accumulator(R) Elite/SM /contracts
             only)

                                                 .   Subsequent contributions
                                                     cannot be used to elect new
                                                     programs. You may make
                                                     subsequent contributions to
                                                     the initial programs while
                                                     they are still running.

             ''Greater of 6 1/2% Roll-Up to age  All references to these features
             85 or Annual Ratchet to age 85      are deleted in their entirety. You
             enhanced death benefit'';           have the choice of the following
             ''Greater of 6% Roll-Up to age 85   guaranteed minimum death benefits:
             or Annual Ratchet to age 85         the Greater of 4% Roll-Up to age
             enhanced death benefit''; and       85 or Annual Ratchet to age 85
             ''GWBL Enhanced death benefit''     enhanced death benefit; the
                                                 Greater of 3% Roll-Up to age 85 or
                                                 Annual Ratchet to age 85 enhanced
                                                 death benefit; the Annual Ratchet
                                                 to age 85; the Standard death
                                                 benefit; or the GWBL Standard
                                                 death benefit.

             See ''Guaranteed minimum death      The charge for the Greater of 4%
             benefit charge'' in ''Fee table''   Roll-Up to age 85 or Annual
             and in ''Charges and expenses''     Ratchet to age 85 is 0.65% and
                                                 cannot be increased.

             See ''How you can contribute to     .   For contracts with GWBL, the
             your contract'' in ''Contract           $1,500,000 contribution limit
             features and benefits''                 applies for all issue ages.

                                                 .   The second sentence of the
                                                     third paragraph is deleted.
                                                     The paragraph now reads: ''We
                                                     limit aggregate contributions
                                                     made after the first contract
                                                     year to 150% of first-year
                                                     contributions.''
------------------------------------------------------------------------------------

                                                             APPENDIX VII:
                          STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF
                                             CERTAIN FEATURES AND BENEFITS VII-7

------------------------------------------------------------------------------------
 STATE       FEATURES AND BENEFITS               AVAILABILITY OR VARIATION
------------------------------------------------------------------------------------
WASHINGTON   See ''Guaranteed minimum death      .   If you elect the 6 1/2% (or
(CONTINUED)  benefit and Guaranteed minimum          6%, as applicable) Guaranteed
             income benefit base'' in                minimum income benefit with
             ''Contract features and benefits''      the Greater of 4% Roll-Up to
                                                     age 85 or Annual Ratchet to
                                                     age 85 enhanced death benefit,
                                                     the variable investment
                                                     options (including amounts
                                                     allocated to the account for
                                                     special money market dollar
                                                     cost averaging under
                                                     Accumulator(R) Plus/SM /and
                                                     Accumulator(R) Select/SM
                                                     /contracts but excluding all
                                                     other amounts allocated to the
                                                     EQ/Money Market variable
                                                     investment option) and the
                                                     account for special dollar
                                                     cost averaging (under
                                                     Accumulator(R) and
                                                     Accumulator(R) Elite/SM
                                                     /contracts only) will roll up
                                                     at an annual rate of 6 1/2%
                                                     (or 6%, as applicable) for the
                                                     Guaranteed minimum income
                                                     benefit base and 4% for the 4%
                                                     Roll-Up to age 85 benefit base.

                                                 .   If you elect the Greater of 4%
                                                     Roll-Up to age 85 or Annual
                                                     Ratchet to age 85 enhanced
                                                     death benefit, without a
                                                     Guaranteed minimum income
                                                     benefit, the variable
                                                     investment options (including
                                                     amounts allocated to the
                                                     account for special money
                                                     market dollar cost averaging
                                                     under Accumulator(R) Plus/SM
                                                     /and Accumulator(R) Select/SM
                                                     /contracts but excluding all
                                                     other amounts allocated to the
                                                     EQ/Money Market variable
                                                     investment option) and the
                                                     account for special dollar
                                                     cost averaging (under
                                                     Accumulator(R) and
                                                     Accumulator(R) Elite/SM
                                                     /contracts only) will roll up
                                                     at an annual rate of 4% for
                                                     the 4% Roll-Up to age 85
                                                     benefit base.

             See ''Guaranteed minimum income     Your ''Greater of 4% Roll-Up to
             benefit and the Roll-Up benefit     age 85 or Annual Ratchet to age 85
             base reset'' in ''Contract          enhanced death benefit'' benefit
             features and benefits''             base will reset only if your
                                                 account value is greater than your
                                                 Guaranteed minimum income benefit
                                                 Roll-Up benefit base.

             See ''How withdrawals affect your   The first sentence of the third
             Guaranteed minimum income benefit   paragraph is replaced with the
             and Guaranteed minimum death        following:
             benefit'' in ''Accessing your       .   With respect to the 6 1/2% (or
             money''                                 6%, as applicable) Guaranteed
                                                     minimum income benefit,
                                                     withdrawals (including any
                                                     applicable withdrawal charges)
                                                     will reduce the 6 1/2% (or 6%,
                                                     as applicable) Roll-Up to age
                                                     85 benefit base on a
                                                     dollar-for-dollar basis, as
                                                     long as the sum of the
                                                     withdrawals in a contract year
                                                     is 6 1/2% (or 6%, as
                                                     applicable) or less of the
                                                     6 1/2% (or 6%, as applicable)
                                                     Roll-Up benefit base on the
                                                     contract issue date or the
                                                     most recent contract date
                                                     anniversary, if later.

                                                 .   With respect to the Guaranteed
                                                     minimum income benefit and the
                                                     Greater of 4% Roll-Up to age
                                                     85 or Annual Ratchet to age 85
                                                     enhanced death benefit, if
                                                     elected in combination,
                                                     withdrawals (including any
                                                     applicable withdrawal charges)
                                                     will reduce each of the
                                                     benefits' Roll-Up to age 85
                                                     benefit base on a dollar-
                                                     for-dollar basis, as long as
                                                     the sum of the withdrawals in
                                                     a contract year is 6 1/2% (or
                                                     6%, as applicable) or less of
                                                     the Guaranteed minimum income
                                                     benefit's Roll- Up benefit
                                                     base on the contract issue
                                                     date or the most recent
                                                     contract date anniversary, if
                                                     later.
------------------------------------------------------------------------------------

      APPENDIX VII:
      STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF
VII-8 CERTAIN FEATURES AND BENEFITS

------------------------------------------------------------------------------------
 STATE       FEATURES AND BENEFITS               AVAILABILITY OR VARIATION
------------------------------------------------------------------------------------
WASHINGTON                                       .   With respect to the Greater of
(CONTINUED)                                          4% Roll-Up to age 85 or Annual
                                                     Ratchet to age 85 enhanced
                                                     death benefit, if elected
                                                     without the Guaranteed minimum
                                                     income benefit, withdrawals
                                                     (including any applicable
                                                     withdrawal charges) will
                                                     reduce the 4% Roll-Up to age
                                                     85 benefit base on a
                                                     dollar-for-dollar basis, as
                                                     long as the sum of the
                                                     withdrawals in a contract year
                                                     is 6% or less of the 4%
                                                     Roll-Up to age 85 benefit base
                                                     on the contract issue date or
                                                     the most recent contract date
                                                     anniversary, if later.

                                                 .   With respect to the Greater of
                                                     3% Roll-Up to age 85 or Annual
                                                     Ratchet to age 85 enhanced
                                                     death benefit, withdrawals
                                                     (including any applicable
                                                     withdrawal charges) will
                                                     reduce the 3% Roll-Up to age
                                                     85 benefit base on a
                                                     dollar-for-dollar basis, as
                                                     long as the sum of the
                                                     withdrawals in a contract year
                                                     is 3% or less of the 3%
                                                     Roll-Up to age 85 enhanced
                                                     death benefit base on the
                                                     contract issue date or the
                                                     most recent contract date
                                                     anniversary, if later.

             See ''Guaranteed minimum death      You have a choice of the standard
             benefit'' in ''Contract features    death benefit, the Annual Ratchet
             and benefits''                      to age 85 enhanced death benefit,
                                                 the Greater of 3% Roll-Up to age
                                                 85 or Annual Ratchet to age 85
                                                 en-hanced death benefit, or the
                                                 Greater of 4% Roll-Up to age 85 or
                                                 Annual Ratchet to age 85 enhanced
                                                 death benefit.

             See ''GWBL Guaranteed minimum       Only the GWBL Standard death
             death benefit'' under ''Guaranteed  benefit is available.
             withdrawal benefit for life
             (''GWBL'')'' in ''Contract
             features and benefits''

             See ''Annual administrative         The second paragraph of this
             charge'' in ''Charges and           section is replaced with the
             expenses''                          following: The annual
                                                 administrative charge will be
                                                 de-ducted from the value in the
                                                 variable investment options on a
                                                 pro rata basis. If those amounts
                                                 are insufficient, we will deduct
                                                 all or a portion of the charge
                                                 from the account for special
                                                 dollar cost averaging (for
                                                 Accumulator(R) and Accu-mulator(R)
                                                 Elite/SM /contracts) or the
                                                 account for special money market
                                                 dollar cost averaging (for
                                                 Accumulator(R) Plus/SM /and
                                                 Accumulator(R) Select/SM
                                                 /contracts). If the contract is
                                                 surren-dered or annuitized or a
                                                 death benefit is paid on a date
                                                 other than a contract date
                                                 anniversary, we will deduct a pro
                                                 rata portion of that charge for
                                                 the year.

             See ''10% free withdrawal amount''  The 10% free withdrawal amount
             under ''Withdrawal charge'' in      applies to full surrenders.
             ''Charges and expenses'' (For
             Accumulator(R), Accumulator(R)
             Plus/SM /and Accumulator(R)
             Elite/SM /contracts only)

             See ''Certain withdrawals'' under   If you elect the Greater of 4%
             ''Withdrawal charge'' in ''Charges  Roll-Up to age 85 or Annual
             and expenses'' (For                 Ratchet to age 85 enhanced death
             Accumulator(R), Accumulator(R)      benefit without a Guar-anteed
             Plus/SM /and Accumulator(R)         minimum income benefit, the
             Elite/SM /contracts only)           withdrawal charge will be waived
                                                 for any withdrawal that, together
                                                 with any prior withdrawals made
                                                 during the contract year, does not
                                                 exceed 6% of the beginning of
                                                 contract year 4% Roll-Up to age 85
                                                 benefit base, even if such
                                                 withdrawals exceed the free
                                                 withdrawal amount.
------------------------------------------------------------------------------------

                                                             APPENDIX VII:
                          STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF
                                             CERTAIN FEATURES AND BENEFITS VII-9

------------------------------------------------------------------------------------
 STATE       FEATURES AND BENEFITS               AVAILABILITY OR VARIATION
------------------------------------------------------------------------------------
WASHINGTON   See ''Withdrawal charge'' in        The owner (or older joint owner,
(CONTINUED)  ''Charges and expenses'' un-der     if applicable) has qualified to
             ''Disability, terminal illness, or  receive Social Security disability confinement to nursing home'' (For  benefits as certified by the
             Accumulator(R), Accumulator(R)      Social Security Administration or
             Plus/SM /and Accu-mulator(R)        a statement from an in-dependent
             Elite/SM /contracts only)           U.S. licensed physician stating
                                                 that the owner (or older joint
                                                 owner, if applicable) meets the
                                                 definition of total disability for
                                                 at least 6 continuous months prior
                                                 to the notice of claim. Such
                                                 disability must be re-certified
                                                 every 12 months.
------------------------------------------------------------------------------------

       APPENDIX VII:
       STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF
VII-10 CERTAIN FEATURES AND BENEFITS

Appendix VIII: Contract variations

--------------------------------------------------------------------------------


The contracts described in this Prospectus are no longer being sold. You should note that your contract's options, features and charges may vary from what is described in this Prospectus depending on the approximate date on which you purchased your contract. The contract may have been available in your state past the approximate end date indicated below. You may not change your contract or its features after issue. This Appendix reflects contract variations that differ from what is described in this Prospectus but may have been in effect at the time your contract was issued. If you purchased your contract during the ''Approximate Time Period'' below, the noted variation may apply to you.


In addition, options and/or features may vary among states in light of applicable regulations or state approvals. Any such state variations are generally not included here but instead included in Appendix VII earlier in this section. For more information about state variations applicable to you, as well as particular features, charges and options available under your contract based upon when you purchased it, please contact your financial professional and/or refer to your contract.

---------------------------------------------------------------------------------------------------
 APPROXIMATE TIME PERIOD            FEATURE/BENEFIT           VARIATION
---------------------------------------------------------------------------------------------------
May 2007-February 2008 (through     Guaranteed withdrawal     At no additional charge,
March 2008 in Nevada)               benefit for life - 5%     during the first ten contract
                                    deferral bonus            years, in each year you have
                                                              not taken a withdrawal, we
                                                              will increase your GWBL
                                                              benefit base by an amount
                                                              equal to 5% of your total
                                                              contributions. If the Annual
                                                              Ratchet (as discussed
                                                              immediately above) occurs on
                                                              any contract date anniversary,
                                                              for the next and subsequent
                                                              contract years, the bonus will
                                                              be 5% of the most recent
                                                              ratcheted GWBL benefit base
                                                              plus any subsequent
                                                              contributions. If the GWBL
                                                              benefit base is reduced due to
                                                              an Excess withdrawal, the 5%
                                                              deferral bonus will be
                                                              calculated using the reset
                                                              GWBL benefit base plus any
                                                              appli-cable contributions. The
                                                              deferral bonus generally
                                                              excludes con-tributions made
                                                              in the prior 12 months. In the
                                                              first contract year, the
                                                              deferral bonus is determined
                                                              using all contributions
                                                              received in the first 90 days
                                                              of the contract year. On any
                                                              contract date anniversary on
                                                              which you are eligible for a
                                                              bonus, we will calculate the
                                                              appli-cable bonus amount. If,
                                                              when added to the current GWBL
                                                              benefit base, the amount is
                                                              greater than your account
                                                              value, that amount will become
                                                              your new GWBL benefit base. If
                                                              that amount is less than or
                                                              equal to your account value,
                                                              your GWBL benefit base will be
                                                              ratcheted to equal your
                                                              account value, and the 5%
                                                              deferral bonus will not apply.
                                                              If you opt out of the Annual
                                                              Ratchet (as discussed
                                                              immediately above), the 5%
                                                              deferral bonus will still
                                                              apply.

                                    200% Initial GWBL         Not available
                                    benefit base guarantee
                                    Guaranteed annual         The Applicable percentages for
                                    withdrawal amount         the Guaranteed annual
                                                              withdrawal amount are as
                                                              follows:
                                                              -------------------------------------

                                                              Age             Applicable percentage
                                                              ---             ---------------------
                                                              -------------------------------------
                                                              45-64           4.0%
                                                              65-74           5.0%
                                                              75-84           6.0%
                                                              85 and older    7.0%
                                                              -------------------------------------

                                    Guaranteed withdrawal     If you elect the Single Life
                                    benefit for life benefit  option, the charge is equal to
                                    charge                    0.60%. If you elect the Joint
                                                              Life option, the charge is
                                                              equal to 0.75%.

                                                              The maximum charge for the
                                                              Single Life option is 0.75%.

                                                              The maximum charge for the
                                                              Joint Life option is 0.90%

                                       APPENDIX VIII: CONTRACT VARIATIONS VIII-1

-------------------------------------------------------------------------------------------------
 APPROXIMATE TIME PERIOD            FEATURE/BENEFIT           VARIATION
-------------------------------------------------------------------------------------------------
                                    How withdrawals affect    Your GWBL Standard death benefit
                                    your GWBL and GWBL        base and GWBL Enhanced death
                                    Guaranteed minimum death  benefit base are re-duced on a
                                    benefit                   dollar-for-dollar basis by any
                                                              withdrawal up to the Guaranteed
                                                              annual withdrawal amount. Once a
                                                              withdrawal causes cumulative
                                                              withdrawals in a contract year to
                                                              exceed your Guaranteed annual
                                                              with-drawal amount, your GWBL
                                                              Standard death benefit base and
                                                              GWBL Enhanced death benefit base
                                                              are reduced on a pro rata basis.
                                                              If the reduced GWBL Enhanced death
                                                              benefit base is greater than your
                                                              account value (after the Excess
                                                              withdrawal), we will further
                                                              reduce your GWBL Enhanced death
                                                              benefit base to equal your account
                                                              value.

                                    Maximum payment plan      The amount of the withdrawal will
                                                              increase following any Annual
                                                              Ratchet or 5% deferral bonus.

                                    Customized payment plan   The amount of the withdrawal will
                                                              not be in-creased following any
                                                              Annual Ratchet or 5% deferral
                                                              bonus. You must elect to change
                                                              the scheduled payment amount.

                                    Annuity maturity date     The minimum death benefit will be
                                                              reduced dollar-for-dollar by each
                                                              payment.
-------------------------------------------------------------------------------------------------

VIII-2 APPENDIX VIII: CONTRACT VARIATIONS

Appendix IX: Tax-sheltered annuity contracts (TSAs)


With limited exceptions, we no longer accept contributions to the contracts. Please see "How you can contribute to your contract" under "Contract features and benefits" earlier in this Prospectus for more information.


--------------------------------------------------------------------------------

GENERAL; FINAL REGULATIONS UNDER SECTION 403(B)

This Appendix reflects our current understanding of some of the special federal income tax rules applicable to annuity contracts used to fund employer plans under Section 403(b) of the Internal Revenue Code. We refer to these contracts as ''403(b) annuity contracts'' or ''Tax Sheltered Annuity'' contracts (''TSAs''). The discussion in this Appendix generally assumes that a TSA has 403(b) contract status or qualifies as a 403(b) contract. In 2007, the IRS and the Treasury Department published final Treasury Regulations under
Section 403(b) of the Code (''2007 Regulations''). As a result, there are significant revisions to the establishment and operation of plans and arrangements under Section 403(b) of the Code, and the contracts issued to fund such plans. The 2007 Regulations raise a number of questions as to the effect of the 2007 Regulations on TSAs issued prior to the effective date of the 2007 Regulations. The IRS has issued guidance intended to clarify some of these questions, and may issue further guidance in future years. Due to the Internal Revenue Service and Treasury regulatory changes in 2007 which became fully effective on January 1, 2009, contracts issued prior to September 25, 2007 which qualified as 403(b) contracts under the rules at the time of issue may lose their status as 403(b) contracts or have the availability of transactions under the contract restricted as of January 1, 2009 unless the individual's employer or the individual take certain actions. Please consult your tax adviser regarding the effect of these rules (which may vary depending on the owner's employment status, plan participation status, and when and how the contract was acquired) on your personal situation.

EMPLOYER PLAN REQUIREMENT. The thrust of the 2007 Regulations is to eliminate informal Section 403(b) arrangements with minimal or diffuse employer oversight and to require employers purchasing annuity contracts for their employees under
Section 403(b) of the Code to conform to other tax-favored, employer-based retirement plans with salary reduction contributions, such as Section 401(k) plans and governmental employer Section 457(b) plans. The 2007 Regulations require employers sponsoring 403(b) plans as of January 1, 2009, to have a written plan designating administrative responsibilities for various functions under the plan, and the plan in operation must conform to the plan terms.

LIMITATIONS ON INDIVIDUAL-INITIATED DIRECT TRANSFERS. The 2007 Regulations revoke Revenue Ruling 90-24 (''Rev. Rul. 90-24''), effective January 1, 2009. Prior to the 2007 Regulations, Rev. Rul. 90-24 had permitted individual-initiated, tax-free direct transfers of funds from one 403(b) annuity contract to another, without reportable taxable income to the individual, and with the characterization of funds in the contract remaining the same as under the prior contract. Under the 2007 Regulations and other IRS published guidance, direct transfers made after September 24, 2007 are permitted only with plan or employer approval as described below.

PERMISSIBLE CONTRIBUTIONS TO THE ACCUMULATOR(R) SERIES TSA CONTRACTS

Contributions to an Accumulator(R) Series TSA contract are extremely limited. AXA Equitable permits Contributions to be made to an Accumulator(R) Series TSA contract only where AXA Equitable is an ''approved vendor'' under an employer's 403(b) plan. That is, some or all of the participants in the employer's 403(b) plan are currently contributing to a non-Accumulator AXA Equitable 403(b) annuity contract. AXA Equitable and the employer must agree to share information with respect to the Accumulator(R) Series TSA contract and other funding vehicles under the plan.

AXA Equitable does not accept employer-remitted contributions. AXA Equitable does not accept contributions of after-tax funds, including designated Roth contributions, to the Accumulator(R) Series TSA contracts. We will accept contributions of pre-tax funds only with documentation satisfactory to us of employer or its designee or plan approval of the transaction. Contributions must be made in the form of a direct transfer of funds from one 403(b) plan to another, a contract exchange under the same plan, or a direct rollover from another eligible retirement plan.

DISTRIBUTIONS FROM TSAS

GENERAL. Generally, after the 2007 Regulations, employer or plan administrator consent is required for loan, withdrawal or distribution transactions under a 403(b) annuity contract. Processing of a requested transaction will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

WITHDRAWAL RESTRICTIONS. AXA Equitable treats all amounts under an Accumulator(R) Series Rollover TSA contract as not eligible for withdrawal until:

..   the owner is severed from employment with the employer who provided the funds used to purchase the TSA contract;

..   the owner dies; or

..   the plan under which the Accumulator(R) Series TSA contract is purchased is terminated.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSA contracts are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSA contracts are includible in gross income as ordinary income. Distributions from TSA contracts may be subject to 20% federal income tax withholding described under ''Federal and state income tax withholding and information reporting'' in the ''Tax Information'' section of the Prospectus. In addition, TSA contract distributions may be subject to additional tax penalties.

                        APPENDIX IX: TAX-SHELTERED ANNUITY CONTRACTS (TSAS) IX-1

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since AXA Equitable does not accept after-tax funds to an Accumulator(R) Series Rollover TSA contract, we do not track your investment in the TSA contract, if any. We will report all distributions from this Rollover TSA contract as fully taxable. You will have to determine how much of the distribution is taxable.

DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. The amount of any partial distribution from a TSA contract prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of any after-tax contributions and earnings on those contributions.

ANNUITY PAYMENTS. Annuitization payments that are based on life or life expectancy are considered annuity payments for income tax purposes. We include in annuitization payments Guaranteed annual withdrawals that are continued after your account value goes to zero under a supplementary life annuity contract, as discussed under ''Guaranteed withdrawal benefit for life (''GWBL'')'' in the ''Contract features and benefits'' in this Prospectus. If you elect an annuity payout option, you will recover any investment in the TSA contract as each payment is received by dividing the investment in the TSA contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the TSA contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the TSA contract, a deduction is allowed on your (or your beneficiary's) final tax return.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH. Death benefit distributions from a TSA contract generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA contract made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan. A surviving spouse might also be eligible to directly roll over a TSA contract death benefit to a Roth IRA in a taxable conversion rollover. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances.

EFFECT OF 2007 REGULATIONS ON LOANS FROM TSAS

As a result of the 2007 Regulations, loans are not available without employer or plan administrator approval. If loans are available, loan processing may be delayed pending receipt of information required to process the loan under an information sharing agreement. The processing of a loan request will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

If loans are available:

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan is includable in income in the year of the default.

TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered under TSA contracts are subject to the following conditions:

The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

(1)the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits; and

(2)$50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous 12 months over the outstanding loan balance of plan loans on the date the loan was made.

..   In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Accumulator(R) Series Rollover TSA contracts have a term limit of ten years for loans used to acquire the participant's primary residence.

..   All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.

The amount borrowed and not repaid may be treated as a distribution if:

..   the loan does not qualify under the conditions above;

..   the participant fails to repay the interest or principal when due; or

..   in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099R as a distribution. For purposes of calculating any subsequent loans which may be made under any plan of the same employer, a defaulted loan which has not been fully repaid is treated as still outstanding, even after the default is reported to the IRS on Form 1099-R. The amount treated as still outstanding (which limits subsequent loans) includes interest accruing on the unpaid balance.

IX-2 APPENDIX IX: TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

TAX-DEFERRED ROLLOVERS AND FUNDING VEHICLE TRANSFERS. You may roll over an ''eligible rollover distribution'' from a 403(b) annuity contract into another eligible retirement plan which agrees to accept the rollover. The rollover may be a direct rollover or one you do yourself within 60 days after you receive the distribution. To the extent rolled over, a distribution remains tax-deferred.

You may roll over a distribution from a 403(b) annuity contract to any of the following: another 403(b) plan funding vehicle, a qualified plan, a governmental employer 457(b) plan (separate accounting required) or a traditional IRA. A spousal beneficiary may also roll over death benefits as above. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances. An Accumulator(R) Series IRA contract is not available for purchase by a non-spousal death beneficiary direct rollover.

Distributions from a 403(b) annuity contract can be rolled over to a Roth IRA. Such conversion rollover transactions are taxable. Any taxable portion of the amount rolled over will be taxed at the time of the rollover.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals and required minimum distributions under federal income tax rules.

Direct transfers from one 403(b) annuity contract to another (whether under a plan-to-plan transfer, or contract exchange under the same 403(b) plan, are not distributions.

REQUIRED MINIMUM DISTRIBUTIONS

The required minimum distribution rules applicable to 403(b) annuity contracts are generally the same as those applicable to traditional IRAs described in the ''Tax Information'' section of the Prospectus with these differences:

WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The minimum distribution rules force 403(b) plan participants to start calculating and taking annual distributions from their 403(b) annuity contracts by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70 1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70 1/2, as follows:

..   For 403(b) plan participants who have not retired from service with the employer maintaining the 403(b) plan by the calendar year the participant turns age 70 1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.

..   403(b) plan participants may also delay the start of required minimum distributions to age 75 for the portion of their account value attributable to their December 31, 1986 TSA contract account balance, even if retired at age 70 1/2. We will know whether or not you qualify for this exception because it only applies to individuals who established their Accumulator(R) Series Rollover TSA contract by direct Revenue Ruling 90-24 transfer prior to September 25, 2007, or by a contract exchange or a plan-to-plan exchange approved under the employer's plan after that date. If you do not give us the amount of your December 31, 1986, account balance that is being transferred to the Accumulator(R) Series Rollover TSA contract on the form used to establish the TSA contract, you do not qualify.

SPOUSAL CONSENT RULES

Your employer will tell us on the form used to establish the TSA contract whether or not you need to get spousal consent for loans, withdrawals or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA contract.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA contract before you reach age 59 1/2 . This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions made:

..   on or after your death; or

..   because you are disabled (special federal income tax definition); or

..   to pay for certain extraordinary medical expenses (special federal income tax definition); or

..   in any form of payout after you have separated from service (only if the separation occurs during or after the calendar year you reach age 55); or

..   in a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after you have separated from service at any age). We do not anticipate that Guaranteed annual withdrawals made under the Guaranteed withdrawal benefit for life's Maximum or Customized payment plan or taken as partial withdrawals will qualify for this exception if made before age 59 1/2.

                        APPENDIX IX: TAX-SHELTERED ANNUITY CONTRACTS (TSAS) IX-3

Appendix X: Rules regarding contributions to your contract


With limited exceptions, we no longer accept contributions to the contracts. We currently continue to accept contributions to: (i) QP contracts; and (ii) all contracts issued in the state of Florida. Information regarding contributions in this section is for the benefit of contract owners currently eligible to continue making contributions to the contracts.


--------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------
                     AVAILABLE FOR OWNER AND
 CONTRACT TYPE       ANNUITANT ISSUE AGES       MINIMUM CONTRIBUTIONS         SOURCE OF CONTRIBUTIONS
-----------------------------------------------------------------------------------------------------------
NQ                   Accumulator(R)             Accumulator(R) $5,000         After-tax money.
                     Accumulator(R) Elite/SM/      (initial)
                     Accumulator(R) Select/SM/  Accumulator(R) Plus/SM/       Paid to us by check or
                     0 through 85                  Accumulator(R) Elite/SM/      transfer of contract
                                                   $10,000 (initial)             value in a tax-deferred
                     Accumulator(R) Plus/SM/    Accumulator(R) Select/SM/        exchange under
                     0 through 80                  $25,000 (initial)             Section 1035 of the
                                                The Accumulator(R) Series        Internal Revenue Code.
                                                   $500 (additional)
                                                The Accumulator(R) Series
                                                   $100 monthly and $300
                                                   quarterly under our
                                                   automatic investment
                                                   program (additional)

-----------------------------------------------------------------------------------------------------------
Rollover IRA         Accumulator(R)             Accumulator(R) $5,000         Eligible rollover
                     Accumulator(R) Elite/SM/      (initial)                     distributions from
                     Accumulator(R) Select/SM/                                   403(b) plans, qualified
                     20 through 85              Accumulator(R) Plus/SM/          plans, and
                                                   Accumulator(R) Elite/SM/      governmental employer
                     Accumulator(R) Plus/SM/       $10,000 (initial)             457(b) plans.
                     20 through 80
                                                Accumulator(R) Select/SM/     Rollovers from another
                                                   $25,000 (initial)             traditional individual
                                                                                 retirement
                                                The Accumulator(R) Series        arrangement.
                                                   $50 (additional)
                                                                              Direct custodian-to-
                                                $100 monthly and $300            custodian transfers
                                                   quarterly under our           from another
                                                   automatic investment          traditional individual
                                                   program (additional)          retirement
                                                   (subject to tax               arrangement.
                                                   maximums)
                                                                              Regular IRA
                                                                                 contributions.

                                                                              Additional catch-up
                                                                                 contributions.












-----------------------------------------------------------------------------------------------------------

-------------------------------------------------------

 CONTRACT TYPE       LIMITATIONS ON CONTRIBUTIONS/(1)/
-------------------------------------------------------
NQ                   Accumulator(R)
                        Accumulator(R) Elite/SM/
                        Accumulator(R) Select/SM/ No
                        additional contributions
                        may be made after
                        attainment of age 86, or
                        if later, the first contract
                        date anniversary./(2)/

                     Accumulator(R) Plus/SM/ No
                        additional contributions
                        may be made after
                        attainment of age 81 or,
                        if later, the first contract
                        date anniversary./(2)/
-------------------------------------------------------
Rollover IRA         Accumulator(R)
                        Accumulator(R) Elite/SM/
                        Accumulator(R) Select/SM/ No
                        additional contributions
                        may be made after
                        attainment of age 86, or,
                        if later, the first contract
                        date anniversary./(2)/
                     Accumulator(R) Plus/SM/ No
                        additional contributions
                        after attainment of age
                        81 or, if later, the first
                        contract date
                        anniversary./(2)/
                     Contributions after age
                        70 1/2 must be net of
                        required minimum
                        distributions.
                     Although we accept
                        regular IRA contributions
                        (limited to $5,000) under
                        Rollover IRA contracts,
                        we intend that the
                        contract be used
                        primarily for rollover and
                        direct transfer
                        contributions.
                     Additional catch-up
                        contributions of up to
                        $1,000 per calendar year
                        where the owner is at
                        least age 50 but
                        underage 70 1/2 at any
                        time during the calendar
                        year for which the
                        contribution is made.
-------------------------------------------------------

X-1 APPENDIX X: RULES REGARDING CONTRIBUTIONS TO YOUR CONTRACT

----------------------------------------------------------------------------------------------------------
                     AVAILABLE FOR OWNER AND
 CONTRACT TYPE       ANNUITANT ISSUE AGES       MINIMUM CONTRIBUTIONS         SOURCE OF CONTRIBUTIONS
----------------------------------------------------------------------------------------------------------
Roth Conversion IRA  Accumulator(R)             Accumulator(R) $5,000         Rollovers from another
                     Accumulator(R) Elite/SM/      (initial)                     Roth IRA.
                     Accumulator(R) Select/SM/
                     20 through 85              Accumulator(R) Plus/SM/       Rollovers from a
                                                   Accumulator(R) Elite/SM/      ''designated Roth
                     Accumulator(R) Plus/SM/       $10,000 (initial)             contribution account''
                     20 through 80                                               under specified
                                                Accumulator(R) Select/SM/        retirement plans.
                                                   $25,000 (initial)
                                                                              Conversion rollovers
                                                The Accumulator(R) Series        from a traditional IRA
                                                   $50 (additional)              or other eligible
                                                                                 retirement plan.
                                                $100 monthly and $300
                                                   quarterly under our        Direct transfers from
                                                   automatic investment          another Roth IRA.
                                                   program (additional)
                                                   (subject to tax            Regular Roth IRA
                                                   maximums)                     contributions.

                                                                              Additional catch-up
                                                                                 contributions.





















----------------------------------------------------------------------------------------------------------

-------------------------------------------------------

 CONTRACT TYPE       LIMITATIONS ON CONTRIBUTIONS/(1)/
-------------------------------------------------------
Roth Conversion IRA  Accumulator(R)
                        Accumulator(R) Elite/SM/
                        Accumulator(R) Select/SM/ No
                        additional contributions
                        may be made after
                        attainment of age 86, or,
                        if later, the first contract
                        date anniversary./(2)/

                     Accumulator(R) Plus/SM /No
                        additional contributions
                        may be made after
                        attainment of age 81 or,
                        if later, the first contract
                        date anniversary./(2)/

                     Conversion rollovers
                        after age 70 1/2 must be
                        net of required minimum
                        distributions for the
                        traditional IRA or other
                        eligible retirement plan
                        which is the source of
                        the conversion rollover.

                     Although we accept
                        regular Roth IRA
                        contributions (limited to
                        $5,000) under Roth IRA
                        contracts, we intend that
                        the contract be used
                        primarily for rollover and
                        direct transfer
                        contributions.

                     Additional catch-up
                        contributions of up to
                        $1,000 per calendar year
                        where the owner is at
                        least age 50 at any time
                        during the calendar year
                        for which the
                        contribution is made.
-------------------------------------------------------

                  APPENDIX X: RULES REGARDING CONTRIBUTIONS TO YOUR CONTRACT X-2

--------------------------------------------------------------------------------------------------------------------------------

                                                                                                           LIMITATIONS
                             AVAILABLE FOR OWNER AND    MINIMUM                                            ON
 CONTRACT TYPE               ANNUITANT ISSUE AGES       CONTRIBUTIONS        SOURCE OF CONTRIBUTIONS       CONTRIBUTIONS/(1)/
--------------------------------------------------------------------------------------------------------------------------------
Rollover TSA/(3)/            Accumulator(R)             .   Accumulator(R)   With documentation of         .
                             Accumulator(R) Elite/SM/       $5,000 (initial)    employer or plan               Accumulator(R)
                             Accumulator(R) Select/SM/                          approval, and limited          Accumulator(R)
                             20 through 85              .   Accumulator(R)      to pre-tax funds, direct       Elite/SM/
                                                            Plus/SM/            plan-to-plan transfers         Accumulator(R)
                             Accumulator(R) Plus/SM/        Accumulator(R)      from another 403(b)            Select/SM/
                             20 through 80                  Elite/SM/           plan or contract               No
                                                            $10,000             exchanges from                 additional
                                                            (initial)           another 403(b)                 contributions
                                                                                contract under the             may
                                                        .   Accumulator(R)      same plan.                     be
                                                            Select/SM/                                         made
                                                            $25,000          With documentation of             after
                                                            (initial)           employer or plan               attainment
                                                                                approval, and limited          of
                                                        .   The                 to pre-tax funds,              age
                                                            Accumulator(R)      eligible rollover              86,
                                                            Series $500         distributions from other       or,
                                                            (additional)        403(b) plans, qualified        if
                                                                                plans, governmental            later,
                                                                                employer 457(b) plans          the
                                                                                or traditional IRAs.           first
                                                                                                               contract
                                                                                                               date
                                                                                                               anniversary./(2)/

                                                                                                           .
                                                                                                               Accumulator(R)
                                                                                                               Plus/SM/
                                                                                                               No
                                                                                                               additional
                                                                                                               contributions
                                                                                                               may
                                                                                                               be
                                                                                                               made
                                                                                                               after
                                                                                                               attainment
                                                                                                               of
                                                                                                               age
                                                                                                               81
                                                                                                               or,
                                                                                                               if
                                                                                                               later,
                                                                                                               the
                                                                                                               first
                                                                                                               contract
                                                                                                               date
                                                                                                               anniversary./(2)/

                                                                                                           .
                                                                                                               Contributions
                                                                                                               after
                                                                                                               age
                                                                                                               70 1/2
                                                                                                               must
                                                                                                               be
                                                                                                               net
                                                                                                               of
                                                                                                               any
                                                                                                               required
                                                                                                               minimum
                                                                                                               distributions.

                                                                                                           .   We do
                                                                                                               not
                                                                                                               accept
                                                                                                               employer-remitted
                                                                                                               contributions.

                                                                                                           .   We do
                                                                                                               not
                                                                                                               accept
                                                                                                               after-
                                                                                                               tax
                                                                                                               contributions,
                                                                                                               including
                                                                                                               designated
                                                                                                               Roth
                                                                                                               contributions.
See Appendix IX earlier in this Prospectus for a discussion of TSA contracts.
--------------------------------------------------------------------------------------------------------------------------------
QP (Accumulator(R),          Accumulator(R)             .   Accumulator(R)   Only transfer                 .   A
Accumulator(R) Plus/SM/ and  Accumulator(R) Elite/SM/       $5,000 (initial)    contributions from             separate
Accumulator(R) Elite/SM/     20 through 75                                      other investments              QP
contracts only)                                         .   Accumulator(R)      within an existing             contract
                             Accumulator(R) Plus/SM/        Plus/SM/            qualified plan trust.          must
                             20 through 70                  Accumulator(R)                                     be
                                                            Elite/SM/        The plan must be                  established
                                                            $10,000             qualified under Section        for
                                                            (initial)           401(a) of the Internal         each
                                                                                Revenue Code.                  plan
                                                        .   The                                                participant.
                                                            Accumulator(R)   For 401(k) plans,
                                                            Series $500         transferred                .   We do
                                                            (additional)        contributions may not          not
                                                                                include any after-tax          accept
                                                                                contributions, including       regular
                                                                                designated Roth                ongoing
                                                                                contributions.                 payroll
                                                                                                               contributions
                                                                                                               or
                                                                                                               contributions
                                                                                                               directly
                                                                                                               from
                                                                                                               the
                                                                                                               employer.

                                                                                                           .   Only
                                                                                                               one
                                                                                                               additional
                                                                                                               transfer
                                                                                                               contribution
                                                                                                               may
                                                                                                               be
                                                                                                               made
                                                                                                               during
                                                                                                               a
                                                                                                               contract
                                                                                                               year.

                                                                                                           .   No
                                                                                                               additional
                                                                                                               transfer
                                                                                                               contributions
                                                                                                               after
                                                                                                               the
                                                                                                               annuitant's
                                                                                                               attainment
                                                                                                               of
                                                                                                               age
                                                                                                               76
                                                                                                               (age
                                                                                                               71
                                                                                                               under
                                                                                                               Accumulator(R)
                                                                                                               PlusSM
                                                                                                               contracts)
                                                                                                               or,
                                                                                                               if
                                                                                                               later,
                                                                                                               the
                                                                                                               first
                                                                                                               contract
                                                                                                               date
                                                                                                               anniversary.

                                                                                                           .
                                                                                                               Contributions
                                                                                                               after
                                                                                                               age
                                                                                                               70 1/2
                                                                                                               must
                                                                                                               be
                                                                                                               net
                                                                                                               of
                                                                                                               any
                                                                                                               required
                                                                                                               minimum
                                                                                                               distributions.
See Appendix II earlier in this Prospectus for a discussion of purchase considerations of QP contracts.
--------------------------------------------------------------------------------------------------------------------------------


X-3 APPENDIX X: RULES REGARDING CONTRIBUTIONS TO YOUR CONTRACT

---------------------------------------------------------------------------------------------------------
                     AVAILABLE FOR OWNER AND
 CONTRACT TYPE       ANNUITANT ISSUE AGES     MINIMUM CONTRIBUTIONS         SOURCE OF CONTRIBUTIONS
---------------------------------------------------------------------------------------------------------
Flexible Premium         20 through 70        $4,000 (initial)              Regular traditional IRA
IRA                                                                            contributions.
(Accumulator(R)                               $50 (additional)
contracts only)                                                             Additional catch-up
                                              $50 monthly or quarterly         contributions.
                                                 under our automatic
                                                 investment program         Eligible rollover
                                                 (additional) (subject to      distributions from
                                                 tax maximums)                 403(b) plans, qualified
                                                                               plans, and
                                                                               governmental employer
                                                                               457(b) plans.

                                                                            Rollovers from another
                                                                               traditional individual
                                                                               retirement
                                                                               arrangement.

                                                                            Direct custodian-to-
                                                                               custodian transfers
                                                                               from another
                                                                               traditional individual
                                                                               retirement
                                                                               arrangement.














---------------------------------------------------------------------------------------------------------

-------------------------------------------------------

 CONTRACT TYPE       LIMITATIONS ON CONTRIBUTIONS/(1)/
-------------------------------------------------------
Flexible Premium      No regular IRA
IRA                      contributions in the
(Accumulator(R)          calendar year you turn
contracts only)          age 70 1/2 and
                         thereafter.

                      Regular contributions
                         may not exceed $5,000.

                      Additional catch-up
                         contributions of up to
                         $1,000 per calendar year
                         where the owner is at
                         least age 50 but under
                         age 70 1/2 at any time
                         during the calendar year
                         for which the
                         contribution is made.

                      Although we accept
                         rollover and direct
                         transfer contributions
                         under the Flexible
                         Premium IRA contract,
                         we intend that the
                         contract be used for
                         ongoing regular
                         contributions.

                      No additional
                         contributions may be
                         made after attainment of
                         age 86./(2)/

                      Additional contributions
                         after age 70 1/2 must be
                         net of required minimum
                         distributions.
-------------------------------------------------------

                  APPENDIX X: RULES REGARDING CONTRIBUTIONS TO YOUR CONTRACT X-4

----------------------------------------------------------------------------------------------------------
                     AVAILABLE FOR OWNER AND
 CONTRACT TYPE       ANNUITANT ISSUE AGES     MINIMUM CONTRIBUTIONS         SOURCE OF CONTRIBUTIONS
----------------------------------------------------------------------------------------------------------
Flexible Premium         20 through 85        $4,000 (initial)              Regular Roth IRA
Roth IRA                                                                       contributions.
(Accumulator(R)                               $50 (additional)
contracts only)                                                             Additional catch-up
                                              $50 monthly or quarterly         contributions.
                                                 under our automatic
                                                 investment program         Rollovers from another
                                                 (additional) (subject to      Roth IRA.
                                                 tax maximums)
                                                                            Rollovers from a
                                                                               ''designated Roth
                                                                               contribution account''
                                                                               under specified
                                                                               retirement plans.

                                                                            Conversion rollovers
                                                                               from a traditional IRA
                                                                               or other eligible
                                                                               retirement plan.

                                                                            Direct transfers from
                                                                               another Roth IRA.











----------------------------------------------------------------------------------------------------------
Inherited IRA            0 through 70         Accumulator(R) $5,000         Direct custodian-to-
Beneficiary                                      (initial)                     custodian transfers of
Continuation                                                                   your interest as a death
Contract                                      Accumulator(R) Elite/SM          beneficiary of the
(traditional IRA or                              /$10,000 (initial)            deceased owner's
Roth IRA)                                                                      traditional individual
(Accumulator(R),                              Accumulator(R) Select/SM         retirement
Accumulator(R)                                   /$25,000 (initial)            arrangement or Roth
Elite/SM/ and                                                                  IRA to an IRA of the
Accumulator(R)                                The Accumulator(R) Series        same type.
Select/SM/                                       $1,000 (additional)
contracts only)




----------------------------------------------------------------------------------------------------------

-------------------------------------------------------

 CONTRACT TYPE       LIMITATIONS ON CONTRIBUTIONS/(1)/
-------------------------------------------------------
Flexible Premium      No additional
Roth IRA                 contributions may be
(Accumulator(R)          made after attainment of
contracts only)          age 86, or, if later, the
                         first contract date
                         anniversary./(2)/

                      Contributions are subject
                         to income limits and
                         other tax rules.

                      Regular Roth IRA
                         contributions may not
                         exceed $5,000.

                      Additional catch-up
                         contributions of up to
                         $1,000 per calendar year
                         where the owner is at
                         least age 50 at any time
                         during the calendar year
                         for which the
                         contribution is made.

                      Although we accept
                         rollover and direct
                         transfer contributions
                         under the Flexible
                         Premium Roth IRA
                         contract, we intend that
                         the contract be used for
                         ongoing regular Roth
                         IRA contributions.
-------------------------------------------------------
Inherited IRA         Any additional
Beneficiary              contributions must be
Continuation             from the same type of
Contract                 IRA of the same
(traditional IRA or      deceased owner.
Roth IRA)
(Accumulator(R),      Non-spousal beneficiary
Accumulator(R)           direct rollover
Elite/SM/ and            contributions from
Accumulator(R)           qualified plans, 403(b)
Select/SM/               plans and governmental
contracts only)          employer 457(b) plans
                         may be made to an
                         Inherited IRA contract
                         under specified
                         circumstances.
-------------------------------------------------------

(1)Additional contributions may not be permitted under certain conditions in your state. Please see Appendix VII earlier in this Prospectus to see if additional contributions are permitted in your state. If you are participating in a Principal guarantee benefit, contributions will only be permitted for the first six months after the contract is issued and no further contributions will be permitted for the life of the contract. For the Guaranteed withdrawal benefit for life option, additional contributions are not permitted after the later of: (i) the end of the first contract year, and (ii) the date you make your first withdrawal.
(2)Please see Appendix VII earlier in this Prospectus for state variations.

(3)May not be available from all Selling broker-dealers. Also, Rollover TSA is available only where the employer sponsoring the 403(b) plan currently contributes to one or more other 403(b) annuity contracts issued by AXA Equitable for active plan participants (the purchaser of the Accumulator(R) Series Rollover TSA may also be, but need not be, an owner of the other 403(b) annuity contract). See Appendix IX at the end of this Prospectus for a discussion of purchase considerations for TSA contracts.


See ''Tax information'' earlier in this Prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract see ''Dates and prices at which contract events occur'' in ''More information'' earlier in this Prospectus. Please review your contract for information on contribution limitations.


X-5 APPENDIX X: RULES REGARDING CONTRIBUTIONS TO YOUR CONTRACT

Statement of additional information

--------------------------------------------------------------------------------
TABLE OF CONTENTS

                                                             PAGE

Who is AXA Equitable?                                         2

Unit Values                                                   2

Custodian and Independent Registered Public Accounting Firm   2

Distribution of the Contracts                                 2

Financial Statements                                          2

HOW TO OBTAIN AN ACCUMULATOR(R) SERIES STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 49

Send this request form to:
  Retirement Service Solutions
  P.O. Box 1547
  Secaucus, NJ 07096-1547


----------------------------------------------------------------------------------
Please send me an Accumulator(R) Series SAI for SEPARATE ACCOUNT NO. 49
dated May 1, 2012.
----------------------------------------------------------------------------------
Name
----------------------------------------------------------------------------------
Address
----------------------------------------------------------------------------------
City                                                                   State  Zip


e13517 Accumulator '06/'06.5, '07/'07.5, 8.0/8.2/8.3, 9.0 All

The Accumulator(R) Series

A combination variable and fixed deferred annuity contract


PROSPECTUS DATED MAY 1, 2012


Please read and keep this Prospectus for future reference. It contains important information that you should know before taking any action under your contract. This Prospectus supersedes all prior Prospectuses and supplements. You should read the prospectuses for each Trust, which contain important information about the portfolios.

--------------------------------------------------------------------------------


WHAT IS THE ACCUMULATOR(R) SERIES?

The Accumulator(R) Series are deferred annuity contracts issued by AXA EQUITABLE LIFE INSURANCE COMPANY. The series consists of Accumulator(R), Accumulator(R) Plus/SM/, Accumulator(R) Elite/SM/ and Accumulator(R) Select/SM/. The contracts provide for the accumulation of retirement savings and for income. The contracts offer income and death benefit protection as well. They also offer a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our "investment options":
(i) variable investment options, (ii) the guaranteed interest. option,
(iii) fixed maturity options, or (iv) the account for special dollar cost averaging or the account for special money dollar cost averaging.+

This Prospectus is a disclosure document and describes all of the contract's material features, benefits, rights and obligations, as well as other information. The description of the contract's material provisions in this Prospectus is current as of the date of this Prospectus. If certain material provisions under the contract are changed after the date of this Prospectus in accordance with the contract, those changes will be described in a supplement to this Prospectus. You should carefully read this Prospectus in conjunction with any applicable supplements. The contracts may not have been available in all states. The contract should also be read carefully.


WITH LIMITED EXCEPTIONS, WE NO LONGER ACCEPT CONTRIBUTIONS TO THE CONTRACTS. WE CURRENTLY CONTINUE TO ACCEPT CONTRIBUTIONS TO: (I) QP CONTRACTS; AND (II) ALL CONTRACTS ISSUED IN THE STATE OF FLORIDA. REFERENCES TO CONTRIBUTIONS IN THIS PROSPECTUS ARE FOR THE BENEFIT OF CONTRACT OWNERS CURRENTLY ELIGIBLE TO CONTINUE MAKING CONTRIBUTIONS TO THE CONTRACTS.


Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts, in all states or from all selling broker-dealers. Please see Appendix VII later in this Prospectus for more information on state availability and/or variations of certain features and benefits. All optional features and benefits described in this Prospectus may not have been available at the time you purchased the contract. We have the right to restrict availability of any optional feature or benefit. In addition, not all optional features and benefits may be available in combination with other optional features and benefits. We can refuse to accept any application or contribution from you at any time, including after you purchase the contract.

+ The account for special dollar cost averaging is only available with Accumulator(R) and Accumulator(R) Elite/SM/ contracts. The account for special money market dollar cost averaging is only available with Accumulator(R) Plus/SM/ and Accumulator(R) Select/SM/ contracts.

--------------------------------------------------------------------------
 VARIABLE INVESTMENT OPTIONS
--------------------------------------------------------------------------
AXA Aggressive Allocation/(1)/          EQ/BlackRock Basic Value Equity
AXA Conservative Allocation/(1)/        EQ/Boston Advisors Equity Income
AXA Conservative-Plus Allocation/(1)/   EQ/Calvert Socially Responsible
AXA Moderate Allocation/(1)/            EQ/Capital Guardian Research
AXA Moderate-Plus Allocation/(1)/       EQ/Common Stock Index
EQ/AllianceBernstein Small Cap Growth   EQ/Core Bond Index
EQ/AXA Franklin Small Cap Value Core    EQ/Davis New York Venture
--------------------------------------------------------------------------

EQ/Equity 500 Index                    EQ/Montag & Caldwell Growth
EQ/Equity Growth PLUS                  EQ/Morgan Stanley Mid Cap Growth
EQ/Franklin Core Balanced              EQ/Mutual Large Cap Equity
EQ/Franklin Templeton Allocation       EQ/Oppenheimer Global
EQ/GAMCO Mergers and Acquisitions      EQ/PIMCO Ultra Short Bond
EQ/GAMCO Small Company Value           EQ/Quality Bond PLUS
EQ/Global Bond PLUS                    EQ/Small Company Index
EQ/Global Multi-Sector Equity          EQ/T. Rowe Price Growth Stock
EQ/Intermediate Government Bond/(2)/   EQ/Templeton Global Equity
EQ/International Core PLUS             EQ/UBS Growth and Income
EQ/International Equity Index          EQ/Van Kampen Comstock
EQ/International Value PLUS            EQ/Wells Fargo Omega Growth
EQ/JPMorgan Value Opportunities        Multimanager Aggressive Equity
EQ/Large Cap Core PLUS                 Multimanager Core Bond
EQ/Large Cap Growth Index              Multimanager International Equity
EQ/Large Cap Growth PLUS               Multimanager Large Cap Core Equity
EQ/Large Cap Value Index               Multimanager Large Cap Value
EQ/Large Cap Value PLUS                Multimanager Mid Cap Growth
EQ/Lord Abbett Large Cap Core          Multimanager Mid Cap Value
EQ/MFS International Growth            Multimanager Multi-Sector Bond
EQ/Mid Cap Index                       Multimanager Small Cap Growth
EQ/Mid Cap Value PLUS                  Multimanager Small Cap Value
EQ/Money Market                        Multimanager Technology
---------------------------------------------------------------------------

(1)The "AXA Allocation" Portfolios.
(2)This is the variable investment option's new name, effective on or about May 1, 2012. Please see ''Portfolios of the Trusts'' under ''Contract features and benefits'' later in this Prospectus for the variable investment option's former name.


You may allocate amounts to any of the variable investment options. At any time, we have the right to limit or terminate your contributions and allocations to any of the variable investment options and to limit the number of variable investment options which you may elect. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio ("Portfolio") of AXA Premier VIP Trust or EQ Advisors Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related Portfolio.

You may also allocate amounts to the guaranteed interest option, the fixed maturity options, and, if applicable under your Accumulator(R) Series contract, the account for special dollar cost averaging, which are discussed later in this Prospectus. If you elect the Guaranteed withdrawal benefit for life or a Principal guarantee benefit, your investment options will be limited to the guaranteed interest option, certain permitted variable investment options and, if applicable under your Accumulator(R) Series contract, the account for special dollar cost averaging. The permitted variable investment options are described later in this Prospectus.

THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER
AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.

                                                                  '06/'06.5 All
                                                                        #235347

TYPES OF CONTRACTS. We offer the contracts for use as:

..   A nonqualified annuity ("NQ") for after-tax contributions only.

..   An individual retirement annuity ("IRA"), either traditional IRA or Roth
    IRA.

   We offer two versions of the traditional IRA: "Rollover IRA" and "Flexible Premium IRA." We also offer two versions of the Roth IRA: "Roth Conversion IRA" and "Flexible Premium Roth IRA."

..   Traditional and Roth Inherited IRA beneficiary continuation contract
    ("Inherited IRA") (direct transfer contributions only).

..   An annuity that is an investment vehicle for a qualified defined contribution plan ("QP") (Rollover and direct transfer contributions only).

..   An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") --
    ("Rollover TSA") (Rollover and direct transfer contributions only; employer or plan approval required).


Not all types of contracts are available with each version of the Accumulator(R) Series contracts. See "Rules regarding contributions to your contract" in "Appendix X" for more information.


CONTRACT VARIATIONS


These versions of the Accumulator(R) Series contracts are no longer being sold. This prospectus is designed for current contract owners. In addition to the possible state variations noted above, you should note that your contract features and charges may vary depending on the date on which you purchased your contract. For more information about the particular features, charges and options applicable to you, please contact your financial professional or refer to your contract, as well as review Appendix VII later in this Prospectus for contract variation information and timing. You may not change your contract or its features as issued.

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2012, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 1547, Secaucus, NJ 07096-1547 or calling 1-800-789-7771. The SAI is incorporated by this reference into this Prospectus. This Prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus.

Contents of this Prospectus

--------------------------------------------------------------------------------


Index of key words and phrases                                 5
Who is AXA Equitable?                                          7
How to reach us                                                8
The Accumulator(R) Series at a glance -- key features         10


-----------------------------------------------------------------
FEE TABLE                                                     13
-----------------------------------------------------------------

Examples                                                      15
Condensed financial information                               16


-----------------------------------------------------------------
1.CONTRACT FEATURES AND BENEFITS                              17
-----------------------------------------------------------------
How you can contribute to your contract                       17
Owner and annuitant requirements                              17
How you can make your contributions                           18
What are your investment options under the contract?          18
Portfolios of the Trusts                                      20
Allocating your contributions                                 26
Credits (FOR ACCUMULATOR(R) PLUS/SM/ CONTRACTS ONLY)          28
Guaranteed minimum death benefit and Guaranteed minimum
  income benefit base                                         29
Annuity purchase factors                                      31
Guaranteed minimum income benefit option                      32
Guaranteed minimum death benefit                              34
Guaranteed withdrawal benefit for life ("GWBL")               36
Principal guarantee benefits                                  39
Inherited IRA beneficiary continuation contract               40
Your right to cancel within a certain number of days          41


-----------------------------------------------------------------
2.DETERMINING YOUR CONTRACT'S VALUE                           42
-----------------------------------------------------------------
Your account value and cash value                             42
Your contract's value in the variable investment options      42
Your contract's value in the guaranteed interest option       42
Your contract's value in the fixed maturity options           42
Your contract's value in the account for special dollar cost
  averaging                                                   42
Insufficient account value                                    42


-------------
"We,""our," and "us" refer to AXA Equitable.
When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the Prospectus is discussing at that point. This is usually the contract owner. When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

                                                 CONTENTS OF THIS PROSPECTUS 3

-------------------------------------------------------------------
3.TRANSFERRING YOUR MONEY AMONG INVESTMENT
  OPTIONS                                                       44
-------------------------------------------------------------------
Transferring your account value                                 44
Our administrative procedures for calculating your Roll-Up
  benefit base following a transfer                             44
Disruptive transfer activity                                    45
Rebalancing your account value                                  46


-------------------------------------------------------------------
4.ACCESSING YOUR MONEY                                          47
-------------------------------------------------------------------
Withdrawing your account value                                  47
How withdrawals are taken from your account value               50
How withdrawals affect your Guaranteed minimum income
  benefit, Guaranteed minimum death benefit and Principal
  guarantee benefits                                            50
How withdrawals affect your GWBL and GWBL Guaranteed
  minimum death benefit                                         50
Withdrawals treated as surrenders                               51
Loans under Rollover TSA contracts                              51
Surrendering your contract to receive its cash value            51
When to expect payments                                         52
Your annuity payout options                                     52


-------------------------------------------------------------------
5. CHARGES AND EXPENSES                                         55
-------------------------------------------------------------------
Charges that AXA Equitable deducts                              55
Charges that the Trusts deduct                                  59
Group or sponsored arrangements                                 59
Other distribution arrangements                                 59


-------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                     60
-------------------------------------------------------------------
Your beneficiary and payment of benefit                         60
Beneficiary continuation option                                 62


-------------------------------------------------------------------
7. TAX INFORMATION                                              64
-------------------------------------------------------------------
Overview                                                        64
Contracts that fund a retirement arrangement                    64
Transfers among investment options                              64
Taxation of nonqualified annuities                              64
Individual retirement arrangements (IRAs)                       66
Traditional individual retirement annuities (traditional IRAs)  67
Roth individual retirement annuities (Roth IRAs)                71
Federal and state income tax withholding and information
  reporting                                                     74
Special rules for contracts funding qualified plans             75
Impact of taxes to AXA Equitable                                75


-------------------------------------------------------------------
8. MORE INFORMATION                                             76
-------------------------------------------------------------------
About Separate Account No. 49                                   76
About the Trusts                                                76
About our fixed maturity options                                76
About the general account                                       77


About other methods of payment                             78
Dates and prices at which contract events occur            78
About your voting rights                                   79
Statutory compliance                                       80
About legal proceedings                                    80
Financial statements                                       80
Transfers of ownership, collateral assignments, loans and
  borrowing                                                80
About Custodial IRAs                                       80
How divorce may affect your guaranteed benefits            80
How divorce may affect your Joint Life GWBL                80
Distribution of the contracts                              81


--------------------------------------------------------------
9.INCORPORATION OF CERTAIN DOCUMENTS BY
  REFERENCE                                                84
--------------------------------------------------------------


--------------------------------------------------------------
APPENDICES
--------------------------------------------------------------


   I  --  Condensed financial information                      I-1
  II  --  Purchase considerations for QP contracts            II-1
 III  --  Market value adjustment example                    III-1
  IV  --  Enhanced death benefit example                      IV-1
   V  --  Hypothetical illustrations                           V-1
  VI  --  Earnings enhancement benefit example                VI-1
 VII  --  State contract availability and/or variations of
            certain features and benefits                    VII-1
VIII  --  Contract variations                               VIII-1
  IX  --  Tax-sheltered annuity contracts (TSAs)              IX-1
   X  --  Rules regarding contributions to your contract       X-1


------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
  Table of contents
------------------------------------------------------------------


4   CONTENTS OF THIS PROSPECTUS

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this Prospectus.


                                                                    PAGE

       6% Roll-Up to age 85                                          30
       12 month dollar cost averaging                                27
       account for special dollar cost averaging                     26
       account value                                                 42
       administrative charge                                         55
       annual administrative charge                                  56
       Annual Ratchet                                                37
       Annual Ratchet to age 85 enhanced death benefit               30
       annuitant                                                     17
       annuitization                                                 52
       annuity maturity date                                         54
       annuity payout options                                        52
       annuity purchase factors                                      31
       automatic annual reset program                                31
       automatic customized reset program                            31
       automatic investment program                                  78
       AXA Allocation portfolios                                      1
       beneficiary                                                   60
       Beneficiary continuation option ("BCO")                       62
       business day                                                  78
       cash value                                                    42
       charges for state premium and other applicable taxes          59
       contract date                                                 18
       contract date anniversary                                     18
       contract year                                                 18
       contributions to Roth IRAs                                    71
          regular contributions                                      72
          rollovers and direct transfers                             72
          conversion contributions                                   72
       contributions to traditional IRAs                             67
          regular contributions                                      67
          rollovers and transfers                                    68
       credit                                                        28
       disability, terminal illness or confinement to nursing home   57
       disruptive transfer activity                                  45
       distribution charge                                           55
       Earnings enhancement benefit                                  35
       Earnings enhancement benefit charge                           58
       ERISA                                                         59
       fixed-dollar option                                           28
       fixed maturity options                                        25
       Flexible Premium IRA                                           1
       Flexible Premium Roth IRA                                      1
       free look                                                     41
       free withdrawal amount                                        57
       general account                                               77
       general dollar cost averaging                                 27
       guaranteed interest option                                    25
       Guaranteed minimum death benefit                              34
       Guaranteed minimum death benefit and Guaranteed
         minimum income benefit base                                 29
       Guaranteed minimum death benefit/Guaranteed minimum
         income benefit roll-up benefit base reset option            30


                                                               PAGE

           Guaranteed minimum income benefit                      32
           Guaranteed minimum income benefit charge               58
           Guaranteed minimum income benefit "no lapse
             guarantee"                                           32
           Guaranteed withdrawal benefit for life ("GWBL")        36
           Guaranteed withdrawal benefit for life charge          58
           GWBL benefit base                                      36
           Inherited IRA                                           1
           investment options                                      1
           Investment simplifier                                  28
           IRA                                                     1
           IRS                                                    64
           lifetime required minimum distribution withdrawals     49
           loan reserve account                                   51
           loans under Rollover TSA                               51
           market adjusted amount                                 25
           market timing                                          45
           market value adjustment                                25
           maturity dates                                         25
           maturity value                                         25
           Mortality and expense risks charge                     55
           NQ                                                      1
           one-time reset option                                  31
           Online Account Access                                   8
           partial withdrawals                                    47
           permitted variable investment options                  18
           Portfolio                                               1
           Principal guarantee benefits                           39
           processing office                                    1, 8
           QP                                                      1
           rate to maturity                                       25
           rebalancing                                            46
           Rollover IRA                                            1
           Rollover TSA                                            1
           Roth Conversion IRA                                     1
           Roth IRA                                                1
           SAI                                                     1
           SEC                                                     1
           self-directed allocation                               26
           Separate Account No. 49                                76
           special dollar cost averaging                          26
           Spousal continuation                                   61
           standard death benefit                                 29
           substantially equal withdrawals                        48
           systematic withdrawals                                 48
           TOPS                                                    8
           TSA                                                     1
           traditional IRA                                         1
           Trusts                                              1, 76
           unit                                                   42
           variable investment options                         1, 18
           wire transmittals and electronic applications          78
           withdrawal charge                                      56


                                              INDEX OF KEY WORDS AND PHRASES 5

To make this Prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this Prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract or supplemental materials.

-----------------------------------------------------------------------------
 PROSPECTUS                            CONTRACT OR SUPPLEMENTAL MATERIALS
-----------------------------------------------------------------------------
fixed maturity options                 Guarantee Periods (Guaranteed Fixed
                                       Interest Accounts in supplemental
                                       materials)

variable investment options            Investment Funds

account value                          Annuity Account Value

rate to maturity                       Guaranteed Rates

unit                                   Accumulation Unit

Guaranteed minimum death benefit       Guaranteed death benefit

Guaranteed minimum income benefit      Guaranteed Income Benefit

Guaranteed withdrawal benefit for life Guaranteed withdrawal benefit

GWBL benefit base                      Guaranteed withdrawal benefit for
                                       life benefit base

Guaranteed annual withdrawal amount    Guaranteed withdrawal benefit for
                                       life Annual withdrawal amount

Excess withdrawal                      Guaranteed withdrawal benefit for
                                       life Excess withdrawal
-----------------------------------------------------------------------------

6   INDEX OF KEY WORDS AND PHRASES

Who is AXA Equitable?


--------------------------------------------------------------------------------


We are AXA Equitable Life Insurance Company ("AXA Equitable"), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc. (the "parent"), a holding company, which is itself an indirect, wholly-owned subsidiary of AXA SA ("AXA"). AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings, Inc. and AXA Equitable Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $508 billion in assets as of December 31, 2011. For more than 150 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.


                                                      WHO IS AXA EQUITABLE?  7

HOW TO REACH US

Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:
--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITH CHECKS:

FOR CONTRIBUTIONS SENT BY REGULAR MAIL:

  Retirement Service Solutions
  P.O. Box 1577
  Secaucus, NJ 07096-1577

FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:

  Retirement Service Solutions
  500 Plaza Drive, 6th Floor
  Secaucus, NJ 07094
--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITHOUT CHECKS:

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:

  Retirement Service Solutions
  P.O. Box 1547
  Secaucus, NJ 07096-1547

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:

  Retirement Service Solutions
  500 Plaza Drive, 6th Floor
  Secaucus, NJ 07094

Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094.
--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:

..   written confirmation of financial transactions;

..   statement of your contract values at the close of each calendar year, and any calendar quarter in which there was a financial transaction; and

..   annual statement of your contract values as of the close of the contract year, including notification of eligibility for GWBL deferral bonuses and eligibility to exercise the Guaranteed minimum income benefit and/or the Roll-Up benefit base reset option.
--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND ONLINE ACCOUNT ACCESS SYSTEMS:

TOPS is designed to provide you with up-to-date information via touch-tone telephone. Online Account Access is designed to provide this information through the Internet. You can obtain information on:

..   your current account value;

..   your current allocation percentages;

..   the number of units you have in the variable investment options;

..   rates to maturity for the fixed maturity options (not available through
    Online Account Access);

..   the daily unit values for the variable investment options; and

..   performance information regarding the variable investment options (not available through TOPS).

You can also:

..   change your allocation percentages and/or transfer among the investment options;

..   elect to receive certain contract statements electronically;

..   enroll in, modify or cancel a rebalancing program (through Online Account
    Access only)

..   change your address (not available through TOPS);

..   change your TOPS personal identification number ("PIN") (through TOPS only)
    and your Online Account Access password (through Online Account Access only); and

..   access Frequently Asked Questions and Service Forms (not available through
    TOPS).

TOPS and Online Account Access are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. If you are a client with AXA Advisors you may use Online Account Access by visiting our website at www.axaonline.com and logging in to access your account. All other clients may access Online Account Access by visiting our website at www.axa-equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).

8   WHO IS AXA EQUITABLE?

--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:


You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on the following business days:

..   Monday through Thursday from 8:30 a.m. until 7:00 p.m., Eastern time.

..   Friday from 8:30 a.m. until 5:30 p.m., Eastern time.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1)authorization for telephone transfers by your financial professional;

(2)conversion of a traditional IRA to a Roth Conversion IRA or, depending on your contract, Flexible Premium Roth IRA contract;

(3)election of the automatic investment program;

(4)requests for loans under Rollover TSA contracts (employer or plan approval required);

(5)spousal consent for loans under Rollover TSA contracts;

(6)requests for withdrawals or surrenders from Rollover TSA contracts (employer or plan approval required) and contracts with the Guaranteed withdrawal benefit for life ("GWBL");

(7)tax withholding elections (see withdrawal request form);

(8)election of the beneficiary continuation option;

(9)IRA contribution recharacterizations;

(10)Section 1035 exchanges;

(11)direct transfers and rollovers;

(12)exercise of the Guaranteed minimum income benefit;

(13)requests to reset your Roll-Up benefit base (for contracts that have both the Guaranteed minimum income benefit and the Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit) by electing one of the following: onetime reset option, automatic annual reset program or automatic customized reset program;

(14)requests to opt out of or back into the Annual Ratchet of the Guaranteed withdrawal benefit for life ("GWBL") benefit base;

(15)death claims;

(16)change in ownership (NQ only, if available under your contract);

(17)purchase by, or change of ownership to, a non-natural owner;

(18)requests for enrollment in either our Maximum payment plan or Customized payment plan under the Guaranteed withdrawal benefit for life ("GWBL");

(19)requests to reset the guaranteed minimum value for contracts with a Principal guarantee benefit; and


(20)withdrawal requests.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)beneficiary changes;

(2)contract surrender;

(3)general dollar cost averaging (including the fixed dollar and interest sweep options);

(4)12 month dollar cost averaging (for Accumulator(R) Select/SM/ contracts only); and

(5)special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite/SM/ contracts only).

TO CANCEL OR CHANGE ANY OF THE FOLLOWING, WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)automatic investment program;

(2)general dollar cost averaging (including the fixed dollar and interest sweep options);

(3)12 month dollar cost averaging (for Accumulator(R) Select/SM/ contracts only);

(4)special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite/SM/ contracts only);

(5)substantially equal withdrawals;


(6)systematic withdrawals;

(7)the date annuity payments are to begin; and

(8)RMD payments from inherited IRAs.


TO CANCEL OR CHANGE ANY OF THE FOLLOWING, WE REQUIRE WRITTEN NOTIFICATION AT LEAST 30 CALENDAR DAYS PRIOR TO YOUR CONTRACT DATE ANNIVERSARY:

(1)automatic annual reset program; and

(2)automatic customized reset program.

                              -------------------

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.

SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, both must sign.

                                                      WHO IS AXA EQUITABLE?  9

The Accumulator(R) Series at a glance -- key features

--------------------------------------------------------------------------------


FOUR CONTRACT SERIES  This Prospectus describes The Accumulator(R) Series contracts -- Accumulator(R), Accumulator(R) Plus/SM/,
                      Accumulator(R) Elite/SM/ and Accumulator(R) Select/SM/.
                      Each series provides for the accumulation of retirement savings and income, offers income and death benefit protection, and offers various payout options.
                      Each series provides a different charge structure. For details, please see the summary of the contract features below, the "Fee table" and "Charges and expenses" later in this Prospectus.

                      Each series is subject to different contribution rules, which are described in "Contribution amounts" later in this section and in "Rules regarding contributions to your contract" in "Appendix X" later in this Prospectus.

                      The chart below shows the availability of key features under each series of the contract.


                      ACCUMULATOR(R)  ACCUMULATOR(R)  ACCUMULATOR(R)  ACCUMULATOR(R)
                                      PLUS/SM/        ELITE/SM/       SELECT/SM/
-------------------------------------------------------------------------------------
Special dollar cost        Yes             No              Yes             No
averaging
-------------------------------------------------------------------------------------
12 month dollar cost       No              No              No              Yes
averaging
-------------------------------------------------------------------------------------
Credits                    No              Yes             No              No

                            Throughout the Prospectus, any differences among the contract series are identified.

                            You should work with your financial professional to decide which series of the contract may be appropriate for you
                            based on a thorough analysis of your particular insurance
                            needs, financial objectives, investment goals, time
                            horizons and risk tolerance.
----------------------------------------------------------------------------------------
PROFESSIONAL INVESTMENT     The Accumulator(R) Series' variable investment options
MANAGEMENT                  invest in different Portfolios managed by professional
                            investment advisers.
----------------------------------------------------------------------------------------
FIXED MATURITY OPTIONS      .   Fixed maturity options ("FMOs") with maturities ranging
                                from approximately 1 to 10 years (subject to
                                availability).
                            .   Each fixed maturity option offers a guarantee of
                                principal and interest rate if you hold it to maturity.
                            ------------------------------------------------------------
                            If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value
                            adjustment due to differences in interest rates. If you
                            withdraw or transfer only a portion of a fixed maturity
                            amount, this may increase or decrease any value that you
                            have left in that fixed maturity option. If you surrender
                            your contract, a market value adjustment also applies.
----------------------------------------------------------------------------------------
GUARANTEED INTEREST OPTION  .   Principal and interest guarantees.
                            .   Interest rates set periodically.
----------------------------------------------------------------------------------------
TAX CONSIDERATIONS          .   No tax on earnings inside the contract until you make
                                withdrawals from your contract or receive annuity
                                payments.
                            ------------------------------------------------------------
                            .   No tax on transfers among investment options inside the
                                contract. For more information, please see "How you can
                                contribute to your contract" in "Contract features and
                                benefits" later in this Prospectus.
                            ------------------------------------------------------------
                            If you are purchasing or contributing to an annuity
                            contract which is an Individual Retirement Annuity (IRA) or
                            Tax Sheltered Annuity (TSA), or to fund an employer
                            retirement plan (QP or Qualified Plan), you should be aware that such annuities do not provide tax deferral benefits
                            beyond those already provided by the Internal Revenue Code for these types of arrangements. Before purchasing or
                            contributing to one of the contracts, you should consider
                            whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the
                            relative features, benefits and costs of these annuities
                            compared with any other investment that you may use in
                            connection with your retirement plan or arrangement.
                            Depending on your personal situation, the contract's
                            guaranteed benefits may have limited usefulness because of required minimum distributions ("RMDs").
----------------------------------------------------------------------------------------
GUARANTEED MINIMUM          The Guaranteed minimum income benefit provides income
INCOME BENEFIT              protection for you during your life once you elect to
                            annuitize the contract.
----------------------------------------------------------------------------------------

10  THE ACCUMULATOR(R) SERIES AT A GLANCE -- KEY FEATURES

-----------------------------------------------------------------------------------
GUARANTEED WITHDRAWAL  The Guaranteed withdrawal benefit for life option ("GWBL")
BENEFIT FOR LIFE       guarantees that you can take withdrawals up to a maximum
                       amount each contract year (your "Guaranteed annual
                       withdrawal amount") beginning at age 45 or later.
                       Withdrawals are taken from your account value and continue during your lifetime even if your account value falls to
                       zero (unless it is caused by a withdrawal that exceeds your
                       Guaranteed annual withdrawal amount).
-----------------------------------------------------------------------------------
CONTRIBUTION AMOUNTS   We currently continue to accept contributions to: (i) QP
                       contracts; and (ii) all contracts issued in the state of
                       Florida. Information regarding contributions in this
                       section is for the benefit of contract owners currently
                       eligible to continue making contributions to the contracts.
                       The chart below shows the minimum initial and additional
                       contribution amounts under the contracts. Initial
                       contribution amounts are provided for informational
                       purposes only. Please see "How you can contribute to your
                       contract" under "Contract features and benefits" and "Rules regarding contributions to your contract" in "Appendix X"
                       for more information.


                           ACCUMULATOR(R)     ACCUMULATOR(R)      ACCUMULATOR(R)      ACCUMULATOR(R)
                                              PLUS/SM/            ELITE/SM/           SELECT/SM/
---------------------------------------------------------------------------------------------------------
NQ                         $5,000($500)/(1)/  $10,000($500)/(1)/  $10,000($500)/(1)/  $25,000($500)/(1)/
---------------------------------------------------------------------------------------------------------
Rollover IRA               $5,000($50)        $10,000($50)        $10,000($50)        $25,000($50)
---------------------------------------------------------------------------------------------------------
Flexible Premium IRA       $4,000($50)/(2)/   n/a                 n/a                 n/a
---------------------------------------------------------------------------------------------------------
Roth Conversion IRA        $5,000($50)        $10,000($50)        $10,000($50)        $25,000($50)
---------------------------------------------------------------------------------------------------------
Flexible Premium Roth IRA  $4,000($50)/(2)/   n/a                 n/a                 n/a
---------------------------------------------------------------------------------------------------------
Inherited IRA Beneficiary  $5,000($1,000)     n/a                 $10,000($1,000)     $25,000($1,000)
Continuation contract
(traditional IRA or Roth
IRA) ("Inherited IRA")
---------------------------------------------------------------------------------------------------------
QP                         $5,000($500)       $10,000($500)       $10,000($500)       n/a
---------------------------------------------------------------------------------------------------------
Rollover TSA               $5,000($500)       $10,000($500)       $10,000($500)       $25,000($500)
---------------------------------------------------------------------------------------------------------
/(1)/$100 monthly and $300 quarterly under our automatic investment program.
/(2)/$50 monthly or quarterly under our automatic investment program.

                                 .   Maximum contribution limitations apply to all
                                     contracts. For more information, please see "How you
                                     can contribute to your contract" in "Contract features
                                     and benefits" later in this Prospectus.
                                 ------------------------------------------------------------
                                 In general, contributions are limited to $1.5 million
                                 ($500,000 maximum for owners or annuitants who are age 81
                                 and older at contract issue) under all Accumulator(R)
                                 Series contracts with the same owner or annuitant. We
                                 generally limit aggregate contributions made after the
                                 first contract year to 150% of first-year contributions.
                                 Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions,
                                 including our rights to (i) change minimum and maximum
                                 contribution requirements and limitations, and (ii)
                                 discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit or terminate your
                                 contributions and transfers to any of the variable
                                 investment options and to limit the number of variable
                                 investment options which you may elect. For more
                                 information, please see "How you can contribute to your
                                 contract" in "Contract features and benefits" later in this
                                 Prospectus.
---------------------------------------------------------------------------------------------
CREDIT (ACCUMULATOR(R) PLUS/SM/  We allocate your contributions to your account value. We
CONTRACTS ONLY)                  allocate a credit to your account value at the same time
                                 that we allocate your contributions. The credit will apply to additional contribution amounts only to the extent that those amounts exceed total withdrawals from the contract.
                                 The amount of credit may be up to 5% of each contribution, depending on certain factors. The credit is subject to
                                 recovery by us in certain limited circumstances.
---------------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY             .   Partial withdrawals
                                 .   Several withdrawal options on a periodic basis
                                 .   Loans under Rollover TSA contracts (employer or plan
                                     approval required)
                                 .   Contract surrender
                                 .   Maximum payment plan (only under contracts with GWBL)
                                 .   Customized payment plan (only under contracts with GWBL)
                                 You may incur a withdrawal charge (not applicable to
                                 Accumulator(R) Select/SM/ contracts) for certain
                                 withdrawals or if you surrender your contract. You may also incur income tax and a tax penalty. Certain withdrawals
                                 will diminish the value of optional benefits.
---------------------------------------------------------------------------------------------

                       THE ACCUMULATOR(R) SERIES AT A GLANCE -- KEY FEATURES 11

---------------------------------------------------------------------------------------
PAYOUT OPTIONS             .   Fixed annuity payout options
                           .   Variable Immediate Annuity payout options (described in
                               a separate prospectus for that option)
                           .   Income Manager(R) payout options (described in a
                               separate prospectus for that option)
---------------------------------------------------------------------------------------
ADDITIONAL FEATURES        .   Guaranteed minimum death benefit options
                           .   Principal guarantee benefits
                           .   Dollar cost averaging
                           .   Automatic investment program
                           .   Account value rebalancing (quarterly, semiannually, and
                               annually)
                           .   Free transfers
                           .   Waiver of withdrawal charge for certain withdrawals,
                               disability, terminal illness, or confinement to a
                               nurs- ing home (not applicable to Accumulator(R)
                               Select/SM/ contracts)
                           .   Earnings enhancement benefit, an optional death benefit
                               available under certain contracts
                           .   Spousal continuation
                           .   Beneficiary continuation option
                           .   Guaranteed minimum death benefit/Guaranteed minimum
                               income benefit roll-up benefit base reset
---------------------------------------------------------------------------------------
FEES AND CHARGES           Please see "Fee table" later in this section for complete
                           details.
---------------------------------------------------------------------------------------
OWNER AND ANNUITANT ISSUE  Please see "Rules regarding contributions to your contract"
AGES                       in "Appendix X" for owner and annuitant issue ages
                           applicable to your contract.
---------------------------------------------------------------------------------------


THE TABLE ABOVE SUMMARIZES ONLY CERTAIN CURRENT KEY FEATURES AND BENEFITS OF THE CONTRACT. THE TABLE ALSO SUMMARIZES CERTAIN CURRENT LIMITATIONS, RESTRICTIONS AND EXCEPTIONS TO THOSE FEATURES AND BENEFITS THAT WE HAVE THE RIGHT TO IMPOSE UNDER THE CONTRACT AND THAT ARE SUBJECT TO CHANGE IN THE FUTURE. IN SOME CASES, OTHER LIMITATIONS, RESTRICTIONS AND EXCEPTIONS MAY APPLY. THE CONTRACT MAY NOT CURRENTLY BE AVAILABLE IN ALL STATES. CERTAIN FEATURES AND BENEFITS DESCRIBED IN THIS PROSPECTUS MAY VARY IN YOUR STATE; ALL FEATURES AND BENEFITS MAY NOT BE AVAILABLE IN ALL CONTRACTS, IN ALL STATES OR FROM ALL SELLING BROKER-DEALERS. PLEASE SEE APPENDIX VII LATER IN THIS PROSPECTUS FOR MORE INFORMATION ON STATE AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS.

For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. This Prospectus is a disclosure document and describes all of the contract's material features, benefits, rights and obligations, as well as other information. The Prospectus should be read carefully before investing. Please feel free to speak with your financial professional, or call us, if you have any questions.

OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through every selling broker-dealer. Some selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts, based on issue age or other criteria established by the selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.

You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance.

12  THE ACCUMULATOR(R) SERIES AT A GLANCE -- KEY FEATURES

Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay when owning and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus.

All features listed below may not have been available at the time you purchased your contract. See Appendix VIII later in this Prospectus for more information.


The first table describes fees and expenses that you will pay at the time that you surrender the contract or if you make certain withdrawals or apply your cash value to certain payout options, request special services or if you purchase a Variable Immediate Annuity payout option. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply.



--------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN
 TRANSACTIONS
--------------------------------------------------------------------------------
Maximum withdrawal   ACCUMULATOR(R) ACCUMULATOR(R) ACCUMULATOR(R) ACCUMULATOR(R)
charge as a          7.00%          PLUS/SM/       ELITE/SM/      SELECT/SM/
percentage of                       8.00%          8.00%          N/A
contributions
withdrawn (deducted
if you surrender
your contract or
make certain
withdrawals or
apply your cash
value to certain
payout
options)./(1)/
--------------------------------------------------------------------------------
Charge if you elect
a variable payout
option upon
annuitization
(which is described
in a separate
prospectus for that
option)                    $350 (for all Accumulator(R) Series contracts)
--------------------------------------------------------------------------------


SPECIAL SERVICES CHARGES
..   Wire transfer charge       Current and Maximum Charge:  $90
..   Express mail charge        Current and Maximum Charge:  $35
..   Duplicate contract charge  Current and Maximum Charge:  $35
----------------------------------------------------------------


The following tables describe the fees and expenses that you will pay periodically during the time that you own the contract, not including the underlying trust portfolio fees and expenses.
-----------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH CONTRACT DATE ANNIVERSARY
-----------------------------------------------------------------------------------------------------
Maximum annual
  administrative
  charge/(2)/

   If your account      $30
   value on a
   contract date
   anniversary is
   less than
   $50,000/(3)/

   If your account
   value on a
   contract date
   anniversary is
   $50,000 or more      $0
-----------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN ANNUAL PERCENTAGE OF
 DAILY NET ASSETS
-----------------------------------------------------------------------------------------------------
SEPARATE ACCOUNT        ACCUMULATOR(R) ACCUMULATOR(R)      ACCUMULATOR(R)       ACCUMULATOR(R)
ANNUAL EXPENSES:                       PLUS/SM/            ELITE/SM/            SELECT/SM/
Mortality and
expense risks/(4)/      0.80%          0.95%               1.10%                1.10%
Administrative          0.30%          0.35%               0.30%                0.25%
Distribution            0.20%          0.25%               0.25%                0.35%
                        -----          -----               -----                -----
Total Separate
account annual
expenses                1.30%          1.55%               1.65%                1.70%
-----------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE EACH YEAR IF YOU ELECT ANY OF THE FOLLOWING OPTIONAL
 BENEFITS
-----------------------------------------------------------------------------------------------------
GUARANTEED MINIMUM
DEATH BENEFIT
CHARGE (Calculated
as a percentage of
the applicable
benefit base.
Deducted
annually/(2) /on
each contract date
anniversary for
which the benefit
is in effect.)

   Standard death       No charge
   benefit and GWBL
   Standard death
   benefit

   Annual Ratchet       0.25%
   to age 85

   Greater of 6%        0.60% or 0.65%*
   Roll-Up to age
   85 or Annual
   Ratchet to age 85

   GWBL Enhanced        0.30%
   death benefit

*  Please see Appendix VIII later in this Prospectus for more information on the charge applicable under your Accumulator(R) Series contract.
-----------------------------------------------------------------------------------------------------


                                                                  FEE TABLE  13

PRINCIPAL GUARANTEE BENEFITS CHARGE (Calculated as a percentage of the account value. Deducted annually/(2) /on each contract date anniversary for which the benefit is in effect.)

   100% Principal guarantee benefit                            0.50%

   125% Principal guarantee benefit                            0.75%
-------------------------------------------------------------------------------------------------
GUARANTEED MINIMUM INCOME BENEFIT CHARGE (Calculated as a      0.65%
percentage of the applicable benefit base. Deducted
annually/(2) /on each contract date anniversary for which
the benefit is in effect.)
-------------------------------------------------------------------------------------------------
EARNINGS ENHANCEMENT BENEFIT CHARGE (Calculated as a           0.35%
percentage of the account value. Deducted annually/(2) /on
each contract date anniversary for which the benefit is in
effect.)
-------------------------------------------------------------------------------------------------
GUARANTEED WITHDRAWAL BENEFIT FOR LIFE BENEFIT CHARGE          0.60% for the Single Life option
(Calculated as a percentage of the GWBL benefit base.          0.75% for the Joint Life option
Deducted annually/(2)/ on each contract date anniversary.)
-------------------------------------------------------------------------------------------------
If your GWBL benefit base ratchets, we reserve the right to    0.75% for the Single Life option
increase your charge up to:                                    0.90% for the Joint Life option

Please see "Guaranteed withdrawal benefit for life" ("GWBL") in "Contract features and benefits" for more information about this feature, including its benefit base and the Annual Ratchet provision, and "Guaranteed withdrawal benefit for life benefit charge" in "Charges and expenses," both later in this Prospectus.

----------------------------------------------------------------------------
NET LOAN INTEREST CHARGE -- ROLLOVER TSA CONTRACTS ONLY     2.00%/(5)/
(Calculated and deducted daily as a percentage of the
outstanding loan amount.)
----------------------------------------------------------------------------

You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.


---------------------------------------------------------------------------------------------------
 PORTFOLIO OPERATING EXPENSES EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
---------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2011 (expenses that are deducted from  Lowest Highest
Portfolio assets including management fees, 12b-1 fees, service fees, and/or other
expenses)/(6)/                                                                       0.62%  1.44%


Notes:

(1)Deducted upon a withdrawal of amounts in excess of the 10% free withdrawal amount, if applicable:

   The withdrawal charge percentage we use is determined by the contract year in which you make the withdrawal or surrender your contract. For each contribution, we consider the contract year in which we receive that contribution to be "contract year 1")


                              Accumulator(R) Accumulator(R)
Contract Year  Accumulator(R)    Plus/SM/      Elite/SM/
-------------  -------------- -------------- --------------
     1........     7.00%          8.00%          8.00%
     2........     7.00%          8.00%          7.00%
     3........     6.00%          7.00%          6.00%
     4........     6.00%          7.00%          5.00%
     5........     5.00%          6.00%          0.00%
     6........     3.00%          5.00%          0.00%
     7........     1.00%          4.00%          0.00%
     8........     0.00%          3.00%          0.00%
     9+.......     0.00%          0.00%          0.00%


(2)If the contract is surrendered or annuitized or a death benefit is paid on any date other than the contract date anniversary, we will deduct a pro rata portion of the charge for that year.

(3)During the first two contract years this charge, if applicable, is equal to the lesser of $30 or 2% of your account value. Thereafter, the charge, if applicable, is $30 for each contract year.

(4)These charges compensate us for certain risks we assume and expenses we incur under the contract. We expect to make a profit from these charges. For Accumulator(R) Plus/SM/ contracts, the charges also compensate us for the expense associated with the credit.

(5)We charge interest on loans under Rollover TSA contracts but also credit you interest on your loan reserve account. Our net loan interest charge is determined by the excess between the interest rate we charge over the interest rate we credit. See "Loans under Rollover TSA contracts" later in this Prospectus for more information on how the loan interest is calculated and for restrictions that may apply.

14  FEE TABLE

(6)"Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2011, if applicable, and for the underlying portfolios. In addition, the "Lowest" represents the total annual operating expenses of the EQ/Equity 500 Index Portfolio and the EQ/Small Company Index Portfolio. The "Highest" represents the total annual operating expenses of the Multimanager Technology Portfolio.


EXAMPLES

These examples are intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).


The examples below show the expenses that a hypothetical contract owner (who has elected the enhanced death benefit that provides for the Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85 and the Earnings enhancement benefit with either the Guaranteed minimum income benefit (with the annual reset feature) or the 125% Principal guarantee benefit) would pay in the situations illustrated. All values in the expense examples were calculated with the Guaranteed minimum income benefit except for the AXA Moderate Allocation portfolio. The AXA Moderate Allocation portfolio is calculated with either the Guaranteed minimum income benefit or the 125% Principal guarantee benefit depending on which benefit yielded the higher expenses. These examples use an average annual administrative charge based on the charges paid in 2011, which results in an estimated administrative charge calculated as a percentage of contract value, as follows: Accumulator(R) 0.013%; Accumulator(R) Plus/SM/ 0.009%; Accumulator(R) Elite/SM/ 0.008%; and Accumulator(R) Select/SM/ 0.008%.


The fixed maturity options, guaranteed interest option, the account for special dollar cost averaging (if applicable under your contract) and the 12 month dollar cost averaging program (if applicable under your contract) are not covered by these examples. However, the annual administrative charge, the withdrawal charge (if applicable under your contract), the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options, guaranteed interest option, the account for special dollar cost averaging and the 12 month dollar cost averaging program. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

The examples assume that you invest $10,000 in the contract for the time periods indicated, and that your investment has a 5% return each year. The example for Accumulator(R) Plus/SM/ contracts assumes that a 4% credit was applied to your contribution. Other than the administrative charge (which is described immediately above), the examples also assume maximum contract charges and total annual expenses of the Portfolios (before expense limitations) set forth in the previous charts. These examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions your costs would be:


------------------------------------------------------------------------------------------------------------------------
                                             ACCUMULATOR(R)
------------------------------------------------------------------------------------------------------------------------
                                                    IF YOU ANNUITIZE AT THE END OF THE
                                                    APPLICABLE TIME PERIOD, AND SELECT A
                                                    NON-LIFE CONTINGENT PERIOD CERTAIN    IF YOU DO NOT SURRENDER YOUR
              IF YOU SURRENDER YOUR CONTRACT AT THE ANNUITY OPTION WITH LESS THAN FIVE     CONTRACT AT THE END OF THE
              END OF THE APPLICABLE TIME PERIOD                  YEARS                       APPLICABLE TIME PERIOD
------------------------------------------------------------------------------------------------------------------------
              1 YEAR   3 YEARS   5 YEARS  10 YEARS  1 YEAR   3 YEARS  5 YEARS  10 YEARS  1 YEAR 3 YEARS 5 YEARS 10 YEARS
------------------------------------------------------------------------------------------------------------------------
(a)
   assuming
   maximum
   fees
   and
   expenses
   of any
   of the
   Portfolios $1,164   $2,019    $2,915    $5,093    N/A     $2,019   $2,915    $5,093    $464  $1,419  $2,415   $5,093
------------------------------------------------------------------------------------------------------------------------
(b)
   assuming
   minimum
   fees
   and
   expenses
   of any
   of the
   Portfolios $1,077   $1,766    $2,503    $4,327    N/A     $1,766   $2,503    $4,327    $377  $1,166  $2,003   $4,327
------------------------------------------------------------------------------------------------------------------------
                                         ACCUMULATOR(R) PLUS/SM/
------------------------------------------------------------------------------------------------------------------------
                                                    IF YOU ANNUITIZE AT THE END OF THE
                                                    APPLICABLE TIME PERIOD, AND SELECT A
                                                    NON-LIFE CONTINGENT PERIOD CERTAIN    IF YOU DO NOT SURRENDER YOUR
              IF YOU SURRENDER YOUR CONTRACT AT THE ANNUITY OPTION WITH LESS THAN FIVE     CONTRACT AT THE END OF THE
              END OF THE APPLICABLE TIME PERIOD                  YEARS                       APPLICABLE TIME PERIOD
------------------------------------------------------------------------------------------------------------------------
              1 YEAR   3 YEARS   5 YEARS  10 YEARS  1 YEAR   3 YEARS  5 YEARS  10 YEARS  1 YEAR 3 YEARS 5 YEARS 10 YEARS
------------------------------------------------------------------------------------------------------------------------
(a)
   assuming
   maximum
   fees
   and
   expenses
   of any
   of the
   Portfolios $1,303   $2,237    $3,208    $5,460    N/A     $2,237   $3,208    $5,460    $503  $1,537  $2,608   $5,460
------------------------------------------------------------------------------------------------------------------------
(b)
   assuming
   minimum
   fees
   and
   expenses
   of any
   of the
   Portfolios $1,215   $1,976    $2,785    $4,683    N/A     $1,976   $2,785    $4,683    $415  $1,276  $2,185   $4,683
------------------------------------------------------------------------------------------------------------------------


                                                                  FEE TABLE  15

------------------------------------------------------------------------------------------------------------------------
                                             ACCUMULATOR(R)
                                                ELITE/SM/
------------------------------------------------------------------------------------------------------------------------
                                                    IF YOU ANNUITIZE AT THE END OF THE
                                                    APPLICABLE TIME PERIOD, AND SELECT A
                                                    NON-LIFE CONTINGENT PERIOD CERTAIN    IF YOU DO NOT SURRENDER YOUR
              IF YOU SURRENDER YOUR CONTRACT AT THE ANNUITY OPTION WITH LESS THAN FIVE     CONTRACT AT THE END OF THE
              END OF THE APPLICABLE TIME PERIOD                  YEARS                       APPLICABLE TIME PERIOD
------------------------------------------------------------------------------------------------------------------------
              1 YEAR   3 YEARS   5 YEARS  10 YEARS  1 YEAR   3 YEARS  5 YEARS  10 YEARS  1 YEAR 3 YEARS 5 YEARS 10 YEARS
------------------------------------------------------------------------------------------------------------------------
(a)
   assuming
   maximum
   fees
   and
   expenses
   of any
   of the
   Portfolios $1,300   $2,124    $2,584    $5,396    N/A     $2,124   $2,584    $5,396    $500  $1,524  $2,584   $5,396
------------------------------------------------------------------------------------------------------------------------
(b)
   assuming
   minimum
   fees
   and
   expenses
   of any
   of the
   Portfolios $1,214   $1,873    $2,178    $4,658    N/A     $1,873   $2,178    $4,658    $414  $1,273  $2,178   $4,658
------------------------------------------------------------------------------------------------------------------------


                             ACCUMULATOR(R)
                               SELECT/SM/
------------------------------------------------------------------------------------------
                                                 IF YOU SURRENDER OR DO NOT SURRENDER YOUR
              IF YOU ANNUITIZE AT THE END OF THE     CONTRACT AT THE END OF
                  APPLICABLE TIME PERIOD           THE APPLICABLE TIME PERIOD
------------------------------------------------------------------------------------------
               1 YEAR   3 YEARS 5 YEARS 10 YEARS 1 YEAR    3 YEARS    5 YEARS   10 YEARS
------------------------------------------------------------------------------------------
(a)
   assuming
   maximum
   fees
   and
   expenses
   of any
   of the
   Portfolios  N/A      $1,890  $2,958   $5,789   $505     $1,540     $2,608     $5,439
------------------------------------------------------------------------------------------
(b)
   assuming
   minimum
   fees
   and
   expenses
   of any
   of the
   Portfolios  N/A      $1,639  $2,553   $5,055   $419     $1,289     $2,203     $4,705
------------------------------------------------------------------------------------------


For information on how your contract works under certain hypothetical circumstances, please see Appendix V at the end of this Prospectus.

CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2011.


16  FEE TABLE

1. Contract features and benefits


--------------------------------------------------------------------------------


HOW YOU CAN CONTRIBUTE TO YOUR CONTRACT

Except as described below, we no longer accept contributions to the contracts, including contributions made through our automatic investment program. Contributions received at our processing office will be returned to you. This change has no effect on amounts that are already invested in your contract or on your guaranteed benefits.

We currently continue to accept contributions to: (i) QP contracts; and (ii) all contracts issued in the state of Florida. Information regarding contributions in this section is for the benefit of contract owners currently eligible to continue making contributions to the contracts.

Additional contributions may not be permitted in your state. Please see Appendix VII later in this Prospectus to see if additional contributions are permitted in your state.

The table in Appendix X summarizes our current rules regarding contributions to your contract, which rules are subject to change. We can refuse to accept any contribution from you at any time, including after you purchase the contract. We require a minimum contribution amount for each type of contract purchased. Maximum contribution limitations also apply. In some states, our rules may vary. Both the owner and annuitant named in the contract must meet the issue age requirements shown in the table and contributions are based on the age of the older of the original owner and annuitant.


Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit or terminate your contributions and transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.

--------------------------------------------------------------------------------

We have exercised our right to discontinue acceptance of contributions to the contracts as described above. We reserve the right to further change our current limitations on your contributions and to discontinue acceptance of contributions to the contracts.

--------------------------------------------------------------------------------

We currently limit aggregate contributions on your contract made after the first contract year to 150% of first-year contributions (the "150% limit"). The 150% limit can be reduced or increased at any time upon advance notice to you. Even if the aggregate contributions on your contract do not exceed the 150% limit, we currently do not accept any contribution if: (i) the aggregate contributions under one or more Accumulator(R) series contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for the same owner or annuitant who is age 81 and older at contract issue); or (ii) the aggregate contributions under all AXA Equitable annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000. We may waive these and other contribution limitations based on certain criteria that we determine, including elected benefits, issue age, aggregate contributions, variable investment option allocations and selling broker-dealer compensation. These and other contribution limitations may not be applicable in your state. Please see Appendix VII later in this Prospectus.

We may accept less than the minimum initial contribution under a contract if an aggregate amount of contracts purchased at the same time by an individual (including spouse) meets the minimum.

--------------------------------------------------------------------------------
The "owner" is the person who is the named owner in the contract and, if an individual, is the measuring life for determining, contract benefits. The "annuitant" is the person who is the measuring life for determining the contract's maturity date. The annuitant is not necessarily the contract owner. Where the owner of a contract is non-natural, the annuitant is the measuring life for determining contract benefits.

--------------------------------------------------------------------------------

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different from the owner. We do not permit partnerships or limited liability corporations to be owners of the Accumulator(R) Select/SM/ contract. We also reserve the right to prohibit the availability of the Accumulator(R) Select/SM/ contract to other non-natural owners. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract. See "Inherited IRA beneficiary continuation contract" later in this section for Inherited IRA owner and annuitant requirements.

For the Spousal continuation feature to apply, the spouses must either be joint owners, or, for Single life contracts, the surviving spouse must be the sole primary beneficiary. The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules. Certain same sex spouses or civil union partners may not be eligible for tax benefits under federal law and in some circumstances will be required to take post-death distributions that dilute or eliminate the value of the contractual benefit.

Accumulator(R) Plus/SM/ and Accumulator(R) Select/SM/ contracts are not available for purchase by Charitable Remainder Trusts.

In general, we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act in your state.

Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II at the end of this Prospectus for more information on QP contracts.


                                              CONTRACT FEATURES AND BENEFITS 17

Certain benefits under your contract, as described later in this Prospectus, are based on the age of the owner. If the owner of the contract is not a natural person, these benefits will be based on the age of the annuitant. If the contract is jointly owned and GWBL has not been elected, benefits are based on the age of the older joint owner. In this Prospectus, when we use the term "owner", we intend this to be a reference to the annuitant if the contract has a non-natural owner. If GWBL is elected, the terms "owner" and "successor owner" are intended to be references to annuitant and joint annuitant, respectively, if the contract has a non-natural owner. We do not permit joint annuitants unless you elect the Guaranteed withdrawal benefit for life on a Joint Life basis, and the contract is owned by a non-natural owner. Under QP contracts, all benefits are based on the age of the annuitant.

PURCHASE CONSIDERATIONS FOR A CHARITABLE REMAINDER TRUST

(This section only applies to Accumulator(R) and Accumulator(R) Elite/SM/ contracts.)

If you are purchasing the contract to fund a charitable remainder trust and elect either the Guaranteed minimum income benefit ("GMIB") or the Guaranteed withdrawal benefit for life ("GWBL"), or an enhanced death benefit, you should strongly consider "split-funding": that is, the trust holds investments in addition to this Accumulator(R) Series contract. Charitable remainder trusts are required to take specific distributions. The charitable remainder trust annual withdrawal requirement may be equal to a percentage of the donated amount or a percentage of the current value of the donated amount. If your Accumulator(R) Series contract is the only source for such distributions, the payments you need to take may significantly reduce the value of those guaranteed benefits. Such amount may be greater than the annual increase in the GMIB, GWBL and/or the enhanced death benefit base and/or greater than the Guaranteed annual withdrawal amount under GWBL. See the discussion of these benefits later in this section.

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to AXA Equitable. We may also apply contributions made pursuant to an intended Section 1035 tax-free exchange or a direct transfer. We do not accept starter checks or travelers' checks. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose, including circumstances under which such contributions are considered received by us when your order is taken by such broker-dealers. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in "More information" later in this Prospectus.

--------------------------------------------------------------------------------
The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12 month period beginning on your contract date and each 12 month period after that date is a "contract year."
The end of each 12 month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is
April 30.
--------------------------------------------------------------------------------

Your initial contribution must generally be accompanied by a completed application and any other form we need to process the payments. If any information is missing or unclear, we will hold the contribution, whether received via check or wire, in a non-interest bearing suspense account while we try to obtain this information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information. The contribution will be applied as of the date we receive the missing information.

If your financial professional is with a selling broker-dealer other than AXA Advisors, your initial contribution must generally be accompanied by a completed application and any other form we need to process the payments. If any information is missing or unclear, we will hold the contribution, whether received via check or wire, in a non-interest bearing suspense account while we try to obtain this information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you or your financial professional on your behalf, specifically direct us to keep your contribution until we receive the required information. The contribution will be applied as of the date we receive the missing information.

--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. For more information about our business day and our pricing of transactions, please see "Dates and prices at which contract events occur."
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

You can choose from among the variable investment options, the guaranteed interest option, the fixed maturity options, and the account for special dollar cost averaging. If you elect the Guaranteed withdrawal benefit for life or the 100% Principal guarantee benefit, your investment options will be limited to the guaranteed interest option, the account for special dollar cost averaging and the following variable investment options: the AXA Allocation Portfolios and the EQ/Franklin Templeton Allocation Portfolio ("permitted variable investment options").


18  CONTRACT FEATURES AND BENEFITS

If you elect the 125% Principal guarantee benefit, your investment options will be limited to the guaranteed interest option, the account for special dollar cost averaging and the AXA Moderate Allocation Portfolio.

Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite/SM/ contract owners only.

VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available Portfolios, their investment objectives and their advisers. We may, at any time, exercise our rights to limit or terminate your contributions, allocations and transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.


                                              CONTRACT FEATURES AND BENEFITS 19

PORTFOLIOS OF THE TRUSTS

We offer affiliated Trusts, which in turn offer one or more Portfolios. AXA Equitable Funds Management Group, LLC, a wholly owned subsidiary of AXA Equitable, serves as the investment manager of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. For some Portfolios, AXA Equitable Funds Management Group, LLC has entered into sub-advisory agreements with investment advisers (the "sub-advisers") to carry out the day-to-day investment decisions for the Portfolios. As such, AXA Equitable Funds Management Group, LLC oversees the activities of the sub-advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the sub-adviser(s) for each Portfolio, if any. The chart below also shows the currently available Portfolios and their investment objectives.


You should be aware that AXA Advisors, LLC and AXA Distributors, LLC (together, the "Distributors") directly or indirectly receive 12b-1 fees from affiliated Portfolios for providing certain distribution and/or shareholder support services. These fees will not exceed 0.25% of the Portfolios' average daily net assets. The Portfolios' sub-advisers and/or their affiliates may also contribute to the cost of expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the sub-advisers' respective Portfolios. It may be more profitable for us to offer affiliated Portfolios than to offer unaffiliated Portfolios.


As a contract owner, you may bear the costs of some or all of these fees and payments through your indirect investment in the Portfolios. (See the Portfolios' prospectuses for more information.) These fees and payments will reduce the underlying Portfolios' investment returns. AXA Equitable may profit from these fees and payments.

AXA Equitable considers the availability of these fees and payment arrangements during the selection process for the underlying Portfolios. These fees and payment arrangements may create an incentive for us to select Portfolios (and classes of shares of Portfolios) that pay us higher amounts.


The AXA Allocation Portfolios and the EQ/Franklin Templeton Allocation Portfolio offer contract owners a convenient opportunity to invest in other portfolios that are managed and have been selected for inclusion in the AXA Allocation Portfolios and the EQ/Franklin Templeton Allocation Portfolio by AXA Equitable Funds Management Group, LLC. AXA Advisors, LLC, an affiliated broker-dealer of AXA Equitable, may promote the benefits of such Portfolios to contract owners and/or suggest, incidental to the sale of the contract, that contract owners consider whether allocating some or all of their account value to such Portfolios is consistent with their desired investment objectives. In doing so, AXA Equitable, and/or its affiliates, may be subject to conflicts of interest insofar as AXA Equitable may derive greater revenues from the AXA Allocation Portfolios and the EQ/Franklin Templeton Allocation Portfolio than certain other Portfolios available to you under your contract. Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.

As described in more detail in the underlying Portfolio prospectuses, the AXA Allocation Portfolios, the EQ/Franklin Templeton Allocation Portfolio, and certain other affiliated Portfolios use futures and options to reduce the Portfolio's equity exposure during periods when certain market indicators indicate that market volatility is high. This strategy is designed to reduce the risk of market losses from investing in equity securities. However, this strategy may result in periods of underperformance, including those when the specified benchmark index is appreciating, but market volatility is high. As a result, your account value may rise less than it would have without these defensive actions. If you have the GMIB, the Guaranteed withdrawal benefit for life, a Principal guarantee benefit, or other guaranteed benefit, this strategy may also indirectly suppress the value of the guaranteed benefit bases.

You should be aware that having the GMIB, the Guaranteed withdrawal benefit for life, a Principal guarantee benefit, or other guaranteed benefits limits your ability to invest in some of the variable investment options otherwise available to you under the contract. If you do not have the GMIB, Guaranteed withdrawal benefit for life, a Principal guarantee benefit, or other guaranteed benefits then, unless otherwise stated in this Prospectus, you may select from the variable investment options listed below. See "Allocating your contributions" under "Contract features and benefits" for more information about the investment restrictions under your contract.

The investment strategies of the Portfolios and the restrictions on investment options are designed to reduce the overall volatility of your account value. The reduction in volatility permits us to more effectively and efficiently provide the guarantees under the contract. These approaches, while reducing volatility, may also suppress the investment performance of your contract and the value of your guaranteed benefit bases.


----------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST --
 CLASS B SHARES                                                                      INVESTMENT MANAGER (OR SUB-ADVISER(S),
 PORTFOLIO NAME            OBJECTIVE                                                 AS APPLICABLE)
----------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION  Seeks long-term capital appreciation.                        AXA Equitable Funds Management
                                                                                           Group, LLC
----------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE           Seeks a high level of current income.                        AXA Equitable Funds Management
  ALLOCATION                                                                               Group, LLC
----------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS      Seeks current income and growth of capital, with a           AXA Equitable Funds Management
  ALLOCATION               greater emphasis on current income.                             Group, LLC
----------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION    Seeks long-term capital appreciation and current income.     AXA Equitable Funds Management
                                                                                           Group, LLC
----------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS          Seeks long-term capital appreciation and current income,     AXA Equitable Funds Management
  ALLOCATION               with a greater emphasis on capital appreciation.                Group, LLC
----------------------------------------------------------------------------------------------------------------------------


20  CONTRACT FEATURES AND BENEFITS

------------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST --
 CLASS B SHARES                                                                       INVESTMENT MANAGER (OR SUB-ADVISER(S),
 PORTFOLIO NAME            OBJECTIVE                                                  AS APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE    Seeks to achieve long-term growth of capital with an       AllianceBernstein L.P.
  EQUITY                   emphasis on risk-adjusted returns and managing volatility  AXA Equitable Funds Management
                           in the Portfolio.                                             Group, LLC
                                                                                      ClearBridge Advisors, LLC
                                                                                      GCIC US Ltd.
                                                                                      Legg Mason Capital Management, LLC
                                                                                      Marsico Capital Management, LLC
                                                                                      T. Rowe Price Associates, Inc.
                                                                                      Westfield Capital Management
                                                                                         Company, L.P.
------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE BOND     Seeks a balance of high current income and capital appre-  BlackRock Financial Management, Inc.
                           ciation, consistent with a prudent level of risk.          Pacific Investment Management
                                                                                         Company LLC
                                                                                      SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER               Seeks to achieve long-term growth of capital with an       AXA Equitable Funds Management
  INTERNATIONAL EQUITY     emphasis on risk-adjusted returns and managing volatility     Group, LLC
                           in the Portfolio.                                          BlackRock Investment Management, LLC
                                                                                      J.P. Morgan Investment Management Inc.
                                                                                      Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP     Seeks to achieve long-term growth of capital with an       AllianceBernstein L.P.
  CORE EQUITY              emphasis on risk-adjusted returns and managing volatility  AXA Equitable Funds Management
                           in the Portfolio.                                             Group, LLC
                                                                                      Janus Capital Management, LLC
                                                                                      Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP     Seeks to achieve long-term growth of capital with an       AllianceBernstein L.P.
  VALUE                    emphasis on risk-adjusted returns and managing volatility  AXA Equitable Funds Management
                           in the Portfolio.                                             Group, LLC
                                                                                      Institutional Capital LLC
                                                                                      MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP       Seeks to achieve long-term growth of capital with an       AllianceBernstein L.P.
  GROWTH                   emphasis on risk-adjusted returns and managing volatility  AXA Equitable Funds Management
                           in the Portfolio.                                             Group, LLC
                                                                                      BlackRock Investment Management, LLC
                                                                                      Franklin Advisers, Inc.
                                                                                      Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP       Seeks to achieve long-term growth of capital with an       AXA Equitable Funds Management
  VALUE                    emphasis on risk-adjusted returns and managing volatility     Group, LLC
                           in the Portfolio.                                          BlackRock Investment Management, LLC
                                                                                      Diamond Hill Capital Management, Inc.
                                                                                      Knightsbridge Asset Management, LLC
------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER               Seeks high total return through a combination of current   Pacific Investment Management
  MULTI-SECTOR BOND        income and capital appreciation.                              Company LLC
                                                                                      Post Advisory Group, LLC
                                                                                      SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP     Seeks to achieve long-term growth of capital with an       AXA Equitable Funds Management
  GROWTH                   emphasis on risk-adjusted returns and managing volatility     Group, LLC
                           in the Portfolio.                                          BlackRock Investment Management, LLC
                                                                                      Lord, Abbett & Co. LLC
                                                                                      Morgan Stanley Investment
                                                                                         Management Inc.
                                                                                      NorthPointe Capital, LLC
------------------------------------------------------------------------------------------------------------------------------



                                              CONTRACT FEATURES AND BENEFITS 21

-------------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST --
 CLASS B SHARES                                                                         INVESTMENT MANAGER (OR SUB-ADVISER(S),
 PORTFOLIO NAME            OBJECTIVE                                                    AS APPLICABLE)
-------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP     Seeks to achieve long-term growth of capital with an         AXA Equitable Funds Management
  VALUE                    emphasis on risk-adjusted returns and managing volatility       Group, LLC
                           in the Portfolio.                                            BlackRock Investment Management, LLC
                                                                                        Franklin Advisory Services, LLC
                                                                                        Horizon Asset Management, LLC
                                                                                        Pacific Global Investment Management
                                                                                           Company
-------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY    Seeks long-term growth of capital.                           AXA Equitable Funds Management
                                                                                           Group, LLC
                                                                                        RCM Capital Management, LLC
                                                                                        SSgA Funds Management, Inc.
                                                                                        Wellington Management Company, LLP
-------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST --
 CLASS IB SHARES                                                                        INVESTMENT MANAGER (OR SUB-ADVISER(S),
 PORTFOLIO NAME            OBJECTIVE                                                    AS APPLICABLE)
-------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN       Seeks to achieve long-term growth of capital.                AllianceBernstein L.P.
  SMALL CAP GROWTH
-------------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN SMALL      Seeks to achieve long-term total return with an emphasis     AXA Equitable Funds Management
  CAP VALUE CORE           on risk-adjusted returns and managing volatility in the         Group, LLC
                           Portfolio.                                                   BlackRock Investment Management, LLC
                                                                                        Franklin Advisory Services, LLC
-------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE   Seeks to achieve capital appreciation and secondarily,       BlackRock Investment Management, LLC
  EQUITY                   income.
-------------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS         Seeks a combination of growth and income to achieve an       Boston Advisors, LLC
  EQUITY INCOME            above-average and consistent total return.
-------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY        Seeks to achieve long-term capital appreciation.             Calvert Investment Management Inc.
  RESPONSIBLE
-------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN        Seeks to achieve long-term growth of capital.                Capital Guardian Trust Company
  RESEARCH
-------------------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX      Seeks to achieve a total return before expenses that ap-     AllianceBernstein L.P.
                           proximates the total return performance of the Russell
                           3000 Index, including reinvestment of dividends, at a risk level consistent with that of the Russell 3000 Index.
-------------------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX         Seeks to achieve a total return before expenses that ap-     AXA Equitable Funds Management
                           proximates the total return performance of the Barclays         Group, LLC
                           Intermediate U.S. Government/Credit Index, including re-     SSgA Funds Management, Inc.
                           investment of dividends, at a risk level consistent with
                           that of the Barclays Intermediate U.S. Government/Credit
                           Index.
-------------------------------------------------------------------------------------------------------------------------------
EQ/DAVIS NEW YORK VENTURE  Seeks to achieve long-term growth of capital.                Davis Selected Advisers, L.P.
-------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX        Seeks to achieve a total return before expenses that ap-     AllianceBernstein L.P.
                           proximates the total return performance of the S&P 500
                           Index, including reinvestment of dividends, at a risk level consistent with that of the S&P 500 Index.
-------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY GROWTH PLUS      Seeks to achieve long-term growth of capital with an         AXA Equitable Funds Management
                           emphasis on risk-adjusted returns and managing volatility       Group, LLC
                           in the Portfolio.                                            BlackRock Capital Management, Inc.
                                                                                        BlackRock Investment Management, LLC
-------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN CORE BALANCED  Seeks to maximize income while maintaining prospects         AXA Equitable Funds Management
                           for capital appreciation with an emphasis on risk-adjusted      Group, LLC
                           returns and managing volatility in the Portfolio.            BlackRock Investment Management, LLC
                                                                                        Franklin Advisers, Inc.
-------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN TEMPLETON      Primarily seeks capital appreciation and secondarily seeks   AXA Equitable Funds Management
  ALLOCATION               income.                                                         Group, LLC
-------------------------------------------------------------------------------------------------------------------------------



22  CONTRACT FEATURES AND BENEFITS

--------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST --
 CLASS IB SHARES                                                                        INVESTMENT MANAGER (OR SUB-ADVISER(S),
 PORTFOLIO NAME           OBJECTIVE                                                     AS APPLICABLE)
--------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND      Seeks to achieve capital appreciation.                        GAMCO Asset Management, Inc.
  ACQUISITIONS
--------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY    Seeks to maximize capital appreciation.                       GAMCO Asset Management, Inc.
  VALUE
--------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS       Seeks to achieve capital growth and current income.           AXA Equitable Funds Management
                                                                                           Group, LLC
                                                                                        BlackRock Investment Management, LLC
                                                                                        First International Advisors, LLC
                                                                                        Wells Capital Management, Inc.
--------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL MULTI-SECTOR    Seeks to achieve long-term capital appreciation with an       AXA Equitable Funds Management
  EQUITY                  emphasis on risk-adjusted returns and managing volatility        Group, LLC
                          in the Portfolio.                                             BlackRock Investment Management, LLC
                                                                                        Morgan Stanley Investment
                                                                                           Management Inc.
--------------------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE           Seeks to achieve a total return before expenses that ap-      AXA Equitable Funds Management
  GOVERNMENT BOND/(1)/    proximates the total return performance of the Barclays          Group, LLC
                          Intermediate U.S. Government Bond Index, including re-        SSgA Funds Management, Inc.
                          investment of dividends, at a risk level consistent with
                          that of the Barclays Intermediate U.S. Government Bond
                          Index.
--------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL CORE     Seeks to achieve long-term growth of capital with an          AXA Equitable Funds Management
  PLUS                    emphasis on risk-adjusted returns and managing volatility        Group, LLC
                          in the Portfolio.                                             BlackRock Investment Management, LLC
                                                                                        Hirayama Investments, LLC
                                                                                        WHV Investment Management
--------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL EQUITY   Seeks to achieve a total return (before expenses) that        AllianceBernstein L.P.
  INDEX                   approximates the total return performance of a composite
                          index comprised of 40% Dow Jones EURO STOXX 50
                          Index, 25% FTSE 100 Index, 25% TOPIX Index and 10%
                          S&P/ASX 200 Index, including reinvestment of dividends,
                          at a risk level consistent with that of the composite index.
--------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL VALUE    Seeks to provide current income and long-term growth of       AXA Equitable Funds Management
  PLUS                    income, accompanied by growth of capital with an                 Group, LLC
                          emphasis on risk-adjusted returns and managing volatility     BlackRock Investment Management, LLC
                          in the Portfolio.                                             Northern Cross, LLC
--------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE         Seeks to achieve long-term capital appreciation.              J.P. Morgan Investment Management Inc.
  OPPORTUNITIES
--------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP CORE PLUS    Seeks to achieve long-term growth of capital with an          AXA Equitable Funds Management
                          emphasis on risk-adjusted returns and managing volatility        Group, LLC
                          in the Portfolio.                                             BlackRock Investment Management, LLC
                                                                                        Institutional Capital LLC
--------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX Seeks to achieve a total return before expenses that ap-      AllianceBernstein L.P.
                          proximates the total return performance of the Russell
                          1000 Growth Index, including reinvestment of dividends
                          at a risk level consistent with that of the Russell 1000
                          Growth Index.
--------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH PLUS  Seeks to provide long-term capital growth with an em-         AXA Equitable Funds Management
                          phasis on risk-adjusted returns and managing volatility in       Group, LLC
                          the Portfolio.                                                BlackRock Investment Management, LLC
                                                                                        Marsico Capital Management, LLC
--------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX  Seeks to achieve a total return before expenses that approx-  SSgA Funds Management, Inc.
                          imates the total return performance of the Russell 1000
                          Value Index, including reinvestment of dividends, at a risk level consistent with that of the Russell 1000 Value Index.
--------------------------------------------------------------------------------------------------------------------------------



                                              CONTRACT FEATURES AND BENEFITS 23

-----------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST --
 CLASS IB SHARES                                                                      INVESTMENT MANAGER (OR SUB-ADVISER(S),
 PORTFOLIO NAME           OBJECTIVE                                                   AS APPLICABLE)
-----------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE PLUS   Seeks to achieve long-term growth of capital with an        AllianceBernstein L.P.
                          emphasis on risk-adjusted returns and managing volatility   AXA Equitable Funds Management
                          in the Portfolio.                                              Group, LLC
-----------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP  Seeks to achieve capital appreciation and growth of in-     Lord, Abbett & Co. LLC
  CORE                    come with reasonable risk.
-----------------------------------------------------------------------------------------------------------------------------
EQ/MFS INTERNATIONAL      Seeks to achieve capital appreciation.                      Massachusetts Financial Services
  GROWTH                                                                                 Company which operates under the
                                                                                         name of MFS Investment Management
-----------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX          Seeks to achieve a total return before expenses that ap-    SSgA Funds Management, Inc.
                          proximates the total return performance of the S&P Mid
                          Cap 400 Index, including reinvestment of dividends, at a
                          risk level consistent with that of the S&P Mid Cap 400
                          Index.
-----------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP VALUE PLUS     Seeks to achieve long-term capital appreciation with an     AXA Equitable Funds Management
                          emphasis on risk adjusted returns and managing volatility      Group, LLC
                          in the Portfolio.                                           BlackRock Investment Management, LLC
                                                                                      Wellington Management Company, LLP
-----------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET           Seeks to obtain a high level of current income, preserve    The Dreyfus Corporation
                          its assets and maintain liquidity.
-----------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL      Seeks to achieve capital appreciation.                      Montag & Caldwell, LLC
  GROWTH
-----------------------------------------------------------------------------------------------------------------------------
EQ/MORGAN STANLEY MID     Seeks to achieve capital growth.                            Morgan Stanley Investment
  CAP GROWTH                                                                             Management Inc.
-----------------------------------------------------------------------------------------------------------------------------
EQ/MUTUAL LARGE CAP       Seeks to achieve capital appreciation, which may            AXA Equitable Funds Management
  EQUITY                  occasionally be short-term, with an emphasis on risk           Group, LLC
                          adjusted returns and managing volatility in the Portfolio.  BlackRock Investment Management, LLC
                                                                                      Franklin Mutual Advisers, LLC
-----------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL     Seeks to achieve capital appreciation.                      OppenheimerFunds, Inc.
-----------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA SHORT BOND Seeks to generate a return in excess of traditional money   Pacific Investment Management
                          market products while maintaining an emphasis on               Company, LLC
                          preservation of capital and liquidity.
-----------------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS      Seeks to achieve high current income consistent with        AllianceBernstein L.P.
                          moderate risk to capital.                                   AXA Equitable Funds Management
                                                                                         Group, LLC
-----------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX    Seeks to replicate as closely as possible (before the de-   AllianceBernstein L.P.
                          duction of Portfolio expenses) the total return of the Rus-
                          sell 2000 Index.
-----------------------------------------------------------------------------------------------------------------------------
EQ/T. ROWE PRICE GROWTH   Seeks to achieve long-term capital appreciation and sec-    T. Rowe Price Associates, Inc.
  STOCK                   ondarily, income.
-----------------------------------------------------------------------------------------------------------------------------
EQ/TEMPLETON GLOBAL       Seeks to achieve long-term capital growth with an           AXA Equitable Funds Management
  EQUITY                  emphasis on risk adjusted returns and managing volatility      Group, LLC
                          in the Portfolio.                                           BlackRock Investment Management, LLC
                                                                                      Templeton Investment Counsel, LLC
-----------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME  Seeks to achieve total return through capital appreciation  UBS Global Asset Management
                          with income as a secondary consideration.                      (Americas) Inc.
-----------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK    Seeks to achieve capital growth and income.                 Invesco Advisers, Inc.
-----------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO OMEGA      Seeks to achieve long-term capital growth.                  Wells Capital Management, Inc.
  GROWTH
-----------------------------------------------------------------------------------------------------------------------------




(1)This is the Portfolio's new name, effective on or about May 1, 2012. The Portfolio's former name was EQ/Intermediate Government Bond Index.


YOU SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS, AND CHARGES AND EXPENSES OF THE PORTFOLIOS CAREFULLY BEFORE INVESTING. THE PROSPECTUSES FOR THE TRUSTS CONTAIN THIS AND OTHER IMPORTANT INFORMATION ABOUT THE PORTFOLIOS. THE PROSPECTUSES SHOULD BE READ CAREFULLY BEFORE INVESTING. IN ORDER TO OBTAIN COPIES OF TRUST PROSPECTUSES THAT DO NOT ACCOMPANY THIS PROSPECTUS, YOU MAY CALL ONE OF OUR CUSTOMER SERVICE REPRESENTATIVES AT 1-800-789-7771.


24  CONTRACT FEATURES AND BENEFITS

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this Prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1)the minimum interest rate guaranteed over the life of the contract,

(2)the yearly guaranteed interest rate for the calendar year, and

(3)the current interest rate.

We set current interest rates periodically based upon our discretion and according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but before deduction of annual administrative charges, any withdrawal charges (if applicable under your Accumulator(R) Series contract) and any optional benefit charges. See Appendix VII later in this Prospectus for state variations.


Depending on the state where your contract is issued, your lifetime minimum rate ranges from 1.00% to 3.00%. The data page for your contract shows the lifetime minimum rate. Check with your financial professional as to which rate applies in your state. The minimum yearly rate will never be less than the lifetime minimum rate. The minimum yearly rate for 2012 is 1.00%. Current interest rates will never be less than the yearly guaranteed interest rate.


Generally, contributions and transfers into and out of the guaranteed interest option are limited. See "Transferring your money among the investment options" later in this Prospectus for restrictions on transfers to and from the guaranteed interest option.

FIXED MATURITY OPTIONS

We may offer fixed maturity options with maturity dates ranging from one to ten years. Also, we reserve the right to discontinue offering fixed maturity options at any time. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that, at any given time, we may not offer fixed maturity options with all ten possible maturity dates. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than twelve different maturities running during any contract year. This limit includes any maturities that have had any allocation or transfers even if the entire amount is withdrawn or transferred during the contract year. These amounts become part of a non-unitized separate account. Interest is earned at a guaranteed rate we set for each fixed maturity option, based on our discretion and according to our procedures ("rate to maturity"). The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional or see Appendix VII later in this Prospectus to see if fixed maturity options are available in your state.

--------------------------------------------------------------------------------
Fixed maturity options generally range from one to ten years to maturity.
--------------------------------------------------------------------------------

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We may offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for owner and annuitant ages 76 and older. See "Allocating your contributions" below.

Each new contribution is applied to a new fixed maturity option. When you apply for an Accumulator(R) Series contract, a 60-day rate lock-in will apply from the date the application is signed. Any contributions received and designated for a fixed maturity option during this period will receive the then current fixed maturity option rate or the rate that was in effect on the date that the application was signed, whichever is greater. There is no rate lock available for subsequent contributions to the contract after 60 days, transfers from any of the variable investment options or the guaranteed interest option into a fixed maturity option or transfers from one fixed maturity option to another.

YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the restrictive conditions listed below in "Allocating your contributions" would apply:

(a)transfer the maturity value into another available fixed maturity option, one or more of the variable investment options or the guaranteed interest option; or

(b)withdraw the maturity value (for all contracts except Accumulator(R) Select/SM/, there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date. As of February 15, 2012, the next available maturity date was February 15, 2019. If no fixed maturity options are available, we will transfer your maturity value to the EQ/Money Market option.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. A market value adjustment will also apply if amounts in a fixed maturity option are used to purchase any annuity payment option prior to the maturity date and may apply on payment of a death benefit. The market value adjustment, positive or negative, resulting from a withdrawal or transfer (including a deduction for charges) of a portion of the


                                              CONTRACT FEATURES AND BENEFITS 25
amount in the fixed maturity option will be a percentage of the market value adjustment that would apply if you were to withdraw the entire amount in that fixed maturity option. The market value adjustment applies to the amount remaining in a fixed maturity option and does not reduce the actual amount of a withdrawal. The amount applied to an annuity payout option will reflect the application of any applicable market value adjustment (either positive or negative). We only apply a positive market value adjustment to the amount in the fixed maturity option when calculating any death benefit proceeds under your contract. The amount of the adjustment will depend on two factors:

(a)the difference between the rate to maturity that applies to the amount being withdrawn and the rate we have in effect at that time for new fixed maturity options (adjusted to reflect a similar maturity date), and

(b)the length of time remaining until the maturity date.

If fixed maturity option interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if fixed maturity option interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.

ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

(This section only applies to Accumulator(R) and Accumulator(R) Elite/SM/ contracts.)

The account for special dollar cost averaging is part of our general account. We pay interest at guaranteed rates in this account. We will credit interest to the amounts that you have in the account for special dollar cost averaging every day. We set the interest rates periodically based on our discretion and according to procedures that we have. We reserve the right to change these procedures.

We guarantee to pay our current interest rate that is in effect on the date that your contribution is allocated to this account. Your guaranteed interest rate for the time period you select will be shown in your contract for an initial contribution. The rate will never be less than the lifetime minimum rate for the guaranteed interest option. See "Allocating your contributions" below for rules and restrictions that apply to the special dollar cost averaging program.

ALLOCATING YOUR CONTRIBUTIONS

You may choose between self-directed and dollar cost averaging to allocate your contributions under your contract. Subsequent contributions are allocated according to instructions on file unless you provide new instructions.

The contract is between you and AXA Equitable. The contract is not an investment advisory account, and AXA Equitable is not providing any investment advice or managing the allocations under your contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the contract, have the sole authority to make investment allocations and other decisions under the contract. If your financial professional is with AXA Advisors, he or she is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, you should speak with him/her regarding any different arrangements that may apply.

SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options, the guaranteed interest option (subject to restrictions in certain states-see Appendix VII later in this Prospectus for state variations) and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. For Accumulator(R) Plus/SM/, Accumulator(R) Elite/SM/ and Accumulator(R) Select/SM/ contract owners, no more than 25% of any contribution may be allocated to the guaranteed interest option. The total of your allocations into all available investment options must equal 100%. We reserve the right to restrict allocations to any variable investment option. If an owner or annuitant is age 76-80, you may allocate contributions to fixed maturity options with maturities of seven years or less. If an owner or annuitant is age 81 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.

DOLLAR COST AVERAGING

We offer a variety of dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to available investment options by periodically transferring approximately the same dollar amount to the investment options you select. Regular allocations to the variable investment options will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options or the guaranteed interest option.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

SPECIAL DOLLAR COST AVERAGING PROGRAM. The special dollar cost averaging program is only available to Accumulator(R) and Accumulator(R) Elite/SM/ contract owners. Under the program, you may choose to allocate all or a portion of any eligible contribution to the account for special dollar cost averaging. Contributions into the account for special dollar cost averaging may not be transfers from other investment options. Your initial allocation to any special dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time and once you select a time period, you may not change it. In Pennsylvania, we refer to this program as "enhanced rate dollar cost averaging."

26  CONTRACT FEATURES AND BENEFITS

You may have your account value transferred to any of the variable investment options available under your contract. Only the permitted variable investment options are available if you elect the Guaranteed withdrawal benefit for life or the 100% Principal guarantee benefit. Only the AXA Moderate Allocation Portfolio is available if you elect the 125% Principal guarantee benefit. We will transfer amounts from the account for special dollar cost averaging into the variable investment options over an available time period that you select. We offer time periods of 3, 6 or 12 months, during which you will receive an enhanced interest rate. We may also offer other time periods. Your financial professional can provide information on the time periods and interest rates currently available in your state, or you may contact our processing office. If the special dollar cost averaging program is selected at the time of application to purchase the Accumulator(R) Series contract, a 60 day rate lock will apply from the date of application. Any contribution(s) received during this 60 day period will be credited with the interest rate offered on the date of application for the remainder of the time period selected at application. Any contribution(s) received after the 60 day rate lock period has ended will be credited with the then current interest rate for the remainder of the time period selected at application. Contribution(s) made to a special dollar cost averaging program selected after the Accumulator(R) Series contract has been issued will be credited with the then current interest rate on the date the contribution is received by AXA Equitable for the time period initially selected by you. Once the time period you selected has run, you may then select another time period for future contributions. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made. Currently, your account value will be transferred from the account for special dollar cost averaging into the variable investment options on a monthly basis. We may offer this program in the future with transfers on a different basis.

We will transfer all amounts out of the account for special dollar cost averaging by the end of the chosen time period. The transfer date will be the same day of the month as the contract date, but not later than the 28th day of the month. For a special dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the special dollar cost averaging program, but not later than the 28th day of the month.

If you choose to allocate only a portion of an eligible contribution to the account for special dollar cost averaging, the remaining balance of that contribution will be allocated to the variable investment options, guaranteed interest option or fixed maturity options according to your instructions.

The only transfers that will be made from the account for special dollar cost averaging are your regularly scheduled transfers to the variable investment options. No amounts may be transferred from the account for special dollar cost averaging to the guaranteed interest option or the fixed maturity options. If you request to transfer or withdraw any other amounts from the account for special dollar averaging, we will transfer all of the value that you have remaining in the account for special dollar cost averaging to the investment options according to the allocation percentages for special dollar cost averaging we have on file for you. You may ask us to cancel your participation at any time. We may, at any time, exercise our right to terminate transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. Please see Appendix VII for more information on state availability or certain restrictions in your state.

You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out. The minimum amount that we will transfer each time is $250.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

We may, at any time, exercise our right to terminate transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.

If you are participating in a Principal guarantee benefit, the general dollar cost averaging program is not available.

If you elect the Guaranteed withdrawal benefit for life, general dollar cost averaging is not available.

12 MONTH DOLLAR COST AVERAGING PROGRAM. The 12 month dollar cost averaging program is only available to Accumulator(R) Select/SM/ contract owners. You may dollar cost average from the EQ/Money Market option into any of the other variable investment options. You may elect to participate in the 12 month dollar cost averaging program at any time subject to the age limitation on contributions described earlier in this Prospectus. Contributions into the account for 12 month dollar cost averaging may not be transfers from other investment options. You must allocate your entire initial contribution into the EQ/Money Market option if you are selecting the 12 month dollar cost averaging program at application to purchase an Accumulator(R) Select/SM/ contract; thereafter, initial allocations to any new 12 month dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time. We will transfer your value in the EQ/Money Market option into the other variable investment options that you select over the next 12 months or such other period we may offer. Once the time period then in effect has run, you may then select to participate in the dollar cost averaging program for an additional time period. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made.

Currently, the transfer date will be the same day of the month as the contract date, but not later than the 28th. For a 12 month dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the 12

                                              CONTRACT FEATURES AND BENEFITS 27
month dollar cost averaging program, but not later than the 28th of the month. All amounts will be transferred out by the end of the time period then in effect. Under this program we will not deduct the mortality and expense risks, administrative, and distribution charges from assets in the EQ/Money Market option.

You may not transfer amounts to the EQ/Money Market option established for this program that are not part of the 12 month dollar cost averaging program. The only amounts that should be transferred from the EQ/Money Market option are your regularly scheduled transfers to the other variable investment options. If you request to transfer or withdraw any other amounts from the EQ/Money Market option, we will transfer all of the value that you have remaining in the account for 12 month dollar cost averaging to the investment options according to the allocation percentages we have on file for you. You may ask us to cancel your participation at any time.

You may not participate in the 12 month dollar cost averaging program if you elect the Guaranteed withdrawal benefit for life or a Principal guarantee benefit.

INVESTMENT SIMPLIFIER

FIXED-DOLLAR OPTION. Under this option you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice. Only the permitted variable investment options are available if you elect the Guaranteed withdrawal benefit for life or the 100% Principal guarantee benefit. Only the AXA Moderate Allocation Portfolio is available if you elect the 125% Principal guarantee benefit. Transfers may be made on a monthly, quarterly or annual basis. You can specify the number of transfers or instruct us to continue to make transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. The transfer date will be the same calendar day of the month as the contract date but not later than the 28th day of the month. The minimum transfer amount is $50. Unlike the account for special dollar cost averaging (available in Accumulator(R) and Accumulator(R) Elite/SM/ contracts only), the fixed dollar option does not offer enhanced rates. Also, this option is subject to the guaranteed interest option transfer limitations described under "Transferring your account value" in "Transferring your money among investment options" later in this Prospectus. While the program is running, any transfer that exceeds those limitations will cause the program to end for that contract year. You will be notified. You must send in a request form to resume the program in the next or subsequent contract years.

If, on any transfer date, your value in the guaranteed interest option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and the program will end. You may change the transfer amount once each contract year or cancel this program at any time. We may, at any time, exercise our right to terminate transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.

INTEREST SWEEP OPTION. Under this option, you may elect to have monthly transfers from amounts in the guaranteed interest option into the variable investment options of your choice. Only the permitted variable investment options are available if you elect the Guaranteed withdrawal benefit for life or the 100% Principal guarantee benefit. Only the AXA Moderate Allocation Portfolio is available if you elect the 125% Principal guarantee benefit. The transfer date will be the last business day of the month. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election. We will automatically cancel the interest sweep program if the amount in the guaranteed interest option is less than $7,500 on the last day of the month for two months in a row. For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office. We may, at any time, exercise our right to terminate transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.

                              -------------------

You may not participate in any dollar cost averaging program if you are participating in the Option II rebalancing program. Under the Option I rebalancing program, you may participate in any of the dollar cost averaging programs except general dollar cost averaging, and for Accumulator(R) Select/SM/ contract owners, the 12 month dollar cost averaging program. You may only participate in one dollar cost averaging program at a time. See "Transferring your money among investment options" later in this Prospectus. Also, for information on how the dollar cost averaging program you select may affect certain guaranteed benefits, see "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" immediately below.

We do not deduct a transfer charge for any transfer made in connection with our dollar cost averaging and Investment Simplifier programs. Not all dollar cost averaging programs are available in all states. See Appendix VII later in this Prospectus for more information on state availability.

CREDITS (for Accumulator(R) Plus/SM/ contracts only)

A credit will also be allocated to your account value at the same time that we allocate your contribution. Credits are allocated to the same investment options based on the same percentages used to allocate your contributions. We do not include credits in calculating any of your benefit bases under the contract, except to the extent that any credits are part of your account value, which is used to calculate the Annual Ratchet benefit bases or a Roll-up benefit base reset.

The amount of the credit will be 4%, 4.5% or 5% of each contribution based on the following breakpoints and rules:

               -------------------------------------------------
                                               CREDIT PERCENTAGE
               FIRST YEAR TOTAL CONTRIBUTIONS     APPLIED TO
                        BREAKPOINTS              CONTRIBUTIONS
               -------------------------------------------------
                   Less than $500,000                  4%
               -------------------------------------------------
                   $500,000-$999,999.99               4.5%
               -------------------------------------------------
                   $1 million or more                  5%
               -------------------------------------------------

The percentage of the credit is based on your total first year contributions. If you purchase a Principal guarantee benefit, you may not make additional contributions after the first six months. This credit percentage will be credited to your initial contribution and each

28  CONTRACT FEATURES AND BENEFITS
additional contribution made in the first contract year (after adjustment as described below), as well as those in the second and later contract years. The credit will apply to additional contributions only to the extent that the sum of that contribution and prior contributions to which no credit was applied exceeds the total withdrawals made from the contract since the issue date.

For example, assume you make an initial contribution of $100,000 to your contract and your account value is credited with $4,000 (4% x $100,000). After that, you decide to withdraw $7,000 from your contract. Later, you make a subsequent contribution of $3,000. You receive no credit on your $3,000 contribution since it does not exceed your total withdrawals ($7,000). Further assume that you make another subsequent contribution of $10,000. At that time, your account value will be credited with $240 [4% x (10,000 + 3,000 -7,000)].

Although the credit, as adjusted at the end of the first contract year, will be based upon first year total contributions, the following rules affect the percentage with which contributions made in the first contract year are credited during the first contract year:

..   Indication of intent: If you indicate in the application at the time you purchase your contract an intention to make additional con- tributions to meet one of the breakpoints (the "Expected First Year Contribution Amount") and your initial contribution is at least 50% of the Expected First Year Contribution Amount, your credit percentage will be as follows:

   -- For any contributions resulting in total contributions to date less than or equal to your Expected First Year Contribution Amount, the credit percentage will be the percentage that applies to the Expected First Year Contribution Amount based on the table above.

   -- For any subsequent contribution that results in your total contributions to date exceeding your Expected First Year Contribution Amount, such that the credit percentage should have been higher, we will increase the credit percentage applied to that contribution, as well as any prior or subsequent contributions made in the first contract year, accordingly.

   -- If at the end of the first contract year your total contributions were lower than your Expected First Year Contribution Amount such that the credit applied should have been lower, we will recover any Excess Credit. The Excess Credit is equal to the difference between the credit that was actually applied based on your Expected First Year Contribution Amount (as applicable) and the credit that should have been applied based on first year total contributions.

   -- The "Indication of intent" approach to first year contribu- tions is not available in all states. Please see Appendix VII later in this Prospectus for information on state availability.

..   No indication of intent:

   -- For your initial contribution (if available in your state) we will apply the credit percentage based upon the above table.

   -- For any subsequent contribution that results in a higher applicable credit percentage (based on total contributions to date), we will increase the credit percentage applied to that contribution, as well as any prior or subsequent contributions made in the first contract year, accordingly.

In addition to the recovery of any Excess Credit, we will recover all of the credit or a portion of the credit in the following situations:

..   If you exercise your right to cancel the contract, we will recover the entire credit made to your contract (see "Your right to cancel within a certain number of days" later in this Prospectus).

..   If you start receiving annuity payments within three years of mak- ing any contribution, we will recover the credit that applies to any contribution made within the prior three years. Please see Appendix VII later in this Prospectus for information on state variations.

..   If the owner (or older joint owner, if applicable) dies during the one-year period following our receipt of a contribution to which a credit was applied, we will recover the amount of such credit. For Joint life GWBL contracts, we will only recover the credit if the second owner dies within the one-year period following a contribution.

We will recover any credit on a pro rata basis from the value in your variable investment options and guaranteed interest option. If there is insufficient value or no value in the variable investment options and guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturing date(s). A market value adjustment may apply to withdrawals from the fixed maturity options.

We do not consider credits to be contributions for purposes of any discussion in this Prospectus. Credits are also not considered to be part of your investment in the contract for tax purposes.

We use a portion of the mortality and expense risks charge and withdrawal charge to help recover our cost of providing the credit. See "Charges and expenses" later in this Prospectus. The charge associated with the credit may, over time, exceed the sum of the credit and any related earnings. You should consider this possibility before purchasing the contract.

GUARANTEED MINIMUM DEATH BENEFIT AND
GUARANTEED MINIMUM INCOME BENEFIT BASE

This section does not apply if you elect GWBL. For information about the GWBL death benefits and benefit bases, see "Guaranteed withdrawal benefit for life ("GWBL")" later in this section.

The Guaranteed minimum death benefit base and Guaranteed minimum income benefit base (hereinafter, in this section called your "benefit base") are used to calculate the Guaranteed minimum income benefit and the death benefits, as described in this section. The benefit base for the Guaranteed minimum income benefit and any enhanced death benefit will be calculated as described below in this section whether these options are elected individually or in combination. Your benefit base is not an account value or a cash value. See also "Guaranteed minimum income benefit option" and "Guaranteed minimum death benefit" below.

STANDARD DEATH BENEFIT. Your benefit base is equal to:

..   your initial contribution and any additional contributions to the contract;
    less

                                              CONTRACT FEATURES AND BENEFITS 29

..   a deduction that reflects any withdrawals you make (including any applicable withdrawal charges). The amount of this deduction is described under "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in this Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM/ contracts.

6% ROLL-UP TO AGE 85 (USED FOR THE GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). Your benefit base is equal to:

..   your initial contribution and any additional contributions to the contract;
    plus

..   daily roll-up; less

..   a deduction that reflects any withdrawals you make (including any applicable withdrawal charges). The amount of this deduction is described under "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in this Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM/ contracts.

The effective annual roll-up rate credited to this benefit base is:


..   6% with respect to the variable investment options (including amounts allocated to the account for special dollar cost averaging under Accumulator(R) and Accumulator(R) Elite/SM/ contracts but excluding all other amounts allocated to the EQ/Money Market and EQ/Intermediate Government Bond variable investment options and monies allocated to the 12 month dollar cost averaging program under Accumulator(R) Select/SM/); the effective annual rate may be 4% in some states. Please see Appendix VII later in this Prospectus to see what applies in your state; and

..   3% with respect to the EQ/Intermediate Government Bond, EQ/Money Market,
    the fixed maturity options, the guaranteed interest option and the loan reserve account under Rollover TSA (if applicable).


The benefit base stops rolling up on the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday. For contracts with non-natural owners, the benefit base stops rolling up on the contract date anniversary following the annuitant's 85th birthday.

Please see "Our administrative procedures for calculating your Roll-Up benefit base following a transfer" later in the Prospectus for more information about how we calculate your Roll-Up benefit base when you transfer account values between investment options with a higher roll-up rate (4-6%) and investment options with a lower roll-up rate (3%).

ANNUAL RATCHET TO AGE 85 (USED FOR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). If you have not taken a withdrawal from your contract, your benefit base is equal to the greater of either:

..   your initial contribution to the contract (plus any additional contributions),

                                      or

..   your highest account value on any contract date anniversary up to the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday (plus any contributions made since the most recent Annual Ratchet).

If you have taken a withdrawal from your contract, your benefit base will be reduced from the amount described above. See "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits"in "Accessing your money" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in this Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM/ contracts. At any time after a withdrawal, your benefit base is equal to the greater of either:

..   your benefit base immediately following the most recent with- drawal (plus any additional contributions made after the date of such withdrawal),

                                      or

..   your highest account value on any contract date anniversary after the date of the most recent withdrawal, up to the contract date anniversary following the owner's (or older joint owner's, if appli- cable) 85th birthday (plus any contributions made since the most recent Annual Ratchet after the date of such withdrawal).

For contracts with non-natural owners, the last contract date anniversary a ratchet could occur is based on the annuitant's age.

GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6% Roll-Up to age 85 or the benefit base computed for the Annual Ratchet to age 85, as described immediately above, on each contract date anniversary. For the Guaranteed minimum income benefit, the benefit base is reduced by any applicable withdrawal charge remaining when the option is exercised. For more information, see "Withdrawal charge" in "Charges and expenses" later in this Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM/ contracts.

In Washington a different roll-up rate applies to the Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit. See Appendix VII later in this Prospectus.

GUARANTEED MINIMUM DEATH BENEFIT/GUARANTEED MINIMUM INCOME BENEFIT ROLL-UP BENEFIT BASE RESET. If both the Guaranteed minimum income benefit AND the Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit (the "Greater of enhanced death benefit") are elected, you may reset the Roll-Up benefit base for these guaranteed benefits to equal the account value on any contract date anniversary until the contract date anniversary following age 75, if your contract has an annual reset. If

30  CONTRACT FEATURES AND BENEFITS
your contract has a five year reset, you may reset the Roll-Up benefit base for these guaranteed benefits to equal the account value on any 5th or later contract date anniversary until the contract date anniversary following age 75. The reset amount would equal the account value as of the contract date anniversary on which you reset your Roll-Up benefit base. The 6% Roll-Up continues to age 85 on any reset benefit base.

We will send you a notice in each year that the Roll-Up benefit base is eligible to be reset, and you will have 30 days from your contract date anniversary to request a reset. At any time, you may choose one of the three available reset methods: one-time reset option, automatic annual reset program or automatic customized reset program.

--------------------------------------------------------------------------------
ONE-TIME RESET OPTION -- resets your Roll-Up benefit base on a single contract date anniversary.
AUTOMATIC ANNUAL RESET PROGRAM -- automatically resets your Roll-Up benefit base on each contract date anniversary you are eligible for a reset.
AUTOMATIC CUSTOMIZED RESET PROGRAM -- automatically resets your Roll-Up benefit base on each contract date anniversary, if eligible, for the period you designate.
--------------------------------------------------------------------------------

If your request to reset your Roll-Up benefit base is received at our processing office more than 30 days after your contract date anniversary, your Roll-Up benefit base will reset on the next contract date anniversary if you are eligible for a reset.

One-time reset requests will be processed as follows:

(i)if your request is received within 30 days following your contract date anniversary, your Roll-Up benefit base will be reset, if eligible, as of that contract date anniversary. If your benefit base was not eligible for a reset on that contract date anniversary, your one-time reset request will be terminated;

(ii)if your request is received outside the 30 day period following your contract date anniversary, your Roll-Up benefit base will be reset, if eligible, on the next contract date anniversary. If your benefit base is not eligible for a reset, your one-time reset request will be terminated.

Once your one-time reset request is terminated, you must submit a new request in order to reset your benefit base.

If you wish to cancel your elected reset program, your request must be received by our processing office at least 30 days prior to your contract date anniversary to terminate your reset program for such contract date anniversary. Cancellation requests received after this window will be applied the following year. A reset cannot be cancelled after it has occurred. For more information, see "How to reach us" earlier in this Prospectus. Each time you reset the Roll-Up benefit base, your Roll-Up benefit base will not be eligible for another reset until the next contract date anniversary or for five years, depending upon the reset period available under your contract. Please see Appendix VIII later in this Prospectus for more information on the reset feature available under your contract. If after your death your spouse continues the contract and your contract has an annual reset, the benefit base will be eligible to be reset on each contract date anniversary, if applicable. However, if your contract has a five year reset, the benefit base will be eligible to be reset either five years from the contract date or from the last reset date, if applicable. The last age at which the benefit base is eligible to be reset is the contract date anniversary following owner (or older joint owner, if applicable) age 75. For contracts with non-natural owners, reset eligibility is based on the annuitant's age.

It is important to note that once you have reset your Roll-Up benefit base, a new waiting period to exercise the Guaranteed minimum income benefit will apply from the date of reset; you may not exercise until the tenth contract date anniversary following the reset or, if later, the earliest date you would have been permitted to exercise without regard to the reset. See "Exercise rules" under "Guaranteed minimum income benefit option" below for more information. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the exercise waiting period. Also, even when there is no additional charge when you reset your Roll-Up benefit base, the total dollar amount charged on future contract date anniversaries may increase as a result of the reset since the charges may be applied to a higher benefit base than would have been otherwise applied. See "Charges and expenses" in the Prospectus.

If you are a traditional IRA, TSA or QP contract owner, before you reset your Roll-Up benefit base, please consider the effect of the 10-year exercise waiting period on your requirement to take lifetime required minimum distributions with respect to the contract. If you must begin taking lifetime required minimum distributions during the 10-year waiting period, you may want to consider taking the annual lifetime required minimum distribution calculated for the contract from another permissible contract or funding vehicle. If you withdraw the lifetime required minimum distribution from the contract, and the required minimum distribution is more than 6% of the reset benefit base, the withdrawal would cause a pro rata reduction in the benefit base. Alternatively, resetting the benefit base to a larger amount would make it less likely that the required minimum distributions would exceed the 6% threshold. See "Lifetime required minimum distribution withdrawals" and "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" in "Accessing your money." Also, see "Required minimum distributions" under "Individual retirement arrangements (IRAs)" in "Tax information" and Appendix II -- "Purchase considerations for QP Contracts" as well as Appendix IX -- "Tax-sheltered annuity contracts (TSAs)" later in this Prospectus.

The Roll-Up benefit base for both the "Greater of" enhanced death benefit and the Guaranteed minimum income benefit are reset simultaneously when you request a Roll-Up benefit base reset. You cannot elect a Roll-Up benefit base reset for one benefit and not the other.

ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the Guaranteed minimum income benefit and annuity payout options. The Guaranteed minimum income benefit is discussed in "Guaranteed minimum income benefit option" below and annuity payout options are discussed under "Your annuity payout options" in "Accessing your money" later in this Prospectus.

Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the owner's (and any joint owner's) age and sex in certain instances. Your contract may specify different guaranteed annuity purchase factors for the Guaranteed minimum income benefit and the annuity payout options.


                                              CONTRACT FEATURES AND BENEFITS 31

We may provide more favorable current annuity purchase factors for the annuity payout options.

GUARANTEED MINIMUM INCOME BENEFIT OPTION

The Guaranteed minimum income benefit is available if the owner is age 20 through 75 at the time the contract is issued. If the contract is jointly owned, the Guaranteed minimum income benefit will be calculated on the basis of the older owner's age. There is an additional charge for the Guaranteed minimum income benefit which is described under "Guaranteed minimum income benefit charge" in "Charges and expenses" later in this Prospectus. Once you purchase the Guaranteed minimum income benefit, you may not voluntarily terminate this benefit.

If you are purchasing the contract as an Inherited IRA or if you elect a Principal guarantee benefit or the Guaranteed withdrawal benefit for life, the Guaranteed minimum income benefit is not available. If you are using the contract to fund a charitable remainder trust (for Accumulator(R) and Accumulator(R) Elite/SM/ contracts only), you will have to take certain distribution amounts. You should consider split-funding so that those distributions do not adversely impact your Guaranteed minimum income benefit. See "Owner and annuitant requirements" earlier in this section. For IRA, QP and Rollover TSA contracts, owners over age 60 at contract issue should consider the impact of the minimum distributions required by tax law in relation to the withdrawal limitations under the Guaranteed minimum income benefit. See "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits"in "Accessing your money"later in this Prospectus.

If you elect the Guaranteed minimum income benefit option and change ownership of the contract, this benefit will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.

The Guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed pay-out option or a life with a period certain payout option. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your Guaranteed minimum income benefit. The maximum period certain available under the life with a period certain payout option is 10 years. This period may be shorter, depending on the owner's age, as follows:

--------------------------------------
    LEVEL PAYMENTS
--------------------------------------
                 PERIOD CERTAIN YEARS
   OWNER'S       ---------------------
AGE AT EXERCISE  IRAS        NQ
-                ---------------------
75 and younger    10         10
      76          9          10
      77          8          10
      78          7          10
      79          7          10
      80          7          10
      81          7          9
      82          7          8
      83          7          7
      84          6          6
      85          5          5
--------------------------------------

We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.

--------------------------------------------------------------------------------
The Guaranteed minimum income benefit should be regarded as a safety net only.
--------------------------------------------------------------------------------

When you exercise the Guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your Guaranteed minimum income benefit which is calculated by applying your Guaranteed minimum income benefit base, less any applicable withdrawal charge remaining (if applicable under your Accumulator(R) Series contract), to guaranteed annuity purchase factors, or (ii) the income provided by applying your account value to our then current annuity purchase factors. For Rollover TSA only, we will subtract from the Guaranteed minimum income benefit base or account value any outstanding loan, including interest accrued but not paid. You may also elect to receive monthly or quarterly payments as an alternative. If you elect monthly or quarterly payments, the aggregate payments you receive in a contract year will be less than what you would have received if you had elected an annual payment, as monthly and quarterly payments reflect the time value of money with regard to both interest and mortality. The benefit base is applied only to the guaranteed annuity purchase factors under the Guaranteed minimum income benefit in your contract and not to any other guaranteed or current annuity purchase rates. The amount of income you actually receive will be determined when we receive your request to exercise the benefit.

When you elect to receive annual lifetime income, your contract (including its death benefit and any account or cash values) will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of Guaranteed minimum income benefit" below.

Before you elect the Guaranteed minimum income benefit, you should consider the fact that it provides a form of insurance and is based on conservative actuarial factors. For certain contracts, the guaranteed annuity purchase factors we use to determine your payout annuity benefit under the Guaranteed minimum income benefit are more conservative than the guaranteed annuity purchase factors we use for our standard payout annuity options. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the Guaranteed minimum income benefit payout annuity will be smaller than each periodic payment under our standard payout annuity options. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.

GUARANTEED MINIMUM INCOME BENEFIT "NO LAPSE GUARANTEE". In general, if your account value falls to zero (except as discussed below, if your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6% of the Roll-Up benefit base as of the beginning of the contract year or in the first contract year, all contributions received in the first 90 days), the Guaranteed minimum income benefit will be exercised

32  CONTRACT FEATURES AND BENEFITS
automatically, based on the owner's (or older joint owner's, if applicable) current age and benefit base, as follows:

..   You will be issued a supplementary contract based on a single life with a maximum 10 year period certain. Payments will be made annually starting one year from the date the account value fell to zero. Upon exercise, your contract (including its death benefit and any account or cash values) will terminate.

..   You will have 30 days from when we notify you to change the payout option and/or the payment frequency.

Please note that we will not automatically exercise the Guaranteed minimum income benefit, as described above, if you have a TSA contract and withdrawal restrictions apply.

The no lapse guarantee will terminate under the following circumstances:

..   If your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year);

..   If your aggregate withdrawals during any contract year exceed 6% of the
    Roll-Up benefit base (as of the beginning of the con- tract year or in the first contract year, all contributions received in the first 90 days);

..   Upon the contract date anniversary following the owner (or older joint owner, if applicable) reaching age 85.

Please note that if you participate in our Automatic RMD service, an automatic withdrawal under that program will not cause the no lapse guarantee to terminate even if a withdrawal causes your total contract year withdrawals to exceed 6% of your Roll-Up benefit base.


ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll-Up to age 85 benefit base, the table below illustrates the Guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male owner age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this Prospectus, assuming no additional contributions, withdrawals, or loans under Rollover TSA contracts, and assuming there were no allocations to the EQ/Intermediate Government Bond, EQ/Money Market, the guaranteed interest option, the fixed maturity options or the loan reserve account under Rollover TSA contracts.


---------------------------------------------------------
                  GUARANTEED
                MINIMUM INCOME      GUARANTEED MINIMUM
              BENEFIT -- ANNUAL      INCOME BENEFIT --
              INCOME PAYABLE FOR   ANNUAL INCOME PAYABLE
 CONTRACT    LIFE (FOR CONTRACTS  FOR LIFE (FOR CONTRACTS
   DATE       WITH THE FIVE YEAR  WITH THE ANNUAL ROLL-UP
ANNIVERSARY  ROLL-UP BENEFIT BASE   BENEFIT BASE RESET
AT EXERCISE     RESET FEATURE)           FEATURE).
---------------------------------------------------------
    10             $11,891                $10,065

    15             $18,597                $15,266
---------------------------------------------------------

EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the Guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the Guaranteed minimum income benefit. You must return your contract to us, along with all required information, within 30 days following your contract date anniversary in order to exercise this benefit. Upon exercise of the Guaranteed minimum income benefit, the owner will become the annuitant, and the contract will be annuitized on the basis of the owner's life. You will begin receiving annual payments one year after the annuity payout contract is issued. If you choose monthly or quarterly payments, you will receive your payment one month or one quarter after the annuity payout contract is issued. You may choose to take a withdrawal prior to exercising the Guaranteed minimum income benefit, which will reduce your payments. You may not partially exercise this benefit. See "Accessing your money" under "Withdrawing your account value" later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death or, if later, the end of the period certain (where the payout option chosen includes a period certain).

EXERCISE RULES. Eligibility to exercise the Guaranteed minimum income benefit is based on the owner's (or older joint owner's, if applicable) age as follows:

..   If you were at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

..   If you were at least age 45 and no older than age 49 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary after age 60.

..   If you were at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i)the latest date you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following your 85th birthday;

(ii)if you were age 75 when the contract was issued or the Roll-Up benefit base was reset, the only time you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following your attainment of age 85;

(iii)for Accumulator(R) Series QP contracts, the Plan participant can exercise the Guaranteed minimum income benefit only if he or she elects to take a distribution from the Plan and, in connection with this distribution, the Plan's trustee changes the ownership of the contract to the participant. This effects a rollover of the Accumulator(R) Series QP contract into an Accumulator(R) Series Rollover IRA. This process must be completed within the 30-day timeframe following the contract date anniversary in order for the Plan participant to be eligible to exercise. However, if the Guaranteed minimum income benefit is automatically exercised as a result of the no lapse guarantee, a rollover into an IRA will not be effected and payments will be made directly to the trustee;

(iv)for Accumulator(R) Series Rollover TSA contracts, you may exercise the Guaranteed minimum income benefit only if you effect a rollover of the TSA contract to an Accumulator(R) Series Rollover IRA. This may only occur when you are eligible for a distribution

                                              CONTRACT FEATURES AND BENEFITS 33
   from the TSA. This process must be completed within the 30-day timeframe following the contract date anniversary in order for you to be eligible to exercise;

(v)if you reset the Roll-Up benefit base (as described earlier in this section), your new exercise date will be the tenth contract date anniversary following the reset or, if later, the earliest date you would have been permitted to exercise without regard to the reset. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the waiting period;

(vi)a spouse beneficiary or younger spouse joint owner under Spousal continuation may only continue the Guaranteed minimum income benefit if the contract is not past the last date on which the original owner could have exercised the benefit. In addition, the spouse beneficiary or younger spouse joint owner must be eligible to continue the benefit and to exercise the benefit under the applicable exercise rule (described in the above bullets) using the following additional rules. The spouse beneficiary or younger spouse joint owner's age on the date of the owner's death replaces the owner's age at issue for purposes of determining the availability of the benefit and which of the exercise rules applies. The original contract issue date will continue to apply for purposes of the exercise rules;

(vii)if the contract is jointly owned, you can elect to have the Guaranteed minimum income benefit paid either: (a) as a joint life benefit, or (b) as a single life benefit paid on the basis of the older owner's age; and

(viii)if the contract is owned by a trust or other non-natural person, eligibility to elect or exercise the Guaranteed minimum income benefit is based on the annuitant's age, rather than the owner's.

See "Effect of the owner's death" under "Payment of death benefit" later in this Prospectus for more information.

Please see both "Insufficient account value" in "Determining your contract's value" and "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus for more information on these guaranteed benefits.

GUARANTEED MINIMUM DEATH BENEFIT

This section does not apply if you elect GWBL. For information about the GWBL death benefits and benefit bases, see "Guaranteed withdrawal benefit for life ("GWBL")" later in this section.

Your contract provides a standard death benefit. If you do not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment, OR the standard death benefit, whichever provides the higher amount. The standard death benefit is equal to your total contributions, adjusted for any withdrawals (and any associated withdrawal charges, if applicable under your Accumulator(R) Series contract). The standard death benefit is the only death benefit available for owners (or older joint owners, if applicable) ages 76 through 85 at issue (ages 76 through 80 at issue for Accumulator(R) Plus/SM/ contracts). Once your contract is issued, you may not change or voluntarily terminate your death benefit.

If you elect one of the enhanced death benefits (not including the GWBL Enhanced death benefit), the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the owner's (or older joint owner's, if applicable) death, any required instructions for the method of payment, information and forms necessary to effect payment, or your elected enhanced death benefit on the date of the owner's (or older joint owner's, if applicable) death, adjusted for any subsequent withdrawals (and associated withdrawal charges, if applicable under your Accumulator(R) Series contract), whichever provides the higher amount. See "Payment of death benefit" later in this Prospectus for more information.

Any of the enhanced death benefits or the standard death benefit can be elected by themselves or with the Guaranteed minimum income benefit.

If you elect one of the enhanced death benefit options described below and change ownership of the contract, generally the benefit will automatically terminate, except under certain circumstances. If this occurs, any enhanced death benefit elected will be replaced with the standard death benefit. For contracts with non-natural owners, the death benefit will be payable upon the death of the annuitant. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information" later in this Prospectus for more information.

For Accumulator(R) Plus/SM/ contracts, if the owner (or older joint owner, if applicable) dies during the one-year period following our receipt of a contribution, the account value used to calculate the applicable guaranteed minimum death benefit will not reflect any credits applied in the one-year period prior to death. For Joint life GWBL contracts, we will only recover the credit if the second owner dies within the one-year period following a contribution.


OPTIONAL ENHANCED DEATH BENEFITS APPLICABLE FOR OWNER (OR OLDER JOINT OWNER, IF APPLICABLE) AGES 0 THROUGH 75 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 75 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA, FLEXIBLE PREMIUM ROTH IRA, AND ROLLOVER TSA CONTRACTS; 20 THROUGH 70 AT ISSUE OF FLEXIBLE PREMIUM IRA CONTRACTS; 0 THROUGH 70 AT ISSUE OF INHERITED IRA CONTRACTS; AND 20 THROUGH 75 AT ISSUE OF QP CONTRACTS (20 THROUGH 70 AT ISSUE FOR ACCUMULATOR(R) PLUS/SM/ QP CONTRACTS). FOR CONTRACTS WITH NON-NATURAL OWNERS, THE AVAILABLE DEATH BENEFITS ARE BASED ON THE ANNUITANT'S AGE. SEE "RULES REGARDING CONTRIBUTIONS TO YOUR CONTRACT" IN "APPENDIX X" FOR MORE INFORMATION.


Subject to state availability, you may elect one of the following enhanced death benefits (see Appendix VII later in this Prospectus for state availability of these benefits):

..   ANNUAL RATCHET TO AGE 85.

..   THE GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85.

Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Guaranteed minimum death benefit and Guaranteed minimum income benefit base." Once you have made your enhanced death benefit election, you may not change it.

34  CONTRACT FEATURES AND BENEFITS

Please see both "Insufficient account value" in "Determining your contract's value" and "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus for more information on these guaranteed benefits.

If you are using your Accumulator(R) or Accumulator(R) Elite/SM/ contract to fund a charitable remainder trust, you will have to take certain distribution amounts. You should consider split-funding so that those distributions do not adversely impact your enhanced death benefit. See "Owner and annuitant requirements" earlier in this section.

See Appendix IV later in this Prospectus for an example of how we calculate an enhanced death benefit.

EARNINGS ENHANCEMENT BENEFIT

Subject to state and contract availability, if you are purchasing a contract under which the Earnings enhancement benefit is available, you may elect the benefit at the time you purchase your contract (see Appendix VII later in this Prospectus for state availability of these benefits). The Earnings enhancement benefit provides an additional death benefit as described below. See "Tax information" later in this Prospectus for the potential tax consequences of electing to purchase the Earnings enhancement benefit in an NQ, IRA or Rollover TSA contract. Once you purchase the Earnings enhancement benefit, you may not voluntarily terminate the feature. If you elect the Guaranteed withdrawal benefit for life, the Earnings enhancement benefit is not available.

If you elect the Earnings enhancement benefit described below and change ownership of the contract, generally this benefit will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.

If the owner (or older joint owner, if applicable) is 70 or younger when we issue your contract (or if the spouse beneficiary or younger spouse joint owner is 70 or younger when he or she becomes the successor owner and the Earnings enhancement benefit had been elected at issue), the additional death benefit will be 40% of:

the greater of:

..   the account value, or

..   any applicable death benefit

decreased by:

..   total net contributions

For purposes of calculating your Earnings enhancement benefit, the following applies: (i) "Net contributions" are the total contributions made (or if applicable, the total amount that would otherwise have been paid as a death benefit had the spouse beneficiary or younger spouse joint owner not continued the contract plus any subsequent contributions) adjusted for each withdrawal that exceeds your Earnings enhancement benefit earnings. "Net contributions" are reduced by the amount of that excess. Earnings enhancement benefit earnings are equal to (a) minus (b) where (a) is the greater of the account value and the death benefit immediately prior to the withdrawal, and (b) is the net contributions as adjusted by any prior withdrawals (for Accumulator(R) Plus/SM/ contracts, credit amounts are not included in "net contributions"); and
(ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable Guaranteed minimum death benefit as of the date of death.

For Accumulator(R) Plus/SM/ contracts, for purposes of calculating your Earnings enhancement benefit, if any contributions are made in the one-year period prior to death of the owner (or older joint owner, if applicable), the account value will not include any credits applied in the one-year period prior to death.

If the owner (or older joint owner, if applicable) is age 71 through 75 when we issue your contract (or if the spouse beneficiary or younger spouse joint owner is between the ages of 71 and 75 when he or she becomes the successor owner and the Earnings enhancement benefit had been elected at issue), the additional death benefit will be 25% of:

the greater of:

..   the account value, or

..   any applicable death benefit

decreased by:

..   total net contributions

The value of the Earnings enhancement benefit is frozen on the first contract date anniversary after the owner (or older joint owner, if applicable) turns age 80, except that the benefit will be reduced for withdrawals on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce the benefit by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If the benefit is $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and the benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

For contracts with non-natural owners, your eligibility to elect the Earnings enhancement benefit will be based on the annuitant's age.

For an example of how the Earnings enhancement benefit is calculated, please see Appendix VI.

For contracts continued under Spousal continuation upon the death of the spouse (or older spouse, in the case of jointly owned contracts), the account value will be increased by the value of the Earnings enhancement benefit as of the date we receive due proof of death. The benefit will then be based on the age of the surviving spouse as of the date of the deceased spouse's death for the remainder of the contract. If the surviving spouse is age 76 or older, the benefit will terminate and the charge will no longer be in effect. The spouse may also take the death benefit (increased by the Earnings enhancement benefit) in a lump sum. See "Spousal continuation" in "Payment of death benefit" later in this Prospectus for more information.

The Earnings enhancement benefit must be elected when the contract is first issued. Neither the owner nor the successor owner can add it after the contract has been issued. Ask your financial professional or see Appendix VII later in this Prospectus to see if this feature is available in your state.

                                              CONTRACT FEATURES AND BENEFITS 35

GUARANTEED WITHDRAWAL BENEFIT FOR LIFE ("GWBL")

For an additional charge, the Guaranteed withdrawal benefit for life ("GWBL") guarantees that you can take withdrawals up to a maximum amount per year (your "Guaranteed annual withdrawal amount"). GWBL is only available at issue. This benefit is not available at issue ages younger than 45. GWBL is not available if you have elected the Guaranteed minimum income benefit, the Earnings enhancement benefit or one of our Principal guarantee benefits described later in this Prospectus. You may elect one of our automated payment plans or you may take partial withdrawals. All withdrawals reduce your account value and Guaranteed minimum death benefit. See "Accessing your money" later in this Prospectus for more information.

If you elect the GWBL, your investment options will be limited to the permitted variable investment options, the guaranteed interest option and the account for special dollar cost averaging (for Accumulator(R) and Accumulator(R) Elite/SM/ contracts only). Please note that the 12 month dollar cost averaging program (for Accumulator(R) Select/SM/ contracts only) and our general dollar cost averaging program are not available if you elect the GWBL, but the investment simplifier program is available if you elect the GWBL. See "What are your investment options under the contract?" earlier in this section.

You may buy this benefit on a single life ("Single Life") or a joint life ("Joint Life") basis. Under a Joint Life contract, lifetime withdrawals are guaranteed for the life of both the owner and successor owner (or annuitant and joint annuitant, as applicable).

For Joint Life contracts, a successor owner may be named at contract issue only. The successor owner must be the owner's spouse. If you and the successor owner are no longer married, you may either: (i) drop the original successor owner or (ii) replace the original successor owner with your new spouse. This can only be done before the first withdrawal is made from the contract. After the first withdrawal, the successor owner can be dropped but cannot be replaced. If the successor owner is dropped after withdrawals begin, the charge will continue based on a Joint Life basis. For NQ contracts, you have the option to designate the successor owner as a joint owner.

For Joint Life contracts owned by a non-natural owner, a joint annuitant may be named at contract issue only. The annuitant and joint annuitant must be spouses. If the annuitant and joint annuitant are no longer married, you may either: (i) drop the joint annuitant or (ii) replace the original joint annuitant with the annuitant's new spouse. This can only be done before the first withdrawal. After the first withdrawal, the joint annuitant may be dropped but cannot be replaced. If the joint annuitant is dropped after withdrawals begin, the charge continues based on a Joint Life basis. Joint annuitants are not permitted under any other contracts.

This benefit is not available under an Inherited IRA contract. Joint Life QP and TSA contracts are not permitted in connection with this benefit. If you are using your Accumulator(R) or Accumulator(R) Elite/SM/ contract to fund a charitable remainder trust, you will have to take certain distribution amounts. You should consider split-funding so that those distributions do not adversely impact your guaranteed withdrawal benefit for life. See "Owner and annuitant requirements" earlier in this section.

The cost of the GWBL benefit will be deducted from your account value on each contract date anniversary. Please see "Guaranteed withdrawal benefit for life benefit charge" in "Charges and expenses" later in this Prospectus for a description of the charge.

You should not purchase this benefit if:

..   You plan to take withdrawals in excess of your Guaranteed annual withdrawal amount because those withdrawals may significantly reduce or eliminate the value of the benefit (see "Effect of Excess withdrawals" below in this section);

..   You are not interested in taking withdrawals prior to the contract's maturity date;

..   You are using the contract to fund a Rollover TSA or QP contract where withdrawal restrictions will apply; or

..   You plan to use it for withdrawals prior to age 59 1/2, as the taxable amount of the withdrawal will be includible in income and subject to an additional 10% federal income tax penalty, as discussed later in this Prospectus.

The Federal Defense of Marriage Act precludes same-sex married couples, domestic partners, and civil union partners from being considered married under federal law. Such individuals, therefore, are not entitled to the favorable tax treatment accorded spouses under federal tax law. As a result, mandatory distributions from the contract must be made after the death of the first individual. Accordingly, the GWBL will have little or no value to the surviving same-gender spouse or partner. You should consult with your tax adviser for more information on this subject.

For traditional IRAs, TSA and QP contracts, you may take your lifetime required minimum distributions ("RMDs") without losing the value of the GWBL benefit, provided you comply with the conditions described under "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus, including utilizing our Automatic RMD service. If you do not expect to comply with these conditions, this benefit may have limited usefulness for you and you should consider whether it is appropriate. Please consult your tax adviser.

GWBL BENEFIT BASE

At issue, your GWBL benefit base is equal to your initial contribution and will increase or decrease, as follows:

..   Your GWBL benefit base increases by any subsequent contributions.

..   Your GWBL benefit base may be increased on each contract date anniversary, as described below under "Annual Ratchet" and "5% deferral bonus."

..   Your GWBL benefit base is not reduced by withdrawals except those withdrawals that cause total withdrawals in a contract year to exceed your Guaranteed annual withdrawal amount ("Excess withdrawal"). See "Effect of Excess withdrawals" below in this section.

GUARANTEED ANNUAL WITHDRAWAL AMOUNT

Your initial Guaranteed annual withdrawal amount is equal to a percentage of the GWBL benefit base. The initial applicable percentage ("Applicable percentage") is based on the owner's age at the time of the first withdrawal. For Joint Life contracts, the initial Applicable percentage is based on the age of the owner or successor owner, whoever is younger at the time of the first withdrawal. For contracts held by non-natural owners, the initial Applicable percentage is based on either the annuitant's age or on the younger annuitant's age, if applicable, at

36  CONTRACT FEATURES AND BENEFITS
the time of the first withdrawal. If your GWBL benefit base ratchets, as described below in this section under "Annual Ratchet," on any contract date anniversary after you begin taking withdrawals, your Applicable percentage may increase based on your attained age at the time of the ratchet. The Applicable percentages are as follows:

-----------------------------------
 AGE          APPLICABLE PERCENTAGE
-----------------------------------
45-64                 4.0%
65-74                 5.0%
75-84                 6.0%
85 and older          7.0%
-----------------------------------

We will recalculate the Guaranteed annual withdrawal amount on each contract date anniversary and as of the date of any subsequent contribution or Excess withdrawal, as described below under "Effect of Excess withdrawals" and "Subsequent contributions." The withdrawal amount is guaranteed never to decrease as long as there are no Excess withdrawals.

Your Guaranteed annual withdrawals are not cumulative. If you with- draw less than the Guaranteed annual withdrawal amount in any contract year, you may not add the remainder to your Guaranteed annual withdrawal amount in any subsequent year.

The withdrawal charge, if applicable under your Accumulator(R) Series contract, is waived for withdrawals up to the Guaranteed annual with drawal amount, but all withdrawals are counted toward your free withdrawal amount. See "Withdrawal charge" in "Charges and expenses" later in this Prospectus.

EFFECT OF EXCESS WITHDRAWALS

An Excess withdrawal is caused when you withdraw more than your Guaranteed annual withdrawal amount in any contract year. Once a withdrawal causes cumulative withdrawals in a contract year to exceed your Guaranteed annual withdrawal amount, the entire amount of that withdrawal and each subsequent withdrawal in that contract year are considered Excess withdrawals.


An Excess withdrawal can cause a significant reduction in both your GWBL benefit base and your Guaranteed annual withdrawal amount. If you make an Excess withdrawal, we will recalculate your GWBL benefit base and the Guaranteed annual withdrawal amount, as follows:


..   The GWBL benefit base is reset as of the date of the Excess with drawal to equal the lesser of: (i) the GWBL benefit base immediately prior to the Excess withdrawal, and (ii) the account value immediately following the Excess withdrawal.

..   The Guaranteed annual withdrawal amount is recalculated to equal the
    Applicable percentage multiplied by the reset GWBL benefit base.

You should not purchase the contract if you plan to take withdrawals in excess of your Guaranteed annual withdrawal amount as such with drawals may significantly reduce or eliminate the value of the GWBL benefit. If your account value is less than your GWBL benefit base (due, for example, to negative market performance), an Excess withdrawal, even one that is only slightly more than your Guaranteed annual withdrawal amount, can significantly reduce your GWBL benefit base and the Guaranteed annual withdrawal amount.

For example, assume your GWBL benefit base is $100,000 and your account value is $80,000 when you decide to begin taking withdrawals at age 65. Your Guaranteed annual withdrawal amount is equal to $5,000 (5.0% of $100,000). You take an initial withdrawal of $8,000. Since your GWBL benefit base is immediately reset to equal the lesser of your GWBL benefit base prior to the Excess withdrawal ($100,000) and your account value immediately following the Excess withdrawal ($80,000 minus $8,000), your GWBL benefit base is now $72,000. In addition, your Guaranteed annual withdrawal amount is reduced to $3,600 (5.0% of $72,000), instead of the original $5,000. See "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.

Withdrawal charges, if applicable under your Accumulator(R) Series contract, are applied to the amount of the withdrawal that exceeds the greater of (i) the Guaranteed annual withdrawal amount or (ii) the 10% free withdrawal amount. A withdrawal charge would not be applied in the example above since the $8,000 withdrawal (equal to 10% of the contract's account value as of the beginning of the contract year) falls within the 10% free withdrawal amount. Under the example above, additional withdrawals during the same contract year could result in a further reduction of the GWBL benefit base and the Guaranteed annual withdrawal amount, as well as an application of withdrawal charges, if applicable. See "Withdrawal charge" in "Charges and expenses" later in this Prospectus.

You should note that an Excess withdrawal that reduces your account value to zero terminates the contract, including all benefits, without value. See "Insufficient account value" in "Determining your contract's value" later in this Prospectus.

In general, if you purchase the contract as a traditional IRA, QP or TSA and participate in our Automatic RMD service, an automatic withdrawal under that program will not cause an Excess withdrawal, even if it exceeds your Guaranteed annual withdrawal amount. For more information, see "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus. Loans are not available under Rollover TSA contracts if GWBL is elected.

ANNUAL RATCHET

Your GWBL benefit base is recalculated on each contract date anniversary to equal the greater of: (i) the account value and (ii) the most recent GWBL benefit base. If your account value is greater, we will ratchet up your GWBL benefit base to equal your account value. If your GWBL benefit base ratchets on any contract date anniversary after you begin taking withdrawals, your Applicable percentage may increase based on your attained age at the time of the ratchet. Your Guaranteed annual withdrawal amount will also be increased, if applicable, to equal your Applicable percentage times your new GWBL benefit base.

If your GWBL benefit base ratchets, we may increase the charge for the benefit. Once we increase the charge, it is increased for the life of the contract. We will permit you to opt out of the ratchet if the charge increases. If you choose to opt out, your charge will stay the same but your GWBL benefit base will no longer ratchet. Upon request, we will permit you to accept a GWBL benefit base ratchet with the charge increase on a subsequent contract date anniversary. For a description of the charge increase, see "Guaranteed withdrawal benefit for life benefit charge" in "Charges and expenses" later in this Prospectus.

                                              CONTRACT FEATURES AND BENEFITS 37

5% DEFERRAL BONUS

At no additional charge, during the first ten contract years, in each year you have not taken a withdrawal, we will increase your GWBL benefit base by an amount equal to 5% of your total contributions. If the Annual Ratchet (as discussed immediately above) occurs on any contract date anniversary, for the next and subsequent contract years, the bonus will be 5% of the most recent ratcheted GWBL benefit base plus any subsequent contributions. If the GWBL benefit base is reduced due to an Excess withdrawal, the 5% deferral bonus will be calculated using the reset GWBL benefit base plus any applicable contributions. The deferral bonus generally excludes contributions made in the prior 12 months. In the first contract year, the deferral bonus is determined using all contributions received in the first 90 days of the contract year.

On any contract date anniversary on which you are eligible for a bonus, we will calculate the applicable bonus amount. If, when added to the current GWBL benefit base, the amount is greater than your account value, that amount will become your new GWBL benefit base. If that amount is less than or equal to your account value, your GWBL benefit base will be ratcheted to equal your account value, and the 5% deferral bonus will not apply. If you opt out of the Annual Ratchet (as discussed immediately above), the 5% deferral bonus will still apply.

SUBSEQUENT CONTRIBUTIONS

Subsequent contributions are not permitted after the later of: (i) the end of the first contract year, and (ii) the date the first withdrawal is taken.

Anytime you make an additional contribution, your GWBL benefit base will be increased by the amount of the contribution. Your Guaranteed annual withdrawal amount will be equal to the Applicable percentage of the increased GWBL benefit base.

GWBL GUARANTEED MINIMUM DEATH BENEFIT

There are two guaranteed minimum death benefits available if you elect the GWBL option: (i) the GWBL Standard death benefit, which is available at no additional charge for owner issue ages 45-85 (issue ages 45-80 for Accumulator(R) Plus/SM/ contracts), and (ii) the GWBL Enhanced death benefit, which is available for an additional charge for owner issue ages 45-75. Please see Appendix VII later in this Prospectus to see if these guaranteed death benefits are available in your state.

The GWBL Standard death benefit is equal to the GWBL Standard death benefit base. The GWBL Standard death benefit base is equal to your initial contribution and any additional contributions less a deduction that reflects any withdrawals you make (see "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus).

The GWBL Enhanced death benefit is equal to the GWBL Enhanced death benefit base.

Your initial GWBL Enhanced death benefit base is equal to your initial contribution and will increase or decrease, as follows:

..   Your GWBL Enhanced death benefit base increases by any subsequent contribution;

..   Your GWBL Enhanced death benefit base increases to equal your account value if your GWBL benefit base is ratcheted, as described above in this section;

..   Your GWBL Enhanced death benefit base increases by any 5% deferral bonus, as described above in this section; and

..   Your GWBL Enhanced death benefit base decreases by an amount which reflects any withdrawals you make.

See "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.

The death benefit is equal to your account value (adjusted for any pro rata optional benefit charges) as of the date we receive satisfactory proof of death, any required instructions for method of payment, information and forms necessary to effect payment or the applicable GWBL Guaranteed minimum death benefit on the date of the owner's death (adjusted for any subsequent withdrawals and associated withdrawal charges, if applicable), whichever provides a higher amount. For more information, see "Withdrawal charge" in "Charges and expenses" later in the Prospectus.

EFFECT OF YOUR ACCOUNT VALUE FALLING TO ZERO

If your account value falls to zero due to an Excess withdrawal, we will terminate your contract and you will receive no further payments or benefits. If an Excess withdrawal results in a withdrawal that equals more than 90% of your cash value or reduces your cash value to less than $500, we will treat your request as a surrender of your contract even if your GWBL benefit base is greater than zero.

However, if your account value falls to zero, either due to a withdrawal or surrender that is not an Excess withdrawal or due to a deduction of charges, please note the following:

..   Your Accumulator(R) Series contract terminates and you will receive a supplementary life annuity contract setting forth your continuing benefits. The owner of the Accumulator(R) Series contract will be the owner and annuitant. The successor owner, if applicable, will be the joint annuitant. If the owner is non-natural, the annuitant and joint annuitant, if applicable, will be the same as under your Accumulator(R) Series contract.

..   No subsequent contributions will be permitted.

..   If you were taking withdrawals through the "Maximum payment plan," we will continue the scheduled withdrawal payments on the same basis.

..   If you were taking withdrawals through the "Customized payment plan" or in unscheduled partial withdrawals, we will pay the balance of the Guaranteed annual withdrawal amount for that contract year in a lump sum. Payment of the Guaranteed annual withdrawal amount will begin on the next contract date anniversary.

..   Payments will continue at the same frequency for Single or Joint Life contracts, as applicable, or annually if automatic payments were not being made.

..   Any guaranteed minimum death benefit remaining under the original contract will be carried over to the supplementary life annuity contract. The death benefit will no longer grow and will be reduced on a dollar for dollar basis as payments are made. If there is any remaining death benefit upon the death of the owner and successor owner, if applicable, we will pay it to the beneficiary.

38  CONTRACT FEATURES AND BENEFITS

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..   The charge for the Guaranteed withdrawal benefit for life and the GWBL
    Enhanced death benefit will no longer apply.

..   If at the time of your death the Guaranteed annual withdrawal amount was being paid to you as a supplementary life annuity contract, your beneficiary may not elect the Beneficiary continuation option.

OTHER IMPORTANT CONSIDERATIONS

..   This benefit is not appropriate if you do not intend to take withdrawals prior to annuitization.

..   Amounts withdrawn in excess of your Guaranteed annual withdrawal amount may be subject to a withdrawal charge, if applicable under your Accumulator(R) Series contract, as described in "Charges and expenses" later in the Prospectus. In addition, all withdrawals count toward your free withdrawal amount for that contract year. Excess withdrawals can significantly reduce or completely eliminate the value of the GWBL and GWBL Enhanced death benefit. See "Effect of Excess withdrawals" above in this section and "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.

..   Withdrawals are not considered as annuity payments for tax purposes, and may be subject to an additional 10% Federal income tax penalty if they are taken before age 59 1/2. See "Tax information" later in this Prospectus.

..   All withdrawals reduce your account value and Guaranteed minimum death benefit. See "How withdrawals are taken from your account value" and "How withdrawals affect your Guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.

..   If you withdraw less than the Guaranteed annual withdrawal amount in any contract year, you may not add the remainder to your Guaranteed annual withdrawal amount in any subsequent year.

..   The GWBL benefit terminates if the contract is continued under the beneficiary continuation option or under the Spousal continuation feature if the spouse is not the successor owner.

..   If you surrender your contract to receive its cash value and your cash value is greater than your Guaranteed annual withdrawal amount, all benefits under the contract will terminate, including the GWBL benefit.

..   If you transfer ownership of the contract, you terminate the GWBL benefit.
    See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information" later in this Prospectus for more information.

..   Withdrawals are available under other annuity contracts we offer and the contract without purchasing a withdrawal benefit.

..   For IRA, QP and TSA contracts, if you have to take a required minimum distribution ("RMD") and it is your first withdrawal under the contract, the RMD will be considered your "first withdrawal" for the purposes of establishing your GWBL Applicable percentage.

..   If you elect GWBL on a Joint Life basis and subsequently get divorced, your divorce will not automatically terminate the contract. For both Joint Life and Single Life contracts, it is possible that the terms of your divorce decree could significantly reduce or completely eliminate the value of this benefit. Any withdrawal made for the purpose of creating another contract for your ex-spouse will reduce the benefit base(s) as described in "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" later in this Prospectus, even if pursuant to a divorce decree.

..   The Federal Defense of Marriage Act precludes same-sex married couples, domestic partners, and civil union partners from being considered married under federal law. Such individuals, therefore, are not entitled to the favorable tax treatment accorded spouses under federal tax law. As a result, mandatory distributions from the contract must be made after the death of the first individual. Accordingly, a Joint life GWBL will have little or no value to the surviving same-sex spouse or partner. You should consult with your tax adviser for more information on this subject.

PRINCIPAL GUARANTEE BENEFITS

We offer two 10-year Principal guarantee benefits at an additional charge: the 100% Principal guarantee benefit and the 125% Principal guarantee benefit. You may only elect one Principal guarantee benefit ("PGB").

100% PRINCIPAL GUARANTEE BENEFIT. The guaranteed amount under the 100% Principal guarantee benefit is equal to your initial contribution and additional permitted contributions, adjusted for withdrawals. For
Accumulator(R) Plus/SM/ contracts, the guaranteed amount does not include any credits allocated to your contract.

Under the 100% Principal guarantee benefit, your investment options are limited to the guaranteed interest option, the account for special dollar cost averaging and the permitted variable investment options. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite/SM/ contract owners only.

125% PRINCIPAL GUARANTEE BENEFIT. The guaranteed amount under the 125% Principal guarantee benefit is equal to 125% of your initial contribution and additional permitted contributions, adjusted for withdrawals. For
Accumulator(R) Plus/SM/ contracts, the guaranteed amount does not include any credits allocated to your contract.

Under the 125% Principal guarantee benefit, your investment options are limited to the guaranteed interest option, the account for special dollar cost averaging and the AXA Moderate Allocation Portfolio. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite/SM/ contract owners only.

Under both Principal guarantee benefits, if, on the 10th contract date anniversary (or later if you've exercised a reset as explained below) ("benefit maturity date"), your account value is less than the guaranteed amount, we will increase your account value to equal the applicable guaranteed amount. Any such additional amounts added to your account value will be allocated pursuant to the allocation instructions for additional contributions we have on file. After the benefit maturity date, the guarantee will terminate.

You have the option to reset (within 30 days following each applicable contract date anniversary) the guaranteed amount to the account value or 125% of the account value, as applicable, as of your fifth and later contract date anniversaries. If you exercise this option, you are eligible for another reset on each fifth and later contract date

                                              CONTRACT FEATURES AND BENEFITS 39
anniversary after the last reset up to the contract date anniversary following an owner's 85th birthday (an owner's 80th birthday under Accumulator(R) Plus/SM/ contracts). If you elect to reset the guaranteed amount, your benefit maturity date will be extended to be the 10th contract date anniversary after the anniversary on which you reset the guaranteed amount. This extension applies each time you reset the guaranteed amount.

Neither PGB is available under Inherited IRA, Flexible Premium IRA and Flexible Premium Roth IRA contracts. If you elect either PGB, you may not elect the Guaranteed minimum income benefit, the Guaranteed withdrawal benefit for life, the systematic withdrawals option or the substantially equal withdrawals option. Also, for Accumulator(R) Select/SM/ contracts, the 12 month dollar cost averaging program is not available if you elect one of the PGB options. If you purchase a PGB, you may not make additional contributions to your contract after six months from the contract issue date.

If you are using your Accumulator(R) or Accumulator(R) Elite/SM/ contract to fund a charitable remainder trust, you will have to take certain distribution amounts. You should consider split-funding so that those distributions do not adversely impact your Principal guarantee benefit. See "Owner and annuitant requirements" earlier in this section.

If you are planning to take required minimum distributions from the contract, this benefit may not be appropriate. See "Tax information" later in this Prospectus. If you elect a PGB and change ownership of the contract, your PGB will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information" later in this Prospectus for more information.

Once you purchase a PGB, you may not voluntarily terminate this benefit. Your PGB will terminate if the contract terminates before the benefit maturity date, as defined below. If you die before the benefit maturity date and the contract continues, we will continue the PGB only if the contract can continue through the benefit maturity date. If the contract cannot so continue, we will terminate your PGB and the charge. See "Non-spousal joint owner contract continuation" in "Payment of death benefit" later in this Prospectus. The PGB will terminate upon the exercise of the beneficiary continuation option. See "Payment of death benefit" later in this Prospectus for more information about the continuation of the contract after the death of the owner and/or the annuitant.

There is a charge for the Principal guarantee benefits (see "Charges and expenses" later in this Prospectus). You should note that the purchase of a PGB is not appropriate if you want to make additional contributions to your contract beyond the first six months after your contract is issued.

The purchase of a PGB is also not appropriate if you plan on terminating your contract before the benefit maturity date. The purchase of a PGB may not be appropriate if you plan on taking withdrawals from your contract before the benefit maturity date. Withdrawals from your contract before the benefit maturity date reduce the guaranteed amount under a PGB on a pro rata basis. You should also note that if you intend to allocate a large percentage of your contributions to the guaranteed interest option, the purchase of a PGB may not be appropriate because of the guarantees already provided by this option at no additional charge. Please note that loans (applicable to TSA contracts only) are not permitted under either PGB.

INHERITED IRA BENEFICIARY CONTINUATION CONTRACT

(For Accumulator(R), Accumulator(R) Elite/SM/ and Accumulator(R) Select/SM/ contracts only)

The contract is available to an individual beneficiary of a traditional IRA or a Roth IRA where the deceased owner held the individual retirement account or annuity (or Roth individual retirement account or annuity) with an insurance company or financial institution other than AXA Equitable. The purpose of the Inherited IRA beneficiary continuation contract is to permit the beneficiary to change the funding vehicle that the deceased owner selected ("original IRA") while taking the required minimum distribution payments that must be made to the beneficiary after the deceased owner's death. See the discussion of required minimum distributions under "Tax information." The contract is intended only for beneficiaries who want to take payments at least annually over their life expectancy. These payments generally must begin (or must have begun) no later than December 31 of the calendar year following the year the deceased owner died. The contract is not suitable for beneficiaries electing the "5-year rule." See "Beneficiary continuation option for IRA and Roth IRA contracts" under "Beneficiary continuation option" in "Payment of death benefit" later in this Prospectus. You should discuss with your tax adviser your own personal situation. The contract may not be available in all states. Please speak with your financial professional for further information.

The Inherited IRA beneficiary continuation contract can only be purchased by a direct transfer of the beneficiary's interest under the deceased owner's original IRA. The owner of the Inherited IRA beneficiary continuation contract is the individual who is the beneficiary of the original IRA. (Certain trusts with only individual beneficiaries will be treated as individuals for this purpose). The contract must also contain the name of the deceased owner. In this discussion, "you" refers to the owner of the Inherited IRA beneficiary continuation contract.

The Inherited IRA beneficiary continuation contract can be purchased whether or not the deceased owner had begun taking required minimum distribution payments during his or her life from the original IRA or whether you had already begun taking required minimum distribution payments of your interest as a beneficiary from the deceased owner's original IRA. You should discuss with your own tax adviser when payments must begin or must be made.

Under the Inherited IRA beneficiary continuation contract:

..   You must receive payments at least annually (but can elect to receive payments monthly or quarterly). Payments are generally made over your life expectancy determined in the calendar year after the deceased owner's death and determined on a term certain basis.


..   You must receive payments from the contract even if you are receiving payments from another IRA of the deceased owner in an amount that would otherwise satisfy the amount required to be distributed from the contract. However, for certain Inherited IRAs, if you maintain another IRA of the same type (traditional or Roth) of the same deceased owner and you are also taking distributions over your life from that inherited IRA, you may qualify to take an amount from that other inherited IRA which would otherwise satisfy the amount required to be distributed from the AXA Equitable Inherited IRA contract. If you choose not to take a payment from your Inherited IRA contract in any year, you must


40  CONTRACT FEATURES AND BENEFITS
   notify us in writing before we make the payment from the Inherited IRA contract, and we will not make any future payment unless you request in writing a reasonable time before we make such payment. If you choose to take a required payment from another inherited IRA, you are responsible for calculating the appropriate amount and reporting it on your income tax return. Please feel free to speak with your financial professional, or call our processing office, if you have any questions.


..   The beneficiary of the original IRA will be the annuitant under the
    Inherited IRA beneficiary continuation contract. In the case where the beneficiary is a "see-through trust," the oldest beneficiary of the trust will be the annuitant.

..   An Inherited IRA beneficiary continuation contract is not available for owners over age 70.


..   The initial contribution must be a direct transfer from the deceased owner's original IRA and is subject to minimum contribution amounts. See "Rules regarding contributions to your contract" in "Appendix X" for more information.


..   Subsequent contributions of at least $1,000 are permitted but must be direct transfers of your interest as a beneficiary from another IRA with a financial institution other than AXA Equitable, where the deceased owner is the same as under the original IRA contract.

..   You may make transfers among the investment options.

..   You may choose at any time to withdraw all or a portion of the account value. Any partial withdrawal must be at least $300. Withdrawal charges will apply as described in "Charges and expenses" later in this Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM/ contracts.

..   The Guaranteed minimum income benefit, Spousal continuation, the special and 12 month dollar cost averaging programs (if available), automatic investment program, Principal guarantee benefits, the Guaranteed withdrawal benefit for life and systematic withdrawals are not available under the Inherited IRA beneficiary continuation contract.

..   If you die, we will pay to a beneficiary that you choose the greater of the account value or the applicable death benefit.

..   Upon your death, your beneficiary has the option to continue taking required minimum distributions based on your remaining life expectancy or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment. If your beneficiary elects to continue to take distributions, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value as of the date we receive satisfactory proof of death and any required instructions, information and forms. Thereafter, withdrawal charges (if applicable under your Accumulator(R) Series contract) will no longer apply. If you had elected any enhanced death benefits, they will no longer be in effect and charges for such benefits will stop. The Guaranteed minimum death benefit will also no longer be in effect.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

This is provided for informational purposes only. Since the contracts are no longer available to new purchasers, this cancellation provision is no longer applicable.

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer. Other state variations may apply. Please contact your financial professional and/or see Appendix VII to find out what applies in your state.

Generally, your refund will equal your account value (less loan reserve account under Rollover TSA contracts) under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), (ii) any guaranteed interest in the guaranteed interest option, (iii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract, and (iv) any interest in the account for special dollar cost averaging, through the date we receive your contract. Some states, however, require that we refund the full amount of your contribution (not reflecting
(i), (ii), (iii) or (iv) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite/SM/ contract owners only.

For Accumulator(R) Plus/SM/ contract owners, please note that you will forfeit the credit by exercising this right of cancellation.

We may require that you wait six months before you may apply for a contract with us again if:

..   you cancel your contract during the free look period; or

..   you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.

If you fully convert an existing traditional IRA contract to a Roth Conversion IRA or Flexible Premium Roth IRA contract, you may cancel your Roth Conversion IRA or Flexible Premium Roth IRA contract and return to a Rollover IRA or Flexible Premium IRA contract, whichever applies. Our processing office, or your financial professional, can provide you with the cancellation instructions.

In addition to the cancellation right described above, you have the right to surrender your contract, rather than cancel it. Please see "Surrendering your contract to receive its cash value," later in this Prospectus. Surrendering your contract may yield results different than canceling your contract, including a greater potential for taxable income. In some cases, your cash value upon surrender may be greater than your contributions to the contract. Please see "Tax information" later in this Prospectus.

                                              CONTRACT FEATURES AND BENEFITS 41

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the values you have in: (i) the variable investment options; (ii) the guaranteed interest option; (iii) market adjusted amounts in the fixed maturity options; (iv) the account for special dollar cost averaging (applies to Accumulator(R) and Accumulator(R) Elite/SM/ contracts only); and (v) the loan reserve account (applies to Rollover TSA contracts only).

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) the total amount or a pro rata portion of the annual administrative charge, as well as any optional benefit charges; (ii) any applicable withdrawal charges (not applicable to Accumulator(R) Select/SM/ contracts); and (iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.

YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding Portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding Portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)mortality and expense risks;

(ii)administrative expenses; and

(iii)distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)increased to reflect additional contributions (plus the credit for Accumulator(R) Plus/SM/ contracts);

(ii)decreased to reflect a withdrawal (plus withdrawal charges if applicable under your Accumulator(R) Series contract);

(iii)increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv)increased or decreased to reflect a transfer of your loan amount from or to the loan reserve account under a Rollover TSA contract.

In addition, when we deduct the enhanced death benefit, Guaranteed minimum income benefit, Principal guarantee benefits, Guaranteed withdrawal benefit for life and/or Earnings enhancement benefit charges, the number of units credited to your contract will be reduced. Your units are also reduced when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE GUARANTEED INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.

YOUR CONTRACT'S VALUE IN THE ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

(For Accumulator(R) and Accumulator(R) Elite/SM/ contracts only)

Your value in the account for special dollar cost averaging at any time will equal your contribution allocated to that option, plus interest, less the sum of all amounts that have been transferred to the variable investment options you have selected.

INSUFFICIENT ACCOUNT VALUE

Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose all your rights under your contract and any applicable guaranteed benefits, except as discussed below.

See Appendix VII later in this Prospectus for any state variations with regard to terminating your contract.

GUARANTEED MINIMUM INCOME BENEFIT NO LAPSE GUARANTEE. In certain circumstances, even if your account value falls to zero, your Guaranteed minimum income benefit will still have value. Please see "Contract features and benefits" earlier in this Prospectus for information on this feature.

PRINCIPAL GUARANTEE BENEFITS. If you take no withdrawals, and your account value is insufficient to pay charges, we will not terminate your contract if you are participating in a PGB. Your contract will remain in force and we will pay your guaranteed amount at the benefit maturity date.

42  DETERMINING YOUR CONTRACT'S VALUE

GUARANTEED WITHDRAWAL BENEFIT FOR LIFE. If you elect the Guaranteed withdrawal benefit for life and your account value falls to zero due to an Excess withdrawal, we will terminate your contract and you will receive no payment or supplementary life annuity contract, even if your GWBL benefit base is greater than zero. If, however, your account value falls to zero, either due to a withdrawal or surrender that is not an Excess withdrawal or due to a deduction of charges, the benefit will still have value. See "Contract features and benefits" earlier in this Prospectus.

                                           DETERMINING YOUR CONTRACT'S VALUE 43

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

..   You may not transfer any amount to the account for special dollar cost averaging. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite/SM/ contract owners only.

..   You may not transfer to a fixed maturity option that has a rate to maturity of 3%.

..   For Accumulator(R) Select/SM/ contract owners, you may not transfer any amount to the 12 month dollar cost averaging program.

..   If an owner or annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If an owner or annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. Also, the maturity dates may be no later than the date annuity payments are to begin.

..   If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment.

..   For Accumulator(R) Plus/SM/, Accumulator(R) Elite/SM/ and Accumulator(R)
    Select/SM/ contract owners, a transfer into the guaranteed interest option will not be permitted if such transfer would result in more than 25% of the annuity account value being allocated to the guaranteed interest option, based on the annuity account value as of the previous business day.

Some states may have additional transfer restrictions. Please see Appendix VII later in this Prospectus.

In addition, we reserve the right to restrict transfers into and among variable investment options, including limitations on the number, frequency, or dollar amount of transfers. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.

We may, at any time, change our transfer rules. We may also, at any time, exercise our right to terminate transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.

The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option and interest sweep option dollar cost averaging programs described under "Allocating your contributions" in "Contract features and benefits" earlier in this Prospectus) in any contract year is the greatest of:

   (a)25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or

   (b)the total of all amounts transferred at your request from the guaranteed interest option to any of the investment options in the prior contract year; or

   (c)25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.

You may request a transfer in writing, by telephone using TOPS or through Online Account Access. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1)the contract number,

(2)the dollar amounts or percentages of your current account value to be transferred, and

(3)the investment options to and from which you are transferring.

We will confirm all transfers in writing.

Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.

OUR ADMINISTRATIVE PROCEDURES FOR CALCULATING YOUR ROLL-UP BENEFIT BASE FOLLOWING A TRANSFER


As explained under "6% Roll-Up to age 85 (used for the Greater of 6% (4% in Washington) Roll-Up to age 85 enhanced death benefit or the Annual Ratchet to age 85 enhanced death benefit AND for the Guaranteed minimum income benefit)" earlier in the Prospectus, the higher Roll-Up rate (6% or 4% for only the 4% Roll-Up to age 85 death benefit base in Washington) applies with respect to most investment options and amounts in the account for special dollar cost averaging (if available), but a lower Roll-Up rate (3%) applies with respect to the EQ/Intermediate Government Bond option, the EQ/Money Market option (except amounts in the 12 month dollar cost averaging program, if available), the fixed maturity options, the guaranteed interest option and the loan reserve account under Rollover TSA (the "lower Roll-Up rate options"). The other investment options, to which the higher rate applies, are referred to as the "higher Roll-Up rate options". For more information about the Roll-Up rate applicable in Washington, see Appendix VII.


Your Roll-up benefit base is comprised of two segments, representing that portion of your benefit base, if any, that rolls up at 6% and the other portion that is rolling up at 3%. If you transfer account value from a 6% option to a 3% option, all or a portion of your benefit base will transfer from the 6% benefit base segment to the 3% benefit base segment. Similarly, if you transfer account value from a 3% option to a

44  TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS

6% option, all or a portion of your benefit base will transfer from the 3% segment to the 6% segment. To determine how much to transfer from one Roll-up benefit base segment to the other Roll-up benefit base segment, we use a pro rata calculation.

This means that we calculate the percentage of current account value in the investment options with a 6% roll-up rate that is being transferred to an investment option with a 3% roll-up (or vice versa) and transfer the same percentage of the Roll-up benefit base from one segment to the other segment. The effect of a transfer on your benefit base will vary depending on your particular circumstances, but it is important to note that the dollar amount of the transfer between your Roll-up benefit base segments is generally not the same as the dollar amount of the account value transfer.

..   For example, if your account value is $30,000 and has always been invested in 6% investment options, and your benefit base is $40,000 and is all rolling up at 6%, and you transfer 50% of your account value ($15,000) to the EQ/Money Market variable investment option (a 3% investment option), then we will transfer 50% of your benefit base ($20,000) from the 6% benefit base segment to the 3% benefit base segment. Therefore, immediately after the transfer, of your $40,000 benefit base, $20,000 will roll-up at 6% and $20,000 will roll-up at 3%. In this example , the amount of your Roll-up benefit base rolling up at 3% is more than the dollar amount of your transfer to a 3% investment option.

..   For an additional example, if your account value is $40,000 and has always been invested in 3% investment options, and your benefit base is $30,000 and is all rolling up at 3%, and you transfer 50% of your account value ($20,000) to a 6% investment option, then we will transfer 50% of your benefit base ($15,000) from the 3% benefit base segment to the 6% benefit base segment. Therefore, immediately after the transfer, of your $30,000 benefit base, $15,000 will roll-up at 6% and $15,000 will roll-up at 3%. In this example, the dollar amount of your benefit base rolling up at 6% is less than the dollar amount of your transfer to a 6% investment option.

DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading.

Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (together, the "trusts"). The trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the trust obtains from us contract owner trading activity. The trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

As of the date of this Prospectus, we do not offer investment options with underlying portfolios that are part of an outside trust (an "unaffiliated trust"). Should we offer such investment options in the future, each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity, which would be disclosed in the unaffiliated trust prospectus. If an unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. Any such unaffiliated trust would also have the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios.

When a contract is identified in connection with potentially disruptive transfer activity for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and

                            TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS 45
that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this Prospectus, the trusts had not implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.

REBALANCING YOUR ACCOUNT VALUE

We currently offer two rebalancing programs that you can use to automatically reallocate your account value among your investment options. Option I allows you to rebalance your account value among the variable investment options. Option II allows you to rebalance among the variable investment options and the guaranteed interest option. Under both options, rebalancing is not available for amounts you have allocated to the fixed maturity options.

To enroll in one of our rebalancing programs, you must notify us in writing or through Online Account Access and tell us:

   (a)the percentage you want invested in each investment option (whole percentages only), and

   (b)how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis)

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date. If you elect rebalancing, the rebalancing in the last quarter of the contract year will occur on the contract date anniversary.

You may elect or terminate the rebalancing program at any time. You may also change your allocations under the program at any time. Once enrolled in the rebalancing program, it will remain in effect until you instruct us in writing to terminate the program. Requesting an investment option transfer while enrolled in our rebalancing program will not automatically change your allocation instructions for rebalancing your account value. This means that upon the next scheduled rebalancing, we will transfer amounts among your investment options pursuant to the allocation instructions previously on file for your program. Changes to your allocation instructions for the rebalancing program (or termination of your enrollment in the program) must be in writing and sent to our Processing Office. Termination requests can be made online through Online Account Access. See "How to reach us" in "Who is AXA Equitable?" earlier in this Prospectus. There is no charge for the rebalancing feature.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------

While your rebalancing program is in effect, we will transfer amounts among the investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. At any time, however, we may exercise our right to terminate transfers to any of the variable investment options and to limit the number of variable investment options which you may elect.

If you select Option II, you will be subject to our rules regarding transfers from the guaranteed interest option to the variable investment options. These rules are described in "Transferring your account value" earlier in this section. Under Option II, a transfer into or out of the guaranteed interest option to initiate the rebalancing program will not be permitted if such transfer would violate these rules. If this occurs, the rebalancing program will not go into effect.

You may not elect Option II if you are participating in any dollar cost averaging program. You may not elect Option I if you are participating in general dollar cost averaging or, in the case of Accumulator(R) Select/SM/ contract owners, 12 month dollar cost averaging.

If you elect a benefit that limits your variable investment options, those limitations will also apply to the rebalancing programs.

46  TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table.

Please see "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus and "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" and "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.


--------------------------------------------------------------
                    METHOD OF WITHDRAWAL
--------------------------------------------------------------
                    AUTO-
                    MATIC                  PRE-AGE   LIFETIME
                   PAYMENT                  59 1/2   REQUIRED
                    PLANS                    SUB-     MINIMUM
                    (GWBL          SYSTE- STANTIALLY DISTRIBU-
 CONTRACT/(1)/      ONLY)  PARTIAL MATIC    EQUAL      TION
--------------------------------------------------------------
NQ                   Yes     Yes    Yes      No         No
--------------------------------------------------------------
Rollover IRA         Yes     Yes    Yes      Yes        Yes
--------------------------------------------------------------
Flexible             Yes     Yes    Yes      Yes        Yes
Premium IRA
--------------------------------------------------------------
Roth Conversion      Yes     Yes    Yes      Yes        No
IRA
--------------------------------------------------------------
Flexible             Yes     Yes    Yes      Yes        No
Premium Roth IRA
--------------------------------------------------------------
Inherited IRA        No      Yes    No       No         /(2)/
--------------------------------------------------------------
QP/(3)/              Yes     Yes    No       No         No
--------------------------------------------------------------
Rollover TSA/(4)/    Yes     Yes    Yes      No         Yes
--------------------------------------------------------------

(1)Please note that not all contract types are available under the Accumulator(R) Series of contracts.
(2)The contract pays out post-death required minimum distributions. See "Inherited IRA beneficiary continuation contract" in "Contract features and benefits" earlier in this Prospectus.

(3)All payments are made to the plan trust as the owner of the contract. See "Appendix II: Purchase considerations for QP contracts" later in this Prospectus.

(4)Employer or plan approval required for all transactions. Your ability to take withdrawals or loans from, or surrender your TSA contract may be limited. See Appendix IX -- "Tax Sheltered Annuity contracts (TSAs)" later in this Prospectus.

--------------------------------------------------------------------------------

All requests for withdrawals must be made on a specific form that we provide. Please see "How to reach us" under "Who is AXA Equitable?" earlier in this Prospectus for more information.
--------------------------------------------------------------------------------

DOLLAR-FOR-DOLLAR WITHDRAWAL SERVICE

If you have at least one guaranteed benefit where withdrawals reduce the benefit base on a dollar-for-dollar basis, you may request a one-time lump sum or systematic withdrawal through our Dollar-for-Dollar Withdrawal Service. Withdrawals under this automated withdrawal service will never result in a pro-rata reduction of the guaranteed benefit base, and will never terminate the no-lapse guarantee if your contract had the no-lapse guarantee prior to utilizing this service and provided that you do not take any withdrawals outside the service. Systematic withdrawals set up using the Dollar-for-Dollar Withdrawal Service adjust automatically to account for financial transactions that may otherwise have an adverse impact on your guaranteed benefits, and, for certain types of withdrawals, adjust automatically to increase the withdrawal amount.

You may use the Dollar-for-Dollar Withdrawal Service to elect a one-time lump sum withdrawal or to enroll in systematic withdrawals at monthly, quarterly, or annual intervals. If you take withdrawals using this service, you must choose whether you want your withdrawal to be calculated to: (i) preserve the Roll-up benefit base as of the last contract date anniversary (or the benefit base as of the withdrawal transaction date); or (ii) take the full dollar-for-dollar withdrawal amount available under the contract to avoid a pro-rata reduction of the guaranteed benefit base.

..   ROLL-UP BENEFIT BASE PRESERVATION: You can request a withdrawal that will preserve the Roll-up benefit base as of the last contract anniversary or the withdrawal transaction date. In general, this amount will be less than the Roll-up rate, times the last contract date anniversary benefit base value due to compounded crediting of the Roll-up rate.

..   FULL DOLLAR-FOR-DOLLAR: You can request to withdraw the full dollar-for-dollar withdrawal amount. Full dollar-for-dollar withdrawals reduce the guaranteed benefit base and cause the value of the benefit base on the next contract date anniversary to be lower than the prior contract date anniversary, assuming no additional contributions or resets have occurred. In general, taking full dollar-for-dollar withdrawals will cause a reduction to the guaranteed benefit base over time and decrease the full dollar-for-dollar withdrawal amount available in subsequent contract years. The reduction in dollar-for-dollar amounts is due to amounts being withdrawn prior to earning the full year's annual compounded Roll-up rate. Although the benefit base will reduce over time, full dollar-for-dollar withdrawals taken through the service always reduce the benefit base in the amount of the withdrawal and never more than the withdrawal amount.

There is no charge to use the Dollar-for-Dollar Withdrawal Service. Currently, we do not charge for quotes from the Dollar-for-Dollar Withdrawal Service but reserve the right to charge for such quotes upon advance notice to you. Please speak with your financial professional or call us for additional information about the Dollar-for-Dollar Withdrawal Service.


PARTIAL WITHDRAWALS
(All contracts)

You may take partial withdrawals from your account value at any time. The minimum amount you may withdraw is $300.

Partial withdrawals will be subject to a withdrawal charge if they exceed the 10% free withdrawal amount. For more information, see "10% free withdrawal amount" in "Charges and expenses" later in this Prospectus.

                                                       ACCESSING YOUR MONEY  47

Any request for a partial withdrawal that results in an Excess withdrawal will terminate your participation in the Maximum payment plan or Customized payment plan. Any partial withdrawal request will terminate the systematic withdrawal option.

AUTOMATIC PAYMENT PLANS
(For contracts with GWBL only)

You may take automatic withdrawals under either the Maximum payment plan or the Customized payment plan, as described below. Under either plan, you may take withdrawals on a monthly, quarterly or annual basis. You may change the payment frequency of your withdrawals at any time, and the change will become effective on the next contract date anniversary.

You may elect either the Maximum payment plan or the Customized payment plan at any time. You must wait at least 28 days from contract issue before automatic payments begin. We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month.

MAXIMUM PAYMENT PLAN. Our Maximum payment plan provides for the withdrawal of the Guaranteed annual withdrawal amount in scheduled payments. The amount of the withdrawal will increase following any Annual Ratchet or 5% deferral bonus.

If you elect the Maximum payment plan and start monthly or quarterly payments after the beginning of a contract year, the payments you take that year will be less than your Guaranteed annual withdrawal amount.

If you take a partial withdrawal while the Maximum payment plan is in effect, we will terminate the plan. You may enroll in the plan again at any time, but the scheduled payments will not resume until the next contract date anniversary.

CUSTOMIZED PAYMENT PLAN. Our Customized payment plan provides for the withdrawal of a fixed amount not greater than the Guaranteed annual withdrawal amount in scheduled payments. The amount of the withdrawal will not be increased following any Annual Ratchet or 5% deferral bonus. You must elect to change the scheduled payment amount.

It is important to note that if you elect the Customized payment plan and start monthly or quarterly withdrawals after the beginning of a contract year, you could select scheduled payment amounts that would cause an Excess withdrawal. If your selected scheduled payment would cause an Excess withdrawal, we will notify you. As discussed earlier in the Prospectus, Excess withdrawals may significantly reduce the value of the Guaranteed withdrawal benefit for life benefit. See "Effect of Excess withdrawals" in "Contract features and benefits" earlier in this Prospectus.

If you take a partial withdrawal while the Customized payment plan is in effect, we will terminate the plan. You may enroll in the plan again at any time, but the scheduled payments will not resume until the next contract date anniversary.

SYSTEMATIC WITHDRAWALS
(All contracts except Inherited IRA and QP)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions and employer or plan approval is required.)

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 0.8% monthly, 2.4% quarterly and 10.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

If the withdrawal charges on your contract have expired, you may elect a systematic withdrawal option in excess of percentages described in the preceding paragraph, up to 100% of your account value. However, if you elect a systematic withdrawal option in excess of these limits, and make a subsequent contribution to your contract, the systematic withdrawal option will be terminated. You may then elect a new systematic withdrawal option within the limits described in the preceding paragraph. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM/ contracts.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59 1/2 and 70 1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a partial withdrawal. You can cancel the systematic withdrawal option at any time.

For all contracts except Accumulator(R) Select/SM/, systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a partial withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 10% free withdrawal amount. Also, systematic withdrawals are not available if you have elected a Principal guarantee benefit or the Guaranteed withdrawal benefit for life.

SUBSTANTIALLY EQUAL WITHDRAWALS
(Rollover IRA, Roth Conversion IRA, Flexible Premium IRA and Flexible Premium Roth IRA contracts)

We offer our ''substantially equal withdrawals option'' to allow you to receive distributions from your account value without triggering the 10% additional federal income tax penalty, which normally applies to distributions made before age 59 1/2. Substantially equal withdrawals are also referred to as ''72(t) exception withdrawals''. See ''Tax information'' later in this Prospectus. We use one of the IRS-approved methods for doing this; this is not the exclusive method of meeting this exception. After consultation with your tax adviser, you may decide to use another method which would require you to compute amounts yourself and request partial withdrawals. In such a case, a withdrawal charge may apply (if applicable under your Accumulator(R) Series contract). Once you begin to take substantially equal withdrawals, you should not (i) stop them;
(ii) change the pattern of your withdrawals for example, by taking an additional partial withdrawal; or (iii) contribute any more to the contract until after the later of age 59 1/2 or five full years after the first withdrawal. If you alter the pattern of withdrawals, you may be liable for the 10% federal tax penalty that would have

48  ACCESSING YOUR MONEY
otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.

In accordance with IRS guidance, an individual who has elected to receive substantially equal withdrawals may make a one time change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.

You may elect to take substantially equal withdrawals at any time before age
59 1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until (i) we receive written notice from you to cancel this option; (ii) you take an additional partial withdrawal; or
(iii) you contribute any more to the contract. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same calendar year in which you took a partial withdrawal or added amounts to the contract. We will calculate the new withdrawal amount.

For all contracts except Accumulator(R) Select/SM/, substantially equal withdrawals that we calculate for you are not subject to a withdrawal charge, except to the extent that, when added to a partial withdrawal previously taken in the same contract year, the substantially equal withdrawal exceeds the free withdrawal amount (see "10% free withdrawal amount" in "Charges and expenses" later in this Prospectus).

Also, the substantially equal withdrawal program is not available if you have elected a Principal guarantee benefit or the Guaranteed withdrawal benefit for life.

LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS

(Rollover IRA, Flexible Premium IRA and Rollover TSA contracts only -- See "Tax information" and Appendix IX later in this Prospectus)

We offer our "automatic required minimum distribution (RMD) service" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request partial withdrawals. In such a case, a withdrawal charge may apply (if applicable under your Accumulator(R) Series contract). Before electing this account based withdrawal option, you should consider whether annuitization might be better in your situation. If you have elected certain additional benefits, such as the Guaranteed minimum death benefit or Guaranteed minimum income benefit, amounts withdrawn from the contract to meet RMDs will reduce the benefit base and may limit the utility of the benefit. Also, the actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals from annuity contracts funding TSAs and IRAs, which could increase the amount required to be withdrawn. Please refer to ''Tax information'' and Appendix IX later in this Prospectus.


You may elect this service in the year in which you reach age 70 1/2 or in any later year. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" and Appendix IX later in this Prospectus for your specific type of retirement arrangement.

--------------------------------------------------------------------------------
For Rollover IRA, Flexible Premium IRA, and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70 1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------


We do not impose a withdrawal charge on minimum distribution withdrawals taken through our automatic RMD service except if, when added to a partial withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 10% free withdrawal amount. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM/ contracts.


Under Rollover TSA contracts, you may not elect our automatic RMD service if a loan is outstanding.

FOR CONTRACTS WITH GWBL. Generally, if you elect our automatic RMD service, any lifetime required minimum distribution payment we make to you under our automatic RMD service will not be treated as an Excess withdrawal.

If you elect either the Maximum payment plan or the Customized payment plan AND our automatic RMD service, we will make an extra payment, if necessary, on December 1st that will equal your lifetime required minimum distribution less all payments made through November 30th and any scheduled December payment. The combined automatic plan payments and lifetime required minimum distribution payment will not be treated as Excess withdrawals, if applicable. However, if you take any partial withdrawals in addition to your lifetime required minimum distribution and automatic payment plan payments, your applicable automatic payment plan will be terminated. The partial withdrawals may cause an Excess withdrawal and may be subject to a withdrawal charge (if applicable under your Accumulator(R) Series contract). You may enroll in the plan again at any time, but the scheduled payments will not resume until the next contract date anniversary. Further, your GWBL benefit base and Guaranteed annual withdrawal amount may be reduced. See "Effect of Excess withdrawals" in "Contract features and benefits" earlier in this Prospectus.

If you elect our automatic RMD service and elect to take your Guaranteed annual withdrawal amount in partial withdrawals without electing one of our available automatic payment plans, we will make a payment, if necessary, on December 1st that will equal your required minimum distribution less all withdrawals made through November 30th. If prior to December 1st you make a partial withdrawal that exceeds your Guaranteed annual withdrawal amount, but not your RMD amount, that partial withdrawal will be treated as an Excess withdrawal, as well as any subsequent partial withdrawals made during the same contract year. However, if by December 1st your withdrawals have not exceeded your RMD amount, the RMD payment we make to you will not be treated as an Excess withdrawal.

FOR CONTRACTS WITH THE GUARANTEED MINIMUM INCOME BENEFIT. The no lapse guarantee will not be terminated if a required minimum distribution payment using our automatic RMD service causes your cumulative withdrawals in the contract year to exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year or in the first contract year, all contributions received within the first 90 days).

                                                       ACCESSING YOUR MONEY  49

Owners of tax-qualified contracts (IRA, TSA and QP) generally should not reset the Roll-Up benefit base if lifetime required minimum distributions must begin before the end of the new exercise waiting period. See "Guaranteed minimum death benefit/Guaranteed minimum income benefit Roll-Up benefit base reset" in "Contract features and benefits" earlier in this Prospectus.

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options and the guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in the order of the earliest maturity date(s) first. For Accumulator(R)and Accumulator(R) Elite/SM/ contracts only, if the fixed maturity option amounts are insufficient, we will deduct all or a portion of the withdrawal from the account for special dollar cost averaging. A market value adjustment will apply to withdrawals from the fixed maturity options.

You may choose to have your Customized payment plan scheduled payments, your systematic withdrawals or your substantially equal withdrawals taken from specific variable investment options and/or the guaranteed interest option. If you choose specific variable investment options and/or the guaranteed interest option, and the value in those selected option(s) drops below the requested withdrawal amount, the requested amount will be taken on a pro rata basis from all investment options on the business day after the withdrawal was scheduled to occur. All subsequent scheduled payments or withdrawals will be processed on a pro rata basis on the business day you initially elected.

HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT, GUARANTEED MINIMUM DEATH BENEFIT AND PRINCIPAL GUARANTEE BENEFITS

In general, withdrawals (including RMDs) will reduce your guaranteed benefits on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by the same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 X .40) and your new benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

If your account value is greater than your benefit, a withdrawal will result in a reduction of your benefit that will be less than the withdrawal. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your benefit was $20,000 before the withdrawal, it would reduced by $8,000 ($20,000 x .40) and your new benefit after the withdrawal would be $12,000 ($20,000 - $8,000).

For purposes of calculating the adjustment to your guaranteed benefits, the amount of the withdrawal will include the amount of any applicable withdrawal charge. Using the example above, the $12,000 withdrawal would include the withdrawal amount paid to you and the amount of any applicable withdrawal charge deducted from your account value. For more information on the calculation of the charge, see "Withdrawal charge" later in this Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM/ contracts.

With respect to the Guaranteed minimum income benefit and the Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit, withdrawals (including any applicable withdrawal charges, if applicable) will reduce each of the benefits' 6% Roll-Up to age 85 benefit base on a dollar-for-dollar basis, as long as the sum of withdrawals in a contract year is 6% or less of the 6% Roll-Up benefit base on the contract issue date or the most recent contract date anniversary, if later. For this purpose, in the first contract year, all contributions received in the first 90 days after contract issue will be considered to have been received on the first day of the contract year. In subsequent contract years, additional contributions made during a contract year do not affect the amount of the withdrawals that can be taken on a dollar-for-dollar basis in that contract year. Once a withdrawal is taken that causes the sum of withdrawals in a contract year to exceed 6% of the benefit base on the most recent anniversary, that entire withdrawal (including
RMDs) and any subsequent withdrawals in that same contract year will reduce the benefit base pro rata. Reduction on a dollar-for-dollar basis means that your 6% Roll-Up to age 85 benefit base will be reduced by the dollar amount of the withdrawal for each Guaranteed benefit. The Annual Ratchet to age 85 benefit base will always be reduced on a pro rata basis.

HOW WITHDRAWALS AFFECT YOUR GWBL AND GWBL GUARANTEED MINIMUM DEATH BENEFIT

Your GWBL benefit base is not reduced by withdrawals until a withdrawal causes cumulative withdrawals in a contract year to exceed the Guaranteed annual withdrawal amount. Withdrawals that exceed the Guaranteed annual withdrawal amount, however, can significantly reduce your GWBL benefit base and Guaranteed annual withdrawal amount. For more information, see "Effect of Excess withdrawals" and "Other important considerations" under "Guaranteed withdrawal benefit for life ("GWBL")" in "Contract features and benefits" earlier in this Prospectus.

Your GWBL Standard death benefit base and GWBL Enhanced death benefit base are reduced on a dollar-for-dollar basis up to the Guaranteed annual withdrawal amount. Once a withdrawal causes cumulative withdrawals in a contract year to exceed your Guaranteed annual withdrawal amount, however, your GWBL Standard death benefit base and GWBL Enhanced death benefit base are reduced on a pro rata basis. If the reduced GWBL Enhanced death benefit base is greater than your account value (after the Excess withdrawal), we will further reduce your GWBL Enhanced death benefit base to equal your account value.

For purposes of calculating your GWBL and GWBL Guaranteed minimum death benefit amount, the amount of the Excess withdrawal will include the withdrawal amount paid to you and the amount of the withdrawal charge deducted from your account value. For more information on calculation of the charge, see "Withdrawal charge" later in the Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM/ contracts.

50  ACCESSING YOUR MONEY

WITHDRAWALS TREATED AS SURRENDERS

If you request to withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. In addition, we have the right to pay the cash value and terminate the contract if no contributions are made during the last three completed contract years, and the account value is less than $500, or if you make a withdrawal that would result in a cash value of less than $500. The rules in the preceding sentence do not apply if the Guaranteed minimum income benefit no lapse guarantee is in effect on your contract. See "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.

SPECIAL RULES FOR THE GUARANTEED WITHDRAWAL BENEFIT FOR LIFE. We will not treat a withdrawal request that results in a withdrawal in excess of 90% of the contract's cash value as a request to surrender the contract unless it is an Excess withdrawal. In addition, we will not terminate your contract if either your account value or cash value falls below $500, unless it is due to an Excess withdrawal. In other words, if you take an Excess withdrawal that equals more than 90% of your cash value or reduces your cash value to less than $500, we will treat your request as a surrender of your contract even if your GWBL benefit base is greater than zero. Please also see "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus. Please also see "Guaranteed withdrawal benefit for life ("GWBL")" in "Contract features and benefits," earlier in this Prospectus, for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.

LOANS UNDER ROLLOVER TSA CONTRACTS

Loans under a Rollover TSA contract are not permitted without employer or plan approval. We will not permit you to take a loan or have a loan outstanding while you are enrolled in our "automatic required minimum distribution (RMD) service" or if you elect the GWBL option or a PGB.

Loans are subject to federal income tax limits and are also subject to the limits of the plan. The loan rules under ERISA may apply to plans not sponsored by a governmental employer. Federal income tax rules apply to all plans, even if the plan is not subject to ERISA.

A loan will not be treated as a taxable distribution unless:

..   It exceeds limits of federal income tax rules;

..   Interest and principal are not paid when due; or

..   In some instances, service with the employer terminates.

Taking a loan in excess of the Internal Revenue Code limits may result in adverse tax consequences.

Before we make a loan, you must properly complete and sign a loan request form. Loan processing may not be completed until we receive all information and approvals required to process the loan at our processing office.

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1)the date annuity payments begin,

(2)the date the contract terminates, and

(3)the date a death benefit is paid (the outstanding loan, including any accrued but unpaid loan interest, will be deducted from the death benefit amount).

A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received. Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined. Please see Appendix VII later in this Prospectus for any state rules that may affect loans from a TSA contract. Also, see Appendix IX for a discussion of TSA contracts.

Tax consequences for failure to repay a loan when due are substantial, and may result in severe restrictions on your ability to borrow amounts under any plans of your employer in the future.

LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the "loan reserve account." Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If those amounts are insufficient, any additional amount of the loan will be subtracted from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment may apply. For Accumulator(R) and Accumulator(R) Elite/SM/ contracts only, if such fixed maturity amounts are insufficient, we will deduct all or a portion of the loan from the account for special dollar cost averaging.

For the period of time your loan is outstanding, the loan reserve account rate we will credit will equal the loan interest rate minus a maximum rate of 2%. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid and the amount of interest earned from the loan reserve account to the investment options according to the allocation percentages we have on our records. For Accumulator(R) Plus/SM/ contracts, loan repayments are not considered contributions and therefore are not eligible for additional credits.

SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while an owner is living (or for contracts with non-natural owners, while the annuitant is living) and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions and employer or plan approval is required.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information.

All benefits under the contract will terminate as of the date we receive the required information, including the Guaranteed withdrawal benefit for life (if applicable), if your cash value is greater than your Guaranteed annual withdrawal amount remaining that year. If your cash value is not greater than your Guaranteed annual withdrawal amount remaining that year, then you will receive a supplementary life annuity contract. For more information, please see "Effect of your account value falling to zero" in "Contract features and benefits"

                                                       ACCESSING YOUR MONEY  51
earlier in this Prospectus. Also, if the Guaranteed minimum income benefit no lapse guarantee is in effect, the benefit will terminate without value if your cash value plus any other withdrawals taken in the contract year exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year). For more information, please see "Insufficient account value" in "Determining your contract's value" and "Guaranteed withdrawal benefit for life ("GWBL")" in "Contract features and benefits" earlier in this Prospectus.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus.

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge, if applicable) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)the New York Stock Exchange is closed or restricts trading,

(2)the SEC determines that an emergency exists as a result of sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable, or

(3)the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest option, the fixed maturity options and the account for special dollar cost averaging (other than for death benefits) for up to six months while you are living. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) EliteSM contract owners only. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery or wire transfer service at your expense.

YOUR ANNUITY PAYOUT OPTIONS

The following description assumes annuitization of your entire contract. For partial annuitization, see "Partial annuitization" below.

Deferred annuity contracts such as those in the Accumulator(R) Series provide for conversion to payout status at or before the contract's "maturity date." This is called annuitization. When your contract is annuitized, your Accumulator(R) Series contract and all its benefits will terminate and you will receive a supplemental annuity payout contract ("payout option") that provides periodic payments for life or for a specified period of time. In general, the periodic payment amount is determined by the account value or cash value of your Accumulator(R) Series contract at the time of annuitization and the annuity purchase factor to which that value is applied, as described below. Alternatively, if you have a Guaranteed minimum income benefit, you may exercise your benefit in accordance with its terms. We have the right to require you to provide any information we deem necessary to provide an annuity payout option. If an annuity payout is later found to be based on incorrect information, it will be adjusted on the basis of the correct information.

Your Accumulator(R) Series contract guarantees that upon annuitization, your annuity account value will be applied to a guaranteed annuity purchase factor for a life annuity payout option. We reserve the right, with advance notice to you, to change your annuity purchase factor any time after your fifth contract date anniversary and at not less than five year intervals after the first change. (Please see your contract and SAI for more information.) In addition, you may apply your account value or cash value, whichever is applicable, to any other annuity payout option that we may offer at the time of annuitization. We currently offer you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments. Please see Appendix VII later in this Prospectus for variations that may apply in your state.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the owner's and annuitant's ages at contract issue. Other than life annuity with period certain, we reserve the right to add, remove or change any of these annuity payout options at any time. In addition, if you are exercising your Guaranteed minimum income benefit, your choice of payout options are those that are available under the Guaranteed minimum income benefit (see "Guaranteed minimum income benefit option" in "Contract features and benefits" earlier in this Prospectus). If you elect the Guaranteed withdrawal benefit for life and choose to annuitize your contract before the maturity date, the Guaranteed withdrawal benefit for life will terminate without value even if your GWBL benefit base is greater than zero. Payments you receive under the annuity payout option you select may be less than you would have received under GWBL. See "Guaranteed withdrawal benefit for life ("GWBL")" in "Contract features and benefits" earlier in this Prospectus for further information.

------------------------------------------------------------------
Fixed annuity payout options      Life annuity
                                  Life annuity with period certain
                                  Life annuity with refund certain
                                  Period certain annuity
------------------------------------------------------------------
Variable Immediate Annuity        Life annuity
  payout options                  Life annuity with period certain
------------------------------------------------------------------
Income Manager(R) payout options  Life annuity with period certain
  ( available for owners and      Period certain annuity
  annuitants age 83 or less at
  contract issue)
------------------------------------------------------------------

..   Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

..   Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's

52  ACCESSING YOUR MONEY
   life expectancy. A life annuity with a period certain is the form of annuity under the contract that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

..   Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

..   Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life, and after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide you with details.

FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable Immediate Annuities may be funded through your choice of available variable investment options investing in Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable income annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.

INCOME MANAGER(R) PAYOUT OPTIONS

The Income Manager(R) payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager(R) payout annuity contract. You may request an illustration of the Income Manager(R) payout annuity contract from your financial professional. Income Manager(R) payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager(R) payout option, you should read the prospectus which contains important information that you should know.

Both NQ and IRA Income Manager(R) payout options provide guaranteed level payments. The Income Manager(R) (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect an Income Manager(R) payout option without life contingencies unless withdrawal charges are no longer in effect under your Accumulator(R) Series contract. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM/ contracts.

For QP and Rollover TSA contracts, if you want to elect an Income Manager(R) payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner. You must be eligible for a distribution under the QP or Rollover TSA contract.

You may choose to apply your account value of your Accumulator(R) Series contract to an Income Manager(R) payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Accumulator(R) Series contract and we will deduct any applicable withdrawal charge, if applicable under your Accumulator(R) Series contract. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.

The Income Manager(R) payout options are not available in all states.

THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

(For the purposes of this section, please note that withdrawal charges do not apply to Accumulator(R) Select/SM/ contracts.)

The amount applied to purchase an annuity payout option varies depending on the payout option that you choose and the timing of your purchase as it relates to any withdrawal charges that apply under your Accumulator(R) Series contract. If amounts in a fixed maturity option are used to purchase any annuity payout option prior to the maturity date, a market value adjustment will apply.

For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

The withdrawal charge applicable under your Accumulator(R) Series contract is imposed if you select a non-life contingent period certain payout annuity. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.

For the Income Manager(R) life contingent payout options, no withdrawal charge is imposed under your Accumulator(R) Series contract. If the withdrawal charge that otherwise would have been applied to your account value under your Accumulator(R) Series contract is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager(R) will apply. The year in which your account value is applied to the payout option will be "contract year 1."


PARTIAL ANNUITIZATION. Partial annuitization of nonqualified deferred annuity contracts is permitted under certain circumstances. You may choose from the annuity payout options described here, but if you choose a period certain annuity pay-out, the certain period must be for 10 years or more. We require you to elect partial annuitization on the form we specify. Partial annuitization is not available for a guaranteed minimum income benefit under a contract. For purposes of this contract we will effect any partial annuitization as a withdrawal applied to a payout annuity. See "How withdrawals are taken


                                                       ACCESSING YOUR MONEY  53
from your account value" earlier in this section and also the discussion of "Partial annuitization" in "Tax information" for more information.

SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.

Except with respect to the Income Manager(R), where payments are made on the 15th day of the month, you can choose the date annuity payments begin but it may not be earlier than thirteen months from your Accumulator(R), Accumulator(R) Elite/SM/ or Accumulator(R) Select/SM/ contract date or not earlier than five years (in a limited number of jurisdictions this requirement may be more or less than five years) from your Accumulator(R) Plus/SM/ contract date. Please see Appendix VII later in this Prospectus for information on state variations. You can change the date your annuity payments are to begin at any time. The date may not be later than the annuity maturity date described below.

For Accumulator(R) Plus/SM/ contracts, if you start receiving annuity payments within three years of making any contribution, we will recover the credit that applies to any contribution made within the prior three years. Please see Appendix VII later in this Prospectus for information on state variations.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier. The amount of each annuity payment will be less with a greater frequency of payments, or with a longer duration of a non-life contingent annuity or a longer certain period of a life contingent annuity. Once elected, the frequency with which you receive payments cannot be changed.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

If you select an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager(R) payout option is chosen.

ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum payment or select an annuity payout option. The maturity date is based on the age of the original annuitant at contract issue and cannot be changed other than in conformance with applicable law even if you name a new annuitant. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday. We will send a notice with the contract statement one year prior to the maturity date.

If you elect the Guaranteed withdrawal benefit for life and your contract is annuitized at maturity, we will offer an annuity payout option that guarantees you will receive payments for life that are at least equal to what you would have received under the Guaranteed withdrawal benefit for life. At annuitization, you will no longer be able to take withdrawals in addition to the payments under this annuity pay-out option. You will still be able to surrender the contract at any time for any remaining account value. As described in "Contract features and benefits" under "Guaranteed withdrawal benefit for life ("GWBL")," these payments will have the potential to increase with favorable investment performance. Any remaining Guaranteed minimum death benefit value will be transferred to the annuity payout contract as your "minimum death benefit." If the enhanced death benefit had been elected, its value as of the date the annuity payout contract is issued will become your minimum death benefit, and it will continue to ratchet annually if your account value is greater than your minimum death benefit base. The minimum death benefit will be reduced dollar-for-dollar by each payment. If you die while there is any minimum death benefit remaining, it will be paid to your beneficiary.

Please see Appendix VII later in this Prospectus for variations that may apply in your state.

54  ACCESSING YOUR MONEY

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT AXA EQUITABLE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

..   A mortality and expense risks charge

..   An administrative charge

..   A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

..   On each contract date anniversary -- an annual administrative charge, if applicable.

..   At the time you make certain withdrawals or surrender your contract -- a withdrawal charge (not applicable to Accumulator(R) Select/SM/ contracts).

..   On each contract date anniversary -- a charge for each optional benefit you elect: a death benefit (other than the Standard and GWBL Standard death benefit); the Guaranteed minimum income benefit; the Guaranteed withdrawal benefit for life; and the Earnings enhancement benefit.

..   On any contract date anniversary on which you are participating in a PGB --
    a charge for a PGB.

..   At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" later in this section.

The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise, we will incur a loss.

The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this Prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray, a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk. Nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the contracts.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.

SEPARATE ACCOUNT ANNUAL EXPENSES

MORTALITY AND EXPENSE RISKS CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard death benefit. Below is the daily charge shown as an annual rate of the net assets in each variable investment option for each contract in the Accumulator(R) Series:

   Accumulator(R):              0.80%

   Accumulator(R) Plus/SM/:     0.95%

   Accumulator(R) Elite/SM/:    1.10%

   Accumulator(R) Select/SM/:   1.10%

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the Guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect. For Accumulator(R) PlusSM contracts, a portion of this charge also compensates us for the contract credit. For a discussion of the credit, see "Credits" in "Contract features and benefits" earlier in this Prospectus. We expect to make a profit from this charge.

ADMINISTRATIVE CHARGE. We deduct a daily charge from the net assets in each variable investment option. The charge, together with the annual administrative charge described below, is to compensate us for administrative expenses under the contracts. Below is the daily charge shown as an annual rate of the net assets in each variable investment option for each contract in the Accumulator(R) Series:

   Accumulator(R):              0.30%

   Accumulator(R) Plus/SM/:     0.35%

   Accumulator(R) Elite/SM/:    0.30%

   Accumulator(R) Select/SM/:   0.25%

DISTRIBUTION CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. Below is the daily charge shown as an annual rate of the net assets in each variable investment option for each contract in the Accumulator(R) Series:

   Accumulator(R):              0.20%

   Accumulator(R) Plus/SM/:     0.25%

   Accumulator(R) Elite/SM/:    0.25%

   Accumulator(R) Select/SM/:   0.35%

                                                       CHARGES AND EXPENSES  55

ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $50,000. If your account value on such date is $50,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (if available) in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging or the account for 12 month dollar cost averaging, as applicable. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite/SM/ contract owners only and the account for 12 month dollar cost averaging is available for Accumulator(R) Select/SM/ contract owners only.

If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


SPECIAL SERVICES CHARGES

We deduct a charge for providing the special services described below. These charges compensate us for the expense of processing each special service. For certain services, we will deduct from your account value any withdrawal charge that applies and the charge for the special service. Please note that we may discontinue some or all of these services without notice.

WIRE TRANSFER CHARGE. We charge $90 for outgoing wire transfers. Unless you specify otherwise, this charge will be deducted from the amount you request.

EXPRESS MAIL CHARGE. We charge $35 for sending you a check by express mail delivery. This charge will be deducted from the amount you request.

DUPLICATE CONTRACT CHARGE. We charge $35 for providing a copy of your contract. The charge for this service can be paid (i) using a credit card acceptable to AXA Equitable, (ii) by sending a check to our processing office, or (iii) by any other means we make available to you.


WITHDRAWAL CHARGE

(For Accumulator(R), Accumulator(R) Plus/SM/ and Accumulator(R) Elite/SM/ contracts only )

A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceed the 10% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value or to apply your cash value to a non-life contingent annuity payout option. For more information about the withdrawal charge if you select an annuity payout option, see "Your annuity payout options -- The amount applied to purchase an annuity payout option" in "Accessing your money" earlier in the Prospectus. For Accumulator(R) Plus/SM/ contracts, a portion of this charge also compensates us for the contract credit. For a discussion of the credit, see "Credits" in "Contract features and benefits" earlier in this Prospectus. We expect to make a profit from this charge.

The withdrawal charge equals a percentage of the contributions withdrawn. For Accumulator(R) Plus/SM/ contracts, we do not consider credits to be contributions. Therefore, there is no withdrawal charge associated with a credit.

The percentage of the withdrawal charge that applies to each contribution depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:

------------------------------------------------------------------------------------------------------------
                               WITHDRAWAL CHARGE AS A % OF CONTRIBUTION
                                            CONTRACT YEAR
------------------------------------------------------------------------------------------------------------
                                                             1   2   3   4      5    6   7      8       9
------------------------------------------------------------------------------------------------------------
Accumulator(R)                                               7%  7%  6%  6%  5%      3%  1%  0%/(1)/ --
------------------------------------------------------------------------------------------------------------
Accumulator(R) Plus/SM/                                      8%  8%  7%  7%  6%      5%  4%  3%      0%/(2)/
------------------------------------------------------------------------------------------------------------
Accumulator(R) Elite/SM/                                     8%  7%  6%  5%  0%/(3)/ --  --  --      --
------------------------------------------------------------------------------------------------------------

(1)Charge does not apply in the 8th and subsequent contract years following contribution.
(2)Charge does not apply in the 9th and subsequent contract years following contribution.
(3)Charge does not apply in the 5th and subsequent contract years following contribution.

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1" and the withdrawal charge is reduced or expires on each applicable contract date anniversary. Amounts withdrawn up to the free withdrawal amount are not considered withdrawals of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus.

Please see Appendix VII later in this Prospectus for possible withdrawal charge schedule variations in your state.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to that same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each investment option. The withdrawal charge helps cover our sales expenses.

For purposes of calculating reductions in your guaranteed benefits and associated benefit bases, the withdrawal amount includes both the withdrawal amount paid to you and the amount of the withdrawal charge deducted from your account value. For more information, see "Guaranteed minimum death benefit and Guaranteed

56  CHARGES AND EXPENSES
minimum income benefit base" and "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" earlier in this Prospectus.

The withdrawal charge does not apply in the circumstances described below.

10% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the beginning of each contract year. In the first contract year, the 10% free withdrawal amount is determined using all contributions received in the first 90 days of the contract year. Additional contributions during the contract year do not increase your 10% free withdrawal amount. The 10% free withdrawal amount does not apply if you surrender your contract except where required by law.

For Accumulator(R) and Accumulator(R) Elite/SM/ NQ contracts issued to a charitable remainder trust, the free withdrawal amount will equal the greater of: (1) the current account value less contributions that have not been withdrawn (earnings in the contract) and (2) the 10% free withdrawal amount defined above.

CERTAIN WITHDRAWALS. If you elected the Guaranteed minimum income benefit and/or the Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85 enhanced death benefit, the withdrawal charge will be waived for any withdrawal that, together with any prior withdrawals made during the contract year, does not exceed 6% of the beginning of contract year 6% Roll-Up to age 85 benefit base, even if such withdrawals exceed the free withdrawal amount. Also, a withdrawal charge does not apply to a withdrawal that exceeds 6% of the beginning of contract year 6% Roll-Up to age 85 benefit base as long as it does not exceed the free withdrawal amount. If your withdrawal exceeds the amount described above, this waiver is not applicable to that withdrawal nor to any subsequent withdrawal for the life of the contract.

If you elect the Guaranteed withdrawal benefit for life, we will waive any withdrawal charge for any withdrawals during the contract year up to the Guaranteed annual withdrawal amount, even if such withdrawals exceed the free withdrawal amount. However, each withdrawal reduces the free withdrawal amount for that contract year by the amount of the withdrawal. Also, a withdrawal charge does not apply to a withdrawal that exceeds the Guaranteed annual withdrawal amount as long as it does not exceed the free withdrawal amount. Withdrawal charges, if applicable, are applied to the amount of the withdrawal that exceeds both the free withdrawal amount and the Guaranteed annual withdrawal amount.

DISABILITY, TERMINAL ILLNESS, OR CONFINEMENT TO NURSING HOME. The withdrawal charge also does not apply if:

(i)An owner (or older joint owner, if applicable) has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii)We receive proof satisfactory to us (including certification by a licensed physician) that an owner's (or older joint owner's, if applicable) life expectancy is six months or less; or

(iii)An owner (or older joint owner, if applicable) has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

   -- its main function is to provide skilled, intermediate, or custodial nursing care;

   -- it provides continuous room and board to three or more persons;

   -- it is supervised by a registered nurse or licensed practical nurse;

   -- it keeps daily medical records of each patient;

   -- it controls and records all medications dispensed; and

   -- its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions described in (i), (ii) or
(iii) above existed at the time a contribution was remitted or if the condition began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.

GUARANTEED MINIMUM DEATH BENEFIT CHARGE

ANNUAL RATCHET TO AGE 85. If you elect the Annual Ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.25% of the Annual Ratchet to age 85 benefit base.

GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to either 0.65% or 0.60% of the Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85 benefit base, depending upon when and where you purchased your contract. Please see Appendix VIII later in this Prospectus for more information on the Guaranteed minimum death benefit charge applicable to your contract.

GWBL ENHANCED DEATH BENEFIT. This death benefit is only available if you elect the GWBL option. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary. The charge is equal to 0.30% of the GWBL Enhanced death benefit base.

WHEN WE DEDUCT THESE CHARGES. We will deduct these charges from your value in the variable investment options (or, if applicable, the permitted variable investment options) and the guaranteed interest option on a pro rata basis (see Appendix VII later in this Prospectus to see if deducting these charges from the guaranteed interest option is permitted in your state). If those amounts are insufficient, we will deduct all or a portion of these charges from the

                                                       CHARGES AND EXPENSES  57
fixed maturity options (if applicable) in the order of the earliest maturity date(s) first. A market value adjustment will apply to deductions from the fixed maturity options. If such fixed maturity option amounts are still insufficient, we will deduct all or a portion of these charges from the account for special dollar cost averaging. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite/SM/ contract owners only.

If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of these charges for that year.

If your account value is insufficient to pay these charges, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

STANDARD DEATH BENEFIT AND GWBL STANDARD DEATH BENEFIT. There is no additional charge for these standard death benefits.

PRINCIPAL GUARANTEE BENEFITS CHARGE

If you purchase a PGB, we deduct a charge annually from your account value on each contract date anniversary on which you are participating in a PGB. The charge is equal to 0.50% of the account value for the 100% Principal guarantee benefit and 0.75% of the account value for the 125% Principal guarantee benefit. We will continue to deduct the charge until your benefit maturity date. We will deduct this charge from your value in the permitted variable investment options and the guaranteed interest option (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If such amounts are insufficient, we will deduct all or a portion of this charge from the account for special dollar cost averaging. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite/SM/ contract owners only.

If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

GUARANTEED MINIMUM INCOME BENEFIT CHARGE

If you elect the Guaranteed minimum income benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the Guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the owner (or older joint owner, if applicable) reaches age 85, whichever occurs first. The charge is equal to 0.65% of the applicable benefit base in effect on the contract date anniversary.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state). If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment will apply to deductions from the fixed maturity options. If such fixed maturity option amounts are still insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite/SM/ contract owners only.

If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

EARNINGS ENHANCEMENT BENEFIT CHARGE

If you elect the Earnings enhancement benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.35% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite/SM/ contract owners only.

If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

GUARANTEED WITHDRAWAL BENEFIT FOR LIFE BENEFIT CHARGE

If you elect the Guaranteed withdrawal benefit for life ("GWBL"), we deduct a charge annually as a percentage of your GWBL benefit base on each contract date anniversary. If you elect the Single Life option, the charge is equal to 0.60%. If you elect the Joint Life option, the charge is equal to 0.75%. We will deduct this charge from your value in the permitted variable investment options and the guaranteed interest option on a pro rata basis. (See Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state.) If those amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite/SM/ contract owners only.

If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year.

GWBL BENEFIT BASE ANNUAL RATCHET CHARGE. If your GWBL benefit base ratchets, we reserve the right to raise the charge at the time of an Annual Ratchet. The maximum charge for the Single Life

58  CHARGES AND EXPENSES
option is 0.75%. The maximum charge for the Joint Life option is 0.90%. The increased charge, if any, will apply as of the contract date anniversary on which your GWBL benefit base ratchets and on all contract date anniversaries thereafter. We will permit you to opt out of the ratchet if the charge increases.

For Joint Life contracts, if the successor owner or joint annuitant is dropped before you take your first withdrawal, we will adjust the charge at that time to reflect a Single Life. If the successor owner or joint annuitant is dropped after withdrawals begin, the charge will continue based on a Joint Life basis.

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity pay-out option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We currently deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity payout option. This option may not be available at the time you elect to annuitize or it may have a different charge.

CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:

..   Management fees.

..   12b-1 fees.

..   Operating expenses, such as trustees' fees, independent public accounting firms' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

..   Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each Portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. Certain Portfolios available under the contract in turn invest in shares of other Portfolios of AXA Premier VIP Trust and EQ Advisors Trust and/or shares of unaffiliated portfolios (collectively, the "underlying portfolios"). The underlying portfolios each have their own fees and expenses, including management fees, operating expenses, and investment related expenses such as brokerage commissions. For more information about these charges, please refer to the prospectuses for the Trusts.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge (if applicable under your Accumulator(R) Series contract) or the mortality and expense risks charge, or change the minimum initial contribution requirements. We also may change the Guaranteed minimum income benefit or the Guaranteed minimum death benefit, or offer variable investment options that invest in shares of the Trusts that are not subject to the 12b-1 fee. If permitted under the terms of our exemptive order regarding the Accumulator(R) Plus/SM/ bonus feature, we may also change the crediting percentage that applies to contributions. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974 ("ERISA") or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.

                                                       CHARGES AND EXPENSES  59

6. Payment of death benefit


--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time during your lifetime and while the contract is in-force. The change will be effective as of the date the written request is executed, whether or not you are living on the date the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request.

Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee. Where an NQ contract is owned for the benefit of a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act, the beneficiary must be the estate of the minor. Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary.

The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable Guaranteed minimum death benefit. In either case, the death benefit is increased by any amount applicable under the Earnings enhancement benefit. We determine the amount of the death benefit (other than the applicable Guaranteed minimum death benefit) and any amount applicable under the Earnings enhancement benefit, as of the date we receive satisfactory proof of the owner's (or older joint owner's, if applicable) death, any required instructions for the method of payment, forms necessary to effect payment and any other information we may require. For Accumulator(R) Plus/SM/ contracts, the account value used to determine the death benefit and the Earnings enhancement benefit will first be reduced by the amount of any credits applied in the one-year period prior to the owner's (or older joint owner's, if applicable) death. The amount of the applicable Guaranteed minimum death benefit will be such Guaranteed minimum death benefit as of the date of the owner's (or older joint owner's, if applicable) death adjusted for any subsequent withdrawals. For Roll-over TSA contracts with outstanding loans, we will reduce the amount of the death benefit by the amount of the outstanding loan, including any accrued but unpaid interest on the date that the death benefit payment is made. Payment of the death benefit terminates the contract.

Your beneficiary designation may specify the form of death benefit payout (such as a life annuity), provided the payout you elect is one that we offer both at the time of designation and when the death benefit is payable. In general, the beneficiary will have no right to change the election. You should be aware that
(i) in accordance with current federal income tax rules, we apply a predetermined death benefit annuity payout election only if payment of the death benefit amount begins within one year following the date of death, which payment may not occur if the beneficiary has failed to provide all required information before the end of that period, (ii) we will not apply the predetermined death benefit payout election if doing so would violate any federal income tax rules or any other applicable law, and (iii) a beneficiary or a successor owner who continues the contract under one of the continuation options described below will have the right to change your annuity payout election.

In general, if the annuitant dies, the owner (or older joint owner, if applicable) will become the annuitant, and the death benefit is not payable.

EFFECT OF THE OWNER'S DEATH

In general, if the owner dies while the contract is in force, the contract terminates and the applicable death benefit is paid. If the contract is jointly owned, the death benefit is payable upon the death of the older owner. If the contract has a non-natural owner, the death benefit is payable upon the death of the annuitant. For Joint Life contracts with GWBL, the death benefit is paid to the beneficiary at the death of the second to die of the owner and successor owner, or the annuitant and joint annuitant, as applicable.

There are various circumstances, however, in which the contract can be continued by a successor owner or under a Beneficiary continuation option ("BCO"). For contracts with spouses who are joint owners, the surviving spouse will automatically be able to continue the contract under the "Spousal continuation" feature or under our Beneficiary continuation option, as discussed below. For contracts with non-spousal joint owners, the joint owner will be able to continue the contract as a successor owner subject to the limitations discussed below under "Non-spousal joint owner contract continuation." If you are the sole owner and your spouse is the sole primary beneficiary, your surviving spouse can continue the contract as a successor owner as discussed below, under "Spousal continuation" or under our Beneficiary continuation option, as discussed below.

If the beneficiary is not the surviving spouse or if the surviving joint owner is not the surviving spouse, federal income tax rules generally require payments of amounts under the contract to be made within five years of an owner's death (the "5-year rule"). In certain cases, an individual beneficiary or non-spousal surviving joint owner may opt to receive payments over his/her life (or over a period not in excess of his/her life expectancy) if payments commence within one year of the owner's death. Any such election must be made in accordance with our rules at the time of death. If the beneficiary of a contract with one owner or a younger non-spousal joint owner continues the contract under the 5-year rule, in general, all guaranteed benefits and their charges will end. If a PGB election is in effect upon your death with a benefit maturity date of less than five years from the date of death, it will remain in effect. For more information on non-spousal joint owner contract continuation, see the section immediately below.

NON-SPOUSAL JOINT OWNER CONTRACT CONTINUATION

Upon the death of either owner, the surviving joint owner becomes the sole owner.

60  PAYMENT OF DEATH BENEFIT

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Any death benefit (if the older owner dies first) or cash value (if the younger owner dies first) must be fully paid to the surviving joint owner within five years. The surviving owner may instead elect to receive a life annuity, provided payments begin within one year of the deceased owner's death. If the life annuity is elected, the contract and all benefits terminate.

If the older owner dies first, we will increase the account value to equal the Guaranteed minimum death benefit, if higher, and by the value of the Earnings enhancement benefit. The surviving owner can elect to (1) take a lump sum payment; (2) annuitize within one year; (3) continue the contract for up to five years; or (4) continue the contract under the Beneficiary continuation option. For Accumulator(R) PlusSM contracts, if any contributions are made during the one-year period prior to the owner's death, the account value will first be reduced by any credits applied to any such contributions.

If the contract continues, the Guaranteed minimum death benefit and charge and the Guaranteed minimum income benefit and charge will then be discontinued. Withdrawal charges, if applicable under your Accumulator(R) Series contract, will no longer apply, and no additional contributions will be permitted.

If the younger owner dies first, the surviving owner can elect to (1) take a lump sum payment; (2) annuitize within one year; (3) continue the contract for up to five years; or (4) continue the contract under the Beneficiary continuation option. If the contract continues, the death benefit is not payable, and the Guaranteed minimum death benefit and the Earnings enhancement benefit, if applicable, will continue without change. If the Guaranteed minimum income benefit cannot be exercised within the period required by federal tax laws, the benefit and charge will terminate as of the date we receive proof of death. Withdrawal charges, if applicable under your Accumulator(R) Series contract, will continue to apply and no additional contributions will be permitted.

Upon the death of either owner, if the surviving owner elects the 5-year rule and a PGB was in effect upon the owner's death with a maturity date of more than five years from the date of death, we will terminate the benefit and the charge.

SPOUSAL CONTINUATION

If you are the contract owner and your spouse is the sole primary beneficiary or you jointly own the contract with your spouse, your spouse may elect to continue the contract as successor owner upon your death. Spousal beneficiaries (who are not also joint owners) must be 85 or younger as of the date of the deceased spouse's death in order to continue the contract under Spousal continuation. The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules.

The younger spouse joint owner (for NQ contracts only) or the spouse beneficiary (under a Single owner contract), may elect to receive the death benefit or continue the contract, as follows:

..   As of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary, we will increase the account value to equal the elected Guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Earnings enhancement benefit, and adjusted for any subsequent withdrawals. For Accumulator(R) Plus/SM/ contracts, if any contributions are made during the one- year period prior to the owner's death, the account value will first be reduced by any credits applied to any such contributions. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract.

..   In general, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM/ contracts.

..   The applicable Guaranteed minimum death benefit option may continue as follows:

   -- If the surviving spouse is age 75 or younger on the date of your death, and you were age 84 or younger at death, the Guaranteed minimum death benefit you elected continues and will continue to grow according to its terms until the contract date anniversary following the date the surviving spouse reaches age 85.

   -- If the surviving spouse is age 75 or younger on the date of your death, and you were age 85 or older at death, we will reinstate the Guaranteed minimum death benefit you elected. The benefit base (which had previously been frozen at age 85) will now continue to grow according to its terms until the contract date anniversary following the date the surviving spouse reaches age 85.

   -- If the surviving spouse is age 76 or over on the date of your death, the Guaranteed minimum death benefit and charge will be discontinued.

   -- If the Guaranteed minimum death benefit continues, the Guaranteed minimum death benefit/Guaranteed minimum income benefit roll-up benefit base reset, if applicable, will be based on the surviving spouse's age at the time of your death. The next available reset will be based on the contract issue date or last reset, as applicable.

   -- For single owner contracts with the GWBL Enhanced death benefit, we will discontinue the benefit and charge. However, we will freeze the GWBL Enhanced death benefit base as of the date of your death (less subsequent withdrawals), and pay it upon your spouse's death.

..   The Earnings enhancement benefit will be based on the surviving spouse's age at the date of the deceased spouse's death for the remainder of the life of the contract. If the benefit had been previously frozen because the older spouse had attained age 80, it will be reinstated if the surviving spouse is age 75 or younger. The benefit is then frozen on the contract date anniversary after the surviving spouse reaches age 80. If the surviving spouse is age 76 or older, the benefit and charge will be discontinued.

..   If elected, PGB continues and is based on the same benefit maturity date and guaranteed amount that was guaranteed.

..   The Guaranteed minimum income benefit may continue if the benefit had not already terminated and the benefit will be based

                                                   PAYMENT OF DEATH BENEFIT  61
   on the surviving spouse's age at the date of the deceased spouse's death. See "Guaranteed minimum income benefit" in "Contract features and benefits" earlier in this Prospectus.

..   If you elect the Guaranteed withdrawal benefit for life on a Joint Life basis, the benefit and charge will remain in effect and no death benefit is payable until the death of the surviving spouse. Withdrawal charges, if applicable under your Accumulator(R) Series contract, will continue to apply to all contributions made prior to the deceased spouse's death. No additional contributions will be permitted. If you elect the Guaranteed withdrawal benefit for life on a Single Life basis, the benefit and charge will terminate.

..   If the deceased spouse was the annuitant, the surviving spouse becomes the annuitant.

Where an NQ contract is owned by a Living Trust, as defined in the contract, and at the time of the annuitant's death the annuitant's spouse is the sole beneficiary of the Living Trust, the Trustee, as owner of the contract, may request that the spouse be substituted as annuitant as of the date of the annuitant's death. No further change of annuitant will be permitted.

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.

For jointly owned NQ contracts, if the younger spouse dies first no death benefit is paid, and the contract continues as follows:

..   The Guaranteed minimum death benefit, the Earnings enhancement benefit and the Guaranteed minimum income benefit continue to be based on the older spouse's age for the life of the contract.

..   If the deceased spouse was the annuitant, the surviving spouse becomes the annuitant.

..   If a PGB had been elected, the benefit continues and is based on the same benefit maturity date and guaranteed amount.

..   If you elect the Guaranteed withdrawal benefit for life, the benefit and charge will remain in effect and no death benefit is payable until the death of the surviving spouse.

..   The withdrawal charge schedule remains in effect. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM/ contracts.

If you divorce, Spousal continuation does not apply.

BENEFICIARY CONTINUATION OPTION

This feature permits a designated individual, on the contract owner's death, to maintain a contract with the deceased contract owner's name on it and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional or see Appendix VII later in this Prospectus for further information.

Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information. For Joint Life contracts with GWBL, the beneficiary continuation option is only available after the death of the second owner.

BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Earnings enhancement benefit, adjusted for any subsequent withdrawals. For Accumulator (R) PlusSM contracts, the account value will first be reduced by any credits applied in the one-year period prior to the owner's death.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70 1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed later in this Prospectus in "Tax information" under "Individual retirement arrangements (IRAs)," the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

..   The contract continues with your name on it for the benefit of your beneficiary.

..   The beneficiary replaces the deceased owner as annuitant.

..   This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

..   If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

..   The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

..   The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

..   If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, a PGB, the Guaranteed withdrawal benefit for life or the GWBL Enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect.

62  PAYMENT OF DEATH BENEFIT

..   The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges, if any, will apply.

..   Any partial withdrawal must be at least $300.

..   Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

..   Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as Inherited annuity, may only be elected when the NQ contract owner dies before the annuity maturity date, whether or not the owner and the annuitant are the same person. For purposes of this discussion, "beneficiary" refers to the successor owner. This feature must be elected within 9 months following the date of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts:

..   This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

..   The beneficiary automatically replaces the existing annuitant.

..   The contract continues with your name on it for the benefit of yourbeneficiary.

..   If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

..   The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

..   The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

..   If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, a PGB, the Guaranteed withdrawal benefit for life or the GWBL Enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect.

..   If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary may also take withdrawals, in addition to scheduled payments, at any time.

..   Any partial withdrawals must be at least $300.

..   Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

..   Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If the deceased is the owner or the older joint owner:

..   As of the date we receive satisfactory proof of death and any required instructions, information and forms necessary to effect the Beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value plus any amount applicable under the Earnings enhancement benefit adjusted for any subsequent withdrawals. For Accumulator(R) Plus/SM/ contracts, the account value will first be reduced by any credits applied in a one-year period prior to the owner's death.

..   No withdrawal charges, if applicable under your Accumulator(R) Series contract, will apply to any withdrawals by the beneficiary.

If the deceased is the younger non-spousal joint owner:

..   The annuity account value will not be reset to the death benefit amount.

..   The contract's withdrawal charge schedule will continue to be applied to any withdrawal or surrender other than scheduled payments; the contract's free withdrawal amount will continue to apply to withdrawals but does not apply to surrenders. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM/ contracts.

..   We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceed the free withdrawal amount. See the "Withdrawal charges" in "Charges and expenses" earlier in this Prospectus. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM/ contracts.

                              -------------------

A surviving spouse should speak to his or her tax professional about whether Spousal continuation or the Beneficiary continuation option is appropriate for him or her. Factors to consider include but are not limited to the surviving spouse's age, need for immediate income and a desire to continue any Guaranteed benefits under the contract.

                                                   PAYMENT OF DEATH BENEFIT  63

7. Tax information


--------------------------------------------------------------------------------

OVERVIEW

In this part of the Prospectus, we discuss the current federal income tax rules that generally apply to Accumulator(R) Series contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA, QP or TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any, legislation will actually be proposed or enacted.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. We also do not discuss the Employee Retirement Income Security Act of 1974 ("ERISA"). Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

CONTRACTS THAT FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs"): an individual retirement annuity contract such as the ones offered in this Prospectus, or a custodial or trusteed individual retirement account. Similarly, a 403(b) plan can be funded through a 403(b) annuity contract or a 403(b)(7) custodial account. Annuity contracts can also be purchased in connection with retirement plans qualified under Section 401(a) of the Code ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a tax-qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits compared with the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect.

Certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from annuity contracts funding qualified plans, 403(b) plans and IRAs.

For this purpose additional annuity contract benefits may include, but are not limited to, various guaranteed benefits such as guaranteed minimum income benefits and enhanced death benefits. You should consider the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract. See also Appendix II at the end of this Prospectus for a discussion of QP contracts, and Appendix IX later in this Prospectus for a discussion of TSA contracts.

TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.

TAXATION OF NONQUALIFIED ANNUITIES


Taxpayers with incomes over $250,000 should consider the 3.8% Medicare tax on investment income (including, for this purpose, income from NQ contracts) which will be effective after December 31, 2012.


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.

CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

..   if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

..   if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

..   if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

..   if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a grantor trust.

Federal tax law requires that all nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year be linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.

64  TAX INFORMATION

ANNUITY PAYMENTS

The following applies to an annuitization of the entire contract. In certain cases, the contract can be partially annuitized. See "Partial annuitization" below.

Annuitization payments that are based on life or life expectancy are considered annuity payments for income tax purposes. We include in annuitization payments GMIB payments and other annuitization payments available under your contract. We also include Guaranteed annual withdrawals that are continued after your account value goes to zero under a supplementary life annuity contract, as discussed under "Guaranteed withdrawal benefit for life ("GWBL")" in "Contract features and benefits" earlier in this Prospectus.

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your unrecovered investment in the contract. Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments. If you have a loss on a variable annuity payout in a taxable year, you may be able to adjust the tax-free amount in subsequent years.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

Your rights to apply amounts under this contract to an annuity payout option are described elsewhere in this Prospectus. If you hold your contract to the maximum maturity age under the contract we require that a choice be made between taking a lump sum settlement of any remaining account value or applying any such account value to one of the annuity payout options under the contract. If no affirmative choice is made, we will apply any remaining annuity value to the default option under the contract at such age. While there is no specific federal tax guidance as to whether or when an annuity contract is required to mature, or as to the form of the payments to be made upon maturity, we believe that this contract constitutes an annuity contract under current federal tax rules.

PARTIAL ANNUITIZATION


The consequences described above for annuitization of the entire contract apply to the portion of the contract which is partially annuitized. A nonqualified deferred annuity contract is treated as being partially annuitized if a portion of the contract is applied to an annuity payout option on a life-contingent basis or for a period certain of at least 10 years. In order to get annuity payment tax treatment for the portion of the contract applied to the annuity pay-out, payments must be made at least annually in substantially equal amounts, the payments must be designed to amortize the amount applied over life or the period certain, and the payments cannot be stopped, except by death or surrender (if permitted under the terms of the contract). The investment in the contract is split between the partially annuitized portion and the deferred amount remaining based on the relative values of the amount applied to the annuity payout and the deferred amount remaining at the time of the partial annuitization. Also, the partial annuitization has its own annuity starting date.


WITHDRAWALS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a reduction of your investment in the contract and is not taxable.

TAXATION OF LIFETIME WITHDRAWALS IF YOU ELECT THE GUARANTEED WITHDRAWAL BENEFIT FOR LIFE

We treat Guaranteed annual withdrawals and other withdrawals as non-annuity payments for income tax purposes as discussed above.

EARNINGS ENHANCEMENT BENEFIT

In order to enhance the amount of the death benefit to be paid at the owner's death, you may purchase an Earnings enhancement benefit rider for your NQ contract. Although we regard this benefit as an investment protection feature which is part of the contract and which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Earnings enhancement benefit rider is not part of the contract. In such a case, the charges for the Earnings enhancement benefit rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59 1/2, also subject to a tax penalty. Were the IRS to take this position, AXA Equitable would take all reasonable steps to attempt to avoid this result, which could include amending the contract (with appropriate notice to you).

1035 EXCHANGES

You may purchase a nonqualified deferred annuity contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

..   the contract that is the source of the funds you are using to purchase the nonqualified deferred annuity contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).


..   the owner and the annuitant are the same under the source contract and the contract issued in exchange. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

In some cases you may make a tax-deferred 1035 exchange from a nonqualified deferred annuity contract to a "qualified long-term care contract" meeting all specified requirements under the Code or an annuity contract with a "qualified long-term care contract" feature (sometimes referred to as a "combination annuity" contract).


The tax basis, also referred to as your investment in the contract, of the source contract carries over to the contract issued in exchange.


An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to purchase or contribute to another nonqualified deferred annuity contract on a tax-deferred


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basis. If requirements are met, the owner may also directly transfer amounts from a nonqualified deferred annuity contract to a "qualified long-term care contract" or "combination annuity" in such a partial 1035 exchange transaction. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.

Even if the contract owner and the insurance companies agree that a full or partial 1035 exchange is intended, the IRS has the ultimate authority to review the facts and determine that the transaction should be recharacterized as taxable in whole or in part.


Section 1035 exchanges are generally not available after the death of the owner.

SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

Under the Beneficiary continuation option, the tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59 1/2, a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions made:

..   on or after your death; or

..   because you are disabled (special federal income tax definition); or

..   in the form of substantially equal periodic annuity payments at least annually over your life (or life expectancy), or the joint lives of you and your beneficiary (or joint life expectancies), using an IRS-approved distribution method. We do not anticipate that Guaranteed annual withdrawals made under the Guaranteed withdrawal benefit for life's Maximum or Customized payment plan or taken as partial withdrawals will qualify for this exception if made before age 59 1/2.

We will report a life-contingent partial annuitization made to an owner under age 59 1/2 as eligible for an exception to the early distribution penalty tax. We may be required to treat a partial annuitization for a period certain of at least 10 years as being subject to the penalty for an owner under age 59 1/2.

INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Account No. 49. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Account No. 49. The IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the Portfolios, and must have no right to direct the particular investment decisions within the Portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Account No. 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of Portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Account No. 49.

INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and/or securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

..   Traditional IRAs, typically funded on a pre-tax basis; and

..   Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained by contacting the IRS or from the IRS website (www.irs.gov).

AXA Equitable designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code.

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You may have purchased the contract as a traditional IRA or Roth IRA. We also offered Inherited IRA contracts for payment of post-death required minimum distributions from traditional IRAs and Roth IRAs, respectively, in all Accumulator(R) Series contracts except Accumulator(R) Plus/SM/.

This Prospectus contains the information that the IRS requires you to have before you purchase an IRA. The first section covers some of the special tax rules that apply to traditional IRAs. The next section covers Roth IRAs. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

We describe the amount and types of charges that may apply to your contributions under "Charges and expenses" earlier in this Prospectus. We describe the method of calculating payments under "Accessing your money" earlier in this Prospectus. We do not guarantee or project growth in any variable income annuitization option payments (as opposed to payments from a fixed income annuitization option).

AXA Equitable has received opinion letters from the IRS approving the respective forms of the Accumulator(R) Series traditional and Roth IRA contracts for use as a traditional and Roth IRA, respectively, and the respective forms of the Accumulator(R) Series Inherited IRA beneficiary continuation contract for use as a traditional inherited IRA or inherited Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Accumulator(R) Series traditional and Roth IRA contracts.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

This is provided for informational purposes only. Since the contracts are no longer available to new purchasers, this cancellation provision is no longer applicable.

You can cancel either type of the Accumulator(R) Series IRA contract (traditional IRA or Roth IRA) by following the directions in "Your right to cancel within a certain number of days" under "Contract features and benefits" earlier in this Prospectus. If you cancel a traditional IRA or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)


CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may generally make three different types of contributions to purchase a traditional IRA or as subsequent contributions to an existing IRA:


..   "regular" contributions out of earned income or compensation; or

..   tax-free "rollover" contributions; or

..   direct custodian-to-custodian transfers from other traditional IRAs
    ("direct transfers").

When you make a contribution to your IRA, we require you to tell us whether it is a regular contribution, rollover contribution, or direct transfer contribution, and to supply supporting documentation in some cases.

For Accumulator(R) Plus/SM/ Accumulator(R) Elite/SM /and Accumulator(R) Select/SM/ traditional IRA contracts, the initial contribution must be a direct transfer or rollover contribution. Subsequent contributions may also be "regular" contributions out of compensation.

REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS

LIMITS ON CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs). When your earnings are below $5,000, your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70 1/2 or any tax year after that.

If you are at least age 50 at any time during the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make additional "catch-up contributions" of up to $1,000 to your traditional IRA.

SPECIAL RULES FOR SPOUSES. If you are married and file a joint federal income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $5,000, married individuals filing jointly can contribute up to $10,000 per year to any combination of traditional IRAs and Roth IRAs. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $5,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70 1/2 or over can contribute up to the lesser of $5,000 or 100% of "earned income" to a traditional IRA for a non-working spouse until the year in which the non-working spouse reaches age 70 1/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age 70 1/2 at any time during the taxable year for which the contribution is made.

DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored tax-favoredretirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

The federal tax rules governing contributions to IRAs made from current compensation are complex and are subject to numerous technical requirements and limitations which vary based on an individual's personal situation (including his/her spouse). IRS Publication 590, "Individual Retirement Arrangements
(IRAs)" which is updated annually and is available at www.irs.gov, contains pertinent explanations of the rules applicable to the current year. The amount of permissible contributions to IRAs, the amount of IRA contributions which may be deductible, and

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the individual's income limits for determining contributions and deductions all may be adjusted annually for cost of living.

NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the non-working spouse's traditional IRA) may not, however, exceed the $5,000 maximum per person limit for the applicable taxable year. The dollar limit is $6,000 for people eligible to make age 50-70 1/2 catch-up contributions. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" later in this section for more information.

If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a taxable year. Make sure you designate the year for which you are making the contribution.

ROLLOVER AND DIRECT TRANSFER CONTRIBUTIONS TO TRADITIONAL IRAS

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

..   qualified plans;

..   governmental employer 457(b) plans;

..   403(b) plans; and

..   other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

ROLLOVERS FROM "ELIGIBLE RETIREMENT PLANS" OTHER THAN TRADITIONAL IRAS

Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant. A non-spousal death beneficiary may also be able to make a direct rollover to an inherited IRA contract with special rules and restrictions under certain circumstances.

There are two ways to do rollovers:

..   Do it yourself:
   You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

..   Direct rollover:
   You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a qualified plan, 403(b) plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distributions are:

..   "required minimum distributions" after age 70 1/2 or retirement from service with the employer; or

..   substantially equal periodic payments made at least annually for your life
    (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

..   substantially equal periodic payments made for a specified period of 10 years or more; or

..   hardship withdrawals; or

..   corrective distributions that fit specified technical tax rules; or

..   loans that are treated as distributions; or

..   death benefit payments to a beneficiary who is not your surviving spouse; or

..   qualified domestic relations order distributions to a beneficiary who is not your current spouse or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan such as a traditional IRA, and subsequently take a premature distribution.

ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS

Any non-Roth after-tax contributions you have made to a qualified plan or 403(b) plan (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this section under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan.

ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only

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once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

SPOUSAL ROLLOVERS AND DIVORCE-RELATED DIRECT TRANSFERS

The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, the deceased spouse's traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

EXCESS CONTRIBUTIONS TO TRADITIONAL IRAS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

..   regular contributions of more than the maximum regular contribution amount for the applicable taxable year; or

..   regular contributions to a traditional IRA made after you reach age 70 1/2;
    or

..   rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70 1/2.

You can avoid or limit the excise tax by withdrawing an excess contribution (rollover or regular). See IRS Publication 590 for further details.

RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Amounts distributed from traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.

We report all payments from traditional IRA contracts on IRS Form 1099-R. You are responsible for reporting these amounts correctly on your individual income tax return and keeping supporting records. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.


If you have ever made nondeductible (after-tax) IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax-free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax-free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.


A distribution from a traditional IRA is not taxable if:

..   the amount received is a withdrawal of certain excess contributions, as described in IRS Publication 590; or

..   the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and direct transfer contributions to traditional IRAs" earlier in this section for more information.)

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a 403(b) plan or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.



REQUIRED MINIMUM DISTRIBUTIONS

BACKGROUND ON REGULATIONS -- REQUIRED MINIMUM DISTRIBUTIONS. Distributions must be made from traditional IRAs according to rules contained in the Code and Treasury Regulations. Certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed benefits. This could increase the amount required to be distributed from the contract if you take annual withdrawals instead of annuitizing. Please consult your tax adviser concerning applicability of these complex rules to your situation.

LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70 1/2.

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WHEN YOU HAVE TO TAKE THE FIRST LIFETIME REQUIRED MINIMUM
DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age 70 1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70 1/2, or to delay taking it until the first three-month period in the next calendar year (January 1st -- April 1st). Distributions must start no later than your "Required Beginning Date", which is April 1st of the calendar year after the calendar year in which you turn age 70 1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions --"account-based" or "annuity-based."

ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our "automatic required minimum distribution (RMD) service." Even if you do not enroll in our service, we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.

Also, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70 1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay

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starting payments over his/her life expectancy until the year in which you would have attained age 70 1/2.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. HOWEVER, NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual, such as the estate, the rules continue to apply the 5-year rule discussed earlier under "Individual beneficiary." PLEASE NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

SPOUSAL CONTINUATION

If the contract is continued under Spousal continuation, the required minimum distribution rules are applied as if your surviving spouse is the contract owner.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59 1/2 before the first day of that tax year.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59 1/2. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions:

..   made on or after your death; or

..   made because you are disabled (special federal income tax definition); or

..   used to pay certain extraordinary medical expenses (special federal income tax definition); or

..   used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

..   used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

..   used to pay certain higher education expenses (special federal income tax definition); or

..   in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy) or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method. We do not anticipate that Guaranteed annual withdrawals made under the Guaranteed withdrawal benefit for life's Maximum or Customized payment plan or taken as partial withdrawals will qualify for this exception if made before age 59 1/2.

Please note that it is your responsibility to claim the penalty exception on your own income tax return and to document eligibility for the exception to the IRS.


To meet the substantially equal periodic payment exception, you could elect to apply your contract value to an Income Manager(R) (life annuity with a period certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. See "Substantially equal withdrawals" under "Accessing your money" earlier in this Prospectus. We will calculate the substantially equal annual payments using your choice of IRS-approved methods we offer. Although substantially equal withdrawals and Income Manager(R) payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" earlier in this section. Once substantially equal withdrawals or Income Manager(R) annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59 1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under either option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from, or any additional contributions or transfers you make to, your contract as changing your pattern of substantially equal withdrawals or Income Manager(R) payments for purposes of determining whether the penalty applies.


ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

This section of the Prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "Traditional individual retirement annuities (traditional IRAs)."

The Accumulator(R) Series Roth IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A(b) and 408(b) of the Internal Revenue Code.

CONTRIBUTIONS TO ROTH IRAS


Individuals may generally make four different types of contributions to a Roth
IRA:


..   regular after-tax contributions out of earnings; or

..   taxable rollover contributions from traditional IRAs or other eligible retirement plans ("conversion rollover" contributions); or

..   tax-free rollover contributions from other Roth individual retirement arrangements or designated Roth accounts under defined contribution plans;
    or

..   tax-free direct custodian-to-custodian transfers from other Roth IRAs
    ("direct transfers").

                                                            TAX INFORMATION  71

Regular after-tax, direct transfer and rollover contributions may be made to a Roth IRA contract. See "Rollovers and direct transfer contributions to Roth IRAs" later in this section for more information. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.

For Accumulator(R) Plus/SM/ Accumulator(R) Elite/SM/ and Accumulator(R) Select/SM/ Roth IRA contracts, the initial contribution must be a direct transfer or rollover contribution. Subsequent contributions may also be "regular" contributions out of compensation.

REGULAR CONTRIBUTIONS TO ROTH IRAS

LIMITS ON REGULAR CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs). This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $5,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion under "Special rules for spouses" earlier in this section under traditional IRAs.

If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, you may be eligible to make additional catch-up contributions of up to $1,000.

With a Roth IRA, you can make regular contributions when you reach 70 1/2, as long as you have sufficient earnings. The amount of permissible contributions to Roth IRAs for any year depends on the individual's income limits and marital status. For example, if you are married and filing separately for any year your ability to make regular Roth IRA contributions is greatly limited. The amount of permissible contributions and income limits may be adjusted annually for cost of living. Please consult IRS Publication 590, "Individual Retirement Arrangements (IRAs)" for the rules applicable to the current year.

WHEN YOU CAN MAKE CONTRIBUTIONS. Same as traditional IRAs.

DEDUCTIBILITY OF CONTRIBUTIONS. Roth IRA contributions are not tax deductible.

ROLLOVER AND DIRECT TRANSFER CONTRIBUTIONS TO ROTH IRAS

WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS?

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only make rollovers between different plan types (for example, traditional IRA to Roth IRA).

You may make rollover contributions to a Roth IRA from these sources only:

..   another Roth IRA;

..   a traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion rollover");

..   a "designated Roth contribution account" under a 401(k) plan, 403(b) plan, or a governmental employer Section 457(b) plan (direct or 60-day); or

..   from non-Roth accounts under another eligible retirement plan, as described below under "Conversion rollover contributions to Roth IRAs."

You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

CONVERSION ROLLOVER CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Amounts can also be rolled over from non-Roth accounts under another eligible retirement plan, including a Code
Section 401(a) qualified plan, a 403(b) plan, and a governmental employer
Section 457(b) plan.

Unlike a rollover from a traditional IRA to another traditional IRA, a conversion rollover transaction from a traditional IRA or other eligible retirement plan to a Roth IRA is not tax-free. Instead, the distribution from the traditional IRA or other eligible retirement plan is generally fully taxable. If you are converting all or part of a traditional IRA, and you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free. Even if you are under age 59 1/2, the early distribution penalty tax does not apply to conversion rollover contributions to a Roth IRA.

72  TAX INFORMATION

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA or other eligible retirement plan are subject to the lifetime annual required minimum distribution rules.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.

The IRS and Treasury have issued Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual's gross income on the conversion of a traditional IRA to a Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount of income reported in certain circumstances.

RECHARACTERIZATIONS

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

HOW TO RECHARACTERIZE. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE IRA). You cannot recharacterize back to the original plan a contribution directly rolled over from an eligible retirement plan which is not a traditional IRA.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12-month limitation period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.

To recharacterize a contribution, you must use our forms.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:

..   rollovers from a Roth IRA to another Roth IRA;

..   direct transfers from a Roth IRA to another Roth IRA;

..   qualified distributions from a Roth IRA; and

..   return of excess contributions or amounts recharacterized to a traditional
    IRA.

QUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includible in income:

..   you are age 59 1/2 or older; or

..   you die; or

..   you become disabled (special federal income tax definition); or

..   your distribution is a "qualified first-time homebuyer distribution"
    (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other

                                                            TAX INFORMATION  73
than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1)Regular contributions.

(2)Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

   (a)Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

   (b)Nontaxable portion.

(3)Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amount distributed, distributions and contributions are aggregated or grouped, then added together as follows:

(1)All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2)All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.

(3)All conversion contributions made during the year are added together.

Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.

REQUIRED MINIMUM DISTRIBUTIONS DURING LIFE

Lifetime required minimum distributions do not apply.

REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?", assuming death before the Required Beginning Date.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.

EXCESS CONTRIBUTIONS TO ROTH IRAS

Generally the same as traditional IRA, except that regular contributions made after age 70 1/2 are not excess contributions.

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over.

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING


We must withhold federal income tax from distributions from annuity contracts and specified tax-favored savings or retirement plans or arrangements. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.


You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

..   We might have to withhold and/or report on amounts we pay under a free look or cancellation.


..   We are required to withhold on the gross amount of a distribution from a
    Roth IRA to the extent it is reasonable for us to believe that a distribution is includible in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable.


Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.


Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. Generally, an election out of federal withholding will also be considered an election out of state withholding. In some states, you may elect out of state withholding, even if federal withholding applies. In some states, the income tax withholding is completely independent of federal income tax withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


74  TAX INFORMATION

FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

Federal tax rules require payers to withhold differently on "periodic" and "non-periodic" payments. Payers are to withhold from periodic annuity payments as if the payments were wages. The annuity contract owner is to specify marital status and the number of withholding exemptions claimed on an IRS Form W-4P or similar substitute election form. If the owner does not claim a different number of withholding exemptions or marital status, the payer is to withhold assuming that the owner is married and claiming three withholding exemptions. If the owner does not provide the owner's correct Taxpayer Identification Number a payer is to withhold from periodic annuity payments as if the owner were single with no exemptions.

A contract owner's withholding election remains effective unless and until the owner revokes it. The contract owner may revoke or change a withholding election at any time.

FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

Non-periodic distributions include partial withdrawals, total surrenders and death benefits. Payers generally withhold federal income tax at a flat 10% rate from (i) the taxable amount in the case of nonqualified contracts, and (ii) the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includible in gross income.

As described below, there is no election out of federal income tax withholding if the payment is an eligible rollover distribution from a qualified plan or TSA contract. If a non-periodic distribution from a qualified plan or TSA contract is not an eligible rollover distribution then election out is permitted. If there is no election out, the 10% withholding rate applies.

SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS


The plan administrator is responsible for making all required notifications on tax matters to plan participants and to the IRS. See Appendix II at the end of this Prospectus.


MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS

Unless the distribution is directly rolled over to another eligible retirement plan, eligible rollover distributions from qualified plans and TSA contracts are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions and communicating to the recipient whether the distribution is an eligible rollover distribution.

IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


We are entitled to certain tax benefits related to the investment of company assets, including assets of the separate account. These tax benefits, which may include the foreign tax credit and the corporate dividends received deduction, are not passed back to you, since we are the owner of the assets from which tax benefits may be derived.


                                                            TAX INFORMATION  75

8. More information


--------------------------------------------------------------------------------

ABOUT SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. For example, we may withdraw amounts from Separate Account No. 49 that represent our investments in Separate Account No. 49 or that represent fees and charges under the contracts that we have earned. Also, we may, at our sole discretion, invest Separate Account No. 49 assets in any investment permitted by applicable law. The results of Separate Account
No. 49's operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account No. 49. However, the obligations themselves are obligations of AXA Equitable.

Separate Account No. 49 is registered under the Investment Company Act of 1940 and is registered and classified under that act as a "unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or Separate Account No. 49. Although Separate Account No. 49 is registered, the SEC does not monitor the activity of Separate Account No. 49 on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.


Each subaccount (variable investment option) within Separate Account No. 49 invests in shares issued by the corresponding Portfolio of its Trust.


We reserve the right subject to compliance with laws that apply:

(1)to add variable investment options to, or to remove variable investment options from, Separate Account No. 49, or to add other separate accounts;

(2)to combine any two or more variable investment options;

(3)to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4)to operate Separate Account No. 49 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 49 or a variable investment option directly);

(5)to deregister Separate Account No. 49 under the Investment Company Act of
   1940;

(6)to restrict or eliminate any voting rights as to Separate Account No. 49;

(7)to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies;

(8)to terminate transfers to any of the variable investment options; and

(9)to limit the number of variable investment options you may elect.

If the exercise of these rights results in a material change in the underlying investment of Separate Account No. 49, you will be notified of such exercise, as required by law.

ABOUT THE TRUSTS

The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each Portfolio.


The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional Portfolios or eliminate existing Portfolios at any time. More detailed information about each Trust, its Portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plans, and other aspects of its operations, appears in the prospectuses for each Trust, which generally accompany this Prospectus, or in their respective SAIs, which are available upon request.


ABOUT OUR FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

Fixed maturity option rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current fixed maturity option rates can be obtained from your financial professional.


The rates to maturity for new allocations as of February 15, 2012 and the related price per $100 of maturity value were as shown below:



FIXED MATURITY OPTIONS
 WITH FEBRUARY 15TH
  MATURITY DATE OF      RATE TO MATURITY AS  PRICE PER $100 OF
    MATURITY YEAR       OF FEBRUARY 15, 2012  MATURITY VALUE
        2013                   3.00%/(1)/         $97.08

        2014                   3.00%/(1)/         $94.25

        2015                   3.00%/(1)/         $91.51

        2016                   3.00%/(1)/         $88.84
        2017                   3.00%/(1)/         $86.25
--------------------------------------------------------------


76  MORE INFORMATION

FIXED MATURITY
 OPTIONS WITH
 FEBRUARY 15TH         RATE TO          PRICE
MATURITY DATE OF   MATURITY AS OF    PER $100 OF
 MATURITY YEAR    FEBRUARY 15, 2012 MATURITY VALUE

     2018               3.00%/(1)/      $83.73

     2019               3.00%/(1)/      $81.30

     2020               3.00%/(1)/      $78.93

     2021               3.00%/(1)/      $76.62

     2022                 3.10%         $73.67
--------------------------------------------------


(1)Since these rates to maturity are 3%, no amounts could have been allocated to these options.

HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (positive or negative) we make if you withdraw any of your value from a fixed maturity option before its maturity date.

(1)We determine the market adjusted amount on the date of the withdrawal as follows:

   (a)We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

   (b)We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

   (c)We determine the current rate to maturity for your fixed maturity option based on the rate for a new fixed maturity option issued on the same date and having the same maturity date as your fixed maturity option; if the same maturity date is not available for new fixed maturity options, we determine a rate that is between the rates for new fixed maturity option maturities that immediately precede and immediately follow your fixed maturity option's maturity date.

   (d)We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)We determine the fixed maturity amount as of the current date.

(3)We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. Please note that withdrawal charges do not apply to Accumulator(R) Select/SM/ contracts. See Appendix III at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined by using a widely published index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "non-unitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT THE GENERAL ACCOUNT

This contract is offered to customers through various financial institutions, brokerage firms and their affiliate insurance agencies. No financial institution, brokerage firm or insurance agency has any liability with respect to a contract's account value or any guaranteed benefits with which the contract was issued. AXA Equitable is solely responsible to the contract owner for the contract's account value and such guaranteed benefits. The general obligations and any guaranteed benefits under the contract are supported by AXA Equitable's general account and are subject to AXA Equitable's claims paying ability. An owner should look to the financial strength of AXA Equitable for its claims-paying ability. Assets in the general account are not segregated for the exclusive benefit of any particular contract or obligation. General account assets are also available to the insurer's general creditors and the conduct of its routine business activities, such as the payment of salaries, rent and other ordinary business

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expenses. For more information about AXA Equitable's financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the variable investment options. You may also speak with your financial representative. For Accumulator(R) Plus/SM/ contracts, credits allocated to your account value are funded from our general account.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The contract is a "covered security" under the federal securities laws.

We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account . The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

ABOUT OTHER METHODS OF PAYMENT

WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS

We accept initial and subsequent contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" under "Contract features and benefits" earlier in this Prospectus.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information provided through certain broker-dealers with which we have established electronic facilities. In any such cases, you must sign our Acknowledgement of Receipt form.

Where we require a signed application, the above procedures do not apply and no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we issue a contract based on information provided through electronic facilities, we require an Acknowledgement of Receipt form, and financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgement of Receipt form. After your contract has been issued, additional contributions may be transmitted by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.

After your contract has been issued, additional contributions may be transmitted by wire.

AUTOMATIC INVESTMENT PROGRAM -- FOR NQ, FLEXIBLE PREMIUM IRA AND FLEXIBLE PREMIUM ROTH IRA CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ, Flexible Premium IRA or Flexible Premium Roth IRA contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP, Inherited IRA Beneficiary Continuation (traditional IRA or Roth IRA) or Rollover TSA contracts. Please see Appendix VII later in this Prospectus to see if the automatic investment program is available in your state.

For NQ contracts, the minimum amounts we will deduct are $100 monthly and $300 quarterly. Under Flexible Premium IRA and Flexible Premium Roth IRA contracts, the minimum amount is $50. Under the IRA contracts, these amounts are subject to the tax maximums. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options, but not the account for special dollar cost averaging. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite/SM/ contract owners only. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

For contracts with the Guaranteed withdrawal benefit for life, AIP will be automatically terminated after the later of: (i) the end of the first contract year, or (ii) the date the first withdrawal is taken. For contracts with PGB, AIP will be automatically terminated at the end of the first six months.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this Prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY

Our "business day" is generally any day the New York Stock Exchange ("NYSE") is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

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..   If your contribution, transfer or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day:

   -- on a non-business day;

   -- after 4:00 p.m. Eastern Time on a business day; or

   -- after an early close of regular trading on the NYSE on a business day.

..   A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

..   If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

..   When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

..   If we have entered into an agreement with your broker-dealer for automated processing of contributions and/or transfers upon receipt of customer order, your contribution and/or transfer will be considered received at the time your broker-dealer receives your contribution and/or transfer and all information needed to process your application, along with any required documents. Your broker-dealer will then transmit your order to us in accordance with our processing procedures. However, in such cases, your broker-dealer is considered a processing office for the purpose of receiving the contribution and/or transfer. Such arrangements may apply to initial contributions, subsequent contributions, and/or transfers, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4:00 p.m., Eastern Time.

CONTRIBUTIONS, CREDITS AND TRANSFERS

..   Contributions (and credits, for Accumulator(R) Plus/SM/ contracts only)
    allocated to the variable investment options are invested at the unit value next determined after the receipt of the contribution.

..   Contributions (and credits, for Accumulator(R) Plus/SM/ contracts only)
    allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

..   Contributions (and credits, for Accumulator(R) Plus/SM/ contracts only)
    allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).

..   Initial contributions allocated to the account for special dollar cost averaging receive the interest rate in effect on that business day. At certain times, we may offer the opportunity to lock in the interest rate for an initial contribution to be received under Section 1035 exchanges and trustee to trustee transfers. Please note that the account for special dollar cost averaging is available to Accumulator(R) and Accumulator(R) Elite/SM/ contract owners only. Your financial professional can provide information or you can call our processing office.

..   Transfers to or from variable investment options will be made at the unit value next determined after the receipt of the transfer request.

..   Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.

..   Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

..   For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts, we have the right to vote on certain matters involving the Portfolios, such as:

..   the election of trustees; or

..   the formal approval of independent public accounting firms selected for each Trust; or

..   any other matters described in the prospectus for each Trust or requiring a shareholders' vote under the Investment Company Act of 1940.


We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a Portfolio for which no instructions have been received in the same proportion as we vote shares of that Portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a Portfolio in the same proportions that contract owners vote. One effect of proportional voting is that a small number of contract owners may determine the outcome of a vote.


The Trusts sell their shares to AXA Equitable separate accounts in connection with AXA Equitable's variable annuity and/or variable life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with AXA Equitable. AXA Premier VIP Trust and EQ Advisors Trust also sell their shares to the trustee of a qualified plan for AXA Equitable. We currently do not foresee any disadvantages to our contract owners arising out of these arrangements. However, the Board of Trustees or Directors of each Trust intends to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board's response insufficiently protects our contract owners, we will see to it that appropriate action is taken to do so.

SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.

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CHANGES IN APPLICABLE LAW

The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

STATUTORY COMPLIANCE

We have the right to change your contract without the consent of any other person in order to comply with any laws and regulations that apply, including but not limited to changes in the Internal Revenue Code, in Treasury Regulations or in published rulings of the Internal Revenue Service and in Department of Labor regulations.

Any change in your contract must be in writing and made by an authorized officer of AXA Equitable. We will provide notice of any contract change.

The benefits under your contract will not be less than the minimum benefits required by any state law that applies.

ABOUT LEGAL PROCEEDINGS

AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account No. 49, nor would any of these proceedings be likely to have a material adverse effect upon the Separate Account, our ability to meet our obligations under the contracts, or the distribution of the contracts.

FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as the consolidated financial statements of AXA Equitable, are in the SAI. The financial statements of AXA Equitable have relevance to the contracts only to the extent that they bear upon the ability of AXA Equitable to meet its obligations under the contracts. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.

TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office.

You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

For NQ contracts only, subject to regulatory approval, if you elected the Guaranteed minimum death benefit, Guaranteed minimum income benefit, the Earnings enhancement benefit, a PGB, and/or the Guaranteed withdrawal benefit for life (collectively, the "Benefit"), generally the Benefit will automatically terminate if you change ownership of the contract or if you assign the owner's right to change the beneficiary or person to whom annuity payments will be made. However, the Benefit will not terminate if the ownership of the contract is transferred from a non-natural owner to an individual but the contract will continue to be based on the annuitant's life. Please speak with your financial professional for further information.

See Appendix VII later in this Prospectus for any state variations with regard to terminating any benefits under your contract.

You cannot assign or transfer ownership of an IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself.

Loans are not available (except for Rollover TSA contracts, subject to plan or employer approval) and you cannot assign IRA and QP contracts as security for a loan or other obligation. Loans are available under a Rollover TSA contract only if permitted under the sponsoring employer's plan.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your IRA, QP or Rollover TSA contract to another similar arrangement under Federal income tax rules. In the case of such a transfer that involves a surrender of your contract, we will impose a withdrawal charge, if one applies.

ABOUT CUSTODIAL IRAS

For certain custodial IRA accounts, after your contract has been issued, we may accept transfer instructions by telephone, mail, facsimile or electronically from a broker-dealer, provided that we or your broker-dealer have your written authorization to do so on file. Accordingly, AXA Equitable will rely on the stated identity of the person placing instructions as authorized to do so on your behalf. AXA Equitable will not be liable for any claim, loss, liability or expenses that may arise out of such instructions. AXA Equitable will continue to rely on this authorization until it receives your written notification at its processing office that you have withdrawn this authorization. AXA Equitable may change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior written notice and restrict facsimile, internet, telephone and other electronic transfer services because of disruptive transfer activity.

HOW DIVORCE MAY AFFECT YOUR GUARANTEED BENEFITS

Our optional benefits do not provide a cash value or any minimum account value. In the event that you and your spouse become divorced after you purchase a contract with a guaranteed benefit, we will not divide the benefit base as part of the divorce settlement or judgment. As a result of the divorce, we may be required to withdraw amounts from the account value to be paid to an ex-spouse. Any such withdrawal will be considered a withdrawal from the contract. This means that your guaranteed benefit will be reduced and a withdrawal charge may apply.

HOW DIVORCE MAY AFFECT YOUR JOINT LIFE GWBL

If you purchased the GWBL on a Joint Life basis and subsequently get divorced, we will divide the contract as near as is practicable in accordance with the divorce decree and replace the original contract with two Single life contracts.

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If the division of the contract occurs before any withdrawal has been made, the
Applicable percentage for your guaranteed annual withdrawal amount will be based on each respective individual's age at the time of the first withdrawal and any subsequent Annual Ratchet. The GWBL charge under the new contracts will be on a Single life basis. The GWBL benefit base will not be split.

If the division of the contract occurs after any withdrawal has been made, there is no change to either the GWBL charge (the charge will remain a Joint Life charge for each contract) or the Applicable percentage. The Joint life Applicable percentage that was in effect at the time of the split of the contracts may increase at the time an Annual Ratchet occurs based on each respective individual's age under their respective new contract.

DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.

AXA Advisors is an affiliate of AXA Equitable, and AXA Distributors is an indirect wholly owned subsidiary of AXA Equitable. The Distributors are under the common control of AXA Financial, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Both broker-dealers also act as distributors for other AXA Equitable life and annuity products.

The contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts are also sold by financial professionals of unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers").

AXA Equitable pays compensation to both Distributors based on contracts sold. AXA Equitable may also make additional payments to the Distributors, and the Distributors may, in turn, make additional payments to certain Selling broker-dealers. All payments will be in compliance with all applicable FINRA rules and other laws and regulations.

Although AXA Equitable takes into account all of its distribution and other costs in establishing the level of fees and charges under its contracts, none of the compensation paid to the Distributors or the Selling broker-dealers discussed in this section of the Prospectus are imposed as separate fees or charges under your contract. AXA Equitable, however, intends to recoup amounts it pays for distribution and other services through the fees and charges of the contract and payments it receives for providing administrative, distribution and other services to the Portfolios. For information about the fees and charges under the contract, see "Fee table" and "Charges and expenses" earlier in this Prospectus.

AXA ADVISORS COMPENSATION. AXA Equitable pays compensation to AXA Advisors based on contributions made on the contracts sold through AXA Advisors ("contribution-based compensation"). The contribution-based compensation will generally not exceed 8.50% of total contributions. AXA Advisors, in turn, may pay a portion of the contribution-based compensation received from AXA Equitable to the AXA Advisors financial professional and/or the Selling broker-dealer making the sale. In some instances, a financial professional or a Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation of up to 1.20% of the account value of the contract sold ("asset-based compensation"). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could, over time, exceed the total compensation that would otherwise be paid on the basis of contributions alone. The compensation paid by AXA Advisors varies among financial professionals and among Selling broker-dealers. AXA Advisors also pays a portion of the compensation it receives to its managerial personnel. When a contract is sold by a Selling broker-dealer, the Selling broker-dealer, not AXA Advisors, determines the amount and type of compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, as described below.

AXA Advisors also pays its financial professionals and managerial personnel other types of compensation including service fees, expense allowance payments and health and retirement benefits. AXA Advisors also pays its financial professionals, managerial personnel and Selling broker-dealers sales bonuses (based on selling certain products during specified periods) and persistency bonuses. AXA Advisors may offer sales incentive programs to financial professionals and Selling broker-dealers who meet specified production levels for the sales of both AXA Equitable contracts and contracts offered by other companies. These incentives provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid education seminars and merchandise.

DIFFERENTIAL COMPENSATION. In an effort to promote the sale of AXA Equitable products, AXA Advisors may pay its financial professionals and managerial personnel a greater percentage of contribution-based compensation and/or asset-based compensation for the sale of an AXA Equitable contract than it pays for the sale of a contract or other financial product issued by a company other than AXA Equitable. This practice is known as providing "differential compensation." Differential compensation may involve other forms of compensation to AXA Advisors personnel. Certain components of the compensation paid to managerial personnel are based on whether the sales involve AXA Equitable contracts. Managers earn higher compensation (and credits toward awards and bonuses) if the financial professionals they manage sell a higher percentage of AXA Equitable contracts than products issued by other companies. Other forms of compensation provided to its financial professionals include health and retirement benefits, expense reimbursements, marketing allowances and contribution-based payments, known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of AXA Equitable contracts and products sponsored by affiliates.

The fact that AXA Advisors financial professionals receive differential compensation and additional payments may provide an incentive for those financial professionals to recommend an AXA Equitable contract over a contract or other financial product issued by a company not affiliated with AXA Equitable. However, under applicable rules of FINRA, AXA Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you based

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on the facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation among products in the same category. For more information, contact your financial professional.

AXA DISTRIBUTORS COMPENSATION. AXA Equitable pays contribution-based and asset-based compensation (together "compensation") to AXA Distributors. Contribution-based compensation is paid based on AXA Equitable contracts sold through AXA Distributor's Selling broker-dealers. Asset-based compensation is paid based on the aggregate account value of contracts sold through certain of AXA Distributor's Selling broker-dealers. Contribution-based compensation will generally not exceed 7.50% of the total contributions made under the contracts. AXA Distributors, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of the contract in combination with annual asset-based compensation of up to 1.25% of the account value of the contract sold. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which AXA Equitable pays to AXA Distributors will be reduced by the same amount, and AXA Equitable will pay AXA Distributors asset-based compensation on the contract equal to the asset-based compensation which AXA Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Distributors varies among Selling broker-dealers.

The Selling broker-dealer, not AXA Distributors, determines the amount and type of compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, such as differential compensation paid for various products.

AXA Equitable also pays AXA Distributors compensation to cover its operating expenses and marketing services under the terms of AXA Equitable's distribution agreements with AXA Distributors.

ADDITIONAL PAYMENTS BY AXA DISTRIBUTORS TO SELLING BROKER-DEALERS. AXA Distributors may pay, out of its assets, certain Selling broker-dealers and other financial intermediaries additional compensation in recognition of services provided or expenses incurred. AXA Distributors may also pay certain Selling broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable products on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conference; and/or other support services, including some that may benefit the contract owner. Payments may be based on the aggregate account value attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. AXA Distributors may also make fixed payments to Selling broker-dealers, for example in connection with the initiation of a new relationship or the introduction of a new product.

Additionally, as an incentive for the financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, AXA Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements").


These additional payments may serve as an incentive for Selling broker-dealers to promote the sale of AXA Equitable contracts over contracts and other products issued by other companies. Not all Selling broker-dealers receive additional payments, and the payments vary among Selling broker-dealers. The list below includes the names of Selling broker-dealers that we are aware (as of December 31, 2011) received additional payments. These additional payments ranged from $81 to $4,973,724. AXA Equitable and its affiliates may also have other business relationships with Selling broker-dealers, which may provide an incentive for the Selling broker-dealers to promote the sale of AXA Equitable contracts over contracts and other products issued by other companies. The list below includes any such Selling broker-dealer. For more information, ask your financial professional.

1st Global Capital Corporation
Advantage Capital Corporation
A.G. Edwards
American Portfolios Financial Services
Ameriprise Financial Services, Inc.
Associated Securities Corp.
Bank of America
BBVA Compass Investment Solutions, Inc.
CCO Investment Services Corp.
Centaurus Financial, Inc.
Commonwealth Financial Network
CUSO Financial Services, L.P.
Essex National Securities Inc.
Financial Network Investment Corporation
First Allied Securities
First Citizens Investor Services, Inc.
First Tennessee Brokerage, Inc.
FSC Securities Corporation
Geneos Wealth Management, Inc.
H.D. Vest Investment Securities, Inc.
Investment Centers of America/First Dakota Inc.
IFC Holdings Inc. DBA Invest Financial Corporation
Investment Professionals, Inc.
Investors Capital Corporation
J.P. Turner & Company, LLC
James T. Borello & Co.
Janney Montgomery Scott, LLC
Key Investment Services, LLC
Lincoln Financial Advisors Corporation
Lincoln Financial Securities Corporation
LPL Financial Corporation
M&T Securities, Inc.
Merrill Lynch Life Agency Inc.


82  MORE INFORMATION

Morgan Keegan & Co., Inc.
Morgan Stanley Smith Barney - Morgan Stanley & Co., Incorporated
Multi-Financial Securities Corporation
National Planning Corporation
Next Financial Group, Inc.
NFP Securities, Inc.
Plan Member Financial Corporation
PNC Investments
Prime Capital Services
PrimeVest Financial Services, Inc.
Raymond James & Associates Inc
Raymond James Financial Services
RBC Capital Markets Corp.
Robert W Baird & Co.
Royal Alliance Associates Inc.
Sage Point Financial, Inc
Securities America, Inc.
SII Investments, Inc.
Sorrento Pacific Financial, LLC
Stifel, Nicolaus & Co.
Summit Brokerage Services, Inc
Termed/Mutual Service Corporation
Transamerica Financial Advisors, Inc.
U.S. Bancorp Investments, Inc.
UBS Financial Services, Inc.
UVEST Financial Services Group, Inc.
Waterstone Financial Group, Inc.
Wells Fargo Advisors Financial Network LLC
Wells Fargo Advisors
Wells Fargo Advisors, LLC
Wells Fargo Investments, LLC


                                                           MORE INFORMATION  83

9. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2011 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.


AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the fixed maturity option (the "Registration Statement"). This Prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this Prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234). You can access our website at www.axa-equitable.com.

84  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Appendix I: Condensed financial information

--------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.30%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011.



--------------------------------------------------------------------------------------------
                                                  FOR THE YEARS ENDED DECEMBER 31,
                                         ---------------------------------------------------
                                           2011     2010     2009     2008    2007    2006
--------------------------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION
--------------------------------------------------------------------------------------------
   Unit value                            $  11.20 $  12.27 $  10.99 $   8.75 $ 14.58 $ 13.91
--------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     53,670   56,888   58,442   49,051  25,941   4,973
--------------------------------------------------------------------------------------------
 AXA CONSERVATIVE ALLOCATION
--------------------------------------------------------------------------------------------
   Unit value                            $  12.13 $  12.06 $  11.39 $  10.51 $ 11.97 $ 11.46
--------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     27,990   27,081   27,962   16,158   4,306     590
--------------------------------------------------------------------------------------------
 AXA CONSERVATIVE-PLUS ALLOCATION
--------------------------------------------------------------------------------------------
   Unit value                            $  11.96 $  12.20 $  11.34 $  10.04 $ 12.62 $ 12.12
--------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     25,466   27,334   27,256   17,697   6,473   1,414
--------------------------------------------------------------------------------------------
 AXA MODERATE ALLOCATION
--------------------------------------------------------------------------------------------
   Unit value                            $  11.94 $  12.39 $  11.42 $   9.89 $ 13.27 $ 12.65
--------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    118,023  126,015  127,613   84,689  37,645   8,363
--------------------------------------------------------------------------------------------
 AXA MODERATE-PLUS ALLOCATION
--------------------------------------------------------------------------------------------
   Unit value                            $  12.31 $  13.12 $  11.92 $   9.90 $ 14.71 $ 14.01
--------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    159,713  169,708  175,685  141,905  75,948  17,150
--------------------------------------------------------------------------------------------
 EQ/ALLIANCEBERNSTEIN SMALL CAP GROWTH
--------------------------------------------------------------------------------------------
   Unit value                            $  15.53 $  15.84 $  12.04 $   8.99 $ 16.46 $ 14.29
--------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      3,319    3,127    2,475    2,070   1,013     213
--------------------------------------------------------------------------------------------
 EQ/AXA FRANKLIN SMALL CAP VALUE CORE
--------------------------------------------------------------------------------------------
   Unit value                            $   8.89 $   9.96 $   8.12 $   6.42 $  9.76 $ 10.82
--------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      3,890    3,834    3,612    2,521   1,033     123
--------------------------------------------------------------------------------------------
 EQ/BLACKROCK BASIC VALUE EQUITY
--------------------------------------------------------------------------------------------
   Unit value                            $  12.29 $  12.85 $  11.59 $   9.02 $ 14.40 $ 14.42
--------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      9,486    8,518    7,088    3,987   1,992     385
--------------------------------------------------------------------------------------------
 EQ/BOSTON ADVISORS EQUITY INCOME
--------------------------------------------------------------------------------------------
   Unit value                            $   2.34 $   2.38 $   2.09 $   1.90 $  2.84 $  2.77
--------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     15,306   13,840   12,019    8,373   3,300     989
--------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
--------------------------------------------------------------------------------------------
   Unit value                            $  10.14 $  10.25 $   9.23 $   7.14 $ 13.22 $ 11.94
--------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        595      731      723      594     324     101
--------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
--------------------------------------------------------------------------------------------
   Unit value                            $  12.34 $  12.02 $  10.52 $   8.11 $ 13.61 $ 13.57
--------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      3,141    3,105    3,080    2,728   2,267     276
--------------------------------------------------------------------------------------------




                                 APPENDIX I: CONDENSED FINANCIAL INFORMATION I-1

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



---------------------------------------------------------------------------------------
                                                FOR THE YEARS ENDED DECEMBER 31,
                                         ----------------------------------------------
                                          2011    2010    2009    2008    2007    2006
---------------------------------------------------------------------------------------
 EQ/COMMON STOCK INDEX
---------------------------------------------------------------------------------------
   Unit value                            $ 11.11 $ 11.20 $  9.79 $  7.73 $ 13.94 $13.65
---------------------------------------------------------------------------------------
   Number of units outstanding (000's)     6,092   6,298   6,300   3,919   2,328    869
---------------------------------------------------------------------------------------
 EQ/CORE BOND INDEX
---------------------------------------------------------------------------------------
   Unit value                            $ 10.85 $ 10.49 $ 10.05 $  9.91 $ 11.03 $10.84
---------------------------------------------------------------------------------------
   Number of units outstanding (000's)    10,017  10,201   9,215   3,840   3,598  1,106
---------------------------------------------------------------------------------------
 EQ/DAVIS NEW YORK VENTURE
---------------------------------------------------------------------------------------
   Unit value                            $  9.06 $  9.63 $  8.73 $  6.67 $ 11.11 $10.85
---------------------------------------------------------------------------------------
   Number of units outstanding (000's)     7,529   8,228   8,363   7,157   3,823    406
---------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
---------------------------------------------------------------------------------------
   Unit value                            $ 12.29 $ 12.27 $ 10.87 $  8.75 $ 14.14 $13.65
---------------------------------------------------------------------------------------
   Number of units outstanding (000's)     9,406   9,058   8,430   4,505   2,496    553
---------------------------------------------------------------------------------------
 EQ/EQUITY GROWTH PLUS
---------------------------------------------------------------------------------------
   Unit value                            $ 11.98 $ 12.94 $ 11.38 $  9.02 $ 15.30 $13.60
---------------------------------------------------------------------------------------
   Number of units outstanding (000's)     9,338  10,227  11,370  10,424   5,402  1,416
---------------------------------------------------------------------------------------
 EQ/FRANKLIN CORE BALANCED
---------------------------------------------------------------------------------------
   Unit value                            $  9.89 $ 10.01 $  9.11 $  7.07 $ 10.51 $10.43
---------------------------------------------------------------------------------------
   Number of units outstanding (000's)     8,799   9,074   9,627   8,899   7,144    828
---------------------------------------------------------------------------------------
 EQ/FRANKLIN TEMPLETON ALLOCATION
---------------------------------------------------------------------------------------
   Unit value                            $  7.73 $  8.19 $  7.52 $  5.93 $  9.52     --
---------------------------------------------------------------------------------------
   Number of units outstanding (000's)    47,962  51,107  53,600  48,476  21,512     --
---------------------------------------------------------------------------------------
 EQ/GAMCO MERGERS AND ACQUISITIONS
---------------------------------------------------------------------------------------
   Unit value                            $ 12.36 $ 12.36 $ 11.42 $  9.92 $ 11.67 $11.43
---------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,756   2,379   2,024   1,668   1,148    231
---------------------------------------------------------------------------------------
 EQ/GAMCO SMALL COMPANY VALUE
---------------------------------------------------------------------------------------
   Unit value                            $ 55.32 $ 58.08 $ 44.36 $ 31.77 $ 46.43 $43.04
---------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,477   2,518   2,346   1,862     981    156
---------------------------------------------------------------------------------------
 EQ/GLOBAL BOND PLUS
---------------------------------------------------------------------------------------
   Unit value                            $ 12.28 $ 11.92 $ 11.36 $ 11.29 $ 10.74 $ 9.95
---------------------------------------------------------------------------------------
   Number of units outstanding (000's)     5,806   5,692   5,026   4,266   1,405    316
---------------------------------------------------------------------------------------
 EQ/GLOBAL MULTI-SECTOR EQUITY
---------------------------------------------------------------------------------------
   Unit value                            $ 20.63 $ 23.84 $ 21.67 $ 14.63 $ 34.76 $24.80
---------------------------------------------------------------------------------------
   Number of units outstanding (000's)     6,176   6,593   6,856   5,722   2,799    625
---------------------------------------------------------------------------------------
 EQ/INTERMEDIATE GOVERNMENT BOND INDEX
---------------------------------------------------------------------------------------
   Unit value                            $ 11.42 $ 10.99 $ 10.68 $ 11.07 $ 10.83 $10.27
---------------------------------------------------------------------------------------
   Number of units outstanding (000's)     5,722   4,344   4,131   2,411     353     63
---------------------------------------------------------------------------------------
 EQ/INTERNATIONAL CORE PLUS
---------------------------------------------------------------------------------------
   Unit value                            $ 12.44 $ 15.18 $ 14.08 $ 10.54 $ 19.36 $17.03
---------------------------------------------------------------------------------------
   Number of units outstanding (000's)     5,782   5,762   5,399   3,339   1,892    625
---------------------------------------------------------------------------------------




I-2 APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



----------------------------------------------------------------------------------
                                             FOR THE YEARS ENDED DECEMBER 31,
                                         -----------------------------------------
                                          2011   2010   2009   2008   2007   2006
----------------------------------------------------------------------------------
 EQ/INTERNATIONAL EQUITY INDEX
----------------------------------------------------------------------------------
   Unit value                            $10.93 $12.61 $12.14 $ 9.68 $19.90 $18.04
----------------------------------------------------------------------------------
   Number of units outstanding (000's)    6,997  7,476  7,762  7,019  4,042    800
----------------------------------------------------------------------------------
 EQ/INTERNATIONAL VALUE PLUS
----------------------------------------------------------------------------------
   Unit value                            $12.29 $14.85 $14.19 $11.04 $19.62 $18.04
----------------------------------------------------------------------------------
   Number of units outstanding (000's)    4,719  4,897  4,627  3,778  2,421    590
----------------------------------------------------------------------------------
 EQ/JPMORGAN VALUE OPPORTUNITIES
----------------------------------------------------------------------------------
   Unit value                            $11.45 $12.24 $11.05 $ 8.46 $14.23 $14.59
----------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,715  1,627  1,315    893    648    104
----------------------------------------------------------------------------------
 EQ/LARGE CAP CORE PLUS
----------------------------------------------------------------------------------
   Unit value                            $11.53 $12.20 $10.82 $ 8.67 $14.03 $13.69
----------------------------------------------------------------------------------
   Number of units outstanding (000's)      704    636    588    365    162     37
----------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH INDEX
----------------------------------------------------------------------------------
   Unit value                            $13.54 $13.40 $11.71 $ 8.71 $13.84 $12.31
----------------------------------------------------------------------------------
   Number of units outstanding (000's)    2,019  1,820  1,648  1,472    881    180
----------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH PLUS
----------------------------------------------------------------------------------
   Unit value                            $12.93 $13.60 $12.04 $ 9.04 $14.83 $13.00
----------------------------------------------------------------------------------
   Number of units outstanding (000's)    4,629  1,994  1,863  1,333    747     58
----------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE INDEX
----------------------------------------------------------------------------------
   Unit value                            $ 5.83 $ 5.92 $ 5.24 $ 4.45 $10.42 $11.22
----------------------------------------------------------------------------------
   Number of units outstanding (000's)    7,147  3,116  2,573  1,673  1,065    314
----------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE PLUS
----------------------------------------------------------------------------------
   Unit value                            $ 9.94 $10.61 $ 9.54 $ 8.03 $14.35 $15.23
----------------------------------------------------------------------------------
   Number of units outstanding (000's)    4,541  4,942  5,376  5,760  5,014  1,142
----------------------------------------------------------------------------------
 EQ/LORD ABBETT LARGE CAP CORE
----------------------------------------------------------------------------------
   Unit value                            $11.08 $12.27 $10.91 $ 8.81 $12.92 $11.83
----------------------------------------------------------------------------------
   Number of units outstanding (000's)    3,229  2,940  2,462  1,142    524     92
----------------------------------------------------------------------------------
 EQ/MFS INTERNATIONAL GROWTH
----------------------------------------------------------------------------------
   Unit value                            $ 5.80 $ 6.58 $ 5.80 $ 4.28 $ 7.26 $ 6.33
----------------------------------------------------------------------------------
   Number of units outstanding (000's)    9,722  8,917  7,396  5,559  3,231    363
----------------------------------------------------------------------------------
 EQ/MID CAP INDEX
----------------------------------------------------------------------------------
   Unit value                            $12.87 $13.36 $10.76 $ 8.00 $15.98 $14.99
----------------------------------------------------------------------------------
   Number of units outstanding (000's)    5,047  5,233  5,325  3,947  2,442    587
----------------------------------------------------------------------------------
 EQ/MID CAP VALUE PLUS
----------------------------------------------------------------------------------
   Unit value                            $13.12 $14.68 $12.15 $ 9.06 $15.19 $15.64
----------------------------------------------------------------------------------
   Number of units outstanding (000's)    7,540  8,296  9,184  1,612  1,507    506
----------------------------------------------------------------------------------
 EQ/MONEY MARKET
----------------------------------------------------------------------------------
   Unit value                            $10.26 $10.39 $10.53 $10.67 $10.58 $10.24
----------------------------------------------------------------------------------
   Number of units outstanding (000's)    5,652  5,496  8,093  6,707  1,895    702
----------------------------------------------------------------------------------




                                 APPENDIX I: CONDENSED FINANCIAL INFORMATION I-3

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



-------------------------------------------------------------------------------------
                                               FOR THE YEARS ENDED DECEMBER 31,
                                         --------------------------------------------
                                          2011    2010    2009    2008   2007   2006
-------------------------------------------------------------------------------------
 EQ/MONTAG & CALDWELL GROWTH
-------------------------------------------------------------------------------------
   Unit value                            $  2.17 $  2.13 $  2.00 $ 1.56 $ 2.36 $ 1.98
-------------------------------------------------------------------------------------
   Number of units outstanding (000's)     9,729   9,473   9,924  9,857  2,099    449
-------------------------------------------------------------------------------------
 EQ/MORGAN STANLEY MID CAP GROWTH
-------------------------------------------------------------------------------------
   Unit value                            $ 15.46 $ 16.97 $ 13.00 $ 8.38 $16.12 $13.35
-------------------------------------------------------------------------------------
   Number of units outstanding (000's)     5,727   5,277   4,560  3,390  1,545    298
-------------------------------------------------------------------------------------
 EQ/MUTUAL LARGE CAP EQUITY
-------------------------------------------------------------------------------------
   Unit value                            $  8.45 $  8.96 $  8.11 $ 6.57 $10.75 $10.71
-------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,724   5,245   5,808  5,798  5,018    666
-------------------------------------------------------------------------------------
 EQ/OPPENHEIMER GLOBAL
-------------------------------------------------------------------------------------
   Unit value                            $  9.50 $ 10.53 $  9.26 $ 6.77 $11.58 $11.10
-------------------------------------------------------------------------------------
   Number of units outstanding (000's)     5,123   4,348   3,449  2,631  1,541    158
-------------------------------------------------------------------------------------
 EQ/PIMCO ULTRA SHORT BOND
-------------------------------------------------------------------------------------
   Unit value                            $  9.36 $  9.50 $  9.54 $ 8.95 $ 9.45 $ 8.59
-------------------------------------------------------------------------------------
   Number of units outstanding (000's)    16,930  17,862  18,851  9,821  3,197    841
-------------------------------------------------------------------------------------
 EQ/QUALITY BOND PLUS
-------------------------------------------------------------------------------------
   Unit value                            $ 11.20 $ 11.21 $ 10.69 $10.21 $11.07 $10.73
-------------------------------------------------------------------------------------
   Number of units outstanding (000's)     6,495   5,967   4,912  1,880  1,453    364
-------------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
-------------------------------------------------------------------------------------
   Unit value                            $ 13.70 $ 14.46 $ 11.64 $ 9.35 $14.39 $14.85
-------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,801   5,026   4,873  2,215  1,354    370
-------------------------------------------------------------------------------------
 EQ/T. ROWE PRICE GROWTH STOCK
-------------------------------------------------------------------------------------
   Unit value                            $  6.02 $  6.22 $  5.42 $ 3.85 $ 6.75 $ 6.37
-------------------------------------------------------------------------------------
   Number of units outstanding (000's)    10,315   9,277   7,194  2,900  1,437    154
-------------------------------------------------------------------------------------
 EQ/TEMPLETON GLOBAL EQUITY
-------------------------------------------------------------------------------------
   Unit value                            $  7.84 $  8.66 $  8.13 $ 6.33 $10.84 $10.76
-------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,890   5,019   5,026  4,870  4,461    526
-------------------------------------------------------------------------------------
 EQ/UBS GROWTH AND INCOME
-------------------------------------------------------------------------------------
   Unit value                            $  2.04 $  2.13 $  1.90 $ 1.46 $ 2.46 $ 2.47
-------------------------------------------------------------------------------------
   Number of units outstanding (000's)     5,726   5,355   4,312  2,891  2,349    473
-------------------------------------------------------------------------------------
 EQ/VAN KAMPEN COMSTOCK
-------------------------------------------------------------------------------------
   Unit value                            $  9.96 $ 10.30 $  9.06 $ 7.15 $11.48 $11.93
-------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,990   2,995   2,994  2,784  2,074    664
-------------------------------------------------------------------------------------
 EQ/WELLS FARGO OMEGA GROWTH
-------------------------------------------------------------------------------------
   Unit value                            $ 14.13 $ 15.21 $ 13.14 $ 9.49 $13.28 $12.09
-------------------------------------------------------------------------------------
   Number of units outstanding (000's)     5,492   3,985   2,913    807    550     81
-------------------------------------------------------------------------------------
 MULTIMANAGER AGGRESSIVE EQUITY
-------------------------------------------------------------------------------------
   Unit value                            $ 10.91 $ 11.79 $ 10.16 $ 7.50 $14.25 $12.96
-------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,713   4,150   2,900    529    238     94
-------------------------------------------------------------------------------------




I-4 APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



------------------------------------------------------------------------------------
                                              FOR THE YEARS ENDED DECEMBER 31,
                                         -------------------------------------------
                                          2011    2010    2009   2008   2007   2006
------------------------------------------------------------------------------------
 MULTIMANAGER CORE BOND
------------------------------------------------------------------------------------
   Unit value                            $ 13.35 $ 12.78 $12.20 $11.41 $11.28 $10.76
------------------------------------------------------------------------------------
   Number of units outstanding (000's)    13,376  11,264  8,726  2,680  1,109    333
------------------------------------------------------------------------------------
 MULTIMANAGER INTERNATIONAL EQUITY
------------------------------------------------------------------------------------
   Unit value                            $ 11.67 $ 14.41 $13.65 $10.65 $20.44 $18.42
------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,762   3,852  3,873  2,606  1,524    386
------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP CORE EQUITY
------------------------------------------------------------------------------------
   Unit value                            $ 11.01 $ 12.04 $10.94 $ 8.36 $14.02 $13.53
------------------------------------------------------------------------------------
   Number of units outstanding (000's)       992     928    759    507    349     62
------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP VALUE
------------------------------------------------------------------------------------
   Unit value                            $ 12.41 $ 13.31 $11.92 $ 9.83 $15.92 $15.57
------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,985   3,101  3,180  2,483  1,212    264
------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP GROWTH
------------------------------------------------------------------------------------
   Unit value                            $ 13.17 $ 14.49 $11.57 $ 8.27 $14.84 $13.44
------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,147   2,136  1,900  1,229    725    212
------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP VALUE
------------------------------------------------------------------------------------
   Unit value                            $ 14.07 $ 16.45 $13.34 $ 9.36 $14.81 $15.00
------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,972   2,689  2,341  1,300    778    224
------------------------------------------------------------------------------------
 MULTIMANAGER MULTI-SECTOR BOND
------------------------------------------------------------------------------------
   Unit value                            $ 11.29 $ 10.89 $10.34 $ 9.56 $12.66 $12.44
------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,669   3,634  3,205  2,102  1,768    448
------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP GROWTH
------------------------------------------------------------------------------------
   Unit value                            $  4.14 $  4.98 $ 3.95 $ 2.98 $ 5.21 $ 5.09
------------------------------------------------------------------------------------
   Number of units outstanding (000's)     7,121   7,726  7,492  4,840  3,439    574
------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP VALUE
------------------------------------------------------------------------------------
   Unit value                            $ 11.22 $ 12.49 $10.17 $ 8.15 $13.29 $14.93
------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,461   1,478  1,415    910    704    327
------------------------------------------------------------------------------------
 MULTIMANAGER TECHNOLOGY
------------------------------------------------------------------------------------
   Unit value                            $ 12.92 $ 13.76 $11.84 $ 7.57 $14.50 $12.42
------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,374   3,303  3,012  1,902    986    112
------------------------------------------------------------------------------------




                                 APPENDIX I: CONDENSED FINANCIAL INFORMATION I-5

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.55%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011.



----------------------------------------------------------------------------------------------------------------------------
                                                                  FOR THE YEARS ENDING DECEMBER 31,
                                         -----------------------------------------------------------------------------------
                                           2011     2010     2009     2008    2007    2006    2005    2004    2003    2002
----------------------------------------------------------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION
----------------------------------------------------------------------------------------------------------------------------
   Unit value                            $  10.40 $  11.42 $  10.26 $   8.19 $ 13.68 $ 13.09 $ 11.28 $ 10.60      --      --
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     39,758   44,516   47,988   44,143  31,080   6,793     342     120      --      --
----------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE ALLOCATION
----------------------------------------------------------------------------------------------------------------------------
   Unit value                            $  11.34 $  11.31 $  10.71 $   9.90 $ 11.30 $ 10.85 $ 10.36 $ 10.27      --      --
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     26,538   25,752   25,907   18,171   4,087   1,202     501     286      --      --
----------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE-PLUS ALLOCATION
----------------------------------------------------------------------------------------------------------------------------
   Unit value                            $  11.00 $  11.25 $  10.48 $   9.30 $ 11.73 $ 11.29 $ 10.55 $ 10.38      --      --
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     20,717   20,999   20,920   16,064   7,023   2,537     671     279      --      --
----------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE ALLOCATION
----------------------------------------------------------------------------------------------------------------------------
   Unit value                            $  44.46 $  46.26 $  42.75 $  37.11 $ 49.91 $ 47.71 $ 43.93 $ 42.57 $ 39.77 $ 33.91
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     21,265   22,543   23,023   18,036   9,394   3,387     762     659     461     279
----------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE-PLUS ALLOCATION
----------------------------------------------------------------------------------------------------------------------------
   Unit value                            $  10.91 $  11.66 $  10.61 $   8.84 $ 13.16 $ 12.57 $ 11.15      --      --      --
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    130,217  139,811  147,651  130,940  85,777  22,340   2,035      --      --      --
----------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCEBERNSTEIN SMALL CAP GROWTH
----------------------------------------------------------------------------------------------------------------------------
   Unit value                            $  19.11 $  19.54 $  14.90 $  11.15 $ 20.47 $ 17.82 $ 16.60 $ 15.12 $ 13.48 $  9.71
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      2,859    2,770    2,587    2,766   2,301   1,922   1,979   2,313   2,809   3,037
----------------------------------------------------------------------------------------------------------------------------
 EQ/AXA FRANKLIN SMALL CAP VALUE CORE
----------------------------------------------------------------------------------------------------------------------------
   Unit value                            $   8.77 $   9.85 $   8.05 $   6.38 $  9.73 $ 10.82      --      --      --      --
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      2,620    2,403    2,073    1,829     936     153      --      --      --      --
----------------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK BASIC VALUE EQUITY
----------------------------------------------------------------------------------------------------------------------------
   Unit value                            $  19.95 $  20.92 $  18.92 $  14.75 $ 23.62 $ 23.71 $ 19.92 $ 19.65 $ 18.05 $ 13.98
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      5,468    5,037    4,776    3,421   2,381   1,301   1,147   1,430   1,339   1,334
----------------------------------------------------------------------------------------------------------------------------
 EQ/BOSTON ADVISORS EQUITY INCOME
----------------------------------------------------------------------------------------------------------------------------
   Unit value                            $   5.57 $   5.68 $   4.98 $   4.54 $  6.81 $  6.67 $  5.84 $  5.59      --      --
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      6,811    6,127    5,308    3,897   2,391   1,207     536     306      --      --
----------------------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
----------------------------------------------------------------------------------------------------------------------------
   Unit value                            $   7.47 $   7.57 $   6.83 $   5.30 $  9.83 $  8.91 $  8.60 $  8.03 $  7.87 $  6.25
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        623      620      641      636     349     147      65      88     101      79
----------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
----------------------------------------------------------------------------------------------------------------------------
   Unit value                            $  11.56 $  11.29 $   9.90 $   7.65 $ 12.88 $ 12.87 $ 11.67 $ 11.18 $ 10.23 $  7.91
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      4,729    5,007    5,543    6,117   7,563   4,914   5,540   6,418   6,957   7,543
----------------------------------------------------------------------------------------------------------------------------
 EQ/COMMON STOCK INDEX
----------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 201.73 $ 203.81 $ 178.67 $ 141.42 $255.59 $250.91 $230.23 $224.21 $199.56 $135.53
----------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        444      467      502      423     392     361     370     430     484     521
----------------------------------------------------------------------------------------------------------------------------




I-6 APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



---------------------------------------------------------------------------------------------------------------------
                                                              FOR THE YEARS ENDING DECEMBER 31,
                                         ----------------------------------------------------------------------------
                                          2011    2010    2009    2008    2007    2006   2005   2004   2003    2002
---------------------------------------------------------------------------------------------------------------------
 EQ/CORE BOND INDEX
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 13.91 $ 13.48 $ 12.94 $ 12.80 $ 14.28 $14.07 $13.73 $13.65 $ 13.32 $ 13.09
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     9,160   9,069   8,565   6,813   8,678  7,950  8,015  8,979  10,672  12,695
---------------------------------------------------------------------------------------------------------------------
 EQ/DAVIS NEW YORK VENTURE
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $  8.94 $  9.52 $  8.65 $  6.63 $ 11.07 $10.84     --     --      --      --
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     5,090   5,553   6,031   5,304   3,797    665     --     --      --      --
---------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 25.96 $ 25.98 $ 23.07 $ 18.62 $ 30.17 $29.20 $15.77 $25.07 $ 23.10 $ 18.36
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,883   5,014   4,766   4,288   4,204  3,534  3,726  4,345   4,750   5,020
---------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY GROWTH PLUS
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 14.15 $ 15.32 $ 13.50 $ 10.73 $ 18.25 $16.26 $15.11 $13.86 $ 12.74 $  9.87
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     6,980   7,854   9,136   9,050   5,863  2,666  1,390  1,251   1,338     701
---------------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN CORE BALANCED
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $  9.75 $  9.90 $  9.03 $  7.03 $ 10.47 $10.42     --     --      --      --
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     7,905   7,472   8,263   8,326   6,851  1,076     --     --      --      --
---------------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN TEMPLETON ALLOCATION
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $  7.64 $  8.12 $  7.47 $  5.90 $  9.50     --     --     --      --      --
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    26,377  27,864  29,210  27,745  13,483     --     --     --      --      --
---------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO MERGERS AND ACQUISITIONS
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.38 $ 12.40 $ 11.49 $ 10.01 $ 11.80 $11.59 $10.49     --      --      --
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,259   2,245   1,717   1,577   1,416    425     11     --      --      --
---------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO SMALL COMPANY VALUE
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 33.62 $ 35.38 $ 27.10 $ 19.46 $ 28.50 $26.49 $22.64 $22.05      --      --
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,903   4,112   3,958   3,270   2,211    519    111     63      --      --
---------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL BOND PLUS
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.09 $ 11.76 $ 11.24 $ 11.19 $ 10.68 $ 9.92 $ 9.74     --      --      --
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     5,949   5,515   5,491   5,387   1,997    457      9     --      --      --
---------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL MULTI-SECTOR EQUITY
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 15.19 $ 17.60 $ 16.04 $ 10.86 $ 25.86 $18.50 $13.71 $10.48 $  8.61 $  5.61
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     7,953   8,828   9,622   8,369   5,992  2,602  1,632  1,515   1,462   1,464
---------------------------------------------------------------------------------------------------------------------
 EQ/INTERMEDIATE GOVERNMENT BOND INDEX
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 20.15 $ 19.44 $ 18.94 $ 19.69 $ 19.30 $18.35 $18.07 $18.13 $ 18.07 $ 17.97
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,375   2,228   2,248   2,058     813    747    873  1,061   1,357   1,226
---------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL CORE PLUS
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.32 $ 12.62 $ 11.73 $  8.81 $ 16.22 $14.30 $12.18 $10.56 $  9.44 $  7.23
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     6,306   6,351   6,484   4,686   3,598  2,904  2,599  2,863   2,832   2,786
---------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL EQUITY INDEX
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.75 $ 12.44 $ 12.01 $  9.60 $ 19.79 $17.99 $14.79 $13.03 $ 11.20 $  8.42
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     6,041   6,247   6,599   6,749   5,611  1,983  1,000  1,008   1,052     135
---------------------------------------------------------------------------------------------------------------------




                                 APPENDIX I: CONDENSED FINANCIAL INFORMATION I-7

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



-----------------------------------------------------------------------------------------------------------------
                                                            FOR THE YEARS ENDING DECEMBER 31,
                                         ------------------------------------------------------------------------
                                          2011   2010   2009   2008   2007   2006   2005   2004    2003    2002
-----------------------------------------------------------------------------------------------------------------
 EQ/ INTERNATIONAL VALUE PLUS
-----------------------------------------------------------------------------------------------------------------
   Unit value                            $15.11 $18.30 $17.53 $13.67 $24.36 $22.46 $18.15 $ 16.63 $ 13.89 $ 11.02
-----------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    5,124  5,532  5,490  5,347  4,881  3,580  3,145   3,356   3,673   4,227
-----------------------------------------------------------------------------------------------------------------
 EQ/JPMORGAN VALUE OPPORTUNITIES
-----------------------------------------------------------------------------------------------------------------
   Unit value                            $12.21 $13.09 $11.83 $ 9.09 $15.32 $15.76 $13.30 $ 12.99 $ 11.90 $  9.53
-----------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    2,748  2,986  2,758  2,921  3,721  4,048  4,589   5,234   6,009   6,939
-----------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP CORE PLUS
-----------------------------------------------------------------------------------------------------------------
   Unit value                            $ 8.66 $ 9.18 $ 8.17 $ 6.56 $10.64 $10.41 $ 9.36 $  8.87 $  8.08 $  6.73
-----------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    2,281  2,525  2,683  2,845  3,557  4,130  4,965   5,788   6,613   7,231
-----------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH INDEX
-----------------------------------------------------------------------------------------------------------------
   Unit value                            $ 7.48 $ 7.42 $ 6.50 $ 4.85 $ 7.72 $ 6.88 $ 7.03 $  6.21 $  5.82 $  4.80
-----------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    7,060  7,310  7,663  7,722  7,920  7,569  9,117  10,421  11,828  13,521
-----------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH PLUS
-----------------------------------------------------------------------------------------------------------------
   Unit value                            $14.53 $15.32 $13.60 $10.24 $16.84 $14.80 $13.94 $ 12.99 $ 11.72 $  9.20
-----------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    4,411  2,793  3,016  2,719  2,698  2,090  2,422   2,867   3,344   3,796
-----------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE INDEX
-----------------------------------------------------------------------------------------------------------------
   Unit value                            $ 5.74 $ 5.84 $ 5.18 $ 4.42 $10.36 $11.19 $10.64      --      --      --
-----------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    6,597  2,766  2,425  1,742  1,312    738    113      --      --      --
-----------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE PLUS
-----------------------------------------------------------------------------------------------------------------
   Unit value                            $11.36 $12.15 $10.95 $ 9.24 $16.56 $17.62 $14.75 $ 14.21 $ 12.72 $ 10.04
-----------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    6,058  6,685  7,574  8,454  9,126  5,695  5,091   5,823   6,106   6,520
-----------------------------------------------------------------------------------------------------------------
 EQ/LORD ABBETT LARGE CAP CORE
-----------------------------------------------------------------------------------------------------------------
   Unit value                            $10.82 $12.01 $10.71 $ 8.66 $12.75 $11.70 $10.55      --      --      --
-----------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    2,347  2,449  2,041  1,080    497    138     45      --      --      --
-----------------------------------------------------------------------------------------------------------------
 EQ/MFS INTERNATIONAL GROWTH
-----------------------------------------------------------------------------------------------------------------
   Unit value                            $12.84 $14.61 $12.91 $ 9.55 $16.25 $14.20 $11.48      --      --      --
-----------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    4,068  3,917  3,313  2,704  1,865    310      5      --      --      --
-----------------------------------------------------------------------------------------------------------------
 EQ/MID CAP INDEX
-----------------------------------------------------------------------------------------------------------------
   Unit value                            $10.76 $11.20 $ 9.04 $ 6.74 $13.50 $12.70 $11.56 $ 11.04 $  9.67 $  6.84
-----------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    6,910  7,480  7,799  7,091  6,060  4,317  4,297   4,997   5,343   5,392
-----------------------------------------------------------------------------------------------------------------
 EQ/MID CAP VALUE PLUS
-----------------------------------------------------------------------------------------------------------------
   Unit value                            $14.26 $16.00 $13.27 $ 9.92 $16.67 $17.21 $15.54 $ 14.18 $ 12.22 $  9.32
-----------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    6,450  7,106  8,258  3,049  3,624  3,215  3,279   3,574   3,783   4,067
-----------------------------------------------------------------------------------------------------------------
 EQ/MONEY MARKET
-----------------------------------------------------------------------------------------------------------------
   Unit value                            $27.61 $28.05 $28.48 $28.93 $28.78 $27.92 $27.14 $ 26.87 $ 27.08 $ 27.35
-----------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    3,062  2,790  3,955  5,634  3,506  2,933  1,954   2,306   3,186   4,967
-----------------------------------------------------------------------------------------------------------------
 EQ/MONTAG & CALDWELL GROWTH
-----------------------------------------------------------------------------------------------------------------
   Unit value                            $ 5.23 $ 5.16 $ 4.85 $ 3.79 $ 5.74 $ 4.83 $ 4.54 $  4.38      --      --
-----------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    4,755  5,560  6,055  5,847  1,806    155     14       6      --      --
-----------------------------------------------------------------------------------------------------------------




I-8 APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



------------------------------------------------------------------------------------------------------------------
                                                             FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------
                                          2011    2010    2009    2008    2007   2006   2005   2004   2003   2002
------------------------------------------------------------------------------------------------------------------
 EQ/MORGAN STANLEY MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 15.20 $ 16.73 $ 12.84 $  8.31 $16.02 $13.29 $12.36     --     --     --
------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     6,242   5,888   5,105   3,782  2,291    361     40     --     --     --
------------------------------------------------------------------------------------------------------------------
 EQ/MUTUAL LARGE CAP EQUITY
------------------------------------------------------------------------------------------------------------------
   Unit value                            $  8.33 $  8.86 $  8.04 $  6.53 $10.71 $10.70     --     --     --     --
------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,064   3,351   3,613   3,890  3,519    623     --     --     --     --
------------------------------------------------------------------------------------------------------------------
 EQ/OPPENHEIMER GLOBAL
------------------------------------------------------------------------------------------------------------------
   Unit value                            $  9.37 $ 10.42 $  9.18 $  6.73 $11.54 $11.09     --     --     --     --
------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,638   3,598   3,094   2,347  1,565    227     --     --     --     --
------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO ULTRA SHORT BOND
------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.54 $ 10.73 $ 10.81 $ 10.17 $10.76 $ 9.81 $ 9.92     --     --     --
------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    13,482  16,269  17,971  11,794  3,625  1,202    300     --     --     --
------------------------------------------------------------------------------------------------------------------
 EQ/QUALITY BOND PLUS
------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 16.43 $ 16.49 $ 15.77 $ 15.10 $16.41 $15.95 $15.60 $15.54 $15.21 $14.92
------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,344   4,269   3,756   1,534  1,355    630    455    480    519    474
------------------------------------------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 15.33 $ 16.22 $ 13.10 $ 10.55 $16.27 $16.83 $14.52 $14.15 $12.21 $ 8.50
------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,203   4,357   4,503   2,777  2,196  1,231    854  1,001  1,152    974
------------------------------------------------------------------------------------------------------------------
 EQ/T.ROWE PRICE GROWTH STOCK
------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 14.84 $ 15.37 $ 13.41 $  9.55 $16.79 $15.90 $16.83 $16.44     --     --
------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,329   4,145   3,402   2,310  2,146     71     15     --     --     --
------------------------------------------------------------------------------------------------------------------
 EQ/TEMPLETON GLOBAL EQUITY
------------------------------------------------------------------------------------------------------------------
   Unit value                            $  7.73 $  8.57 $  8.06 $  6.29 $10.80 $10.75     --     --     --     --
------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,403   3,481   3,207   3,287  2,998    531     --     --     --     --
------------------------------------------------------------------------------------------------------------------
 EQ/UBS GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------
   Unit value                            $  5.02 $  5.25 $  4.71 $  3.62 $ 6.12 $ 6.15 $ 5.47 $ 5.10     --     --
------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,796   2,555   2,496   2,130  1,796    424    102      6     --     --
------------------------------------------------------------------------------------------------------------------
 EQ/VAN KAMPEN COMSTOCK
------------------------------------------------------------------------------------------------------------------
   Unit value                            $  9.80 $ 10.15 $  8.95 $  7.08 $11.41 $11.88 $10.41     --     --     --
------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,264   2,134   2,153   2,035  1,990    900    131     --     --     --
------------------------------------------------------------------------------------------------------------------
 EQ/WELLS FARGO OMEGA GROWTH
------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.13 $ 10.94 $  9.47 $  6.86 $ 9.62 $ 8.78 $ 8.42 $ 8.23 $ 7,80 $ 5.74
------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     7,538   5,391   3,886   1,482  1,089    319    349    400    500    378
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER AGGRESSIVE EQUITY
------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 47.51 $ 51.49 $ 44.47 $ 32.90 $62.68 $57.17 $55.24 $51.85 $46.99 $34.70
------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       902   1,021     764     210    180    171    172    181    211    241
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER CORE BOND
------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 13.96 $ 13.40 $ 12.81 $ 12.02 $11.91 $11.39 $11.14 $11.13 $10.88 $10.65
------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    11,025   9,742   7,487   3,422  2,253  1,474  1,199  1,470  1,625  1,594
------------------------------------------------------------------------------------------------------------------




                                 APPENDIX I: CONDENSED FINANCIAL INFORMATION I-9

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)


--------------------------------------------------------------------------------------------------------------
                                                           FOR THE YEARS ENDING DECEMBER 31,
                                         ---------------------------------------------------------------------
                                          2011   2010   2009   2008   2007   2006   2005   2004   2003   2002
--------------------------------------------------------------------------------------------------------------
 MULTIMANAGER INTERNATIONAL EQUITY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $10.49 $12.99 $12.33 $ 9.64 $18.56 $16.77 $13.59 $11.96 $10.30 $ 7.79
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    3,857  4,046  4,312  3,649  2,753  1,168    480    411    323    108
--------------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP CORE EQUITY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 9.81 $10.76 $ 9.80 $ 7.51 $12.62 $12.21 $10.92 $10.39 $ 9.62 $ 7.63
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,155  1,066  1,086    981    750    346    269    397    296    201
--------------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP VALUE
--------------------------------------------------------------------------------------------------------------
   Unit value                            $11.19 $12.03 $10.80 $ 8.93 $14.50 $14.21 $12.10 $11.47 $10.18 $ 7.89
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    2,766  3,050  3,315  3,416  2,431  1,285    919    809    635    503
--------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP GROWTH
--------------------------------------------------------------------------------------------------------------
   Unit value                            $10.47 $11.54 $ 9.24 $ 6.62 $11.92 $10.82 $10.03 $ 9.40 $ 8.54 $ 6.19
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    2,342  2,479  2,357  1,770  1,398    884    663    773    720    427
--------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP VALUE
--------------------------------------------------------------------------------------------------------------
   Unit value                            $12.77 $14.96 $12.17 $ 8.56 $13.58 $13.78 $12.20 $11.54 $10.18 $ 7.35
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    2,860  2,739  2,667  1,982  1,394    838    550    720    545    364
--------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MULTI-SECTOR BOND
--------------------------------------------------------------------------------------------------------------
   Unit value                            $27.96 $27.03 $25.75 $23.85 $31.67 $31.19 $28.82 $28.41 $26.55 $22.00
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    2,141  2,079  1,890  1,874  2,103  1,654  1,626  1,924  2,218  1,906
--------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP GROWTH
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 6.95 $ 8.37 $ 6.66 $ 5.03 $ 8.83 $ 8.65 $ 7.97 $ 7.53     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    4,125  4,459  4,460  3,484  2,924    627    195     11     --     --
--------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP VALUE
--------------------------------------------------------------------------------------------------------------
   Unit value                            $14.33 $15.99 $13.05 $10.48 $17.14 $19.31 $16.89 $16.39 $14.22 $10.51
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,633  1,878  1,909  1,879  2,209  2,465  2,629  3,013  3,182  3,460
--------------------------------------------------------------------------------------------------------------
 MULTIMANAGER TECHNOLOGY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $10.78 $11.50 $ 9.92 $ 6.36 $12.21 $10.49 $ 9.93 $ 9.07 $ 8.77 $ 5.65
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    5,030  5,183  5,240  4,243  3,629  2,459  2,792  3,478    278    386
--------------------------------------------------------------------------------------------------------------




I-10 APPENDIX I: CONDENSED FINANCIAL INFORMATION

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.65%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011.



---------------------------------------------------------------------------------------------------------------------
                                                              FOR THE YEARS ENDING DECEMBER 31,
                                         ----------------------------------------------------------------------------
                                           2011     2010     2009     2008     2007     2006    2005    2004    2003
---------------------------------------------------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $  11.43 $  12.56 $  11.29 $   9.02 $  15.09 $  14.45 $ 12.46 $ 11.72 $10.66
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     81,740   86,614   91,369   88,738   64,596   32,813  12,508   4,674    195
---------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE ALLOCATION
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $  11.78 $  11.75 $  11.14 $  10.32 $  11.79 $  11.33 $ 10.83 $ 10.75 $10.31
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     56,298   54,990   56,858   42,602   10,068    5,935   3,738   1,736    116
---------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE-PLUS ALLOCATION
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $  11.61 $  11.89 $  11.08 $   9.85 $  12.43 $  11.98 $ 11.20 $ 11.03 $10.41
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     44,468   46,837   48,383   39,676   23,580   16,150   9,271   3,928    215
---------------------------------------------------------------------------------------------------------------------
 AXA MODERATE ALLOCATION
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $  11.65 $  12.14 $  11.23 $   9.76 $  13.13 $  12.57 $ 11.58 $ 11.24 $10.51
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    169,487  182,689  187,530  162,336  117,390   83,885  52,197  21,440    970
---------------------------------------------------------------------------------------------------------------------
 AXA MODERATE-PLUS ALLOCATION
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $  11.95 $  12.79 $  11.66 $   9.72 $  14.48 $  13.84 $ 12.29 $ 11.72 $10.67
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    280,250  306,839  319,013  307,331  240,939  152,231  69,680  21,528    560
---------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCEBERNSTEIN SMALL CAP GROWTH
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $  15.13 $  15.48 $  11.81 $   8.85 $  16.27 $  14.18 $ 13.22 $ 12.06 $10.75
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      4,294    4,251    3,707    4,155    3,846    2,926   1,783     913     81
---------------------------------------------------------------------------------------------------------------------
 EQ/AXA FRANKLIN SMALL CAP VALUE CORE
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $   8.72 $   9.81 $   8.02 $   6.36 $   9.71 $  10.81      --      --     --
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      4,691    4,425    4,217    3,589    2,069      384      --      --     --
---------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK BASIC VALUE EQUITY
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $  11.97 $  12.56 $  11.37 $   8.88 $  14.23 $  14.30 $ 12.02 $ 11.87 $10.92
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     11,402   10,750    9,718    8,195    7,001    5,785   4,888   3,020    210
---------------------------------------------------------------------------------------------------------------------
 EQ/BOSTON ADVISORS EQUITY INCOME
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $   5.49 $   5.61 $   4.93 $   4.49 $   6.74 $   6.61 $  5.80 $  5.55     --
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      7,358    7,596    7,687    6,763    5,771    4,814   3,177     208     --
---------------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $   9.87 $  10.01 $   9.04 $   7.03 $  13.04 $  11.83 $ 11.43 $ 10.68 $10.49
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        846      913      976      994      982      894     571     194      5
---------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $  12.01 $  11.74 $  10.31 $   7.97 $  13.44 $  13.44 $ 12.20 $ 11.69 $10.72
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     12,354   13,284   14,379   15,308   17,200    6,674   4,879   2,900     86
---------------------------------------------------------------------------------------------------------------------
 EQ/COMMON STOCK INDEX
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $  10.95 $  11.08 $   9.72 $   7.70 $  13.93 $  13.69 $ 12.58 $ 12.26 $10.92
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      6,758    7,497    8,285    7,635    7,057    7,207   5,402   2,957    158
---------------------------------------------------------------------------------------------------------------------




                                APPENDIX I: CONDENSED FINANCIAL INFORMATION I-11

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



--------------------------------------------------------------------------------------------------------------
                                                           FOR THE YEARS ENDING DECEMBER 31,
                                         ---------------------------------------------------------------------
                                          2011    2010    2009    2008    2007    2006    2005    2004   2003
--------------------------------------------------------------------------------------------------------------
 EQ/CORE BOND INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.57 $ 10.25 $  9.85 $  9.76 $ 10.89 $ 10.74 $ 10.50 $10.44 $10.20
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    15,379  15,758  15,630  13,286  14,134  11,680   7,995  3,501    284
--------------------------------------------------------------------------------------------------------------
 EQ/DAVIS NEW YORK VENTURE
--------------------------------------------------------------------------------------------------------------
   Unit value                            $  8.89 $  9.48 $  8.63 $  6.61 $ 11.06 $ 10.84      --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    11,038  12,024  12,570  12,038   7,823   1,788      --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.99 $ 12.01 $ 10.68 $  8.63 $ 14.00 $ 13.56 $ 11.98 $11.67 $10.76
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    15,594  17,472  16,494  13,591  11,756   9,866   7,495  4,181    204
--------------------------------------------------------------------------------------------------------------
 EQ/EQUITY GROWTH PLUS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.65 $ 12.63 $ 11.14 $  8.86 $ 15.09 $ 13.45 $ 12.51 $11.49 $10.57
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    18,903  21,844  25,216  27,244  25,093  20,022  11,881  5,249    435
--------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN CORE BALANCED
--------------------------------------------------------------------------------------------------------------
   Unit value                            $  9.70 $  9.86 $  9.00 $  7.01 $ 10.46 $ 10.42      --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    18,816  20,186  26,123  22,020  19,931   3,992      --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN TEMPLETON ALLOCATION
--------------------------------------------------------------------------------------------------------------
   Unit value                            $  7.60 $  8.09 $  7.45 $  5.90 $  9.50      --      --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    66,778  72,176  77,428  73,834  36,003      --      --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/GAMCO MERGERS AND ACQUISITIONS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.29 $ 12.33 $ 11.44 $  9.97 $ 11.77 $ 11.57 $ 10.48     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,153   3,441   2,904   2,617   2,502   1,759     442     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/GAMCO SMALL COMPANY VALUE
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 32.83 $ 34.59 $ 26.51 $ 19.06 $ 27.94 $ 26.00 $ 22.24 $21.68     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,688   4,778   4,361   4,032   3,011   1,796     802     76     --
--------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL BOND PLUS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.01 $ 11.70 $ 11.19 $ 11.16 $ 10.65 $  9.91 $  9.74     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    11,107  10,881   9,976   8,932   4,959   2,013     172     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL MULTI-SECTOR EQUITY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 20.10 $ 23.30 $ 21.26 $ 14.40 $ 34.34 $ 24.59 $ 18.24 $13.97 $11.48
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     8,714  10,073  10,747   9,040   8,306   6,050   3,408  1,047     46
--------------------------------------------------------------------------------------------------------------
 EQ/INTERMEDIATE GOVERNMENT BOND INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.16 $ 10.78 $ 10.51 $ 10.94 $ 10.74 $ 10.22 $ 10.07 $10.12 $10.09
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     5,170   5,599   6,213   5,624   2,177   1,691   1,398    905     69
--------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL CORE PLUS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.11 $ 14.82 $ 13.80 $ 10.36 $ 19.11 $ 16.87 $ 14.38 $12.48 $11.17
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    11,646  12,040  12,800  12,557  12,092  11,624   7,243  3,564    178
--------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL EQUITY INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.65 $ 12.34 $ 11.92 $  9.54 $ 19.68 $ 17.91 $ 14.74 $13.00 $11.19
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     9,683  10,663  11,782  12,678  12,529   7,675   3,716  1,270     66
--------------------------------------------------------------------------------------------------------------




I-12 APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



-------------------------------------------------------------------------------------------------------------
                                                          FOR THE YEARS ENDING DECEMBER 31,
                                         --------------------------------------------------------------------
                                          2011    2010    2009    2008    2007    2006    2005   2004   2003
-------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL VALUE PLUS
-------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.97 $ 14.52 $ 13.92 $ 10.87 $ 19.38 $ 17.89 $14.47 $13.27 $11.09
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     8,297   9,253   9,672   8,942   9,184   7,223  4,026  1,161     30
-------------------------------------------------------------------------------------------------------------
 EQ/JPMORGAN VALUE OPPORTUNITIES
-------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.16 $ 11.97 $ 10.84 $  8.33 $ 14.06 $ 14.47 $12.22 $11.96 $10.97
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,278   2,399   2,250   2,028   2,094   1,769  1,018    473     42
-------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP CORE PLUS
-------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.22 $ 11.92 $ 10.61 $  8.53 $ 13.85 $ 13.56 $12.21 $11.58 $10.57
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,518   1,657   1,676   1,341   1,364   1,455  1,271    643     69
-------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH INDEX
-------------------------------------------------------------------------------------------------------------
   Unit value                            $ 13.17 $ 13.08 $ 11.47 $  8.57 $ 13.66 $ 12.19 $12.46 $11.02 $10.34
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,033   3,861   4,165   4,045   3,311   2,506  1,386    595     44
-------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH PLUS
-------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.59 $ 13.29 $ 11.81 $  8.90 $ 14.66 $ 12.89 $12.16 $11.34 $10.24
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     8,906   2,226   2,475   2,429   2,960   1,215    705    369     29
-------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE INDEX
-------------------------------------------------------------------------------------------------------------
   Unit value                            $  5.70 $  5.81 $  5.16 $  4.40 $ 10.34 $ 11.17 $10.63     --     --
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    13,669   6,525   6,971   6,687   7,005   5,957    563     --     --
-------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE PLUS
-------------------------------------------------------------------------------------------------------------
   Unit value                            $  9.68 $ 10.37 $  9.36 $  7.90 $ 14.17 $ 15.10 $12.65 $12.20 $10.93
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    12,952  14,184  15,820  17,618  19,894  14,100  9,522  5,080    310
-------------------------------------------------------------------------------------------------------------
 EQ/LORD ABBETT LARGE CAP CORE
-------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.75 $ 11.94 $ 10.66 $  8.63 $ 12.71 $ 11.68 $10.54     --     --
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,343   4,125   4,065   2,823   1,698   1,248    527     --     --
-------------------------------------------------------------------------------------------------------------
 EQ/MFS INTERNATIONAL GROWTH
-------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.75 $ 14.52 $ 12.85 $  9.52 $ 16.21 $ 14.18 $11.48     --     --
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     6,333   7,236   5,774   4,806   3,860   1,674    373     --     --
-------------------------------------------------------------------------------------------------------------
 EQ/MID CAP INDEX
-------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.51 $ 13.03 $ 10.54 $  7.86 $ 15.77 $ 14.84 $13.53 $12.93 $11.33
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     9,217  10,198  10,675  10,589  10,337   8,706  5,920  3,260    291
-------------------------------------------------------------------------------------------------------------
 EQ/MID CAP VALUE PLUS
-------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.78 $ 14.35 $ 11.92 $  8.92 $ 15.00 $ 15.51 $14.02 $12.80 $11.04
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    14,367  16,208  19,394   5,726   6,668   6,490  4,526  2,213    149
-------------------------------------------------------------------------------------------------------------
 EQ/MONEY MARKET
-------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.08 $ 10.25 $ 10.42 $ 10.59 $ 10.55 $ 10.24 $ 9.97 $ 9.87 $ 9.96
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    11,708  10,912  19,099  26,885   8,854   4,632  2,041  1,005     42
-------------------------------------------------------------------------------------------------------------
 EQ/MONTAG & CALDWELL GROWTH
-------------------------------------------------------------------------------------------------------------
   Unit value                            $  5.16 $  5.10 $  4.79 $  3.76 $  5.69 $  4.79 $ 4.51 $ 4.35     --
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     5,784   6,667   7,498   8,750   4,503   1,430    883     38     --
-------------------------------------------------------------------------------------------------------------




                                APPENDIX I: CONDENSED FINANCIAL INFORMATION I-13

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



------------------------------------------------------------------------------------------------------------
                                                          FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------
                                          2011    2010    2009    2008    2007    2006   2005   2004   2003
------------------------------------------------------------------------------------------------------------
 EQ/MORGAN STANLEY MID CAP GROWTH
------------------------------------------------------------------------------------------------------------
   Unit value                            $ 15.10 $ 16.63 $ 12.78 $  8.28 $ 15.97 $13.27 $12.35     --     --
------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     9,135   9,351   7,909   6,915   5,059  2,350    533     --     --
------------------------------------------------------------------------------------------------------------
 EQ/MUTUAL LARGE CAP EQUITY
------------------------------------------------------------------------------------------------------------
   Unit value                            $  8.29 $  8.82 $  8.01 $  6.51 $ 10.70 $10.70     --     --     --
------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     8,847   9,869  11,439  11,898  12,811  2,470     --     --     --
------------------------------------------------------------------------------------------------------------
 EQ/OPPENHEIMER GLOBAL
------------------------------------------------------------------------------------------------------------
   Unit value                            $  9.32 $ 10.37 $  9.15 $  6.71 $ 11.52 $11.08     --     --     --
------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     8,410   6,724   5,394   4,013   2,779    367     --     --     --
------------------------------------------------------------------------------------------------------------
 EQ/PIMCO ULTRA SHORT BOND
------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.47 $ 10.67 $ 10.76 $ 10.13 $ 10.73 $ 9.79 $ 9.91     --     --
------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    33,009  36,696  39,919  25,636  14,527  8,303  3,300     --     --
------------------------------------------------------------------------------------------------------------
 EQ/QUALITY BOND PLUS
------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.93 $ 10.98 $ 10.51 $ 10.07 $ 10.96 $10.66 $10.44 $10.40 $10.20
------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     8,789   9,470   9,834   4,558   4,138  3,340  2,303  1,119     95
------------------------------------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
------------------------------------------------------------------------------------------------------------
   Unit value                            $ 13.34 $ 14.13 $ 11.42 $  9.21 $ 14.21 $14.72 $12.72 $12.40 $10.71
------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     6,576   7,175   7,505   4,820   4,773  4,061  2,210  1,215     79
------------------------------------------------------------------------------------------------------------
 EQ/T.ROWE PRICE GROWTH STOCK
------------------------------------------------------------------------------------------------------------
   Unit value                            $ 14.49 $ 15.02 $ 13.12 $  9.36 $ 16.46 $15.61 $16.53 $16.17     --
------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     5,792   5,568   5,286   3,779   3,120    907    526     22     --
------------------------------------------------------------------------------------------------------------
 EQ/TEMPLETON GLOBAL EQUITY
------------------------------------------------------------------------------------------------------------
   Unit value                            $  7.69 $  8.53 $  8.03 $  6.28 $ 10.79 $10.75     --     --     --
------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     7,664   8,076   8,585   9,057  10,518  2,001     --     --     --
------------------------------------------------------------------------------------------------------------
 EQ/UBS GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------
   Unit value                            $  4.95 $  5.18 $  4.66 $  3.58 $  6.07 $ 6.10 $ 5.43 $ 5.07     --
------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,795   2,626   2,887   3,308   3,079  2,346    952     71     --
------------------------------------------------------------------------------------------------------------
 EQ/VAN KAMPEN COMSTOCK
------------------------------------------------------------------------------------------------------------
   Unit value                            $  9.73 $ 10.09 $  8.91 $  7.05 $ 11.38 $11.86 $10.41     --     --
------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    10,113   9,622  10,345  10,821   9,921  7,856  2,852     --     --
------------------------------------------------------------------------------------------------------------
 EQ/WELLS FARGO OMEGA GROWTH
------------------------------------------------------------------------------------------------------------
   Unit value                            $ 13.76 $ 14.86 $ 12.88 $  9.34 $ 13.11 $11.98 $11.50 $11.25 $10.69
------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     7,890   6,166   5,221   2,848   2,691  1,979  1,528  1,146    126
------------------------------------------------------------------------------------------------------------
 MULTIMANAGER AGGRESSIVE EQUITY
------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.69 $ 11.60 $ 10.03 $  7.43 $ 14.17 $12.93 $12.51 $11.75 $10.66
------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     7,858   8,625   5,825   1,350   1,191    976    442    210     15
------------------------------------------------------------------------------------------------------------
 MULTIMANAGER CORE BOND
------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.93 $ 12.43 $ 11.90 $ 11.17 $ 11.08 $10.61 $10.39 $10.38 $10.16
------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    23,508  18,690  19,288  11,031   6,566  5,315  4,566  2,210    301
------------------------------------------------------------------------------------------------------------




I-14 APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



-------------------------------------------------------------------------------------------------------
                                                       FOR THE YEARS ENDING DECEMBER 31,
                                         --------------------------------------------------------------
                                          2011   2010   2009   2008   2007   2006   2005   2004   2003
-------------------------------------------------------------------------------------------------------
 MULTIMANAGER INTERNATIONAL EQUITY
-------------------------------------------------------------------------------------------------------
   Unit value                            $11.34 $14.06 $13.36 $10.46 $20.15 $18.23 $14.79 $13.02 $11.23
-------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    7,107  7,570  8,035  7,867  7,136  5,220  2,536  1,127     65
-------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP CORE EQUITY
-------------------------------------------------------------------------------------------------------
   Unit value                            $10.70 $11.75 $10.71 $ 8.22 $13.82 $13.38 $11.98 $11.41 $10.58
-------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    2,701  2,716  2,563  1,797  1,624  1,487  1,016    456     20
-------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP VALUE
-------------------------------------------------------------------------------------------------------
   Unit value                            $12.06 $12.98 $11.67 $ 9.65 $15.69 $15.40 $13.12 $12.46 $11.07
-------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    5,128  5,659  6,264  6,951  6,335  5,165  3,109  1,455     59
-------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP GROWTH
-------------------------------------------------------------------------------------------------------
   Unit value                            $12.80 $14.13 $11.32 $ 8.12 $14.63 $13.30 $12.33 $11.57 $10.53
-------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    4,195  4,760  4,627  4,317  3,883  3,570  2,515  1,381     97
-------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP VALUE
-------------------------------------------------------------------------------------------------------
   Unit value                            $13.67 $16.04 $13.06 $ 9.20 $14.60 $14.83 $13.15 $12.45 $10.99
-------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    4,856  4,840  4,569  4,175  4,025  3,627  2,566  1,506    103
-------------------------------------------------------------------------------------------------------
 MULTIMANAGER MULTI-SECTOR EQUITY
-------------------------------------------------------------------------------------------------------
   Unit value                            $11.06 $10.70 $10.21 $ 9.46 $12.58 $12.40 $11.47 $11.32 $10.59
-------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    9,077  8,961  8,522  6,601  7,716  6,956  5,292  3,135    282
-------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP GROWTH
-------------------------------------------------------------------------------------------------------
   Unit value                            $ 6.86 $ 8.27 $ 6.59 $ 4.98 $ 8.75 $ 8.58 $ 7.91 $ 7.49     --
-------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    6,318  7,044  7,464  6,845  6,231  3,530  1,416     31     --
-------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP VALUE
-------------------------------------------------------------------------------------------------------
   Unit value                            $10.93 $12.21 $ 9.97 $ 8.02 $13.12 $14.80 $12.96 $12.59 $10.93
-------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    5,025  5,724  6,164  6,403  7,224  7,719  5,307  2,979    191
-------------------------------------------------------------------------------------------------------
 MULTIMANAGER TECHNOLOGY
-------------------------------------------------------------------------------------------------------
   Unit value                            $12.56 $13.42 $11.59 $ 7.44 $14.29 $12.29 $11.65 $10.64 $10.31
-------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    5,819  5,979  5,856  4,301  3,743  2,164  1,431    675     35
-------------------------------------------------------------------------------------------------------




                                APPENDIX I: CONDENSED FINANCIAL INFORMATION I-15

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.70%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011.



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDED DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2011    2010    2009    2008    2007    2006    2005    2004    2003    2002
------------------------------------------------------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.38 $ 12.51 $ 11.26 $  9.00 $ 15.05 $ 14.43 $ 12.45 $ 11.72 $ 10.66      --
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     6,354   7,808   8,367   8,484   6,377   3,109   1,519     656      32      --
------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.73 $ 11.71 $ 11.11 $ 10.29 $ 11.76 $ 11.31 $ 10.82 $ 10.74 $ 10.30      --
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     7,073   6,707   7,276   5,824   2,454   1,800   1,000     281       1      --
------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.56 $ 11.85 $ 11.05 $  9.82 $ 12.40 $ 11.96 $ 11.19 $ 11.02 $ 10.41      --
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,888   4,498   4,925   4,505   2,753   3,022   2,176     414      84      --
------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 42.73 $ 44.54 $ 41.22 $ 35.84 $ 48.27 $ 46.21 $ 42.61 $ 41.36 $ 38.70 $ 33.05
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,918   4,434   4,527   4,019   3,098   2,325   1,725     893     383      86
------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.90 $ 12.74 $ 11.62 $  9.69 $ 14.45 $ 13.82 $ 12.28 $ 11.71 $ 10.66      --
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    22,803  24,916  27,631  27,177  23,506  14,705   6,917   2,788      46      --
------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCEBERNSTEIN SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 18.69 $ 19.14 $ 14.61 $ 10.96 $ 20.14 $ 17.56 $ 16.39 $ 14.95 $ 13.34 $  9.63
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       418     455     346     421     443     462     372     312     478     121
------------------------------------------------------------------------------------------------------------------------
 EQ/AXA FRANKLIN SMALL CAP VALUE CORE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $  8.70 $  9.79 $  8.01 $  6.36 $  9.71 $ 10.81      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       379     382     380     377     421      38      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK BASIC VALUE EQUITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 19.51 $ 20.49 $ 18.56 $ 14.49 $ 23.24 $ 23.37 $ 19.66 $ 19.43 $ 17.87 $ 13.86
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       960     954     880     834     842     856     849     802     502     184
------------------------------------------------------------------------------------------------------------------------
 EQ/BOSTON ADVISORS EQUITY INCOME
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $  5.46 $  5.57 $  4.90 $  4.47 $  6.71 $  6.59 $  5.78 $  5.54      --      --
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       634     806     611     730     571     504     326      15      --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $  7.33 $  7.44 $  6.72 $  5.23 $  9.71 $  8.81 $  8.51 $  7.96 $  7.82 $  6.22
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       122     129     265     286     373     353     314     204     249      42
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.34 $ 11.09 $  9.74 $  7.54 $ 12.71 $ 12.72 $ 11.55 $ 11.08 $ 10.16 $  7.86
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,901   2,012   2,196   2,528   3,063   1,393   1,585   1,200     776     200
------------------------------------------------------------------------------------------------------------------------
 EQ/COMMON STOCK INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $191.00 $193.27 $169.68 $134.51 $243.48 $239.38 $219.99 $214.55 $191.26 $130.09
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        45      55      60      63      65      73      73      64      29       9
------------------------------------------------------------------------------------------------------------------------




I-16 APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



--------------------------------------------------------------------------------------------------------------
                                                           FOR THE YEARS ENDED DECEMBER 31,
                                         ---------------------------------------------------------------------
                                          2011   2010   2009   2008   2007   2006   2005   2004   2003   2002
--------------------------------------------------------------------------------------------------------------
 EQ/CORE BOND INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $13.62 $13.22 $12.71 $12.59 $14.07 $13.88 $13.57 $13.50 $13.20 $12.99
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,354  1,424  1,504  1,216  1,473  1,477  1,527  1,343  1,175    441
--------------------------------------------------------------------------------------------------------------
 EQ/DAVIS NEW YORK VENTURE
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 8.87 $ 9.46 $ 8.61 $ 6.60 $11.05 $10.84     --     --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,593  1,664  1,601  1,517  1,189    216     --     --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $25.27 $25.32 $22.52 $18.20 $29.54 $28.64 $25.31 $24.66 $22.76 $18.11
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,194  1,278  1,432  1,308  1,547  1,418  1,604  1,386  1,074    399
--------------------------------------------------------------------------------------------------------------
 EQ/EQUITY GROWTH PLUS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $13.93 $15.10 $13.33 $10.61 $18.08 $16.13 $15.01 $13.79 $12.69 $ 9.85
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,904  2,210  2,904  3,228  3,346  2,714  2,354  1,938  1,510    386
--------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN CORE BALANCED
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 9.68 $ 9.83 $ 8.99 $ 7.01 $10.45 $10.42     --     --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,654  1,643  1,908  1,649  1,574    368     --     --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN TEMPLETON ALLOCATION
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 7.58 $ 8.07 $ 7.44 $ 5.89 $ 9.49     --     --     --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    4,136  4,481  4,971  5,195  2,805     --     --     --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/GAMCO MERGERS AND ACQUISITIONS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $12.25 $12.30 $11.41 $ 9.95 $11.75 $11.56 $10.48     --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      561    286    248    305    337    193     77     --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/GAMCO SMALL COMPANY VALUE
--------------------------------------------------------------------------------------------------------------
   Unit value                            $32.44 $34.20 $26.23 $18.86 $27.67 $25.76 $22.05 $21.50     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      624    678    666    610    618    233     79      9     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL BOND PLUS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $11.97 $11.67 $11.16 $11.14 $10.64 $ 9.90 $ 9.74     --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,389  1,235  1,037  1,063    476    185      8     --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL MULTI-SECTOR EQUITY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $14.86 $17.25 $15.74 $10.67 $25.45 $18.23 $13.53 $10.37 $ 8.53 $ 5.56
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,149  1,440  1,600  1,528  1,726  1,239    755    609    457     69
--------------------------------------------------------------------------------------------------------------
 EQ/INTERMEDIATE GOVERNMENT BOND INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $19.52 $18.86 $18.41 $19.16 $18.82 $17.92 $17.67 $17.76 $17.72 $17.65
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      458    948    875    948    404    376    481    416    458    259
--------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL CORE PLUS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $10.12 $12.39 $11.54 $ 8.68 $16.01 $14.13 $12.06 $10.47 $ 9.38 $ 7.19
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    2,069  2,230  2,278  2,341  2,289  3,208  2,337  1,926  1,026    282
--------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL EQUITY INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $10.48 $12.15 $11.74 $ 9.40 $19.41 $17.67 $14.55 $12.84 $11.05 $ 8.32
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,332  1,511  1,714  1,924  2,236  1,508  1,037    649    530    142
--------------------------------------------------------------------------------------------------------------




                                APPENDIX I: CONDENSED FINANCIAL INFORMATION I-17

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



--------------------------------------------------------------------------------------------------------------
                                                           FOR THE YEARS ENDED DECEMBER 31,
                                         ---------------------------------------------------------------------
                                          2011   2010   2009   2008   2007   2006   2005   2004   2003   2002
--------------------------------------------------------------------------------------------------------------
 EQ/ INTERNATIONAL VALUE PLUS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $14.77 $17.93 $17.19 $13.43 $23.97 $22.13 $17.91 $16.44 $13.75 $10.92
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      843    914    984  1,000  1,136  1,052    782    522    441    161
--------------------------------------------------------------------------------------------------------------
 EQ/JPMORGAN VALUE OPPORTUNITIES
--------------------------------------------------------------------------------------------------------------
   Unit value                            $11.94 $12.82 $11.61 $ 8.93 $15.08 $15.53 $13.12 $12.84 $11.78 $ 9.45
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      247    256    275    280    288    351    347    370    307    128
--------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP CORE PLUS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 8.49 $ 9.02 $ 8.03 $ 6.46 $10.50 $10.28 $ 9.26 $ 8.79 $ 8.03 $ 6.69
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      284    330    367    389    458    510    603    610    598    229
--------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 7.33 $ 7.29 $ 6.39 $ 4.78 $ 7.62 $ 6.80 $ 6.96 $ 6.16 $ 5.78 $ 4.77
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      864    906  1,047  1,004  1,050  1,042  1,055    981    856    341
--------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH PLUS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $14.21 $15.00 $13.34 $10.06 $16.57 $14.58 $13.76 $12.84 $11.60 $ 9.12
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,071    204    249    298    492    192    184    149     93     38
--------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 5.68 $ 5.80 $ 5.15 $ 4.39 $10.32 $11.17 $10.63     --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,412    832    868    847    809    532    144     --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE PLUS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $11.12 $11.91 $10.76 $ 9.09 $16.31 $17.38 $14.57 $14.06 $12.60 $ 9.96
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,875  2,059  2,313  2,668  3,123  2,507  2,363  2,169  1,481    530
--------------------------------------------------------------------------------------------------------------
 EQ/LORD ABBETT LARGE CAP CORE
--------------------------------------------------------------------------------------------------------------
   Unit value                            $10.71 $11.91 $10.63 $ 8.62 $12.70 $11.67 $10.54     --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      517    473    455    425    442    196     84     --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/MFS INTERNATIONAL GROWTH
--------------------------------------------------------------------------------------------------------------
   Unit value                            $12.71 $14.48 $12.82 $ 9.50 $16.18 $14.17 $11.47     --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,217  1,214    777    796    665    269     56     --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/MID CAP INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $10.57 $11.02 $ 8.92 $ 6.66 $13.35 $12.57 $11.47 $10.97 $ 9.62 $ 6.81
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,481  1,672  1,781  1,863  2,166  1,890  1,556  1,391    883    285
--------------------------------------------------------------------------------------------------------------
 EQ/MID CAP VALUE PLUS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $13.95 $15.67 $13.01 $ 9.74 $16.40 $16.96 $15.34 $14.02 $12.10 $ 9.24
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,617  1,830  2,158    902  1,069  1,156  1,107  1,007    636    237
--------------------------------------------------------------------------------------------------------------
 EQ/MONEY MARKET
--------------------------------------------------------------------------------------------------------------
   Unit value                            $26.36 $26.82 $27.28 $27.75 $27.65 $26.86 $26.15 $25.92 $26.17 $26.47
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      623    729  1,227  1,943  1,051  1,102    845    349    434    630
--------------------------------------------------------------------------------------------------------------
 EQ/MONTAG & CALDWELL GROWTH
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 5.13 $ 5.07 $ 4.77 $ 3.74 $ 5.66 $ 4.77 $ 4.49 $ 4.34     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      816    964  1,099  1,560    657     83     72     22     --     --
--------------------------------------------------------------------------------------------------------------




I-18 APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



--------------------------------------------------------------------------------------------------------------
                                                           FOR THE YEARS ENDED DECEMBER 31,
                                         ---------------------------------------------------------------------
                                          2011   2010   2009   2008   2007   2006   2005   2004   2003   2002
--------------------------------------------------------------------------------------------------------------
 EQ/MORGAN STANLEY MID CAP GROWTH
--------------------------------------------------------------------------------------------------------------
   Unit value                            $15.05 $16.59 $12.75 $ 8.26 $15.95 $13.26 $12.34     --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      927    889    885    695    782    297    179     --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/MUTUAL LARGE CAP EQUITY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 8.27 $ 8.80 $ 8.00 $ 6.50 $10.69 $10.70     --     --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,002  1,238  1,402  1,644  1,727    258     --     --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/OPPENHEIMER GLOBAL
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 9.30 $10.35 $ 9.14 $ 6.71 $11.51 $11.08     --     --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,216  1,073    860    786    674     83     --     --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/PIMCO ULTRA SHORT BOND
--------------------------------------------------------------------------------------------------------------
   Unit value                            $10.44 $10.64 $10.73 $10.11 $10.72 $ 9.78 $ 9.91     --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    5,586  3,294  3,673  2,525  1,235    730    286     --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/QUALITY BOND PLUS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $15.98 $16.06 $15.38 $14.75 $16.06 $15.63 $15.31 $15.27 $14.97 $14.71
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      816    941  1,133    502    626    590    573    555    512    198
--------------------------------------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $15.01 $15.91 $12.86 $10.37 $16.02 $16.60 $14.35 $14.00 $12.10 $ 8.44
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      734    850  1,024    720    713    744    596    575    449    122
--------------------------------------------------------------------------------------------------------------
 EQ/T. ROWE PRICE GROWTH STOCK
--------------------------------------------------------------------------------------------------------------
   Unit value                            $14.32 $14.85 $12.98 $ 9.26 $16.30 $15.46 $16.39 $16.03     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      571    606    610    421    401     47     41      6     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/TEMPLETON GLOBAL EQUITY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 7.67 $ 8.51 $ 8.02 $ 6.27 $10.78 $10.75     --     --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      657    694    735    848    853    178     --     --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/UBS GROWTH AND INCOME
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 4.92 $ 5.15 $ 4.63 $ 3.56 $ 6.04 $ 6.07 $ 5.41 $ 5.05     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      186    161    166    153     89    104     69     --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/VAN KAMPEN COMSTOCK
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 9.70 $10.07 $ 8.89 $ 7.04 $11.36 $11.85 $10.40     --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      581    587    490    545    539    602    296     --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/WELLS FARGO OMEGA GROWTH
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 9.94 $10.74 $ 9.31 $ 6.75 $ 9.49 $ 8.67 $ 8.33 $ 8.15 $ 7.75 $ 5.70
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,264    957    537    353    249    215    280    377    218     32
--------------------------------------------------------------------------------------------------------------
 MULTIMANAGER AGGRESSIVE EQUITY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $45.67 $49.57 $42.88 $31.77 $60.62 $55.37 $53.59 $50.38 $45.72 $33.82
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      206    250    144     53     56     47     25     28     10      4
--------------------------------------------------------------------------------------------------------------
 MULTIMANAGER CORE BOND
--------------------------------------------------------------------------------------------------------------
   Unit value                            $13.74 $13.21 $12.66 $11.89 $11.80 $11.30 $11.08 $11.07 $10.84 $10.63
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    2,442  3,414  3,238  3,511  1,494  2,030  1,611  1,424  1,202    628
--------------------------------------------------------------------------------------------------------------




                                APPENDIX I: CONDENSED FINANCIAL INFORMATION I-19

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



--------------------------------------------------------------------------------------------------------------
                                                           FOR THE YEARS ENDED DECEMBER 31,
                                         ---------------------------------------------------------------------
                                          2011   2010   2009   2008   2007   2006   2005   2004   2003   2002
--------------------------------------------------------------------------------------------------------------
 MULTIMANAGER INTERNATIONAL EQUITY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $10.33 $12.81 $12.18 $ 9.54 $18.39 $16.64 $13.51 $11.90 $10.27 $ 7.78
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      719    842    967    951  1,047  1,030    783    806    360    135
--------------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP CORE EQUITY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 9.67 $10.61 $ 9.68 $ 7.43 $12.50 $12.11 $10.85 $10.34 $ 9.59 $ 7.61
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      380    416    452    447    473    453    353    272    238    104
--------------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP VALUE
--------------------------------------------------------------------------------------------------------------
   Unit value                            $11.02 $11.87 $10.67 $ 8.83 $14.37 $14.10 $12.02 $11.42 $10.15 $ 7.88
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      773    753    860    921  1,210  1,363  1,238  1,242    726    316
--------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP GROWTH
--------------------------------------------------------------------------------------------------------------
   Unit value                            $10.31 $11.39 $ 9.13 $ 6.55 $11.81 $10.74 $ 9.96 $ 9.35 $ 8.52 $ 6.18
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      736    783    810    813    934  1,035  1,075  1,055    731    292
--------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP VALUE
--------------------------------------------------------------------------------------------------------------
   Unit value                            $12.57 $14.76 $12.02 $ 8.47 $13.46 $13.68 $12.13 $11.49 $10.15 $ 7.34
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      726    760    803    727    805  1,010    876  1,011    560    206
--------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MULTI-SECTOR BOND
--------------------------------------------------------------------------------------------------------------
   Unit value                            $26.92 $26.06 $24.86 $23.07 $30.68 $30.26 $28.00 $27.64 $25.87 $21.48
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      628    641    663    523    526    758    755    771    557    125
--------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP GROWTH
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 6.81 $ 8.22 $ 6.55 $ 4.95 $ 8.71 $ 8.54 $ 7.89 $ 7.46     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      584    746    786    687    788    475    242     59     --     --
--------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP VALUE
--------------------------------------------------------------------------------------------------------------
   Unit value                            $14.03 $15.68 $12.81 $10.31 $16.88 $19.05 $16.69 $16.22 $14.09 $10.43
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      494    612    586    666    748  1,201    991    884    641    270
--------------------------------------------------------------------------------------------------------------
 MULTIMANAGER TECHNOLOGY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $10.61 $11.34 $ 9.80 $ 6.29 $12.10 $10.41 $ 9.87 $ 9.02 $ 8.74 $ 5.64
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      579    705    766    462    597    350    311    306     98     14
--------------------------------------------------------------------------------------------------------------




I-20 APPENDIX I: CONDENSED FINANCIAL INFORMATION

Appendix II: Purchase considerations for QP contracts/(1)/

This information is provided for historical purposes only. The contracts are no longer available to new purchasers.

--------------------------------------------------------------------------------


Trustees who are considering the purchase of an Accumulator(R) Series QP contract should discuss with their tax and ERISA advisers whether this is an appropriate investment vehicle for the employer's plan. The QP contract and this Prospectus should be reviewed in full, and the following factors, among others, should be noted. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the Guaranteed minimum income benefit and other guaranteed benefits, and the payment of death benefits in accordance with the requirements of the federal income tax rules. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Accumulator(R) Series QP contract or another annuity contract. Therefore, you should purchase an Accumulator(R) Series QP contract to fund a plan for the contract's features and benefits and not for tax deferral after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles.


We will not accept defined benefit plans. This QP contract accepts only transfer contributions from other investments within an existing qualified plan trust. We will not accept ongoing payroll contributions or other contributions from the employer. For 401(k) plans, no employee after-tax contributions are accepted. A "designated Roth contribution account" is not available in the QP contract. Checks written on accounts held in the name of the employer instead of the plan or the trust will not be accepted. Only one additional transfer contribution may be made per contract year. The maximum contribution age is 75 (70, under Accumulator(R) Plus/SM/ contracts), or if later, the first contract anniversary.

If amounts attributable to an excess or mistaken contribution must be withdrawn, any or all of the following may apply: (1) withdrawal charges;
(2) market value adjustments; or (3) benefit base adjustments to an optional benefit.


AXA Equitable's only role is that of the issuer of the contract. AXA Equitable is not the plan administrator. AXA Equitable will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan. AXA Equitable will never make payments under a QP contract to any person other than the plan trust owner.


Given that required minimum distributions must generally commence from the plan for participants after age 70 1/2, trustees should consider:

..   whether required minimum distributions under QP contracts would cause withdrawals in excess of 6% of the Guaranteed minimum income benefit Roll-Up benefit base;

..   that provisions in the Treasury Regulations on required minimum distributions require that the actuarial present value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating required minimum distributions. This could increase the amounts required to be distributed; and

..   that if the Guaranteed minimum income benefit is automatically exercised as a result of the no lapse guarantee, payments will be made to the plan trust.

Finally, because the method of purchasing the QP contract, including the large initial contribution, and the features of the QP contract may appeal more to plan participants who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisors whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.

-------------
(1)QP contracts are available for Accumulator(R), Accumulator(R) Plus/SM/ and Accumulator(R) Elite/SM/ contracts owners only.

                      APPENDIX II: PURCHASE CONSIDERATIONS FOR QP CONTRACTS II-1

Appendix III: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2012 to a fixed maturity option with a maturity date of February 15, 2020 (eight years later) at a hypothetical rate to maturity of 7.00% ("h" in the calculation below), resulting in a maturity value of $171,882 on the maturity date. We further assume that a withdrawal of $50,000, including any applicable withdrawal charge, is made four years later on February 15, 2016(a) . Please note that withdrawal charges do not apply to Accumulator(R) Select/SM/ contracts.



-------------------------------------------------------------------------------------------------------------------------
                                                                             HYPOTHETICAL ASSUMED RATE TO MATURITY/(J)/
                                                                             ("J" IN THE CALCULATION BELOW)
                                                                             FEBRUARY 15, 2016

                                                                             --------------------------------------------
                                                                              5.00%                 9.00%

-------------------------------------------------------------------------------------------------------------------------
AS OF FEBRUARY 15, 2016 BEFORE WITHDRAWAL

-------------------------------------------------------------------------------------------------------------------------
(1) Market adjusted amount/(b)/                                              $141,389              $121,737

-------------------------------------------------------------------------------------------------------------------------
(2) Fixed maturity amount/(c)/                                               $131,104              $131,104

-------------------------------------------------------------------------------------------------------------------------
(3) Market value adjustment: (1) - (2)                                                             $(9,367)
                                                                             $ 10,285
-------------------------------------------------------------------------------------------------------------------------
ON FEBRUARY 15, 2016 AFTER $50,000 WITHDRAWAL

-------------------------------------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with the withdrawal:
  (3) x [$50,000/(1)]                                                        $  3,637              $(3,847)

-------------------------------------------------------------------------------------------------------------------------
(5) Portion of fixed maturity associated with the withdrawal: $50,000 - (4)  $ 46,363              $ 53,847

-------------------------------------------------------------------------------------------------------------------------
(6) Market adjusted amount: (1) - $50,000                                    $ 91,389              $ 71,737

-------------------------------------------------------------------------------------------------------------------------
(7) Fixed maturity amount: (2) - (5)                                         $ 84,741              $ 77,257

-------------------------------------------------------------------------------------------------------------------------
(8) Maturity value/(d)/                                                      $111,099              $101,287

-------------------------------------------------------------------------------------------------------------------------

You should note that in this example, if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

Notes:

(a)Number of days from the withdrawal date to the maturity date = D = 1,461

(b)Market adjusted amount is based on the following calculation:

Maturity value                         $171,882               where j is either 5% or 9%
                       =
-----------------------          -----------------------------
(1+j)/(D/365)/                    (1+j)/(1,461/365)/

(c)  Fixed maturity amount is based on the following calculation:

Maturity value                         $171,882
                       =
-----------------------          -----------------------------
(1+h)/(D/365)/                   (1+0.07)/(1,461/365)/

(d)  Maturity value is based on the following calculation:

    Fixed maturity amount x (1+h)/(D/365)/  = ($84,741 or $77,257) x (1+0.07)/(1,461/365)/

III-1 APPENDIX III: MARKET VALUE ADJUSTMENT EXAMPLE

Appendix IV: Enhanced death benefit example

--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit, if elected.


The following illustrates the enhanced death benefit calculation for Accumulator(R), Accumulator(R) Elite/SM/ and Accumulator(R) Select/SM/ contracts. The enhanced death benefit calculation for Accumulator(R) Plus/SM/ contracts is illustrated on the next page. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Intermediate Government Bond, EQ/Money Market, EQ/PIMCO Ultra Short Bond, the guaranteed interest option or the fixed maturity options), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an owner age 45 would be calculated as follows:


----------------------------------------------------------------------------------------------------
                                    6% ROLL-UP TO AGE 85 ANNUAL RATCHET TO AGE 85   GWBL ENHANCED
END OF CONTRACT YEAR  ACCOUNT VALUE     BENEFIT BASE           BENEFIT BASE       DEATH BENEFIT BASE
----------------------------------------------------------------------------------------------------
         1              $105,000          $106,000/(4)/          $105,000/(1)/         $105,000/(5)/
----------------------------------------------------------------------------------------------------
         2              $115,500          $112,360/(3)/          $115,500/(1)/         $115,500/(5)/
----------------------------------------------------------------------------------------------------
         3              $129,360          $119,102/(3)/          $129,360/(1)/         $129,360/(5)/
----------------------------------------------------------------------------------------------------
         4              $103,488          $126,248/(3)/          $129,360/(2)/         $135,828/(6)/
----------------------------------------------------------------------------------------------------
         5              $113,837          $133,823/(4)/          $129,360/(2)/         $142,296/(6)/
----------------------------------------------------------------------------------------------------
         6              $127,497          $141,852/(4)/          $129,360/(2)/         $148,764/(6)/
----------------------------------------------------------------------------------------------------
         7              $127,497          $150,363/(4)/          $129,360/(2)/         $155,232/(6)/
----------------------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.

ANNUAL RATCHET TO AGE 85

(1)At the end of contract years 1 through 3, the Annual Ratchet to age 85 enhanced death benefit is equal to the current account value.

(2)At the end of contract years 4 through 7, the death benefit is equal to the Annual Ratchet to age 85 enhanced death benefit at the end of the prior year since it is higher than the current account value.

GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6% Roll-Up to age 85 or the Annual Ratchet to age 85.

(3)At the end of contract years 2 through 4, the enhanced death benefit will be based on the Annual Ratchet to age 85.

(4)At the end of contract years 1 and 5 through 7, the enhanced death benefit will be based on the 6% Roll-Up to age 85.

GWBL ENHANCED DEATH BENEFIT

This example assumes no withdrawals. The GWBL Enhanced death benefit is a guaranteed minimum death benefit that is only available if you elect the Guaranteed withdrawal benefit for life. If you plan to take withdrawals during any of the first seven contract years, this illustration is of limited usefulness to you.

(5)At the end of contract years 1 through 3, the GWBL Enhanced death benefit is equal to the current account value.

(6)At the end of contract years 4 through 7, the GWBL Enhanced death benefit is greater than the current account value.

                                APPENDIX IV: ENHANCED DEATH BENEFIT EXAMPLE IV-1

The following illustrates the enhanced death benefit calculation for Accumulator(R) Plus/SM/ contracts. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Intermediate Government Bond, EQ/Money Market, EQ/PIMCO Ultra Short Bond, the guaranteed interest option or the fixed maturity options) , no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an owner age 45 would be calculated as follows:


----------------------------------------------------------------------------------------------
                                    6% ROLL-UP TO AGE ANNUAL RATCHET TO AGE   GWBL ENHANCED
END OF CONTRACT YEAR  ACCOUNT VALUE  85 BENEFIT BASE     85 BENEFIT BASE    DEATH BENEFIT BASE
----------------------------------------------------------------------------------------------
         1              $109,200        $106,000/(3)/       $109,200/(1)/        $109,200/(5)/
----------------------------------------------------------------------------------------------
         2              $120,120        $112,360/(3)/       $120,120/(1)/        $120,120/(5)/
----------------------------------------------------------------------------------------------
         3              $134,534        $119,102/(3)/       $134,534/(1)/        $134,534/(5)/
----------------------------------------------------------------------------------------------
         4              $107,628        $126,248/(3)/       $134,534/(3)/        $141,261/(6)/
----------------------------------------------------------------------------------------------
         5              $118,390        $133,823/(3)/       $134,534/(2)/        $147,988/(6)/
----------------------------------------------------------------------------------------------
         6              $132,597        $141,852/(4)/       $134,534/(2)/        $154,715/(6)/
----------------------------------------------------------------------------------------------
         7              $132,597        $150,363/(4)/       $134,534/(2)/        $161,441/(6)/
----------------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.

ANNUAL RATCHET TO AGE 85

(1)At the end of contract years 1 through 3, the Annual Ratchet to age 85 enhanced death benefit is equal to the current account value.

(2)At the end of contract years 4 through 7, the death benefit is equal to the Annual Ratchet to age 85 enhanced death benefit at the end of the prior year since it is equal to or higher than the current account value.

GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6% Roll-Up to age 85 or the Annual Ratchet to age 85.

(3)At the end of contract years 1 through 5, the enhanced death benefit will be based on the Annual Ratchet to age 85.

(4)At the end of contract years 6 and 7, the enhanced death benefit will be based on the 6% Roll-Up to age 85.

GWBL ENHANCED DEATH BENEFIT

This example assumes no withdrawals. The GWBL Enhanced death benefit is a guaranteed minimum death benefit that is only available if you elect the Guaranteed withdrawal benefit for life. If you plan to take withdrawals during any of the first seven contract years, this illustration is of limited usefulness to you.

(5)At the end of contract years 1 through 3, the GWBL Enhanced death benefit is equal to the current account value.

(6)At the end of contract years 4 through 7, the GWBL Enhanced death benefit is greater than the current account value.

IV-2 APPENDIX IV: ENHANCED DEATH BENEFIT EXAMPLE

Appendix V: Hypothetical illustrations

--------------------------------------------------------------------------------

  ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM
                                   BENEFITS


The following tables illustrate the changes in account value, cash value and the values of the "Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85" enhanced death benefit, the Earnings enhancement benefit and the Guaranteed minimum income benefit under certain hypothetical circumstances for Accumulator(R), Accumulator(R) Plus/SM/, Accumulator(R) Elite/SM/ and Accumulator(R) Select/SM/ contracts, respectively. The tables illustrate the operation of a contract based on a male, issue age 60, who makes a single $100,000 contribution and takes no withdrawals. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in Portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying portfolios (as described below), the corresponding net annual rates of return would be (2.35)%, 3.65% for Accumulator(R) contracts; (2.60)% and 3.40% for Accumulator(R) Plus/SM/ contracts; (2.70)% and 3.30% for Accumulator(R) Elite/SM/ contracts; and (2.75)% and 3.25% for Accumulator(R) Select/SM/ contracts at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges but they do not reflect the charges we deduct from your account value annually for the enhanced death benefit, the Earnings enhancement benefit and the Guaranteed minimum income benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return shown would be lower; however, the values shown in the following tables reflect the following contract charges: the "Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85" enhanced death benefit charge, the Earnings enhancement benefit charge, the Guaranteed minimum income benefit charge and any applicable administrative charge and withdrawal charge. The values shown under "Lifetime annual guaranteed minimum income benefit" reflect the lifetime income that would be guaranteed if the Guaranteed minimum income benefit is selected at that contract date anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the death benefit and/or "Lifetime annual guaranteed minimum income benefit" columns indicates that the contract has terminated due to insufficient account value. However, the Guaranteed minimum income benefit has been automatically exercised and the owner is receiving lifetime payments.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.56%, (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.24% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all Portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of account value among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in "Fee table" earlier in this Prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.

                                      APPENDIX V: HYPOTHETICAL ILLUSTRATIONS V-1

VARIABLE DEFERRED ANNUITY
ACCUMULATOR(R)
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
MALE, ISSUE AGE 60
BENEFITS:
   GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM DEATH BENEFIT
   EARNINGS ENHANCEMENT BENEFIT
   GUARANTEED MINIMUM INCOME BENEFIT



                                                   GREATER OF 6% ROLL-UP
                                                    TO AGE 85 OR                             LIFETIME ANNUAL    LIFETIME ANNUAL
                                                   ANNUAL RATCHET        TOTAL DEATH BENEFIT GUARANTEED MINIMUM GUARANTEED MINIMUM
           CONTRACT                                TO AGE 85 GUARANTEED  WITH THE EARNINGS   INCOME BENEFIT:    INCOME BENEFIT:
   AGE       YEAR    ACCOUNT VALUE    CASH VALUE   MINIMUM DEATH BENEFIT ENHANCEMENT BENEFIT GUARANTEED INCOME  HYPOTHETICAL INCOME
-----------------------------------------------------------------------------------------------------------------------------------
                      0%      6%      0%     6%      0%         6%         0%        6%        0%        6%       0%        6%
-----------------------------------------------------------------------------------------------------------------------------------
       60      0    100,000 100,000 93,000  93,000 100,000    100,000    100,000   100,000      N/A       N/A      N/A       N/A

       61      1     95,930 101,909 88,930  94,909 106,000    106,000    108,400   108,400      N/A       N/A      N/A       N/A

       62      2     91,887 103,799 84,887  96,799 112,360    112,360    117,304   117,304      N/A       N/A      N/A       N/A

       63      3     87,866 105,662 81,866  99,662 119,102    119,102    126,742   126,742      N/A       N/A      N/A       N/A

       64      4     83,859 107,494 77,859 101,494 126,248    126,248    136,747   136,747      N/A       N/A      N/A       N/A

       65      5     79,862 109,288 74,862 104,288 133,823    133,823    147,352   147,352      N/A       N/A      N/A       N/A

       66      6     75,868 111,037 72,868 108,037 141,852    141,852    158,593   158,593      N/A       N/A      N/A       N/A

       67      7     71,872 112,732 70,872 111,732 150,363    150,363    170,508   170,508      N/A       N/A      N/A       N/A

       68      8     67,865 114,366 67,865 114,366 159,385    159,385    183,139   183,139      N/A       N/A      N/A       N/A

       69      9     63,842 115,929 63,842 115,929 168,948    168,948    196,527   196,527      N/A       N/A      N/A       N/A

       70     10     59,795 117,412 59,795 117,412 179,085    179,085    210,719   210,719    9,814     9,814    9,814     9,814

       75     15     38,886 123,220 38,886 123,220 239,656    239,656    295,518   295,518   14,643    14,643   14,643    14,643

       80     20     16,088 125,043 16,088 125,043 320,714    320,714    408,999   408,999   22,001    22,001   22,001    22,001

       85     25          0 120,486      0 120,486       0    429,187          0   517,472        0    35,794        0    35,794

       90     30          0 126,738      0 126,738       0    429,187          0   517,472      N/A       N/A      N/A       N/A

       95     35          0 134,088      0 134,088       0    429,187          0   517,472      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------------


THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING INVESTMENT ALLOCATIONS MADE BY THE OWNER. THE ACCOUNT VALUE, CASH VALUE AND GUARANTEED BENEFITS FOR A CONTRACT WOULD BE DIFFERENT FROM THE ONES SHOWN IF THE ACTUAL GROSS RATE OF INVESTMENT RETURN AVERAGED 0% OR 6% OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THE AVERAGE FOR INDIVIDUAL CONTRACT YEARS. WE CAN MAKE NO REPRESENTATION THAT THESE HYPOTHETICAL INVESTMENT RESULTS CAN BE ACHIEVED FOR ANY ONE YEAR OR CONTINUED OVER ANY PERIOD OF TIME. IN FACT, FOR ANY GIVEN PERIOD OF TIME, THE INVESTMENT RESULTS COULD BE NEGATIVE.



V-2 APPENDIX V: HYPOTHETICAL ILLUSTRATIONS

VARIABLE DEFERRED ANNUITY
ACCUMULATOR(R) PLUS/SM/
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
MALE, ISSUE AGE 60
BENEFITS:
   GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM DEATH BENEFIT
   EARNINGS ENHANCEMENT BENEFIT
   GUARANTEED MINIMUM INCOME BENEFIT



                                                        GREATER OF 6% ROLL-UP
                                                         TO AGE 85 OR                             LIFETIME ANNUAL
                                                        ANNUAL RATCHET        TOTAL DEATH BENEFIT GUARANTEED MINIMUM
                CONTRACT                                TO AGE 85 GUARANTEED  WITH THE EARNINGS   INCOME BENEFIT:
     AGE          YEAR    ACCOUNT VALUE    CASH VALUE   MINIMUM DEATH BENEFIT ENHANCEMENT BENEFIT GUARANTEED INCOME
---------------------------------------------------------------------------------------------------------------------
                           0%      6%      0%     6%      0%         6%         0%        6%        0%        6%
---------------------------------------------------------------------------------------------------------------------
            60      0    104,000 104,000 96,000  96,000 100,000    100,000    100,000   100,000      N/A       N/A

            61      1     99,563 105,782 91,563  97,782 106,000    106,000    108,400   108,400      N/A       N/A

            62      2     95,175 107,535 87,175  99,535 112,360    112,360    117,304   117,304      N/A       N/A

            63      3     90,827 109,253 83,827 102,253 119,102    119,102    126,742   126,742      N/A       N/A

            64      4     86,515 110,931 79,515 103,931 126,248    126,248    136,747   136,747      N/A       N/A

            65      5     82,231 112,562 76,231 106,562 133,823    133,823    147,352   147,352      N/A       N/A

            66      6     77,969 114,138 72,969 109,138 141,852    141,852    158,593   158,593      N/A       N/A

            67      7     73,721 115,650 69,721 111,650 150,363    150,363    170,508   170,508      N/A       N/A

            68      8     69,481 117,092 66,481 114,092 159,385    159,385    183,139   183,139      N/A       N/A

            69      9     65,241 118,453 65,241 118,453 168,948    168,948    196,527   196,527      N/A       N/A

            70     10     60,994 119,724 60,994 119,724 179,085    179,085    210,719   210,719    9,814     9,814

            75     15     39,316 124,318 39,316 124,318 239,656    239,656    295,518   295,518   14,643    14,643

            80     20     16,110 124,672 16,110 124,672 320,714    320,714    408,999   408,999   22,001    22,001

            85     25          0 118,416      0 118,416       0    429,187          0   517,472        0    35,794

            90     30          0 122,708      0 122,708       0    429,187          0   517,472      N/A       N/A

            95     35          0 127,694      0 127,694       0    429,187          0   517,472      N/A       N/A
---------------------------------------------------------------------------------------------------------------------




                LIFETIME ANNUAL
                GUARANTEED MINIMUM
                INCOME BENEFIT:
     AGE        HYPOTHETICAL INCOME
-----------------------------------
                  0%        6%
-----------------------------------
            60     N/A       N/A

            61     N/A       N/A

            62     N/A       N/A

            63     N/A       N/A

            64     N/A       N/A

            65     N/A       N/A

            66     N/A       N/A

            67     N/A       N/A

            68     N/A       N/A

            69     N/A       N/A

            70   9,814     9,814

            75  14,643    14,643

            80  22,001    22,001

            85       0    35,794

            90     N/A       N/A

            95     N/A       N/A
-----------------------------------


THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING INVESTMENT ALLOCATIONS MADE BY THE OWNER. THE ACCOUNT VALUE, CASH VALUE AND GUARANTEED BENEFITS FOR A CONTRACT WOULD BE DIFFERENT FROM THE ONES SHOWN IF THE ACTUAL GROSS RATE OF INVESTMENT RETURN AVERAGED 0% OR 6% OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THE AVERAGE FOR INDIVIDUAL CONTRACT YEARS. WE CAN MAKE NO REPRESENTATION THAT THESE HYPOTHETICAL INVESTMENT RESULTS CAN BE ACHIEVED FOR ANY ONE YEAR OR CONTINUED OVER ANY PERIOD OF TIME. IN FACT, FOR ANY GIVEN PERIOD OF TIME, THE INVESTMENT RESULTS COULD BE NEGATIVE.

                                      APPENDIX V: HYPOTHETICAL ILLUSTRATIONS V-3

VARIABLE DEFERRED ANNUITY
ACCUMULATOR(R) ELITE/SM/
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
MALE, ISSUE AGE 60
BENEFITS:
   GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM DEATH BENEFIT
   EARNINGS ENHANCEMENT BENEFIT
   GUARANTEED MINIMUM INCOME BENEFIT



                                                   GREATER OF 6% ROLL-UP
                                                    TO AGE 85 OR                             LIFETIME ANNUAL    LIFETIME ANNUAL
                                                   ANNUAL RATCHET        TOTAL DEATH BENEFIT GUARANTEED MINIMUM GUARANTEED MINIMUM
           CONTRACT                                TO AGE 85 GUARANTEED  WITH THE EARNINGS   INCOME BENEFIT:    INCOME BENEFIT:
   AGE       YEAR    ACCOUNT VALUE    CASH VALUE   MINIMUM DEATH BENEFIT ENHANCEMENT BENEFIT GUARANTEED INCOME  HYPOTHETICAL INCOME
-----------------------------------------------------------------------------------------------------------------------------------
                      0%      6%      0%     6%      0%         6%         0%        6%        0%        6%       0%        6%
-----------------------------------------------------------------------------------------------------------------------------------
       60      0    100,000 100,000 92,000  92,000 100,000    100,000    100,000   100,000      N/A       N/A      N/A       N/A

       61      1     95,581 101,560 87,581  93,560 106,000    106,000    108,400   108,400      N/A       N/A      N/A       N/A

       62      2     91,215 103,084 84,215  96,084 112,360    112,360    117,304   117,304      N/A       N/A      N/A       N/A

       63      3     86,893 104,565 80,893  98,565 119,102    119,102    126,742   126,742      N/A       N/A      N/A       N/A

       64      4     82,610 105,996 77,610 100,996 126,248    126,248    136,747   136,747      N/A       N/A      N/A       N/A

       65      5     78,358 107,371 78,358 107,371 133,823    133,823    147,352   147,352      N/A       N/A      N/A       N/A

       66      6     74,132 108,682 74,132 108,682 141,852    141,852    158,593   158,593      N/A       N/A      N/A       N/A

       67      7     69,923 109,921 69,923 109,921 150,363    150,363    170,508   170,508      N/A       N/A      N/A       N/A

       68      8     65,725 111,079 65,725 111,079 159,385    159,385    183,139   183,139      N/A       N/A      N/A       N/A

       69      9     61,530 112,147 61,530 112,147 168,948    168,948    196,527   196,527      N/A       N/A      N/A       N/A

       70     10     57,331 113,114 57,331 113,114 179,085    179,085    210,719   210,719    9,814     9,814    9,814     9,814

       75     15     35,904 116,035 35,904 116,035 239,656    239,656    295,518   295,518   14,643    14,643   14,643    14,643

       80     20     13,046 114,439 13,046 114,439 320,714    320,714    408,999   408,999   22,001    22,001   22,001    22,001

       85     25          0 105,938      0 105,938       0    429,187          0   517,472        0    35,794        0    35,794

       90     30          0 107,652      0 107,652       0    429,187          0   517,472      N/A       N/A      N/A       N/A

       95     35          0 109,633      0 109,633       0    429,187          0   517,472      N/A       N/A      N/A       N/A
-----------------------------------------------------------------------------------------------------------------------------------


THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING INVESTMENT ALLOCATIONS MADE BY THE OWNER. THE ACCOUNT VALUE, CASH VALUE AND GUARANTEED BENEFITS FOR A CONTRACT WOULD BE DIFFERENT FROM THE ONES SHOWN IF THE ACTUAL GROSS RATE OF INVESTMENT RETURN AVERAGED 0% OR 6% OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THE AVERAGE FOR INDIVIDUAL CONTRACT YEARS. WE CAN MAKE NO REPRESENTATION THAT THESE HYPOTHETICAL INVESTMENT RESULTS CAN BE ACHIEVED FOR ANY ONE YEAR OR CONTINUED OVER ANY PERIOD OF TIME. IN FACT, FOR ANY GIVEN PERIOD OF TIME, THE INVESTMENT RESULTS COULD BE NEGATIVE.

V-4 APPENDIX V: HYPOTHETICAL ILLUSTRATIONS

VARIABLE DEFERRED ANNUITY
ACCUMULATOR(R) SELECT/SM/
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
MALE, ISSUE AGE 60
BENEFITS:
   GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM DEATH BENEFIT
   EARNINGS ENHANCEMENT BENEFIT
   GUARANTEED MINIMUM INCOME BENEFIT


------------------------------------------------------------------------------------------------------------------------------------
                                                    GREATER OF 6% ROLL-UP
                                                     TO AGE 85 OR                             LIFETIME ANNUAL    LIFETIME ANNUAL
                                                    ANNUAL RATCHET        TOTAL DEATH BENEFIT GUARANTEED MINIMUM GUARANTEED MINIMUM
           CONTRACT                                 TO AGE 85 GUARANTEED  WITH THE EARNINGS   INCOME BENEFIT:    INCOME BENEFIT:
   AGE       YEAR    ACCOUNT VALUE    CASH VALUE    MINIMUM DEATH BENEFIT ENHANCEMENT BENEFIT GUARANTEED INCOME  HYPOTHETICAL INCOME
------------------------------------------------------------------------------------------------------------------------------------
                      0%      6%      0%      6%      0%         6%         0%        6%        0%        6%       0%        6%
------------------------------------------------------------------------------------------------------------------------------------
       60      0    100,000 100,000 100,000 100,000 100,000    100,000    100,000   100,000      N/A       N/A      N/A       N/A

       61      1     95,532 101,511  95,532 101,511 106,000    106,000    108,400   108,400      N/A       N/A      N/A       N/A

       62      2     91,119 102,982  91,119 102,982 112,360    112,360    117,304   117,304      N/A       N/A      N/A       N/A

       63      3     86,754 104,409  86,754 104,409 119,102    119,102    126,742   126,742      N/A       N/A      N/A       N/A

       64      4     82,432 105,783  82,432 105,783 126,248    126,248    136,747   136,747      N/A       N/A      N/A       N/A

       65      5     78,145 107,099  78,145 107,099 133,823    133,823    147,352   147,352      N/A       N/A      N/A       N/A

       66      6     73,886 108,349  73,886 108,349 141,852    141,852    158,593   158,593      N/A       N/A      N/A       N/A

       67      7     69,648 109,524  69,648 109,524 150,363    150,363    170,508   170,508      N/A       N/A      N/A       N/A

       68      8     65,424 110,616  65,424 110,616 159,385    159,385    183,139   183,139      N/A       N/A      N/A       N/A

       69      9     61,205 111,615  61,205 111,615 168,948    168,948    196,527   196,527      N/A       N/A      N/A       N/A

       70     10     56,986 112,511  56,986 112,511 179,085    179,085    210,719   210,719    9,814     9,814    9,814     9,814

       75     15     35,496 115,038  35,496 115,038 239,656    239,656    295,518   295,518   14,643    14,643   14,643    14,643

       80     20     12,634 112,983  12,634 112,983 320,714    320,714    408,999   408,999   22,001    22,001   22,001    22,001

       85     25          0 103,964       0 103,964       0    429,187          0   517,472        0    35,794        0    35,794

       90     30          0 105,095       0 105,095       0    429,187          0   517,472      N/A       N/A      N/A       N/A

       95     35          0 106,399       0 106,399       0    429,187          0   517,472      N/A       N/A      N/A       N/A
------------------------------------------------------------------------------------------------------------------------------------


THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING INVESTMENT ALLOCATIONS MADE BY THE OWNER. THE ACCOUNT VALUE, CASH VALUE AND GUARANTEED BENEFITS FOR A CONTRACT WOULD BE DIFFERENT FROM THE ONES SHOWN IF THE ACTUAL GROSS RATE OF INVESTMENT RETURN AVERAGED 0% OR 6% OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THE AVERAGE FOR INDIVIDUAL CONTRACT YEARS. WE CAN MAKE NO REPRESENTATION THAT THESE HYPOTHETICAL INVESTMENT RESULTS CAN BE ACHIEVED FOR ANY ONE YEAR OR CONTINUED OVER ANY PERIOD OF TIME. IN FACT, FOR ANY GIVEN PERIOD OF TIME, THE INVESTMENT RESULTS COULD BE NEGATIVE.

                                      APPENDIX V: HYPOTHETICAL ILLUSTRATIONS V-5

Appendix VI: Earnings enhancement benefit example

--------------------------------------------------------------------------------

The following illustrates the calculation of a death benefit that includes the Earnings enhancement benefit for an owner age 45. The example assumes a contribution of $100,000 and no additional contributions. Where noted, a single withdrawal in the amount shown is also assumed. The calculation is as follows:

---------------------------------------------------------------------------------------------------
                                                  NO WITHDRAWAL $3,000 WITHDRAWAL $6,000 WITHDRAWAL
---------------------------------------------------------------------------------------------------
A   INITIAL CONTRIBUTION                             100,000         100,000           100,000
---------------------------------------------------------------------------------------------------
B   DEATH BENEFIT: prior to withdrawal./(1)/         104,000         104,000           104,000
---------------------------------------------------------------------------------------------------
C   EARNINGS ENHANCEMENT BENEFIT EARNINGS: death      4,000           4,000             4,000
    benefit less net contributions (prior to the
    withdrawal in D). B minus A.
---------------------------------------------------------------------------------------------------
D   WITHDRAWAL                                          0             3,000             6,000
---------------------------------------------------------------------------------------------------
E   EXCESS OF THE WITHDRAWAL OVER THE EARNINGS          0               0               2,000
    ENHANCEMENT BENEFIT EARNINGS greater of D
    minus C or zero
---------------------------------------------------------------------------------------------------
F   NET CONTRIBUTIONS (adjusted for the              100,000         100,000           98,000
    withdrawal in D) A minus E
---------------------------------------------------------------------------------------------------
G   DEATH BENEFIT (adjusted for the withdrawal       104,000         101,000           98,000
    in D) B minus D
---------------------------------------------------------------------------------------------------
H   DEATH BENEFIT LESS NET CONTRIBUTIONS G minus      4,000           1,000               0
    F
---------------------------------------------------------------------------------------------------
I   EARNINGS ENHANCEMENT BENEFIT FACTOR                40%             40%               40%
---------------------------------------------------------------------------------------------------
J   EARNINGS ENHANCEMENT BENEFIT H times I            1,600            400                0
---------------------------------------------------------------------------------------------------
K   DEATH BENEFIT: including the Earnings            105,600         101,400           98,000
    enhancement benefit G plus J
---------------------------------------------------------------------------------------------------

(1)The death benefit is the greater of the account value or any applicable death benefit.

VI-1 APPENDIX VI: EARNINGS ENHANCEMENT BENEFIT EXAMPLE

Appendix VII: State contract availability and/or variations of certain features and benefits

--------------------------------------------------------------------------------


Certain information is provided for historical purpose only. The contracts are no longer available to new purchasers. In addition, except as described below, we no longer accept contributions to the contracts, including contributions made through our automatic investment program. Contributions received at our processing office will be returned to you. This change has no effect on amounts that are already invested in your contract or on your guaranteed benefits.

We currently continue to accept contributions to: (i) QP contracts; and (ii) all contracts issued in the state of Florida. Information regarding contributions in this section is for the benefit of contract owners currently eligible to continue making contributions to the contracts.


The following information is a summary of the states where the Accumulator(R) Series contracts or certain features and/or benefits in the contracts are either not available or vary from the respective contract's features and benefits as previously described in this Prospectus. Certain features and/or benefits may have been approved in your state after your contract was issued and cannot be added. Please contact your financial professional for more information about availability in your state. See also Appendix VIII later in this Prospectus for information about the availability of certain features under your contract.

STATES WHERE CERTAIN ACCUMULATOR(R) SERIES CONTRACTS' FEATURES AND/OR BENEFITS ARE NOT AVAILABLE OR VARY:

-----------------------------------------------------------------------------------
 STATE      FEATURES AND BENEFITS               AVAILABILITY OR VARIATION
-----------------------------------------------------------------------------------
CALIFORNIA  See "Contract features and          If you reside in the state of
            benefits"--"Your right to can-cel   California and you are age 60 and
            within a certain number of days"    older at the time the contract is
                                                issued, you may return your
                                                variable annuity contract within
                                                30 days from the date that you
                                                receive it and receive a refund as
                                                described below. This is also
                                                referred to as the "free look"
                                                period.

                                                If you allocate your entire
                                                initial contribution to the
                                                EQ/Money Market option (and/or
                                                guaranteed interest option, if
                                                available), the amount of your
                                                refund will be equal to your
                                                contribution, unless you make a
                                                transfer, in which case the amount
                                                of your refund will be equal to
                                                your account value on the date we
                                                receive your request to cancel at
                                                our proc-essing office. This
                                                amount could be less than your
                                                initial contribution. If the
                                                Principal guarantee benefit or
                                                Guaran-teed withdrawal benefit for
                                                life is elected, the investment
                                                allocation during the 30 day free
                                                look period is limited to the
                                                guaranteed interest option. If you
                                                allocate any portion of your
                                                initial contribution to the
                                                variable investment op-tions
                                                (other than the EQ/Money Market
                                                option) and/or fixed maturity
                                                options, your refund will be equal
                                                to your account value on the date
                                                we receive your request to cancel
                                                at our processing office.

                                                "RETURN OF CONTRIBUTION" FREE LOOK
                                                TREATMENT AVAIL-ABLE THROUGH
                                                CERTAIN SELLING BROKERS-DEALERS
                                                Certain selling broker-dealers
                                                offer an allocation method
                                                designed to preserve your right to
                                                a return of your con-tributions
                                                during the free look period. At
                                                the time of application, you will
                                                instruct your financial
                                                professional as to how your
                                                initial contribution and any
                                                subsequent con-tributions should
                                                be treated for the purpose of
                                                maintaining your free look right
                                                under the contract. Please consult
                                                your financial professional to
                                                learn more about the availability
                                                of "return of contribution" free
                                                look treatment.
-----------------------------------------------------------------------------------

                          APPENDIX VII: STATE CONTRACT AVAILABILITY AND/OR
                               VARIATIONS OF CERTAIN FEATURES AND BENEFITS VII-1

------------------------------------------------------------------------------------
 STATE       FEATURES AND BENEFITS               AVAILABILITY OR VARIATION
------------------------------------------------------------------------------------
CALIFORNIA                                       If you choose "return of
(CONTINUED)                                      contribution" free look treatment
                                                 of your contract, we will allocate
                                                 your entire contribution and any
                                                 subsequent contributions made
                                                 during the 40-day period following
                                                 the Contract Date, to the EQ/Money
                                                 Mar-ket investment option. In the
                                                 event you choose to exercise your
                                                 free look right under the
                                                 contract, you will receive a
                                                 refund equal to your contributions.

                                                 If you choose the "return of
                                                 contribution" free look treat-ment
                                                 and your contract is still in
                                                 effect on the 40th day (or next
                                                 Business Day) following the
                                                 contract date, we will
                                                 automatically reallocate your
                                                 account value to the investment
                                                 options chosen on your application.
                                                 Any transfers made prior to the
                                                 expiration of the 30-day free look
                                                 will terminate your right to
                                                 "return of con-tribution"
                                                 treatment in the event you choose
                                                 to exercise your free look right
                                                 under the contract. Any transfer
                                                 made prior to the 40th day
                                                 following the contract date will
                                                 cancel the automatic reallocation
                                                 on the 40th day (or next busi-ness
                                                 day) following the Contract Date
                                                 described above. If you do not
                                                 want AXA Equitable to perform this
                                                 scheduled one- time re-allocation,
                                                 you must call one of our customer
                                                 service representatives at 1 (800)
                                                 789-7771 before the 40th day
                                                 following the contract date to
                                                 cancel.
------------------------------------------------------------------------------------
FLORIDA      See "Contract features and          The following information replaces
             benefits" in "Credits"(For          the second bullet of the final set
             Accumulator(R) Plus/SM/ contracts   of bullets in this section:
             only)
                                                 .   You may annuitize your
                                                     contract after thirteen
                                                     months, however, if you elect
                                                     to receive annuity payments
                                                     within five years of the
                                                     contract date, we will recover
                                                     the credit that applies to any
                                                     contribution made in that five
                                                     years. If you start receiving
                                                     annuity payments after five
                                                     years from the contract date
                                                     and within three years of
                                                     making any contribution, we
                                                     will recover the credit that
                                                     applies to any contribution
                                                     made within the prior three
                                                     years.
------------------------------------------------------------------------------------
ILLINOIS     Notice to all Illinois contract     Illinois law provides that a
             owners                              spouse in a civil union and a
                                                 spouse in a marriage are to be
                                                 treated identically. For pur-poses
                                                 of your contract, when we use the
                                                 term "married", we include
                                                 "parties to a civil union" and
                                                 when we use the word "spouse" we
                                                 include "parties to a civil
                                                 union". While civil union spouses
                                                 are afforded the same rights as
                                                 married spouses under Illinois
                                                 law, tax-related advantages such
                                                 as spousal continuation are
                                                 derived from federal tax law.
                                                 Illinois' Civil Union Law does not
                                                 and cannot alter federal law. The
                                                 federal Defense of Marriage Act
                                                 excludes civil unions and civil
                                                 union partners from the meaning of
                                                 the word "marriage" or "spouse" in
                                                 all federal laws. Therefore, a
                                                 civil union spouse does not
                                                 qualify for the same tax
                                                 advantages provided to a married
                                                 spouse under federal law,
                                                 including the tax benefits
                                                 afforded to the surviving spouse
                                                 of an owner of an annuity contract
                                                 or any rights under specified
                                                 tax-favored savings or retirement
                                                 plans or arrangements.
------------------------------------------------------------------------------------


      APPENDIX VII: STATE CONTRACT AVAILABILITY AND/OR
VII-2 VARIATIONS OF CERTAIN FEATURES AND BENEFITS

--------------------------------------------------------------------------------------------------
 STATE                     FEATURES AND BENEFITS               AVAILABILITY OR VARIATION
--------------------------------------------------------------------------------------------------
OREGON                     See "We require that the following  The following is added: (20)
(For Accumulator(R),       types of communica-tions be on      requests for required minimum
Accumulator(R) Plus/SM/    specific forms we provide for that  distributions, other than pursuant
and Accumulator(R)         purpose:" in "Who is AXA            to our automatic RMD service.
Elite/SM/ contracts only-- Equitable?"
Accumulator(R) Select/SM/
contracts not available)
                           Flexible Premium IRA, Flexible      Not Available
                           Premium Roth IRA and QP contracts
                           Fixed maturity options              Not Available
                           Automatic investment program        Not Available
                           Special dollar cost averaging       .   Available only during the
                           program (For Accumulator(R) and         first contract year.
                           Accumulator(R) Elite/SM/ contracts  .   Subsequent contributions
                           only)                                   cannot be used to elect new
                                                                   programs after the first
                                                                   contract year. You may make
                                                                   subsequent contributions to
                                                                   the initial programs while
                                                                   they are still running.
                           See "How you can contribute to      Additional contributions are
                           your contract" in "Contract         limited to the first year after
                           features and benefits" and "Rules   the contract issue date only.
                           regarding contributions to your
                           contract" in "Appendix X"
                           See "Guaranteed minimum death       The Roll-Up benefit base is
                           benefit/Guaranteed mini-mum income  eligible for reset beginning on
                           benefit roll-up benefit base        the fifth contract date
                           reset" in "Contract features and    anniversary and on each fifth or
                           benefits"                           later contract date anniversary
                                                               after a reset.
                           See "Lifetime required minimum      The following replaces the third
                           distribution withdrawals" under     paragraph: We generally will not
                           "Withdrawing your account value"    impose a withdrawal charge on
                           in "Accessing your money"           minimum distribution withdrawals
                                                               even if you are not enrolled in
                                                               our automatic RMD service except
                                                               if, when added to a lump sum
                                                               with-drawal previously taken in
                                                               the same contract year, the
                                                               mini-mum distribution withdrawals
                                                               exceed the 10% free withdrawal
                                                               amount. In order to avoid a
                                                               withdrawal charge in connection
                                                               with minimum distribution
                                                               withdrawals outside of our
                                                               automatic RMD service, you must
                                                               notify us using our request form.
                                                               Such minimum distribution
                                                               withdrawals must be based solely
                                                               on your contract's account value.
                           See "Selecting an annuity payout    for Accumulator(R) contracts: An
                           option" under "Your annuity payout  annuity commencement date earlier options" in "Accessing your money"  than seven years from the contract issue date may not be elected.
                                                               for Accumulator(R) Elite/SM/
                                                               contracts: An annuity
                                                               commence-ment date earlier than
                                                               four years from the contract issue
                                                               date may not be elected.
                                                               for Accumulator(R) Plus/SM/
                                                               contracts: An annuity
                                                               commence-ment date earlier than
                                                               eight years from the contract
                                                               issue date may not be elected.
                           See "Greater of 6% Roll-Up to age   The charge is equal to 0.60% of
                           85 or Annual Ratchet to age 85"     the Greater of 6% Roll-Up to age
                           under "Guaranteed minimum death     85 or Annual Ratchet to age 85
                           benefit charge" in "Charges and     benefit base.
                           expenses"
                           See "Disability, terminal illness,  Item (i) under this section is
                           or confinement to nursing home"     deleted in its entirety
                           under "Withdrawal charge" in
                           "Charges and expenses"
--------------------------------------------------------------------------------------------------
PENNSYLVANIA               Contributions                       Your contract refers to
                                                               contributions as premiums.
                           Special dollar cost averaging       In Pennsylvania, we refer to this
                           program                             program as "enhanced rate dollar
                           (For Accumulator(R) and             cost averaging."
                           Accumulator(R) Elite/SM/ contracts
                           only)
                           See "Disability, terminal illness,  Item (iii) under this section is
                           or confinement to nursing home"     deleted in its entirety.
                           under "Withdrawal charge" in
                           "Charges and ex-penses" (For
                           Accumulator(R), Accumulator(R)
                           Plus/SM/ and Accumulator(R)
                           Elite/SM/ contracts only)
--------------------------------------------------------------------------------------------------


                         APPENDIX VII: STATE CONTRACT AVAILABILITY AND/OR
                               VARIATIONS OF CERTAIN FEATURES AND BENEFITS VII-3

-------------------------------------------------------------------------------------
 STATE        FEATURES AND BENEFITS               AVAILABILITY OR VARIATION
-------------------------------------------------------------------------------------
PENNSYLVANIA  Required disclosure for             Any person who knowingly and with
(CONTINUED)   Pennsylvania customers              intent to defraud any insurance
                                                  company or other person files an
                                                  application for insurance or
                                                  statement of claim containing any
                                                  materially false information or
                                                  conceals for the purpose of
                                                  misleading, information concerning
                                                  any fact material thereto commits
                                                  a fraudulent insurance act, which
                                                  is a crime and subjects such
                                                  person to criminal and civil
                                                  penalties.
-------------------------------------------------------------------------------------
PUERTO RICO   IRA, Roth IRA, Inherited IRA, QP    Not Available
              and Rollover TSA contracts

              Beneficiary continuation option     Not Available
              (IRA)

              Tax Information--Special rules for  Income from NQ contracts we issue
              NQ contracts                        is U.S. source. A Puerto Rico
                                                  resident is subject to U.S.
                                                  taxation on such U.S. source
                                                  income. Only Puerto Rico source
                                                  income of Puerto Rico resi-dents
                                                  is excludable from U.S. taxation.
                                                  Income from NQ con-tracts is also
                                                  subject to Puerto Rico tax. The
                                                  calculation of the taxable portion
                                                  of amounts distributed from a
                                                  contract may differ in the two
                                                  jurisdictions. Therefore, you
                                                  might have to file both U.S. and
                                                  Puerto Rico tax returns, showing
                                                  different amounts of income from
                                                  the contract for each tax return.
                                                  Puerto Rico generally provides a
                                                  credit against Puerto Rico tax for
                                                  U.S. tax paid. Depending on your
                                                  personal situation and the timing
                                                  of the different tax liabilities,
                                                  you may not be able to take full
                                                  advantage of this credit.
-------------------------------------------------------------------------------------
TEXAS         See "Charges that AXA Equitable     We will deduct the annual
              deducts" under "Annual              administrative charge on a pro
              administrative charge" in "Charges  rata basis but only from your
              and expenses"                       value in the variable invest-ment
                                                  options. We will not deduct this
                                                  charge from your value in the
                                                  guaranteed interest option.
-------------------------------------------------------------------------------------

WASHINGTON    Guaranteed interest option          Not Available

              Investment                          Not Available
              simplifier--Fixed-dollar option
              and Interest sweep option

              Fixed maturity options              Not Available

              Income Manager(R) payout option     Not Available

              Earnings enhancement benefit        Not Available

              Special dollar cost averaging       .   Available only at issue
              program
              (For Accumulator(R) and             .   Subsequent contributions
              Accumulator(R) Elite/SM/ contracts      cannot be used to elect new
              only)                                   programs. You may make
                                                      subsequent contributions to
                                                      the initial programs while
                                                      they are still running.

              "Greater of 6% Roll-Up to age 85    All references to this feature are
              or Annual Ratchet to age 85         deleted in their entirety. You
              enhanced death benefit"             have the choice of the following
                                                  guaranteed minimum death benefits:
                                                  the Greater of 4% Roll-Up to age
                                                  85 or Annual Ratchet to age 85;
                                                  the Annual Ratchet to age 85; the
                                                  Standard death benefit; the GWBL
                                                  Enhanced death benefit; or the
                                                  GWBL Standard death benefit.

              See "Guaranteed minimum death       The charge for the Greater of 4%
              benefit charge" in "Fee table" and  Roll-Up to age 85 or Annual
              in "Charges and expenses"           Ratchet to age 85 is 0.60%

              See "Guaranteed minimum death       .   If you elect the 6% Guaranteed
              benefit and Guaranteed minimum          minimum income benefit with
              income benefit base" in "Contract       the Greater of 4% Roll-Up to
              features and benefits"                  age 85 or Annual Ratchet to
                                                      age 85 enhanced death benefit,
                                                      the variable investment
                                                      options (other than those
                                                      variable investment options
                                                      that roll up at 3%), the
                                                      account for special dollar
                                                      cost averaging program and the
                                                      account for 12 month dollar
                                                      cost averaging will roll up at
                                                      an annual rate of 6% for the
                                                      Guaranteed minimum in- come
                                                      benefit base and 4% for the 4%
                                                      Roll-Up to age 85 benefit base.
-------------------------------------------------------------------------------------

      APPENDIX VII: STATE CONTRACT AVAILABILITY AND/OR
VII-4 VARIATIONS OF CERTAIN FEATURES AND BENEFITS

------------------------------------------------------------------------------------
 STATE       FEATURES AND BENEFITS               AVAILABILITY OR VARIATION
------------------------------------------------------------------------------------
WASHINGTON                                       .   If you elect the Greater of 4%
(CONTINUED)                                          Roll-Up to age 85 or Annual
                                                     Ratchet to age 85 enhanced
                                                     death benefit, without the
                                                     Guaranteed minimum income
                                                     benefit, the variable
                                                     investment options (other than
                                                     those variable investment
                                                     options that roll up at 3%),
                                                     the account for special dollar
                                                     cost averaging program and the
                                                     account for 12 month dollar
                                                     cost averaging will roll up at
                                                     an annual rate of 4% for the
                                                     4% Roll-Up to age 85 benefit
                                                     base.

             See "Guaranteed minimum death       Your "Greater of 4% Roll-Up to age
             benefit/Guaranteed minimum income   85 or Annual Ratchet to age 85
             benefit roll-up benefit base        enhanced death benefit" benefit
             reset" in "Contract features and    base will reset only if your
             benefits"                           account value is greater than your
                                                 Guaranteed minimum income benefit
                                                 roll-up benefit base.

             See "Guaranteed minimum death       You have a choice of the Standard
             benefit" in "Contract features and  death benefit, the Annual Ratchet
             benefits"                           to age 85 enhanced death benefit,
                                                 or the Greater of 4% Roll-Up to
                                                 age 85 or Annual Ratchet to age 85
                                                 enhanced death benefit.
             See "Annual administrative charge"  The second paragraph of this
             in "Charges and expenses"           section is replaced with the
                                                 following:

                                                 For Accumulator(R) and
                                                 Accumulator(R) Elite/SM/ contracts:

                                                 The annual administrative charge
                                                 will be deducted from the value in
                                                 the variable investment options on
                                                 a pro rata basis. If those amounts
                                                 are insufficient, we will deduct
                                                 all or a portion of the charge
                                                 from the account for special
                                                 dollar cost averaging. If the
                                                 contract is surrendered or
                                                 annuitized or a death benefit is
                                                 paid on a date other than a
                                                 contract date anniversary, we will
                                                 deduct a pro rata portion of that
                                                 charge for the year.

                                                 For Accumulator(R) Select/SM/
                                                 contracts:

                                                 The annual administrative charge
                                                 will be deducted from the value in
                                                 the variable investment options on
                                                 a pro rata basis. If those amounts
                                                 are insufficient, we will deduct
                                                 all or a portion of the charge
                                                 from the account for 12 month
                                                 dollar cost averaging. If the
                                                 contract is surrendered or
                                                 annuitized or a death benefit is
                                                 paid on a date other than a
                                                 contract date anniversary, we will
                                                 deduct a pro rata portion of that
                                                 charge for the year.

                                                 For Accumulator(R) Plus/SM/
                                                 contracts:

                                                 The annual administrative charge
                                                 will be deducted from the value in
                                                 the variable investment options on
                                                 a pro rata basis. If the contract
                                                 is surrendered or annuitized or a
                                                 death benefit is paid on a date
                                                 other than a contract date
                                                 anniversary, we will deduct a pro
                                                 rata portion of that charge for
                                                 the year.
------------------------------------------------------------------------------------

                         APPENDIX VII: STATE CONTRACT AVAILABILITY AND/OR
                               VARIATIONS OF CERTAIN FEATURES AND BENEFITS VII-5

------------------------------------------------------------------------------------
 STATE       FEATURES AND BENEFITS               AVAILABILITY OR VARIATION
------------------------------------------------------------------------------------
WASHINGTON   See "How withdrawals affect your    The first sentence of the third
(CONTINUED)  Guaranteed minimum income benefit,  paragraph is replaced with the
             Guaranteed minimum death benefit    following:
             and Principal guarantee benefits"
             in "Accessing your money"           With respect to the Guaranteed
                                                 minimum income benefit and the
                                                 Greater of 4% Roll-Up to age 85 or
                                                 Annual Ratchet to age 85 enhanced
                                                 death benefit, withdrawals
                                                 (including any applicable
                                                 withdrawal charges) will reduce
                                                 each of the benefits' Roll-Up to
                                                 age 85 benefit base on a
                                                 dollar-for-dollar basis, as long
                                                 as the sum of the with-drawals in
                                                 a contract year is 6% or less of
                                                 each benefit's Roll-Up benefit
                                                 base on the contract issue date or
                                                 the most recent contract date
                                                 anniversary, if later. With
                                                 respect to the Greater of 4%
                                                 Roll-Up to age 85 or Annual
                                                 Ratchet to age 85 enhanced death
                                                 benefit, if elected without the
                                                 Guaranteed minimum income benefit,
                                                 withdrawals (including any
                                                 applicable withdrawal charges)
                                                 will reduce the 4% Roll-Up to age
                                                 85 benefit base on a
                                                 dollar-for-dollar basis, as long
                                                 as the sum of the withdrawals in a
                                                 contract year is 6% or less of the
                                                 4% Roll-Up to age 85 benefit base
                                                 on the contract issue date or the
                                                 most recent contract date
                                                 anniversary, if later.
             See "10% free withdrawal amount"    The 10% free withdrawal amount
             under "Withdrawal charge" in        applies to full surrenders.
             "Charges and expenses" (For
             Accumulator(R), Accumulator(R)
             Plus/SM/ and Accumulator(R)
             Elite/SM/ contracts only)

             See "Certain withdrawals" under     If you elect the Greater of 4%
             "Withdrawal charge" in "Charges     Roll-Up to age 85 or Annual
             and expenses" (For Accumulator(R),  Ratchet to age 85 enhanced death
             Accumulator(R) Plus/SM/ and         benefit without a Guar-anteed
             Accumulator(R) Elite/SM/ contracts  minimum income benefit, the
             only)                               withdrawal charge will be waived
                                                 for any withdrawal that, together
                                                 with any prior withdrawals made
                                                 during the contract year, does not
                                                 exceed 6% of the beginning of
                                                 contract year 4% Roll-Up to age 85
                                                 benefit base, even if such
                                                 withdrawals exceed the free
                                                 withdrawal amount.

             See "Withdrawal charge" in          The owner (or older joint owner,
             "Charges and expenses" un-der       if applicable) has qualified to
             "Disability, terminal illness, or   receive Social Security disability
             confinement to nursing home" (For   benefits as certified by the
             Accumulator(R), Accumulator(R)      Social Security Administration or
             Plus/SM/ and Accu-mulator(R)        a statement from an in-dependent
             Elite/SM/ contracts only)           U.S. licensed physician stating
                                                 that the owner (or older joint
                                                 owner, if applicable) meets the
                                                 definition of total disability for
                                                 at least 6 continuous months prior
                                                 to the notice of claim. Such
                                                 disability must be re-certified
                                                 every 12 months.
------------------------------------------------------------------------------------

      APPENDIX VII: STATE CONTRACT AVAILABILITY AND/OR
VII-6 VARIATIONS OF CERTAIN FEATURES AND BENEFITS

Appendix VIII: Contract variations

--------------------------------------------------------------------------------


The contracts described in this Prospectus are no longer sold. You should note that your contract's options, features and charges may vary from what is described in this Prospectus depending on the approximate date on which you purchased your contract. The contract may have been available in your state past the approximate end date indicated below. You may not change your contract or its features after issue. This Appendix reflects contract variations that differ from what is described in this Prospectus but may have been in effect at the time your contract was issued. If you purchased your contract during the "Approximate Time Period" below, the noted variation may apply to you.


In addition, options and/or features may vary among states in light of applicable regulations or state approvals. Any such state variations are generally not included here but instead included in Appendix VII earlier in this section. For more information about state variations applicable to you, as well as particular features, charges and options available under your contract based upon when you purchased it, please contact your financial professional and/or refer to your contract.

-----------------------------------------------------------------------------
 APPROXIMATE TIME PERIOD  FEATURE/BENEFIT           VARIATION
-----------------------------------------------------------------------------
July 10, 2006 -           Greater of 6% Roll-Up to  The fee for this benefit
January 15, 2007          age 85 or Annual Ratchet  is 0.60%.
                          to age 85 enhanced death
                          benefit

                          Guaranteed minimum death  The Roll-Up benefit base
                          benefit/                  is eligible for reset
                          Guaranteed minimum        beginning on the fifth
                          income benefit roll-up    contract date
                          benefit base reset        anniver-sary and on each
                                                    fifth or later contract
                                                    date anniversary after a
                                                    reset.
-----------------------------------------------------------------------------
January 16, 2007-present  Greater of 6% Roll-Up to  The fee for this benefit age 85 or Annual Ratchet is 0.65%./(1)/ to age 85 enhanced death benefit

                          Guaranteed minimum death  The Roll-Up benefit base
                          benefit/ Guaran-teed      is eligible for reset
                          minimum income benefit    annually./(1)/
                          roll-up benefit base
                          reset
-----------------------------------------------------------------------------
(1)This charge and feature are not available to contracts issued in Oregon.

                                       APPENDIX VIII: CONTRACT VARIATIONS VIII-1

Appendix IX: Tax-sheltered annuity contracts (TSAs)

With limited exceptions, we no longer accept contributions to the contracts. Please see "How you can contribute to your contract" under "Contract features and benefits" earlier in this Prospectus for more information.

--------------------------------------------------------------------------------

GENERAL; FINAL REGULATIONS UNDER SECTION 403(B)

This Appendix reflects our current understanding of some of the special federal income tax rules applicable to annuity contracts used to fund employer plans under Section 403(b) of the Internal Revenue Code. We refer to these contracts as "403(b) annuity contracts" or "Tax Sheltered Annuity" contracts ("TSAs"). The discussion in this Appendix generally assumes that a TSA has 403(b) contract status or qualifies as a 403(b) contract. In 2007, the IRS and the Treasury Department published final Treasury Regulations under Section 403(b) of the Code ("2007 Regulations"). As a result, there are significant revisions to the establishment and operation of plans and arrangements under
Section 403(b) of the Code, and the contracts issued to fund such plans. The 2007 Regulations raise a number of questions as to the effect of the 2007 Regulations on TSAs issued prior to the effective date of the 2007 Regulations. The IRS has issued guidance intended to clarify some of these questions, and may issue further guidance in future years. Due to the Internal Revenue Service and Treasury regulatory changes in 2007 which became fully effective on January 1, 2009, contracts issued prior to September 25, 2007 which qualified as 403(b) contracts under the rules at the time of issue may lose their status as 403(b) contracts or have the availability of transactions under the contract restricted as of January 1, 2009 unless the individual's employer or the individual take certain actions. Please consult your tax adviser regarding the effect of these rules (which may vary depending on the owner's employment status, plan participation status, and when and how the contract was acquired) on your personal situation.

EMPLOYER PLAN REQUIREMENT. The thrust of the 2007 Regulations is to eliminate informal Section 403(b) arrangements with minimal or diffuse employer oversight and to require employers purchasing annuity contracts for their employees under
Section 403(b) of the Code to conform to other tax-favored, employer-based retirement plans with salary reduction contributions, such as Section 401(k) plans and governmental employer Section 457(b) plans. The 2007 Regulations require employers sponsoring 403(b) plans as of January 1, 2009, to have a written plan designating administrative responsibilities for various functions under the plan, and the plan in operation must conform to the plan terms.

LIMITATIONS ON INDIVIDUAL-INITIATED DIRECT TRANSFERS. The 2007 Regulations revoke Revenue Ruling 90-24 ("Rev. Rul. 90-24"), effective January 1, 2009. Prior to the 2007 Regulations, Rev. Rul. 90-24 had permitted individual-initiated, tax-free direct transfers of funds from one 403(b) annuity contract to another, without reportable taxable income to the individual, and with the characterization of funds in the contract remaining the same as under the prior contract. Under the 2007 Regulations and other IRS published guidance, direct transfers made after September 24, 2007 are permitted only with plan or employer approval as described below.

PERMISSIBLE CONTRIBUTIONS TO THE ACCUMULATOR(R) SERIES TSA CONTRACTS

Contributions to an Accumulator(R) Series TSA contract are extremely limited. AXA Equitable permits Contributions to be made to an Accumulator(R) Series TSA contract only where AXA Equitable is an "approved vendor" under an employer's 403(b) plan. That is, some or all of the participants in the employer's 403(b) plan are currently contributing to a non-Accumulator AXA Equitable 403(b) annuity contract. AXA Equitable and the employer must agree to share information with respect to the Accumulator(R) Series TSA contract and other funding vehicles under the plan.

AXA Equitable does not accept employer-remitted contributions. AXA Equitable does not accept contributions of after-tax funds, including designated Roth contributions to the Accumulator(R) Series TSA contracts. We will accept contributions of pre-tax funds only with documentation satisfactory to us of employer or its designee or plan approval of the transaction. Contributions must be made in the form of a direct transfer of funds from one 403(b) plan to another, a contract exchange under the same plan, or a direct rollover from another eligible retirement plan.

DISTRIBUTIONS FROM TSAS

GENERAL. Generally, after the 2007 Regulations, employer or plan administrator consent is required for loan, withdrawal or distribution transactions under a 403(b) annuity contract. Processing of a requested transaction will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

WITHDRAWAL RESTRICTIONS. AXA Equitable treats all amounts under an Accumulator(R) Series Rollover TSA contract as not eligible for withdrawal until:

..   the owner is severed from employment with the employer who provided the funds used to purchase the TSA contract;

..   the owner dies; or

..   the plan under which the Accumulator(R) Series TSA contract is purchased is terminated.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSA contracts are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSA contracts are includible in gross income as ordinary income. Distributions from TSA contracts may be subject to 20% federal income tax withholding described under "Federal and state income tax withholding and information reporting" in the "Tax Information" section of the Prospectus. In addition, TSA contract distributions may be subject to additional tax penalties.

IX-1 APPENDIX IX: TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since AXA Equitable does not accept after-tax funds to an Accumulator(R) Series Rollover TSA contract, we do not track your investment in the TSA contract, if any. We will report all distributions from this Rollover TSA contract as fully taxable. You will have to determine how much of the distribution is taxable.

DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. The amount of any partial distribution from a TSA contract prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of any after-tax contributions and earnings on those contributions.

ANNUITY PAYMENTS. Annuitization payments that are based on life or life expectancy are considered annuity payments for income tax purposes. We include in annuitization payments Guaranteed annual withdrawals that are continued after your account value goes to zero under a supplementary life annuity contract, as discussed under "Guaranteed withdrawal benefit for life ("GWBL")" in the "Contract features and benefits" in this Prospectus. If you elect an annuity payout option, you will recover any investment in the TSA contract as each payment is received by dividing the investment in the TSA contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the TSA contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the TSA contract, a deduction is allowed on your (or your beneficiary's) final tax return.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH. Death benefit distributions from a TSA contract generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA contract made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan. A surviving spouse might also be eligible to directly roll over a TSA contract death benefit to a Roth IRA in a taxable conversion rollover. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances.

EFFECT OF 2007 REGULATIONS ON LOANS FROM TSAS

As a result of the 2007 Regulations, loans are not available without employer or plan administrator approval. If loans are available, loan processing may be delayed pending receipt of information required to process the loan under an information sharing agreement. The processing of a loan request will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

If loans are available:

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan is includable in income in the year of the default.

TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered under TSA contracts are subject to the following conditions:

The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

(1)the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits; and

(2)$50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous 12 months over the outstanding loan balance of plan loans on the date the loan was made.

..   In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Accumulator(R) Series Rollover TSA contracts have a term limit of ten years for loans used to acquire the participant's primary residence.

..   All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.

The amount borrowed and not repaid may be treated as a distribution if:

..   the loan does not qualify under the conditions above;

..   the participant fails to repay the interest or principal when due; or

..   in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution. For purposes of calculating any subsequent loans which may be made under any plan of the same employer, a defaulted loan which has not been fully repaid is treated as still outstanding, even after the default is reported to the IRS on Form 1099-R. The amount treated as still outstanding (which limits subsequent loans) includes interest accruing on the unpaid balance.

                        APPENDIX IX: TAX-SHELTERED ANNUITY CONTRACTS (TSAS) IX-2

TAX-DEFERRED ROLLOVERS AND FUNDING VEHICLE TRANSFERS. You may roll over an "eligible rollover distribution" from a 403(b) annuity contract into another eligible retirement plan which agrees to accept the rollover. The rollover may be a direct rollover or one you do yourself within 60 days after you receive the distribution. To the extent rolled over, a distribution remains tax-deferred.

You may roll over a distribution from a 403(b) annuity contract to any of the following: another 403(b) plan funding vehicle, a qualified plan, a governmental employer 457(b) plan (separate accounting required) or a traditional IRA. A spousal beneficiary may also roll over death benefits as above. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances. An Accumulator(R) Series IRA contract is not available for purchase by a non-spousal death beneficiary direct rollover.

Distributions from a 403(b) annuity contract can be rolled over to a Roth IRA. Such conversion rollover transactions are taxable. Any taxable portion of the amount rolled over will be taxed at the time of the rollover.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals and required minimum distributions under federal income tax rules.

Direct transfers from one 403(b) annuity contract to another (whether under a plan-to-plan transfer, or contract exchange under the same 403(b) plan, are not distributions.

REQUIRED MINIMUM DISTRIBUTIONS

The required minimum distribution rules applicable to 403(b) annuity contracts are generally the same as those applicable to traditional IRAs described in the "Tax Information" section of the Prospectus with these differences:

WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The minimum distribution rules force 403(b) plan participants to start calculating and taking annual distributions from their 403(b) annuity contracts by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70 1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70 1/2, as follows:

..   For 403(b) plan participants who have not retired from service with the employer maintaining the 403(b) plan by the calendar year the participant turns age 70 1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.

..   403(b) plan participants may also delay the start of required minimum distributions to age 75 for the portion of their account value attributable to their December 31, 1986 TSA contract account balance, even if retired at age 70 1/2. We will know whether or not you qualify for this exception because it only applies to individuals who established their Accumulator(R) Series Rollover TSA contract by direct Revenue Ruling 90-24 transfer prior to September 25, 2007, or by a contract exchange or a plan-to-plan exchange approved under the employer's plan after that date. If you do not give us the amount of your December 31, 1986, account balance that is being transferred to the Accumulator(R) Series Rollover TSA contract on the form used to establish the TSA contract, you do not qualify.

SPOUSAL CONSENT RULES

Your employer will tell us on the form used to establish the TSA contract whether or not you need to get spousal consent for loans, withdrawals or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA contract.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA contract before you reach age 59 1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions made:

..   on or after your death; or

..   because you are disabled (special federal income tax definition); or

..   to pay for certain extraordinary medical expenses (special federal income tax definition); or

..   in any form of payout after you have separated from service (only if the separation occurs during or after the calendar year you reach age 55); or

..   in a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after you have separated from service at any age). We do not anticipate that Guaranteed annual withdrawals made under the Guaranteed withdrawal benefit for life's Maximum or Customized payment plan or taken as partial withdrawals will qualify for this exception if made before age 59 1/2.

IX-3 APPENDIX IX: TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

Appendix X: Rules regarding contributions to your contract

With limited exceptions, we no longer accept contributions to the contracts. We currently continue to accept contributions to: (i) QP contracts; and (ii) all contracts issued in the state of Florida. Information regarding contributions in this section is for the benefit of contract owners currently eligible to continue making contributions to the contracts.




-----------------------------------------------------------------------------------------------------------
                     AVAILABLE FOR OWNER AND
 CONTRACT TYPE       ANNUITANT ISSUE AGES       MINIMUM CONTRIBUTIONS         SOURCE OF CONTRIBUTIONS
-----------------------------------------------------------------------------------------------------------
NQ                   Accumulator(R)             Accumulator(R) $5,000         After-tax money.
                     Accumulator(R) Elite/SM/      (initial)
                     Accumulator(R) Select/SM/                                Paid to us by check or
                     0 through 85               Accumulator(R) Plus/SM/          transfer of contract
                                                   Accumulator(R) Elite/SM/      value in a tax-deferred
                     Accumulator(R) Plus/SM/       $10,000 (initial)             exchange under Sec-
                     0 through 80                                                tion 1035 of the In-
                                                Accumulator(R) Select/SM/        ternal Revenue Code.
                                                   $25,000 (initial)

                                                The Accumulator(R) Series
                                                   $500 (additional)

                                                The Accumulator(R) Series
                                                   $100 monthly and $300
                                                   quarterly under our
                                                   automatic investment
                                                   program (additional)
-----------------------------------------------------------------------------------------------------------

-------------------------------------------------------

 CONTRACT TYPE       LIMITATIONS ON CONTRIBUTIONS/(1)/
-------------------------------------------------------
NQ                   Accumulator(R)
                        Accumulator(R) Elite/SM/
                        Accumulator(R) Select/SM/
                        No additional con-
                        tributions may be made
                        after attainment of age
                        86, or if later, the first
                        contract date
                        anniversary./(2)/

                     Accumulator(R) Plus/SM/
                        No additional con-
                        tributions after attain-
                        ment of age 81 or, if
                        later, the first contract
                        date anniversary./(2)/


-------------------------------------------------------


                              RULES REGARDING CONTRIBUTIONS TO YOUR CONTRACT X-1

----------------------------------------------------------------------------------------------------------
                     AVAILABLE FOR OWNER AND
 CONTRACT TYPE       ANNUITANT ISSUE AGES       MINIMUM CONTRIBUTIONS        SOURCE OF CONTRIBUTIONS
----------------------------------------------------------------------------------------------------------
Rollover IRA         Accumulator(R)             Accumulator(R)               Eligible rollover dis-
                     Accumulator(R) Elite/SM/      $5,000 (initial)             tributions from 403(b)
                     Accumulator(R) Select/SM/                                  plans, qualified plans,
                     20 through 85              Accumulator(R) Plus/SM/         and governmental
                                                   Accumulator(R) Elite/SM      employer 457(b) plans.
                     Accumulator(R) Plus/SM/       /$10,000 (initial)
                     20 through 80                                           Rollovers from another
                                                Accumulator(R) Select/SM/       traditional individual
                                                   $25,000 (initial)            retirement arrange-
                                                                                ment.
                                                The Accumulator(R) Series
                                                   $50 (additional)          Direct
                                                                                custodian-to-custodian
                                                $100 monthly and $300           transfers from another
                                                   quarterly under our          traditional individual
                                                   automatic investment         retirement arrange-
                                                   program (additional)         ment.
                                                   (subject to tax max-
                                                   imums)                    Regular IRA con-
                                                                                tributions.

                                                                             Additional catch-up
                                                                                contributions.























----------------------------------------------------------------------------------------------------------

-------------------------------------------------------

 CONTRACT TYPE       LIMITATIONS ON CONTRIBUTIONS/(1)/
-------------------------------------------------------
Rollover IRA         Accumulator(R)
                        Accumulator(R) Elite/SM/
                        No additional con-
                        tributions may be made
                        after attainment of age
                        86, or, if later, the first
                        contract date
                        anniversary./(2)/

                     Accumulator(R) Plus/SM/
                        No contributions after
                        attainment of age 81 or,
                        if later, the first contract
                        date anniversary./(2) /

                     Accumulator(R) Select/SM
                        /No rollover or direct
                        transfer contributions
                        after attainment of age
                        86 or, if later, the first
                        contract date
                        anniversary./(2) /

                     Contributions after age
                        70 1/2 must be net of
                        required minimum dis-
                        tributions.

                     Although we accept regu-
                        lar IRA contributions
                        (limited to $5,000) under
                        Rollover IRA contracts,
                        we intend that the con-
                        tract be used primarily
                        for rollover and direct
                        transfer contributions.

                     Additional catch-up con-
                        tributions of up to
                        $1,000 per calendar year
                        where the owner is at
                        least age 50 but under
                        age 70 1/2 at any time
                        during the calendar year
                        for which the con-
                        tribution is made.
-------------------------------------------------------


X-2 RULES REGARDING CONTRIBUTIONS TO YOUR CONTRACT

----------------------------------------------------------------------------------------------------------
                     AVAILABLE FOR OWNER AND
 CONTRACT TYPE       ANNUITANT ISSUE AGES       MINIMUM CONTRIBUTIONS         SOURCE OF CONTRIBUTIONS
----------------------------------------------------------------------------------------------------------
Roth Conversion IRA  Accumulator(R)             Accumulator(R)                Rollovers from another
                     Accumulator(R) Elite/SM/      $5,000 (initial)              Roth IRA.
                     Accumulator(R) Select/SM/
                     20 through 85              Accumulator(R) Plus/SM/       Rollovers from a
                                                   Accumulator(R) Elite/SM/      "designated Roth con-
                     Accumulator(R) Plus/SM/       $10,000 (initial)             tribution account"
                     20 through 80                                               under specified retire-
                                                Accumulator(R) Select/SM/        ment plans.
                                                   $25,000 (initial)
                                                                              Conversion rollovers
                                                The Accumulator(R) Series        from a traditional IRA
                                                   $50 (additional)              or other eligible
                                                                                 retirement plan.
                                                $100 monthly and $300
                                                   quarterly under our        Direct transfers from
                                                   automatic investment          another Roth IRA.
                                                   program (additional)
                                                   (subject to tax max-       Regular Roth IRA con-
                                                   imums)                        tributions.

                                                                              Additional catch-up
                                                                                 contributions.




























----------------------------------------------------------------------------------------------------------

-------------------------------------------------------

 CONTRACT TYPE       LIMITATIONS ON CONTRIBUTIONS/(1)/
-------------------------------------------------------
Roth Conversion IRA  Accumulator(R)
                        No additional rollover or
                        direct contributions after
                        attainment of age 81 or,
                        if later, the first contract
                        date anniversary./(2)/

                     Accumulator(R) Plus/SM/
                        No additional rollover or
                        direct contributions after
                        attainment of age 81 or,
                        if later, the first contract
                        date anniversary./(2)/

                     Accumulator(R) Elite/SM/
                        Accumulator(R) Select/SM/
                        No additional rollover or
                        direct transfer con-
                        tributions after attain-
                        ment of age 86 or, if
                        later, the first contract
                        date anniversary./(2) /

                     Conversion rollovers af-
                        ter age 70 1/2 must be
                        net of required minimum
                        distributions for the
                        traditional IRA or other
                        eligible retirement plan
                        which is the source of
                        the conversion rollover.

                     Although we accept regu-
                        lar Roth IRA con-
                        tributions (limited to
                        $5,000) under Roth IRA
                        contracts, we intend that
                        the contract be used
                        primarily for rollover and
                        direct transfer con-
                        tributions.

                     Additional catch-up con-
                        tributions of up to
                        $1,000 per calendar year
                        where the owner is at
                        least age 50 at any time
                        during the calendar year
                        for which the con-
                        tribution is made.
-------------------------------------------------------


                              RULES REGARDING CONTRIBUTIONS TO YOUR CONTRACT X-3

-----------------------------------------------------------------------------------------------------------
                     AVAILABLE FOR OWNER AND
 CONTRACT TYPE       ANNUITANT ISSUE AGES      MINIMUM CONTRIBUTIONS         SOURCE OF CONTRIBUTIONS
-----------------------------------------------------------------------------------------------------------
Rollover TSA/(3)/    Accumulator(R)            Accumulator(R)                With documentation of
                     Accumulator(R) Elite/SM/     $5,000 (initial)              employer or plan
                     Accumulator(R) Select/SM                                   approval, and limited
                     /20 through 85            Accumulator(R) Plus/SM           to pre-tax funds, direct
                                                  /Accumulator(R) Elite/SM      plan-to-plan transfers
                     Accumulator(R) Plus/SM       /$10,000 (initial)            from another 403(b)
                     /20 through 80                                             plan or contract ex-
                                               Accumulator(R) Select/SM         changes from another
                                                  /$25,000 (initial)            403(b) contract under
                                                                                the same plan.
                                               The Accumulator(R) Series
                                                  $500 (additional)          With documentation of
                                                                                employer or plan
                                                                                approval, and limited
                                                                                to pre-tax funds, eligi-
                                                                                ble rollover dis-
                                                                                tributions from other
                                                                                403(b) plans, qualified
                                                                                plans, governmental
                                                                                employer 457(b) plans
                                                                                or traditional IRAs.





















-------------------------------------------------------

 CONTRACT TYPE       LIMITATIONS ON CONTRIBUTIONS/(1)/
-------------------------------------------------------
Rollover TSA/(3)/    Accumulator(R)
                        No additional con-
                        tributions may be made
                        after attainment of age
                        86, or, if later, the first
                        contract date
                        anniversary./(2)/

                     Accumulator(R) Plus/SM/
                        No additional rollover or
                        direct contributions after
                        attainment of age 81 or,
                        if later, the first contract
                        date anniversary./(2)/

                     Accumulator(R) Elite/SM/
                        No rollover or direct
                        transfer contributions
                        after attainment of age
                        87./(2)/

                     Accumulator(R) Select/SM/
                        No additional rollover or
                        direct transfer con-
                        tributions after attain-
                        ment of age 86 or, if
                        later, the first contract
                        date anniversary./(2) /

                     Contributions after age
                        70 1/2 must be net of any
                        required minimum
                        distributions.

                     We do not accept
                        employer-remitted
                        contributions.

                     We do not accept after-
                        tax contributions, includ-
                        ing designated Roth
                        contributions.

See Appendix IX earlier in this Prospectus for a discussion of TSA contracts.

--------------------------------------------------------------------------------


X-4 RULES REGARDING CONTRIBUTIONS TO YOUR CONTRACT

-----------------------------------------------------------------------------------------------------------
                     AVAILABLE FOR OWNER AND
 CONTRACT TYPE       ANNUITANT ISSUE AGES      MINIMUM CONTRIBUTIONS         SOURCE OF CONTRIBUTIONS
-----------------------------------------------------------------------------------------------------------
QP                   Accumulator(R)            Accumulator(R)                Only transfer con-
(Accumulator(R) ,    Accumulator(R) Elite/SM/     Accumulator(R) Elite/SM/      tributions from other
Accumulator(R)       20 through 75                $5,000 (initial)              investments within an
Plus/SM/ and                                                                    existing defined con-
Accumulator(R)       Accumulator(R) Plus/SM/   Accumulator(R) Plus/SM/          tribution qualified plan
Elite/SM/ contracts  20 through 70                $10,000 (initial)             trust.
only)
                                               The Accumulator(R) Series     The plan must be quali-
                                                  $500 (additional)             fied under Section
                                                                                401(a) of the Internal
                                                                                Revenue Code.

                                                                             For 401(k) plans, trans-
                                                                                ferred contributions
                                                                                may not include any
                                                                                after-tax contributions,
                                                                                including designated
                                                                                Roth contributions.
















-------------------------------------------------------

 CONTRACT TYPE       LIMITATIONS ON CONTRIBUTIONS/(1)/
-------------------------------------------------------
QP                   A separate QP contract
(Accumulator(R) ,       must be established for
Accumulator(R)          each plan participant.
Plus/SM/ and
Accumulator(R)       We do not accept regular
Elite/SM/ contracts     ongoing payroll con-
only)                   tributions or con-
                        tributions directly from
                        the employer.

                     Only one additional trans-
                        fer contribution may be
                        made during a contract
                        year.

                     No additional transfer
                        contributions after the
                        annuitant's attainment
                        of age 76 (age 71 under
                        Accumulator(R) Plus/SM/ con-
                        tracts) or, if later, the
                        first contract date
                        anniversary.

                     Contributions after age
                        70 1/2 must be net of any
                        required minimum
                        distributions.

                     We do not accept con-
                        tributions from defined
                        benefit plans.


See Appendix II earlier in this Prospectus for a discussion of purchase considerations of QP contracts.

--------------------------------------------------------------------------------


                              RULES REGARDING CONTRIBUTIONS TO YOUR CONTRACT X-5

---------------------------------------------------------------------------------------------------------
                     AVAILABLE FOR OWNER AND
 CONTRACT TYPE       ANNUITANT ISSUE AGES     MINIMUM CONTRIBUTIONS       SOURCE OF CONTRIBUTIONS
---------------------------------------------------------------------------------------------------------
Flexible Premium         20 through 70        $4,000 (initial)            Regular traditional IRA
IRA (Accumulator(R)                                                          contributions.
contracts only)                               $50 (additional)
                                                                          Additional catch-up
                                              $50 monthly or quarterly       contributions.
                                                 under our automatic in-
                                                 vestment program         Eligible rollover dis-
                                                 (additional)                tributions from 403(b)
                                                                             plans, qualified plans,
                                                                             and governmental
                                                                             employer 457(b) plans.

                                                                          Rollovers from another
                                                                             traditional individual re-
                                                                             tirement arrangement.

                                                                          Direct custodian-to-
                                                                             custodian transfers
                                                                             from another traditional
                                                                             individual retirement
                                                                             arrangement.
















---------------------------------------------------------------------------------------------------------

-------------------------------------------------------

 CONTRACT TYPE       LIMITATIONS ON CONTRIBUTIONS/(1)/
-------------------------------------------------------
Flexible Premium     No regular IRA con-
IRA (Accumulator(R)     tributions in the calendar
contracts only)         year you turn age 70 1/2
                        and thereafter.

                     Regular contributions
                        may not exceed $5,000.

                     Additional catch-up con-
                        tributions of up to
                        $1,000 per calendar year
                        where the owner is at
                        least age 50 but under
                        age 70 1/2 at any time
                        during the calendar year
                        for which the con-
                        tribution is made.

                     Although we accept roll-
                        over and direct transfer
                        contributions under the
                        Flexible Premium IRA
                        contract, we intend that
                        the contract be used for
                        ongoing regular
                        contributions.

                     Rollover and direct trans-
                        fer contributions may be
                        made up to attainment
                        of age 86./(2)/

                     Rollover and direct trans-
                        fer contributions after
                        age 70 1/2 must be net of
                        required minimum dis-
                        tributions.
-------------------------------------------------------


X-6 RULES REGARDING CONTRIBUTIONS TO YOUR CONTRACT

--------------------------------------------------------------------------------------------------------
                     AVAILABLE FOR OWNER AND
 CONTRACT TYPE       ANNUITANT ISSUE AGES     MINIMUM CONTRIBUTIONS       SOURCE OF CONTRIBUTIONS
--------------------------------------------------------------------------------------------------------
Flexible Premium         20 through 85        $4,000 (initial)            Regular Roth IRA
Roth IRA                                                                     contributions.
(Accumulator(R)                               $50 (additional)
contracts only)                                                           Additional catch-up
                                              $50 monthly or quarterly       contributions.
                                                 under our automatic in-
                                                 vestment program         Rollovers from another
                                                 (additional)                Roth IRA.

                                                                          Rollovers from a
                                                                             "designated Roth con-
                                                                             tribution account"
                                                                             under specified retire-
                                                                             ment plans.

                                                                          Conversion rollovers
                                                                             from a traditional IRA
                                                                             or other eligible
                                                                             retirement plan.

                                                                          Direct transfers from
                                                                             another Roth IRA.










--------------------------------------------------------------------------------------------------------
Inherited IRA            0-70                 Accumulator(R)              Direct custodian-to-
Beneficiary                                      $5,000 (initial)            custodian transfers of
Continuation                                                                 your interest as a death
Contract                                      Accumulator(R) Elite/SM        beneficiary of the de-
(traditional IRA or                              /$10,000 (initial)          ceased owner's tradi-
Roth IRA)                                                                    tional individual
(Accumulator(R) ,                             Accumulator(R) Select/SM/      retirement arrange-
Accumulator(R)                                   $25,000 (initial)           ment or Roth IRA to an
Elite/SM/ and                                                                IRA of the same type.
Accumulator(R)                                The Accumulator(R) Series
Select/SM/                                       $1,000 (additional)
contracts only)



--------------------------------------------------------------------------------------------------------

-------------------------------------------------------

 CONTRACT TYPE       LIMITATIONS ON CONTRIBUTIONS/(1)/
-------------------------------------------------------
Flexible Premium      No additional con-
Roth IRA                 tributions may be made
(Accumulator(R)          after the attainment of
contracts only)          age 86, or, if later, the
                         first contract date
                         anniversary./(2)/

                      Contributions are subject
                         to income limits and
                         other tax rules.

                      Regular Roth IRA con-
                         tributions may not ex-
                         ceed $5,000.

                      Additional catch-up con-
                         tributions of up to
                         $1,000 per calendar year
                         where the owner is at
                         least age 50 at any time
                         during the calendar year
                         for which the contribu-
                         tion is made.

                      Although we accept roll-
                         over and direct transfer
                         contributions under the
                         Flexible Premium Roth
                         IRA contract, we intend
                         that the contract be used
                         for ongoing regular Roth
                         IRA contributions.
-------------------------------------------------------
Inherited IRA         Any additional con-
Beneficiary              tributions must be from
Continuation             the same type of IRA of
Contract                 the same deceased
(traditional IRA or      owner.
Roth IRA)
(Accumulator(R) ,     Non-spousal beneficiary
Accumulator(R)           direct rollover con-
Elite/SM/ and            tributions from qualified
Accumulator(R)           plans, 403(b) plans and
Select/SM/               governmental employer
contracts only)          457(b) plans may be
                         made to an Inherited IRA
                         contract under specified
                         circumstances.
-------------------------------------------------------

(1)Additional contributions may not be permitted under certain conditions in your state. Please see Appendix VII earlier in this Prospectus to see if additional contributions are permitted in your state. If you are participating in a Principal guarantee benefit, contributions will only be permitted for the first six months after the contract is issued and no further contributions will be permitted for the life of the contract. For the Guaranteed withdrawal benefit for life option, additional contributions are not permitted after the later of: (i) the end of the first contract year, and (ii) the date you make your first withdrawal.
(2)Please see Appendix VII earlier in this Prospectus for state variations.

(3)May not be available from all Selling broker-dealers. Also, Rollover TSA is available only where the employer sponsoring the 403(b) plan currently contributes to one or more other 403(b) annuity contracts issued by AXA Equitable for active plan participants (the purchaser of the Accumulator(R) Series Rollover TSA may also be, but need not be, an owner of the other 403(b) annuity contract).


See "Tax information" earlier in this Prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" earlier in this Prospectus. Please review your contract for information on contribution limitations.



                              RULES REGARDING CONTRIBUTIONS TO YOUR CONTRACT X-7

Statement of additional information Table of contents

--------------------------------------------------------------------------------

TABLE OF CONTENTS

                                                             PAGE

Who is AXA Equitable?                                         2

Unit Values                                                   2

Custodian and Independent Registered Public Accounting Firm   2

Distribution of the Contracts                                 2

Financial Statements                                          2

HOW TO OBTAIN AN ACCUMULATOR(R) SERIES STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 49

Send this request form to:
  Retirement Service Solutions
  P.O. Box 1547
  Secaucus, NJ 07096-1547


----------------------------------------------------------------------------------
Please send me an Accumulator(R) Series SAI for SEPARATE ACCOUNT NO. 49
dated May 1, 2012.
----------------------------------------------------------------------------------
Name
----------------------------------------------------------------------------------
Address
----------------------------------------------------------------------------------
City                                                                   State  Zip


                         Accumulator '06/'06.5, '07/'07.5, 8.0/8.2/8.3, 9.0 All

                                                                         e13517

Accumulator(R)

A combination variable and fixed deferred annuity contract


PROSPECTUS DATED MAY 1, 2012


Please read and keep this Prospectus for future reference. It contains important information that you should know before taking any action under your contract. This Prospectus supersedes all prior Prospectuses and supplements. You should read the prospectuses for each Trust, which contain important information about the portfolios.

--------------------------------------------------------------------------------

WHAT IS ACCUMULATOR(R)?


Accumulator(R) is a deferred annuity contract issued by AXA EQUITABLE LIFE INSURANCE COMPANY. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option, fixed maturity options, or the account for special dollar cost averaging ("investment options").


This Prospectus is a disclosure document and describes all of the contract's material features, benefits, rights and obligations, as well as other information. The description of the contract's material provisions in this Prospectus is current as of the date of this Prospectus. If certain material provisions under the contract are changed after the date of this Prospectus in accordance with the contract, those changes will be described in a supplement to this Prospectus. You should carefully read this Prospectus in conjunction with any applicable supplements. The contract should also be read carefully.


WITH LIMITED EXCEPTIONS, WE NO LONGER ACCEPT CONTRIBUTIONS TO THE CONTRACTS. WE CURRENTLY CONTINUE TO ACCEPT CONTRIBUTIONS TO: (I) QP CONTRACTS; AND (II) ALL CONTRACTS ISSUED IN THE STATE OF MARYLAND. REFERENCES TO CONTRIBUTIONS IN THIS PROSPECTUS ARE FOR THE BENEFIT OF CONTRACT OWNERS CURRENTLY ELIGIBLE TO CONTINUE MAKING CONTRIBUTIONS TO THE CONTRACTS.


Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts, in all states or from all selling broker-dealers. Please see Appendix VIII later in this Prospectus for more information on state availability and/or variations of certain features and benefits. All optional features and benefits described in this Prospectus may not have been available at the time you purchased the contract. We have the right to restrict availability of any optional feature or benefit. In addition, not all optional features and benefits may be available in combination with other optional features and benefits. We can refuse to accept any contribution from you at any time, including after you purchase the contract.


-----------------------------------------------------------------------------
 VARIABLE INVESTMENT OPTIONS
-----------------------------------------------------------------------------
.. AXA Aggressive Allocation/(1)/       . EQ/Large Cap Value Index
.. AXA Conservative Allocation/(1)/     . EQ/Large Cap Value PLUS
.. AXA Conservative-Plus                . EQ/Lord Abbett Large Cap Core
  Allocation/(1) /                     . EQ/MFS International Growth
.. AXA Moderate Allocation/(1)/         . EQ/Mid Cap Index
.. AXA Moderate-Plus Allocation/(1)/    . EQ/Mid Cap Value PLUS
.. EQ/AllianceBernstein Small Cap       . EQ/Money Market
  Growth                               . EQ/Montag & Caldwell Growth
.. EQ/AXA Franklin Small Cap Value Core . EQ/Morgan Stanley Mid Cap Growth
.. EQ/BlackRock Basic Value Equity      . EQ/Mutual Large Cap Equity
.. EQ/Boston Advisors Equity Income     . EQ/Oppenheimer Global
.. EQ/Calvert Socially Responsible      . EQ/PIMCO Ultra Short Bond
.. EQ/Capital Guardian Research         . EQ/Quality Bond PLUS
.. EQ/Common Stock Index                . EQ/Small Company Index
.. EQ/Core Bond Index                   . EQ/T. Rowe Price Growth Stock
.. EQ/Davis New York Venture            . EQ/Templeton Global Equity
.. EQ/Equity 500 Index                  . EQ/UBS Growth and Income
.. EQ/Equity Growth PLUS                . EQ/Van Kampen Comstock
.. EQ/Franklin Core Balanced            . EQ/Wells Fargo Omega Growth
.. EQ/Franklin Templeton Allocation     . Multimanager Aggressive Equity
.. EQ/GAMCO Mergers and Acquisitions    . Multimanager Core Bond
.. EQ/GAMCO Small Company Value         . Multimanager International Equity
.. EQ/Global Bond PLUS                  . Multimanager Large Cap Core Equity
.. EQ/Global Multi-Sector Equity        . Multimanager Large Cap Value
.. EQ/Intermediate Government Bond/(2)/ . Multimanager Mid Cap Growth
.. EQ/International Core PLUS           . Multimanager Mid Cap Value
.. EQ/International Equity Index        . Multimanager Multi-Sector Bond
.. EQ/International Value PLUS          . Multimanager Small Cap Growth
.. EQ/JPMorgan Value Opportunities      . Multimanager Small Cap Value
.. EQ/Large Cap Core PLUS               . Multimanager Technology
.. EQ/Large Cap Growth Index
.. EQ/Large Cap Growth PLUS
-----------------------------------------------------------------------------

(1)The "AXA Allocation" portfolios.


(2)This is the variable investment option's new name, effective on or about May 1, 2012. Please see ''Portfolios of the Trusts'' under ''Contract features and benefits'' later in this Prospectus for the variable investment option's former name.


You may allocate amounts to any of the variable investment options. At any time, we have the right to limit or terminate your contributions. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio ("Portfolio") of AXA Premier VIP Trust or EQ Advisors Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related Portfolio.

You may also allocate amounts to the guaranteed interest option, the fixed maturity options, and the account for special dollar cost averaging, which are discussed later in this Prospectus.

TYPES OF CONTRACTS. Contracts were offered for use as:

..   A nonqualified annuity ("NQ") for after-tax contributions only.

..   An individual retirement annuity ("IRA"), either traditional IRA or Roth
    IRA.
  Two versions of the traditional IRA were offered: "Rollover IRA" and "Flexible Premium IRA." Two versions of the Roth IRA were offered: "Roth Conversion IRA" and "Flexible Premium Roth IRA."

..   Traditional and Roth Inherited IRA beneficiary continuation contract
    ("Inherited IRA") (direct transfer contributions only).

..   An annuity that is an investment vehicle for a qualified defined contribution plan ("QP") (Rollover and direct transfer contributions only).

..   An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") --
    ("Rollover TSA") (Rollover and direct transfer contributions only; employer or plan approval required).

A contribution of at least $5,000 was required to purchase an NQ, Rollover IRA, Roth Conversion IRA, Inherited IRA, QP, or Rollover TSA contract. A contribution of $2,000 was required to purchase a Flexible Premium IRA and Flexible Premium Roth IRA contract.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2012, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 1547, Secaucus, NJ 07096-1547 or calling 1-800-789-7771. The SAI is incorporated by this reference into this Prospectus. This


THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER
AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.

                                                    #235349/Core '02/'04 Series

Prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus.


THE CONTRACT IS NO LONGER AVAILABLE FOR NEW PURCHASERS. The contract is no longer being sold. This Prospectus is designed for current contract owners. In addition to the possible state variations noted above, you should note that your contract features and charges may vary depending on the date on which you purchased your contract. For more information about the particular features, charges and options applicable to you, please contact your financial professional or refer to your contract, as well as review Appendix IX later in this Prospectus for contract variation information and timing. You may not change your contract or its features as issued.

Contents of this Prospectus

--------------------------------------------------------------------------------




-----------------------------------------------------------------------------
(Not all of the features listed are available under all contracts or in all states.)
-----------------------------------------------------------------------------

Index of key words and phrases                                       5
Who is AXA Equitable?                                                7
How to reach us                                                      8
Accumulator(R) at a glance -- key features                          10


-----------------------------------------------------------------------------
FEETABLE                                                            14
-----------------------------------------------------------------------------

Example                                                             16
Condensed financial information                                     16


-----------------------------------------------------------------------------
1.CONTRACT FEATURES AND BENEFITS                                    17
-----------------------------------------------------------------------------
How you can contribute to your contract                             17
Owner and annuitant requirements                                    17
How you can make your contributions                                 18
What are your investment options under the contract?                18
Portfolios of the Trusts                                            19
Allocating your contributions                                       26
Guaranteed minimum death benefit and Guaranteed
  minimum income benefit base                                       29
Annuity purchase factors                                            30
Guaranteed minimum income benefit option /(1)/                      31
Guaranteed minimum death benefit                                    33
Principal Protector/SM/                                             35
Inherited IRA beneficiary continuation contract                     37
Your right to cancel within a certain number of days                38


-----------------------------------------------------------------------------
2.DETERMINING YOUR CONTRACT'S VALUE                                 40
-----------------------------------------------------------------------------
Your account value and cash value                                   40
Your contract's value in the variable investment options            40
Your contract's value in the guaranteed interest option             40
Your contract's value in the fixed maturity options                 40
Your contract's value in the account for special dollar cost
  averaging                                                         40
Insufficient account value                                          40


-------------
(1)Depending on when you purchased your contract, this benefit may be called the "Living Benefit." Accordingly, if applicable, all references to the Guaranteed minimum income benefit in this Prospectus and any related registration statement documents are references to the Living Benefit.
"We," "our," and "us" refer to AXA Equitable.

When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the Prospectus is discussing at that point. This is usually the contract owner. When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

                                                 CONTENTS OF THIS PROSPECTUS 3

-------------------------------------------------------------------
3.TRANSFERRING YOUR MONEY AMONG INVESTMENT
  OPTIONS                                                       42
-------------------------------------------------------------------
Transferring your account value                                 42
Our administrative procedures for calculating your Roll-Up
  benefit base following a transfer                             42
Disruptive transfer activity                                    43
Rebalancing your account value                                  44


-------------------------------------------------------------------
4.ACCESSING YOUR MONEY                                          45
-------------------------------------------------------------------
Withdrawing your account value                                  45
How withdrawals are taken from your account value               47
How withdrawals (and transfers out of the Special 10 year
  fixed maturity option) affect your Guaranteed minimum
  income benefit, Guaranteed minimum death benefit and
  Guaranteed principal benefit option 2                         47
How withdrawals affect Principal Protector/SM/                  48
Withdrawals treated as surrenders                               48
Loans under Rollover TSA contracts                              48
Surrendering your contract to receive its cash value            49
When to expect payments                                         49
Your annuity payout options                                     49


-------------------------------------------------------------------
5.CHARGES AND EXPENSES                                          52
-------------------------------------------------------------------
Charges that AXA Equitable deducts                              52
Group or sponsored arrangements                                 56
Other distribution arrangements                                 56


-------------------------------------------------------------------
6.PAYMENT OF DEATH BENEFIT                                      57
-------------------------------------------------------------------
Your beneficiary and payment of benefit                         57
How death benefit payment is made                               58
Beneficiary continuation option                                 59


-------------------------------------------------------------------
7.TAX INFORMATION                                               63
-------------------------------------------------------------------
Overview                                                        63
Contracts that fund a retirement arrangement                    63
Transfers among investment options                              63
Taxation of nonqualified annuities                              63
Individual retirement arrangements (IRAs)                       65
Traditional individual retirement annuities (traditional IRAs)  66
Roth individual retirement annuities (Roth IRAs)                70
Federal and state income tax withholding and information
  reporting                                                     73
Special rules for contracts funding qualified plans             73
Impact of taxes to AXA Equitable                                73


-------------------------------------------------------------------
8.MORE INFORMATION                                              74
-------------------------------------------------------------------
About Separate Account No. 49                                   74
About the Trusts                                                74
About our fixed maturity options                                74
About the general account                                       75
About other methods of payment                                  76


Dates and prices at which contract events occur            76
About your voting rights                                   77
Statutory compliance                                       77
About legal proceedings                                    77
Financial statements                                       78
Transfers of ownership, collateral assignments, loans and
  borrowing                                                78
How divorce may affect your guaranteed benefits            78
Distribution of the contracts                              78


--------------------------------------------------------------
9.INCORPORATION OF CERTAIN DOCUMENTS BY
  REFERENCE                                                81
--------------------------------------------------------------


--------------------------------------------------------------
APPENDICES
--------------------------------------------------------------


   I  --  Condensed financial information                      I-1
  II  --  Purchase considerations for QP contracts            II-1
 III  --  Market value adjustment example                    III-1
  IV  --  Enhanced death benefit example                      IV-1
   V  --  Hypothetical illustrations                           V-1
  VI  --  Guaranteed principal benefit example                VI-1
 VII  --  Protection Plus/SM/ example                        VII-1
VIII  --  State contract availability and/or variations of
            certain features and benefits                   VIII-1
  IX  --  Contract variations                                 IX-1
   X  --  Tax-sheltered annuity contracts (TSAs)               X-1
  XI  --  Rules regarding contributions to your contact       XI-1


------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
  Table of contents
------------------------------------------------------------------


4   CONTENTS OF THIS PROSPECTUS

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this Prospectus.


                                                             PAGE

6% Roll-Up to age 85 enhanced death benefit                     29
account for special dollar cost averaging                       26
account value                                                   40
administrative charge                                           52
annual administrative charge                                    52
Annual Ratchet to age 85 enhanced death benefit                 30
annuitant                                                       17
annuitization                                                   49
annuity maturity date                                           51
annuity payout options                                          49
annuity purchase factors                                        30
automatic investment program                                    76
beneficiary                                                     57
Beneficiary continuation option ("BCO")                         59
business day                                                    76
cash value                                                      40
charges for state premium and other applicable taxes            56
contract date                                                   12
contract date anniversary                                       12
contract year                                                   12
contributions to Roth IRAs                                      70
   regular contributions                                        70
   rollovers and transfers                                      71
   conversion contributions                                     71
contributions to traditional IRAs                               70
   regular contributions                                        70
   rollovers and direct transfers                               70
disability, terminal illness or confinement to nursing home     54
disruptive transfer activity                                    43
Distribution Charge                                             52
ERISA                                                           56
Fixed-dollar option                                             28
fixed maturity options                                       10,25
Flexible Premium IRA                                             1
Flexible Premium Roth IRA                                        1
free look                                                       38
free withdrawal amount                                          53
general account                                                 75
General dollar cost averaging                                   28
guaranteed interest option                                   10,25
Guaranteed minimum death benefit                                29
Guaranteed minimum death benefit charge                         54
Guaranteed minimum death benefit and
  Guaranteed minimum income benefit base                        29
Guaranteed minimum death benefit/guaranteed
  minimum income benefit roll-up benefit base reset option      30
Guaranteed minimum income benefit                               31
Guaranteed minimum income benefit charge                        31
Guaranteed minimum income benefit "no lapse guarantee"          32


                                                    PAGE
Guaranteed principal benefits                          26
IRA                                                     1
IRS                                                    68
Inherited IRA                                           1
Investment simplifier                                  28
investment options                                      1
lifetime required minimum distribution withdrawals     46
loan reserve account                                   49
loans under Rollover TSA                               48
market adjusted amount                                 25
market value adjustment                                25
market timing                                          43
maturity dates                                         25
maturity value                                         25
Mortality and expense risks charge                     52
NQ                                                      1
Online Account Access                                   8
Optional step up charge                                56
partial withdrawals                                    45
Portfolio                                               1
Principal assurance                                    26
Principal Protector/SM/                                35
Principal Protector/SM/ charge                         55
processing office                                       8
Protection Plus/SM/                                    34
Protection Plus/SM/ charge                             55
QP                                                      1
rate to maturity                                       25
Rebalancing                                            44
Rollover IRA                                            1
Rollover TSA                                            1
Roth Conversion IRA                                     1
Roth IRA                                                1
SAI                                                     1
SEC                                                     1
self-directed allocation                               26
Separate Account No. 49                                74
special dollar cost averaging                          26
Spousal protection                                     59
standard death benefit                                 29
substantially equal withdrawals                        46
Successor owner and annuitant                       58,69
systematic withdrawals                                 46
TOPS                                                    8
TSA                                                     1
traditional IRA                                         1
Trusts                                                 74
unit                                                   28
variable investment options                            18
wire transmittals and electronic applications          76
withdrawal charge                                      53


                                              INDEX OF KEY WORDS AND PHRASES 5

To make this Prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this Prospectus as in the contract or supplemental materials. Also, depending on when you purchased your contract, some of these may not apply to you or may be named differently under your contract. Your financial professional can provide further explanation about your contract.

-----------------------------------------------------------------------------
 PROSPECTUS                            CONTRACT OR SUPPLEMENTAL MATERIALS
-----------------------------------------------------------------------------
Fixed maturity options                 Guarantee Periods (Guaranteed Fixed
                                       Interest Accounts in supplemental
                                       materials)

Variable investment options            Investment Funds

Account value                          Annuity Account Value

Rate to maturity                       Guaranteed Rates

Unit                                   Accumulation Unit

Guaranteed minimum death benefit       Guaranteed death benefit

Guaranteed minimum income benefit      Guaranteed Income Benefit or Living
                                       Benefit

Guaranteed interest option             Guaranteed Interest Account

Principal Protector/SM/                Guaranteed withdrawal benefit

GWB benefit base                       Principal Protector/SM/ benefit base

GWB Annual withdrawal amount           Principal Protector/SM/ Annual
                                       withdrawal amount

GWB Annual withdrawal option           Principal Protector/SM/ Annual
                                       withdrawal option

GWB Excess withdrawal                  Principal Protector/SM/ Excess
                                       withdrawal
-----------------------------------------------------------------------------

6   INDEX OF KEY WORDS AND PHRASES

Who is AXA Equitable?


--------------------------------------------------------------------------------



We are AXA Equitable Life Insurance Company ("AXA Equitable"), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc. (the "parent"), a holding company, which is itself an indirect, wholly-owned subsidiary of AXA SA ("AXA"). AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings, Inc. and AXA Equitable Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $508 billion in assets as of December 31, 2011. For more than 150 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.


                                                      WHO IS AXA EQUITABLE?  7

HOW TO REACH US

Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:
--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITH CHECKS:

FOR CONTRIBUTIONS SENT BY REGULAR MAIL:

  Retirement Service Solutions
  P.O. Box 1577
  Secaucus, NJ 07096-1577

FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:

  Retirement Service Solutions
  500 Plaza Drive, 6th Floor
  Secaucus, NJ 07094
--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITHOUT CHECKS:

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:

  Retirement Service Solutions
  P.O. Box 1547
  Secaucus, NJ 07096-1547

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:

  Retirement Service Solutions
  500 Plaza Drive, 6th Floor
  Secaucus, NJ 07094

Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094.
--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:

..   written confirmation of financial transactions;

..   statement of your contract values at the close of each calendar year, and any calendar quarter in which there was a financial transaction; and

..   annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the Guaranteed minimum income benefit and/or the Roll-Up benefit base reset option.
--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND ONLINE ACCOUNT ACCESS SYSTEMS:

TOPS is designed to provide you with up-to-date information via touch-tone telephone. Online Account Access is designed to provide this information through the Internet. You can obtain information on:

..   your current account value;

..   your current allocation percentages;

..   the number of units you have in the variable investment options;

..   rates to maturity for the fixed maturity options;

..   the daily unit values for the variable investment options; and

..   performance information regarding the variable investment options (not available through TOPS).

You can also:

..   change your allocation percentages and/or transfer among the investment options;

..   elect to receive certain contract statements electronically;

..   enroll in , modify or cancel a rebalancing program (through Online Account
    Access only);

..   change your address (not available through TOPS);

..   change your TOPS personal identification number ("PIN") (through TOPS only)
    and your Online Account Access password (through Online Account Access only); and

..   access Frequently Asked Questions and Service Forms (not available through
    TOPS).

TOPS and Online Account Access are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use Online Account Access by visiting our website at www.axa-equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of any transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).

8   WHO IS AXA EQUITABLE?

--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:


You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on the following business days:

..   Monday through Thursday from 8:30 a.m. until 7:00 p.m., Eastern time.

..   Friday from 8:30 a.m. until 5:30 p.m., Eastern time.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1)authorization for telephone transfers by your financial professional;

(2)conversion of a traditional IRA to a Roth Conversion IRA or Flexible Premium Roth IRA contract;

(3)election of the automatic investment program;

(4)requests for loans under Rollover TSA contracts (employer or plan approval required);

(5)spousal consent for loans under Rollover TSA contracts;

(6)requests for withdrawals or surrenders from Rollover TSA contracts;

(7)tax withholding elections (see withdrawal form);

(8)election of the beneficiary continuation option;

(9)IRA contribution recharacterizations;

(10)Section 1035 exchanges;

(11)direct transfers and rollovers;

(12)exercise of the Guaranteed minimum income benefit;

(13)requests to reset your Roll-Up benefit base (for certain contracts with both the Guaranteed minimum income benefit and the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit);

(14)requests to step up your Guaranteed withdrawal benefit ("GWB") benefit base, if applicable, under the Optional step up provision;

(15)requests to terminate or reinstate your GWB, if applicable, under the Beneficiary continuation option, if applicable;

(16)death claims;

(17)purchase by, or change of ownership to, a non-natural person;

(18)change in ownership (NQ only if available under your contract);

(19)enrollment in our "automatic required minimum distribution (RMD) service";
    and


(20)requests for withdrawals.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)beneficiary changes;

(2)contract surrender;

(3)general dollar cost averaging (including the fixed dollar and interest sweep options);

(4)special dollar cost averaging; and


(5)requests for withdrawals.


TO CANCEL OR CHANGE ANY OF THE FOLLOWING, WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)automatic investment program;

(2)general dollar cost averaging (including the fixed dollar and interest sweep options);

(3)special dollar cost averaging;

(4)substantially equal withdrawals;


(5)systematic withdrawals;

(6)the date annuity payments are to begin; and

(7)RMD payments from inherited IRAs.


                              -------------------

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.

SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, both must sign.

                                                      WHO IS AXA EQUITABLE?  9

Accumulator(R) at a glance -- key features


--------------------------------------------------------------------------------

(Not all of the features listed are available under all contracts or in all states.)
----------------------------------------------------------------------------------------
PROFESSIONAL INVESTMENT     Accumulator's(R) variable investment options invest in
MANAGEMENT                  different Portfolios managed by professional investment
                            advisers.
----------------------------------------------------------------------------------------
FIXED MATURITY OPTIONS      .   Fixed maturity options ("FMOs") with maturities ranging
                                from approximately 1 to 10 years (subject to
                                availability).
                            .   Each fixed maturity option offers a guarantee of
                                principal and interest rate if you hold it to maturity.
                            .   Special 10 year fixed maturity option (available under
                                Guaranteed principal benefit option 2 only).
                            ------------------------------------------------------------
                            If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value
                            adjustment due to differences in interest rates. If you
                            withdraw or transfer only a portion of a fixed maturity
                            amount, this may increase or decrease any value that you
                            have left in that fixed maturity option. If you surrender
                            your contract, a market value adjustment also applies.
----------------------------------------------------------------------------------------
GUARANTEED INTEREST OPTION  .   Principal and interest guarantees.
                            .   Interest rates set periodically.
----------------------------------------------------------------------------------------
ACCOUNT FOR SPECIAL DOLLAR  Available for dollar cost averaging all or a portion of any
COST AVERAGING              eligible contribution to your contract.
----------------------------------------------------------------------------------------
TAX CONSIDERATIONS          .   No tax on earnings inside the contract until you make
                                withdrawals from your contract or receive annuity
                                payments.
                            ------------------------------------------------------------
                            .   No tax on transfers among investment options inside the
                                contract.
                            ------------------------------------------------------------
                            You should be aware that annuity contracts that were
                            purchased as an Individual Retirement Annuity (IRA) or Tax
                            Sheltered Annuity (TSA), or to fund an employer retirement plan (QP or Qualified Plan), do not provide tax deferral
                            benefits beyond those already provided by the Internal
                            Revenue Code for these types of arrangements. Before you
                            purchased your contract, you should have considered its
                            features and benefits beyond tax deferral, as well as its
                            features, benefits and costs relative to any other
                            investment that you may have chosen in connection with your retirement plan or arrangement, to determine whether it
                            would meet your needs and goals. Depending on your personal situation, the contract's guaranteed benefits may have
                            limited usefulness because of required minimum
                            distributions ("RMDs").
----------------------------------------------------------------------------------------
GUARANTEED MINIMUM          The Guaranteed minimum income benefit provides income
INCOME BENEFIT (OR "LIVING  protection for you during the annuitant's life once you
BENEFIT")                   elect to annuitize the contract.
----------------------------------------------------------------------------------------
PRINCIPAL PROTECTOR/SM/     Principal Protector/SM/ is our optional Guaranteed
                            withdrawal benefit ("GWB"), which provides for recovery of your total contributions through withdrawals, even if your account value falls to zero, provided that during each
                            contract year, your total withdrawals do not exceed a
                            specified amount. This feature may not have been available under your contract.
----------------------------------------------------------------------------------------

10  ACCUMULATOR(R) AT A GLANCE -- KEY FEATURES

-----------------------------------------------------------------------------------------
CONTRIBUTION AMOUNTS      We currently continue to accept contributions to: (i) QP
                          contracts; and (ii) all contracts issued in the state of
                          Maryland. Information regarding contributions in this
                          section is for the benefit of contract owners currently
                          eligible to continue making contributions to the contracts.
                          NQ, Rollover IRA, Roth Conversion IRA, Inherited IRA, QP and
                          Rollover TSA contracts
                          .   Initial minimum:            $5,000
                          .   Additional minimum:         $500 (NQ, QP and Rollover TSA
                                                          contracts)
                                                          $100 monthly and $300
                                                          quarterly under our automatic
                                                          investment program
                                                          (NQ contracts)
                                                          $50 (IRA contracts)
                                                          $1,000 (Inherited IRA
                                                          contracts)
                          ---------------------------------------------------------------

                          Flexible Premium IRA and Flexible Premium Roth IRA contracts
                          .   Initial minimum:            $2,000
                          .   Additional minimum:         $50
                          ---------------------------------------------------------------
                          .   Maximum contribution limitations apply to all contracts.
                              For more information, please see "How you can contribute
                              to your contract" in "Contract features and benefits"
                              later in this Prospectus.
                          ---------------------------------------------------------------
                          In general, contributions are limited to $1.5 million
                          ($500,000 for certain owners or annuitants who are age 81
                          and older at contract issue). Upon advance notice to you, we may exercise certain rights we have under the contract
                          regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and
                          limitations, and (ii) discontinue acceptance of
                          contributions. Further, we may at any time exercise our
                          rights to limit or terminate your contributions. For more
                          information, please see "How you can contribute to your
                          contract" in "Contract features and benefits" later in this
                          Prospectus.
-----------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY      .   Partial withdrawals
                          .   Several withdrawal options on a periodic basis
                          .   Loans under Rollover TSA contracts (employer or plan
                              approval required)
                          .   Contract surrender
                          You may incur a withdrawal charge for certain withdrawals or if you surrender your contract. You may also incur income
                          tax and a tax penalty. Certain withdrawals will diminish the value of optional benefits.
-----------------------------------------------------------------------------------------
PAYOUT OPTIONS            .   Fixed annuity payout options
                          .   Variable Immediate Annuity payout options (described in
                              a separate prospectus for that option)
                          .   Income Manager(R) payout options (described in a
                              separate prospectus for that option)
-----------------------------------------------------------------------------------------
ADDITIONAL FEATURES/(1)/  .   Guaranteed minimum death benefit options
                          .   Guaranteed principal benefit options (including
                              Principal assurance)
                          .   Dollar cost averaging
                          .   Automatic investment program
                          .   Account value rebalancing (quarterly, semi-annually, and
                              annually)
                          .   Free transfers
                          .   Waiver of withdrawal charge for certain withdrawals,
                              disability, terminal illness, or confinement to a
                              nurs- ing home
                          .   Protection Plus/SM/, an optional death benefit available
                              under certain contracts (subject to state availability)
                          .   Spousal protection (not available under certain
                              contracts)
                          .   Successor owner/annuitant
                          .   Beneficiary continuation option
                          .   Guaranteed minimum income benefit no lapse guarantee
                              (available under contracts with applications that were
                              signed and submitted on or after January 1, 2005 subject
                              to state availability)
                          .   Guaranteed minimum death benefit/guaranteed minimum
                              income benefit roll-up benefit base reset (available
                              under contracts with applications that were signed and
                              submitted on or after October 1, 2005 subject to state
                              availability)
-----------------------------------------------------------------------------------------

(1)Not all features are available under all contracts. Please see Appendix IX later in this Prospectus for more information.

                                  ACCUMULATOR(R) AT A GLANCE -- KEY FEATURES 11

-----------------------------------------------------------------------------------
FEES AND CHARGES/(2)/  .   Daily charges on amounts invested in variable
                           investment options for mortality and expense risks,
                           admin- istrative charges and distribution charges at an
                           annual rate of 1.25%.
                       .   The charges for the Guaranteed minimum death benefits
                           range from 0.0% to 0.60%, annually, of the ap- plicable
                           benefit base. The benefit base is described under
                           "Guaranteed minimum death benefit and Guar- anteed
                           minimum income benefit base" in "Contract features and
                           benefits" later in this Prospectus.
                       .   An annual charge of 0.65% of the applicable benefit
                           base charge for the optional Guaranteed minimum income
                           benefit until you exercise the benefit, elect another
                           annuity payout or the contract date anniversary after
                           the annuitant reaches age 85, whichever occurs first.
                           The benefit base is described under "Guaranteed minimum
                           death benefit and Guaranteed minimum income benefit
                           base" in "Contract fea- tures and benefits" later in
                           this Prospectus.
                       .   An annual charge for the optional Guaranteed principal
                           benefit option 2 (if available) deducted on the first
                           ten contract date anniversaries equal to 0.50% of the
                           account value.
                       .   If your account value at the end of the contract year
                           is less than $50,000, we deduct an annual
                           admin- istrative charge equal to $30, or during the
                           first two contract years, 2% of your account value, if
                           less. If your account value on the contract date
                           anniversary is $50,000 or more, we will not deduct the
                           charge.
                       .   An annual charge of 0.35% of your account value for the
                           Protection Plus/SM/ optional death benefit.
                       .   An annual charge of 0.35% of your account value for the
                           5% GWB Annual withdrawal option (if avail able) or
                           0.50% of your account value for the 7% GWB Annual
                           withdrawal option (if available) for the Principal
                           Protector/SM/ benefit. If you "step up" your GWB
                           benefit base, we reserve the right to raise the charge
                           up to 0.60% and 0.80%, respectively. See "Principal
                           Protector/SM/ " in "Contract features and benefits' '
                           later in this Prospectus.
                       .   No sales charge is deducted at the time you make
                           contributions.
                       .   During the first seven contract years following a
                           contribution, a charge of up to 7% will be deducted
                           from amounts that you withdraw that exceed 10% of your
                           account value. We use your account value at the
                           beginning of each contract year to calculate the 10%
                           amount available. There is no withdrawal charge in the
                           eighth and later contract years following a
                           contribution. Certain other exemptions may apply.
                           Certain contracts may provide for a higher free
                           withdrawal amount. See Appendix IX later in this
                           Prospectus for the free withdrawal amount that applies
                           to your contract.

    ------------------------------------------------------------
    The "contract date" is the effective date of a contract.
    This usually is the business day we received the properly
    com-pleted and signed application, along with any other
    required documents, and your initial contribution. Your
    con-tract date appears in your contract. The 12-month
    period beginning on your contract date and each 12-month
    period after that date is a "contract year." The end of
    each 12-month period is your "contract date anniversary."
    For example, if your contract date is May 1, your contract date anniversary is April 30.
    ------------------------------------------------------------

                           .   We deduct a charge designed to approximate certain
                               taxes that may be imposed on us, such as pre- mium
                               taxes in your state. This charge is generally deducted
                               from the amount applied to an annuity pay- out option.
                           .   We currently deduct a $350 annuity administrative fee
                               from amounts applied to purchase the variable immediate
                               annuitization payout option. This option is described
                               in a separate prospectus that is available from your
                               financial professional.
                           .   Annual expenses of the Trusts' Portfolios are
                               calculated as a percentage of the average daily net
                               assets invested in each Portfolio. Please see "Fee
                               table" later in this Prospectus for details.
---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------
ANNUITANT ISSUE AGES/(3)/  NQ: 0-85
                           Rollover IRA, Roth Conversion IRA, Flexible Premium Roth
                           IRA and Rollover TSA: 20-85
                           Flexible Premium IRA: 20-70
                           Inherited IRA: 0-70
                           QP: 20-75
---------------------------------------------------------------------------------------

(2)The fees and charges shown in this section are the maximum charges a contract owner will pay. Please see your contract and/or Appendix IX later in this Prospectus for the fees and charges that apply to you. Also, some of the optional benefits may not be available under your contract.
(3)If you are an existing contract owner, you may have purchased your contract at an older issue age.

12  ACCUMULATOR(R) AT A GLANCE -- KEY FEATURES

THE TABLE ABOVE SUMMARIZES ONLY CERTAIN CURRENT KEY FEATURES AND BENEFITS OF THE CONTRACT. THE TABLE ALSO SUMMARIZES CERTAIN CURRENT LIMITATIONS, RESTRICTIONS AND EXCEPTIONS TO THOSE FEATURES AND BENEFITS THAT WE HAVE THE RIGHT TO IMPOSE UNDER THE CONTRACT AND THAT ARE SUBJECT TO CHANGE IN THE FUTURE. IN SOME CASES, OTHER LIMITATIONS, RESTRICTIONS AND EXCEPTIONS MAY APPLY. THE CONTRACT MAY NOT CURRENTLY BE AVAILABLE IN ALL STATES. CERTAIN FEATURES AND BENEFITS DESCRIBED IN THIS PROSPECTUS MAY VARY IN YOUR STATE; ALL FEATURES AND BENEFITS MAY NOT BE AVAILABLE IN ALL CONTRACTS, IN ALL STATES OR FROM ALL SELLING BROKER-DEALERS. PLEASE SEE APPENDIX VIII LATER IN THIS PROSPECTUS FOR MORE INFORMATION ON STATE AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS.

For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. This Prospectus is a disclosure document and describes all of the contract's material features, benefits, rights and obligations, as well as other information. The Prospectus should be read carefully before investing. Please feel free to speak with your financial professional, or call us, if you have any questions.

OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through every selling broker-dealer. Some selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts based on issue age or other criteria established by the selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.

You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance.

                                  ACCUMULATOR(R) AT A GLANCE -- KEY FEATURES 13

Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you pay when owning and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus. The fees and charges shown in this section are the maximum fees and charges that a contract owner will pay. Please see your contract and/or Appendix IX later in this Prospectus for the fees and charges that apply under your contract.

All features listed below may not have been available at the time you purchased your contract. See Appendix IX later in this Prospectus for more information.


The first table describes fees and expenses that you will pay at the time that you surrender the contract or if you make certain withdrawals or apply your cash value to certain payout options, request special services or if you purchase a Variable Immediate Annuity payout option. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply.



----------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU
 REQUEST CERTAIN TRANSACTIONS
----------------------------------------------------------------
Maximum withdrawal charge as a percentage of
contributions with- drawn (Deducted if you surrender
your contract or make certain withdrawals or apply
your cash value to certain payout options.)/(1)/        7.00%
Charge if you elect a variable payout option upon
annuitization (which is described in a separate
prospectus for that option)                             $350
----------------------------------------------------------------


SPECIAL SERVICES CHARGES
..   Wire transfer charge                                  Current and Maximum Charge:  $90
..   Express mail charge                                   Current and Maximum Charge:  $35
..   Duplicate contract charge                             Current and Maximum Charge:  $35
-------------------------------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay periodically during the time that you own the contract, not including the underlying trust portfolio fees and expenses.
-------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH CONTRACT DATE ANNIVERSARY
-------------------------------------------------------------------------------------------
Maximum annual administrative charge/(2)/
   If your account value on a contract date               $30
   anniversary is less than $50,000/(3)/
   If your account value on a contract date               $0
   anniversary is $50,000 or more

--------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS
 AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
--------------------------------------------------------------------------
SEPARATE ACCOUNT ANNUAL EXPENSES

Mortality and expense risks                              0.75%/(4)/

Administrative                                           0.30%

Distribution                                             0.20%
                                                         -----        -
Total Separate account annual expenses                   1.25%

----------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE EACH YEAR IF YOU ELECT ANY OF THE FOLLOWING OPTIONAL BENEFITS
----------------------------------------------------------------------------------------------------------------
GUARANTEED MINIMUM DEATH BENEFIT CHARGE (Calculated as
a percentage of the applicable benefit base. Deducted
annually/(2)/ on each contract date anniversary for
which the benefit is in effect.)
   Standard death benefit                                 No Charge
   Annual Ratchet to age 85                               0.30% of the Annual Ratchet to age 85 benefit base
                                                          (maximum); 0.25% (current)
   6% Roll-Up to age 85                                   0.45% of the 6% Roll-Up to age 85 benefit base
   Greater of 5% Roll-Up to age 85 or Annual Ratchet      0.50% of the greater of 5% Roll-Up to age 85 benefit
   to age 85                                              base of the Annual Ratchet to age 85 benefit base, as
                                                          applicable.
   Greater of 6% Roll-Up to age 85 or Annual Ratchet      0.60% of the greater of 6% Roll-Up to age 85 benefit
   to age 85                                              base or the Annual Ratchet to age 85 benefit base, as
                                                          applicable
----------------------------------------------------------------------------------------------------------------

14  FEE TABLE

---------------------------------------------------------------------------------
GUARANTEED PRINCIPAL BENEFIT CHARGE FOR OPTION 2        0.50%
(calculated as a percentage of the account value.
Deducted annually/(2) /on the first 10 contract date
anniversaries.)
---------------------------------------------------------------------------------
GUARANTEED MINIMUM INCOME BENEFIT (OR "LIVING           0.65%
BENEFIT") CHARGE (Calculated as a percentage of the
applicable benefit base. Deducted annually/(2) /on
each contract date anniversary for which the benefit
is in effect.)
---------------------------------------------------------------------------------
PROTECTION PLUS/SM/ BENEFIT CHARGE (Calculated as a     0.35%
percentage of the account value. Deducted annually/(2)
/on each contract date anniversary for which the
benefit is in effect.)
---------------------------------------------------------------------------------
PRINCIPAL PROTECTOR/SM/ BENEFIT CHARGE (Calculated as   0.35% for the 5% GWB
a percentage of the account value. Deducted             Annual withdrawal option
annually/(2) /on each contract date anniversary,
provided your GWB benefit base is greater than zero.)
                                                        0.50% for the 7% GWB
                                                        Annual withdrawal option
If you "step up" your GWB benefit base, we reserve the  0.60% for the 5% GWB
right to increase your charge up to:                    Annual withdrawal option
                                                        0.80% for the 7% GWB
                                                        Annual withdrawal option

Please see "Principal Protector/SM/ " in "Contract features and benefits" for more information about this feature, including its benefit base and the optional step up provision, and "Principal Protector/SM/ charge" in "Charges and expenses," both later in this Prospectus, for more information about when the charge applies.

-------------------------------------------------------------------
NET LOAN INTEREST CHARGE - ROLLOVER TSA CONTRACTS ONLY  2.00%/(5)/
(Calculated and deducted daily as a percentage of the
outstanding loan amount.)
-------------------------------------------------------------------

You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.


---------------------------------------------------------------------------------------------------
 PORTFOLIO OPERATING EXPENSES EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
---------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2011 (expenses that are deducted from  Lowest Highest
Portfolio assets including management fees, 12b-1 fees, service fees, and/or other
expenses)/(6)/                                                                       0.62%  1.44%


Notes:

(1)Deducted upon a withdrawal of amounts in excess of the 10% free withdrawal amount, if applicable:

   The withdrawal charge percentage we use is determined by the contract year in which you make the withdrawal or surrender your contract. For each contribution, we consider the contract year in which we receive that contribution to be "contract year 1")

Contract Year
-------------
     1........ 7.00%
     2........ 7.00%
     3........ 6.00%
     4........ 6.00%
     5........ 5.00%
     6........ 3.00%
     7........ 1.00%
     8+....... 0.00%

(2)If the contract is surrendered or annuitized or a death benefit is paid on any date other than the contract date anniversary, we will deduct a pro rata portion of the charge for that year. If you are an existing contract owner, this pro rata deduction may not apply for any optional benefit charges under your contract. See Appendix IX later in this Prospectus for more information. For Principal ProtectorSM only (if available), if the contract and benefit are continued under the Beneficiary continuation option with Principal Protector/SM/, the pro rata deduction for the Principal Protector/SM/ charge is waived.


(3)During the first two contract years this charge, if applicable, is equal to the lesser of $30 or 2% of your account value. Thereafter, the charge, if applicable, is $30 for each contract year.


(4)These charges compensate us for certain risks we assume and expenses we incur under the contract. We expect to make a profit from these charges.

                                                                  FEE TABLE  15

(5)We charge interest on loans under Rollover TSA contracts but also credit you interest on your loan reserve account. Our net loan interest charge is determined by the excess between the interest rate we charge over the interest rate we credit. See "Loans under Rollover TSA contracts" later in this Prospectus for more information on how the loan interest is calculated and for restrictions that may apply.


(6)"Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2011, if applicable, and for the underlying portfolios. In addition, the "Lowest" represents the total annual operating expenses of the EQ/Equity 500 Index Portfolio and the EQ/Small Company Index Portfolio. The "Highest" represents the total annual operating expenses of the Multimanager Technology Portfolio.


EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).


The example below shows the expenses that a hypothetical contract owner (who has elected the Guaranteed minimum income benefit with the enhanced death benefit that provides for the greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 and Protection Plus/SM/) would pay in the situations illustrated. The example uses an average annual administrative charge based on the charges paid in 2011, which results in an estimated administrative charge of 0.013% of contract value.


The fixed maturity options, guaranteed interest option and the account for special dollar cost averaging are not covered by the example. However, the annual administrative charge, the withdrawal charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options, guaranteed interest option and the account for special dollar cost averaging. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

The example assumes that you invest $10,000 in the contract for the time periods indicated and that your investment has a 5% return each year. Other than the administrative charge (which is described immediately above), the example also assumes maximum contract charges and total annual expenses of the Portfolios (before expense limitations) set forth in the previous charts. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


------------------------------------------------------------------------------------------------------------------------
                                                                               IF YOU ANNUITIZE AT THE END OF THE
                                                                               APPLICABLE TIME PERIOD, AND SELECT A
                                         IF YOU SURRENDER YOUR CONTRACT AT THE NON-LIFE CONTINGENT PERIOD CERTAIN
                                         END OF THE APPLICABLE TIME PERIOD     ANNUITY OPTION WITH LESS THAN FIVE YEARS
------------------------------------------------------------------------------------------------------------------------
                                         1 YEAR   3 YEARS   5 YEARS  10 YEARS  1 YEAR    3 YEARS   5 YEARS   10 YEARS
------------------------------------------------------------------------------------------------------------------------
(a)assuming maximum fees and
   expenses of any of the Portfolios     $1,153   $1,988    $2,862    $4,988    N/A      $1,988    $2,862     $4,988
------------------------------------------------------------------------------------------------------------------------
(b)assuming minimum fees and
   expenses of any of the Portfolios     $1,067   $1,734    $2,449    $4,216    N/A      $1,734    $2,449     $4,216
------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------

                                          IF YOU DO NOT SURRENDER YOUR
                                           CONTRACT AT THE END OF THE
                                             APPLICABLE TIME PERIOD
------------------------------------------------------------------------
                                         1 YEAR 3 YEARS 5 YEARS 10 YEARS
------------------------------------------------------------------------
(a)assuming maximum fees and
   expenses of any of the Portfolios      $453  $1,388  $2,362   $4,988
------------------------------------------------------------------------
(b)assuming minimum fees and
   expenses of any of the Portfolios      $367  $1,134  $1,949   $4,216
------------------------------------------------------------------------


CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2011.


16  FEE TABLE

1. Contract features and benefits


--------------------------------------------------------------------------------


HOW YOU CAN CONTRIBUTE TO YOUR CONTRACT

Except as described below, we no longer accept contributions to the contracts, including contributions made through our automatic investment program. Contributions received at our processing office will be returned to you. This change has no effect on amounts that are already invested in your contract or on your guaranteed benefits.

We currently continue to accept contributions to: (i) QP contracts; and (ii) all contracts issued in the state of Maryland. Information regarding contributions in this section is for the benefit of contract owners currently eligible to continue making contributions to the contracts.

Additional contributions may not be permitted in your state. Please see Appendix VIII later in this Prospectus to see if additional contributions are permitted in your state.

The table in Appendix XI summarizes our current rules regarding contributions to your contract, which rules are subject to change. We can refuse to accept any contribution from you at any time, including after you purchase the contract. We require a minimum contribution amount for each type of contract purchased. Maximum contribution limitations also apply. In some states, our rules may vary. Both the owner and annuitant named in the contract must meet the issue age requirements shown in the table and contributions are based on the age of the older of the original owner and annuitant.


Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit or terminate your contributions.

--------------------------------------------------------------------------------

We have exercised our right to discontinue acceptance of contributions to the contracts as described above. We reserve the right to further change our current limitations on your contributions and to discontinue acceptance of contributions to the contracts.

--------------------------------------------------------------------------------

We currently limit aggregate contributions on your contract made after the first contract year to 150% of first-year contributions (the "150% limit"). The 150% limit can be reduced or increased at any time upon advance notice to you. Even if the aggregate contributions on your contract do not exceed the 150% limit, we currently do not accept any contribution if: (i) the aggregate contributions under one or more Accumulator(R) series contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for the same owner or annuitant who is age 81 and older at contract issue); or (ii) the aggregate contributions under all AXA Equitable annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000. We may waive these and other contribution limitations based on certain criteria that we determine, including elected benefits, issue age, aggregate contributions, variable investment option allocations and selling broker-dealer compensation. These and other contribution limitations may not be applicable in your state. Please see Appendix VIII later in this Prospectus.

--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------




OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different from the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.

If the Spousal protection feature is available under your contract and is elected, the spouses must be joint owners, one of the spouses must be the annuitant, and both must be named as the only primary beneficiaries. The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules.

In general, we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act in your state.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract. See "Inherited IRA beneficiary continuation contract" later in this section for Inherited IRA owner and annuitant requirements.

Under QP contracts, the owner must be the qualified plan trust and the annuitant must be the plan participant/employee. See Appendix II later in this Prospectus for more information on QP contracts.

PURCHASE CONSIDERATIONS FOR A CHARITABLE REMAINDER TRUST. If you purchased the contract to fund a charitable remainder trust and elected either the Guaranteed minimum income benefit ("GMIB") or an enhanced death benefit, you should strongly consider "split-funding": that is, the trust holds investments in addition to this Accumulator(R) contract. Charitable remainder trusts are required to take specific distributions. The charitable remainder trust annual withdrawal requirement may be equal to a percentage of the donated amount or a percentage of the current value of the donated amount. If your Accumulator(R) contract is the only source for such distributions, the payments you need to take may significantly reduce the value of those guaranteed benefits. Such amount may be greater than the annual increase in the GMIB and/or the enhanced death benefit base. See the discussion of these benefits later in this section.

                                              CONTRACT FEATURES AND BENEFITS 17

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to AXA Equitable. We may also apply contributions made pursuant to an intended Section 1035 tax-free exchange or a direct transfer. We do not accept starter checks or travelers' checks. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

For your convenience, we will accept contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose, including circumstances under which such contributions are considered received by us when your order is taken by such broker-dealers. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in "More information" later in this Prospectus.

--------------------------------------------------------------------------------
The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year."
The end of each 12-month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is
April 30.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. For more information about our business day and our pricing of transactions, please see "Dates and prices at which contract events occur."
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

You can choose from among the variable investment options, the guaranteed interest option, the fixed maturity options and the account for special dollar cost averaging.

VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available Portfolios, their investment objectives and their advisers. We may, at any time, exercise our rights to limit or terminate your contributions.

18  CONTRACT FEATURES AND BENEFITS

PORTFOLIOS OF THE TRUSTS

We offer affiliated Trusts, which in turn offer one or more Portfolios. AXA Equitable Funds Management Group, LLC, a wholly owned subsidiary of AXA Equitable, serves as the investment manager of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. For some Portfolios, AXA Equitable Funds Management Group, LLC has entered into sub-advisory agreements with investment advisers (the "sub-advisers") to carry out the day-to-day investment decisions for the Portfolios. As such, AXA Equitable Funds Management Group, LLC oversees the activities of the sub-advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the sub-adviser(s) for each Portfolio, if any. The chart below also shows the currently available Portfolios and their investment objectives.


You should be aware that AXA Advisors, LLC and AXA Distributors, LLC (together, the "Distributors") directly or indirectly receive 12b-1 fees from affiliated Portfolios for providing certain distribution and/or shareholder support services. These fees will not exceed 0.25% of the Portfolios' average daily net assets. The Portfolios' sub-advisers and/or their affiliates may also contribute to the cost of expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the sub-advisers' respective Portfolios. It may be more profitable for us to offer affiliated Portfolios than to offer unaffiliated Portfolios.


As a contract owner, you may bear the costs of some or all of these fees and payments through your indirect investment in the Portfolios. (See the Portfolios' prospectuses for more information.) These fees and payments will reduce the underlying Portfolios' investment returns. AXA Equitable may profit from these fees and payments.

AXA Equitable considers the availability of these fees and payment arrangements during the selection process for the underlying Portfolios. These fees and payment arrangements may create an incentive for us to select Portfolios (and classes of shares of Portfolios) that pay us higher amounts.


The AXA Allocation Portfolios and the EQ/Franklin Templeton Allocation Portfolio offer contract owners a convenient opportunity to invest in other portfolios that are managed and have been selected for inclusion in the AXA Allocation Portfolios and the EQ/Franklin Templeton Allocation Portfolio by AXA Equitable Funds Management Group, LLC. AXA Advisors, LLC, an affiliated broker-dealer of AXA Equitable, may promote the benefits of such Portfolios to contract owners and/or suggest, incidental to the sale of the contract, that contract owners consider whether allocating some or all of their account value to such Portfolios is consistent with their desired investment objectives. In doing so, AXA Equitable, and/or its affiliates, may be subject to conflicts of interest insofar as AXA Equitable may derive greater revenues from the AXA Allocation Portfolios and the EQ/Franklin Templeton Allocation Portfolio than certain other Portfolios available to you under your contract. Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.

As described in more detail in the underlying Portfolio prospectuses, the AXA Allocation Portfolios, the EQ/Franklin Templeton Allocation Portfolio, and certain other affiliated Portfolios use futures and options to reduce the Portfolio's equity exposure during periods when certain market indicators indicate that market volatility is high. This strategy is designed to reduce the risk of market losses from investing in equity securities. However, this strategy may result in periods of underperformance, including those when the specified benchmark index is appreciating, but market volatility is high. As a result, your account value may rise less than it would have without these defensive actions. If you have the GMIB (or "Living Benefit"), the guaranteed principal benefit or other guaranteed benefit, this strategy may also indirectly suppress the value of the guaranteed benefit bases.

The investment strategies of the Portfolios are designed to reduce the overall volatility of your account value. The reduction in volatility permits us to more effectively and efficiently provide the guarantees under the contract. This approach, while reducing volatility, may also suppress the investment performance of your contract and the value of your guaranteed benefit bases.


---------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST
 CLASS B SHARES                                                                     INVESTMENT MANAGER (OR SUB-ADVISER(S),
 PORTFOLIO NAME           OBJECTIVE                                                 AS APPLICABLE)
---------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION Seeks long-term capital appreciation.                        AXA Equitable Funds Management
                                                                                          Group, LLC
---------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE          Seeks a high level of current income.                        AXA Equitable Funds Management
  ALLOCATION                                                                              Group, LLC
---------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS     Seeks current income and growth of capital, with a           AXA Equitable Funds Management
  ALLOCATION              greater emphasis on current income.                             Group, LLC
---------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION   Seeks long-term capital appreciation and current income.     AXA Equitable Funds Management
                                                                                          Group, LLC
---------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS         Seeks long-term capital appreciation and current income,     AXA Equitable Funds Management
  ALLOCATION              with a greater emphasis on capital appreciation.                Group, LLC
---------------------------------------------------------------------------------------------------------------------------

                                              CONTRACT FEATURES AND BENEFITS 19

---------------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST
 CLASS B SHARES                                                                      INVESTMENT MANAGER (OR SUB-ADVISER(S),
 PORTFOLIO NAME           OBJECTIVE                                                  AS APPLICABLE)
---------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE   Seeks to achieve long-term growth of capital with an       AllianceBernstein L.P.
  EQUITY                  emphasis on risk-adjusted returns and managing volatility  AXA Equitable Funds Management
                          in the Portfolio.                                             Group, LLC
                                                                                     ClearBridge Advisors, LLC
                                                                                     GCIC US Ltd.
                                                                                     Legg Mason Capital Management, LLC
                                                                                     Marsico Capital Management, LLC
                                                                                     T. Rowe Price Associates, Inc.
                                                                                     Westfield Capital Management Company, L.P.
---------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE BOND    Seeks a balance of high current income and capital appre-  BlackRock Financial Management, Inc.
                          ciation, consistent with a prudent level of risk.          Pacific Investment Management Company LLC
                                                                                     SSgA Funds Management, Inc.
---------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER              Seeks to achieve long-term growth of capital with an       AXA Equitable Funds Management
  INTERNATIONAL EQUITY    emphasis on risk-adjusted returns and managing volatility     Group, LLC
                          in the Portfolio.                                          BlackRock Investment Management, LLC
                                                                                     EARNEST Partners, LLC
                                                                                     J.P. Morgan Investment Management Inc.
                                                                                     Marsico Capital Management, LLC
---------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP    Seeks to achieve long-term growth of capital with an       AllianceBernstein L.P.
  CORE EQUITY             emphasis on risk-adjusted returns and managing volatility  AXA Equitable Funds Management
                          in the Portfolio.                                             Group, LLC
                                                                                     Janus Capital Management, LLC
                                                                                     Thornburg Investment Management, Inc.
---------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP    Seeks to achieve long-term growth of capital with an       AllianceBernstein L.P.
  VALUE                   emphasis on risk-adjusted returns and managing volatility  AXA Equitable Funds Management
                          in the Portfolio.                                             Group, LLC
                                                                                     Institutional Capital LLC
                                                                                     MFS Investment Management
---------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP      Seeks to achieve long-term growth of capital with an       AllianceBernstein L.P.
  GROWTH                  emphasis on risk-adjusted returns and managing volatility  AXA Equitable Funds Management
                          in the Portfolio.                                             Group, LLC
                                                                                     BlackRock Investment Management, LLC
                                                                                     Franklin Advisers, Inc.
                                                                                     Wellington Management Company, LLP
---------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP      Seeks to achieve long-term growth of capital with an       AXA Equitable Funds Management
  VALUE                   emphasis on risk-adjusted returns and managing volatility     Group, LLC
                          in the Portfolio.                                          BlackRock Investment Management, LLC
                                                                                     Diamond Hill Capital Management, Inc.
                                                                                     Knightsbridge Asset Management, LLC
---------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER              Seeks high total return through a combination of current   Pacific Investment Management
  MULTI-SECTOR BOND       income and capital appreciation.                              Company LLC
                                                                                     Post Advisory Group, LLC
                                                                                     SSgA Funds Management, Inc.
---------------------------------------------------------------------------------------------------------------------------------


20  CONTRACT FEATURES AND BENEFITS

---------------------------------------------------------------------------------------
 AXA PREMIER VIP
 TRUST CLASS B
 SHARES PORTFOLIO NAME    OBJECTIVE
---------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP    Seeks to achieve long-term growth of capital with an
  GROWTH                  emphasis on risk-adjusted returns and managing volatility
                          in the Portfolio.



---------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP    Seeks to achieve long-term growth of capital with an
  VALUE                   emphasis on risk-adjusted returns and managing volatility
                          in the Portfolio.




---------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY   Seeks long-term growth of capital.



---------------------------------------------------------------------------------------
 EQ ADVISORS TRUST
 CLASS IB SHARES
 PORTFOLIO NAME           OBJECTIVE
---------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN      Seeks to achieve long-term growth of capital.
  SMALL CAP GROWTH
---------------------------------------------------------------------------------------
EQ/AXA FRANKLIN SMALL     Seeks to achieve long-term total return with an emphasis
  CAP VALUE CORE          on risk-adjusted returns and managing volatility in the
                          Portfolio.

---------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE  Seeks to achieve capital appreciation and secondarily,
  EQUITY                  income.
---------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS        Seeks a combination of growth and income to achieve an
  EQUITY INCOME           above-average and consistent total return.
---------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY       Seeks to achieve long-term capital appreciation.
  RESPONSIBLE
---------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN       Seeks to achieve long-term growth of capital.
  RESEARCH
---------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX     Seeks to achieve a total return before expenses that ap-
                          proximates the total return performance of the Russell
                          3000 Index, including reinvestment of dividends, at a risk level consistent with that of the Russell 3000 Index.
---------------------------------------------------------------------------------------
EQ/CORE BOND INDEX        Seeks to achieve a total return before expenses that ap-
                          proximates the total return performance of the Barclays
                          Intermediate U.S. Government/Credit Index, including re-
                          investment of dividends, at a risk level consistent with
                          that of the Barclays Intermediate U.S. Government/Credit
                          Index.
---------------------------------------------------------------------------------------
EQ/DAVIS NEW YORK VENTURE Seeks to achieve long-term growth of capital.
---------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX       Seeks to achieve a total return before expenses that ap-
                          proximates the total return performance of the S&P 500
                          Index, including reinvestment of dividends, at a risk level consistent with that of the S&P 500 Index.
---------------------------------------------------------------------------------------


---------------------------------------------------------------------
 AXA PREMIER VIP
 TRUST CLASS B            INVESTMENT MANAGER (OR SUB-ADVISER(S),
 SHARES PORTFOLIO NAME    AS APPLICABLE)
---------------------------------------------------------------------
MULTIMANAGER SMALL CAP    AXA Equitable Funds Management
  GROWTH                     Group, LLC
                          BlackRock Investment Management, LLC
                          Lord, Abbett & Co. LLC
                          Morgan Stanley Investment Management Inc.
                          NorthPointe Capital, LLC
---------------------------------------------------------------------
MULTIMANAGER SMALL CAP    AXA Equitable Funds Management
  VALUE                      Group, LLC
                          BlackRock Investment Management, LLC
                          Franklin Advisory Services, LLC
                          Horizon Asset Management, LLC
                          Pacific Global Investment Management
                             Company
---------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY   AXA Equitable Funds Management Group, LLC
                          RCM Capital Management, LLC
                          SSgA Funds Management, Inc.
                          Wellington Management Company, LLP
---------------------------------------------------------------------
 EQ ADVISORS TRUST
 CLASS IB SHARES          INVESTMENT MANAGER (OR SUB-ADVISER(S),
 PORTFOLIO NAME           AS APPLICABLE)
---------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN      AllianceBernstein L.P.
  SMALL CAP GROWTH
---------------------------------------------------------------------
EQ/AXA FRANKLIN SMALL     AXA Equitable Funds Management
  CAP VALUE CORE             Group, LLC
                          BlackRock Investment Management, LLC
                          Franklin Advisory Services, LLC
---------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE  BlackRock Investment Management, LLC
  EQUITY
---------------------------------------------------------------------
EQ/BOSTON ADVISORS        Boston Advisors, LLC
  EQUITY INCOME
---------------------------------------------------------------------
EQ/CALVERT SOCIALLY       Calvert Investment Management, Inc.
  RESPONSIBLE
---------------------------------------------------------------------
EQ/CAPITAL GUARDIAN       Capital Guardian Trust Company
  RESEARCH
---------------------------------------------------------------------
EQ/COMMON STOCK INDEX     AllianceBernstein L.P.



---------------------------------------------------------------------
EQ/CORE BOND INDEX        AXA Equitable Funds Management
                             Group, LLC
                          SSgA Funds Management, Inc.



---------------------------------------------------------------------
EQ/DAVIS NEW YORK VENTURE Davis Selected Advisers, L.P.
---------------------------------------------------------------------
EQ/EQUITY 500 INDEX       AllianceBernstein L.P.



---------------------------------------------------------------------


                                              CONTRACT FEATURES AND BENEFITS 21

--------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST
 CLASS IB SHARES                                                                        INVESTMENT MANAGER (OR SUB-ADVISER(S),
 PORTFOLIO NAME           OBJECTIVE                                                     AS APPLICABLE)
--------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY GROWTH PLUS     Seeks to achieve long-term growth of capital with an          AXA Equitable Funds Management
                          emphasis on risk-adjusted returns and managing volatility        Group, LLC
                          in the Portfolio.                                             BlackRock Capital Management, Inc.
                                                                                        BlackRock Investment Management, LLC
--------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN CORE BALANCED Seeks to maximize income while maintaining prospects          AXA Equitable Funds Management
                          for capital appreciation with an emphasis on risk-adjusted       Group, LLC
                          returns and managing volatility in the Portfolio.             BlackRock Investment Management, LLC
                                                                                        Franklin Advisers, Inc.
--------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN TEMPLETON     Primarily seeks capital appreciation and secondarily seeks    AXA Equitable Funds Management
  ALLOCATION              income.                                                          Group, LLC
--------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND      Seeks to achieve capital appreciation.                        GAMCO Asset Management, Inc.
  ACQUISITIONS
--------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY    Seeks to maximize capital appreciation.                       GAMCO Asset Management, Inc.
  VALUE
--------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS       Seeks to achieve capital growth and current income.           AXA Equitable Funds Management
                                                                                           Group, LLC
                                                                                        BlackRock Investment Management, LLC
                                                                                        First International Advisors, LLC
                                                                                        Wells Capital Management, Inc.
--------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL MULTI-SECTOR    Seeks to achieve long-term capital appreciation with an       AXA Equitable Funds Management
  EQUITY                  emphasis on risk-adjusted returns and managing volatility        Group, LLC
                          in the Portfolio.                                             BlackRock Investment Management, LLC
                                                                                        Morgan Stanley Investment
                                                                                           Management Inc.
--------------------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE           Seeks to achieve a total return before expenses that ap-      AXA Equitable Funds Management
  GOVERNMENT BOND/(1)/    proximates the total return performance of the Barclays          Group, LLC
                          Intermediate U.S. Government Bond Index, including re-        SSgA Funds Management, Inc.
                          investment of dividends, at a risk level consistent with
                          that of the Barclays Intermediate U.S. Government Bond
                          Index.
--------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL CORE     Seeks to achieve long-term growth of capital with an          AXA Equitable Funds Management
  PLUS                    emphasis on risk-adjusted returns and managing volatility        Group, LLC
                          in the Portfolio.                                             BlackRock Investment Management, LLC
                                                                                        Hirayama Investments, LLC
                                                                                        WHV Investment Management
--------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL EQUITY   Seeks to achieve a total return (before expenses) that        AllianceBernstein L.P.
  INDEX                   approximates the total return performance of a compos-
                          ite index comprised of 40% Dow Jones EURO STOXX 50
                          Index, 25% FTSE 100 Index, 25% TOPIX Index and 10%
                          S&P/ASX 200 Index, including reinvestment of dividends,
                          at a risk level consistent with that of the composite index.
--------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL VALUE    Seeks to provide current income and long-term growth of       AXA Equitable Funds Management
  PLUS                    income, accompanied by growth of capital with an                 Group, LLC
                          emphasis on risk-adjusted returns and managing volatility     BlackRock Investment Management, LLC
                          in the Portfolio.                                             Northern Cross, LLC
--------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE         Seeks to achieve long-term capital appreciation.              J.P. Morgan Investment Management Inc.
  OPPORTUNITIES
--------------------------------------------------------------------------------------------------------------------------------


22  CONTRACT FEATURES AND BENEFITS

---------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST
 CLASS IB SHARES                                                                       INVESTMENT MANAGER (OR SUB-ADVISER(S),
 PORTFOLIO NAME           OBJECTIVE                                                    AS APPLICABLE)
---------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP CORE PLUS    Seeks to achieve long-term growth of capital with an         AXA Equitable Funds Management
                          emphasis on risk-adjusted returns and managing volatility       Group, LLC
                          in the Portfolio.                                            BlackRock Investment Management, LLC
                                                                                       Institutional Capital LLC
---------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX Seeks to achieve a total return before expenses that         AllianceBernstein L.P.
                          approximates the total return performance of the Russell
                          1000 Growth Index, including reinvestment of dividends
                          at a risk level consistent with that of the Russell 1000
                          Growth Index.
---------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH PLUS  Seeks to provide long-term capital growth with an            AXA Equitable Funds Management Group,
                          emphasis on risk-adjusted returns and managing volatility       LLC
                          in the Portfolio.                                            BlackRock Investment Management, LLC
                                                                                       Marsico Capital Management, LLC
---------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX  Seeks to achieve a total return before expenses that         SSgA Funds Management, Inc.
                          approximates the total return performance of the Russell
                          1000 Value Index, including reinvestment of dividends, at
                          a risk level consistent with that of the Russell 1000 Value
                          Index.
---------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE PLUS   Seeks to achieve long-term growth of capital with an         AllianceBernstein L.P.
                          emphasis on risk-adjusted returns and managing volatility    AXA Equitable Funds Management
                          in the Portfolio.                                               Group, LLC
---------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP  Seeks to achieve capital appreciation and growth of          Lord, Abbett & Co. LLC
  CORE                    income with reasonable risk.
---------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INTERNATIONAL      Seeks to achieve capital appreciation.                       Massachusetts Financial Services Company
  GROWTH                                                                                  which operates under the name of MFS
                                                                                          Investment Management
---------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX          Seeks to achieve a total return before expenses that         SSgA Funds Management, Inc.
                          approximates the total return performance of the S&P
                          Mid Cap 400 Index, including reinvestment of dividends,
                          at a risk level consistent with that of the S&P Mid Cap
                          400 Index.
---------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP VALUE PLUS     Seeks to achieve long-term capital appreciation with an      AXA Equitable Funds Management
                          emphasis on risk adjusted returns and managing volatility       Group, LLC
                          in the Portfolio.                                            BlackRock Investment Management, LLC
                                                                                       Wellington Management Company, LLP
---------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET           Seeks to obtain a high level of current income, preserve     The Dreyfus Corporation
                          its assets and maintain liquidity.
---------------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL      Seeks to achieve capital appreciation.                       Montag & Caldwell, LLC
  GROWTH
---------------------------------------------------------------------------------------------------------------------------------
EQ/MORGAN STANLEY MID     Seeks to achieve capital growth.                             Morgan Stanley Investment
  CAP GROWTH                                                                              Management Inc.
---------------------------------------------------------------------------------------------------------------------------------
EQ/MUTUAL LARGE CAP       Seeks to achieve capital appreciation, which may             AXA Equitable Funds Management
  EQUITY                  occasionally be short-term, with an emphasis on risk            Group, LLC
                          adjusted returns and managing volatility in the Portfolio.   BlackRock Investment Management, LLC
                                                                                       Franklin Mutual Advisers, LLC
---------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL     Seeks to achieve capital appreciation.                       OppenheimerFunds, Inc.
---------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA SHORT BOND Seeks to generate a return in excess of traditional money    Pacific Investment Management
                          market products while maintaining an emphasis on                Company, LLC
                          preservation of capital and liquidity.
---------------------------------------------------------------------------------------------------------------------------------


                                              CONTRACT FEATURES AND BENEFITS 23

------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST
 CLASS IB SHARES                                                                      INVESTMENT MANAGER (OR SUB-ADVISER(S),
 PORTFOLIO NAME           OBJECTIVE                                                   AS APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS      Seeks to achieve high current income consistent with        AllianceBernstein L.P.
                          moderate risk to capital.                                   AXA Equitable Funds Management
                                                                                         Group, LLC
------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX    Seeks to replicate as closely as possible (before the       AllianceBernstein L.P.
                          deduction of Portfolio expenses) the total return of the
                          Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------
EQ/T. ROWE PRICE GROWTH   Seeks to achieve long-term capital appreciation and         T. Rowe Price Associates, Inc.
  STOCK                   secondarily, income.
------------------------------------------------------------------------------------------------------------------------------
EQ/TEMPLETON GLOBAL       Seeks to achieve long-term capital growth with an           AXA Equitable Funds Management
  EQUITY                  emphasis on risk adjusted returns and managing volatility      Group, LLC
                          in the Portfolio.                                           BlackRock Investment Management, LLC
                                                                                      Templeton Investment Counsel, LLC
------------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME  Seeks to achieve total return through capital appreciation  UBS Global Asset Management (Americas)
                          with income as a secondary consideration.                      Inc.
------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK    Seeks to achieve capital growth and income.                 Invesco Advisers, Inc.
------------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO OMEGA      Seeks to achieve long-term capital growth.                  Wells Capital Management, Inc.
  GROWTH
------------------------------------------------------------------------------------------------------------------------------



(1)This is the Portfolio's new name, effective on or about May 1, 2012. The Portfolio's former name was EQ/Intermediate Government Bond Index.


YOU SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS, AND CHARGES AND EXPENSES OF THE PORTFOLIOS CAREFULLY BEFORE INVESTING. THE PROSPECTUSES FOR THE TRUSTS CONTAIN THIS AND OTHER IMPORTANT INFORMATION ABOUT THE PORTFOLIOS. THE PROSPECTUSES SHOULD BE READ CAREFULLY BEFORE INVESTING. IN ORDER TO OBTAIN COPIES OF TRUST PROSPECTUSES THAT DO NOT ACCOMPANY THIS PROSPECTUS, YOU MAY CALL ONE OF OUR CUSTOMER SERVICE REPRESENTATIVES AT 1-800-789-7771.

24  CONTRACT FEATURES AND BENEFITS

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this Prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1)the minimum interest rate guaranteed over the life of the contract,

(2)the yearly guaranteed interest rate for the calendar year, and

(3)the current interest rate.

We set current interest rates periodically based on our discretion and according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but before deduction of annual administrative charges, any withdrawal charges and any optional benefit charges. See Appendix VIII later in this Prospectus for state variations.


Depending on the state where your contract was issued, your lifetime minimum rate ranges from 1.50% to 3.00%. The data page for your contract shows the lifetime minimum rate. Check with your financial professional as to which rate applies in your state. The minimum yearly rate will never be less than the lifetime minimum rate. The minimum yearly rate for 2012 is 1.50%, 2.25%, 2.75% or 3.00%, depending on your lifetime minimum rate. Current interest rates will never be less than the yearly guaranteed interest rate.


See "Transferring your money among the investment options" later in this Prospectus for restrictions on transfers from the guaranteed interest option.

FIXED MATURITY OPTIONS

We may offer fixed maturity options with maturity dates ranging from one to ten years. Also, we reserve the right to discontinue offering fixed maturity options at any time. We will not accept allocations to a fixed maturity option if, on the date the contribution or transfer is to be applied, the rate to maturity is 3%. This means that, at any given time, we may not offer fixed maturity options with all ten possible maturity dates. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. This limit includes any maturities that have had any allocation or transfers even if the entire amount is withdrawn or transferred during the contract year. These amounts become part of a non-unitized separate account. Interest is earned at a guaranteed rate we set for each fixed maturity option based on our discretion and according to our procedures ("rate to maturity"). The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional or see Appendix VIII later in this Prospectus to see if fixed maturity options are available in your state.
--------------------------------------------------------------------------------
Fixed maturity options generally range from one to ten years to maturity.
--------------------------------------------------------------------------------

Under the Special 10 year fixed maturity option (which is available only under contracts that offer GPB Option 2), additional contributions will have the same maturity date as your initial contribution (see "The guaranteed principal benefits" below). The rate to maturity you will receive for each additional contribution is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We may offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below.

Each new contribution is applied to a new fixed maturity option. When you applied for an Accumulator(R) contract, a 60-day rate lock-in was applied from the date the application was signed. Any contributions received and designated for a fixed maturity option during that period received the then current fixed maturity option rate or the rate that was in effect on the date that the application was signed, whichever had been greater. There is no rate lock available for subsequent contributions to the contract after 60 days, transfers from any of the variable investment options or the guaranteed interest option into a fixed maturity option or transfers from one fixed maturity option to another.

YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the restrictive conditions listed in "Allocating your contributions," below would apply:

(a)transfer the maturity value into another available fixed maturity option, one or more of the variable investment options or the guaranteed interest option; or

(b)withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date. As of February 15, 2012, the next available maturity date was February 15, 2022. If no fixed maturity options are available, we will transfer your maturity value to the EQ/Money Market option.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any

                                              CONTRACT FEATURES AND BENEFITS 25
fixed maturity amount you have in that fixed maturity option. A market value adjustment will also apply if amounts in a fixed maturity option are used to purchase any annuity payment option prior to the maturity date and may apply on payment of a death benefit. The market value adjustment, positive or negative, resulting from a withdrawal or transfer (including a deduction for withdrawal charges) of a portion of the amount in the fixed maturity option will be a percentage of the market value adjustment that would apply if you were to withdraw the entire amount in that fixed maturity option. The market value adjustment applies to the amount remaining in a fixed maturity option and does not reduce the actual amount of a withdrawal. The amount applied to an annuity payout option will reflect the application of any applicable market value adjustment (either positive or negative). We only apply a positive market value adjustment to the amount in the fixed maturity option when calculating any death benefit proceeds under your contract. The amount of the adjustment will depend on two factors:

(a)the difference between the rate to maturity that applies to the amount being withdrawn and the rate we have in effect at that time for new fixed maturity options (adjusted to reflect a similar maturity date), and

(b)the length of time remaining until the maturity date.

If fixed maturity option interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if fixed maturity option interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amounts of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.

ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

The account for special dollar cost averaging is part of our general account. We pay interest at guaranteed rates in this account. We will credit interest to the amounts that you have in the account for special dollar cost averaging every day. We set the interest rates periodically based on our discretion and according to procedures that we have. We reserve the right to change these procedures.

We guarantee to pay our current interest rate that is in effect on the date that your contribution is allocated to this account. Your guaranteed interest rate for the time period you selected was shown in your contract for an initial contribution. The rate will never be less than the lifetime minimum rate for the guaranteed interest option. See "Allocating your contributions" below for rules and restrictions that apply to the special dollar cost averaging program.

ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, the guaranteed principal benefits (at contract issue only) or dollar cost averaging. Subsequent contributions are allocated according to instructions on file unless you provide new instructions.

The contract is between you and AXA Equitable. The contract is not an investment advisory account, and AXA Equitable is not providing any investment advice or managing the allocations under your contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the contract, have the sole authority to make investment allocations and other decisions under the contract. If your financial professional is with AXA Advisors, he or she is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, you should speak with him/her regarding any different arrangements that may apply.

SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options, the guaranteed interest option (subject to restrictions in certain states-See Appendix VIII later in this Prospectus for state variations) and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. The total of your allocations into all available investment options must equal 100%. If the annuitant is age 76-80, you may allocate contributions to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.

THE GUARANTEED PRINCIPAL BENEFITS (INCLUDING PRINCIPAL ASSURANCE)

We offered a guaranteed principal benefit ("GPB") with two options. See Appendix VIII later in this Prospectus for more information on state availability and Appendix IX for contract variation and/or availability of these benefits. You could only elect one of the GPBs. Neither GPB was available under Inherited IRA contracts. We did not offer either GPB when the rate to maturity for the applicable fixed maturity option was 3%. Both GPB options allow you to allocate a portion of your total contributions to the variable investment options, while ensuring that your account value will at least equal your contributions adjusted for withdrawals and transfers on a specified date. GPB Option 2 generally provides you with the ability to allocate more of your contributions to the variable investment options than could be allocated using GPB Option 1 (also known as Principal assurance). If you elected either GPB, you could not elect the Guaranteed minimum income benefit, Principal Protector/SM/, the systematic withdrawals option or the substantially equal withdrawals option. However, certain contract owners who elected GPB are not subject to these restrictions. See Appendix IX for information on what applies under your contract.

You could elect GPB Option 1 only if the annuitant was age 80 or younger when the contract was issued (after age 75, only the 7-year fixed maturity option was available). You could elect GPB Option 2 only if the annuitant was age 75 or younger when the contract

26  CONTRACT FEATURES AND BENEFITS
was issued. GPB Option 2 is not available for purchase with any Flexible Premium IRA contract whether traditional or Roth. If you purchased an IRA, QP or Rollover TSA contract, before you either purchased GPB Option 2 or elected GPB Option 1 with a maturity year that would extend beyond the year in which you will reach age 70 1/2 , you should have considered whether your value in the variable investment options, guaranteed interest option and permissible funds outside the contract were sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus. If you elected GPB Option 2 and change ownership of the contract, GPB Option 2 will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information" later in this Prospectus for more information.

GUARANTEED PRINCIPAL BENEFIT OPTION 1 (UNDER CERTAIN CONTRACTS, THIS FEATURE IS CALLED "PRINCIPAL ASSURANCE"). GPB Option 1 was available at contract issue only. Under GPB Option 1, you selected a fixed maturity option at the time you signed your application. We specified a portion of your initial contribution and allocated it to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The percentage of your contribution allocated to the fixed maturity option was calculated based upon the rate to maturity then in effect for the fixed maturity option you chose. Your contract contains information on the amount of your contribution allocated to the fixed maturity option. The maturity date you selected generally could not be later than 10 years, or earlier than 7 years from your contract date. If you were to make any withdrawals or transfers from the fixed maturity option before the option's maturity date, the amount in the fixed maturity option will be adjusted and may no longer grow to equal your initial contribution under GPB Option 1. You allocated the remainder of your initial contribution to the investment options and guaranteed interest option however you chose (unless you elected a dollar cost averaging program, in which case the remainder of your initial contribution was allocated to the dollar cost averaging program). Upon the maturity date of the fixed maturity option, you will be provided with the same notice and the same choices with respect to the maturity value as described above under "Your choices at the maturity date." There is no charge for GPB Option 1.

GUARANTEED PRINCIPAL BENEFIT OPTION 2. GPB Option 2 was only available at contract issue. IF YOU PURCHASED GPB OPTION 2, YOU MAY NOT MAKE ADDITIONAL CONTRIBUTIONS TO YOUR CONTRACT AFTER SIX MONTHS FROM THE CONTRACT ISSUE DATE OR AT ANY EARLIER TIME IF AT SUCH TIME THE THEN APPLICABLE RATE TO MATURITY ON THE SPECIAL 10 YEAR FIXED MATURITY OPTION IS 3%. Therefore, any discussion in this Prospectus that involves any additional contributions after the first six months will be inapplicable. This feature was not available under all contracts.

We have specified the portion of your initial contribution, and any additional permitted contributions, to be allocated to a Special 10 year fixed maturity option. Your contract contains information on the percentage of applicable contributions allocated to the Special 10 year fixed maturity option. You may allocate the rest of your contributions among the investment options (other than the Special 10 year fixed maturity option) however you choose, as permitted under your contract (unless you elect a dollar cost averaging program, in which case all contributions, other than amounts allocated to the Special 10 year fixed maturity option, must be allocated to the dollar cost averaging program). The Special 10 year fixed maturity option will earn interest at the specified rate to maturity then in effect.

If on the 10th contract date anniversary, your annuity account value is less than the amount that is guaranteed under GPB Option 2, we will increase your annuity account value to be equal to the guaranteed amount under GPB Option 2. Any such additional amounts added to your annuity account value will be allocated to the EQ/Money Market investment option. After the maturity date of the Special 10 year fixed maturity option, the guarantee under GPB Option 2 will terminate. Upon the maturity date of the Special 10 year fixed maturity option, you will be provided with the same notice and the same choices with respect to the maturity value as described above under "Your choices at the maturity date." The guaranteed amount under GPB Option 2 is equal to your initial contribution adjusted for any additional permitted contributions, transfers out of the Special 10 year fixed maturity option and withdrawals from the contract (see "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus). Any transfers or withdrawals from the Special 10 year fixed maturity option will also be subject to a market value adjustment (see "Market value adjustment" under "Fixed maturity options" above in this section).

If you purchased the Guaranteed principal benefit option 2, you can not voluntarily terminate this benefit. GPB Option 2 will terminate if the contract terminates before the maturity date of the Special 10 year fixed maturity option. If the owner and the annuitant are different people and the owner dies before the maturity date of the Special 10 year fixed maturity option, we will continue GPB Option 2 only if the contract can continue through the maturity date of the Special 10 year fixed maturity option. If the contract cannot so continue, we will terminate GPB Option 2. GPB Option 2 will continue where there is a successor owner/annuitant. GPB Option 2 will terminate upon the exercise of the beneficiary continuation option. See "Payment of death benefit" later in this Prospectus for more information about the continuation of the contract after the death of the owner and/or the annuitant.

There is a fee associated with GPB Option 2 (see "Charges and expenses" later in this Prospectus). You should note that the purchase of GPB Option 2 would not have been appropriate if you wanted to make additional contributions to your contract beyond the first six months after your contract was issued. If you later decide that you would like to make additional contributions to the Accumulator(R) contract, we may permit you to purchase another contract. If we do, however, you should note that we do not reduce or waive any of the charges on the new contract, nor do we guarantee that the features available under the contract will be available under the new contract. This means that you might end up paying more with respect to certain charges than if you had simply purchased a single contract (for example, the administrative charge).

The purchase of GPB Option 2 also would not have been appropriate if you planned on terminating your contract before the maturity date of the Special 10 year fixed maturity option. In addition, because we prohibit contributions to your contract after the first six months, certain contract benefits that are dependent upon contributions or account value will be limited (for example, the guaranteed death

                                              CONTRACT FEATURES AND BENEFITS 27
benefits and Protection Plus/SM/). You should also note that if you intended to allocate a large percentage of your contributions to the guaranteed interest option or other fixed maturity options, the purchase of GPB Option 2 would not have been appropriate because of the guarantees already provided by these options. An example of the effect of GPB Option 1 and GPB Option 2 on your annuity contract is included in Appendix VI later in this Prospectus.

DOLLAR COST AVERAGING

We offer a variety of dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to available investment options by periodically transferring approximately the same dollar amount to the investment options you select. Regular allocations to the variable investment options will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

SPECIAL DOLLAR COST AVERAGING PROGRAM. Under the special dollar cost averaging program, you may choose to allocate all or a portion of any eligible contribution to the account for special dollar cost averaging. Contributions into the account for special dollar cost averaging may not be transfers from other investment options. Your initial allocation to any special dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time and once you select a time period, you may not change it. In Pennsylvania, we refer to this program as "enhanced rate dollar cost averaging." If you elect Principal Protector/SM/, you may not participate in the special dollar cost averaging program.

You may have your account value transferred to any of the variable investment options. We will transfer amounts from the account for special dollar cost averaging into the variable investment options over an available time period that you select. We offer time periods of 3, 6 or 12 months, during which you will receive an enhanced interest rate. We may also offer other time periods. Your financial professional can provide information on the time periods and interest rates currently available in your state, or you may contact our processing office. If the special dollar cost averaging program was selected at the time you applied to purchase the Accumulator(R) contract, a 60 day rate lock was applied from the date of application. Any contribution(s) received during that 60 day period were credited with the interest rate offered on the date of application for the remainder of the time period selected at application. Any contribution(s) received after the 60 day rate lock period ended will be credited with the then current interest rate for the remainder of the time period selected at application. Contribution(s) made to a special dollar cost averaging program selected after the Accumulator(R) contract has been issued will be credited with the then current interest rate on the date the contribution is received by AXA Equitable for the time period initially selected by you. Once the time period you selected has run, you may then select another time period for future contributions. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made. Currently, your account value will be transferred from the account for special dollar cost averaging into the variable investment options on a monthly basis. We may offer this program in the future with transfers on a different basis.

We will transfer all amounts out of the account for special dollar cost averaging by the end of the chosen time period. The transfer date will be the same day of the month as the contract date, but not later than the 28th day of the month. For a special dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the special dollar cost averaging program, but not later than the 28th day of the month.

If you choose to allocate only a portion of an eligible contribution to the account for special dollar cost averaging, the remaining balance of that contribution will be allocated to the variable investment options, guaranteed interest option or fixed maturity options according to your instructions.

The only transfers that will be made from the account for special dollar cost averaging are your regularly scheduled transfers to the variable investment options. No amounts may be transferred from the account for special dollar cost averaging to the guaranteed interest option or the fixed maturity options. If you request to transfer or withdraw any other amounts from the account for special dollar averaging, we will transfer all of the value that you have remaining in the account for special dollar cost averaging to the investment options according to the allocation percentages for special dollar cost averaging we have on file for you. You may ask us to cancel your participation at any time.

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out. The minimum amount that we will transfer each time is $250.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

INVESTMENT SIMPLIFIER

FIXED-DOLLAR OPTION. Under this option you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice. Transfers may be made on a monthly, quarterly or annual basis. You can specify the number of transfers or instruct us to continue to make transfers until all available amounts in the guaranteed interest option have been transferred out.

28  CONTRACT FEATURES AND BENEFITS

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. The transfer date will be the same calendar day of the month as the contract date but not later than the 28th day of the month. The minimum transfer amount is $50. Unlike the account for special dollar cost averaging, this option does not offer enhanced rates. Also, the option is subject to the guaranteed interest option transfer limitations described under "Transferring your account value" in "Transferring your money among investment options" later in this Prospectus. While the program is running, any transfer that exceeds those limitations will cause the program to end for that contract year. You will be notified. You must send in a request form to resume the program in the next or subsequent contract years.

If, on any transfer date, your value in the guaranteed interest option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and the program will end. You may change the transfer amount once each contract year or cancel this program at any time.

INTEREST SWEEP OPTION. Under this option, you may elect to have monthly transfers from amounts in the guaranteed interest option into the variable investment options of your choice. The transfer date will be the last business day of the month. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election. On the last day of each month, we check to see whether you have at least $7,500 in the guaranteed interest option. We will automatically cancel the interest sweep program if the amount in the guaranteed interest option is less than $7,500 on the last day of the month for two months in a row. For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

                              -------------------

You may not currently participate in any dollar cost averaging program if you are participating in the Option II rebalancing program. Under the Option I rebalancing program you may participate in any of the dollar cost averaging programs except general dollar cost averaging. If you elect a GPB and a dollar cost averaging program, 100% of your contributions not allocated to the fixed maturity option under the GPB must be allocated to the dollar cost averaging program you elect. You may only participate in one dollar cost averaging program at a time. See "Transferring your money among investment options" later in this Prospectus. Also, for information on how the dollar cost averaging program you select may affect certain guaranteed benefits see "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" immediately below.

We do not deduct a transfer charge for any transfer made in connection with our dollar cost averaging and Investment Simplifier programs. Not all dollar cost averaging programs are available in every state. See Appendix VIII later in this Prospectus for more information on state availability.

GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED MINIMUM INCOME BENEFIT BASE

The Guaranteed minimum death benefit base and Guaranteed minimum income benefit base (hereinafter, in this section called your "benefit base") are used to calculate the Guaranteed minimum income benefit (known as the "Living Benefit" under certain existing contracts) and the death benefits, as described in this section. The benefit base for the Guaranteed minimum income benefit and an enhanced death benefit will be calculated as described below in this section whether these options are elected individually or in combination. Your benefit base is not an account value or a cash value. See also "Guaranteed minimum income benefit option" and "Guaranteed minimum death benefit" below.

STANDARD DEATH BENEFIT. Your benefit base is equal to:

..   your initial contribution and any additional contributions to the contract;
    less

..   a deduction that reflects any withdrawals you make (including any applicable withdrawal charges). The amount of this deduction is described under "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in the Prospectus.

6% (OR 5%) ROLL-UP TO AGE 85 (USED FOR THE 6% ROLL-UP TO AGE 85 ENHANCED DEATH BENEFIT AND THE GREATER OF 6% (OR 5%) ROLL-UP TO AGE 85 ENHANCED DEATH BENEFIT OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). Your benefit base is equal to:

..   your initial contribution and any additional contributions to the contract;
    plus

..   daily roll-up; less

..   a deduction that reflects any withdrawals you make (including any applicable withdrawal charges). The amount of this deduction is described under "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in the Prospectus.

The effective annual roll-up rate credited to the benefit base is:


..   6% (or 5%) with respect to the variable investment options (other than
    EQ/Intermediate Government Bond and EQ/Money Market), and the account for special dollar cost averaging; the effective annual rate is 4% in Washington. Please see Appendix VIII later in this Prospectus to see what roll-up rate applies in your state or Appendix IX for what applies to your contract; and

..   3% with respect to the EQ/Intermediate Government Bond, EQ/Money Market,
    the fixed maturity options, the Special 10 year fixed maturity option, the guaranteed interest option and the loan reserve account under Rollover TSA (if applicable).


The benefit base stops rolling up after the contract date anniversary following the annuitant's 85th birthday.

                                              CONTRACT FEATURES AND BENEFITS 29

Please see "Our administrative procedures for calculating your Roll-up benefit base following a transfer" later in the Prospectus for more information about how we calculate your Roll-up benefit base when you transfer account values between investment options with a higher roll-up rate (4-6%) and investment options with a lower roll-up rate (3%).

ANNUAL RATCHET TO AGE 85 (USED FOR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GREATER OF 6% (OR 5%) ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). If you have not taken a withdrawal from your contract, your benefit base is equal to the greater of either:

..   your initial contribution to the contract (plus any additional contributions),

                                      or

..   your highest account value on any contract date anniversary up to the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday (plus any contributions made since the most recent Annual Ratchet).

If you have taken a withdrawal from your contract, your benefit base will be reduced from the amount described above. See "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in this Prospectus. At any time after a withdrawal, your benefit base is equal to the greater of either:

..   your benefit base immediately following the most recent withdrawal (plus any additional contributions made after the date of such withdrawal),

                                      or

..   your highest account value on any contract date anniversary after the date of the most recent withdrawal, up to the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday (plus any contributions made since the most recent Annual Ratchet after the date of such withdrawal).

GREATER OF 6% (OR 5%) ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6% (or 5%) Roll-Up to age 85 or the benefit base computed for the Annual Ratchet to age 85, as described immediately above. For the Guaranteed minimum income benefit, the benefit base is reduced by any applicable withdrawal charge remaining when the option is exercised. For more information, see "Withdrawal charge" in "Charges and expenses" later in the Prospectus.

GUARANTEED MINIMUM DEATH BENEFIT/GUARANTEED MINIMUM INCOME BENEFIT ROLL-UP BENEFIT BASE RESET. If both the Guaranteed minimum income benefit AND the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit (the "Greater of enhanced death benefit") are elected, you may reset the Roll-Up benefit base for these guaranteed benefits to equal the account value as of the 5th or later contract date anniversary. The reset amount would equal the account value as of the contract date anniversary on which you reset your Roll-Up benefit base. The 6% Roll-Up continues to age 85 on any reset benefit base.

We will send you a notice in each year that the Roll-Up benefit base is eligible to be reset, and you will have 30 days from your contract date anniversary to reset your Roll-Up benefit base. Each time you reset the Roll-Up benefit base, your Roll-Up benefit will not be eligible for another reset for five years. If after your death your spouse continues the contract as Successor owner/annuitant, the benefit base will be eligible to be reset either five years from the contract date or from the last reset date, if applicable. The last age at which the benefit base is eligible to be reset is annuitant age 75.

It is important to note that once you have reset your Roll-Up benefit base a new waiting period to exercise the Guaranteed minimum income benefit will apply from the date of reset; you may not exercise until the tenth contract date anniversary following the reset or, if later, the earliest date you would have been permitted to exercise without regard to the reset. See "Exercise rules" under "Guaranteed minimum income benefit option" below for more information. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the exercise waiting period. Also, even when there is no additional charge when you reset your Roll-Up benefit base, the total dollar amount charged on future contract date anniversaries may increase as a result of the reset since the charges may be applied to a higher benefit base than would have been otherwise applied. See "Charges and expenses" in the Prospectus.

The Roll-Up benefit base for both the Greater of enhanced death benefit and the Guaranteed minimum income benefit are reset simultaneously when you request a Roll-Up benefit base reset. You cannot elect a Roll-Up benefit base reset for one benefit and not the other.

For information about whether the Guaranteed death benefit/ Guaranteed minimum income benefit roll-up benefit base reset is available under your contract, please see Appendix IX later in this Prospectus. The availability of the Guaranteed minimum death benefit/ guaranteed minimum income benefit roll-up benefit base reset is also subject to state approval. Please see Appendix VIII for more information about availability in your state.

ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the Guaranteed minimum income benefit and annuity payout options. The Guaranteed minimum income benefit is discussed under "Guaranteed minimum income benefit option" below and annuity payout options are discussed under "Your annuity payout options" in "Accessing your money" later in this Prospectus. Your contract specifies different guaranteed annuity purchase factors for the Guaranteed minimum income benefit and the annuity payout options. We may provide more favorable current annuity purchase factors for the annuity payout options. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.

30  CONTRACT FEATURES AND BENEFITS

GUARANTEED MINIMUM INCOME BENEFIT OPTION /(1)/

(Depending on when you purchased your contract, this benefit may be called the "Living Benefit." See Appendix IX later in this Prospectus for more information.)

The Guaranteed minimum income benefit was available at issue if the annuitant was age 20 through 75 at the time the contract was issued. If you elected the Guaranteed minimum income benefit at purchase, you pay an additional charge that is described under "Guaranteed minimum income benefit charge" in "Charges and expenses" later in this Prospectus. Once you purchase the Guaranteed minimum income benefit, you may not voluntarily terminate this benefit.

If you purchased the contract as an Inherited IRA or if you elected a GPB option or Principal Protector/SM/, the Guaranteed minimum income benefit is not available. Depending on when you purchased your contract, the Guaranteed minimum income benefit may have been available with Principal assurance. See Appendix IX later in this Prospectus for more information.

If you purchased the contract to fund a charitable remainder trust, you must take certain distribution amounts. You should consider split-funding so that those distributions do not adversely impact your guaranteed minimum income benefit. See "Owner and annuitant requirements" earlier in this section. If the annuitant was older than age 60 at the time an IRA, QP or Rollover TSA contract was issued, the Guaranteed minimum income benefit may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the Guaranteed minimum income benefit can be exercised. If the owner and annuitant are different in an NQ contract, there may be circumstances where the benefit may not be exercisable after an owner's death.

The Guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed pay-out option or a life with a period certain payout option. Depending on when you purchased your contract, your options may be different. See Appendix IX later in this Prospectus for more information. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your Guaranteed minimum income benefit. The maximum period certain available under the life with a period certain payout option is 10 years. This period may be shorter, depending on the annuitant's age, as follows:

--------------------------------------
    LEVEL PAYMENTS
--------------------------------------
                 PERIOD CERTAIN YEARS
 ANNUITANT'S
AGE AT EXERCISE  IRAS        NQ
--------------------------------------
75 and younger    10         10

      76          9          10

      77          8          10

      78          7          10

      79          7          10

      80          7          10

      81          7          9

--------------------------------------
    LEVEL PAYMENTS
--------------------------------------
                 PERIOD CERTAIN YEARS
 ANNUITANT'S
AGE AT EXERCISE  IRAS        NQ
--------------------------------------

      82          7          8

      83          7          7

      84          6          6
      85          5          5
--------------------------------------

We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.

--------------------------------------------------------------------------------
The Guaranteed minimum income benefit should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------

When you exercise the Guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your Guaranteed minimum income benefit which is calculated by applying your Guaranteed minimum income benefit base, less any applicable withdrawal charge remaining, to guaranteed annuity purchase factors, or (ii) the income provided by applying your account value to our then current annuity purchase factors. For Rollover TSA only, we will subtract from the Guaranteed minimum income benefit base or account value any outstanding loan, including interest accrued but not paid. You may also elect to receive monthly or quarterly payments as an alternative. If you elect monthly or quarterly payments, the aggregate payments you receive in a contract year will be less than what you would have received if you had elected an annual payment, as monthly and quarterly payments reflect the time value of money with regard to both interest and mortality. The benefit base is applied only to the guaranteed annuity purchase factors under the Guaranteed minimum income benefit in your contract and not to any other guaranteed or current annuity purchase rates. The amount of income you actually receive will be determined when we receive your request to exercise the benefit.

When you elect to receive annual lifetime income, your contract (including its death benefit and any account or cash values) will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of Guaranteed minimum income benefit" below.

The Guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. The guaranteed annuity purchase factors we use to determine your payout annuity benefit under the Guaranteed minimum income benefit are more conservative than the guaranteed annuity purchase factors we use for our standard payout annuity options. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the Guaranteed minimum income benefit payout annuity will be smaller than each periodic payment under our standard payout annuity options. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.

-------------
(1)Depending on when you purchased your contract, this benefit may be called the "Living Benefit." Accordingly, if applicable, all references to the Guaranteed minimum income benefit in this Prospectus and any related registration statement documents are references to the Living Benefit.

                                              CONTRACT FEATURES AND BENEFITS 31

GUARANTEED MINIMUM INCOME BENEFIT "NO LAPSE GUARANTEE". Subject to availability, in general, if your account value falls to zero (except as discussed below, if your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6% of the Roll-Up benefit base as of the beginning of the contract year), the Guaranteed minimum income benefit will be exercised automatically, based on the annuitant's current age and benefit base, as follows:

..   You will be issued a supplementary contract based on a single life with a maximum 10 year period certain. Payments will be made annually starting one year from the date the account value fell to zero. Upon exercise, your contract (including its death benefit and any account or cash values) will terminate.

..   You will have 30 days from when we notify you to change the payout option and/or the payment frequency.

Please note that we will not automatically exercise the Guaranteed minimum income benefit, as described above, if you have a TSA contract and withdrawal restrictions apply.

The no lapse guarantee will terminate under the following circumstances:

..   If your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year);

..   If your aggregate withdrawals during any contract year exceed 6% of the
    Roll-Up benefit base (as of the beginning of the contract year);

..   On the contract date anniversary following the annuitant's 85th birthday.

For information about whether the Guaranteed minimum income benefit no lapse guarantee is available under your contract, please see Appendix IX later in this Prospectus. The availability of the Guaranteed minimum income benefit no lapse guarantee is dependent on when, and in what state, you purchased your contract. Please see Appendices VIII and IX, later in this Prospectus.


ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll-Up to age 85 benefit base, the table below illustrates the Guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this Prospectus, assuming no additional contributions, withdrawals, or loans under Rollover TSA contracts, and assuming there were no allocations to the EQ/Intermediate Government Bond, EQ/Money Market, the guaranteed interest option, the fixed maturity options (including the Special 10 year fixed maturity option, if available) or the loan reserve account under Rollover TSA contracts.


                            GUARANTEED MINIMUM
    CONTRACT DATE        INCOME BENEFIT -- ANNUAL
ANNIVERSARY AT EXERCISE  INCOME PAYABLE FOR LIFE
-------------------------------------------------
          10                     $11,891
          15                     $18,597
-------------------------------------------------

EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the Guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the Guaranteed minimum income benefit. You must return your contract to us, along with all required information within 30 days following your contract date anniversary, in order to exercise this benefit. You will begin receiving annual payments one year after the annuity payout contract is issued. If you choose monthly or quarterly payments, you will receive your payment one month or one quarter after the annuity payout contract is issued. You may choose to take a withdrawal prior to exercising the Guaranteed minimum income benefit, which will reduce your payments. You may not partially exercise this benefit. See "Accessing your money" under "Withdrawing your account value" later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death or, if later, the end of the period certain (where the payout option chosen includes a period certain).

EXERCISE RULES. You will be eligible to exercise the Guaranteed minimum income benefit during your life and the annuitant's life, as follows:

..   If the annuitant was at least age 20 and not older than age 44 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

..   If the annuitant was at least age 45 and not older than age 49 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

..   If the annuitant was at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i)the latest date you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following the annuitant's 85th birthday;

(ii)if the annuitant was age 75 when the contract was issued or the Roll-Up benefit base was reset, if applicable, the only time you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following the annuitant's attainment of age 85.

(iii)for Accumulator(R) QP contracts, the Plan participant can exercise the Guaranteed minimum income benefit only if he or she elects to take a distribution from the Plan and, in connection with this distribution, the Plan's trustee changes the ownership of the contract to the participant. This effects a rollover of the Accumulator(R) QP contract into an Accumulator(R) Rollover IRA. This process must be completed within the 30-day time frame following the contract date anniversary in order for the Plan participant to be eligible to exercise. However, if the Guaranteed minimum income benefit is automatically exercised as a result of the no lapse guarantee (if available), a rollover into an IRA will not be effected and payments will be made directly to the trustee;

32  CONTRACT FEATURES AND BENEFITS

(iv)for Accumulator(R) Rollover TSA contracts, you may exercise the Guaranteed minimum income benefit only if you effect a rollover of the TSA contract to an Accumulator(R) Rollover IRA. This may only occur when you are eligible for a distribution from the TSA. This process must be completed within the 30-day timeframe following the contract date anniversary in order for you to be eligible to exercise;

(v)if you reset the Roll-Up benefit base (if available and as described earlier in this section), your new exercise date will be the tenth contract date anniversary following the reset or, if later, the earliest date you would have been permitted to exercise without regard to the reset. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the waiting period;

(vi)a successor owner/annuitant may only continue the Guaranteed minimum income benefit if the contract is not past the last date on which the original annuitant could have exercised the benefit. In addition, the successor owner/annuitant must be eligible to continue the benefit and to exercise the benefit under the applicable exercise rule (described in the above bullets) using the following additional rules. The successor owner/annuitant's age on the date of the annuitant's death replaces the annuitant's age at issue for purposes of determining the availability of the benefit and which of the exercise rules applies. The original contract issue date will continue to apply for purposes of the exercise rules. If Spousal Protection is available under your contract and is elected, and the spouse who is the annuitant dies, the above rules apply if the contract is continued by the surviving spouse as the successor owner/annuitant; and

(vii)if you are the owner but not the annuitant and you die prior to exercise, then the following applies:

..   A successor owner who is not the annuitant may not be able to exercise the
    Guaranteed minimum income benefit without causing a tax problem. You should consider naming the annuitant as successor owner, or if you do not name a successor owner, as the sole primary beneficiary. You should carefully review your successor owner and/or beneficiary designations at least one year prior to the first contract date anniversary on which you could exercise the benefit.

..   If the successor owner is the annuitant, the Guaranteed minimum income benefit continues only if the benefit could be exercised under the rules described above on a contract date anniversary that is within one year following the owner's death. This would be the only opportunity for the successor owner to exercise. If the Guaranteed minimum income benefit cannot be exercised within this timeframe, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.

..   If you designate your surviving spouse as successor owner, the Guaranteed minimum income benefit continues and your surviving spouse may exercise the benefit according to the rules described above, even if your spouse is not the annuitant and even if the benefit is exercised more than one year after your death. If your surviving spouse dies prior to exercise, the rule described in the previous bullet applies.

..   A successor owner or beneficiary that is a trust or other non-natural person may not exercise the benefit; in this case, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.

See "When an NQ contract owner dies before the annuitant" under "Payment of death benefit" later in this Prospectus for more information.

Please see both "Insufficient account value" in "Determining your contract value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus for more information on these guaranteed benefits.

GUARANTEED MINIMUM DEATH BENEFIT

Your contract provides a standard death benefit. If you did not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment, OR the standard death benefit, whichever provides the higher amount. The standard death benefit is equal to your total contributions, adjusted for withdrawals (and any associated withdrawal charges), and any taxes that apply. The standard death benefit was the only death benefit available for annuitants who were ages 76 through 85 at issue. The applicable issue ages may be different for certain contract owners, depending on when you purchased your contract. Please see Appendix IX later in this Prospectus for more information. Once your contract has been issued, you may not change or voluntarily terminate your death benefit.

If you elected one of the enhanced death benefits, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment, OR your elected enhanced death benefit on the date of the annuitant's death, adjusted for subsequent withdrawals (and associated withdrawal charges) and taxes that apply, whichever provides the higher amount. If you elected the Spousal protection option, if available, the Guaranteed minimum death benefit is based on the age of the older spouse, who may or may not be the annuitant, for the life of the contract. See "Spousal protection" in "Payment of death benefit" later in this Prospectus for more information.

Any of the enhanced death benefits or the standard death benefit can be elected by themselves or with the Guaranteed minimum income benefit.

Optional enhanced death benefits applicable for annuitants ages 0 through 75 at issue of NQ contracts; 20 through 75 at issue of Rollover IRA, Roth Conversion IRA, Flexible Premium Roth IRA, and Rollover TSA contracts; 20 through 70 at issue of Flexible Premium IRA contracts; 0 through 70 at issue for Inherited IRA contracts; and 20 through 75 at issue of QP contracts. Depending on when you purchased your contract, your available issue ages may have been older at the time you purchased your contract.

Subject to state and contract availability (please see Appendix VIII for state availability of these benefits and Appendix IX for contract

                                              CONTRACT FEATURES AND BENEFITS 33
variations later in this Prospectus), the following enhanced death benefits were available:


..   ANNUAL RATCHET TO AGE 85

..   6% ROLL-UP TO AGE 85

..   THE GREATER OF 5% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85

..   THE GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85


Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Guaranteed minimum death benefit and Guaranteed minimum income benefit base." Once you have made your enhanced death benefit election, you may not change it.

If you elected Principal Protector/SM/, only the standard death benefit and the Annual Ratchet to Age 85 enhanced death benefit were available.

Please see both "Insufficient account value" in "Determining your contract value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus for more information on these guaranteed benefits.

If you are using the contract to fund a charitable remainder trust, you must take certain distribution amounts. You should consider split-funding so that those distributions do not adversely impact your enhanced death benefit. See "Owner and annuitant requirements" earlier in this section.

See Appendix IV later in this Prospectus for an example of how we calculate an enhanced death benefit.

PROTECTION PLUS/SM/

The following section provides information about the Protection Plus/SM/ option, which was only available at the time you purchased your contract. If Protection Plus/SM/ was not elected when your contract was first issued, neither the owner nor the successor owner/annuitant can add it subsequently. Protection Plus/SM/ is an additional death benefit as described below. See "Tax information" later in this Prospectus for the potential tax consequences of having purchased the Protection Plus/SM/ feature in an NQ, IRA or Rollover TSA contract. If you purchased the Protection Plus/SM/ feature, you may not voluntarily terminate this feature. If you elected Principal Protector/SM/, the Protection Plus/SM/ feature is not available.

If the annuitant was 70 or younger when we issued your contract (or if the successor owner/annuitant is 70 or younger when he or she becomes the successor owner/annuitant and Protection Plus/SM/ had been elected at issue), the death benefit will be:

the greater of:

..   the account value or

..   any applicable death benefit

Increased by:

..   such death benefit less total net contributions, multiplied by 40%.

For purposes of calculating your Protection Plus/SM/ benefit, the following applies: (i) "Net contributions" are the total contributions made (or if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) adjusted for each withdrawal that exceeds your Protection Plus/SM/ earnings. "Net contributions" are reduced by the amount of that excess. Protection Plus/SM/ earnings are equal to (a) minus (b) where
(a) is the greater of the account value and the death benefit immediately prior to the withdrawal and (b) is the net contributions as adjusted by any prior withdrawals; and (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable Guaranteed minimum death benefit as of the date of death. If you are an existing contract owner, your net contributions may be reduced on a pro rata basis to reflect withdrawals (including withdrawal charges and any TSA loans). For information about what applies to your contract, see Appendix IX later in this Prospectus.

If the annuitant was age 71 through 75 (this age may be higher for certain contract owners, depending on when you purchased your contract) when we issued your contract (or if the successor owner/annuitant is between the ages of 71 and 75 when he or she becomes the successor owner/annuitant under a contract where Protection Plus/SM/ had been elected at issue), the death benefit will be:

the greater of:

..   the account value or

..   any applicable death benefit

Increased by:

..   such death benefit (as described above) less total net contributions, multiplied by 25%

The value of the Protection Plus/SM/ death benefit is frozen on the first contract date anniversary after the annuitant turns age 80, except that the benefit will be reduced for withdrawals on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce the benefit by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If the benefit is $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 X .40) and the benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

For an example of how the Protection Plus/SM/ death benefit is calculated, please see Appendix VII.

If you elected Spousal protection, the Protection Plus/SM/ benefit is based on the age of the older spouse, who may or may not be the annuitant. Upon the death of the non-annuitant spouse, the account value will be increased by the value of the Protection Plus/SM/ benefit as of the date we receive due proof of death. Upon the death of the annuitant, the value of the Protection Plus/SM/ benefit is either added to the death benefit payment or to the account value if Successor owner/annuitant is elected. If the surviving spouse elects to continue the contract, the benefit will be based on the age of the surviving spouse as of the date of the deceased spouse's death for the remainder of the contract. If the surviving spouse is age 76 or older, the benefit will terminate and the charge will no longer be in effect. See "Spousal protection" in "Payment of death benefit" later in this Prospectus for more information.

34  CONTRACT FEATURES AND BENEFITS

Ask your financial professional or see Appendix VIII later in this Prospectus to see if this feature was available in your state.

PRINCIPAL PROTECTOR/SM/

The following section provides information about the Principal Protector/SM/ option, which was only available at the time you purchased your contract. If Principal Protector/SM/ was not elected when your contract was first issued, neither the owner nor the successor owner/annuitant can add it subsequently.

As described below, Principal Protector/SM/ provides for recovery of your total contributions through withdrawals, even if your account value falls to zero, provided that during each contract year, your total withdrawals do not exceed your GWB Annual withdrawal amount. Principal Protector/SM/ is not an automated withdrawal program. You may request a withdrawal through any of our available withdrawal methods. See "Withdrawing your account value" in "Accessing your money" later in this Prospectus. All withdrawals reduce your account value and the guaranteed minimum death benefit.

Principal Protector/SM/ could be elected at contract issue, for an additional charge, if the annuitant was age 0 through 85 for NQ contracts or age 20 through 75 for all IRA contracts. Please see "Principal Protector/SM/ charge" in "Charges and expenses" later in this Prospectus for a description of the charge and when it applies. If you elected this benefit, you cannot terminate it.

Depending on when you purchased your contract, this feature may not have been available. See Appendix IX later in this Prospectus for more information.

If you die, and your beneficiary elects the Beneficiary continuation option, if available, your beneficiary may continue Principal Protector/SM/ provided that the beneficiary was 75 or younger on the original contract date. If the beneficiary was older, Principal Protector/SM/ will terminate without value even if the GWB benefit base is greater than zero. In the case of multiple beneficiaries, any beneficiary older than 75 may not continue Principal Protector/SM/ and that beneficiary's portion of the GWB benefit base will terminate without value, even if it was greater than zero. The ability to continue Principal Protector/SM/ under the Beneficiary continuation option is subject to state availability. If it was approved in your state, it was added to your contract if you had already elected GWB. See "Beneficiary continuation option" under "Payment of death benefit" later in the Prospectus for more information on continuing Principal Protector/SM/ under the Beneficiary continuation option.

If you purchased the contract as a TSA, QP or Inherited IRA, Principal Protector/SM/ was not available. This benefit was also not available if you elected the Guaranteed minimum income benefit, the Greater of 6% Roll-Up to age 85 and Annual Ratchet to Age 85 enhanced death benefit, Protection Plus/SM/, GPB Option 1 or GPB Option 2 or the special dollar cost averaging program. This benefit may not have been available under your contract. For more information, please see Appendix IX later in this Prospectus.

Withdrawals in excess of your GWB Annual withdrawal amount significantly reduce or eliminate the value of the benefit. See "Effect of GWB Excess withdrawals" below. For traditional IRAs, the Principal Protector/SM/ makes provision for you to take lifetime required minimum distributions ("RMDs") without losing the value of the Principal Protector/SM/ guarantee, provided you comply with the conditions under "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus including utilizing our Automatic RMD service. If you do not expect to comply with these conditions, including utilization of our Automatic RMD service, this benefit may have limited usefulness for you. Please consult your tax adviser.

YOUR GWB BENEFIT BASE

At issue, your GWB benefit base is equal to your initial contribution and will increase or decrease, as follows:

..   Your GWB benefit base increases by any additional contributions.

..   Your GWB benefit base decreases by the dollar amount of withdrawals.

..   Your GWB benefit base may be further decreased if a withdrawal is taken in excess of your GWB Annual withdrawal amount.

..   Your GWB benefit base may also be increased under the Optional step up provision.

..   Your GWB benefit base may also be increased under the one time step up applicable with the Beneficiary continuation option.

Each of these events is described in detail below. Once your GWB benefit base is depleted, you may continue to make withdrawals from your account value, but they are not guaranteed under Principal Protector/SM./

YOUR GWB ANNUAL WITHDRAWAL AMOUNT

Your GWB Annual withdrawal amount is equal to either 5% or 7% ("Applicable percentage"), as applicable, of your initial GWB benefit base, and is the maximum amount that you can withdraw each year without making a GWB Excess withdrawal, as described below. When you purchased your contract, you chose between two available GWB Annual withdrawal options:

..   7% GWB ANNUAL WITHDRAWAL OPTION

..   5% GWB ANNUAL WITHDRAWAL OPTION

The GWB Annual withdrawal amount may decrease as a result of a GWB Excess withdrawal and may increase as a result of an Automatic reset, additional contributions or a "step up" of the GWB benefit base; each of these transactions are discussed below in detail. Once you elect a GWB Annual withdrawal option, it cannot be changed.

Your GWB Annual withdrawal amounts are not cumulative. If you withdraw less than the GWB Annual withdrawal amount in any contract year, you may not add the remainder to your GWB Annual withdrawal amount in any subsequent year.

The withdrawal charge, if applicable, is waived for withdrawals up to the GWB Annual withdrawal amount, but all withdrawals are counted toward your free withdrawal amount. See "Withdrawal charge" in "Charges and expenses" later in this Prospectus.

EFFECT OF GWB EXCESS WITHDRAWALS

A GWB Excess withdrawal is caused when you withdraw more than your GWB Annual withdrawal amount in any contract year. Once a withdrawal causes cumulative withdrawals in a contract year to exceed your GWB Annual withdrawal amount, the entire amount of the withdrawal and each subsequent withdrawal in that contract year are GWB Excess withdrawals.

                                              CONTRACT FEATURES AND BENEFITS 35

A GWB Excess withdrawal can cause a significant reduction in both your GWB benefit base and your GWB Annual withdrawal amount. If you make a GWB Excess withdrawal, we will recalculate your GWB benefit base and the GWB Annual withdrawal amount. As of the date of the GWB Excess withdrawal, the GWB benefit base is first reduced by the dollar amount of the withdrawal (including any applicable withdrawal charge), and the reduced GWB benefit base and the GWB Annual withdrawal amount are then further adjusted, as follows:

..   If the account value after the deduction of the withdrawal is less than the
    GWB benefit base, then the GWB benefit base is reset equal to the account value.

..   If the account value after the deduction of the withdrawal is greater than or equal to the GWB benefit base, then the GWB benefit base is not adjusted further.

..   The GWB Annual withdrawal amount equals the lesser of: (i) the Applicable percentage of the adjusted GWB benefit base and (ii) the GWB Annual withdrawal amount prior to the GWB Excess withdrawal.

Withdrawals in excess of your GWB Annual withdrawal amount significantly reduce or eliminate the value of Principal Protector/SM/. If your account value is less than your GWB benefit base (due, for example, to negative market performance), a GWB Excess withdrawal, even one that is only slightly more than your GWB Annual withdrawal amount, can significantly reduce your GWB benefit base and the GWB Annual withdrawal amount.

For example, if you contribute $100,000 at contract issue, your initial GWB benefit base is $100,000. If you elect the 7% GWB Annual withdrawal option, your GWB Annual withdrawal amount is equal to $7,000 (7% of $100,000). Assume in contract year four that your account value is $80,000, you have not made any prior withdrawals, and you request an $8,000 withdrawal. Your $100,000 benefit base is first reduced by $8,000 to now equal $92,000. Your GWB benefit base is then further reduced to equal the new account value: $72,000 ($80,000 minus $8,000). In addition, your GWB Annual withdrawal amount is reduced to $5,040 (7% of $72,000), instead of the original $7,000.

Withdrawal charges, if applicable, are applied to the amount of the withdrawal exceeding the Guaranteed annual withdrawal amount, assuming the Guaranteed annual withdrawal amount is greater than the 10% free withdrawal amount. See "Withdrawal charge" in "Charges and expenses" later in this Prospectus. Using the example above, if the $8,000 withdrawal is a withdrawal of contributions subject to the withdrawal charge, the withdrawal charge would apply to the $3,000 (the amount of the withdrawal charge above the Guaranteed annual withdrawal amount of $5,000). See "Certain withdrawals" in "Charges and expenses" later in this Prospectus.

You should further note that a GWB Excess withdrawal that reduces your account value to zero eliminates any remaining value in your GWB benefit base. See "Insufficient account value" in "Determining your contract value" later in this Prospectus.

In general, if you purchase the contract as a traditional IRA and participate in our Automatic RMD service, and you do not take any other withdrawals, an automatic withdrawal under that program will not cause a GWB Excess withdrawal, even if it exceeds your GWB Annual withdrawal amount. For more information, see "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus.

If you die, and your beneficiary continues Principal Protector/SM/ under the Beneficiary continuation option, and chooses scheduled payments, such payments will not cause a GWB Excess withdrawal, provided no additional withdrawals are taken. If your beneficiary chooses the "5-year rule" instead of scheduled payments, this waiver does not apply and a GWB Excess withdrawal may occur if withdrawals exceed the GWB Annual withdrawal amounts.

EFFECT OF AUTOMATIC RESET

If you take no withdrawals in the first five contract years, the Applicable percentage to determine your GWB Annual withdrawal amount will be automatically reset at no additional charge. The Applicable percentage under the 7% GWB Annual withdrawal option will be increased to 10%, and the Applicable percentage under the 5% GWB Annual withdrawal option will be increased to 7%. The Applicable percentage is automatically reset on your fifth contract date anniversary, and your GWB Annual withdrawal amount will be recalculated.

If you die before the fifth contract date anniversary, and your beneficiary continues Principal Protector/SM/ under the Beneficiary continuation option, if available, the Automatic reset will apply on the fifth contract date anniversary if you have not taken any withdrawals and: (1) your beneficiary chooses scheduled payments and payments have not yet started; or, (2) if your beneficiary chooses the "5-year rule" option and has not taken withdrawals. See "Beneficiary continuation option" in "Payment of death benefit" later in this Prospectus.

EFFECT OF ADDITIONAL CONTRIBUTIONS

Anytime you make an additional contribution, we will recalculate your GWB benefit base and your GWB Annual withdrawal amount. Your GWB benefit base will be increased by the amount of the contribution and your GWB Annual withdrawal amount will be equal to the greater of (i) the Applicable percentage of the new GWB benefit base, or (ii) the GWB Annual withdrawal amount in effect immediately prior to the additional contribution.

If you die, and your beneficiary continues Principal Protector/SM/ under the Beneficiary continuation option, no additional contributions will be permitted.

THE OPTIONAL STEP UP PROVISION

Except as stated below, any time after the fifth contract date anniversary, you may request a step up in the GWB benefit base to equal your account value. If your GWB benefit base is higher than the account value as of the date we receive your step up request, no step up will be made. If a step up is made, we may increase the charge for the benefit. For a description of the charge increase, see "Principal Protector/SM/ charge" in "Charges and expenses" later in this Prospectus. Once you elect to step up the GWB benefit base, you may not do so again for five complete contract years from the next contract date anniversary. Under both the Spousal protection and the successor owner annuitant features, upon the first death, the surviving spouse must wait five complete contract years from the last step up or from contract issue, whichever is later, to be eligible for a step up.

As of the date of your GWB benefit base step up, your GWB Annual withdrawal amount will be equal to the greater of (i) your GWB

36  CONTRACT FEATURES AND BENEFITS

Annual withdrawal amount before the step up, and (ii) your GWB Applicable percentage applied to your stepped up GWB benefit base.

It is important to note that a step up in your GWB benefit base may not increase your GWB Annual withdrawal amount. In that situation, the effect of the step up is only to increase your GWB benefit base and support future withdrawals. We will process your step up request even if it does not increase your GWB Annual withdrawal amount, and we will increase the Principal Protector/SM/ charge, if applicable. In addition, you will not be eligible to request another step up for five complete contract years. After processing your request, we will send you a confirmation showing the amount of your GWB benefit base and your GWB Annual withdrawal amount.

For example, if you contribute $100,000 at contract issue, your initial GWB benefit base is $100,000. If you elect the 7% GWB Annual withdrawal option, your GWB Annual withdrawal amount is equal to $7,000 (7% of $100,000). Assume you take withdrawals of $7,000 in each of the first five contract years, reducing the GWB benefit base to $65,000. After five contract years, further assume that your account value is $92,000, and you elect to step up the GWB benefit base from $65,000 to $92,000. The GWB Annual withdrawal amount is recalculated to equal the greater of 7% of the new GWB benefit base, which is $6,440 (7% of $92,000), or the current GWB Annual withdrawal amount, $7,000. Therefore, following the step up, even though your GWB benefit base has increased, your GWB Annual withdrawal amount does not increase and remains $7,000.

The Optional step up provision is not available once your beneficiary continues Principal Protector/SM/ under the Beneficiary continuation option. However, if you die, and your beneficiary continues Principal Protector/SM/ under the Beneficiary continuation option, the GWB benefit base will be stepped up to equal the account value, if higher, as of the transaction date that we receive the Beneficiary continuation option election. As of the date of the GWB benefit base step up, your beneficiary's GWB Annual withdrawal amount will be equal to the greater of (i) your GWB Annual withdrawal amount before the step up, and
(ii) your GWB Applicable percentage applied to the stepped up GWB benefit base. This is a one-time step up at no additional charge.

OTHER IMPORTANT CONSIDERATIONS

..   Principal Protector/SM/ protects your principal only through withdrawals.
    Your account value may be less than your total contributions.

..   You can take withdrawals under your contract without purchasing Principal
    Protector/SM/. In other words, you do not need this benefit to make withdrawals.

..   Amounts withdrawn in excess of your GWB Annual withdrawal amount may be subject to a withdrawal charge, if applicable, as described in "Charges and expenses" later in the Prospectus. In addition, all withdrawals count toward your free withdrawal amount for that contract year.

..   Withdrawals made under Principal Protector/SM/ will be treated, for tax purposes, in the same way as other withdrawals under your contract.

..   All withdrawals are subject to all of the terms and conditions of the contract. Principal Protector/SM/ does not change the effect of withdrawals on your account value or guaranteed minimum death benefit; both are reduced by withdrawals whether or not you elect Principal Protector/SM/. See "How withdrawals are taken from your account value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus.

..   If you withdraw less than the GWB Annual withdrawal amount in any contract year, you may not add the remainder to your GWB Annual withdrawal amount in any subsequent year.

..   GWB Excess withdrawals can significantly reduce or completely eliminate the value of this benefit. See "Effect of GWB Excess withdrawals" above in this section and "Withdrawing your account value" in "Accessing your money" later in this Prospectus.

..   If you surrender your contract to receive its cash value, all benefits under the contract will terminate, including Principal Protector/SM/ if your cash value is greater than your GWB Annual withdrawal amount. Therefore, when surrendering your contract, you should seriously consider the impact on Principal Protector/SM/ when you have a GWB benefit base that is greater than zero.

..   If you die and your beneficiary elects the Beneficiary continuation option, then your beneficiary should consult with a tax adviser before choosing to use the "5-year rule." The "5-year rule" is described in "Payment of death benefit" under "Beneficiary continuation option" later in this Prospectus. The GWB benefit base may be adversely affected if the beneficiary makes any withdrawals that cause a GWB Excess withdrawal. Also, when the contract terminates at the end of 5 years, any remaining GWB benefit base would be lost.

INHERITED IRA BENEFICIARY CONTINUATION CONTRACT

The contract was available to an individual beneficiary of a traditional IRA or a Roth IRA where the deceased owner held the individual retirement account or annuity (or Roth individual retirement account or annuity) with an insurance company or financial institution other than AXA Equitable. The purpose of the inherited IRA beneficiary continuation contract is to permit the beneficiary to change the funding vehicle that the deceased owner selected ("original IRA") while taking the required minimum distribution payments that must be made to the beneficiary after the deceased owner's death. See the discussion of required minimum distributions under "Tax information." The contract is intended only for beneficiaries who want to take payments at least annually over their life expectancy. These payments generally must begin (or must have begun) no later than December 31 of the calendar year following the year the deceased owner died. The contract is not suitable for beneficiaries electing the "5-year rule." See "Beneficiary continuation option for IRA and Roth IRA contracts" under "Beneficiary continuation option" in "Payment of death benefit" later in this Prospectus. You should discuss with your tax adviser your own personal situation. The contract may not have been available in all states. Please speak with your financial professional for further information.

Depending on when you purchased your contract, the contract may not have been available. See Appendix IX later in this Prospectus for more information.

                                              CONTRACT FEATURES AND BENEFITS 37

The inherited IRA beneficiary continuation contract could only have been purchased by a direct transfer of the beneficiary's interest under the deceased owner's original IRA. The owner of the inherited IRA beneficiary continuation contract is the individual who is the beneficiary of the original IRA. (Certain trusts with only individual beneficiaries are treated as individuals for this purpose). The contract must also contain the name of the deceased owner. In this discussion, "you" refers to the owner of the inherited IRA beneficiary continuation contract.

The inherited IRA beneficiary continuation contract could have been purchased whether or not the deceased owner had begun taking required minimum distribution payments during his or her life from the original IRA or whether you had already begun taking required minimum distribution payments of your interest as a beneficiary from the deceased owner's original IRA. You should discuss with your own tax adviser when payments must begin or must be made.

Under the inherited IRA beneficiary continuation contract:

..   You must receive payments at least annually (but may have elected to receive payments monthly or quarterly). Payments are generally made over your life expectancy determined in the calendar year after the deceased owner's death and determined on a term certain basis.


..   You must receive payments from the contract even if you are receiving payments from another IRA of the deceased owner in an amount that would otherwise satisfy the amount required to be distributed from the contract. However, for certain Inherited IRAs, if you maintain another IRA of the same type (traditional or Roth) of the same deceased owner and you are also taking distributions over your life from that Inherited IRA, you may qualify to take an amount from that other Inherited IRA which would otherwise satisfy the amount required to be distributed from the AXA Equitable Inherited IRA contract. If you choose not to take a payment from your Inherited IRA contract in any year, you must notify us in writing before we make the payment from the Inherited IRA contract, and we will not make any future payment unless you request in writing a reasonable time before we make such payment. If you choose to take a required payment from another Inherited IRA, you are responsible for calculating the appropriate amount and reporting it on your income tax return. Please feel free to speak with your financial professional, or call our processing office, if you have any questions.


..   The beneficiary of the original IRA is the annuitant under the inherited
    IRA beneficiary continuation contract. In the case where the beneficiary is a "see-through trust," the oldest beneficiary of the trust is the annuitant.

..   An inherited IRA beneficiary continuation contract was not available for annuitants over age 70.


..   The initial contribution had to be a direct transfer from the deceased owner's original IRA and was subject to minimum contribution amounts. See "Rules regarding contributions to your contract" in "Appendix XI" for more information.


..   Subsequent contributions of at least $1,000 are permitted but must be direct transfers of your interest as a beneficiary from another IRA with a financial institution other than AXA Equitable, where the deceased owner is the same as under the original IRA contract.

..   You may make transfers among the investment options.

..   You may choose at any time to withdraw all or a portion of the account value. Any partial withdrawal must be at least $300. Withdrawal charges will apply as described in "Charges and expenses" later in this Prospectus.

..   The Guaranteed minimum income benefit, successor owner/ annuitant feature, special dollar cost averaging program, automatic investment program, GPB Options 1 and 2, Principal Protector/SM/ and systematic withdrawals are not available under the Inherited IRA beneficiary continuation contract.

..   If you die, we will pay to a beneficiary that you choose the greater of the annuity account value or the applicable death benefit.

..   Upon your death, your beneficiary has the option to continue taking required minimum distributions based on your remaining life expectancy or to receive any remaining interest in the contract in a single sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment. If your beneficiary elects to continue to take distributions, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value as of the date we receive satisfactory proof of death and any required instructions, information and forms. Thereafter, withdrawal charges will no longer apply. If you had elected any enhanced death benefits, they will no longer be in effect and charges for such benefits will stop. The Guaranteed minimum death benefit will also no longer be in effect.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

This is provided for informational purposes only. Since the contracts are no longer available to new purchasers, this cancellation provision is no longer applicable.

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer. Other state variations may apply. Please contact your financial professional to find out what applies in your state.

Generally, your refund will equal your account value (less loan reserve account under Rollover TSA contracts) under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), (ii) any guaranteed interest in the guaranteed interest option, (iii) any positive or negative market value adjustments in the fixed maturity options, and (iv) any interest in the account for special dollar cost averaging, through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting (i), (ii), (iii) or (iv) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

38  CONTRACT FEATURES AND BENEFITS

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We may require that you wait six months before you may apply for a contract with us again if:

..   you cancel your contract during the free look period; or

..   you change your mind before you receive your contract, whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA or Flexible Premium Roth IRA contract, you may cancel your Roth Conversion IRA or Flexible Premium Roth IRA contract and return to a Rollover IRA or Flexible Premium IRA contract, whichever applies. Our processing office, or your financial professional, can provide you with the cancellation instructions.

                                              CONTRACT FEATURES AND BENEFITS 39

2. Determining your contract's value


--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the values you have in: (i) the variable investment options; (ii) the guaranteed interest option; (iii) market adjusted amounts in the fixed maturity options; (iv) the account for special dollar cost averaging; and (v) the loan reserve account (applies for Rollover TSA contracts only).

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) the total amount or a pro rata portion of the annual administrative charge, as well as optional benefit charges/(1)/; (ii) any applicable withdrawal charges; and
(iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.

                              -------------------

YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding Portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding Portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option less daily charges for:

(i)mortality and expense risks;

(ii)administrative expenses; and

(iii)distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)increased to reflect additional contributions;

(ii)decreased to reflect a withdrawal (plus applicable withdrawal charges);

(iii)increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv)increased or decreased to reflect a transfer of your loan amount from or to the loan reserve account under a Rollover TSA contract.

In addition, if applicable, when we deduct the enhanced death benefit, Guaranteed minimum income benefit, GPB Option 2, Principal Protector/SM/ and/or Protection Plus/SM/ benefit charges, the number of units credited to your contract will be reduced. Your units are also reduced when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE GUARANTEED INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.

YOUR CONTRACT'S VALUE IN THE ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

Your value in the account for special dollar cost averaging at any time will equal your contribution allocated to that option, plus interest, less the sum of all amounts that have been transferred to the variable investment options you have selected.

INSUFFICIENT ACCOUNT VALUE

Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose all your rights under your contract and any applicable guaranteed benefits, except as discussed below.

See Appendix VIII later in this Prospectus for any state variations with regard to the termination of your contract.

GUARANTEED MINIMUM INCOME BENEFIT NO LAPSE GUARANTEE (not available under all contracts). In certain circumstances, even if your account value falls to zero, your Guaranteed minimum income benefit will still have value. Please see "Contract features and benefits" earlier in this Prospectus for information on this feature.

PRINCIPAL PROTECTOR/SM/ (NOT AVAILABLE UNDER ALL CONTRACTS). If you elected Principal Protector/SM/ and your account value falls to zero due

-------------
(1)Depending on when you purchased your contract, your account value will be reduced by a pro rata portion of the administrative charge only. See Appendix IX later in this Prospectus for more information.

40  DETERMINING YOUR CONTRACT'S VALUE
to a GWB Excess withdrawal, we will terminate your contract and you will receive no payment or supplementary annuity contract, as discussed below, even if your GWB benefit base is greater than zero. If, however, your account value falls to zero, either due to a withdrawal or surrender that is not a GWB Excess withdrawal or due to a deduction of charges, please note the following:

..   If your GWB benefit base equals zero, we will terminate your contract and make no payment.

..   If your GWB benefit base is greater than zero but less than or equal to the balance of your GWB Annual withdrawal amount, if any, for that contract year, we will terminate your contract and pay you any remaining GWB benefit base.

..   If your GWB benefit base is greater than the balance of your remaining GWB
    Annual withdrawal amount, if any, for that contract year, we will pay you your GWB Annual withdrawal amount balance and terminate your contract, and we will pay you your remaining GWB benefit base as an annuity benefit, as described below.

..   If the Beneficiary continuation option is elected (not available in all states), and the account value falls to zero while there is a remaining GWB benefit base, we will make payments to the beneficiary as follows:

   -- If the beneficiary had elected scheduled payments we will continue to make scheduled payments over remaining life expectancy until the GWB benefit base is zero, and the Principal Protector/SM/ charge will no longer apply.

   -- If the beneficiary had elected the "5-year rule" and the GWB benefit base is greater than the remaining GWB Annual withdrawal amount, if any, for that contract year, we will pay the beneficiary the GWB Annual withdrawal amount balance. We will continue to pay the beneficiary the remaining GWB Annual withdrawal amount each year until the GWB benefit base equals zero, or the contract terminates at the end of the fifth contract year, whichever comes first. Any remaining GWB benefit base at the end of the fifth contract year will terminate without value.

ANNUITY BENEFIT. If the contract terminates and the remaining GWB benefit base is to be paid in installments, we will issue you an annuity benefit contract and make annual payments equal to your GWB Annual withdrawal amount on your contract date anniversary beginning on the next contract date anniversary, until the cumulative amount of such payments equals the remaining GWB benefit base (as of the date the contract terminates). The last installment payment may be smaller than the previous installment payments in order for the total of such payments to equal the remaining GWB benefit base.

The annuity benefit supplemental contract will carry over the same owner, annuitant and beneficiary as under your contract. If you die before receiving all of your payments, we will make any remaining payments to your beneficiary. The charge for Principal Protector/SM/ will no longer apply.

If at the time of your death the GWB Annual withdrawal amount was being paid to you as an annuity benefit, your beneficiary may not elect the Beneficiary continuation option.

                                           DETERMINING YOUR CONTRACT'S VALUE 41

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

..   You may not transfer any amount to the account for special dollar cost averaging.

..   You may not transfer to a fixed maturity option that has a rate to maturity of 3% or less.

..   If the annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied, the rate to maturity is 3%. Also, the maturity dates may be no later than the date annuity payments are to begin.

..   If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment and affect your GPB.

..   No transfers are permitted into the Special 10 year fixed maturity option.

New York has additional transfer restrictions. Please see Appendix VIII later in this Prospectus.

In addition, we reserve the right to restrict transfers among variable investment options, including limitations on the number, frequency, or dollar amount of transfers. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.

The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option, the interest sweep option and dollar cost averaging programs described under "Allocating your contributions" in "Contract features and benefits" earlier in this Prospectus) in any contract year is the greatest of:

(a)25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or

(b)the total of all amounts transferred at your request from the guaranteed interest option to any of the Investment options in the prior contract year; or

(c)25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.

You may request a transfer in writing, by telephone using TOPS or through Online Account Access. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1)the contract number,

(2)the dollar amounts or percentages of your current account value to be transferred, and

(3)the investment options to and from which you are transferring.

We will confirm all transfers in writing.

Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.

OUR ADMINISTRATIVE PROCEDURES FOR CALCULATING YOUR ROLL-UP BENEFIT BASE FOLLOWING A TRANSFER


As explained under "6% (or 5%) Roll-Up to age 85 (used for the 6% Roll-Up to age 85 enhanced death benefit AND the Greater of 6% (or 5%) Roll-Up to age 85 enhanced death benefit or the Annual Ratchet to age 85 enhanced death benefit AND for the Guaranteed minimum income benefit)" earlier in the Prospectus, the higher Roll-Up rate (5% or 6%, or 4% in Washington) applies with respect to most investment options, and amounts in the account for special dollar cost averaging, but a lower Roll-Up rate (3%) applies with respect to the EQ/Intermediate Government Bond option, the EQ/Money Market option, the fixed maturity options, the Special 10 year fixed maturity option, the guaranteed interest option and the loan reserve account under Rollover TSA (the "lower Roll-Up rate options"). The other investment options, to which the higher rate applies, are referred to as the "higher Roll-Up rate options". For more information, about Roll-Up rates applicable in various states and for various contract versions, see Appendices VIII and IX.


Your Roll-Up benefit base is comprised of two segments, representing that portion of your benefit base, if any, that rolls up at the higher rate and the other portion that is rolling up at 3%. If you transfer account value from a higher Roll-Up rate option to a lower Roll-Up rate option, all or a portion of your benefit base will transfer from the higher rate benefit base segment to the lower rate benefit base segment. Similarly, if you transfer account value from a lower Roll-Up rate option to a higher Roll-Up rate option, all or a portion of your benefit base will transfer from the lower rate segment to the higher rate segment. To determine how much to transfer from one Roll-Up benefit base segment to the other Roll-Up benefit base segment, we use a dollar-for-dollar calculation.

This means that we generally transfer an amount from one Roll-Up benefit base segment to the other Roll-Up benefit base segment in the same dollar amount as the transfer of account value. The effect of

42 TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS a transfer on your benefit base will vary depending on your particular circumstances.

..   For example, if your account value is $45,000 and has always been invested in the higher Roll-Up rate options, and your benefit base is $30,000 and is all rolling up at the higher rate, and you transfer $15,000 of your account value to the EQ/Money Market variable investment option (a lower Roll-Up rate option), then we will transfer $15,000 from the higher rate benefit base segment to the lower rate benefit base segment. Therefore, immediately after the transfer, of your $30,000 benefit base, $15,000 will continue to roll-up at the higher rate and $15,000 will roll-up at the lower rate.

..   For an additional example, if your account value is $30,000 and has always been invested in lower Roll-Up rate options, and your benefit base is $45,000 and is all rolling up at the lower rate, and you transfer $15,000 of your account value (which is entirely invested in lower Roll-Up rate options) to a higher Roll-Up rate option, then we will transfer $15,000 of your benefit base from the lower rate benefit base segment to the higher rate benefit base segment. Therefore, immediately after the transfer, of your $45,000 benefit base, $15,000 will continue to roll-up at the higher rate and $30,000 will roll-up at the lower rate.

..   Similarly, using the same example as immediately above, if you transferred all of your account value ($30,000) to a higher Roll-Up rate option, $30,000 will be transferred to the higher rate benefit base segment. Immediately after the transfer, of your $45,000 benefit base, $30,000 will roll-up at the higher rate and $15,000 will continue to roll-up at the lower rate. Therefore, it is possible that some of your benefit base will roll-up at the lower rate even after you transfer all of your account value to the higher Roll-Up rate options.

DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (together, the "trusts"). The trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the trust obtains from us contract owner trading activity. The trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

As of the date of this Prospectus, we do not offer investment options with underlying portfolios that are part of an outside trust (an "unaffiliated trust"). Should we offer such investment options in the future, each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity, which would be disclosed in the unaffiliated trust prospectus. If an unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. Any such unaffiliated trust would also have the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios.

When a contract owner is identified in connection with potentially disruptive transfer activity for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a

                            TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS 43
second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this Prospectus, the trusts had not implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.

REBALANCING YOUR ACCOUNT VALUE

We offer rebalancing, which you can use to automatically reallocate your account value among your investment options. We currently offer two options:
"Option I" and "Option II." Option I allows you to rebalance your account value among the variable investment options. Option II allows you to rebalance among the variable investment options and the guaranteed interest option. Under both options, rebalancing is not available for amounts you have allocated to the fixed maturity options.

To enroll in one of our rebalancing programs, you must notify us in writing or through Online Account Access and tell us:

(a)the percentage you want invested in each investment option (whole percentages only), and

(b)how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis)

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.

You may elect or terminate the rebalancing program at any time. You may also change your allocations under the program at any time. Once enrolled in the rebalancing program, it will remain in effect until you instruct us in writing to terminate the program. Requesting an investment option transfer while enrolled in our rebalancing program will not automatically change your allocation instructions for rebalancing your account value. This means that upon the next scheduled rebalancing, we will transfer amounts among your investment options pursuant to the allocation instructions previously on file for your program. Changes to your allocation instructions for the rebalancing program (or termination of your enrollment in the program) must be in writing and sent to our Processing Office. Termination requests can also be made online through Online Account Access. See "How to reach us" in "Who is AXA Equitable?" earlier in this Prospectus. There is no charge for the rebalancing feature.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------

While your rebalancing program is in effect, we will transfer amounts among the investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date.

If you select Option II, you will be subject to our rules regarding transfers from the guaranteed interest option to the variable investment options. These rules are described in "Transferring your account value" earlier in this section. Under Option II, a transfer out of the guaranteed interest option to initiate the rebalancing program will not be permitted if such transfer would violate these rules. If this occurs, the rebalancing program will not go into effect.

For New York contracts, please see Appendix VIII for differences in your state.

You may not elect Option II if you are participating in any dollar cost averaging program. You may not elect Option I if you are participating in general dollar cost averaging.

44  TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS

4. Accessing your money


--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. If you withdraw more than 90% of your contract's current cash value, we will treat it as a request to surrender your contract for its cash value. See "Surrendering your contract to receive its cash value" below. For the potential tax consequences of withdrawals, see "Tax information" later in this Prospectus.

Please see "Insufficient account value" in "Determining your contract value" earlier in this Prospectus and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2," below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.


----------------------------------------------------------------------------
                                                METHOD OF WITHDRAWAL
                                         -----------------------------------
                                                         PRE-AGE   LIFETIME
                                                          59 1/2   REQUIRED
                                                           SUB-     MINIMUM
                                                 SYSTE- STANTIALLY DISTRIBU-
 CONTRACT                                PARTIAL MATIC    EQUAL      TION
----------------------------------------------------------------------------
NQ                                         Yes    Yes      No         No
----------------------------------------------------------------------------
Rollover IRA                               Yes    Yes      Yes        Yes
----------------------------------------------------------------------------
Flexible Premium IRA                       Yes    Yes      Yes        Yes
----------------------------------------------------------------------------
Roth Conversion IRA                        Yes    Yes      Yes        No
----------------------------------------------------------------------------
Flexible Premium Roth IRA                  Yes    Yes      Yes        No
----------------------------------------------------------------------------
Inherited IRA                              No     No       No         /(1)/
----------------------------------------------------------------------------
QP/(2)/                                    Yes    No       No         No
----------------------------------------------------------------------------
Rollover TSA/(3)/                          Yes    Yes      No         Yes
----------------------------------------------------------------------------

(1)The contract pays out post-death required minimum distributions. See "Inherited IRA beneficiary continuation contract" in "Contract features and benefits" earlier in this Prospectus.

(2)All payments are made to the plan trust as the owner of the contract. See "Appendix II: Purchase considerations for QP contracts" later in this Prospectus.

(3)Employer or plan approval is required for all transactions. Your ability to take withdrawals or loans from, or surrender your TSA contract may be limited. See Appendix X --"Tax Sheltered Annuity contracts (TSAs)" later in this Prospectus.

--------------------------------------------------------------------------------

All requests for withdrawals must be made on a specific form that we provide. Please see "How to reach us" under "Who is AXA Equitable?" earlier in this Prospectus for more information.
--------------------------------------------------------------------------------

DOLLAR-FOR-DOLLAR WITHDRAWAL SERVICE

If you have at least one guaranteed benefit where withdrawals reduce the benefit base on a dollar-for-dollar basis, you may request a one-time lump sum or systematic withdrawal through our Dollar-for-Dollar Withdrawal Service. Withdrawals under this automated withdrawal service will never result in a pro-rata reduction of the guaranteed benefit base, and will never terminate the no-lapse guarantee if your contract had the no-lapse guarantee prior to utilizing this service and provided that you do not take any withdrawals outside the service. Systematic withdrawals set up using the Dollar-for-Dollar Withdrawal Service adjust automatically to account for financial transactions that may otherwise have an adverse impact on your guaranteed benefits, and, for certain types of withdrawals, adjust automatically to increase the withdrawal amount.

You may use the Dollar-for-Dollar Withdrawal Service to elect a one-time lump sum withdrawal or to enroll in systematic withdrawals at monthly, quarterly, or annual intervals. If you take withdrawals using this service, you must choose whether you want your withdrawal to be calculated to: (i) preserve the Roll-up benefit base as of the last contract date anniversary (or the benefit base as of the withdrawal transaction date); or (ii) take the full dollar-for-dollar withdrawal amount available under the contract to avoid a pro-rata reduction of the guaranteed benefit base.

..   ROLL-UP BENEFIT BASE PRESERVATION: You can request a withdrawal that will preserve the Roll-up benefit base as of the last contract anniversary or the withdrawal transaction date. In general, this amount will be less than the Roll-up rate, times the last contract date anniversary benefit base value due to compounded crediting of the Roll-up rate.

..   FULL DOLLAR-FOR-DOLLAR: You can request to withdraw the full dollar-for-dollar withdrawal amount. Full dollar-for-dollar withdrawals reduce the guaranteed benefit base and cause the value of the benefit base on the next contract date anniversary to be lower than the prior contract date anniversary, assuming no additional contributions or resets have occurred. In general, taking full dollar-for-dollar withdrawals will cause a reduction to the guaranteed benefit base over time and decrease the full dollar-for-dollar withdrawal amount available in subsequent contract years. The reduction in dollar-for-dollar amounts is due to amounts being withdrawn prior to earning the full year's annual compounded Roll-up rate. Although the benefit base will reduce over time, full dollar-for-dollar withdrawals taken through the service always reduce the benefit base in the amount of the withdrawal and never more than the withdrawal amount.

There is no charge to use the Dollar-for-Dollar Withdrawal Service. Currently, we do not charge for quotes from the Dollar-for-Dollar Withdrawal Service but reserve the right to charge for such quotes upon advance notice to you. Please speak with your financial professional or call us for additional information about the Dollar-for-Dollar Withdrawal Service.


PARTIAL WITHDRAWALS
(All contracts)

You may take partial withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions and employer or plan approval is required.) The minimum amount you may withdraw is $300.

Partial withdrawals will be subject to a withdrawal charge if they exceed the 10% free withdrawal amount (see "10% free withdrawal

                                                       ACCESSING YOUR MONEY  45
amount" in "Charges and expenses" later in this Prospectus). If you already own your contract, the applicable free withdrawal percentage may be higher. See Appendix IX later in this Prospectus for the free withdrawal amount that applies to your contract. Under Rollover TSA contracts, if a loan is outstanding, you may only take partial withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.

SYSTEMATIC WITHDRAWALS
(All contracts except Inherited IRA and QP contracts)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions and employer or plan approval is required.)

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 0.8% monthly, 2.4% quarterly and 10% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election. If you already own your contract, the applicable percentages may be higher. See Appendix IX later in this Prospectus for information on what applies to your contract.

If the withdrawal charges on your contract have expired, you may elect a systematic withdrawal option in excess of percentages described in the preceding paragraph, up to 100% of your account value. However, if you elect a systematic withdrawal option in excess of these limits, and make a subsequent contribution to your contract, the systematic withdrawal option will be terminated. You may then elect a new systematic withdrawal option within the limits described in the preceding paragraph.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59 1/2 and 70 1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a partial withdrawal. You can cancel the systematic withdrawal option at any time.

Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a partial withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 10% free withdrawal amount. This option is not available if you have elected a Guaranteed principal benefit. This restriction may not apply to certain contract owners, depending on when you purchased your contract. See Appendix IX later in this Prospectus for more information.

SUBSTANTIALLY EQUAL WITHDRAWALS
(Rollover IRA, Roth Conversion IRA, Flexible Premium IRA and Flexible Premium Roth IRA contracts)

We offer our "substantially equal withdrawals option" to allow you to receive distributions from your account value without triggering the 10% additional federal income tax penalty, which normally applies to distributions made before age 59 1/2. Substantially equal withdrawals are also referred to as "72(t) exception withdrawals". See "Tax information" later in this Prospectus. We use one of the IRS-approved methods for doing this; this is not the exclusive method of meeting this exception. After consultation with your tax adviser, you may decide to use another method which would require you to compute amounts yourself and request partial withdrawals. In such a case, a withdrawal charge may apply. Once you begin to take substantially equal withdrawals, you should not (i) stop them; (ii) change the pattern of your withdrawals for example, by taking an additional partial withdrawal; or (iii) contribute any more to the contract until after the later of age 59 1/2 or five full years after the first withdrawal. If you alter the pattern of withdrawals, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.

In accordance with IRS guidance, an individual who has elected to receive substantially equal withdrawals may make a one-time change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.

You may elect to take substantially equal withdrawals at any time before age
59 1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until (i) we receive written notice from you to cancel this option; (ii) you take an additional partial withdrawal; or
(iii) you contribute any more to the contract. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same calendar year in which you took a partial withdrawal or added amounts to the contract. We will calculate the new withdrawal amount.

Substantially equal withdrawals that we calculate for you are not subject to a withdrawal charge, except to the extent that, when added to a partial withdrawal previously taken in the same contract year, the substantially equal withdrawal exceeds the free withdrawal amount (see "10% free withdrawal amount" in "Charges and expenses" later in this Prospectus).

Depending on when you purchased your contract, this option may not be available if you have elected a guaranteed principal benefit. This restriction may not apply to all contract owners. See Appendix IX later in this Prospectus for more information.

LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS

(Rollover IRA, Flexible Premium IRA and Rollover TSA contracts only -- See "Tax information" and Appendix X later in this Prospectus)


We offer our "automatic required minimum distribution (RMD) service" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request partial with-

46  ACCESSING YOUR MONEY
drawals. In such a case, a withdrawal charge may apply. Before electing this account based withdrawal option, you should consider whether annuitization might be better in your situation. If you have elected certain additional benefits, such as the Guaranteed minimum death benefit or Guaranteed minimum income benefit, amounts withdrawn from the contract to meet RMDs will reduce the benefit base and may limit the utility of the benefit. Also, the actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals from annuity contracts funding TSAs and IRAs, which could increase the amount required to be withdrawn. Please refer to "Tax information" and Appendix X later in this Prospectus.


You may elect this service in the year in which you reach age 70 1/2 or in any later year. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" and Appendix X later in this Prospectus for your specific type of retirement arrangement.

--------------------------------------------------------------------------------
For Rollover IRA, Flexible Premium IRA, and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70 1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------


We do not impose a withdrawal charge on minimum distribution withdrawals taken through our automatic RMD service except if, when added to a partial withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 10% free withdrawal amount.


Under Rollover TSA contracts, you may not elect our automatic RMD service if a loan is outstanding.

FOR CONTRACTS WITH PRINCIPAL PROTECTOR/SM/. If you elected Principal Protector/SM/, provided no other withdrawals are taken during a contract year in which you participate in our Automatic RMD service, an automatic withdrawal using our service will not cause a GWB Excess withdrawal, even if it exceeds your GWB Annual withdrawal amount. If you take any other withdrawal while you participate in the service, however, this GWB Excess withdrawal exception terminates permanently. In order to take advantage of this exception, you must elect and maintain participation in our Automatic RMD service at your required beginning date, or the contract date, if your required beginning date has occurred before the contract was purchased. See "Principal Protector/SM/" in "Contract features and benefits" earlier in this Prospectus for further information.

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE


Unless you specify otherwise, we will subtract your withdrawals on a pro-rata basis from your value in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options and guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options (other than the Special 10-year fixed maturity option, if applicable) in the order of the earliest maturity date(s) first. If the fixed maturity option amounts are insufficient, we will deduct all or a portion of the withdrawal from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10-year fixed maturity option. A market value adjustment will apply to withdrawals from the fixed maturity options (including the Special 10-year fixed maturity option).

You may choose to have your systematic withdrawals or your substantially equal withdrawals taken from specific variable investment options and/or the guaranteed interest option. If you choose specific variable investment options and/or the guaranteed interest option, and the value in those selected option(s) drops below the requested withdrawal amount, the requested amount will be taken on a pro-rata basis from all investment options on the business day after the withdrawal was scheduled to occur. All subsequent scheduled withdrawals will be processed on a pro rata basis on the business day you initially elected.

HOW WITHDRAWALS (AND TRANSFERS OUT OF THE SPECIAL 10-YEAR FIXED MATURITY OPTION) AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT, GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED PRINCIPAL BENEFIT OPTION 2

In general, withdrawals will reduce your guaranteed benefits on a pro rata basis. Reduction on a pro-rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by the same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 X .40) and your new benefit after the withdrawal would be $24,000 ($40,000 - $16,000).


If your account value is greater than your benefit, a withdrawal will result in a reduction of your benefit that will be less than the withdrawal. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your benefit was $20,000 before the withdrawal, it would be reduced by $8,000 ($20,000 X .40) and your new benefit after the withdrawal would be $12,000 ($20,000 - $8,000).


Transfers out of the Special 10-year fixed maturity option will reduce the GPB Option 2 amount on a pro-rata basis. In addition, if you make a contract withdrawal from the Special 10-year fixed maturity option, we will reduce your GPB Option 2 in a similar manner; however, the reduction will reflect both a transfer out of the Special 10 year fixed maturity option and a withdrawal from the contract. Therefore, the reduction in GPB Option 2 is greater when you take a contract withdrawal from the Special 10 year fixed maturity option than it would be if you took the withdrawal from another investment option.

Similar to the example above, if your account value is $30,000 and you withdraw $12,000 from the Special 10-year fixed maturity option, you have withdrawn 40% of your account value. If your GPB Option 2 benefit was $40,000 before the withdrawal, the reduction to reflect the transfer out of the Special 10 year fixed maturity option would equal $16,000 ($40,000 x .40). The amount used to calculate the reduction to reflect the withdrawal from the contract is $24,000 ($40,000 - $16,000). The reduction to reflect the withdrawal would equal $9,600 ($24,000 x .40), and your new benefit after the withdrawal would be $14,400 ($24,000 - $9,600).


For purposes of calculating the adjustment to your guaranteed benefits, the amount of the withdrawal will include the amount of any applicable withdrawal charge. Using the example above, the $12,000

                                                       ACCESSING YOUR MONEY  47
withdrawal would include the withdrawal amount paid to you and the amount of any applicable withdrawal charge deducted from your account value. For more information on the calculation of the charge, see "Withdrawal charge" later in the Prospectus.

With respect to the Guaranteed minimum income benefit, the Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit and the 6% Roll-Up to age 85 death benefits withdrawals (including any applicable withdrawal charges) will reduce each of the benefits' 6% Roll-Up to age 85 benefit base on a dollar-for-dollar basis, as long as the sum of withdrawals in a contract year is 6% or less of the 6% Roll-Up benefit base on the most recent contract date anniversary. Additional contributions made during a contract year do not affect the amount of withdrawals that can be taken on a dollar-for-dollar basis in that contract year. Once a withdrawal is taken that causes the sum of withdrawals in a contract year to exceed 6% of the benefit base on the most recent anniversary, that entire withdrawal and any subsequent withdrawals in that same contract year will reduce the benefit base pro rata. Reduction on a dollar-for-dollar basis means that your 6% Roll-Up to age 85 benefit base will be reduced by the dollar amount of the withdrawal for each Guaranteed benefit. The Annual Ratchet to age 85 benefit base will always be reduced on a pro rata basis.

The effect of withdrawals on your Guaranteed minimum income benefit and Guaranteed minimum death benefit (including the Greater of 5% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit) may be different. See Appendix IX later in this Prospectus for information on what applies to your contract.

HOW WITHDRAWALS AFFECT PRINCIPAL PROTECTOR/SM/

If you elected Principal Protector/SM/, any withdrawal reduces your GWB benefit base by the amount of the withdrawal. In addition, a GWB Excess withdrawal can significantly reduce your GWB Annual withdrawal amount and further reduce your GWB benefit base. For more information, see "Effect of GWB Excess withdrawals" and "Other important considerations" under "Principal Protector/SM/" in "Contract features and benefits" earlier in this Prospectus.

WITHDRAWALS TREATED AS SURRENDERS

If you withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. Also, under certain contracts, we have the right to pay the cash value and terminate the contract if no contributions are made during the last three completed contract years, and the account value is less than $500, or if you make a withdrawal that would result in a cash value of less than $500. If you are an existing contract owner, the rules in the preceding sentence may not apply under your contract or if the Guaranteed minimum income benefit no lapse guarantee is available and in effect on your contract. See Appendix IX later in this Prospectus for information. See also "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.

SPECIAL RULES FOR PRINCIPAL PROTECTOR/SM/. If you elected Principal Protector/SM/, all withdrawal methods described above can be used. We will not treat a withdrawal request that results in a withdrawal in excess of 90% of the contract's cash value as a request to surrender the contract unless it is a GWB Excess withdrawal. In addition, we will not terminate your contract if either your account value or cash value falls below $500, unless it is due to a GWB Excess withdrawal. In other words, if you take a GWB Excess withdrawal that equals more than 90% of your cash value or reduces your cash value to less than $500, we will treat your request as a surrender of your contract even if your GWB benefit base is greater than zero. Please also see "Insufficient account value" in "Determining your contract value" earlier in this Prospectus. Please also see "Principal Protector/SM/" in "Contract features and benefits," earlier in this Prospectus, for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.

LOANS UNDER ROLLOVER TSA CONTRACTS

Loans under a Rollover TSA contract are not permitted without employer or plan approval. We will not permit you to take a loan or have a loan outstanding while you are enrolled in our "automatic required minimum distribution (RMD) service."

Loans are subject to federal income tax limits and are also subject to the limits of the plan. The loan rules under ERISA may apply to plans not sponsored by a governmental employer. Federal income tax rules apply to all plans, even if the plan is not subject to ERISA.

A loan will not be treated as a taxable distribution unless:

..   It exceeds limits of federal income tax rules;

..   Interest and principal are not paid when due; or

..   In some instances, service with the employer terminates.

Taking a loan in excess of the Internal Revenue Code limits may result in adverse tax consequences.

Before we make a loan, you must properly complete and sign a loan request form. Loan processing may not be completed until we receive all information and approvals required to process the loan at our processing office.

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1)the date annuity payments begin,

(2)the date the contract terminates, and

(3)the date a death benefit is paid (the outstanding loan including any accrued and unpaid loan interest, will be deducted from the death benefit amount).

A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received. Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined. Please see Appendix VIII later in this Prospectus for any state rules that may affect loans from a TSA contract. Also, see Appendix X for a discussion of TSA contracts.

48  ACCESSING YOUR MONEY

Tax consequences for failure to repay a loan when due are substantial, and may result in severe restrictions on your ability to borrow amounts under any plans of your employer in the future.

LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If those amounts are insufficient, any additional amount of the loan will be subtracted from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If fixed maturity option amounts are insufficient, we will deduct all or a portion of the loan from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. A market value adjustment will apply to withdrawals from the fixed maturity options (including the Special 10 year fixed maturity option). If amounts are withdrawn from the Special 10 year fixed maturity option, the guaranteed benefit will be adversely affected. See "Guaranteed principal benefit option 2" in "Contract features and benefits" earlier in this Prospectus.

For the period of time your loan is outstanding, the loan reserve account rate we will credit will equal the loan interest rate minus a maximum rate of 2%. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid and the amount of interest earned from the loan reserve account to the investment options according to the allocation percentages we have on our records.

SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions and employer or plan approval is required.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information.

All benefits under the contract will terminate as of the date we receive the required information, including Principal Protector/SM/ (if applicable) if your cash value is greater than your GWB Annual withdrawal amount. If you have a GWB benefit base greater than zero, you should consider the impact of a contract surrender on the Principal Protector/SM/ benefit. If your surrender request does not constitute a GWB Excess withdrawal, you may be eligible for additional benefits. If, however, your surrender request constitutes a GWB Excess withdrawal, you will lose those benefits. Also, if the Guaranteed minimum income benefit no lapse guarantee is in effect under your contract, the Guaranteed minimum income benefit will terminate without value if your cash value plus any other withdrawals taken in the contract year exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year). For more information, please see "Annuity benefit" under "Insufficient account value" in "Determining your contract value" and "Principal Protector/SM/" in "Contract features and benefits" earlier in this Prospectus.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus.

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)the New York Stock Exchange is closed or restricts trading,

(2)the SEC determines that an emergency exists as a result of which sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable, or

(3)the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest option, fixed maturity options and the account for special dollar cost averaging (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.

YOUR ANNUITY PAYOUT OPTIONS

The following description assumes annuitization of your entire contract. For partial annuitization, see "Partial annuitization" below.

Deferred annuity contracts such as Accumulator(R) provide for conversion to payout status at or before the contract's "maturity date." This is called annuitization. When your contract is annuitized, your Accumulator(R) contract and all its benefits will terminate and you will receive a supplemental annuity payout contract ("payout option") that provides periodic payments for life or for a specified period of time. In general, the periodic payment amount is determined by the account value or cash value of your Accumulator(R) contract at the time of annuitization and the annuity purchase factor to which that value is applied, as described below. Alternatively, if you have a Guaranteed minimum income benefit, you may exercise your benefit in accordance with its terms. We have the right to require you to provide any information we deem necessary to provide an annuity payout option. If an annuity payout is later found to be based on incorrect information, it will be adjusted on the basis of the correct information.

Your Accumulator(R) contract guarantees that upon annuitization, your annuity account value will be applied to a guaranteed annuity purchase factor for a life annuity payout option. We reserve the right, with advance notice to you, to change your annuity purchase factor any time after your fifth contract date anniversary and at not less than five year intervals after the first change. (Please see your contract and SAI for more information.) In addition, you may apply your account value or cash value, whichever is applicable, to any other annuity payout option that we may offer at the time of annuitization. We cur-

                                                       ACCESSING YOUR MONEY  49
rently offer you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments. Please see Appendix VIII later in this Prospectus for variations that may apply in your state.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age when the contract was issued. Other than life annuity with period certain, we reserve the right to add, remove or change any of these annuity payout options at any time. In addition, if you are exercising your Guaranteed minimum income benefit, your choice of payout options are those that are available under the Guaranteed minimum income benefit (see "Guaranteed minimum income benefit option" in "Contract features and benefits" earlier in this Prospectus). If you elect Principal Protector/SM/ and choose to annuitize your contract before the maturity date, Principal Protector/SM/ will terminate without value even if your GWB benefit base is greater than zero. Payments you receive under the annuity payout option you select may be less than you would have received under Principal Protector/SM/. See "Principal Protector/SM/" in "Contract features and benefits" earlier in this Prospectus for further information.

-------------------------------------------------------------------
Fixed annuity payout options      Life annuity
                                  Life annuity with period certain
                                  Life annuity with refund certain
                                  Period certain annuity
-------------------------------------------------------------------
Variable Immediate Annuity        Life annuity
  payout options                  Life annuity with period certain
-------------------------------------------------------------------
Income Manager(R) payout options  Life annuity with period certain
  (available for annuitants age   Period certain annuity
  83 or less at contract issue)
-------------------------------------------------------------------

..   Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

..   Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contract that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

..   Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.


..   Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life, and after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.


FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable Immediate Annuities may be funded through your choice of available variable investment options investing in Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable income annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.

INCOME MANAGER(R) PAYOUT OPTIONS

The Income Manager(R) payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager(R) payout annuity contract. You may request an illustration of the Income Manager(R) payout annuity contract from your financial professional. Income Manager(R) payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager(R) payout option, you should read the prospectus which contains important information that you should know.

Both NQ and IRA Income Manager(R) payout options provide guaranteed level payments. The Income Manager(R) (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect an Income Manager(R) payout option without life contingencies unless withdrawal charges are no longer in effect under your Accumulator(R).

For QP and Rollover TSA contracts, if you want to elect an Income Manager(R) payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner. You must be eligible for a distribution under the QP or Rollover TSA contract.

You may choose to apply your account value of your Accumulator(R) contract to an Income Manager(R) payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Accumulator(R) and we will deduct any applicable withdrawal charge. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.

50  ACCESSING YOUR MONEY

The Income Manager(R) payout options are not available in all states.

THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges or market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.

For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

The withdrawal charge applicable under your Accumulator(R) contract is imposed if you select a non-life contingent period certain payout annuity. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.

For the Income Manager(R) life contingent payout options, no withdrawal charge is imposed under the Accumulator(R). If the withdrawal charge that otherwise would have been applied to your account value under your Accumulator(R) is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager(R) will apply. The year in which your account value is applied to the payout option will be "contract year 1."


PARTIAL ANNUITIZATION. Partial annuitization of nonqualified deferred annuity contracts is permitted under certain circumstances. You may choose from the annuity payout options described here, but if you choose a period certain annuity pay-out, the certain period must be for 10 years or more. We require you to elect partial annuitization on the form we specify. Partial annuitization is not available for a guaranteed minimum income benefit under a contract. For purposes of this contract we will effect any partial annuitization as a withdrawal applied to a payout annuity. See "How withdrawals are taken from your account value" earlier in this section and also the discussion of "Partial annuitization" in "Tax information" for more information.


SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.

Except with respect to the Income Manager(R), where payments are made on the 15th day of the month, you can choose the date annuity payments begin. In most states, it may not be earlier than thirteen months from the Accumulator(R) contract date. Please see Appendix VIII later in this Prospectus for information on state variations. You can change the date your annuity payments are to begin at any time. The date may not be later than the annuity maturity date described below.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier. The amount of each annuity payment will be less with a greater frequency of payments, or with a longer duration of a non-life contingent annuity or a longer certain period of a life contingent annuity. Once elected, the frequency with which you receive payments cannot be changed.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

If you select an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager(R) annuity payout option is chosen.

ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum payment or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday. We will send a notice with the contract statement one year prior to the maturity date.

If you elected Principal Protector/SM/ and your contract is annuitized at maturity, we will offer an annuity payout option for life that guarantees you will receive payments that are at least equal to what you would have received under Principal Protector until the point at which your GWB Benefit Base is depleted. After your GWB Benefit Base is depleted, you will continue to receive periodic payments while you are living. The amount of each payment will be the same as the payment amount that you would have received if you had applied your account value on the maturity date to purchase a life annuity at the annuity purchase rate guaranteed in your contract; this payment amount may be more or less than your GWB Annual Withdrawal amount.

Please see Appendix VIII later in this Prospectus for variations that may apply in your state.

                                                       ACCESSING YOUR MONEY  51

5. Charges and expenses


--------------------------------------------------------------------------------

CHARGES THAT AXA EQUITABLE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

..   A mortality and expense risks charge

..   An administrative charge

..   A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

..   On each contract date anniversary -- an annual administrative charge, if applicable.

..   At the time you make certain withdrawals or surrender your contract -- a withdrawal charge.

..   On each contract date anniversary -- a charge for each optional benefit that you have elected: a death benefit (other than the Standard death benefit); the Guaranteed minimum income benefit; Principal Protector/SM/; and Protection Plus/SM/.

..   On the first 10 contract date anniversaries -- a charge for GPB Option 2, if you have elected this optional benefit.

..   At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

More information about these charges appears below. The fees and charges described are the maximum fees and charges that a contract owner will pay. Please see your contract and/or Appendix IX for the fees and charges that apply under your contract. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" later in this section.

The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise, we will incur a loss.

The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this Prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray, a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk. Nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the contracts.

To help with your retirement planning, we may offer other annuities with different charges, benefits, and features. Please contact your financial professional for more information.

SEPARATE ACCOUNT ANNUAL EXPENSES

MORTALITY AND EXPENSE RISKS CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard death benefit. The daily charge is equivalent to an annual rate of 0.75% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the Guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

ADMINISTRATIVE CHARGE. We deduct a daily charge from the net assets in each variable investment option. The charge, together with the annual administrative charge described below, is to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.30% or 0.25% of the net assets in each variable investment option. See Appendix IX later in this Prospectus for the charge that applies to your contract.

DISTRIBUTION CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.20% of the net assets in each variable investment option.

ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $50,000. If your account value on such date is $50,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed maturity option, if applicable,) in the order of the earliest maturity

52  CHARGES AND EXPENSES
date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


SPECIAL SERVICES CHARGES

We deduct a charge for providing the special services described below. These charges compensate us for the expense of processing each special service. For certain services, we will deduct from your account value any withdrawal charge that applies and the charge for the special service. Please note that we may discontinue some or all of these services without notice.

WIRE TRANSFER CHARGE. We charge $90 for outgoing wire transfers. Unless you specify otherwise, this charge will be deducted from the amount you request.

EXPRESS MAIL CHARGE. We charge $35 for sending you a check by express mail delivery. This charge will be deducted from the amount you request.

DUPLICATE CONTRACT CHARGE. We charge $35 for providing a copy of your contract. The charge for this service can be paid (i) using a credit card acceptable to AXA Equitable, (ii) by sending a check to our processing office, or (iii) by any other means we make available to you.


WITHDRAWAL CHARGE

A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceed the 10% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value or apply your cash value to a non-life contingent payout option. For more information about the withdrawal charge if you select an annuity payout option, see "Your annuity payout options -- The amount applied to purchase an annuity payout option" in "Accessing your money" earlier in the Prospectus.

The withdrawal charge equals a percentage of the contributions withdrawn. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:

--------------------------------------------------------------------------------------------
                                   CONTRACT YEAR
--------------------------------------------------------------------------------------------
                                                             1   2   3   4   5   6   7   8+
--------------------------------------------------------------------------------------------
Percentage of contribution                                   7%  7%  6%  6%  5%  3%  1%  0%
--------------------------------------------------------------------------------------------

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1" and the withdrawal charge is reduced or expires on each applicable contract date anniversary. Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus.

For contracts issued in New York, please see Appendix VIII later in this Prospectus for the New York withdrawal charge schedule applicable to monies withdrawn from and transferred among the fixed maturity options.

For Pennsylvania contracts for annuitants who are age 84 or 85 at issue, please see Appendix VIII later in this Prospectus for possible withdrawal charge schedule variations.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to that same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each investment option. The withdrawal charge helps cover our sales expenses.

For purposes of calculating reductions in your guaranteed benefits and associated benefit bases, the withdrawal amount includes both the withdrawal amount paid to you and the amount of the withdrawal charge deducted from your account value. For more information, see "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" and "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" earlier in the Prospectus. The withdrawal charge does not apply in the circumstances described below.

10% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the beginning of each contract year. In the first contract year, the 10% free withdrawal amount is determined using all contributions received in the first 90 days of the contract year. Additional contributions during the contract year do not increase your 10% free withdrawal amount. The 10% free withdrawal amount does not apply if you surrender your contract except where required by law.

For NQ contracts issued to a charitable remainder trust, the free withdrawal amount will equal the greater of: (1) the current account value less contributions that have not been withdrawn (earnings in the contract) and
(2) the 10% free withdrawal amount defined above.

If you elected Principal Protector/SM/, we will waive any withdrawal charge for any withdrawal during the contract year up to the GWB Annual withdrawal amount, even if such withdrawals exceed the free withdrawal amount. However, each withdrawal reduces the free withdrawal amount for that contract year by the amount of the withdrawal. Withdrawal charges, are applied to the amount of the withdrawal that exceeds the GWB Annual withdrawal amount.

The applicable free withdrawal percentage may be higher for certain contract holders, depending on when you purchased your contract. See Appendix IX later in this Prospectus for the free withdrawal amount that applies under your contract.

                                                       CHARGES AND EXPENSES  53

CERTAIN WITHDRAWALS. If you elected the Guaranteed minimum income benefit and/or the Greater of 6% Roll-Up to age 85 or the annual ratchet to age 85 enhanced death benefit, the withdrawal charge will be waived for any withdrawal that, together with any prior withdrawals made during the contract year, does not exceed 6% of the beginning of contract year 6% to age 85 Roll-Up benefit base, even if such withdrawals exceed the free withdrawal amount. Also, a withdrawal charge does not apply to a withdrawal that exceeds 6% of the beginning of contract year 6% to age 85 Roll-Up benefit base as long as it does not exceed the free withdrawal amount. If your withdrawals exceed the amount described above, this waiver is not applicable to that withdrawal nor to any subsequent withdrawal for the life of the contract.

See Appendix IX later in this Prospectus to see if this waiver of the withdrawal charge applies under your contract.

DISABILITY, TERMINAL ILLNESS, OR CONFINEMENT TO NURSING HOME. The withdrawal charge also does not apply if:

(i)The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii)We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

(iii)The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is
     (a) approved by Medicare as a provider of skilled nursing care service, or
     (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

 . its main function is to provide skilled, intermediate, or custodial nursing care;

 .   it provides continuous room and board to three or more persons;

 .   it is supervised by a registered nurse or licensed practical nurse;

 .   it keeps daily medical records of each patient;

 .   it controls and records all medications dispensed; and

 .   its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions described in (i), (ii) or
(iii) above existed at the time a contribution was remitted or if the condition began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.

GUARANTEED MINIMUM DEATH BENEFIT CHARGE

ANNUAL RATCHET TO AGE 85. If you elected the Annual Ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.25% of the Annual Ratchet to age 85 benefit base. If you already own your contract, the charge may be as much as 0.30% of the Annual Ratchet to age 85 benefit base. Please see Appendix IX later in this Prospectus or your contract for more information.

GREATER OF 5% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elected this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.50% of the greater of the 5% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base.

GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elected this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.60% of the greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base. For contract owners, your charge may be less, depending on when you purchased your contract. Please see Appendix IX later in this Prospectus or your contract for more information.

6% ROLL-UP TO AGE 85. If you elected the 6% Roll-Up to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.45% of the 6% Roll-Up to age 85 benefit base.

WHEN WE DEDUCT THESE CHARGES. We will deduct these charges from your value in the variable investment options and the guaranteed interest option (see Appendix VIII later in this Prospectus to see if deducting these charges from the guaranteed interest option is permitted in your state) on a pro rata basis. If these amounts are insufficient, we will deduct all or a portion of these charges from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of these charges from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata deduction may not apply, depending on when you purchased your contract. Please see Appendix IX later in this Prospectus for more information. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

There is no charge if you exercise the Guaranteed minimum death benefit/Guaranteed minimum income benefit roll-up benefit base reset option.

STANDARD DEATH BENEFIT. There is no additional charge for the standard death benefit.

GUARANTEED PRINCIPAL BENEFIT OPTION 2

If you purchased GPB Option 2, we deduct a charge annually from your account value on the first 10 contract date anniversaries. The

54  CHARGES AND EXPENSES

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charge is equal to 0.50% of the account value. We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct any remaining portion of the charge from amounts in any fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are insufficient, we will deduct all or a portion from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata deduction may not apply, depending on when you purchased your contract. Please see Appendix IX later in this Prospectus. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

GUARANTEED MINIMUM INCOME BENEFIT (THE "LIVING BENEFIT") CHARGE

If you elected the Guaranteed minimum income benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the Guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The charge is equal to 0.65% of the applicable benefit base in effect on the contract date anniversary. For certain contract owners, your charge may be less, depending on when you purchased your contract. Please see Appendix IX later in this Prospectus or your Prospectus for the charge that applies under your contract.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are still insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata deduction may not apply under your contract, depending on when you purchased your contract. Please see Appendix IX later in this Prospectus for more information. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option, if available).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

There is no charge if you exercise the Guaranteed minimum death benefit/guaranteed minimum income benefit roll-up benefit base reset option or for the Guaranteed minimum income benefit no lapse guarantee. This option is not available under all contracts.

PROTECTION PLUS/SM/ CHARGE

If you elected Protection Plus/SM/, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.35% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata deduction may not apply under your contract, depending on when you purchased your contract. Please see Appendix IX later in this Prospectus. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

PRINCIPAL PROTECTOR/SM/ CHARGE

If you elected Principal Protector/SM/, we deduct a charge annually as a percentage of your account value on each contract date anniversary. If you elect the 5% GWB Annual withdrawal option, the charge is equal to 0.35%. If you elect the 7% GWB Annual withdrawal option, the charge is equal to 0.50%. We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata deduction may not apply under your contract, depending on when you purchased your contract. Please see Appendix IX later in this Prospectus. If you die, and your beneficiary continues Principal Protector/SM/ under the Beneficiary continuation option, we will not deduct a pro rata portion of the charge upon your death. However, the Principal Protector/SM/ charge will continue. A market value adjustment will apply to deductions from the fixed maturity options.

If your GWB benefit base falls to zero but your contract is still in force, the charge will be suspended as of the next contract date anniversary. The charge will be reinstated, as follows: (i) if you make a subsequent contribution, we will reinstate the charge that was in effect at the

                                                       CHARGES AND EXPENSES  55
time your GWB benefit base became depleted, (ii) if you elect to exercise the Optional step up provision, we will reinstate a charge, as discussed immediately below, and (iii) if your beneficiary elects the Beneficiary continuation option and reinstates the Principal Protector/SM/ benefit with a one time step up, we will reinstate the charge that was in effect when the GWB benefit base fell to zero.

If your beneficiary elects the Beneficiary continuation option, and is eligible to continue Principal Protector/SM/, the benefit and the charge will continue unless your beneficiary tells us to terminate the benefit at the time of election.

OPTIONAL STEP UP CHARGE. Every time you elect the Optional step up, we reserve the right to raise the benefit charge at the time of the step up. The maximum charge for Principal Protector/SM/ with a 5% GWB Annual withdrawal option is 0.60%. The maximum charge for Principal Protector/SM/ with a 7% GWB Annual withdrawal amount option is 0.80%. The increased charge, if any, will apply as of the next contract date anniversary following the step up and on all contract anniversaries thereafter.

If you die and your beneficiary elects the Beneficiary continuation option, if available, a one time step up only (at no additional charge) is applicable. For more information on the Optional step up, one time step up and Automatic reset provisions, see "Principal Protector/SM/" in "Contract features and benefits."

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity pay-out option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.

VARIABLE IMMEDIATE ANNUITY ANNUITIZATION PAYOUT OPTION ADMINISTRATIVE FEE

We currently deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity annuitization payout option. This option may not be available at the time you elect to annuitize or it may have a different charge.

CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:

..   Management fees.

..   12b-1 fees.

..   Operating expenses, such as trustees' fees, independent public accounting firms' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

..   Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each Portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. Certain Portfolios available under the contract in turn invest in shares of other Portfolios of AXA Premier VIP Trust and EQ Advisors Trust and/or shares of unaffiliated portfolios (collectively, the "underlying portfolios"). The underlying portfolios each have their own fees and expenses, including management fees, operating expenses, and investment related expenses such as brokerage commissions. For more information about these charges, please refer to the prospectuses for the Trusts.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum initial contribution requirements. We also may change the Guaranteed minimum income benefit or the Guaranteed minimum death benefit, or offer variable investment options that invest in shares of the Trusts that are not subject to 12b-1 fees. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974 ("ERISA") or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.

56  CHARGES AND EXPENSES

6. Payment of death benefit


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YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designated your beneficiary when you applied for your contract. You may change your beneficiary at any time during your lifetime and while the contract is in force. The change will be effective as of the date the written request is executed, whether or not you are living on the date the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request.

Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee. Where an NQ contract is owned for the benefit of a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act, the beneficiary must be the estate of the minor. Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary.

The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable Guaranteed minimum death benefit. We determine the amount of the death benefit (other than the applicable Guaranteed minimum death benefit) and any amount applicable under the Protection Plus/SM/ feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, forms necessary to effect payment and any other information we may require. The amount of the applicable Guaranteed minimum death benefit will be such Guaranteed minimum death benefit as of the date of the annuitant's death adjusted for any subsequent withdrawals. For Rollover TSA contracts with outstanding loans, we will reduce the amount of the death benefit by the amount of the outstanding loan, including any accrued but unpaid interest on the date that the death benefit payment is made. Payment of the death benefit terminates the contract.

Your beneficiary designation may specify the form of death benefit payout (such as a life annuity), provided the payout you elect is one that we offer both at the time of designation and when the death benefit is payable. In general, the beneficiary will have no right to change the election. You should be aware that
(i) in accordance with current federal income tax rules, we apply a predetermined death benefit annuity payout election only if payment of the death benefit amount begins within one year following the date of death, which payment may not occur if the beneficiary has failed to provide all required information before the end of that period, (ii) we will not apply the predetermined death benefit payout election if doing so would violate any federal income tax rules or any other applicable law, and (iii) a beneficiary or a successor owner who continues the contract under one of the continuation options described below will have the right to change your annuity payout election.

EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a surviving spouse who is the sole primary beneficiary of the deceased owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. The Successor owner/ annuitant feature is only available under NQ and individually owned IRA contracts (other than Inherited IRAs).

For NQ and all types of IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.

WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner changes after the original owner's death for purposes of receiving required distributions from the contract. When you are not the annuitant under an NQ contract and you die before annuity payments begin, unless you specify otherwise, the beneficiary named to receive the death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time during your life by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

You should carefully consider the following if you have elected the Guaranteed minimum income benefit and you are the owner, but not the annuitant. Because the payments under the Guaranteed minimum income benefit are based on the life of the annuitant, and the federal tax law required distributions described below are based on the life of the successor owner, a successor owner who is not also the annuitant may not be able to exercise the Guaranteed minimum income benefit if you die before annuity payments begin. Therefore, one year before you become eligible to exercise the Guaranteed minimum income benefit you should consider the effect of your beneficiary designations on potential payments after your death. For more information, see "Exercise rules" under "Guaranteed minimum income benefit option" in "Contract features and benefits" earlier in this Prospectus.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

..   The cash value of the contract must be fully paid to the successor owner
    (new owner) within five years after your death (the "5-year rule"), or in a joint ownership situation, the death of the first owner to die.

..   If Principal Protector/SM/ was elected and if the "5-year rule" is elected and the successor owner dies prior to the end of the fifth year, we will pay any remaining account value in a lump sum and the contract and any remaining GWB benefit base will terminate

                                                   PAYMENT OF DEATH BENEFIT  57
   without value. The successor owner should consult with a tax adviser before choosing to use the "5-year rule." The GWB ben- efit base may be adversely affected if the successor owner makes any withdrawals that cause a GWB Excess withdrawal. Also, when the contract terminates at the end of 5 years, any remaining GWB benefit base would be lost. If you elected Principal Protector/SM/, the successor owner has the option to terminate the benefit and charge upon receipt by us of due proof of death and notice to discontinue the benefit; otherwise, the benefit and charge will automatically continue.

..   The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the successor owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

..   A successor owner should consider naming a new beneficiary.

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.

An eligible successor owner, including a surviving joint owner after the first owner dies, may elect the beneficiary continuation option for NQ contracts discussed in "Beneficiary continuation option" below.

HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. Payment of the death benefit in a lump sum terminates all rights and any applicable guarantees under the contract, including Guaranteed minimum income benefit, GPB Options 1 and 2 and Principal Protector/SM/. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this Prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.

SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant. The successor owner/annuitant must be 85 or younger as of the date of the non-surviving spouse's death.

The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary to effect the Successor owner/annuitant feature, we will increase the account value to equal your elected Guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus/SM/ feature, and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be considered to be withdrawn only after all other amounts have been withdrawn. In determining whether your applicable Guaranteed minimum death benefit option will continue to grow, we will use your surviving spouse's age as of the date we receive satisfactory proof of your death, any required instructions and the information and forms necessary to effect the successor owner/annuitant feature.

We will determine whether your applicable Guaranteed minimum death benefit option will continue as follows:

..   If the successor owner/annuitant is age 75 or younger on the date of the original owner/annuitant's death, and the original owner/annuitant was age 84 or younger at death, the Guaranteed minimum death benefit continues based upon the option that was elected by the original owner/annuitant and will continue to grow according to its terms until the contract date anniversary following the date the successor owner/annuitant reaches age 85.

..   If the successor owner/annuitant is age 75 or younger on the date of the original owner/annuitant's death, and the original owner/annuitant was age 85 or older at death, we will reinstate the Guaranteed minimum death benefit that was elected by the original owner/annuitant. The benefit will continue to grow according to its terms until the contract date anniversary following the date the successor owner/annuitant reaches age 85.

..   If the successor owner/annuitant is age 76 or over on the date of the original owner/annuitant's death, the Guaranteed minimum death benefit will no longer grow, and we will no longer charge for the benefit.

If you elected Principal Protector/SM/, the benefit and charge will remain in effect. If the GWB benefit base is zero at the time of your death, and the charge had been suspended, the charge will be reinstated if any of the events, described in "Principal Protector/SM/ charge" in "Charges and expenses" earlier in this Prospectus, occur. The GWB benefit base will not automatically be stepped up to equal the account value, if higher, upon your death. Your spouse must wait five complete years from the prior step up or from contract issue, whichever is later, in order to be eligible for the Optional step up. For more information, see "Principal Protector/SM/" in "Contract features and benefits" earlier in this Prospectus.

Where an NQ contract is owned by a Living Trust, as defined in the contract, and at the time of the annuitant's death the annuitant's spouse is the sole beneficiary of the Living Trust, the Trustee, as owner of the contract, may request that the spouse be substituted as annuitant as of the date of the annuitant's death. No further change of annuitant will be permitted.

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.

58  PAYMENT OF DEATH BENEFIT

For information on the operation of the successor owner/annuitant feature with the Guaranteed minimum income benefit, see "Exercise of Guaranteed minimum income benefit" under "Guaranteed minimum income benefit option" in "Contract features and benefits," earlier in this Prospectus. For information on the operation of this feature with Protection Plus/SM/, see "Protection Plus/SM/" in "Guaranteed minimum death benefit" under "Contract features and benefits," earlier in this Prospectus.

SPOUSAL PROTECTION

SPOUSAL PROTECTION OPTION FOR NQ CONTRACTS ONLY. This feature permits spouses who are joint contract owners to increase the account value to equal the guaranteed minimum death benefit, if higher, and by the value of any Protection Plus/SM/ benefit, if elected, upon the death of either spouse. This account value "step up" occurs even if the surviving spouse was the named annuitant. If you and your spouse jointly own the contract and one of you is the named annuitant, you had the right to elect the Spousal protection option at the time you purchased your contract at no additional charge. Both spouses must have been between the ages of 20 and 70 at the time the contract was issued and must each have been named the primary beneficiary in the event of the other's death.

The annuitant's age is generally used for the purpose of determining contract benefits. However, for the Annual Ratchet to age 85 and the Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85 guaranteed minimum death benefits and the Protection Plus/SM/ benefit, the benefit is based on the older spouse's age. The older spouse may or may not be the annuitant. However, for purposes of the Guaranteed minimum death benefit/guaranteed minimum income benefit roll-up benefit base reset option, the last age at which the benefit base may be reset is based on the annuitant's age, not the older spouse's age.

If the annuitant dies prior to annuitization, the surviving spouse may elect to receive the death benefit, including the value of the Protection Plus/SM/ benefit, or, if eligible, continue the contract as the sole owner/ annuitant by electing the successor owner/annuitant option. If the non-annuitant spouse dies prior to annuitization, the surviving spouse continues the contract automatically as the sole owner/annuitant. In either case, the contract would continue, as follows:

..   As of the date we receive due proof of the spouse's death, the account value will be reset to equal the Guaranteed minimum death benefit as of the date of the non-surviving spouse's death, if higher, increased by the value of the Protection Plus/SM/ benefit.

..   The Guaranteed minimum death benefit continues to be based on the older spouse's age for the life of the contract, even if the younger spouse is originally or becomes the sole owner/ annuitant.

..   The Protection Plus/SM/ benefit will now be based on the surviving spouse's age at the date of the non-surviving spouse's death for the remainder of the life of the contract. If the benefit had been previously frozen because the older spouse had attained age 80, it will be reinstated if the surviving spouse is age 75 or younger. The benefit is then frozen on the contract date anniversary after the surviving spouse reaches age 80. If the surviving spouse is age 76 or older, the benefit will be discontinued even if the surviving spouse is the older spouse (upon whose age the benefit was originally based).

..   The Guaranteed minimum income benefit may continue if the benefit had not already terminated and the benefit will be based on the successor owner/annuitant, if applicable. See "Guaranteed minimum income benefit" in "Contract features and benefits" earlier in this Prospectus.

..   If the annuitant dies first, withdrawal charges will no longer apply to any contributions made prior to the annuitant's death. If the non-annuitant spouse dies first, the withdrawal charge schedule remains in effect with regard to all contributions.

..   If you elected Principal Protector/SM/, the benefit and charge will remain in effect. If your GWB benefit base is zero at the time of your death, and the charge had been suspended, the charge will be reinstated if any of the events, described in "Principal Protector/SM/ charge" in "Charges and expenses" earlier in this Prospectus, occur. The GWB benefit base will not automatically be stepped up to equal the account value, if higher, upon your death. Your spouse must wait five complete years from the prior step up or from contract issue, whichever is later, in order to be eligible for the Optional step up. For more information, see "Principal Protector/SM/" in "Contract features and benefits" earlier in this Prospectus.

We will not allow Spousal protection to be added after contract issue. If there is a change in owner or primary beneficiary, the Spousal protection benefit will be terminated. If you divorce but do not change the owner or primary beneficiary, Spousal protection continues.

Depending on when you purchased your contract, this feature may not be available to you. See Appendix IX later in this Prospectus for more information about your contract.

BENEFICIARY CONTINUATION OPTION

This feature permits a designated individual, on the contract owner's death, to maintain a contract with the deceased contract owner's name on it and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional or see Appendix VIII later in this Prospectus for further information.

Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information.

BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus/SM/ feature, adjusted for any subsequent withdrawals.

                                                   PAYMENT OF DEATH BENEFIT  59

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Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 701/2 , if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed later in this Prospectus in "Tax information" under "Individual retirement arrangements (IRAs)," the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

..   The contract continues with your name on it for the benefit of your beneficiary.

..   This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

..   If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

..   The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

..   The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

..   If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, GPB Option 2 or Principal Protector/SM/ (in certain circumstances) under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect. See below for certain circumstances where Principal Protector/SM/ may continue to apply.

..   The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges, if any, will apply.

..   Any partial withdrawal must be at least $300.

..   Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

..   Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

..   If you had elected Principal Protector/SM/, your spousal beneficiary may not continue Principal Protector/SM/, and the benefit will terminate without value, even if the GWB benefit base is greater than zero. In general, spousal beneficiaries who wish to continue Principal Protector/SM/ should consider continuing the contract under the Successor owner and annuitant feature, if eligible. In general, eligibility requires that your spouse must be the sole primary beneficiary. Please see "Successor owner and annuitant" in "How death benefit payment is made" under "Payment of death benefit" earlier in this Prospectus for further details. If there are multiple beneficiaries who elect the Beneficiary continuation option, the spousal beneficiary may continue the contract without Principal Protector/SM/ and non-spousal beneficiaries may continue with Principal Protector/SM/. In this case, the spouse's portion of the GWB benefit base will terminate without value.

..   If you had elected Principal Protector/SM/, your non-spousal beneficiary may continue the benefit, as follows:

   -- The beneficiary was 75 or younger on the original contract date.

   -- The benefit and charge will remain in effect unless your beneficiary tells us to terminate the benefit at the time of the Beneficiary continuation option election.

   -- One time step up: Upon your death, if your account value is greater than the GWB benefit base, the GWB benefit base will be automatically stepped up to equal the account value, at no additional charge. If Principal Protector/SM/ is not in effect at the time of your death because the GWB benefit base is zero, the beneficiary may reinstate the benefit (at the charge that was last in effect) with the one time step up. If the beneficiary chooses not to reinstate the Principal Protector/SM/ at the time the Beneficiary continuation option is elected, Principal Protector/SM/ will terminate.

   -- If there are multiple beneficiaries each beneficiary's interest in the GWB benefit base will be separately accounted for.

   -- As long as the GWB benefit base is $5,000 or greater, the beneficiary may elect the Beneficiary continuation option and continue Principal Protector/SM/ even if the account value is less than $5,000.

   -- If scheduled payments are elected, the beneficiary's scheduled payments will be calculated, using the greater of the account value or the GWB benefit base, as of each December 31. If the beneficiary dies prior to receiving all payments, we will make the remaining payments to the person designated by the deceased non-spousal beneficiary, unless that person elects to take any remaining account value in a lump sum, in which case any remaining GWB benefit base will terminate without value.

   -- If the "5-year rule" is elected and the beneficiary dies prior to the end of the fifth year, we will pay any remaining account value in a lump sum and the contract and any remaining GWB benefit base will terminate without value.

   -- Provided no other withdrawals are taken during a contract year while the beneficiary receives scheduled payments, the scheduled payments will not cause a GWB Excess withdrawal, even if they exceed the GWB Annual withdrawal amount. If the beneficiary takes any other withdrawals

60  PAYMENT OF DEATH BENEFIT
      while the Beneficiary continuation option scheduled payments are in effect, the GWB Excess withdrawal exception terminates permanently. In order to take advantage of this exception, the beneficiary must elect the scheduled payments rather than the "5-year rule." If the beneficiary elects the "5-year rule," there is no exception.

BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as Inherited annuity, may only be elected when the NQ contract owner dies before the annuity maturity date, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, "beneficiary" refers to the successor owner. For a discussion of successor owner, see "When an NQ contract owner dies before the annuitant" earlier in this section. This feature must be elected within 9 months following the date of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and annuitant are the same person):

..   This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

..   The contract continues with your name on it for the benefit of your beneficiary.

..   If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

..   The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

..   The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

..   If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, GPB Option 2 or Principal Protector/SM/ (in certain circumstances) under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect. See below for certain circumstances where Principal Protector/SM/ may continue to apply.

..   If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary may also take withdrawals, in addition to scheduled payments, at any time.

..   Any partial withdrawals must be at least $300.

..   Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

..   Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

..   If you had elected Principal Protector/SM/, your spousal beneficiary may not continue Principal Protector/SM/, and the benefit will terminate without value, even if the GWB benefit base is greater than zero. In general, spousal beneficiaries who wish to continue Principal Protector/SM/ should consider continuing the contract under the Successor owner and annuitant feature, if eligible. In general, eligibility requires that you must be the owner and annuitant and your spouse must be the sole primary beneficiary. Please see "Successor owner and annuitant" in "How death benefit payment is made" under "Payment of death benefit" earlier in this Prospectus for further details. If there are multiple beneficiaries who elect the Beneficiary continuation option, the spousal beneficiary may continue the contract without Principal Protector/SM/ and non-spousal beneficiaries may continue with Principal Protector/SM/. In this case, the spouse's portion of the GWB benefit base will terminate without value.

..   If the non-spousal beneficiary chooses scheduled payments under "Withdrawal
    Option 1," as discussed above in this section, Principal Protector/SM/ may not be continued and will automatically terminate without value even if the GWB benefit base is greater than zero.

..   If you had elected Principal Protector/SM/, your non-spousal beneficiary may continue the benefit, as follows:

   -- The beneficiary was 75 or younger on the original contract date.

   -- The benefit and charge will remain in effect unless your beneficiary tells us to terminate the benefit at the time of the Beneficiary continuation option election.

   -- One time step up: Upon your death, if your account value is greater than the GWB benefit base, the GWB benefit base will be automatically stepped up to equal the account value, at no additional charge. If Principal Protector/SM/ is not in effect at the time of your death because the GWB benefit base is zero, the beneficiary may reinstate the benefit (at the charge that was last in effect) with the one time step up. If the beneficiary chooses not to reinstate the Principal Protector/SM/ at the time the Beneficiary continuation option is elected, Principal Protector/SM/ will terminate.

   -- If there are multiple beneficiaries, each beneficiary's interest in the GWB benefit base will be separately accounted for.

                                                   PAYMENT OF DEATH BENEFIT  61

   -- As long as the GWB benefit base is $5,000 or greater, the beneficiary may elect the Beneficiary continuation option and continue Principal Protector/SM/ even if the account value is less than $5,000.

   -- If scheduled payments under "Withdrawal Option 2" is elected, the beneficiary's scheduled payments will be calculated using the greater of the account value or the GWB benefit base, as of each December 31. If the beneficiary dies prior to receiving all payments, we will make the remaining payments to the person designated by the deceased non-spousal beneficiary, unless that person elects to take any remaining account value in a lump sum, in which case any remaining GWB benefit base will terminate without value.

   -- If the "5-year rule" is elected and the beneficiary dies prior to the end of the fifth year, we will pay any remaining account value in a lump sum and the contract and any remaining GWB benefit base will terminate without value.

   -- Provided no other withdrawals are taken during a contract year while the beneficiary receives scheduled payments, the scheduled payments will not cause a GWB Excess withdrawal, even if they exceed the GWB Annual withdrawal amount. If the beneficiary takes any other withdrawals while the Beneficiary continuation option scheduled payments are in effect, the GWB Excess withdrawal exception terminates permanently. In order to take advantage of this exception, the beneficiary must elect scheduled payments under "Withdrawal Option 2" rather than the "5-year rule." If the beneficiary elects the "5-year rule," there is no exception.

If you are both the owner and annuitant:

..   As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the annuity account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus/SM/ feature, adjusted for any subsequent withdrawals.

..   No withdrawal charges will apply to any withdrawals by the beneficiary.

If the owner and annuitant are not the same person:

..   If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

..   The annuity account value will not be reset to the death benefit amount.

..   The contract's withdrawal charge schedule will continue to be applied to any withdrawal or surrender other than scheduled payments; the contract's free corridor amount will continue to apply to withdrawals but does not apply to surrenders.

..   We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceed the free corridor amount. See the "Withdrawal charges" in "Charges and expenses" earlier in this Prospectus.

If a contract is jointly owned:

..   The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

..   If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" earlier in this section.

..   If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" earlier in this section.

62  PAYMENT OF DEATH BENEFIT

7. Tax information


--------------------------------------------------------------------------------

OVERVIEW

In this part of the Prospectus, we discuss the current federal income tax rules that generally apply to Accumulator(R) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA, QP or TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any, legislation will actually be proposed or enacted.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. We also do not discuss the Employee Retirement Income Security Act of 1974 (ERISA). Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

CONTRACTS THAT FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs"): an individual retirement annuity contract such as the ones offered in this Prospectus, or a custodial or trusteed individual retirement account. Similarly, a 403(b) plan can be funded through a 403(b) annuity contract or a 403(b)(7) custodial account. Annuity contracts can also be purchased in connection with retirement plans qualified under Section 401(a) of the Code ("QP contracts"). How these arrangements work, including special rules applicable to each, are noted in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a tax-qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits compared with the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect.

Certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from annuity contracts funding qualified plans, 403(b) plans and IRAs.

For this purpose additional annuity contract benefits may include, but are not limited to, various guaranteed benefits such as guaranteed minimum income benefits and enhanced death benefits. You should consider the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract. See also Appendix II at the end of this Prospectus for a discussion of QP contracts, and Appendix X at the end of this Prospectus for a discussion of TSA contracts.

TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.

TAXATION OF NONQUALIFIED ANNUITIES


Taxpayers with incomes over $250,000 should consider the 3.8% Medicare tax on investment income (including, for this purpose, income from NQ contracts) which will be effective after December 31, 2012.


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonquali-fied annuity contract.

CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

..   if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

..   if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

..   if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

..   if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a grantor trust.

Federal tax law requires that all nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year be linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.

                                                            TAX INFORMATION  63

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ANNUITY PAYMENTS

The following applies to an annuitization of the entire contract. In certain cases, the contract can be partially annuitized. See "Partial annuitization" below.

Annuitization payments that are based on life or life expectancy are considered annuity payments for income tax purposes. We include in annuitization payments GMIB payments and other annuitization payments available under your contract.

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your unrecovered investment in the contract. Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments. If you have a loss on a variable annuity payout in a taxable year, you may be able to adjust the tax-free amount in subsequent years.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

Your rights to apply amounts under this contract to an annuity payout option are described elsewhere in this Prospectus. If you hold your contract to the maximum maturity age under the contract we require that a choice be made between taking a lump sum settlement of any remaining account value or applying any such account value to one of the annuity payout options under the contract. If no affirmative choice is made, we will apply any remaining annuity value to the default option under the contract at such age. While there is no specific federal tax guidance as to whether or when an annuity contract is required to mature, or as to the form of the payments to be made upon maturity, we believe that this contract constitutes an annuity contract under current federal tax rules.

PARTIAL ANNUITIZATION


The consequences described above for annuitization of the entire contract apply to the portion of the contract which is partially annuitized. A nonqualified deferred annuity contract is treated as being partially annuitized if a portion of the contract is applied to an annuity payout option on a life-contingent basis or for a period certain of at least 10 years. In order to get annuity payment tax treatment for the portion of the contract applied to the annuity pay-out, payments must be made at least annually in substantially equal amounts, the payments must be designed to amortize the amount applied over life or the period certain, and the payments cannot be stopped, except by death or surrender (if permitted under the terms of the contract). The investment in the contract is split between the partially annuitized portion and the deferred amount remaining based on the relative values of the amount applied to the annuity payout and the deferred amount remaining at the time of the partial annuitization. Also, the partial annuitization has its own annuity starting date.


WITHDRAWALS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a reduction of your investment in the contract and is not taxable.

PROTECTION PLUS/SM/ FEATURE

In order to enhance the amount of the death benefit to be paid at the annuitant's death, you may have purchased a Protection Plus/SM/ rider for your NQ contract. Although we regard this benefit as an investment protection feature which is part of the contract and which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus/SM/ rider is not part of the contract. In such a case, the charges for the Protection Plus/SM/ rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age
59 1/2, also subject to a tax penalty. Were the IRS to take this position, AXA Equitable would take all reasonable steps to attempt to avoid this result, which could include amending the contract (with appropriate notice to you).

1035 EXCHANGES

You may purchase a nonqualified deferred annuity contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

..   the contract that is the source of the funds you are using to purchase the nonqualified deferred annuity contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).


..   the owner and the annuitant are the same under the source contract and the contract issued in exchange. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

In some cases you may make a tax-deferred 1035 exchange from a nonqualified deferred annuity contract to a "qualified long-term care contract" meeting all specified requirements under the Code or an annuity contract with a "qualified long-term care contract" feature (sometimes referred to as a "combination annuity" contract).


The tax basis, also referred to as your investment in the contract, of the source contract carries over to the contract issued in exchange.


An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to purchase or contribute to another nonqualified deferred annuity contract on a tax-deferred basis. If requirements are met, the owner may also directly transfer amounts from a nonqualified deferred annuity contract to a "qualified long-term care contract" or "combination annuity" in such a partial 1035 exchange transaction. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.


64  TAX INFORMATION

Even if the contract owner and the insurance companies agree that a full or partial 1035 exchange is intended, the IRS has the ultimate authority to review the facts and determine that the transaction should be recharacterized as taxable in whole or in part.


Section 1035 exchanges are generally not available after the death of the owner.

SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

Under the Beneficiary continuation option, the tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59 1/2, a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions made:

..   on or after your death; or

..   because you are disabled (special federal income tax definition); or

..   in the form of substantially equal periodic annuity payments at least annually over your life (or life expectancy), or the joint lives of you and your beneficiary (or joint life expectancies) using an IRS-approved distribution method.

We will report a life-contingent partial annuitization made to an owner under age 59 1/2 as eligible for an exception to the early distribution penalty tax. We may be required to treat a partial annuitization for a period certain of at least 10 years as being subject to the penalty for an owner under age 59 1/2.

INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Account No. 49. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Account No. 49. The IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the Portfolios, and must have no right to direct the particular investment decisions within the Portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Account No. 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of Portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Account No. 49.

INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and/or securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

..   Traditional IRAs, typically funded on a pre-tax basis; and

..   Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained by contacting the IRS or from the IRS website (www.irs.gov).

AXA Equitable designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may have purchased the contract as a traditional IRA or Roth IRA. We also offered Inherited IRA contracts for payment of post-death required minimum distributions from traditional IRAs and Roth IRAs, respectively.

This Prospectus contains the information that the IRS requires you to have before you purchase an IRA. The first section covers some of the special tax rules that apply to traditional IRAs. The next section covers Roth IRAs. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

We describe the amount and types of charges that may apply to your contributions under "Charges and expenses" earlier in this Prospectus.

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We describe the method of calculating payments under "Accessing your money"
earlier in this Prospectus. We do not guarantee or project growth in any variable income annuitization option payments (as opposed to payments from a fixed income annuitization option).

AXA Equitable had received an opinion letter from the IRS approving the respective forms of the Accumulator(R) traditional and Roth IRA contracts for use as a traditional and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Accumulator(R) traditional and Roth IRA contracts.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

This is provided for informational purposes only. Since the contract is no longer available to new purchasers, this cancellation provision is no longer applicable.

You can cancel either type of the Accumulator(R) IRA contract (traditional IRA or Roth IRA) by following the directions in "Your right to cancel within a certain number of days" under "Contract features and benefits" earlier in this Prospectus. If you cancel a traditional IRA or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)


Contributions to traditional IRAs. Individuals may generally make three different types of contributions to purchase a traditional IRA or as subsequent contributions to an existing IRA:


..   "regular" contributions out of earned income or compensation; or

..   tax-free "rollover" contributions; or

..   direct custodian-to-custodian transfers from other traditional IRAs
    ("direct transfers").

When you make a contribution to your IRA, we require you to tell us whether it is a regular contribution, rollover contribution, or direct transfer contribution, and to supply supporting documentation in some cases.

REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS

LIMITS ON CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs). When your earnings are below $5,000, your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70 1/2 or any tax year after that.

If you are at least age 50 at any time during the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make additional "catch-up contributions" of up to $1,000 to your traditional IRA.

SPECIAL RULES FOR SPOUSES. If you are married and file a joint federal income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $5,000, married individuals filing jointly can contribute up to $10,000 per year to any combination of traditional IRAs and Roth IRAs. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $5,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70 1/2 or over can contribute up to the lesser of $5,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the non-working spouse reaches age 70 1/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age 70 1/2 at any time during the taxable year for which the contribution is made.

DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

The federal tax rules governing contributions to IRAs made from current compensation are complex and are subject to numerous technical requirements and limitations which vary based on an individual's personal situation (including his/her spouse). IRS Publication 590,"Individual Retirement Arrangements
(IRAs)" which is updated annually and is available at www.irs.gov, contains pertinent explanations of the rules applicable to the current year. The amount of permissible contributions to IRAs, the amount of IRA contributions which may be deductible, and the individual's income limits for determining contributions and deductions all may be adjusted annually for cost of living.

NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the non-working spouse's traditional IRA) may not, however, exceed the $5,000 maximum per person limit for the applicable taxable year. The dollar limit is $6,000 for people eligible to make age 50-70 1/2 catch-up contributions. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" later in this section for more information.

If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until

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the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a taxable year. Make sure you designate the year for which you are making the contribution.

ROLLOVER AND TRANSFER CONTRIBUTIONS TO TRADITIONAL IRAS

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

..   qualified plans;

..   governmental employer 457(b) plans;

..   403(b) plans; and

..   other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

ROLLOVERS FROM "ELIGIBLE RETIREMENT PLANS" OTHER THAN TRADITIONAL IRAS

Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant. A non-spousal death beneficiary may also be able to make a direct rollover to an inherited IRA contract with special rules and restrictions under certain circumstances.

There are two ways to do rollovers:

..   Do it yourself: You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

..   Direct rollover You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a qualified plan, 403(b) plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distributions are:

..   "required minimum distributions" after age 70 1/2 or retirement from service with the employer; or

..   substantially equal periodic payments made at least annually for your life
    (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

..   substantially equal periodic payments made for a specified period of 10 years or more; or

..   hardship withdrawals; or

..   corrective distributions that fit specified technical tax rules; or

..   loans that are treated as distributions; or

..   death benefit payments to a beneficiary who is not your surviving spouse; or

..   qualified domestic relations order distributions to a beneficiary who is not your current spouse or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan such as a traditional IRA, and subsequently take a premature distribution.

ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS

Any non-Roth after-tax contributions you have made to a qualified plan or 403(b) plan (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this section under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan.

ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

SPOUSAL ROLLOVERS AND DIVORCE-RELATED DIRECT TRANSFERS

The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, the deceased spouse's traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

EXCESS CONTRIBUTIONS TO TRADITIONAL IRAS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

..   regular contributions of more than the maximum regular contribution amount for the applicable taxable year; or

..   regular contributions to a traditional IRA made after you reach age 70 1/2;
    or

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..   rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70 1/2.

You can avoid or limit the excise tax by withdrawing an excess contribution (rollover or regular). See Publication 590 for further details.

RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Amounts distributed from traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.

We report all payments from traditional IRA contracts on IRS Form 1099-R. You are responsible for reporting these amounts correctly on your individual income tax return and keeping supporting records. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

If you have ever made nondeductible (after-tax) IRA contributions to any traditional IRA (it does not have to be to this particular traditional
IRA contract), those contributions are recovered tax-free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax-free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:

..   the amount received is a withdrawal of certain excess contributions, as described in IRS Publication 590; or

..   the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and direct transfer contributions to traditional IRAs" earlier in this section for more information.)

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a 403(b) plan or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.



REQUIRED MINIMUM DISTRIBUTIONS

BACKGROUND ON REGULATIONS -- REQUIRED MINIMUM DISTRIBUTIONS. Distributions must be made from traditional IRAs according to rules contained in the Code and Treasury Regulations. Certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed benefits. This could increase the amount required to be distributed from the contract if you take annual withdrawals instead of annuitizing. Please consult your tax adviser concerning applicability of these complex rules to your situation.

LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70 1/2.

WHEN YOU HAVE TO TAKE THE FIRST LIFETIME REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age 70 1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70 1/2, or to delay taking it until the first three-month period in the next calendar year (January 1st - April 1st). Distributions must start no later than your "Required Beginning Date", which is April 1st of the calendar year after the calendar year in which you turn age 70 1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions"account-based" or "annuity-based."

ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of

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the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our "automatic required minimum distribution (RMD) service." Even if you do not enroll in our service, we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.

Also, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70 1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70 1/2.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. HOWEVER, NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a nonindividual, such as the estate, the rules continue to apply the 5-year rule discussed earlier under "Individual beneficiary."PLEASE NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

SUCCESSOR OWNER AND ANNUITANT

If your spouse is the sole primary beneficiary and elects to become the successor owner and annuitant, the required minimum distribution rules are applied as if your surviving spouse is the contract owner.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.


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BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59 1/2 before the first day of that tax year.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59 1/2. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions:

..   made on or after your death; or

..   made because you are disabled (special federal income tax definition); or

..   used to pay certain extraordinary medical expenses (special federal income tax definition); or

..   used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

..   used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

..   used to pay certain higher education expenses (special federal income tax definition); or

..   in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy) or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method.

Please note that it is your responsibility to claim the penalty exception on your own income tax return and to document eligibility for the exception to the IRS.

To meet the substantially equal periodic payment exception, you could elect to apply your contract value to an Income Manager(R) (life annuity with a period certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments, using your choice of IRS-approved methods we offer. Although substantially equal withdrawals and Income Manager(R) payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" earlier in this section. Once substantially equal withdrawals or Income Manager(R) annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59 1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under either option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from, or any additional contributions or transfers you make to, your contract as changing your pattern of substantially equal withdrawals or Income Manager(R) payments for purposes of determining whether the penalty applies.

ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

This section of the Prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "Traditional individual retirement annuities (traditional IRAs)."

The Accumulator(R) Roth IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A(b) and 408(b) of the Internal Revenue Code.


CONTRIBUTIONS TO ROTH IRAS. Individuals may generally make four different types of contributions to a Roth IRA:


..   regular after-tax contributions out of earnings; or

..   taxable rollover contributions from traditional IRAs or other eligible retirement plans ("conversion rollover" contributions); or

..   tax-free rollover contributions from other Roth individual retirement arrangements or designated Roth accounts under defined contribution plans;
    or

..   tax-free direct custodian-to-custodian transfers from other Roth IRAs
    ("direct transfers").

Regular after-tax, direct transfer and rollover contributions may be made to a Roth IRA contract. See "Rollovers and direct transfer contributions to Roth IRAs" later in this section for more information. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.

REGULAR CONTRIBUTIONS TO ROTH IRAS

LIMITS ON REGULAR CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs). This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $5,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion under "Special rules for spouses" earlier in this section under traditional IRAs.

If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, you may be eligible to make additional catch-up contributions of up to $1,000.

With a Roth IRA, you can make regular contributions when you reach
70 1/2, as long as you have sufficient earnings. The amount of permissible contributions to Roth IRAs for any year depends on the individual's income limits and marital status. For example, if you are married and filing separately for any year your ability to make regular Roth IRA contributions is greatly limited. The amount of permissible contributions and income limits may be adjusted annually for cost of living. Please consult IRS Publication 590, "Individual Retirement Arrangements (IRAs)" for the rules applicable to the current year.

70  TAX INFORMATION

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WHEN YOU CAN MAKE CONTRIBUTIONS. Same as traditional IRAs.

DEDUCTIBILITY OF CONTRIBUTIONS. Roth IRA contributions are not tax deductible.

ROLLOVER AND DIRECT TRANSFER CONTRIBUTIONS TO ROTH IRAS

WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS?

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only make rollovers between different plan types (for example, traditional IRA to Roth IRA).

You may make rollover contributions to a Roth IRA from these sources only:

..   another Roth IRA;

..   a traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion rollover");

..   a "designated Roth contribution account" under a 401(k) plan, 403(b) plan, or governmental employer section 457(b) plan (direct or 60-day); or

..   from non-Roth accounts under another eligible retirement plan, as described below under "Conversion rollover contributions to Roth IRAs."

You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

CONVERSION ROLLOVER CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Amounts can also be rolled over from non-Roth accounts under another eligible retirement plan, including a Code
Section 401(a) qualified plan, a 403(b) plan, and a governmental employer
Section 457(b) plan.

Unlike a rollover from a traditional IRA to another traditional IRA, a conversion rollover transaction from a traditional IRA or other eligible retirement plan to a Roth IRA is not tax-free. Instead, the distribution from the traditional IRA or other eligible retirement plan is generally fully taxable. If you are converting all or part of a traditional IRA, and you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax-free. Even if you are under age 59 1/2, the early distribution penalty tax does not apply to conversion rollover contributions to a Roth IRA.

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA or other eligible retirement plan are subject to the lifetime annual required minimum distribution rules.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.

The IRS and Treasury have issued Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual's gross income on the conversion of a traditional IRA to a Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount of income reported in certain circumstances.

RECHARACTERIZATIONS

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

HOW TO RECHARACTERIZE. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacter-ization and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as

                                                            TAX INFORMATION  71

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earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE IRA). You cannot recharacterize back to the original plan a contribution directly rolled over from an eligible retirement plan which is not a traditional IRA.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12-month limitation period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.

To recharacterize a contribution, you must use our forms.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed. Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:

..   rollovers from a Roth IRA to another Roth IRA;

..   direct transfers from a Roth IRA to another Roth IRA;

..   qualified distributions from a Roth IRA; and

..   return of excess contributions or amounts recharacterized to a traditional
    IRA.

QUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

..   you are age 59 1/2 or older; or

..   you die; or

..   you become disabled (special federal income tax definition); or

..   your distribution is a "qualified first-time homebuyer distribution"
    (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1)Regular contributions.

(2)Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

   (a)Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

   (b)Nontaxable portion.

(3)Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amount distributed, distributions and contributions are aggregated or grouped, then added together as follows:

(1)All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2)All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.

(3)All conversion contributions made during the year are added together.

Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.

REQUIRED MINIMUM DISTRIBUTIONS DURING LIFE

Lifetime required minimum distributions do not apply.

72  TAX INFORMATION

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REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?", assuming death before the Required Beginning Date.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.

EXCESS CONTRIBUTIONS TO ROTH IRAS

Generally the same as traditional IRA, except that regular contributions made after age 70 1/2 are not excess contributions.

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over.

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING


We must withhold federal income tax from distributions from annuity contracts and specified tax-favored savings or retirement plans or arrangements. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.


You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

..   We might have to withhold and/or report on amounts we pay under a free look or cancellation.


..   We are required to withhold on the gross amount of a distribution from a
    Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable.


Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.


Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. Generally, an election out of federal withholding will also be considered an election out of state withholding. In some states, you may elect out of state withholding, even if federal withholding applies. In some states, the income tax withholding is completely independent of federal income tax withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

Federal tax rules require payers to withhold differently on "periodic" and "non-periodic" payments. Payers are to withhold from periodic annuity payments as if the payments were wages. The annuity contract owner is to specify marital status and the number of withholding exemptions claimed on an IRS Form W-4P or similar substitute election form. If the owner does not claim a different number of withholding exemptions or marital status, the payer is to withhold assuming that the owner is married and claiming three withholding exemptions. If the owner does not provide the owner's correct Taxpayer Identification Number a payer is to withhold from periodic annuity payments as if the owner were single with no exemptions.

A contract owner's withholding election remains effective unless and until the owner revokes it. The contract owner may revoke or change a withholding election at any time.

FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

Non-periodic distributions include partial withdrawals, total surrenders and death benefits. Payers generally withhold federal income tax at a flat 10% rate from (i) the taxable amount in the case of nonqualified contracts, and (ii) the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

As described below, there is no election out of federal income tax withholding if the payment is an eligible rollover distribution from a qualified plan or TSA contract. If a non-periodic distribution from a qualified plan or TSA contract is not an eligible rollover distribution then election out is permitted. If there is no election out, the 10% withholding rate applies.

SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS


The plan administrator is responsible for making all required notifications on tax matters to plan participants and to the IRS. See Appendix II at the end of this Prospectus.


MANDATORY WITHHOLDING FROM TSA CONTRACTS AND QUALIFIED PLAN DISTRIBUTIONS

Unless the distribution is directly rolled over to another eligible retirement plan, eligible rollover distributions from TSA contracts and qualified plans are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions and communicating to the recipient whether the distribution is an eligible rollover distribution.

IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


We are entitled to certain tax benefits related to the investment of company assets, including assets of the separate account. These tax benefits, which may include the foreign tax credit and the corporate dividends received deduction, are not passed back to you, since we are the owner of the assets from which tax benefits may be derived.


                                                            TAX INFORMATION  73

8. More information


--------------------------------------------------------------------------------

ABOUT SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. For example, we may withdraw amounts from Separate Account No. 49 that represent our investments in Separate Account No. 49 or that represent fees and charges under the contracts that we have earned. Also, we may, at our sole discretion, invest Separate Account No. 49 assets in any investment permitted by applicable law. The results of Separate Account
No. 49's operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account No. 49. However, the obligations themselves are obligations of AXA Equitable.

Separate Account No. 49 is registered under the Investment Company Act of 1940 and is registered and classified under that act as a "unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or Separate Account No. 49. Although Separate Account No. 49 is registered, the SEC does not monitor the activity of Separate Account No. 49 on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.


Each subaccount (variable investment option) within Separate Account No. 49 invests in shares issued by the corresponding Portfolio of its Trust.


We reserve the right subject to compliance with laws that apply:

(1)to add variable investment options to, or to remove variable investment options from, Separate Account No. 49, or to add other separate accounts;

(2)to combine any two or more variable investment options;

(3)to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4)to operate Separate Account No. 49 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 49 or a variable investment option directly);

(5)to deregister Separate Account No. 49 under the Investment Company Act of
   1940;

(6)to restrict or eliminate any voting rights as to Separate Account No. 49; and

(7)to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.

If the exercise of these rights results in a material change in the underlying investment of Separate Account No. 49, you will be notified of such exercise, as required by law.

ABOUT THE TRUSTS

The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each Portfolio.


The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional Portfolios or eliminate existing Portfolios at any time. More detailed information about each Trust, its Portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plans, and other aspects of its operations, appears in the prospectuses for each Trust, which generally accompany this Prospectus, or in their respective SAIs, which are available upon request.


ABOUT OUR FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

Fixed maturity option rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current fixed maturity option rates can be obtained from your financial professional.


The rates to maturity for new allocations as of February 15, 2012 and the related price per $100 of maturity value were as shown below:



--------------------------------------------------
FIXED MATURITY
 OPTIONS WITH
 FEBRUARY 15TH         RATE TO          PRICE
MATURITY DATE OF   MATURITY AS OF    PER $100 OF
 MATURITY YEAR    FEBRUARY 15, 2012 MATURITY VALUE
--------------------------------------------------
     2013               3.00%/(1)/      $97.08
     2014               3.00%/(1)/      $94.25
     2015               3.00%/(1)/      $91.51
     2016               3.00%/(1)/      $88.84
     2017               3.00%/(1)/      $86.25
     2018               3.00%/(1)/      $83.73
     2019               3.00%/(1)/      $81.30
     2020               3.00%/(1)/      $78.93
     2021               3.00%/(1)/      $76.62
     2022                 3.10%         $73.67
--------------------------------------------------

(1)Since these rates to maturity are 3%, no amounts could have been allocated to these options.

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HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (positive or negative) we make if you withdraw any of your value from a fixed maturity option before its maturity date.

(1)We determine the market adjusted amount on the date of the withdrawal as follows:

   (a)We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

   (b)We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

   (c)We determine the current rate to maturity for your fixed maturity option based on the rate for a new fixed maturity option issued on the same date and having the same maturity date as your fixed maturity option; if the same maturity date is not available for new fixed maturity options, we determine a rate that is between the rates for new fixed maturity option maturities that immediately precede and immediately follow your fixed maturity option's maturity date.

   (d)We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)We determine the fixed maturity amount as of the current date.

(3)We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined by using a widely published index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "non-unitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT THE GENERAL ACCOUNT

This contract is offered to customers through various financial institutions, brokerage firms and their affiliate insurance agencies. No financial institution, brokerage firm or insurance agency has any liability with respect to a contract's account value or any guaranteed benefits with which the contract was issued. AXA Equitable is solely responsible to the contract owner for the contract's account value and such guaranteed benefits. The general obligations and any guaranteed benefits under the contract are supported by AXA Equitable's general account and are subject to AXA Equitable's claims paying ability. An owner should look to the financial strength of AXA Equitable for its claims-paying ability. Assets in the general account are not segregated for the exclusive benefit of any particular contract or obligation. General account assets are also available to the insurer's general creditors and the conduct of its routine business activities, such as the payment of salaries, rent and other ordinary business expenses. For more information about AXA Equitable's financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the variable investment options. You may also speak with your financial representative.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and

                                                           MORE INFORMATION  75
it is not registered as an investment company under the Investment Company Act of 1940. The contract is a "covered security" under the federal securities laws.

We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account . The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

ABOUT OTHER METHODS OF PAYMENT

WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS

We accept contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" under "Contract features and benefits" earlier in this Prospectus.

Even if we accepted the wire order and essential information, a contract generally was not issued until we received and accepted a properly completed application. In certain cases, we may have issued a contract based on information provided through certain broker-dealers with whom we have established electronic facilities. In any such cases, you must have signed our Acknowledgement of Receipt form.

Where we required a signed application, the above procedures did not apply and no financial transactions were permitted until we received the signed application and issued the contract. Where we issued a contract based on information provided through electronic facilities, we required an Acknowledgement of Receipt form. Financial transactions were only permitted if you requested them in writing, signed the request and had its signature guaranteed, until we received the signed Acknowledgement of Receipt form. After a contract is issued, additional contributions are allowed by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.

AUTOMATIC INVESTMENT PROGRAM -- FOR NQ, FLEXIBLE PREMIUM IRA AND FLEXIBLE PREMIUM ROTH IRA CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ, Flexible Premium IRA or Flexible Premium Roth IRA contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP, Inherited IRA Beneficiary Continuation (traditional IRA or Roth IRA) or Rollover TSA contracts, nor is it available with GPB Option 2. Please see Appendix VIII later in this Prospectus to see if the automatic investment program is available in your state.

For NQ contracts, the minimum amounts we will deduct are $100 monthly and $300 quarterly. Under Flexible Premium IRA and Flexible Premium Roth IRA contracts, the minimum amount is $50. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options, but not the account for special dollar cost averaging. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this Prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY

Our "business day" is generally any day the New York Stock Exchange ("NYSE") is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

..   If your contribution, transfer or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day:

   -- on a non-business day;

   -- after 4:00 p.m. Eastern Time on a business day; or

   -- after an early close of regular trading on the NYSE on a business day.

..   A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

..   If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

..   When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

..   If we have entered into an agreement with your broker-dealer for automated processing of contributions and/or transfers upon receipt of customer order, your contribution and/or transfer will be considered received at the time your broker-dealer receives your contribution and/or transfer and all information needed to process your application, along with any required documents. Your broker-dealer will then transmit your order to us in accordance with our processing procedures. However, in such cases, your

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   broker-dealer is considered a processing office for the purpose of receiving the contribution and/or transfer. Such arrangements may apply to initial contributions, subsequent contributions, and/or transfers, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4:00 p.m., Eastern Time.

CONTRIBUTIONS AND TRANSFERS

..   Contributions allocated to the variable investment options are invested at the unit value next determined after the receipt of the contribution.

..   Contributions allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

..   Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).

..   Initial contributions allocated to the account for special dollar cost averaging received the interest rate in effect on that business day. At certain times, we may have offered the opportunity to lock in the interest rate for an initial contribution to be received under Section 1035 exchanges and trustee to trustee transfers. Your financial professional can provide information or you can call our processing office.

..   Transfers to or from variable investment options will be made at the unit value next determined after the receipt of the transfer request.

..   Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.

..   Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

..   For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

ABOUT YOUR VOTING RIGHTS

As the owner of shares of the Trusts, we have the right to vote on certain matters involving the Portfolios, such as:

..   the election of trustees;

..   the formal approval of independent public accounting firms selected for each Trust; or

..   any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.


We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a Portfolio for which no instructions have been received in the same proportion as we vote shares of that Portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a Portfolio in the same proportions that contract owners vote. One effect of proportional voting is that a small number of contract owners may determine the outcome of a vote.


The Trusts sell their shares to AXA Equitable separate accounts in connection with AXA Equitable's annuity and/or variable life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with AXA Equitable. AXA Premier VIP Trust and EQ Advisors Trust also sell their shares to the trustee of a qualified plan for AXA Equitable. We currently do not foresee any disadvantages to our contract owners arising out of these arrangements. However, the Board of Trustees or Directors of each Trust intends to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board's response insufficiently protects our contract owners, we will see to it that appropriate action is taken to do so.

SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners. One result of proportional voting is that a small number of contract owners may control the outcome of a vote.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

STATUTORY COMPLIANCE

We have the right to change your contract without the consent of any other person in order to comply with any laws and regulations that apply, including but not limited to changes in the Internal Revenue Code, in Treasury Regulations or in published rulings of the Internal Revenue Service and in Department of Labor regulations.

Any change in your contract must be in writing and made by an authorized officer of AXA Equitable. We will provide notice of any contract change.

The benefits under your contract will not be less than the minimum benefits required by any state law that applies.

ABOUT LEGAL PROCEEDINGS

AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account No. 49, nor would any of these proceedings be likely to have a material adverse effect upon the Separate Account, our ability to meet our obligations under the contracts, or the distribution of the contracts.

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FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as the consolidated financial statements of AXA Equitable, are in the SAI. The financial statements of AXA Equitable have relevance to the contracts only to the extent that they bear upon the ability of AXA Equitable to meet its obligations under the contracts. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.

TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan.

Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

For NQ contracts only, subject to regulatory approval, if you elected the Guaranteed minimum death benefit, Guaranteed minimum income benefit, Protection Plus/SM/, Guaranteed principal benefit option 2, and/or the Principal Protector/SM/ (collectively, the "Benefit"), generally the Benefit will automatically terminate if you change ownership of the contract or if you assign the owner's right to change the beneficiary or person to whom annuity payments will be made. For certain contract owners, this restriction may not apply to you, depending on when you purchased your contract. See Appendix IX for more information. However, the Benefit will not terminate if the ownership of the contract is transferred to: (i) a family member (as defined in the contract); (ii) a trust created for the benefit of a family member or members;
(iii) a trust qualified under section 501(c) of the Internal Revenue Code; or
(iv) a successor by operation of law, such as an executor or guardian. Please speak with your financial professional for further information.

See Appendix VIII later in this Prospectus for any state variations with regard to terminating any benefits under your contract.

You cannot assign or transfer ownership of an IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available (except for Rollover TSA contracts) and you cannot assign IRA and QP contracts as security for a loan or other obligation. Loans are available under a Rollover TSA contract only if permitted under the sponsoring employer's plan.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your IRA, QP or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, which involves a surrender of your contract, we will impose a withdrawal charge, if one applies.

ABOUT CUSTODIAL IRAS

For certain custodial IRA accounts, after your contract has been issued, we may accept transfer instructions by telephone, mail, facsimile or electronically from a broker-dealer, provided that we or your broker-dealer have your written authorization to do so on file. Accordingly, AXA Equitable will rely on the stated identity of the person placing instructions as authorized to do so on your behalf. AXA Equitable will not be liable for any claim, loss, liability or expenses that may arise out of such instructions. AXA Equitable will continue to rely on this authorization until it receives your written notification at its processing office that you have withdrawn this authorization. AXA Equitable may change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior written notice and restrict facsimile, internet, telephone and other electronic transfer services because of disruptive transfer activity.

HOW DIVORCE MAY AFFECT YOUR GUARANTEED BENEFITS


Our optional benefits do not provide a cash value or any minimum account value. In the event that you and your spouse become divorced after you purchase a contract with a guaranteed benefit, we will not divide the benefit base as part of the divorce settlement or judgment. As a result of the divorce, we may be required to withdraw amounts from the account value to be paid to an ex-spouse. Any such withdrawal will be considered a withdrawal from the contract. This means that your guaranteed benefit will be reduced and a withdrawal charge may apply.


DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.

AXA Advisors is an affiliate of AXA Equitable, and AXA Distributors is an indirect wholly owned subsidiary of AXA Equitable. The Distributors are under the common control of AXA Financial, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Both broker-dealers also act as distributors for other AXA Equitable life and annuity products.

The contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts are also sold by financial professionals of unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers").

AXA Equitable pays compensation to both Distributors based on contracts sold. AXA Equitable may also make additional payments to the Distributors, and the Distributors may, in turn, make additional payments to certain Selling broker-dealers. All payments will be in compliance with all applicable FINRA rules and other laws and regulations.

Although AXA Equitable takes into account all of its distribution and other costs in establishing the level of fees and charges under its contracts, none of the compensation paid to the Distributors or the Selling broker-dealers discussed in this section of the Prospectus are imposed as separate fees or charges under your contract. AXA Equitable, however, intends to recoup amounts it pays for distribution and other services through the fees and charges of the contract and payments it receives for providing administrative, distribution and other

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services to the Portfolios. For information about the fees and charges under the contract, see "Fee table" and "Charges and expenses" earlier in this Prospectus.

AXA ADVISORS COMPENSATION. AXA Equitable pays compensation to AXA Advisors based on contributions made on the contracts sold through AXA Advisors ("contribution-based compensation"). The contribution-based compensation will generally not exceed 8.50% of total contributions. AXA Advisors, in turn, may pay a portion of the contribution-based compensation received from AXA Equitable to the AXA Advisors financial professional and/or the Selling broker-dealer making the sale. In some instances, a financial professional or a Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation of up to 0.60% of the account value of the contract sold ("asset-based compensation"). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could, over time, exceed the total compensation that would otherwise be paid on the basis of contributions alone. The compensation paid by AXA Advisors varies among financial professionals and among Selling broker-dealers. AXA Advisors also pays a portion of the compensation it receives to its managerial personnel. When a contract is sold by a Selling broker-dealer, the Selling broker-dealer, not AXA Advisors, determines the amount and type of compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, as described below.

AXA Advisors also pays its financial professionals and managerial personnel other types of compensation including service fees, expense allowance payments and health and retirement benefits. AXA Advisors also pays its financial professionals, managerial personnel and Selling broker-dealers sales bonuses (based on selling certain products during specified periods) and persistency bonuses. AXA Advisors may offer sales incentive programs to financial professionals and Selling broker-dealers who meet specified production levels for the sales of both AXA Equitable contracts and contracts offered by other companies. These incentives provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid education seminars and merchandise.

DIFFERENTIAL COMPENSATION. In an effort to promote the sale of AXA Equitable products, AXA Advisors may pay its financial professionals and managerial personnel a greater percentage of contribution-based compensation and/or asset-based compensation for the sale of an AXA Equitable contract than it pays for the sale of a contract or other financial product issued by a company other than AXA Equitable. This practice is known as providing "differential compensation." Differential compensation may involve other forms of compensation to AXA Advisors personnel. Certain components of the compensation paid to managerial personnel are based on whether the sales involve AXA Equitable contracts. Managers earn higher compensation (and credits toward awards and bonuses) if the financial professionals they manage sell a higher percentage of AXA Equitable contracts than products issued by other companies. Other forms of compensation provided to its financial professionals include health and retirement benefits, expense reimbursements, marketing allowances and contribution-based payments, known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of AXA Equitable contracts and products sponsored by affiliates.

The fact that AXA Advisors financial professionals receive differential compensation and additional payments may provide an incentive for those financial professionals to recommend an AXA Equitable contract over a contract or other financial product issued by a company not affiliated with AXA Equitable. However, under applicable rules of FINRA, AXA Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you based on the facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation among products in the same category. For more information, contact your financial professional.

AXA DISTRIBUTORS COMPENSATION. AXA Equitable pays contribution-based and asset-based compensation (together "compensation") to AXA Distributors. Contribution-based compensation is paid based on AXA Equitable contracts sold through AXA Distributor's Selling broker-dealers. Asset-based compensation is paid based on the aggregate account value of contracts sold through certain of AXA Distributor's Selling broker-dealers. Contribution-based compensation will generally not exceed 7.50% of the total contributions made under the contracts. AXA Distributors, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of the contract in combination with annual asset-based compensation of up to 1.25% of the account value of the contract sold. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which AXA Equitable pays to AXA Distributors will be reduced by the same amount, and AXA Equitable will pay AXA Distributors asset-based compensation on the contract equal to the asset-based compensation which AXA Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Distributors varies among Selling broker-dealers.

The Selling broker-dealer, not AXA Distributors, determines the amount and type of compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, such as differential compensation paid for various products.

AXA Equitable also pays AXA Distributors compensation to cover its operating expenses and marketing services under the terms of AXA Equitable's distribution agreements with AXA Distributors.

ADDITIONAL PAYMENTS BY AXA DISTRIBUTORS TO SELLING BROKER-DEALERS. AXA Distributors may pay, out of its assets, certain Selling broker-dealers and other financial intermediaries additional compensation in recognition of services provided or expenses

                                                           MORE INFORMATION  79
incurred. AXA Distributors may also pay certain Selling broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable products on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conference; and/or other support services, including some that may benefit the contract owner. Payments may be based on the aggregate account value attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. AXA Distributors may also make fixed payments to Selling broker-dealers, for example in connection with the initiation of a new relationship or the introduction of a new product.

Additionally, as an incentive for the financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, AXA Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements").


These additional payments may serve as an incentive for Selling broker-dealers to promote the sale of AXA Equitable contracts over contracts and other products issued by other companies. Not all Selling broker-dealers receive additional payments, and the payments vary among Selling broker-dealers. The list below includes the names of Selling broker-dealers that we are aware (as of December 31, 2011) received additional payments. These additional payments ranged from $81 to $4,973,724. AXA Equitable and its affiliates may also have other business relationships with Selling broker-dealers, which may provide an incentive for the Selling broker-dealers to promote the sale of AXA Equitable contracts over contracts and other products issued by other companies. The list below includes any such Selling broker-dealer. For more information, ask your financial professional.

1st Global Capital Corporation
Advantage Capital Corporation
A.G. Edwards
American Portfolios Financial Services
Ameriprise Financial Services, Inc.
Associated Securities Corp.
Bank of America
BBVA Compass Investment Solutions, Inc.
CCO Investment Services Corp.
Centaurus Financial, Inc.
Commonwealth Financial Network
CUSO Financial Services, L.P.
Essex National Securities Inc.
Financial Network Investment Corporation
First Allied Securities
First Citizens Investor Services, Inc.
First Tennessee Brokerage, Inc.
FSC Securities Corporation
Geneos Wealth Management, Inc.
H.D. Vest Investment Securities, Inc.
Investment Centers of America/First Dakota Inc.
IFC Holdings Inc. DBA Invest Financial Corporation
Investment Professionals, Inc.
Investors Capital Corporation
J.P. Turner & Company, LLC
James T. Borello & Co.
Janney Montgomery Scott, LLC
Key Investment Services, LLC
Lincoln Financial Advisors Corporation
Lincoln Financial Securities Corporation
LPL Financial Corporation
M&T Securities, Inc.
Merrill Lynch Life Agency Inc.
Morgan Keegan & Co., Inc.
Morgan Stanley Smith Barney - Morgan Stanley & Co., Incorporated
Multi-Financial Securities Corporation
National Planning Corporation
Next Financial Group, Inc.
NFP Securities, Inc.
Plan Member Financial Corporation
PNC Investments
Prime Capital Services
PrimeVest Financial Services, Inc.
Raymond James & Associates Inc
Raymond James Financial Services
RBC Capital Markets Corp.
Robert W Baird & Co.
Royal Alliance Associates Inc.
Sage Point Financial, Inc
Securities America, Inc.
SII Investments, Inc.
Sorrento Pacific Financial, LLC
Stifel, Nicolaus & Co.
Summit Brokerage Services, Inc
Termed/Mutual Service Corporation
Transamerica Financial Advisors, Inc.
U.S. Bancorp Investments, Inc.
UBS Financial Services, Inc.
UVEST Financial Services Group, Inc.
Waterstone Financial Group, Inc.
Wells Fargo Advisors Financial Network LLC
Wells Fargo Advisors
Wells Fargo Advisors, LLC
Wells Fargo Investments, LLC


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9. Incorporation of certain documents by reference



AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2011 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.


AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the fixed maturity option (the "Registration Statement"). This Prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this Prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234). You can access our website at www.axa-equitable.com.

                             INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE 81

--------------------------------------------------------------------------------

Appendix I: Condensed financial information

--------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.25%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011.



----------------------------------------------------------------------------------------------------------------
                                                            FOR THE YEARS ENDING DECEMBER 31,
                                         -----------------------------------------------------------------------
                                          2011    2010    2009    2008     2007    2006    2005    2004    2003
----------------------------------------------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION
----------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.82 $ 12.94 $ 11.59 $  9.22 $  15.35 $ 14.64 $ 12.58 $ 11.79 $10.68
----------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    19,298  20,691  22,033  23,024   23,506  22,269  12,752   5,189    186
----------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE ALLOCATION
----------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.18 $ 12.11 $ 11.43 $ 10.54 $  12.00 $ 11.48 $ 10.93 $ 10.80 $10.32
----------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    12,889  13,360  13,575  11,977    5,888   5,079   3,564   1,608    153
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE-PLUS ALLOCATION
----------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.01 $ 12.25 $ 11.37 $ 10.06 $  12.65 $ 12.14 $ 11.31 $ 11.09 $10.42
----------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    14,485  15,195  16,395  15,870   14,367  13,188   8,710   3,924     78
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
 AXA MODERATE ALLOCATION
----------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.05 $ 12.50 $ 11.52 $  9.97 $  13.37 $ 12.74 $ 11.69 $ 11.30 $10.52
----------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    57,988  62,771  66,947  68,049   69,894  68,613  49,852  22,917  1,082
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
 AXA MODERATE-PLUS ALLOCATION
----------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.36 $ 13.17 $ 11.96 $  9.93 $  14.74 $ 14.03 $ 12.41 $ 11.78 $10.68
----------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    80,135  87,112  92,197  97,959  104,476  99,167  58,275  20,548    815
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCEBERNSTEIN SMALL CAP GROWTH
----------------------------------------------------------------------------------------------------------------
   Unit value                            $ 15.65 $ 15.95 $ 12.12 $  9.05 $  16.55 $ 14.37 $ 13.35 $ 12.12 $10.77
----------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,858   3,010   3,041   3,292    3,394   3,592   2,764   1,487    109
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
 EQ/AXA FRANKLIN SMALL CAP VALUE CORE
----------------------------------------------------------------------------------------------------------------
   Unit value                            $  8.91 $  9.98 $  8.13 $  6.42 $   9.77 $ 10.83      --      --     --
----------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       627     729     710     759      459     191      --      --     --
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK BASIC VALUE EQUITY
----------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.38 $ 12.94 $ 11.67 $  9.07 $  14.48 $ 14.49 $ 12.14 $ 11.94 $10.93
----------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     7,546   7,572   7,160   6,950    7,283   7,573   6,492   4,028    189
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
 EQ/BOSTON ADVISORS EQUITY INCOME
----------------------------------------------------------------------------------------------------------------
   Unit value                            $  5.79 $  5.89 $  5.15 $  4.68 $   7.00 $  6.83 $  5.97 $  5.69     --
----------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,650   4,784   4,976   5,451    4,851   5,155   3,884     224     --
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
----------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.21 $ 10.31 $  9.28 $  7.18 $  13.27 $ 11.99 $ 11.53 $ 10.74 $10.50
----------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       666     714     771     812      841     860     679     278     17
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
----------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.42 $ 12.09 $ 10.58 $  8.15 $  13.67 $ 13.62 $ 12.31 $ 11.75 $10.73
----------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     8,110   9,210  10,220  11,194   12,780   4,859   4,008   2,468    154
----------------------------------------------------------------------------------------------------------------




I-1 APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)


--------------------------------------------------------------------------------------------------------------
                                                           FOR THE YEARS ENDING DECEMBER 31,
                                         ---------------------------------------------------------------------
                                          2011    2010    2009    2008    2007    2006    2005    2004   2003
--------------------------------------------------------------------------------------------------------------
 EQ/COMMON STOCK INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.33 $ 11.41 $  9.97 $  7.87 $ 14.18 $ 13.88 $ 12.69 $12.32 $10.94
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     7,433   8,347   9,230   9,704  10,999  12,334   9,642  5,278    307
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
 EQ/CORE BOND INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.93 $ 10.56 $ 10.11 $  9.97 $ 11.09 $ 10.89 $ 10.60 $10.50 $10.21
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     9,194  10,953  11,826  10,724  13,997  13,554  10,991  4,339    252
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
 EQ/DAVIS NEW YORK VENTURE
--------------------------------------------------------------------------------------------------------------
   Unit value                            $  9.08 $  9.65 $  8.74 $  6.67 $ 11.12 $ 10.85      --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,397   2,746   2,865   2,935   2,234     597      --     --     --
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.41 $ 12.38 $ 10.96 $  8.82 $ 14.24 $ 13.74 $ 12.09 $11.73 $10.77
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     8,876   9,596  10,178  10,559  11,374  11,573  10,047  5,582    374
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
 EQ/EQUITY GROWTH PLUS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.05 $ 13.01 $ 11.43 $  9.05 $ 15.35 $ 13.64 $ 12.63 $11.55 $10.59
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    10,915  12,490  14,342  16,060  16,822  17,558  12,004  4,974    348
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN CORE BALANCED
--------------------------------------------------------------------------------------------------------------
   Unit value                            $  9.91 $ 10.03 $  9.13 $  7.08 $ 10.51 $ 10.43      --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,459   4,636   5,541   5,337   5,438   1,560      --     --     --
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN TEMPLETON ALLOCATION
--------------------------------------------------------------------------------------------------------------
   Unit value                            $  7.74 $  8.21 $  7.53 $  5.93 $  9.52      --      --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,443   3,654   3,919   3,488   2,777      --      --     --     --
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
 EQ/GAMCO MERGERS AND ACQUISITIONS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.63 $ 12.62 $ 11.66 $ 10.12 $ 11.89 $ 11.65 $ 10.51     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,795   1,652   1,452   1,492   1,654   1,305     475     --     --
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
 EQ/GAMCO SMALL COMPANY VALUE
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 36.10 $ 37.88 $ 28.92 $ 20.70 $ 30.24 $ 28.02 $ 23.87 $23.18     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,459   2,564   2,481   2,324   2,364   1,848   1,166     78     --
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL BOND PLUS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.32 $ 11.95 $ 11.38 $ 11.30 $ 10.75 $  9.96 $  9.75     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,058   3,729   3,352   3,500   1,927   1,258     100     --     --
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL MULTI-SECTOR EQUITY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 20.79 $ 24.01 $ 21.81 $ 14.72 $ 34.95 $ 24.92 $ 18.41 $14.04 $11.50
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,783   5,415   5,923   5,840   6,239   6,367   4,108  1,431     64
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
 EQ/INTERMEDIATE GOVERNMENT BOND INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.54 $ 11.10 $ 10.79 $ 11.18 $ 10.93 $ 10.36 $ 10.17 $10.17 $10.10
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,706   2,180   2,428   2,898   2,207   2,015   1,844  1,271    119
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL CORE PLUS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.52 $ 15.27 $ 14.15 $ 10.59 $ 19.45 $ 17.09 $ 14.52 $12.55 $11.19
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     6,349   6,638   6,923   7,012   7,341   7,928   5,898  3,195    150
--------------------------------------------------------------------------------------------------------------





                                 APPENDIX I: CONDENSED FINANCIAL INFORMATION I-2

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



-------------------------------------------------------------------------------------------------------------
                                                          FOR THE YEARS ENDING DECEMBER 31,
                                         --------------------------------------------------------------------
                                          2011    2010    2009    2008    2007    2006    2005   2004   2003
-------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL EQUITY INDEX
-------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.02 $ 12.71 $ 12.23 $  9.75 $ 20.03 $ 18.16 $14.88 $13.07 $11.20
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     5,996   6,646   7,341   8,362   9,113   8,352  5,355  1,996     93
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL VALUE PLUS
-------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.38 $ 14.96 $ 14.28 $ 11.10 $ 19.73 $ 18.13 $14.61 $13.34 $11.11
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     5,026   5,498   5,740   6,161   7,019   7,280  5,025  1,602     73
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
 EQ/JPMORGAN VALUE OPPORTUNITIES
-------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.54 $ 12.33 $ 11.12 $  8.51 $ 14.31 $ 14.67 $12.34 $12.02 $10.98
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,219   1,337   1,342   1,391   1,615   1,576  1,298    769     63
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP CORE PLUS
-------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.61 $ 12.27 $ 10.89 $  8.71 $ 14.10 $ 13.74 $12.32 $11.64 $10.58
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       761     867     933     913     965   1,098  1,065    679     51
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH INDEX
-------------------------------------------------------------------------------------------------------------
   Unit value                            $ 13.62 $ 13.48 $ 11.77 $  8.75 $ 13.91 $ 12.36 $12.58 $11.08 $10.36
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,145   2,192   2,408   2,387   2,459   2,328  1,804    829     60
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH PLUS
-------------------------------------------------------------------------------------------------------------
   Unit value                            $ 13.03 $ 13.69 $ 12.11 $  9.10 $ 14.91 $ 13.06 $12.27 $11.40 $10.25
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,419   1,377   1,512   1,751   1,842   1,399    992    530     22
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE INDEX
-------------------------------------------------------------------------------------------------------------
   Unit value                            $  5.85 $  5.94 $  5.25 $  4.46 $ 10.43 $ 11.23 $10.64     --     --
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     5,007   2,219   2,221   1,968   2,132   2,181    386     --     --
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE PLUS
-------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.01 $ 10.68 $  9.60 $  8.07 $ 14.42 $ 15.30 $12.77 $12.26 $10.95
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    12,275  13,845  15,428  17,011  19,821  13,336  9,974  5,206    329
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
 EQ/LORD ABBETT LARGE CAP CORE
-------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.04 $ 12.22 $ 10.86 $  8.76 $ 12.85 $ 11.76 $10.57     --     --
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,517   1,451   1,427   1,147     928     841    415     --     --
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
 EQ/MFS INTERNATIONAL GROWTH
-------------------------------------------------------------------------------------------------------------
   Unit value                            $ 13.10 $ 14.86 $ 13.09 $  9.66 $ 16.38 $ 14.28 $11.51     --     --
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,431   2,305   1,995   1,783   1,672   1,109    358     --     --
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
 EQ/MID CAP INDEX
-------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.94 $ 13.43 $ 10.81 $  8.03 $ 16.04 $ 15.04 $13.66 $13.00 $11.35
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     6,089   8,745   7,651   8,169   8,656   9,034  6,968  3,775    306
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
 EQ/MID CAP VALUE PLUS
-------------------------------------------------------------------------------------------------------------
   Unit value                            $ 13.22 $ 14.78 $ 12.22 $  9.11 $ 15.27 $ 15.71 $14.15 $12.87 $11.06
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     9,712  10,926  12,503   5,616   6,788   7,522  6,055  2,897    148
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
 EQ/MONEY MARKET
-------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.42 $ 10.55 $ 10.69 $ 10.82 $ 10.73 $ 10.38 $10.06 $ 9.93 $ 9.98
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,454   4,558   5,685   9,274   4,875   3,721  2,172  1,335    252
-------------------------------------------------------------------------------------------------------------




I-3 APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)


-----------------------------------------------------------------------------------------------------------
                                                         FOR THE YEARS ENDING DECEMBER 31,
                                         ------------------------------------------------------------------
                                          2011    2010    2009    2008    2007   2006   2005   2004   2003
-----------------------------------------------------------------------------------------------------------
 EQ/MONTAG & CALDWELL GROWTH
-----------------------------------------------------------------------------------------------------------
   Unit value                            $  5.44 $  5.36 $  5.01 $  3.91 $ 5.90 $ 4.95 $ 4.64 $ 4.46     --
-----------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,099   3,294   3,417   3,564  2,019  1,387  1,014    143     --
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
 EQ/MORGAN STANLEY MID CAP GROWTH
-----------------------------------------------------------------------------------------------------------
   Unit value                            $ 15.51 $ 17.02 $ 13.03 $  8.40 $16.15 $13.36 $12.38     --     --
-----------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,877   3,905   3,700   3,245  2,890  2,067    742     --     --
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
 EQ/MUTUAL LARGE CAP EQUITY
-----------------------------------------------------------------------------------------------------------
   Unit value                            $  8.47 $  8.98 $  8.12 $  6.57 $10.75 $10.71     --     --     --
-----------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,950   2,191   2,571   2,806  3,036  1,134     --     --     --
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
 EQ/OPPENHEIMER GLOBAL
-----------------------------------------------------------------------------------------------------------
   Unit value                            $  9.52 $ 10.55 $  9.28 $  6.78 $11.58 $11.09     --     --     --
-----------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,371   1,897   1,377   1,127    772    217     --     --     --
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
 EQ/PIMCO ULTRA SHORT BOND
-----------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.76 $ 10.92 $ 10.96 $ 10.28 $10.85 $ 9.86 $ 9.94     --     --
-----------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    11,075  12,574  12,957  10,323  7,128  6,212  2,883     --     --
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
 EQ/QUALITY BOND PLUS
-----------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.30 $ 11.31 $ 10.78 $ 10.29 $11.15 $10.80 $10.54 $10.46 $10.21
-----------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,817   5,304   5,975   3,340  4,076  4,096  3,152  1,612     84
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
-----------------------------------------------------------------------------------------------------------
   Unit value                            $ 13.80 $ 14.56 $ 11.72 $  9.41 $14.46 $14.92 $12.84 $12.47 $10.73
-----------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,244   3,545   3,897   3,503  3,740  3,972  2,861  1,702    121
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
 EQ/T.ROWE PRICE GROWTH STOCK
-----------------------------------------------------------------------------------------------------------
   Unit value                            $ 15.93 $ 16.45 $ 14.32 $ 10.16 $17.81 $16.82 $17.74 $17.28     --
-----------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,129   2,236   2,034   1,665  1,733    578    688     53     --
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
 EQ/TEMPLETON GLOBAL EQUITY
-----------------------------------------------------------------------------------------------------------
   Unit value                            $  7.86 $  8.68 $  8.14 $  6.34 $10.85 $10.76     --     --     --
-----------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,615   1,576   1,698   1,872  2,332    950     --     --     --
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
 EQ/UBS GROWTH AND INCOME
-----------------------------------------------------------------------------------------------------------
   Unit value                            $  5.22 $  5.44 $  4.88 $  3.73 $ 6.30 $ 6.30 $ 5.59 $ 5.19     --
-----------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,683   1,577   1,716   1,764  2,181  2,323  1,420     96     --
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
 EQ/VAN KAMPEN COMSTOCK
-----------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.00 $ 10.33 $  9.08 $  7.16 $11.50 $11.94 $10.44     --     --
-----------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,403   3,440   3,717   4,223  4,546  4,735  2,313     --     --
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
 EQ/WELLS FARGO OMEGA GROWTH
-----------------------------------------------------------------------------------------------------------
   Unit value                            $ 14.23 $ 15.31 $ 13.22 $  9.54 $13.34 $12.14 $11.61 $11.31 $10.70
-----------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,664   3,103   2,715   2,079  2,119  1,943  1,920  1,379     85
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
 MULTIMANAGER AGGRESSIVE EQUITY
-----------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.06 $ 11.95 $ 10.29 $  7.59 $14.42 $13.11 $12.63 $11.82 $10.68
-----------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,634   5,358   3,811     834    861  1,071    674    354     14
-----------------------------------------------------------------------------------------------------------





                                 APPENDIX I: CONDENSED FINANCIAL INFORMATION I-4

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)


-------------------------------------------------------------------------------------------------------
                                                       FOR THE YEARS ENDING DECEMBER 31,
                                         --------------------------------------------------------------
                                          2011   2010   2009   2008   2007   2006   2005   2004   2003
-------------------------------------------------------------------------------------------------------
 MULTIMANAGER CORE BOND
-------------------------------------------------------------------------------------------------------
   Unit value                            $13.38 $12.80 $12.21 $11.41 $11.28 $10.75 $10.49 $10.44 $10.18
-------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    8,406  7,888  7,470  6,075  5,597  5,510  4,598  2,892    202
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
 MULTIMANAGER INTERNATIONAL EQUITY
-------------------------------------------------------------------------------------------------------
   Unit value                            $11.73 $14.48 $13.71 $10.69 $20.51 $18.47 $14.93 $13.09 $11.25
-------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    3,045  3,317  3,660  3,883  4,242  4,388  2,637  1,558     68
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP CORE EQUITY
-------------------------------------------------------------------------------------------------------
   Unit value                            $11.07 $12.10 $10.99 $ 8.40 $14.06 $13.56 $12.09 $11.47 $10.59
-------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      903    940    905    907  1,045  1,032    794    424     26
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP VALUE
-------------------------------------------------------------------------------------------------------
   Unit value                            $12.48 $13.37 $11.97 $ 9.87 $15.97 $15.61 $13.24 $12.52 $11.08
-------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    2,652  2,975  3,372  4,032  4,381  4,449  3,350  1,540    106
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP GROWTH
-------------------------------------------------------------------------------------------------------
   Unit value                            $13.24 $14.55 $11.61 $ 8.30 $14.89 $13.48 $12.45 $11.63 $10.54
-------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    2,111  2,295  2,493  2,663  2,916  3,239  2,543  1,570    142
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP VALUE
-------------------------------------------------------------------------------------------------------
   Unit value                            $14.14 $16.52 $13.39 $ 9.40 $14.86 $15.04 $13.27 $12.52 $11.01
-------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    2,335  2,341  2,352  2,512  2,709  2,904  2,263  1,454    126
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
 MULTIMANAGER MULTI-SECTOR BOND
-------------------------------------------------------------------------------------------------------
   Unit value                            $11.44 $11.02 $10.47 $ 9.67 $12.80 $12.57 $11.58 $11.38 $10.60
-------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    5,746  6,032  5,696  6,014  7,564  8,081  6,661  3,911    371
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP GROWTH
-------------------------------------------------------------------------------------------------------
   Unit value                            $ 7.23 $ 8.69 $ 6.89 $ 5.19 $ 9.08 $ 8.87 $ 8.15 $ 7.67     --
-------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    3,135  3,507  3,951  4,114  4,708  3,735  1,820     59     --
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP VALUE
-------------------------------------------------------------------------------------------------------
   Unit value                            $11.30 $12.58 $10.23 $ 8.20 $13.36 $15.00 $13.08 $12.66 $10.95
-------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    4,283  4,833  5,478  6,215  7,198  8,534  6,948  3,850    232
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
 MULTIMANAGER TECHNOLOGY
-------------------------------------------------------------------------------------------------------
   Unit value                            $12.99 $13.82 $11.89 $ 7.60 $14.54 $12.46 $11.76 $10.70 $10.32
-------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    2,540  2,728  2,741  2,241  2,424  2,251  1,745    969     57
-------------------------------------------------------------------------------------------------------





I-5 APPENDIX I: CONDENSED FINANCIAL INFORMATION

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.20%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011.


------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2011    2010    2009    2008    2007    2006    2005    2004    2003    2002
------------------------------------------------------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.70 $ 11.71 $ 10.48 $  8.33 $ 13.87 $ 13.22 $ 11.35 $ 10.63      --      --
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,379   3,530   3,887   3,515   3,160   1,827   1,271     728      --      --
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.66 $ 11.59 $ 10.93 $ 10.08 $ 11.46 $ 10.96 $ 10.43 $ 10.31      --      --
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,265   4,403   4,898   4,014   1,472   1,143     397     373      --      --
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.31 $ 11.53 $ 10.70 $  9.47 $ 11.89 $ 11.41 $ 10.62 $ 10.41      --      --
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,130   3,479   3,293   2,920   2,173   1,249     849     695      --      --
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 48.74 $ 50.54 $ 46.54 $ 40.26 $ 53.95 $ 51.39 $ 47.15 $ 45.53 $ 42.39 $ 36.01
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,607   3,855   4,129   4,257   4,308   4,475   4,798   5,029   4,208   1,221
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.22 $ 11.94 $ 10.84 $  8.99 $ 13.34 $ 12.70 $ 11.22 $ 10.65      --      --
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    10,152  11,126  11,520  11,250  10,734   8,825   5,795   3,138      --      --
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCEBERNSTEIN SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 20.14 $ 20.51 $ 15.58 $ 11.62 $ 21.26 $ 18.44 $ 17.12 $ 15.54 $ 13.80 $  9.91
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,671   1,894   2,049   2,429   2,805   3,494   3,815   4,124   4,091   1,279
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
 EQ/AXA FRANKLIN SMALL CAP VALUE CORE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $  8.94 $ 10.00 $  8.15 $  6.43 $  9.77 $ 10.83      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       343     323     341     431     171      78      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK BASIC VALUE EQUITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 21.02 $ 21.96 $ 19.79 $ 15.38 $ 24.53 $ 24.54 $ 20.54 $ 20.19 $ 18.49 $ 14.26
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,142   3,324   3,557   3,698   4,290   4,984   5,635   6,364   5,670   1,591
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
 EQ/BOSTON ADVISORS EQUITY INCOME
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $  5.83 $  5.92 $  5.18 $  4.70 $  7.03 $  6.86 $  5.99 $  5.71      --      --
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,325   1,394   1,513   1,732   1,373   1,698   1,681     216      --      --
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $  7.81 $  7.88 $  7.09 $  5.48 $ 10.13 $  9.14 $  8.79 $  8.18 $  8.00 $  6.33
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       355     388     416     470     554     625     723     782     744     182
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.09 $ 11.77 $ 10.29 $  7.92 $ 13.28 $ 13.23 $ 11.95 $ 11.40 $ 10.41 $  8.01
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     8,621   9,703  11,050  12,691  15,162   6,465   7,166   8,080   7,741   2,252
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
 EQ/COMMON STOCK INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $229.14 $230.69 $201.51 $158.94 $286.24 $279.98 $256.01 $248.43 $220.33 $149.11
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       228     264     301     330     392     463     545     613     548     222
------------------------------------------------------------------------------------------------------------------------





                                 APPENDIX I: CONDENSED FINANCIAL INFORMATION I-6

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)


-------------------------------------------------------------------------------------------------------------------
                                                             FOR THE YEARS ENDING DECEMBER 31,
                                         --------------------------------------------------------------------------
                                          2011   2010   2009   2008   2007    2006    2005    2004    2003    2002
-------------------------------------------------------------------------------------------------------------------
 EQ/CORE BOND INDEX
-------------------------------------------------------------------------------------------------------------------
   Unit value                            $14.62 $14.12 $13.51 $13.31 $ 14.80 $ 14.53 $ 14.13 $ 13.99 $ 13.60 $13.32
-------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    5,404  6,327  7,161  7,625  10,033  10,809  11,494  11,977  11,974  3,674
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
 EQ/DAVIS NEW YORK VENTURE
-------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 9.11 $ 9.67 $ 8.76 $ 6.68 $ 11.12 $ 10.85      --      --      --     --
-------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,017  1,155  1,352  1,290     963     302      --      --      --     --
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
-------------------------------------------------------------------------------------------------------------------
   Unit value                            $27.66 $27.58 $24.40 $19.62 $ 31.69 $ 30.56 $ 26.88 $ 26.06 $ 23.92 $18.94
-------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    4,013  4,445  4,963  5,596   6,323   7,331   8,383   9,053   8,439  2,393
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY GROWTH PLUS
-------------------------------------------------------------------------------------------------------------------
   Unit value                            $14.68 $15.84 $13.91 $11.01 $ 18.67 $ 16.57 $ 15.34 $ 14.02 $ 12.84 $ 9.91
-------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    5,903  6,973  8,286  9,776  11,637  13,414  14,341  14,238  13,403  2,875
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN CORE BALANCED
-------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 9.94 $10.05 $ 9.14 $ 7.09 $ 10.52 $ 10.43      --      --      --     --
-------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,633  1,752  2,199  2,264   2,628     664      --      --      --     --
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN TEMPLETON ALLOCATION
-------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 7.76 $ 8.22 $ 7.54 $ 5.94 $  9.52      --      --      --      --     --
-------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,065  1,052  1,026    757     863      --      --      --      --     --
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO MERGERS AND ACQUISITIONS
-------------------------------------------------------------------------------------------------------------------
   Unit value                            $12.67 $12.66 $11.68 $10.14 $ 11.91 $ 11.66 $ 10.51      --      --     --
-------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      601    480    338    307     362     321      81      --      --     --
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO SMALL COMPANY VALUE
-------------------------------------------------------------------------------------------------------------------
   Unit value                            $36.53 $38.31 $29.24 $20.92 $ 30.54 $ 28.28 $ 24.09 $ 23.37      --     --
-------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      800    930    996    932     909     341     297      62      --     --
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL BOND PLUS
-------------------------------------------------------------------------------------------------------------------
   Unit value                            $12.36 $11.98 $11.41 $11.32 $ 10.76 $  9.97 $  9.75      --      --     --
-------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,454  1,532  1,509  1,734   1,003     493      38      --      --     --
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL MULTI-SECTOR EQUITY
-------------------------------------------------------------------------------------------------------------------
   Unit value                            $15.99 $18.45 $16.76 $11.30 $ 26.83 $ 19.12 $ 14.12 $ 10.76 $  8.81 $ 5.72
-------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    2,235  2,647  3,162  3,004   3,820   4,088   4,095   3,531  27,090    737
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
 EQ/INTERMEDIATE GOVERNMENT BOND INDEX
-------------------------------------------------------------------------------------------------------------------
   Unit value                            $21.69 $20.85 $20.25 $20.97 $ 20.49 $ 19.41 $ 19.05 $ 19.04 $ 18.91 $18.73
-------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,594  1,698  2,027  2,492   2,914   3,131   3,491   4,043   4,619  1,850
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL CORE PLUS
-------------------------------------------------------------------------------------------------------------------
   Unit value                            $10.79 $13.15 $12.18 $ 9.11 $ 16.73 $ 14.69 $ 12.47 $ 10.78 $  9.60 $ 7.33
-------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    4,273  4,597  4,895  5,199   5,905   6,892   7,621   8,017   6,516  1,628
-------------------------------------------------------------------------------------------------------------------





I-7 APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)


-----------------------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDING DECEMBER 31,
                                         ------------------------------------------------------------------------------
                                          2011    2010    2009    2008    2007    2006    2005    2004    2003    2002
-----------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL EQUITY INDEX
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.41 $ 13.16 $ 12.66 $ 10.08 $ 20.70 $ 18.75 $ 15.37 $ 13.49 $ 11.55 $ 8.65
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,985   3,362   3,842   4,586   5,414   5,626   5,792   5,816   5,125  1,285
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL VALUE PLUS
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 15.91 $ 19.21 $ 18.33 $ 14.25 $ 25.30 $ 23.24 $ 18.71 $ 17.09 $ 14.22 $11.24
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,505   2,817   3,102   3,321   4,143   4,607   4,933   4,781   4,396  1,445
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
 EQ/JPMORGAN VALUE OPPORTUNITIES
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.86 $ 13.74 $ 12.38 $  9.47 $ 15.91 $ 16.31 $ 13.71 $ 13.35 $ 12.19 $ 9.73
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,506   1,724   1,918   2,221   2,625   3,079   3,795   3,942   3,680  1,342
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP CORE PLUS
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $  9.07 $  9.58 $  8.50 $  6.80 $ 10.99 $ 10.71 $  9.60 $  9.06 $  8.23 $ 6.83
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,662   1,909   2,214   2,449   2,815   3,293   3,821   4,211   4,026    993
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH INDEX
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $  7.82 $  7.73 $  6.75 $  5.02 $  7.96 $  7.07 $  7.20 $  6.34 $  5.92 $ 4.86
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,718   3,063   3,809   3,977   4,750   5,507   5,789   6,068   5,986  2,292
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH PLUS
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 15.31 $ 16.08 $ 14.22 $ 10.67 $ 17.49 $ 15.31 $ 14.38 $ 13.35 $ 12.00 $ 9.39
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,698     953   1,109   1,206   1,461   1,300   1,516   1,558   1,506    496
-----------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE INDEX
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $  5.86 $  5.95 $  5.26 $  4.47 $ 10.44 $ 11.24 $ 10.64      --      --     --
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,237     463     382     320     528     605      93      --      --     --
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE PLUS
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.94 $ 12.73 $ 11.43 $  9.61 $ 17.16 $ 18.20 $ 15.17 $ 14.56 $ 12.99 $10.22
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    10,066  11,451  13,118  14,916  18,463  13,475  14,461  15,533  14,531  4,578
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
 EQ/LORD ABBETT LARGE CAP CORE
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.08 $ 12.26 $ 10.88 $  8.78 $ 12.87 $ 11.77 $ 10.57      --      --     --
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       510     577     532     357     140     117      54      --      --     --
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
 EQ/MFS INTERNATIONAL GROWTH
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 13.15 $ 14.90 $ 13.12 $  9.68 $ 16.40 $ 14.29 $ 11.51      --      --     --
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,001   1,054     939     688     594     240      40      --      --     --
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP INDEX
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.20 $ 11.61 $  9.35 $  6.94 $ 13.86 $ 12.98 $ 11.78 $ 11.21 $  9.78 $ 6.89
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     5,483   6,242   7,234   8,228   9,544  11,305  12,783  13,609  12,491  2,799
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP VALUE PLUS
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 15.03 $ 16.79 $ 13.88 $ 10.34 $ 17.32 $ 17.81 $ 16.03 $ 14.57 $ 12.51 $ 9.51
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,139   4,716   5,762   5,211   6,623   8,423   8,724   9,029   8,508  3,161
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
 EQ/MONEY MARKET
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 30.77 $ 31.14 $ 31.51 $ 31.90 $ 31.62 $ 30.57 $ 29.61 $ 29.20 $ 29.33 $29.52
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,109   1,161   1,674   2,708   1,791   1,365   1,411   1,417   1,972  1,554
-----------------------------------------------------------------------------------------------------------------------





                                 APPENDIX I: CONDENSED FINANCIAL INFORMATION I-8

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)


--------------------------------------------------------------------------------------------------------------
                                                           FOR THE YEARS ENDING DECEMBER 31,
                                         ---------------------------------------------------------------------
                                          2011   2010   2009   2008   2007   2006   2005   2004   2003   2002
--------------------------------------------------------------------------------------------------------------
 EQ/MONTAG & CALDWELL GROWTH
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 5.48 $ 5.39 $ 5.04 $ 3.93 $ 5.93 $ 4.97 $ 4.66 $ 4.47     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,243  1,575  1,701  1,807    871    143    137     13     --     --
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
 EQ/MORGAN STANLEY MID CAP GROWTH
--------------------------------------------------------------------------------------------------------------
   Unit value                            $15.57 $17.07 $13.06 $ 8.42 $16.17 $13.37 $12.39     --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,343  1,445  1,227    971    936    320    133     --     --     --
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
 EQ/MUTUAL LARGE CAP EQUITY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 8.49 $ 9.00 $ 8.14 $ 6.58 $10.76 $10.71     --     --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      576    673    848    922    999    372     --     --     --     --
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
 EQ/OPPENHEIMER GLOBAL
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 9.55 $10.58 $ 9.29 $ 6.79 $11.59 $11.10     --     --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,013    868    496    328    315    135     --     --     --     --
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
 EQ/PIMCO ULTRA SHORT BOND
--------------------------------------------------------------------------------------------------------------
   Unit value                            $10.80 $10.95 $10.99 $10.30 $10.86 $ 9.86 $ 9.94     --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    3,309  3,480  4,278  3,734  1,641  1,522  1,269     --     --     --
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
 EQ/QUALITY BOND PLUS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $17.53 $17.53 $16.70 $15.94 $17.26 $16.71 $16.29 $16.17 $15.77 $15.42
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    2,206  2,529  2,934  2,700  3,276  3,669  4,057  4,383  4,326  1,432
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $16.11 $16.99 $13.67 $10.97 $16.85 $17.38 $14.94 $14.50 $12.48 $ 8.66
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,831  2,150  2,399  2,545  2,937  3,525  3,854  4,174  3,847  1,053
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
 EQ/T.ROWE PRICE GROWTH STOCK
--------------------------------------------------------------------------------------------------------------
   Unit value                            $16.12 $16.64 $14.47 $10.27 $17.99 $16.98 $17.90 $17.42     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,328  1,468  1,513  1,438  1,687     96     88     19     --     --
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
 EQ/TEMPLETON GLOBAL EQUITY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 7.88 $ 8.70 $ 8.15 $ 6.35 $10.86 $10.76     --     --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      434    468    503    561    775    237     --     --     --     --
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
 EQ/UBS GROWTH AND INCOME
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 5.26 $ 5.48 $ 4.90 $ 3.75 $ 6.32 $ 6.33 $ 5.61 $ 5.21     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      384    281    340    283    498    473    215     12     --     --
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
 EQ/VAN KAMPEN COMSTOCK
--------------------------------------------------------------------------------------------------------------
   Unit value                            $10.03 $10.36 $ 9.10 $ 7.17 $11.51 $11.95 $10.44     --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      438    446    361    493    559    811    393     --     --     --
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
 EQ/WELLS FARGO OMEGA GROWTH
--------------------------------------------------------------------------------------------------------------
   Unit value                            $10.61 $11.41 $ 9.85 $ 7.10 $ 9.93 $ 9.03 $ 8.63 $ 8.40 $ 7.95 $ 5.82
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    2,717  2,554  2,394  1,933  1,978  2,218  2,770  3,237  2,600    551
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
 MULTIMANAGER AGGRESSIVE EQUITY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $52.09 $56.25 $48.41 $35.69 $67.76 $61.57 $59.29 $55.46 $50.07 $36.85
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      851  1,032    665    162    185    238    264    269    265    161
--------------------------------------------------------------------------------------------------------------





I-9 APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)


------------------------------------------------------------------------------------------------------------------
                                                             FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------
                                          2011   2010   2009   2008   2007   2006    2005    2004    2003    2002
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER CORE BOND
------------------------------------------------------------------------------------------------------------------
   Unit value                            $14.46 $13.83 $13.18 $12.32 $12.17 $ 11.59 $ 11.30 $ 11.24 $ 10.96 $10.69
------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    6,905  7,381  7,850  8,401  9,376  10,117  11,139  12,384  12,153  4,285
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER INTERNATIONAL EQUITY
------------------------------------------------------------------------------------------------------------------
   Unit value                            $10.86 $13.41 $12.69 $ 9.89 $18.96 $ 17.07 $ 13.79 $ 12.09 $ 10.38 $ 7.82
------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    2,038  2,387  2,645  2,888  3,283   3,610   3,367   3,660   3,008    923
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP CORE EQUITY
------------------------------------------------------------------------------------------------------------------
   Unit value                            $10.17 $11.11 $10.08 $ 7.70 $12.89 $ 12.42 $ 11.07 $ 10.50 $  9.69 $ 7.65
------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,361  1,524  1,573  1,747  2,196   2,469   2,709   2,980   2,952  1,004
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP VALUE
------------------------------------------------------------------------------------------------------------------
   Unit value                            $11.59 $12.42 $11.11 $ 9.15 $14.81 $ 14.47 $ 12.27 $ 11.60 $ 10.26 $ 7.92
------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    2,549  2,921  3,376  4,173  4,869   5,608   6,137   6,199   5,210  1,722
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------
   Unit value                            $10.85 $11.92 $ 9.51 $ 6.79 $12.18 $ 11.01 $ 10.17 $  9.50 $  8.60 $ 6.21
------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    2,966  3,508  4,099  4,628  5,331   6,249   7,050   8,108   7,657  2,602
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP VALUE
------------------------------------------------------------------------------------------------------------------
   Unit value                            $13.23 $15.45 $12.52 $ 8.78 $13.87 $ 14.03 $ 12.38 $ 11.67 $ 10.25 $ 7.38
------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    2,406  2,764  3,037  3,405  4,059   4,691   5,098   5,827   5,443  1,889
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MULTI-SECTOR BOND
------------------------------------------------------------------------------------------------------------------
   Unit value                            $30.55 $29.43 $27.94 $25.79 $34.12 $ 33.49 $ 30.83 $ 30.28 $ 28.20 $23.29
------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,900  2,148  2,255  2,545  3,358   3,901   4,366   4,900   4,511    903
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 7.28 $ 8.74 $ 6.93 $ 5.21 $ 9.12 $  8.90 $  8.17 $  7.70      --     --
------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      574    638    736    728    884     680     554      19      --     --
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP VALUE
------------------------------------------------------------------------------------------------------------------
   Unit value                            $15.06 $16.75 $13.62 $10.90 $17.76 $ 19.94 $ 17.38 $ 16.80 $ 14.55 $10.70
------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    3,004  3,404  3,946  4,558  5,608   6,898   7,963   8,796   8,124  2,322
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER TECHNOLOGY
------------------------------------------------------------------------------------------------------------------
   Unit value                            $11.16 $11.87 $10.21 $ 6.52 $12.47 $ 10.68 $ 10.07 $  9.16 $  8.83 $ 5.67
------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,743  1,987  2,254  2,156  2,575   2,567   2,975   3,498   1,530    306
------------------------------------------------------------------------------------------------------------------





                                APPENDIX I: CONDENSED FINANCIAL INFORMATION I-10

Appendix II: Purchase considerations for QP contracts

--------------------------------------------------------------------------------

This information is provided for historical purposes only. The contract is no longer available to new purchasers.


Trustees who are considering the purchase of an Accumulator(R) QP contract should discuss with their tax and ERISA advisers whether this is an appropriate investment vehicle for the employer's plan. The QP contract and this Prospectus should be reviewed in full, and the following factors, among others, should be noted. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the Guaranteed minimum income benefit and other guaranteed benefits, and the payment of death benefits in accordance with the requirements of the federal income tax rules. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Accumulator(R) QP contract or another annuity contract. Therefore, you should purchase an Accumulator(R) QP contract to fund a plan for the contract's features and benefits and not for tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles.


We will not accept defined benefit plans. This QP contract accepts only transfer contributions from other investments within an existing qualified plan trust. We will not accept ongoing payroll contributions or other contributions from the employer. For 401(k) plans, no employee after-tax contributions are accepted. A "designated Roth contribution account" is not available in the QP contract. Checks written on accounts held in the name of the employer instead of the plan or the trust will not be accepted. Only one additional transfer contribution may be made per contract year. The maximum contribution age is 75 or if later, the first contract anniversary.

If amounts attributable to an excess or mistaken contribution must be withdrawn, any or all of the following may apply: (1) withdrawal charges;
(2) market value adjustments; or (3) benefit base adjustments to an optional benefit.


AXA Equitable's only role is that of the issuer of the contract. AXA Equitable is not the plan administrator. AXA Equitable will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan. AXA Equitable will never make payments under a QP contract to any person other than the plan trust owner.


Given that required minimum distributions must generally commence from the plan for participants after age 70 1/2, trustees should consider:

..   whether required minimum distributions under QP contracts would cause withdrawals in excess of 6% of the Guaranteed minimum income benefit Roll-Up benefit base;

..   that provisions in the Treasury Regulations on required minimum distributions require that the actuarial present value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating required minimum distributions. This could increase the amounts required to be distributed; and

..   that if the Guaranteed minimum income benefit is automatically exercised as a result of the no lapse guarantee, payments will be made to the plan trust.

Finally, because the method of purchasing the QP contract, including the large initial contribution, and the features of the QP contract may appeal more to plan participants who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisors whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.

II-1 APPENDIX II: PURCHASE CONSIDERATIONS FOR QP CONTRACTS

Appendix III: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2012 to a fixed maturity option with a maturity date of February 15, 2020 (eight years later) at a hypothetical rate to maturity of 7.00% ("h" in the calculations below), resulting in a maturity value of $171,882 on the maturity date. We further assume that a withdrawal of $50,000, including any applicable withdrawal charge, is made four years later on February 15, 2016/(a)/.



-------------------------------------------------------------------------------------------------------------
                                                                        HYPOTHETICAL ASSUMED RATE TO MATURITY
                                                                        ("J" IN THE CALCULATIONS BELOW)
                                                                        FEBRUARY 15, 2016

                                                                        -------------------------------------
                                                                         5.00%               9.00%
-------------------------------------------------------------------------------------------------------------
AS OF FEBRUARY 15, 2016 BEFORE WITHDRAWAL
-------------------------------------------------------------------------------------------------------------
(1) Market adjusted amount/(b)/                                         $141,389           $121,737
-------------------------------------------------------------------------------------------------------------
(2) Fixed maturity amount/(c)/                                          $131,104           $131,104
-------------------------------------------------------------------------------------------------------------
(3) Market value adjustment: (1) - (2)                                  $ 10,285           $ (9,367)
-------------------------------------------------------------------------------------------------------------
ON FEBRUARY 15, 2016 AFTER $50,000 WITHDRAWAL
-------------------------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with the withdrawal:  $  3,637           $ (3,847)
  (3) x [$50,000/(1)]
-------------------------------------------------------------------------------------------------------------
(5) Portion of fixed maturity associated with the withdrawal:           $ 46,363           $ 53,847
  $50,000 - (4)
-------------------------------------------------------------------------------------------------------------
(6) Market adjusted amount: (1) - $50,000                               $ 91,389           $ 71,737
-------------------------------------------------------------------------------------------------------------
(7) Fixed maturity amount: (2) - (5)                                    $ 84,741           $ 77,257
-------------------------------------------------------------------------------------------------------------
(8) Maturity value/(d)/                                                 $111,099           $101,287
-------------------------------------------------------------------------------------------------------------


You should note that in this example, if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

Notes:

(a)Number of days from the withdrawal date to the maturity date = D = 1,461

(b)Market adjusted amount is based on the following calculation:

      Maturity value  =        $171,882       where j is either 5% or 9%
      ----------------    --------------------
      (1+j)/(D/365)/      (1+j)/(1,461/365)/

(c)Fixed maturity amount is based on the following calculation:

                  Maturity value  =         $171,882
                  ----------------    -----------------------
                  (1+h)/(D/365)/      (1+0.07)/(1,461/365)/

(d)Maturity value is based on the following calculation:

   Fixed maturity amount x (1+h)/(D/365)/  = ($84,741 or $77,257) x
   (1+0.07)/(1,461/365)/

                             APPENDIX III: MARKET VALUE ADJUSTMENT EXAMPLE III-1

Appendix IV: Enhanced death benefit example

--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit, if elected.


The following illustrates the enhanced death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Intermediate Government Bond, EQ/Money Market, the guaranteed interest option or the fixed maturity options or the Special 10 year fixed maturity option), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an annuitant age 45 would be calculated as follows:


---------------------------------------------------------------------------------
                                    6% ROLL-UP TO AGE 85 ANNUAL RATCHET TO AGE 85
END OF CONTRACT YEAR  ACCOUNT VALUE     BENEFIT BASE           BENEFIT BASE
---------------------------------------------------------------------------------
         1              $105,000          $106,000/(1)/          $105,000/(3)/
---------------------------------------------------------------------------------
         2              $115,500          $112,360/(2)/          $115,500/(3)/
---------------------------------------------------------------------------------
         3              $129,360          $119,102/(2)/          $129,360/(3)/
---------------------------------------------------------------------------------
         4              $103,488          $126,248/(1)/          $129,360/(4)/
---------------------------------------------------------------------------------
         5              $113,837          $133,823/(1)/          $129,360/(4)/
---------------------------------------------------------------------------------
         6              $127,497          $141,852/(1)/          $129,360/(4)/
---------------------------------------------------------------------------------
         7              $127,497          $150,363/(1)/          $129,360/(4)/
---------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.

6% ROLL-UP TO AGE 85

(1)At the end of contract years 1 and 4 through 7, the 6% Roll-Up to age 85 enhanced death benefit is greater than the current account value.

(2)At the end of contract years 2 and 3, the 6% Roll-Up to age 85 enhanced death benefit is equal to the current account value.

ANNUAL RATCHET TO AGE 85

(3)At the end of contract years 1 through 3, the Annual Ratchet to age 85 enhanced death benefit is equal to the current account value.

(4)At the end of contract years 4 through 7, the death benefit is equal to the Annual Ratchet to age 85 enhanced death benefit at the end of the prior year since it is higher than the current account value.

GREATER OF 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown is the greater of the amounts shown under the 6% Roll-Up to age 85 or the Annual Ratchet to age 85.

IV-1 APPENDIX IV: ENHANCED DEATH BENEFIT EXAMPLE

Appendix V: Hypothetical illustrations

--------------------------------------------------------------------------------

  ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM
                                   BENEFITS


The following tables illustrate the changes in account value, cash value and the values of the "Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85" Guaranteed minimum death benefit, the Protection Plus/SM/ benefit and the Guaranteed minimum income benefit under certain hypothetical circumstances for an Accumulator(R) contract. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single $100,000 contribution and takes no withdrawals. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in Portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying portfolios (as described below), the corresponding net annual rates of return would be (2.30)% and 3.70% for the Accumulator(R) contract, at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges, but they do not reflect the charges we deduct from your account value annually for the optional Guaranteed minimum death benefit, Protection Plus/SM/ benefit, and the Guaranteed minimum income benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return shown would be lower; however, the values shown in the following tables reflect the following contract charges: the "Greater of 6% Roll-Up to age 85 Annual Ratchet to age 85" Guaranteed minimum death benefit charge, the Protection Plus/SM/ benefit charge, the Guaranteed minimum income benefit charge and any applicable administrative charge and withdrawal charge. The values shown under "Lifetime annual guaranteed minimum income benefit" reflect the lifetime income that would be guaranteed if the Guaranteed minimum income benefit is selected at that contract date anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the death benefit and/or "Lifetime annual guaranteed minimum income benefit" columns indicates that the contract has terminated due to insufficient account value. However, the Guaranteed minimum income benefit has been automatically exercised and the owner is receiving lifetime payments.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.56%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.24% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all Portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of account value among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in "Fee table" earlier in this prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.

                                      APPENDIX V: HYPOTHETICAL ILLUSTRATIONS V-1

VARIABLE DEFERRED ANNUITY
ACCUMULATOR(R)
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
MALE, ISSUE AGE 60
BENEFITS:
   GREATER OF 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM DEATH BENEFIT
   PROTECTION PLUS/SM/
   GUARANTEED MINIMUM INCOME BENEFIT


----------------------------------------------------------------------------------------------------------------------------------
                                             GREATER OF 6% ROLL-UP
                                             TO AGE 85 OR THE                               LIFETIME ANNUAL    LIFETIME ANNUAL
                                             ANNUAL RATCHET                                 GUARANTEED MINIMUM GUARANTEED MINIMUM
     CONTRACT                                TO AGE 85 GUARANTEED  TOTAL DEATH BENEFIT      INCOME BENEFIT:    INCOME BENEFIT:
AGE    YEAR    ACCOUNT VALUE    CASH VALUE   MINIMUM DEATH BENEFIT WITH PROTECTION PLUS/SM/ GUARANTEED INCOME  HYPOTHETICAL INCOME
----------------------------------------------------------------------------------------------------------------------------------
                0%      6%      0%     6%      0%         6%         0%           6%          0%        6%       0%        6%
----------------------------------------------------------------------------------------------------------------------------------
60       0    100,000 100,000 93,000  93,000 100,000    100,000    100,000      100,000        N/A       N/A      N/A       N/A

61       1     96,033 102,012 89,033  95,012 106,000    106,000    108,400      108,400        N/A       N/A      N/A       N/A

62       2     92,091 104,012 85,091  97,012 112,360    112,360    117,304      117,304        N/A       N/A      N/A       N/A

63       3     88,170 105,994 82,170  99,994 119,102    119,102    126,742      126,742        N/A       N/A      N/A       N/A

64       4     84,262 107,953 78,262 101,953 126,248    126,248    136,747      136,747        N/A       N/A      N/A       N/A

65       5     80,363 109,883 75,363 104,883 133,823    133,823    147,352      147,352        N/A       N/A      N/A       N/A

66       6     76,467 111,776 73,467 108,776 141,852    141,852    158,593      158,593        N/A       N/A      N/A       N/A

67       7     72,567 113,627 71,567 112,627 150,363    150,363    170,508      170,508        N/A       N/A      N/A       N/A

68       8     68,658 115,426 68,658 115,426 159,385    159,385    183,139      183,139        N/A       N/A      N/A       N/A

69       9     64,732 117,166 64,732 117,166 168,948    168,948    196,527      196,527        N/A       N/A      N/A       N/A

70      10     60,783 118,837 60,783 118,837 179,085    179,085    210,719      210,719     10,584    10,584   10,584    10,584

75      15     40,381 125,790 40,381 125,790 239,656    239,656    295,518      295,518     15,362    15,362   15,362    15,362

80      20     18,147 129,164 18,147 129,164 320,714    320,714    408,999      408,999     21,841    21,841   21,841    21,841

85      25          0 126,692      0 126,692       0    429,187          0      517,472          0    39,700        0    39,700

90      30          0 135,526      0 135,526       0    429,187          0      517,472        N/A       N/A      N/A       N/A

95      35          0 145,935      0 145,935       0    429,187          0      517,472        N/A       N/A      N/A       N/A
----------------------------------------------------------------------------------------------------------------------------------



THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING INVESTMENT ALLOCATIONS MADE BY THE OWNER. THE ACCOUNT VALUE, CASH VALUE AND GUARANTEED BENEFITS FOR A POLICY WOULD BE DIFFERENT FROM THE ONES SHOWN IF THE ACTUAL GROSS RATE OF INVESTMENT RETURN AVERAGED 0% OR 6% OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THE AVERAGE FOR INDIVIDUAL POLICY YEARS. WE CAN MAKE NO REPRESENTATION THAT THESE HYPOTHETICAL INVESTMENT RESULTS CAN BE ACHIEVED FOR ANY ONE YEAR OR CONTINUED OVER ANY PERIOD OF TIME. IN FACT, FOR ANY GIVEN PERIOD OF TIME, THE INVESTMENT RESULTS COULD BE NEGATIVE.

V-2 APPENDIX V: HYPOTHETICAL ILLUSTRATIONS

Appendix VI: Guaranteed principal benefit example

--------------------------------------------------------------------------------


For purposes of these examples, we assume that there is an initial contribution of $100,000, made to the contract on February 15, 2012. We also assume that no additional contributions, no transfers among options and no withdrawals from the contract are made. For GPB Option 1, the example also assumes that a 10 year fixed maturity option is chosen. The hypothetical gross rates of return with respect to amounts allocated to the variable investment options are 0%, 6% and 10%. The numbers below reflect the deduction of all applicable separate account and contract charges and also reflect the charge for GPB Option 2. Also, for any given performance of your variable investment options, GPB Option 1 produces higher account values than GPB Option 2 unless investment performance has been significantly positive. The examples should not be considered a representation of past or future expenses. Similarly, the annual rates of return assumed in the example are not an estimate or guarantee of future investment performance. GPB Options 1 and 2 were only available at issue. The dates in the example are provided for illustrative purposes only.



-----------------------------------------------------------------------------------------------------------------------


                                                                                     ASSUMING   UNDER GPB  UNDER GPB
                                                                                    100% IN FMO OPTION 1   OPTION 2
-----------------------------------------------------------------------------------------------------------------------
Amount allocated to FMO on February 15, 2012 based upon a 3.10% rate to
maturity                                                                              100,000     73,670      40,000
-----------------------------------------------------------------------------------------------------------------------
Initial account value allocated to the variable investment options on February 15,
2012                                                                                        0     26,330      60,000
-----------------------------------------------------------------------------------------------------------------------
Account value in the fixed maturity option on February 15, 2022                       135,736    100,000      54,294
-----------------------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding together the value at the maturity date of the applicable fixed maturity option plus the value of amounts in the variable investment options on February 15, 2022, assuming a 0% gross rate of
return)                                                                               135,736    120,546  100,000/(1)/
-----------------------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding together the value at the maturity date of the applicable fixed maturity option plus the value of amounts in the variable investment options on February 15, 2022, assuming a 6% gross rate of
return)                                                                               135,736    137,321  132,476/(2)/
-----------------------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding together the value at the maturity date of the applicable fixed maturity option plus the value of amounts in the variable investment options on February 15, 2022, assuming a 10% gross rate of
return)                                                                               135,736    154,520  169,231/(2)/
-----------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------
                                                                                    ASSUMING 100%
                                                                                     IN VARIABLE
                                                                                     INVESTMENT
                                                                                       OPTIONS
-------------------------------------------------------------------------------------------------
Amount allocated to FMO on February 15, 2012 based upon a 3.10% rate to
maturity                                                                                    --
-------------------------------------------------------------------------------------------------
Initial account value allocated to the variable investment options on February 15,
2012                                                                                   100,000
-------------------------------------------------------------------------------------------------
Account value in the fixed maturity option on February 15, 2022                              0
-------------------------------------------------------------------------------------------------
Annuity account value (computed by adding together the value at the maturity date of the applicable fixed maturity option plus the value of amounts in the variable investment options on February 15, 2022, assuming a 0% gross rate of
return)                                                                                 78,032
-------------------------------------------------------------------------------------------------
Annuity account value (computed by adding together the value at the maturity date of the applicable fixed maturity option plus the value of amounts in the variable investment options on February 15, 2022, assuming a 6% gross rate of
return)                                                                                141,743
-------------------------------------------------------------------------------------------------
Annuity account value (computed by adding together the value at the maturity date of the applicable fixed maturity option plus the value of amounts in the variable investment options on February 15, 2022, assuming a 10% gross rate of
return)                                                                                207,064
-------------------------------------------------------------------------------------------------


(1)Since the annuity account value is less than the alternate benefit under GPB Option 2, the annuity account value is adjusted upward to the guaranteed amount or an increase of $3,275 in this example.
(2)Since the annuity account value is greater than the alternate benefit under GPB Option 2, GPB Option 2 will not affect the annuity account value.


                          APPENDIX VI: GUARANTEED PRINCIPAL BENEFIT EXAMPLE VI-1

Appendix VII: Protection Plus/SM/ example

--------------------------------------------------------------------------------

The following illustrates the calculation of a death benefit that includes Protection Plus for an annuitant age 45. The example assumes a contribution of $100,000 and no additional contributions. Where noted, a single withdrawal in the amount shown is also assumed. If you purchased your contract after approximately September 2003, the example shown in the second and third columns apply. For all other contract owners, the example in the last two columns apply. The calculation is as follows:

---------------------------------------------------------------------------------------------------------------------------
                                                                                                     $3000        $6000
                                                                                                  WITHDRAWAL - WITHDRAWAL -
                                                                                                    PRO RATA     PRO RATA
                                                  NO WITHDRAWAL $3000 WITHDRAWAL $6000 WITHDRAWAL  TREATMENT    TREATMENT
---------------------------------------------------------------------------------------------------------------------------
A   INITIAL CONTRIBUTION                             100,000        100,000          100,000        100,000      100,000
---------------------------------------------------------------------------------------------------------------------------
B   DEATH BENEFIT: prior to withdrawal./(1)/         104,000        104,000          104,000        104,000      104,000
---------------------------------------------------------------------------------------------------------------------------
C   PROTECTION PLUS EARNINGS: Death Benefit less      4,000          4,000            4,000           N/A          N/A
    net contributions (prior to the withdrawal
    in D). B minus A.
---------------------------------------------------------------------------------------------------------------------------
D   WITHDRAWAL                                          0            3,000            6,000          3,000        6,000
---------------------------------------------------------------------------------------------------------------------------
E   WITHDRAWAL % AS A % OF AV (ASSUMING DEATH         0.00%           N/A              N/A           2.88%        5.77%
    BENEFIT = AV) greater of D divided by B
---------------------------------------------------------------------------------------------------------------------------
F   EXCESS OF THE WITHDRAWAL OVER THE PROTECTION        0              0              2,000           N/A          N/A
    PLUS EARNINGS greater of D minus C or zero
---------------------------------------------------------------------------------------------------------------------------
G   NET CONTRIBUTIONS (adjusted for the              100,000        100,000          98,000         97,115       94,231
    withdrawal in D) A reduced for E or F
---------------------------------------------------------------------------------------------------------------------------
H   DEATH BENEFIT (adjusted for the withdrawal       104,000        101,000          98,000         101,000      98,000
    in D)
    B minus D
---------------------------------------------------------------------------------------------------------------------------
I   DEATH BENEFIT LESS NET CONTRIBUTIONS              4,000          1,000              0            3,885        3,769
    H minus G
---------------------------------------------------------------------------------------------------------------------------
J   PROTECTION PLUS FACTOR                             40%            40%              40%            40%          40%
---------------------------------------------------------------------------------------------------------------------------
K   PROTECTION PLUS BENEFIT I times J                 1,600           400               0            1,554        1,508
---------------------------------------------------------------------------------------------------------------------------
L   DEATH BENEFIT: Including Protection Plus H       105,600        101,400          98,000         102,554      99,508
    plus K
---------------------------------------------------------------------------------------------------------------------------

(1)The Death Benefit is the greater of the Account Value or any applicable death benefit.

VII-1 APPENDIX VII: PROTECTION PLUS/SM/ EXAMPLE

Appendix VIII: State contract availability and/or variations of certain features and benefits

--------------------------------------------------------------------------------


Certain information is provided for historical purpose only. The contract is no longer available to new purchasers. In addition, except as described below, we no longer accept contributions to the contracts, including contributions made through our automatic investment program. Contributions received at our processing office will be returned to you. This change has no effect on amounts that are already invested in your contract or on your guaranteed benefits.

We currently continue to accept contributions to: (i) QP contracts; and (ii) all contracts issued in the state of Maryland. Information regarding contributions in this section is for the benefit of contract owners currently eligible to continue making contributions to the contracts.


The following information is a summary of the states where the Accumulator(R) contract or certain features and/or benefits are either not available or vary from the contract's features and benefits as previously described in this Prospectus. Certain features and/or benefits may have been approved in your state after your contract was issued and cannot be added. Please contact your financial professional for more information about availability in your state. See also the "Contract Variations" appendix later in this Prospectus for information about the availability of certain features and their charges, if applicable, under your contract.

STATES WHERE CERTAIN ACCUMULATOR(R) FEATURES AND/OR BENEFITS ARE NOT AVAILABLE OR VARY:


-----------------------------------------------------------------------------------
 STATE      FEATURES AND BENEFITS               AVAILABILITY OR VARIATION
-----------------------------------------------------------------------------------
CALIFORNIA  See "Contract features and          If you reside in the state of
----------- benefits"--"Your right to           California and you are age 60
            cancel within a certain number of   and older at the time the contract
            days"                               is issued, you may return
            ----------------------------------- your variable annuity contract within 30 days from the date
                                                that you receive it and receive a
                                                refund as described below.
                                                If you allocate your entire
                                                initial contribution to the money
                                                market account (and/or guaranteed
                                                interest option, if avail- able),
                                                the amount of your refund will be
                                                equal to your
                                                contribution, unless you make a
                                                transfer, in which case the
                                                amount of your refund will be
                                                equal to your account value
                                                on the date we receive your
                                                request to cancel at our pro-
                                                cessing office. This amount could
                                                be less than your initial
                                                contribution. If you allocate any
                                                portion of your initial con-
                                                tribution to the variable
                                                investment options (other than the
                                                money market account) and/or fixed
                                                maturity options, your
                                                refund will be equal to your
                                                account value on the date we
                                                receive your request to cancel at
                                                our processing office.
--                                              -----------------------------------
-----------------------------------------------------------------------------------
FLORIDA     See "Transfer of ownership,         The second paragraph in this
            collateral assignments, loans and   section is deleted.
            borrowing" in "More information"
-----------------------------------------------------------------------------------
ILLINOIS    See "Selecting an annuity payout    Annuity payments may be elected
            option" under "Your annuity payout  twelve months from the contract options" in "Accessing your money"  date.
-----------------------------------------------------------------------------------



                       APPENDIX VIII: STATE CONTRACT AVAILABILITY AND/OR
                              VARIATIONS OF CERTAIN FEATURES AND BENEFITS VIII-1

-------------------------------------------------------------------------------------------------------------------------------
 STATE         FEATURES AND BENEFITS                                         AVAILABILITY OR VARIATION
-------------------------------------------------------------------------------------------------------------------------------
ILLINOIS       Notice to all Illinois contract owners                        Illinois law provides that a spouse in a civil
(CONTINUED)                                                                  union and a spouse in a marriage are to be
                                                                             treated identically. For pur-poses of your
                                                                             contract, when we use the term "married", we
                                                                             include "parties to a civil union" and when we
                                                                             use the word "spouse" we include "parties to a
                                                                             civil union". While civil union spouses are
                                                                             afforded the same rights as married spouses under
                                                                             Illinois law, tax-related advantages such as
                                                                             spousal continuation are derived from federal tax
                                                                             law. Illi-nois' Civil Union Law does not and
                                                                             cannot alter federal law. The federal Defense of
                                                                             Marriage Act excludes civil unions and civil
                                                                             union partners from the meaning of the word
                                                                             "marriage" or "spouse" in all federal laws.
                                                                             Therefore, a civil union spouse does not qualify
                                                                             for the same tax advan-tages provided to a
                                                                             married spouse under federal law, including the
                                                                             tax benefits afforded to the surviving spouse of
                                                                             an owner of an annuity contract or any rights
                                                                             under specified tax-favored savings or retirement
                                                                             plans or arrangements.
-------------------------------------------------------------------------------------------------------------------------------
MARYLAND       Fixed maturity options                                        Not Available

               Guaranteed principal benefit option1 and Guaranteed prin-     Not Available
               cipal benefit option 2
-------------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS  Automatic investment program                                  Not Available

               Annual administrative charge                                  The annual administrative charge will not be
                                                                             deducted from amounts allocated to the Guaranteed
                                                                             interest option.
               See "How you can purchase and contribute to your contract"    Additional contributions are limited to the first
               in "Contract features and benefits" and "Appendix XI"         three years after the contract issue date only.

               See "Disability, terminal illness, or confinement to nursing  This section is deleted in its entirety.
               home" under "Withdrawal charge" in "Charges and
               expenses"
-------------------------------------------------------------------------------------------------------------------------------
MINNESOTA      See "Principal Protector/SM/ " in "Contract features and      Principal Protector/SM/ is discontinued if the
               benefits" and "Beneficiary continuation option" in            Beneficiary con-tinuation option is elected.
               "Payment of death benefit"
-------------------------------------------------------------------------------------------------------------------------------
NEW YORK       Greater of the 6% Roll-Up or Annual Ratchet Guaranteed        Not Available (you have a choice of the standard
               minimum death benefit                                         death benefit or the Annual Ratchet to age 85
                                                                             guaranteed mini- mum death benefit), as described
                                                                             earlier in this Prospectus.

               Guaranteed minimum death benefit/guaranteed minimum           Not Available
               income benefit roll-up benefit base reset

               Principal Protector/SM/                                       Not Available

               Protection Plus/SM/                                           Not Available

               See "Contract features and benefits"--"Self directed          No more than 25% of any contribution may be
               allocation" (for contracts issued from approximately          allocated to the guaranteed interest option.
               February 2004 to February 2009).

               See "Insufficient account value" in "Determining your         If your account value in the variable investment
               contract's value"                                             options and the fixed maturity options is
                                                                             insufficient to pay the annual administrative
                                                                             charge, or the Annual Ratchet to age 85 death
                                                                             benefit charge and/or the guaranteed minimum
                                                                             income benefit charge, and you have no account
                                                                             value in the guaranteed interest option, your
                                                                             contract will terminate without value, and you
                                                                             will lose any applicable benefits. See "Charges
                                                                             and expenses" earlier in this Prospectus.
-------------------------------------------------------------------------------------------------------------------------------


       APPENDIX VIII: STATE CONTRACT AVAILABILITY AND/OR
VIII-2 VARIATIONS OF CERTAIN FEATURES AND BENEFITS

--------------------------------------------------------------------------
 STATE       FEATURES AND BENEFITS
--------------------------------------------------------------------------
NEW YORK,    See "Transferring your account value" in "Transferring your
(CONTINUED)  money among investment options" (for contracts issued from approximately February 2004 to February 2009).





             See "Rebalancing your account value" in "Transferring your money among investment options" (for contracts issued from approximately February 2004 to February
             2009).

             See "The amount applied to purchase an annuity payout option" in "Accessing your money"


             See "Annuity maturity date" in "Accessing your money"


                                                                          Maximum
                                                                          Annuitization age
                                                                          -----------------                   -
                                                                          90
                                                                          91
                                                                          92
                                                                          93
                                                                          94
                                                                          95


             See "Charges and expenses"




















----------------------------------------------------------------------------------
AVAILABILITY OR VARIATION
----------------------------------------------------------------------------------
The following information is added as the sixth and seventh bullets in this section:

..   In all contract years, a transfer into the guaranteed interest option will not be permitted if such transfer would result in more than 25% of the annuity account value being allocated to the guaranteed interest option, based on the annuity account value as of the previous business day.

Under Option II, transfers into the Guaranteed interest option are not permitted if they violate the transfer rules.



For fixed annuity period certain payout options only, the amount applied to the annuity benefit is the greater of the cash value or 95% of what the account value would be if no withdrawal charge applied.

The maturity date by which you must take a lump sum withdrawal or select an annuity payout option is as follows:

           Maximum
Issue age  Annuitization age
---------  -----------------                   -
0-80       90
81         91
82         92
83         93
84         94
85         95

Please see this section earlier in this Prospectus for more information.
With regard to the Annual administrative, Annual Ratchet to age 85 death benefit, Guaranteed principal benefit op-tion 2 and Guaranteed minimum income benefit charges, respectively, we will deduct the related charge, as follows for each: we will deduct the charge from your value in the variable investment options on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first.
If such fixed maturity option amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averag-ing (not available if the Guaranteed principal benefit option is elected). If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).

Deductions from the fixed maturity options (including the Special 10 year fixed maturity option) cannot cause the credited net interest for the contract year to fall below 1.5%.


                       APPENDIX VIII: STATE CONTRACT AVAILABILITY AND/OR
                              VARIATIONS OF CERTAIN FEATURES AND BENEFITS VIII-3

----------------------------------------------------------------------------------------------------------------------------------
 STATE       FEATURES AND BENEFITS                         AVAILABILITY OR VARIATION
----------------------------------------------------------------------------------------------------------------------------------
NEW YORK,                                                  With regard to the Annual administrative, either enhanced
(CONTINUED)                                                death benefit and the Guaranteed minimum income benefit
                                                           charges only, if your account value in the variable investment options and the fixed maturity options is insufficient to pay the applicable charge, and you have no account value in the
                                                           guaranteed interest option, your contract will terminate without value and you will lose any applicable guaranteed benefits.
                                                           Please see "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

             Fixed maturity options -- withdrawal charges  The withdrawal charge that applies to withdrawals taken from amounts in the fixed maturity options will never exceed 7% and will be determined by applying the New York Alternate Scale I shown below. If you withdraw amounts that have been trans-
                                                           ferred from one fixed maturity option to another, we use the
                                                           New York Alternate Scale II (also shown below) if it produces a higher charge than Alternate Scale I.

                                                           The withdrawal charge may not exceed the withdrawal charge that would normally apply to the contract. If a contribution has been in the contract for more than 7 years and therefore would have no withdrawal charge, no withdrawal charge will apply.
                                                           Use of a New York Alternate Scale can only result in a lower charge. We will compare the result of applying Alternate Scale I or II, as the case may be, to the result of applying the normal withdrawal charge, and will charge the lower withdrawal
                                                           charge.
                                                           NY ALTERNATE SCALE I                    NY ALTERNATE SCALE II

                                                           Year of investment in fixed             Year of transfer within fixed
                                                           maturity option/(1)/                    maturity option*
                                                           -----------------------------------------------------------------------
                                                                  Within year 1          7%        Within year 1          5%
                                                                    2                    6%              2                4%
                                                                    3                    5%              3                3%
                                                                    4                    4%              4                2%
                                                                    5                    3%              5                1%
                                                                    6                    2%        After year 5           0
                                                                    7                    1%
                                                           -----------------------------------------------------------------------
                                                                   After year 7          0%        Not to exceed 1% times the
                                                                                                   number of years remaining in
                                                                                                   the fixed maturity option,
                                                                                                   rounded to the higher number
                                                                                                   of years. In other words, if 4.
                                                                                                   years remain, it would be a 5%
                                                                                                   charge.
                                                           -----------------------------------------------------------------------

                                                           (1)Measured from the contract date anniversary prior to the date of the contribution or transfer

                                                           If you take a withdrawal from an investment option other than the fixed maturity options, the amount available for withdrawal without a withdrawal charge is reduced. It will be reduced by the amount of the contribution in the fixed maturity options to which no withdrawal charge applies.
----------------------------------------------------------------------------------------------------------------------------------


       APPENDIX VIII: STATE CONTRACT AVAILABILITY AND/OR
VIII-4 VARIATIONS OF CERTAIN FEATURES AND BENEFITS

------------------------------------------------------------------------------------------------------------------------------------
 STATE       FEATURES AND BENEFITS                                 AVAILABILITY OR VARIATION
------------------------------------------------------------------------------------------------------------------------------------
NEW YORK,                                                          You should consider that on the maturity date of a fixed
(CONTINUED)                                                        maturity option if we have not received your instructions for allocation of your maturity value, we will transfer your maturity value to the fixed maturity option with the shortest available maturity. If we are not offering other fixed maturity options, we will transfer your maturity value to the EQ/Money Market
                                                                   option.

                                                                   The potential for lower withdrawal charges for withdrawals from the fixed maturity options and the potential for a lower
                                                                   "free withdrawal amount" than what would normally apply,
                                                                   should be taken into account when deciding whether to allocate amounts to, or transfer amounts to or from, the fixed maturity options.
------------------------------------------------------------------------------------------------------------------------------------
OREGON       Fixed maturity options                                Not Available

             Guaranteed principal benefit option 1 and Guaranteed Not Available principal benefit option 2

             Flexible Premium IRA and Flexible Premium Roth IRA    Not Available

             See "How you can purchase and contribute to your      Subsequent contributions are not permitted. This is a single
             contract" in "Contract features and benefits" and        premium product.
             "Appendix XI"
                                                                   Section 1035 exchanges, rollovers, multiple assignments
                                                                      and/or transfers are permitted provided that all doc-
                                                                      umentation is complete and received with the application.
             See "Lifetime required minimum distribution with-     We generally will not impose a withdrawal charge on minimum
             drawals" in "Accessing your money"                    distribution withdrawals even if you are not enrolled in our automatic RMD service except if, when added to a lump sum
                                                                   withdrawal previously taken in the same contract year, the minimum distribution withdrawals exceed the 10% free with-
                                                                   drawal amount. In order to avoid a withdrawal charge in con-
                                                                   nection with minimum distribution withdrawals outside of our automatic RMD service, you must notify us using our request form. Such minimum distribution withdrawals must be based
                                                                   solely on your contract's account value.

             See "Selecting an annuity payout option" in           The annuity commencement date may not be earlier than seven
             "Accessing your money"                                years from the contract issue date.

             See "Disability, terminal illness, or confinement to  Item (i) is deleted in its entirety.
             nursing home" under "Withdrawal charge" in
             "Charges and expenses"

             Automatic Investment Program                          Not Available

             See "Special dollar cost averaging program" in        The special dollar cost averaging program may only be selected
             "Contract Features and Benefits"                      at the time of application.

             See "We require that the following types of           The following is added:
             communications be on specific forms we provide for      (20) requests for required minimum distributions, other than
             that purpose:" in "Who is AXA Equitable?"               pursuant to our automatic RMD service.
------------------------------------------------------------------------------------------------------------------------------------


                       APPENDIX VIII: STATE CONTRACT AVAILABILITY AND/OR
                              VARIATIONS OF CERTAIN FEATURES AND BENEFITS VIII-5

-------------------------------------------------------------------------------------------------------------------------
 STATE        FEATURES AND BENEFITS                                  AVAILABILITY OR VARIATION
-------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA  Contributions                                          Your contract refers to contributions as premiums.

              Contribution age limitations                           The following contribution limits apply:

                                                                                                    Maximum
                                                                     Issue age                      Contribution age
                                                                     ---------                      ----------------
                                                                     0-75                           79
                                                                     76                             80
                                                                     77                             81
                                                                     78-80                          82
                                                                     81-83                          84
                                                                     84                             85
                                                                     85                             86

              Special dollar cost averaging program                  In Pennsylvania, we refer to this program as "enhanc
                                                                     dollar cost averaging."

              Withdrawal charge schedule for issue ages 84 and 85    For annuitants that are ages 84 and 85 when the cont
                                                                     issued in Pennsylvania, the withdrawal charge will b
                                                                     computed in the same manner as for other contracts a
                                                                     described in "Charges and expenses" under "Withdrawa
                                                                     charge" earlier in this Prospectus, except that the
                                                                     withdrawal charge schedule will be different. For th
                                                                     contracts, the withdrawal charge schedule will be 5%
                                                                     each contribution made in the first contract year, d
                                                                     by 1% each subsequent contract year to 0% in the six
                                                                     later contract years.
              See "Annuity maturity date" in "Accessing your money"  The maturity date by which you must take a lump sum drawal or select an annuity payout option is as foll

                                                                                                    Maximum
                                                                     Issue age                      annuitization age
                                                                     ---------                      -----------------
                                                                     0-75                           85
                                                                     76                             86
                                                                     77                             87
                                                                     78-80                          88
                                                                     81-85                          90

              Loans under Rollover TSA contracts                     Taking a loan in excess of the Internal Revenue Code
                                                                     may result in adverse tax consequences. Please consu
                                                                     tax adviser before taking a loan that exceeds the In
                                                                     Revenue Code limits.
-------------------------------------------------------------------------------------------------------------------------

PUERTO RICO   IRA, Roth IRA, Inherited IRA, QP and Rollover TSA      Not Available
              contracts

              Beneficiary continuation option (IRA)                  Not Available

              Tax Information -- Special rules for NQ contracts      Income from NQ contracts we issue is U.S. source. A
                                                                     Rico resident is subject to U.S. taxation on such U.
                                                                     income. Only Puerto Rico source income of Puerto Ric
                                                                     residents is excludable from U.S. taxation. Income f
                                                                     contracts is also subject to Puerto Rico tax. The ca
                                                                     of the taxable portion of amounts distributed from a
                                                                     may differ in the two jurisdictions. Therefore, you
                                                                     to file both U.S. and Puerto Rico tax returns, showi
                                                                     different amounts of income from the contract for ea
                                                                     return. Puerto Rico generally provides a credit agai
                                                                     Rico tax for U.S. tax paid. Depending on your person
                                                                     situation and the timing of the different tax liabil
                                                                     may not be able to take full advantage of this credi
-------------------------------------------------------------------------------------------------------------------------

       APPENDIX VIII: STATE CONTRACT AVAILABILITY AND/OR
VIII-6 VARIATIONS OF CERTAIN FEATURES AND BENEFITS

-------------------------------------------------------------------------------------------------------------------------------
 STATE      FEATURES AND BENEFITS                                     AVAILABILITY OR VARIATION
-------------------------------------------------------------------------------------------------------------------------------
TEXAS       See "Annual administrative charge" in "Charges and        The annual administrative charge will not be deducted
            expenses"                                                 from amounts allocated to the Guaranteed interest option.
-------------------------------------------------------------------------------------------------------------------------------
UTAH        See "Transfers of ownership, collateral assignments,      The second paragraph in this section is deleted.
            loans and borrowing" in "More information"
-------------------------------------------------------------------------------------------------------------------------------
VERMONT     Loans under Rollover TSA contracts                        Taking a loan in excess of the Internal Revenue Code
                                                                      limits may result in adverse tax consequences. Please
                                                                      consult your tax adviser before taking a loan that
                                                                      exceeds the Internal Revenue Code limits.
-------------------------------------------------------------------------------------------------------------------------------
WASHINGTON  Guaranteed interest option (for contracts issued from     Not Available
            approximately December 2004-December 2006)

            Investment simplifier -- Fixed-dollar option and          Not Available
            Interest sweep option

            Fixed maturity options                                    Not Available

            Guaranteed Principal Benefit Options 1 and 2              Not Available

            Income Manager(R) payout option                           Not Available

            Protection Plus/SM/                                       Not Available

            Special dollar cost averaging program (for contracts      .   Available only at issue.
            issued from approximately December 2004-December 2006)    .   Subsequent contributions cannot be used to elect new
                                                                          programs. You may make subsequent contributions to
                                                                          the initial programs while they are still running.
            See "Guaranteed minimum death benefit" in "Contract       You have a choice of the standard death benefit, the
            features and benefits"                                    Annual Ratchet to age 85 enhanced death benefit, or the
                                                                      Greater of 4% Roll-Up to age 85 or the Annual Ratchet to
                                                                      age 85 enhanced death benefit.
            See "Annual administrative charge" in "Charges and        The annual administrative charge will be deducted from
            ex-penses"                                                the value in the variable investment options on a pro
                                                                      rata basis.

            See "Withdrawal charge" in "Charges and expenses"         The 10% free withdrawal amount applies to full
                                                                      surrenders.

            See "Disability, terminal illness, or confinement to      The annuitant has qualified to receive Social Security
            nursing home" under "Withdrawal charge" in "Charges and   dis-ability benefits as certified by the Social Security
            ex-penses"                                                Admin-istration or a statement from an independent U.S.
                                                                      licensed physician stating that the annuitant meets the
                                                                      definition of total disability for at least 6 continuous
                                                                      months prior to the notice of claim. Such disability
                                                                      must be re-certified every 12 months.
-------------------------------------------------------------------------------------------------------------------------------


                        APPENDIX VIII: STATE CONTRACT AVAILABILITY AND/OR
                              VARIATIONS OF CERTAIN FEATURES AND BENEFITS VIII-7

Appendix IX: Contract variations

--------------------------------------------------------------------------------

The contract described in this Prospectus is no longer sold. You should note that your contract's options, features and charges may vary from what is described in this Prospectus depending on the approximate date on which you purchased your contract. The contract may have been available in your state past the approximate end date below. You may not change your contract or its features after issue. This Appendix reflects contract variations that differ from what is described in this Prospectus but may have been in effect at the time your contract was issued. If you purchased your contract during the "Approximate Time Period" below, the noted variation may apply to you.

In addition, options and/or features may vary among states in light of applicable regulations or state approvals. Any such state variations are generally not included here but instead included in Appendix VIII earlier in this section. For more information about state variations applicable to you, as well as particular features, charges and options available under your contract based upon when you purchased it, please contact your financial professional and/or refer to your contract.

--------------------------------------------------------------
 APPROXIMATE TIME
 PERIOD              FEATURE/BENEFIT      VARIATION
--------------------------------------------------------------
April 2002-December  We require that a    Authorization for
2003                 specific form that   telephone transfers
                     we provide be used   by your financial
                     for certain types    professional are
                     of communications.   available only for
                                          contracts
                                          distributed through
                                          AXA Distributors.
--------------------------------------------------------------

April 2002-November  Inherited IRA        Unavailable --
2002                 beneficiary          accordingly, all
                     Continuation         references in this
                     contract             Prospectus to
                                          "Inherited IRA
                                          beneficiary
                                          Continuation
                                          contract" are
                                          de-leted in their
                                          entirety.
--------------------------------------------------------------

April 2002-February  Guaranteed minimum   The fee for this
2003                 income benefit       benefit was 0.45%.
                     Annual Ratchet to    The fee for this
                     age 85               benefit was 0.20%.
                     6% Roll-Up to age 85 The fee for this
                     The Greater of 6%    benefit was 0.35%.
                     Roll-Up to age 85    The fee for this
                     of the               benefit was 0.45%.
                     Annual Ratchet to
                     age 85
--------------------------------------------------------------

April 2002-August    Annuitant issue age  Ages 86-90. For
2003                                      contracts with an
                                          annui-tant who was
                                          age 86-90 at issue,
                                          the fol-lowing
                                          apply: (1) standard
                                          death benefit only
                                          was available, and
                                          (2) no withdrawal
                                          charge applies.
--------------------------------------------------------------

April                The guaranteed       GPB 2 -- unavailable
2002-September 2003  principal benefits   GPB 1 known as
                                          Principal
                                          assurance.GPB 1
                                          available with both
                                          systematic and
                                          sub-stantially
                                          equal
                                          withdrawals.GPB 1
                                          avail-able with the
                                          Guaranteed minimum
                                          income benefit.

                     Spousal protection   Unavailable --
                                          accordingly, all
                                          references in this
                                          Prospectus to
                                          "Spousal
                                          protection" are
                                          deleted in their
                                          entirety.

                     Maximum              The maximum
                     contributions        contributions
                                          permitted under all
                                          Accumulator series
                                          contracts with the
                                          same owner or
                                          annuitant is
                                          $1,500,000.

                     Guaranteed minimum   84 (not including
                     death benefit        Flexible Premium
                     maximum issue age    IRA, Inherited IRA
                                          and QP contracts)
--------------------------------------------------------------

IX-1 APPENDIX IX: CONTRACT VARIATIONS

--------------------------------------------------------------------------------------------------------------------------
 APPROXIMATE TIME PERIOD              FEATURE/BENEFIT           VARIATION
--------------------------------------------------------------------------------------------------------------------------
April 2002-September 2003, continued  Protection Plus           The maximum issue age for this benefit was 79.

                                                                For issue ages 71-79, the applicable death benefit will
                                                                be multiplied by 25%.

                                                                In calculating the death benefit, contributions are de-
                                                                creased for withdrawals on a pro rata basis.

                                      Charges we deduct from    Mortality and expense risks                    0.75%
                                      your variable
                                      invest-ment options       Administrative                                 0.25%
                                      expressed as an annual
                                      percent-age of daily net  Distribution                                   0.20%
                                      assets and                                                               -----------
                                      Administrative charge
                                                                Total Separate account annual expenses         1.20%

                                      Guaranteed option charges If the contract is surrendered or annuitized or the death benefit is paid on a date other than the contract date
                                                                anniversary, we will not deduct a pro rata portion of
                                                                the charge for any applicable guaranteed benefit.

                                      Withdrawals treated as    We will not treat a withdrawal that results in a cash
                                      surrenders                value of less than $500 as a request for a surrender.
                                                                We will not terminate your contract if you do not make
                                                                contributions for three contract years.

                                      Guaranteed minimum        Subject to state availability, this option guarantees you
                                      income benefit option     a minimum amount of fixed income under your choice
                                                                of a life annuity fixed payout option or an Income
                                                                Manager(R) level payment life with a period certain pay-
                                                                out option known as the Living Benefit.

                                      Partial withdrawals       Your free withdrawal amount is 15%.

                                      Systematic withdrawals    Your systematic withdrawal may not exceed 1.20%
                                                                (monthly), 3.60% (quarterly) or 15% (annually) of ac-
                                                                count value.

                                      How withdrawals (and      If you take a withdrawal(s) up to 6% of your
                                      transfers out of the      benefit base during a contract year, your benefit base will
                                      Special 10 year fixed     be reduced on a dollar-for-dollar basis on the Guaranteed
                                      maturity option) affect   minimum income benefit and the Guaranteed minimum
                                      your Guaranteed minimum   death benefit (including the Greater of 6% Roll-Up to age
                                      income benefit,           85 and the Annual Ratchet to age 85 enhanced death
                                      Guaranteed minimum death  benefit). Once a withdrawal is taken that causes the sum
                                      benefit and Guaranteed    of withdrawals in a contract year to exceed 6% of your
                                      principal benefit option  benefit base, each guaranteed benefit base will then be
                                      2                         reduced pro rata.
--------------------------------------------------------------------------------------------------------------------------

April 2002-March 2004                 Protection Plus/SM/       For the state of Minnesota only: Unavailable -- accord-
                                      benefit                   ingly, all references in this Prospectus to "Protection
                                                                Plus/SM/" are deleted in their entirety.
--------------------------------------------------------------------------------------------------------------------------

April 2002-July 2004                  Principal Protector/SM/   Unavailable -- accordingly, all references in
                                      benefit                   this Prospectus to "Principal Protector" are deleted in
                                                                their entirety.
--------------------------------------------------------------------------------------------------------------------------

April 2002-December 2004              Termination of            Your guaranteed benefits will not automaticall
                                      guaranteed benefits       terminate if you change ownership of your NQ
                                                                contract.

                                      Ownership Transfer of NQ  If you transfer ownership of your NQ contract, your guaranteed benefit options will not be automatically
                                                                terminated.
--------------------------------------------------------------------------------------------------------------------------


                                           APPENDIX IX: CONTRACT VARIATIONS IX-2

-------------------------------------------------------------------------------

 APPROXIMATE
 TIME
 PERIOD        FEATURE/BENEFIT              VARIATION
-------------------------------------------------------------------------------
April          No lapse guarantee           Unavailable. Accordingly, all
2002-January                                references to this feature are
2005                                        deleted in their entirety.
-------------------------------------------------------------------------------
April          Roll-Up benefit base reset   Unavailable. Accordingly, all
2002-October                                references to this feature are
2005                                        deleted in their entirety.
-------------------------------------------------------------------------------

February       Annual Ratchet to age 85     The fee for this benefit is 0.30%.
2003-September 6% Roll-Up to age 85         The fee for this benefit is 0.45%.
2003           Guaranteed minimum income    The fee for this benefit is 0.60%.
               benefit
-------------------------------------------------------------------------------

September      Guaranteed minimum income
2003-January   benefit and Greater of the
2004           6% Roll-Up to age 85 or the
               Annual Ratchet to age 85
               enhanced death benefit:

               .   Benefit base crediting
                   rate
                                            The effective annual interest
                                            credited to the applicable benefit
                                            base is 5%./(1) /Accordingly, all
                                            references in this Prospectus to
                                            the "6% Roll-Up benefit base" are
                                            deleted in their entirety and
                                            replaced with "5% Roll-Up benefit
                                            base."

               .   Fee table
                                            Greater of the 5% Roll-Up to age
                                            85 or the Annual Ratchet to age 85
                                            enhanced death benefit charge:
                                            0.50%./(1)/
                                            Guaranteed minimum income benefit
                                            charge: 0.55%/(1)/

September      .   Effect of withdrawals    Withdrawals will reduce each of
2003-January       on your Greater of the   the benefit bases on a pro rata
2004,              5% Roll-Up to age 85 or  basis only.
continued          the Annual Ratchet to
                   age 85 enhanced death
                   benefit
-------------------------------------------------------------------------------

September      How withdrawals affect your  In calculating whether your
2003-February  Guaranteed minimum income    withdrawal will reduce your
2004 (for      benefit and Greater of the   Roll-Up benefit base portion of
the            6% Roll-Up to age 85 or the  your Guaranteed minimum income
Guaranteed     Annual Ratchet to age 85     benefit base on a pro rata or
minimum        enhanced death benefit:      dollar-for-dollar basis,
income                                      withdrawal charges will be
benefit)                                    included in the withdrawal amount.
and
January
2004-February
2005 (for
the
Greater
of the 6%
Roll-Up
to age 85
or the
Annual
Ratchet
to age 85
enhanced
death
benefit:)
-------------------------------------------------------------------------------

September      6% Roll-Up to age 85         Unavailable -- accordingly all
2003-February  enhanced death benefit       references to this feature are
2009                                        deleted in their entirety.
-------------------------------------------------------------------------------

January        Greater of 5% Roll-Up to     Unavailable -- accordingly all
2004-February  age 85 or the Annual         references to this feature are
2009           Ratchet to age 85 enhanced   deleted in their entirety.
               death benefit
-------------------------------------------------------------------------------
(1)Contract owners who elected the Guaranteed minimum income benefit and/or the Greater of the 5% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit had a limited opportunity to change to the new versions of these benefits, as they are described in "Contract features and benefits" and "Accessing your money," earlier in this Prospectus.

IX-3 APPENDIX IX: CONTRACT VARIATIONS

Appendix X: Tax-sheltered annuity contracts (TSAs)


With limited exceptions, we no longer accept contributions to the contracts. Please see "How you can contribute to your contract" under "Contract features and benefits" earlier in this Prospectus for more information.



--------------------------------------------------------------------------------

GENERAL; FINAL REGULATIONS UNDER SECTION 403(B)

This Appendix reflects our current understanding of some of the special federal income tax rules applicable to annuity contracts used to fund employer plans under Section 403(b) of the Internal Revenue Code. We refer to these contracts as "403(b) annuity contracts" or "Tax Sheltered Annuity" contracts ("TSAs"). The discussion in this Appendix generally assumes that a TSA has 403(b) contract status or qualifies as a 403(b) contract. In 2007, the IRS and the Treasury Department published final Treasury Regulations under Section 403(b) of the Code ("2007 Regulations"). As a result, there are significant revisions to the establishment and operation of plans and arrangements under
Section 403(b) of the Code, and the contracts issued to fund such plans. The 2007 Regulations raise a number of questions as to the effect of the 2007 Regulations on TSAs issued prior to the effective date of the 2007 Regulations. The IRS has issued guidance intended to clarify some of these questions, and may issue further guidance in future years. Due to the Internal Revenue Service and Treasury regulatory changes in 2007 which became fully effective on January 1, 2009, contracts issued prior to September 25, 2007 which qualified as 403(b) contracts under the rules at the time of issue may lose their status as 403(b) contracts or have the availability of transactions under the contract restricted as of January 1, 2009 unless the individual's employer or the individual take certain actions. Please consult your tax adviser regarding the effect of these rules (which may vary depending on the owner's employment status, plan participation status, and when and how the contract was acquired) on your personal situation.

EMPLOYER PLAN REQUIREMENT. The thrust of the 2007 Regulations is to eliminate informal Section 403(b) arrangements with minimal or diffuse employer oversight and to require employers purchasing annuity contracts for their employees under
Section 403(b) of the Code to conform to other tax-favored, employer-based retirement plans with salary reduction contributions, such as Section 401(k) plans and governmental employer Section 457(b) plans. The 2007 Regulations require employers sponsoring 403(b) plans as of January 1, 2009, to have a written plan designating administrative responsibilities for various functions under the plan, and the plan in operation must conform to the plan terms.

LIMITATIONS ON INDIVIDUAL-INITIATED DIRECT TRANSFERS. The 2007 Regulations revoke Revenue Ruling 90-24 ("Rev. Rul. 90-24"), effective January 1, 2009. Prior to the 2007 Regulations, Rev. Rul. 90-24 had permitted individual-initiated, tax-free direct transfers of funds from one 403(b) annuity contract to another, without reportable taxable income to the individual, and with the characterization of funds in the contract remaining the same as under the prior contract. Under the 2007 Regulations and other IRS published guidance, direct transfers made after September 24, 2007 are permitted only with plan or employer approval as described below.

PERMISSIBLE CONTRIBUTIONS TO THE ACCUMULATOR(R) TSA CONTRACTS

Contributions to an Accumulator(R) TSA contract are extremely limited. AXA Equitable permits Contributions to be made to an Accumulator(R) TSA contract only where AXA Equitable is an "approved vendor" under an employer's 403(b) plan. That is, some or all of the participants in the employer's 403(b) plan are currently contributing to a non-Accumulator AXA Equitable 403(b) annuity contract. AXA Equitable and the employer must agree to share information with respect to the Accumulator(R) TSA contract and other funding vehicles under the plan.

AXA Equitable does not accept employer-remitted contributions. AXA Equitable does not accept contributions of after-tax funds, including designated Roth contributions to the Accumulator(R) TSA contracts. We will accept contributions of pre-tax funds only with documentation satisfactory to us of employer or its designee or plan approval of the transaction. Contributions must be made in the form of a direct transfer of funds from one 403(b) plan to another, a contract exchange under the same plan, or a direct rollover from another eligible retirement plan.

DISTRIBUTIONS FROM TSAS

GENERAL. Generally, after the 2007 Regulations, employer or plan administrator consent is required for loan, withdrawal or distribution transactions under a 403(b) annuity contract. Processing of a requested transaction will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

WITHDRAWAL RESTRICTIONS. AXA Equitable treats all amounts under an Accumulator(R) Rollover TSA contract as not eligible for withdrawal until:

..   the owner is severed from employment with the employer who provided the funds used to purchase the TSA contract;

..   the owner dies; or

..   the plan under which the Accumulator(R) TSA contract is purchased is terminated.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSA contracts are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSA contracts are includible in gross income as ordinary income. Distributions from TSA contracts may be subject to 20% federal income tax withholding described under "Federal and state income tax withholding and information reporting" in the "Tax information" section of the Prospectus. In addition, TSA contract distributions may be subject to additional tax penalties.

                          APPENDIX X: TAX-SHELTERED ANNUITY CONTRACTS (TSAS) X-1

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since AXA Equitable does not accept after-tax funds to an Accumulator(R) Rollover TSA contract, we do not track your investment in the TSA contract, if any. We will report all distributions from this Rollover TSA contract as fully taxable. You will have to determine how much of the distribution is taxable.

DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. The amount of any partial distribution from a TSA contract prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of any after-tax contributions and earnings on those contributions.

ANNUITY PAYMENTS. If you elect an annuity payout option, you will recover any investment in the TSA contract as each payment is received by dividing the investment in the TSA contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the TSA contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the TSA contract, a deduction is allowed on your (or your beneficiary's) final tax return.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH. Death benefit distributions from a TSA contract generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA contract made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan. A surviving spouse might also be eligible to directly roll over a TSA contract death benefit to a Roth IRA in a taxable conversion rollover. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances.

EFFECT OF 2007 REGULATIONS ON LOANS FROM TSAS

As a result of the 2007 Regulations, loans are not available without employer or plan administrator approval. If loans are available, loan processing may be delayed pending receipt of information required to process the loan under an information sharing agreement. The processing of a loan request will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

If loans are available:

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan is includable in income in the year of the default.

TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered under TSA contracts are subject to the following conditions:

..   The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

   (1)the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits; and

   (2)$50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous 12 months over the outstanding loan balance of plan loans on the date the loan was made.

..   In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Accumulator(R) Rollover TSA contracts have a term limit of ten years for loans used to acquire the participant's primary residence.

..   All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.

The amount borrowed and not repaid may be treated as a distribution if:

..   the loan does not qualify under the conditions above;

..   the participant fails to repay the interest or principal when due; or

..   in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution. For purposes of calculating any subsequent loans which may be made under any plan of the same employer, a defaulted loan which has not been fully repaid is treated as still outstanding, even after the default is reported to the IRS on Form 1099-R. The amount treated as still outstanding (which limits subsequent loans) includes interest accruing on the unpaid balance.

TAX-DEFERRED ROLLOVERS AND FUNDING VEHICLE TRANSFERS. You may roll over an "eligible rollover distribution" from a 403(b) annuity contract into another eligible retirement plan which agrees to accept the rollover. The rollover may be a direct rollover or one you do yourself within 60 days after you receive the distribution. To the extent rolled over, a distribution remains tax-deferred.

X-2 APPENDIX X: TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

You may roll over a distribution from a 403(b) annuity contract to any of the following: another 403(b) plan funding vehicle, a qualified plan, a governmental employer 457(b) plan (separate accounting required) or a traditional IRA. A spousal beneficiary may also roll over death benefits as above. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances. An Accumulator(R) IRA contract is not available for purchase by a non-spousal death beneficiary direct rollover.

Distributions from a 403(b) annuity contract can be rolled over to a Roth IRA. Such conversion rollover transactions are taxable. Any taxable portion of the amount rolled over will be taxed at the time of the rollover.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals and required minimum distributions under federal income tax rules.

Direct transfers from one 403(b) annuity contract to another (whether under a plan-to-plan transfer or contract exchange under the same 403(b) plan) are not distributions.

REQUIRED MINIMUM DISTRIBUTIONS

The required minimum distribution rules applicable to 403(b) annuity contracts are generally the same as those applicable to traditional IRAs described in the "Tax information" section of the Prospectus with these differences:

WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION.

The minimum distribution rules force 403(b) plan participants to start calculating and taking annual distributions from their 403(b) annuity contracts by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70 1/2 . You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70 1/2, as follows:

..   For 403(b) plan participants who have not retired from service with the employer maintaining the 403(b) plan by the calendar year the participant turns age 70 1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.

..   403(b) plan participants may also delay the start of required minimum distributions to age 75 for the portion of their account value attributable to their December 31, 1986 TSA contract account balance, even if retired at age 70 1/2. We will know whether or not you qualify for this exception because it only applies to individuals who established their Accumulator(R) Rollover TSA contract by direct Revenue Ruling 90-24 transfer prior to September 25, 2007, or by a contract exchange or a plan-to-plan exchange approved under the employer's plan after that date. If you do not give us the amount of your December 31, 1986, account balance that is being transferred to the Accumulator(R) Rollover TSA contract on the form used to establish the TSA contract, you do not qualify.

SPOUSAL CONSENT RULES

Your employer will tell us on the form used to establish the TSA contract whether or not you need to get spousal consent for loans, withdrawals or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA contract.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA contract before you reach age 59 1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions made:

..   on or after your death; or

..   because you are disabled (special federal income tax definition); or

..   to pay for certain extraordinary medical expenses (special federal income tax definition); or

..   in any form of payout after you have separated from service (only if the separation occurs during or after the calendar year you reach age 55); or

..   in a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after you have separated from service at any age).

                          APPENDIX X: TAX-SHELTERED ANNUITY CONTRACTS (TSAS) X-3

Appendix XI: Rules regarding contributions to your contract

With limited exceptions, we no longer accept contributions to the contracts. We currently continue to accept contributions to: (i) QP contracts; and (ii) all contracts issued in the state of Maryland. Information regarding contributions in this section is for the benefit of contract owners currently eligible to continue making contributions to the contracts.


--------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------
 CONTRACT  AVAILABLE FOR
 TYPE      ANNUITANT ISSUE AGES/(1)/  MINIMUM CONTRIBUTIONS     SOURCE OF CONTRIBUTIONS      LIMITATIONS ON CONTRIBUTIONS/(2)/
---------------------------------------------------------------------------------------------------------------------------------
NQ              0 through 85          $5,000 (initial)          After-tax money.             For annuitants up to age 83
                                                                                                at contract issue, no
                                      $500 (additional)         Paid to us by check or          additional contributions may
                                                                   transfer of contract         be made after attainment of
                                      $100 monthly and $300        value in a tax-deferred      age 84, or, if later, the first
                                         quarterly under our       exchange under               contract date anniversary./(1)/
                                         automatic investment      Section 1035 of the
                                         program (additional)      Internal Revenue Code.    For annuitants age 84 or
                                                                                                older at contract issue,
                                                                                                additional contributions may
                                                                                                be made up to one year
                                                                                                from contract issue./(1)/
---------------------------------------------------------------------------------------------------------------------------------
Rollover        20 through 85         $5,000 (initial)          Eligible rollover            For annuitants up to age 83
IRA                                                                distributions from           at contract issue, no
                                      $50 (additional)             403(b) plans, qualified      additional contributions may
                                                                   plans, and                   be made after attainment of
                                                                   governmental employer        age 84, or, if later, the first
                                                                   457(b) plans.                contract date anniversary./(1)/

                                                                Rollovers from another       For annuitants age 84 or
                                                                   traditional individual       older at contract issue,
                                                                   retirement                   additional contributions may
                                                                   arrangement.                 be made up to one year
                                                                                                from contract issue./(1)/
                                                                Direct custodian-to-
                                                                   custodian transfers       Contributions after age
                                                                   from another                 70 1/2 must be net of
                                                                   traditional individual       required minimum
                                                                   retirement                   distributions.
                                                                   arrangement.
                                                                                             Although we accept regular
                                                                Regular IRA                     IRA contributions (limited to
                                                                   contributions.               $5,000) under rollover IRA
                                                                                                contracts, we intend that
                                                                Additional catch-up             the contract be used
                                                                   contributions.               primarily for rollover and
                                                                                                direct transfer contributions.

                                                                                             Additional catch-up
                                                                                                contributions of up to
                                                                                                $1,000 per calendar year
                                                                                                where the owner is at least
                                                                                                age 50 but under age 70 1/2
                                                                                                at any time during the
                                                                                                calendar year for which the
                                                                                                contribution is made.
---------------------------------------------------------------------------------------------------------------------------------


XI-1 APPENDIX XI: RULES REGARDING CONTRIBUTIONS TO YOUR CONTRACT

-----------------------------------------------------------------------------------------------------------------------------
 CONTRACT  AVAILABLE FOR
 TYPE      ANNUITANT ISSUE AGES/(1)/  MINIMUM CONTRIBUTIONS  SOURCE OF CONTRIBUTIONS     LIMITATIONS ON CONTRIBUTIONS/(2)/
-----------------------------------------------------------------------------------------------------------------------------
Roth            20 through 85          $5,000 (initial)      Rollovers from another      For annuitants up to age 83
Conversion                                                      Roth IRA.                   at contract issue, no
IRA                                    $50 (additional)                                     additional contributions may
                                                             Rollovers from a               be made after attainment of
                                                                "designated Roth            age 84, or, if later, the first
                                                                contribution account"       contract date anniversary./(1)/
                                                                under specified
                                                                retirement plans.        For annuitants age 84 or
                                                                                            older at contract issue,
                                                             Conversion rollovers           additional contributions may
                                                                from a traditional IRA      be made up to one year
                                                                or other eligible           from contract issue.*
                                                                retirement plan.
                                                                                         Conversion rollovers after
                                                             Direct transfers from          age 70 1/2 must be net of
                                                                another Roth IRA.           required minimum
                                                                                            distributions for the
                                                             Regular Roth IRA               traditional IRA or other
                                                                contributions.              eligible retirement plan
                                                                                            which is the source of the
                                                             Additional catch-up            conversion rollover.
                                                                contributions.
                                                                                         Although we accept regular
                                                                                            Roth IRA contributions
                                                                                            (limited to $5,000) under
                                                                                            Roth IRA contracts, we intend
                                                                                            that the contract be used
                                                                                            primarily for rollover and
                                                                                            direct transfer contributions.

                                                                                         Additional catch-up
                                                                                            contributions of up to
                                                                                            $1,000 per calendar year
                                                                                            where the owner is at least
                                                                                            age 50 at any time during
                                                                                            the calendar year for which
                                                                                            the contribution is made.
-----------------------------------------------------------------------------------------------------------------------------


                APPENDIX XI: RULES REGARDING CONTRIBUTIONS TO YOUR CONTRACT XI-2

-------------------------------------------------------------------------------------------------------------------------------
 CONTRACT  AVAILABLE FOR
 TYPE      ANNUITANT ISSUE AGES/(1)/  MINIMUM CONTRIBUTIONS  SOURCE OF CONTRIBUTIONS       LIMITATIONS ON CONTRIBUTIONS/(2)/
-------------------------------------------------------------------------------------------------------------------------------
Rollover        20 through 85          $5,000 (initial)      With documentation of         For annuitants up to age 83
TSA/(3)/                                                        employer or plan              at contract issue, no
                                       $500 (additional)        approval, and limited         additional contributions may
                                                                to pre-tax funds, direct      be made after attainment of
                                                                plan-to-plan transfers        age 84,or, if later, the first
                                                                from another 403(b)           contract date anniversary./(1)/
                                                                plan or contract
                                                                exchanges from             For annuitants age 84 or
                                                                another 403(b)                older at contract issue,
                                                                contract under the            additional contributions may
                                                                same plan.                    be made up to one year
                                                                                              from contract issue./(1)/
                                                             With documentation of
                                                                employer or plan           Contributions after age
                                                                approval, and limited         70 1/2 must be net of any
                                                                to pre-tax funds,             required minimum
                                                                eligible rollover             distributions.
                                                                distributions from other
                                                                403(b) plans, qualified    We do not accept employer-
                                                                plans, governmental           remitted contributions.
                                                                employer 457(b) plans
                                                                or traditional IRAs.       We do not accept after tax
                                                                                              contributions, including
                                                                                              designated Roth
                                                                                              contributions.

See Appendix X earlier in this Prospectus for a discussion of TSA contracts.
-------------------------------------------------------------------------------------------------------------------------------
QP              20 through 75          $5,000 (initial)      Only transfer                 A separate QP contract must
                                                                contributions from            be established for each plan
                                       $500 (additional)        other investments             participant.
                                                                within an existing
                                                                defined contribution       We do not accept regular
                                                                qualified plan trust.         ongoing payroll
                                                                                              contributions or
                                                             The plan must be                 contributions directly from
                                                                qualified under Section       the employer.
                                                                401(a) of the Internal
                                                                Revenue Code.              Only one additional transfer
                                                                                              contribution may be made
                                                             For 401(k) plans,                during a contract year.
                                                                transferred
                                                                contributions may not      No additional transfer
                                                                include any after-tax         contributions after the
                                                                contributions, including      annuitant's attainment of
                                                                designated Roth               age 76 or, if later, the first
                                                                contributions.                contract date anniversary.

                                                                                           Contributions after age
                                                                                              70 1/2 must be net of any
                                                                                              required minimum
                                                                                              distributions.

                                                                                           We do not accept
                                                                                              contributions from defined
                                                                                              benefit plans.

See Appendix II earlier in this Prospectus for a discussion of purchase considerations of QP contracts.
-------------------------------------------------------------------------------------------------------------------------------


XI-3 APPENDIX XI: RULES REGARDING CONTRIBUTIONS TO YOUR CONTRACT

--------------------------------------------------------------------------------------------------------------------------------
 CONTRACT  AVAILABLE FOR
 TYPE      ANNUITANT ISSUE AGES/(1)/  MINIMUM CONTRIBUTIONS     SOURCE OF CONTRIBUTIONS       LIMITATIONS ON CONTRIBUTIONS/(2)/
--------------------------------------------------------------------------------------------------------------------------------
Flexible        20 through 70         $2,000 (initial)          Regular traditional IRA       No regular IRA contributions
Premium                                                            contributions.                in the calendar year you turn
IRA                                   $50 (additional)                                           age 70 1/2 and thereafter.
                                                                Additional catch-up
                                      $50 under our automatic      contributions.             Regular contributions may
                                         investment program                                      not exceed $5,000.
                                         (additional)           Eligible rollover
                                                                   distributions from other   Additional catch-up
                                                                   403(b) plans, qualified       contributions of up to
                                                                   plans, and                    $1,000 per calendar year
                                                                   governmental employer         where the owner is at least
                                                                   457(b) plans.                 age50 but under age 70 1/2
                                                                                                 at any time during the
                                                                Rollovers from another           calendar year for which the
                                                                   traditional individual        contribution is made.
                                                                   retirement
                                                                   arrangement.               Although we accept roll-
                                                                                                 over and direct transfer
                                                                Direct custodian-to-             contributions under the
                                                                   custodian transfers           Flexible Premium IRA
                                                                   from another                  contract, we intend that the
                                                                   traditional individual        contract be used for
                                                                   retirement                    ongoing regular
                                                                   arrangement.                  contributions.

                                                                                              Rollover and direct transfer
                                                                                                 contributions may be made
                                                                                                 up to attainment of age
                                                                                                 84./(1)/

                                                                                              Rollover and direct transfer
                                                                                                 contributions after age
                                                                                                 70 1/2 must be net of
                                                                                                 required minimum
                                                                                                 distributions.
--------------------------------------------------------------------------------------------------------------------------------


                APPENDIX XI: RULES REGARDING CONTRIBUTIONS TO YOUR CONTRACT XI-4

--------------------------------------------------------------------------------------------------------------------------------
 CONTRACT    AVAILABLE FOR
 TYPE        ANNUITANT ISSUE AGES/(1)/  MINIMUM CONTRIBUTIONS  SOURCE OF CONTRIBUTIONS       LIMITATIONS ON CONTRIBUTIONS/(2)/
--------------------------------------------------------------------------------------------------------------------------------
Flexible          20 through 85         $2,000 (initial)       Regular Roth IRA              For annuitants up to age 83
Premium                                                           contributions.                at contract issue, no
Roth IRA                                $50 (additional)                                        additional contributions may
                                                               Additional catch-up              be made after the
                                        $50 under our             contributions.                attainment of age 84, or, if
                                           automatic                                            later, the first contract date
                                           investment          Rollovers from another           anniversary./(1)/
                                           program                Roth IRA.
                                           (additional)                                      Contributions are subject to
                                                               Rollovers from a                 income limits and other tax
                                                                  "designated Roth              rules.
                                                                  contribution account"
                                                                  under specified            Regular Roth IRA
                                                                  retirement plans.             contributions may not
                                                                                                exceed $5,000.
                                                               Conversion rollovers
                                                                  from a traditional IRA     Additional catch-up
                                                                  or other eligible             contributions of up to
                                                                  retirement plan.              $1,000 per calendar year
                                                                                                where the owner is at least
                                                               Direct transfers from            age 50 at any time during
                                                                  another Roth IRA.             the calendar year for which
                                                                                                the contribution is made.

                                                                                             Although we accept roll-
                                                                                                over and direct transfer
                                                                                                contributions under the
                                                                                                Flexible Premium Roth IRA
                                                                                                contract, we intend that the
                                                                                                contract be used for
                                                                                                ongoing regular Roth IRA
                                                                                                contributions.

                                                                                             For annuitants age 84 and
                                                                                                older at contract issue,
                                                                                                additional contributions may
                                                                                                be made up to one year
                                                                                                from contract issue./(1)/
--------------------------------------------------------------------------------------------------------------------------------
Inherited         0 through 70          $5,000 (initial)       Direct custodian-to-          Any additional contributions
IRA                                                               custodian transfers of        must be from the same type
Beneficiary                             $1,000 (additional)       your interest as a death      of IRA of the same deceased
Continuation                                                      beneficiary of the            owner.
Contract                                                          deceased owner's
(traditional                                                      traditional individual     Non-spousal beneficiary
IRA or                                                            retirement                    direct rollover contributions
Roth IRA)                                                         arrangement or Roth           from qualified plans, 403(b)
                                                                  IRA to an IRA of the          plans and governmental
                                                                  same type.                    employer 457(b) plans may
                                                                                                be made to an Inherited IRA
                                                                                                contract under specified
                                                                                                circumstances.
--------------------------------------------------------------------------------------------------------------------------------


(1)Please see Appendix IX for variations that may apply to your contract.
(2)Additional contributions may not be permitted under certain conditions in your state. If you purchase Guaranteed principal benefit option 2, no contributions are permitted after the six month period beginning on the contract date. Please see Appendix VIII earlier in the Prospectus to see if additional contributions are permitted in your state.
(3)May not be available from all Selling broker-dealers. Also, Rollover TSA is available only where the employer sponsoring the 403(b) plan currently contributes to one or more other 403(b) annuity contracts issued by AXA Equitable for active plan participants (the purchaser of the Accumulator(R) Rollover TSA may also be, but need not be, an owner of the other 403(b) annuity contract).

See "Tax information" earlier in this Prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" earlier in this Prospectus. Please review your contract for information on contribution limitations.


XI-5 APPENDIX XI: RULES REGARDING CONTRIBUTIONS TO YOUR CONTRACT

Statement of additional information

--------------------------------------------------------------------------------
TABLE OF CONTENTS

                                                             PAGE

Who is AXA Equitable?                                         2

Unit Values                                                   2

Custodian and Independent Registered Public Accounting Firm   2

Distribution of the Contracts                                 2

Financial Statements                                          2

HOW TO OBTAIN AN ACCUMULATOR(R) STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 49

Send this request form to:
  Retirement Service Solutions
  P.O. Box 1547
  Secaucus, NJ 07096-1547


----------------------------------------------------------------------------------
Please send me an Accumulator(R) SAI for SEPARATE ACCOUNT NO. 49 dated May 1, 2012.
----------------------------------------------------------------------------------
Name
----------------------------------------------------------------------------------
Address
----------------------------------------------------------------------------------
City                                                                   State  Zip


                                                     e13518/Core '02/'04 Series

Accumulator(R) Plus/SM/

A combination variable and fixed deferred annuity contract


PROSPECTUS DATED MAY 1, 2012


Please read and keep this Prospectus for future reference. It contains important information that you should know before taking any action under your contract. This Prospectus supersedes all prior Prospectuses and supplements. You should read the prospectuses for each Trust, which contain important information about the portfolios.

--------------------------------------------------------------------------------

WHAT IS ACCUMULATOR(R) PLUS/SM/ ?

Accumulator(R) Plus/SM/ is a deferred annuity contract issued by AXA EQUITABLE LIFE INSURANCE COMPANY. It provides for the accumulation of retirement savings and for income. The contract offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option or fixed maturity options ("investment options").

This Prospectus is a disclosure document and describes all of the contract's material features, benefits, rights and obligations, as well as other information. The description of the contract's material provisions in this Prospectus is current as of the date of this Prospectus. If certain material provisions under the contract are changed after the date of this Prospectus in accordance with the contract, those changes will be described in a supplement to this Prospectus. You should carefully read this Prospectus in conjunction with any applicable supplements. The contract should also be read carefully.


WITH LIMITED EXCEPTIONS, WE NO LONGER ACCEPT CONTRIBUTIONS TO THE CONTRACTS. WE CURRENTLY CONTINUE TO ACCEPT CONTRIBUTIONS TO: (I) QP CONTRACTS; AND (II) ALL CONTRACTS ISSUED IN THE STATE OF MARYLAND. REFERENCES TO CONTRIBUTIONS IN THIS PROSPECTUS ARE FOR THE BENEFIT OF CONTRACT OWNERS CURRENTLY ELIGIBLE TO CONTINUE MAKING CONTRIBUTIONS TO THE CONTRACTS.


Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts, in all states or from all selling broker-dealers. Please see Appendix VIII later in this Prospectus for more information on state availability and/or variations of certain features and benefits. All optional features and benefits described in this Prospectus may not have been available at the time you purchased the contract. We have the right to restrict availability of any optional feature or benefit. In addition, not all optional features and benefits may be available in combination with other optional features and benefits. We can refuse to accept any contribution from you at any time, including after you purchase the contract.


----------------------------------------------------------------------------
 VARIABLE INVESTMENT OPTIONS
----------------------------------------------------------------------------
AXA Aggressive Allocation/(1)/           EQ/Large Cap Value Index
AXA Conservative Allocation/(1)/         EQ/Large Cap Value PLUS
AXA Conservative-Plus Allocation/(1)/    EQ/Lord Abbett Large Cap Core
AXA Moderate Allocation/(1)/             EQ/MFS International Growth
AXA Moderate-Plus Allocation/(1)/        EQ/Mid Cap Index
EQ/AllianceBernstein Small Cap Growth    EQ/Mid Cap Value PLUS
EQ/AXA Franklin Small Cap Value Core     EQ/Money Market
EQ/BlackRock Basic Value Equity          EQ/Montag & Caldwell Growth
EQ/Boston Advisors Equity Income         EQ/Morgan Stanley Mid Cap Growth
EQ/Calvert Socially Responsible          EQ/Mutual Large Cap Equity
EQ/Capital Guardian Research             EQ/Oppenheimer Global
EQ/Common Stock Index                    EQ/PIMCO Ultra Short Bond
EQ/Core Bond Index                       EQ/Quality Bond PLUS
EQ/Davis New York Venture                EQ/Small Company Index
EQ/Equity 500 Index                      EQ/T. Rowe Price Growth Stock
EQ/Equity Growth PLUS                    EQ/Templeton Global Equity
EQ/Franklin Core Balanced                EQ/UBS Growth and Income
EQ/Franklin Templeton Allocation         EQ/Van Kampen Comstock
EQ/GAMCO Mergers and Acquisitions        EQ/Wells Fargo Omega Growth
EQ/GAMCO Small Company Value             Multimanager Aggressive Equity
EQ/Global Bond PLUS                      Multimanager Core Bond
----------------------------------------------------------------------------


----------------------------------------------------------------------------
EQ/Global Multi-Sector Equity          Multimanager International Equity
EQ/Intermediate Government Bond/(2)/   Multimanager Large Cap Core Equity
EQ/International Core PLUS             Multimanager Large Cap Value
EQ/International Equity Index          Multimanager Mid Cap Growth
EQ/International Value PLUS            Multimanager Mid Cap Value
EQ/JPMorgan Value Opportunities        Multimanager Multi-Sector Bond
EQ/Large Cap Core PLUS                 Multimanager Small Cap Growth
EQ/Large Cap Growth Index              Multimanager Small Cap Value
EQ/Large Cap Growth PLUS               Multimanager Technology
----------------------------------------------------------------------------

(1)The "AXA Allocation" portfolios.

(2)This is the variable investment option's new name, effective on or about May 1, 2012. Please see ''Portfolios of the Trusts'' under ''Contract features and benefits'' later in this Prospectus for the variable investment option's former name.


You may allocate amounts to any of the variable investment options. At any time, we have the right to limit or terminate your contributions. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities Portfolio ("Portfolio") of AXA Premier VIP Trust or EQ Advisors Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related Portfolio.

You may also allocate amounts to the guaranteed interest option and the fixed maturity options, which are discussed later in this Prospectus.

TYPES OF CONTRACTS.  Contracts were offered for use as:

..   A nonqualified annuity ("NQ") for after-tax contributions only.

..   An individual retirement annuity ("IRA"), either traditional IRA ("Rollover
    IRA") or Roth IRA ("Roth Conversion IRA").

..   An annuity that is an investment vehicle for a qualified defined contribution plan ("QP") (Rollover and direct transfer contributions only).

..   An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") --
    ("Rollover TSA") (Rollover and direct transfer contributions only; employer or plan approval required).

A contribution of at least $10,000 was required to purchase a contract. We add an amount ("credit") to your contract with each contribution you make. Expenses for the contract may be higher than for a comparable contract without a credit. Over time, the amount of the credit may be more than offset by fees and charges associated with the credit.

THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER
AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.


                                                            Plus '02/'04 Series

                                                                        #235351

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2011 to May 1, 2012, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 1547, Secaucus, NJ 07096-1547 or calling 1-800-789-7771. The SAI is incorporated by this reference into this Prospectus. This Prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus.

THE CONTRACT IS NO LONGER AVAILABLE FOR NEW PURCHASERS. This contract is no longer being sold. This Prospectus is designed for current contract owners. In addition to the possible state variations noted above, you should note that your contract features and charges may vary depending on the date on which you purchased your contract. For more information about the particular features, charges and options applicable to you, please contact your financial professional or refer to your contract, as well as review Appendix IX later in this Prospectus for contract variation information and timing. You may not change your contract or its features as issued.

Contents of this Prospectus

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
         ----------------------------------------------------------------------------
         Not all of the features listed are available under all contracts or in all states.
         ----------------------------------------------------------------------------

         Index of key words and phrases                                     5
         Who is AXA Equitable?                                              7
         How to reach us                                                    8
         Accumulator(R) Plus/SM/ at a glance -- key features               10


         ----------------------------------------------------------------------------
         FEE TABLE                                                         14
         ----------------------------------------------------------------------------

         Example                                                           16
         Condensed financial Information                                   16


         ----------------------------------------------------------------------------
         1. CONTRACT FEATURES AND BENEFITS                                 17
         ----------------------------------------------------------------------------
         How you can contribute to your contract                           17
         Owner and annuitant requirements                                  17
         How you can make your contributions                               17
         What are your investment options under the contract?              18
         Portfolios of the Trusts                                          19
         Allocating your contributions                                     26
         Credits                                                           29
         Guaranteed minimum death benefit and Guaranteed minimum
           income benefit base                                             30
         Annuity purchase factors                                          31
         Guaranteed minimum income benefit option                          31
         Guaranteed minimum death benefit                                  34
         Principal Protector/SM/                                           35
         Your right to cancel within a certain number of days              38


         ----------------------------------------------------------------------------
         2. DETERMINING YOUR CONTRACT'S VALUE                              39
         ----------------------------------------------------------------------------
         Your account value and cash value                                 39
         Your contract's value in the variable investment options          39
         Your contract's value in the guaranteed interest option           39
         Your contract's value in the fixed maturity options               39
         Insufficient account value                                        39


-------------
"We," "our," and "us" refer to AXA Equitable.
When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner. When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

                                                 CONTENTS OF THIS PROSPECTUS 3

      --------------------------------------------------------------------
      3.TRANSFERRING YOUR MONEY AMONG INVESTMENT
        OPTIONS                                                        41
      --------------------------------------------------------------------
      Transferring your account value                                  41
      Our administrative procedures for calculating your Roll-Up
        benefit base following a transfer                              41
      Disruptive transfer activity                                     42
      Rebalancing your account value                                   43


      --------------------------------------------------------------------
      4.ACCESSING YOUR MONEY                                           44
      --------------------------------------------------------------------
      Withdrawing your account value                                   44
      How withdrawals are taken from your account value                46
      How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income
        benefit, Guaranteed minimum death benefit and Guaranteed
        principal benefit option 2                                     46
      How withdrawals affect Principal Protector/SM/                   47
      Withdrawals treated as surrenders                                47
      Loans under Rollover TSA contracts                               47
      Surrendering your contract to receive its cash value             48
      When to expect payments                                          48
      Your annuity payout options                                      48


      --------------------------------------------------------------------
      5. CHARGES AND EXPENSES                                          51
      --------------------------------------------------------------------
      Charges that AXA Equitable deducts                               51
      Charges that the Trusts deduct                                   55
      Group or sponsored arrangements                                  55
      Other distribution arrangements                                  55


      --------------------------------------------------------------------
      6. PAYMENT OF DEATH BENEFIT                                      56
      --------------------------------------------------------------------
      Your beneficiary and payment of benefit                          56
      How death benefit payment is made                                57
      Beneficiary continuation option                                  58


      --------------------------------------------------------------------
      7. TAX INFORMATION                                               62
      --------------------------------------------------------------------
      Overview                                                         62
      Contracts that fund a retirement arrangement                     62
      Transfers among investment options                               62
      Taxation of nonqualified annuities                               62
      Individual retirement arrangements (IRAs)                        64
      Traditional individual retirement annuities (traditional IRAs)   65
      Roth individual retirement annuities (Roth IRAs)                 69
      Federal and state income tax withholding and information
        reporting                                                      72
      Special rules for contracts funding qualified plans              72
      Impact of taxes to AXA Equitable                                 72


      --------------------------------------------------------------------
      8. MORE INFORMATION                                              73
      --------------------------------------------------------------------
      About Separate Account No. 49                                    73
      About the Trusts                                                 73
      About our fixed maturity options                                 73
      About the general account                                        74


         About other methods of payment                             75
         Dates and prices at which contract events occur            75
         About your voting rights                                   76
         Statutory compliance                                       76
         About legal proceedings                                    76
         Financial statements                                       76
         Transfers of ownership, collateral assignments, loans and
           borrowing                                                77
         How divorce may affect your guaranteed benefits            77
         Distribution of the contracts                              77


         --------------------------------------------------------------
         9.INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE          80
         --------------------------------------------------------------


         --------------------------------------------------------------
         APPENDICES
         --------------------------------------------------------------


          I  --  Condensed financial information                      I-1
         II  --  Purchase considerations for QP contracts            II-1
        III  --  Market value adjustment example                    III-1
         IV  --  Enhanced death benefit example                      IV-1
          V  --  Hypothetical Illustrations                           V-1
         VI  --  Guaranteed principal benefit example                VI-1
        VII  --  Protection Plus/SM/ example                        VII-1
       VIII  --  State contract availability and/or variations of
                   certain features and benefits                   VIII-1
         IX  --  Contract Variations                                 IX-1
          X  --  Tax-sheltered annuity contracts (TSAs)               X-1
         XI  --  Rules regarding contributions to your contract      XI-1


       ------------------------------------------------------------------
       STATEMENT OF ADDITIONAL INFORMATION
         Table of contents
       ------------------------------------------------------------------


4   CONTENTS OF THIS PROSPECTUS

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this Prospectus.


                                                                    PAGE

       6% Roll-Up to age 85 enhanced death benefit                   30
       account value                                                 39
       administrative charge                                         51
       annual administrative charge                                  51
       Annual Ratchet to age 85 enhanced death benefit               30
       annuitant                                                     17
       annuitization                                                 48
       annuity maturity date                                         50
       annuity payout options                                        48
       annuity purchase factors                                      31
       automatic investment program                                  75
       beneficiary                                                   56
       Beneficiary continuation option ("BCO")                       58
       benefit base                                                  30
       business day                                                  75
       cash value                                                    39
       charges for state premium and other applicable taxes          55
       contract date                                                 18
       contract date anniversary                                     18
       contract year                                                 18
       Contributions to Roth IRAs                                    69
          regular contributions                                      69
          rollovers and transfers                                    70
          conversion contributions                                   70
       contributions to traditional IRAs                             65
          regular contributions                                      65
          rollovers and direct transfers                             66
       credit                                                        29
       disability, terminal illness or confinement to nursing home   53
       disruptive transfer activity                                  42
       distribution charge                                           51
       ERISA                                                         55
       Fixed-dollar option                                           28
       fixed maturity options                                        25
       free look                                                     38
       free withdrawal amount                                        52
       general account                                               74
       General dollar cost averaging                                 28
       guaranteed interest option                                    25
       Guaranteed minimum death benefit                              34
       Guaranteed minimum death benefit and Guaranteed
         minimum income benefit base                                 30
       Guaranteed minimum death benefit charge                       53
       Guaranteed minimum death benefit/guaranteed minimum
         income benefit roll-up benefit base reset option            31
       Guaranteed minimum income benefit                             31
       Guaranteed minimum income benefit "no lapse guarantee"        32
       Guaranteed minimum income benefit charge                      54


                                                                PAGE

            Guaranteed principal benefits                         26
            IRA                                                    1
            IRS                                                   62
            Investment simplifier                                 28
            lifetime required minimum distribution withdrawals    45
            loan reserve account                                  47
            loans under Rollover TSA                              47
            market adjusted amount                                25
            market value adjustment                               25
            market timing                                         42
            maturity dates                                        25
            maturity value                                        25
            Mortality and expense risks charge                    51
            NQ                                                     1
            Online Account Access                                  8
            Optional step up charge                               54
            partial withdrawals                                   44
            Portfolio                                              1
            Principal assurance                                   26
            processing office                                    1,8
            Principal Protector/SM/                               35
            Principal Protector/SM/ charge                        54
            Protection Plus/SM/                                   34
            Protection Plus/SM/ charge                            54
            QP                                                     1
            rate to maturity                                      26
            Rebalancing                                           43
            Rollover IRA                                           1
            Rollover TSA                                           1
            Roth Conversion IRA                                    1
            Roth IRA                                               1
            SAI                                                    1
            SEC                                                    1
            self-directed allocation                              26
            Separate Account No. 49                               73
            Spousal protection                                    58
            Standard death benefit                                30
            substantially equal withdrawals                       45
            Successor owner and annuitant                         57
            systematic withdrawals                                45
            TOPS                                                   8
            TSA                                                    1
            traditional IRA                                        1
            Trusts                                              1,73
            unit                                                  39
            variable investment options                         1,18
            wire transmittals and electronic applications         75
            withdrawal charge                                     52


                                              INDEX OF KEY WORDS AND PHRASES 5

To make this Prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this Prospectus as in the contract or supplemental materials. Also, depending on when you purchased your contract, some of these may not apply to you or may be named differently under your contract. Your financial professional can provide further explanation about your contract or supplemental materials.

-----------------------------------------------------------------------------
 PROSPECTUS                            CONTRACT OR SUPPLEMENTAL MATERIALS
-----------------------------------------------------------------------------
fixed maturity options                 Guarantee Periods (Guaranteed Fixed
                                       Interest Accounts in supplemental
                                       materials)

variable investment options            Investment Funds

account value                          Annuity Account Value

rate to maturity                       Guaranteed Rates

Unit                                   Accumulation Unit

Guaranteed minimum death benefit       Guaranteed death benefit

Guarantee minimum income benefit       Guaranteed Income Benefit or Living
                                       Benefit

guaranteed interest option             Guaranteed Interest Account

Principal Protector/SM/                Guaranteed withdrawal benefit

GWB benefit base                       Principal Protector/SM/ benefit base

GWB Annual withdrawal amount           Principal Protector/SM/ Annual
                                       withdrawal amount

GWB Annual withdrawal option           Principal Protector/SM/ Annual
                                       withdrawal option

GWB Excess withdrawal                  Principal Protector/SM/ Excess
                                       withdrawal
-----------------------------------------------------------------------------

6   INDEX OF KEY WORDS AND PHRASES

Who is AXA Equitable?


--------------------------------------------------------------------------------


We are AXA Equitable Life Insurance Company ("AXA Equitable"), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc. (the "parent"), a holding company, which is itself an indirect, wholly-owned subsidiary of AXA SA ("AXA"). AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings, Inc. and AXA Equitable Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $508 billion in assets as of December 31, 2011. For more than 150 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.


                                                      WHO IS AXA EQUITABLE?  7

HOW TO REACH US

Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:
--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITH CHECKS:

FOR CONTRIBUTIONS SENT BY REGULAR MAIL:

  Retirement Service Solutions
  P.O. Box 1577
  Secaucus, NJ 07096-1577

FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:

  Retirement Service Solutions
  500 Plaza Drive, 6th Floor
  Secaucus, NJ 07094
--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITHOUT CHECKS:

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:

  Retirement Service Solutions
  P.O. Box 1547
  Secaucus, NJ 07096-1547

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:

  Retirement Service Solutions
  500 Plaza Drive, 6th Floor
  Secaucus, NJ 07094

Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094.
--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:

..   written confirmation of financial transactions;

..   statement of your contract values at the close of each calendar year and any calendar quarter in which there was a financial transaction; and

..   annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the Guaranteed minimum income benefit and/or the Roll-Up benefit base reset option.

--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND ONLINE ACCOUNT ACCESS SYSTEMS:

TOPS is designed to provide you with up-to-date information via touch-tone telephone. Online Account Access is designed to provide this information through the Internet. You can obtain information on:

..   your current account value;

..   your current allocation percentages;

..   the number of units you have in the variable investment options;

..   rates to maturity for the fixed maturity options;

..   the daily unit values for the variable investment options; and

..   performance information regarding the variable investment options (not available through TOPS).

You can also:

..   change your allocation percentages and/or transfer among the variable investment options;

..   elect to receive certain contract statements electronically;

..   enroll in, modify or cancel a rebalancing program (through Online Account
    Access only);

..   change your address (not available through TOPS);

..   change your TOPS personal identification number ("PIN") (through TOPS only)
    and your Online Account Access password (through Online Account Access only); and

..   access Frequently Asked Questions and Service Forms (not available through
    TOPS).

TOPS and Online Account Access are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use Online Account Access by visiting our website at www.axa-equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of any transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).
--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:


You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on the following business days:

..   Monday through Thursday from 8:30 a.m. until 7:00 p.m., Eastern time.

..   Friday from 8:30 a.m. until 5:30 p.m., Eastern time.


8   WHO IS AXA EQUITABLE?

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1)authorization for telephone transfers by your financial professional;

(2)conversion of a traditional IRA to a Roth Conversion IRA contract;

(3)election of the automatic investment program;

(4)requests for loans under Rollover TSA contracts (employer or plan approval required);

(5)spousal consent for loans under Rollover TSA contracts;

(6)requests for withdrawals or surrenders from Rollover TSA contracts;

(7)tax withholding elections (see withdrawal request form);

(8)election of the beneficiary continuation option;

(9)IRA contribution recharacterizations;

(10)Section 1035 exchanges;

(11)direct transfers and rollovers;

(12)exercise of the Guaranteed minimum income benefit;

(13)requests to reset your Roll-Up benefit base (for certain contracts with both the Guaranteed minimum income benefit and the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit);

(14)requests to step up your Guaranteed withdrawal benefit ("GWB") benefit base, if applicable, under the Optional step up provision;

(15)requests to terminate or reinstate your GWB, if applicable, under the Beneficiary continuation option, if applicable;

(16)death claims;

(17)purchase by, or change of ownership to, a non-natural person;

(18)change in ownership (NQ only), if available under your contract;

(19)enrollment in our "automatic required minimum distribution (RMD) service;"
    and


(20)requests for withdrawals.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)beneficiary changes;

(2)contract surrender; and

(3)general dollar cost averaging (including the fixed dollar and interest sweep options)

TO CANCEL OR CHANGE ANY OF THE FOLLOWING, WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)automatic investment program;

(2)dollar cost averaging (including the fixed dollar amount and interest sweep options);

(3)substantially equal withdrawals;


(4)systematic withdrawals;

(5)the date annuity payments are to begin; and

(6)RMD payments from inherited IRAs.


                              -------------------

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.

SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners both must sign.

                                                      WHO IS AXA EQUITABLE?  9

Accumulator(R) Plus/SM/ at a glance -- key features


----------------------------------------------------------------------------------------
(Not all of the features listed are available under all contracts or in all states.)
----------------------------------------------------------------------------------------
PROFESSIONAL INVESTMENT     Accumulator(R) Plus/SM/ variable investment options invest
MANAGEMENT                  in different Portfolios managed by professional investment advisers.
----------------------------------------------------------------------------------------
FIXED MATURITY OPTIONS      .   Fixed maturity options ("FMOs") with maturities ranging
                                from approximately 1 to 10 years (subject to
                                availability).
                            .   Each fixed maturity option offers a guarantee of
                                principal and interest rate if you hold it to maturity.
                            .   Special 10 year fixed maturity option (available under
                                Guaranteed principal benefit option 2 only).
                            ------------------------------------------------------------
                            If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value
                            adjustment due to differences in interest rates. If you
                            withdraw or transfer only a portion of a fixed maturity
                            amount, this may increase or decrease any value that you
                            have left in that fixed maturity option. If you surrender
                            your contract, a market value adjustment also applies.
----------------------------------------------------------------------------------------
GUARANTEED INTEREST OPTION  .   Principal and interest guarantees.
                            .   Interest rates set periodically.
----------------------------------------------------------------------------------------
TAX CONSIDERATIONS          .   No tax on earnings inside the contract until you make
                                withdrawals from your contract or receive annuity
                                payments.
                            .   No tax on transfers among variable investment options
                                inside the contract.
                            ------------------------------------------------------------
                            You should be aware that annuity contracts that were
                            purchased as an Individual Retirement Annuity (IRA) or Tax
                            Sheltered Annuity (TSA), or to fund an employer retirement plan (QP or Qualified Plan), do not provide tax deferral
                            benefits beyond those already provided by the Internal
                            Revenue Code for these types of arrangements. Before you
                            purchased your contract, you should have considered its
                            features and benefits beyond tax deferral, as well as its
                            features, benefits and costs relative to any other
                            investment that you may have chosen in connection with your retirement plan or arrangement, to determine whether it
                            would meet your needs and goals. Depending on your personal situation, the contract's guaranteed benefits may have
                            limited usefulness because of required minimum
                            distributions ("RMDs").
----------------------------------------------------------------------------------------
GUARANTEED MINIMUM          The Guaranteed minimum income benefit provides income
INCOME BENEFIT (OR "LIVING  protection for you during the annuitant's life once you
BENEFIT")                   elect to annuitize the contract.
----------------------------------------------------------------------------------------
PRINCIPAL PROTECTOR/SM/     Principal Protector/SM/ is our optional Guaranteed
                            withdrawal benefit ("GWB"), which provides for recovery of your total contributions through withdrawals, even if your account value falls to zero, provided that during each
                            contract year, your total withdrawals do not exceed a
                            specified amount. This feature may not have been available under your contract.
----------------------------------------------------------------------------------------

CONTRIBUTION AMOUNTS  We currently continue to accept contributions to: (i) QP contracts; and (ii) all contracts issued in the state of Maryland. Information regarding contributions in this section is for the benefit of contract owners currently eligible to continue making contributions to the contracts.
                      -----------------------------------------------------------------------------------
                      Initial minimum:       $10,000
                      Additional minimum:    $500 (NQ, QP and Rollover TSA contracts)
                                             $100 monthly and $300 quarterly under our automatic
                                             investment program (NQ contracts)
                                             $50 (IRA contracts)
                      -----------------------------------------------------------------------------------

  .   Maximum contribution limitations apply to all
      contracts. For more information, please see "How you
      can contribute to your contract" in "Contract features
      and benefits" later in this Prospectus.
  ------------------------------------------------------------
  In general, contributions are limited to $1.5 million. Upon advance notice to you, we may exercise certain rights we
  have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution
  requirements and limitations, and (ii) discontinue
  acceptance of contributions. Further, we may at any time
  exercise our rights to limit or terminate your
  contributions. For more information, please see "How you
  can contribute to your contract" in "Contract features and benefits" later in this Prospectus.
--------------------------------------------------------------

10  ACCUMULATOR(R) PLUS/SM/ AT A GLANCE -- KEY FEATURES

--------------------------------------------------------------------------------------
CREDIT                    We allocate your contributions to your account value. We
                          allocate a credit to your account value at the same time
                          that we allocate your contributions. The credit will apply to additional contribution amounts only to the extent that those amounts exceed total withdrawals from the contract.
                          The amount of credit may be up to 5% of each contribution, depending on certain factors. The credit is subject to
                          recovery by us in certain limited circumstances. Please see
                          Appendix IX later in this Prospectus for more information
                          about contract variations relating to credit and credit
                          recovery.
--------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY      .   Partial withdrawals
                          .   Several withdrawal options on a periodic basis
                          .   Loans under Rollover TSA contracts (employer or plan
                              approval required)
                          .   Contract surrender
                          You may incur a withdrawal charge for certain withdrawals
                          or if you surrender your contract. You may also in-cur
                          income tax and a tax penalty. Certain withdrawals will
                          diminish the value of optional benefits.
--------------------------------------------------------------------------------------
PAYOUT OPTIONS            .   Fixed annuity payout options
                          .   Variable Immediate Annuity payout options (described in
                              a separate prospectus for that option)
                          .   Income Manager(R) payout options (described in a
                              separate prospectus for that option)
--------------------------------------------------------------------------------------
ADDITIONAL FEATURES/(1)/  .   Guaranteed minimum death benefit options
                          .   Guaranteed principal benefit options (including
                              Principal assurance)
                          .   Dollar cost averaging
                          .   Automatic investment program
                          .   Account value rebalancing (quarterly, semiannually, and
                              annually)
                          .   Free transfers
                          .   Waiver of withdrawal charge for disability, terminal
                              illness, confinement to a nursing home and certain
                              other withdrawals
                          .   Protection Plus/SM/, an optional death benefit
                              available under certain contracts (subject to state
                              availability)
                          .   Spousal protection (not available under certain
                              contracts)
                          .   Successor owner/annuitant
                          .   Beneficiary continuation option
                          .   Guaranteed minimum income benefit no lapse guarantee
                              (available under contracts with applications that were
                              signed and submitted on or after January 1, 2005
                              subject to state availability)
                          .   Guaranteed minimum death benefit/guaranteed minimum
                              income benefit roll-up benefit base reset (available
                              under contracts with applications that were signed and
                              submitted on or after October 1, 2005 subject to state
                              availability)
--------------------------------------------------------------------------------------

(1)Not all features are available under all contracts. Please see Appendix IX later in this Prospectus for more information.

                         ACCUMULATOR(R) PLUS/SM/ AT A GLANCE -- KEY FEATURES 11

-----------------------------------------------------------------------------------
FEES AND CHARGES/(1)/  .   Daily charges on amounts invested in the variable
                           investment options for mortality and expense risks,
                           ad- ministrative, and distribution charges at an annual
                           rate of 1.50%.
                       .   The charges for the Guaranteed minimum death benefits
                           range from 0.0% to 0.60%, annually, of the ap- plicable
                           benefit base. The benefit base is described under
                           "Guaranteed minimum death benefit and Guar- anteed
                           minimum income benefit base" in "Contract features and
                           benefits" later in this Prospectus.
                       .   An annual charge of 0.35% of your account value for the
                           Protection Plus/SM/ optional death benefit.
                       .   An annual charge of 0.35% of your account value for the
                           5% GWB Annual withdrawal option (if avail- able) or
                           0.50% of your account value for the 7% GWB Annual
                           withdrawal option (if available) for the Principal
                           Protector/SM/ benefit. If you "step up" your GWB
                           benefit base, we reserve the right to raise the charge
                           up to 0.60% and 0.80%, respectively. See "Principal
                           Protector/SM/ " in "Contract features and benefits"
                           later in this Prospectus.
                       .   An annual charge of 0.65% of the applicable benefit
                           base charge for the optional Guaranteed minimum income
                           benefit, until you exercise the benefit, elect another
                           annuity payout or the contract date anniver- sary after
                           the annuitant reaches age 85, whichever occurs first.
                           The benefit base is described under "Guaranteed minimum
                           death benefit and Guaranteed minimum income benefit
                           base" in "Contract fea- tures and benefits" later in
                           this Prospectus.
                       .   An annual charge for the optional Guaranteed principal
                           benefit option 2 (if available) deducted on the first
                           ten contract date anniversaries equal to 0.50% of
                           account value.
                       .   If your account value at the end of the contract year
                           is less than $50,000, we deduct an annual
                           admin- istrative charge equal to $30, or during the
                           first two contract years, 2% of your account value, if
                           less. If your account value on the contract date
                           anniversary, is $50,000 or more, we will not deduct the
                           charge.
                       .   No sales charge deducted at the time you make
                           contributions.
                       .   During the first eight contract years following a
                           contribution, a charge will be deducted from amounts
                           that you withdraw that exceed 10% of your account
                           value. We use the account value at the beginning of
                           each contract year to calculate the 10% amount
                           available. The charge is 8% in each of the first two
                           contract years following a contribution; the charge is
                           7% in the third and fourth contract years following a
                           con- tribution; thereafter, it declines by 1% each year
                           in the fifth to eighth contract year following a
                           con- tribution. There is no withdrawal charge in the
                           ninth and later contract years following a
                           contribution. Certain other exemptions may apply.
                           Certain contracts may provide for a higher free
                           withdrawal amount. See Appendix IX later in this
                           Prospectus for the free withdrawal amount that applies
                           to your contract.
                       ------------------------------------------------------------
                       The "contract date" is the effective date of a contract.
                       This usually is the business day we received the properly
                       completed and signed application, along with any other
                       required documents, and your initial contribution. Your
                       contract date appears in your contract. The 12-month period beginning on your contract date and each 12-month period
                       after that date is a "contract year." The end of each
                       12-month period is your "contract date anniversary." For
                       example, if your contract date is May 1, your contract date anniversary is April 30.
                       ------------------------------------------------------------
                       .   We deduct a charge designed to approximate certain
                           taxes that may be imposed on us, such as premium taxes
                           in your state. This charge is generally deducted from
                           the amount applied to an annuity payout option.
                       .   We currently deduct a $350 annuity administrative fee
                           from amounts applied to purchase the variable immediate
                           annuitization payout option. This option is described
                           in a separate prospectus that is available from your
                           financial professional.
                       .   Annual expenses of the Trusts' Portfolios are
                           calculated as a percentage of the average daily net
                           assets invested in each Portfolio. Please see "Fee
                           table" later in this Prospectus for details.
-----------------------------------------------------------------------------------

(1)The fees and charges shown in this section are the maximum charges a contract owner will pay. Please see your contract and/or Appendix IX later in this Prospectus for the fees and charges that apply to you. Also, some of the optional benefits may not be available under your contract.

12  ACCUMULATOR(R) PLUS/SM/ AT A GLANCE -- KEY FEATURES

----------------------------------------------------------------------------------
ANNUITANT ISSUE AGES  NQ: 0-80
                      Rollover IRA, Roth Conversion IRA and Rollover TSA: 20-80
                      QP: 20-70
----------------------------------------------------------------------------------

THE TABLE ABOVE SUMMARIZES ONLY CERTAIN CURRENT KEY FEATURES AND BENEFITS OF THE CONTRACT. THE TABLE ALSO SUMMARIZES CERTAIN CURRENT LIMITATIONS, RESTRICTIONS AND EXCEPTIONS TO THOSE FEATURES AND BENEFITS THAT WE HAVE THE RIGHT TO IMPOSE UNDER THE CONTRACT AND THAT ARE SUBJECT TO CHANGE IN THE FUTURE. IN SOME CASES, OTHER LIMITATIONS, RESTRICTIONS AND EXCEPTIONS MAY APPLY. THE CONTRACT MAY NOT CURRENTLY BE AVAILABLE IN ALL STATES. CERTAIN FEATURES AND BENEFITS DESCRIBED IN THIS PROSPECTUS MAY VARY IN YOUR STATE; ALL FEATURES AND BENEFITS MAY NOT BE AVAILABLE IN ALL CONTRACTS, IN ALL STATES OR FROM ALL SELLING BROKER-DEALERS. PLEASE SEE APPENDIX VIII LATER IN THIS PROSPECTUS FOR MORE INFORMATION ON STATE AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS.

For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. This Prospectus is a disclosure document and describes all of the contract's material features, benefits, rights and obligations, as well as other information. The Prospectus should be read carefully before investing. Please feel free to speak with your financial professional, or call us, if you have any questions.

OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through every selling broker-dealer. Some selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts, based on issue age or other criteria established by the selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.

You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance.

                         ACCUMULATOR(R) PLUS/SM/ AT A GLANCE -- KEY FEATURES 13

Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you pay when owning and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus. The fees and charges shown in this section are the maximum fees and charges that a contract owner will pay. Please see your contract and/or Appendix IX later in this Prospectus for the fees and charges that apply under your contract.

All features listed below may not be currently available. See Appendix IX later in this Prospectus for more information.


The first table describes fees and expenses that you will pay at the time you surrender the contract or if you make certain withdrawals or apply your cash value to certain payout options, request special services or if you purchase a Variable Immediate Annuity. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply.



--------------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN
 TRANSACTIONS
--------------------------------------------------------------------------------------------------------------------------

Maximum withdrawal charge as a percentage of
contributions withdrawn (Deducted if you surrender
your contract, make certain withdrawals, or apply your
cash value to certain payout options.)/(1)/               8.00%

Charge if you elect a variable payout option upon
annuitization (which is described in a separate
prospectus for that option)                               $350
--------------------------------------------------------------------------------------------------------------------------
SPECIAL SERVICES CHARGES
..   Wire transfer charge                                  Current and Maximum Charge:                   $90
..   Express mail charge                                   Current and Maximum Charge:                   $35
..   Duplicate contract charge                             Current and Maximum Charge:                   $35
--------------------------------------------------------------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay periodically during the time that you own the contract, not including the underlying trust portfolio fees and expenses.
--------------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH CONTRACT DATE ANNIVERSARY
--------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge/(2)/

   If your account value on a contract date               $30
   anniversary is less than $50,000/(3)/

   If your account value on a contract date               $0
   anniversary is $50,000 or more
--------------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN ANNUAL
 PERCENTAGE OF DAILY NET ASSETS
--------------------------------------------------------------------------------------------------------------------------
SEPARATE ACCOUNT ANNUAL EXPENSES
Mortality and expense risks                               0.90%/(4)/
Administrative                                            0.35%
Distribution                                              0.25%
                                                          -----
Total Separate account annual expenses                    1.50%
--------------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE EACH YEAR IF YOU ELECT ANY OF THE FOLLOWING
 OPTIONAL BENEFITS
--------------------------------------------------------------------------------------------------------------------------
GUARANTEED MINIMUM DEATH BENEFIT CHARGE (Calculated as
a percentage of the applicable benefit base. Deducted
annually/(2) /on each contract date anniversary for
which the benefit is in effect.)

   Standard death benefit                                 No Charge

   Annual Ratchet to age 85                               0.30% of the Annual Ratchet to age 85 benefit base (maximum);
                                                          0.25% (current)

   6% Roll-Up to age 85                                   0.45% of the 6% Roll-Up to age 85 benefit base

   Greater of 5% Roll-Up to age 85 or Annual Ratchet      0.50% of the greater of 5% Roll-Up to age 85 benefit base of the
   to age 85                                              Annual Ratchet to age 85 benefit base, as applicable.

   Greater of 6% Roll-Up to age 85 or Annual Ratchet      0.60% of the greater of 6% Roll-Up to age 85 benefit base or the
   to age 85                                              Annual Ratchet to age 85 benefit base, as applicable
--------------------------------------------------------------------------------------------------------------------------


14  FEE TABLE

------------------------------------------------------------------------------------------------------
GUARANTEED PRINCIPAL BENEFIT CHARGE FOR OPTION 2
(Calculated as a percentage of the account value.
Deducted annually/(2)/ on the first 10 contract date
anniversaries.)                                         0.50%
------------------------------------------------------------------------------------------------------
GUARANTEED MINIMUM INCOME BENEFIT (OR "LIVING
BENEFIT") CHARGE (Calculated as a percentage of the
applicable benefit base. Deducted annually/(2)/ on
each contract date anniversary for which the benefit
is in effect.)                                          0.65%
------------------------------------------------------------------------------------------------------
PROTECTION PLUS/SM/ BENEFIT CHARGE (Calculated as a
percentage of the account value. Deducted
annually/(2)/ on each contract date anniversary for
which the benefit is in effect.)                        0.35%
------------------------------------------------------------------------------------------------------
PRINCIPAL PROTECTOR/SM/ BENEFIT CHARGE (Calculated as
a percentage of the account value. Deducted
annually/(2)/ on each contract date anniversary,        0.35% for the 5% GWB Annual withdrawal option
provided your GWB benefit base is greater than zero.)   0.50% for the 7% GWB Annual withdrawal option

If you "step up" your GWB benefit base, we reserve the
right to increase your charge up to:                    0.60% for the 5% GWB Annual withdrawal option

                                                        0.80% for the 7% GWB Annual withdrawal option

Please see "Principal Protector/SM/" in "Contract features and benefits" for more information about this feature, including its benefit base and the Optional step up provision, and "Principal Protector/SM /charge" in "Charges and expenses," both later in this Prospectus, for more information about when the charge applies.

---------------------------------------------------------------------
NET LOAN INTEREST CHARGE -- ROLLOVER TSA CONTRACTS
ONLY (Calculated and deducted daily as a percentage of
the outstanding loan amount.)                           2.00%/(5)/

You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.


---------------------------------------------------------------------------------------------------
 PORTFOLIO OPERATING EXPENSES EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
---------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2011 (expenses that are deducted from  Lowest Highest
Portfolio assets including management fees, 12b-1 fees, service fees, and/or other
expenses)/(6)/                                                                       0.62%  1.44%
---------------------------------------------------------------------------------------------------


Notes:

(1)Deducted upon a withdrawal of amounts in excess of the 10% free withdrawal amount, if applicable.

   The withdrawal charge percentage we use is determined by the contract year in which you make the withdrawal or surrender your contract. For each contribution, we consider the contract year in which we receive that contribution to be "contract year 1")

Contract Year
-------------
     1........ 8.00%
     2........ 8.00%
     3........ 7.00%
     4........ 7.00%
     5........ 6.00%
     6........ 5.00%
     7........ 4.00%
     8........ 3.00%
     9+....... 0.00%

(2)If the contract is surrendered or annuitized or a death benefit is paid on any date other than the contract date anniversary, we will deduct a pro rata portion of the charge for that year. If you are an existing contract owner, this pro rata deduction may not apply for any optional benefit charges under your contract. See Appendix IX later in this Prospectus for more information. For Principal Protector/SM /only (if available), if the contract and benefit are continued under the Beneficiary continuation option with Principal Protector/SM/, the pro rata deduction for the Principal Protector/SM/ charge is waived.

(3)During the first two contract years this charge, if applicable, is equal to the lesser of $30 or 2% of your account value. Thereafter, if applicable, the charge is $30 for each contract year.

(4)These charges compensate us for certain risks we assume and expenses we incur under the contract. They also compensate us for the expense associated with the credit. We expect to make a profit from these charges.

(5)We charge interest on loans under Rollover TSA contracts but also credit you interest on your loan reserve account. Our net loan interest charge is determined by the excess between the interest rate we charge over the interest rate we credit. See "Loans under Rollover TSA contracts" later in this Prospectus for more information on how the loan interest is calculated and for restrictions that may apply.


(6)"Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2011, if applicable, and for the underlying portfolios. In addition, the "Lowest" represents the total annual operating expenses of the EQ/Equity 500 Index Portfolio and EQ/Small Company Index Portfolio. The "Highest" represents the total annual operating expenses of the Multimanager Technology Portfolio.


                                                                  FEE TABLE  15

EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).


The example below shows the expenses that a hypothetical contract owner (who has elected the Guaranteed minimum income benefit with the enhanced death benefit that provides for the greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 and Protection Plus/SM/) would pay in the situations illustrated. The example uses an average annual administrative charge based on the charges paid in 2011, which results in an estimated administrative charge of 0.009% of contract value.


The fixed maturity options and guaranteed interest option are not covered by the examples. However, the annual administrative charge, the withdrawal charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options and guaranteed interest option. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

The example assumes that you invest $10,000 in the contract for the time periods indicated and that your investment has a 5% return each year. The example also assumes that a 4% credit was applied to your contribution. Other than the administrative charge (which is described immediately above) the example also assumes maximum contract charges and total annual expenses of the Portfolios (before expense limitations) set forth in the previous charts. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.

Although your actual cost may be higher or lower, based on these assumptions, your cost would be:


------------------------------------------------------------------------------------------------------------------------
                                                                               IF YOU ANNUITIZE AT THE END OF THE
                                                                               APPLICABLE TIME PERIOD, AND SELECT A
                                         IF YOU SURRENDER YOUR CONTRACT AT THE NON-LIFE CONTINGENT PERIOD CERTAIN
                                         END OF THE APPLICABLE TIME PERIOD     ANNUITY OPTION WITH LESS THAN FIVE YEARS
------------------------------------------------------------------------------------------------------------------------
                                         1 YEAR   3 YEARS   5 YEARS  10 YEARS  1 YEAR    3 YEARS   5 YEARS   10 YEARS
------------------------------------------------------------------------------------------------------------------------
(a)assuming maximum fees and
   expenses of any of the Portfolios     $1,293   $2,205    $3,155    $5,355    N/A      $2,205    $3,155     $5,355
------------------------------------------------------------------------------------------------------------------------
(b)assuming minimum fees and
   expenses of any of the Portfolios     $1,204   $1,943    $2,730    $4,571    N/A      $1,943    $2,730     $4,571
------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------

                                          IF YOU DO NOT SURRENDER YOUR
                                           CONTRACT AT THE END OF THE
                                             APPLICABLE TIME PERIOD
------------------------------------------------------------------------
                                         1 YEAR 3 YEARS 5 YEARS 10 YEARS
------------------------------------------------------------------------
(a)assuming maximum fees and
   expenses of any of the Portfolios      $493  $1,505  $2,555   $5,355
------------------------------------------------------------------------
(b)assuming minimum fees and
   expenses of any of the Portfolios      $404  $1,243  $2,130   $4,571
------------------------------------------------------------------------


For information on how your contract works under certain hypothetical circumstances, please see Appendix V at the end of this Prospectus.

CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as the end of the periods shown for each of the variable investment options available as of December 31, 2011.


16  FEE TABLE

1. Contract features and benefits


--------------------------------------------------------------------------------


HOW YOU CAN CONTRIBUTE TO YOUR CONTRACT

Except as described below, we no longer accept contributions to the contracts, including contributions made through our automatic investment program. Contributions received at our processing office will be returned to you. This change has no effect on amounts that are already invested in your contract or on your guaranteed benefits.

We currently continue to accept contributions to: (i) QP contracts; and (ii) all contracts issued in the state of Maryland. Information regarding contributions in this section is for the benefit of contract owners currently eligible to continue making contributions to the contracts.

Additional contributions may not be permitted in your state. Please see Appendix VIII later in this Prospectus to see if additional contributions are permitted in your state.

The table in Appendix XI summarizes our current rules regarding contributions to your contract, which rules are subject to change. We can refuse to accept any contribution from you at any time, including after you purchase the contract. We require a minimum contribution amount for each type of contract purchased. Maximum contribution limitations also apply. In some states, our rules may vary. Both the owner and annuitant named in the contract must meet the issue age requirements shown in the table and contributions are based on the age of the older of the original owner and annuitant.


Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit or terminate your contributions.

--------------------------------------------------------------------------------

We have exercised our right to discontinue acceptance of contributions to the contracts as described above. We reserve the right to further change our current limitations on your contributions and to discontinue acceptance of contributions to the contracts.

--------------------------------------------------------------------------------

We currently limit aggregate contributions on your contract made after the first contract year to 150% of first-year contributions (the "150% limit"). The 150% limit can be reduced or increased at any time upon advance notice to you. Even if the aggregate contributions on your contract do not exceed the 150% limit, we currently do not accept any contribution if: (i) the aggregate contributions under one or more Accumulator(R) series contracts with the same owner or annuitant would then total more than $1,500,000; or (ii) the aggregate contributions under all AXA Equitable annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000. We may waive these and other contribution limitations based on certain criteria that we determine, including elected benefits, issue age, aggregate contributions, variable investment option allocations and selling broker-dealer compensation. These and other contribution limitations may not be applicable in your state. Please see Appendix VIII later in this Prospectus.

--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------



OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different from the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.

If the Spousal protection feature is available under your contract and is elected, the spouses must be joint owners, one of the spouses must be the annuitant and both must be named as the only primary beneficiaries. The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules.

In general we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act in your state.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract.

Under QP contracts, the owner must be the trustee of the qualified plan trust and the annuitant must be the plan participant/employee. See Appendix II later in this Prospectus for more information on QP contracts.

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to AXA Equitable. We may also apply contributions made pursuant to an intended Section 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. We do not accept starter checks or travelers' checks. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

For your convenience, we will accept contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose. Additional contributions may also be made under our automatic investment program. These methods of payment, including circumstances under which such contributions are considered received by us when your order is taken by such broker-dealer, are discussed in detail in "More information" later in this Prospectus.

                                              CONTRACT FEATURES AND BENEFITS 17

--------------------------------------------------------------------------------
The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year."
The end of each 12-month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is
April 30.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. For more information about our business day and our pricing of transactions, please see "Dates and prices at which contract events occur."
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

You can choose from among the variable investment options, the guaranteed interest option and the fixed maturity options.

VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available Portfolios, their investment objectives and their advisers. We may, at any time, exercise our rights to limit or terminate your contributions.


18  CONTRACT FEATURES AND BENEFITS

PORTFOLIOS OF THE TRUSTS

We offer affiliated Trusts, which in turn offer one or more Portfolios. AXA Equitable Funds Management Group, LLC, a wholly owned subsidiary of AXA Equitable, serves as the investment manager of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. For some Portfolios, AXA Equitable Funds Management Group, LLC has entered into sub-advisory agreements with investment advisers (the "sub-advisers") to carry out the day-to-day investment decisions for the Portfolios. As such, AXA Equitable Funds Management Group, LLC oversees the activities of the sub-advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the sub-adviser(s) for each Portfolio, if any. The chart below also shows the currently available Portfolios and their investment objectives.


You should be aware that AXA Advisors, LLC and AXA Distributors, LLC (together, the "Distributors") directly or indirectly receive 12b-1 fees from affiliated Portfolios for providing certain distribution and/or shareholder support services. These fees will not exceed 0.25% of the Portfolios' average daily net assets. The Portfolios' sub-advisers and/or their affiliates may also contribute to the cost of expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the sub-advisers' respective Portfolios. It may be more profitable for us to offer affiliated Portfolios than to offer unaffiliated Portfolios.


As a contract owner, you may bear the costs of some or all of these fees and payments through your indirect investment in the Portfolios. (See the Portfolios' prospectuses for more information.) These fees and payments will reduce the underlying Portfolios' investment returns. AXA Equitable may profit from these fees and payments.

AXA Equitable considers the availability of these fees and payment arrangements during the selection process for the underlying Portfolios. These fees and payment arrangements may create an incentive for us to select Portfolios (and classes of shares of Portfolios) that pay us higher amounts.


The AXA Allocation Portfolios and the EQ/Franklin Templeton Allocation Portfolio offer contract owners a convenient opportunity to invest in other portfolios that are managed and have been selected for inclusion in the AXA Allocation Portfolios and the EQ/Franklin Templeton Allocation Portfolio by AXA Equitable Funds Management Group, LLC. AXA Advisors, LLC, an affiliated broker-dealer of AXA Equitable, may promote the benefits of such Portfolios to contract owners and/or suggest, incidental to the sale of the contract, that contract owners consider whether allocating some or all of their account value to such Portfolios is consistent with their desired investment objectives. In doing so, AXA Equitable, and/or its affiliates, may be subject to conflicts of interest insofar as AXA Equitable may derive greater revenues from the AXA Allocation Portfolios and the EQ/Franklin Templeton Allocation Portfolio than certain other Portfolios available to you under your contract. Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.

As described in more detail in the underlying Portfolio prospectuses, the AXA Allocation Portfolios, the EQ/Franklin Templeton Allocation Portfolio, and certain other affiliated Portfolios use futures and options to reduce the Portfolio's equity exposure during periods when certain market indicators indicate that market volatility is high. This strategy is designed to reduce the risk of market losses from investing in equity securities. However, this strategy may result in periods of underperformance, including those when the specified benchmark index is appreciating, but market volatility is high. As a result, your account value may rise less than it would have without these defensive actions. If you have the GMIB (or "Living Benefit"), the guaranteed principal benefit or other guaranteed benefit, this strategy may also indirectly suppress the value of the guaranteed benefit bases.


The investment strategies of the Portfolios are designed to reduce the overall volatility of your account value. The reduction in volatility permits us to more effectively and efficiently provide the guarantees under the contract. This approach, while reducing volatility, may also suppress the investment performance of your contract and the value of your guaranteed benefit bases.


---------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST
 CLASS B SHARES                                                                     INVESTMENT MANAGER (OR SUB-ADVISER(S),
 PORTFOLIO NAME           OBJECTIVE                                                 AS APPLICABLE)
---------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION Seeks long-term capital appreciation.                        AXA Equitable Funds Management
                                                                                          Group, LLC
---------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE          Seeks a high level of current income.                        AXA Equitable Funds Management
  ALLOCATION                                                                              Group, LLC
---------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS     Seeks current income and growth of capital, with a           AXA Equitable Funds Management
  ALLOCATION              greater emphasis on current income.                             Group, LLC
---------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION   Seeks long-term capital appreciation and current income.     AXA Equitable Funds Management
                                                                                          Group, LLC
---------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS         Seeks long-term capital appreciation and current income,     AXA Equitable Funds Management
  ALLOCATION              with a greater emphasis on capital appreciation.                Group, LLC
---------------------------------------------------------------------------------------------------------------------------

                                              CONTRACT FEATURES AND BENEFITS 19

-----------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST
 CLASS B SHARES                                                                      INVESTMENT MANAGER (OR SUB-ADVISER(S),
 PORTFOLIO NAME           OBJECTIVE                                                  AS APPLICABLE)
-----------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE   Seeks to achieve long-term growth of capital with an       AllianceBernstein L.P.
  EQUITY                  emphasis on risk-adjusted returns and managing volatility  AXA Equitable Funds Management
                          in the Portfolio.                                             Group, LLC
                                                                                     ClearBridge Advisors, LLC
                                                                                     GCIC US Ltd.
                                                                                     Legg Mason Capital Management, LLC
                                                                                     Marsico Capital Management, LLC
                                                                                     T. Rowe Price Associates, Inc.
                                                                                     Westfield Capital Management
                                                                                        Company, L.P.
-----------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE BOND    Seeks to achieve long-term growth of capital with an       BlackRock Financial Management, Inc.
                          emphasis on risk-adjusted returns and lower volatility     Pacific Investment Management
                          relative to traditional equity funds and equity market        Company LLC
                          indexes.                                                   SSgA Funds Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER              Seeks to achieve long-term growth of capital with an       AllianceBernstein L.P.
  INTERNATIONAL EQUITY    emphasis on risk-adjusted returns and managing volatility  AXA Equitable Funds Management
                          in the Portfolio.                                             Group, LLC
                                                                                     BlackRock Investment Management, LLC
                                                                                     EARNEST Partners, LLC
                                                                                     J.P. Morgan Investment Management Inc.
                                                                                     Marsico Capital Management, LLC
-----------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP    Seeks to achieve long-term growth of capital with an       AllianceBernstein L.P.
  CORE EQUITY             emphasis on risk-adjusted returns and managing volatility  AXA Equitable Funds Management
                          in the Portfolio.                                             Group, LLC
                                                                                     Janus Capital Management, LLC
                                                                                     Thornburg Investment Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP    Seeks to achieve long-term growth of capital with an       AllianceBernstein L.P.
  VALUE                   emphasis on risk-adjusted returns and managing volatility  AXA Equitable Funds Management
                          in the Portfolio.                                             Group, LLC
                                                                                     Institutional Capital LLC
                                                                                     MFS Investment Management
-----------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP      Seeks to achieve long-term growth of capital with an       AllianceBernstein L.P.
  GROWTH                  emphasis on risk-adjusted returns and managing volatility  AXA Equitable Funds Management
                          in the Portfolio.                                             Group, LLC
                                                                                     BlackRock Investment Management, LLC
                                                                                     Franklin Advisers, Inc.
                                                                                     Wellington Management Company, LLP
-----------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP      Seeks to achieve long-term growth of capital with an       AXA Equitable Funds Management
  VALUE                   emphasis on risk-adjusted returns and managing volatility     Group, LLC
                          in the Portfolio.                                          BlackRock Investment Management, LLC
                                                                                     Diamond Hill Capital Management, Inc.
                                                                                     Knightsbridge Asset Management, LLC
-----------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER              Seeks high total return through a combination of current   Pacific Investment Management
  MULTI-SECTOR BOND       income and capital appreciation.                              Company LLC
                                                                                     Post Advisory Group, LLC
                                                                                     SSgA Funds Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------


20  CONTRACT FEATURES AND BENEFITS

-----------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST
 CLASS B SHARES                                                                       INVESTMENT MANAGER (OR SUB-ADVISER(S),
 PORTFOLIO NAME           OBJECTIVE                                                   AS APPLICABLE)
-----------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP    Seeks to achieve long-term growth of capital with an        AXA Equitable Funds Management
  GROWTH                  emphasis on risk-adjusted returns and managing volatility      Group, LLC
                          in the Portfolio.                                           BlackRock Investment Management, LLC
                                                                                      Lord, Abbett & Co. LLC
                                                                                      Morgan Stanley Investment
                                                                                         Management Inc.
                                                                                      NorthPointe Capital, LLC
-----------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP    Seeks to achieve long-term growth of capital with an        AXA Equitable Funds Management
  VALUE                   emphasis on risk-adjusted returns and managing volatility      Group, LLC
                          in the Portfolio.                                           BlackRock Investment Management, LLC
                                                                                      Franklin Advisory Services, LLC
                                                                                      Horizon Asset Management, LLC
                                                                                      Pacific Global Investment Management
                                                                                         Company
-----------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY   Seeks long-term growth of capital.                          AXA Equitable Funds Management
                                                                                         Group, LLC
                                                                                      RCM Capital Management, LLC
                                                                                      SSgA Funds Management, Inc.
                                                                                      Wellington Management Company, LLP
-----------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST
 CLASS IB SHARES                                                                      INVESTMENT MANAGER (OR SUB-ADVISER(S),
 PORTFOLIO NAME           OBJECTIVE                                                   AS APPLICABLE)
-----------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN      Seeks to achieve long-term growth of capital.               AllianceBernstein L.P.
  SMALL CAP GROWTH
-----------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN SMALL     Seeks to achieve long-term total return with an emphasis    AXA Equitable Funds Management
  CAP VALUE CORE          on risk-adjusted returns and managing volatility in the        Group, LLC
                          Portfolio.                                                  BlackRock Investment Management, LLC
                                                                                      Franklin Advisory Services, LLC
-----------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE  Seeks to achieve capital appreciation and secondarily,      BlackRock Investment Management, LLC
  EQUITY                  income.
-----------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS        Seeks a combination of growth and income to achieve an      Boston Advisors, LLC
  EQUITY INCOME           above-average and consistent total return.
-----------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY       Seeks to achieve long-term capital appreciation.            Calvert Investment Management Inc.
  RESPONSIBLE
-----------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN       Seeks to achieve long-term growth of capital.               Capital Guardian Trust Company
  RESEARCH
-----------------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX     Seeks to achieve a total return before expenses that ap-    AllianceBernstein L.P.
                          proximates the total return performance of the Russell
                          3000 Index, including reinvestment of dividends, at a risk level consistent with that of the Russell 3000 Index.
-----------------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX        Seeks to achieve a total return before expenses that ap-    AXA Equitable Funds Management
                          proximates the total return performance of the Barclays        Group, LLC
                          Intermediate U.S. Government/Credit Index, including re-    SSgA Funds Management, Inc.
                          investment of dividends, at a risk level consistent with
                          that of the Barclays Intermediate U.S. Government/Credit
                          Index.
-----------------------------------------------------------------------------------------------------------------------------
EQ/DAVIS NEW YORK VENTURE Seeks to achieve long-term growth of capital.               Davis Selected Advisers, L.P.
-----------------------------------------------------------------------------------------------------------------------------


                                              CONTRACT FEATURES AND BENEFITS 21

-------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST
 CLASS IB SHARES                                                                        INVESTMENT MANAGER (OR SUB-ADVISER(S),
 PORTFOLIO NAME           OBJECTIVE                                                     AS APPLICABLE)
-------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX       Seeks to achieve a total return before expenses that ap-      AllianceBernstein L.P.
                          proximates the total return performance of the S&P 500
                          Index, including reinvestment of dividends, at a risk level consistent with that of the S&P 500 Index.
-------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY GROWTH PLUS     Seeks to achieve long-term growth of capital with an          AXA Equitable Funds Management
                          emphasis on risk-adjusted returns and managing volatility        Group, LLC
                          in the Portfolio.                                             BlackRock Capital Management, Inc.
                                                                                        BlackRock Investment Management, LLC
-------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN CORE BALANCED Seeks to maximize income while maintaining prospects          AXA Equitable Funds Management
                          for capital appreciation with an emphasis on risk-adjusted       Group, LLC
                          returns and managing volatility in the Portfolio.             BlackRock Investment Management, LLC
                                                                                        Franklin Advisers, Inc.
-------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN TEMPLETON     Primarily seeks capital appreciation and secondarily seeks    AXA Equitable Funds Management
  ALLOCATION              income.                                                          Group, LLC
-------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND      Seeks to achieve capital appreciation.                        GAMCO Asset Management, Inc.
  ACQUISITIONS
-------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY    Seeks to maximize capital appreciation.                       GAMCO Asset Management, Inc.
  VALUE
-------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS       Seeks to achieve capital growth and current income.           AXA Equitable Funds Management
                                                                                           Group, LLC
                                                                                        BlackRock Investment Management, LLC
                                                                                        First International Advisors, LLC
                                                                                        Wells Capital Management, Inc.
-------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL MULTI-SECTOR    Seeks to achieve long-term capital appreciation with an       AXA Equitable Funds Management
  EQUITY                  emphasis on risk-adjusted returns and managing volatility        Group, LLC
                          in the Portfolio.                                             BlackRock Investment Management, LLC
                                                                                        Morgan Stanley Investment
                                                                                           Management Inc.
-------------------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE           Seeks to achieve a total return before expenses that ap-      SSgA Funds Management, Inc.
  GOVERNMENT BOND/(1)/    proximates the total return performance of the Barclays
                          Intermediate U.S. Government Bond Index, including re-
                          investment of dividends, at a risk level consistent with
                          that of the Barclays Intermediate U.S. Government Bond
                          Index.
-------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL CORE     Seeks to achieve long-term growth of capital with an          AXA Equitable Funds Management
  PLUS                    emphasis on risk-adjusted returns and managing volatility        Group, LLC
                          in the Portfolio.                                             BlackRock Investment Management, LLC
                                                                                        Hirayama Investments, LLC
                                                                                        WHV Investment Management
-------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL EQUITY   Seeks to achieve a total return (before expenses) that        AllianceBernstein L.P.
  INDEX                   approximates the total return performance of a composite
                          index comprised of 40% Dow Jones EURO STOXX 50
                          Index, 25% FTSE 100 Index, 25% TOPIX Index, and 10%
                          S&P/ASX 200 Index, including reinvestment of dividends,
                          at a risk level consistent with that of the composite index.
-------------------------------------------------------------------------------------------------------------------------------


22  CONTRACT FEATURES AND BENEFITS

------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST
 CLASS IB SHARES                                                                       INVESTMENT MANAGER (OR SUB-ADVISER(S),
 PORTFOLIO NAME           OBJECTIVE                                                    AS APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL VALUE    Seeks to provide current income and long-term growth of      AXA Equitable Funds Management
  PLUS                    income, accompanied by growth of capital with an                Group, LLC
                          emphasis on risk-adjusted returns and managing volatility    BlackRock Investment Management, LLC
                          in the Portfolio.                                            Northern Cross, LLC
------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE         Seeks to achieve long-term capital appreciation.             J.P. Morgan Investment Management
  OPPORTUNITIES                                                                           Inc.
------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP CORE PLUS    Seeks to achieve long-term growth of capital with an         AXA Equitable Funds Management
                          emphasis on risk-adjusted returns and managing volatility       Group, LLC
                          in the Portfolio.                                            BlackRock Investment Management, LLC
                                                                                       Institutional Capital LLC
------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX Seeks to achieve a total return before expenses that ap-     AllianceBernstein L.P.
                          proximates the total return performance of the Russell
                          1000 Growth Index, including reinvestment of dividends
                          at a risk level consistent with that of the Russell 1000
                          Growth Index.
------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH PLUS  Seeks to provide long-term capital growth with an            AXA Equitable Funds Management
                          emphasis on risk-adjusted returns and managing volatility       Group, LLC
                          in the Portfolio.                                            BlackRock Investment Management, LLC
                                                                                       Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX  Seeks to achieve a total return before expenses that ap-     SSgA Funds Management, Inc.
                          proximates the total return performance of the Russell
                          1000 Value Index, including reinvestment of dividends, at
                          a risk level consistent with that of the Russell 1000 Value
                          Index.
------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE PLUS   Seeks to achieve long-term growth of capital with an         AllianceBernstein L.P.
                          emphasis on risk-adjusted returns and managing volatility    AXA Equitable Funds Management
                          in the Portfolio.                                               Group, LLC
------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP  Seeks to achieve capital appreciation and growth of in-      Lord, Abbett & Co. LLC
  CORE                    come with reasonable risk.
------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INTERNATIONAL      Seeks to achieve capital appreciation.                       Massachusetts Financial Services
  GROWTH                                                                                  Company which operates under the
                                                                                          name of MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX          Seeks to achieve a total return before expenses that ap-     SSgA Funds Management, Inc.
                          proximates the total return performance of the S&P Mid
                          Cap 400 Index, including reinvestment of dividends, at a
                          risk level consistent with that of the S&P Mid Cap 400
                          Index.
------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP VALUE PLUS     Seeks to achieve long-term capital appreciation with an      AXA Equitable Funds Management
                          emphasis on risk adjusted returns and managing volatility       Group, LLC
                          in the Portfolio.                                            BlackRock Investment Management, LLC
                                                                                       Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET           Seeks to obtain a high level of current income, preserve     The Dreyfus Corporation
                          its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL      Seeks to achieve capital appreciation.                       Montag & Caldwell, LLC
  GROWTH
------------------------------------------------------------------------------------------------------------------------------
EQ/MORGAN STANLEY MID     Seeks to achieve capital growth.                             Morgan Stanley Investment
  CAP GROWTH                                                                              Management Inc.
------------------------------------------------------------------------------------------------------------------------------


                                              CONTRACT FEATURES AND BENEFITS 23

-----------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST
 CLASS IB SHARES                                                                      INVESTMENT MANAGER (OR SUB-ADVISER(S),
 PORTFOLIO NAME           OBJECTIVE                                                   AS APPLICABLE)
-----------------------------------------------------------------------------------------------------------------------------
EQ/MUTUAL LARGE CAP       Seeks to achieve capital appreciation, which may            AXA Equitable Funds Management
  EQUITY                  occasionally be short-term, with an emphasis on risk           Group, LLC
                          adjusted returns and managing volatility in the Portfolio.  BlackRock Investment Management, LLC
                                                                                      Franklin Mutual Advisers, LLC
-----------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL     Seeks to achieve capital appreciation.                      OppenheimerFunds, Inc.
-----------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA SHORT BOND Seeks to generate a return in excess of traditional money   Pacific Investment Management
                          market products while maintaining an emphasis on               Company, LLC
                          preservation of capital and liquidity.
-----------------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS      Seeks to achieve high current income consistent with        AllianceBernstein L.P.
                          moderate risk to capital.                                   AXA Equitable Funds Management
                                                                                         Group, LLC
-----------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX    Seeks to replicate as closely as possible (before the de-   AllianceBernstein L.P.
                          duction of Portfolio expenses) the total return of the Rus-
                          sell 2000 Index.
-----------------------------------------------------------------------------------------------------------------------------
EQ/T. ROWE PRICE GROWTH   Seeks to achieve long-term capital appreciation and sec-    T. Rowe Price Associates, Inc.
  STOCK                   ondarily, income.
-----------------------------------------------------------------------------------------------------------------------------
EQ/TEMPLETON GLOBAL       Seeks to achieve long-term capital growth with an           AXA Equitable Funds Management
  EQUITY                  emphasis on risk adjusted returns and managing volatility      Group, LLC
                          in the Portfolio.                                           BlackRock Investment Management, LLC
                                                                                      Templeton Investment Counsel, LLC
-----------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME  Seeks to achieve total return through capital appreciation  UBS Global Asset Management
                          with income as a secondary consideration.                      (Americas) Inc.
-----------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK    Seeks to achieve capital growth and income.                 Invesco Advisers, Inc.
-----------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO OMEGA      Seeks to achieve long-term capital growth.                  Wells Capital Management, Inc.
  GROWTH
-----------------------------------------------------------------------------------------------------------------------------


(1)This is the Portfolio's new name, effective on or about May 1, 2012. The Portfolio's former name was EQ/Intermediate Government Bond Index.


YOU SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS AND CHARGES AND EXPENSES OF THE PORTFOLIOS CAREFULLY BEFORE INVESTING. THE PROSPECTUSES FOR THE TRUSTS CONTAIN THIS AND OTHER IMPORTANT INFORMATION ABOUT THE PORTFOLIOS. THE PROSPECTUSES SHOULD BE READ CAREFULLY BEFORE INVESTING. IN ORDER TO OBTAIN COPIES OF TRUST PROSPECTUSES THAT DO NOT ACCOMPANY THIS PROSPECTUS, YOU MAY CALL ONE OF OUR CUSTOMER SERVICE REPRESENTATIVES AT 1-800-789-7771.

24  CONTRACT FEATURES AND BENEFITS

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this Prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1)the minimum interest rate guaranteed over the life of the contract,

(2)the yearly guaranteed interest rate for the calendar year, and

(3)the current interest rate.

We set current interest rates periodically based on our discretion and according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but before deduction of annual administrative charges, any withdrawal charges and any optional benefit charges. See Appendix VIII later in this Prospectus for state variations.


Depending on the state where your contract was issued, your lifetime minimum ranges from 1.50% to 3.00%. The data page for your contract shows the lifetime minimum rate. Check with your financial professional as to which rate applies in your state. The minimum yearly rate will never be less than the lifetime minimum rate. The minimum yearly rate for 2012 is 1.50%, 2.25%, 2.75% or 3.00%, depending on your lifetime minimum rate. Current interest rates will never be less than the yearly guaranteed interest rate.


Generally, contributions and transfers into and out of the guaranteed interest option are limited. See "Transferring your money among the investment options" later in this Prospectus for restrictions on transfers from the guaranteed interest option.

FIXED MATURITY OPTIONS

We may offer fixed maturity options with maturity dates ranging from one to ten years. Also, we reserve the right to discontinue offering fixed maturity options at any time. We will not accept allocations to a fixed maturity option if, on the date the contribution or transfer is to be applied, the rate to maturity is 3%. This means that, at any given time, we may not offer fixed maturity options with all ten possible maturity dates. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. This limit includes any maturities that have had any allocation or transfers, even if the entire amount is withdrawn or transferred during the contract year. These amounts become part of a non-unitized separate account. Interest is earned at a guaranteed rate we set for each fixed maturity option, based on our discretion and according to our procedures ("rate to maturity"). The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional or see Appendix VIII later in this Prospectus to see if fixed maturity options are available in your state.

--------------------------------------------------------------------------------
Fixed maturity options generally range from one to ten years to maturity.
--------------------------------------------------------------------------------

Under the Special 10 year fixed maturity option (which is available only under contracts that offer GPB Option 2), additional contributions will have the same maturity date as your initial contribution (See "The guaranteed principal benefits," below). The rate to maturity you will receive for each additional contribution is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We may offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below.

Each new contribution is applied to a new fixed maturity option. When you applied for an Accumulator(R) Plus/SM/ contract, a 60-day rate lock-in was applied from the date the application was signed. Any contributions received and designated for a fixed maturity option during that period received the then current fixed maturity option rate or the rate that was in effect on the date that the application was signed, whichever had been greater. There is no rate lock available for subsequent contributions to the contract after 60 days, transfers from any of the variable investment options or the guaranteed interest option into a fixed maturity option or transfers from one fixed maturity option to another.

YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the restrictive conditions listed in "Allocating your contributions," below would apply:

(a)transfer the maturity value into another available fixed maturity option, one or more of the variable investment options or the guaranteed interest option; or

(b)withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date. As of February 15, 2012, the next available maturity date was February 15, 2022. If no fixed maturity options are available, we will transfer your maturity value to the EQ/Money Market option.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed

                                              CONTRACT FEATURES AND BENEFITS 25
maturity amount you have in that fixed maturity option. A market value adjustment will also apply if amounts in a fixed maturity option are used to purchase any annuity payment option prior to the maturity date and may apply on payment of a death benefit. The market value adjustment, positive or negative, resulting from a withdrawal or transfer (including a deduction for withdrawal charges) of a portion of the amount in the fixed maturity option will be a percentage of the market value adjustment that would apply if you were to withdraw the entire amount in that fixed maturity option. The market value adjustment applies to the amount remaining in a fixed maturity option and does not reduce the actual amount of a withdrawal. The amount applied to an annuity payout option will reflect the application of any applicable market value adjustment (either positive or negative). We only apply a positive market value adjustment to the amount in the fixed maturity option when calculating any death benefit proceeds under your contract. The amount of the adjustment will depend on two factors:

(a)the difference between the rate to maturity that applies to the amount being withdrawn and the rate we have in effect at that time for new fixed maturity options (adjusted to reflect a similar maturity date), and

(b)the length of time remaining until the maturity date.

If fixed maturity option interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if fixed maturity option interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amounts of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.

ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, the guaranteed principal benefits (at contract issue only), or dollar cost averaging. Subsequent contributions are allocated according to instructions on file unless you provide new instructions.

The contract is between you and AXA Equitable. The contract is not an investment advisory account, and AXA Equitable is not providing any investment advice or managing the allocations under your contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the contract, have the sole authority to make investment allocations and other decisions under the contract. If your financial professional is with AXA Advisors, he or she is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, you should speak with him/her regarding any different arrangements that may apply.

SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options, the guaranteed interest option (subject to restrictions in certain states -- see Appendix VIII later in this Prospectus for state variations) and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. No more than 25% of any contribution may be allocated to the guaranteed interest option. If you are an existing contract owner, this restriction may not apply. The total of your allocations into all available investment options must equal 100%. If the annuitant is age 76-80, you may allocate contributions to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Also you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.

THE GUARANTEED PRINCIPAL BENEFITS (INCLUDING PRINCIPAL ASSURANCE)

We offered a Guaranteed principal benefit ("GPB") with two options. See Appendix VIII later in this Prospectus for more information on state availability and Appendix IX for contract variation and/or availability of these benefits. You could only elect one of the GPBs. We did not offer either GPB when the rate to maturity for the applicable fixed maturity option was 3%. Both GPB options allow you to allocate a portion of your total contributions to the variable investment options, while ensuring that your account value will at least equal your contributions adjusted for withdrawals and transfers on a specified date. GPB Option 2 generally provides you with the ability to allocate more of your contributions to the variable investment options than could be allocated using GPB Option 1 (also known as Principal assurance). If you elected either GPB, you could not elect the Guaranteed minimum income benefit, Principal Protector/SM/, the systematic withdrawals option or the substantially equal withdrawals option. However, certain contract owners who elected GPB are not subject to these restrictions. See Appendix IX for information on what applies under your contract.

You could elect GPB Option 1 when the contract was issued (after age 75, only the 7-year fixed maturity option was available; for QP the annuitant must be age 70 or younger when the contract was issued). You could elect GPB Option 2 only if the annuitant was age 75 (70 for QP contracts) or younger when the contract was issued. If you purchased an IRA, QP or Rollover TSA contract, before you either purchased GPB Option 2 or elected GPB Option 1 with a maturity year that would extend beyond the year in which you will reach age 70 1/2, you should have considered whether your value in the variable investment options, guaranteed interest option and permissible funds outside the contract are sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus. If you elected GPB Option 2 and change ownership of the contract, GPB Option 2 will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.

26  CONTRACT FEATURES AND BENEFITS

GUARANTEED PRINCIPAL BENEFIT OPTION 1 (UNDER CERTAIN CONTRACTS, THIS FEATURE IS CALLED "PRINCIPAL ASSURANCE"). GPB Option 1 was available at contract issue only. Under GPB Option 1, you selected a fixed maturity option at the time you signed your application. We specified a portion of your initial contribution (plus any applicable portion of the credit we pay) and allocated it to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution (plus any credit paid under your contract) on the fixed maturity option's maturity date. The percentage of your contribution allocated to the fixed maturity option was calculated based upon the rate to maturity then in effect for the fixed maturity option you chose. Your contract contains information on the amount of your contribution allocated to the fixed maturity option. The maturity date you selected generally could not be later than 10 years, or earlier than 7 years from your contract date. If you were to make any withdrawals or transfers from the fixed maturity option before the option's maturity date, the amount in the fixed maturity option will be adjusted and may no longer grow to equal your initial contribution under GPB Option 1. You allocated the remainder of your initial contribution to the variable investment options and guaranteed interest option however you chose (unless you elected a dollar cost averaging program, in which case the remainder of your initial contribution was allocated to the dollar cost averaging program). Upon the maturity date of the fixed maturity option, you will be provided with the same notice and the same choices with respect to the maturity value as described above under "Your choices at the maturity date." There is no charge for GPB Option 1. If GPB option 1 continues under the successor owner/ annuitant feature, the account value will be reduced by the amount of any Credit attributable to any contributions made within one year of your death. If any portion of the Credit must be recovered from the fixed maturity option selected under GPB Option 1, the amount in the fixed maturity option may not grow to equal your initial contribution plus any applicable credit under GPB option 1.

GUARANTEED PRINCIPAL BENEFIT OPTION 2. GPB Option 2 was only available at contract issue. IF YOU PURCHASED GPB OPTION 2, YOU MAY NOT MAKE ADDITIONAL CONTRIBUTIONS TO YOUR CONTRACT AFTER SIX MONTHS FROM THE CONTRACT ISSUE DATE OR AT ANY EARLIER TIME IF AT SUCH TIME THE THEN APPLICABLE RATE TO MATURITY ON THE SPECIAL 10 YEAR FIXED MATURITY OPTION IS 3%. Therefore, any discussion in this Prospectus that involves any additional contributions after the first six months will be inapplicable. This feature was not available under all contracts.

We have specified the portion of your initial contribution (including any applicable portion of the credit we pay), and any additional permitted contributions, to be allocated to a Special 10 year fixed maturity option. Your contract contains information on the percentage of applicable contributions allocated to the Special 10 year fixed maturity option. You may allocate the rest of your contributions among the investment options (other than the Special 10 year fixed maturity option) however you choose, as permitted under your contract and other than the Investment simplifier (unless you elect a dollar cost averaging program, in which case all contributions, other than amounts allocated to the Special 10 year fixed maturity option, must be allocated to the dollar cost averaging program). The Special 10 year fixed maturity option will earn interest at the specified rate to maturity then in effect.

If on the 10th contract date anniversary, your annuity account value is less than the amount that is guaranteed under GPB Option 2, we will increase your annuity account value to be equal to the guaranteed amount under GPB Option 2. Any such additional amounts added to your annuity account value will be allocated to the EQ/Money Market investment option. After the maturity date of the Special 10 year fixed maturity option, the guarantee under GPB Option 2 will terminate. Upon the maturity date of the Special 10 year fixed maturity option, you will be provided with the same notice and the same choices with respect to the maturity value as described above under "Your choices at the maturity date." The guaranteed amount under GPB Option 2 is equal to your initial contribution adjusted for any additional permitted contributions (excluding any credit applied to your contract), transfers out of the Special 10 year fixed maturity option and withdrawals from the contract (see "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus). Any transfers or withdrawals from the Special 10 year fixed maturity option will also be subject to a market value adjustment (see "Market value adjustment" under "Fixed maturity options" above in this section).

If you purchased the Guaranteed principal benefit option 2, you cannot voluntarily terminate this benefit. GPB Option 2 will terminate if the contract terminates before the maturity date of the Special 10 year fixed maturity option. If the owner and the annuitant are different people and the owner dies before the maturity date of the Special 10 year fixed maturity option, we will continue GPB Option 2 only if the contract can continue through the maturity date of the Special 10 year fixed maturity option. If the contract cannot so continue, we will terminate GPB Option 2. GPB Option 2 will continue where there is a successor owner/annuitant. However, the account value will be reduced by the amount of any Credit attributable to any contributions made within one year of your death. If any portion of the Credit must be recovered from the Special 10-year fixed maturity option, the fixed maturity amount would be affected; however, the guaranteed amount under GPB option 2 will not be affected. GPB Option 2 will terminate upon the exercise of the beneficiary continuation option. See "Payment of death benefit" later in this Prospectus for more information about the continuation of the contract after the death of the owner and/or the annuitant.

There is a fee associated with GPB Option 2 (see "Charges and expenses" later in this Prospectus). You should note that the purchase of GPB Option 2 would not have been appropriate if you wanted to make additional contributions to your contract beyond the first six months after your contract was issued. If you later decide that you would like to make additional contributions to the Accumulator(R) Plus/SM/ contract, we may permit you to purchase another contract. If we do, however, you should note that we do not reduce or waive any of the charges on the new contract, nor do we guarantee that the features available under the contract will be available under the new contract. This means that you might end up paying more with respect to certain charges than if you had simply purchased a single contract (for example, the administrative charge).

The purchase of GPB Option 2 also would not have been appropriate if you planned on terminating your contract before the maturity date of the Special 10 year fixed maturity option. In addition, because we

                                              CONTRACT FEATURES AND BENEFITS 27
prohibit contributions to your contract after the first six months, certain contract benefits that are dependent upon contributions or account value will be limited (for example, the amount of your credit, the Guaranteed death benefits and Protection Plus). You should also note that if you intended to allocate a large percentage of your contributions to the guaranteed interest option or other fixed maturity options, the purchase of GPB Option 2 would not have been appropriate because of the guarantees already provided by these options. In addition, GPB Option 2 protects only contributions (not including the credit), and therefore your account value would have to decline in an amount greater than the credit in order for the benefit to apply. An example of the effect of GPB Option 1 and GPB Option 2 on your annuity contract is included in Appendix VI later in this Prospectus.

DOLLAR COST AVERAGING

We offer a variety of dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to available investment options by periodically transferring approximately the same dollar amount to the investment options you select. Regular allocations to the variable investment options will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out. The minimum amount that we will transfer each time is $250.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

INVESTMENT SIMPLIFIER

FIXED-DOLLAR OPTION. Under this option, you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice. Transfers may be made on a monthly, quarterly or annual basis. You can specify the number of transfers or instruct us to continue to make transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. The transfer date will be the same calendar day of the month as the contract date but not later than the 28th day of the month. The minimum transfer amount is $50. The fixed-dollar option is subject to the guaranteed interest option transfer limitations described under "Transferring your account value" in "Transferring your money among investment options" later in this Prospectus. While the program is running, any transfer that exceeds those limitations will cause the program to end for that contract year. You will be notified. You must send in a request form to resume the program in the next or subsequent contract years.

If, on any transfer date, your value in the guaranteed interest option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and the program will end. You may change the transfer amount once each contract year or cancel this program at any time.

INTEREST SWEEP OPTION. Under this option, you may elect to have monthly transfers from amounts in the guaranteed interest option into the variable investment options of your choice. The transfer date will be the last business day of the month. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election. On the last day of each month, we check to see whether you have at least $7,500 in the guaranteed interest option. We will automatically cancel the interest sweep program if the amount in the guaranteed interest option is less than $7,500 on the last day of the month for two months in a row. For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

                              -------------------

You may not currently participate in any dollar cost averaging program if you are participating in the Option II rebalancing program. Only investment simplifier is available with the Option I rebalancing program. If you elect a GPB, you may also elect the General dollar cost averaging program. If you elect either of these programs, everything other than amounts allocated to the fixed maturity option under the GPB must be allocated to that dollar cost averaging program. You may still elect the Investment simplifier for amounts transferred from investment options (other than the fixed maturity option under the GPB you have elected), and, for GPB Option 1, you may also elect Investment simplifier for subsequent contributions. You may only participate in one dollar cost averaging program at a time. See "Transferring your money among investment options" later in this Prospectus. Also, for information on how the dollar cost averaging program you select may affect certain guaranteed benefits see "Guaranteed minimum death benefit and Guaranteed minimum income benefit (or the "Living Benefit") base" below.

We do not deduct a transfer charge for any transfer made in connection with our dollar cost averaging and Investment Simplifier programs. Not all dollar cost averaging programs are available in all states. See Appendix VIII later in this Prospectus for more information on state availability.

28  CONTRACT FEATURES AND BENEFITS

CREDITS

A credit will also be allocated to your account value at the same time that we allocate your contribution. Credits are allocated to the same investment options based on the same percentages used to allocate your contributions. If you elected Principal Protector/SM/ the credit amounts attributable to your contributions are not included for purposes of calculating your Guaranteed withdrawal benefit ("GWB") (see "Principal Protector/SM/" later in this Prospectus for more information) benefit base.

The amount of the credit will be 4%, 4.5% or 5% of each contribution based on the following breakpoints and rules:

            -------------------------------------------------------
                                                 CREDIT PERCENTAGE
            FIRST YEAR TOTAL CONTRIBUTIONS/(1)/     APPLIED TO
                       BREAKPOINTS               CONTRIBUTIONS/(2)/
            -------------------------------------------------------
                  Less than $500,000                     4%
            -------------------------------------------------------
                  $500,000-$999,999.99                  4.5%
            -------------------------------------------------------
                  $1 million or more                     5%
            -------------------------------------------------------

(1)First year total contributions means your total contributions made in the first contract year.
(2)If you already own an Accumulator(R) Plus contract, the credit percentages applied to your contributions may be higher. See Appendix IX for the credit percentages that apply to your contract.

The percentage of the credit is based on your first year total contributions. If you purchased GPB Option 2, you may not make additional contributions after the first six months. This credit percentage is credited to your initial contribution and each additional contribution made in the first contract year (after adjustment as described below), as well as those in the second and later contract years. The credit is applied to an additional contribution only to the extent that the sum of that contribution and all prior contributions to which no Credit was applied exceeds the total withdrawals made from the contract since the issue date./(1)/ Although the credit, as adjusted at the end of the first contract year, is based upon first year total contributions, the following rules affect the percentage with which contributions made in the first contract year are credited during the first contract year:

..   Indication of intent: If you indicated in the application at the time you purchased your contract an intention to make additional contributions to meet one of the breakpoints (the "Expected First Year Contribution Amount") and your initial contribution was at least 50% of the Expected First Year Contribution Amount, your credit percentage is as follows:

   -- For any contributions resulting in total contributions to date less than or equal to your Expected First Year Contribution Amount, the credit percentage is the percentage that applies to the Expected First Year Contribution Amount based on the table above.

   -- For any subsequent contribution that results in your total contributions to date exceeding your Expected First Year Contribution Amount, such that the credit percentage should have been higher, we will increase the credit percentage applied to that contribution, as well as any prior or subsequent contributions made in the first contract year, accordingly.

   -- If at the end of the first contract year your total contributions were lower than your Expected First Year Contribution Amount such that the credit applied should have been lower, we will recover any Excess Credit. The Excess Credit is equal to the difference between the credit that was actually applied based on your Expected First Year Contribution Amount (as applicable) and the credit that should have been applied based on first year total contributions.

   -- The "Indication of intent" approach to first year contributions is not available in all states. Please see Appendix VIII later in this Prospectus for information on state availability.

..   No indication of intent:

   -- For your initial contribution (if available in your state), we applied the credit percentage based upon the above table.

   -- For any subsequent contribution that results in a higher applicable credit percentage (based on total contributions to date), we will increase the credit percentage applied to that contribution, as well as any prior or subsequent contributions made in the first contract year, accordingly.

In addition to the recovery of any Excess Credit, we will recover all of the credit or a portion of the credit in the following situations:

..   If you exercise your right to cancel the contract, we will recover the entire credit made to your contract (see "Your right to cancel within a certain number of days" later in this Prospectus)/(2)/

..   If you start receiving annuity payments within three years of making any contribution, we will recover the credit that applies to any contribution made within the prior three years. Please see Appendix VIII later in this Prospectus for information on state variations.

..   If the annuitant dies during the one-year period following our receipt of a contribution to which a credit was applied, we will recover the amount of such Credit./(1)/ See "Guaranteed principal benefit option 1" and "Guaranteed principal benefit option 2" earlier in this section;
    "Guaranteed minimum death benefit,""Principal Protector/SM/" and "Protection Plus/SM/" later in this section; and "Your beneficiary and payment of benefit"; "Successor owner and annuitant"; "Spousal protection"; and "Beneficiary continuation option" in "Payment of death benefit," later in this Prospectus.

We will recover any credit on a pro rata basis from the value in your variable investment options and guaranteed interest option. If there is insufficient value or no value in the variable investment options and guaranteed interest option, the fixed maturity options in order of the earliest maturing date(s), any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the Special 10 year fixed maturity option. A market value adjustment may apply to withdrawals from the fixed maturity options.

We do not consider credits to be contributions for purposes of any discussion in this Prospectus. Credits are also not considered to be part of your investment in the contract for tax purposes.

-------------
(1)See Appendix IX later in this Prospectus for contract variations.
(2)The amount we return to you upon exercise of this right to cancel will not include any credit or the amount of charges deducted prior to cancellation but will reflect, except in states where we are required to return the amount of your contributions, any investment gain or loss in the variable investment options associated with your contributions and with the full amount of the credit.

                                              CONTRACT FEATURES AND BENEFITS 29

We use a portion of the mortality and expense risks charge and withdrawal charge to help recover our cost of providing the credit. See "Charges and expenses" later in this Prospectus. The charge associated with the credit may, over time, exceed the sum of the credit and any related earnings. You should have considered this possibility before you purchased the contract.

GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED MINIMUM INCOME BENEFIT BASE

The Guaranteed minimum death benefit base and Guaranteed minimum income benefit base (hereinafter, in this section called your "benefit base") are used to calculate the Guaranteed minimum income benefit (known as the "Living Benefit" under certain existing contracts) and the death benefits, as described in this section. The benefit base for the Guaranteed minimum income benefit and an enhanced death benefit will be calculated as described below in this section whether these options are elected individually or in combination. Your benefit base is not an account value or a cash value. See also "Guaranteed minimum income benefit option" and "Guaranteed minimum death benefit" below.

STANDARD DEATH BENEFIT. Your benefit base is equal to:

..   your initial contribution and any additional contributions to the contract;
    less

..   a deduction that reflects any withdrawals you make (including any applicable withdrawal charges). The amount of this deduction is described under "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in the Prospectus.

6% (OR 5%) ROLL-UP TO AGE 85 (USED FOR THE 6% ROLL-UP TO AGE 85 ENHANCED DEATH BENEFIT AND THE GREATER OF THE 6% (OR 5%) ROLL-UP TO AGE 85 ENHANCED DEATH BENEFIT OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). Your benefit base is equal to:

..   your initial contribution and any additional contributions to the contract;
    plus

..   daily roll-up; less

..   a deduction that reflects any withdrawals you make (including any applicable withdrawal charges). The amount of this deduction is described under "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in the Prospectus.

The effective annual roll-up rate credited to this benefit base is:


..   6% (or 5%) with respect to the variable investment options (other than
    EQ/Intermediate Government Bond and EQ/Money Market); the effective annual rate is 4% in Washington. Please see Appendix VIII later in this Prospectus to see what roll-up rate applies in your state or Appendix IX for what applies to your contract; and

..   3% with respect to the EQ/Intermediate Government Bond and EQ/Money Market,
    the fixed maturity options, the Special 10 year fixed maturity option, the guaranteed interest option and the loan reserve account under Rollover TSA (if applicable).


The benefit base stops rolling up after the contract date anniversary following the annuitant's 85th birthday.

Please see "Our administrative procedures for calculating your Roll-Up benefit base following a transfer" later in the Prospectus for more information about how we calculate your Roll-Up benefit base when you transfer account values between investment options with a higher Roll-Up rate (4-6%) and investment options with a lower Roll-Up rate (3%).

ANNUAL RATCHET TO AGE 85 (USED FOR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GREATER OF THE 6% (OR 5%) ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). If you have not taken a withdrawal from your contract, your benefit base is equal to the greater of either:

..   your initial contribution to the contract (plus any additional contributions),

                                      or

..   your highest account value on any contract date anniversary up to the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday (plus any contributions made since the most recent Annual Ratchet).

If you have taken a withdrawal from your contract, your benefit base will be reduced from the amount described above. See "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in this Prospectus. At any time after a withdrawal, your benefit base is equal to the greater of either:

..   your benefit base immediately following the most recent withdrawal (plus any additional contributions made after the date of such withdrawal),

                                      or

..   your highest account value on any contract date anniversary after the date of the most recent withdrawal, up to the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday (plus any contributions made since the most recent Annual Ratchet after the date of such withdrawal).

GREATER OF THE 6% (OR 5%) ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the

30  CONTRACT FEATURES AND BENEFITS
greater of the benefit base computed for the 6% (or 5%) Roll-Up to age 85 or the benefit base computed for the Annual Ratchet to age 85, as described immediately above. For the Guaranteed minimum income benefit, the benefit base is reduced by any applicable withdrawal charge remaining when the option is exercised. For more information, see "Withdrawal charge" in "Charges and expenses" later in the Prospectus.

GUARANTEED MINIMUM DEATH BENEFIT/GUARANTEED MINIMUM INCOME BENEFIT ROLL-UP BENEFIT BASE RESET. If both the Guaranteed minimum income benefit AND the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit (the "Greater of enhanced death benefit") are elected, you may reset the Roll-Up benefit base for these guaranteed benefits to equal the account value as of the 5th or later contract date anniversary. The reset amount would equal the account value as of the contract date anniversary on which you reset your Roll-Up benefit base. The 6% Roll-Up continues to age 85 on any reset benefit base.

We will send you a notice in each year that the Roll-Up benefit base is eligible to be reset, and you will have 30 days from your contract date anniversary to reset your Roll-Up benefit base. Each time you reset the Roll-Up benefit base your Roll-Up benefit will not be eligible for another reset for five years. If after your death your spouse continues the contract as Successor owner/annuitant, the benefit base will be eligible to be reset either five years from the contract date or from the last reset date, if applicable. The last age at which the benefit base is eligible to be reset is annuitant age 75.

It is important to note that once you have reset your Roll-Up benefit base, a new waiting period to exercise the Guaranteed minimum income benefit will apply from the date of reset; you may not exercise until the tenth contract date anniversary following the reset or, if later, the earliest date you would have been permitted to exercise without regard to the reset. See "Exercise rules" under "Guaranteed minimum income benefit option" below for more information. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the exercise waiting period. Also, even when there is no additional charge when you reset your Roll-Up benefit base, the total dollar amount charged on future contract date anniversaries may increase as a result of the reset since the charges may be applied to a higher benefit base than would have been otherwise applied. See "Charges and expenses" in the Prospectus.

The Roll-Up benefit base for both the Greater of enhanced death benefit and the Guaranteed minimum income benefit are reset simultaneously when you request a Roll-Up benefit base reset. You cannot elect a Roll-Up benefit base reset for one benefit and not the other.


For information about whether the Guaranteed death benefit/ Guaranteed minimum income benefit roll-up benefit base reset is available under your contract, please see Appendix IX later in this Prospectus. The availability of the Guaranteed minimum death benefit/guaranteed minimum income benefit roll-up benefit base reset is also subject to state approval. Please contact see Appendix VIII for more information about availability in your state.


ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the Guaranteed minimum income benefit and annuity payout options. The Guaranteed minimum income benefit is discussed under "Guaranteed minimum income benefit option" below and annuity payout options are discussed under "Your annuity payout options" in "Accessing your money" later in this Prospectus. Your contract specifies different guaranteed annuity purchase factors for the Guaranteed minimum income benefit and the annuity payout options. We may provide more favorable current annuity purchase factors for the annuity payout options. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.

GUARANTEED MINIMUM INCOME BENEFIT OPTION/(1)/

(Depending on when you purchased your contract, this benefit may be called the "Living Benefit." See Appendix IX later in this Prospectus for more information.)

The Guaranteed minimum income benefit was available if the annuitant was age 20 through 75 at the time the contract was issued. There is an additional charge for the Guaranteed minimum income benefit which is described under "Guaranteed minimum income benefit charge" in "Charges and expenses" later in this Prospectus. Once you purchase the Guaranteed minimum income benefit, you may not voluntarily terminate this benefit.

This feature is not available if you elected a GPB option or Principal Protector/SM/. Depending on when you purchased your contract, the Guaranteed minimum income benefit rider may have been available with Principal assurance.

If the annuitant was older than age 60 at the time an IRA, QP or Rollover TSA contract was issued, the Guaranteed minimum income benefit may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the Guaranteed minimum income benefit can be exercised. If the owner and annuitant are different in an NQ contract, there may be circumstances where the benefit may not be exercisable after an owner's death.

The Guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed pay-out option or a life with a period certain payout option. Depending on when you purchased your contract, your options may be different. See Appendix IX later in this Prospectus for more information. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your Guaranteed minimum income benefit.

-------------
(1)Depending on when you purchased your contract, this benefit may be called the "Living Benefit." Accordingly, if applicable, all references to the Guaranteed minimum income benefit in this Prospectus and any related registration statement documents are references to the Living Benefit.

                                              CONTRACT FEATURES AND BENEFITS 31

The maximum period certain available under the life with a period certain payout option is 10 years. This period may be shorter, depending on the annuitant's age as follows:

-----------------------------------------
     LEVEL PAYMENTS
-----------------------------------------
                    PERIOD CERTAIN YEARS
ANNUITANT'S AGE AT  ---------------------
    EXERCISE        IRAS        NQ
-                   ---------------------

 75 and younger      10         10

       76            9          10

       77            8          10

       78            7          10

       79            7          10

       80            7          10

       81            7          9

       82            7          8

       83            7          7

       84            6          6

       85            5          5
-----------------------------------------

We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.

--------------------------------------------------------------------------------
The Guaranteed minimum income benefit, should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------

When you exercise the Guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your Guaranteed minimum income benefit which is calculated by applying your Guaranteed minimum income benefit base less, any applicable withdrawal charge remaining, to guaranteed annuity purchase factors, or (ii) the income provided by applying your account value to our then current annuity purchase factors. For Rollover TSA only, we will subtract from the Guaranteed minimum income benefit base or account value any outstanding loan, including interest accrued but not paid. You may also elect to receive monthly or quarterly payments as an alternative. If you elect monthly or quarterly payments, the aggregate payments you receive in a contract year will be less than what you would have received if you had elected an annual payment, as monthly and quarterly payments reflect the time value of money with regard to both interest and mortality. The benefit base is applied only to the guaranteed annuity purchase factors under the Guaranteed minimum income benefit in your contract and not to any other guaranteed or current annuity purchase rates. The amount of income you actually receive will be determined when we receive your request to exercise the benefit.

When you elect to receive annual lifetime income, your contract (including its death benefit and any account or cash values) will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of Guaranteed minimum income benefit" below.

The Guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. The guaranteed annuity purchase factors we use to determine your payout annuity benefit under the Guaranteed minimum income benefit are more conservative than the guaranteed annuity purchase factors we use for our standard payout annuity options. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the Guaranteed minimum income benefit payout annuity will be smaller than each periodic payment under our standard payout annuity options. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.

GUARANTEED MINIMUM INCOME BENEFIT "NO LAPSE GUARANTEE". Subject to state availability, in general, if your account value falls to zero, (except as discussed below, if your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6% of the Roll-Up benefit base as of the beginning of the contract year), the Guaranteed minimum income benefit will be exercised automatically, based on the annuitant's current age and benefit base, as follows:

..   You will be issued a supplementary contract based on a single life with a maximum 10 year period certain. Payments will be made annually starting one year from the date the account value fell to zero. Upon exercise, your contract (including its death benefit and any account or cash values) will terminate.

..   You will have 30 days from when we notify you to change the payout option and/or the payment frequency.

Please note that we will not automatically exercise the Guaranteed minimum income benefit, as described above, if you have a TSA contract and withdrawal restrictions apply.

The no lapse guarantee will terminate under the following circumstances:

..   If your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year);

..   If your aggregate withdrawals during any contract year exceed 6% of the
    Roll-Up benefit base (as of the beginning of the contract year);

..   On the contract date anniversary following the annuitant's 85th birthday.

For information about whether the Guaranteed minimum income benefit no lapse guarantee is available under your contract, please see Appendix IX later in this Prospectus. The availability of the Guaranteed minimum income benefit no lapse guarantee is dependent on when, and in what state, you purchased your contract. Please see Appendices VIII and IX, later in this Prospectus.

ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll-Up to age 85 benefit base, the table below illustrates the Guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this Prospectus, assuming no additional contributions, withdrawals or loans under Rollover TSA

32  CONTRACT FEATURES AND BENEFITS
contracts, and assuming there were no allocations to the EQ/Intermediate Government Bond, EQ/Money Market, the guaranteed interest option, the fixed maturity options (including the Special 10 year fixed maturity option, if available) or the loan reserve account under Rollover TSA contracts.


-------------------------------------------------
                            GUARANTEED MINIMUM
    CONTRACT DATE        INCOME BENEFIT -- ANNUAL
ANNIVERSARY AT EXERCISE  INCOME PAYABLE FOR LIFE
-------------------------------------------------
          10                     $11,891

          15                     $18,597
-------------------------------------------------

EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the Guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the Guaranteed minimum income benefit. You must return your contract to us along with all required information within 30 days following your contract date anniversary in order to exercise this benefit. You will begin receiving annual payments one year after the annuity payout contract is issued. If you choose monthly or quarterly payments, you will receive your payment one month or one quarter after the annuity payment contract is issued. You may choose to take a withdrawal prior to exercising the Guaranteed minimum income benefit, which will reduce your payments. You may not partially exercise this benefit. See "Accessing your money" under "Withdrawing your account value" later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death, or if later, the end of the period certain (where the payout option chosen includes a period certain).

EXERCISE RULES. You will be eligible to exercise the Guaranteed minimum income benefit during your life and the annuitant's life, as follows:

.. If the annuitant was at least age 20 and not older than age 44 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

.. If the annuitant was at least age 45 and not older than age 49 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

.. If the annuitant was at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i)the latest date you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following the annuitant's 85th birthday;

(ii)if the annuitant was age 75 when the contract was issued or the Roll-Up benefit base was reset, if applicable, the only time you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following the annuitant's attainment of age 85.

(iii)for Accumulator(R) Plus/SM/ QP contracts, the Plan participant can exercise the Guaranteed minimum income benefit only if he or she elects to take a distribution from the Plan and, in connection with this distribution, the Plan's trustee changes the ownership of the contract to the participant. This effects a rollover of the Accumulator(R) Plus/SM/ QP contract into an Accumulator(R) Rollover IRA. This process must be completed within the 30-day time frame following the contract date anniversary in order for the Plan participant to be eligible to exercise. However, if the Guaranteed minimum income benefit is automatically exercised as a result of the no lapse guarantee (if available), a rollover into an IRA will not be effected and payments will be made directly to the trustee;

(iv)for Accumulator(R) Plus/SM /Rollover TSA contracts, you may exercise the Guaranteed minimum income benefit only if you effect a roll-over of the TSA contract to an Accumulator(R) Plus/SM/ Rollover IRA. This may only occur when you are eligible for a distribution from the TSA. This process must be completed within the 30-day timeframe following the contract date anniversary in order for you to be eligible to exercise;

(v)if you reset the Roll-Up benefit base (if available and as described earlier in this section), your new exercise date will be the tenth contract date anniversary following the reset or, if later, the earliest date you would have been permitted to exercise without regard to the reset. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the waiting period;

(vi)a successor owner/annuitant may only continue the Guaranteed minimum income benefit if the contract is not past the last date on which the original annuitant could have exercised the benefit. In addition, the successor owner/annuitant must be eligible to continue the benefit and to exercise the benefit under the applicable exercise rule (described in the above bullets) using the following additional rules. The successor owner/annuitant's age on the date of the annuitant's death replaces the annuitant's age at issue for purposes of determining the availability of the benefit and which of the exercise rules applies. The original contract issue date will continue to apply for purposes of the exercise rules. If Spousal Protection is available under your contract and is elected, and the spouse who is the annuitant dies, the above rules apply if the contract is continued by the surviving spouse as the successor owner annuitant; and

(vii)if you are the owner but not the annuitant and you die prior to exercise, then the following applies:

..   A successor owner who is not the annuitant may not be able to exercise the
    Guaranteed minimum income benefit without causing a tax problem. You should consider naming the annuitant as successor owner, or if you do not name a successor owner, as the sole primary beneficiary. You should carefully review your successor owner and/or beneficiary designations at least one year prior to the first contract date anniversary on which you could exercise the benefit.


                                              CONTRACT FEATURES AND BENEFITS 33

..   If the successor owner is the annuitant, the Guaranteed minimum income benefit continues only if the benefit could be exercised under the rules described above on a contract date anniversary that is within one year following the owner's death. This would be the only opportunity for the successor owner to exercise. If the Guaranteed minimum income benefit cannot be exercised within this timeframe, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.

..   If you designate your surviving spouse as successor owner, the Guaranteed minimum income benefit continues and your surviving spouse may exercise the benefit according to the rules described above, even if your spouse is not the annuitant and even if the benefit is exercised more than one year after your death. If your surviving spouse dies prior to exercise, the rule described in the previous bullet applies.

..   A successor owner or beneficiary that is a trust or other non-natural person may not exercise the benefit; in this case, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.

See "When an NQ contract owner dies before the annuitant" under "Payment of death benefit" later in this Prospectus for more information.

Please see both "Insufficient account value" in "Determining your contract value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus for more information on these guaranteed benefits.

GUARANTEED MINIMUM DEATH BENEFIT

Your contract provides a standard death benefit. If you did not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment, OR the standard death benefit, whichever provides the higher amount. The standard death benefit is equal to your total contributions (adjusted for any withdrawals and any withdrawal charges, and any taxes that apply). The standard death benefit was the only death benefit available for annuitants who were ages 76 to 80 at issue. The applicable issue ages may be different for certain contract owners, depending on when you purchased your contract. Please see Appendix IX later in this Prospectus for more information. Once your contract has been issued, you may not change or voluntarily terminate your death benefit.

If you elected one of the guaranteed death benefits, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment, OR your elected guaranteed death benefit on the date of the annuitant's death (adjusted for any subsequent withdrawals, withdrawal charges and taxes that apply) whichever provides the higher amount. If you elected the Spousal protection option, if available, the Guaranteed minimum death benefit is based on the age of the older spouse, who may or may not be the annuitant, for the life of the contract. See "Spousal protection" in "Payment of death benefit" later in this Prospectus for more information.

Any of the enhanced death benefits or the standard death benefit can be elected by themselves or with the Guaranteed minimum income benefit.

If the annuitant dies during the one-year period following our receipt of a contribution, the account value used to calculate the applicable guaranteed minimum death benefit will not reflect any Credits applied in the one-year period prior to death.

Optional enhanced death benefits applicable for annuitants ages 0 through 75 at issue of NQ contracts; 20 through 75 at issue of Rollover IRA, Roth Conversion IRA and Rollover TSA contracts; and 20 through 70 at issue of QP contracts. Depending on when you purchased your contract, your available issue ages may have been older at the time you purchased your contract.

Subject to state and contract availability (please see Appendix VIII for state availability of these benefits and Appendix IX for contract variations later in this Prospectus), the following enhanced death benefits were available:


..   ANNUAL RATCHET TO AGE 85

..   6% ROLL-UP TO AGE 85

..   THE GREATER OF 5% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85

..   THE GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85


Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Guaranteed minimum death benefit and Guaranteed minimum income benefit base." Once you have made your enhanced death benefit election, you may not change it.

If you elected Principal Protector/SM/, only the standard death benefit and the Annual Ratchet to Age 85 enhanced death benefit were available.

Please see both "Insufficient account value" in "Determining your contract value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus for more information on these guaranteed benefits.

See Appendix IV later in this Prospectus for an example of how we calculate an enhanced minimum death benefit.

PROTECTION PLUS/SM/

The following section provides information about the Protection Plus/SM/ option, which was only available at the time you purchased your contract. If Protection Plus/SM/ was not elected when the contract was first issued, neither the owner nor the successor owner/annuitant can add it subsequently. Protection Plus/SM/ is an additional death benefit as described below. See the appropriate part of "Tax information" later

34  CONTRACT FEATURES AND BENEFITS
in this Prospectus for the potential tax consequences of having purchased the Protection Plus/SM/ feature in an NQ, IRA or Rollover TSA contract. If you purchased the Protection Plus/SM/ feature, you may not voluntarily terminate the feature. If you elected Principal Protector/SM/, the Protection Plus/SM/ feature is not available.

If the annuitant was 70 or younger when we issued your contract (or if the successor owner/annuitant is 70 or younger when he or she becomes the successor owner/annuitant and Protection Plus/SM/ had been elected at issue), the death benefit will be:

the greater of:

..   the account value or

..   any applicable death benefit

Increased by:

..   such death benefit less total net contributions, multiplied by 40%.

For purposes of calculating your Protection Plus/SM /benefit, the following applies: (i) "Net contributions" are the total contributions made (or if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) adjusted for each withdrawal that exceeds your Protection Plus/SM/ earnings. "Net contributions" are reduced by the amount of that excess. Protection Plus/SM/ earnings are equal to (a) minus (b) where
(a) is the greater of the account value and the death benefit immediately prior to the withdrawal and (b) is the net contributions as adjusted by any prior withdrawals (credit amounts are not included in "net contributions"); and
(ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable Guaranteed minimum death benefit as of the date of death. If you are an existing contract owner and not a new purchaser, your net contributions may be reduced on a pro rata basis to reflect withdrawals (including withdrawal charges and any TSA loans). For information about what applies to your contract, see Appendix IX later in this Prospectus.

For purposes of calculating the Protection Plus/SM/ benefit, if any contributions are made in the one-year period prior to death of the annuitant, the account value will not include any Credits applied in the one-year period prior to death.

If the annuitant was age 71 through 75 (this age may be higher for certain contract owners, depending on when you purchased your contract) when we issued your contract (or if the successor owner/ annuitant is between the ages of 71 and 75 when he or she becomes the successor owner/annuitant and Protection Plus/SM/ had been elected at issue), the death benefit will be:

the greater of:

..   the account value or

..   any applicable death benefit

Increased by:

..   such death benefit (as described above) less total net contributions, multiplied by 25%.

The value of the Protection Plus/SM/ death benefit is frozen on the first contract date anniversary after the annuitant turns age 80, except that the benefit will be reduced for withdrawals on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce the benefit by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If the benefit is $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 X .40) and the benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

For an example of how the Protection Plus/SM/ death benefit is calculated, please see Appendix VII.

If you elected Spousal protection, the Protection Plus/SM/ benefit is based on the age of the older spouse, who may or may not be the annuitant. Upon the death of the non-annuitant spouse, the account value will be increased by the value of the Protection Plus/SM/ benefit as of the date we receive due proof of death. Upon the death of the annuitant, the value of the Protection Plus/SM/ benefit is either added to the death benefit payment or to the account value if Successor owner/annuitant is elected. If the surviving spouse elects to continue the contract, the benefit will be based on the age of the surviving spouse as of the date of the deceased spouse's death for the remainder of the contract if the surviving spouse is age 75 or older, the benefit will terminate and the charge will no longer be in effect. See "Spousal protection" in "Payment of death benefit" later in this Prospectus for more information.

Ask your financial professional or see Appendix VIII later in this Prospectus to see if this feature was available in your state.

PRINCIPAL PROTECTOR/SM/

The following section provides information about the Principal Protector/SM/ option, which was only available at the time you purchased your contract. If Principal Protector/SM/ was not elected when the contract was first issued, neither the owner nor the successor owner/annuitant can add it subsequently.

As described below, Principal Protector/SM/ provides for recovery of your total contributions through withdrawals, even if your account value falls to zero, provided that during each contract year, your total withdrawals do not exceed your GWB Annual withdrawal amount. Principal Protector/SM/ is not an automated withdrawal program. You may request a withdrawal through any of our available withdrawal methods. See "Withdrawing your account value" in "Accessing your money" later in this Prospectus. All withdrawals reduce your account value and the guaranteed minimum death benefit.

Principal Protector/SM/ could be elected at contract issue, for an additional charge, if the annuitant was age 0 through 80 for NQ contracts or age 20 through 75 for all IRA contracts. Please see "Principal Protector/SM/ charge" in "Charges and expenses" later in this Prospectus for a description of the charge and when it applies. If you elected this benefit, you cannot terminate it.

Depending on when you purchased your contract, this feature may not be available. See Appendix IX later in this Prospectus for more information.


                                              CONTRACT FEATURES AND BENEFITS 35

If you die, and your beneficiary elects the Beneficiary continuation option, if available, your beneficiary may continue Principal Protector/SM/ provided that the beneficiary was 75 or younger on the original contract date. If the beneficiary was older, Principal Protector/SM/ will terminate without value even if the GWB benefit base is greater than zero. In the case of multiple beneficiaries, any beneficiary older than 75 may not continue Principal Protector/SM/ and that beneficiary's portion of the GWB benefit base will terminate without value, even if it was greater than zero. The ability to continue Principal Protector/SM/ under the Beneficiary continuation option is subject to state availability. If it was approved in your state, it was added to your contract if you had already elected GWB. See "Beneficiary continuation option" under "Payment of death benefit" later in the Prospectus for more information on continuing Principal Protector/SM/ under the Beneficiary continuation option.

If you purchased the contract as a TSA or QP, Principal Protector/SM/ was not available. This benefit was also not available if you elected the Guaranteed minimum income benefit, the Greater of 6% Roll-Up to age 85 and Annual Ratchet to Age 85 enhanced death benefit, Protection Plus/SM/, or GPB Option 1 or GPB Option 2. This benefit may not have been available under your contract. For more information, please see Appendix IX later in this Prospectus.

Withdrawals in excess of your GWB Annual withdrawal amount significantly reduce or eliminate the value of the benefit. See "Effect of GWB Excess withdrawals" below. For traditional IRAs, the Principal Protector/SM/ makes provision for you to take lifetime required minimum distributions ("RMDs") without losing the value of the Principal Protector/SM/ guarantee, provided you comply with the conditions under "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus, including utilizing our Automatic RMD service. If you do not expect to comply with these conditions, including utilization of our Automatic RMD service, this benefit may have limited usefulness for you. Please consult your tax adviser.

YOUR GWB BENEFIT BASE

At issue, your GWB benefit base is equal to your initial contribution and will increase or decrease, as follows:

..   Your GWB benefit base increases by the dollar amount of any additional contributions.

..   Your GWB benefit base decreases by the dollar amount of withdrawals.

..   Your GWB benefit base may be further decreased if a withdrawal is taken in excess of your GWB Annual withdrawal amount.

..   Your GWB benefit base may also be increased under the Optional step up provision.

..   Your GWB benefit base may also be increased under the one time step up applicable with the Beneficiary continuation option.

Each of these events is described in detail below. Once your GWB benefit base is depleted, you may continue to make withdrawals from your account value, but they are not guaranteed under Principal Protector/SM/.

Credit amounts attributable to your contributions are not included for purposes of calculating your GWB benefit base.

YOUR GWB ANNUAL WITHDRAWAL AMOUNT

Your GWB Annual withdrawal amount is equal to either 5% or 7% ("Applicable percentage"), as applicable, of your initial GWB benefit base, and is the maximum amount that you can withdraw each year without making a GWB Excess withdrawal, as described below. When you purchased your contract, you chose between two available GWB Annual withdrawal options:

..   7% GWB ANNUAL WITHDRAWAL OPTION

..   5% GWB ANNUAL WITHDRAWAL OPTION

The GWB Annual withdrawal amount may decrease as a result of a GWB Excess withdrawal and may increase as a result of an Automatic reset, additional contributions or a "step up" of the GWB benefit base; each of these transactions are discussed below in detail. Once you elect a GWB Annual withdrawal option, it cannot be changed.

Your GWB Annual withdrawal amounts are not cumulative. If you withdraw less than the GWB Annual withdrawal amount in any contract year, you may not add the remainder to your GWB Annual withdrawal amount in any subsequent year.

The withdrawal charge, if applicable, is waived for withdrawals up to the GWB Annual withdrawal amount, but all withdrawals are counted toward your free withdrawal amount. See "Withdrawal charge" in "Charges and expenses" later in this Prospectus.

EFFECT OF GWB EXCESS WITHDRAWALS

A GWB Excess withdrawal is caused when you withdraw more than your GWB Annual withdrawal amount in any contract year. Once a withdrawal causes cumulative withdrawals in a contract year to exceed your GWB Annual withdrawal amount, the entire amount of the withdrawal and each subsequent withdrawal in that contract year are GWB Excess withdrawals.

A GWB Excess withdrawal can cause a significant reduction in both your GWB benefit base and your GWB Annual withdrawal amount. If you make a GWB Excess withdrawal, we will recalculate your GWB benefit base and the GWB Annual withdrawal amount. As of the date of the GWB Excess withdrawal, the GWB benefit base is first reduced by the dollar amount of the withdrawal (including any applicable withdrawal charge), and the reduced GWB benefit base and the GWB Annual withdrawal amount are then further adjusted, as follows:

..   If the account value after the deduction of the withdrawal is less than the
    GWB benefit base, then the GWB benefit base is reset equal to the account value.

..   If the account value after the deduction of the withdrawal is greater than or equal to the GWB benefit base, then the GWB benefit base is not adjusted further.

..   The GWB Annual withdrawal amount equals the lesser of: (i) the Applicable percentage of the adjusted GWB benefit base and (ii) the GWB Annual withdrawal amount prior to the GWB Excess withdrawal.

Withdrawals in excess of your GWB Annual withdrawal amount significantly reduce or eliminate the value of Principal Protector/SM/. If your account value is less than your GWB benefit base (due, for example, to negative market performance), a GWB Excess withdrawal, even

36  CONTRACT FEATURES AND BENEFITS
one that is only slightly more than your GWB Annual withdrawal amount, can significantly reduce your GWB benefit base and the GWB Annual withdrawal amount.

For example, if you contribute $100,000 at contract issue, your initial GWB benefit base is $100,000. If you elect the 7% GWB Annual withdrawal option, your GWB Annual withdrawal amount is equal to $7,000 (7% of $100,000). Assume in contract year four that your account value is $80,000, you have not made any prior withdrawals, and you request an $8,000 withdrawal. Your $100,000 benefit base is first reduced by $8,000 to now equal $92,000. Your GWB benefit base is then further reduced to equal the new account value: $72,000 ($80,000 minus $8,000). In addition, your GWB Annual withdrawal amount is reduced to $5,040 (7% of $72,000), instead of the original $7,000.

Withdrawal charges, if applicable, are applied to the amount of the withdrawal exceeding the Guaranteed annual withdrawal amount, assuming the Guaranteed annual withdrawal amount is greater than the 10% free withdrawal amount. See "Withdrawal charge" in "Charges and expenses" later in this Prospectus. Using the example above, if the $8,000 withdrawal is a withdrawal of contributions subject to the withdrawal charge, the withdrawal charge would apply to the $3,000 (the amount of the withdrawal charge above the Guaranteed annual withdrawal amount of $5,000). See "Certain withdrawals" in "Charges and expenses" later in this Prospectus.

You should further note that a GWB Excess withdrawal that reduces your account value to zero eliminates any remaining value in your GWB benefit base. See "Insufficient account value" in "Determining your contract value" later in this Prospectus.

In general, if you purchase the contract as a traditional IRA and participate in our Automatic RMD service, and you do not take any other withdrawals, an automatic withdrawal under that program will not cause a GWB Excess withdrawal, even if it exceeds your GWB Annual withdrawal amount. For more information, see "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus.

If you die, and your beneficiary continues Principal Protector/SM/ under the Beneficiary continuation option, and chooses scheduled payments, such payments will not cause a GWB Excess withdrawal, provided no additional withdrawals are taken. If your beneficiary chooses the "5-year rule" instead of scheduled payments, this waiver does not apply and a GWB Excess withdrawal may occur if withdrawals exceed the GWB Annual withdrawal amounts.

EFFECT OF AUTOMATIC RESET

If you take no withdrawals in the first five contract years, the Applicable percentage to determine your GWB Annual withdrawal amount will be automatically reset at no additional charge. The Applicable percentage under the 7% GWB Annual withdrawal option will be increased to 10%, and the Applicable percentage under the 5% GWB Annual withdrawal option will be increased to 7%. The Applicable percentage is automatically reset on your fifth contract date anniversary, and your GWB Annual withdrawal amount will be recalculated.

If you die before the fifth contract date anniversary, and your beneficiary continues Principal Protector/SM/ under the Beneficiary continuation option, if available, the Automatic reset will apply on the fifth contract date anniversary if you have not taken any withdrawals and: (1) your beneficiary chooses scheduled payments and payments have not yet started; or, (2) if your beneficiary chooses the "5-year rule" option and has not taken withdrawals. See "Beneficiary continuation option" in "Payment of death benefit" later in this Prospectus.

EFFECT OF ADDITIONAL CONTRIBUTIONS

Anytime you make an additional contribution, we will recalculate your GWB benefit base and your GWB Annual withdrawal amount. Your GWB benefit base will be increased by the amount of the contribution (credit amounts are not included) and your GWB Annual withdrawal amount will be equal to the greater of
(i) the Applicable percentage of the new GWB benefit base, or (ii) the GWB Annual withdrawal amount in effect immediately prior to the additional contribution.

If you die, and your beneficiary continues Principal Protector/SM/ under the Beneficiary continuation option, no additional contributions will be permitted.

OPTIONAL STEP UP PROVISION

Except as stated below, any time after the fifth contract date anniversary, you may request a step up in the GWB benefit base to equal your account value. If your GWB benefit base is higher than the account value as of the date we receive your step up request, no step up will be made. If a step up is made, we may increase the charge for the benefit. For a description of the charge increase, see "Principal Protector/SM/ charge" in "Charges and expenses" later in this Prospectus. Once you elect to step up the GWB benefit base, you may not do so again for five complete contract years from the next contract date anniversary. Under both the Spousal protection and the successor owner annuitant features, upon the first death, the surviving spouse must wait five complete contract years from the last step up or from contract issue, whichever is later, to be eligible for a step up.

As of the date of your GWB benefit base step up, your GWB Annual withdrawal amount will be equal to the greater of (i) your GWB Annual withdrawal amount before the step up, and (ii) your GWB Applicable percentage applied to your stepped up GWB benefit base.

It is important to note that a step up in your GWB benefit base may not increase your GWB Annual withdrawal amount. In that situation, the effect of the step up is only to increase your GWB benefit base and support future withdrawals. We will process your step up request even if it does not increase your GWB Annual withdrawal amount, and we will increase the Principal Protector/SM/ charge, if applicable. In addition, you will not be eligible to request another step up for five complete contract years. After processing your request, we will send you a confirmation showing the amount of your GWB benefit base and your GWB Annual withdrawal amount.

For example, if you contribute $100,000 at contract issue, your initial GWB benefit base is $100,000. If you elect the 7% GWB Annual withdrawal option, your GWB Annual withdrawal amount is equal to $7,000 (7% of $100,000). Assume you take withdrawals of $7,000 in each of the first five contract years, reducing the GWB benefit base to $65,000. After five contract years, further assume that your account value is $92,000, and you elect to step up the GWB benefit base from $65,000 to $92,000. The GWB Annual withdrawal amount is recalculated to equal the greater of 7% of the new GWB benefit base, which is $6,440 (7% of $92,000), or the current GWB

                                              CONTRACT FEATURES AND BENEFITS 37

Annual withdrawal amount, $7,000. Therefore, following the step up, even though your GWB benefit base has increased, your GWB Annual withdrawal amount does not increase and remains $7,000.

The Optional step up provision is not available once your beneficiary continues Principal Protector/SM/ under the Beneficiary continuation option. However, if you die, and your beneficiary continues Principal ProtectorSM under the Beneficiary continuation option, the GWB benefit base will be stepped up to equal the account value, if higher as of the transaction date that we receive the Beneficiary continuation option election. The account value will be reduced by any Credits applied to contributions made within one year prior to your death before the comparison with the GWB benefit base, for purposes of the GWB benefit base step up. As of the date of the GWB benefit base step up (if applicable) your beneficiary's GWB Annual withdrawal amount will be equal to the greater of (i) your GWB Annual withdrawal amount before the step up, and
(ii) your GWB Applicable percentage applied to the stepped up GWB benefit base. This is a onetime step up at no additional charge.

OTHER IMPORTANT CONSIDERATIONS

..   Principal Protector/SM /protects your principal only through withdrawals.
    Your account value may be less than your total contributions.

..   You can take withdrawals under your contract without purchasing Principal
    Protector/SM/. In other words, you do not need this benefit to make withdrawals.

..   Amounts withdrawn in excess of your GWB Annual withdrawal amount may be subject to a withdrawal charge, if applicable, as described in "Charges and expenses" later in the Prospectus. In addition, all withdrawals count toward your free withdrawal amount for that contract year.

..   Withdrawals made under Principal Protector/SM/ will be treated, for tax purposes, in the same way as other withdrawals under your contract.

..   All withdrawals are subject to all of the terms and conditions of the contract. Principal Protector/SM/ does not change the effect of withdrawals on your account value or guaranteed minimum death benefit; both are reduced by withdrawals whether or not you elect Principal Protector/SM/. See "How withdrawals are taken from your account value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus.

..   If you withdraw less than the GWB Annual withdrawal amount in any contract year, you may not add the remainder to your GWB Annual withdrawal amount in any subsequent year.

..   GWB Excess withdrawals can significantly reduce or completely eliminate the value of this benefit. See "Effect of GWB Excess withdrawals" above in this section and "Withdrawing your account value" in "Accessing your money" later in this Prospectus.

..   If you surrender your contract to receive its cash value, all benefits under the contract will terminate, including Principal Protector/SM/ if your cash value is greater than your GWB Annual withdrawal amount. Therefore, when surrendering your contract, you should seriously consider the impact on Principal Protector/SM/ when you have a GWB benefit base that is greater than zero.

..   If you die and your beneficiary elects the Beneficiary continuation option, then your beneficiary should consult with a tax adviser before choosing to use the "5-year rule." The "5-year rule" is described in "Payment of death benefit" under "Beneficiary continuation option" later in this Prospectus. The GWB benefit base may be adversely affected if the beneficiary makes any withdrawals that cause a GWB Excess withdrawal. Also, when the contract terminates at the end of 5 years, any remaining GWB benefit base would be lost.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

This is provided for informational purposes only. Since the contract is no longer available to new purchasers, this cancellation provision is no longer applicable.

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer. Other state variations may apply. Please contact your financial professional to find out what applies in your state.

Generally, your refund will equal your account value (less loan reserve account under Rollover TSA contracts) under the contract on the day we receive notification to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct),
(ii) any guaranteed interest in the guaranteed interest option, and (iii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting (i), (ii) or (iii) above). For any IRA contracts returned to us within seven days after you receive it, we are required to refund the full amount of your contribution. Please note that you will forfeit the credit by exercising this right of cancellation.

We may require that you wait six months before you may apply for a contract with us again if:

..   you cancel your contract during the free look period; or

..   you change your mind before you receive your contract, whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office or your financial professional can provide you with the cancellation instructions.

38  CONTRACT FEATURES AND BENEFITS

2. Determining your contract's value


--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total value of the values you have in: (i) the variable investment options; (ii) the guaranteed interest account; (iii) market adjusted amounts in the fixed maturity options; and (iv) the loan reserve account (applies for Rollover TSA contracts only).

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value less: (i) the total amount or a pro rata portion of the annual administrative charge as well as any optional benefit charges(1); (ii) any applicable withdrawal charge; and
(iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.

YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding Portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding Portfolio's shares directly. Your value, however will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)mortality and expense risks;

(ii)administrative, and

(iii)distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)increased to reflect additional contributions plus the credit;

(ii)decreased to reflect a withdrawal (plus applicable withdrawal charges);

(iii)increased to reflect transfer into, or decreased to reflect transfer out of a variable investment option; or

(iv)increased or decreased to reflect a transfer of your loan amount from or to the loan reserve account under a Rollover TSA contract.

In addition, if applicable, when we deduct the enhanced death benefit, guaranteed minimum income benefit, GPB Option 2, Principal Protector/SM/ and/or Protection Plus/SM/ benefit charges, the number of units credited to your contract will be reduced. Your units are also reduced when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE GUARANTEED INTEREST OPTION

Your value in the guaranteed interest account at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.

INSUFFICIENT ACCOUNT VALUE

Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose all your rights under your contract and any applicable guaranteed benefits, except as discussed below.

See Appendix VIII later in this Prospectus for any state variations with regard to the termination of your contract.

GUARANTEED MINIMUM INCOME BENEFIT NO LAPSE GUARANTEE (not available under all contracts). In certain circumstances, even if your account value falls to zero, your Guaranteed minimum income benefit will still have value. Please see "Contract features and benefits" earlier in this Prospectus for information on this feature.

PRINCIPAL PROTECTOR/SM/ (not available under all contracts) If you elected Principal Protector/SM/ and your account value falls to zero due to a GWB Excess withdrawal, we will terminate your contract and you will receive no payment or supplementary annuity contract, as discussed below, even if your GWB benefit base is greater than zero. If, however, your account value falls to zero, either due to a withdrawal or surrender that is not a GWB Excess withdrawal or due to a deduction of charges, please note the following:

..   If your GWB benefit base equals zero, we will terminate your contract and make no payment.

-------------
(1)Depending on when you purchased your contract, your account value will be reduced by a pro rata portion of the administrative charge only. See Appendix IX later in this Prospectus for more information.

                                           DETERMINING YOUR CONTRACT'S VALUE 39

..   If your GWB benefit base is greater than zero but less than or equal to the balance of your GWB Annual withdrawal amount, if any, for that contract year, we will terminate your contract and pay you any remaining GWB benefit base.

..   If your GWB benefit base is greater than the balance of your remaining GWB
    Annual withdrawal amount, if any, for that contract year, we will pay you your GWB Annual withdrawal amount balance and terminate your contract, and we will pay you your remaining GWB benefit base as an annuity benefit, as described below.

..   If the Beneficiary continuation option is elected (not available in all states), and the account value falls to zero while there is a remaining GWB benefit base, we will make payments to the beneficiary as follows:

   -- If the beneficiary had elected scheduled payments we will continue to make scheduled payments over remaining life expectancy until the GWB benefit base is zero, and the Principal Protector/SM/ charge will no longer apply.

   -- If the beneficiary had elected the "5-year rule" and the GWB benefit base is greater than the remaining GWB Annual withdrawal amount, if any, for that contract year, we will pay the beneficiary the GWB Annual withdrawal amount balance. We will continue to pay the beneficiary the remaining GWB Annual withdrawal amount each year until the GWB benefit base equals zero, or the contract terminates at the end of the fifth contract year, whichever comes first. Any remaining GWB benefit base at the end of the fifth contract year will terminate without value.

ANNUITY BENEFIT. If the contract terminates and the remaining GWB benefit base is to be paid in installments, we will issue you an annuity benefit contract and make annual payments equal to your GWB Annual withdrawal amount on your contract date anniversary beginning on the next contract date anniversary, until the cumulative amount of such payments equals the remaining GWB benefit base (as of the date the contract terminates). The last installment payment may be smaller than the previous installment payments in order for the total of such payments to equal the remaining GWB benefit base.

The annuity benefit supplemental contract will carry over the same owner, annuitant and beneficiary as under your contract. If you die before receiving all of your payments, we will make any remaining payments to your beneficiary. The charge for Principal Protector/SM/ will no longer apply.

If at the time of your death the GWB Annual withdrawal amount was being paid to you as an annuity benefit, your beneficiary may not elect the Beneficiary continuation option.

40  DETERMINING YOUR CONTRACT'S VALUE

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the variable investment options, subject to the following:

..   You may not transfer to a fixed maturity option that has a rate to maturity of 3% or less.

..   If the annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied, the rate to maturity is 3%. Also, the maturity dates may be no later than the date annuity payments are to begin.

..   If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment and affect your GPB.

..   A transfer into the guaranteed interest option will not be permitted if such transfer would result in more than 25% of the annuity account value being allocated to the guaranteed interest option, based on the annuity account value as of the previous business day. If you are an existing contract owner, this restriction may not apply. See Appendix IX later in this Prospectus for contract variations.

..   No transfers are permitted into the Special 10 year fixed maturity option.

In addition, we reserve the right to restrict transfers among variable investment options, including limitations on the number, frequency or dollar amount of transfers. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.

The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option, the interest sweep option and dollar cost averaging programs described under "Allocating your contributions" in "Contract features and benefits" earlier in this Prospectus) in any contract year is the greatest of:

(a)25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or

(b)the total of all amounts transferred at your request from the guaranteed interest option to any of the Investment options in the prior contract year; or

(c)25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.

You may request a transfer in writing, by telephone using TOPS or through Online Account Access. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1)the contract number,

(2)the dollar amounts or percentages of your current account value to be transferred, and

(3)the investment options to and from which you are transferring.

We will confirm all transfers in writing.

Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.

OUR ADMINISTRATIVE PROCEDURES FOR CALCULATING YOUR ROLL-UP BENEFIT BASE FOLLOWING A TRANSFER


As explained under "6% (or 5%) Roll-Up to age 85 (used for the 6% Roll-Up to age 85 enhanced death benefit AND the Greater of 6% (or 5%) Roll-Up to age 85 enhanced death benefit or the Annual Ratchet to age 85 enhanced death benefit AND for the Guaranteed minimum income benefit)" earlier in the Prospectus, the higher Roll-Up rate (5% or 6%, or 4% in Washington) applies with respect to most investment options, but a lower Roll-Up rate (3%) applies with respect to the EQ/Intermediate Government Bond option, the EQ/Money Market option, the fixed maturity options, the Special 10 year fixed maturity option, the guaranteed interest option and the loan reserve account under Rollover TSA (the "lower Roll-Up rate options"). The other investment options, to which the higher rate applies, are referred to as the "higher Roll-Up rate options". For more information about Roll-Up rates applicable in various states and for various contract versions, see Appendices VIII and IX.


Your Roll-Up benefit base is comprised of two segments, representing that portion of your benefit base, if any, that rolls up at the higher rate and the other portion that is rolling up at 3%. If you transfer account value from a higher Roll-Up rate option to a lower Roll-Up rate option, all or a portion of your benefit base will transfer from the higher rate benefit base segment to the lower rate benefit base segment. Similarly, if you transfer account value from a lower Roll-Up rate option to a higher Roll-Up rate option, all or a portion of your benefit base will transfer from the lower rate segment to the higher rate segment. To determine how much to transfer from one Roll-Up benefit base segment to the other Roll-Up benefit base segment, we use a dollar-for-dollar calculation.

This means that we generally transfer an amount from one Roll-Up benefit base segment to the other Roll-Up benefit base segment in

                            TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS 41
the same dollar amount as the transfer of account value. The effect of a transfer on your benefit base will vary depending on your particular circumstances.

..   For example, if your account value is $45,000 and has always been invested in the higher Roll-Up rate options, and your benefit base is $30,000 and is all rolling up at the higher rate, and you transfer $15,000 of your account value to the EQ/Money Market variable investment option (a lower Roll-Up rate option), then we will transfer $15,000 from the higher rate benefit base segment to the lower rate benefit base segment. Therefore, immediately after the transfer, of your $30,000 benefit base, $15,000 will continue to roll-up at the higher rate and $15,000 will roll-up at the lower rate.

..   For an additional example, if your account value is $30,000 and has always been invested in lower Roll-Up rate options, and your benefit base is $45,000 and is all rolling up at the lower rate, and you transfer $15,000 of your account value (which is entirely invested in lower Roll-Up rate options) to a higher Roll-Up rate option, then we will transfer $15,000 of your benefit base from the lower rate benefit base segment to the higher rate benefit base segment. Therefore, immediately after the transfer, of your $45,000 benefit base, $15,000 will continue to roll-up at the higher rate and $30,000 will roll-up at the lower rate.

..   Similarly, using the same example as immediately above, if you transferred all of your account value ($30,000) to a higher Roll-Up rate option, $30,000 will be transferred to the higher rate benefit base segment. Immediately after the transfer, of your $45,000 benefit base, $30,000 will roll-up at the higher rate and $15,000 will continue to roll-up at the lower rate. Therefore, it is possible that some of your benefit base will roll-up at the lower rate even after you transfer all of your account value to the higher Roll-Up rate options.

DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a Portfolio to maintain larger amounts of cash or to liquidate Portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a Portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the Portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a Portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of Portfolio investments may impede efficient Portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of Portfolio securities. Similarly, a Portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than Portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting Portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how Portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (together, "the trusts"). The trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of Portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each Portfolio on a daily basis. On any day when a Portfolio's net inflows or outflows exceed an established monitoring threshold, the trust obtains from us contract owner trading activity. The trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its Portfolios. Please see the prospectuses for the trusts for more information.

As of the date of this Prospectus, we do not offer investment options with underlying portfolios that are part of an outside trust (an "unaffiliated trust"). Should we offer such investment options in the future, each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity, which would be disclosed in the unaffiliated trust prospectus. If an unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. Any such unaffiliated trust would also have the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios.

When a contract is identified in connection with potentially disruptive transfer activity for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be

42 TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this Prospectus, no trust available under the contract had implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.

REBALANCING YOUR ACCOUNT VALUE

We offer rebalancing, which you can use to automatically reallocate your account value among your investment options. We currently offer two options:
"Option I" and "Option II." Option I allows you to rebalance your account value among the variable investment options. Option II allows you to rebalance among the variable investment options and the guaranteed interest option. Under both options, rebalancing is not available for amounts you have allocated to the fixed maturity options.

To enroll in one of our rebalancing programs, you must notify us in writing or through Online Account Access and tell us:

(a)the percentage you want invested in each investment option (whole percentages only), and

(b)how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis)

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.

You may elect or terminate the rebalancing program at any time. You may also change your allocations under the program at any time. Once enrolled in the rebalancing program, it will remain in effect until you instruct us in writing to terminate the program. Requesting an investment option transfer while enrolled in our rebalancing program will not automatically change your allocation instructions for rebalancing your account value. This means that upon the next scheduled rebalancing, we will transfer amounts among your investment options pursuant to the allocation instructions previously on file for your program. Changes to your allocation instructions for the rebalancing program (or termination of your enrollment in the program) must be in writing and sent to our Processing Office. Termination requests can also be made online through Online Account Access. See "How to reach us" in "Who is AXA Equitable?" earlier in this Prospectus. There is no charge for the rebalancing feature.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------

While your rebalancing program is in effect, we will transfer amounts among the investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date.

If you select Option II, you will be subject to our rules regarding transfers between the guaranteed interest option and the variable investment options. These rules are described in "Transferring your account value" earlier in this section. Under Option II, a transfer into or out of the guaranteed interest option to initiate the rebalancing program will not be permitted if such transfer would violate these rules. If this occurs, the rebalancing program will not go into effect.

You may not elect Option II if you are participating in any dollar cost averaging program. You may not elect Option I if you are participating in general dollar cost averaging.

                            TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS 43

4. Accessing your money


--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. If you withdraw more than 90% of your contract's current cash value, we will treat it as a request to surrender your contract for its cash value. See "Surrendering your contract to receive its cash value" below. For the potential tax consequences of withdrawals, see "Tax information" later in this Prospectus.

Please see "Insufficient account value" in "Determining your contract value" earlier in this Prospectus and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2," below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.


------------------------------------------------------------------
                      METHOD OF WITHDRAWAL
------------------------------------------------------------------
                                                        LIFETIME
                                                        REQUIRED
                                        SUBSTANTIALLY   MINIMUM
 CONTRACT            PARTIAL SYSTEMATIC     EQUAL     DISTRIBUTION
------------------------------------------------------------------
NQ                     Yes      Yes          No           No
------------------------------------------------------------------
Rollover IRA           Yes      Yes          Yes          Yes
------------------------------------------------------------------
Roth Conversion IRA    Yes      Yes          Yes          No
------------------------------------------------------------------
Rollover TSA/(1)/      Yes      Yes          No           Yes
------------------------------------------------------------------
QP/(2)/                Yes      No           No           No
------------------------------------------------------------------

(1)Employer or plan approval is required for all transactions. Your ability to take withdrawals or loans from, or surrender your TSA contract may be limited. See Appendix X -- "Tax Sheltered Annuity contracts (TSAs)" later in this Prospectus.
(2)All payments are made to the plan as the owner of the contract. See "Appendix II: Purchase considerations for QP contracts" later in this Prospectus.

--------------------------------------------------------------------------------

All requests for withdrawals must be made on a specific form that we provide. Please see "How to reach us" under "Who is AXA Equitable?" earlier in this Prospectus for more information.
--------------------------------------------------------------------------------

DOLLAR-FOR-DOLLAR WITHDRAWAL SERVICE

If you have at least one guaranteed benefit where withdrawals reduce the benefit base on a dollar-for-dollar basis, you may request a one-time lump sum or systematic withdrawal through our Dollar-for-Dollar Withdrawal Service. Withdrawals under this automated withdrawal service will never result in a pro-rata reduction of the guaranteed benefit base, and will never terminate the no-lapse guarantee if your contract had the no-lapse guarantee prior to utilizing this service and provided that you do not take any withdrawals outside the service. Systematic withdrawals set up using the Dollar-for-Dollar Withdrawal Service adjust automatically to account for financial transactions that may otherwise have an adverse impact on your guaranteed benefits, and, for certain types of withdrawals, adjust automatically to increase the withdrawal amount.

You may use the Dollar-for-Dollar Withdrawal Service to elect a one-time lump sum withdrawal or to enroll in systematic withdrawals at monthly, quarterly, or annual intervals. If you take withdrawals using this service, you must choose whether you want your withdrawal to be calculated to: (i) preserve the Roll-up benefit base as of the last contract date anniversary (or the benefit base as of the withdrawal transaction date); or (ii) take the full dollar-for-dollar withdrawal amount available under the contract to avoid a pro-rata reduction of the guaranteed benefit base.

..   ROLL-UP BENEFIT BASE PRESERVATION: You can request a withdrawal that will preserve the Roll-up benefit base as of the last contract anniversary or the withdrawal transaction date. In general, this amount will be less than the Roll-up rate, times the last contract date anniversary benefit base value due to compounded crediting of the Roll-up rate.

..   FULL DOLLAR-FOR-DOLLAR: You can request to withdraw the full dollar-for-dollar withdrawal amount. Full dollar-for-dollar withdrawals reduce the guaranteed benefit base and cause the value of the benefit base on the next contract date anniversary to be lower than the prior contract date anniversary, assuming no additional contributions or resets have occurred. In general, taking full dollar-for-dollar withdrawals will cause a reduction to the guaranteed benefit base over time and decrease the full dollar-for-dollar withdrawal amount available in subsequent contract years. The reduction in dollar-for-dollar amounts is due to amounts being withdrawn prior to earning the full year's annual compounded Roll-up rate. Although the benefit base will reduce over time, full dollar-for-dollar withdrawals taken through the service always reduce the benefit base in the amount of the withdrawal and never more than the withdrawal amount.

There is no charge to use the Dollar-for-Dollar Withdrawal Service. Currently, we do not charge for quotes from the Dollar-for-Dollar Withdrawal Service but reserve the right to charge for such quotes upon advance notice to you. Please speak with your financial professional or call us for additional information about the Dollar-for-Dollar Withdrawal Service.


PARTIAL WITHDRAWALS
(All contracts)

You may take partial withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions and employer or plan approval is required.) The minimum amount you may withdraw is $300.

Partial withdrawals will be subject to a withdrawal charge if they exceed the 10% free withdrawal amount (see "10% free withdrawal amount" in "Charges and expenses" later in this Prospectus). If you already own your contract, the applicable free withdrawal percentage may be higher. See Appendix IX later in this Prospectus for the free withdrawal amount that applies to your contract. Under Rollover TSA contracts, if a loan is outstanding, you may only take partial withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.

44  ACCESSING YOUR MONEY

SYSTEMATIC WITHDRAWALS
(All contracts except QP contracts)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions and employer or plan approval is required.)

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 0.8% monthly, 2.4% quarterly and 10% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election. If you already own your contract, the applicable percentages may be higher. See Appendix IX later in this Prospectus for information on what applies to your contract.

If the withdrawal charges on your contract have expired, you may elect a systematic withdrawal option in excess of percentages described in the preceding paragraph, up to 100% of your account value. However, if you elect a systematic withdrawal option in excess of these limits, and make a subsequent contribution to your contract, the systematic withdrawal option will be terminated. You may then elect a new systematic withdrawal option within the limits described in the preceding paragraph.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59 1/2 and 70 1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a partial withdrawal. You can cancel the systematic withdrawal option at any time.

Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a partial withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 10% free withdrawal amount. This option is not available if you have elected a guaranteed principal benefit -- this restriction may not apply to certain contract owners, depending on when you purchased your contract. See Appendix IX later in this Prospectus for more information.

SUBSTANTIALLY EQUAL WITHDRAWALS
(All contracts except QP contracts)

We offer our "substantially equal withdrawals option" to allow you to receive distributions from your account value without triggering the 10% additional federal income tax penalty, which normally applies to distributions made before age 59 1/2. Substantially equal withdrawals are also referred to as "72(t) exception withdrawals". See "Tax information" later in this Prospectus. We use one of the IRS-approved methods for doing this; this is not the exclusive method of meeting this exception. After consultation with your tax adviser, you may decide to use another method which would require you to compute amounts yourself and request partial withdrawals. In such a case, a withdrawal charge may apply. Once you begin to take substantially equal withdrawals, you should not (i) stop them; (ii) change the pattern of your withdrawals for example, by taking an additional partial withdrawal; or (iii) contribute any more to the contract until after the later of age 59 1/2 or five full years after the first withdrawal. If you alter the pattern of withdrawals, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.

In accordance with IRS guidance, an individual who has elected to receive substantially equal withdrawals may make a one time change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.

You may elect to take substantially equal withdrawals at any time before age
59 1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until (i) we receive written notice from you to cancel this option; (ii) you take an additional partial withdrawal; or
(iii) you contribute any more to the contract. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same calendar year in which you took a partial withdrawal or added amounts to the contract. We will calculate the new withdrawal amount.

Substantially equal withdrawals that we calculate for you are not subject to a withdrawal charge, except to the extent that, when added to a partial withdrawal previously taken in the same contract year, the substantially equal withdrawal exceeds the free withdrawal amount (see "10% free withdrawal amount" in "Charges and expenses" later in this Prospectus).

Depending on when you purchased your contract, this option may not be available if you have elected a guaranteed principal benefit. If you are an existing contract owner, this restriction may not apply to all contract owners. See Appendix IX later in this Prospectus for contract variations.

LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS

(Rollover IRA and Rollover TSA contracts only -- See "Tax information" and Appendix X later in this Prospectus)

We offer our "automatic required minimum distribution (RMD) service" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request partial withdrawals. In such a case, a withdrawal charge may apply. Before electing this account based withdrawal option, you should consider whether annuitization might be better in your situation. If you have elected certain additional benefits, such as the Guaranteed minimum death benefit or Guaranteed minimum income benefit, amounts withdrawn from the contract to meet RMDs will reduce the benefit base and may limit the utility of the benefit. Also, the actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals from annuity contracts funding TSAs and


                                                       ACCESSING YOUR MONEY  45

IRAs, which could increase the amount required to be withdrawn. Please refer to "Tax information" and Appendix X later in this Prospectus.

You may elect this service in the year in which you reach age 70 1/2 or in any later year. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" and Appendix X later in this Prospectus for your specific type of retirement arrangement.

--------------------------------------------------------------------------------
For Rollover IRA and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70 1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------


We do not impose a withdrawal charge on minimum distribution withdrawals taken through our automatic RMD service except if, when added to a partial withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 10% free withdrawal amount.


Under Rollover TSA contracts, you may not elect our automatic RMD service if a loan is outstanding.

FOR CONTRACTS WITH PRINCIPAL PROTECTOR/SM/. If you elected Principal Protector/SM/, provided no other withdrawals are taken during a contract year in which you participate in our Automatic RMD service, an automatic withdrawal using our service will not cause a GWB Excess withdrawal, even if it exceeds your GWB Annual withdrawal amount. If you take any other withdrawal while you participate in the service, however, this GWB Excess withdrawal exception terminates permanently. In order to take advantage of this exception, you must elect and maintain participation in our Automatic RMD service at your required beginning date, or the contract date, if your required beginning date has occurred before the contract was purchased. See "Principal Protector/SM/" in "Contract features and benefits" earlier in this Prospectus for further information.

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest account. If there is insufficient value or no value in the variable investment options and the guaranteed interest account, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options (other than the Special 10 year fixed maturity option, if applicable), in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. A market value adjustment will apply to withdrawals from the fixed maturity options (including the Special 10 year fixed maturity option).

You may choose to have your systematic withdrawals or your substantially equal withdrawals taken from specific variable investment options and/or the guaranteed interest option. If you choose specific variable investment options and/or the guaranteed interest option, and the value in those selected option(s) drops below the requested withdrawal amount, the requested amount will be taken on a pro rata basis from all investment options on the business day after the withdrawal was scheduled to occur. All subsequent scheduled withdrawals will be processed on a pro rata basis on the business day you initially elected.

HOW WITHDRAWALS (AND TRANSFERS OUT OF THE SPECIAL 10 YEAR FIXED MATURITY OPTION) AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT, GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED PRINCIPAL BENEFIT OPTION 2

In general, withdrawals will reduce your guaranteed benefits on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by the same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 X .40) and your new benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

If your account value is greater than your benefit, a withdrawal will result in a reduction of your benefit that will be less than the withdrawal. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your benefit was $20,000 before the withdrawal, it would be reduced by $8,000 ($20,000 X .40) and your new benefit after the withdrawal would be $12,000 ($20,000 - $8,000).

Transfers out of the Special 10 year fixed maturity option will reduce GPB Option 2 on a pro rata basis. In addition, if you make a contract withdrawal from the Special 10 year fixed maturity option, we will reduce your GPB Option 2 in a similar manner; however, the reduction will reflect both a transfer out of the Special 10 year fixed maturity option and a withdrawal from the contract. Therefore, the reduction in GPB Option 2 is greater when you take a contract withdrawal from the Special 10 year fixed maturity option than it would be if you took the withdrawal from another investment option.

Similar to the example above, if your account value is $30,000 and you withdraw $12,000 from the Special 10 year fixed maturity option, you have withdrawn 40% of your account value. If your GPB Option 2 benefit was $40,000 before the withdrawal, the reduction to reflect the transfer out of the Special 10 year fixed maturity option would equal $16,000 ($40,000 x .40). The amount used to calculate the reduction to reflect the withdrawal from the contract is $24,000 ($40,000 - $16,000). The reduction to reflect the withdrawal would equal $9,600 ($24,000 x .40), and your new benefit after the withdrawal would be $14,400 ($24,000 - $9,600).

For purposes of calculating the adjustment to your guaranteed benefits, the amount of the withdrawal will include the amount of any applicable withdrawal charge. Using the example above, the $12,000 withdrawal would include the withdrawal amount paid to you and the amount of any applicable withdrawal charge deducted from your account value. For more information on the calculation of the charge, see "Withdrawal charge" later in the Prospectus.

With respect to the Guaranteed minimum income benefit, the Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit and the 6% Roll-Up to age 85 death benefit, withdrawals (including any applicable withdrawal charges) will reduce

46  ACCESSING YOUR MONEY
each of the benefits' 6% Roll-Up to age 85 benefit base on a dollar-for-dollar basis, as long as the sum of withdrawals in a contract year is 6% or less of the 6% Roll-Up benefit base on the most recent contract date anniversary. Additional contributions made during the contract year do not affect the amount of the withdrawals that can be taken on a dollar-for-dollar basis in that contract year. Once a withdrawal is taken that causes the sum of withdrawals in a contract year to exceed 6% of the benefit base on the most recent anniversary, that entire withdrawal and any subsequent withdrawals in that same contract year will reduce the benefit base pro rata. Reduction on a dollar-for-dollar basis means that your 6% Roll-Up to age 85 benefit base will be reduced by the dollar amount of the withdrawal for each Guaranteed benefit. The Annual Ratchet to age 85 benefit base will always be reduced on a pro rata basis.

The effect of withdrawals on your Guaranteed minimum income benefit and, Guaranteed minimum death benefit (including the Greater of 5% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit) may be different. See Appendix IX later in this Prospectus for information on what applies to your contract.

HOW WITHDRAWALS AFFECT PRINCIPAL PROTECTOR/SM/

If you elected Principal Protector/SM/, if available, any withdrawal reduces your GWB benefit base by the amount of the withdrawal. In addition, a GWB Excess withdrawal can significantly reduce your GWB Annual withdrawal amount and further reduce your GWB benefit base. For more information, see "Effect of GWB Excess withdrawals" and "Other important considerations" under "Principal Protector/SM/" in "Contract features and benefits" earlier in this Prospectus.

WITHDRAWALS TREATED AS SURRENDERS

If you withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. Also, under certain contracts, we have the right to pay the cash value and terminate the contract if no contributions are made during the last three completed contract years, and the account value is less than $500, or if you make a withdrawal that would result in a cash value of less than $500. If you are an existing contract owner, the rules in the preceding sentence may not apply under your contract or if the Guaranteed minimum income benefit no lapse guarantee is available and in effect on your contract. See Appendix IX later in this Prospectus for information. See also "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.

SPECIAL RULES FOR PRINCIPAL PROTECTOR/SM/ (if available). If you elected Principal Protector/SM/, all withdrawal methods described above can be used. We will not treat a withdrawal request that results in a withdrawal in excess of 90% of the contract's cash value as a request to surrender the contract unless it is a GWB Excess withdrawal. In addition, we will not terminate your contract if either your account value or cash value falls below $500, unless it is due to a GWB Excess withdrawal. In other words, if you take a GWB Excess withdrawal that equals more than 90% of your cash value or reduces your cash value to less than $500, we will treat your request as a surrender of your contract even if your GWB benefit base is greater than zero. Please also see "Insufficient account value" in "Determining your contract value" earlier in this Prospectus. Please also see "Principal Protector/SM/" in "Contract features and benefits," earlier in this Prospectus, for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.

LOANS UNDER ROLLOVER TSA CONTRACTS

Loans from a Rollover TSA contract are not permitted without employer or plan approval. We will not permit you to take a loan or have a loan outstanding while you are enrolled in our "automatic required minimum distribution (RMD) service."

Loans are subject to federal income tax limits and are also subject to the limits of the plan. The loan rules under ERISA may apply to plans not sponsored by a governmental employer. Federal income tax rules apply to all plans, even if the plan is not subject to ERISA.

A loan will not be treated as a taxable distribution unless:

..   It exceeds limits of federal income tax rules;

..   Interest and principal are not paid when due; or

..   In some instances, service with the employer terminates.

Taking a loan in excess of the Internal Revenue Code limits may result in adverse tax consequences.

Before we make a loan, you must properly complete and sign a loan request form. Loan processing may not be completed until we receive all information and approvals required to process the loan at our processing office.

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of the loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1)the date annuity payments begin,

(2)the date the contract terminates, and

(3)the date a death benefit is paid (the outstanding loan including any accrued and unpaid loan interest, will be deducted from the death benefit amounts).

A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received. Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined. Please see Appendix VIII later in this Prospectus for any state rules that may affect loans from a TSA contract. Also, see Appendix X for a discussion of TSA contracts.

Tax consequences for failure to repay a loan when due are substantial, and may result in severe restrictions on your ability to borrow amounts under any plans of your employer in the future.

LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options and the guaranteed

                                                       ACCESSING YOUR MONEY  47
interest option. If those amounts are insufficient, any additional amount of the loan will be subtracted from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. A market value adjustment will apply to withdrawals from the fixed maturity options (including the Special 10 year fixed maturity option). If the amounts are withdrawn from the Special 10 year fixed maturity option, the guaranteed benefit will be adversely affected. See "Guaranteed principal benefit option 2" in "Contract features and benefits" earlier in this Prospectus.

For the period of time your loan is outstanding, the loan reserve account rate we will credit will equal the loan interest rate minus a maximum rate of 2%. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid and the amount of interest earned from the loan reserve account to the investment options according to the allocation percentages we have on our records. Loan repayments are not considered contributions and therefore are not eligible for additional credits.

SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions and employer or plan approval is required). For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information.

All benefits under the contract will terminate as of the date we receive the required information, including Principal Protector/SM/ (if applicable), if your cash value is greater than your GWB Annual withdrawal amount. If you have a GWB benefit base greater than zero, you should consider the impact of a contract surrender on the Principal Protector/SM/ benefit. If your surrender request does not constitute a GWB Excess withdrawal, you may be eligible for additional benefits. If, however, your surrender request constitutes a GWB Excess withdrawal, you will lose those benefits. Also, if the Guaranteed minimum income benefit no lapse guarantee is in effect under your contract, the Guaranteed minimum income benefit will terminate without value if your cash value plus any other withdrawals taken in the contract year exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year). For more information, please see "Annuity benefit" under "Insufficient account value" in "Determining your contract value" and "Principal Protector/SM/" in "Contract features and benefits" earlier in this Prospectus.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus.

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)the New York Stock Exchange is closed or restricts trading,

(2)the SEC determines that an emergency exists as a result of which sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3)the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest account and fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.

YOUR ANNUITY PAYOUT OPTIONS

The following description assumes annuitization of your entire contract. For partial annuitization, see "Partial annuitization" below.

Deferred annuity contracts such as Accumulator(R) Plus/SM/ provide for conversion to payout status at or before the contract's "maturity date." This is called annuitization. When your contract is annuitized, your Accumulator(R) Plus/SM/ contract and all its benefits will terminate and you will receive a supplemental annuity payout contract ("payout option") that provides periodic payments for life or for a specified period of time. In general, the periodic payment amount is determined by the account value or cash value of your Accumulator(R) Plus/SM/ contract at the time of annuitization and the annuity purchase factor to which that value is applied, as described below. Alternatively, if you have a Guaranteed minimum income benefit, you may exercise your benefit in accordance with its terms. We have the right to require you to provide any information we deem necessary to provide an annuity payout option. If an annuity payout is later found to be based on incorrect information, it will be adjusted on the basis of the correct information.

Your Accumulator(R) Plus/SM/ contract guarantees that upon annuitization, your annuity account value will be applied to a guaranteed annuity purchase factor for a life annuity payout option. We reserve the right, with advance notice to you, to change your annuity purchase factor any time after your fifth contract date anniversary and at five year intervals after the first change. (Please see your contract and SAI for more information.) In addition, you may apply your account value or cash value, whichever is applicable, to any other annuity payout option that we may offer at the time of annuitization. We currently offer you several choices of annuity payout options. Some enable you to receive fixed annuity payments which can be either level or increasing, and others enable you to receive variable annuity payments. Please see Appendix VIII later in this Prospectus for variations that may apply to your state.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age when the contract was issued. Other than life

48  ACCESSING YOUR MONEY
annuity with period certain, we reserve the right to add, remove or change any of these annuity payout options at any time. In addition, if you are exercising your Guaranteed minimum income benefit, your choice of payout options are those that are available under the Guaranteed minimum income benefit (see "Guaranteed minimum income benefit option" in "Contract features and benefits" earlier in this Prospectus). If you elect Principal Protector/SM/ and choose to annuitize your contract before the maturity date, Principal Protector/SM/ will terminate without value even if your GWB benefit base is greater than zero. Payments you receive under the annuity payout option you select may be less than you would have received under Principal Protector/SM/. See "Principal Protector/SM/" in "Contract features and benefits" earlier in this Prospectus for further information.

--------------------------------------------------------------------
Fixed annuity payout options        Life annuity
                                    Life annuity with period certain
                                    Life annuity with refund certain
                                    Period certain annuity
--------------------------------------------------------------------
Variable Immediate Annuity          Life annuity
  payout options                    Life annuity with period certain
--------------------------------------------------------------------
Income Manager(R) payout options    Life annuity with period certain
  (available for annuitants age 83  Period certain annuity
  or less at contract issue)
--------------------------------------------------------------------

..   Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

..   Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

..   Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

..   Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide you with details.

FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable Immediate Annuities may be funded through your choice of available variable investment options investing in Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.

INCOME MANAGER(R) PAYOUT OPTIONS

The Income Manager(R) payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager(R) payout annuity contract. You may request an illustration of the Income Manager(R) payout annuity contract from your financial professional. Income Manager(R) payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager(R) payout option, you should read the prospectus which contains important information that you should know.

Both NQ and IRA Income Manager(R) payout options provide guaranteed level payments. The Income Manager(R) (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect an Income Manager(R) payout option without life contingencies unless withdrawal charges are no longer in effect under your Accumulator(R) Plus/SM/.

For QP and Rollover TSA contracts, if you want to elect an Income Manager(R) payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner. You must be eligible for a distribution under the QP or Rollover TSA contract.

You may choose to apply your account value of your Accumulator(R) Plus/SM/ contract to an Income Manager(R) payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Accumulator(R) Plus/SM/. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.

The Income Manager(R) payout options are not available in all states.

THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of

                                                       ACCESSING YOUR MONEY  49
your purchase as it relates to any withdrawal charges. If amounts in a fixed maturity option are used to purchase any annuity payment option prior to the maturity date, a market value adjustment will apply.

For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

The withdrawal charge applicable under your Accumulator(R) Plus/SM/ is imposed if you select a non-life contingent period certain payout annuity. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.

For the Income Manager(R) payout life contingent options, no withdrawal charge is imposed under the Accumulator(R) Plus/SM/. If the withdrawal charge that otherwise would have been applied to your account value under your Accumulator(R) Plus/SM/ is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager(R) will apply. The year in which your account value is applied to the payout option will be "contract year 1."


PARTIAL ANNUITIZATION. Partial annuitization of nonqualified deferred annuity contracts is permitted under certain circumstances. You may choose from the annuity payout options described here, but if you choose a period certain annuity payout, the certain period must be for 10 years or more. We require you to elect partial annuitization on the form we specify. Partial annuitization is not available for a guaranteed minimum income benefit under a contract. For purposes of this contract we will effect any partial annuitization as a withdrawal applied to a payout annuity. See "How withdrawals are taken from your account value" earlier in this section and also the discussion of "Partial annuitization" in "Tax information" for more information.


SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.

Except with respect to the Income Manager(R), where payments are made on the 15th day of the month, you can choose the date annuity payments begin from the Accumulator(R) Plus/SM/ contract. Generally, the date annuity payments begin may not be earlier than five years (in a limited number of jurisdictions this requirement may be more or less than five years) from the contract date. Please see Appendix VIII later in this Prospectus for information on state variations. You can change the date your annuity payments are to begin at any time. The date may not be later than the annuity maturity date described below.

If you start receiving annuity payments within three years of making any contribution, we will recover the credit that applies to any contribution made within the prior three years. Please see Appendix VIII later in this Prospectus for information on state variations.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier. The amount of each annuity payment will be less with a greater frequency of payments, or with a longer duration of a non-life contingent annuity or a longer certain period of a life contingent annuity. Once elected, the frequency with which you receive payments cannot be changed.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

If you select an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager(R) annuity payout option is chosen.

ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum payment or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday. We will send a notice with the contract statement one year prior to the maturity date.

If you elected Principal Protector/SM/ and your contract is annuitized at maturity, we will offer an annuity payout option for life that guarantees you will receive payments that are at least equal to what you would have received under Principal Protector until the point at which your GWB Benefit Base is depleted. After your GWB Benefit Base is depleted, you will continue to receive periodic payments while you are living. The amount of each payment will be the same as the payment amount that you would have received if you had applied your account value on the maturity date to purchase a life annuity at the annuity purchase rate guaranteed in your contract; this payment amount may be more or less than your GWB Annual Withdrawal amount.

Please see Appendix VIII later in this Prospectus for variations that may apply in your state.

50  ACCESSING YOUR MONEY

5. Charges and expenses


--------------------------------------------------------------------------------

CHARGES THAT AXA EQUITABLE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

..   A mortality and expense risks charge

..   An administrative charge

..   A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

..   On each contract date anniversary -- an annual administrative charge, if applicable.

..   At the time you make certain withdrawals or surrender your contract -- a withdrawal charge.

..   On each contract date anniversary -- a charge for each optional benefit that you have elected: a death benefit (other than the Standard death benefit); the Guaranteed minimum income benefit; Principal Protector/SM/; and Protection Plus/SM/.

..   On the first 10 contract date anniversaries -- a charge for GPB Option 2, if you have elected this optional benefit.

..   At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

More information about these charges appears below. The fees and charges described are the maximum fees and charges that a contract owner will pay. Please see your contract and/or Appendix IX for the fees and charges that apply under your contract. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" later in this section.

The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise, we will incur a loss.

The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this Prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray, a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk. Nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the contracts.

To help with your retirement planning, we may offer other annuities with different charges, benefits, and features. Please contact your financial professional for more information.

SEPARATE ACCOUNT ANNUAL EXPENSES

MORTALITY AND EXPENSE RISKS CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard death benefit. The daily charge is equivalent to an annual rate of 0.90% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the Guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect. A portion of this charge also compensates us for the contract credit. For a discussion of the credit, see "Credits" in "Contract features and benefits" earlier in this Prospectus. We expect to make a profit from this charge.

ADMINISTRATIVE CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.35% or 0.25% of the net assets in each variable investment option. See Appendix IX later in this Prospectus for the charge that applies to your contract.

DISTRIBUTION CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.

ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $50,000. If your account value on such date is $50,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge

                                                       CHARGES AND EXPENSES  51
from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid on a date other than the contract date anniversary, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


SPECIAL SERVICES CHARGES

We deduct a charge for providing the special services described below. These charges compensate us for the expense of processing each special service. For certain services, we will deduct from your account value any withdrawal charge that applies and the charge for the special service. Please note that we may discontinue some or all of these services without notice.

WIRE TRANSFER CHARGE. We charge $90 for outgoing wire transfers. Unless you specify otherwise, this charge will be deducted from the amount you request.

EXPRESS MAIL CHARGE. We charge $35 for sending you a check by express mail delivery. This charge will be deducted from the amount you request.

DUPLICATE CONTRACT CHARGE. We charge $35 for providing a copy of your contract. The charge for this service can be paid (i) using a credit card acceptable to AXA Equitable, (ii) by sending a check to our processing office, or (iii) by any other means we make available to you.


WITHDRAWAL CHARGE

A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceed the 10% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value or apply your cash value to a non life contingent annuity payout option. A portion of this charge also compensates us for the contract credit. For a discussion of the credit, see "Credits" in "Contracts features and benefits" earlier in this Prospectus. We expect to make a profit from this charge. For more information about the withdrawal charge if you select an annuity payout option, see "Your annuity payout options -- The amount applied to purchase an annuity payout option" in "Accessing your money" earlier in the Prospectus.

The withdrawal charge equals a percentage of the contributions withdrawn. We do not consider credits to be contributions. Therefore, there is no withdrawal charge associated with a credit.

The percentage of the withdrawal charge that applies to each contribution depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:

------------------------------------------------------------------------------------------------
                                                                   CONTRACT YEAR
------------------------------------------------------------------------------------------------
                                                             1   2   3   4   5   6   7   8   9+
------------------------------------------------------------------------------------------------
  Percentage of
  contribution                                               8%  8%  7%  7%  6%  5%  4%  3%  0%
------------------------------------------------------------------------------------------------

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawals of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to the same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each variable investment option. The withdrawal charge helps cover our sales expenses.

For purposes of calculating reductions in your guaranteed benefits and associated benefit bases, the withdrawal amount includes both the withdrawal amount paid to you and the amount of the withdrawal charge deducted from your account value. For more information, see "Guaranteed minimum death benefit and Guaranteed minimum income benefit (or the "Living Benefit") base" and "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" earlier in the Prospectus.

The withdrawal charge does not apply in the circumstances described below.

10% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the beginning of each contract year. In the first contract year, the 10% free withdrawal amount is determined using all contributions received in the first 90 days of the contract year. Additional contributions during the contract year do not increase your 10% free withdrawal amount. The 10% free withdrawal amount does not apply if you surrender your contract except where required by law.

If you elected Principal Protector/SM/, we will waive any withdrawal charge for any withdrawal during the contract year up to the GWB Annual withdrawal amount, even if such withdrawals exceed the free withdrawal amount. However, each withdrawal reduces the free withdrawal amount for that contract year by the amount of the withdrawal. Withdrawal charges are applied to the amount of the withdrawal that exceeds the GWB Annual withdrawal amount.

The applicable free withdrawal amount percentage may be higher for certain contract owners, depending on when you purchased your contract. See Appendix IX later in this Prospectus for the free withdrawal amount that applies under your contract.

CERTAIN WITHDRAWALS. If you elected the Guaranteed minimum income benefit and/or the Greater of 6% Roll-Up to age 85 or the annual ratchet to age 85 enhanced death benefit, the withdrawal charge will be waived for any withdrawal that, together with any prior withdrawals made during the contract year, does not exceed 6% of the beginning of contract year 6% to age 85 Roll-Up benefit base, even if such withdrawals exceed the free withdrawal amount. Also, a withdrawal charge does not apply to a withdrawal that exceeds 6% of the beginning of contract year 6% to age 85 Roll-Up benefit base as long as it does not exceed the free withdrawal amount. If your withdrawal exceeds the amount described above, this

52  CHARGES AND EXPENSES
waiver is not applicable to that withdrawal, or to any subsequent withdrawal for the life of the contract.

See Appendix IX later in this Prospectus to see if this waiver of the withdrawal charge applies under your contract.

DISABILITY, TERMINAL ILLNESS, OR CONFINEMENT TO NURSING HOME. The withdrawal charge also does not apply if:

(i)The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii)We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

(iii)The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is
     (a) approved by Medicare as a provider of skilled nursing care service, or
     (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

   -- its main function is to provide skilled, intermediate, or custodial nursing care;

   -- it provides continuous room and board to three or more persons;

   -- it is supervised by a registered nurse or licensed practical nurse;

   -- it keeps daily medical records of each patient;

   -- it controls and records all medications dispensed; and

   -- its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions as described in (i),
(ii) or (iii) above existed at the time a contribution was remitted or if the condition that began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.

GUARANTEED MINIMUM DEATH BENEFIT CHARGE

ANNUAL RATCHET TO AGE 85. If you elected the Annual Ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.25% of the Annual Ratchet to age 85 benefit base. If you are an existing contract owner, the charge may be as much as 0.30% of the Annual Ratchet to age 85 benefit base. Please see Appendix IX later in this Prospectus or your contract for more information.

GREATER OF 5% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elected this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.50% of the Greater of the 5% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base.

GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elected this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.60% of the greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base. For certain contract owners, your charge may be less, depending on when you purchased your contract. Please see Appendix IX later in this Prospectus or your contract for more information.

6% ROLL-UP TO AGE 85. If you elected the 6% Roll-Up to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.45% of the 6% Roll-Up to age 85 benefit base.

WHEN WE DEDUCT THESE CHARGES. We will deduct these charges from your value in the variable investment options and the guaranteed interest option (see Appendix VIII later in this Prospectus to see if deducting these charges from the guaranteed interest account is permitted in your state) on a pro rata basis. If these amounts are insufficient, we will deduct all or a portion of these charges from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata deduction may not apply, depending on when you purchased your contract. See Appendix IX later in this Prospectus for more information. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

There is no charge if you exercise the Guaranteed minimum death benefit/Guaranteed minimum income benefit roll-up benefit base reset option.

STANDARD DEATH BENEFIT. There is no additional charge for the standard death benefit.

GUARANTEED PRINCIPAL BENEFIT OPTION 2

If you purchased GPB Option 2, we deduct a charge annually from your account value on the first 10 contract date anniversaries. The charge is equal 0.50% of the account value. We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct any remaining portion of the charge from amounts in any fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata

                                                       CHARGES AND EXPENSES  53
deduction may not apply, depending on when you purchased your contract. See Appendix IX later in this Prospectus for more information. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

GUARANTEED MINIMUM INCOME BENEFIT (THE "LIVING BENEFIT") CHARGE

If you elected the Guaranteed minimum income benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the Guaranteed minimum income benefit, elect another annuity payout option or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The charge is equal to 0.65% of the applicable benefit base in effect on the contract date anniversary. For certain contract owners, your charge may be less, depending on when you purchased your contract. Please see Appendix IX later in this Prospectus or your contract for more information.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. (See Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state.) If those amounts are still insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, pro rata deduction may not apply, depending on when you purchased your contract. See Appendix IX later in this Prospectus for more information. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option, if available).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

There is no charge if you exercise the Guaranteed minimum death benefit/guaranteed minimum income benefit roll-up benefit base reset option or for the Guaranteed minimum income benefit no lapse guarantee. This option is not available under all contracts.

PROTECTION PLUS/SM/ CHARGE

If you elected Protection Plus/SM/, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.35% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. If you are an existing contract owner, this pro rata deduction may not apply under your contract. See Appendix IX later in this Prospectus for more information. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

PRINCIPAL PROTECTOR/SM /CHARGE

If you elected Principal Protector/SM/, we deduct a charge annually as a percentage of your account value on each contract date anniversary. If you elect the 5% GWB Annual withdrawal option, the charge is equal to 0.35%. If you elect the 7% GWB Annual withdrawal option, the charge is equal to 0.50%. We will deduct this charge from your value in the variable investment options and the guaranteed interest option (See Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata deduction may not apply, depending on when you purchased your contract. See Appendix IX later in this Prospectus for more information. If you die, and your beneficiary continues Principal Protector/SM/ under the Beneficiary con tinuation option we will not deduct a pro rata portion of the charge upon your death. However, the Principal Protector/SM/ charge will continue. A market value adjustment will apply to deductions from the fixed maturity options.

If your GWB benefit base falls to zero but your contract is still in force, the charge will be suspended as of the next contract date anniversary. The charge will be reinstated, as follows: (i) if you make a subsequent contribution, we will reinstate the charge that was in effect at the time your GWB benefit base became depleted, (ii) if you elect to exercise the Optional step up provision, we will reinstate a charge, as discussed immediately below, and (iii) if your beneficiary elects the Beneficiary continuation option and reinstates the Principal Protector/SM/ benefit with a one time step up, we will reinstate the charge that was in effect when the GWB benefit base fell to zero.

If your beneficiary elects the Beneficiary continuation option, and is eligible to continue Principal Protector/SM/, the benefit and the charge will continue unless your beneficiary tells us to terminate the benefit at the time of election.

OPTIONAL STEP UP CHARGE. Every time you elect the Optional step up, we reserve the right to raise the benefit charge at the time of the step up. The maximum charge for Principal Protector/SM/ with a 5% GWB Annual withdrawal option is 0.60%. The maximum charge for Principal Protector/SM/ with a 7% GWB Annual withdrawal amount option is 0.80%. The increased charge, if any, will apply as of the next contract date anniversary following the step up and on all contract anniversaries thereafter.

54  CHARGES AND EXPENSES

If you die and your beneficiary elects the Beneficiary continuation option, if available, a one time step up only (at no additional charge) is applicable. For more information on the Optional step up, one time step up and Automatic reset provisions, see "Principal Protector/SM/" in "Contract features and benefits."

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.

VARIABLE IMMEDIATE ANNUITY ANNUITIZATION PAYOUT OPTION ADMINISTRATIVE FEE

We currently deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity annuitization payout option. This option may not be available at the time you elect to annuitize or it may have a different charge.

CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:

..   Management fees.

..   12b-1 fees.

..   Operating expenses, such as trustees' fees, independent public accounting firms' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

..   Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each Portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. Certain Portfolios available under the contract in turn invest in shares of other Portfolios of AXA Premier VIP Trust and EQ Advisors Trust and/or shares of unaffiliated portfolios (collectively, the "underlying portfolios"). The underlying portfolios each have their own fees and expenses, including management fees, operating expenses, and investment related expenses such as brokerage commissions. For more information about these charges, please refer to the prospectuses for the Trusts.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the Guaranteed minimum income benefit or the Guaranteed minimum death benefit, or offer variable investment options that invest in shares of the Trusts that are not subject to 12b-1 fees. If permitted under the terms of our exemptive order regarding Accumulator(R) Plus/SM/ bonus feature, we may also change the crediting percentage that applies to contributions. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974 ("ERISA") or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recom mending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.


                                                       CHARGES AND EXPENSES  55

6. Payment of death benefit


--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designated your beneficiary when you applied for your contract. You may change your beneficiary at any time during your lifetime and while the contract is in-force. The change will be effective as of the date the written request is executed, whether or not you are living on the date the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you written confirmation when we receive your request.

Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee. Where an NQ contract is owned for the benefit of a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act, the beneficiary must be the estate of the minor. Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary.

The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable Guaranteed minimum death benefit. We determine the amount of the death benefit (other than the applicable Guaranteed minimum death benefit) and any amount applicable under the Protection Plus/SM/ feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, forms necessary to effect payment and any other information we may require. The amount of the applicable Guaranteed minimum death benefit will be such Guaranteed minimum death benefit as of the date of the annuitant's death, adjusted for any subsequent withdrawals. For Rollover TSA contracts with outstanding loans, we will reduce the amount of the death benefit by the amount of the outstanding loan, including any accrued but unpaid interest on the date that the death benefit is made. Payment of the death benefit terminates the contract.

The account value used to determine the death benefit and Protection Plus/SM/ benefit will first be reduced by the amount of any Credits applied in the one-year period prior to the annuitant's death.

Your beneficiary designation may specify the form of death benefit payout (such as a life annuity), provided the payout you elect is one that we offer both at the time of designation and when the death benefit is payable. In general, the beneficiary will have no right to change the election. You should be aware that
(i) in accordance with current federal income tax rules, we apply a predetermined death benefit annuity payout election only if payment of the death benefit amount begins within one year following the date of death, which payment may not occur if the beneficiary has failed to provide all required information before the end of that period, (ii) we will not apply the predetermined death benefit payout election if doing so would violate any federal income tax rules or any other applicable law, and (iii) a beneficiary or a successor owner who continues the contract under one of the continuation options described below will have the right to change your annuity payout election.
EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a surviving spouse who is the sole primary beneficiary of the deceased owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. The Successor owner/ annuitant feature is only available under NQ and individually-owned IRA contracts.

For NQ and all types of IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.

WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner changes after the original owner's death for purposes of receiving required distributions from the contract. When you are not the annuitant under an NQ contract and you die before annuity payments begin, unless you specify otherwise, the beneficiary named to receive the death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time during your life by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

You should carefully consider the following if you have elected the Guaranteed minimum income benefit and you are the owner, but not the annuitant. Because the payments under the Guaranteed minimum income benefit are based on the life of the annuitant, and the federal tax law required distributions described below are based on the life of the successor owner, a successor owner who is not also the annuitant may not be able to exercise the Guaranteed minimum income benefit, if you die before annuity payments begin. Therefore, one year before you become eligible to exercise the Guaranteed minimum income benefit, you should consider the effect of your beneficiary designations on potential payments after your death. For more information, see "Exercise rules" under "Guaranteed minimum income benefit option" in "Contract features and benefits" earlier in this Prospectus.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

..   The cash value of the contract must be fully paid to the successor owner
    (new owner) within five years after your death (the "5-year rule"), or in a joint ownership situation, the death of the first owner to die.

56  PAYMENT OF DEATH BENEFIT

..   If Principal Protector/SM/ was elected and if the "5-year rule" is elected and the successor owner dies prior to the end of the fifth year, we will pay any remaining account value in a lump sum and the contract and any remaining GWB benefit base will terminate without value. The successor owner should consult with a tax adviser before choosing to use the "5-year rule." The GWB benefit base may be adversely affected if the successor owner makes any withdrawals that cause a GWB Excess withdrawal. Also, when the contract terminates at the end of 5 years, any remaining GWB benefit base would be lost. If you elected Principal Protector/SM/, the successor owner has the option to terminate the benefit and charge upon receipt by us of due proof of death and notice to discontinue the benefit; otherwise, the benefit and charge will automatically continue.

..   The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the successor owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash five years after your death (or the death of the first owner to die).

..   A successor owner should consider naming a new beneficiary.

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living. An eligible successor owner, including a surviving joint owner after the first owner dies, may elect the beneficiary continuation option for NQ contracts discussed later under "Beneficiary continuation option" below.

HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. Payment of the death benefit in a lump sum terminates all rights and any applicable guarantees under the contract, including Guaranteed minimum income benefit, GPB Options 1 and 2, and Principal Protector/SM/. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this Prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.

SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant. The successor owner/annuitant must be 85 or younger as of the date of the non-surviving spouse's death.

The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions and information, and forms necessary to effect the Successor owner/annuitant feature, we will increase the account value to equal your elected Guaranteed minimum death benefit as of the date of your death if such death benefit is greater than your account value, plus any amount applicable under the Protection Plus/SM/ feature, and adjusted for any subsequent withdrawals. If any contributions are made during the one-year period prior to your death, the account value will first be reduced by any Credits applied to any such contributions. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be considered to be withdrawn only after all other amounts have been withdrawn. In determining whether your applicable guaranteed minimum death benefit option will continue to grow, we will use your surviving spouse's age as of the date we receive satisfactory proof of your death, any required instructions and the information and forms necessary to effect the successor owner/ annuitant feature.

We will determine whether your applicable Guaranteed minimum death benefit option will continue as follows:

..   If the successor owner/annuitant is age 75 or younger on the date of the original owner/annuitant's death, and the original owner/annuitant was age 84 or younger at death, the Guaranteed minimum death benefit continues based upon the option that was elected by the original owner/annuitant and will continue to grow according to its terms until the contract date anniversary following the date the successor owner/annuitant reaches age 85.

..   If the successor owner/annuitant is age 75 or younger on the date of the original owner/annuitant's death, and the original owner/annuitant was age 85 or older at death, we will reinstate the Guaranteed minimum death benefit that was elected by the original owner/annuitant. The benefit will continue to grow according to its terms until the contract date anniversary following the date the successor owner/annuitant reaches age 85.

..   If the successor owner/annuitant is age 76 or over on the date of the original owner/annuitant's death, the Guaranteed minimum death benefit will no longer grow, and we will no longer charge for the benefit.

If you elected Principal Protector/SM/, the benefit and charge will remain in effect. If the GWB benefit base is zero at the time of your death, and the charge had been suspended, the charge will be reinstated if any of the events, described in "Principal Protector/SM/ charge" in "Charges and expenses" earlier in this Prospectus, occur. The GWB benefit base will not automatically be stepped up to equal the account value, if higher, upon your death. Your spouse must wait five complete years from the prior step up or from contract issue, whichever is later, in order to be eligible for the Optional step up. For more information, see "Principal Protector/SM/" in "Contract features and benefits" earlier in this Prospectus.

Where an NQ contract is owned by a Living Trust, as defined in the contract, and at the time of the annuitant's death the annuitant's spouse is the sole beneficiary of the Living Trust, the Trustee, as owner of the contract, may request that the spouse be substituted as annuitant as of the date of the annuitant's death. No further change of annuitant will be permitted.

                                                   PAYMENT OF DEATH BENEFIT  57

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Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.

For information on the operation of the successor owner/annuitant feature with the Guaranteed minimum income benefit, see "Exercise of Guaranteed minimum income benefit" under "Guaranteed minimum income benefit option" in "Contract features and benefits," earlier in this Prospectus. For information on the operation of this feature with Protection Plus/SM/, see "Protection Plus/SM/" in "Guaranteed minimum death benefit" under "Contract features and benefits," earlier in this Prospectus.

SPOUSAL PROTECTION

SPOUSAL PROTECTION OPTION FOR NQ CONTRACTS ONLY. This feature permits spouses who are joint contract owners to increase the account value to equal the guaranteed minimum death benefit, if higher, and by the value of any Protection Plus/SM/ benefit, if elected, upon the death of either spouse. This account value "step up" occurs even if the surviving spouse was the named annuitant. If you and your spouse jointly own the contract and one of you is the named annuitant, you had the right to elect the Spousal protection option at the time you purchased your contract at no additional charge. Both spouses must have been between the ages of 20 and 70 at the time the contract was issued and must each have been named the primary beneficiary in the event of the other's death.

The annuitant's age is generally used for the purpose of determining contract benefits. However, for the Annual Ratchet to age 85 and the Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85 guaranteed minimum death benefits and the Protection Plus/SM/ benefit, the benefit is based on the older spouse's age. The older spouse may or may not be the annuitant. However, for purposes of the Guaranteed minimum death benefit/guaranteed minimum income benefit roll-up benefit base reset option, the last age at which the benefit base may be reset is based on the annuitant's age, not the older spouse's age.

If the annuitant dies prior to annuitization, the surviving spouse may elect to receive the death benefit, including the value of the Protection Plus/SM/ benefit, or, if eligible, continue the contract as the sole owner/ annuitant by electing the successor owner/annuitant option. If the non-annuitant spouse dies prior to annuitization, the surviving spouse continues the contract automatically as the sole owner/annuitant. In either case, the contract would continue, as follows:

..   As of the date we receive due proof of the spouse's death, the account value will be reset to equal the Guaranteed minimum death benefit as of the date of the non-surviving spouse's death, if higher, increased by the value of the Protection Plus/SM/ benefit. If the annuitant spouse dies, the account value will first be reduced by any Credits applied in the one-year period prior to the death of either spouse.

..   The Guaranteed minimum death benefit continues to be based on the older spouse's age for the life of the contract, even if the younger spouse is originally or becomes the sole owner/ annuitant.

..   The Protection Plus/SM/ benefit will now be based on the surviving spouse's age at the date of the non-surviving spouse's death for the remainder of the life of the contract. If the benefit had been previously frozen because the older spouse had attained age 80, it will be reinstated if the surviving spouse is age 75 or younger. The benefit is then frozen on the contract date anniversary after the surviving spouse reaches age 80. If the surviving spouse is age 76 or older, the benefit will be discontinued even if the surviving spouse is the older spouse (upon whose age the benefit was originally based).

..   The Guaranteed minimum income benefit may continue if the benefit had not already terminated and the benefit will be based on the successor owner/annuitant, if applicable. See "Guaranteed minimum income benefit" in "Contract features and benefits" earlier in this Prospectus.

..   If the annuitant dies first, withdrawal charges will no longer apply to any contributions made prior to the annuitant's death. If the non-annuitant spouse dies first, the withdrawal charge schedule remains in effect with regard to all contributions.

..   If you elected Principal Protector/SM/, the benefit and charge will remain in effect. If your GWB benefit base is zero at the time of your death, and the charge had been suspended, the charge will be reinstated if any of the events, described in "Principal Protector/SM/ charge" in "Charges and expenses" earlier in this Prospectus, occur. The GWB benefit base will not automatically be stepped up to equal the account value, if higher, upon your death. Your spouse must wait five complete years from the prior step up or from contract issue, whichever is later, in order to be eligible for the Optional step up. For more information, see "Principal Protector/SM/" in "Contract features and benefits" earlier in this Prospectus.

We will not allow Spousal protection to be added after contract issue. If there is a change in owner or primary beneficiary, the Spousal protection benefit will be terminated. If you divorce, but do not change the owner or primary beneficiary, Spousal protection continues.

Depending on when you purchased your contract, this feature may not be available to you. See Appendix IX later in this Prospectus for more information about your contract.

BENEFICIARY CONTINUATION OPTION

This feature permits a designated individual, on the contract owner's death, to maintain a contract with the deceased contract owner's name on it and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional or see Appendix VIII later in this Prospectus for further information.

Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information.

BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible

58  PAYMENT OF DEATH BENEFIT
for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit, if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus/SM/ feature, adjusted for any subsequent withdrawals. If you die during the one-year period following our receipt of a contribution, the account value will first be reduced by any Credits applied to such contribution.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70 1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed later in this Prospectus in "Tax information" under "Individual retirement arrangements (IRAs')," the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

..   The contract continues with your name on it for the benefit of your beneficiary.

..   This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

..   If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

..   The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

..   The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

..   If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, GPB Option 2 or Principal Protector/SM/ (in certain circumstances) under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect. See below for certain circumstances where Principal Protector/SM/ may continue to apply.

..   The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges, if any, will apply.

..   Any partial withdrawal must be at least $300.

..   Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

..   Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

..   If you had elected Principal Protector/SM/, your spousal beneficiary may not continue Principal Protector/SM/, and the benefit will terminate without value, even if the GWB benefit base is greater than zero. In general, spousal beneficiaries who wish to continue Principal Protector/SM/ should consider continuing the contract under the Successor owner and annuitant feature, if eligible. In general, eligibility requires that your spouse must be the sole primary beneficiary. Please see "Successor owner and annuitant" in "How death benefit payment is made" under "Payment of death benefit" earlier in this Prospectus for further details. If there are multiple beneficiaries who elect the Beneficiary continuation option, the spousal beneficiary may continue the contract without Principal Protector/SM/ and non-spousal beneficiaries may continue with Principal Protector/SM/. In this case, the spouse's portion of the GWB benefit base will terminate without value.

..   If you had elected Principal Protector/SM/, your non-spousal beneficiary may continue the benefit, as follows:

   -- The beneficiary was 75 or younger on the original contract date.

   -- The benefit and charge will remain in effect unless your beneficiary tells us to terminate the benefit at the time of the Beneficiary continuation option election.

   -- One time step up: Upon your death, if your account value is greater than the GWB benefit base, the GWB benefit base will be automatically stepped up to equal the account value, at no additional charge. If Principal Protector/SM/ is not in effect at the time of your death because the GWB benefit base is zero, the beneficiary may reinstate the benefit (at the charge that was last in effect) with the one time step up. If you die during the one-year period following our receipt of a contribution to which a Credit was applied, the account value will first be reduced by any Credits applied to such contribution before comparison with the GWB benefit base for purposes of any GWB benefit base step up. If the beneficiary chooses not to reinstate the Principal Protector/SM/ at the time the Beneficiary continuation option is elected, Principal Protector/SM/ will terminate.

   -- If there are multiple beneficiaries each beneficiary's interest in the GWB benefit base will be separately accounted for.

   -- As long as the GWB benefit base is $5,000 or greater, the beneficiary may elect the Beneficiary continuation option and continue Principal Protector/SM/ even if the account value is less than $5,000.

   -- If scheduled payments are elected, the beneficiary's scheduled payments will be calculated, using the greater of the

                                                   PAYMENT OF DEATH BENEFIT  59

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      account value or the GWB benefit base, as of each December 31. If the beneficiary dies prior to receiving all payments, we will make the remaining payments to the person designated by the deceased non-spousal beneficiary, unless that person elects to take any remaining account value in a lump sum, in which case any remaining GWB benefit base will terminate without value.

   -- If the "5-year rule" is elected and the beneficiary dies prior to the end of the fifth year, we will pay any remaining account value in a lump sum and the contract and any remaining GWB benefit base will terminate without value.

   -- Provided no other withdrawals are taken during a contract year while the beneficiary receives scheduled payments, the scheduled payments will not cause a GWB Excess withdrawal, even if they exceed the GWB Annual withdrawal amount. If the beneficiary takes any other withdrawals while the Beneficiary continuation option scheduled payments are in effect, the GWB Excess withdrawal exception terminates permanently. In order to take advantage of this exception, the beneficiary must elect the scheduled payments rather than the "5-year rule." If the beneficiary elects the "5-year rule," there is no exception.

BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as the Inherited annuity, may only be elected when the NQ contract owner dies before the annuity maturity date, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, "beneficiary" refers to the successor owner. For a discussion of successor owner, see "When an NQ contract owner dies before the annuitant" earlier in this section. This feature must be elected within 9 months following the date of your death and before any inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and the annuitant are the same person):

..   This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

..   The contract continues with your name on it for the benefit of your beneficiary.

..   If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

..   The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

..   The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

..   If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, GPB Option 2 or Principal Protector/SM/ (in certain circumstances) under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect. See below for certain circumstances where Principal Protector/SM/ may continue to apply.

..   If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary may also take withdrawals, in addition to scheduled payments, at any time.

..   Any partial withdrawals must be at least $300.

..   Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

..   Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

..   If you had elected Principal Protector/SM/, your spousal beneficiary may not continue Principal Protector/SM/, and the benefit will terminate without value, even if the GWB benefit base is greater than zero. In general, spousal beneficiaries who wish to continue Principal Protector/SM/ should consider continuing the contract under the Successor owner and annuitant feature, if eligible. In general, eligibility requires that you must be the owner and annuitant and your spouse must be the sole primary beneficiary. Please see "Successor owner and annuitant" in "How death benefit payment is made" under "Payment of death benefit" earlier in this Prospectus for further details. If there are multiple beneficiaries who elect the Beneficiary continuation option, the spousal beneficiary may continue the contract without Principal Protector/SM/ and non-spousal beneficiaries may continue with Principal Protector/SM/. In this case, the spouse's portion of the GWB benefit base will terminate without value.

..   If the non-spousal beneficiary chooses scheduled payments under "Withdrawal
    Option 1," as discussed above in this section, Principal Protector/SM/ may not be continued and will automatically terminate without value even if the GWB benefit base is greater than zero.

..   If you had elected Principal Protector/SM/, your non-spousal beneficiary may continue the benefit, as follows:

   -- The beneficiary was 75 or younger on the original contract date.

60  PAYMENT OF DEATH BENEFIT

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   -- The benefit and charge will remain in effect unless your beneficiary tells us to terminate the benefit at the time of the Beneficiary continuation option election.

   -- One time step up: Upon your death, if your account value is greater than the GWB benefit base, the GWB benefit base will be automatically stepped up to equal the account value, at no additional charge. If Principal Protector/SM/ is not in effect at the time of your death because the GWB benefit base is zero, the beneficiary may reinstate the benefit (at the charge that was last in effect) with the one time step up. If you die during the one-year period following our receipt of a contribution to which a Credit was applied, the account value will first be reduced by any Credits applied to such contribution before comparison with the GWB benefit base for purposes of any GWB benefit base step up. If the beneficiary chooses not to reinstate the Principal Protector/SM/ at the time the Beneficiary continuation option is elected, Principal Protector/SM/ will terminate.

   -- If there are multiple beneficiaries, each beneficiary's interest in the GWB benefit base will be separately accounted for.

   -- As long as the GWB benefit base is $5,000 or greater, the beneficiary may elect the Beneficiary continuation option and continue Principal Protector/SM/ even if the account value is less than $5,000.

   -- If scheduled payments under "Withdrawal Option 2" is elected, the beneficiary's scheduled payments will be calculated using the greater of the account value or the GWB benefit base, as of each December 31. If the beneficiary dies prior to receiving all payments, we will make the remaining payments to the person designated by the deceased non-spousal beneficiary, unless that person elects to take any remaining account value in a lump sum, in which case any remaining GWB benefit base will terminate without value.

   -- If the "5-year rule" is elected and the beneficiary dies prior to the end of the fifth year, we will pay any remaining account value in a lump sum and the contract and any remaining GWB benefit base will terminate without value.

   -- Provided no other withdrawals are taken during a contract year while the beneficiary receives scheduled payments, the scheduled payments will not cause a GWB Excess withdrawal, even if they exceed the GWB Annual withdrawal amount. If the beneficiary takes any other withdrawals while the Beneficiary continuation option scheduled payments are in effect, the GWB Excess withdrawal exception terminates permanently. In order to take advantage of this exception, the beneficiary must elect scheduled payments under "Withdrawal Option 2" rather than the "5-year rule." If the beneficiary elects the "5-year rule," there is no exception.

If you are both the owner and annuitant:

..   As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the annuity account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus/SM/ feature, adjusted for any subsequent withdrawals. If you die during the one-year period following our receipt of a contribution, the account value will first be reduced by any Credits applied to such contribution.

..   No withdrawal charges, if any, will apply to any withdrawals by the beneficiary.

If the owner and annuitant are not the same person:

..   If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

..   The annuity account value will not be reset to the death benefit amount.

..   The contract's withdrawal charge schedule will continue to be applied to any withdrawal or surrender other than scheduled payments; the contract's free corridor amount will continue to apply to withdrawals but does not apply to surrenders.

..   We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceed the free corridor amount. See the "Withdrawal charges" in "Charges and expenses" earlier in this Prospectus.

If a contract is jointly owned:

..   The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

..   If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" earlier in this section.

..   If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" earlier in this section.


                                                   PAYMENT OF DEATH BENEFIT  61

7. Tax information


--------------------------------------------------------------------------------

OVERVIEW

In this part of the Prospectus, we discuss the current federal income tax rules that generally apply to Accumulator(R) Plus/SM/ contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA, QP or TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any, legislation will actually be proposed or enacted.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. We also do not discuss the Employee Retirement Income Security Act of 1974 (ERISA). Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

CONTRACTS THAT FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs"): an individual retirement annuity contract such as the ones offered in this Prospectus, or a custodial or trusteed individual retirement account. Similarly, a 403(b) plan can be funded through a 403(b) annuity contract or a 403(b)(7) custodial account. Annuity contracts can also be purchased in connection with retirement plans qualified under Section 401(a) of the Code ("QP contracts"). How these arrangements work, including special rules applicable to each, are noted in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a tax-qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits compared with the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect.

Certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from annuity contracts funding qualified plans, 403(b) plans and IRAs. For this purpose additional annuity contract benefits may include, but are not limited to, various guaranteed benefits such as guaranteed minimum income benefits and enhanced death benefits. You should consider the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract. See also Appendix II at the end of this Prospectus for a discussion of QP contracts, and Appendix X at the end of this Prospectus for a discussion of TSA contracts.

TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.

TAXATION OF NONQUALIFIED ANNUITIES


Taxpayers with incomes over $250,000 should consider the 3.8% Medicare tax on investment income (including, for this purpose, income from NQ contracts) which will be effective after December 31, 2012.


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.

CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

..   if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

..   if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

..   if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

..   if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a grantor trust.

Federal tax law requires that all nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year be linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.

62  TAX INFORMATION

ANNUITY PAYMENTS

The following applies to an annuitization of the entire contract. In certain cases, the contract can be partially annuitized. See "Partial annuitization" below.

Annuitization payments that are based on life or life expectancy are considered annuity payments for income tax purposes. We include in annuitization payments GMIB payments and other annuitization payments available under your contract.

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your unrecovered investment in the contract. Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments. If you have a loss on a variable annuity payout in a taxable year, you may be able to adjust the tax-free amount in subsequent years.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

Your rights to apply amounts under this contract to an annuity payout option are described elsewhere in this Prospectus. If you hold your contract to the maximum maturity age under the contract we require that a choice be made between taking a lump sum settlement of any remaining account value or applying any such account value to one of the annuity payout options under the contract. If no affirmative choice is made, we will apply any remaining annuity value to the default option under the contract at such age. While there is no specific federal tax guidance as to whether or when an annuity contract is required to mature, or as to the form of the payments to be made upon maturity, we believe that this contract constitutes an annuity contract under current federal tax rules.

PARTIAL ANNUITIZATION


The consequences described above for annuitization of the entire contract apply to the portion of the contract which is partially annuitized. A nonqualified deferred annuity contract is treated as being partially annuitized if a portion of the contract is applied to an annuity payout option on a life-contingent basis or for a period certain of at least 10 years. In order to get annuity payment tax treatment for the portion of the contract applied to the annuity pay-out, payments must be made at least annually in substantially equal amounts, the payments must be designed to amortize the amount applied over life or the period certain, and the payments cannot be stopped, except by death or surrender (if permitted under the terms of the contract). The investment in the contract is split between the partially annuitized portion and the deferred amount remaining based on the relative values of the amount applied to the annuity payout and the deferred amount remaining at the time of the partial annuitization. Also, the partial annuitization has its own annuity starting date.


WITHDRAWALS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a reduction of your investment in the contract and is not taxable.

PROTECTION PLUS/SM/ FEATURE

In order to enhance the amount of the death benefit to be paid at the annuitant's death, you may have purchased a Protection PlusSM rider for your NQ contract. Although we regard this benefit as an investment protection feature which is part of the contract and which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection PlusSM rider is not part of the contract. In such a case, the charges for the Protection PlusSM rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59 1/2, also subject to a tax penalty. Were the IRS to take this position, AXA Equitable would take all reasonable steps to attempt to avoid this result, which could include amending the contract (with appropriate notice to you).

1035 EXCHANGES

You may purchase a nonqualified deferred annuity contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

..   the contract that is the source of the funds you are using to purchase the nonqualified deferred annuity contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).

..   the owner and the annuitant are the same under the source contract and the contract issued in exchange. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.


In some cases you may make a tax-deferred 1035 exchange from a nonqualified deferred annuity contract to a "qualified long-term care contract" meeting all specified requirements under the Code or an annuity contract with a "qualified long-term care contract" feature (sometimes referred to as a "combination annuity" contract).


The tax basis, also referred to as your investment in the contract, of the source contract carries over to the contract issued in exchange.


An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to purchase or contribute to another nonqualified deferred annuity contract on a tax-deferred basis. If requirements are met, the owner may also directly transfer amounts from a nonqualified deferred annuity contract to a "qualified long-term care contract" or "combination annuity" in such a partial 1035 exchange transaction. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.

Even if the contract owner and the insurance companies agree that a full or partial 1035 exchange is intended, the IRS has the ultimate


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authority to review the facts and determine that the transaction should be recharacterized as taxable in whole or in part.


Section 1035 exchanges are generally not available after the death of the owner.

SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

Under the Beneficiary continuation option, the tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59 1/2, a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59 1/2, penalty tax include distributions made:

..   on or after your death; or

..   because you are disabled (special federal income tax definition); or

..   in the form of substantially equal periodic annuity payments at least annually over your life (or life expectancy), or the joint lives of you and your beneficiary (or joint life expectancies) using an IRS-approved distribution method.

We will report a life-contingent partial annuitization made to an owner under age 59 1/2, as eligible for an exception to the early distribution penalty tax. We may be required to treat a partial annuitization for a period certain of at least 10 years as being subject to the penalty for an owner under age 59 1/2,

INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Account No. 49. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Account No. 49. The IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the Portfolios, and must have no right to direct the particular investment decisions within the Portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Account No. 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of Portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Account No. 49.

INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and/or securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

..   Traditional IRAs, typically funded on a pre-tax basis; and

..   Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained by contacting the IRS or from the IRS website (www.irs.gov).

AXA Equitable designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may have purchased the contract as a traditional IRA or Roth IRA.

This Prospectus contains the information that the IRS requires you to have before you purchase an IRA. The first section covers some of the special tax rules that apply to traditional IRAs. The next section covers Roth IRAs. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

We describe the amount and types of charges that may apply to your contributions under "Charges and expenses" earlier in this Prospectus. We describe the method of calculating payments under "Accessing your money" earlier in this Prospectus .We do not guarantee or project growth in any variable income annuitization option payments (as opposed to payments from a fixed income annuitization option).

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AXA Equitable had received an opinion letter from the IRS approving the respective forms of the Accumulator(R) Plus/SM/ traditional and Roth IRA contracts for use as a traditional and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Accumulator(R) PlusSM traditional and Roth IRA contracts.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

This is provided for informational purposes only. Since the contract is no longer available to new purchasers, this cancellation provision is no longer applicable.

You can cancel either type of the Accumulator(R) Plus/SM/ IRA contract (traditional IRA or Roth IRA) by following the directions in "Your right to cancel within a certain number of days" under "Contract features and benefits" earlier in this Prospectus. If you cancel a traditional IRA or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)


CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may generally make three different types of contributions to purchase a traditional IRA or as subsequent contributions to an existing IRA:


..   "regular" contributions out of earned income or compensation; or

..   tax-free "rollover" contributions; or

..   direct custodian-to-custodian transfers from other traditional IRAs
    ("direct transfers").

When you make a contribution to your IRA, we require you to tell us whether it is a regular contribution, rollover contribution, or direct transfer contribution, and to supply supporting documentation in some cases.

The initial contribution must be a direct transfer or rollover contribution. Subsequent contributions may also be "regular" contributions out of compensation.

REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS

LIMITS ON CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs). When your earnings are below $5,000, your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70 1/2 or any tax year after that.

If you are at least age 50 at any time during the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make additional "catch-up contributions" of up to $1,000 to your traditional IRA.

SPECIAL RULES FOR SPOUSES. If you are married and file a joint federal income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $5,000, married individuals filing jointly can contribute up to $10,000 per year to any combination of traditional IRAs and Roth IRAs. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $5,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70 1/2 or over can contribute up to the lesser of $5,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the non-working spouse reaches age 70 1/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age 70 1/2 at any time during the taxable year for which the contribution is made.

DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

The federal tax rules governing contributions to IRAs made from current compensation are complex and are subject to numerous technical requirements and limitations which vary based on an individual's personal situation (including his/her spouse). IRS Publication 590, "Individual Retirement Arrangements
(IRAs)" which is updated annually and is available at www.irs.gov, contains pertinent explanations of the rules applicable to the current year. The amount of permissible contributions to IRAs, the amount of IRA contributions which may be deductible, and the individual's income limits for determining contributions and deductions all may be adjusted annually for cost of living.

NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the non-working spouse's traditional IRA) may not, however, exceed the $5,000 maximum per person limit for the applicable taxable year. The dollar limit is $6,000 for people eligible to make age 50-70 1/2 catch-up contributions. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" later in this section for more information.

If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

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WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a taxable year. Make sure you designate the year for which you are making the contribution.

ROLLOVER AND DIRECT TRANSFER CONTRIBUTIONS TO TRADITIONAL IRAS

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

..   qualified plans;

..   governmental employer 457(b) plans;

..   403(b) plans; and

..   other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

ROLLOVERS FROM "ELIGIBLE RETIREMENT PLANS" OTHER THAN TRADITIONAL IRAS

Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant. A non-spousal death beneficiary may also be able to make a direct rollover to an inherited IRA contract with special rules and restrictions under certain circumstances.

There are two ways to do rollovers:

..   Do it yourself:
   You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

..   Direct rollover:
   You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a qualified plan, 403(b) plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distributions are:

..   "required minimum distributions" after age 70 1/2 or retirement from service with the employer; or

..   substantially equal periodic payments made at least annually for your life
    (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

..   substantially equal periodic payments made for a specified period of 10 years or more; or

..   hardship withdrawals; or

..   corrective distributions that fit specified technical tax rules; or

..   loans that are treated as distributions; or

..   death benefit payments to a beneficiary who is not your surviving spouse; or

..   qualified domestic relations order distributions to a beneficiary who is not your current spouse or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan such as a traditional IRA, and subsequently take a premature distribution.

ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS

Any non-Roth after-tax contributions you have made to a qualified plan or 403(b) plan (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this section under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan.

ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

SPOUSAL ROLLOVERS AND DIVORCE-RELATED DIRECT TRANSFERS

The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, the deceased spouse's traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

EXCESS CONTRIBUTIONS TO TRADITIONAL IRAS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

..   regular contributions of more than the maximum regular contribution amount for the applicable taxable year; or

..   regular contributions to a traditional IRA made after you reach age 70 1/2;
    or

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..   rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70 1/2.

You can avoid or limit the excise tax by withdrawing an excess contribution (rollover or regular). See Publication 590 for further details.

RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Amounts distributed from traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.

We report all payments from traditional IRA contracts on IRS Form 1099-R. You are responsible for reporting these amounts correctly on your individual income tax return and keeping supporting records. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

If you have ever made nondeductible (after-tax) IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax-free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax-free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:

..   the amount received is a withdrawal of certain excess contributions, as described in IRS Publication 590; or

..   the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and direct transfer contributions to traditional IRAs" earlier in this section for more information.)

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a 403(b) plan or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.



REQUIRED MINIMUM DISTRIBUTIONS

BACKGROUND ON REGULATIONS -- REQUIRED MINIMUM DISTRIBUTIONS. Distributions must be made from traditional IRAs according to rules contained in the Code and Treasury Regulations. Certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed benefits. This could increase the amount required to be distributed from the contract if you take annual withdrawals instead of annuitizing. Please consult your tax adviser concerning applicability of these complex rules to your situation.

LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70 1/2

WHEN YOU HAVE TO TAKE THE FIRST LIFETIME REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age 70 1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70 1/2, or to delay taking it until the first three-month period in the next calendar year (January 1st - April 1st). Distributions must start no later than your "Required Beginning Date", which is April 1st of the calendar year after the calendar year in which you turn age 70 1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions" account-based" or "annuity-based."

ACCOUNT -- BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may

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produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our "automatic required minimum distribution (RMD) service." Even if you do not enroll in our service, we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.

Also, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70 1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70 1/2.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. HOWEVER, NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non individual, such as the estate, the rules continue to apply the 5-year rule discussed earlier under "Individual beneficiary." PLEASE NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

SUCCESSOR OWNER AND ANNUITANT

If your spouse is the sole primary beneficiary and elects to become the successor owner and annuitant, the required minimum distribution rules are applied as if your surviving spouse is the contract owner.

68  TAX INFORMATION

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59 1/2 before the first day of that tax year.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59 1/2. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions:

..   made on or after your death; or

..   made because you are disabled (special federal income tax definition); or

..   used to pay certain extraordinary medical expenses (special federal income tax definition); or

..   used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

..   used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

..   used to pay certain higher education expenses (special federal income tax definition); or

..   in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy) or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method.

Please note that it is your responsibility to claim the penalty exception on your own income tax return and to document eligibility for the exception to the IRS.


To meet the substantially equal periodic payment exception, you could elect to apply your contract value to an Income Manager(R) (life annuity with a period certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. See "Substantially equal withdrawals" under "Accessing your money" earlier in this Prospectus. We will calculate the substantially equal annual payments, using your choice of IRS-approved methods we offer. Although substantially equal withdrawals and Income Manager(R) payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" earlier in this section. Once substantially equal withdrawals or Income Manager(R) annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59 1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under either option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from, or any additional contributions or transfers you make to, your contract as changing your pattern of substantially equal withdrawals or Income Manager(R) payments for purposes of determining whether the penalty applies.


ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

This section of the Prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "Traditional individual retirement annuities (traditional IRAs)."

The Accumulator(R) Plus/SM/ Roth IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A(b) and 408(b) of the Internal Revenue Code.


CONTRIBUTIONS TO ROTH IRAS. Individuals may generally make four different types of contributions to a Roth IRA:


..   regular after-tax contributions out of earnings; or

..   taxable rollover contributions from traditional IRAs or other eligible retirement plans ("conversion rollover" contributions); or

..   tax-free rollover contributions from other Roth individual retirement arrangements or designated Roth accounts under defined contribution plans;
    or

..   tax-free direct custodian-to-custodian transfers from other Roth IRAs
    ("direct transfers").

Regular after-tax, direct transfer and rollover contributions may be made to a Roth IRA contract. See "Rollovers and direct transfer contributions to Roth IRAs" later in this section for more information. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.

The initial contribution must be a direct transfer or rollover contribution. Subsequent contributions may also be "regular" contributions out of compensation.

REGULAR CONTRIBUTIONS TO ROTH IRAS

LIMITS ON REGULAR CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs). This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $5,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion under "special rules for spouses" earlier in this section under traditional IRAs.

If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, you may be eligible to make additional catch-up contributions of up to $1,000.

                                                            TAX INFORMATION  69

With a Roth IRA, you can make regular contributions when you reach 70 1/2, as long as you have sufficient earnings. The amount of permissible contributions to Roth IRAs for any year depends on the individual's income limits and marital status. For example, if you are married and filing separately for any year your ability to make regular Roth IRA contributions is greatly limited. The amount of permissible contributions and income limits may be adjusted annually for cost of living. Please consult IRS Publication 590, ''Individual Retirement Arrangements (IRAs)'' for the rules applicable to the current year.

WHEN YOU CAN MAKE CONTRIBUTIONS. Same as traditional IRAs.

DEDUCTIBILITY OF CONTRIBUTIONS. Roth IRA contributions are not tax deductible.

ROLLOVER AND DIRECT TRANSFER CONTRIBUTIONS TO ROTH IRAS

WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS?

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only make rollovers between different plan types (for example, traditional IRA to Roth IRA).

You may make rollover contributions to a Roth IRA from these sources only:

..   another Roth IRA;

..   a traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion rollover");

..   a "designated Roth contribution account" under a 401(k) plan, 403(b) plan, or governmental employer Section 457(b) plan (direct or 60-day); or

..   from non-Roth accounts under another eligible retirement plan, as described below under "Conversion rollover contributions to Roth IRAs."

You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

CONVERSION ROLLOVER CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Amounts can also be rolled over from non-Roth accounts under another eligible retirement plan, including a Code
Section 401(a) qualified plan, a 403(b) plan, and a governmental employer
Section 457(b) plan.

Unlike a rollover from a traditional IRA to another traditional IRA, a conversion rollover transaction from a traditional IRA or other eligible retirement plan to a Roth IRA is not tax-free. Instead, the distribution from the traditional IRA or other eligible retirement plan is generally fully taxable. If you are converting all or part of a traditional IRA, and you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax-free. Even if you are under age 59 1/2, the early distribution penalty tax does not apply to conversion rollover contributions to a Roth IRA.

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA or other eligible retirement plan are subject to the lifetime annual required minimum distribution rules.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.

The IRS and Treasury have issued Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual's gross income on the conversion of a traditional IRA to a Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount of income reported in certain circumstances.

RECHARACTERIZATIONS

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

HOW TO RECHARACTERIZE. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

70  TAX INFORMATION

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE IRA). You cannot recharacterize back to the original plan a contribution directly rolled over from an eligible retirement plan which is not a traditional IRA.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12-month limitation period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.

To recharacterize a contribution, you must use our forms.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed. Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of

..   rollovers from a Roth IRA to another Roth IRA;

..   direct transfers from a Roth IRA to another Roth IRA;

..   qualified distributions from a Roth IRA; and

..   return of excess contributions or amounts recharacterized to a traditional
    IRA.

QUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

..   you are age 59 1/2 or older; or

..   you die; or

..   you become disabled (special federal income tax definition); or

..   your distribution is a "qualified first-time homebuyer distribution"
    (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1)Regular contributions.

(2)Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

   (a)Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

   (b)Nontaxable portion.

(3)Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amount distributed, distributions and contributions are aggregated or grouped, then added together as follows:

(1)All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2)All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.

(3)All conversion contributions made during the year are added together.

Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.

REQUIRED MINIMUM DISTRIBUTIONS DURING LIFE

Lifetime required minimum distributions do not apply.

REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?", assuming death before the Required Beginning Date.

                                                            TAX INFORMATION  71

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.

EXCESS CONTRIBUTIONS TO ROTH IRAS

Generally the same as traditional IRA, except that regular contributions made after age 70 1/2 are not excess contributions.

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over.

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING


We must withhold federal income tax from distributions from annuity contracts and specified tax-favored savings or retirement plans or arrangements. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.


You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

..   We might have to withhold and/or report on amounts we pay under a free look or cancellation.


..   We are required to withhold on the gross amount of a distribution from a
    Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable.


Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.


Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. Generally, an election out of federal withholding will also be considered an election out of state withholding. In some states, you may elect out of state withholding, even if federal withholding applies. In some states, the income tax withholding is completely independent of federal income tax withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

Federal tax rules require payers to withhold differently on "periodic" and "non-periodic" payments. Payers are to withhold from periodic annuity payments as if the payments were wages. The annuity contract owner is to specify marital status and the number of withholding exemptions claimed on an IRS Form W-4P or similar substitute election form. If the owner does not claim a different number of withholding exemptions or marital status, the payer is to withhold assuming that the owner is married and claiming three withholding exemptions. If the owner does not provide the owner's correct Taxpayer Identification Number a payer is to withhold from periodic annuity payments as if the owner were single with no exemptions.

A contract owner's withholding election remains effective unless and until the owner revokes it. The contract owner may revoke or change a withholding election at any time.

FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

Non-periodic distributions include partial withdrawals, total surrenders and death benefits. Payers generally withhold federal income tax at a flat 10% rate from (i) the taxable amount in the case of nonqualified contracts, and (ii) the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

As described below, there is no election out of federal income tax withholding if the payment is an eligible rollover distribution from a qualified plan or TSA contract. If a non-periodic distribution from a qualified plan or TSA contract is not an eligible rollover distribution then election out is permitted. If there is no election out, the 10% withholding rate applies.

SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS


The plan administrator is responsible for making all required notifications on tax matters to plan participants and to the IRS. See Appendix II at the end of this Prospectus.


MANDATORY WITHHOLDING FROM TSA CONTRACTS AND QUALIFIED PLAN DISTRIBUTIONS

Unless the distribution is directly rolled over to another eligible retirement plan, eligible rollover distributions from TSA contracts and qualified plans are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions and communicating to the recipient whether the distribution is an eligible rollover distribution.

IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


We are entitled to certain tax benefits related to the investment of company assets, including assets of the separate account. These tax benefits, which may include the foreign tax credit and the corporate dividends received deduction, are not passed back to you, since we are the owner of the assets from which tax benefits may be derived.


72  TAX INFORMATION

8. More information


--------------------------------------------------------------------------------

ABOUT SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. For example, we may withdraw amounts from Separate Account No. 49 that represent our investments in Separate Account No. 49 or that represent fees and charges under the contracts that we have earned. Also, we may, at our sole discretion, invest Separate Account No. 49 assets in any investment permitted by applicable law. The results of Separate Account
No. 49's operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account No. 49. However, the obligations themselves are obligations of AXA Equitable.

Separate Account No. 49 is registered under the Investment Company Act of 1940 and is registered and classified under that act as a "unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or Separate Account No. 49. Although Separate Account No. 49 is registered, the SEC does not monitor the activity of Separate Account No. 49 on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.


Each subaccount (variable investment option) within Separate Account No. 49 invests in shares issued by the corresponding Portfolio of its Trust.


We reserve the right subject to compliance with laws that apply:


(1)to add variable investment options to, or to remove variable investment options from Separate Account No. 49, or to add other separate accounts;

(2)to combine any two or more variable investment options;

(3)to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;


(4)to operate Separate Account No. 49 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 49 or a variable investment option directly);

(5)to deregister Separate Account No. 49 under the Investment Company Act of
   1940;

(6)to restrict or eliminate any voting rights as to Separate Account No. 49; and

(7)to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.

If the exercise of these rights results in a material change in the underlying investment of Separate Account No. 49, you will be notified of such exercise, as required by law.

ABOUT THE TRUSTS

The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each Portfolio.


The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional Portfolios or eliminate existing Portfolios at any time. More detailed information about each Trust, its Portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plans, and other aspects of its operations, appears in the prospectuses for each Trust, which generally accompany this Prospectus, or in their respective SAIs which are available upon request.


ABOUT OUR FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

Fixed maturity option rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current fixed maturity option rates can be obtained from your financial professional.


The rates to maturity for new allocations as of February 15, 2012 and the related price per $100 of maturity value were as shown below:



--------------------------------------------------
FIXED MATURITY
 OPTIONS WITH
 FEBRUARY 15TH         RATE TO          PRICE
MATURITY DATE OF   MATURITY AS OF    PER $100 OF
 MATURITY YEAR    FEBRUARY 15, 2012 MATURITY VALUE
--------------------------------------------------
     2013               3.00%/(1)/      $97.08
     2014               3.00%/(1)/      $94.25
     2015               3.00%/(1)/      $91.51
     2016               3.00%/(1)/      $88.84
     2017               3.00%/(1)/      $86.25
     2018               3.00%/(1)/      $83.73
     2019               3.00%/(1)/      $81.30
     2020               3.00%/(1)/      $78.93
     2021               3.00%/(1)/      $76.62
     2022                 3.10%         $73.67
--------------------------------------------------

(1)Since these rates to maturity are 3%, no amounts could have been allocated to these options.

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HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (positive or negative) we make if you withdraw any of your value from a fixed maturity option before its maturity date.

(1)We determine the market adjusted amount on the date of the withdrawal as follows:

   (a)We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

   (b)We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

   (c)We determine the current rate to maturity for your fixed maturity option based on the rate for a new fixed maturity option issued on the same date and having the same maturity date as your fixed maturity option; if the same maturity date is not available for new fixed maturity options, we determine a rate that is between the rates for new fixed maturity option maturities that immediately precede and immediately follow your fixed maturity option's maturity date.

   (d)We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)We determine the fixed maturity amount as of the current date.

(3)We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined by using a widely-published Index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "non-unitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT THE GENERAL ACCOUNT

This contract is offered to customers through various financial institutions, brokerage firms and their affiliate insurance agencies. No financial institution, brokerage firm or insurance agency has any liability with respect to a contract's account value or any guaranteed benefits with which the contract was issued. AXA Equitable is solely responsible to the contract owner for the contract's account value and such guaranteed benefits. The general obligations and any guaranteed benefits under the contract are supported by AXA Equitable's general account and are subject to AXA Equitable's claims paying ability. An owner should look to the financial strength of AXA Equitable for its claims-paying ability. Assets in the general account are not segregated for the exclusive benefit of any particular contract or obligation. General account assets are also available to the insurer's general creditors and the conduct of its routine business activities, such as the payment of salaries, rent and other ordinary business expenses. For more information about AXA Equitable's financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the variable investment options. You may also speak with your financial representative. For Accumulator(R) Plus/SM/ contracts, credits allocated to your account value are funded from our general account.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have

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not been registered and are not required to be registered under the Securities
Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The contract is a "covered security" under the federal securities laws.

We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account . The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

ABOUT OTHER METHODS OF PAYMENT

WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS

We accept contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" under "Contract features and benefits" earlier in this Prospectus.

Even if we accepted the wire order and essential information, a contract generally was not issued until we received and accepted a properly completed application. In certain cases, we may have issued a contract based on information provided through certain broker-dealers with whom we have established electronic facilities. In any such cases, you must have signed our Acknowledgement of Receipt form.

Where we required a signed application, the above procedures did not apply and no financial transactions were permitted until we received the signed application and issued the contract. Where we issued a contract based on information provided through electronic facilities, we required an Acknowledgement of Receipt form. Financial transactions were only permitted if you requested them in writing, signed the request and had it signature guaranteed, until we received the signed Acknowledgement of Receipt form. After a contract is issued, additional contributions are allowed by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.

AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP, or Rollover TSA contracts, nor is it available with GPB Option 2. Please see Appendix VIII later in this Prospectus to see if the automatic investment program is available in your state.

The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY

Our "business day" is generally any day the New York Stock Exchange ("NYSE") is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

..   If your contribution, transfer or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day;

   -- on a non-business day;

   -- after 4:00 p.m. Eastern Time on a business day; or

   -- after an early close of regular trading on the NYSE on a business day.

..   A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

..   If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

..   When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

..   If we have entered into an agreement with your broker-dealer for automated processing of contributions and/or transfers upon receipt of customer order, your contribution and/or transfer will be considered received at the time your broker-dealer receives your contribution and/or transfer and all information needed to process your application, along with any required documents. Your broker-dealer will then transmit your order to us in accordance with our processing procedures. However, in such cases, your broker-dealer is considered a processing office for the purpose of receiving the contribution and/or transfer. Such arrangements may apply to initial contributions, subsequent contributions,

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   and/or transfers, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4:00 pm, Eastern Time.

CONTRIBUTIONS, CREDITS, AND TRANSFERS

..   Contributions and credits allocated to the variable investment options are invested at the unit value next determined after the receipt of the contribution.

..   Contributions and credits allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

..   Contributions and credits allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).

..   Transfers to or from variable investment options will be made at the unit value next determined after the receipt of the transfer request.

..   Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.

..   Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

..   For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts we have the right to vote on certain matters involving the Portfolios, such as:

..   the election of trustees;

..   the formal approval of independent public accounting firms selected for each Trust; or

..   any other matters described in the prospectus for each Trust or requiring a shareholders' vote under the Investment Company Act of 1940.


We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a Portfolio for which no instructions have been received in the same proportion as we vote shares of that Portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote. One effect of proportional voting is that a small number of contract owners may determine the outcome of a vote.


The Trusts sell their shares to AXA Equitable separate accounts in connection with AXA Equitable's variable annuity and/or life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with AXA Equitable. AXA Premier VIP Trust and EQ Advisors Trust also sell their shares to the trustee of a qualified plan for AXA Equitable. We currently do not foresee any disadvantages to our contract owners arising out of these arrangements. However, the Board of Trustees or Directors of each Trust intends to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board's response insufficiently protects our contract owners, we will see to it that appropriate action is taken to do so.

SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners. One result of proportional voting is that a small number of contract owners may control the outcome of a vote.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

STATUTORY COMPLIANCE

We have the right to change your contract without the consent of any other person in order to comply with any laws and regulations that apply, including but not limited to changes in the Internal Revenue Code, in Treasury Regulations or in published rulings of the Internal Revenue Service and in Department of Labor regulations.

Any change in your contract must be in writing and made by an authorized officer of AXA Equitable. We will provide notice of any contract change.

The benefits under your contract will not be less than the minimum benefits required by any state law that applies.

ABOUT LEGAL PROCEEDINGS

AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account No. 49, nor would any of these proceedings be likely to have a material adverse effect upon the Separate Account, our ability to meet our obligations under the contracts, or the distribution of the contracts.

FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as consolidated financial statements of AXA Equitable, are in the SAI. The financial statements of AXA Equitable have relevance to the contracts only to the extent that they bear upon the ability of AXA Equitable to meet its obligations under the contracts. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.

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TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

For NQ contracts only, subject to regulatory approval, if you elected the Guaranteed minimum death benefit, Guaranteed minimum income benefit, Protection Plus/SM/ death benefit, Guaranteed principal benefit option 2 and/or the Principal Protector/SM/ (collectively, the "Benefit"), generally the Benefit will automatically terminate if you change ownership of the contract or if you assign the owner's right to change the beneficiary or person to whom annuity payments will be made. For certain contract owners, this restriction may not apply to you, depending on when you purchased your contract. See Appendix IX later in this Prospectus for more information. However, the Benefit will not terminate if the ownership of the contract is transferred to: (i) a family member (as defined in the contract); (ii) a trust created for the benefit of a family member or members; (iii) a trust qualified under section 501(c) of the Internal Revenue Code; or (iv) a successor by operation of law, such as an executor or guardian. Please speak with your financial professional for further information. See Appendix VIII later in this Prospectus for any state variations with regard to terminating any benefits under your contract.

You cannot assign or transfer ownership of a Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available (except for Rollover TSA contracts) and you cannot assign Rollover IRA, Roth Conversion IRA and QP contracts as security for a loan or other obligation. Loans are available under a Rollover TSA contract only if permitted under the sponsoring employer's plan.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, we will impose a withdrawal charge, if one applies.

ABOUT CUSTODIAL IRAS

For certain custodial IRA accounts, after your contract has been issued, we may accept transfer instructions by telephone, mail, facsimile or electronically from a broker-dealer, provided that we or your broker-dealer have your written authorization to do so on file. Accordingly, AXA Equitable will rely on the stated identity of the person placing instructions as authorized to do so on your behalf. AXA Equitable will not be liable for any claim, loss, liability or expenses that may arise out of such instructions. AXA Equitable will continue to rely on this authorization until it receives your written notification at its processing office that you have withdrawn this authorization. AXA Equitable may change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior written notice and restrict facsimile, internet, telephone and other electronic transfer services because of disruptive transfer activity.

HOW DIVORCE MAY AFFECT YOUR GUARANTEED BENEFITS


Our optional benefits do not provide a cash value or any minimum account value. In the event that you and your spouse become divorced after you purchase a contract with a guaranteed benefit, we will not divide the benefit base as part of the divorce settlement or judgment. As a result of the divorce, we may be required to withdraw amounts from the account value to be paid to an ex-spouse. Any such withdrawal will be considered a withdrawal from the contract. This means that your guaranteed benefit will be reduced and a withdrawal charge may apply.


DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.

AXA Advisors is an affiliate of AXA Equitable, and AXA Distributors is an indirect wholly owned subsidiary of AXA Equitable. The Distributors are under the common control of AXA Financial, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Both broker-dealers also act as distributors for other AXA Equitable life and annuity products.

The contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts are also sold by financial professionals of unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers").

AXA Equitable pays compensation to both Distributors based on contracts sold. AXA Equitable may also make additional payments to the Distributors, and the Distributors may, in turn, make additional payments to certain Selling broker-dealers. All payments will be in compliance with all applicable FINRA rules and other laws and regulations.

Although AXA Equitable takes into account all of its distribution and other costs in establishing the level of fees and charges under its contracts, none of the compensation paid to the Distributors or the Selling broker-dealers discussed in this section of the Prospectus are imposed as separate fees or charges under your contract. AXA Equitable, however, intends to recoup amounts it pays for distribution and other services through the fees and charges of the contract and payments it receives for providing administrative, distribution and other services to the Portfolios. For information about the fees and charges under the contract, see "Fee table" and "Charges and expenses" earlier in this Prospectus.

AXA ADVISORS COMPENSATION. AXA Equitable pays compensation to AXA Advisors based on contributions made on the contracts sold through AXA Advisors ("contribution-based compensation"). The contribution-based compensation will generally not exceed 8.50% of total contributions. AXA Advisors, in turn, may pay a portion of the contribution-based compensation received from AXA Equitable to the

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AXA Advisors financial professional and/or the Selling broker-dealer making the sale. In some instances, a financial professional or a Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation of up to 0.60% of the account value of the contract sold ("asset-based compensation"). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could, over time, exceed the total compensation that would otherwise be paid on the basis of contributions alone. The compensation paid by AXA Advisors varies among financial professionals and among Selling broker-dealers. AXA Advisors also pays a portion of the compensation it receives to its managerial personnel.
When a contract is sold by a Selling broker-dealer, the Selling broker-dealer, not AXA Advisors, determines the amount and type of compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, as described below.

AXA Advisors also pays its financial professionals and managerial personnel other types of compensation including service fees, expense allowance payments and health and retirement benefits. AXA Advisors also pays its financial professionals, managerial personnel and Selling broker-dealers sales bonuses (based on selling certain products during specified periods) and persistency bonuses. AXA Advisors may offer sales incentive programs to financial professionals and Selling broker-dealers who meet specified production levels for the sales of both AXA Equitable contracts and contracts offered by other companies. These incentives provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid education seminars and merchandise.

DIFFERENTIAL COMPENSATION. In an effort to promote the sale of AXA Equitable products, AXA Advisors may pay its financial professionals and managerial personnel a greater percentage of contribution-based compensation and/or asset-based compensation for the sale of an AXA Equitable contract than it pays for the sale of a contract or other financial product issued by a company other than AXA Equitable. This practice is known as providing "differential compensation." Differential compensation may involve other forms of compensation to AXA Advisors personnel. Certain components of the compensation paid to managerial personnel are based on whether the sales involve AXA Equitable contracts. Managers earn higher compensation (and credits toward awards and bonuses) if the financial professionals they manage sell a higher percentage of AXA Equitable contracts than products issued by other companies. Other forms of compensation provided to its financial professionals include health and retirement benefits, expense reimbursements, marketing allowances and contribution-based payments, known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of AXA Equitable contracts and products sponsored by affiliates.

The fact that AXA Advisors financial professionals receive differential compensation and additional payments may provide an incentive for those financial professionals to recommend an AXA Equitable contract over a contract or other financial product issued by a company not affiliated with AXA Equitable. However, under applicable rules of FINRA, AXA Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you based on the facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation among products in the same category. For more information, contact your financial professional.

AXA DISTRIBUTORS COMPENSATION. AXA Equitable pays contribution-based and asset-based compensation (together "compensation") to AXA Distributors. Contribution-based compensation is paid based on AXA Equitable contracts sold through AXA Distributor's Selling broker-dealers. Asset-based compensation is paid based on the aggregate account value of contracts sold through certain of AXA Distributor's Selling broker-dealers. Contribution-based compensation will generally not exceed 6.75% of the total contributions made under the contracts. AXA Distributors, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of the contract in combination with annual asset-based compensation of up to 1.25% of the account value of the contract sold. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which AXA Equitable pays to AXA Distributors will be reduced by the same amount, and AXA Equitable will pay AXA Distributors asset-based compensation on the contract equal to the asset-based compensation which AXA Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Distributors varies among Selling broker-dealers.

The Selling broker-dealer, not AXA Distributors, determines the amount and type of compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, such as differential compensation paid for various products.

AXA Equitable also pays AXA Distributors compensation to cover its operating expenses and marketing services under the terms of AXA Equitable's distribution agreements with AXA Distributors.

ADDITIONAL PAYMENTS BY AXA DISTRIBUTORS TO SELLING BROKER-DEALERS. AXA Distributors may pay, out of its assets, certain Selling broker-dealers and other financial intermediaries additional compensation in recognition of services provided or expenses incurred. AXA Distributors may also pay certain Selling broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable products on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conference; and/or other support services, including some that may benefit the contract owner.

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Payments may be based on the aggregate account value attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. AXA Distributors may also make fixed payments to Selling broker-dealers, for example in connection with the initiation of a new relationship or the introduction of a new product.

Additionally, as an incentive for the financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, AXA Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements").


These additional payments may serve as an incentive for Selling broker-dealers to promote the sale of AXA Equitable contracts over contracts and other products issued by other companies. Not all Selling broker-dealers receive additional payments, and the payments vary among Selling broker-dealers. The list below includes the names of Selling broker-dealers that we are aware (as of December 31, 2011) received additional payments. These additional payments ranged from $81 to $4,973,724. AXA Equitable and its affiliates may also have other business relationships with Selling broker-dealers, which may provide an incentive for the Selling broker-dealers to promote the sale of AXA Equitable contracts over contracts and other products issued by other companies. The list below includes any such Selling broker-dealer. For more information, ask your financial professional.

1st Global Capital Corporation
Advantage Capital Corporation
A.G. Edwards
American Portfolios Financial Services
Ameriprise Financial Services, Inc.
Associated Securities Corp.
Bank of America
BBVA Compass Investment Solutions, Inc.
CCO Investment Services Corp.
Centaurus Financial, Inc.
Commonwealth Financial Network
CUSO Financial Services, L.P.
Essex National Securities Inc.
Financial Network Investment Corporation
First Allied Securities
First Citizens Investor Services, Inc.
First Tennessee Brokerage, Inc.
FSC Securities Corporation
Geneos Wealth Management, Inc.
H.D. Vest Investment Securities, Inc.
Investment Centers of America/First Dakota Inc.
IFC Holdings Inc. DBA Invest Financial Corporation
Investment Professionals, Inc.
Investors Capital Corporation
J.P. Turner & Company, LLC
James T. Borello & Co.
Janney Montgomery Scott, LLC
Key Investment Services, LLC
Lincoln Financial Advisors Corporation
Lincoln Financial Securities Corporation
LPL Financial Corporation
M&T Securities, Inc.
Merrill Lynch Life Agency Inc.
Morgan Keegan & Co., Inc.
Morgan Stanley Smith Barney - Morgan Stanley & Co., Incorporated
Multi-Financial Securities Corporation
National Planning Corporation
Next Financial Group, Inc.
NFP Securities, Inc.
Plan Member Financial Corporation
PNC Investments
Prime Capital Services
PrimeVest Financial Services, Inc.
Raymond James & Associates Inc
Raymond James Financial Services
RBC Capital Markets Corp.
Robert W Baird & Co.
Royal Alliance Associates Inc.
Sage Point Financial, Inc
Securities America, Inc.
SII Investments, Inc.
Sorrento Pacific Financial, LLC
Stifel, Nicolaus & Co.
Summit Brokerage Services, Inc
Termed/Mutual Service Corporation
Transamerica Financial Advisors, Inc.
U.S. Bancorp Investments, Inc.
UBS Financial Services, Inc.
UVEST Financial Services Group, Inc.
Waterstone Financial Group, Inc.
Wells Fargo Advisors Financial Network LLC
Wells Fargo Advisors
Wells Fargo Advisors, LLC
Wells Fargo Investments, LLC




                                                           MORE INFORMATION  79

9. Incorporation of certain documents by reference

--------------------------------------------------------------------------------




AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2011 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.


AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the fixed maturity option (the "Registration Statement"). This Prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this Prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234). You can access our website at www.axa-equitable.com.


80  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Appendix I: Condensed financial information

--------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.50%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011.



-------------------------------------------------------------------------------------------------------------------
                                                             FOR THE YEARS ENDING DECEMBER 31,
                                         --------------------------------------------------------------------------
                                          2011    2010     2009     2008     2007     2006    2005    2004    2003
-------------------------------------------------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION
-------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.57 $ 12.70 $  11.40 $   9.10 $  15.19 $  14.52 $ 12.51 $ 11.75 $10.67
-------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    19,731  21,121   22,438   22,425   23,792   22,907  13,134   5,787    212
-------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE ALLOCATION
-------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.93 $ 11.89 $  11.25 $  10.40 $  11.86 $  11.39 $ 10.87 $ 10.77 $10.31
-------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    20,557  20,382   19,693   18,465    9,705    7,544   5,980   2,987    213
-------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE-PLUS ALLOCATION
-------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.76 $ 12.02 $  11.19 $   9.93 $  12.51 $  12.04 $ 11.24 $ 11.05 $10.41
-------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    19,670  21,233   21,464   20,789   20,000   19,344  14,424   6,175    444
-------------------------------------------------------------------------------------------------------------------
 AXA MODERATE ALLOCATION
-------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.80 $ 12.27 $  11.34 $   9.84 $  13.22 $  12.63 $ 11.62 $ 11.26 $10.51
-------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    75,947  81,234   83,661   85,214   85,730   84,073  66,161  30,895  2,029
-------------------------------------------------------------------------------------------------------------------
 AXA MODERATE-PLUS ALLOCATION
-------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.11 $ 12.93 $  11.77 $   9.80 $  14.58 $  13.91 $ 12.34 $ 11.74 $10.67
-------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    87,053  94,211  100,690  103,155  111,034  104,098  66,976  23,331    995
-------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCEBERNSTEIN SMALL CAP GROWTH
-------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 15.32 $ 15.66 $  11.93 $   8.93 $  16.37 $  14.25 $ 13.27 $ 12.08 $10.76
-------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,352   4,699    4,681    5,226    5,401    5,108   3,772   2,272    157
-------------------------------------------------------------------------------------------------------------------
 EQ/AXA FRANKLIN SMALL CAP VALUE CORE
-------------------------------------------------------------------------------------------------------------------
   Unit value                            $  8.79 $  9.87 $   8.06 $   6.39 $   9.73 $  10.82      --      --     --
-------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       782     758      668    1,089      511      327      --      --     --
-------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK BASIC VALUE EQUITY
-------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.12 $ 12.70 $  11.48 $   8.95 $  14.32 $  14.37 $ 12.06 $ 11.90 $10.92
-------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    10,456  10,187   10,304    9,830   10,153   10,040   8,863   6,079    371
-------------------------------------------------------------------------------------------------------------------
 EQ/BOSTON ADVISORS EQUITY INCOME
-------------------------------------------------------------------------------------------------------------------
   Unit value                            $  5.60 $  5.71 $   5.01 $   4.56 $   6.84 $   6.70 $  5.86 $  5.61     --
-------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     7,930   8,126    8,195    8,902    9,418   10,601   7,594     538     --
-------------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
-------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.00 $ 10.12 $   9.13 $   7.08 $  13.13 $  11.89 $ 11.47 $ 10.71 $10.49
-------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       677     751      829      862      748      778     570     333      6
-------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
-------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.16 $ 11.87 $  10.41 $   8.04 $  13.53 $  13.51 $ 12.24 $ 11.72 $10.72
-------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     6,881   7,603    8,530    9,561   11,133    4,660   4,062   2,784    143
-------------------------------------------------------------------------------------------------------------------




                                 APPENDIX I: CONDENSED FINANCIAL INFORMATION I-1

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



---------------------------------------------------------------------------------------------------------------
                                                           FOR THE YEARS ENDING DECEMBER 31,
                                         ----------------------------------------------------------------------
                                          2011    2010    2009    2008    2007    2006    2005    2004    2003
---------------------------------------------------------------------------------------------------------------
 EQ/COMMON STOCK INDEX
---------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.09 $ 11.20 $  9.81 $  7.76 $ 14.02 $ 13.76 $ 12.62 $ 12.28 $10.93
---------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    12,756  14,130  15,628  16,700  18,987  21,038  18,381  10,684    698
---------------------------------------------------------------------------------------------------------------
 EQ/CORE BOND INDEX
---------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.70 $ 10.36 $  9.95 $  9.83 $ 10.96 $ 10.80 $ 10.53 $ 10.46 $10.20
---------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    12,640  13,695  14,762  13,785  18,138  17,343  13,723   6,436    460
---------------------------------------------------------------------------------------------------------------
 EQ/DAVIS NEW YORK VENTURE
---------------------------------------------------------------------------------------------------------------
   Unit value                            $  8.96 $  9.54 $  8.67 $  6.63 $ 11.08 $ 10.84      --      --     --
---------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,949   3,272   3,565   3,524   2,531     815      --      --     --
---------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
---------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.15 $ 12.15 $ 10.78 $  8.70 $ 14.09 $ 13.63 $ 12.02 $ 11.69 $10.77
---------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    12,465  13,401  14,347  15,202  16,275  16,937  14,502   8,691    620
---------------------------------------------------------------------------------------------------------------
 EQ/EQUITY GROWTH PLUS
---------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.80 $ 12.77 $ 11.24 $  8.93 $ 15.19 $ 13.52 $ 12.56 $ 11.51 $10.58
---------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    14,459  16,373  19,010  21,105  21,594  22,005  14,932   7,104    642
---------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN CORE BALANCED
---------------------------------------------------------------------------------------------------------------
   Unit value                            $  9.78 $  9.92 $  9.05 $  7.04 $ 10.48 $ 10.42      --      --     --
---------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     6,073   5,736   6,931   6,862   7,720   2,190      --      --     --
---------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN TEMPLETON ALLOCATION
---------------------------------------------------------------------------------------------------------------
   Unit value                            $  7.65 $  8.13 $  7.48 $  5.91 $  9.51      --      --      --     --
---------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,946   4,993   4,821   4,748   2,859      --      --      --     --
---------------------------------------------------------------------------------------------------------------
 EQ/GAMCO MERGERS AND ACQUISITIONS
---------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.42 $ 12.44 $ 11.52 $ 10.03 $ 11.81 $ 11.60 $ 10.49      --     --
---------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,509   2,530   2,090   2,068   2,544   2,148     749      --     --
---------------------------------------------------------------------------------------------------------------
 EQ/GAMCO SMALL COMPANY VALUE
---------------------------------------------------------------------------------------------------------------
   Unit value                            $ 34.02 $ 35.79 $ 27.39 $ 19.66 $ 28.78 $ 26.74 $ 22.84 $ 22.23     --
---------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,025   4,184   4,025   3,794   3,742   2,995   2,015     190     --
---------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL BOND PLUS
---------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.13 $ 11.79 $ 11.26 $ 11.21 $ 10.69 $  9.93 $  9.75      --     --
---------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     7,076   6,648   6,162   7,003   3,771   2,213     228      --     --
---------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL MULTI-SECTOR EQUITY
---------------------------------------------------------------------------------------------------------------
   Unit value                            $ 20.35 $ 23.57 $ 21.46 $ 14.52 $ 34.57 $ 24.71 $ 18.31 $ 14.00 $11.49
---------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     8,139   9,304  10,074   9,735  10,658  10,717   7,390   2,669    209
---------------------------------------------------------------------------------------------------------------
 EQ/INTERMEDIATE GOVERNMENT BOND INDEX
---------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.30 $ 10.90 $ 10.62 $ 11.03 $ 10.81 $ 10.27 $ 10.11 $ 10.14 $10.10
---------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,179   2,985   3,441   4,313   3,139   3,263   2,914   2,082    216
---------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL CORE PLUS
---------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.26 $ 14.99 $ 13.93 $ 10.45 $ 19.24 $ 16.95 $ 14.43 $ 12.51 $11.18
---------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     6,036   6,583   7,101   7,172   7,196   7,597   5,867   3,446    181
---------------------------------------------------------------------------------------------------------------




I-2 APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



--------------------------------------------------------------------------------------------------------------
                                                           FOR THE YEARS ENDING DECEMBER 31,
                                         ---------------------------------------------------------------------
                                          2011    2010    2009    2008    2007    2006    2005    2004   2003
--------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL EQUITY INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.79 $ 12.48 $ 12.04 $  9.62 $ 19.81 $ 18.00 $ 14.80 $13.03 $11.19
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     7,951   8,676   9,665  10,686  12,039  10,530   7,171  2,946    147
--------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL VALUE PLUS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.13 $ 14.69 $ 14.05 $ 10.95 $ 19.51 $ 17.98 $ 14.52 $13.30 $11.10
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     6,761   7,573   8,129   8,981   9,808  10,173   7,184  2,381     55
--------------------------------------------------------------------------------------------------------------
 EQ/JPMORGAN VALUE OPPORTUNITIES
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.30 $ 12.10 $ 10.94 $  8.40 $ 14.15 $ 14.55 $ 12.27 $11.98 $10.97
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,510   1,612   1,477   1,477   1,712   1,785   1,359    815     68
--------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP CORE PLUS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.37 $ 12.05 $ 10.71 $  8.60 $ 13.94 $ 13.63 $ 12.25 $11.60 $10.57
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       996   1,081   1,069   1,160   1,258   1,278   1,164    742     69
--------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 13.34 $ 13.23 $ 11.58 $  8.63 $ 13.75 $ 12.25 $ 12.51 $11.05 $10.35
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,913   2,903   3,111   3,017   3,186   3,308   2,395    987     80
--------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH PLUS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.75 $ 13.44 $ 11.92 $  8.97 $ 14.75 $ 12.95 $ 12.20 $11.36 $10.24
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,853   2,377   2,551   2,695   3,292   2,120   1,605    800     49
--------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $  5.75 $  5.86 $  5.19 $  4.42 $ 10.37 $ 11.19 $ 10.64     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     5,955   3,164   3,152   2,813   3,207   3,427     614     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE PLUS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $  9.81 $ 10.49 $  9.45 $  7.96 $ 14.27 $ 15.18 $ 12.69 $12.22 $10.94
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    18,107  20,267  22,628  25,055  29,046  19,714  14,454  7,621    544
--------------------------------------------------------------------------------------------------------------
 EQ/LORD ABBETT LARGE CAP CORE
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.86 $ 12.05 $ 10.73 $  8.68 $ 12.77 $ 11.71 $ 10.55     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,964   2,107   1,881   1,630   1,237   1,013     534     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/MFS INTERNATIONAL GROWTH
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.88 $ 14.65 $ 12.94 $  9.57 $ 16.27 $ 14.22 $ 11.49     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,484   3,315   2,941   2,667   2,647   1,341     371     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/MID CAP INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.67 $ 13.18 $ 10.64 $  7.93 $ 15.87 $ 14.92 $ 13.58 $12.96 $11.34
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     8,003   8,957  10,281  11,084  11,622  11,897   9,581  5,395    415
--------------------------------------------------------------------------------------------------------------
 EQ/MID CAP VALUE PLUS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.95 $ 14.51 $ 12.03 $  8.99 $ 15.10 $ 15.58 $ 14.06 $12.83 $11.05
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    13,585  15,222  17,862   8,252   9,736  10,619   8,875  4,167    314
--------------------------------------------------------------------------------------------------------------
 EQ/MONEY MARKET
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.21 $ 10.36 $ 10.52 $ 10.68 $ 10.62 $ 10.29 $ 10.00 $ 9.89 $ 9.97
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     9,062   8,789  12,106  20,804  10,650   9,565   6,802  5,781  1,312
--------------------------------------------------------------------------------------------------------------




                                 APPENDIX I: CONDENSED FINANCIAL INFORMATION I-3

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



-----------------------------------------------------------------------------------------------------------
                                                         FOR THE YEARS ENDING DECEMBER 31,
                                         ------------------------------------------------------------------
                                          2011    2010    2009    2008    2007   2006   2005   2004   2003
-----------------------------------------------------------------------------------------------------------
 EQ/MONTAG & CALDWELL GROWTH
-----------------------------------------------------------------------------------------------------------
   Unit value                            $  5.26 $  5.20 $  4.87 $  3.81 $ 5.77 $ 4.85 $ 4.56 $ 4.39     --
-----------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     5,002   5,694   6,278   6,462  3,353  2,170  1,829    144     --
-----------------------------------------------------------------------------------------------------------
 EQ/MORGAN STANLEY MID CAP GROWTH
-----------------------------------------------------------------------------------------------------------
   Unit value                            $ 15.25 $ 16.78 $ 12.87 $  8.32 $16.04 $13.30 $12.36     --     --
-----------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     5,546   5,482   4,827   3,987  3,601  2,056    845     --     --
-----------------------------------------------------------------------------------------------------------
 EQ/MUTUAL LARGE CAP EQUITY
-----------------------------------------------------------------------------------------------------------
   Unit value                            $  8.36 $  8.88 $  8.05 $  6.53 $10.72 $10.70     --     --     --
-----------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,688   1,913   2,182   2,595  3,106  1,152     --     --     --
-----------------------------------------------------------------------------------------------------------
 EQ/OPPENHEIMER GLOBAL
-----------------------------------------------------------------------------------------------------------
   Unit value                            $  9.40 $ 10.44 $  9.20 $  6.74 $11.54 $11.09     --     --     --
-----------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,395   2,390   1,615   1,080    979    270     --     --     --
-----------------------------------------------------------------------------------------------------------
 EQ/PIMCO ULTRA SHORT BOND
-----------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.58 $ 10.76 $ 10.83 $ 10.18 $10.78 $ 9.81 $ 9.92     --     --
-----------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    16,504  18,756  20,961  16,250  9,876  8,347  4,644     --     --
-----------------------------------------------------------------------------------------------------------
 EQ/QUALITY BOND PLUS
-----------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.07 $ 11.10 $ 10.61 $ 10.15 $11.03 $10.71 $10.47 $10.42 $10.20
-----------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     7,597   8,821   9,223   5,828  6,434  6,212  5,266  2,713    207
-----------------------------------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
-----------------------------------------------------------------------------------------------------------
   Unit value                            $ 13.51 $ 14.29 $ 11.53 $  9.28 $14.31 $14.80 $12.76 $12.43 $10.72
-----------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,194   4,821   5,543   5,157  5,443  5,853  4,236  2,712    208
-----------------------------------------------------------------------------------------------------------
 EQ/T. ROWE PRICE GROWTH STOCK
-----------------------------------------------------------------------------------------------------------
   Unit value                            $ 15.01 $ 15.55 $ 13.56 $  9.65 $16.95 $16.05 $16.98 $16.58     --
-----------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,715   3,691   3,312   2,729  2,969  1,017    847     92     --
-----------------------------------------------------------------------------------------------------------
 EQ/TEMPLETON GLOBAL EQUITY
-----------------------------------------------------------------------------------------------------------
   Unit value                            $  7.76 $  8.59 $  8.07 $  6.30 $10.81 $10.75     --     --     --
-----------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,923   1,839   1,721   1,904  2,461  1,003     --     --     --
-----------------------------------------------------------------------------------------------------------
 EQ/UBS GROWTH AND INCOME
-----------------------------------------------------------------------------------------------------------
   Unit value                            $  5.05 $  5.28 $  4.74 $  3.63 $ 6.15 $ 6.17 $ 5.49 $ 5.11     --
-----------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,959   3,153   3,231   3,589  4,065  4,330  2,805    140     --
-----------------------------------------------------------------------------------------------------------
 EQ/VAN KAMPEN COMSTOCK
-----------------------------------------------------------------------------------------------------------
   Unit value                            $  9.83 $ 10.18 $  8.97 $  7.09 $11.42 $11.89 $10.42     --     --
-----------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,948   2,918   3,068   3,571  3,774  3,972  1,952     --     --
-----------------------------------------------------------------------------------------------------------
 EQ/WELLS FARGO OMEGA GROWTH
-----------------------------------------------------------------------------------------------------------
   Unit value                            $ 13.93 $ 15.03 $ 13.01 $  9.41 $13.20 $12.04 $11.54 $11.27 $10.69
-----------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     5,190   3,935   3,275   2,152  2,342  2,163  2,383  1,795    120
-----------------------------------------------------------------------------------------------------------
 MULTIMANAGER AGGRESSIVE EQUITY
-----------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.83 $ 11.73 $ 10.13 $  7.49 $14.26 $13.00 $12.55 $11.78 $10.67
-----------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     7,336   8,300   6,121   1,250  1,381  1,606  1,049    658     70
-----------------------------------------------------------------------------------------------------------




I-4 APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



-------------------------------------------------------------------------------------------------------------
                                                          FOR THE YEARS ENDING DECEMBER 31,
                                         --------------------------------------------------------------------
                                          2011    2010    2009    2008   2007    2006    2005    2004   2003
-------------------------------------------------------------------------------------------------------------
 MULTIMANAGER CORE BOND
-------------------------------------------------------------------------------------------------------------
   Unit value                            $ 13.10 $ 12.57 $ 12.01 $11.26 $ 11.16 $ 10.66 $ 10.43 $10.41 $10.17
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    13,565  12,349  11,182  9,154   8,539   8,806   7,189  4,559    446
-------------------------------------------------------------------------------------------------------------
 MULTIMANAGER INTERNATIONAL EQUITY
-------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.48 $ 14.21 $ 13.49 $10.54 $ 20.28 $ 18.32 $ 14.84 $13.05 $11.24
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,548   4,866   5,445  6,101   6,567   6,780   4,388  2,692    191
-------------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP CORE EQUITY
-------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.84 $ 11.88 $ 10.81 $ 8.28 $ 13.91 $ 13.45 $ 12.02 $11.43 $10.58
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,438   1,498   1,611  1,691   1,897   1,702   1,464    886    108
-------------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP VALUE
-------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.22 $ 13.13 $ 11.78 $ 9.73 $ 15.80 $ 15.48 $ 13.17 $12.48 $11.07
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,306   4,871   5,400  6,245   6,644   6,667   4,853  2,322    116
-------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP GROWTH
-------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.96 $ 14.29 $ 11.43 $ 8.18 $ 14.73 $ 13.36 $ 12.38 $11.59 $10.53
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,021   3,348   3,637  4,032   4,518   4,590   3,750  2,441    274
-------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP VALUE
-------------------------------------------------------------------------------------------------------------
   Unit value                            $ 13.85 $ 16.22 $ 13.18 $ 9.27 $ 14.70 $ 14.91 $ 13.19 $12.48 $11.00
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,429   3,593   3,723  3,935   4,244   4,683   3,833  2,655    288
-------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MULTI-SECTOR BOND
-------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.20 $ 10.82 $ 10.30 $ 9.54 $ 12.66 $ 12.46 $ 11.51 $11.34 $10.59
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     9,584  10,052   9,334  9,841  12,794  13,219  11,372  6,690    712
-------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP GROWTH
-------------------------------------------------------------------------------------------------------------
   Unit value                            $  7.00 $  8.43 $  6.70 $ 5.06 $  8.87 $  8.69 $  8.00 $ 7.56     --
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,697   5,243   5,666  5,941   6,997   5,187   2,774     91     --
-------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP VALUE
-------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.07 $ 12.35 $ 10.07 $ 8.09 $ 13.21 $ 14.88 $ 13.01 $12.61 $10.94
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     5,570   6,348   7,062  7,894   9,631  11,213   9,487  5,755    337
-------------------------------------------------------------------------------------------------------------
 MULTIMANAGER TECHNOLOGY
-------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.72 $ 13.57 $ 11.70 $ 7.50 $ 14.38 $ 12.35 $ 11.69 $10.66 $10.31
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     5,143   5,506   5,807  5,133   5,318   4,306   3,246  1,826    104
-------------------------------------------------------------------------------------------------------------




                                 APPENDIX I: CONDENSED FINANCIAL INFORMATION I-5

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.40%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011.



--------------------------------------------------------------------------------------------------------------------
                                                              FOR THE YEARS ENDING DECEMBER 31,
                                         ---------------------------------------------------------------------------
                                          2011    2010    2009    2008    2007    2006    2005   2004   2003   2002
--------------------------------------------------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION
--------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.53 $ 11.54 $ 10.35 $  8.25 $ 13.76 $ 13.15 $11.31 $10.61     --     --
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,546   4,365   4,748   5,254   5,174   3,354  2,256  1,088     --     --
--------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE ALLOCATION
--------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.48 $ 11.43 $ 10.80 $  9.98 $ 11.37 $ 10.90 $10.39 $10.29     --     --
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     8,350   8,345   7,709   7,092   2,948   1,738  1,282    801     --     --
--------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE-PLUS ALLOCATION
--------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.13 $ 11.37 $ 10.57 $  9.37 $ 11.80 $ 11.34 $10.58 $10.39     --     --
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,843   5,336   5,065   4,543   3,876   2,715  2,129  1,570     --     --
--------------------------------------------------------------------------------------------------------------------
 AXA MODERATE ALLOCATION
--------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 46.25 $ 48.05 $ 44.34 $ 38.43 $ 51.61 $ 49.25 $45.28 $43.82 $40.88 $34.80
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     6,081   6,683   7,003   6,917   7,097   7,277  7,819  7,909  6,360  1,307
--------------------------------------------------------------------------------------------------------------------
 AXA MODERATE-PLUS ALLOCATION
--------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.04 $ 11.78 $ 10.71 $  8.91 $ 13.24 $ 12.62 $11.18 $10.63     --     --
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    16,713  18,400  18,681  18,061  18,918  14,805  9,443  5,246     --     --
--------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCEBERNSTEIN SMALL CAP GROWTH
--------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 19.55 $ 19.95 $ 15.19 $ 11.35 $ 20.80 $ 18.08 $16.82 $15.30 $13.61 $ 9.80
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,831   3,115   3,238   3,557   4,176   4,668  5,243  5,878  5,936  1,577
--------------------------------------------------------------------------------------------------------------------
 EQ/AXA FRANKLIN SMALL CAP VALUE CORE
--------------------------------------------------------------------------------------------------------------------
   Unit value                            $  8.84 $  9.91 $  8.09 $  6.40 $  9.75 $ 10.82     --     --     --     --
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       468     406     384     643     265     120     --     --     --     --
--------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK BASIC VALUE EQUITY
--------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 20.40 $ 21.36 $ 19.29 $ 15.02 $ 24.01 $ 24.06 $20.18 $19.88 $18.24 $14.10
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,752   5,055   5,417   5,575   6,226   7,155  7,988  9,113  8,213  2,399
--------------------------------------------------------------------------------------------------------------------
 EQ/BOSTON ADVISORS EQUITY INCOME
--------------------------------------------------------------------------------------------------------------------
   Unit value                            $  5.68 $  5.78 $  5.07 $  4.61 $  6.90 $  6.75 $ 5.90 $ 5.64     --     --
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,944   2,064   2,152   2,442   2,508   3,452  3,461    780     --     --
--------------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
--------------------------------------------------------------------------------------------------------------------
   Unit value                            $  7.61 $  7.70 $  6.94 $  5.38 $  9.96 $  9.01 $ 8.68 $ 8.10 $ 7.93 $ 6.28
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       560     585     612     681     793     885    933   1019    964    208
--------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
--------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.78 $ 11.49 $ 10.06 $  7.76 $ 13.05 $ 13.02 $11.78 $11.27 $10.30 $ 7.95
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     9,278  10,701  12,046  13,802  16,864   6,926  7,742  8,947  8,367  2,246
--------------------------------------------------------------------------------------------------------------------




I-6 APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2011    2010    2009    2008    2007    2006    2005    2004    2003    2002
------------------------------------------------------------------------------------------------------------------------
 EQ/COMMON STOCK INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $213.06 $214.93 $188.13 $148.68 $268.31 $262.99 $240.95 $234.29 $208.22 $141.20
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       365     419     462     501     602     722     838     942     814     112
------------------------------------------------------------------------------------------------------------------------
 EQ/CORE BOND INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 14.21 $ 13.75 $ 13.18 $ 13.02 $ 14.50 $ 14.27 $ 13.90 $ 13.79 $ 13.44 $ 13.19
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     8,196   9,351  10,278  11,027  14,294  15,682  17,324  17,843  18,211   5,930
------------------------------------------------------------------------------------------------------------------------
 EQ/DAVIS NEW YORK VENTURE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $  9.01 $  9.59 $  8.70 $  6.65 $ 11.09 $ 10.85      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,396   1,621   1,529   1,678   1,370     414      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 26.68 $ 26.65 $ 23.63 $ 19.04 $ 30.81 $ 29.78 $ 26.24 $ 25.49 $ 23.45 $ 18.61
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     5,897   6,702   7,232   7,882   8,846  10,152  11,790  13,022  12,430   3,667
------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY GROWTH PLUS
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 14.37 $ 15.54 $ 13.67 $ 10.85 $ 18.43 $ 16.39 $ 15.21 $ 13.93 $ 12.78 $  9.89
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     8,921  10,551  12,414  14,437  16,976  19,097  20,640  21,440  20,675   4,362
------------------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN CORE BALANCED
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $  9.83 $  9.96 $  9.08 $  7.05 $ 10.49 $ 10.43      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,536   2,851   3,211   3,118   3,642   1,197      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN TEMPLETON ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $  7.69 $  8.16 $  7.50 $  5.92 $  9.51      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,866   1,917   2,091   2,076   1,530      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO MERGERS AND ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.50 $ 12.51 $ 11.57 $ 10.07 $ 11.85 $ 11.62 $ 10.50      --      --      --
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,177   1,051     966     810     903     738     348      --      --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO SMALL COMPANY VALUE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 34.84 $ 36.61 $ 27.99 $ 20.07 $ 29.36 $ 27.24 $ 23.25 $ 22.60      --      --
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,676   1,860   1,672   1,365   1,218     640     626     173      --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL BOND PLUS
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.20 $ 11.85 $ 11.31 $ 11.25 $ 10.71 $  9.94 $  9.75      --      --      --
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,316   3,110   2,574   3,380   1,650     604      48      --      --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL MULTI-SECTOR EQUITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 15.53 $ 17.96 $ 16.34 $ 11.05 $ 26.27 $ 18.76 $ 13.88 $ 10.60 $  8.69 $  5.66
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,556   5,762   6,743   6,223   8,000   8,412   8,800   7,052   5,307   1,261
------------------------------------------------------------------------------------------------------------------------
 EQ/INTERMEDIATE GOVERNMENT BOND INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 20.80 $ 20.03 $ 19.49 $ 20.23 $ 19.80 $ 18.80 $ 18.49 $ 18.52 $ 18.42 $ 18.29
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,443   2,751   3,150   3,868   4,012   4,496   5,175   5,829   6,022   2,463
------------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL CORE PLUS
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.52 $ 12.84 $ 11.92 $  8.94 $ 16.43 $ 14.47 $ 12.30 $ 10.65 $  9.51 $  7.27
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,918   5,774   6,378   6,917   7,442   8,727   9,574  10,189   8,648   1,957
------------------------------------------------------------------------------------------------------------------------




                                 APPENDIX I: CONDENSED FINANCIAL INFORMATION I-7

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



-----------------------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDING DECEMBER 31,
                                         ------------------------------------------------------------------------------
                                          2011    2010    2009    2008    2007    2006    2005    2004    2003    2002
-----------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL EQUITY INDEX
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.03 $ 12.74 $ 12.28 $  9.80 $ 20.17 $ 18.31 $ 15.04 $ 13.23 $ 11.35 $ 8.52
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,344   5,175   5,893   6,793   8,075   7,944   8,041   7,600   6,792  1,026
-----------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL VALUE PLUS
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 15.45 $ 18.69 $ 17.87 $ 13.91 $ 24.76 $ 22.79 $ 18.39 $ 16.83 $ 14.03 $11.11
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,135   3,595   4,006   4,395   5,376   6,439   6,535   6,084   5,257  1,712
-----------------------------------------------------------------------------------------------------------------------
 EQ/JPMORGAN VALUE OPPORTUNITIES
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.49 $ 13.36 $ 12.06 $  9.25 $ 15.57 $ 15.99 $ 13.47 $ 13.15 $ 12.02 $ 9.62
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,269   2,558   2,640   2,899   3,426   3,983   4,419   4,753   4,353  1,383
-----------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP CORE PLUS
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $  8.83 $  9.35 $  8.31 $  6.66 $ 10.79 $ 10.54 $  9.46 $  8.95 $  8.15 $ 6.77
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,149   2,433   2,676   2,917   3,371   3,928   4,535   4,946   4,865  1,329
-----------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH INDEX
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $  7.62 $  7.55 $  6.60 $  4.92 $  7.83 $  6.96 $  7.10 $  6.27 $  5.86 $ 4.83
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,721   5,186   5,711   6,340   7,231   7,957   8,965   8,590   8,430  2,607
-----------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH PLUS
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 14.86 $ 15.64 $ 13.86 $ 10.42 $ 17.12 $ 15.02 $ 14.13 $ 13.14 $ 11.84 $ 9.28
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,259   1,527   1,713   1,733   2,206   1,899   2,081   2,192   2,043    538
-----------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE INDEX
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $  5.79 $  5.89 $  5.21 $  4.44 $ 10.39 $ 11.20 $ 10.64      --      --     --
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,650     620     695     495     692   1,110     315      --      --     --
-----------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE PLUS
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.60 $ 12.40 $ 11.16 $  9.39 $ 16.81 $ 17.87 $ 14.93 $ 14.36 $ 12.84 $10.11
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    15,254  17,469  19,583  22,041  26,898  20,566  21,943  23,412  21,328  5,924
-----------------------------------------------------------------------------------------------------------------------
 EQ/LORD ABBETT LARGE CAP CORE
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.93 $ 12.12 $ 10.78 $  8.71 $ 12.80 $ 11.73 $ 10.56      --      --     --
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,150   1,208   1,042     781     391     339     153      --      --     --
-----------------------------------------------------------------------------------------------------------------------
 EQ/MFS INTERNATIONAL GROWTH
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.97 $ 14.73 $ 13.00 $  9.61 $ 16.32 $ 14.24 $ 11.49      --      --     --
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,804   1,844   1,298   1,045   1,188     436      65      --      --     --
-----------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP INDEX
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.94 $ 11.37 $  9.17 $  6.83 $ 13.65 $ 12.82 $ 11.66 $ 11.11 $  9.71 $ 6.86
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     7,132   8,312   9,656  10,755  12,038  13,979  16,419  17,707  16,254  3,145
-----------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP VALUE PLUS
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 14.59 $ 16.33 $ 13.53 $ 10.10 $ 16.95 $ 17.47 $ 15.75 $ 14.35 $ 12.35 $ 9.40
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     6,165   7,270   8,652   7,400   9,165  11,353  12,611  12,978  12,257  4,007
-----------------------------------------------------------------------------------------------------------------------
 EQ/MONEY MARKET
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 28.92 $ 29.33 $ 29.75 $ 30.17 $ 29.97 $ 29.03 $ 28.17 $ 27.84 $ 28.02 $28.26
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,291   2,401   2,902   4,787   3,210   2,668   2,307   2,473   4,639  4,457
-----------------------------------------------------------------------------------------------------------------------




I-8 APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



--------------------------------------------------------------------------------------------------------------
                                                           FOR THE YEARS ENDING DECEMBER 31,
                                         ---------------------------------------------------------------------
                                          2011   2010   2009   2008   2007   2006   2005   2004   2003   2002
--------------------------------------------------------------------------------------------------------------
 EQ/MONTAG & CALDWELL GROWTH
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 5.33 $ 5.26 $ 4.93 $ 3.85 $ 5.82 $ 4.89 $ 4.59 $ 4.42     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    3,105  3,448  3,761  4,010  2,244    389    525     46     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/MORGAN STANLEY MID CAP GROWTH
--------------------------------------------------------------------------------------------------------------
   Unit value                            $15.36 $16.87 $12.94 $ 8.35 $16.08 $13.33 $12.37     --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    2,592  2,831  2,331  1,561  1,604    553    471     --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/MUTUAL LARGE CAP EQUITY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 8.40 $ 8.92 $ 8.08 $ 6.55 $10.73 $10.71     --     --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      812    943  1,104  1,147  1,652    565     --     --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/OPPENHEIMER GLOBAL
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 9.45 $10.48 $ 9.23 $ 6.75 $11.56 $11.09     --     --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,975  1,559    930    602    647    205     --     --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/PIMCO ULTRA SHORT BOND
--------------------------------------------------------------------------------------------------------------
   Unit value                            $10.65 $10.82 $10.89 $10.22 $10.80 $ 9.83 $ 9.93     --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    6,378  7,237  8,807  7,245  2,804  2,107  1,434     --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/QUALITY BOND PLUS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $16.90 $16.93 $16.16 $15.45 $16.77 $16.27 $15.90 $15.80 $15.45 $15.13
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    3,757  4,631  5,096  4,304  5,254  5,875  6,473  7,011  7,296  2,167
--------------------------------------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $15.66 $16.55 $13.34 $10.73 $16.51 $17.06 $14.70 $14.30 $12.32 $ 8.57
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    2,910  3,418  3,860  4,046  4,494  5,392  5,841  6,730  6,188  1,437
--------------------------------------------------------------------------------------------------------------
 EQ/T. ROWE PRICE GROWTH STOCK
--------------------------------------------------------------------------------------------------------------
   Unit value                            $15.38 $15.90 $13.86 $ 9.85 $17.29 $16.36 $17.28 $16.85     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    2,202  2,506  2,357  2,057  2,373    159    231     37     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/TEMPLETON GLOBAL EQUITY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 7.80 $ 8.62 $ 8.10 $ 6.32 $10.83 $10.76     --     --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      711    801    757    766    963    388     --     --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/UBS GROWTH AND INCOME
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 5.12 $ 5.34 $ 4.79 $ 3.67 $ 6.21 $ 6.22 $ 5.53 $ 5.15     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      543    571    639    590    629    633    450     41     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/VAN KAMPEN COMSTOCK
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 9.90 $10.24 $ 9.01 $ 7.12 $11.45 $11.91 $10.42     --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      884    711    694    878    891    977    630     --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/WELLS FARGO OMEGA GROWTH
--------------------------------------------------------------------------------------------------------------
   Unit value                            $10.34 $11.14 $ 9.63 $ 6.96 $ 9.75 $ 8.89 $ 8.51 $ 8.30 $ 7.87 $ 5.77
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    3,990  3,291  3,116  2,596  2,548  2,818  3,403  4,201  3,589    625
--------------------------------------------------------------------------------------------------------------
 MULTIMANAGER AGGRESSIVE EQUITY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $49.42 $53.48 $46.12 $34.07 $64.81 $59.02 $56.94 $53.37 $48.29 $35.61
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,479  1,749    984    206    259    312    369    391    352     65
--------------------------------------------------------------------------------------------------------------




                                 APPENDIX I: CONDENSED FINANCIAL INFORMATION I-9

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



-----------------------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDING DECEMBER 31,
                                         ------------------------------------------------------------------------------
                                          2011    2010    2009    2008    2007    2006    2005    2004    2003    2002
-----------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER CORE BOND
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 14.17 $ 13.58 $ 12.97 $ 12.14 $ 12.02 $ 11.47 $ 11.21 $ 11.18 $ 10.91 $10.67
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    12,234  12,876  13,028  13,388  15,088  17,031  18,544  20,725  21,868  7,979
-----------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER INTERNATIONAL EQUITY
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.65 $ 13.17 $ 12.48 $  9.75 $ 18.73 $ 16.90 $ 13.68 $ 12.01 $ 10.33 $ 7.80
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,343   3,730   4,149   4,854   5,534   6,183   6,014   6,557   5,137  1,360
-----------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP CORE EQUITY
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $  9.96 $ 10.91 $  9.92 $  7.59 $ 12.73 $ 12.30 $ 10.98 $ 10.44 $  9.65 $ 7.64
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,298   2,699   2,854   2,992   3,600   4,067   4,576   5,046   4,778  1,529
-----------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP VALUE
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.36 $ 12.20 $ 10.93 $  9.02 $ 14.63 $ 14.32 $ 12.17 $ 11.53 $ 10.22 $ 7.90
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,168   5,125   5,614   6,385   7,330   8,778   9,367   9,747   8,731  2,676
-----------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP GROWTH
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.63 $ 11.70 $  9.35 $  6.69 $ 12.03 $ 10.90 $ 10.09 $  9.44 $  8.57 $ 6.20
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,833   5,691   6,425   7,140   8,344   9,978  11,279  12,924  12,264  3,087
-----------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP VALUE
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.96 $ 15.17 $ 12.32 $  8.65 $ 13.70 $ 13.89 $ 12.28 $ 11.60 $ 10.21 $ 7.37
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,172   4,584   5,142   5,707   6,493   8,053   8,958  10,507   9,465  2,371
-----------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MULTI-SECTOR BOND
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 29.05 $ 28.04 $ 26.67 $ 24.66 $ 32.70 $ 32.16 $ 29.67 $ 29.19 $ 27.25 $22.55
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,237   3,528   3,644   3,858   5,056   5,779   6,491   7,606   7,467  1,128
-----------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP GROWTH
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $  7.09 $  8.53 $  6.78 $  5.11 $  8.95 $  8.76 $  8.06 $  7.60      --     --
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,141   1,369   1,675   1,483   1,926   1,478   1,311      67      --     --
-----------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP VALUE
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 14.64 $ 16.31 $ 13.29 $ 10.66 $ 17.40 $ 19.58 $ 17.10 $ 16.57 $ 14.35 $10.59
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,993   4,601   5,208   5,936   7,409   9,327  10,810  12,065  10,965  3,006
-----------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER TECHNOLOGY
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.94 $ 11.66 $ 10.04 $  6.43 $ 12.32 $ 10.57 $  9.99 $  9.11 $  8.90 $ 5.66
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,121   4,626   5,089   4,601   5,764   5,828   6,644   7,471   3,799  1,127
-----------------------------------------------------------------------------------------------------------------------




I-10 APPENDIX I: CONDENSED FINANCIAL INFORMATION

Appendix II: Purchase considerations for QP contracts

--------------------------------------------------------------------------------

This information is provided for historical purposes only. The contract is no longer available to new purchasers.


Trustees who are considering the purchase of an Accumulator(R) Plus/SM/ QP contract should discuss with their tax and ERISA advisers whether this is an appropriate investment vehicle for the employer's plan. The QP contract and this Prospectus should be reviewed in full, and the following factors, among others, should be noted. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the Guaranteed minimum income benefit and other guaranteed benefits, and the payment of death benefits in accordance with the requirements of the federal income tax rules. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Accumulator(R) Plus/SM/ QP contract or another annuity contract. Therefore, you should purchase an Accumulator(R) Plus/SM/ QP contract to fund a plan for the contract's features and benefits and not for tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles.


We will not accept defined benefit plans. This QP contract accepts only transfer contributions from other investments within an existing qualified plan trust. We will not accept ongoing payroll contributions or other contributions from the employer. For 401(k) plans, no employee after-tax contributions are accepted. A "designated Roth contribution account" is not available in the QP contract. Checks written on accounts held in the name of the employer instead of the plan or the trust will not be accepted. Only one additional transfer contribution may be made per contract year. The maximum contribution age is 70 or if later, the first contract anniversary.

If amounts attributable to an excess or mistaken contribution must be withdrawn, any or all of the following may apply: (1) withdrawal charges;
(2) market value adjustments; or (3) benefit base adjustments to an optional benefit.


AXA Equitable's only role is that of the issuer of the contract. AXA Equitable is not the plan administrator. AXA Equitable will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan. AXA Equitable will never make payments under a QP contract to any person other than the plan trust owner.


Given that required minimum distributions must generally commence from the plan for participants after age 70 1/2, trustees should consider:

..   whether required minimum distributions under QP contracts would cause withdrawals in excess of 6% of the Guaranteed minimum income benefit Roll-Up benefit base;

..   that provisions in the Treasury Regulations on required minimum distributions require that the actuarial present value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating required minimum distributions. This could increase the amounts required to be distributed; and

..   that if the Guaranteed minimum income benefit is automatically exercised as a result of the no lapse guarantee, payments will be made to the plan trust.

Finally, because the method of purchasing the QP contract, including the large initial contribution, and the features of the QP contract may appeal more to plan participants who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisors whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.

                      APPENDIX II: PURCHASE CONSIDERATIONS FOR QP CONTRACTS II-1

Appendix III: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2012 to a fixed maturity option with a maturity date of February 15, 2020 (eight years later) at a hypothetical rate to maturity of 7.00% ("h" in the calculations below), resulting in a maturity value of $171,882 on the maturity date. We further assume that a withdrawal of $50,000, including any applicable withdrawal charge, is made four years later on February 15, 2016/(a)/ .



------------------------------------------------------------------------------------------------------------------
                                                                             HYPOTHETICAL ASSUMED RATE TO MATURITY
                                                                             ("J" IN THE CALCULATIONS BELOW)
                                                                              FEBRUARY 15, 2016
                                                                             -----------------------------------
                                                                              5.00%             9.00%
------------------------------------------------------------------------------------------------------------------
 AS OF FEBRUARY 15, 2016 BEFORE WITHDRAWAL
------------------------------------------------------------------------------------------------------------------
(1) Market adjusted amount/(b)/                                              $141,389            $121,737
------------------------------------------------------------------------------------------------------------------
(2) Fixed maturity amount/(c)/                                               $131,104            $131,104
------------------------------------------------------------------------------------------------------------------
(3) Market value adjustment: (1) - (2)                                       $10,285             $(9,367)
------------------------------------------------------------------------------------------------------------------
 ON FEBRUARY 15, 2016 AFTER $50,000 WITHDRAWAL
------------------------------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with the withdrawal:
  (3) x [$50,000/(1)]                                                         $3,637             $(3,847)
------------------------------------------------------------------------------------------------------------------
(5) Portion of fixed maturity associated with the withdrawal: $50,000 - (4)  $46,363             $53,847
------------------------------------------------------------------------------------------------------------------
(6) Market adjusted amount: (1) - $50,000                                    $91,389             $71,737
------------------------------------------------------------------------------------------------------------------
(7) Fixed maturity amount: (2) - (5)                                         $84,741             $77,257
------------------------------------------------------------------------------------------------------------------
(8) Maturity value/(d)/                                                      $111,099            $101,287
------------------------------------------------------------------------------------------------------------------


You should note that in this example, if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

Notes:

(a)Number of days from the withdrawal date to the maturity date = D = 1,461
(b)Market adjusted amount is based on the following calculation:

          Maturity value           $171,882
-   --------------------  =   ------------------- where j is either 5% or 9%
      (1+j)/(D/365)/          (1+j)/(1,461/365)/

(c)Fixed maturity amount is based on the following calculation:

          Maturity value             $171,882
-   --------------------  =   ------------------------
       (1+h)/(D/365)/           (1+0.07)/(1,461/365)/

(d)Maturity value is based on the following calculation:

   Fixed maturity amount x (1+h)/(D/365)/    = ($84,741 or $77,257) x (1+0.07)/(1,461/365)/

III-1 APPENDIX III: MARKET VALUE ADJUSTMENT EXAMPLE

Appendix IV: Enhanced death benefit example

--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit, if elected.


The following illustrates the enhanced death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Intermediate Government Bond, EQ/Money Market, the guaranteed interest option or the fixed maturity options or the Special 10 year fixed maturity option), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an annuitant age 45 would be calculated as follows:


---------------------------------------------------------------------------------
                                    6% ROLL-UP TO AGE 85 ANNUAL RATCHET TO AGE 85
END OF CONTRACT YEAR  ACCOUNT VALUE     BENEFIT BASE           BENEFIT BASE
---------------------------------------------------------------------------------
         1              $109,200          $106,000/(2)/          $109,200/(3)/
---------------------------------------------------------------------------------
         2              $120,120          $112,360/(2)/          $120,120/(3)/
---------------------------------------------------------------------------------
         3              $134,534          $119,102/(2)/          $134,534/(3)/
---------------------------------------------------------------------------------
         4              $107,628          $126,248/(1)/          $134,534/(4)/
---------------------------------------------------------------------------------
         5              $118,390          $133,823/(1)/          $134,534/(4)/
---------------------------------------------------------------------------------
         6              $132,597          $141,852/(1)/          $134,534/(4)/
---------------------------------------------------------------------------------
         7              $132,597          $150,363/(1)/          $134,534/(4)/
---------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.

6% ROLL-UP TO AGE 85

(1)At the end of contract years 4 through 7, the 6% Roll-Up to age 85 enhanced death benefit is greater than the current account value.

(2)At the end of contract years 1 through 3, the 6% Roll-Up to age 85 enhanced death benefit is equal to the current account value.

ANNUAL RATCHET TO AGE 85

(3)At the end of contract years 1 through 3, the Annual Ratchet to age 85 enhanced death benefit is equal to the current account value.

(4)At the end of contract years 4 through 7, the death benefit is equal to the Annual Ratchet to age 85 enhanced death benefit at the end of the prior year since it is higher than the current account value.

GREATER OF 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown is the greater of the amounts shown under the 6% Roll-Up to age 85 or the Annual Ratchet to age 85.

                                APPENDIX IV: ENHANCED DEATH BENEFIT EXAMPLE IV-1

Appendix V: Hypothetical Illustrations

--------------------------------------------------------------------------------

  ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM BENEFITS


The following tables illustrate the changes in account value, cash value and the values of the "Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85" Guaranteed minimum death benefit, the Protection Plus/SM/ benefit and the Guaranteed minimum income benefit under certain hypothetical circumstances for an Accumulator(R) Plus/SM/ contract. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single $100,000 contribution and takes no withdrawals. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in Portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying Portfolios (as described below), the corresponding net annual rates of return would be (2.55)%, 3.45% for the Accumulator(R) Plus/SM/ contract, at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges but they do not reflect the charges we deduct from your account value annually for the optional Guaranteed minimum death benefit, Protection Plus/SM/ benefit and the Guaranteed minimum income benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return would be lower; however, the values shown in the following tables reflect the following contract charges: the "Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85" Guaranteed minimum death benefit charge, the Protection Plus/SM/ benefit charge, and the Guaranteed minimum income benefit charge and any applicable administrative charge and withdrawal charge. The values shown under "Lifetime annual guaranteed minimum income benefit" reflect the lifetime income that would be guaranteed if the Guaranteed minimum income benefit is selected at that contract date anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the death benefit and/or "Lifetime annual guaranteed minimum income benefit" columns indicates that the contract has terminated due to insufficient account value. However, the Guaranteed minimum income benefit has been automatically exercised and the owner is receiving lifetime payments.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.56%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.24% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all Portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of account value among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in "Fee table" earlier in this Prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.


V-1 APPENDIX V: HYPOTHETICAL ILLUSTRATIONS

VARIABLE DEFERRED ANNUITY
ACCUMULATOR(R) PLUS/SM/
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
MALE, ISSUE AGE 60
BENEFITS:
   GREATER OF 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM DEATH BENEFIT
   PROTECTION PLUS
   GUARANTEED MINIMUM INCOME BENEFIT


------------------------------------------------------------------------------------------------------------------------------
                                             GREATER OF 6% ROLL-UP
                                             TO AGE 85 OR THE                           LIFETIME ANNUAL    LIFETIME ANNUAL
                                             ANNUAL RATCHET                             GUARANTEED MINIMUM GUARANTEED MINIMUM
     CONTRACT                                TO AGE 85 GUARANTEED  TOTAL DEATH BENEFIT  INCOME BENEFIT     INCOME BENEFIT
AGE    YEAR    ACCOUNT VALUE    CASH VALUE   MINIMUM DEATH BENEFIT WITH PROTECTION PLUS GUARANTEED INCOME  HYPOTHETICAL INCOME
------------------------------------------------------------------------------------------------------------------------------
                0%      6%      0%     6%      0%         6%         0%         6%        0%        6%       0%        6%
------------------------------------------------------------------------------------------------------------------------------
60       0    104,000 104,000 96,000  96,000 100,000    100,000    100,000    100,000      N/A       N/A      N/A       N/A

61       1     99,668 105,886 91,668  97,886 106,000    106,000    108,400    108,400      N/A       N/A      N/A       N/A

62       2     95,382 107,752 87,382  99,752 112,360    112,360    117,304    117,304      N/A       N/A      N/A       N/A

63       3     91,136 109,590 84,136 102,590 119,102    119,102    126,742    126,742      N/A       N/A      N/A       N/A

64       4     86,923 111,396 79,923 104,396 126,248    126,248    136,747    136,747      N/A       N/A      N/A       N/A

65       5     82,737 113,163 76,737 107,163 133,823    133,823    147,352    147,352      N/A       N/A      N/A       N/A

66       6     78,572 114,884 73,572 109,884 141,852    141,852    158,593    158,593      N/A       N/A      N/A       N/A

67       7     74,421 116,552 70,421 112,552 150,363    150,363    170,508    170,508      N/A       N/A      N/A       N/A

68       8     70,277 118,159 67,277 115,159 159,385    159,385    183,139    183,139      N/A       N/A      N/A       N/A

69       9     66,134 119,696 66,134 119,696 168,948    168,948    196,527    196,527      N/A       N/A      N/A       N/A

70      10     61,983 121,154 61,983 121,154 179,085    179,085    210,719    210,719   10,584    10,584   10,584    10,584

75      15     40,799 126,873 40,799 126,873 239,656    239,656    295,518    295,518   15,362    15,362   15,362    15,362

80      20     18,139 128,736 18,139 128,736 320,714    320,714    408,999    408,999   21,841    21,841   21,841    21,841

85      25          0 124,488      0 124,488       0    429,187          0    517,472        0    39,700        0    39,700

90      30          0 131,237      0 131,237       0    429,187          0    517,472      N/A       N/A      N/A       N/A

95      35          0 139,095      0 139,095       0    429,187          0    517,472      N/A       N/A      N/A       N/A
------------------------------------------------------------------------------------------------------------------------------

The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.

                                      APPENDIX V: HYPOTHETICAL ILLUSTRATIONS V-2

Appendix VI: Guaranteed principal benefit example

--------------------------------------------------------------------------------


For purposes of these examples, we assume that there is an initial contribution of $100,000, made to the contract on February 15, 2012. We also assume that no additional contributions, no transfers among options and no withdrawals from the contract are made. For GPB Option 1, the example also assumes that a 10 year fixed maturity option is chosen. The hypothetical gross rates of return with respect to amounts allocated to the variable investment options are 0%, 6% and 10%. The numbers below reflect the deduction of all applicable separate account and contract charges, and also reflect the charge for GPB Option 2. Also, for any given performance of your variable investment options, GPB Option 1 produces higher account values than GPB Option 2 unless investment performance has been significantly positive. The examples should not be considered a representation of past or future expenses. Similarly, the annual rates of return assumed in the example are not an estimate or guarantee of future investment performance. GPB Options 1 and 2 were only available at issue. The dates in the example are provided for illustrative purposes only.



-------------------------------------------------------------------------------------------------------------------
                                                                                                      ASSUMING 100%
                                                               ASSUMING 100%                UNDER      IN VARIABLE
                                                             IN FIXED MATURITY UNDER GPB     GPB       INVESTMENT
                                                                  OPTION       OPTION 1    OPTION 2      OPTIONS
-------------------------------------------------------------------------------------------------------------------
Amount allocated to FMO on February 15, 2012 based upon
a 3.30% rate to maturity                                          104,000       76,617      41,600         --
-------------------------------------------------------------------------------------------------------------------
Initial account value allocated to the variable investment
options on February 15, 2012                                         0          27,383      62,400       104,000
-------------------------------------------------------------------------------------------------------------------
Account value in the fixed maturity option on February 15,
2022                                                              141,166       104,000     56,466          0
-------------------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding together the
value at the maturity date of the applicable fixed maturity
option plus the value of amounts in the variable investment
options on February 15, 2022, assuming a 0% gross rate of
return)                                                           141,166       124,826  100,000/(1)/    79,097
-------------------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding together the
value at the maturity date of the applicable fixed maturity
option plus the value of amounts in the variable investment
options on February 15, 2022, assuming a 6% gross rate of
return)                                                           141,166       141,887  135,797/(2)/    143,892
-------------------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding together the
value at the maturity date of the applicable fixed maturity
option plus the value of amounts in the variable investment
options on February 15, 2022, assuming a 10% gross rate of
return)                                                           141,166       159,396  173,211/(2)/    210,393
-------------------------------------------------------------------------------------------------------------------


(1)Since the annuity account value is less than the alternate benefit under GPB Option 2, the annuity account value is adjusted upward to the guaranteed amount or an increase of $557 in this example
(2)Since the annuity account value is greater than the alternate benefit under GPB Option 2, GPB Option 2 will not affect the annuity account value.


VI-1 APPENDIX VI: GUARANTEED PRINCIPAL BENEFIT EXAMPLE

Appendix VII: Protection Plus/SM/ example

--------------------------------------------------------------------------------

The following illustrates the calculation of a death benefit that includes Protection Plus for an annuitant age 45. The example assumes a contribution of $100,000 and no additional contributions. Where noted, a single withdrawal in the amount shown is also assumed. If you purchased your contract after approximately September 2003, the example shown in the second and third columns apply. For all other contract owners, the example in the last two columns apply. The calculation is as follows:

-----------------------------------------------------------------------------------------------------------------------
                                                                                                    $3000      $6000
                                                                                                  WITHDRAWAL WITHDRAWAL
                                                                                                  - PRO RATA - PRO RATA
                                                  NO WITHDRAWAL $3000 WITHDRAWAL $6000 WITHDRAWAL TREATMENT  TREATMENT
-----------------------------------------------------------------------------------------------------------------------
A   INITIAL CONTRIBUTION                             100,000        100,000          100,000       100,000    100,000
-----------------------------------------------------------------------------------------------------------------------
B   DEATH BENEFIT: prior to withdrawal./(1)/         104,000        104,000          104,000       104,000    104,000
-----------------------------------------------------------------------------------------------------------------------
C   PROTECTION PLUS EARNINGS: Death Benefit less      4,000          4,000            4,000          N/A        N/A
    net contributions (prior to the withdrawal
    in D). B minus A.
-----------------------------------------------------------------------------------------------------------------------
D   WITHDRAWAL                                          0            3,000            6,000         3,000      6,000
-----------------------------------------------------------------------------------------------------------------------
E   WITHDRAWAL % AS A % OF AV (ASSUMING DEATH         0.00%           N/A              N/A          2.88%      5.77%
    BENEFIT = AV) greater of D divided by B
-----------------------------------------------------------------------------------------------------------------------
F   EXCESS OF THE WITHDRAWAL OVER THE PROTECTION        0              0              2,000          N/A        N/A
    PLUS EARNINGS greater of D minus C or zero
-----------------------------------------------------------------------------------------------------------------------
G   NET CONTRIBUTIONS (adjusted for the              100,000        100,000          98,000        97,115     94,231
    withdrawal in D) A reduced for E or F
-----------------------------------------------------------------------------------------------------------------------
H   DEATH BENEFIT (adjusted for the withdrawal       104,000        101,000          98,000        101,000    98,000
    in D) B minus D
-----------------------------------------------------------------------------------------------------------------------
I   DEATH BENEFIT LESS NET CONTRIBUTIONS H minus      4,000          1,000              0           3,885      3,769
    G
-----------------------------------------------------------------------------------------------------------------------
J   PROTECTION PLUS FACTOR                             40%            40%              40%           40%        40%
-----------------------------------------------------------------------------------------------------------------------
K   PROTECTION PLUS BENEFIT I times J                 1,600           400               0           1,554      1,508
-----------------------------------------------------------------------------------------------------------------------
L   DEATH BENEFIT: Including Protection Plus H       105,600        101,400          98,000        102,554    99,508
    plus K
-----------------------------------------------------------------------------------------------------------------------

(1)The Death Benefit is the greater of the Account Value or any applicable death benefit


                                 APPENDIX VII: PROTECTION PLUS/SM/ EXAMPLE VII-1

Appendix VIII: State contract availability and/or variations of certain features and benefits

--------------------------------------------------------------------------------


Certain information is provided for historical purposes only. The contract is no longer available to new purchasers. In addition, except as described below, we no longer accept contributions to the contracts, including contributions made through our automatic investment program. Contributions received at our processing office will be returned to you. This change has no effect on amounts that are already invested in your contract or on your guaranteed benefits.

We currently continue to accept contributions to: (i) QP contracts; and (ii) all contracts issued in the state of Maryland. Information regarding contributions in this section is for the benefit of contract owners currently eligible to continue making contributions to the contracts.


The following information is a summary of the states where the Accumulator(R) Plus/SM/ contract or certain features and/or benefits are either not available as of the date of this Prospectus or vary from the contract's features and benefits as previously described in this Prospectus. Certain features and/or benefits may have been approved in your state after your contract was issued and can not be added. Please contact your financial professional for more information about availability in your state. See also the "Contract Variations" appendix later in this Prospectus for information about the availability of certain features and their charges, if applicable, under your contract.

STATES WHERE CERTAIN ACCUMULATOR(R) PLUS/SM/ FEATURES AND/OR BENEFITS ARE NOT AVAILABLE OR VARY:

-------------------------------------------------------------------------------
 STATE      FEATURES AND BENEFITS               AVAILABILITY OR VARIATION
-------------------------------------------------------------------------------
CALIFORNIA  See "Contract features and          If you reside in the state of
            benefits"--"Your right to can-cel   California and you are age 60
            within a certain number of days"    and older at the time the
                                                contract is issued, you may
                                                return your variable annuity
                                                contract within 30 days from
                                                the date that you receive it
                                                and receive a refund as
                                                described below.

                                                If you allocate your entire
                                                initial contribution to the
                                                money market account (and/or
                                                guaranteed interest option, if
                                                available), the amount of your
                                                refund will be equal to your
                                                contribution, unless you make
                                                a transfer, in which case the
                                                amount of your refund will be
                                                equal to your account value on
                                                the date we receive your
                                                request to cancel at our
                                                proc-essing office. This
                                                amount could be less than your
                                                initial contribution. If you
                                                allocate any portion of your
                                                initial con-tribution to the
                                                variable investment options
                                                (other than the money market
                                                account) and/or fixed maturity
                                                options, your refund will be
                                                equal to your account value on
                                                the date we receive your
                                                request to cancel at our
                                                processing office.
-------------------------------------------------------------------------------
FLORIDA     See "Contract features and          The following information
            benefits" in "Credits"              replaces the second bullet to
                                                the final set of bullets in
                                                this section:
                                                .   You may annuitize your
                                                    contract after thirteen
                                                    months, however, if you
                                                    elect to receive annuity
                                                    payments within five years
                                                    of the contract date, we
                                                    will recover the credit
                                                    that applies to any
                                                    contribution made in that
                                                    five years. If you start
                                                    receiving annuity payments
                                                    after five years from the
                                                    contract date and within
                                                    three years of making any
                                                    contribution, we will
                                                    recover the credit that
                                                    applies to any
                                                    contribution made within
                                                    the prior three years.

            See "Transfers of ownership,        The second paragraph in this
            collateral assignments, loans and   section is deleted.
            borrowing" in "More information"
-------------------------------------------------------------------------------

       APPENDIX VIII: STATE CONTRACT AVAILABILITY AND/OR
VIII-1 VARIATIONS OF CERTAIN FEATURES AND BENEFITS

----------------------------------------------------------------------------------
 STATE         FEATURES AND BENEFITS               AVAILABILITY OR VARIATION
----------------------------------------------------------------------------------
ILLINOIS       See "Contract features and          The following information
               benefits" in "Credits"              replaces the second bullet to
                                                   the final set of bullets in
                                                   this section:

                                                   You may annuitize your
                                                   contract after thirteen
                                                   months, however, if you elect
                                                   to receive annuity payments
                                                   within five years of the
                                                   contract date, we will recover
                                                   the credit that applies to any
                                                   contribution made in that five
                                                   years. If you start receiving
                                                   annuity payments after five
                                                   years from the contract date
                                                   and within three years of
                                                   making any contribution, we
                                                   will recover the credit that
                                                   applies to any contribution
                                                   made within the prior three
                                                   years.

               Notice to all Illinois contract     Illinois law provides that a
               owners                              spouse in a civil union and a
                                                   spouse in a marriage are to be
                                                   treated identically. For
                                                   pur-poses of your contract,
                                                   when we use the term
                                                   "married", we include "parties
                                                   to a civil union" and when we
                                                   use the word "spouse" we
                                                   include "parties to a civil
                                                   union". While civil union
                                                   spouses are afforded the same
                                                   rights as married spouses
                                                   under Illinois law,
                                                   tax-related advantages such as
                                                   spousal continuation are
                                                   derived from federal tax law.
                                                   Illi-nois' Civil Union Law
                                                   does not and cannot alter
                                                   federal law. The federal
                                                   Defense of Marriage Act
                                                   excludes civil unions and
                                                   civil union partners from the
                                                   meaning of the word "marriage"
                                                   or "spouse" in all federal
                                                   laws. Therefore, a civil union
                                                   spouse does not qualify for
                                                   the same tax advan-tages
                                                   provided to a married spouse
                                                   under federal law, in-cluding
                                                   the tax benefits afforded to
                                                   the surviving spouse of an
                                                   owner of an annuity contract
                                                   or any rights under speci-fied
                                                   tax-favored savings or
                                                   retirement plans or
                                                   arrangements.
----------------------------------------------------------------------------------
MARYLAND       Fixed maturity options              Not Available

               Guaranteed principal benefit        Not Available
               option 1 and Guaranteed prin-cipal
               benefit option 2
----------------------------------------------------------------------------------
MASSACHUSETTS  Automatic investment program        Not Available

               Annual administrative charge        The annual administrative
                                                   charge will not be deducted
                                                   from amounts allocated to the
                                                   Guaranteed interest option.

               See "How you can purchase and       Additional contributions are
               contribute to your contract" in     limited to the first two years
               "Contract features and benefits"    after the contract issue date
               and "Appendix XI"                   only.

               See "Disability, terminal illness,  This section is deleted in its
               or confinement to nurs-ing home"    entirety.
               under "Withdrawal charge" in
               "Charges and expenses"
----------------------------------------------------------------------------------
MINNESOTA      See "Principal Protector/SM/ " in   Principal Protector/SM/ is
               "Contract features and benefits"    discontinued if the
               and "Beneficiary continuation       Beneficiary con-tinuation
               option" in "Payment of death        option is elected.
               benefit"
----------------------------------------------------------------------------------
NEW YORK       Greater of the 6% Roll- Up or       Not Available (you have a
               Annual Ratchet Guaranteed minimum   choice of the standard death
               death benefit                       benefit or the Annual Ratchet
                                                   to age 85 guaranteed mini-mum
                                                   death benefit), as described
                                                   earlier in this Prospectus.

               Guaranteed minimum death            Not Available
               benefit/guaranteed minimum income
               benefit roll-up benefit base reset

               Guaranteed minimum income benefit   Not Available
               no lapse guarantee

               Principal Protector/SM/             Not Available

               Protection Plus/SM/                 Not Available

               Fixed maturity options              Not Available

               Guaranteed principal benefit        Not Available
               option 1 and Guaranteed prin-cipal
               benefit option 2


             APPENDIX VIII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS
                                         OF CERTAIN FEATURES AND BENEFITS VIII-2

--------------------------------------------------------------------------------
 STATE       FEATURES AND BENEFITS               AVAILABILITY OR VARIATION
--------------------------------------------------------------------------------
NEW YORK     "Indication of Intent"              The "Indication of Intent"
(CONTINUED)                                      approach to first year
                                                 con-tributions in connection
                                                 with the contribution
                                                 crediting rate is not
                                                 available.

             See "Contract features and          The following information is
             benefits" in "Credits"              added as the third bullet to
                                                 the final set of bullets in
                                                 this section:

                                                 .   Where annuity payments may
                                                     begin after the first
                                                     con- tract year, if you
                                                     elect to receive annuity
                                                     payments, we will not
                                                     recover the credit on any
                                                     contributions. See "The
                                                     amount applied to purchase
                                                     an annuity payout option"
                                                     in "Accessing your money"
                                                     later in the Pro- spectus
                                                     for more information on
                                                     the effect of
                                                     annuitization in New York.
             See "Insufficient account value"    If your account value in the
             in "Determining your con-tract's    variable investment options is
             value"                              insufficient to pay the annual
                                                 administrative charge, or the
                                                 Annual Ratchet to age 85 death
                                                 benefit charge, and you have
                                                 no account value in the
                                                 guaranteed interest option,
                                                 your contract will terminate
                                                 without value, and you will
                                                 lose any applicable benefits.
                                                 See "Charges and expenses"
                                                 earlier in this Prospectus.

             See "The amount applied to          For fixed annuity period
             purchase an annuity payout option"  certain payout options only,
             in "Accessing your money"           the amount applied to the
                                                 annuity benefit is the greater
                                                 of the cash value or 95% of
                                                 what the account value would
                                                 be if no withdrawal charge
                                                 applied.

             See "Annuity maturity date" in      Your contract has a maturity
             "Accessing your money"              date by which you must either
                                                 take a lump sum withdrawal or
                                                 select an annuity payout
                                                 option. The maturity date is
                                                 the contract date that follows
                                                 the annuitant's 90th birthday.

             See "Charges and expenses"          With regard to the Annual
                                                 administrative, Annual Ratchet
                                                 to age 85 death benefit and
                                                 Guaranteed minimum income
                                                 benefit charges, respectively,
                                                 we will deduct the related
                                                 charge, as follows for each:
                                                 we will deduct this charge
                                                 from your value in the
                                                 variable investment options on
                                                 a pro rata basis. If the
                                                 contract is surrendered or
                                                 annuitized or a death benefit
                                                 is paid, we will deduct a pro
                                                 rata portion of the charge for
                                                 that year.

                                                 If your account value in the
                                                 variable investment options is
                                                 insufficient to pay the
                                                 applicable charge, and you
                                                 have no account value in the
                                                 guaranteed interest option,
                                                 your con-tract will terminate
                                                 without value and you will
                                                 lose any ap-plicable
                                                 guaranteed benefits. Please
                                                 see "Insufficient account
                                                 value" in "Determining your
                                                 contract's value" ear-lier in
                                                 this Prospectus.
--------------------------------------------------------------------------------
OREGON       Fixed maturity options              Not Available

             Guaranteed principal benefit        Not Available
             option 1 and Guaranteed prin-cipal
             benefit option 2

             See "How you can purchase and       .   Subsequent contributions
             contribute to your contract" in         are not permitted. This is
             "Contract features and benefits"        a single premium product.
             and "Appendix XI"

                                                 .   Section 1035 exchanges,
                                                     rollovers, multiple
                                                     assignments and/or
                                                     transfers are permitted
                                                     provided that all
                                                     doc- umentation is
                                                     complete and received with
                                                     the application.

             See "Credits" in "Contract          For Oregon contracts with a
             features and benefits"              five year reset and/or no
                                                 lapse guarantee, the credit is
                                                 included in the calculation of
                                                 your guaranteed minimum income
                                                 benefit and guaranteed minimum
                                                 death benefit.


       APPENDIX VIII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS VIII-3 OF CERTAIN FEATURES AND BENEFITS

--------------------------------------------------------------------------------
 STATE       FEATURES AND BENEFITS               AVAILABILITY OR VARIATION
--------------------------------------------------------------------------------
OREGON       See "Indication of intent" in       Since Oregon does not permit
(CONTINUED)  "Contract features and benefits"    additional contributions, the
                                                 indication of intent approach
                                                 to first year contributions is
                                                 applicable in Oregon only to
                                                 the extent that all necessary
                                                 documentation for multiple
                                                 transfers and/or exchanges is
                                                 complete and received with the
                                                 application.

             See "Lifetime required minimum      We will not impose a
             distribution withdrawals" in        withdrawal charge on minimum
             "Accessing your money"              dis-tribution withdrawals even
                                                 if you are not enrolled in our
                                                 automatic RMD service except
                                                 if, when added to a partial
                                                 withdrawal previously taken in
                                                 the same contract year, the
                                                 minimum distribution
                                                 withdrawals exceed the 10%
                                                 free withdrawal amount. Such
                                                 minimum distribution
                                                 with-drawals must be based
                                                 solely on your Accumulator(R)
                                                 Plus/SM/ contract's account
                                                 value.
             See "Selecting an annuity payout    The annuity commencement date
             option" in "Accessing your money"   may not be earlier than eight
                                                 years from the contract issue
                                                 date.

             See "Disability, terminal illness,  Item (1) is deleted in its
             or confinement to nurs-ing home"    entirety.
             under "Withdrawal charge" in
             "Charges and expenses"

             See "Transfers of ownership,        The second paragraph in this
             collateral assignments, loans and   section is deleted.
             borrowing" in "More information"
             See "Lifetime required minimum      We generally will not impose a
             distribution withdrawals" in        withdrawal charge on mini-mum
             "Accessing your money"              distribution withdrawals even
                                                 if you are not enrolled in our
                                                 automatic RMD service except
                                                 if, when added to a lump sum
                                                 withdrawal previously taken in
                                                 the same contract year, the
                                                 minimum distribution
                                                 withdrawals exceed the 10%
                                                 free withdrawal amount. In
                                                 order to avoid a with-drawal
                                                 charge in connection with
                                                 minimum distribution
                                                 withdrawals outside of our
                                                 automatic RMD service, you
                                                 must notify us using our
                                                 request form. Such minimum
                                                 dis-tribution withdrawals must
                                                 be based solely on your
                                                 con-tract's account value.

             See "We require that the following  The following is added:
             types of communica-tions be on      (20) requests for required
             specific forms we provide for that  minimum distributions, other
             purpose:" in "Who is AXA            than pursuant to our automatic
             Equitable?"                         RMD service.
--------------------------------------------------------------------------------

PENNSYLVANIA  Contributions             Your contract refers to contributions as premiums.

              Contribution age          The following contribution limits apply:
              limitations

                                                                 Maximum
                                        Issue age                Contribution age
                                        ---------                ----------------          -
                                        0-75                     77
                                        76                       78
                                        77                       79
                                        78-80                    80

              See "Annuity maturity     The maturity date by which you must take a lump sum
              date" in "Accessing your  withdrawal or select an annuity payout option is as follows:
              money"

                                                                 Maximum
                                        Issue age                Annuitization age
                                        ---------                -----------------
                                        0-75                     85
                                        76                       86
                                        77                       87
                                        78-80                    88

  Loans under Rollover TSA  Taking a loan in excess of the Internal Revenue Code limits
  contracts                 may result in adverse tax consequences. Please consult your tax adviser before taking a loan that exceeds the Internal
                            Revenue Code limits.
---------------------------------------------------------------------------------------------

             APPENDIX VIII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS
                                         OF CERTAIN FEATURES AND BENEFITS VIII-4

--------------------------------------------------------------------------------
 STATE       FEATURES AND BENEFITS               AVAILABILITY OR VARIATION
--------------------------------------------------------------------------------
PUERTO RICO  IRA, Roth IRA, QP and Rollover TSA  Not Available
             contracts

             Beneficiary continuation option     Not Available
             (IRA)

             Tax Information -- Special rules    Income from NQ contracts we
             for NQ contracts                    issue is U.S. source. A Puerto
                                                 Rico resident is subject to
                                                 U.S. taxation on such U.S.
                                                 source income. Only Puerto
                                                 Rico source income of Puerto
                                                 Rico residents is excludable
                                                 from U.S. taxation. Income
                                                 from NQ contracts is also
                                                 subject to Puerto Rico tax.
                                                 The calculation of the taxable
                                                 portion of amounts distributed
                                                 from a contract may differ in
                                                 the two jurisdictions.
                                                 Therefore, you might have to
                                                 file both U.S. and Puerto Rico
                                                 tax returns, showing different
                                                 amounts of income from the
                                                 contract for each tax return.
                                                 Puerto Rico generally provides
                                                 a credit against Puerto Rico
                                                 tax for U.S. tax paid.
                                                 Depending on your personal
                                                 situation and the timing of
                                                 the different tax liabilities,
                                                 you may not be able to take
                                                 full advantage of this credit.
--------------------------------------------------------------------------------
TEXAS        See "Annual administrative charge"  The annual administrative
             in "Charges and ex-penses"          charge will not be deducted
                                                 from amounts allocated to the
                                                 Guaranteed interest option.
--------------------------------------------------------------------------------
UTAH         See "Transfers of ownership,        The second paragraph in this
             collateral assignments, loans and   section is deleted.
             borrowing" in "More information"
--------------------------------------------------------------------------------
VERMONT      Loans under Rollover TSA contracts  Taking a loan in excess of the
                                                 Internal Revenue Code limits
                                                 may result in adverse tax
                                                 consequences. Please consult
                                                 your tax adviser before taking
                                                 a loan that exceeds the
                                                 Internal Revenue Code limits.
--------------------------------------------------------------------------------
WASHINGTON   Guaranteed interest option (for     Not Available
             contracts issued from
             ap-proximately December 2004 to
             December 2006)

             Investment simplifier --            Not Available
             Fixed-dollar option and Interest
             sweep option

             Fixed maturity options              Not Available

             Guaranteed Principal Benefit        Not Available
             Options 1 and 2

             Income Manager(R) payout option     Not Available

             Protection Plus/SM/                 Not Available

             See "Guaranteed minimum death       You have a choice of the
             benefit" in "Contract features and  standard death benefit, the
             benefits"                           Annual Ratchet to age 85
                                                 enhanced death benefit, or the
                                                 Greater of 4% Roll-Up to age
                                                 85 or the Annual Ratchet to
                                                 age 85 enhanced death benefit.

             See "Annual administrative charge"  The annual administrative
             in "Charges and expenses"           charge will be deducted from
                                                 the value in the variable
                                                 investment options on a pro
                                                 rata basis.

             See "Withdrawal charge" in          The 10% free withdrawal amount
             "Charges and expenses"              applies to full surrenders.

             See "Disability, terminal illness,  The annuitant has qualified to
             or confinement to nurs-ing home"    receive Social Security
             under "Withdrawal charge" in        dis-ability benefits as
             "Charges and expenses"              certified by the Social
                                                 Security Admin-istration or a
                                                 statement from an independent
                                                 U.S. licensed physician
                                                 stating that the annuitant
                                                 meets the definition of total
                                                 disability for at least 6
                                                 continuous months prior to the
                                                 notice of claim. Such
                                                 disability must be
                                                 re-certified every 12 months.
--------------------------------------------------------------------------------


       APPENDIX VIII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS VIII-5 OF CERTAIN FEATURES AND BENEFITS

Appendix IX: Contract Variations

--------------------------------------------------------------------------------

The contract described in this Prospectus is no longer sold. You should note that your contract's options, features and charges may vary from what is described in this Prospectus depending on the approximate date on which you purchased your contract. The contract may have been available in your state past the approximate end date indicated below. You may not change your contract or its features after issue. This Appendix reflects contract variations that differ from what is described in this Prospectus but may have been in effect at the time your contract was issued. If you purchased your contract during the "Approximate Time Period" below, the noted variation may apply to you.

In addition, options and/or features may vary among states in light of applicable regulations or state approvals. Any such state variations are generally not included here but instead included in Appendix VIII earlier in this section. For more information about state variations applicable to you, as well as particular features, charges and options available under your contract based upon when you purchased it, please contact your financial professional and/or refer to your contract.

-------------------------------------------------------------------------------
 APPROXIMATE TIME PERIOD  FEATURE/BENEFIT        VARIATION
-------------------------------------------------------------------------------
October 2005-October      Guaranteed minimum     Available for contracts
2007 (Oregon only)        death                  issued from approx-imately
                          benefit/Guaranteed     October 1, 2005 to October
                          minimum income         22, 2007 only.
                          benefit roll-up
                          benefit base reset

January 2005-October      Guaranteed minimum     Available for contracts
2007 (Oregon only)        income benefit no      issued from approx-imately
                          lapse guarantee        January 1, 2005 to October
                                                 22, 2007 only.
-------------------------------------------------------------------------------
April 2002-December 2003  We require that a      Authorization for telephone
                          specific form that we  transfers by your financial
                          pro-vide be used for   professional are available
                          certain types of       only for contracts
                          communica-tions.       distributed through AXA
                                                 Distributors.
-------------------------------------------------------------------------------
April 2002-February 2003  Guaranteed minimum     The fee for this benefit was
                          income benefit         0.45%

                          Annual Ratchet to age  The fee for this benefit was
                          85                     0.20%

                          6% Roll-Up to age 85   The fee for this benefit was
                                                 0.35%

                          The Greater of 6%      The fee for this benefit was
                          Roll-Up to age 85 of   0.45%
                          the Annual Ratchet to
                          age 85
-------------------------------------------------------------------------------

April 2002-July 2003      Guaranteed interest    No limitations regarding
                          option                 allocations or trans-fers
                                                 into the guaranteed interest
                                                 account

                          See "Transferring      The fourth bullet is deleted
                          your account value"    in its entirety.
                          in "Transferring your
                          money among
                          investment options"
-------------------------------------------------------------------------------
April 2002-September 2003 The guaranteed         GPB 2 -- unavailable
                          principal benefits

                                                 GPB 1 known as Principal
                                                 assurance

                                                 GPB 1 is available with both
                                                 systematic and substantially
                                                 equal withdrawals

                                                 GPB 1 is available with
                                                 guaranteed minimum income
                                                 benefit

                          Spousal protection     Unavailable -- accordingly,
                                                 all references in this
                                                 Prospectus to "Spousal
                                                 protection" are deleted in
                                                 their entirety.

                          Maximum contributions  The maximum contributions
                                                 permitted under all
                                                 Accumulator series contracts
                                                 with the same owner or
                                                 annuitant is $1,500,000.

                          Guaranteed minimum     80 (not including QP
                          death benefit maximum  contracts)
                          issue age
-------------------------------------------------------------------------------

                                           APPENDIX IX: CONTRACT VARIATIONS IX-1

----------------------------------------------------------------------------------------------------------------------
 APPROXIMATE TIME PERIOD    FEATURE/BENEFIT VARIATION
----------------------------------------------------------------------------------------------------------------------
April 2002-September 2003,                  The maximum issue age for this benefit was 79.
continued                   Protection
                            Plus

                                            For issue ages 71-79, the applicable death benefit will be multiplied by
                                            25%.

                                            In calculating the death benefit, contributions are de-creased for withdrawals on a pro rata basis.

                            Charges
                            we deduct
                            from your
                            variable
                            investment
                            options
                            expressed
                            as an
                            annual
                            percentage
                            of daily
                            net
                            assets          Mortality and expense risks                                          0.90%
                            and             Administrative                                                       0.25%
                            Administrative  Distribution                                                         0.25%
                            charge          Total Separate account annual expenses                               1.40%

                                            If the contract is surrendered or annuitized or the death benefit is paid
                            Guaranteed      on a date other than the contract date anniversary, we will not deduct a
                            option          pro rata portion of the charge for any applicable guaranteed benefit.
                            charges

                                            We will not treat a withdrawal that results in a cash value of less than
                            Withdrawals     $500 as a request for a surrender. We will not terminate your contract if
                            treated         you do not make contributions for three contract years.
                            as
                            surrenders

                                            Subject to state availability, this option guarantees you a minimum
                            Guaranteed      amount of fixed income under your choice of a life annuity fixed payout
                            minimum         option or an Income Manager(R) level payment life with a period certain
                            income          payout option.
                            benefit
                            option

                                            Known as the Living Benefit.
                            Credits         FIRST YEAR TOTAL                                             CREDIT
                                            CONTRIBUTIONS                                                PERCENTAGE
                                            BREAKPOINTS                                                  APPLIED TO
                                                                                                         CONTRIBUTIONS
                                            --------------------------------------------------------------------------
                                            Less than $250,000                                           4%
                                            --------------------------------------------------------------------------
                                            $250,000- $999,999.99                                        5%
                                            --------------------------------------------------------------------------
                                            $1 million or more                                           6%

                            Partial         Your free withdrawal amount is 15%
                            withdrawals

                                            Your systematic withdrawal may not exceed 1.20% (monthly), 3.60%
                            Systematic      (quarterly) or 15% (annually) of account value.
                            withdrawals

                                            In calculating any guaranteed optional benefit base, any applicable
                            Guaranteed      credit is included.
                            optional
                            benefits

                            How             If you take a withdrawal(s) up to 6% of your benefit base during a
                            withdrawals     contract year, your benefit base will be reduced on a dollar-for-dollar
                            (and            basis on the Guaranteed minimum income benefit and the Guaranteed minimum
                            transfers       death bene-fit (including the Greater of 6% Roll-Up to age 85 and the
                            out of          Annual Ratchet to age 85 enhanced death benefit). Once a withdrawal is
                            the             taken that causes the sum of withdrawals in a contract year to exceed 6%
                            Special         of your benefit base, each guaranteed benefit base will then be reduced
                            10 year         pro rata.
                            fixed
                            maturity
                            option)
                            affect
                            your
                            Guaranteed
                            minimum
                            income
                            benefit,
                            Guaranteed
                            minimum
                            death
                            benefit
                            and
                            Guaranteed
                            principal
                            benefit
                            option 2
----------------------------------------------------------------------------------------------------------------------

April 2002-March 2004                       For the State of Minnesota only: Unavailable -- accord-ingly, all
                            Protection      references in this Prospectus to "Protection Plus/SM/" are deleted in
                            Plus/SM/        their entirety.
                            benefit
----------------------------------------------------------------------------------------------------------------------


IX-2 APPENDIX IX: CONTRACT VARIATIONS

-------------------------------------------------------------------------------
 APPROXIMATE TIME PERIOD  FEATURE/BENEFIT           VARIATION
-------------------------------------------------------------------------------
April 2002-July 2004      Principal Protector/SM/   Unavailable --
                          benefit                   accordingly, all
                                                    references in this
                                                    Prospectus to "Principal
                                                    Protector" are deleted in
                                                    their entirety.
-------------------------------------------------------------------------------
April 2002 -December 2004 Termination of            Your guaranteed benefits
                          guaranteed benefits       will not automati-cally
                                                    terminate if you change
                                                    ownership of your NQ
                                                    contract.

                          Ownership Transfer of NQ  If you transfer ownership
                                                    of your NQ contract, your
                                                    guaranteed benefit options
                                                    will not be automatically
                                                    terminated.
-------------------------------------------------------------------------------
April 2002-January 2005   No lapse guarantee        Unavailable.
-------------------------------------------------------------------------------
April 2002-October 2005   Roll-Up benefit base      Unavailable.
                          reset
-------------------------------------------------------------------------------
April 2002-March 2006     Recovery of credit due    Not applicable
                          to death within one year
                          of contribution

                          Net crediting             Not applicable
-------------------------------------------------------------------------------
February 2003-September   Annual Ratchet to age 85  The fee for this benefit
2003                                                was 0.30%

                          6% Roll-Up to age 85      The fee for this benefit
                                                    was 0.45%

                          Guaranteed minimum        The fee for this benefit
                          income benefit            is 0.60%
-------------------------------------------------------------------------------
September 2003-January    Greater of the 6%
2004                      Roll-Up to age 85 or the
                          Annual Ratchet to age 85
                          enhanced death benefit:

                          Benefit base crediting    The effective annual
                          rate                      interest credited to the
                                                    applicable benefit base is
                                                    5%./(1) /Accordingly, all
                                                    references in this
                                                    Prospectus to the "6%
                                                    Roll-Up benefit base" are
                                                    deleted in their en-tirety
                                                    and replaced with "5%
                                                    Roll-Up benefit base."

                          Fee table                 Greater of the 5% Roll-Up
                                                    to age 85 or the Annual
                                                    Ratchet to age 85 enhanced
                                                    death benefit charge:
                                                    0.50%./(1)/

                          Effect of withdrawals on  Withdrawals will reduce
                          your Greater of the 5%    each of the benefit bases
                          Roll-Up to age 85 or the  on a pro rata basis only.
                          Annual Ratchet to age 85
                          enhanced death benefit
-------------------------------------------------------------------------------
September 2003-February   How withdrawals affect    In calculating whether
2004 (for the Guaranteed  your Guaranteed minimum   your withdrawal will
minimum income benefit)   income benefit and        reduce your Roll-Up
and January               Greater of the 6%         benefit base portion of
2004-February 2005 (for   Roll-Up to age 85 or the  your Guaranteed minimum
the Greater of the 6%     Annual Ratchet to age 85  income benefit base on a
Roll-Up to age 85 or the  enhanced death benefit:   pro rata or
Annual Ratchet to age 85                            dollar-for-dollar basis,
enhanced death benefit:)                            withdrawal charges will be
                                                    included in the withdrawal
                                                    amount.
-------------------------------------------------------------------------------
September 2003-February   6% Roll-Up to age 85      Unavailable --
2009                      enhanced death benefit    accordingly, all
                                                    references to this feature
                                                    are deleted in their
                                                    entirety.
-------------------------------------------------------------------------------
January 2004-February     Greater of 5% Roll-Up to  Unavailable --
2009                      age 85 or the Annual      accordingly, all
                          Ratchet to age 85         references to this feature
                          enhanced death benefit    are deleted in their
                                                    entirety.
-------------------------------------------------------------------------------
(1)Contract owners who elected the Guaranteed minimum income benefit and/or the Greater of the 5% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit had a limited opportunity to change to the new versions of these benefits, as they are described in "Contract features and benefits" and "Accessing your money," earlier in this Prospectus.

                                           APPENDIX IX: CONTRACT VARIATIONS IX-3

Appendix X: Tax-sheltered annuity contracts (TSAs)


With limited exceptions, we no longer accept contributions to the contracts. Please see "How you can contribute to your contract" under "Contract features and benefits" earlier in this Prospectus for more information.



--------------------------------------------------------------------------------

GENERAL; FINAL REGULATIONS UNDER SECTION 403(B)

This Appendix reflects our current understanding of some of the special federal income tax rules applicable to annuity contracts used to fund employer plans under Section 403(b) of the Internal Revenue Code. We refer to these contracts as "403(b) annuity contracts" or "Tax Sheltered Annuity" contracts ("TSAs"). The discussion in this Appendix generally assumes that a TSA has 403(b) contract status or qualifies as a 403(b) contract. In 2007, the IRS and the Treasury Department published final Treasury Regulations under Section 403(b) of the Code ("2007 Regulations"). As a result, there are significant revisions to the establishment and operation of plans and arrangements under
Section 403(b) of the Code, and the contracts issued to fund such plans. The 2007 Regulations raise a number of questions as to the effect of the 2007 Regulations on TSAs issued prior to the effective date of the 2007 Regulations. The IRS has issued guidance intended to clarify some of these questions, and may issue further guidance in future years. Due to the Internal Revenue Service and Treasury regulatory changes in 2007 which became fully effective on January 1, 2009, contracts issued prior to September 25, 2007 which qualified as 403(b) contracts under the rules at the time of issue may lose their status as 403(b) contracts or have the availability of transactions under the contract restricted as of January 1, 2009 unless the individual's employer or the individual take certain actions. Please consult your tax adviser regarding the effect of these rules (which may vary depending on the owner's employment status, plan participation status, and when and how the contract was acquired) on your personal situation.

EMPLOYER PLAN REQUIREMENT. The thrust of the 2007 Regulations is to eliminate informal Section 403(b) arrangements with minimal or diffuse employer oversight and to require employers purchasing annuity contracts for their employees under
Section 403(b) of the Code to conform to other tax-favored, employer-based retirement plans with salary reduction contributions, such as Section 401(k) plans and governmental employer Section 457(b) plans. The 2007 Regulations require employers sponsoring 403(b) plans as of January 1, 2009, to have a written plan designating administrative responsibilities for various functions under the plan, and the plan in operation must conform to the plan terms.

LIMITATIONS ON INDIVIDUAL-INITIATED DIRECT TRANSFERS. The 2007 Regulations revoke Revenue Ruling 90-24 ("Rev. Rul. 90-24"), effective January 1, 2009. Prior to the 2007 Regulations, Rev. Rul. 90-24 had permitted individual-initiated, tax-free direct transfers of funds from one 403(b) annuity contract to another, without reportable taxable income to the individual, and with the characterization of funds in the contract remaining the same as under the prior contract. Under the 2007 Regulations and other IRS published guidance, direct transfers made after September 24, 2007 are permitted only with plan or employer approval as described below.

PERMISSIBLE CONTRIBUTIONS TO THE ACCUMULATOR(R) PLUS/SM/ TSA CONTRACTS

Contributions to an Accumulator(R) Plus/SM/ TSA contract are extremely limited. AXA Equitable permits Contributions to be made to an Accumulator(R) Plus/SM/ TSA contract only where AXA Equitable is an "approved vendor" under an employer's 403(b) plan. That is, some or all of the participants in the employer's 403(b) plan are currently contributing to a non-Accumulator AXA Equitable 403(b) annuity contract. AXA Equitable and the employer must agree to share information with respect to the Accumulator(R) Plus/SM/ TSA contract and other funding vehicles under the plan.

AXA Equitable does not accept employer-remitted contributions. AXA Equitable does not accept contributions of after-tax funds, including designated Roth contributions to the Accumulator(R) Plus/SM/ TSA contracts. We will accept contributions of pre-tax funds only with documentation satisfactory to us of employer or its designee or plan approval of the transaction. Contributions must be made in the form of a direct transfer of funds from one 403(b) plan to another, a contract exchange under the same plan, or a direct rollover from another eligible retirement plan.

DISTRIBUTIONS FROM TSAS

GENERAL. Generally, after the 2007 Regulations, employer or plan administrator consent is required for loan, withdrawal or distribution transactions under a 403(b) annuity contract. Processing of a requested transaction will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

WITHDRAWAL RESTRICTIONS. AXA Equitable treats all amounts under an Accumulator(R) Plus/SM/ Rollover TSA contract as not eligible for withdrawal until:

..   the owner is severed from employment with the employer who provided the funds used to purchase the TSA contract;

..   the owner dies; or

..   the plan under which the Accumulator(R) Plus/SM/ TSA contract is purchased is terminated.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSA contracts are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSA contracts are includible in gross income as ordinary income. Distributions from TSA contracts may be subject to 20% federal income tax withholding described under "Federal and state income tax withholding and information reporting" in the "Tax information" section of the Prospectus. In addition, TSA contract distributions may be subject to additional tax penalties.

X-1 APPENDIX X: TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since AXA Equitable does not accept after-tax funds to an Accumulator(R) Plus/SM/ Rollover TSA contract, we do not track your investment in the TSA contract, if any. We will report all distributions from this Rollover TSA contract as fully taxable. You will have to determine how much of the distribution is taxable.

DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. The amount of any partial distribution from a TSA contract prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of any after-tax contributions and earnings on those contributions.

ANNUITY PAYMENTS. If you elect an annuity payout option, you will recover any investment in the TSA contract as each payment is received by dividing the investment in the TSA contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the TSA contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the TSA contract, a deduction is allowed on your (or your beneficiary's) final tax return.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH. Death benefit distributions from a TSA contract generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA contract made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan. A surviving spouse might also be eligible to directly roll over a TSA contract death benefit to a Roth IRA in a taxable conversion rollover. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances.

EFFECT OF 2007 REGULATIONS ON LOANS FROM TSAS

As a result of the 2007 Regulations, loans are not available without employer or plan administrator approval. If loans are available, loan processing may be delayed pending receipt of information required to process the loan under an information sharing agreement. The processing of a loan request will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

If loans are available:

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan is includable in income in the year of the default.

TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered under TSA contracts are subject to the following conditions:

..   The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

   (1)the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits; and

   (2)$50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous 12 months over the outstanding loan balance of plan loans on the date the loan was made.

..   In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Accumulator(R) Plus/SM/ Rollover TSA contracts have a term limit of ten years for loans used to acquire the participant's primary residence.

..   All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.

The amount borrowed and not repaid may be treated as a distribution if:

..   the loan does not qualify under the conditions above;

..   the participant fails to repay the interest or principal when due; or

..   in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution. For purposes of calculating any subsequent loans which may be made under any plan of the same employer, a defaulted loan which has not been fully repaid is treated as still outstanding, even after the default is reported to the IRS on Form 1099-R. The amount treated as still outstanding (which limits subsequent loans) includes interest accruing on the unpaid balance.

TAX-DEFERRED ROLLOVERS AND FUNDING VEHICLE TRANSFERS. You may roll over an "eligible rollover distribution" from a 403(b) annuity contract into another eligible retirement plan which agrees to accept the rollover. The rollover may be a direct rollover or one you do yourself within 60 days after you receive the distribution. To the extent rolled over, a distribution remains tax-deferred.

                          APPENDIX X: TAX-SHELTERED ANNUITY CONTRACTS (TSAS) X-2

You may roll over a distribution from a 403(b) annuity contract to any of the following: another 403(b) plan funding vehicle, a qualified plan, a governmental employer 457(b) plan (separate accounting required) or a traditional IRA. A spousal beneficiary may also roll over death benefits as above. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances. An Accumulator(R) Plus/SM/ IRA contract is not available for purchase by a non-spousal death beneficiary direct rollover.

Distributions from a 403(b) annuity contract can be rolled over to a Roth IRA. Such conversion rollover transactions are taxable. Any taxable portion of the amount rolled over will be taxed at the time of the rollover.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals and required minimum distributions under federal income tax rules.

Direct transfers from one 403(b) annuity contract to another (whether under a plan-to-plan transfer, or contract exchange under the same 403(b) plan) are not distributions.

REQUIRED MINIMUM DISTRIBUTIONS

The required minimum distribution rules applicable to 403(b) annuity contracts are generally the same as those applicable to traditional IRAs described in the "Tax information" section of the Prospectus with these differences:

WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION.

The minimum distribution rules force 403(b) plan participants to start calculating and taking annual distributions from their 403(b) annuity contracts by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70 1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70 1/2, as follows:

..   For 403(b) plan participants who have not retired from service with the employer maintaining the 403(b) plan by the calendar year the participant turns age 70 1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.

..   403(b) plan participants may also delay the start of required minimum distributions to age 75 for the portion of their account value attributable to their December 31, 1986 TSA contract account balance, even if retired at age 70 1/2. We will know whether or not you qualify for this exception because it only applies to individuals who established their Accumulator(R) Plus/SM/ Rollover TSA contract by direct Revenue Ruling 90-24 transfer prior to September 25, 2007, or by a contract exchange or a plan-to-plan exchange approved under the employer's plan after that date. If you do not give us the amount of your December 31, 1986, account balance that is being transferred to the Accumulator(R) Plus/SM/ Rollover TSA contract on the form used to establish the TSA contract, you do not qualify.

SPOUSAL CONSENT RULES

Your employer will tell us on the form used to establish the TSA contract whether or not you need to get spousal consent for loans, withdrawals or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA contract.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA contract before you reach age 59 1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions made:

..   on or after your death; or

..   because you are disabled (special federal income tax definition); or

..   to pay for certain extraordinary medical expenses (special federal income tax definition); or

..   in any form of payout after you have separated from service (only if the separation occurs during or after the calendar year you reach age 55); or

..   in a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after you have separated from service at any age).

X-3 APPENDIX X: TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

Appendix XI: Rules regarding contributions to your contract

With limited exceptions, we no longer accept contributions to the contracts. We currently continue to accept contributions to: (i) QP contracts; and (ii) all contracts issued in the state of Maryland. Information regarding contributions in this section is for the benefit of contract owners currently eligible to continue making contributions to the contracts.



--------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------
 CONTRACT  AVAILABLE FOR ANNUITANT
 TYPE      ISSUE AGES               MINIMUM CONTRIBUTIONS     SOURCE OF CONTRIBUTIONS      LIMITATIONS ON CONTRIBUTIONS/(1)/
-----------------------------------------------------------------------------------------------------------------------------
NQ             0 through 80         $10,000 (initial)         After-tax money.             No additional con-
                                                                                              tributions after attain-
                                    $500 (additional)         Paid to us by check or          ment of age 81 or, if
                                                                 transfer of contract         later, the first contract
                                    $100 monthly and $300        value in a tax-deferred      date anniversary./(2)/
                                       quarterly under our       exchange under Sec-
                                       automatic investment      tion 1035 of the In-
                                       program (additional)      ternal Revenue Code.
-----------------------------------------------------------------------------------------------------------------------------
Rollover       20 through 80        $10,000 (initial)         Eligible rollover dis-       No contributions after
IRA                                                              tributions from 403(b)       attainment of age 81 or,
                                    $50 (additional)             plans, qualified plans,      if later, the first contract
                                                                 and governmental             date anniversary./(2)/
                                                                 employer 457(b) plans.
                                                                                           Contributions after age
                                                              Rollovers from another          70 1/2 must be net of
                                                                 traditional individual       required minimum
                                                                 retirement                   distributions.
                                                                 arrangement.
                                                                                           Although we accept
                                                              Direct custodian-to-            regular IRA contributions
                                                                 custodian transfers          (limited to $5,000) under
                                                                 from another tradi-          Rollover IRA contracts,
                                                                 tional individual            we intend that the con-
                                                                 retirement                   tract be used primarily
                                                                 arrangement.                 for rollover and direct
                                                                                              transfer contributions.
                                                              Regular IRA
                                                                 contributions.            Additional catch-up con-
                                                                                              tributions of up to
                                                              Additional catch-up             $1,000 per calendar year
                                                                 contributions.               where the owner is at
                                                                                              least age 50 but under
                                                                                              age 70 1/2 at any time
                                                                                              during the calendar year
                                                                                              for which the con-
                                                                                              tribution is made.
-----------------------------------------------------------------------------------------------------------------------------


                                                        APPENDIX XI: RULES
                                                   REGARDING CONTRIBUTIONS
                                                          TO YOUR CONTRACT  XI-1

---------------------------------------------------------------------------------------------------------------------------
 CONTRACT  AVAILABLE FOR ANNUITANT
 TYPE      ISSUE AGES               MINIMUM CONTRIBUTIONS  SOURCE OF CONTRIBUTIONS       LIMITATIONS ON CONTRIBUTIONS/(1)/
---------------------------------------------------------------------------------------------------------------------------
Roth           20 through 80         $10,000 (initial)     Rollovers from another        No additional rollover or
Conversion                                                    Roth IRA.                     direct transfer con-
IRA                                  $50 (additional)                                       tributions after attain-
                                                           Rollovers from a                 ment of age 81 or, if
                                                              "designated Roth con-         later, the first contract
                                                              tribution account"            date anniversary./(2)/
                                                              under specified retire-
                                                              ment plans.                Conversion rollovers af-
                                                                                            ter age 70 1/2 must be
                                                           Conversion rollovers             net of required minimum
                                                              from a traditional IRA        distributions for the
                                                              or other eligible             traditional IRA or other
                                                              retirement plan.              eligible retirement plan
                                                                                            which is the source of
                                                           Direct transfers from            the conversion rollover.
                                                              another Roth IRA.
                                                                                         Although we accept
                                                           Regular Roth IRA                 regular Roth IRA con-
                                                              contributions.                tributions (limited to
                                                                                            $5,000) under the Roth
                                                           Additional catch-up              IRA contracts, we intend
                                                              contributions.                that the contract be
                                                                                            used primarily for roll-
                                                                                            over and direct transfer
                                                                                            contributions.

                                                                                         Additional catch-up con-
                                                                                            tributions of up to $1,000
                                                                                            per calendar year where
                                                                                            the owner is at least age
                                                                                            50 at any time during the
                                                                                            calendar year for which
                                                                                            the contribution is made.
---------------------------------------------------------------------------------------------------------------------------
Rollover       20 through 80         $10,000 (initial)     With documentation of         Additional rollover or
TSA/(3)/                                                      employer or plan              direct transfer con-
                                     $500 (additional)        approval, and limited         tributions may be made
                                                              to pre-tax funds, direct      up to attainment of age
                                                              plan-to-plan transfers        81 or, if later, the first
                                                              from another 403(b)           contract date
                                                              plan or contract ex-          anniversary./(2)/
                                                              changes from another
                                                              403(b) contract under      Rollover or direct transfer
                                                              the same plan.                contributions after age
                                                                                            70 1/2 must be net of any
                                                           With documentation of            required minimum
                                                              employer or plan              distributions.
                                                              approval, and limited
                                                              to pre-tax funds, eligi-   We do not accept
                                                              ble rollover dis-             employer-remitted
                                                              tributions from other         contributions.
                                                              403(b) plans, qualified
                                                              plans, governmental        We do not accept after
                                                              employer 457(b) plans         tax contributions, includ-
                                                              or traditional IRAs.          ing designated Roth
                                                                                            contributions.
See Appendix X earlier in this Prospectus for a discussion of TSA contracts.
---------------------------------------------------------------------------------------------------------------------------


     APPENDIX XI: RULES
     REGARDING CONTRIBUTIONS
XI-2 TO YOUR CONTRACT

---------------------------------------------------------------------------------------------------------------------------
 CONTRACT  AVAILABLE FOR ANNUITANT
 TYPE      ISSUE AGES               MINIMUM CONTRIBUTIONS  SOURCE OF CONTRIBUTIONS       LIMITATIONS ON CONTRIBUTIONS/(1)/
---------------------------------------------------------------------------------------------------------------------------
QP             20 through 70         $10,000 (initial)     Only transfer con-             A separate QP contract
                                                              tributions from other          must be established for
                                     $500 (additional)        investments within an          each plan participant.
                                                              existing defined con-
                                                              tribution qualified plan    We do not accept regular
                                                              trust.                         ongoing payroll con-
                                                                                             tributions or con-
                                                           The plan must be quali-           tributions directly from
                                                              fied under Section             the employer.
                                                              401(a) of the Internal
                                                              Revenue Code.               Only one additional
                                                                                             transfer contribution may
                                                           For 401(k) plans, trans-          be made during a con-
                                                              ferred contributions           tract year.
                                                              may not include any
                                                              after-tax contributions,    No additional transfer
                                                              including designated           contributions after the
                                                              Roth contributions.            annuitant's attainment of
                                                                                             age 71 or, if later, the
                                                                                             first contract date
                                                                                             anniversary.

                                                                                          Contributions after age
                                                                                             70 1/2 must be net of any
                                                                                             required minimum
                                                                                             distributions.

                                                                                          We do not accept con-
                                                                                             tributions from defined
                                                                                             benefit plans.


See Appendix II earlier in this Prospectus for a
  discussion of purchase considerations of QP
  contracts.
--------------------------------------------------


(1)Additional contributions may not be permitted under certain conditions in your state. If you purchase Guaranteed principal benefit option 2, no contributions are permitted after the six month period beginning on the contract date. Please see Appendix VIII earlier in this Prospectus to see if additional contributions are permitted in your state.
(2)Please see Appendix IX for variations that may apply to your contract.
(3)May not be available from all Selling broker-dealers. Also, Rollover TSA is available only where the employer sponsoring the 403(b) plan currently contributes to one or more other 403(b) annuity contracts issued by AXA Equitable for active plan participants (the purchaser of the Accumulator(R) Plus/SM/ Rollover TSA may also be, but need not be, an owner of the other 403(b) annuity contract).

See "Tax information" earlier in this Prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" earlier in this Prospectus. Please review your contract for information on contribution limitations.


                                                        APPENDIX XI: RULES
                                                   REGARDING CONTRIBUTIONS
                                                          TO YOUR CONTRACT  XI-3

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS

                                                             PAGE

Who is AXA Equitable?                                         2

Unit Values                                                   2

Custodian and Independent Registered Public Accounting Firm   2

Distribution of the Contracts                                 2

Financial Statements                                          2

HOW TO OBTAIN AN ACCUMULATOR(R) PLUS/SM/ STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 49

Send this request form to:
  Retirement Service Solutions
  P.O. Box 1547
  Secaucus, NJ 07096-1547


----------------------------------------------------------------------------------------------
Please send me an Accumulator(R) Plus/SM/ SAI for SEPARATE ACCOUNT NO. 49 dated May 1, 2012.
----------------------------------------------------------------------------------------------
Name
----------------------------------------------------------------------------------------------
Address
----------------------------------------------------------------------------------------------
 City                             State                           Zip


e13519/Plus '02/'04 and ML'02 Series

Accumulator(R) Elite/SM/

A combination variable and fixed deferred annuity contract


PROSPECTUS MAY 1, 2012


Please read and keep this Prospectus for future reference. It contains important information that you should know before taking any action under your contract. This Prospectus supersedes all prior Prospectuses and supplements. You should read the prospectuses for each Trust, which contain important information about the portfolios.

--------------------------------------------------------------------------------

WHAT IS ACCUMULATOR(R) ELITE/SM/?

Accumulator(R) Elite/SM/ is a deferred annuity contract issued by AXA EQUITABLE LIFE INSURANCE COMPANY. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option, fixed maturity options or the account for special dollar cost averaging "investment options").

This Prospectus is a disclosure document and describes all of the contract's material features, benefits, rights and obligations, as well as other information. The description of the contract's material provisions in this Prospectus is current as of the date of this Prospectus. If certain material provisions under the contract are changed after the date of this Prospectus in accordance with the contract, those changes will be described in a supplement to this Prospectus. You should carefully read this Prospectus in conjunction with any applicable supplements. The contract should also be read carefully.


WITH LIMITED EXCEPTIONS, WE NO LONGER ACCEPT CONTRIBUTIONS TO THE CONTRACTS. WE CURRENTLY CONTINUE TO ACCEPT CONTRIBUTIONS TO: (I) QP CONTRACTS; AND (II) ALL CONTRACTS ISSUED IN THE STATE OF MARYLAND. REFERENCES TO CONTRIBUTIONS IN THIS PROSPECTUS ARE FOR THE BENEFIT OF CONTRACT OWNERS CURRENTLY ELIGIBLE TO CONTINUE MAKING CONTRIBUTIONS TO THE CONTRACTS.


Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts, in all states or from all selling broker-dealers. Please see Appendix VIII later in this Prospectus for more information on state availability and/or variations of certain features and benefits. All optional features and benefits described in this Prospectus may not have been available at the time you purchased the contract. We have the right to restrict availability of any optional feature or benefit. In addition, not all optional features and benefits may be available in combination with other optional features and benefits. We can refuse to accept any contribution from you at any time, including after you purchase the contract.


--------------------------------------------------------------------------
 VARIABLE INVESTMENT OPTIONS
--------------------------------------------------------------------------
AXA Aggressive Allocation/(1)/          EQ/Large Cap Value Index
AXA Conservative Allocation/(1)/        EQ/Large Cap Value PLUS
AXA Conservative-Plus Allocation/(1)/   EQ/Lord Abbett Large Cap Core
AXA Moderate Allocation/(1)/            EQ/MFS International Growth
AXA Moderate-Plus Allocation/(1)/       EQ/Mid Cap Index
EQ/AllianceBernstein Small Cap Growth   EQ/Mid Cap Value PLUS
EQ/AXA Franklin Small Cap Value Core    EQ/Money Market
EQ/BlackRock Basic Value Equity         EQ/Montag & Caldwell Growth
EQ/Boston Advisors Equity Income        EQ/Morgan Stanley Mid Cap Growth
EQ/Calvert Socially Responsible         EQ/Mutual Large Cap Equity
EQ/Capital Guardian Research            EQ/Oppenheimer Global
EQ/Common Stock Index                   EQ/PIMCO Ultra Short Bond
EQ/Core Bond Index                      EQ/Quality Bond PLUS
EQ/Davis New York Venture               EQ/Small Company Index
EQ/Equity 500 Index                     EQ/T. Rowe Price Growth Stock
EQ/Equity Growth PLUS                   EQ/Templeton Global Equity
EQ/Franklin Core Balanced               EQ/UBS Growth and Income
EQ/Franklin Templeton Allocation        EQ/Van Kampen Comstock
EQ/GAMCO Mergers and Acquisitions       EQ/Wells Fargo Omega Growth
--------------------------------------------------------------------------


---------------------------------------------------------------------------
EQ/GAMCO Small Company Value           Multimanager Aggressive Equity
EQ/Global Bond PLUS                    Multimanager Core Bond
EQ/Global Multi-Sector Equity          Multimanager International Equity
EQ/Intermediate Government Bond/(2)/   Multimanager Large Cap Core Equity
EQ/International Core PLUS             Multimanager Large Cap Value
EQ/International Equity Index          Multimanager Mid Cap Growth
EQ/International Value PLUS            Multimanager Mid Cap Value
EQ/JPMorgan Value Opportunities        Multimanager Multi-Sector Bond
EQ/Large Cap Core PLUS                 Multimanager Small Cap Growth
EQ/Large Cap Growth Index              Multimanager Small Cap Value
EQ/Large Cap Growth PLUS               Multimanager Technology
---------------------------------------------------------------------------

(1)The "AXA Allocation" portfolios.

(2)This is the variable investment option's new name, effective on or about May 1, 2012. Please see ''Portfolios of the Trusts'' under ''Contract features and benefits'' later in this Prospectus for the variable investment option's former name.


You may allocate amounts to any of the variable investment options. At any time, we have the right to limit or terminate your contributions. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio ("Portfolio") of AXA Premier VIP Trust or EQ Advisors Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related Portfolio.

You may also allocate amounts to the guaranteed interest option, the fixed maturity option and the account for special dollar cost averaging, which are discussed later in this Prospectus.

TYPES OF CONTRACTS. Contracts were offered for use as:

..   A nonqualified annuity ("NQ") for after-tax contributions only.

..   An individual retirement annuity ("IRA"), either traditional IRA ("Rollover
    IRA") or Roth IRA ("Roth Conversion IRA").

..   Traditional and Roth Inherited IRA beneficiary continuation con-tract
    ("Inherited IRA") (direct transfer contributions only).

..   An annuity that is an investment vehicle for a qualified defined contribution plan ("QP") (Rollover and direct transfer contributions only).

..   An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") --
    ("Rollover TSA") (Rollover and direct transfer contri- butions only; employer or plan approval required).

A contribution of at least $10,000 was required to purchase a contract.

THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER
AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.

                                                   #235353/Elite '02/'04 Series
                                                                       (R-4/15)

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2012, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 1547, Secaucus, NJ 07096-1547 or calling 1-800-789-7771. The SAI is incorporated by this reference into this Prospectus. This prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus.

THE CONTRACT IS NO LONGER AVAILABLE FOR NEW PURCHASERS. This contract is no longer being sold. This Prospectus is designed for current contract owners. In addition to the possible state variations noted above, you should note that your contract features and charges may vary depending on the date on which you purchased your contract. For more information about the particular features, charges and options applicable to you, please contact your financial professional or refer to your contract, as well as review Appendix IX later in this Prospectus for contract variation information and timing. You may not change your contract or its features as issued.

Contents of this Prospectus

--------------------------------------------------------------------------------



       -----------------------------------------------------------------------------
       (Not all of the features listed are available under all contracts or in all states.)
       -----------------------------------------------------------------------------
       Index of key words and phrases                                       5
       Who is AXA Equitable?                                                7
       How to reach us                                                      8
       Accumulator(R) Elite/SM /at a glance -- key features                10


       -----------------------------------------------------------------------------
       FEE TABLE                                                           14
       -----------------------------------------------------------------------------

       Example                                                             16
       Condensed financial information                                     16


       -----------------------------------------------------------------------------
       1.CONTRACT FEATURES AND BENEFITS                                    17
       -----------------------------------------------------------------------------
       How you can contribute to your contract                             17
       Owner and annuitant requirements                                    17
       How you can make your contributions                                 17
       What are your investment options under the contract?                18
       Portfolios of the Trusts                                            19
       Allocating your contributions                                       26
       Guaranteed minimum death benefit and Guaranteed minimum
         income benefit base                                               29
       Annuity purchase factors                                            30
       Guaranteed minimum income benefit option                            31
       Guaranteed minimum death benefit                                    33
       Principal Protector/SM/                                             34
       Inherited IRA beneficiary continuation contract                     37
       Your right to cancel within a certain number of days                38


       -----------------------------------------------------------------------------
       2.DETERMINING YOUR CONTRACT'S VALUE                                 40
       -----------------------------------------------------------------------------
       Your account value and cash value                                   40
       Your contract's value in the variable investment options            40
       Your contract's value in the guaranteed interest option             40
       Your contract's value in the fixed maturity options                 40
       Your contract's value in the account for special dollar cost
         averaging                                                         40
       Insufficient account value                                          40


-------------
"We," "our," and "us" refer to AXA Equitable.
When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the Prospectus is discussing at that point. This is usually the contract owner. When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

                                                 CONTENTS OF THIS PROSPECTUS 3

-------------------------------------------------------------------
3.TRANSFERRING YOUR MONEY AMONG INVESTMENT
  OPTIONS                                                       42
-------------------------------------------------------------------
Transferring your account value                                 42
Our administrative procedures for calculating your Roll-Up
  benefit base following a transfer                             42
Disruptive transfer activity                                    43
Rebalancing your account value                                  44


-------------------------------------------------------------------
4.ACCESSING YOUR MONEY                                          45
-------------------------------------------------------------------
Withdrawing your account value                                  45
How withdrawals are taken from your account value               47
How withdrawals (and transfers out of the Special 10 year
  fixed maturity option) affect your Guaranteed minimum
  income benefit, Guaranteed minimum death benefit and
  Guaranteed principal benefit option 2                         47
How withdrawals affect Principal Protector/SM/                  48
Withdrawals treated as surrenders                               48
Loans under Rollover TSA contracts                              48
Surrendering your contract to receive its cash value            49
When to expect payments                                         49
Your annuity payout options                                     49


-------------------------------------------------------------------
5.CHARGES AND EXPENSES                                          52
-------------------------------------------------------------------
Charges that AXA Equitable deducts                              52
Charges that the Trusts deduct                                  56
Group or sponsored arrangements                                 56
Other distribution arrangements                                 56


-------------------------------------------------------------------
6.PAYMENT OF DEATH BENEFIT                                      57
-------------------------------------------------------------------
Your beneficiary and payment of benefit                         57
How death benefit payment is made                               58
Beneficiary continuation option                                 59


-------------------------------------------------------------------
7.TAX INFORMATION                                               63
-------------------------------------------------------------------
Overview                                                        63
Contracts that fund a retirement arrangement                    63
Transfers among investment options                              63
Taxation of nonqualified annuities                              63
Individual retirement arrangements (IRAs)                       65
Traditional individual retirement annuities (traditional IRAs)  66
Roth individual retirement annuities (Roth IRAs)                70
Federal and state income tax withholding and information
  reporting                                                     73
Special rules for contracts funding qualified plans             74
Impact of taxes to AXA Equitable                                74


-------------------------------------------------------------------
8.MORE INFORMATION                                              75
-------------------------------------------------------------------
About Separate Account No. 49                                   75
About the Trusts                                                75
About our fixed maturity options                                75
About the general account                                       76


About other methods of payment                             77
Dates and prices at which contract events occur            77
About your voting rights                                   78
Statutory compliance                                       78
About legal proceedings                                    78
Financial statements                                       79
Transfers of ownership, collateral assignments, loans and
  borrowing                                                79
How divorce may affect your guaranteed benefits            79
Distribution of the contracts                              79


--------------------------------------------------------------
9.INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE          82
--------------------------------------------------------------


--------------------------------------------------------------
APPENDICES
--------------------------------------------------------------


          I  --  Condensed financial information                      I-1
         II  --  Purchase considerations for QP contracts            II-1
        III  --  Market value adjustment example                    III-1
         IV  --  Enhanced death benefit example                      IV-1
          V  --  Hypothetical illustrations                           V-1
         VI  --  Guaranteed principal benefit example                VI-1
        VII  --  Protection Plus/SM /example                        VII-1
       VIII  --  State contract availability and/or variations of
                   certain features and benefits                   VIII-1
         IX  --  Contract variations                                 IX-1
          X  --  Tax-sheltered annuity contracts (TSAs)               X-1
         XI  --  Rules regarding contributions to your contract      XI-1


       ------------------------------------------------------------------
       STATEMENT OF ADDITIONAL INFORMATION
         Table of contents
       ------------------------------------------------------------------


4   CONTENTS OF THIS PROSPECTUS

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this Prospectus.


                                                             PAGE

6% Roll-Up to age 85 enhanced death benefit                   29
account value                                                 40
administrative charge                                         52
annual administrative charge                                  52
Annual Ratchet to age 85 enhanced death benefit               29
annuitant                                                     17
annuitization                                                 49
annuity maturity date                                         51
annuity payout options                                        49
annuity purchase factors                                      30
automatic investment program                                  77
beneficiary                                                   57
Beneficiary continuation option ("BCO")                       59
business day                                                  77
cash value                                                    40
charges for state premium and other applicable taxes          56
contract date                                                 18
contract date anniversary                                     18
contract year                                                 18
contributions to Roth IRAs                                    70
   regular contributions                                      70
   rollovers and direct transfers                             71
   conversion contributions                                   71
contributions to traditional IRAs                             66
   regular contributions                                      66
   rollovers and direct transfers                             66
disability, terminal illness or confinement to nursing home   54
disruptive transfer activity                                  43
distribution charge                                           52
ERISA                                                         56
fixed-dollar option                                           28
fixed maturity options                                        25
free look                                                     38
free withdrawal amount                                        53
general account                                               76
general dollar cost averaging                                 28
guaranteed interest option                                    25
Guaranteed minimum death benefit                              33
Guaranteed minimum death benefit charge                       54
Guaranteed minimum death benefit and Guaranteed
  minimum income benefit base                                 29
Guaranteed minimum death benefit/guaranteed minimum
  income benefit roll-up benefit base reset option            30
Guaranteed minimum income benefit                             30
Guaranteed minimum income benefit charge                      55
Guaranteed minimum income benefit "no lapse
  guarantee"                                                  31
Guaranteed principal benefits                                 26
Inherited IRA                                                  1


                                                    PAGE

investment options                                    1
Investment simplifier                                28
IRA                                                   1
IRS                                                  63
lifetime required minimum distribution withdrawals   46
loan reserve account                                 49
loans under rollover TSA                             48
market adjusted amount                               25
market timing                                        43
market value adjustment                              25
maturity dates                                       25
maturity value                                       26
Mortality and expense risks charge                   52
NQ                                                    1
Online Account Access                                 8
Optional step up charge                              56
partial withdrawals                                  45
Portfolio                                             1
Principal assurance                                  27
Principal Protector/SM/                              34
Principal Protector/SM /charge                       55
processing office                                     8
Protection Plus/SM/                                  34
Protection Plus/SM /charge                           55
QP                                                    1
rate to maturity                                     25
Rebalancing                                          44
Rollover IRA                                          1
Rollover TSA                                          1
Roth Conversion IRA                                   1
Roth IRA                                              1
SAI                                                   1
SEC                                                   1
self-directed allocation                             26
Separate Account No. 49                              74
special dollar cost averaging                        28
Spousal protection                                   59
standard death benefit                               29
substantially equal withdrawals                      46
Successor owner and annuitant                        58
systematic withdrawals                               46
TOPS                                                  8
TSA                                                   1
traditional IRA                                       1
Trusts                                               75
unit                                                 28
variable investment options                          18
wire transmittals and electronic applications        77
withdrawal charge                                    53


                                              INDEX OF KEY WORDS AND PHRASES 5

To make this Prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this Prospectus as in the contract. Also, depending on when you purchased your contract, some of these may not apply to you or may be named differently under your contract. Your financial professional can provide further explanation about your contract or supplemental materials.

-----------------------------------------------------------------------------
 PROSPECTUS                            CONTRACT OR SUPPLEMENTAL MATERIALS
-----------------------------------------------------------------------------
fixed maturity options                 Guarantee Periods (Guaranteed Fixed
                                       Interest Accounts in supplemental
                                       materials)

variable investment options            Investment Funds

account value                          Annuity Account Value

rate to maturity                       Guaranteed Rates

unit                                   Accumulation Unit

Guaranteed minimum death benefit       Guaranteed death benefit

Guaranteed minimum income benefit      Guaranteed Income Benefit or Living
                                       Benefit

guaranteed interest option             Guaranteed Interest Account

Principal Protector/SM/                Guaranteed withdrawal benefit

GWB benefit base                       Principal Protector/SM /benefit base

GWB Annual withdrawal amount           Principal Protector/SM /Annual
                                       withdrawal amount

GWB Annual withdrawal option           Principal Protector/SM /Annual
                                       withdrawal option

GWB Excess withdrawal                  Principal Protector/SM /Excess
                                       withdrawal
-----------------------------------------------------------------------------

6   INDEX OF KEY WORDS AND PHRASES

Who is AXA Equitable?


--------------------------------------------------------------------------------



We are AXA Equitable Life Insurance Company ("AXA Equitable"), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc. (the "parent") a holding company, which is itself an indirect, wholly-owned subsidiary of AXA SA ("AXA"). AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings, Inc. and AXA Equitable Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $508 billion in assets as of December 31, 2011. For more than 150 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.


                                                      WHO IS AXA EQUITABLE?  7

HOW TO REACH US

Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:
--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITH CHECKS:

FOR CONTRIBUTIONS SENT BY REGULAR MAIL:

  Retirement Service Solutions
  P.O. Box 1577
  Secaucus, NJ 07096-1577

FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:

  Retirement Service Solutions
  500 Plaza Drive, 6th Floor
  Secaucus, NJ 07094
--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITHOUT CHECKS:

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:

  Retirement Service Solutions
  P.O. Box 1547
  Secaucus, NJ 07096-1547

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:

  Retirement Service Solutions
  500 Plaza Drive, 6th Floor
  Secaucus, NJ 07094

Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094.
--------------------------------------------------------------------------------
REPORTS WE PROVIDE:

..   written confirmation of financial transactions;

..   statement of your contract values at the close of each calendar year and any calendar quarter in which there was a financial transaction; and

..   annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the Guaranteed minimum income benefit and/or the Roll-Up benefit base reset option.
--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND ONLINE ACCOUNT ACCESS SYSTEMS:

TOPS is designed to provide you with up-to-date information via touch-tone telephone. Online Account Access is designed to provide this information through the Internet. You can obtain information on:

..   your current account value;

..   your current allocation percentages;

..   the number of units you have in the variable investment options;

..   rates to maturity for the fixed maturity options (not available through
    Online Account Access);

..   the daily unit values for the variable investment options; and

..   performance information regarding the variable investment options (not available through TOPS).

You can also:

..   change your allocation percentages and/or transfer among the investment options;

..   elect to receive certain statements electronically;

..   enroll in, modify or cancel a rebalancing program (through Online Account
    Access only);

..   change your address (not available through TOPS);

..   change your TOPS personal identification number ("PIN") (through TOPS only)
    and your Online Account Access password (through Online Account Access only); and

..   access Frequently Asked Questions and Service Forms (not avail- able through TOPS).

TOPS and Online Account Access are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use Online Account Access by visiting our website at www.axa-equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of any transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).

8   WHO IS AXA EQUITABLE?

--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:


You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on the following business days:

..   Monday through Thursday from 8:30 a.m. until 7:00 p.m., Eastern time.

..   Friday from 8:30 a.m. until 5:30 p.m., Eastern time.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1)authorization for telephone transfers by your financial profes- sional;

(2)conversion of a traditional IRA to a Roth Conversion IRA contract;

(3)election of the automatic investment program;

(4)requests for loans under Rollover TSA contracts (employer or plan approval required);

(5)spousal consent for loans under Rollover TSA contracts;

(6)requests for withdrawals or surrenders from Rollover TSA contracts;

(7)tax withholding elections (see withdrawal request form);

(8)election of the beneficiary continuation option;

(9)IRA contribution recharacterizations;

(10)Section 1035 exchanges;

(11)direct transfers and rollovers;

(12)exercise of the Guaranteed minimum income benefit;

(13)requests to reset your Roll-Up benefit base (for certain contracts with both the Guaranteed minimum income benefit and the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit);

(14)requests to step up your Guaranteed withdrawal benefit ("GWB") benefit base, if applicable, under the Optional step up provision;

(15)requests to terminate or reinstate your GWB, if applicable, under the Beneficiary continuation option, if applicable;

(16)death claims;

(17)purchase by, or change of ownership to, a non-natural person;

(18)change in ownership (NQ only, if available under your contract);

(19)enrollment in our "automatic required minimum distribution (RMD) service";
    and


(20)requests for withdrawals.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)beneficiary changes;

(2)contract surrender;

(3)general dollar cost averaging (including the fixed dollar and interest sweep options); and

(4)special dollar cost averaging.

TO CANCEL OR CHANGE ANY OF THE FOLLOWING, WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)automatic investment program;

(2)general dollar cost averaging (including the fixed dollar and interest sweep options);

(3)special dollar cost averaging;

(4)substantially equal withdrawals;


(5)systematic withdrawals;

(6)the date annuity payments are to begin; and

(7)RMD payments from inherited IRAs.


                              -------------------

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.

SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners both must sign.

                                                      WHO IS AXA EQUITABLE?  9

Accumulator(R) Elite/SM/ at a glance -- key features


------------------------------------------------------------------------------
(NOT ALL OF THE FEATURES LISTED ARE AVAILABLE
UNDER ALL CONTRACTS OR IN ALL STATES.)
------------------------------------------------------------------------------
PROFESSIONAL INVESTMENT     Accumulator(R) Elite/SM/'s variable investment
MANAGEMENT                  options invest in different Portfolios managed by
                            professional investment advisers.
------------------------------------------------------------------------------
FIXED MATURITY OPTIONS      .   Fixed maturity options with maturities
                                ranging from approximately 1 to 10 years
                                (subject to availability).
                            .   Each fixed maturity option offers a guarantee
                                of principal and interest rate if you hold it
                                to maturity.
                            .   Special 10 year fixed maturity option
                                (available under Guaranteed principal benefit
                                option 2 only).
                            --------------------------------------------------
                            If you make withdrawals or transfers from a fixed
                            maturity option before maturity, there will be a
                            market value adjustment due to differences in
                            interest rates. If you withdraw or transfer only
                            a portion of a fixed maturity amount, this may
                            increase or decrease any value that you have left
                            in that fixed maturity option. If you surrender
                            your contract, a market value adjustment also
                            applies.
------------------------------------------------------------------------------
GUARANTEED INTEREST         .   Principal and interest guarantees.
OPTION                      .   Interest rates set periodically.
------------------------------------------------------------------------------
ACCOUNT FOR SPECIAL DOLLAR  Available for dollar cost averaging all or a
COST AVERAGING              portion of any eligible contribution to your
                            contract.
------------------------------------------------------------------------------
TAX CONSIDERATIONS          .   No tax on earnings inside the contract until
                                you make withdrawals from your contract or
                                receive annuity payments.
                            .   No tax on transfers among investment options
                                inside the contract.

                            You should be aware that annuity contracts that
                            were purchased as an Individual Retirement
                            Annuity (IRA) or Tax Sheltered Annuity (TSA) or
                            to fund an employer retirement plan (QP or
                            Qualified Plan) do not provide tax deferral
                            benefits beyond those already provided by the
                            Internal Revenue Code for these types of
                            arrangements. Before you purchased your contract,
                            you should have considered its features and
                            benefits beyond tax deferral, as well as its
                            features, benefits and costs relative to any
                            other investment that you may have chosen in
                            connection with your retirement plan or
                            arrangement, to determine whether it would meet
                            your needs and goals. Depending on your personal
                            situation, the contract's guaranteed benefits may
                            have limited usefulness because of required
                            minimum distributions ("RMDs").
------------------------------------------------------------------------------
GUARANTEED MINIMUM          The Guaranteed minimum income benefit provides
INCOME BENEFIT              income protection for you during the annuitant's
                            life once you elect to annuitize the contract.
------------------------------------------------------------------------------
PRINCIPAL PROTECTOR/SM/     Principal Protector/SM /is our optional
                            Guaranteed withdrawal benefit ("GWB"), which
                            provides for recovery of your total contributions
                            through withdrawals, even if your account value
                            falls to zero, provided that during each contract
                            year, your total withdrawals do not exceed a
                            specified amount. This feature may not have been
                            avail able under your contract.

-------------------------------------------------------------------------------------
CONTRIBUTION AMOUNTS  We currently continue to accept contributions to: (i) QP contracts; and (ii) all contracts issued in the state of
                      Maryland. Information regarding contributions in this
                      section is for the benefit of contract owners currently
                      eligible to continue making contributions to the contracts.
                      ---------------------------------------------------------------
                      .   Initial minimum:            $10,000
                      .   Additional minimum:         $500 (NQ, QP and Rollover TSA
                                                      contracts)
                                                      $100 monthly and $300
                                                      quarterly under our automatic
                                                      investment program (NQ
                                                      contracts)
                                                      $1,000 (Inherited IRA
                                                      contracts)
                                                      $50 (IRA contracts)
                      ---------------------------------------------------------------

                      .   Maximum contribution limitations apply to all contracts.
                          For more information, please see "How you can contribute
                          to your contract" in "Contract features and benefits"
                          later in this Prospectus.
                      ---------------------------------------------------------------
                      In general, contributions are limited to $1.5 million
                      ($500,000 for certain owners or annuitants who are age 81
                      and older at contract issue). Upon advance notice to you, we may exercise certain rights we have under the contract
                      regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and
                      limitations, and (ii) discontinue acceptance of
                      contributions. Further, we may at any time exercise our
                      rights to limit or terminate your contributions. For more
                      information, please see "How you can contribute to your
                      contract" in "Contract features and benefits" later in this
                      Prospectus.
-------------------------------------------------------------------------------------


10  ACCUMULATOR(R) ELITE/SM/ AT A GLANCE -- KEY FEATURES

--------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY      .   Partial withdrawals
                          .   Several withdrawal options on a periodic basis
                          .   Loans under Rollover TSA contracts (employer or plan
                              approval required)
                          .   Contract surrender
                          .   You may incur a withdrawal charge for certain
                              withdrawals or if you surrender your contract. You may
                              also incur income tax and a tax penalty. Certain
                              withdrawals will diminish the value of optional
                              benefits.
--------------------------------------------------------------------------------------
PAYOUT OPTIONS            .   Fixed annuity payout options
                          .   Variable Immediate Annuity payout options (described in
                              a separate prospectus for that option)
                          .   Income Manager (R)payout options (described in a
                              separate prospectus for that option)
--------------------------------------------------------------------------------------
ADDITIONAL FEATURES/(1)/  .   Guaranteed minimum death benefit options
                          .   Guaranteed principal benefit options (including
                              Principal assurance)
                          .   Dollar cost averaging
                          .   Automatic investment program
                          .   Account value rebalancing (quarterly, semi-annually,
                              and annually)
                          .   Free transfers
                          .   Waiver of withdrawal charge for disability, terminal
                              illness, confinement to a nursing home and certain
                              other withdrawals
                          .   Protection Plus/SM/, an optional death benefit
                              available under certain contracts (subject to state
                              availability)
                          .   Spousal protection (not available under certain
                              contracts)
                          .   Successor owner/annuitant
                          .   Beneficiary continuation option
                          .   Guaranteed minimum income benefit no lapse guarantee
                              (available under contracts with applications that were
                              signed and submitted on or after January 1, 2005
                              subject to state availability)
                          .   Guaranteed minimum death benefit/guaranteed minimum
                              income benefit roll-up benefit base reset (avail- able
                              under contracts with applications that were signed and
                              submitted on or after October 1, 2005 subject to state
                              availability)
--------------------------------------------------------------------------------------

(1)Not all features are available under all contracts. Please see Appendix IX later in this Prospectus for more information.

                        ACCUMULATOR(R) ELITE/SM/ AT A GLANCE -- KEY FEATURES 11

-----------------------------------------------------------------------------------
FEES AND CHARGES/(1)/  .   Daily charges on amounts invested in the variable
                           investment options for mortality and expense risks,
                           administrative charges, and distribution charges at an
                           annual rate of 1.65%.
                       .   The charges for the Guaranteed minimum death benefits
                           range from 0.0% to 0.60%, annually, of the applicable
                           benefit base. The benefit base is described under
                           "Guaranteed minimum death benefit and Guaranteed
                           minimum income benefit base" in "Contract features and
                           benefits" later in this Prospectus.
                       .   An annual charge of 0.65% of the applicable benefit
                           base charge for the optional Guaranteed minimum income
                           benefit until you exercise the benefit, elect another
                           annuity payout option, or the contract date anniversary
                           after the annuitant reaches age 85, whichever occurs
                           first. The benefit base is described under "Guaranteed
                           minimum death benefit and Guaranteed minimum income
                           benefit base" in "Contract fea- tures and benefits"
                           later in this Prospectus.
                       .   An annual charge for the optional Guaranteed principal
                           benefit option 2 (if available) deducted on the first
                           ten contract date anniversaries equal to 0.50% of the
                           account value.
                       .   If your account value at the end of the contract year
                           is less than $50,000, we deduct an annual adminis-
                           trative charge equal to $30, or during the first two
                           contract years, 2% of your account value, if less. If
                           your account value on the contract date anniversary is
                           $50,000 or more, we will not deduct the charge.
                       .   An annual charge of 0.35% of your account value for the
                           Protection Plus/SM /optional death benefit.
                       .   An annual charge of 0.35% of your account value for the
                           5% GWB Annual withdrawal option (if avail- able) or
                           0.50% of your account value for the 7% GWB Annual
                           withdrawal option (if available) for the optional
                           Principal Protector/SM /benefit. If you "step up" your
                           GWB benefit base, we reserve the right to raise the
                           charge up to 0.60% and 0.80%, respectively. See
                           "Principal Protector/SM /" in "Contract features and
                           benefits" later in this Prospectus.
                       .   No sales charge is deducted at the time you make
                           contributions.
                       .   During the first four contract years following a
                           contribution, a charge of up to 8% will be deducted
                           from amounts that you withdraw that exceed 10% of your
                           account value. We use your account value at the
                           beginning of each contract year to calculate the 10%
                           amount available. There is no withdrawal charge in the
                           fifth and later contract years following a
                           contribution. Certain exemptions may apply. Certain
                           contracts may provide for a higher free withdrawal
                           amount. See Appendix IX later in this Prospectus for
                           contract variations.
-----------------------------------------------------------------------------------
                       The "contract date" is the effective date of a contract.
                       This usually is the business day we received the properly
                       completed and signed application, along with any other
                       required documents, and your initial contribution. Your
                       contract date appears in your contract. The 12-month period beginning on your contract date and each 12-month period
                       after that date is a "contract year." The end of each
                       12-month period is your "contract date anniversary." For
                       example, if your contract date is May 1, your contract date anniversary is April 30.
                       ------------------------------------------------------------
                       .   We deduct a charge designed to approximate certain
                           taxes that may be imposed on us, such as premium taxes
                           in your state. This charge is generally deducted from
                           the amount applied to an annuity payout option.
                       .   We currently deduct a $350 annuity administrative fee
                           from amounts applied to purchase the variable immediate
                           annuitization payout option. This option is described
                           in a separate prospectus that is available from your
                           financial professional.
                       .   Annual expenses of the Trusts' Portfolios are
                           calculated as a percentage of the average daily net
                           assets invested in each Portfolio. Please see "Fee
                           table" later in this Prospectus for details.
-----------------------------------------------------------------------------------
ANNUITANT ISSUE AGES   NQ: 0-85
                       Rollover IRA, Roth Conversion IRA and Rollover TSA: 20-85
                       Inherited IRA: 0-70
                       QP: 20-75
-----------------------------------------------------------------------------------
(1)The fees and charges shown in this section are the maximum charges a contract owner will pay. Please see your contract and/or Appendix IX later in this
   Prospectus for the fees and charges that apply to you. Also, some of the optional benefits may not be available under your contract.

THE TABLE ABOVE SUMMARIZES ONLY CERTAIN CURRENT KEY FEATURES AND BENEFITS OF THE CONTRACT. THE TABLE ALSO SUMMARIZES CERTAIN CURRENT LIMITATIONS, RESTRICTIONS AND EXCEPTIONS TO THOSE FEATURES AND BENEFITS THAT WE HAVE THE RIGHT TO IMPOSE UNDER THE CONTRACT AND THAT ARE SUBJECT TO CHANGE IN THE FUTURE. IN SOME CASES, OTHER LIMITATIONS, RESTRICTIONS AND EXCEPTIONS MAY APPLY. THE CONTRACT MAY NOT CURRENTLY BE AVAILABLE IN ALL STATES. CERTAIN FEATURES AND BENEFITS DESCRIBED IN THIS PROSPECTUS MAY VARY IN YOUR STATE; ALL FEATURES AND BENEFITS MAY NOT BE AVAILABLE IN ALL CONTRACTS, IN ALL STATES OR FROM ALL SELLING BROKER-DEALERS. PLEASE SEE APPENDIX VIII LATER IN THIS PROSPECTUS FOR MORE INFORMATION ON STATE AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS.

For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. This Prospectus is a disclosure document and describes all of the contract's material features, benefits, rights and obligations, as well as other information. The Prospectus should be read carefully before investing. Please feel free to speak with your financial professional, or call us, if you have any questions.

12  ACCUMULATOR(R) ELITE/SM/ AT A GLANCE -- KEY FEATURES

OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through every selling broker-dealer. Some selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts based on issue age or other criteria established by the selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.

You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance.

                        ACCUMULATOR(R) ELITE/SM/ AT A GLANCE -- KEY FEATURES 13

Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you pay when owning and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus. The fees and charges shown in this section are the maximum fees and charges that a contract owner will pay. Please see your contract and/or Appendix IX later in this Prospectus for the fees and charges that apply under your contract.

All features listed below may not have been available at the time you purchased your contract. See Appendix IX later in this Prospectus for more information.


The first table describes fees and expenses that you will pay at the time that you surrender the contract, request special services or if you make certain withdrawals or apply your cash value to certain payout options or if you purchase a Variable Immediate Annuity. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply.



--------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU
 REQUEST CERTAIN TRANSACTIONS
--------------------------------------------------------------

Maximum withdrawal charge as a percentage of
contributions withdrawn (Deducted if you surrender
your contract or make certain withdrawals or apply
your cash value to certain payout options)./(1)/        8.00%

Charge if you elect a variable payout option upon
annuitization (which is described in a separate
prospectus for that option)                             $350


SPECIAL SERVICES CHARGES
Wire transfer charge        Current and Maximum Charge:  $90
Express mail charge         Current and Maximum Charge:  $35
Duplicate contract charge   Current and Maximum Charge:  $35
-------------------------------------------------------------



The following tables describe the fees and expenses that you will pay periodically during the time that you own the contract, not including the underlying trust portfolio fees and expenses.

--------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH CONTRACT
 DATE ANNIVERSARY
--------------------------------------------------------------
Maximum annual administrative charge/(2)/

   If your account value on a contract date               $30
   anniversary is less than $50,000/(3)/

   If your account value on a contract date               $0
   anniversary is $50,000 or more

-------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT
 OPTIONS EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY
 NET ASSETS
-------------------------------------------------------

SEPARATE ACCOUNT ANNUAL EXPENSES:
Mortality and expense risks/(3)/                             1.10%/(4)/
Administrative                                               0.30%
Distribution                                                 0.25%
                                                             -----       -
Total Separate Account Annual expenses                       1.65%

---------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE EACH YEAR IF YOU ELECT ANY OF THE FOLLOWING OPTIONAL
 BENEFITS
---------------------------------------------------------------------------------------------------------
GUARANTEED MINIMUM DEATH BENEFIT CHARGE (Calculated as
a percentage of the applicable benefit base. Deducted
annually/(2)/on each contract date anniversary for
which the benefit is in effect.)

   Standard death benefit                                 No Charge

   Annual Ratchet to age 85                               0.30% of the Annual Ratchet to age 85 benefit
                                                          base (maximum);
                                                          0.25% (current)

   6% Roll-Up to age 85                                   0.45% of the 6% Roll-Up to age 85 benefit base

   Greater of 5% Roll-Up to age 85 or Annual Ratchet      0.50% of the greater of 5% Roll-Up to age 85
   to age 85                                              benefit base of the Annual Ratchet to age 85
                                                          benefit base as applicable.

   Greater of 6% Roll-Up to age 85 or Annual Ratchet      0.60% of the greater of 6% Roll-Up to age 85
   to age 85                                              benefit base or the Annual Ratchet to age 85
                                                          benefit base, as applicable

14  FEE TABLE

---------------------------------------------------------------------------------
GUARANTEED PRINCIPAL BENEFIT CHARGE FOR OPTION 2
(Calculated as a percentage of the account value.
Deducted annually/(2) /on the first 10 contract date
anniversaries.)                                         0.50%
---------------------------------------------------------------------------------

GUARANTEED MINIMUM INCOME BENEFIT (OR "LIVING
BENEFIT") charge (Calculated as a percentage of the
applicable benefit base. Deducted annually/(2) /on
each contract date anniversary for which the benefit
is in effect.)                                          0.65%
---------------------------------------------------------------------------------

PROTECTION PLUS/SM /BENEFIT CHARGE (Calculated as a
percentage of the account value. Deducted annually/(2)
/on each contract date anniversary for which the
benefit is in effect.)                                  0.35%
---------------------------------------------------------------------------------
PRINCIPAL PROTECTOR/SM /BENEFIT CHARGE (Calculated as
a percentage of the account value. Deducted
annually/(2) /on each contract date anniversary,        0.35% for the 5% GWB
provided your GWB benefit base is greater than zero.)   Annual withdrawal option
                                                        0.50% for the 7% GWB
                                                        Annual withdrawal option
If you "step up" your GWB benefit base, we reserve the
right to                                                0.60% for the 5% GWB
increase your charge up to:                             Annual withdrawal option
                                                        0.80% for the 7% GWB
                                                        Annual withdrawal option

Please see "Principal Protector/SM/" in "Contract features and benefits" for more information about this feature, including its benefit base and the optional step up provision, and "Principal Protector/SM/ charge" in "Charges and expenses," both later in this Prospectus, for more information about when the charge applies.
---------------------------------------------------------------------------------
NET LOAN INTEREST CHARGE - ROLLOVER TSA CONTRACTS ONLY
(Calculated and deducted daily as a percentage of the
outstanding loan amount)                                2.00%/(5)/
---------------------------------------------------------------------------------

You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using.
This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.

---------------------------------------------------------------------------------------------------
 PORTFOLIO OPERATING EXPENSES EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
---------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2011 (expenses that are deducted from  Lowest Highest
Portfolio assets including management fees, 12b-1 fees, service fees, and/or other
expenses)/(6)/                                                                       0.62%  1.44%
---------------------------------------------------------------------------------------------------


(1)Deducted upon a withdrawal of amounts in excess of the 10% free withdrawal amount, if applicable

   The withdrawal charge percentage we use is determined by the contract year in which you make the withdrawal or surrender your contract. For each contribution, we consider the contract year in which we receive that contribution to be "contract year 1").

Contract Year
-------------
     1........ 8.00%
     2........ 7.00%
     3........ 6.00%
     4........ 5.00%
     5+....... 0.00%

(2)If the contract is surrendered or annuitized or a death benefit is paid on any date other than the contract date anniversary, we will deduct a pro rata portion of the charge for that year. If you are an existing contract owner, this pro rata deduction may not apply for any optional benefit charges under your contract. See Appendix IX later in this Prospectus for more information. For Principal Protector/SM /only (if available), if the contract and benefit are continued under the Beneficiary continuation option with Principal Protector/SM/, the pro rata deduction for the Principal Protector/SM /charge is waived.

(3)During the first two contract years this charge, if applicable, is equal to the lesser of $30 or 2% of your account value. Thereafter, if applicable, the charge is $30 for each contract year.

(4)These charges compensate us for certain risks we assume and expenses we incur under the contract. We expect to make a profit from these charges.

(5)We charge interest on loans under Rollover TSA contracts but also credit you interest on your loan reserve account. Our net loan interest charge is determined by the excess between the interest rate we charge over the interest rate we credit. See "Loans under Rollover TSA contracts" later in this Prospectus for more information on how the loan interest is calculated and for restrictions that may apply.


(6)"Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2011, if applicable, and for the underlying portfolios. In addition, the "Lowest" represents the total annual operating expenses of the EQ/Equity 500 Index Portfolio and the EQ/Small Company Index Portfolio. The "Highest" represents the total annual operating expenses of the Multimanager Technology Portfolio.


                                                                  FEE TABLE  15

EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).


The example below shows the expenses that a hypothetical contract owner (who has elected the Guaranteed minimum income benefit with the enhanced death benefit that provides for the greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 and Protection Plus) would pay in the situations illustrated. The example uses an average annual administrative charge based on the charges paid in 2011, which results in an estimated administrative charge of 0.008% of contract value.


The fixed maturity options, guaranteed interest option and the account for special dollar cost averaging are not covered by the fee table and example. However, the annual administrative charge, the withdrawal charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options, guaranteed interest option and the account for special dollar cost averaging. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

The example assumes that you invest $10,000 in the contract for the time periods indicated and that your investment has a 5% return each year. Other than the administrative charge (which is described immediately above), the example also assumes maximum contract charges and total annual expenses of the Portfolios (before expense limitations) set forth in the previous charts. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


--------------------------------------------------------------------------------------------------------------------
                                                                               IF YOU ANNUITIZE AT THE END OF THE
                                                                               APPLICABLE TIME PERIOD, AND SELECT A
                                                                               NON-LIFE CONTINGENT PERIOD CERTAIN
                                         IF YOU SURRENDER YOUR CONTRACT AT THE ANNUITY OPTION WITH LESS THAN FIVE
                                         END OF THE APPLICABLE TIME PERIOD                  YEARS
--------------------------------------------------------------------------------------------------------------------
                                         1 YEAR   3 YEARS   5 YEARS  10 YEARS  1 YEAR   3 YEARS  5 YEARS  10 YEARS
--------------------------------------------------------------------------------------------------------------------
(a)assuming maximum fees and
   expenses of any of the Portfolios     $1,295   $2,108    $2,556    $5,336    N/A     $2,108   $2,556    $5,336
--------------------------------------------------------------------------------------------------------------------
(b)assuming minimum fees and
   expenses of any of the Portfolios     $1,208   $1,857    $2,150    $4,596    N/A     $1,857   $2,150    $4,596
--------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------


                                          IF YOU DO NOT SURRENDER YOUR
                                         CONTRACT AT THE END OF THE APPLICABLE
                                                   TIME PERIOD
------------------------------------------------------------------------------
                                         1 YEAR   3 YEARS   5 YEARS  10 YEARS
------------------------------------------------------------------------------
(a)assuming maximum fees and
   expenses of any of the Portfolios      $495    $1,508    $2,556    $5,336
------------------------------------------------------------------------------
(b)assuming minimum fees and
   expenses of any of the Portfolios      $408    $1,257    $2,150    $4,596
------------------------------------------------------------------------------


CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2011.


16  FEE TABLE

1. Contract features and benefits


--------------------------------------------------------------------------------


HOW YOU CAN CONTRIBUTE TO YOUR CONTRACT

Except as described below, we no longer accept contributions to the contracts, including contributions made through our automatic investment program. Contributions received at our processing office will be returned to you. This change has no effect on amounts that are already invested in your contract or on your guaranteed benefits.

We currently continue to accept contributions to: (i) QP contracts; and (ii) all contracts issued in the state of Maryland. Information regarding contributions in this section is for the benefit of contract owners currently eligible to continue making contributions to the contracts.

Additional contributions may not be permitted in your state. Please see Appendix VIII later in this Prospectus to see if additional contributions are permitted in your state.

The table in Appendix XI summarizes our current rules regarding contributions to your contract, which rules are subject to change. We can refuse to accept any contribution from you at any time, including after you purchase the contract. We require a minimum contribution amount for each type of contract purchased. Maximum contribution limitations also apply. In some states, our rules may vary. Both the owner and annuitant named in the contract must meet the issue age requirements shown in the table and contributions are based on the age of the older of the original owner and annuitant.


Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit or terminate your contributions.

--------------------------------------------------------------------------------

We have exercised our right to discontinue acceptance of contributions to the contracts as described above. We reserve the right to further change our current limitations on your contributions and to discontinue acceptance of contributions to the contracts.

--------------------------------------------------------------------------------

We currently limit aggregate contributions on your contract made after the first contract year to 150% of first-year contributions (the "150% limit"). The 150% limit can be reduced or increased at any time upon advance notice to you. Even if the aggregate contributions on your contract do not exceed the 150% limit, we currently do not accept any contribution if: (i) the aggregate contributions under one or more Accumulator(R) series contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for the same owner or annuitant who is age 81 and older at contract issue); or (ii) the aggregate contributions under all AXA Equitable annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000. We may waive these and other contribution limitations based on certain criteria that we determine, including elected benefits, issue age, aggregate contributions, variable investment option allocations and selling broker-dealer compensation. These and other contribution limitations may not be applicable in your state. Please see Appendix VIII later in this Prospectus.

--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different from the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.

If the Spousal protection feature is available under your contract and elected, the spouses must be joint owners, one of the spouses must be the annuitant and both must be named as the only primary beneficiaries. The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules.

In general, we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act in your state.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract. See "Inherited IRA beneficiary continuation contract" later in this section for Inherited IRA owner and annuitant requirements.

Under QP contracts, the owner must be the qualified plan trust and the annuitant must be the plan participant/employee. See Appendix II later in this Prospectus for more information on QP contracts.

PURCHASE CONSIDERATIONS FOR A CHARITABLE REMAINDER TRUST. If you purchased the contract to fund a charitable remainder trust and elected either the Guaranteed minimum income benefit "GMIB") or an enhanced death benefit, you should strongly consider "splitfunding": that is, the trust holds investments in addition to this Accumulator(R) Elite/SM/ contract. Charitable remainder trusts are required to take specific distributions. The charitable remainder trust annual withdrawal requirement may be equal to a percentage of the donated amount or a percentage of the current value of the donated amount. If your Accumulator(R) contract is the only source for such distributions, the payments you need to take may significantly reduce the value of those guaranteed benefits. Such amount may be greater than the annual increase in the GMIB and/or the enhanced death benefit base. See the discussion of these benefits later in this section.

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to AXA Equitable. We

                                              CONTRACT FEATURES AND BENEFITS 17
may also apply contributions made pursuant to an intended Section 1035 tax-free exchange or a direct transfer. We do not accept starter checks or travelers' checks. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

For your convenience, we will accept contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose, including circumstances under which such contributions are considered received by us when your order is taken by such broker-dealer. Additional contributions may also be made under our automatic investment program. These methods of payment, are discussed in detail in "More information" later in this Prospectus.

--------------------------------------------------------------------------------
The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year."
The end of each 12-month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is
April 30.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. For more information about our business day and our pricing of transactions, please see "Dates and prices at which contract events occur."
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

You can choose from among the variable investment options, the guaranteed interest option, the fixed maturity options and the account for special dollar cost averaging.

VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available Portfolios, their investment objectives and their advisers. We may, at any time, exercise our rights to limit or terminate your contributions.

18  CONTRACT FEATURES AND BENEFITS

PORTFOLIOS OF THE TRUSTS

We offer affiliated Trusts, which in turn offer one or more Portfolios. AXA Equitable Funds Management Group, LLC, a wholly owned subsidiary of AXA Equitable, serves as the investment manager of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. For some Portfolios, AXA Equitable Funds Management Group, LLC has entered into sub-advisory agreements with investment advisers (the "sub-advisers") to carry out the day-to-day investment decisions for the Portfolios. As such, AXA Equitable Funds Management Group, LLC oversees the activities of the sub-advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the sub-adviser(s) for each Portfolio, if any. The chart below also shows the currently available Portfolios and their investment objectives.


You should be aware that AXA Advisors, LLC and AXA Distributors, LLC (together, the "Distributors") directly or indirectly receive 12b-1 fees from affiliated Portfolios for providing certain distribution and/or shareholder support services. These fees will not exceed 0.25% of the Portfolios' average daily net assets. The Portfolios' sub-advisers and/or their affiliates may also contribute to the cost of expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the sub-advisers' respective Portfolios. It may be more profitable for us to offer affiliated Portfolios than to offer unaffiliated Portfolios.


As a contract owner, you may bear the costs of some or all of these fees and payments through your indirect investment in the Portfolios. (See the Portfolios' prospectuses for more information.) These fees and payments will reduce the underlying Portfolios' investment returns. AXA Equitable may profit from these fees and payments.

AXA Equitable considers the availability of these fees and payment arrangements during the selection process for the underlying Portfolios. These fees and payment arrangements may create an incentive for us to select Portfolios (and classes of shares of Portfolios) that pay us higher amounts.


The AXA Allocation Portfolios and the EQ/Franklin Templeton Allocation Portfolio offer contract owners a convenient opportunity to invest in other portfolios that are managed and have been selected for inclusion in the AXA Allocation Portfolios and the EQ/Franklin Templeton Allocation Portfolio by AXA Equitable Funds Management Group, LLC. AXA Advisors, LLC, an affiliated broker-dealer of AXA Equitable, may promote the benefits of such Portfolios to contract owners and/or suggest, incidental to the sale of the contract, that contract owners consider whether allocating some or all of their account value to such Portfolios is consistent with their desired investment objectives. In doing so, AXA Equitable, and/or its affiliates, may be subject to conflicts of interest insofar as AXA Equitable may derive greater revenues from the AXA Allocation Portfolios and the EQ/Franklin Templeton Allocation Portfolio than certain other Portfolios available to you under your contract. Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.

As described in more detail in the underlying Portfolio prospectuses, the AXA Allocation Portfolios, the EQ/Franklin Templeton Allocation Portfolio, and certain other affiliated Portfolios use futures and options to reduce the Portfolio's equity exposure during periods when certain market indicators indicate that market volatility is high. This strategy is designed to reduce the risk of market losses from investing in equity securities. However, this strategy may result in periods of underperformance, including those when the specified benchmark index is appreciating, but market volatility is high. As a result, your account value may rise less than it would have without these defensive actions. If you have the GMIB (or "Living Benefit"), the guaranteed principal benefit or other guaranteed benefit, this strategy may also indirectly suppress the value of the guaranteed benefit bases.

The investment strategies of the Portfolios are designed to reduce the overall volatility of your account value. The reduction in volatility permits us to more effectively and efficiently provide the guarantees under the contract. This approach, while reducing volatility, may also suppress the investment performance of your contract and the value of your guaranteed benefit bases.


---------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST
 CLASS B SHARES                                                                     INVESTMENT MANAGER (OR SUB-ADVISER(S),
 PORTFOLIO NAME           OBJECTIVE                                                 AS APPLICABLE)
---------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION Seeks long-term capital appreciation.                     AXA Equitable Funds Management Group,
                                                                                       LLC
---------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE          Seeks a high level of current income.                     AXA Equitable Funds Management Group,
  ALLOCATION                                                                           LLC
---------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS     Seeks current income and growth of capital, with a        AXA Equitable Funds Management Group,
  ALLOCATION              greater emphasis on current income.                          LLC
---------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION   Seeks long-term capital appreciation and current income.  AXA Equitable Funds Management Group,
                                                                                       LLC
---------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS         Seeks long-term capital appreciation and current income,  AXA Equitable Funds Management Group,
  ALLOCATION              with a greater emphasis on capital appreciation.             LLC
---------------------------------------------------------------------------------------------------------------------------

                                              CONTRACT FEATURES AND BENEFITS 19

-----------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST
 CLASS B SHARES                                                                      INVESTMENT MANAGER (OR SUB-ADVISER(S),
 PORTFOLIO NAME           OBJECTIVE                                                  AS APPLICABLE)
-----------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE   Seeks to achieve long-term growth of capital with an       AllianceBernstein L.P.
  EQUITY                  emphasis on risk-adjusted returns and managing volatility  AXA Equitable Funds Management
                          in the Portfolio.                                             Group, LLC
                                                                                     ClearBridge Advisors, LLC
                                                                                     GCIC US Ltd.
                                                                                     Legg Mason Capital Management, LLC
                                                                                     Marsico Capital Management, LLC
                                                                                     T. Rowe Price Associates, Inc.
                                                                                     Westfield Capital Management Company,
                                                                                        L.P.
-----------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE BOND    Seeks a balance of high current income and capital         BlackRock Financial Management, Inc.
                          appreciation, consistent with a prudent level of risk.     Pacific Investment Management Company
                                                                                        LLC
                                                                                     SSgA Funds Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER              Seeks to achieve long-term growth of capital with an       AllianceBernstein L.P.
  INTERNATIONAL EQUITY    emphasis on risk-adjusted returns and managing volatility  AXA Equitable Funds Management Group,
                          in the Portfolio.                                             LLC
                                                                                     BlackRock Investment Management, LLC
                                                                                     EARNEST Partners, LLC
                                                                                     J.P. Morgan Investment Management Inc.
                                                                                     Marsico Capital Management, LLC
-----------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP    Seeks to achieve long-term growth of capital with an       AllianceBernstein L.P.
  CORE EQUITY             emphasis on risk-adjusted returns and managing volatility  AXA Equitable Funds Management Group,
                          in the Portfolio.                                             LLC
                                                                                     Janus Capital Management, LLC
                                                                                     Thornburg Investment Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP    Seeks to achieve long-term growth of capital with an       AllianceBernstein L.P.
  VALUE                   emphasis on risk-adjusted returns and managing volatility  AXA Equitable Funds Management Group,
                          in the Portfolio.                                             LLC
                                                                                     Institutional Capital LLC
                                                                                     MFS Investment Management
-----------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP      Seeks to achieve long-term growth of capital with an       AllianceBernstein L.P.
  GROWTH                  emphasis on risk-adjusted returns and managing volatility  AXA Equitable Funds Management Group,
                          in the Portfolio.                                             LLC
                                                                                     BlackRock Investment Management, LLC
                                                                                     Franklin Advisers, Inc.
                                                                                     Wellington Management Company, LLP
-----------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP      Seeks to achieve long-term growth of capital with an       AXA Equitable Funds Management Group,
  VALUE                   emphasis on risk-adjusted returns and managing volatility     LLC
                          in the Portfolio.                                          BlackRock Investment Management, LLC
                                                                                     Diamond Hill Capital Management, Inc.
                                                                                     Knightsbridge Asset Management, LLC
-----------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER              Seeks high total return through a combination of current   Pacific Investment Management Company
  MULTI-SECTOR BOND       income and capital appreciation.                              LLC
                                                                                     Post Advisory Group, LLC
                                                                                     SSgA Funds Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------


20  CONTRACT FEATURES AND BENEFITS

----------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST
 CLASS B SHARES                                                                      INVESTMENT MANAGER (OR SUB-ADVISER(S),
 PORTFOLIO NAME           OBJECTIVE                                                  AS APPLICABLE)
----------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP    Seeks to achieve long-term growth of capital with an       AXA Equitable Funds Management Group,
  GROWTH                  emphasis on risk-adjusted returns and managing volatility     LLC
                          in the Portfolio.                                          BlackRock Investment Management, LLC
                                                                                     Lord, Abbett & Co. LLC
                                                                                     Morgan Stanley Investment Management
                                                                                        Inc.
                                                                                     NorthPointe Capital, LLC
----------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP    Seeks to achieve long-term growth of capital with an       AXA Equitable Funds Management Group,
  VALUE                   emphasis on risk-adjusted returns and managing volatility     LLC
                          in the Portfolio.                                          BlackRock Investment Management, LLC
                                                                                     Franklin Advisory Services, LLC
                                                                                     Horizon Asset Management, LLC
                                                                                     Pacific Global Investment Management
                                                                                        Company
----------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY   Seeks long-term growth of capital.                         AXA Equitable Funds Management Group,
                                                                                        LLC
                                                                                     RCM Capital Management, LLC
                                                                                     SSgA Funds Management, Inc.
                                                                                     Wellington Management Company, LLP


-----------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST
 CLASS IB SHARES                                                                      INVESTMENT MANAGER (OR SUB-ADVISER(S),
 PORTFOLIO NAME           OBJECTIVE                                                   AS APPLICABLE)
-----------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN      Seeks to achieve long-term growth of capital.               AllianceBernstein L.P.
  SMALL CAP GROWTH
-----------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN SMALL     Seeks to achieve long-term total return with an emphasis    AXA Equitable Funds Management
  CAP VALUE CORE          on risk-adjusted returns and managing volatility in the        Group, LLC
                          Portfolio.                                                  BlackRock Investment Management, LLC
                                                                                      Franklin Advisory Services, LLC
-----------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE  Seeks to achieve capital appreciation and secondarily,      BlackRock Investment Management, LLC
  EQUITY                  income.
-----------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS        Seeks a combination of growth and income to achieve an      Boston Advisors, LLC
  EQUITY INCOME           above-average and consistent total return.
-----------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY       Seeks to achieve long-term capital appreciation.            Calvert Investment Management, Inc.
  RESPONSIBLE
-----------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN       Seeks to achieve long-term growth of capital.               Capital Guardian Trust Company
  RESEARCH
-----------------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX     Seeks to achieve a total return before expenses that        AllianceBernstein L.P.
                          approximates the total return performance of the Russell
                          3000 Index, including reinvestment of dividends, at a risk level consistent with that of the Russell 3000 Index.
-----------------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX        Seeks to achieve a total return before expenses that        AXA Equitable Funds Management
                          approximates the total return performance of the Barclays      Group, LLC
                          Intermediate U.S. Government/Credit Index, including        SSgA Funds Management, Inc.
                          reinvestment of dividends, at a risk level consistent with that of the Barclays Intermediate U.S. Government/Credit
                          Index.
-----------------------------------------------------------------------------------------------------------------------------
EQ/DAVIS NEW YORK VENTURE Seeks to achieve long-term growth of capital.               Davis Selected Advisers, L.P.
-----------------------------------------------------------------------------------------------------------------------------


                                              CONTRACT FEATURES AND BENEFITS 21

-------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST
 CLASS IB SHARES                                                                        INVESTMENT MANAGER (OR SUB-ADVISER(S),
 PORTFOLIO NAME           OBJECTIVE                                                     AS APPLICABLE)
-------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX       Seeks to achieve a total return before expenses that          AllianceBernstein L.P.
                          approximates the total return performance of the S&P
                          500 Index, including reinvestment of dividends, at a risk
                          level consistent with that of the S&P 500 Index.
-------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY GROWTH PLUS     Seeks to achieve long-term growth of capital with an          AXA Equitable Funds Management
                          emphasis on risk-adjusted returns and managing volatility        Group, LLC
                          in the Portfolio.                                             BlackRock Capital Management, Inc.
                                                                                        BlackRock Investment Management, LLC
-------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN CORE BALANCED Seeks to maximize income while maintaining prospects          AXA Equitable Funds Management
                          for capital appreciation with an emphasis on risk-adjusted       Group, LLC
                          returns and managing volatility in the Portfolio.             BlackRock Investment Management, LLC
                                                                                        Franklin Advisers, Inc.
-------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN TEMPLETON     Primarily seeks capital appreciation and secondarily seeks    AXA Equitable Funds Management
  ALLOCATION              income.                                                          Group, LLC
-------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND      Seeks to achieve capital appreciation.                        GAMCO Asset Management, Inc.
  ACQUISITIONS
-------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY    Seeks to maximize capital appreciation.                       GAMCO Asset Management, Inc.
  VALUE
-------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS       Seeks to achieve capital growth and current income.           AXA Equitable Funds Management
                                                                                           Group, LLC
                                                                                        BlackRock Investment Management, LLC
                                                                                        First International Advisors, LLC
                                                                                        Wells Capital Management, Inc.
-------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL MULTI-SECTOR    Seeks to achieve long-term capital appreciation with an       AXA Equitable Funds Management
  EQUITY                  emphasis on risk-adjusted returns and managing volatility        Group, LLC
                          in the Portfolio.                                             BlackRock Investment Management, LLC
                                                                                        Morgan Stanley Investment
                                                                                           Management Inc.
-------------------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE           Seeks to achieve a total return before expenses that          SSgA Funds Management, Inc.
  GOVERNMENT BOND/(1)/    approximates the total return performance of the Barclays
                          Intermediate U.S. Government Bond Index, including
                          reinvestment of dividends, at a risk level consistent with that of the Barclays Intermediate U.S. Government Bond
                          Index.
-------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL CORE     Seeks to achieve long-term growth of capital with an          AXA Equitable Funds Management
  PLUS                    emphasis on risk-adjusted returns and managing volatility        Group, LLC
                          in the Portfolio.                                             BlackRock Investment Management, LLC
                                                                                        Hirayama Investments, LLC
                                                                                        WHV Investment Management
-------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL EQUITY   Seeks to achieve a total return (before expenses) that        AXA Equitable Funds Management
  INDEX                   approximates the total return performance of a composite         Group, LLC
                          index comprised of 40% Dow Jones EURO STOXX 50                AllianceBernstein L.P.
                          Index, 25% FTSE 100 Index, 25% TOPIX Index and 10%
                          S&P/ASX 200 Index, including reinvestment of dividends,
                          at a risk level consistent with that of the composite index.
-------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL VALUE    Seeks to provide current income and long-term growth of       AXA Equitable Funds Management
  PLUS                    income, accompanied by growth of capital with an                 Group, LLC
                          emphasis on risk-adjusted returns and managing volatility     BlackRock Investment Management, LLC
                          in the Portfolio.                                             Northern Cross, LLC
-------------------------------------------------------------------------------------------------------------------------------


22  CONTRACT FEATURES AND BENEFITS

------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST
 CLASS IB SHARES                                                                       INVESTMENT MANAGER (OR SUB-ADVISER(S),
 PORTFOLIO NAME           OBJECTIVE                                                    AS APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE         Seeks to achieve long-term capital appreciation.             J.P. Morgan Investment Management
  OPPORTUNITIES                                                                           Inc.
------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP CORE PLUS    Seeks to achieve long-term growth of capital with an         AXA Equitable Funds Management
                          emphasis on risk-adjusted returns and managing volatility       Group, LLC
                          in the Portfolio.                                            BlackRock Investment Management, LLC
                                                                                       Institutional Capital LLC
------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX Seeks to achieve a total return before expenses that         AllianceBernstein L.P.
                          approximates the total return performance of the Russell
                          1000 Growth Index, including reinvestment of dividends
                          at a risk level consistent with that of the Russell 1000
                          Growth Index.
------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH PLUS  Seeks to provide long-term capital growth with an            AXA Equitable Funds Management
                          emphasis on risk-adjusted returns and managing volatility       Group, LLC
                          in the Portfolio.                                            BlackRock Investment Management, LLC
                                                                                       Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX  Seeks to achieve a total return before expenses that         SSgA Funds Management, Inc.
                          approximates the total return performance of the Russell
                          1000 Value Index, including reinvestment of dividends, at
                          a risk level consistent with that of the Russell 1000 Value
                          Index.
------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE PLUS   Seeks to achieve long-term growth of capital with an         AllianceBernstein L.P.
                          emphasis on risk-adjusted returns and managing volatility    AXA Equitable Funds Management
                          in the Portfolio.                                               Group, LLC
------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP  Seeks to achieve capital appreciation and growth of          Lord, Abbett & Co. LLC
  CORE                    income with reasonable risk.
------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INTERNATIONAL      Seeks to achieve capital appreciation.                       Massachusetts Financial Services
  GROWTH                                                                                  Company which operates under the
                                                                                          name of MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX          Seeks to achieve a total return before expenses that         SSgA Funds Management, Inc.
                          approximates the total return performance of the S&P
                          Mid Cap 400 Index, including reinvestment of dividends,
                          at a risk level consistent with that of the S&P Mid Cap
                          400 Index.
------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP VALUE PLUS     Seeks to achieve long-term capital appreciation with an      AXA Equitable Funds Management
                          emphasis on risk adjusted returns and managing volatility       Group, LLC
                          in the Portfolio.                                            BlackRock Investment Management, LLC
                                                                                       Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET           Seeks to obtain a high level of current income, preserve     The Dreyfus Corporation
                          its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL      Seeks to achieve capital appreciation.                       Montag & Caldwell, LLC
  GROWTH
------------------------------------------------------------------------------------------------------------------------------
EQ/MORGAN STANLEY MID     Seeks to achieve capital growth.                             Morgan Stanley Investment
  CAP GROWTH                                                                              Management Inc.
------------------------------------------------------------------------------------------------------------------------------
EQ/MUTUAL LARGE CAP       Seeks to achieve capital appreciation, which may             AXA Equitable Funds Management
  EQUITY                  occasionally be short-term, with an emphasis on risk            Group, LLC
                          adjusted returns and managing volatility in the Portfolio.   BlackRock Investment Management, LLC
                                                                                       Franklin Mutual Advisers, LLC
------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL     Seeks to achieve capital appreciation.                       OppenheimerFunds, Inc.
------------------------------------------------------------------------------------------------------------------------------


                                              CONTRACT FEATURES AND BENEFITS 23

-----------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST
 CLASS IB SHARES                                                                      INVESTMENT MANAGER (OR SUB-ADVISER(S),
 PORTFOLIO NAME           OBJECTIVE                                                   AS APPLICABLE)
-----------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA SHORT BOND Seeks to generate a return in excess of traditional money   Pacific Investment Management
                          market products while maintaining an emphasis on               Company, LLC
                          preservation of capital and liquidity.
-----------------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS      Seeks to achieve high current income consistent with        AllianceBernstein L.P.
                          moderate risk to capital.                                   AXA Equitable Funds Management
                                                                                         Group, LLC
-----------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX    Seeks to replicate as closely as possible (before the       AllianceBernstein L.P.
                          deduction of Portfolio expenses) the total return of the
                          Russell 2000 Index.
-----------------------------------------------------------------------------------------------------------------------------
EQ/T. ROWE PRICE GROWTH   Seeks to achieve long-term capital appreciation and         T. Rowe Price Associates, Inc.
  STOCK                   secondarily, income.
-----------------------------------------------------------------------------------------------------------------------------
EQ/TEMPLETON GLOBAL       Seeks to achieve long-term capital growth with an           AXA Equitable Funds Management
  EQUITY                  emphasis on risk adjusted returns and managing volatility      Group, LLC
                          in the Portfolio.                                           BlackRock Investment Management, LLC
                                                                                      Templeton Investment Counsel, LLC
-----------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME  Seeks to achieve total return through capital appreciation  UBS Global Asset Management
                          with income as a secondary consideration.                      (Americas) Inc.
-----------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK    Seeks to achieve capital growth and income.                 Invesco Advisers, Inc.
-----------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO OMEGA      Seeks to achieve long-term capital growth.                  Wells Capital Management, Inc.
  GROWTH
-----------------------------------------------------------------------------------------------------------------------------





(1)This is the Portfolio's new name, effective on or about May 1, 2012. The Portfolio's former name was EQ/Intermediate Government Bond Index.


YOU SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS AND CHARGES AND EXPENSES OF THE PORTFOLIOS CAREFULLY BEFORE INVESTING. THE PROSPECTUSES FOR THE TRUSTS CONTAIN THIS AND OTHER IMPORTANT INFORMATION ABOUT THE PORTFOLIOS. THE PROSPECTUSES SHOULD BE READ CAREFULLY BEFORE INVESTING. IN ORDER TO OBTAIN COPIES OF TRUST PROSPECTUSES THAT DO NOT ACCOMPANY THIS PROSPECTUS, YOU MAY CALL ONE OF OUR CUSTOMER SERVICE REPRESENTATIVES AT 1-800-789-7771.

24  CONTRACT FEATURES AND BENEFITS

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this Prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1)the minimum interest rate guaranteed over the life of the contract,

(2)the yearly guaranteed interest rate for the calendar year, and

(3)the current interest rate.

We set current interest rates periodically based on our discretion and according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but before deduction of annual administrative charges, any withdrawal charges, and any optional benefit charges. See Appendix VIII later in this Prospectus for state variations.


Depending on the state where your contract was issued, your lifetime minimum rate ranges from 1.50% to 3.00%. The data page for your contract shows the lifetime minimum rate. Check with your financial professional as to which rate applies in your state. The minimum yearly rate will never be less than the lifetime minimum rate. The minimum yearly rate for 2011 is 1.50%, 2.25%, 2.75% or 3.00%, depending on your lifetime minimum rate. Current interest rates will never be less than the yearly guaranteed interest rate.


Generally, contributions and transfers into and out of the guaranteed interest option are limited. See "Transferring your money among the investment options" later in this Prospectus for restrictions on transfer from the guaranteed interest option.

FIXED MATURITY OPTIONS

We may offer fixed maturity options with maturity dates ranging from one to ten years. Also, we reserve the right to discontinue offering fixed maturity options at any time. We will not accept allocations to a fixed maturity option if, on the date the contribution or transfer is to be applied, the rate to maturity is 3%. This means that, at any given time, we may not offer fixed maturity options with all ten possible maturity dates. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. This limit includes any maturities that have had any allocation or transfers even if the entire amount is withdrawn or transferred during the contract year. These amounts become part of a non-unitized separate account. Interest is earned at a guaranteed rate we set for each fixed maturity option, based on our discretion and according to our procedures "rate to maturity"). The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional or see Appendix VIII later in this Prospectus to see if fixed maturity options are available in your state.

--------------------------------------------------------------------------------
Fixed maturity options range from one to ten years to maturity.
--------------------------------------------------------------------------------

Under the Special 10 year fixed maturity option (which is available only under contracts that offer GPB Option 2), additional contributions will have the same maturity date as your initial contribution (see "The Guaranteed Principal Benefits," below). The rate to maturity you will receive for each additional contribution is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We may offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below.

Each new contribution is applied to a new fixed maturity option. When you applied for an Accumulator(R) EliteSM contract, a 60-day rate lock-in was applied from the date the application was signed. Any contributions received and designated for a fixed maturity option during that period received the then current fixed maturity option rate or the rate that was in effect on the date that the application was signed, whichever had been greater. There is no rate lock available for subsequent contributions to the contract after 60 days, transfers from any of the variable investment options or the guaranteed interest option into a fixed maturity option or transfers from one fixed maturity option to another.

YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the restrictive conditions listed below in "Allocating your contributions," would apply:

(a)transfer the maturity value into another available fixed maturity option, one or more of the variable investment options or the guaranteed interest option; or

(b)withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date. As of February 15, 2012 the next available maturity date was February 15, 2022. If no fixed maturity options are available we will transfer your maturity value to the EQ/Money Market Option.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed

                                              CONTRACT FEATURES AND BENEFITS 25
maturity amount you have in that fixed maturity option. A market value adjustment will also apply if amounts in a fixed maturity option are used to purchase any annuity payment option prior to the maturity date and may apply on payment of a death benefit. The market value adjustment, positive or negative, resulting from a withdrawal or transfer (including a deduction for withdrawal charges) of a portion of the amount in the fixed maturity option will be a percentage of the market value adjustment that would apply if you were to withdraw the entire amount in that fixed maturity option. The market value adjustment applies to the amount remaining in a fixed maturity option and does not reduce the actual amount of a withdrawal. The amount applied to an annuity payout option will reflect the application of any applicable market value adjustment (either positive or negative). We only apply a positive market value adjustment to the amount in the fixed maturity option when calculating any death benefit proceeds under your contract. The amount of the adjustment will depend on two factors:

(a)the difference between the rate to maturity that applies to the amount being withdrawn and the rate we have in effect at that time for new fixed maturity options (adjusted to reflect a similar maturity date), and

(b)the length of time remaining until the maturity date.

If fixed maturity option interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if fixed maturity option interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amounts of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.

ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

The account for special dollar cost averaging is part of our general account. We pay interest at guaranteed rates in this account. We will credit interest to the amounts that you have in the account for special dollar cost averaging every day. We set the interest rates periodically based on our discretion and according to procedures that we have. We reserve the right to change these procedures.

We guarantee to pay our current interest rate that is in effect on the date that your contribution is allocated to this account. Your guaranteed interest rate for the time period you selected was shown in your contract for an initial contribution. The rate will never be less than the lifetime minimum rate for the guaranteed interest option. See "Allocating your contributions" below for rules and restrictions that apply to the special dollar cost averaging program.

ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, the guaranteed principal benefits (at contract issue only) or dollar cost averaging. Subsequent contributions are allocated according to instructions on file unless you provide new instructions.

The contract is between you and AXA Equitable. The contract is not an investment advisory account, and AXA Equitable is not providing any investment advice or managing the allocations under your contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the contract, have the sole authority to make investment allocations and other decisions under the contract. If your financial professional is with AXA Advisors, he or she is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, you should speak with him/her regarding any different arrangements that may apply.

SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options, the guaranteed interest option (subject to restrictions in certain states -- See Appendix VIII later in this Prospectus for state variations) and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. No more than 25% of any contribution may be allocated to the guaranteed interest option. If you are an existing contract owner, this restriction may not apply. The total of your allocations into all available investment options must equal 100%. If the annuitant is age 76-80, you may allocate contributions to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.

THE GUARANTEED PRINCIPAL BENEFITS (INCLUDING PRINCIPAL ASSURANCE)

We offered a guaranteed principal benefit ("GPB") with two options. See Appendix VIII later in this Prospectus for more information on state availability and Appendix IX for contract variation and/or availability of these benefits. You could only elect one of the GPBs. Neither GPB was available under Inherited IRA contracts. We did not offer either GPB when the rate to maturity for the applicable fixed maturity option was 3%. Both GPB options allow you to allocate a portion of your total contributions to the variable investment options, while ensuring that your account value will at least equal your contributions adjusted for withdrawals and transfers on a specified date. GPB Option 2 generally provides you with the ability to allocate more of your contributions to the variable investment options than could be allocated using GPB Option 1 (also known as Principal assurance). If you elected either GPB you could not elect the Guaranteed minimum income benefit, Principal Protector/SM/, the systematic withdrawals option or the substantially equal withdrawals option. However, certain contract owners who elected GPB are not subject to these restrictions. See Appendix IX for information on what applies under your contract.

26  CONTRACT FEATURES AND BENEFITS

You could elect GPB Option 1 only if the annuitant was age 80 or younger when the contract was issued (after age 75, only the 7-year fixed maturity option was available). You could elect GPB Option 2 only if the annuitant was age 75 or younger when the contract was issued. If you purchased an IRA, QP or Rollover TSA contract, before you either purchased GPB Option 2 or elected GPB Option 1 with a maturity year that would extend beyond the year in which you will reach age 70 1/2, you should have considered whether your value in the variable investment options, guaranteed interest option and permissible funds outside the contract were sufficient to meet your required minimum distributions. See ''Tax information'' later in this Prospectus. If you elected GPB Option 2 and change ownership of the contract, GPB Option 2 will automatically terminate, except under certain circumstances. See ''Transfers of ownership, collateral assignments, loans and borrowing'' in ''More information,'' later in this Prospectus for more information.

GUARANTEED PRINCIPAL BENEFIT OPTION 1 (UNDER CERTAIN CONTRACTS, THIS FEATURE IS CALLED "PRINCIPAL ASSURANCE"). GPB Option 1 was only available at contract issue. Under GPB Option 1, you selected a fixed maturity option at the time you signed your application. We specified a portion of your initial contribution and allocated it to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The amount of your contribution allocated to the fixed maturity option was calculated based upon the rate to maturity then in effect for the fixed maturity option you chose. Your contract contains information on the percentage of your contribution allocated to the fixed maturity option. The maturity date you selected generally could not be later than 10 years, or earlier than 7 years from your contract date. If you were to make any withdrawals or transfers from the fixed maturity option before the option's maturity date, the amount in the fixed maturity option will be adjusted and may no longer grow to equal your initial contribution under GPB Option 1. You allocated the remainder of your initial contribution to the investment options however you chose (unless you elected a dollar cost averaging program, in which case the remainder of your initial contribution was allocated to the dollar cost averaging program). Upon the maturity date of the fixed maturity option, you will be provided with the same notice and the same choices with respect to the maturity value as described above under "Your choices at the maturity date." There is no charge for GPB Option 1.

GUARANTEED PRINCIPAL BENEFIT OPTION 2. GPB Option 2 was only available at contract issue. IF YOU PURCHASED GPB OPTION 2, YOU MAY NOT MAKE ADDITIONAL CONTRIBUTIONS TO YOUR CONTRACT AFTER SIX MONTHS FROM THE CONTRACT ISSUE DATE OR AT ANY EARLIER TIME IF AT SUCH TIME THE THEN APPLICABLE RATE TO MATURITY ON THE SPECIAL 10-YEAR FIXED MATURITY OPTION IS 3%. Therefore, any discussion in this Prospectus that involves any additional contributions after the first six months will be inapplicable. This feature was not available under all contracts.

We have specified the portion of your initial contribution, and any additional permitted contributions, to be allocated to a Special 10 year fixed maturity option. Your contract contains information on the percentage of applicable contributions allocated to the Special 10 year fixed maturity option. You may allocate the rest of your contributions among the investment options (other than the Special 10 year fixed maturity option) however you choose, as permitted under your contract and other than the Investment simplifier (unless you elect a dollar cost averaging program, in which case all contributions, other than amounts allocated to the Special 10 year fixed maturity option, must be allocated to the dollar cost averaging program). The Special 10 year fixed maturity option will earn interest at the specified rate to maturity then in effect.

If on the 10th contract date anniversary, your annuity account value is less than the amount that is guaranteed under GPB Option 2, we will increase your annuity account value to be equal to the guaranteed amount under GPB Option 2. Any such additional amounts added to your annuity account value will be allocated to the EQ/Money Market investment option. After the maturity date of the Special 10 year fixed maturity option, the guarantee under GPB Option 2 will terminate. Upon the maturity date of the Special 10 year fixed maturity option, you will be provided with the same notice and the same choices with respect to the maturity value as described above under "Your choices at the maturity date." The guaranteed amount under GPB Option 2 is equal to your initial contribution adjusted for any additional permitted contributions, transfers out of the Special 10 year fixed maturity option and withdrawals from the contract (see "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus). Any transfers or withdrawals from the Special 10 year fixed maturity option will also be subject to a market value adjustment (see "Market value adjustment" under "Fixed maturity options" above in this section).

If you purchased the Guaranteed principal benefit option 2, you cannot voluntarily terminate this benefit. GPB Option 2 will terminate if the contract terminates before the maturity date of the Special 10 year fixed maturity option. If the owner and the annuitant are different people and the owner dies before the maturity date of the Special 10 year fixed maturity option, we will continue GPB Option 2 only if the contract can continue through the maturity date of the Special 10 year fixed maturity option. If the contract cannot so continue, we will terminate GPB Option 2. GPB Option 2 will continue where there is a successor owner/annuitant. GPB Option 2 will terminate upon the exercise of the beneficiary continuation option. See "Payment of death benefit" later in this Prospectus for more information about the continuation of the contract after the death of the owner and/or the annuitant.

There is a fee associated with GPB Option 2 (see "Charges and expenses" later in this Prospectus). You should note that the purchase of GPB Option 2 would not have been appropriate if you wanted to make additional contributions to your contract beyond the first six months after your contract was issued. If you later decide that you would like to make additional contributions to the Accumulator(R) Elite/SM/ contract, we may permit you to purchase another contract. If we do, however, you should note that we do not reduce or waive any of the charges on the new contract, nor do we guarantee that the features available under the contract will be available under the new contract. This means that you might end up paying more with respect to certain charges than if you had simply purchased a single contract (for example, the administrative charge).

The purchase of GPB Option 2 also would not have been appropriate if you planned on terminating your contract before the maturity date of the Special 10 year fixed maturity option. In addition, because we prohibit contributions to your contract after the first six months,

                                              CONTRACT FEATURES AND BENEFITS 27
certain contract benefits that are dependent upon contributions or account value will be limited (for example, the Guaranteed death benefits and Protection Plus/SM/). You should also note that if you intended to allocate a large percentage of your contributions to the guaranteed interest option or other fixed maturity options, the purchase of GPB Option 2 would not have been appropriate because of the guarantees already provided by these options. An example of the effect of GPB Option 1 and GPB Option 2 on your annuity contract is included in Appendix VI later in this Prospectus.

DOLLAR COST AVERAGING

We offer a variety of dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to available investment options by periodically transferring approximately the same dollar amount to the investment options you select. Regular allocations to the variable investment options will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options.

--------------------------------------------------------------------------------
UNITS MEASURE YOUR VALUE IN EACH VARIABLE INVESTMENT OPTION.
--------------------------------------------------------------------------------

SPECIAL DOLLAR COST AVERAGING PROGRAM. Under the special dollar cost averaging program, you may choose to allocate all or a portion of any eligible contribution to the account for special dollar cost averaging. Contributions into the account for special dollar cost averaging may not be transfers from other investment options. Your initial allocation to any special dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time and once you select a time period, you may not change it. In Pennsylvania, we refer to this program as "enhanced rate dollar cost averaging." If you elect Principal Protector/SM/, you may not participate in the special dollar cost averaging program.

You may have your account value transferred to any of the variable investment options. We will transfer amounts from the account for special dollar cost averaging into the variable investment options over an available time period that you select. We offer time periods of 3, 6 or 12 months during which you will receive an enhanced interest rate. We may also offer other time periods. Your financial professional can provide information on the time periods and interest rates currently available in your state, or you may contact our processing office. If the special dollar cost averaging program was selected at the time you applied to purchase the Accumulator(R) Elite/SM/ contract, a 60 day rate lock was applied from the date of application. Any contribution(s) received during this 60 day period were credited with the interest rate offered on the date of application for the remainder of the time period selected at application. Any contribution(s) received after the 60 day rate lock period ended will be credited with the then current interest rate for the remainder of the time period selected at application. Contribution(s) made to a special dollar cost averaging program selected after the Accumulator(R) Elite/SM/ contract has been issued will be credited with the then current interest rate on the date the contribution is received by AXA Equitable for the time period initially selected by you. Once the time period you selected has run, you may then select another time period for future contributions. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made. Currently, your account value will be transferred from the account for special dollar cost averaging into the variable investment options on a monthly basis. We may offer this program in the future with transfers on a different basis.

We will transfer all amounts out of the account for special dollar cost averaging by the end of the chosen time period. The transfer date will be the same day of the month as the contract date, but not later than the 28th day of the month. For a special dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the special dollar cost averaging program, but not later than the 28th day of the month.

If you choose to allocate only a portion of an eligible contribution to the account for special dollar cost averaging, the remaining balance of that contribution will be allocated to the variable investment options, guaranteed interest option or fixed maturity options according to your instructions.

The only transfers that will be made from the account for special dollar cost averaging are your regularly scheduled transfers to the variable investment options. No amounts may be transferred from the account for special dollar cost averaging to the guaranteed interest option or the fixed maturity options. If you request to transfer or withdraw any other amounts from the account for special dollar averaging, we will transfer all of the value that you have remaining in the account for special dollar cost averaging to the investment options according to the allocation percentages for special dollar cost averaging we have on file for you. You may ask us to cancel your participation at any time.

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out. The minimum amount that we will transfer each time is $250.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

INVESTMENT SIMPLIFIER

FIXED-DOLLAR OPTION. Under this option, you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice. Transfers may be made on a monthly, quarterly or annual basis. You can specify the number of transfers or instruct us to continue to make transfers until all available amounts in the guaranteed interest option have been transferred out.

28  CONTRACT FEATURES AND BENEFITS

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. The transfer date will be the same calendar day of the month as the contract date but not later than the 28/th/ day of the month. The minimum transfer amount is $50. Unlike the account for special dollar cost averaging, this option does not offer enhanced rates. Also, this option is subject to the guaranteed interest option transfer limitations described under "Transferring your account value" in "Transferring your money among investment options" later in this Prospectus. While the program is running, any transfer that exceeds those limitations will cause the program to end for that contract year. You will be notified. You must send in a request form to resume the program in the next or subsequent contract years.

If, on any transfer date, your value in the guaranteed interest option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and the program will end. You may change the transfer amount once each contract year or cancel this program at any time.

INTEREST SWEEP OPTION. Under this option, you may elect to have monthly transfers from amounts in the guaranteed interest option into the variable investment options of your choice. The transfer date will be the last business day of the month. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election. On the last day of each month, we check to see whether you have at least $7,500 in the guaranteed interest option. We will automatically cancel the interest sweep program if the amount in the guaranteed interest option is less than $7,500 on the last day of the month for two months in a row. For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

You may not currently participate in any dollar cost averaging program if you are participating in the Option II rebalancing program. Under the Option 1 rebalancing program you may participate in any of the dollar cost averaging programs except general dollar cost averaging. If you elect a GPB, you may also elect the General dollar cost averaging program. If you elect either of these programs, everything other than amounts allocated to the fixed maturity option under the GPB must be allocated to that dollar cost averaging program. You may still elect the Investment simplifier for amounts transferred from investment options (other than the fixed maturity option under the GPB you have elected), and, for GPB Option 1, you may also elect Investment simplifier for subsequent contributions. You may only participate in one dollar cost averaging program at a time. See "Transferring your money among investment options" later in this Prospectus. Also, for information on how the dollar cost averaging program you select may affect certain guaranteed benefits. See "Guaranteed minimum death benefit and Guaranteed minimum income benefit (or the "Living Benefit") base" immediately below.

We do not deduct a transfer charge for any transfer made in connection with our dollar cost averaging and Investment Simplifier programs. Not all dollar cost averaging programs are available in all states (see Appendix VIII later in this Prospectus for more information on state availability).

GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED MINIMUM INCOME BENEFIT BASE

The Guaranteed minimum death benefit base and Guaranteed minimum income benefit base (hereinafter, in this section called your "benefit base") are used to calculate the Guaranteed minimum income benefit (known as the "Living Benefit" under certain existing contracts) and the death benefits, as described in this section. The benefit base for the Guaranteed minimum income benefit and an enhanced death benefit will be calculated as described below in this section whether these options are elected individually or in combination. Your benefit base is not an account value or a cash value. See also "Guaranteed minimum income benefit option" and "Guaranteed minimum death benefit" below.

STANDARD DEATH BENEFIT. Your benefit base is equal to:

..   your initial contribution and any additional contributions to the contract;
    less

..   a deduction that reflects any withdrawals you make (including any applicable withdrawal charges). The amount of this deduction is described under "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in the Prospectus.

6% (OR 5%) ROLL-UP TO AGE 85 (USED FOR THE 6% ROLL-UP TO AGE 85 ENHANCED DEATH BENEFIT AND THE GREATER OF THE 6% (OR 5%) ROLL-UP TO AGE 85 ENHANCED DEATH BENEFIT OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). Your benefit base is equal to:

..   your initial contribution and any additional contributions to the contract;
    plus

..   daily roll-up; less

..   a deduction that reflects any withdrawals you make (including any applicable withdrawal charges). The amount of this deduction is described under "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in the Prospectus.

The effective annual roll-up rate credited to this benefit base is:


..   6% (or 5%) with respect to the variable investment options (other than
    EQ/Intermediate Government Bond and EQ/Money Market) and the account for special dollar cost averaging; the effective annual rate is 4% in Washington. Please see Appendix VIII later in this Prospectus to see what roll-up rate applies in your state or Appendix IX for what applies to your contract; and

..   3% with respect to the EQ/Intermediate Government Bond, EQ/Money Market,
    the fixed maturity options, the Special 10 year


                                              CONTRACT FEATURES AND BENEFITS 29
   fixed maturity option, the guaranteed interest option and the loan reserve account under Rollover TSA (if applicable).

The benefit base stops rolling up after the contract date anniversary following the annuitant's 85th birthday.

Please see "Our administrative procedures for calculating your Roll-Up benefit base following a transfer" later in the Prospectus for more information about how we calculate your Roll-Up benefit base when you transfer account values between investment options with a higher Roll-Up rate (4-6%) and investment options with a lower Roll-Up rate (3%).

ANNUAL RATCHET TO AGE 85 (USED FOR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GREATER OF THE 6% (OR 5%) ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). If you have not taken a withdrawal from your contract, your benefit base is equal to the greater of either:

..   your initial contribution to the contract (plus any additional contributions),

                                     -OR-

..   your highest account value on any contract date anniversary up to the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday (plus any contributions made since the most recent Annual Ratchet).

If you have taken a withdrawal from your contract, your benefit base will be reduced from the amount described above. See "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus. The amount of any withdrawal charge is described under "Withdrawal charge" in "Charges and expenses" later in this Prospectus. At any time after a withdrawal, your benefit base is equal to the greater of either:

..   your benefit base immediately following the most recent with- drawal (plus any additional contributions made after the date of such withdrawal),

                                     -OR-

..   your highest account value on any contract date anniversary after the date of the most recent withdrawal, up to the contract date anniversary following the owner's (or older joint owner's, if appli- cable) 85th birthday (plus any contributions made since the most recent Annual Ratchet after the date of such withdrawal).

GREATER OF THE 6% (OR 5%) ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6% (or 5%) Roll-Up to age 85 or the benefit base computed for the Annual Ratchet to age 85, as described immediately above. For the Guaranteed minimum income benefit, the benefit base is reduced by any applicable withdrawal charge remaining when the option is exercised. For more information, see "Withdrawal charge" in "Charges and expenses" later in the Prospectus.

GUARANTEED MINIMUM DEATH BENEFIT/GUARANTEED MINIMUM INCOME BENEFIT ROLL-UP BENEFIT BASE RESET. If both the Guaranteed minimum income benefit AND the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit (the "Greater of enhanced death benefit") are elected, you may reset the roll-up benefit base for these guaranteed benefits to equal the account value as of the 5th or later contract date anniversary. The reset amount would equal the account value as of the contract date anniversary on which you reset your Roll-Up benefit base. The 6% Roll-Up continues to age 85 on any reset benefit base.

We will send you a notice in each year that the Roll-Up benefit base is eligible to be reset, and you will have 30 days from your contract date anniversary to reset your Roll-Up benefit base. Each time you reset the Roll-Up benefit base, your Roll-Up benefit base will not be eligible for another reset for five years. If after your death your spouse continues the contract as Successor owner/annuitant, the benefit base will be eligible to be reset either five years from the contract date or from the last reset date, if applicable. The last age at which the benefit base is eligible to be reset is annuitant age 75.

It is important to note that once you have reset your Roll-Up benefit base, a new waiting period to exercise the Guaranteed minimum income benefit will apply from the date of reset; you may not exercise until the tenth contract date anniversary following the reset or, if later, the earliest date you would have been permitted to exercise without regard to the reset. See "Exercise rules" under "Guaranteed minimum income benefit option" below for more information. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the exercise waiting period. Also, even when there is no additional charge when you reset your Roll-Up benefit base, the total dollar amount charged on future contract date anniversaries may increase as a result of the reset since the charges may be applied to a higher benefit base than would have been otherwise applied. See "Charges and expenses" in the Prospectus.

The Roll-Up benefit base for both the Greater of enhanced death benefit and the Guaranteed minimum income benefit are reset simultaneously when you request a Roll-Up benefit base reset. You cannot elect a Roll-Up benefit base reset for one benefit and not the other.

For information about whether the Guaranteed death benefit/ Guaranteed minimum income benefit roll-up benefit base reset is available under your contract, please see Appendix IX later in this Prospectus. The availability of the Guaranteed minimum death benefit/ guaranteed minimum income benefit roll-up benefit base reset is also subject to state approval. Please see Appendix VIII for more information about availability in your state.

ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the Guaranteed minimum income benefit and annuity payout options. The Guaranteed minimum income benefit is discussed in "Guaranteed minimum income benefit option" below and annuity payout options are discussed in "Accessing your money" later in this Prospectus. Your contract specifies different guaranteed annuity purchase factors for the Guaranteed minimum income benefit and the annuity payout options. We may provide more favorable current annuity purchase factors for the annuity payout options. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.

30  CONTRACT FEATURES AND BENEFITS

GUARANTEED MINIMUM INCOME BENEFIT OPTION

(DEPENDING ON WHEN YOU PURCHASED YOUR CONTRACT, THIS BENEFIT MAY BE CALLED THE "LIVING BENEFIT." SEE APPENDIX IX LATER IN THIS PROSPECTUS FOR MORE INFORMATION.)

The Guaranteed minimum income benefit was available if the annuitant was age 20 through 75 at the time the contract was issued. There is an additional charge for the Guaranteed minimum income benefit which is described under "Guaranteed minimum income benefit charge" in "Charges and expenses" later in this Prospectus. Once you purchase the Guaranteed minimum income benefit, you may not voluntarily terminate this benefit.

If you purchased the contract as an Inherited IRA, or if you elected a GPB option or Principal Protector/SM/, the Guaranteed minimum income benefit is not available. Depending on when you purchased your contract, the Guaranteed minimum income benefit rider may have been available with Principal assurance. See Appendix IX later in this Prospectus for more information.

If you purchased the contract to fund a charitable remainder trust, you must take certain distribution amounts. You should consider split-funding so that those distributions do not adversely impact your guaranteed minimum income benefit. See "Owner and annuitant requirements" earlier in this section. If the annuitant was older than age 60 at the time an IRA, QP or Rollover TSA contract was issued, the Guaranteed minimum income benefit may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the Guaranteed minimum income benefit can be exercised. If the owner and annuitant are different in an NQ contract, there may be circumstances where the benefit may not be exercisable after an owner's death.

The Guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed pay-out option or a life with a period certain payout option. Depending on when you purchased your contract, your options may be different. See Appendix IX later in this Prospectus for more information. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your Guaranteed minimum income benefit. The maximum period certain available under the life with a period certain payout option is 10 years. This period may be shorter, depending on the annuitant's age as follows:

     LEVEL PAYMENTS
-----------------------------------------
                    PERIOD CERTAIN YEARS
ANNUITANT'S AGE AT  ---------------------
    EXERCISE        IRAS        NQ
-                   ---------------------
 75 and younger      10         10
       76            9          10
       77            8          10
       78            7          10
       79            7          10
       80            7          10
       81            7          9
       82            7          8
       83            7          7
       84            6          6
       85            5          5
-----------------------------------------

We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.

--------------------------------------------------------------------------------
THE GUARANTEED MINIMUM INCOME BENEFIT SHOULD BE REGARDED AS A SAFETY NET ONLY. IT PROVIDES INCOME PROTECTION IF YOU ELECT AN INCOME PAYOUT WHILE THE ANNUITANT IS ALIVE.
--------------------------------------------------------------------------------

When you exercise the Guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your Guaranteed minimum income benefit which is calculated by applying your Guaranteed minimum income benefit base, less any applicable withdrawal charge remaining, to guaranteed annuity purchase factors, or (ii) the income provided by applying your account value to our then current annuity purchase factors. For Rollover TSA only, we will subtract from the Guaranteed minimum income benefit base or account value any outstanding loan, including interest accrued but not paid. You may also elect to receive monthly or quarterly payments as an alternative. If you elect monthly or quarterly payments, the aggregate payments you receive in a contract year will be less than what you would have received if you had elected an annual payment, as monthly and quarterly payments reflect the time value of money with regard to both interest and mortality. The benefit base is applied only to the guaranteed annuity purchase factors under the Guaranteed minimum income benefit in your contract and not to any other guaranteed or current annuity purchase rates. The amount of income you actually receive will be determined when we receive your request to exercise the benefit.

When you elect to receive annual lifetime income, your contract (including its death benefit and any account or cash values) will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of Guaranteed minimum income benefit" below.

The Guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. The guaranteed annuity purchase factors we use to determine your payout annuity benefit under the Guaranteed minimum income benefit are more conservative than the guaranteed annuity purchase factors we use for our standard payout annuity options. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the Guaranteed minimum income benefit payout annuity will be smaller than each periodic payment under our standard payout annuity options. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.

GUARANTEED MINIMUM INCOME BENEFIT "NO LAPSE GUARANTEE". Subject to state availability, in general, if your account value falls to zero (except as discussed below, if your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6% of the Roll-Up benefit base as of the beginning of the contract year), the Guaranteed minimum income benefit will be exercised automatically, based on the annuitant's current age and benefit base, as follows:

..   You will be issued a supplementary contract based on a single life with a maximum 10 year period certain. Payments will be

                                              CONTRACT FEATURES AND BENEFITS 31
    made annually starting one year from the date the account value fell to zero. Upon exercise, your contract (including its death benefit and any account or cash values) will terminate.

..   You will have 30 days from when we notify you to change the payout option and/or the payment frequency.

Please note that we will not automatically exercise the Guaranteed minimum income benefit, as described above, if you have a TSA contract and withdrawal restrictions apply.

The no lapse guarantee will terminate under the following circumstances:

..   If your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year);

..   If your aggregate withdrawals during any contract year exceed 6% of the
    Roll-Up benefit base (as of the beginning of the contract year);

..   On the contract date anniversary following annuitant's 85th birthday.

For information about whether the Guaranteed minimum income benefit no lapse guarantee is available under your contract, please see Appendix IX later in this Prospectus. The availability of the Guaranteed minimum income benefit no lapse guarantee is dependent on when, and in what state, you purchased your contract. Please see Appendices VIII and IX, later in this Prospectus.


ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll-Up to age 85 benefit base, the table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this Prospectus, assuming no additional contributions, withdrawals or loans under Rollover TSA contracts, and assuming there were no allocations to EQ/Intermediate Government Bond, EQ/Money Market, the guaranteed interest option, the fixed maturity options (including the Special 10 year fixed maturity option) or the loan reserve account under rollover TSA contracts.


--------------------------------------------------------------------------------

                         GUARANTEED MINIMUM INCOME
    CONTRACT DATE        BENEFIT -- ANNUAL INCOME
ANNIVERSARY AT EXERCISE      PAYABLE FOR LIFE
--------------------------------------------------
          10                      $11,891
          15                      $18,597
--------------------------------------------------

EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the Guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the Guaranteed minimum income benefit. You must return your contract to us, along with all required information within 30 days following your contract date anniversary, in order to exercise this benefit. You will begin receiving annual payments one year after the annuity payout contract is issued. If you choose monthly or quarterly payments, you will receive your payment one month or one quarter after the annuity payment contract is issued. You may choose to take a withdrawal prior to exercising the Guaranteed minimum income benefit, which will reduce your payments. You may not partially exercise this benefit. See "Accessing your money" under "Withdrawing your account value" later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death, or if later, the end of the period certain (where the payout option chosen includes a period certain).

EXERCISE RULES. You will be eligible to exercise the Guaranteed minimum income benefit during your life and the annuitant's life, as follows:

..   If the annuitant was at least age 20 and not older than age 44 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

..   If the annuitant was at least age 45 and not older than age 49 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

..   If the annuitant was at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i)the latest date you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following the annuitant's 85th birthday;

(ii)if the annuitant was age 75 when the contract was issued or the Roll-Up benefit base was reset, if applicable the only time you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following the annuitant's attainment of age 85;

(iii)for Accumulator(R) Elite/SM /QP contracts, the Plan participant can exercise the Guaranteed minimum income benefit only if he or she elects to take a distribution from the Plan and, in connection with this distribution, the Plan's trustee changes the ownership of the contract to the participant. This effects a rollover of the Accumulator(R) Elite/SM /QP contract into an Accumulator(R) Elite/SM /Rollover IRA. This process must be completed within the 30-day time frame following the contract date anniversary in order for the Plan participant to be eligible to exercise. However, if the Guaranteed minimum income benefit is automatically exercised as a result of the no lapse guarantee (if available), a rollover into an IRA will not be effected and payments will be made directly to the trustee;

(iv)for Accumulator(R) Elite/SM /Rollover TSA contracts, you may exercise the Guaranteed minimum income benefit only if you effect a roll- over of the TSA contract to an Accumulator(R) Elite/SM /Rollover IRA. This may only occur when you are eligible for a distribution from the TSA. This process must be completed within the 30-day time- frame following the contract date anniversary in order for you to be eligible to exercise;

(v)if you reset the Roll-Up benefit base (if available and as described earlier in this section), your new exercise date will be the tenth contract date anniversary following the reset or, if later,

32  CONTRACT FEATURES AND BENEFITS
   the earliest date you would have been permitted to exercise without regard to the reset. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the waiting period;

(vi)a successor owner/annuitant may only continue the Guaranteed minimum income benefit if the contract is not past the last date on which the original annuitant could have exercised the benefit. In addition, the successor owner/annuitant must be eligible to continue the benefit and to exercise the benefit under the appli- cable exercise rule (described in the above bullets) using the following additional rules. The successor owner/annuitant's age on the date of the annuitant's death replaces the annuitant's age at issue for purposes of determining the availability of the benefit and which of the exercise rules applies. The original contract issue date will continue to apply for purposes of the exercise rules. If Spousal Protection is available under your contract and is elected, and the spouse who is the annuitant dies, the above rules apply if the contract is continued by the surviving spouse as the successor owner/annuitant; and

(vii)if you are the owner but not the annuitant and you die prior to exercise, then the following applies:

 . A successor owner who is not the annuitant may not be able to exercise the Guaranteed minimum income benefit without causing a tax problem. You should consider naming the annuitant as successor owner, or if you do not name a successor owner, as the sole primary beneficiary. You should carefully review your successor owner and/or beneficiary designations at least one year prior to the first contract date anniversary on which you could exercise the benefit.

 . If the successor owner is the annuitant, the Guaranteed minimum income benefit continues only if the benefit could be exercised under the rules described above on a contract date anniversary that is within one year following the owner's death. This would be the only opportunity for the successor owner to exercise. If the Guaranteed minimum income benefit cannot be exercised within this timeframe, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.

 . If you designate your surviving spouse as successor owner, the Guaranteed minimum income benefit continues and your surviving spouse may exercise the benefit according to the rules described above, even if your spouse is not the annuitant and even if the benefit is exercised more than one year after your death. If your surviving spouse dies prior to exercise, the rule described in the previous bullet applies.

 . A successor owner or beneficiary that is a trust or other non- natural person may not exercise the benefit; in this case, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.

Please see both "Insufficient account value" in "Determining your contract value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus for more information on these guaranteed benefits.

GUARANTEED MINIMUM DEATH BENEFIT

Your contract provides a standard death benefit. If you did not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment, OR the standard death benefit, whichever provides the higher amount. The standard death benefit is equal to your total contributions, adjusted for any withdrawals (and any associated withdrawal charges) and any taxes that apply. The standard death benefit was the only death benefit available for annuitants who were ages 76 through 85 at issue. The applicable issue ages may be different for certain contract owners, depending on when you purchased your contract. Please see Appendix IX later in this Prospectus for more information. Once your contract has been issued, you may not change or voluntarily terminate your death benefit.

If you elected one of the enhanced death benefits, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment, OR your elected enhanced death benefit on the date of the annuitant's death (adjusted for any subsequent withdrawals, withdrawal charges and taxes that apply), whichever provides the higher amount. If you elected the Spousal protection option, if applicable, the Guaranteed minimum death benefit is based on the age of the older spouse, who may or may not be the annuitant, for the life of the contract. See "Spousal protection" in "Payment of death benefit" later in this Prospectus for more information.

Any of the enhanced death benefits or the standard death benefit can be elected by themselves or with the Guaranteed minimum income benefit.

OPTIONAL ENHANCED DEATH BENEFITS APPLICABLE FOR ANNUITANTS AGES 0 THROUGH 75 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 75 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS; 0 THROUGH 70 AT ISSUE OF INHERITED IRA CONTRACTS; AND 20 THROUGH 75 AT ISSUE OF QP CONTRACTS. DEPENDING ON WHEN YOU PURCHASED YOUR CONTRACT, YOUR AVAILABLE ISSUE AGES MAY HAVE BEEN OLDER AT THE TIME YOU PURCHASED YOUR CONTRACT.

Subject to state and contract availability (please see Appendix VIII for state availability of these benefits and Appendix IX for contract variations later in this Prospectus), the following enhanced death benefits were available:


..   ANNUAL RATCHET TO AGE 85

..   6% ROLL-UP TO AGE 85

..   THE GREATER OF 5% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85

..   THE GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85


                                              CONTRACT FEATURES AND BENEFITS 33

Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Guaranteed minimum death benefit and Guaranteed minimum income benefit base." Once you have made your enhanced death benefit election, you may not change it.

If you elected Principal Protector/SM/, only the standard death benefit and the Annual Ratchet to Age 85 enhanced death benefit were available.

Please see both "Insufficient account value" in "Determining your contract value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus for more information on these guaranteed benefits.

If you are using the contract to fund a charitable remainder trust, you must take certain distribution amounts. You should consider split-funding so that those distributions do not adversely impact your enhanced death benefit. See "Owner and annuitant requirements" earlier in this section.

See Appendix IV later in this Prospectus for an example of how we calculate an enhanced death benefit.

PROTECTION PLUS/SM/

The following section provides information about the Protection Plus/SM/ option, which was only available at the time you purchased your contract. If Protection Plus/SM/ was not elected when the contract was first issued, neither the owner nor the successor owner/annuitant can add it subsequently. Protection Plus/SM/ is an additional death benefit as described below. See "Tax information" later in this Prospectus for the potential tax consequences of having purchased the Protection Plus/SM/ feature in an NQ, IRA or Rollover TSA contract. If you purchased the Protection Plus/SM/ feature, you may not voluntarily terminate this feature. If you elected Principal Protector/SM/, the Protection Plus/SM/ feature is not available.

If the annuitant was 70 or younger when we issued your contract (or if the successor owner/annuitant is 70 or younger when he or she becomes the successor owner/annuitant and Protection Plus/SM/ had been elected at issue), the death benefit will be:

the greater of:

..   the account value or

..   any applicable death benefit

Increased by:

..   such death benefit less total net contributions, multiplied by 40%.

For purposes of calculating your Protection Plus/SM/ benefit, the following applies: (i) "Net contributions" are the total contributions made (or if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) adjusted for each withdrawal that exceeds your Protection Plus/SM/ earnings. "Net contributions" are reduced by the amount of that excess. Protection Plus/SM/ earnings are equal to (a) minus (b) where
(a) is the greater of the account value and the death benefit immediately prior to the withdrawal and (b) is the net contributions as adjusted by any prior withdrawals; and (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable Guaranteed minimum death benefit as of the date of death. If you are an existing contract owner, your net contributions may be reduced on a pro rata basis to reflect withdrawals (including withdrawal charges and any TSA loans). For information about what applies to your contract, see Appendix IX later in this Prospectus.

If the annuitant was age 71 through 75 (this age may be higher for certain contract owners, depending on when you purchased your contract) when we issued your contract (or if the successor owner/ annuitant is between the ages of 71 and 75 when he or she becomes the successor owner/annuitant and Protection Plus/SM/ had been elected at issue), the death benefit will be:

the greater of:

..   the account value or

..   any applicable death benefit

Increased by:

..   such death benefit (as described above) less total net contribu- tions, multiplied by 25%.

The value of the Protection Plus/SM/ death benefit is frozen on the first contract date anniversary after the annuitant turns age 80, except that the benefit will be reduced for withdrawals on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce the benefit by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If the benefit is $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 X .40) and the benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

For an example of how the Protection Plus/SM/ death benefit is calculated, please see Appendix VII.

If you elected Spousal protection, the Protection Plus/SM/ benefit is based on the age of the older spouse, who may or may not be the annuitant. Upon the death of the non-annuitant spouse, the account value will be increased by the value of the Protection Plus/SM/ benefit as of the date we receive due proof of death. Upon the death of the annuitant, the value of the Protection Plus/SM/ benefit is either added to the death benefit payment or to the account value if successor owner/annuitant is elected. If the surviving spouse elects to continue the contract, the benefit will be based on the age of the surviving spouse as of the date of the deceased spouse's death for the remainder of the contract. If the surviving spouse is age 76 or older, the benefit will terminate and the charge will no longer be in effect. See "Spousal protection" in "Payment of death benefit" later in this Prospectus for more information.

Ask your financial professional or see Appendix VIII later in this Prospectus to see if this feature was available in your state.

PRINCIPAL PROTECTOR/SM/

The following section provides information about the Principal Protector/SM/ option, which was only available at the time you purchased your contract. If Principal Protector/SM/ was not elected when the contract was first issued, neither the owner nor the successor owner/annuitant can add it subsequently.

34  CONTRACT FEATURES AND BENEFITS

As described below, Principal Protector/SM/ provides for recovery of your total contributions through withdrawals, even if your account value falls to zero, provided that during each contract year, your total withdrawals do not exceed your GWB Annual withdrawal amount. Principal Protector/SM/ is not an automated withdrawal program. You may request a withdrawal through any of our available withdrawal methods. See "Withdrawing your account value" in "Accessing your money" later in this Prospectus. All withdrawals reduce your account value and the guaranteed minimum death benefit.

Principal Protector/SM/ could be elected at contract issue, for an additional charge, if the annuitant was age 0 through 85 for NQ contracts or age 20 through 75 for all IRA contracts. Please see "Principal Protector/SM/ charge" in "Charges and expenses" later in this Prospectus for a description of the charge and when it applies. If you elected this benefit, you cannot terminate it.

Depending on when you purchased your contract, this feature may not have been available. See Appendix IX later in this Prospectus for more information.

If you die, and your beneficiary elects the Beneficiary continuation option, if available, your beneficiary may continue Principal Protector/SM/ provided that the beneficiary was 75 or younger on the original contract date. If the beneficiary was older, Principal Protector/SM/ will terminate without value even if the GWB benefit base is greater than zero. In the case of multiple beneficiaries, any beneficiary older than 75 may not continue Principal Protector/SM/ and that beneficiary's portion of the GWB benefit base will terminate without value, even if it was greater than zero. The ability to continue Principal Protector/SM/ under the Beneficiary continuation option is subject to state availability. If it was approved in your state, it was added to your contract if you had already elected GWB. See "Beneficiary continuation option" under "Payment of death benefit" later in the Prospectus for more information on continuing Principal Protector/SM/ under the Beneficiary continuation option.

If you purchased the contract as a TSA, QP or Inherited IRA, Principal Protector/SM/ was not available. This benefit was also not available if you elected the Guaranteed minimum income benefit, the Greater of 6% Roll-Up to age 85 and Annual Ratchet to Age 85 enhanced death benefit, Protection Plus/SM/, GPB Option 1 or GPB Option 2 or the special dollar cost averaging program. This benefit may not have been available under your contract. For more information, please see Appendix IX later in this Prospectus.

Withdrawals in excess of your GWB Annual withdrawal amount significantly reduce or eliminate the value of the benefit. See "Effect of GWB Excess withdrawals" below. For traditional IRAs, the Principal Protector/SM/ makes provision for you to take lifetime required minimum distributions "RMDs") without losing the value of the Principal Protector/SM/ guarantee, provided you comply with the conditions under "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus including utilizing our Automatic RMD service. If you do not expect to comply with these conditions, including utilization of our Automatic RMD service, this benefit may have limited usefulness for you. Please consult your tax adviser.

YOUR GWB BENEFIT BASE

At issue, your GWB benefit base is equal to your initial contribution and will increase or decrease, as follows:

..   Your GWB benefit base increases by the dollar amount of any additional contributions.

..   Your GWB benefit base decreases by the dollar amount of withdrawals.

..   Your GWB benefit base may be further decreased if a withdrawal is taken in excess of your GWB Annual withdrawal amount.

..   Your GWB benefit base may also be increased under the Optional step up provision.

..   Your GWB benefit base may also be increased under the one time step up applicable with the Beneficiary continuation option.

Each of these events is described in detail below. Once your GWB benefit base is depleted, you may continue to make withdrawals from your account value, but they are not guaranteed under Principal Protector/SM/.

YOUR GWB ANNUAL WITHDRAWAL AMOUNT

Your GWB Annual withdrawal amount is equal to either 5% or 7% "Applicable percentage"), as applicable, of your initial GWB benefit base, and is the maximum amount that you can withdraw each year without making a GWB Excess withdrawal, as described below. When you purchased your contract, you chose between two available GWB Annual withdrawal options:

..   7% GWB ANNUAL WITHDRAWAL OPTION

..   5% GWB ANNUAL WITHDRAWAL OPTION

The GWB Annual withdrawal amount may decrease as a result of a GWB Excess withdrawal and may increase as a result of an Automatic reset, additional contributions or a "step up" of the GWB benefit base; each of these transactions are discussed below in detail. Once you elect a GWB Annual withdrawal option, it cannot be changed.

Your GWB Annual withdrawal amounts are not cumulative. If you withdraw less than the GWB Annual withdrawal amount in any contract year, you may not add the remainder to your GWB Annual withdrawal amount in any subsequent year.

The withdrawal charge, if applicable, is waived for withdrawals up to the GWB Annual withdrawal amount, but all withdrawals are counted toward your free withdrawal amount. See "Withdrawal charge" in "Charges and expenses" later in this Prospectus.

EFFECT OF GWB EXCESS WITHDRAWALS

A GWB Excess withdrawal is caused when you withdraw more than your GWB Annual withdrawal amount in any contract year. Once a withdrawal causes cumulative withdrawals in a contract year to exceed your GWB Annual withdrawal amount, the entire amount of the withdrawal and each subsequent withdrawal in that contract year are GWB Excess withdrawals.

A GWB Excess withdrawal can cause a significant reduction in both your GWB benefit base and your GWB Annual withdrawal amount. If you make a GWB Excess withdrawal, we will recalculate your GWB benefit base and the GWB Annual withdrawal amount. As of the date of the GWB Excess withdrawal, the GWB benefit base is first reduced

                                              CONTRACT FEATURES AND BENEFITS 35
by the dollar amount of the withdrawal (including any applicable withdrawal charge), and the reduced GWB benefit base and the GWB Annual withdrawal amount are then further adjusted, as follows:

..   If the account value after the deduction of the withdrawal is less than the
    GWB benefit base, then the GWB benefit base is reset equal to the account value.

..   If the account value after the deduction of the withdrawal is greater than or equal to the GWB benefit base, then the GWB benefit base is not adjusted further.

..   The GWB Annual withdrawal amount equals the lesser of: (i) the Applicable percentage of the adjusted GWB benefit base and (ii) the GWB Annual withdrawal amount prior to the GWB Excess withdrawal.

Withdrawals in excess of your GWB Annual withdrawal amount significantly reduce or eliminate the value of Principal Protector/SM/. If your account value is less than your GWB benefit base (due, for example, to negative market performance), a GWB Excess withdrawal, even one that is only slightly more than your GWB Annual withdrawal amount, can significantly reduce your GWB benefit base and the GWB Annual withdrawal amount.

For example, if you contribute $100,000 at contract issue, your initial GWB benefit base is $100,000. If you elect the 7% GWB Annual withdrawal option, your GWB Annual withdrawal amount is equal to $7,000 (7% of $100,000). Assume in contract year four that your account value is $80,000, you have not made any prior withdrawals, and you request an $8,000 withdrawal. Your $100,000 benefit base is first reduced by $8,000 to now equal $92,000. Your GWB benefit base is then further reduced to equal the new account value: $72,000 ($80,000 minus $8,000). In addition, your GWB Annual withdrawal amount is reduced to $5,040 (7% of $72,000), instead of the original $7,000.

Withdrawal charges, if applicable, are applied to the amount of the withdrawal exceeding the Guaranteed annual withdrawal amount, assuming the Guaranteed annual withdrawal amount is greater than the 10% free withdrawal amount. See "Withdrawal charge" in "Charges and expenses" later in this Prospectus. Using the example above, if the $8,000 withdrawal is a withdrawal of contributions subject to the withdrawal charge, the withdrawal charge would apply to the $3,000 (the amount of the withdrawal charge above the Guaranteed annual withdrawal amount of $5,000). See "Certain withdrawals" in "Charges and expenses" later in this Prospectus.

You should further note that a GWB Excess withdrawal that reduces your account value to zero eliminates any remaining value in your GWB benefit base. See "Insufficient account value" in "Determining your contract value" later in this Prospectus.

In general, if you purchase the contract as a traditional IRA and participate in our Automatic RMD service, and you do not take any other withdrawals, an automatic withdrawal under that program will not cause a GWB Excess withdrawal, even if it exceeds your GWB Annual withdrawal amount. For more information, see "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus.

If you die, and your beneficiary continues Principal Protector/SM/ under the Beneficiary continuation option and chooses scheduled payments, such payments will not cause a GWB Excess withdrawal, provided no additional withdrawals are taken. If your beneficiary chooses the "5-year rule" instead of scheduled payments, this waiver does not apply and a GWB Excess withdrawal may occur if withdrawals exceed the GWB Annual withdrawal amounts.

EFFECT OF AUTOMATIC RESET

If you take no withdrawals in the first five contract years, the Applicable percentage to determine your GWB Annual withdrawal amount will be automatically reset at no additional charge. The Applicable percentage under the 7% GWB Annual withdrawal option will be increased to 10%, and the Applicable percentage under the 5% GWB Annual withdrawal option will be increased to 7%. The Applicable percentage is automatically reset on your fifth contract date anniversary, and your GWB Annual withdrawal amount will be recalculated.

If you die before the fifth contract date anniversary, and your beneficiary continues Principal Protector/SM/ under the Beneficiary continuation option, if available, the Automatic reset will apply on the fifth contract date anniversary if you have not taken any withdrawals and: (1) your beneficiary chooses scheduled payments and payments have not yet started; or, (2) if your beneficiary chooses the "5-year rule" option and has not taken withdrawals. See "Beneficiary continuation option" in "Payment of death benefit" later in this Prospectus.

EFFECT OF ADDITIONAL CONTRIBUTIONS

Anytime you make an additional contribution, we will recalculate your GWB benefit base and your GWB Annual withdrawal amount. Your GWB benefit base will be increased by the amount of the contribution and your GWB Annual withdrawal amount will be equal to the greater of (i) the Applicable percentage of the new GWB benefit base, or (ii) the GWB Annual withdrawal amount in effect immediately prior to the additional contribution.

If you die, and your beneficiary continues Principal Protector/SM/ under the Beneficiary continuation option, no additional contributions will be permitted.

OPTIONAL STEP UP PROVISION

Except as stated below, any time after the fifth contract date anniversary, you may request a step up in the GWB benefit base to equal your account value. If your GWB benefit base is higher than the account value as of the date we receive your step up request, no step up will be made. If a step up is made, we may increase the charge for the benefit. For a description of the charge increase, see "Principal Protector/SM/ charge" in "Charges and expenses" later in this Prospectus. Once you elect to step up the GWB benefit base, you may not do so again for five complete contract years from the next contract date anniversary. Under both the Spousal protection and the successor owner annuitant features, upon the first death, the surviving spouse must wait five complete contract years from the last step up or from contract issue, whichever is later, to be eligible for a step up.

As of the date of your GWB benefit base step up, your GWB Annual withdrawal amount will be equal to the greater of (i) your GWB Annual withdrawal amount before the step up, and (ii) your GWB Applicable percentage applied to your stepped up GWB benefit base.

It is important to note that a step up in your GWB benefit base may not increase your GWB Annual withdrawal amount. In that situation,

36  CONTRACT FEATURES AND BENEFITS
the effect of the step up is only to increase your GWB benefit base and support future withdrawals. We will process your step up request even if it does not increase your GWB Annual withdrawal amount, and we will increase the Principal Protector/SM/ charge, if applicable. In addition, you will not be eligible to request another step up for five complete contract years. After processing your request, we will send you a confirmation showing the amount of your GWB benefit base and your GWB Annual withdrawal amount.

For example, if you contribute $100,000 at contract issue, your initial GWB benefit base is $100,000. If you elect the 7% GWB Annual withdrawal option, your GWB Annual withdrawal amount is equal to $7,000 (7% of $100,000). Assume you take withdrawals of $7,000 in each of the first five contract years, reducing the GWB benefit base to $65,000. After five contract years, further assume that your account value is $92,000, and you elect to step up the GWB benefit base from $65,000 to $92,000. The GWB Annual withdrawal amount is recalculated to equal the greater of 7% of the new GWB benefit base, which is $6,440 (7% of $92,000), or the current GWB Annual withdrawal amount, $7,000. Therefore, following the step up, even though your GWB benefit base has increased, your GWB Annual withdrawal amount does not increase and remains $7,000.

The Optional step up provision is not available once your beneficiary continues Principal Protector/SM/ under the Beneficiary continuation option. However, if you die, and your beneficiary continues Principal Protector/SM/ under the Beneficiary continuation option, the GWB benefit base will be stepped up to equal the account value, if higher, as of the transaction date that we receive the Beneficiary continuation option election. As of the date of the GWB benefit base step up, your beneficiary's GWB Annual withdrawal amount will be equal to the greater of (i) your GWB Annual withdrawal amount before the step up, and
(ii) your GWB Applicable percentage applied to the stepped up GWB benefit base. This is a one-time step up at no additional charge.

OTHER IMPORTANT CONSIDERATIONS

..   Principal Protector/SM /protects your principal only through with- drawals.
    Your account value may be less than your total contributions.

..   You can take withdrawals under your contract without purchas- ing Principal
    Protector/SM/. In other words, you do not need this benefit to make withdrawals.

..   Amounts withdrawn in excess of your GWB Annual withdrawal amount may be subject to a withdrawal charge, if applicable, as described in "Charges and expenses" later in the Prospectus. In addition, all withdrawals count toward your free withdrawal amount for that contract year.

..   Withdrawals made under Principal Protector/SM /will be treated, for tax purposes, in the same way as other withdrawals under your contract.

..   All withdrawals are subject to all of the terms and conditions of the contract. Principal Protector/SM /does not change the effect of withdrawals on your account value or guaranteed minimum death benefit; both are reduced by withdrawals whether or not you elect Principal Protector/SM/. See "How withdrawals are taken from your account value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guar- anteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Access- ing your money" later in this Prospectus.

..   If you withdraw less than the GWB Annual withdrawal amount in any contract year, you may not add the remainder to your GWB Annual withdrawal amount in any subsequent year.

..   GWB Excess withdrawals can significantly reduce or completely eliminate the value of this benefit. See "Effect of GWB Excess withdrawals" above in this section and "Withdrawing your account value" in "Accessing your money" later in this Prospectus.

..   If you surrender your contract to receive its cash value, all benefits under the contract will terminate, including Principal Protector/SM /if your cash value is greater than your GWB Annual withdrawal amount. Therefore, when surrendering your contract, you should seriously consider the impact on Principal Protector/SM /when you have a GWB benefit base that is greater than zero.

..   If you die and your beneficiary elects the Beneficiary continuation option, then your beneficiary should consult with a tax adviser before choosing to use the "5-year rule." The "5-year rule" is described in "Payment of death benefit" under "Beneficiary continuation option" later in this Prospectus. The GWB benefit base may be adversely affected if the beneficiary makes any with- drawals that cause a GWB Excess withdrawal. Also, when the contract terminates at the end of 5 years, any remaining GWB benefit base would be lost.

INHERITED IRA BENEFICIARY CONTINUATION CONTRACT

The contract was available to an individual beneficiary of a traditional IRA or a Roth IRA where the deceased owner held the individual retirement account or annuity (or Roth individual retirement account or annuity) with an insurance company or financial institution other than AXA Equitable. The purpose of the inherited IRA beneficiary continuation contract is to permit the beneficiary to change the funding vehicle that the deceased owner selected "original IRA") while taking the required minimum distribution payments that must be made to the beneficiary after the deceased owner's death. See the discussion of required minimum distributions under "Tax information." The contract is intended only for beneficiaries who want to take payments at least annually over their life expectancy. These payments generally must begin (or must have begun) no later than December 31 of the calendar year following the year the deceased owner died. The contract is not suitable for beneficiaries electing the "5-year rule." See "Beneficiary continuation option for IRA and Roth IRA contracts" under "Beneficiary continuation option" in "Payment of death benefit" later in this Prospectus. You should discuss with your tax adviser your own personal situation. The contract may not have been available in all states. Please speak with your financial professional for further information.

Depending on when you purchased your contract, the contract may not have been available. See Appendix IX later in this Prospectus for more information.

                                              CONTRACT FEATURES AND BENEFITS 37

The inherited IRA beneficiary continuation contract could only have been purchased by a direct transfer of the beneficiary's interest under the deceased owner's original IRA. The owner of the inherited IRA beneficiary continuation contract is the individual who is the beneficiary of the original IRA. (Certain trusts with only individual beneficiaries are treated as individuals for this purpose). The contract must also contain the name of the deceased owner. In this discussion, "you" refers to the owner of the inherited IRA beneficiary continuation contract.

The inherited IRA beneficiary continuation contract could have been purchased whether or not the deceased owner had begun taking required minimum distribution payments during his or her life from the original IRA or whether you had already begun taking required minimum distribution payments of your interest as a beneficiary from the deceased owner's original IRA. You should discuss with your own tax adviser when payments must begin or must be made.

Under the inherited IRA beneficiary continuation contract:

..   You must receive payments at least annually (but may have elected to receive payments monthly or quarterly). Payments are generally made over your life expectancy determined in the calendar year after the deceased owner's death and determined on a term certain basis.


..   You must receive payments from the contract even if you are receiving payments from another IRA of the deceased owner in an amount that would otherwise satisfy the amount required to be distributed from the contract. However, for certain Inherited IRAs, if you maintain another IRA of the same type (traditional or Roth) of the same deceased owner and you are also taking distributions over your life from that Inherited IRA, you may qualify to take an amount from that other Inherited IRA which would otherwise satisfy the amount required to be distributed from the AXA Equitable Inherited IRA contract. If you choose not to take a payment from your Inherited IRA contract in any year, you must notify us in writing before we make the payment from the Inherited IRA contract, and we will not make any future payment unless you request in writing a reasonable time before we make such payment. If you choose to take a required payment from another Inherited IRA, you are responsible for calculating the appropriate amount and reporting it on your income tax return. Please feel free to speak with your financial professional, or call our processing office, if you have any questions.


..   The beneficiary of the original IRA is the annuitant under the inherited
    IRA beneficiary continuation contract. In the case where the beneficiary is a "see-through trust," the oldest beneficiary of the trust is the annuitant.

..   An inherited IRA beneficiary continuation contract was not avail- able for annuitants over age 70.


..   The initial contribution had to be a direct transfer from the deceased owner's original IRA and was subject to minimum con- tribution amounts. See "Rules regarding contributions to your contract" in "Appendix XI" for more information.


..   Subsequent contributions of at least $1,000 are permitted but must be direct transfers of your interest as a beneficiary from another IRA with a financial institution other than AXA Equitable, where the deceased owner is the same as under the original IRA contract.

..   You may make transfers among the investment options.

..   You may choose at any time to withdraw all or a portion of the account value. Any partial withdrawal must be at least $300. Withdrawal charges if applicable under your contract, will apply as described in "Charges and expenses" later in this Prospectus.

..   The Guaranteed minimum income benefit, successor owner/ annuitant feature, special dollar cost averaging program (if applicable), automatic investment program, GPB Options 1 and 2, Principal Protector/SM /and systematic withdrawals are not avail- able under the Inherited IRA beneficiary continuation contract.

..   If you die, we will pay to a beneficiary that you choose the greater of the annuity account value or the applicable death benefit.

..   Upon your death, your beneficiary has the option to continue taking required minimum distributions based on your remaining life expectancy or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment. If your beneficiary elects to continue to take distributions, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value as of the date we receive satisfactory proof of death and any required instructions, information and forms. Thereafter, withdrawal charges (if applicable under your contract) will no longer apply. If you had elected any enhanced death benefits, they will no longer be in effect and charges for such benefits will stop. The Guaranteed minimum death benefit will also no longer be in effect.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

This is provided for informational purposes only. Since the contracts are no longer available to new purchasers, this cancellation provision is no longer applicable.

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer. Other state variations may apply. Please contact your financial professional to find out what applies in your state.

Generally, your refund will equal your account value (less loan reserve account under Rollover TSA contracts) under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), (ii) any guaranteed interest in the guaranteed interest option, (iii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract, and (iv) any interest in the account for special dollar cost averaging through the date we receive your contract. Some states require that we refund the full

38  CONTRACT FEATURES AND BENEFITS
amount of your contribution (not reflecting (i), (ii), (iii), or (iv) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you may apply for a contract with us again if:

..   you cancel your contract during the free look period; or

..   you change your mind before you receive your contract, whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions.

                                              CONTRACT FEATURES AND BENEFITS 39

2. Determining your contract's value


--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the values you have in: (i) the variable investment options; (ii) the guaranteed interest option; (iii) market adjusted amounts in the fixed maturity options; (iv) the account for special dollar cost averaging and (v) the loan reserve account (applicable to Rollover TSA contracts only).

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) the total amount or a pro rata portion of the annual administrative charge as well as optional benefit charges/(1)/; (ii) any applicable withdrawal charges and
(iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.

YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding Portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding Portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

--------------------------------------------------------------------------------
UNITS MEASURE YOUR VALUE IN EACH VARIABLE INVESTMENT OPTION.
--------------------------------------------------------------------------------

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)mortality and expense;

(ii)administrative expenses; and

(iii)distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)increased to reflect additional contributions;

(ii)decreased to reflect a withdrawal (plus applicable withdrawal charges);

(iii)increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv)increased or decreased to reflect a transfer of your loan amount from or to the loan reserve account under a Rollover TSA contract.

In addition, if applicable, when we deduct the enhanced death benefit, Guaranteed minimum income benefit, GPB Option 2, Principal Protector/SM/ and/or the Protection Plus/SM/ benefit charges, the number of units credited to your contract will be reduced. Your units are also reduced when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE GUARANTEED INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.

YOUR CONTRACT'S VALUE IN THE ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

Your value in the account for special dollar cost averaging at any time will equal your contribution allocated to that option, plus interest, less the sum of all amounts that have been transferred to the variable investment options you have selected.

INSUFFICIENT ACCOUNT VALUE

Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose all your rights under your contract and any applicable guaranteed benefits, except as discussed below.

See Appendix VIII later in this Prospectus for any state variations with regard to the termination of your contract.

GUARANTEED MINIMUM INCOME BENEFIT NO LAPSE GUARANTEE (NOT AVAILABLE UNDER ALL CONTRACTS). In certain circumstances, even if your account value falls to zero, your Guaranteed minimum income benefit will still have value. Please see "Contract features and benefits" earlier in this Prospectus for information on this feature.

PRINCIPAL PROTECTOR /SM/ (NOT AVAILABLE UNDER ALL CONTRACTS)

If you elected Principal Protector/SM/ and your account value falls to zero due to a GWB Excess withdrawal, we will terminate your contract and

-------------
(1)Depending on when you purchased your contract, your account value will be reduced by a pro rata portion of the administrative charge only. See Appendix IX later in this Prospectus for more information.

40  DETERMINING YOUR CONTRACT'S VALUE
you will receive no payment or supplementary annuity contract, as discussed below, even if your GWB benefit base is greater than zero. If, however, your account value falls to zero, either due to a withdrawal or surrender that is not a GWB Excess withdrawal or due to a deduction of charges, please note the following:

..   If your GWB benefit base equals zero, we will terminate your contract and make no payment.

..   If your GWB benefit base is greater than zero but less than or equal to the balance of your GWB Annual withdrawal amount, if any, for that contract year, we will terminate your contract and pay you any remaining GWB benefit base.

..   If your GWB benefit base is greater than the balance of your remaining GWB
    Annual withdrawal amount, if any, for that contract year, we will pay you your GWB Annual withdrawal amount balance and terminate your contract, and we will pay you your remaining GWB benefit base as an annuity benefit, as described below.

..   If the Beneficiary continuation option is elected (not available in all states), and the account value falls to zero while there is a remaining GWB benefit base, we will make payments to the beneficiary as follows:

   -- If the beneficiary had elected scheduled payments we will continue to make scheduled payments over remaining life expectancy until the GWB benefit base is zero, and the Principal Protector/SM /charge will no longer apply.

   -- If the beneficiary had elected the "5-year rule" and the GWB benefit base is greater than the remaining GWB Annual withdrawal amount, if any, for that contract year, we will pay the beneficiary the GWB Annual withdrawal amount balance. We will continue to pay the beneficiary the remaining GWB Annual withdrawal amount each year until the GWB benefit base equals zero, or the contract terminates at the end of the fifth contract year, whichever comes first. Any remaining GWB benefit base at the end of the fifth contract year will terminate without value.

ANNUITY BENEFIT. If the contract terminates and the remaining GWB benefit base is to be paid in installments, we will issue you an annuity benefit contract and make annual payments equal to your GWB Annual withdrawal amount on your contract date anniversary beginning on the next contract date anniversary, until the cumulative amount of such payments equals the remaining GWB benefit base (as of the date the contract terminates). The last installment payment may be smaller than the previous installment payments in order for the total of such payments to equal the remaining GWB benefit base.

The annuity benefit supplemental contract will carry over the same owner, annuitant and beneficiary as under your contract. If you die before receiving all of your payments, we will make any remaining payments to your beneficiary. The charge for Principal Protector/SM /will no longer apply.

If at the time of your death the GWB Annual withdrawal amount was being paid to you as an annuity benefit, your beneficiary may not elect the Beneficiary continuation option.

                                           DETERMINING YOUR CONTRACT'S VALUE 41

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

..   You may not transfer any amount to the account for special dollar cost averaging.

..   You may not transfer to a fixed maturity option that has a rate to maturity of 3% or less.

..   If the annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied, the rate to maturity is 3%. Also, the maturity dates may be no later than the date annuity payments are to begin.

..   If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment and affect your GPB.

..   A transfer into the guaranteed interest option will not be permitted if such transfer would result in more than 25% of the annuity account value being allocated to the guaranteed interest option, based on the annuity account value as of the previous business day. If you are an existing contractowner, this restriction may not apply. See Appendix IX later in this Prospectus for contract variations.

..   No transfers are permitted into the Special 10 year fixed maturity option.

In addition, we reserve the right to restrict transfers among variable investment options, including limitations on the number, frequency, or dollar amount of transfers. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.

The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option, the interest sweep option and dollar cost averaging programs described under "Allocating your contributions" in "Contract features and benefits" earlier in this Prospectus) in any contract year is the greatest of:

(a)25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or

(b)the total of all amounts transferred at your request from the guaranteed interest option to any of the investment options in the prior contract year; or

(c)25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.

You may request a transfer in writing, by telephone using TOPS or through Online Account Access. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1)the contract number,

(2)the dollar amounts or percentages of your current account value to be transferred, and

(3)the investment options to and from which you are transferring. We will confirm all transfers in writing.

Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.

OUR ADMINISTRATIVE PROCEDURES FOR CALCULATING YOUR ROLL-UP BENEFIT BASE FOLLOWING A TRANSFER


As explained under "6% (or 5%) Roll-Up to age 85 (used for the 6% Roll-Up to age 85 enhanced death benefit AND the Greater of 6% (or 5%) Roll-Up to age 85 enhanced death benefit or the Annual Ratchet to age 85 enhanced death benefit AND for the Guaranteed minimum income benefit)" earlier in the Prospectus, the higher roll-up rate (5% or 6%, or 4% in Washington) applies with respect to most investment options and amounts in the account for special dollar cost averaging, but a lower roll-up rate (3%) applies with respect to the EQ/Intermediate Government Bond option, the EQ/Money Market option, the fixed maturity options, the Special 10 year fixed maturity option, the guaranteed interest option and the loan reserve account under Rollover TSA (the "lower Roll-Up rate options"). The other investment options, to which the higher rate applies, are referred to as the "higher Roll-Up rate options". For more information, about roll-up rates applicable in various states and for various contract versions, see Appendices VIII and IX.


Your Roll-Up benefit base is comprised of two segments, representing that portion of your benefit base, if any, that rolls up at the higher rate and the other portion that is rolling up at 3%. If you transfer account value from a higher Roll-Up rate option to a lower Roll-Up rate option, all or a portion of your benefit base will transfer from the higher rate benefit base segment to the lower rate benefit base segment. Similarly, if you transfer account value from a lower Roll-Up rate option to a higher Roll-Up rate option, all or a portion of your benefit base will transfer from the lower rate segment to the higher rate segment. To determine how much to transfer from one Roll-Up benefit base segment to the other Roll-Up benefit base segment, we use a dollar-for-dollar calculation.

42  TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS

This means that we generally transfer an amount from one Roll-Up benefit base segment to the other Roll-Up benefit base segment in the same dollar amount as the transfer of account value. The effect of a transfer on your benefit base will vary depending on your particular circumstances.

..   For example, if your account value is $45,000 and has always been invested in the higher Roll-Up rate options, and your benefit base is $30,000 and is all rolling up at the higher rate, and you transfer $15,000 of your account value to the EQ/Money Market variable investment option (a lower Roll-Up rate option), then we will transfer $15,000 from the higher rate benefit base segment to the lower rate benefit base segment. Therefore, immediately after the transfer, of your $30,000 benefit base, $15,000 will continue to roll-up at the higher rate and $15,000 will roll-up at the lower rate.

..   For an additional example, if your account value is $30,000 and has always been invested in lower Roll-Up rate options, and your benefit base is $45,000 and is all rolling up at the lower rate, and you transfer $15,000 of your account value (which is entirely invested in lower Roll-Up rate options) to a higher Roll-Up rate option, then we will transfer $15,000 of your benefit base from the lower rate benefit base segment to the higher rate benefit base segment. Therefore, immediately after the transfer, of your $45,000 benefit base, $15,000 will continue to roll-up at the higher rate and $30,000 will roll-up at the lower rate.

..   Similarly, using the same example as immediately above, if you transferred all of your account value ($30,000) to a higher Roll-Up rate option, $30,000 will be transferred to the higher rate benefit base segment. Immediately after the transfer, of your $45,000 benefit base, $30,000 will roll-up at the higher rate and $15,000 will continue to roll-up at the lower rate. Therefore, it is possible that some of your benefit base will roll-up at the lower rate even after you transfer all of your account value to the higher Roll-Up rate options.

DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (together the "trusts"). The trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the trust obtains from us contract owner trading activity. The trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

As of the date of this Prospectus, we do not offer investment options with underlying portfolios that are part of an outside trust (an "unaffiliated trust"). Should we offer such investment options in the future, each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity, which would be disclosed in the unaffiliated trust prospectus. If an unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. Any such unaffiliated trust would also have the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios.

When a contract is identified in connection with potentially disruptive transfer activity for the first time, a letter is sent to the contract owner

                            TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS 43
explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this Prospectus, the trusts had not implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.

REBALANCING YOUR ACCOUNT VALUE

We offer rebalancing, which you can use to automatically reallocate your account value among your investment options. We currently offer two options:
"Option I" and "Option II." Option I, allows you to rebalance your account value among the variable investment options. Option II allows you to rebalance among the variable investment options and the guaranteed interest option. Under both options, rebalancing is not available for amounts you have allocated to the fixed maturity options.

To enroll in one of our rebalancing programs, you must notify us in writing or through Online Account Access and tell us:

(a)the percentage you want invested in each investment option (whole percentages only), and

(b)how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis)

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.

You may elect or terminate the rebalancing program at any time. You may also change your allocations under the program at any time. Once enrolled in the rebalancing program, it will remain in effect until you instruct us in writing to terminate the program. Requesting an investment option transfer while enrolled in our rebalancing program will not automatically change your allocation instructions for rebalancing your account value. This means that upon the next scheduled rebalancing, we will transfer amounts among your investment options pursuant to the allocation instructions previously on file for your program. Changes to your allocation instructions for the rebalancing program (or termination of your enrollment in the program) must be in writing and sent to our Processing Office. Termination requests can also be made online through Online Account Access. See "How to reach us" in "Who is AXA Equitable?" earlier in this Prospectus. There is no charge for the rebalancing feature.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------

While your rebalancing program is in effect, we will transfer amounts among the investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date.

If you select Option II, you will be subject to our rules regarding transfers between the guaranteed interest option and the variable investment options. These rules are described in "Transferring your account value" earlier in this section. Under Option II, a transfer into or out of the guaranteed interest option to initiate the rebalancing program will not be permitted if such transfer would violate these rules. If this occurs, the rebalancing program will not go into effect.

You may not elect Option II if you are participating in any dollar cost averaging program. You may not elect Option I if you are participating in general dollar cost averaging.

44  TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS

4. Accessing your money


--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. If you withdraw more than 90% of your contract's current cash value, we will treat it as a request to surrender your contract for its cash value. See "Surrendering your contract to receive its cash value" below. For the potential tax consequences of withdrawals, see "Tax information" later in this Prospectus.

Please see "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2," below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.


--------------------------------------------------------
                 METHOD OF WITHDRAWAL
                  --------------------
--------------------------------------------------------
                                     PRE-AGE   LIFETIME
                                      59 1/2   REQUIRED
                                       SUB-     MINIMUM
                             SYSTE- STANTIALLY DISTRIBU-
 CONTRACT            PARTIAL MATIC    EQUAL      TION
--------------------------------------------------------
NQ                     Yes    Yes      No         No
--------------------------------------------------------
Rollover IRA           Yes    Yes      Yes        Yes
--------------------------------------------------------
Roth Conversion IRA    Yes    Yes      Yes        No
--------------------------------------------------------
Inherited IRA          No     No       No         /(1)/
--------------------------------------------------------
QP/(2)/                Yes    No       No         No
--------------------------------------------------------
Rollover TSA/(3)/      Yes    Yes      No         Yes
--------------------------------------------------------

(1)The contract pays out post-death required minimum distributions. See "Inherited IRA beneficiary continuation contract" in "Contract features and benefits" earlier in this Prospectus.

(2)All payments are made to the plan trust as the owner of the contract. See "Appendix II: Purchase considerations for QP contracts" later in this Prospectus.

(3)Employer or plan approval is required for all transactions. Your ability to take withdrawals, or loans from, or surrender your TSA contract may be limited. See Appendix X -- "Tax Sheltered Annuity contracts (TSAs)" later in this Prospectus.

--------------------------------------------------------------------------------

All requests for withdrawals must be made on a specific form that we provide. Please see "How to reach us" under "Who is AXA Equitable?" earlier in this Prospectus for more information.
--------------------------------------------------------------------------------

DOLLAR-FOR-DOLLAR WITHDRAWAL SERVICE

If you have at least one guaranteed benefit where withdrawals reduce the benefit base on a dollar-for-dollar basis, you may request a one-time lump sum or systematic withdrawal through our Dollar-for-Dollar Withdrawal Service. Withdrawals under this automated withdrawal service will never result in a pro-rata reduction of the guaranteed benefit base, and will never terminate the no-lapse guarantee if your contract had the no-lapse guarantee prior to utilizing this service and provided that you do not take any withdrawals outside the service. Systematic withdrawals set up using the Dollar-for-Dollar Withdrawal Service adjust automatically to account for financial transactions that may otherwise have an adverse impact on your guaranteed benefits, and, for certain types of withdrawals, adjust automatically to increase the withdrawal amount.

You may use the Dollar-for-Dollar Withdrawal Service to elect a one-time lump sum withdrawal or to enroll in systematic withdrawals at monthly, quarterly, or annual intervals. If you take withdrawals using this service, you must choose whether you want your withdrawal to be calculated to: (i) preserve the Roll-up benefit base as of the last contract date anniversary (or the benefit base as of the withdrawal transaction date); or (ii) take the full dollar-for-dollar withdrawal amount available under the contract to avoid a pro-rata reduction of the guaranteed benefit base.

..   ROLL-UP BENEFIT BASE PRESERVATION: You can request a withdrawal that will preserve the Roll-up benefit base as of the last contract anniversary or the withdrawal transaction date. In general, this amount will be less than the Roll-up rate, times the last contract date anniversary benefit base value due to compounded crediting of the Roll-up rate.

..   FULL DOLLAR-FOR-DOLLAR: You can request to withdraw the full dollar-for-dollar withdrawal amount. Full dollar-for-dollar withdrawals reduce the guaranteed benefit base and cause the value of the benefit base on the next contract date anniversary to be lower than the prior contract date anniversary, assuming no additional contributions or resets have occurred. In general, taking full dollar-for-dollar withdrawals will cause a reduction to the guaranteed benefit base over time and decrease the full dollar-for-dollar withdrawal amount available in subsequent contract years. The reduction in dollar-for-dollar amounts is due to amounts being withdrawn prior to earning the full year's annual compounded Roll-up rate. Although the benefit base will reduce over time, full dollar-for-dollar withdrawals taken through the service always reduce the benefit base in the amount of the withdrawal and never more than the withdrawal amount.

There is no charge to use the Dollar-for-Dollar Withdrawal Service. Currently, we do not charge for quotes from the Dollar-for-Dollar Withdrawal Service but reserve the right to charge for such quotes upon advance notice to you. Please speak with your financial professional or call us for additional information about the Dollar-for-Dollar Withdrawal Service.


PARTIAL WITHDRAWALS
(All contracts)

You may take partial withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions and employer or plan approval is required.) The minimum amount you may withdraw is $300.

Partial withdrawals will be subject to a withdrawal charge if they exceed the 10% free withdrawal amount (see "10% free withdrawal amount" in "Charges and expenses" later in this Prospectus). If you already own your contract, the applicable free withdrawal percentage

                                                       ACCESSING YOUR MONEY  45
may be higher. See Appendix IX later in this Prospectus for the free withdrawal amount that applies to your contract. Under Rollover TSA contracts, if a loan is outstanding, you may only take partial withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.

SYSTEMATIC WITHDRAWALS
(All contracts except Inherited IRA and QP)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions and employer or plan approval required).

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 0.8% monthly, 2.4% quarterly and 10.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election. If you already own your contract, the applicable percentages may be higher. See Appendix IX later in this Prospectus for information on what applies to your contract.

If the withdrawal charges on your contract have expired, you may elect a systematic withdrawal option in excess of percentages described in the preceding paragraph, up to 100% of your account value. However, if you elect a systematic withdrawal option in excess of these limits, and make a subsequent contribution to your contract, the systematic withdrawal option will be terminated. You may then elect a new systematic withdrawal option within the limits described in the preceding paragraph.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59 1/2 and 70 1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a partial withdrawal. You can cancel the systematic withdrawal option at any time.

Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a partial withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 10% free withdrawal amount. This option is not available if you have elected a Guaranteed principal benefit -- this restriction may not apply to certain contract owners, depending on when you purchased your contract. See Appendix IX later in this Prospectus for more information.

SUBSTANTIALLY EQUAL WITHDRAWALS
(Rollover IRA and Roth Conversion IRA contracts)

We offer our ''substantially equal withdrawals option'' to allow you to receive distributions from your account value without triggering the 10% additional federal income tax penalty, which normally applies to distributions made before age 59 1/2. Substantially equal withdrawals are also referred to as ''72(t) exception withdrawals''. See ''Tax information'' later in this Prospectus. We use one of the IRS-approved methods for doing this; this is not the exclusive method of meeting this exception. After consultation with your tax adviser, you may decide to use another method which would require you to compute amounts yourself and request partial withdrawals. In such a case, a withdrawal charge may apply. Once you begin to take substantially equal withdrawals, you should not (i) stop them; (ii) change the pattern of your withdrawals for example, by taking an additional partial withdrawal; or (iii) contribute any more to the contract until after the later of age 59 1/2 or five full years after the first withdrawal. If you alter the pattern of withdrawals, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.

In accordance with IRS guidance, an individual who has elected to receive substantially equal withdrawals may make a one time change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.

You may elect to take substantially equal withdrawals at any time before age
59 1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until (i) we receive written notice from you to cancel this option; (ii) you take an additional partial withdrawal; or
(iii) you contribute any more to the contract. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same calendar year in which you took a partial withdrawal or added amounts to the contract. We will calculate the new withdrawal amount.

Substantially equal withdrawals that we calculate for you are not subject to a withdrawal charge, except to the extent that, when added to a partial withdrawal previously taken in the same contract year, the substantially equal withdrawal exceeds the free withdrawal amount (see ''10% free withdrawal amount'' in ''Charges and expenses'' later in this Prospectus).

Depending on when you purchased your contract, this option may not be available if you have elected a guaranteed principal benefit. This restriction may not apply to all contract owners. See Appendix IX later in this Prospectus for more information.

LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS

(Rollover IRA and Rollover TSA contracts only -- See ''Tax information'' and Appendix X later in this Prospectus)


We offer our ''automatic required minimum distribution (RMD) service'' to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request partial withdrawals. In such a case, a withdrawal charge may apply. Before electing this account based withdrawal option, you should consider whether annuitization might be better in your situation. If you have elected certain additional benefits, such as the Guaranteed

46  ACCESSING YOUR MONEY
minimum death benefit or Guaranteed minimum income benefit, amounts withdrawn from the contract to meet RMDs will reduce the benefit base and may limit the utility of the benefit. Also, the actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals from annuity contracts funding, TSAs and IRAs, which could increase the amount required to be withdrawn. Please refer to "Tax information" and Appendix X later in this Prospectus.


You may elect this service in the year in which you reach age 70 1/2 or in any later year. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" and Appendix X later in this Prospectus for your specific type of retirement arrangement.

--------------------------------------------------------------------------------
For Rollover IRA and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70 1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------


We do not impose a withdrawal charge on minimum distribution withdrawals taken through our automatic RMD service except if, when added to a partial withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 10% free withdrawal amount.


Under Rollover TSA contracts, you may not elect our automatic RMD service if a loan is outstanding.

FOR CONTRACTS WITH PRINCIPAL PROTECTOR/SM/. If you elected Principal Protector/SM/, provided no other withdrawals are taken during a contract year in which you participate in our Automatic RMD service, an automatic withdrawal using our service will not cause a GWB Excess withdrawal, even if it exceeds your GWB Annual withdrawal amount. If you take any other withdrawal while you participate in the service, however, this GWB Excess withdrawal exception terminates permanently. In order to take advantage of this exception, you must elect and maintain participation in our Automatic RMD service at your required beginning date, or the contract date, if your required beginning date has occurred before the contract was purchased. See "Principal Protector/SM/" in "Contract features and benefits" earlier in this Prospectus for further information.

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options and the guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options (other than the Special 10 year fixed maturity option, if applicable) in the order of the earliest maturity date(s) first. If the fixed maturity option amounts are insufficient, we will deduct all or a portion of the withdrawal from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. A market value adjustment will apply to withdrawals from the fixed maturity options (including the Special 10 year fixed maturity option).

You may choose to have your systematic withdrawals or your substantially equal withdrawals taken from specific variable investment options and/or the guaranteed interest option. If you choose specific variable investment options and/or the guaranteed interest option, and the value in those selected option(s) drops below the requested withdrawal amount, the requested amount will be taken on a pro rata basis from all investment options on the business day after the withdrawal was scheduled to occur. All subsequent scheduled withdrawals will be processed on a pro rata basis on the business day you initially elected.

HOW WITHDRAWALS (AND TRANSFERS OUT OF THE SPECIAL 10 YEAR FIXED MATURITY OPTION) AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT, GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED PRINCIPAL BENEFIT OPTION 2

In general, withdrawals will reduce your guaranteed benefits on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by the same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 X .40) and your new benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

If your account value is greater than your benefit, a withdrawal will result in a reduction of your benefit that will be less than the withdrawal. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your benefit was $20,000 before the withdrawal, it would be reduced by $8,000 ($20,000 X .40) and your new benefit after the withdrawal would be $12,000 ($20,000 - $8,000).

Transfers out of the Special 10 year fixed maturity option will reduce the GPB Option 2 amount on a pro rata basis. In addition, if you make a contract withdrawal from the Special 10 year fixed maturity option, we will reduce your GPB Option 2 in a similar manner; however, the reduction will reflect both a transfer out of the Special 10 year fixed maturity option and a withdrawal from the contract. Therefore, the reduction in GPB Option 2 is greater when you take a contract withdrawal from the Special 10 year fixed maturity option than it would be if you took the withdrawal from another investment option.

Similar to the example above, if your account value is $30,000 and you withdraw $12,000 from the Special 10 year fixed maturity option, you have withdrawn 40% of your account value. If your GPB Option 2 benefit was $40,000 before the withdrawal, the reduction to reflect the transfer out of the Special 10 year fixed maturity option would equal $16,000 ($40,000 x .40). The amount used to calculate the reduction to reflect the withdrawal from the contract is $24,000 ($40,000 - $16,000). The reduction to reflect the withdrawal would equal $9,600 ($24,000 x .40), and your new benefit after the withdrawal would be $14,400 ($24,000 - $9,600).

For purposes of calculating the adjustment to your guaranteed benefits, the amount of the withdrawal will include the amount of any applicable withdrawal charge. Using the example above, the $12,000 withdrawal would include the withdrawal amount paid to you and

                                                       ACCESSING YOUR MONEY  47
the amount of any applicable withdrawal charge deducted from your account value. For more information on the calculation of the charge, see "Withdrawal charge" later in the Prospectus.

With respect to the Guaranteed minimum income benefit, the Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit and the 6% Roll-Up to age 85 death benefit withdrawals (including any applicable withdrawal charges) will reduce each of the benefits' 6% Roll-Up to age 85 benefit base on a dollar-for-dollar basis, as long as the sum of withdrawals in a contract year is 6% or less of the 6% Roll-Up benefit base on the most recent contract date anniversary. Additional contributions made during the contract year do not affect the amount of withdrawals that can be taken on a dollar-for dollar basis in that contract year. Once a withdrawal is taken that causes the sum of withdrawals in a contract year to exceed 6% of the benefit base on the most recent anniversary, that entire withdrawal and any subsequent withdrawals in that same contract year will reduce the benefit base pro rata. Reduction on a dollar-for-dollar basis means that your 6% Roll-Up to age 85 benefit base will be reduced by the dollar amount of the withdrawal for each Guaranteed benefit. The Annual Ratchet to age 85 benefit base will always be reduced on a pro rata basis.

The effect of withdrawals on your Guaranteed minimum income benefit and Guaranteed minimum death benefit (including the Greater of 5% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit) may be different. See Appendix IX later in this Prospectus for information on what applies to your contract.

HOW WITHDRAWALS AFFECT PRINCIPAL PROTECTOR/SM/

If you elected Principal Protector/SM/, any withdrawal reduces your GWB benefit base by the amount of the withdrawal. In addition, a GWB Excess withdrawal can significantly reduce your GWB Annual withdrawal amount and further reduce your GWB benefit base. For more information, see "Effect of GWB Excess withdrawals" and "Other important considerations" under "Principal Protector/SM/" in "Contract features and benefits" earlier in this Prospectus.

WITHDRAWALS TREATED AS SURRENDERS

If you withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. Also, under certain contracts, we have the right to pay the cash value and terminate the contract if no contributions are made during the last three completed contract years, and the account value is less than $500, or if you make a withdrawal that would result in a cash value of less than $500. If you are an existing contract owner, the rules in the preceding sentence may not apply under your contract or if the Guaranteed minimum income benefit no lapse guarantee is available and in effect on your contract. See Appendix IX later in this Prospectus for information on what applies to your contract. See also "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.

SPECIAL RULES FOR PRINCIPAL PROTECTOR/SM/. If you elected Principal Protector/SM/, all withdrawal methods described above can be used. We will not treat a withdrawal request that results in a withdrawal in excess of 90% of the contract's cash value as a request to surrender the contract unless it is a GWB Excess withdrawal. In addition, we will not terminate your contract if either your account value or cash value falls below $500, unless it is due to a GWB Excess withdrawal. In other words, if you take a GWB Excess withdrawal that equals more than 90% of your cash value or reduces your cash value to less than $500, we will treat your request as a surrender of your contract even if your GWB benefit base is greater than zero. Please also see "Insufficient account value" in "Determining your contract value" earlier in this Prospectus. Please also see "Principal Protector/SM/" in "Contract features and benefits," earlier in this Prospectus, for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.

LOANS UNDER ROLLOVER TSA CONTRACTS

Loans under a Rollover TSA contract are not permitted without employer or plan approval. We will not permit you to take a loan or have a loan outstanding while you are enrolled in our "automatic required minimum distribution (RMD) service."

Loans are subject to federal income tax limits and are also subject to the limits of the plan. The loan rules under ERISA may apply to plans not sponsored by a governmental employer. Federal income tax rules apply to all plans, even if the plan is not subject to ERISA.

A loan will not be treated as a taxable distribution unless:

..   It exceeds limits of federal income tax rules;

..   Interest and principal are not paid when due; or

..   In some instances, service with the employer terminates.

Taking a loan in excess of the Internal Revenue Code limits may result in adverse tax consequences.

Before we make a loan, you must properly complete and sign a loan request form. Loan processing may not be completed until we receive all information and approvals required to process the loan at our processing office.

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1)the date annuity payments begin,

(2)the date the contract terminates, and

(3)the date a death benefit is paid (the outstanding loan including any accrued and unpaid loan interest, will be deducted from the death benefit amount).

A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received. Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined. Please see Appendix VIII later in this Prospectus for any state rules that may affect loans from a TSA contract. Also, see Appendix X for a discussion of TSA contracts.

48  ACCESSING YOUR MONEY

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Tax consequences for failure to repay a loan when due are substantial, and may result in severe restrictions on your ability to borrow amounts under any plans of your employer in the future.

LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If those amounts are insufficient, any additional amount of the loan will be subtracted from the fixed maturity options (other than the Special 10 year fixed maturity option), in the order of the earliest maturity date(s) first. A market value adjustment may apply. If the fixed maturity option amounts are insufficient, we will deduct all or a portion of the loan from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. A market value adjustment will apply to withdrawals from the fixed maturity options (including the Special 10 year fixed maturity option). If the amounts are withdrawn from the Special 10 year fixed maturity option, the guaranteed benefit will be adversely affected. See "Guaranteed principal benefit option 2" in "Contract features and benefits" earlier in this Prospectus.

For the period of time your loan is outstanding, the loan reserve account rate we will credit will equal the loan interest rate minus a maximum rate of 2%. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid and the amount of interest earned from the loan reserve account to the investment options according to the allocation percentages we have on our records.

SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions and employer or plan approval is required.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information.

All benefits under the contract will terminate as of the date we receive the required information, including Principal Protector/SM/ (if applicable), if your cash value is greater than your GWB Annual withdrawal amount. If you have a GWB benefit base greater than zero, you should consider the impact of a contract surrender on the Principal Protector/SM/ benefit. If your surrender request does not constitute a GWB Excess withdrawal, you may be eligible for additional benefits. If, however, your surrender request constitutes a GWB Excess withdrawal, you will lose those benefits. Also, if the Guaranteed minimum income benefit no lapse guarantee is in effect under your contract, the Guaranteed minimum income benefit will terminate without value if your cash value plus any other withdrawals taken in the contract year exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year). For more information, please see "Annuity benefit" under "Insufficient account value" in "Determining your contract value" and "Principal Protector/SM/" in "Contract features and benefits" earlier in this Prospectus.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus.

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charges) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)the New York Stock Exchange is closed or restricts trading,

(2)the SEC determines that an emergency exists as a result of which sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable, or

(3)the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest option, fixed maturity options and the account for special dollar cost averaging (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.

YOUR ANNUITY PAYOUT OPTIONS

The following description assumes annuitization of your entire contract. For partial annuitization, see "Partial annuitization" below.

Deferred annuity contracts such as Accumulator(R) Elite/SM/ provide for conversion to payout status at or before the contract's "maturity date." This is called annuitization. When your contract is annuitized, your Accumulator(R) Elite/SM/ contract and all its benefits will terminate and you will receive a supplemental annuity payout contract "payout option") that provides periodic payments for life or for a specified period of time. In general, the periodic payment amount is determined by the account value or cash value of your Accumulator(R) Elite/SM/ contract at the time of annuitization and the annuity purchase factor to which that value is applied, as described below. Alternatively, if you have a Guaranteed minimum income benefit, you may exercise your benefit in accordance with its terms. We have the right to require you to provide any information we deem necessary to provide an annuity payout option. If an annuity payout is later found to be based on incorrect information, it will be adjusted on the basis of the correct information.

Your Accumulator(R) Elite/SM/ contract guarantees that upon annuitization, your annuity account value will be applied to a guaranteed annuity purchase factor for a life annuity payout option. We reserve the right, with advance notice to you, to change your annuity purchase factor any time after your fifth contract date anniversary and at not less than five year intervals after the first change. (Please see your contract and SAI for more information.) In addition, you may apply

                                                       ACCESSING YOUR MONEY  49
your account value or cash value, whichever is applicable, to any other annuity payout option that we may offer at the time of annuitization. We currently offer you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments. Please see Appendix VIII later in this Prospectus for variations that may apply to your state.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age when the contract was issued. Other than life annuity with period certain, we reserve the right to add, remove or change any of these annuity payout options at any time. In addition, if you are exercising your Guaranteed minimum income benefit, your choice of payout options are those that are available under the Guaranteed minimum income benefit (see "Guaranteed minimum income benefit option" in "Contract features and benefits" earlier in this Prospectus). If you elect Principal Protector/SM/ and choose to annuitize your contract before the maturity date, Principal Protector/SM/ will terminate without value even if your GWB benefit base is greater than zero. Payments you receive under the annuity payout option you select may be less than you would have received under Principal Protector/SM/. See "Principal Protector/SM/" in "Contract features and benefits" earlier in this Prospectus for further information.

---------------------------------------------------------------------
Fixed annuity payout options        Life annuity
                                    Life annuity with period certain
                                    Life annuity with refund certain
                                    Period certain annuity
---------------------------------------------------------------------
Variable Immediate Annuity pay-     Life annuity
  out options                       Life annuity with period certain
---------------------------------------------------------------------
Income Manager(R) payout options    Life annuity with period certain
  (available for annuitants age 83  Period certain annuity
  or less at contract issue)
---------------------------------------------------------------------

..   Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annu- ity options, so long as the annuitant is living.

..   Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

..   Life annuity with refund certain: An annuity that guarantees pay ments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

..   Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaran- teed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.

FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors your contract or on our then current annuity purchase factors, whichever is more favorable for you.

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable Immediate Annuities may be funded through your choice of available variable investment options investing in Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.

INCOME MANAGER(R) PAYOUT OPTIONS

The Income Manager(R) payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager(R) payout annuity contract. You may request an illustration of the Income Manager(R) payout annuity contract from your financial professional. Income Manager(R) payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager(R) payout option, you should read the prospectus which contains important information that you should know.

Both NQ and IRA Income Manager(R) payout options provide guaranteed level payments. The Income Manager(R) (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect an Income Manager(R) payout option without life contingencies unless withdrawal charges are no longer in effect under your contract.

For QP and Rollover TSA contracts, if you want to elect an Income Manager(R) payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner. You must be eligible for a distribution under the QP or Rollover TSA contract.

50  ACCESSING YOUR MONEY

You may choose to apply your account value of your Accumulator(R) Elite/SM/ contract to an Income Manager(R) payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Accumulator(R) Elite/SM/, and we will deduct any applicable withdrawal charge. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.

The Income Manager(R) payout options are not available in all states.

THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges. If amounts in a fixed maturity option are used to purchase any annuity payout option prior to the maturity date, a market value adjustment will apply.

For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

The withdrawal charge applicable under your Accumulator(R) Elite/SM/ contract is imposed if you select a non-life contingent period certain payout annuity. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.

For the Income Manager(R) life contingent payout options no withdrawal charge is imposed under your contract. If the withdrawal charge that otherwise would have been applied to your account value under your contract is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager(R) will apply. The year in which your account value is applied to the payout option will be "contract year 1."


PARTIAL ANNUITIZATION. Partial annuitization of nonqualified deferred annuity contracts is permitted under certain circumstances. You may choose from the annuity payout options described here, but if you choose a period certain annuity pay-out, the certain period must be for 10 years or more. We require you to elect partial annuitization on the form we specify. Partial annuitization is not available for a guaranteed minimum income benefit under a contract. For purposes of this contract we will effect any partial annuitization as a withdrawal applied to a payout annuity. See "How withdrawals are taken from your account value" earlier in this section and also the discussion of "Partial annuitization" in "Tax information" for more information.


SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.

Except with respect to Income Manager(R), where payments begin on the 15th of the month, you can choose the date annuity payments begin. In most states, it may not be earlier than thirteen months from the Accumulator(R) Elite/SM/ contract date. Please see Appendix VIII later in this Prospectus for information on state variations. You can change the date your annuity payments are to begin at any time. The date may not be later than the annuity maturity date described below.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier. The amount of each annuity payment will be less with a greater frequency of payments, or with a longer duration of a non-life contingent annuity or a longer certain period of a life contingent annuity. Once elected, the frequency with which you receive payments cannot be changed.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

If you select an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager(R) annuity payout option is chosen.

ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum payment or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday. We will send a notice with the contract statement one year prior to the maturity date.

If you elected Principal Protector/SM/ and your contract is annuitized at maturity, we will offer an annuity payout option for life that guarantees you will receive payments that are at least equal to what you would have received under Principal Protector until the point at which your GWB Benefit Base is depleted. After your GWB Benefit Base is depleted, you will continue to receive periodic payments while you are living. The amount of each payment will be the same as the payment amount that you would have received if you had applied your account value on the maturity date to purchase a life annuity at the annuity purchase rate guaranteed in your contract; this payment amount may be more or less than your GWB Annual Withdrawal amount.

Please see Appendix VIII later in this Prospectus for variations that may apply in your state.

                                                       ACCESSING YOUR MONEY  51

5. Charges and expenses


--------------------------------------------------------------------------------

CHARGES THAT AXA EQUITABLE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

..   A mortality and expense risks charge

..   An administrative charge

..   A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

..   On each contract date anniversary -- an annual administrative charge, if applicable.

..   At the time you make certain withdrawals or surrender your contract -- a withdrawal charge.

..   On each contract date anniversary -- a charge for each optional benefit that you have elected: a death benefit (other than the Standard death benefit); the Guaranteed minimum income ben- efit; Principal Protector/SM/; and Protection Plus/SM/.

..   On the first 10 contract date anniversaries -- a charge for GPB Option 2, if you have elected this optional benefit.

..   At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

More information about these charges appears below. The fees and charges described are the maximum fees and charges that a contract owner will pay. Please see your contract and/or Appendix IX for the fees and charges that apply under your contract. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" later in this section.

The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise, we will incur a loss.

The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this Prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray, a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk. Nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the contracts.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.

SEPARATE ACCOUNT ANNUAL EXPENSES

MORTALITY AND EXPENSE RISKS CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the Guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

ADMINISTRATIVE CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.30% or 0.25% of the net assets in each variable investment option. See Appendix IX later in this Prospectus for the charge that applies to your contract.

DISTRIBUTION CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.

ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $50,000. If your account value on such date is $50,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed maturity option) in order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the

52  CHARGES AND EXPENSES
contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


SPECIAL SERVICES CHARGES

We deduct a charge for providing the special services described below. These charges compensate us for the expense of processing each special service. For certain services, we will deduct from your account value any withdrawal charge that applies and the charge for the special service. Please note that we may discontinue some or all of these services without notice.

WIRE TRANSFER CHARGE. We charge $90 for outgoing wire transfers. Unless you specify otherwise, this charge will be deducted from the amount you request.

EXPRESS MAIL CHARGE. We charge $35 for sending you a check by express mail delivery. This charge will be deducted from the amount you request.

DUPLICATE CONTRACT CHARGE. We charge $35 for providing a copy of your contract. The charge for this service can be paid (i) using a credit card acceptable to AXA Equitable, (ii) by sending a check to our processing office, or (iii) by any other means we make available to you.


WITHDRAWAL CHARGE

A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceeds the 10% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value or to apply your cash value to a non-life contingent annuity payout option. For more information about the withdrawal charge if you select an annuity payout option, see "Your annuity payout options -- The amount applied to purchase an annuity payout option" in "Accessing your money" earlier in the Prospectus.

The withdrawal charge equals a percentage of the contributions withdrawn in any of the first four years after we receive a contribution. We determine the withdrawal charge separately for each contribution according to the following table:

----------------------------------------------------------------------
                                                   CONTRACT YEAR
----------------------------------------------------------------------
                                                   1   2   3   4   5
----------------------------------------------------------------------
Percentage of contribution                         8%  7%  6%  5%  0%
----------------------------------------------------------------------

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1" and the withdrawal charge is reduced or expires on each applicable contract date anniversary. Amounts withdrawn up to the free withdrawal amount are not considered withdrawals of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus.

For contracts issued in New York, please see Appendix VIII later in this Prospectus for the New York withdrawal charge schedule applicable to monies withdrawn from and transferred among the fixed maturity options.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and withdrawal charge from your account value. The amount deducted to pay withdrawal charges is also subject to that same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each investment option. The withdrawal charge helps cover sales expenses.

For purposes of calculating reductions in your guaranteed benefits and associated benefit bases, the withdrawal amount includes both the withdrawal amount paid to you and the amount of the withdrawal charge deducted from your account value. For more information, see "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" and "How withdrawals affect your Guaranteed minimum income benefit and Guaranteed minimum death benefit" earlier in the Prospectus.

The withdrawal charge does not apply in the circumstances described below.

10% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the beginning of each contract year. In the first contract year, the 10% free withdrawal amount is determined using all contributions received in the first 90 days of the contract year. Additional contributions during the contract year do not increase the 10% free withdrawal amount. The 10% free withdrawal amount does not apply if you surrender your contract except where required by law.

For NQ contracts issued to a charitable remainder trust, the free withdrawal amount will equal the greater of: (1) the current account value less contributions that have not been withdrawn (earnings in the contract), and
(2) the 10% free withdrawal amount defined above.

If you elected Principal Protector/SM/, we will waive any withdrawal charge for any withdrawal during the contract year up to the GWB Annual withdrawal amount, even if such withdrawals exceed the free withdrawal amount. However, each withdrawal reduces the free withdrawal amount for that contract year by the amount of the withdrawal. Withdrawal charges, if applicable, are applied to the amount of the withdrawal that exceeds the GWB Annual withdrawal amount.

The applicable free withdrawal percentage may be higher for certain contract owners, depending on when you purchased your contract. See Appendix IX later in this Prospectus for the free withdrawal amount that applies under your contract.

CERTAIN WITHDRAWALS. If you elected the Guaranteed minimum income benefit and/or the Greater of 6% Roll-Up to age 85 or the annual ratchet to age 85 enhanced death benefit, the withdrawal charge will be waived for any withdrawal that, together with any prior withdrawals made during the contract year, does not exceed 6% of the beginning of contract year 6% to age 85 Roll-Up benefit base, even if such withdrawals exceed the free withdrawal amount. Also, a withdrawal charge does not apply to a withdrawal that exceeds 6% of the beginning of contract year 6% to age 85 Roll-Up

                                                       CHARGES AND EXPENSES  53
benefit base as long as it does not exceed the free withdrawal amount. If your withdrawal exceeds the amount described above, this waiver is not applicable to that withdrawal, nor to any subsequent withdrawal for the life of the contract.

See Appendix IX later in this Prospectus to see if this waiver of the withdrawal charge applies under your contract.

DISABILITY, TERMINAL ILLNESS OR CONFINEMENT TO NURSING HOME. The withdrawal charge also does not apply if:

(i)The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii)We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

(iii)The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is
     (a) approved by Medicare as a provider of skilled nursing care service, or
     (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

   -- its main function is to provide skilled, intermediate, or custodial nursing care;

   -- it provides continuous room and board to three or more persons;

   -- it is supervised by a registered nurse or licensed practical nurse;

   -- it keeps daily medical records of each patient;

   -- it controls and records all medications dispensed; and

   -- its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions as described in (i),
(ii) or (iii) above existed at the time a contribution was remitted or if the condition began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.

GUARANTEED MINIMUM DEATH BENEFIT CHARGE

ANNUAL RATCHET TO AGE 85. If you elected the Annual Ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.25% of the Annual Ratchet to age 85 benefit base. If you are an existing contract owner, the charge may be as much as to 0.30% of the Annual Ratchet to age 85 benefit base. Please see Appendix IX later in this Prospectus or your contract for the charge that applies under your contract.

GREATER OF 5% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elected this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.50% of the Greater of the 5% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base.

GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elected this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.60% of the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base. For certain contract owners, your charge may be less, depending on when you purchased your contract. Please see Appendix IX later in this Prospectus or your contract for more information.

6% ROLL-UP TO AGE 85. If you elected the 6% Roll-Up to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.45% of the 6% Roll-Up to age 85 benefit base.

WHEN WE DEDUCT THESE CHARGES. We will deduct these charges from your value in the variable investment options and the guaranteed interest option (see Appendix VIII later in this Prospectus to see if deducting these charges from the guaranteed interest option is permitted in your state) on a pro rata basis. If these amounts are insufficient, we will deduct all or a portion of these charges from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of these charges from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata deduction may not apply, depending on when you purchased your contract. See Appendix IX later in this Prospectus for more information. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

There is no charge if you exercise the Guaranteed minimum death benefit/Guaranteed minimum income benefit roll-up benefit base reset option.

STANDARD DEATH BENEFIT. There is no additional charge for the standard death benefit.

GUARANTEED PRINCIPAL BENEFIT OPTION 2

If you purchased GPB Option 2, we deduct a charge annually from your account value on the first 10 contract date anniversaries. The charge is equal to 0.50% of the account value. We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If these amounts are insufficient, we will deduct any remaining portion of the charge from amounts in any fixed maturity options (other than the Special 10 year

54  CHARGES AND EXPENSES
fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are insufficient, we will deduct all or a portion from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata deduction may not apply , depending on when you purchased your contract. See Appendix IX later in this Prospectus for more information. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

GUARANTEED MINIMUM INCOME BENEFIT (THE "LIVING BENEFIT") CHARGE

If you elected the Guaranteed minimum income benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the Guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches 85, whichever occurs first. The charge is equal to 0.65% of the applicable benefit base in effect on the contract date anniversary. For certain contract owners, your charge may be less, depending on when you purchased your contract. Please see Appendix IX later in this Prospectus or your contract for more information.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis (See Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state.) If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are still insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata deduction may not apply, depending on when you purchased your contract. See Appendix IX later in this Prospectus for more information. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option, if available).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

There is no charge if you exercise the Guaranteed minimum death benefit/guaranteed minimum income benefit roll-up benefit base reset option or for the Guaranteed minimum income benefit no lapse guarantee. This option is not available under all contracts.

PROTECTION PLUS/SM/ CHARGE

If you elected Protection Plus/SM/, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.35% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata deduction may not apply, depending on when you purchased your contract. See Appendix IX later in this Prospectus for more information. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

PRINCIPAL PROTECTOR/SM/ CHARGE

If you elected Principal Protector/SM/, we deduct a charge annually as a percentage of your account value on each contract date anniversary. If you elect the 5% GWB Annual withdrawal option, the charge is equal to 0.35%. If you elect the 7% GWB Annual withdrawal option, the charge is equal to 0.50%. We will deduct this charge from your value in the variable investment options and the guaranteed interest option (See Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata deduction may not apply, depending on when you purchased your contract. See Appendix IX later in this Prospectus for more information. If you die, and your beneficiary continues Principal Protector/SM/ under the Beneficiary continuation option, we will not deduct a pro rata portion of the charge upon your death. However, the Principal Protector/SM/ charge will continue. A market value adjustment will apply to deductions from the fixed maturity options.

If your GWB benefit base falls to zero but your contract is still in force, the charge will be suspended as of the next contract date anniversary. The charge will be reinstated, as follows: (i) if you make a subsequent contribution, we will reinstate the charge that was in effect at the time your GWB benefit base became depleted, (ii) if you elect to exercise the Optional step up provision, we will reinstate a charge, as discussed immediately below, and (iii) if your beneficiary elects the Beneficiary continuation option and reinstates the Principal Protector/SM/ benefit with a one time step up, we will reinstate the charge that was in effect when the GWB benefit base fell to zero.

                                                       CHARGES AND EXPENSES  55

If your beneficiary elects the Beneficiary continuation option, and is eligible to continue Principal Protector/SM/, the benefit and the charge will continue unless your beneficiary tells us to terminate the benefit at the time of election.

OPTIONAL STEP UP CHARGE. Every time you elect the Optional step up, we reserve the right to raise the benefit charge at the time of the step up. The maximum charge for Principal Protector/SM/ with a 5% GWB Annual withdrawal option is 0.60%. The maximum charge for Principal Protector/SM/ with a 7% GWB Annual withdrawal amount option is 0.80%. The increased charge, if any, will apply as of the next contract date anniversary following the step up and on all contract anniversaries thereafter.

If you die and your beneficiary elects the Beneficiary continuation option, if available, a one time step up only (at no additional charge) is applicable. For more information on the Optional step up, one time step up and Automatic reset provisions, see "Principal Protector/SM/" in "Contract features and benefits."

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity pay-out option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.

VARIABLE IMMEDIATE ANNUITY ANNUITIZATION PAYOUT OPTION ADMINISTRATIVE FEE

We currently deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity annuitization payout option. This option may not be available at the time you elect to annuitize or it may have a different charge.

CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:

..   Management fees.


..   12b-1 fees.


..   Operating expenses, such as trustees' fees, independent public accounting firms' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

..   Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each Portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. Certain Portfolios available under the contract in turn invest in shares of shares of other Portfolios of AXA Premier VIP Trust and EQ Advisors Trust and/or shares of unaffiliated portfolios (collectively, the "underlying portfolios"). The underlying portfolios each have their own fees and expenses, including management fees, operating expenses, and investment related expenses such as brokerage commissions. For more information about these charges, please refer to the prospectuses for the Trusts.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the Guaranteed minimum income benefit or the Guaranteed minimum death benefit, or offer variable investment options that invest in shares of the Trusts that are not subject to 12b-1 fees. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974 ("ERISA") or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.

56  CHARGES AND EXPENSES

6. Payment of death benefit


--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designated your beneficiary when you applied for your contract. You may change your beneficiary at any time during your life and while the contract is in-force. The change will be effective as of the date the written request is executed, whether or not you are living on the date the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you written confirmation when we receive your request.

Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee. Where an NQ contract is owned for the benefit of a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act, the beneficiary must be the estate of the minor. Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary.

The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable Guaranteed minimum death benefit. We determine the amount of the death benefit (other than the applicable Guaranteed minimum death benefit) and any amount applicable under the Protection Plus/SM/ feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, forms necessary to effect payment and any other information we may require. The amount of the applicable Guaranteed minimum death benefit will be such Guaranteed minimum death benefit as of the date of the annuitant's death, adjusted for any subsequent withdrawals. For Rollover TSA contracts with outstanding loans, we will reduce the amount of the death benefit by the amount of the outstanding loan, including any accrued but unpaid interest on the date that the death benefit payment is made. Payment of the death benefit terminates the contract.

Your beneficiary designation may specify the form of death benefit payout (such as a life annuity), provided the payout you elect is one that we offer both at the time of designation and when the death benefit is payable. In general, the beneficiary will have no right to change the election. You should be aware that
(i) in accordance with current federal income tax rules, we apply a predetermined death benefit annuity payout election only if payment of the death benefit amount begins within one year following the date of death, which payment may not occur if the beneficiary has failed to provide all required information before the end of that period, (ii) we will not apply the predetermined death benefit payout election if doing so would violate any federal income tax rules or any other applicable law, and (iii) a beneficiary or a successor owner who continues the contract under one of the continuation options described below will have the right to change your annuity payout election.

EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a surviving spouse who is the sole primary beneficiary, of the deceased owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. The Successor owner/ annuitant feature is only available under NQ and individually owned IRA (other than Inherited IRAs) contracts. See "Inherited IRA beneficiary continuation contract" in "Contract features and benefits" earlier in this Prospectus.

For NQ and all types of IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.

WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner changes after the original owner's death for the purposes of receiving required distributions from the contract. When you are not the annuitant under an NQ contract and you die before annuity payments begin, unless you specify otherwise, the beneficiary named to receive this death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time during your life by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

You should carefully consider the following if you have elected the Guaranteed minimum income benefit and you are the owner, but not the annuitant. Because the payments under the Guaranteed minimum income benefit are based on the life of the annuitant, and the federal tax law required distributions described below are based on the life of the successor owner, a successor owner who is not also the annuitant may not be able to exercise the Guaranteed minimum income benefit, if you die before annuity payments begin. Therefore, one year before you become eligible to exercise the Guaranteed minimum income benefit, you should consider the effect of your beneficiary designations on potential payments after your death. For more information, see "Exercise rules" under "Guaranteed minimum income benefit option" in "Contract features and benefits" earlier in this Prospectus.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

                                                   PAYMENT OF DEATH BENEFIT  57

..   The cash value of the contract must be fully paid to the successor owner
    (new owner) within five years after your death (the "5- year rule"), or in a joint ownership situation, the death of the first owner to die.

..   If Principal Protector/SM /was elected and if the "5-year rule" is elected and the successor owner dies prior to the end of the fifth year, we will pay any remaining account value in a lump sum and the contract and any remaining GWB benefit base will terminate without value. The successor owner should consult with a tax adviser before choosing to use the "5-year rule." The GWB benefit base may be adversely affected if the successor owner makes any withdrawals that cause a GWB Excess withdrawal. Also, when the contract terminates at the end of 5 years, any remaining GWB benefit base would be lost. If you elected Principal Protector/SM/, the successor owner has the option to terminate the benefit and charge upon receipt by us of due proof of death and notice to discontinue the benefit; otherwise, the benefit and charge will automatically continue.

..   The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the successor owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

..   A successor owner should consider naming a new beneficiary.

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living. An eligible successor owner, including a surviving joint owner after the first owner dies, may elect the beneficiary continuation option for NQ contracts discussed in "Beneficiary continuation option" below.

HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. Payment of the death benefit in a lump sum terminates all rights and any applicable guarantees under the contract, including Guaranteed minimum income benefit, GPB Options 1 and 2, and Principal Protector/SM/. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time.

SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant. The successor owner/annuitant must be 85 or younger as of the date of the non-surviving spouse's death.

The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary to effect the Successor owner/annuitant feature, we will increase the account value to equal your elected guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus/SM/ feature and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made.

These additional contributions will be considered to be withdrawn only after all other amounts have been withdrawn. In determining whether your applicable Guaranteed minimum death benefit option will continue to grow, we will use your surviving spouse's age as of the date we receive satisfactory proof of your death, any required instructions and the information and forms necessary to effect the successor owner/annuitant feature.

We will determine whether your applicable Guaranteed minimum death benefit option will continue as follows:

..   If the successor owner/annuitant is age 75 or younger on the date of the original owner/annuitant's death, and the original owner/annuitant was age 84 or younger at death, the Guaranteed minimum death benefit continues based upon the option that was elected by the original owner/annuitant and will continue to grow according to its terms until the contract date anniversary following the date the successor owner/annuitant reaches age 85.

..   If the successor owner/annuitant is age 75 or younger on the date of the original owner/annuitant's death, and the original owner/annuitant was age 85 or older at death, we will reinstate the Guaranteed minimum death benefit that was elected by the original owner/annuitant. The benefit will continue to grow according to its terms until the contract date anniversary following the date the successor owner/annuitant reaches age 85.

..   If the successor owner/annuitant is age 76 or over on the date of the original owner/annuitant's death, the Guaranteed minimum death benefit will no longer grow, and we will no longer charge for the benefit.

If you elected Principal Protector/SM/, the benefit and charge will remain in effect. If the GWB benefit base is zero at the time of your death, and the charge had been suspended, the charge will be reinstated if any of the events, described in "Principal Protector/SM/ charge" in "Charges and expenses" earlier in this Prospectus, occur. The GWB benefit base will not automatically be stepped up to equal the account value, if higher, upon your death. Your spouse must wait five complete years from the prior step up or from contract issue, whichever is later, in order to be eligible for the Optional step up. For more information, see "Principal Protector/SM/" in "Contract features and benefits" earlier in this Prospectus.

Where an NQ contract is owned by a Living Trust, as defined in the contract, and at the time of the annuitant's death the annuitant's spouse is the sole beneficiary of the Living Trust, the Trustee, as owner of the contract, may request that the spouse be substituted as annuitant as of the date of the annuitant's death. No further change of annuitant will be permitted.

58  PAYMENT OF DEATH BENEFIT

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Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.

For information on the operation of successor owner/annuitant feature with the Guaranteed minimum income benefit, see "Exercise of Guaranteed minimum income benefit" under "Guaranteed minimum income benefit option" in "Contract features and benefits" earlier in this Prospectus. For information on the operation of this feature with Protection Plus/SM/, see "Protection Plus/SM/" in "Guaranteed minimum death benefit" under "Contract features and benefits," earlier in this Prospectus.

SPOUSAL PROTECTION

SPOUSAL PROTECTION OPTION FOR NQ CONTRACTS ONLY. This feature permits spouses who are joint contract owners to increase the account value to equal the guaranteed minimum death benefit, if higher, and by the value of any Protection Plus/SM/ benefit, if elected, upon the death of either spouse. This account value "step up" occurs even if the surviving spouse was the named annuitant. If you and your spouse jointly own the contract and one of you is the named annuitant, you had the right to elect the Spousal protection option at the time you purchased your contract at no additional charge. Both spouses must have been between the ages of 20 and 70 at the time the contract was issued and must each have been named the primary beneficiary in the event of the other's death.

The annuitant's age is generally used for the purpose of determining contract benefits. However, for the Annual Ratchet to age 85 and the Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85 guaranteed minimum death benefits and the Protection Plus/SM/ benefit, the benefit is based on the older spouse's age. The older spouse may or may not be the annuitant. However, for purposes of the Guaranteed minimum death benefit/guaranteed minimum income benefit roll-up benefit base reset option, the last age at which the benefit base may be reset is based on the annuitant's age, not the older spouse's age.

If the annuitant dies prior to annuitization, the surviving spouse may elect to receive the death benefit, including the value of the Protection Plus/SM/ benefit, or if eligible, continue the contract as the sole owner/ annuitant by electing the successor owner/annuitant option. If the non-annuitant spouse dies prior to annuitization, the surviving spouse continues the contract automatically as the sole owner/annuitant. In either case, the contract would continue, as follows:

..   As of the date we receive due proof of the spouse's death, the account value will be reset to equal the Guaranteed minimum death benefit as of the date of the non-surviving spouse's death, if higher, increased by the value of the Protection Plus/SM /benefit.

..   The Guaranteed minimum death benefit continues to be based on the older spouse's age for the life of the contract, even if the younger spouse is originally or becomes the sole owner/ annuitant.

..   The Protection Plus/SM /benefit will now be based on the surviving spouse's age at the date of the non-surviving spouse's death for the remainder of the life of the contract. If the benefit had been previously frozen because the older spouse had attained age 80, it will be reinstated if the surviving spouse is age 75 or younger. The benefit is then frozen on the contract date anniversary after the surviving spouse reaches age 80. If the surviving spouse is age 76 or older, the benefit will be discontinued even if the surviving spouse is the older spouse (upon whose age the benefit was originally based).

..   The Guaranteed minimum income benefit may continue if the benefit had not already terminated and the benefit will be based on the successor owner/annuitant, if applicable. See "Guaranteed minimum income benefit" in "Contract features and benefits" earlier in this Prospectus.

..   If the annuitant dies first, withdrawal charges will no longer apply to any contributions made prior to the annuitant's death. If the non-annuitant spouse dies first, the withdrawal charge schedule remains in effect with regard to all contributions.

..   If you elected Principal Protector/SM/, the benefit and charge will remain in effect. If the GWB benefit base is zero at the time of your death, and the charge had been suspended, the charge will be reinstated if any of the events, described in "Principal Protector/SM /charge" in "Charges and expenses" earlier in this Prospectus, occur. The GWB benefit base will not automatically be stepped up to equal the account value, if higher, upon your death. Your spouse must wait five complete years from the prior step up or from contract issue, whichever is later, in order to be eligible for the Optional step up. For more information, see "Principal Protector/SM /" in "Contract features and benefits" earlier in this Prospectus.

We will not allow Spousal protection to be added after contract issue. If there is a change in owner or primary beneficiary, the Spousal protection benefit will be terminated. If you divorce, but do not change the owner or primary beneficiary, Spousal protection continues.

Depending on when you purchased your contract, this feature may not be available to you. See Appendix IX later in this Prospectus for more information about your contract.

BENEFICIARY CONTINUATION OPTION

This feature permits a designated individual, on the contract owner's death, to maintain a contract with the deceased contract owner's name on it and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional or see Appendix VIII later in this Prospectus for further information.

Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information.

BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive

                                                   PAYMENT OF DEATH BENEFIT  59

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satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus/SM/ feature, adjusted for any subsequent withdrawals.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70 1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed later in this Prospectus in "Tax information" under "Individual retirement arrangements (IRAs)," the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

..   The contract continues with your name on it for the benefit of your beneficiary.

..   This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

..   If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

..   The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

..   The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

..   If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, GPB Option 2 or Principal Protector/SM /(in certain circumstances) under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect. See below for certain circumstances where Principal Protector/SM /may continue to apply.

..   The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges, if any, will apply.

..   Any partial withdrawal must be at least $300.

..   Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

..   Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

..   If you had elected Principal Protector/SM/, your spousal beneficiary may not continue Principal Protector/SM/, and the benefit will terminate without value, even if the GWB benefit base is greater than zero. In general, spousal beneficiaries who wish to continue Principal Protector/SM /should consider continuing the contract under the Successor owner and annuitant feature, if eligible. In general, eligibility requires that your spouse must be the sole primary beneficiary. Please see "Successor owner and annuitant" in "How death benefit payment is made" under "Payment of death benefit" earlier in this Prospectus for further details. If there are multiple beneficiaries who elect the Beneficiary continuation option, the spousal beneficiary may continue the contract without Principal Protector/SM /and non-spousal beneficiaries may continue with Principal Protector/SM/. In this case, the spouse's portion of the GWB benefit base will terminate without value.

..   If you had elected Principal Protector/SM/, your non-spousal beneficiary may continue the benefit, as follows:

   -- The beneficiary was 75 or younger on the original contract date.

   -- The benefit and charge will remain in effect unless your beneficiary tells us to terminate the benefit at the time of the Beneficiary continuation option election.

   -- One time step up: Upon your death, if your account value is greater than the GWB benefit base, the GWB benefit base will be automatically stepped up to equal the account value, at no additional charge. If Principal Protector/SM /is not in effect at the time of your death because the GWB benefit base is zero, the beneficiary may reinstate the benefit (at the charge that was last in effect) with the one time step up. If the beneficiary chooses not to reinstate the Principal Protector/SM /at the time the Beneficiary continuation option is elected, Principal Protector/SM /will terminate.

   -- If there are multiple beneficiaries each beneficiary's interest in the GWB benefit base will be separately accounted for.

   -- As long as the GWB benefit base is $5,000 or greater, the beneficiary may elect the Beneficiary continuation option and continue Principal Protector/SM /even if the account value is less than $5,000.

   -- If scheduled payments are elected, the beneficiary's scheduled payments will be calculated, using the greater of the account value or the GWB benefit base, as of each December 31. If the beneficiary dies prior to receiving all payments, we will make the remaining payments to the person designated by the deceased non-spousal beneficiary, unless that person

60  PAYMENT OF DEATH BENEFIT
      elects to take any remaining account value in a lump sum, in which case any remaining GWB benefit base will terminate without value.

   -- If the "5-year rule" is elected and the beneficiary dies prior to the end of the fifth year, we will pay any remaining account value in a lump sum and the contract and any remaining GWB benefit base will terminate without value.

   -- Provided no other withdrawals are taken during a contract year while the beneficiary receives scheduled payments, the scheduled payments will not cause a GWB Excess with- drawal, even if they exceed the GWB Annual withdrawal amount. If the beneficiary takes any other withdrawals while the Beneficiary continuation option scheduled payments are in effect, the GWB Excess withdrawal exception terminates permanently. In order to take advantage of this exception, the beneficiary must elect the scheduled payments rather than the "5-year rule." If the beneficiary elects the "5-year rule," there is no exception.

BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as Inherited annuity, may only be elected when the NQ contract owner dies before the annuity maturity date, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, "beneficiary" refers to the successor owner. For a discussion of successor owner, see "When an NQ contract owner dies before the annuitant" earlier in this section. This feature must be elected within 9 months following the date of your death and before any inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and the annuitant are the same person):

..   This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

..   The contract continues with your name on it for the benefit of your beneficiary.

..   If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

..   The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

..   The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

..   If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, GPB Option 2 or Principal Protector/SM /(in certain circumstances) under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect. See below for certain circumstances where Principal Protector/SM /may continue to apply.

..   If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary may also take withdrawals, in addition to scheduled payments, at any time.

..   Any partial withdrawals must be at least $300.

..   Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

..   Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

..   If you had elected Principal Protector/SM/, your spousal beneficiary may not continue Principal Protector/SM/, and the benefit will terminate without value, even if the GWB benefit base is greater than zero. In general, spousal beneficiaries who wish to continue Principal Protector/SM /should consider continuing the contract under the Successor owner and annuitant feature, if eligible. In general, eligibility requires that you must be the owner and annuitant and your spouse must be the sole primary beneficiary. Please see "Successor owner and annuitant" in "How death benefit payment is made" under "Payment of death benefit" earlier in this Prospectus for further details. If there are multiple beneficiaries who elect the Beneficiary continuation option, the spousal beneficiary may continue the contract without Principal Protector/SM /and non-spousal beneficiaries may continue with Principal Protector/SM/. In this case, the spouse's portion of the GWB benefit base will terminate without value.

..   If the non-spousal beneficiary chooses scheduled payments under "Withdrawal
    Option 1," as discussed above in this section, Principal Protector/SM /may not be continued and will automatically terminate without value even if the GWB benefit base is greater than zero.

..   If you had elected Principal Protector/SM/, your non-spousal beneficiary may continue the benefit, as follows:

   -- The beneficiary was 75 or younger on the original contract date.

   -- The benefit and charge will remain in effect unless your beneficiary tells us to terminate the benefit at the time of the Beneficiary continuation option election.

                                                   PAYMENT OF DEATH BENEFIT  61

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   -- One time step up: Upon your death, if your account value is greater than the GWB benefit base, the GWB benefit base will be automatically stepped up to equal the account value, at no additional charge. If Principal Protector/SM /is not in effect at the time of your death because the GWB benefit base is zero, the beneficiary may reinstate the benefit (at the charge that was last in effect) with the one time step up. If the beneficiary chooses not to reinstate the Principal Protector/SM /at the time the Beneficiary continuation option is elected, Principal Protector/SM /will terminate.

   -- If there are multiple beneficiaries, each beneficiary's interest in the GWB benefit base will be separately accounted for.

   -- As long as the GWB benefit base is $5,000 or greater, the beneficiary may elect the Beneficiary continuation option and continue Principal Protector/SM /even if the account value is less than $5,000.

   -- If scheduled payments under "Withdrawal Option 2" is elected, the beneficiary's scheduled payments will be calculated, using the greater of the account value or the GWB benefit base, as of each December 31. If the beneficiary dies prior to receiving all payments, we will make the remaining payments to the person designated by the deceased non-spousal beneficiary, unless that person elects to take any remaining account value in a lump sum, in which case any remaining GWB benefit base will terminate without value.

   -- If the "5-year rule" is elected and the beneficiary dies prior to the end of the fifth year, we will pay any remaining account value in a lump sum and the contract and any remaining GWB benefit base will terminate without value.

   -- Provided no other withdrawals are taken during a contract year while the beneficiary receives scheduled payments, the scheduled payments will not cause a GWB Excess withdrawal, even if they exceed the GWB Annual withdrawal amount. If the beneficiary takes any other withdrawals while the Beneficiary continuation option scheduled payments are in effect, the GWB Excess withdrawal exception terminates permanently. In order to take advantage of this exception, the beneficiary must elect the scheduled payments under "Withdrawal Option 2" rather than the "5-year rule." If the beneficiary elects the "5-year rule," there is no exception.

If you are both the owner and annuitant:

..   As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the annuity account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus/SM /feature, adjusted for any subsequent withdrawals.

..   No withdrawal charges, if any, will apply to any withdrawals by the beneficiary.

If the owner and annuitant are not the same person:

..   If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

..   The annuity account value will not be reset to the death benefit amount.

..   The contract's withdrawal charge schedule will continue to be applied to any withdrawal or surrender other than scheduled payments; the contract's free corridor amount will continue to apply to withdrawals but does not apply to surrenders.

..   We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceed the free corridor amount. See the "Withdrawal charges" in "Charges and expenses" earlier in this Prospectus.

If a contract is jointly owned:

..   The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

..   If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" earlier in this section.

..   If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" earlier in this section.

62  PAYMENT OF DEATH BENEFIT

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7. Tax information


--------------------------------------------------------------------------------

OVERVIEW

In this part of the Prospectus, we discuss the current federal income tax rules that generally apply to Accumulator(R) Elite/SM/ contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA, QP or TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any, legislation will actually be proposed or enacted.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. We also do not discuss the Employee Retirement Income Security Act of 1974 (ERISA). Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

CONTRACTS THAT FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs"): an individual retirement annuity contract such as the ones offered in this Prospectus, or a custodial or trusteed individual retirement account. Similarly, a 403(b) plan can be funded through a 403(b) annuity contract or a 403(b)(7) custodial account. Annuity contracts can also be purchased in connection with retirement plans qualified under Section 401(a) of the Code ("QP contracts"). How these arrangements work, including special rules applicable to each, are noted in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a tax-qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits compared with the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect.

Certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from annuity contracts funding qualified plans, 403(b) plans and IRAs.

For this purpose additional annuity contract benefits may include, but are not limited to, various guaranteed benefits such as guaranteed minimum income benefits and enhanced death benefits. You should consider the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract. See also Appendix II at the end of this Prospectus for a discussion of QP contracts, and Appendix X at the end of this Prospectus for a discussion of TSA contracts.

TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.

TAXATION OF NONQUALIFIED ANNUITIES


Taxpayers with incomes over $250,000 should consider the 3.8% Medicare tax on investment income (including, for this purpose, income from NQ contracts) which will be effective after December 31, 2012.


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.

CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

..   if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

..   if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

..   if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

..   if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a grantor trust.

Federal tax law requires that all nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year be linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.

                                                            TAX INFORMATION  63

ANNUITY PAYMENTS

The following applies to an annuitization of the entire contract. In certain cases, the contract can be partially annuitized. See "Partial annuitization" below.

Annuitization payments that are based on life or life expectancy are considered annuity payments for income tax purposes. We include in annuitization payments GMIB payments and other annuitization payments available under your contract.

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your unrecovered investment in the contract. Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments. If you have a loss on a variable annuity payout in a taxable year, you may be able to adjust the tax-free amount in subsequent years.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

Your rights to apply amounts under this contract to an annuity payout option are described elsewhere in this Prospectus. If you hold your contract to the maximum maturity age under the contract we require that a choice be made between taking a lump sum settlement of any remaining account value or applying any such account value to one of the annuity payout options under the contract. If no affirmative choice is made, we will apply any remaining annuity value to the default option under the contract at such age. While there is no specific federal tax guidance as to whether or when an annuity contract is required to mature, or as to the form of the payments to be made upon maturity, we believe that this contract constitutes an annuity contract under current federal tax rules.

PARTIAL ANNUITIZATION


The consequences described above for annuitization of the entire contract apply to the portion of the contract which is partially annuitized. A nonqualified deferred annuity contract is treated as being partially annuitized if a portion of the contract is applied to an annuity payout option on a life-contingent basis or for a period certain of at least 10 years. In order to get annuity payment tax treatment for the portion of the contract applied to the annuity pay-out, payments must be made at least annually in substantially equal amounts, the payments must be designed to amortize the amount applied over life or the period certain, and the payments cannot be stopped, except by death or surrender (if permitted under the terms of the contract). The investment in the contract is split between the partially annuitized portion and the deferred amount remaining based on the relative values of the amount applied to the annuity payout and the deferred amount remaining at the time of the partial annuitization. Also, the partial annuitization has its own annuity starting date.


WITHDRAWALS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a reduction of your investment in the contract and is not taxable.

PROTECTION PLUS/SM /FEATURE

In order to enhance the amount of the death benefit to be paid at the annuitant's death, you may have purchased a Protection Plus/SM /rider for your NQ contract. Although we regard this benefit as an investment protection feature which is part of the contract and which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus/SM /rider is not part of the contract. In such a case, the charges for the Protection Plus/SM/ rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age
59 1/2, also subject to a tax penalty. Were the IRS to take this position, AXA Equitable would take all reasonable steps to attempt to avoid this result, which could include amending the contract (with appropriate notice to you).

1035 EXCHANGES

You may purchase a nonqualified deferred annuity contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

..   the contract that is the source of the funds you are using to pur- chase the nonqualified deferred annuity contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).

..   the owner and the annuitant are the same under the source con- tract and the contract issued in exchange. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.


In some cases you may make a tax-deferred 1035 exchange from a nonqualified deferred annuity contract to a "qualified long-term care contract" meeting all specified requirements under the Code or an annuity contract with a "qualified long-term care contract" feature (sometimes referred to as a "combination annuity" contract).


The tax basis, also referred to as your investment in the contract, of the source contract carries over to the contract issued in exchange.


An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to purchase or contribute to another nonqualified deferred annuity contract on a tax-deferred basis. If requirements are met, the owner may also directly transfer amounts from a nonqualified deferred annuity contract to a "qualified long-term care contract" or "combination annuity" in such a partial 1035 exchange transaction. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.


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Even if the contract owner and the insurance companies agree that a full or partial 1035 exchange is intended, the IRS has the ultimate authority to review the facts and determine that the transaction should be recharacterized as taxable in whole or in part.


Section 1035 exchanges are generally not available after the death of the owner.

SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

Under the Beneficiary continuation option, the tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59 1/2, a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions made:

..   on or after your death; or

..   because you are disabled (special federal income tax definition); or

..   in the form of substantially equal periodic annuity payments at least annually over your life (or life expectancy), or the joint lives of you and your beneficiary (or joint life expectancies) using an IRS-approved distribution method.

We will report a life-contingent partial annuitization made to an owner under age 59 1/2 as eligible for an exception to the early distribution penalty tax. We may be required to treat a partial annuitization for a period certain of at least 10 years as being subject to the penalty for an owner under age 59 1/2.

INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Account No. 49. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Account No. 49. The IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the Portfolios, and must have no right to direct the particular investment decisions within the Portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Account No. 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of Portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Account No. 49.

INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and/or securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

..   Traditional IRAs, typically funded on a pre-tax basis; and

..   Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.


You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 "Individual Retirement Arrangements (IRAs)". This publication is usually updated annually, and can be obtained by contacting the IRS or from the IRS website (www.irs.gov).


AXA Equitable designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may have purchased the contract as a traditional IRA or Roth IRA. We also offered Inherited IRA contracts for payment of post-death required minimum distributions from traditional IRAs and Roth IRAs, respectively.

This Prospectus contains the information that the IRS requires you to have before you purchase an IRA. The first section covers some of the special tax rules that apply to traditional IRAs. The next section covers Roth IRAs. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

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We describe the amount and types of charges that may apply to your contributions under "Charges and expenses" earlier in this Prospectus. We describe the method of calculating payments under "Accessing your money" earlier in this Prospectus. We do not guarantee or project growth in any variable income annuitization option payments (as opposed to payments from a fixed income annuitization option).

AXA Equitable had received an opinion letter from the IRS approving the respective forms of the Accumulator(R) Elite/SM/ traditional and Roth IRA contracts for use as a traditional and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Accumulator(R) Elite/SM/ traditional and Roth IRA contracts.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

This is provided for informational purposes only. Since the contract is no longer available to new purchasers, this cancellation provision is no longer applicable.

You can cancel either type of the Accumulator(R) Elite/SM/ IRA contract (traditional IRA or Roth IRA) by following the directions in "Your right to cancel within a certain number of days" under "Contract features and benefits" earlier in this Prospectus. If you cancel a traditional IRA or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may make three different types of contributions to purchase a traditional IRA or as subsequent contributions to an existing IRA:

..   "regular" contributions out of earned income or compensation; or

..   tax-free "rollover" contributions; or

..   direct custodian-to-custodian transfers from other traditional IRAs
    ("direct transfers").

When you make a contribution to your IRA, we require you to tell us whether it is a regular contribution, rollover contribution, or direct transfer contribution, and to supply supporting documentation in some cases.

The initial contribution must be a direct transfer or rollover contribution. Subsequent contributions may also be "regular" contributions out of compensation.

REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS

LIMITS ON CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs). When your earnings are below $5,000, your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70 1/2 or any tax year after that.

If you are at least age 50 at any time during the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make additional "catch-up contributions" of up to $1,000 to your traditional IRA.

SPECIAL RULES FOR SPOUSES. If you are married and file a joint federal income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $5,000, married individuals filing jointly can contribute up to $10,000 per year to any combination of traditional IRAs and Roth IRAs. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $5,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70 1/2 or over can contribute up to the lesser of $5,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the non-working spouse reaches age 70 1/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age 70 1/2 at any time during the taxable year for which the contribution is made.

DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

The federal tax rules governing contributions to IRAs made from current compensation are complex and are subject to numerous technical requirements and limitations which vary based on an individual's personal situation (including his/her spouse). IRS Publication 590, "Individual Retirement Arrangements
(IRAs)" which is updated annually and is available at ww.irs.gov, contains pertinent explanations of the rules applicable to the current year. The amount of permissible contributions to IRAs, the amount of IRA contributions which may be deductible, and the individual's income limits for determining contributions and deductions all may be adjusted annually for cost of living.

NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the non-working spouse's traditional IRA) may not, however, exceed the $5,000 maximum per person limit for the applicable taxable year. The dollar limit is $6,000 for people eligible to make age 50-70 1/2 catch-up contributions. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" later in this section for more information.

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If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a taxable year. Make sure you designate the year for which you are making the contribution.

ROLLOVER AND DIRECT TRANSFER CONTRIBUTIONS TO TRADITIONAL IRAS

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

..   qualified plans;

..   governmental employer 457(b) plans;

..   403(b) plans; and

..   other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

ROLLOVERS FROM "ELIGIBLE RETIREMENT PLANS" OTHER THAN TRADITIONAL IRAS

Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant. A non-spousal death beneficiary may also be able to make a direct rollover to an inherited IRA contract with special rules and restrictions under certain circumstances.

There are two ways to do rollovers:

..   Do it yourself:
   You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

..   Direct rollover:
   You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a qualified plan, 403(b) plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distributions are:

..   "required minimum distributions" after age 70 1/2 or retirement from service with the employer; or

..   substantially equal periodic payments made at least annually for your life
    (or life expectancy) or the joint lives (or joint life expec- tancies) of you and your designated beneficiary; or

..   substantially equal periodic payments made for a specified period of 10 years or more; or

..   hardship withdrawals; or

..   corrective distributions that fit specified technical tax rules; or

..   loans that are treated as distributions; or

..   death benefit payments to a beneficiary who is not your surviving spouse; or

..   qualified domestic relations order distributions to a beneficiary who is not your current spouse or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan such as a traditional IRA, and subsequently take a premature distribution.

ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS

Any non-Roth after-tax contributions you have made to a qualified plan or 403(b) plan (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this section under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan.

ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

SPOUSAL ROLLOVERS AND DIVORCE-RELATED DIRECT TRANSFERS

The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, the deceased spouse's traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

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EXCESS CONTRIBUTIONS TO TRADITIONAL IRAS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

..   regular contributions of more than the maximum regular contribution amount for the applicable taxable year; or

..   regular contributions to a traditional IRA made after you reach age 70 1/2;
    or

..   rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70 1/2.

You can avoid or limit the excise tax by withdrawing an excess contribution (rollover or regular). See Publication 590 for further details.

RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Amounts distributed from traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.

We report all payments from traditional IRA contracts on IRS Form 1099-R. You are responsible for reporting these amounts correctly on your individual income tax return and keeping supporting records. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

If you have ever made nondeductible (after-tax) IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax-free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax-free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:

..   the amount received is a withdrawal of certain excess contributions, as described in IRS Publication 590; or

..   the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and direct transfer contributions to traditional IRAs" earlier in this section for more information.)

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a 403(b) plan or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.



REQUIRED MINIMUM DISTRIBUTIONS

BACKGROUND ON REGULATIONS -- REQUIRED MINIMUM DISTRIBUTIONS. Distributions must be made from traditional IRAs according to rules contained in the Code and Treasury Regulations. Certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed benefits. This could increase the amount required to be distributed from the contract if you take annual withdrawals instead of annuitizing. Please consult your tax adviser concerning applicability of these complex rules to your situation.

LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70 1/2

WHEN YOU HAVE TO TAKE THE FIRST LIFETIME REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age 70 1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70 1/2, or to delay taking it until the first three-month period in the next calendar year (January 1st - April 1st). Distributions must start no later than your ''Required Beginning Date'', which is April 1st of the calendar year after the calendar year in which you turn age 70 1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year(R)the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

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HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions --"account-based" or "annuity-based."

ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change.

If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our "automatic required minimum distribution (RMD) service." Even if you do not enroll in our service, we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.

Also, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70 1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.


If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70 1/2.


NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. HOWEVER, NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

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If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a nonindividual, such as the estate, the rules continue to apply the 5-year rule discussed earlier under "Individual beneficiary." PLEASE NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

SUCCESSOR OWNER AND ANNUITANT

If your spouse is the sole primary beneficiary and elects to become the successor owner and annuitant, the required minimum distribution rules are applied as if your surviving spouse is the contract owner.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59 1/2 before the first day of that tax year.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59 1/2. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions:

..   made on or after your death; or

..   made because you are disabled (special federal income tax definition); or

..   used to pay certain extraordinary medical expenses (special federal income tax definition); or

..   used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

..   used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

..   used to pay certain higher education expenses (special federal income tax definition); or

..   in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy) or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method.

Please note that it is your responsibility to claim the penalty exception on your own income tax return and to document eligibility for the exception to the IRS.


To meet the substantially equal periodic payment exception, you could elect to apply your contract value to an Income Manager(R) (life annuity with a period certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. See "Substantially equal withdrawals" under "Accessing your money" earlier in this Prospectus. We will calculate the substantially equal annual payments, using your choice of IRS-approved methods we offer. Although substantially equal withdrawals and Income Manager(R) payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" earlier in this section. Once substantially equal withdrawals or Income Manager(R) annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59 1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under either option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from, or any additional contributions or transfers you make to, your contract as changing your pattern of substantially equal withdrawals or Income Manager(R) payments for purposes of determining whether the penalty applies.


ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

This section of the Prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "Traditional individual retirement annuities (traditional IRAs)."

The Accumulator(R) Elite/SM/ Roth IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A(b) and 408(b) of the Internal Revenue Code.

CONTRIBUTIONS TO ROTH IRAS. Individuals may make four different types of contributions to a Roth IRA:

..   regular after-tax contributions out of earnings; or

..   taxable rollover contributions from traditional IRAs or other eligible retirement plans "conversion rollover" contributions); or

..   tax-free rollover contributions from other Roth individual retirement arrangements or designated Roth accounts under defined contribution plans;
    or

..   tax-free direct custodian-to-custodian transfers from other Roth IRAs
    "direct transfers").

Regular after-tax, direct transfer and rollover contributions may be made to a Roth IRA contract. See "Rollovers and direct transfer contributions to Roth IRAs" later in this section for more information. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.

The initial contribution must be a direct transfer or rollover contribution. Subsequent contributions may also be "regular" contributions out of compensation.

REGULAR CONTRIBUTIONS TO ROTH IRAS

LIMITS ON REGULAR CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs). This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions

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to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $5,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion under "Special rules for spouses" earlier in this section under traditional IRAs.

If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, you may be eligible to make additional catch-up contributions of up to $1,000.

With a Roth IRA, you can make regular contributions when you reach 70 1/2, as long as you have sufficient earnings. The amount of permissible contributions to Roth IRAs for any year depends on the individual's income limits and marital status. For example, if you are married and filing separately for any year your ability to make regular Roth IRA contributions is greatly limited. The amount of permissible contributions and income limits may be adjusted annually for cost of living. Please consult IRS Publication 590, "INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)" for the rules applicable to the current year.

WHEN YOU CAN MAKE CONTRIBUTIONS. Same as traditional IRAs.

DEDUCTIBILITY OF CONTRIBUTIONS. Roth IRA contributions are not tax deductible.

ROLLOVER AND DIRECT TRANSFER CONTRIBUTIONS TO ROTH IRAS

WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS?

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only make rollovers between different plan types (for example, traditional IRA to Roth IRA).

You may make rollover contributions to a Roth IRA from these sources only:

..   another Roth IRA;

..   a traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover "conversion rollover");

..   a "designated Roth contribution account" under a 401(k) plan, 403(b) plan, or governmental employer section 457(b) plan (direct or 60-day); or

..   from non-Roth accounts under another eligible retirement plan, as described below under "Conversion rollover contributions to Roth IRAs."

You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

CONVERSION ROLLOVER CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Amounts can also be rolled over from non-Roth accounts under another eligible retirement plan, including a Code
Section 401(a) qualified plan, a 403(b) plan, and a governmental employer
Section 457(b) plan.

Unlike a rollover from a traditional IRA to another traditional IRA, a conversion rollover transaction from a traditional IRA or other eligible retirement plan to a Roth IRA is not tax-free. Instead, the distribution from the traditional IRA or other eligible retirement plan is generally fully taxable. If you are converting all or part of a traditional IRA, and you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax-free. Even if you are under age 59 1/2, the early distribution penalty tax does not apply to conversion rollover contributions to a Roth IRA.

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA or other eligible retirement plan are subject to the lifetime annual required minimum distribution rules.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacteriza-tion. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.

The IRS and Treasury have issued Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual's gross income on the conversion of a traditional IRA to a Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount of income reported in certain circumstances.

RECHARACTERIZATIONS

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

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HOW TO RECHARACTERIZE. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE IRA). You cannot recharacterize back to the original plan a contribution directly rolled over from an eligible retirement plan which is not a traditional IRA.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12-month limitation period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.

To recharacterize a contribution, you must use our forms.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed. Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:

..   rollovers from a Roth IRA to another Roth IRA;

..   direct transfers from a Roth IRA to another Roth IRA;

..   qualified distributions from a Roth IRA; and

..   return of excess contributions or amounts recharacterized to a traditional
    IRA.

QUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

..   you are age 59 1/2 or older; or

..   you die; or

..   you become disabled (special federal income tax definition); or

..   your distribution is a "qualified first-time homebuyer distribution"
    (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1)Regular contributions.

(2)Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

   (a)Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

   (b)Nontaxable portion.

(3)Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amount distributed, distributions and contributions are aggregated or grouped, then added together as follows:

(1)All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

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(2)All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.

(3)All conversion contributions made during the year are added together.

Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.

REQUIRED MINIMUM DISTRIBUTIONS DURING LIFE

Lifetime required minimum distributions do not apply.

REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?", assuming death before the Required Beginning Date.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.

EXCESS CONTRIBUTIONS TO ROTH IRAS

Generally the same as traditional IRA, except that regular contributions made after age 70 1/2 not excess contributions.

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over.

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING


We must withhold federal income tax from distributions from annuity contracts and specified tax-favored savings or retirement plans or arrangements. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.


You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

..   We might have to withhold and/or report on amounts we pay under a free look or cancellation.


..   We are required to withhold on the gross amount of a distribution from a
    Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable.


Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.


Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. Generally, an election out of federal withholding will also be considered an election out of state withholding. In some states, you may elect out of state withholding, even if federal withholding applies. In some states, the income tax withholding is completely independent of federal income tax withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

Federal tax rules require payers to withhold differently on "periodic" and "non-periodic" payments. Payers are to withhold from periodic annuity payments as if the payments were wages. The annuity contract owner is to specify marital status and the number of withholding exemptions claimed on an IRS Form W-4P or similar substitute election form. If the owner does not claim a different number of withholding exemptions or marital status, the payer is to withhold assuming that the owner is married and claiming three withholding exemptions. If the owner does not provide the owner's correct Taxpayer Identification Number a payer is to withhold from periodic annuity payments as if the owner were single with no exemptions.

A contract owner's withholding election remains effective unless and until the owner revokes it. The contract owner may revoke or change a withholding election at any time.

FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

Non-periodic distributions include partial withdrawals, total surrenders and death benefits. Payers generally withhold federal income tax at a flat 10% rate from (i) the taxable amount in the case of nonqualified contracts, and (ii) the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

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As described below, there is no election out of federal income tax withholding if the payment is an eligible rollover distribution from a qualified plan or TSA contract. If a non-periodic distribution from a qualified plan or TSA contract is not an eligible rollover distribution then election out is permitted. If there is no election out, the 10% withholding rate applies.

SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS


The plan administrator is responsible for making all required notifications on tax matters to plan participants and to the IRS. See Appendix II at the end of this Prospectus.


MANDATORY WITHHOLDING FROM TSA CONTRACTS AND QUALIFIED PLAN DISTRIBUTIONS

Unless the distribution is directly rolled over to another eligible retirement plan, eligible rollover distributions from TSA contracts and qualified plans are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions and communicating to the recipient whether the distribution is an eligible rollover distribution.

IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


We are entitled to certain tax benefits related to the investment of company assets, including assets of the separate account. These tax benefits, which may include the foreign tax credit and the corporate dividends received deduction, are not passed back to you, since we are the owner of the assets from which tax benefits may be derived.


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8. More information


--------------------------------------------------------------------------------

ABOUT SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. For example, we may withdraw amounts from Separate Account No. 49 that represent our investments in Separate Account No. 49 or that represent fees and charges under the contracts we have earned. Also, we may, at our sole discretion, invest Separate Account No. 49 assets in any investment permitted by applicable law. The results of Separate Account No. 49's operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account No. 49. However, the obligations themselves are obligations of AXA Equitable.

Separate Account No. 49 is registered under the Investment Company Act of 1940 and is registered and classified under that act as a "unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or Separate Account No. 49. Although Separate Account No. 49 is registered, the SEC does not monitor the activity of Separate Account No. 49 on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.


Each subaccount (variable investment option) within Separate Account No. 49 invests in shares issued by the corresponding Portfolio of its Trust.


We reserve the right subject to compliance with laws that apply:

(1)to add variable investment options to, or to remove variable investment options from Separate Account No. 49 or to add other separate accounts;

(2)to combine any two or more variable investment options;

(3)to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4)to operate Separate Account No. 49 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 49 or a variable investment option directly);

(5)to deregister Separate Account No. 49 under the Investment Company Act of
   1940;

(6)to restrict or eliminate any voting rights as to Separate Account No. 49; and

(7)to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.

If the exercise of these rights results in a material change in the underlying investment of Separate Account No. 49, you will be notified of such exercise, as required by law.

ABOUT THE TRUSTS

The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each Portfolio.


The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional Portfolios or eliminate existing Portfolios at any time. More detailed information about each Trust, its Portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plans, and other aspects of its operations, appears in the prospectuses for each Trust, which generally accompany this Prospectus, or in their respective SAIs which are available upon request.


ABOUT OUR FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

Fixed maturity option rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current fixed maturity option rates can be obtained from your financial professional.


The rates to maturity for new allocations as of February 15, 2012 and the related price per $100 of maturity value were as shown below:



--------------------------------------------------
FIXED MATURITY
 OPTIONS WITH
 FEBRUARY 15TH         RATE TO          PRICE
MATURITY DATE OF   MATURITY AS OF    PER $100 OF
 MATURITY YEAR    FEBRUARY 15, 2012 MATURITY VALUE
--------------------------------------------------
     2013               3.00%/(1)/      $97.08

     2014               3.00%/(1)/      $94.25

     2015               3.00%/(1)/      $91.51

     2016               3.00%/(1)/      $88.84

     2017               3.00%/(1)/      $86.25

     2018               3.00%/(1)/      $83.73

     2019               3.00%/(1)/      $81.30

     2020               3.00%/(1)/      $78.93

     2021               3.00%/(1)/      $76.62

     2022                 3.10%         $73.67
--------------------------------------------------

(1)Since these rates to maturity are 3%, no amounts could have been allocated to these options.

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HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (positive or negative) we make if you withdraw any of your value from a fixed maturity option before its maturity date.

(1)We determine the market adjusted amount on the date of the withdrawal as follows:

   (a)We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

   (b)We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

   (c)We determine the current rate to maturity for your fixed maturity option based on the rate for a new fixed maturity option issued on the same date and having the same maturity date as your fixed maturity option; if the same maturity date is not available for new fixed maturity options, we determine a rate that is between the rates for new fixed maturity option maturities that immediately precede and immediately follow your fixed maturity option's maturity date.

   (d)We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)We determine the fixed maturity amount as of the current date.

(3)We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined by using a widely published index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "non-unitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT THE GENERAL ACCOUNT

This contract is offered to customers through various financial institutions, brokerage firms and their affiliate insurance agencies. No financial institution, brokerage firm or insurance agency has any liability with respect to a contract's account value or any guaranteed benefits with which the contract was issued. AXA Equitable is solely responsible to the contract owner for the contract's account value and such guaranteed benefits. The general obligations and any guaranteed benefits under the contract are supported by AXA Equitable's general account and are subject to AXA Equitable's claims paying ability. An owner should look to the financial strength of AXA Equitable for its claims-paying ability. Assets in the general account are not segregated for the exclusive benefit of any particular contract or obligation. General account assets are also available to the insurer's general creditors and the conduct of its routine business activities, such as the payment of salaries, rent and other ordinary business expenses. For more information about AXA Equitable's financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the variable investment options. You may also speak with your financial representative.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the

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Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The contract is a "covered security" under the federal securities laws.

We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account . The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

ABOUT OTHER METHODS OF PAYMENT

WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS

We accept contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" under "Contract features and benefits" earlier in this Prospectus.

Even if we accepted the wire order and essential information, a contract generally was not issued until we received and accepted a properly completed application. In certain cases, we may have issued a contract based on information provided through certain broker-dealers with whom we have established electronic facilities. In any such cases, you must have signed our Acknowledgement of Receipt form.

Where we required a signed application, the above procedures did not apply and no financial transactions were permitted until we received the signed application and issued the contract. Where we issued a contract based on information provided through electronic facilities, we required an Acknowledgement of Receipt form. Financial transactions were only permitted if you requested them in writing, signed the request and have it signature guaranteed, until we received the signed Acknowledgement of Receipt form. After a contract is issued, additional contributions are allowed by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.

AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP, Inherited IRA Beneficiary Continuation (traditional IRA or Roth IRA) or Rollover TSA contracts, nor is it available with GPB Option 2. Please see Appendix VIII later in this Prospectus to see if the automatic investment program is available in your state.

The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this Prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY

Our "business day" is generally any day the New York Stock Exchange ("NYSE") is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

..   If your contribution, transfer or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day:

   -- on a non-business day;

   -- after 4:00 p.m. Eastern Time on a business day; or

   -- after an early close of regular trading on the NYSE on a business day.

..   A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

..   If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

..   When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

..   If we have entered into an agreement with your broker-dealer for automated processing of contributions and/or transfers upon receipt of customer order, your contribution and/or transfer will be considered received at the time your broker-dealer receives your contribution and/or transfer and all information needed to process your application, along with any required documents. Your broker-dealer will then transmit your order to us in accordance with our processing procedures. However, in such cases, your broker-dealer is considered a processing office for the

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   purpose of receiving the contribution and/or transfer. Such arrangements may apply to initial contributions, subsequent contributions, and/or transfers, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4:00 p.m., Eastern Time.

CONTRIBUTIONS AND TRANSFERS

..   Contributions allocated to the variable investment options are invested at the unit value next determined after the receipt of the contribution.

..   Contributions allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

..   Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).

..   Initial contributions allocated to the account for special dollar cost averaging received the interest rate in effect on that business day. At certain times, we may have offered the opportunity to lock in the interest rate for an initial contribution to be received under Section 1035 exchanges and trustee to trustee transfers. Your financial professional can provide information, or you can call our processing office.

..   Transfers to or from variable investment options will be made at the unit value next determined after the receipt of the transfer request.

..   Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.

..   Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

..   For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts we have the right to vote on certain matters involving the Portfolios, such as:

..   the election of trustees; or

..   the formal approval of independent public accounting firms selected for each Trust; or

..   any other matters described in the prospectuses for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.


We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a Portfolio for which no instructions have been received in the same proportion as we vote shares of that Portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a Portfolio in the same proportions that contract owners vote. One effect of proportional voting is that a small number of contract owners may determine the outcome of a vote.


The Trusts sell their shares to AXA Equitable separate accounts in connection with AXA Equitable's variable annuity and/or life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with AXA Equitable. AXA Premier VIP Trust and EQ Advisors Trust also sell their shares to the trustee of a qualified plan for AXA Equitable. We currently do not foresee any disadvantages to our contract owners arising out of these arrangements. However, the Board of Trustee or Directors of each Trust intends to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board's response insufficiently protects our contract owners, we will see to it that appropriate action is taken to do so.

SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners. One result of proportional voting is that a small number of contract owners may control the outcome of a vote.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

STATUTORY COMPLIANCE

We have the right to change your contract without the consent of any other person in order to comply with any laws and regulations that apply, including but not limited to changes in the Internal Revenue Code, in Treasury Regulations or in published rulings of the Internal Revenue Service and in Department of Labor regulations.

Any change in your contract must be in writing and made by an authorized officer of AXA Equitable. We will provide notice of any contract change.

The benefits under your contract will not be less than the minimum benefits required by any state law that applies.

ABOUT LEGAL PROCEEDINGS

AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account No. 49, nor would any of these proceedings be likely to have a material adverse effect upon the Separate Account, our ability to meet our obligations under the contracts, or distribution of the contracts.

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FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as the consolidated financial statements of AXA Equitable, are in the SAI. The financial statements of AXA Equitable have relevance to the contracts only to the extent that they bear upon the ability of AXA Equitable to meet its obligations under the contracts. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.

TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

For NQ contracts only, subject to regulatory approval, if you elected the Guaranteed minimum death benefit, Guaranteed minimum income benefit, Protection Plus/SM/ death benefit, Guaranteed principal benefit option 2 and/or the Principal Protector/SM/ (collectively, the "Benefit"), generally the Benefit will automatically terminate if you change ownership of the contract or if you assign the owner's right to change the beneficiary or person to whom annuity payments will be made -- for certain contract owners, this restriction may not apply to you, depending on when you purchased your contract. See Appendix IX later in this Prospectus for more information. However, the Benefit will not terminate if the ownership of the contract is transferred to: (i) a family member (as defined in the contract); (ii) a trust created for the benefit of a family member or members; (iii) a trust qualified under section 501(c) of the Internal Revenue Code; or (iv) a successor by operation of law, such as an executor or guardian. Please speak with your financial professional for further information.

See Appendix VIII later in this Prospectus for any state variations with regard to terminating any benefits under your contract.

You cannot assign or transfer ownership of Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available (except for Rollover TSA contracts) and you cannot assign Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts as security for a loan or other obligation. Loans are available under a Rollover TSA contract only if permitted under the sponsoring employer's plan.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, which involves a surrender of your contract, we will impose a withdrawal charge, if one applies.

ABOUT CUSTODIAL IRAS

For certain custodial IRA accounts, after your contract has been issued, we may accept transfer instructions by telephone, mail, facsimile or electronically from a broker-dealer, provided that we or your broker-dealer have your written authorization to do so on file. Accordingly, AXA Equitable will rely on the stated identity of the person placing instructions as authorized to do so on your behalf. AXA Equitable will not be liable for any claim, loss, liability or expenses that may arise out of such instructions. AXA Equitable will continue to rely on this authorization until it receives your written notification at its processing office that you have withdrawn this authorization. AXA Equitable may change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior written notice and restrict facsimile, internet, telephone and other electronic transfer services because of disruptive transfer activity.

HOW DIVORCE MAY AFFECT YOUR GUARANTEED BENEFITS


Our optional benefits do not provide a cash value or any minimum account value. In the event that you and your spouse become divorced after you purchase a contract with a guaranteed benefit, we will not divide the benefit base as part of the divorce settlement or judgment. As a result of the divorce, we may be required to withdraw amounts from the account value to be paid to an ex-spouse. Any such withdrawal will be considered a withdrawal from the contract. This means that your guaranteed benefit will be reduced and a withdrawal charge may apply.


DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.

AXA Advisors is an affiliate of AXA Equitable, and AXA Distributors is an indirect wholly owned subsidiary of AXA Equitable. The Distributors are under the common control of AXA Financial, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Both broker-dealers also act as distributors for other AXA Equitable life and annuity products.

The contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts are also sold by financial professionals of unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers").

AXA Equitable pays compensation to both Distributors based on contracts sold. AXA Equitable may also make additional payments to the Distributors, and the Distributors may, in turn, make additional payments to certain Selling broker-dealers. All payments will be in compliance with all applicable FINRA rules and other laws and regulations.

Although AXA Equitable takes into account all of its distribution and other costs in establishing the level of fees and charges under its contracts, none of the compensation paid to the Distributors or the Selling

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broker-dealers discussed in this section of the Prospectus are imposed as separate fees or charges under your contract. AXA Equitable, however, intends to recoup amounts it pays for distribution and other services through the fees and charges of the contract and payments it receives for providing administrative, distribution and other services to the Portfolios. For information about the fees and charges under the contract, see "Fee table" and "Charges and expenses" earlier in this Prospectus.

AXA ADVISORS COMPENSATION. AXA Equitable pays compensation to AXA Advisors based on contributions made on the contracts sold through AXA Advisors ("contribution-based compensation"). The contribution-based compensation will generally not exceed 8.50% of total contributions. AXA Advisors, in turn, may pay a portion of the contribution-based compensation received from AXA Equitable to the AXA Advisors financial professional and/or the Selling broker-dealer making the sale. In some instances, a financial professional or a Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation of up to 1.20% of the account value of the contract sold ("asset-based compensation"). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could, over time, exceed the total compensation that would otherwise be paid on the basis of contributions alone. The compensation paid by AXA Advisors varies among financial professionals and among Selling broker-dealers. AXA Advisors also pays a portion of the compensation it receives to its managerial personnel. When a contract is sold by a Selling broker-dealer, the Selling broker-dealer, not AXA Advisors, determines the amount and type of compensation paid to the Selling broker-dealer's financial professional for the sale of the contract.

Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, as described below.

AXA Advisors also pays its financial professionals and managerial personnel other types of compensation including service fees, expense allowance payments and health and retirement benefits. AXA Advisors also pays its financial professionals, managerial personnel and Selling broker-dealers sales bonuses (based on selling certain products during specified periods) and persistency bonuses. AXA Advisors may offer sales incentive programs to financial professionals and Selling broker-dealers who meet specified production levels for the sales of both AXA Equitable contracts and contracts offered by other companies. These incentives provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid education seminars and merchandise.

DIFFERENTIAL COMPENSATION. In an effort to promote the sale of AXA Equitable products, AXA Advisors may pay its financial professionals and managerial personnel a greater percentage of contribution-based compensation and/or asset-based compensation for the sale of an AXA Equitable contract than it pays for the sale of a contract or other financial product issued by a company other than AXA Equitable. This practice is known as providing "differential compensation." Differential compensation may involve other forms of compensation to AXA Advisors personnel. Certain components of the compensation paid to managerial personnel are based on whether the sales involve AXA Equitable contracts. Managers earn higher compensation (and credits toward awards and bonuses) if the financial professionals they manage sell a higher percentage of AXA Equitable contracts than products issued by other companies. Other forms of compensation provided to its financial professionals include health and retirement benefits, expense reimbursements, marketing allowances and contribution-based payments, known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of AXA Equitable contracts and products sponsored by affiliates.

The fact that AXA Advisors financial professionals receive differential compensation and additional payments may provide an incentive for those financial professionals to recommend an AXA Equitable contract over a contract or other financial product issued by a company not affiliated with AXA Equitable. However, under applicable rules of FINRA, AXA Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you based on the facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation among products in the same category. For more information, contact your financial professional.

AXA DISTRIBUTORS COMPENSATION. AXA Equitable pays contribution-based and asset-based compensation (together "compensation") to AXA Distributors. Contribution-based compensation is paid based on AXA Equitable contracts sold through AXA Distributor's Selling broker-dealers. Asset-based compensation is paid based on the aggregate account value of contracts sold through certain of AXA Distributor's Selling broker-dealers. Contribution-based compensation will generally not exceed 6.50% of the total contributions made under the contracts. AXA Distributors, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of the contract in combination with annual asset-based compensation of up to 1.25% of the account value of the contract sold. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which AXA Equitable pays to AXA Distributors will be reduced by the same amount, and AXA Equitable will pay AXA Distributors asset-based compensation on the contract equal to the asset-based compensation which AXA Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Distributors varies among Selling broker-dealers.

The Selling broker-dealer, not AXA Distributors, determines the amount and type of compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, such as differential compensation paid for various products.

80  MORE INFORMATION

AXA Equitable also pays AXA Distributors compensation to cover its operating expenses and marketing services under the terms of AXA Equitable's distribution agreements with AXA Distributors.

ADDITIONAL PAYMENTS BY AXA DISTRIBUTORS TO SELLING BROKER-DEALERS. AXA Distributors may pay, out of its assets, certain Selling broker-dealers and other financial intermediaries additional compensation in recognition of services provided or expenses incurred. AXA Distributors may also pay certain Selling broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable products on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conference; and/or other support services, including some that may benefit the contract owner. Payments may be based on the aggregate account value attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. AXA Distributors may also make fixed payments to Selling broker-dealers, for example in connection with the initiation of a new relationship or the introduction of a new product.

Additionally, as an incentive for the financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, AXA Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements").


These additional payments may serve as an incentive for Selling broker-dealers to promote the sale of AXA Equitable contracts over contracts and other products issued by other companies. Not all Selling broker-dealers receive additional payments, and the payments vary among Selling broker-dealers. The list below includes the names of Selling broker-dealers that we are aware (as of December 31, 2011) received additional payments. These additional payments ranged from $81 to $4,973,724. AXA Equitable and its affiliates may also have other business relationships with Selling broker-dealers, which may provide an incentive for the Selling broker-dealers to promote the sale of AXA Equitable contracts over contracts and other products issued by other companies. The list below includes any such Selling broker-dealer. For more information, ask your financial professional.

1st Global Capital Corporation
Advantage Capital Corporation
A.G. Edwards
American Portfolios Financial Services
Ameriprise Financial Services, Inc.
Associated Securities Corp.
Bank of America
BBVA Compass Investment Solutions, Inc.
CCO Investment Services Corp.
Centaurus Financial, Inc.
Commonwealth Financial Network
CUSO Financial Services, L.P.
Essex National Securities Inc.
Financial Network Investment Corporation
First Allied Securities
First Citizens Investor Services, Inc.
First Tennessee Brokerage, Inc.
FSC Securities Corporation
Geneos Wealth Management, Inc.
H.D. Vest Investment Securities, Inc.
Investment Centers of America/First Dakota Inc.
IFC Holdings Inc. DBA Invest Financial Corporation
Investment Professionals, Inc.
Investors Capital Corporation
J.P. Turner & Company, LLC
James T. Borello & Co.
Janney Montgomery Scott, LLC
Key Investment Services, LLC
Lincoln Financial Advisors Corporation
Lincoln Financial Securities Corporation
LPL Financial Corporation
M&T Securities, Inc.
Merrill Lynch Life Agency Inc.
Morgan Keegan & Co., Inc.
Morgan Stanley Smith Barney - Morgan Stanley & Co., Incorporated
Multi-Financial Securities Corporation
National Planning Corporation
Next Financial Group, Inc.
NFP Securities, Inc.
Plan Member Financial Corporation
PNC Investments
Prime Capital Services
PrimeVest Financial Services, Inc.
Raymond James & Associates Inc
Raymond James Financial Services
RBC Capital Markets Corp.
Robert W Baird & Co.
Royal Alliance Associates Inc.
Sage Point Financial, Inc
Securities America, Inc.
SII Investments, Inc.
Sorrento Pacific Financial, LLC
Stifel, Nicolaus & Co.
Summit Brokerage Services, Inc
Termed/Mutual Service Corporation
Transamerica Financial Advisors, Inc.
U.S. Bancorp Investments, Inc.
UBS Financial Services, Inc.
UVEST Financial Services Group, Inc.
Waterstone Financial Group, Inc.
Wells Fargo Advisors Financial Network LLC
Wells Fargo Advisors
Wells Fargo Advisors, LLC
Wells Fargo Investments, LLC


                                                           MORE INFORMATION  81

9. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2011 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.


AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washing-ton, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the fixed maturity option (the "Registration Statement"). This Prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this Prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 "Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234). You can access our website at www.axa-equitable.com.

82  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Appendix I: Condensed financial information

--------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.65%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011.



---------------------------------------------------------------------------------------------------------------------
                                                              FOR THE YEARS ENDING DECEMBER 31,
                                         ----------------------------------------------------------------------------
                                           2011     2010     2009     2008     2007     2006    2005    2004    2003
---------------------------------------------------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $  11.43 $  12.56 $  11.29 $   9.02 $  15.09 $  14.45 $ 12.46 $ 11.72 $10.66
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     81,740   86,614   91,369   88,738   64,596   32,813  12,508   4,674    195
---------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE ALLOCATION
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $  11.78 $  11.75 $  11.14 $  10.32 $  11.79 $  11.33 $ 10.83 $ 10.75 $10.31
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     56,298   54,990   56,858   42,602   10,068    5,935   3,738   1,736    116
---------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE-PLUS ALLOCATION
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $  11.61 $  11.89 $  11.08 $   9.85 $  12.43 $  11.98 $ 11.20 $ 11.03 $10.41
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     44,468   46,837   48,383   39,676   23,580   16,150   9,271   3,928    215
---------------------------------------------------------------------------------------------------------------------
 AXA MODERATE ALLOCATION
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $  11.65 $  12.14 $  11.23 $   9.76 $  13.13 $  12.57 $ 11.58 $ 11.24 $10.51
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    169,487  182,689  187,530  162,336  117,390   83,885  52,197  21,440    970
---------------------------------------------------------------------------------------------------------------------
 AXA MODERATE-PLUS ALLOCATION
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $  11.95 $  12.79 $  11.66 $   9.72 $  14.48 $  13.84 $ 12.29 $ 11.72 $10.67
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    280,250  306,839  319,013  307,331  240,939  152,231  69,680  21,528    560
---------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCEBERNSTEIN SMALL CAP GROWTH
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $  15.13 $  15.48 $  11.81 $   8.85 $  16.27 $  14.18 $ 13.22 $ 12.06 $10.75
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      4,294    4,251    3,707    4,155    3,846    2,926   1,783     913     81
---------------------------------------------------------------------------------------------------------------------
 EQ/AXA FRANKLIN SMALL CAP VALUE CORE
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $   8.72 $   9.81 $   8.02 $   6.36 $   9.71 $  10.81      --      --     --
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      4,691    4,425    4,217    3,589    2,069      384      --      --     --
---------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK BASIC VALUE EQUITY
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $  11.97 $  12.56 $  11.37 $   8.88 $  14.23 $  14.30 $ 12.02 $ 11.87 $10.92
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     11,402   10,750    9,718    8,195    7,001    5,785   4,888   3,020    210
---------------------------------------------------------------------------------------------------------------------
 EQ/BOSTON ADVISORS EQUITY INCOME
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $   5.49 $   5.61 $   4.93 $   4.49 $   6.74 $   6.61 $  5.80 $  5.55     --
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      7,357    7,596    7,687    6,763    5,771    4,814   3,177     208     --
---------------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $   9.87 $  10.01 $   9.04 $   7.03 $  13.04 $  11.83 $ 11.43 $ 10.68 $10.49
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        846      922      976      994      982      894     571     194      5
---------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
---------------------------------------------------------------------------------------------------------------------
   Unit value                            $  12.01 $  11.74 $  10.31 $   7.97 $  13.44 $  13.44 $ 12.20 $ 11.69 $10.72
---------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     12,354   13,284   14,379   15,308   17,200    6,674   4,879   2,900     86
---------------------------------------------------------------------------------------------------------------------




                                APPENDIX I: CONDENSED FINANCIAL INFORMATION I-1

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



--------------------------------------------------------------------------------------------------------------
                                                           FOR THE YEARS ENDING DECEMBER 31,
                                         ---------------------------------------------------------------------
                                          2011    2010    2009    2008    2007    2006    2005    2004   2003
--------------------------------------------------------------------------------------------------------------
 EQ/COMMON STOCK INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.95 $ 11.08 $  9.72 $  7.70 $ 13.93 $ 13.69 $ 12.58 $12.26 $10.92
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     6,758   7,497   8,285   7,635   7,057   7,207   5,402  2,957    158
--------------------------------------------------------------------------------------------------------------
 EQ/CORE BOND INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.57 $ 10.25 $  9.85 $  9.76 $ 10.89 $ 10.74 $ 10.50 $10.44 $10.20
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    15,379  15,758  15,630  13,286  14,134  11,680   7,995  3,501    284
--------------------------------------------------------------------------------------------------------------
 EQ/DAVIS NEW YORK VENTURE
--------------------------------------------------------------------------------------------------------------
   Unit value                            $  8.89 $  9.48 $  8.63 $  6.61 $ 11.06 $ 10.84      --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    11,039  12,024  12,570  12,038   7,823   1,788      --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.99 $ 12.01 $ 10.68 $  8.63 $ 14.00 $ 13.56 $ 11.98 $11.67 $10.76
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    15,594  17,472  16,494  13,591  11,756   9,866   7,495  4,181    204
--------------------------------------------------------------------------------------------------------------
 EQ/EQUITY GROWTH PLUS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.65 $ 12.63 $ 11.14 $  8.86 $ 15.09 $ 13.45 $ 12.51 $11.49 $10.57
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    18,903  21,844  25,216  27,244  25,093  20,022  11,881  5,249    435
--------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN CORE BALANCED
--------------------------------------------------------------------------------------------------------------
   Unit value                            $  9.70 $  9.86 $  9.00 $  7.01 $ 10.46 $ 10.42      --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    18,816  20,186  26,123  22,020  19,931   3,992      --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN TEMPLETON ALLOCATION
--------------------------------------------------------------------------------------------------------------
   Unit value                            $  7.60 $  8.09 $  7.45 $  5.90 $  9.50      --      --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    66,777  72,176  77,428  73,834  36,003      --      --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/GAMCO MERGERS AND ACQUISITIONS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.29 $ 12.33 $ 11.44 $  9.97 $ 11.77 $ 11.57 $ 10.48     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,153   3,441   2,904   2,617   2,502   1,759     442     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/GAMCO SMALL COMPANY VALUE
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 32.83 $ 34.59 $ 26.51 $ 19.06 $ 27.94 $ 26.00 $ 22.24 $21.68     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,688   4,778   4,361   4,032   3,011   1,796     802     76     --
--------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL BOND PLUS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.01 $ 11.70 $ 11.19 $ 11.16 $ 10.65 $  9.91 $  9.74     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    11,107  10,881   9,976   8,932   4,959   2,013     172     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL MULTI-SECTOR EQUITY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 20.10 $ 23.30 $ 21.26 $ 14.40 $ 34.34 $ 24.59 $ 18.24 $13.97 $11.48
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     8,714  10,073  10,747   9,040   8,306   6,050   3,408  1,047     46
--------------------------------------------------------------------------------------------------------------
 EQ/INTERMEDIATE GOVERNMENT BOND INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.16 $ 10.78 $ 10.51 $ 10.94 $ 10.74 $ 10.22 $ 10.07 $10.12 $10.09
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     5,170   5,599   6,213   5,624   2,177   1,691   1,398    905     69
--------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL CORE PLUS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.11 $ 14.82 $ 13.80 $ 10.36 $ 19.11 $ 16.87 $ 14.38 $12.48 $11.17
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    11,646  12,040  12,800  12,557  12,092  11,624   7,243  3,564    178
--------------------------------------------------------------------------------------------------------------




I-2 APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



-------------------------------------------------------------------------------------------------------------
                                                          FOR THE YEARS ENDING DECEMBER 31,
                                         --------------------------------------------------------------------
                                          2011    2010    2009    2008    2007    2006    2005   2004   2003
-------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL EQUITY INDEX
-------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.65 $ 12.34 $ 11.92 $  9.54 $ 19.68 $ 17.91 $14.74 $13.00 $11.19
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     9,683  10,663  11,782  12,678  12,529   7,675  3,716  1,270     66
-------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL VALUE PLUS
-------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.97 $ 14.52 $ 13.92 $ 10.87 $ 19.38 $ 17.89 $14.47 $13.27 $11.09
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     8,297   9,253   9,672   8,942   9,184   7,223  4,026  1,161     30
-------------------------------------------------------------------------------------------------------------
 EQ/JPMORGAN VALUE OPPORTUNITIES
-------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.16 $ 11.97 $ 10.84 $  8.33 $ 14.06 $ 14.47 $12.22 $11.96 $10.97
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,278   2,399   2,250   2,028   2,094   1,769  1,018    473     42
-------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP CORE PLUS
-------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.22 $ 11.92 $ 10.61 $  8.53 $ 13.85 $ 13.56 $12.21 $11.58 $10.57
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,518   1,657   1,676   1,341   1,364   1,455  1,271    643     69
-------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH INDEX
-------------------------------------------------------------------------------------------------------------
   Unit value                            $ 13.17 $ 13.08 $ 11.47 $  8.57 $ 13.66 $ 12.19 $12.46 $11.02 $10.34
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,033   3,990   4,165   4,045   3,311   2,506  1,386    595     44
-------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH PLUS
-------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.59 $ 13.29 $ 11.81 $  8.90 $ 14.66 $ 12.89 $12.16 $11.34 $10.24
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     8,906   2,226   2,475   2,429   2,960   1,215    705    369     29
-------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE INDEX
-------------------------------------------------------------------------------------------------------------
   Unit value                            $  5.70 $  5.81 $  5.16 $  4.40 $ 10.34 $ 11.17 $10.63     --     --
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    13,669   6,525   6,971   6,687   7,005   5,957    563     --     --
-------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE PLUS
-------------------------------------------------------------------------------------------------------------
   Unit value                            $  9.68 $ 10.37 $  9.36 $  7.90 $ 14.17 $ 15.10 $12.65 $12.20 $10.93
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    12,952  14,278  15,820  17,618  19,894  14,100  9,522  5,080    310
-------------------------------------------------------------------------------------------------------------
 EQ/LORD ABBETT LARGE CAP CORE
-------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.75 $ 11.94 $ 10.66 $  8.63 $ 12.71 $ 11.68 $10.54     --     --
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,343   4,125   4,065   2,823   1,698   1,248    527     --     --
-------------------------------------------------------------------------------------------------------------
 EQ/MFS INTERNATIONAL GROWTH
-------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.75 $ 14.52 $ 12.85 $  9.52 $ 16.21 $ 14.18 $11.48     --     --
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     6,332   7,236   5,774   4,806   3,860   1,674    373     --     --
-------------------------------------------------------------------------------------------------------------
 EQ/MID CAP INDEX
-------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.51 $ 13.03 $ 10.54 $  7.86 $ 15.77 $ 14.84 $13.53 $12.93 $11.33
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     9,217  10,198  10,675  10,589  10,337   8,706  5,920  3,260    291
-------------------------------------------------------------------------------------------------------------
 EQ/MID CAP VALUE PLUS
-------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.78 $ 14.35 $ 11.92 $  8.92 $ 15.00 $ 15.51 $14.02 $12.80 $11.04
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    14,367  16,208  19,394   5,726   6,668   6,490  4,526  2,213    149
-------------------------------------------------------------------------------------------------------------
 EQ/MONEY MARKET
-------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.08 $ 10.25 $ 10.42 $ 10.59 $ 10.55 $ 10.24 $ 9.97 $ 9.87 $ 9.96
-------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    11,709  10,912  19,099  26,885   8,854   4,632  2,041  1,005     42
-------------------------------------------------------------------------------------------------------------




                                APPENDIX I: CONDENSED FINANCIAL INFORMATION I-3

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



------------------------------------------------------------------------------------------------------------
                                                          FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------
                                          2011    2010    2009    2008    2007    2006   2005   2004   2003
------------------------------------------------------------------------------------------------------------
 EQ/MONTAG & CALDWELL GROWTH
------------------------------------------------------------------------------------------------------------
   Unit value                            $  5.16 $  5.10 $  4.79 $  3.76 $  5.69 $ 4.79 $ 4.51 $ 4.35     --
------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     5,784   6,667   7,498   8,750   4,503  1,430    883     38     --
------------------------------------------------------------------------------------------------------------
 EQ/MORGAN STANLEY MID CAP GROWTH
------------------------------------------------------------------------------------------------------------
   Unit value                            $ 15.10 $ 16.63 $ 12.78 $  8.28 $ 15.97 $13.27 $12.35     --     --
------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     9,135   9,351   7,909   6,915   5,059  2,350    533     --     --
------------------------------------------------------------------------------------------------------------
 EQ/MUTUAL LARGE CAP EQUITY
------------------------------------------------------------------------------------------------------------
   Unit value                            $  8.29 $  8.82 $  8.01 $  6.51 $ 10.70 $10.70     --     --     --
------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     8,847   9,869  11,439  11,898  12,811  2,470     --     --     --
------------------------------------------------------------------------------------------------------------
 EQ/OPPENHEIMER GLOBAL
------------------------------------------------------------------------------------------------------------
   Unit value                            $  9.32 $ 10.37 $  9.15 $  6.71 $ 11.52 $11.08     --     --     --
------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     8,411   6,724   5,394   4,013   2,779    367     --     --     --
------------------------------------------------------------------------------------------------------------
 EQ/PIMCO ULTRA SHORT BOND
------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.47 $ 10.67 $ 10.76 $ 10.13 $ 10.73 $ 9.79 $ 9.91     --     --
------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    33,009  36,696  39,919  25,636  14,527  8,303  3,300     --     --
------------------------------------------------------------------------------------------------------------
 EQ/QUALITY BOND PLUS
------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.93 $ 10.98 $ 10.51 $ 10.07 $ 10.96 $10.66 $10.44 $10.40 $10.20
------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     8,790   9,470   9,834   4,558   4,138  3,340  2,303  1,119     95
------------------------------------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
------------------------------------------------------------------------------------------------------------
   Unit value                            $ 13.34 $ 14.13 $ 11.42 $  9.21 $ 14.21 $14.72 $12.72 $12.40 $10.71
------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     6,576   7,175   7,505   4,820   4,773  4,061  2,210  1,215     79
------------------------------------------------------------------------------------------------------------
 EQ/T.ROWE PRICE GROWTH STOCK
------------------------------------------------------------------------------------------------------------
   Unit value                            $ 14.49 $ 15.02 $ 13.12 $  9.36 $ 16.46 $15.61 $16.53 $16.17     --
------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     5,792   5,568   5,286   3,779   3,120    907    526     22     --
------------------------------------------------------------------------------------------------------------
 EQ/TEMPLETON GLOBAL EQUITY
------------------------------------------------------------------------------------------------------------
   Unit value                            $  7.69 $  8.53 $  8.03 $  6.28 $ 10.79 $10.75     --     --     --
------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     7,665   8,076   8,585   9,057  10,518  2,001     --     --     --
------------------------------------------------------------------------------------------------------------
 EQ/UBS GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------
   Unit value                            $  4.95 $  5.18 $  4.66 $  3.58 $  6.07 $ 6.10 $ 5.43 $ 5.07     --
------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,796   2,626   2,887   3,308   3,079  2,346    952     71     --
------------------------------------------------------------------------------------------------------------
 EQ/VAN KAMPEN COMSTOCK
------------------------------------------------------------------------------------------------------------
   Unit value                            $  9.73 $ 10.09 $  8.91 $  7.05 $ 11.38 $11.86 $10.41     --     --
------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    10,113   9,622  10,345  10,821   9,921  7,856  2,852     --     --
------------------------------------------------------------------------------------------------------------
 EQ/WELLS FARGO OMEGA GROWTH
------------------------------------------------------------------------------------------------------------
   Unit value                            $ 13.76 $ 14.86 $ 12.88 $  9.34 $ 13.11 $11.98 $11.50 $11.25 $10.69
------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     7,890   6,166   5,221   2,848   2,691  1,979  1,528  1,146    126
------------------------------------------------------------------------------------------------------------
 MULTIMANAGER AGGRESSIVE EQUITY
------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.69 $ 11.60 $ 10.03 $  7.43 $ 14.17 $12.93 $12.51 $11.75 $10.66
------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     7,858   8,625   5,825   1,350   1,191    976    442    210     15
------------------------------------------------------------------------------------------------------------




I-4 APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



-----------------------------------------------------------------------------------------------------------
                                                         FOR THE YEARS ENDING DECEMBER 31,
                                         ------------------------------------------------------------------
                                          2011    2010    2009    2008    2007   2006   2005   2004   2003
-----------------------------------------------------------------------------------------------------------
 MULTIMANAGER CORE BOND
-----------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.93 $ 12.43 $ 11.90 $ 11.17 $11.08 $10.61 $10.39 $10.38 $10.16
-----------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    23,507  18,690  19,288  11,031  6,566  5,315  4,566  2,210    301
-----------------------------------------------------------------------------------------------------------
 MULTIMANAGER INTERNATIONAL EQUITY
-----------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.34 $ 14.06 $ 13.36 $ 10.46 $20.15 $18.23 $14.79 $13.02 $11.23
-----------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     7,107   7,570   8,035   7,867  7,136  5,220  2,536  1,127     65
-----------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP CORE EQUITY
-----------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.70 $ 11.75 $ 10.71 $  8.22 $13.82 $13.38 $11.98 $11.41 $10.58
-----------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,700   2,716   2,563   1,797  1,624  1,487  1,016    456     20
-----------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP VALUE
-----------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.06 $ 12.98 $ 11.67 $  9.65 $15.69 $15.40 $13.12 $12.46 $11.07
-----------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     5,128   5,659   6,264   6,951  6,335  5,165  3,109  1,455     59
-----------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP GROWTH
-----------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.80 $ 14.13 $ 11.32 $  8.12 $14.63 $13.30 $12.33 $11.57 $10.53
-----------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,196   4,760   4,627   4,317  3,883  3,570  2,515  1,381     97
-----------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP VALUE
-----------------------------------------------------------------------------------------------------------
   Unit value                            $ 13.67 $ 16.04 $ 13.06 $  9.20 $14.60 $14.83 $13.15 $12.45 $10.99
-----------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,856   4,840   4,569   4,175  4,025  3,627  2,566  1,506    103
-----------------------------------------------------------------------------------------------------------
 MULTIMANAGER MULTI-SECTOR BOND
-----------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.06 $ 10.70 $ 10.21 $  9.46 $12.58 $12.40 $11.47 $11.32 $10.59
-----------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     9,077   8,961   8,522   6,601  7,716  6,956  5,292  3,135    282
-----------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP GROWTH
-----------------------------------------------------------------------------------------------------------
   Unit value                            $  6.86 $  8.27 $  6.59 $  4.98 $ 8.75 $ 8.58 $ 7.91 $ 7.49     --
-----------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     6,318   7,044   7,464   6,845  6,231  3,530  1,416     31     --
-----------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP VALUE
-----------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.93 $ 12.21 $  9.97 $  8.02 $13.12 $14.80 $12.96 $12.59 $10.93
-----------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     5,025   5,724   6,164   6,403  7,224  7,719  5,307  2,979    191
-----------------------------------------------------------------------------------------------------------
 MULTIMANAGER TECHNOLOGY
-----------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.56 $ 13.42 $ 11.59 $  7.44 $14.29 $12.29 $11.65 $10.64 $10.31
-----------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     5,819   5,979   5,856   4,301  3,743  2,164  1,431    675     35
-----------------------------------------------------------------------------------------------------------




                                APPENDIX I: CONDENSED FINANCIAL INFORMATION I-5

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.60%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011.



--------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                             -----------------------------------------------------------------------
                                              2011   2010   2009   2008   2007    2006    2005   2004   2003   2002
--------------------------------------------------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION
--------------------------------------------------------------------------------------------------------------------
   Unit value                                $10.36 $11.38 $10.23 $ 8.17 $ 13.65 $ 13.07 $11.26 $10.59     --     --
--------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,791  2,270  2,633  2,922   3,517   3,308  1,298    726     --     --
--------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE ALLOCATION
--------------------------------------------------------------------------------------------------------------------
   Unit value                                $11.30 $11.27 $10.67 $ 9.88 $ 11.28 $ 10.84 $10.35 $10.27     --     --
--------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      4,084  3,607  3,583  3,454   1,731   1,508  1,073    686     --     --
--------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE-PLUS ALLOCATION
--------------------------------------------------------------------------------------------------------------------
   Unit value                                $10.96 $11.21 $10.45 $ 9.28 $ 11.71 $ 11.28 $10.54 $10.37     --     --
--------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      2,628  3,058  2,907  2,852   1,825   1,741  1,299    787     --     --
--------------------------------------------------------------------------------------------------------------------
 AXA MODERATE ALLOCATION
--------------------------------------------------------------------------------------------------------------------
   Unit value                                $43.87 $45.68 $42.24 $36.68 $ 49.36 $ 47.21 $43.48 $42.17 $39.41 $33.62
--------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      2,775  2,933  3,090  2,966   3,439   3,955  4,167  3,907  2,733    598
--------------------------------------------------------------------------------------------------------------------
 AXA MODERATE-PLUS ALLOCATION
--------------------------------------------------------------------------------------------------------------------
   Unit value                                $10.86 $11.62 $10.58 $ 8.82 $ 13.14 $ 12.55 $11.14 $10.61     --     --
--------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      6,637  7,603  8,360  8,765  10,293  11,247  7,926  3,664     --     --
--------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCEBERNSTEIN SMALL CAP GROWTH
--------------------------------------------------------------------------------------------------------------------
   Unit value                                $18.97 $19.41 $14.80 $11.09 $ 20.36 $ 17.73 $16.53 $15.07 $13.43 $ 9.69
--------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,239  1,416  1,585  1,882   2,356   3,069  3,839  4,346  4,534  3,377
--------------------------------------------------------------------------------------------------------------------
 EQ/AXA FRANKLIN SMALL CAP VALUE CORE
--------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 8.74 $ 9.83 $ 8.04 $ 6.37 $  9.72 $ 10.81     --     --     --     --
--------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        129    137    145    250      73      51     --     --     --     --
--------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK BASIC VALUE EQUITY
--------------------------------------------------------------------------------------------------------------------
   Unit value                                $19.81 $20.77 $18.80 $14.66 $ 23.49 $ 23.60 $19.83 $19.58 $17.99 $13.94
--------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,771  1,898  2,050  2,175   2,711   3,644  4,227  4,909  4,335  2,235
--------------------------------------------------------------------------------------------------------------------
 EQ/BOSTON ADVISORS EQUITY INCOME
--------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 5.53 $ 5.64 $ 4.95 $ 4.51 $  6.78 $  6.64 $ 5.82 $ 5.57     --     --
--------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        580    519    481    613     684     907  1,277    370     --     --
--------------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
--------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 7.42 $ 7.52 $ 6.80 $ 5.28 $  9.79 $  8.87 $ 8.57 $ 8.01 $ 7.86 $ 6.24
--------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        160    169    187    206     250     367    468    498    478    128
--------------------------------------------------------------------------------------------------------------------




I-6 APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



----------------------------------------------------------------------------------------------------------------------------
                                                                    FOR THE YEARS ENDING DECEMBER 31,
                                             -------------------------------------------------------------------------------
                                              2011    2010    2009    2008    2007    2006    2005    2004    2003    2002
----------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 11.49 $ 11.22 $  9.85 $  7.61 $ 12.83 $ 12.82 $ 11.63 $ 11.14 $ 10.21 $  7.89
----------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                       8,697   9,874  11,353  13,273  16,294   9,568  11,228  12,694  12,682   9,408
----------------------------------------------------------------------------------------------------------------------------
 EQ/COMMON STOCK INDEX
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $198.08 $200.24 $175.62 $139.08 $251.49 $247.00 $226.77 $220.94 $196.75 $133.70
----------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                         201     228     270     308     377     490     586     683     689     581
----------------------------------------------------------------------------------------------------------------------------
 EQ/CORE BOND INDEX
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 13.81 $ 13.39 $ 12.87 $ 12.73 $ 14.21 $ 14.01 $ 13.68 $ 13.60 $ 13.28 $ 13.05
----------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                       5,365   6,087   6,863   7,829  10,140  12,428  14,021  15,208  16,175  13,419
----------------------------------------------------------------------------------------------------------------------------
 EQ/DAVIS NEW YORK VENTURE
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $  8.91 $  9.50 $  8.64 $  6.62 $ 11.06 $ 10.84      --      --      --      --
----------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                         739     787     803     780     634     332      --      --      --      --
----------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 25.73 $ 25.76 $ 22.89 $ 18.48 $ 29.96 $ 29.01 $ 25.62 $ 24.94 $ 22.99 $ 18.28
----------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                       3,578   4,010   4,502   5,011   6,391   8,474  10,127  11,584  11,512   7,152
----------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY GROWTH PLUS
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 14.08 $ 15.25 $ 13.44 $ 10.69 $ 18.20 $ 16.22 $ 15.07 $ 13.84 $ 12.72 $  9.86
----------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                       3,745   4,248   4,931   5,954   7,491  10,192  11,276  11,463  10,296   2,423
----------------------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN CORE BALANCED
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $  9.73 $  9.88 $  9.02 $  7.02 $ 10.46 $ 10.42      --      --      --      --
----------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                       1,039   1,118   1,591   1,489   2,051     730      --      --      --      --
----------------------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN TEMPLETON ALLOCATION
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $  7.62 $  8.10 $  7.46 $  5.90 $  9.50      --      --      --      --      --
----------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                       1,015   1,012   1,076   1,164   1,153      --      --      --      --      --
----------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO MERGERS AND ACQUISITIONS
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 12.33 $ 12.37 $ 11.47 $  9.99 $ 11.78 $ 11.58 $ 10.49      --      --      --
----------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                         274     216     175     171     230     268     107      --      --      --
----------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO SMALL COMPANY VALUE
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 33.22 $ 34.98 $ 26.80 $ 19.26 $ 28.22 $ 26.24 $ 22.44 $ 21.86      --      --
----------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                         354     380     352     302     300     291     339      74      --      --
----------------------------------------------------------------------------------------------------------------------------




                                APPENDIX I: CONDENSED FINANCIAL INFORMATION I-7

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



-----------------------------------------------------------------------------------------------------------------------
                                                                 FOR THE YEARS ENDING DECEMBER 31,
                                             --------------------------------------------------------------------------
                                              2011   2010   2009   2008   2007   2006    2005    2004    2003    2002
-----------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL MULTI-SECTOR EQUITY
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                $15.08 $17.48 $15.94 $10.79 $25.72 $ 18.41 $ 13.65 $ 10.45 $  8.58 $  5.59
-----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,613  1,972  2,334  2,396  3,354   4,518   5,043   4,587   4,232   2,823
-----------------------------------------------------------------------------------------------------------------------
 EQ/INTERMEDIATE GOVERNMENT BOND INDEX
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                $19.94 $19.24 $18.76 $19.51 $19.14 $ 18.20 $ 17.94 $ 18.01 $ 17.95 $ 17.86
-----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,072  1,196  1,385  1,664  1,956   2,358   2,881   3,326   3,448   2,501
-----------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL CORE PLUS
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                $10.25 $12.54 $11.67 $ 8.76 $16.15 $ 14.24 $ 12.14 $ 10.53 $  9.42 $  7.22
-----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      4,045  4,538  5,230  5,817  7,394   9,957  11,032  11,933  10,611   5,973
-----------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL EQUITY INDEX
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                $10.66 $12.34 $11.92 $ 9.53 $19.66 $ 17.88 $ 14.71 $ 12.97 $ 11.15 $  8.38
-----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,719  1,918  2,139  2,496  3,456   4,168   4,498   4,337   4,026     604
-----------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL VALUE PLUS
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                $15.00 $18.18 $17.42 $13.59 $24.23 $ 22.35 $ 18.07 $ 16.57 $ 13.84 $ 10.98
-----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,688  1,956  2,216  2,472  3,272   4,311   4,992   5,077   5,316   3,555
-----------------------------------------------------------------------------------------------------------------------
 EQ/JPMORGAN VALUE OPPORTUNITIES
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                $12.12 $13.00 $11.76 $ 9.03 $15.24 $ 15.68 $ 13.24 $ 12.94 $ 11.86 $  9.51
-----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,722  1,965  2,244  2,578  3,182   4,115   4,803   5,325   5,701   4,777
-----------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP CORE PLUS
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 8.60 $ 9.13 $ 8.12 $ 6.53 $10.60 $ 10.37 $  9.33 $  8.84 $  8.07 $  6.72
-----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      2,552  2,981  3,499  4,012  5,022   6,684   7,849   8,941   9,707   8,237
-----------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH INDEX
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 7.43 $ 7.37 $ 6.46 $ 4.82 $ 7.69 $  6.86 $  7.01 $  6.19 $  5.81 $  4.79
-----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      4,842  5,531  6,521  7,705  9,407  11,991  14,352  15,822  17,115  16,550
-----------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH PLUS
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                $14.42 $15.21 $13.51 $10.18 $16.75 $ 14.72 $ 13.88 $ 12.94 $ 11.68 $  9.18
-----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      2,184  1,649  1,897  2,095  2,691   3,075   3,566   4,258   4,710   4,661
-----------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE INDEX
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 5.72 $ 5.83 $ 5.17 $ 4.41 $10.35 $ 11.18 $ 10.63      --      --      --
-----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        636    306    341    306    503     784     195      --      --      --
-----------------------------------------------------------------------------------------------------------------------




I-8 APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------
                                                                  FOR THE YEARS ENDING DECEMBER 31,
                                             ---------------------------------------------------------------------------
                                              2011   2010   2009   2008    2007    2006    2005    2004    2003    2002
------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE PLUS
------------------------------------------------------------------------------------------------------------------------
   Unit value                                $11.28 $12.07 $10.89 $  9.19 $ 16.48 $ 17.54 $ 14.69 $ 14.16 $ 12.68 $10.01
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      7,113  8,017  9,238  10,639  13,726  13,777  15,585  17,155  15,959  8,615
------------------------------------------------------------------------------------------------------------------------
 EQ/LORD ABBETT LARGE CAP CORE
------------------------------------------------------------------------------------------------------------------------
   Unit value                                $10.78 $11.98 $10.68 $  8.65 $ 12.73 $ 11.69 $ 10.54      --      --     --
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        316    269    241     207     161     166     132      --      --     --
------------------------------------------------------------------------------------------------------------------------
 EQ/MFS INTERNATIONAL GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                                $12.80 $14.57 $12.88 $  9.54 $ 16.23 $ 14.19 $ 11.48      --      --     --
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        603    648    458     378     409     273      98      --      --     --
------------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                                $10.70 $11.14 $ 9.00 $  6.71 $ 13.45 $ 12.66 $ 11.53 $ 11.02 $  9.65 $ 6.83
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      3,332  3,823  4,410   5,117   6,276   8,561  10,309  11,422  10,509  4,322
------------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP VALUE PLUS
------------------------------------------------------------------------------------------------------------------------
   Unit value                                $14.16 $15.88 $13.18 $  9.86 $ 16.58 $ 17.13 $ 15.47 $ 14.13 $ 12.18 $ 9.29
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      2,583  2,940  3,462   3,335   4,320   6,178   7,278   7,736   7,229  3,714
------------------------------------------------------------------------------------------------------------------------
 EQ/MONEY MARKET
------------------------------------------------------------------------------------------------------------------------
   Unit value                                $27.19 $27.63 $28.08 $ 28.54 $ 28.40 $ 27.57 $ 26.81 $ 26.55 $ 26.78 $27.06
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,664  1,996  2,814   4,635   3,889   3,996   4,058   4,693   6,370  9,288
------------------------------------------------------------------------------------------------------------------------
 EQ/MONTAG & CALDWELL GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 5.19 $ 5.13 $ 4.82 $  3.77 $  5.72 $  4.81 $  4.53 $  4.36      --     --
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        880  1,000  1,089   1,065     656     206     172      19      --     --
------------------------------------------------------------------------------------------------------------------------
 EQ/MORGAN STANLEY MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                                $15.15 $16.68 $12.81 $  8.29 $ 16.00 $ 13.28 $ 12.35      --      --     --
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        562    616    511     412     507     322     172      --      --     --
------------------------------------------------------------------------------------------------------------------------
 EQ/MUTUAL LARGE CAP EQUITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 8.31 $ 8.84 $ 8.03 $  6.52 $ 10.70 $ 10.70      --      --      --     --
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        286    357    450     499     748     372      --      --      --     --
------------------------------------------------------------------------------------------------------------------------
 EQ/OPPENHEIMER GLOBAL
------------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 9.35 $10.39 $ 9.17 $  6.72 $ 11.53 $ 11.09      --      --      --     --
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        554    462    301     230     230      61      --      --      --     --
------------------------------------------------------------------------------------------------------------------------




                                APPENDIX I: CONDENSED FINANCIAL INFORMATION I-9

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



------------------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDING DECEMBER 31,
                                             ---------------------------------------------------------------------
                                              2011   2010   2009   2008   2007   2006   2005   2004   2003   2002
------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO ULTRA SHORT BOND
------------------------------------------------------------------------------------------------------------------
   Unit value                                $10.51 $10.70 $10.78 $10.15 $10.75 $ 9.80 $ 9.92     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      3,170  3,449  3,688  2,800  1,098  1,411    848     --     --     --
------------------------------------------------------------------------------------------------------------------
 EQ/QUALITY BOND PLUS
------------------------------------------------------------------------------------------------------------------
   Unit value                                $16.28 $16.35 $15.64 $14.98 $16.29 $15.84 $15.50 $15.45 $15.13 $14.85
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,226  1,310  1,604  1,459  1,861  2,329  2,753  2,951  3,122  1,064
------------------------------------------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
------------------------------------------------------------------------------------------------------------------
   Unit value                                $15.23 $16.12 $13.02 $10.49 $16.18 $16.75 $14.46 $14.10 $12.18 $ 8.48
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,200  1,345  1,522  1,675  2,100  2,912  3,372  3.996  4,084  1,913
------------------------------------------------------------------------------------------------------------------
 EQ/T.ROWE PRICE GROWTH STOCK
------------------------------------------------------------------------------------------------------------------
   Unit value                                $14.66 $15.20 $13.27 $ 9.45 $16.62 $15.76 $16.68 $16.30     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,076  1,157  1,232  1,328  1,641    104    146     19     --     --
------------------------------------------------------------------------------------------------------------------
 EQ/TEMPLETON GLOBAL EQUITY
------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 7.71 $ 8.55 $ 8.04 $ 6.29 $10.80 $10.75     --     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        394    377    355    411    572    298     --     --     --     --
------------------------------------------------------------------------------------------------------------------
 EQ/UBS GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 4.99 $ 5.21 $ 4.69 $ 3.60 $ 6.10 $ 6.12 $ 5.45 $ 5.08     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        207    105    166    145    300    397    286     69     --     --
------------------------------------------------------------------------------------------------------------------
 EQ/VAN KAMPEN COMSTOCK
------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 9.76 $10.12 $ 8.93 $ 7.07 $11.39 $11.87 $10.41     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        335    314    427    491    424    647    410     --     --     --
------------------------------------------------------------------------------------------------------------------
 EQ/WELLS FARGO OMEGA GROWTH
------------------------------------------------------------------------------------------------------------------
   Unit value                                $10.07 $10.87 $ 9.42 $ 6.82 $ 9.58 $ 8.74 $ 8.39 $ 8.20 $ 7.79 $ 5.73
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,319  1,289  1,281  1,192  1,455  1,731  2,184  2,500  2,016    424
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER AGGRESSIVE EQUITY
------------------------------------------------------------------------------------------------------------------
   Unit value                                $46.89 $50.84 $43.93 $32.52 $61.99 $56.56 $54.68 $51.36 $46.56 $34.41
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        593    669    370    186    233    292    331    388    429    338
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER CORE BOND
------------------------------------------------------------------------------------------------------------------
   Unit value                                $13.88 $13.34 $12.76 $11.97 $11.87 $11.36 $11.12 $11.11 $10.87 $10.64
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      3,671  4,073  4,407  4,240  5,230  6,686  7,527  8,293  8,217  3,282
------------------------------------------------------------------------------------------------------------------




I-10 APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



------------------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDING DECEMBER 31,
                                             ---------------------------------------------------------------------
                                              2011   2010   2009   2008   2007   2006   2005   2004   2003   2002
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER INTERNATIONAL EQUITY
------------------------------------------------------------------------------------------------------------------
   Unit value                                $10.43 $12.93 $12.28 $ 9.61 $18.51 $16.73 $13.57 $11.94 $10.29 $ 7.79
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,097  1,251  1,474  1,547  1,972  2,676  2,300  2,160  1,684    553
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP CORE EQUITY
------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 9.76 $10.71 $ 9.76 $ 7.48 $12.58 $12.18 $10.89 $10.37 $ 9.61 $ 7.62
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        806    856    922  1,012  1,291  1,745  1,956  2,038  1,850    635
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP VALUE
------------------------------------------------------------------------------------------------------------------
   Unit value                                $11.13 $11.98 $10.76 $ 8.90 $14.46 $14.18 $12.07 $11.46 $10.17 $ 7.89
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,647  1,891  2,160  2,480  3,218  4,325  4,766  4,712  3,848  1,272
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------
   Unit value                                $10.42 $11.49 $ 9.20 $ 6.60 $11.88 $10.79 $10.01 $ 9.38 $ 8.53 $ 6.18
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,749  1,969  2,263  2,611  3,156  4,520  5,281  6,078  5,628  1,488
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP VALUE
------------------------------------------------------------------------------------------------------------------
   Unit value                                $12.70 $14.89 $12.12 $ 8.53 $13.54 $13.75 $12.18 $11.53 $10.17 $ 7.35
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,503  1,605  1,844  2,077  2,710  3,885  4,432  5,059  3,927  1,262
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MULTI-SECTOR BOND
------------------------------------------------------------------------------------------------------------------
   Unit value                                $27.61 $26.70 $25.45 $23.59 $31.34 $30.88 $28.55 $28.15 $26.32 $21.83
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,548  1,666  1,854  2,063  2,743  3,798  4,585  5,526  5,467  2,248
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 6.91 $ 8.32 $ 6.63 $ 5.01 $ 8.79 $ 8.61 $ 7.94 $ 7.51     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        332    379    322    350    436    605    410     22     --     --
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP VALUE
------------------------------------------------------------------------------------------------------------------
   Unit value                                $14.23 $15.89 $12.97 $10.43 $17.05 $19.22 $16.83 $16.33 $14.17 $10.49
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,988  2,303  2,646  3,075  3,968  5,693  6,888  7,850  7,354  5,021
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER TECHNOLOGY
------------------------------------------------------------------------------------------------------------------
   Unit value                                $10.72 $11.45 $ 9.88 $ 6.34 $12.17 $10.46 $ 9.91 $ 9.05 $ 8.76 $ 5.65
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,668  1,814  2,062  2,147  2,564  3,343  4,090  4,725  1,117    205
------------------------------------------------------------------------------------------------------------------




                               APPENDIX I: CONDENSED FINANCIAL INFORMATION I-11

Appendix II: Purchase considerations for QP contracts

--------------------------------------------------------------------------------

This information is provided for historical purposes only. The contract is no longer available to new purchasers.


Trustees who are considering the purchase of an Accumulator(R) Elite/SM/ QP contract should discuss with their tax and ERISA advisers whether this is an appropriate investment vehicle for the employer's plan. The QP contract and this Prospectus should be reviewed in full, and the following factors, among others, should be noted. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the Guaranteed minimum income benefit and other guaranteed benefits, and the payment of death benefits in accordance with the requirements of the federal income tax rules. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Accumulator(R) Elite/SM/ QP contract or another annuity contract. Therefore, you should purchase an Accumulator(R) Elite/SM/ QP contract to fund a plan for the contract's features and benefits and not for tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles.


We will not accept defined benefit plans. This QP contract accepts only transfer contributions from other investments within an existing qualified plan trust. We will not accept ongoing payroll contributions or other contributions from the employer. For 401(k) plans, no employee after-tax contributions are accepted. A "designated Roth contribution account" is not available in the QP contract. Checks written on accounts held in the name of the employer instead of the plan or the trust will not be accepted. Only one additional transfer contribution may be made per contract year. The maximum contribution age is 75 or if later, the first contract anniversary.

If amounts attributable to an excess or mistaken contribution must be withdrawn, any or all of the following may apply: (1) withdrawal charges;
(2) market value adjustments; or (3) benefit base adjustments to an optional benefit.


AXA Equitable's only role is that of the issuer of the contract. AXA Equitable is not the plan administrator. AXA Equitable will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan. AXA Equitable will never make payments under a QP contract to any person other than the plan trust owner.


Given that required minimum distributions must generally commence from the plan for participants after age 70 1/2, trustees should consider:

..   whether required minimum distributions under QP contracts would cause withdrawals in excess of 6% of the Guaranteed minimum income benefit Roll-Up benefit base;

..   that provisions in the Treasury Regulations on required minimum distributions require that the actuarial present value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating required minimum distributions. This could increase the amounts required to be distributed; and

..   that if the Guaranteed minimum income benefit is automatically exercised as a result of the no lapse guarantee, payments will be made to the plan trust.

Finally, because the method of purchasing the QP contract, including the large initial contribution, and the features of the QP contract may appeal more to plan participants who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisors whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.

II-1 APPENDIX II: PURCHASE CONSIDERATIONS FOR QP CONTRACTS

Appendix III: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2012 to a fixed maturity option with a maturity date of February 15, 2020 (eight years later) at a hypothetical rate to maturity of 7.00% "h" in the calculations below), resulting in a maturity value of $171,882 on the maturity date. We further assume that a withdrawal of $50,000, including any applicable withdrawal charge, is made four years later on February 15, 2016/(a)/ .



------------------------------------------------------------------------------------------------------------------
                                                                             HYPOTHETICAL ASSUMED RATE TO MATURITY
                                                                             "J" IN THE CALCULATIONS BELOW)
                                                                             FEBRUARY 15, 2016
                                                                             -------------------------------------
                                                                              5.00%               9.00%
------------------------------------------------------------------------------------------------------------------
 AS OF FEBRUARY 15, 2016 BEFORE WITHDRAWAL
------------------------------------------------------------------------------------------------------------------
(1) Market adjusted amount/(b)/                                              $141,389           $121,737
------------------------------------------------------------------------------------------------------------------
(2) Fixed maturity amount/(c)/                                               $131,104           $131,104
------------------------------------------------------------------------------------------------------------------
(3) Market value adjustment: (1) - (2)                                       $ 10,285           $ (9,367)
------------------------------------------------------------------------------------------------------------------
 ON FEBRUARY 15, 2016 AFTER $50,000 WITHDRAWAL
------------------------------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with the withdrawal:
  (3) x [$50,000/(1)]                                                        $  3,637           $ (3,847)
------------------------------------------------------------------------------------------------------------------
(5) Portion of fixed maturity associated with the withdrawal: $50,000 - (4)  $ 46,363           $ 53,847
------------------------------------------------------------------------------------------------------------------
(6) Market adjusted amount: (1) - $50,000                                    $ 91,389           $ 71,737
------------------------------------------------------------------------------------------------------------------
(7) Fixed maturity amount: (2) - (5)                                         $ 84,741           $ 77,257
------------------------------------------------------------------------------------------------------------------
(8) Maturity value/(d)/                                                      $111,099           $101,287
------------------------------------------------------------------------------------------------------------------


You should note that in this example, if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

Notes:

(a)Number of days from the withdrawal date to the maturity date = D = 1,461
(b)Market adjusted amount is based on the following calculation:

      Maturity value           $171,882
--------------------  =   ------------------- where j is either 5% or 9%
  (1+j)/(D/365)/          (1+j)/(1,461/365)/

(c)Fixed maturity amount is based on the following calculation:
      Maturity value          $171,882
--------------------  =  --------------------
  (1+h)/(D/365)/         (1+0.07)/(1,461/365)/
(d)Maturity value is based on the following calculation:

   Fixed maturity amount x (1+h)/(D/365)/    = ($84,741 or $77,257) x (1+0.07)(/1,461/365)/

                            APPENDIX III: MARKET VALUE ADJUSTMENT EXAMPLE III-1

Appendix IV: Enhanced death benefit example

--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit, if elected.


The following illustrates the enhanced death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Intermediate Government Bond, EQ/Money Market, the guaranteed interest option or the fixed maturity options or the Special 10 year fixed maturity option), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an annuitant age 45 would be calculated as follows:


---------------------------------------------------------------------------------
                                    6% ROLL-UP TO AGE 85 ANNUAL RATCHET TO AGE 85
END OF CONTRACT YEAR  ACCOUNT VALUE     BENEFIT BASE           BENEFIT BASE
---------------------------------------------------------------------------------
         1              $105,000          $106,000/(1)/          $105,000/(3)/
---------------------------------------------------------------------------------
         2              $115,500          $112,360/(2)/          $115,500/(3)/
---------------------------------------------------------------------------------
         3              $129,360          $119,102/(2)/          $129,360/(3)/
---------------------------------------------------------------------------------
         4              $103,488          $126,248/(1)/          $129,360/(4)/
---------------------------------------------------------------------------------
         5              $113,837          $133,823/(1)/          $129,360/(4)/
---------------------------------------------------------------------------------
         6              $127,497          $141,852/(1)/          $129,360/(4)/
---------------------------------------------------------------------------------
         7              $127,497          $150,363/(1)/          $129,360/(4)/
---------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.

6% ROLL-UP TO AGE 85

(1)At the end of contract years 1 and 4 through 7, the 6% Roll-Up to age 85 enhanced death benefit is greater than the current account value.

(2)At the end of contract years 2 and 3, the 6% Roll-Up to age 85 enhanced death benefit is equal to the current account value.

ANNUAL RATCHET TO AGE 85

(3)At the end of contract years 1 through 3, the Annual Ratchet to age 85 enhanced death benefit is equal to the current account value.

(4)At the end of contract years 4 through 7, the death benefit is equal to the Annual Ratchet to age 85 enhanced death benefit at the end of the prior year since it is higher than the current account value.

GREATER OF 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown is the greater of the amounts shown under the 6% Roll-Up to age 85.

IV-1 APPENDIX IV: ENHANCED DEATH BENEFIT EXAMPLE

Appendix V: Hypothetical illustrations

--------------------------------------------------------------------------------

ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM BENEFITS


The following tables illustrate the changes in account value, cash value and the values of the "Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85" Guaranteed minimum death benefit, the Protection Plus/SM/ benefit and the Guaranteed minimum income benefit under certain hypothetical circumstances for an Accumulator(R) Elite/SM/ contract. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single $100,000 contribution and takes no withdrawals. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in Portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying portfolios (as described below), the corresponding net annual rates of return would be (2.70)% and 3.30% for the Accumulator(R) Elite/SM/ contract, at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges, but they do not reflect the charges we deduct from your account value annually for the optional Guaranteed minimum death benefit, Protection Plus/SM/ benefit and the Guaranteed minimum income benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return would be lower; however, the values shown in the following tables reflect the following contract charges: the "Greater of 6% Roll-Up to age 85 and the Annual Ratchet to age 85" Guaranteed minimum death benefit charge, the Protection Plus/SM/ benefit charge and the Guaranteed minimum income benefit charge and any applicable administrative charge and withdrawal charge. The values shown under "Lifetime annual guaranteed minimum income benefit" reflect the lifetime income that would be guaranteed if the Guaranteed minimum income benefit is selected at that contract date anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the death benefit and/or "Lifetime annual guaranteed minimum income benefit" columns indicates that the contract has terminated due to insufficient account value. However, the Guaranteed minimum income benefit has been automatically exercised and the owner is receiving lifetime payments.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.56%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.24% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all Portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of account value among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios, as described in the footnotes to the fee table for the underlying portfolios in "Fee table" earlier in this Prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.

                                     APPENDIX V: HYPOTHETICAL ILLUSTRATIONS V-1

VARIABLE DEFERRED ANNUITY
ACCUMULATOR(R) ELITE/SM/
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
MALE, ISSUE AGE 60
BENEFITS:
   GREATER OF 6% ROLL-UP OR THE ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM DEATH BENEFIT
   PROTECTION PLUS
   GUARANTEED MINIMUM INCOME BENEFIT


------------------------------------------------------------------------------------------------------------------------------
                                             GREATER OF 6% ROLL-UP
                                             TO AGE 85 OR THE                           LIFETIME ANNUAL    LIFETIME ANNUAL
                                             ANNUAL RATCHET                             GUARANTEED MINIMUM GUARANTEED MINIMUM
     CONTRACT                                TO AGE 85 GUARANTEED  TOTAL DEATH BENEFIT  INCOME BENEFIT:    INCOME BENEFIT:
AGE    YEAR    ACCOUNT VALUE    CASH VALUE   MINIMUM DEATH BENEFIT WITH PROTECTION PLUS GUARANTEED INCOME  HYPOTHETICAL INCOME
------------------------------------------------------------------------------------------------------------------------------
                0%      6%      0%     6%      0%         6%         0%         6%        0%        6%       0%        6%
------------------------------------------------------------------------------------------------------------------------------
60       0    100,000 100,000 92,000  92,000 100,000    100,000    100,000    100,000      N/A       N/A      N/A       N/A

61       1     95,634 101,613 87,634  93,613 106,000    106,000    108,400    108,400      N/A       N/A      N/A       N/A

62       2     91,322 103,195 84,322  96,195 112,360    112,360    117,304    117,304      N/A       N/A      N/A       N/A

63       3     87,057 104,738 81,057  98,738 119,102    119,102    126,742    126,742      N/A       N/A      N/A       N/A

64       4     82,832 106,238 77,832 101,238 126,248    126,248    136,747    136,747      N/A       N/A      N/A       N/A

65       5     78,640 107,687 78,640 107,687 133,823    133,823    147,352    147,352      N/A       N/A      N/A       N/A

66       6     74,476 109,078 74,476 109,078 141,852    141,852    158,593    158,593      N/A       N/A      N/A       N/A

67       7     70,332 110,404 70,332 110,404 150,363    150,363    170,508    170,508      N/A       N/A      N/A       N/A

68       8     66,201 111,656 66,201 111,656 159,385    159,385    183,139    183,139      N/A       N/A      N/A       N/A

69       9     62,076 112,825 62,076 112,825 168,948    168,948    196,527    196,527      N/A       N/A      N/A       N/A

70      10     57,950 113,901 57,950 113,901 179,085    179,085    210,719    210,719   10,584    10,584   10,584    10,584

75      15     36,941 117,511 36,941 117,511 239,656    239,656    295,518    295,518   15,362    15,362   15,362    15,362

80      20     14,610 116,901 14,610 116,901 320,714    320,714    408,999    408,999   21,841    21,841   21,841    21,841

85      25          0 109,797      0 109,797       0    429,187          0    517,472        0    39,700        0    39,700

90      30          0 113,251      0 113,251       0    429,187          0    517,472      N/A       N/A      N/A       N/A

95      35          0 117,242      0 117,242       0    429,187          0    517,472      N/A       N/A      N/A       N/A
------------------------------------------------------------------------------------------------------------------------------

THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING INVESTMENT ALLOCATIONS MADE BY THE OWNER. THE ACCOUNT VALUE, CASH VALUE AND GUARANTEED BENEFITS FOR A CONTRACT WOULD BE DIFFERENT FROM THE ONES SHOWN IF THE ACTUAL GROSS RATE OF INVESTMENT RETURN AVERAGED 0% OR 6% OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THE AVERAGE FOR INDIVIDUAL CONTRACT YEARS. WE CAN MAKE NO REPRESENTATION THAT THESE HYPOTHETICAL INVESTMENT RESULTS CAN BE ACHIEVED FOR ANY ONE YEAR OR CONTINUED OVER ANY PERIOD OF TIME. IN FACT, FOR ANY GIVEN PERIOD OF TIME, THE INVESTMENT RESULTS COULD BE NEGATIVE.

V-2 APPENDIX V: HYPOTHETICAL ILLUSTRATIONS

Appendix VI: Guaranteed principal benefit example

--------------------------------------------------------------------------------


For purposes of these examples, we assume that there was an initial contribution of $100,000, made to the contract on February 15, 2012. We also assume that no additional contributions, no transfers among options and no withdrawals from the contract are made. For GPB Option 1, the example also assumes that a 10 year fixed maturity option is chosen. The hypothetical gross rates of return with respect to amounts allocated to the variable investment options are 0%, 6% and 10%. The numbers below reflect the deduction of all applicable separate account and contract charges and also reflect the charge for GPB Option 2. Also, for any given performance of your variable investment options, GPB Option 1 produces higher account values than GPB Option 2 unless investment performance has been significantly positive. The examples should not be considered a representation of past or future expenses. Similarly, the annual rates of return assumed in the example are not an estimate or guarantee of future investment performance. GPB Options 1 and 2 were only available at issue. The dates in the example are provided for illustrative purposes only.



---------------------------------------------------------------------------------------------------------------------
                                                                                                        ASSUMING 100%
                                                                 ASSUMING 100%                UNDER      IN VARIABLE
                                                               IN FIXED MATURITY UNDER GPB     GPB       INVESTMENT
                                                                    OPTION       OPTION 1    OPTION 2      OPTIONS
---------------------------------------------------------------------------------------------------------------------
Amount allocated to FMO on February 15, 2012 based upon a           100,000       73,670      40,000         --
3.10% rate to maturity
---------------------------------------------------------------------------------------------------------------------
Initial account value allocated to the variable investment op-         0          26,330      60,000       100,000
tions on February 15, 2012
---------------------------------------------------------------------------------------------------------------------
Account value in the fixed maturity option on February 15,          135,736       100,000     54,294          0
2022
---------------------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding together the value        135,736       119,719  100,000/(1)/    74,891
at the maturity date of the applicable fixed maturity option plus the value of amounts in the variable investment options on February 15, 2022 , assuming a 0% gross rate of return)
---------------------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding together the value        135,736       135,904  129,452/(2)/    136,362
at the maturity date of the applicable fixed maturity option plus the value of amounts in the variable investment options on February 15, 2022 , assuming a 6% gross rate of return)
---------------------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding together the value        135,736       152,526  164,966/(2)/    199,490
at the maturity date of the applicable fixed maturity option plus the value of amounts in the variable investment options on February 15, 2022 , assuming a 10% gross rate of return)
---------------------------------------------------------------------------------------------------------------------


(1)Since the annuity account value is less than the alternate benefit under GPB Option 2, the annuity account value is adjusted upward to the guaranteed amount or an increase of $5,034 in this example
(2)Since the annuity account value is greater than the alternate benefit under GPB Option 2, GPB Option 2 will not affect the annuity account value.


                         APPENDIX VI: GUARANTEED PRINCIPAL BENEFIT EXAMPLE VI-1

Appendix VII: Protection Plus/SM/ example

--------------------------------------------------------------------------------

The following illustrates the calculation of a death benefit that includes Protection Plus for an annuitant age 45. The example assumes a contribution of $100,000 and no additional contributions. Where noted, a single withdrawal in the amount shown is also assumed. If you purchased your contract after approximately September 2003, the example shown in the second and third columns apply. For all other contract owners, the example in the last two columns apply. The calculation is as follows:

------------------------------------------------------------------------------------------------------------
                                                                                      $3000        $6000
                                                                                   WITHDRAWAL - WITHDRAWAL -
                                                      NO       $3000      $6000      PRO RATA     PRO RATA
                                                  WITHDRAWAL WITHDRAWAL WITHDRAWAL  TREATMENT    TREATMENT
------------------------------------------------------------------------------------------------------------
A   INITIAL CONTRIBUTION                          100,000     100,000    100,000     100,000      100,000
------------------------------------------------------------------------------------------------------------
B   DEATH BENEFIT: prior to withdrawal./(1)/      104,000     104,000    104,000     104,000      104,000
------------------------------------------------------------------------------------------------------------
C   PROTECTION PLUS EARNINGS: Death Benefit less   4,000       4,000      4,000        N/A          N/A
    net contributions (prior to the withdrawal
    in D). B minus A.
------------------------------------------------------------------------------------------------------------
D   WITHDRAWAL                                       0         3,000      6,000       3,000        6,000
------------------------------------------------------------------------------------------------------------
E   WITHDRAWAL % AS A % OF AV (ASSUMING            0.00%        N/A        N/A        2.88%        5.77%
    DEATH BENEFIT = AV) greater of D divided by B
------------------------------------------------------------------------------------------------------------
F   EXCESS OF THE WITHDRAWAL OVER THE                0           0        2,000        N/A          N/A
    PROTECTION PLUS EARNINGS greater of D minus
    C or zero
------------------------------------------------------------------------------------------------------------
G   NET CONTRIBUTIONS (adjusted for the           100,000     100,000    98,000      97,115       94,231
    withdrawal in D)
    A reduced for E or F
------------------------------------------------------------------------------------------------------------
H   DEATH BENEFIT (adjusted for the withdrawal    104,000     101,000    98,000      101,000      98,000
    in D) B minus D
------------------------------------------------------------------------------------------------------------
I   DEATH BENEFIT LESS NET CONTRIBUTIONS H minus   4,000       1,000        0         3,885        3,769
    G
------------------------------------------------------------------------------------------------------------
J   PROTECTION PLUS FACTOR                          40%         40%        40%         40%          40%
------------------------------------------------------------------------------------------------------------
K   PROTECTION PLUS BENEFIT I times J              1,600        400         0         1,554        1,508
------------------------------------------------------------------------------------------------------------
L   DEATH BENEFIT: INCLUDING PROTECTION PLUS H    105,600     101,400    98,000      102,554      99,508
    plus K
------------------------------------------------------------------------------------------------------------

(1)The Death Benefit is the greater of the Account Value or any applicable death benefit

VII-1 APPENDIX VII: PROTECTION PLUS/SM/ EXAMPLE

Appendix VIII: State contract availability and/or variations of certain features and benefits

--------------------------------------------------------------------------------


Certain information is provided for historical purposes only. The contract is no longer available to new purchasers. In addition, except as described below, we no longer accept contributions to the contracts, including contributions made through our automatic investment program. Contributions received at our processing office will be returned to you. This change has no effect on amounts that are already invested in your contract or on your guaranteed benefits.

We currently continue to accept contributions to: (i) QP contracts; and (ii) all contracts issued in the state of Maryland. Information regarding contributions in this section is for the benefit of contract owners currently eligible to continue making contributions to the contracts.


The following information is a summary of the states where the Accumulator(R) Elite/SM/ contract or certain features and/or benefits are either not available or vary from the contract's features and benefits as previously described in this Prospectus. Certain features and/or benefits may have been approved in your state after your contract was issued and can not be added. Please contact your financial professional for more information about availability in your state. See also the "Contract Variations" appendix later in this Prospectus for information about the availability of certain features and their charges, if applicable, under your contract.

STATES WHERE CERTAIN ACCUMULATOR(R) ELITE/SM/ FEATURES AND/OR BENEFITS ARE NOT AVAILABLE OR VARY:

-----------------------------------------------------------------------------------
 STATE      FEATURES AND BENEFITS               AVAILABILITY OR VARIATION
-----------------------------------------------------------------------------------
CALIFORNIA  See "Contract features and          If you reside in the state of
            benefits"--"Your right to cancel    California and you are age 60 and
            within a certain number of days"    older at the time the contract is
                                                issued, you may return your
                                                variable annuity contract within
                                                30 days from the date that you
                                                receive it and receive a refund as
                                                described below.

                                                If you allocate your entire
                                                initial contribution to the money
                                                market account (and/or guaranteed
                                                interest option, if available),
                                                the amount of your refund will be
                                                equal to your contribution, unless
                                                you make a transfer, in which case
                                                the amount of your refund will be
                                                equal to your account value on the
                                                date we receive your request to
                                                cancel at our processing office.
                                                This amount could be less than
                                                your initial contribution. If you
                                                allocate any portion of your
                                                initial contribution to the
                                                variable investment options (other
                                                than the money market account)
                                                and/or fixed maturity options,
                                                your refund will be equal to your
                                                account value on the date we
                                                receive your request to cancel at
                                                our processing office.
-----------------------------------------------------------------------------------
FLORIDA     See "Transfers of ownership,        The second paragraph in this
            collateral assignments, loans and   section is deleted.
            borrowing" in "More information"
-----------------------------------------------------------------------------------

ILLINOIS    See "Selecting an annuity payout    Annuity payments may be elected
            option" under "Your annuity payout  twelve months from the contract options" in "Accessing your money"  date.
-----------------------------------------------------------------------------------

                      APPENDIX VIII: STATE CONTRACT AVAILABILITY AND/OR
                             VARIATIONS OF CERTAIN FEATURES AND BENEFITS VIII-1

------------------------------------------------------------------------------------
 STATE       FEATURES AND BENEFITS               AVAILABILITY OR VARIATION
------------------------------------------------------------------------------------
ILLINOIS     Notice to all Illinois contract     Illinois law provides that a
(CONTINUED)  owners                              spouse in a civil union and a
                                                 spouse in a marriage are to be
                                                 treated identically. For purposes
                                                 of your contract, when we use the
                                                 term "married", we include
                                                 "parties to a civil union" and
                                                 when we use the word "spouse" we
                                                 include "parties to a civil
                                                 union". While civil union spouses
                                                 are afforded the same rights as
                                                 married spouses under Illinois
                                                 law, tax-related advantages such
                                                 as spousal continuation are
                                                 derived from federal tax law.
                                                 Illinois' Civil Union Law does not
                                                 and cannot alter federal law. The
                                                 federal Defense of Marriage Act
                                                 excludes civil unions and civil
                                                 union partners from the meaning of
                                                 the word "marriage" or "spouse" in
                                                 all federal laws. Therefore, a
                                                 civil union spouse does not
                                                 qualify for the same tax
                                                 advantages provided to a married
                                                 spouse under federal law,
                                                 including the tax benefits
                                                 afforded to the surviving spouse
                                                 of an owner of an annuity contract
                                                 or any rights under specified
                                                 tax-favored savings or retirement
                                                 plans or arrangements.
------------------------------------------------------------------------------------


MARYLAND       Fixed maturity options              Not Available
               Guaranteed principal benefit        Not Available
               option1 and Guaranteed principal
               benefit option 2
------------------------------------------------------------------------------------------------------------
MASSACHUSETTS  Automatic investment program        Not Available
               Annual administrative charge        The annual administrative
                                                   charge will not be deducted
                                                   from amounts allocated to the
                                                   Guaranteed interest option.
               See "How you can purchase and       Additional contributions are
               contribute to your contract" in     limited to the first two years
               "Contract features and benefits"    after the contract issue date
               and "Appendix XI"                   only.

               See "Disability, terminal illness   This section is deleted in its
               or confinement to nursing home"     entirety.
               under "Withdrawal charge" in
               "Charges and expenses"
------------------------------------------------------------------------------------------------------------
MINNESOTA      See "Principal Protector/SM /" in   Principal Protector/SM /is
               "Contract features and benefits"    discontinued if the Beneficiary
               and "Beneficiary continuation       continuation option is elected.
               option" in "Payment of death
               benefit"
------------------------------------------------------------------------------------------------------------
NEW YORK       Greater of the 6% Roll-Up or        Not Available (you have a
               Annual Ratchet Guaranteed minimum   choice of the standard death
               death benefit                       benefit or the Annual Ratchet
                                                   to age 85 guaranteed minimum
                                                   death benefit), as described
                                                   earlier in this Prospectus.
               Guaranteed minimum death            Not Available
               benefit/guaranteed minimum income
               benefit roll-up benefit base reset

               Guaranteed minimum income benefit   Not Available
               no lapse guarantee

               Principal Protector/SM/             Not Available

               Protection Plus /SM/                Not Available
               See "Insufficient account value"    If your account value in the
               in "Determining your contract's     variable investment options and
               value"                              the fixed maturity options is
                                                   insufficient to pay the annual
                                                   administrative charge, or the
                                                   Annual Ratchet to age 85 death
                                                   benefit charge, and you have no
                                                   account value in the guaranteed
                                                   interest option, your contract
                                                   will terminate without value,
                                                   and you will lose any
                                                   applicable benefits.

                                                   See "Charges and expenses"
                                                   earlier in this Prospectus.
               See "The amount applied to          For fixed annuity period
               purchase an annuity payout option"  certain payout options only,
               in "Accessing your money"           the amount applied to the
                                                   annuity benefit is the greater
                                                   of the cash value or 95% of
                                                   what the account value would be
                                                   if no withdrawal charge applied.
------------------------------------------------------------------------------------------------------------


       APPENDIX VIII: STATE CONTRACT AVAILABILITY AND/OR
VIII-2 VARIATIONS OF CERTAIN FEATURES AND BENEFITS

--------------------------------------------------------------------------------------

                                                 AVAILABILITY
                                                 OR
 STATE       FEATURES AND BENEFITS               VARIATION
--------------------------------------------------------------------------------------
NEW YORK     See "Annuity maturity date" in      The maturity date by which you
(CONTINUED)  "accessing your money"              must take a lump sum withdrawal
                                                 or select an annuity payout
                                                 option is as follows:

                                                              Maximum
                                                              Annuitization
                                                  Issue age   age
                                                  ---------   ---
                                                  0-80        90
                                                  81          91
                                                  82          92
                                                  83          93
                                                  84          94
                                                  85          95
                                                 Please see this section earlier
                                                 in this Prospectus for more
                                                 information.

  See "Charges and expenses"                    With regard to the Annual administrative, Annual Ratchet to age 85 death benefit, Guaranteed principal benefit option 2 and Guaranteed minimum income benefit charges,
                                                respectively, we will deduct the related charge, as follows for each: we will deduct the charge from your value in the
                                                variable investment options on a pro rata basis. If those
                                                amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special
                                                10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging (not
                                                available if the Guaranteed principal benefit option is
                                                elected). If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the
                                                charge for that year. A market value adjustment will apply to deductions from the fixed maturity options (including the
                                                Special 10 year fixed maturity option).

                                                Deductions from the fixed maturity options (including the
                                                Special 10 year fixed maturity option) cannot cause the
                                                credited net interest for the contract year to fall below 1.5%.

  Fixed maturity options -- withdrawal charges  With regard to the Annual administrative, and either enhanced death benefit and the Guaranteed minimum
                                                income benefit charges only, if your account value in the
                                                variable investment options and the fixed maturity options is insufficient to pay the applicable charge, and you have no account value in the guaranteed interest option, your
                                                contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Insufficient
                                                account value" in "Determining your contract's value" earlier in this Prospectus.

                                                The withdrawal charge that applies to withdrawals taken
                                                from amounts in the fixed maturity options will never exceed
                                                7% and will be determined by applying the New York
                                                Alternate Scale I shown below. If you withdraw amounts that have been transferred from one fixed maturity option to
                                                another, we use the New York Alternate Scale II (also shown below) if it produces a higher charge than Alternate Scale I.
-----------------------------------------------------------------------------------------------------------------------

                      APPENDIX VIII: STATE CONTRACT AVAILABILITY AND/OR
                             VARIATIONS OF CERTAIN FEATURES AND BENEFITS VIII-3

-----------------------------------------------------------------------------------------------------------
 STATE       FEATURES AND BENEFITS  AVAILABILITY OR VARIATION
-----------------------------------------------------------------------------------------------------------
NEW YORK                            The withdrawal charge may not exceed the withdrawal
(CONTINUED)                         charge that would normally apply to the contract. If a
                                    contribution has been in the contract for more than 4 years and therefore would have no withdrawal charge, no
                                    withdrawal charge will apply. Use of a New York Alternate
                                    Scale can only result in a lower charge. We will compare the result of applying Alternate Scale I or II, as the case may be, to the result of applying the normal withdrawal charge, and will charge the lower withdrawal charge.
                                    -----------------------------------------------------------------------
                                    NY ALTERNATE SCALE I                    NY ALTERNATE SCALE II
                                    Year of investment in                   Year of transfer within
                                    fixed maturity option/(1)/              fixed maturity option*
                                    -----------------------------------------------------------------------
                                    Within year 1                7%         Within year 1         5%
                                    -----------------------------------------------------------------------
                                    2                            6%         2                     4%
                                    -----------------------------------------------------------------------
                                    3                            5%         3                     3%
                                    -----------------------------------------------------------------------
                                    4                            4%         4                     2%
                                    -----------------------------------------------------------------------
                                    After year 5                 0%         After year 5          0%
                                    -----------------------------------------------------------------------

                                    Not to exceed 1% times the number of years remaining in
                                    the fixed maturity option, rounded to the higher number of years. In other words, if 4.3 years remain, it would be a 5%
                                    charge.

                                    (1)Measured from the contract date anniversary prior to the date of the contribution or transfer.

                                    If you take a withdrawal from an investment option other
                                    than the fixed maturity options, the amount available for
                                    withdrawal without a withdrawal charge is reduced. It will be reduced by the amount of the contribution in the fixed
                                    maturity options to which no withdrawal charge applies.

                                    You should consider that on the maturity date of a fixed
                                    maturity option if we have not received your instructions for allocation of your maturity value, we will transfer your
                                    maturity value to the fixed maturity option with the shortest available maturity. If we are not offering other fixed maturity options, we will transfer your maturity value to the EQ/Money
                                    Market option.
-----------------------------------------------------------------------------------------------------------


                                                              The potential for lower withdrawal charges for withdrawals from the fixed maturity options and the potential for a lower
                                                              "free withdrawal amount" than what would normally apply,
                                                              should be taken into account when deciding whether to
                                                              allocate amounts to, or transfer amounts to or from, the fixed maturity options.
-----------------------------------------------------------------------------------------------------------------------------
OREGON  Guaranteed principal benefit option 1 and Guaranteed  Not Available principal benefit option 2

        See "How you can purchase and contribute to your      Subsequent contributions are not permitted. This is a
        contract" in "Contract features and benefits" and        single premium product.
        "Appendix XI"

                                                              Section 1035 exchanges, rollovers, multiple assignments
                                                                 and/or transfers are permitted provided that all
                                                                 documentation is complete and received with the
                                                                 application.
-----------------------------------------------------------------------------------------------------------------------------


       APPENDIX VIII: STATE CONTRACT AVAILABILITY AND/OR
VIII-4 VARIATIONS OF CERTAIN FEATURES AND BENEFITS

----------------------------------------------------------------------------------------------------------------
 STATE        FEATURES AND BENEFITS               AVAILABILITY OR VARIATION
----------------------------------------------------------------------------------------------------------------
OREGON        See "Lifetime required minimum      We generally will not impose a withdrawal charge on mini-
(CONTINUED)   distribution withdrawals" in        mum distribution withdrawals even if your are not enrolled in
              "Accessing your money"              our automatic RMD service except if, when added to a lump
                                                  sum withdrawal previously taken in the same contract year, the minimum distribution withdrawals exceed the 10% free
                                                  withdrawal amount. In order to avoid a withdrawal charge in connection with minimum distribution withdrawals outside of our automatic RMD service, you must notify us using our
                                                  request form. Such minimum distribution withdrawals must
                                                  be based solely on your contract's account value.

              See "Selecting an annuity payout    The annuity commencement date may not be earlier than
              option" in "Accessing your money"   four years from the contract issue date.

              See "Disability, terminal illness,  Item (i) is deleted in its entirety.
              or confinement to nursing home"
              under "Withdrawal charge" in
              "Charges and expenses"

              Automatic Investment Program        Not Available

              See "Special dollar cost averaging  The special dollar cost averaging program may only be
              program" in                         selected at the time of application.
              "Contract Features and Benefits"

              See "We require that the following  The following is added:
              types of                            (20) requests for required minimum distributions, other than
              communications be on specific       pursuant to our automatic RMD service.
              forms we provide for that
              purpose:" in "Who is AXA
              Equitable?"
----------------------------------------------------------------------------------------------------------------
PENNSYLVANIA  Contributions                       Your contract refers to contributions as premiums.

              Contribution age limitations        The following contribution limits apply:

                                                                       Maximum
                                                  Issue age            contribution age
                                                  ---------            ----------------
                                                  0-75                 82
                                                  76                   83
                                                  77                   84
                                                  78-80                85
                                                  81-85                87

              Special dollar cost averaging       In Pennsylvania, we refer to this program as "enhanced rate
              program                             dollar cost averaging."
--------------------------------------------------------------------------------------------------------------

              See "Annuity maturity date" in      The maturity date by which you must take a lump sum
              "Accessing your money"              withdrawal or select an annuity payout option is as follows:

                                                                       Maximum
                                                  Issue age            annuitization age
                                                  ---------            -----------------
                                                  0-75                 85
                                                  76                   86
                                                  77                   87
                                                  78-80                88
                                                  81-85                90

             Loans under Rollover TSA contracts  Taking a loan in excess of the Internal Revenue Code limits may result in adverse tax consequences. Please consult your tax adviser before taking a loan that exceeds the Internal
                                                 Revenue Code limits.
-------------------------------------------------------------------------------------------------------------
PUERTO RICO  IRA, Roth IRA, Inherited IRA, QP    Not Available
             and Rollover TSA contracts

             Beneficiary continuation option     Not Available
             (IRA)
-------------------------------------------------------------------------------------------------------------

                      APPENDIX VIII: STATE CONTRACT AVAILABILITY AND/OR
                             VARIATIONS OF CERTAIN FEATURES AND BENEFITS VIII-5

------------------------------------------------------------------------------------------------------------------
 STATE       FEATURES AND BENEFITS               AVAILABILITY OR VARIATION
------------------------------------------------------------------------------------------------------------------
PUERTO RICO  Tax Information -- Special rules    Income from NQ contracts we issue is U.S. source. A Puerto
(CONTINUED)  for NQ contracts                    Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico
                                                 residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing
                                                 different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto
                                                 Rico tax for U.S. tax paid. Depending on your personal
                                                 situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.
------------------------------------------------------------------------------------------------------------------
TEXAS        See "Annual administrative charge"  The annual administrative charge will not be deducted from
             in "Charges and expenses"           amounts allocated to the Guaranteed interest option.
------------------------------------------------------------------------------------------------------------------
UTAH         See "Transfer of ownership,         The second paragraph in this section is deleted.
             collateral assignments, loans and
             borrowing" in "More information"
------------------------------------------------------------------------------------------------------------------
VERMONT      Loans under Rollover TSA contracts  Taking a loan in excess of the Internal Revenue Code limits may result in adverse tax consequences. Please consult your tax adviser before taking a loan that exceeds the Internal
                                                 Revenue Code limits.
------------------------------------------------------------------------------------------------------------------
WASHINGTON   Guaranteed interest option (for     Not Available
             contracts issued from
             approximately December 2004 to
             December 2006)

             Investment simplifier --            Not Available
             Fixed-dollar option and Interest
             sweep option

             Fixed maturity options              Not Available

             Guaranteed Principal Benefit        Not Available
             Options 1 and 2

             Income Manager(R) payout option     Not Available

             Protection Plus/SM/                 Not Available
             Special dollar cost averaging       . Available only at issue.
             program (for contracts issued from
             approximately December 2004 to      . Subsequent contributions cannot be used to elect new
             December 2006)                        programs. You may make subsequent contributions to
                                                   the initial programs while they are still running.
------------------------------------------------------------------------------------------------------------------
             See "Guaranteed minimum death       You have a choice of the standard death benefit, the Annual benefit"/SM /in "Contract features  Ratchet to age 85 enhanced death benefit, or the Greater of
             and benefits"                       4% Roll-Up to age 85 or the Annual Ratchet to age 85
                                                 enhanced death benefit.

             See "Annual administrative charge"  The annual administrative charge will be deducted from the
             in "Charges and expenses"           value in the variable investment options on a pro rata basis.

             See "Withdrawal charge" in          The 10% free withdrawal amount applies to full surrenders.
             "Charges and expenses"

             See "Withdrawal charge" in          The annuitant has qualified to receive Social Security
             "Charges and expenses" under        disability benefits as certified by the Social Security
             "Disability, terminal illness, or   Administration or a statement from an independent U.S.
             confinement to nursing home"        licensed physician stating that the annuitant meets the
                                                 definition of total disability for at least 6 continuous months prior to the notice of claim. Such disability must be re-
                                                 certified every 12 months.
------------------------------------------------------------------------------------------------------------------

       APPENDIX VIII: STATE CONTRACT AVAILABILITY AND/OR
VIII-6 VARIATIONS OF CERTAIN FEATURES AND BENEFITS

Appendix IX: Contract variations

--------------------------------------------------------------------------------

The contract described in this Prospectus is no longer sold. You should note that your contract's options, features and charges may vary from what is described in this Prospectus depending on the approximate date on which you purchased your contract. The contract may have been available in your state past the approximate end date indicated below. You may not change your contract or its features after issue. This Appendix reflects contract variations that differ from what is described in this Prospectus but may have been in effect at the time your contract was issued. If you purchased your contract during the "Approximate Time Period" below, the noted variation may apply to you.

In addition, options and/or features may vary among states in light of applicable regulations or state approvals. Any such state variations are generally not included here but instead included in Appendix VIII earlier in this section. For more information about state variations applicable to you, as well as particular features, charges and options available under your contract based upon when you purchased it, please contact your financial professional and/or refer to your contract.

---------------------------------------------------------------------------------------
 APPROXIMATE TIME PERIOD  FEATURE/BENEFIT                VARIATION
---------------------------------------------------------------------------------------
April 2002-December 2003  We require that a specific     Authorization for telephone
                          form that we pro- vide be      transfers by your financial
                          used for certain types of      professional are available
                          communications.                only for contracts
                                                         distributed through AXA
                                                         Distributors.
---------------------------------------------------------------------------------------
April 2002-November 2002  Inherited IRA beneficiary      Unavailable - accordingly,
                          Continuation contract          all references in this
                                                         Prospectus to "Inherited IRA
                                                         beneficiary Continuation
                                                         contract" are deleted in
                                                         their entirety.
---------------------------------------------------------------------------------------
April 2002-February 2003  Guaranteed minimum income      The fee for this benefit is
                          benefit                        0.45%.

                          Annual Ratchet to age 85       The fee for this benefit is
                                                         0.20%.

                          6% Roll-Up to age 85           The fee for this benefit is
                                                         0.35%.

                          The Greater of 6% Roll-Up to   The fee for this benefit is
                          age 85 of the Annual Ratchet   0.45%.
                          to age 85
                          -------------------------------------------------------------
April 2002-July 2003      Guaranteed interest option     No limitations regarding
                                                         allocations or transfers into
                                                         the guaranteed interest
                                                         account.

                          See "Transferring your         The fifth bullet is deleted
                          account value" in              in its entirety.
                          "Transferring your money
                          among investment options"
---------------------------------------------------------------------------------------
April 20020-September     The guaranteed principal       GPB 2 - unavailable
2003                      benefits

                                                         GPB 1 known as Principal
                                                         assurance.

                                                         GPB 1 available with both
                                                         systematic and substantially
                                                         equal withdrawals.

                                                         GPB 1 available with the
                                                         Guaranteed minimum income
                                                         benefit.

                          Spousal protection             Unavailable - accordingly,
                                                         all references in this
                                                         Prospectus to "Spousal
                                                         protection" are deleted in
                                                         their entirety.

                          Maximum contributions          The maximum contributions
                                                         permitted under all
                                                         Accumulator series contracts
                                                         with the same owner or
                                                         annuitant is $1,500,000.
---------------------------------------------------------------------------------------

                                          APPENDIX IX: CONTRACT VARIATIONS IX-1

---------------------------------------------------------------------------------------
 APPROXIMATE TIME PERIOD  FEATURE/BENEFIT                VARIATION
---------------------------------------------------------------------------------------
April 2002-September      How withdrawals (and           If you take a withdrawal(s)
2003 (continued)          transfers out of the Special   up to 6% of your benefit base
                          10 year fixed maturity         during a contract year, your
                          option) affect your            benefit base will be reduced
                          Guaranteed minimum income      on a dollar-for-dollar basis
                          benefit, Guaranteed minimum    on the Guaranteed minimum
                          death benefit and Guaranteed   income benefit and the
                          principal benefit option 2     Guaranteed minimum death
                                                         benefit (including the
                                                         Greater of 6% Roll-Up to age
                                                         85 and the Annual Ratchet to
                                                         age 85 enhanced death
                                                         benefit). Once a withdrawal
                                                         is taken that causes the sum
                                                         of withdrawals in a contract
                                                         year to exceed 6% of your
                                                         benefit base, each guaranteed
                                                         benefit base will then be
                                                         reduced pro rata.

                          Guaranteed minimum death       84 (not including QP or
                          benefit maximum issue age      Inherited IRA contracts)

                          Protection Plus                The maximum issue age for
                                                         this benefit was 79.

                                                         For issue ages 71-79, the
                                                         applicable death benefit will
                                                         be multiplied by 25%.

                                                         In calculating the death
                                                         benefit, contributions are
                                                         decreased for withdrawals on
                                                         a pro rata basis.

                          Guaranteed option charges      If the contract is
                                                         surrendered or annuitized or
                                                         the death benefit is paid on
                                                         a date other than the
                                                         contract date anniversary, we
                                                         will not deduct a pro rata
                                                         portion of the charge for any
                                                         applicable guaranteed benefit.

                          Withdrawals treated as         We will not treat a
                          surrenders                     withdrawal that results in a
                                                         cash value of less than $500
                                                         as a request for a surrender.
                                                         We will not terminate your
                                                         contract if you do not make
                                                         contributions for three
                                                         contract years.

                          Guaranteed minimum income      Subject to state
                          benefit option                 availability, this option
                                                         guarantees you a minimum
                                                         amount of fixed income under
                                                         your choice of a life annuity
                                                         fixed payout option or an
                                                         Income Manager level payment
                                                         life with a period certain
                                                         payout option.

                                                         Known as the Living Benefit.

                          Charges we deduct from your    Mortality and expense risks    1.10%
                          variable investment options
                          expressed as an annual         Administrative                 0.25%
                          percentage of daily net        Distribution                   0.25%
                          assets and Administrative      Total Separate account annual
                          charge                         expenses                       1.60%


                          Systematic withdrawals         Your systematic withdrawal
                                                         may not exceed 1.20%
                                                         (monthly), 3.60% (quarterly)
                                                         or 15% (annually) of account
                                                         value.

                          Partial withdrawals            Partial withdrawals will be
                                                         subject to a withdrawal
                                                         charge if they exceed the 15%
                                                         free withdrawal amount.
---------------------------------------------------------------------------------------

April 2002-March 2004     Protection Plus/SM /benefit    For the state of Minnesota
                                                         only: Unavailable -
                                                         accordingly, all references
                                                         in this Prospectus to
                                                         "Protection Plus/SM /are
                                                         deleted in their entirety.
---------------------------------------------------------------------------------------


IX-2 APPENDIX IX: CONTRACT VARIATIONS

---------------------------------------------------------------------------------------
 APPROXIMATE TIME PERIOD  FEATURE/BENEFIT                VARIATION
---------------------------------------------------------------------------------------
April 2002-July 2004      Principal Protector/SM         Unavailable - accordingly,
                          /benefit                       all references in this
                                                         Prospectus to "Principal
                                                         Protector" are deleted in
                                                         their entirety.
---------------------------------------------------------------------------------------
April 2002-December 2004  Termination of guaranteed      Your guaranteed benefits will
                          benefits                       not automatically terminate
                                                         if you change ownership of
                                                         your NQ contract.
                          Ownership Transfer of NQ       If you transfer ownership of
                                                         your NQ contract, your
                                                         guaranteed benefit options
                                                         will not be automatically
                                                         terminated.
---------------------------------------------------------------------------------------
April 2002-January 2005   No lapse guarantee             Unavailable.
---------------------------------------------------------------------------------------

April 2002-October 2005   Roll-Up benefit base reset     Unavailable.
---------------------------------------------------------------------------------------
February 2003-September   Annual Ratchet to age 85       The fee for this benefit is
2003                                                     0.30%

                          6% Roll-Up to age 85           The fee for this benefit is
                                                         0.45%

                          Guaranteed minimum income      The fee for this benefit is
                          benefit                        0.60%
---------------------------------------------------------------------------------------
September 2003-January    Guaranteed minimum income
2004                      benefit and Greater of the 6%
                          Roll-Up to age 85 or the
                          Annual Ratchet to age 85
                          enhanced death benefit:

                          .   Benefit base crediting     The effective annual interest
                              rate                       credited to the applicable
                                                         benefit base is 5%./(1)
                                                         /Accordingly, all references
                                                         in this Prospectus to the "6%
                                                         Roll-Up benefit base" are
                                                         deleted in their entirety and
                                                         replaced with "5% Roll-Up
                                                         benefit base."

                          .   Fee table                  Greater of the 5% Roll-Up to
                                                         age 85 or the Annual Ratchet
                                                         to age 85 enhanced death
                                                         benefit charge: 0.50%./(1)/
                                                         Guaranteed minimum income
                                                         benefit charge: 0.55%/(1)/

                          Effect of withdrawals on your  Withdrawals will reduce each
                          Greater of the 5% Roll-Up to   of the benefit bases on a pro
                          age 85 or the Annual Ratchet   rata basis only.
                          to age 85 enhanced death
                          benefit
---------------------------------------------------------------------------------------
September 2003-February   How withdrawals affect your    In calculating whether your
2004 (for the Guaranteed  Guaranteed minimum income      withdrawal will reduce your
minimum income benefit)   benefit and Greater of the 6%  Roll-Up benefit base portion
and January               Roll-Up to age 85 or the       of your Guaranteed minimum
2004-February 2005 (for   Annual Ratchet to age 85       income benefit base on a pro
the Greater of the 6%     enhanced death benefit:        rata or dollar-for-dollar
Roll-Up to age 85 or the                                 basis, withdrawal charges
Annual Ratchet to age 85                                 will be included in the
enhanced death benefit:)                                 withdrawal amount.
---------------------------------------------------------------------------------------
September 2003-February   6% Roll-Up to age 85 enhanced  Unavailable - accordingly all
2009                      death benefit                  references to this feature
                                                         are deleted in their entirety.
---------------------------------------------------------------------------------------
January 2004-February     Greater of 5% Roll-up to age   Unavailable - accordingly all
2009                      85 or the Annual Ratchet to    references to this feature
                          age 85 enhanced death benefit  are deleted in their entirety.
---------------------------------------------------------------------------------------

(1)Contract owners who elected the Guaranteed minimum income benefit and/or the Greater of the 5% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit had a limited opportunity to change to the new versions of these benefits, as they are described in ''Contract features and benefits'' and ''Accessing your money,'' earlier in this Prospectus.

                                          APPENDIX IX: CONTRACT VARIATIONS IX-3

Appendix X: Tax-sheltered annuity contracts (TSAs)


With limited exceptions, we no longer accept contributions to the contracts. Please see "How you can contribute to your contract" under "Contract features and benefits" earlier in this Prospectus for more information.



--------------------------------------------------------------------------------

GENERAL; FINAL REGULATIONS UNDER SECTION 403(B)

This Appendix reflects our current understanding of some of the special federal income tax rules applicable to annuity contracts used to fund employer plans under Section 403(b) of the Internal Revenue Code. We refer to these contracts as "403(b) annuity contracts" or "Tax Sheltered Annuity" contracts "TSAs"). The discussion in this Appendix generally assumes that a TSA has 403(b) contract status or qualifies as a 403(b) contract. In 2007, the IRS and the Treasury Department published final Treasury Regulations under Section 403(b) of the Code ("2007 Regulations"). As a result, there are significant revisions to the establishment and operation of plans and arrangements under Section 403(b) of the Code, and the contracts issued to fund such plans. The 2007 Regulations raise a number of questions as to the effect of the 2007 Regulations on TSAs issued prior to the effective date of the 2007 Regulations. The IRS has issued guidance intended to clarify some of these questions, and may issue further guidance in future years. Due to the Internal Revenue Service and Treasury regulatory changes in 2007 which became fully effective on January 1, 2009, contracts issued prior to September 25, 2007 which qualified as 403(b) contracts under the rules at the time of issue may lose their status as 403(b) contracts or have the availability of transactions under the contract restricted as of January 1, 2009 unless the individual's employer or the individual take certain actions. Please consult your tax adviser regarding the effect of these rules (which may vary depending on the owner's employment status, plan participation status, and when and how the contract was acquired) on your personal situation.

EMPLOYER PLAN REQUIREMENT. The thrust of the 2007 Regulations is to eliminate informal Section 403(b) arrangements with minimal or diffuse employer oversight and to require employers purchasing annuity contracts for their employees under
Section 403(b) of the Code to conform to other tax-favored, employer-based retirement plans with salary reduction contributions, such as Section 401(k) plans and governmental employer Section 457(b) plans. The 2007 Regulations require employers sponsoring 403(b) plans as of January 1, 2009, to have a written plan designating administrative responsibilities for various functions under the plan, and the plan in operation must conform to the plan terms.

LIMITATIONS ON INDIVIDUAL-INITIATED DIRECT TRANSFERS. The 2007 Regulations revoke Revenue Ruling 90-24 "Rev. Rul. 90-24"), effective January 1, 2009. Prior to the 2007 Regulations, Rev. Rul. 90-24 had permitted individual-initiated, tax-free direct transfers of funds from one 403(b) annuity contract to another, without reportable taxable income to the individual, and with the characterization of funds in the contract remaining the same as under the prior contract. Under the 2007 Regulations and other IRS published guidance, direct transfers made after September 24, 2007 are permitted only with plan or employer approval as described below.

PERMISSIBLE CONTRIBUTIONS TO THE ACCUMULATOR(R) ELITE/SM/ TSA CONTRACTS

Contributions to an Accumulator(R) Elite/SM/ TSA contract are extremely limited. AXA Equitable permits Contributions to be made to an Accumulator(R) Elite/SM/ TSA contract only where AXA Equitable is an "approved vendor" under an employer's 403(b) plan. That is, some or all of the participants in the employers 403(b) plan are currently contributing to a non-Accumulator AXA Equitable 403(b) annuity contract. AXA Equitable and the employer must agree to share information with respect to the Accumulator(R) Elite/SM/ TSA contract and other funding vehicles under the plan.

AXA Equitable does not accept employer-remitted contributions. AXA Equitable does not accept contributions of after-tax funds, including designated Roth contributions to the Accumulator(R) Elite/SM/ TSA contracts. We will accept contributions of pre-tax funds only with documentation satisfactory to us of employer or its designee or plan approval of the transaction. Contributions must be made in the form of a direct transfer of funds from one 403(b) plan to another, a contract exchange under the same plan, or a direct rollover from another eligible retirement plan.

DISTRIBUTIONS FROM TSAS

GENERAL. Generally, after the 2007 Regulations, employer or plan administrator consent is required for loan, withdrawal or distribution transactions under a 403(b) annuity contract. Processing of a requested transaction will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

WITHDRAWAL RESTRICTIONS. AXA Equitable treats all amounts under an Accumulator(R) Elite/SM/ Rollover TSA contract as not eligible for withdrawal until:

..   the owner is severed from employment with the employer who provided the funds used to purchase the TSA contract;

..   the owner dies; or

..   the plan under which the Accumulator(R) Elite/SM /TSA contract is purchased is terminated.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSA contracts are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSA contracts are includible in gross income as ordinary income. Distributions from TSA contracts may be subject to 20% federal income tax withholding described under "Federal and state income tax withholding and information reporting" in the "Tax Information" section of the Prospectus. In addition, TSA contract distributions may be subject to additional tax penalties.

X-1 APPENDIX X: TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since AXA Equitable does not accept after-tax funds to an Accumulator(R) Elite/SM/ Rollover TSA contract, we do not track your investment in the TSA contract, if any. We will report all distributions from this Rollover TSA contract as fully taxable. You will have to determine how much of the distribution is taxable.

DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. The amount of any partial distribution from a TSA contract prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of any after-tax contributions and earnings on those contributions.

ANNUITY PAYMENTS. If you elect an annuity payout option, you will recover any investment in the TSA contract as each payment is received by dividing the investment in the TSA contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the TSA contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the TSA contract, a deduction is allowed on your (or your beneficiary's) final tax return.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH. Death benefit distributions from a TSA contract generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA contract made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan. A surviving spouse might also be eligible to directly roll over a TSA contract death benefit to a Roth IRA in a taxable conversion rollover. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances.

EFFECT OF 2007 REGULATIONS ON LOANS FROM TSAS

As a result of the 2007 Regulations, loans are not available without employer or plan administrator approval. If loans are available, loan processing may be delayed pending receipt of information required to process the loan under an information sharing agreement. The processing of a loan request will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

If loans are available:

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan is includable in income in the year of the default.

TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered under TSA contracts are subject to the following conditions:

..   The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

(1)The greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits; and

(2)$50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous 12 months over the outstanding loan bal- ance of plan loans on the date the loan was made.

..   In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Accumulator(R) Elite/SM/ Rollover TSA contracts have a term limit of ten years for loans used to acquire the participant's primary residence.

..   All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.

The amount borrowed and not repaid may be treated as a distribution if:

..   The loan does not qualify under the conditions above;

..   the participant fails to repay the interest or principal when due; or

..   in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution. For purposes of calculating any subsequent loans which may be made under any plan of the same employer, a defaulted loan which has not been fully repaid is treated as still outstanding, even after the default is reported to the IRS on Form 1099-R. The amount treated as still outstanding (which limits subsequent loans) includes interest accruing on the unpaid balance.

TAX-DEFERRED ROLLOVERS AND FUNDING VEHICLE TRANSFERS. You may roll over an "eligible rollover distribution" from a 403(b) annuity contract into another eligible retirement plan which agrees to accept the rollover. The rollover may be a direct rollover or one you do yourself within 60 days after you receive the distribution. To the extent rolled over, a distribution remains tax-deferred.

                          APPENDIX X: TAX-SHELTERED ANNUITY CONTRACTS (TSAS) X-2

You may roll over a distribution from a 403(b) annuity contract to any of the following: another 403(b) plan funding vehicle, a qualified plan, a governmental employer 457(b) plan (separate accounting required) or a traditional IRA. A spousal beneficiary may also roll over death benefits as above. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances. An Accumulator(R) Elite/SM/ IRA contract is not available for purchase by a non-spousal death beneficiary direct rollover.

Distributions from a 403(b) annuity contract can be rolled over to a Roth IRA. Such conversion rollover transactions are taxable. Any taxable portion of the amount rolled over will be taxed at the time of the rollover.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals and required minimum distributions under federal income tax rules.

Direct transfers from one 403(b) annuity contract to another (whether under a plan-to-plan transfer, or contract exchange under the same 403(b) plan, are not distributions.

REQUIRED MINIMUM DISTRIBUTIONS

The required minimum distribution rules applicable to 403(b) annuity contracts are generally the same as those applicable to traditional IRAs described in the "Tax Information" section of the Prospectus with these differences:

WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The minimum distribution rules force 403(b) plan participants to start calculating and taking annual distributions from their 403(b) annuity contracts by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70 1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70 1/2, as follows:

..   For 403(b) plan participants who have not retired from service with the employer maintaining the 403(b) plan by the calendar year the partici- pant turns age 70 1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.

..   403(b) plan participants may also delay the start of required minimum distributions to age 75 for the portion of their account value attributable to their December 31, 1986 TSA contract account balance, even if retired at age 70 1/2. We will know whether or not you qualify for this exception because it only applies to individuals who established their Accumulator(R) Elite/SM /Rollover TSA contract by direct Revenue Ruling 90-24 transfer prior to September 25, 2007, or by a contract exchange or a plan-to-plan exchange approved under the employer's plan after that date. If you do not give us the amount of your December 31, 1986, account balance that is being transferred to the Accumulator(R) Elite/SM/ Rollover TSA contract on the form used to establish the TSA contract, you do not qualify.

SPOUSAL CONSENT RULES

Your employer will tell us on the form used to establish the TSA contract whether or not you need to get spousal consent for loans, withdrawals or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA contract.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA contract before you reach age 59 1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions made:

..   on or after your death; or

..   because you are disabled (special federal income tax definition); or

..   to pay for certain extraordinary medical expenses (special federal income tax definition); or

..   in any form of payout after you have separated from service (only if the separation occurs during or after the calendar year you reach age 55); or

..   in a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after you have separated from service at any age).

X-3 APPENDIX X: TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

Appendix XI: Rules regarding contributions to your contract

With limited exceptions, we no longer accept contributions to the contracts. We currently continue to accept contributions to: (i) QP contracts; and (ii) all contracts issued in the state of Maryland. Information regarding contributions in this section is for the benefit of contract owners currently eligible to continue making contributions to the contracts.


--------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------
 CONTRACT  AVAILABLE FOR
 TYPE      ANNUITANT ISSUE AGES  MINIMUM CONTRIBUTIONS     SOURCE OF CONTRIBUTIONS       LIMITATIONS ON CONTRIBUTIONS/(1)/
---------------------------------------------------------------------------------------------------------------------------
NQ            0 through 85       . $10,000 (initial).      . After-tax money.            . No additional contribu-
                                                                                           tions after attainment of
                                 . $500 (additional)       . Paid to us by check or        age 87./(2)/
                                                             transfer of contract
                                 . $100 monthly and $300     value in a tax-deferred
                                   quarterly under our       exchange under Section
                                   automatic investment      1035 of the Internal
                                   program (additional)      Revenue Code.
---------------------------------------------------------------------------------------------------------------------------
Rollover      20 through 85      . $10,000 (initial)       . Eligible rollover dis-      . No rollover or direct
IRA                                                          tributions from 403(b)        transfer contributions
                                 . $50 (additional)          plans, qualified plans,       after attainment of age
                                                             and governmental em-          87./(2)/
                                                             ployer 457(b) plans.
                                                                                         . Contributions after age
                                                           . Rollovers from another        70 1/2 must be net of
                                                             traditional individual        required minimum dis-
                                                             retirement arrange-           tributions.
                                                             ment.
                                                                                         . Although we accept
                                                           . Direct custodian-to-          regular IRA contributions
                                                             custodian transfers           (limited to $5,000), un-
                                                             from another traditional      der the Rollover IRA con-
                                                             individual retirement         tracts, we intend that the
                                                             arrangement.                  contract be used primar-
                                                                                           ily for rollover and direct
                                                           . Regular IRA con-              transfer contributions.
                                                             tributions.
                                                                                         . Additional catch-up con-
                                                           . Additional catch-up           tributions of up to
                                                             contributions.                $1,000 per calendar year
                                                                                           where the owner is at
                                                                                           least age 50 but under
                                                                                           age 70 1/2 at any time
                                                                                           during the calendar year
                                                                                           for which the con-
                                                                                           tribution is made.
---------------------------------------------------------------------------------------------------------------------------

                APPENDIX XI: RULES REGARDING CONTRIBUTIONS TO YOUR CONTRACT XI-1

------------------------------------------------------------------------------------------------------------------------
 CONTRACT  AVAILABLE FOR
 TYPE      ANNUITANT ISSUE AGES  MINIMUM CONTRIBUTIONS  SOURCE OF CONTRIBUTIONS       LIMITATIONS ON CONTRIBUTIONS/(1)/
------------------------------------------------------------------------------------------------------------------------
Roth          20 through 85      . $10,000 (initial)    . Rollovers from another      . No additional rollover or
Conversion                                                Roth IRA.                     direct transfer contribu-
IRA                              . $50 (additional)                                     tions after attainment of
                                                        . Rollovers from a              age 87./(2)/
                                                          "designated Roth con-
                                                          tribution account"          . Conversion rollovers after
                                                          under specified retire-       age 70 1/2 must be net of
                                                          ment plans.                   required minimum dis-
                                                                                        tributions for the tradi-
                                                        . Conversion rollovers          tional IRA or other
                                                          from a traditional IRA        eligible retirement plan
                                                          or other eligible retire-     which is the source of the
                                                          ment plan.                    conversion rollover.

                                                        . Direct transfers from       . Although we accept
                                                          another Roth IRA.             regular Roth IRA contri-
                                                                                        butions (limited to
                                                        . Regular Roth IRA con-         $5,000) under the Roth
                                                          tributions.                   IRA contracts, we intend
                                                                                        that the contract be used
                                                        . Additional catch-up           primarily for rollover and
                                                          contributions.                direct transfer con-
                                                                                        tributions.

                                                                                      . Additional catch-up con-
                                                                                        tributions of up to
                                                                                        $1,000 per calendar year
                                                                                        where the owner is at
                                                                                        least age 50 at any time
                                                                                        during the calendar year
                                                                                        for which the con-
                                                                                        tribution is made.
------------------------------------------------------------------------------------------------------------------------
Rollover      20 through 85      . $10,000 (initial)    . With documentation of       . No additional rollover or
TSA/(3)/                                                  employer or plan              direct transfer contribu-
                                 . $500 (additional)      approval, and limited to      tions after attainment of
                                                          pre-tax funds, direct         age 87./(1)/
                                                          plan-to-plan transfers
                                                          from another 403(b)         . Contributions after age
                                                          plan or contract ex-          70 1/2 must be net of any
                                                          changes from another          required minimum dis-
                                                          403(b) contract under         tributions.
                                                          the same plan.
                                                                                      . We do not accept
                                                        . With documentation of         employer-remitted con-
                                                          employer or plan              tributions.
                                                          approval, and limited to
                                                          pre-tax funds, eligible     . We do not accept after
                                                          rollover distributions        tax contributions, includ-
                                                          from other 403(b)             ing designated Roth con-
                                                          plans, qualified plans,       tributions.
                                                          governmental employer
                                                          457(b) plans or tradi-
                                                          tional IRAs.
See Appendix X earlier in this Prospectus for a discussion of TSA contracts.
------------------------------------------------------------------------------------------------------------------------


XI-2 APPENDIX XI: RULES REGARDING CONTRIBUTIONS TO YOUR CONTRACT

--------------------------------------------------------------------------------------------------------------------------
 CONTRACT    AVAILABLE FOR
 TYPE        ANNUITANT ISSUE AGES  MINIMUM CONTRIBUTIONS  SOURCE OF CONTRIBUTIONS       LIMITATIONS ON CONTRIBUTIONS/(1)/
--------------------------------------------------------------------------------------------------------------------------
QP              20 through 75      . $10,000 (initial)    . Only transfer con-           . A separate QP contract
                                                            tributions from other          must be established for
                                   . $500 (additional)      investments within an          each plan participant.
                                                            existing defined con-
                                                            tribution qualified plan     . We do not accept regular
                                                            trust.                         ongoing payroll con-
                                                                                           tributions or con-
                                                          . The plan must be quali-        tributions directly from
                                                            fied under Section             the employer.
                                                            401(a) of the Internal
                                                            Revenue Code.                . Only one additional
                                                                                           transfer contribution may
                                                          . For 401(k) plans, trans-       be made during a con-
                                                            ferred contributions           tract year.
                                                            may not include any
                                                            after-tax contributions,     . No additional transfer
                                                            including designated           contributions after
                                                            Roth contributions.            annuitant's attainment of
                                                                                           age 76 or, if later, the
                                                                                           first contract date
                                                                                           anniversary.

                                                                                         . Contributions after age
                                                                                           70 1/2 must be net of any
                                                                                           required minimum dis-
                                                                                           tributions.

                                                                                         . We do not accept con-
                                                                                           tributions from defined
                                                                                           benefit plans.

See Appendix II earlier in this Prospectus for a discussion of purchase considerations of QP contracts.

--------------------------------------------------------------------------------------------------------------------------
Inherited       0 through 70       . $10,000 (initial)    . Direct custodian-to-         . Any additional
IRA                                                         custodian transfers of         contributions must be
Beneficiary                        . $1,000 (additional)    your interest as a death       from the same type of
Continuation                                                beneficiary of the de-         IRA of the same de-
Contract                                                    ceased owner's tradi-          ceased owner.
(traditional                                                tional individual
IRA or                                                      retirement arrangement       . Non-spousal beneficiary
Roth IRA)                                                   or Roth IRA to an IRA          direct rollover con-
                                                            of the same type.              tributions from qualified
                                                                                           plans, 403(b) plans and
                                                                                           governmental employer
                                                                                           457(b) plans may be
                                                                                           made to an Inherited IRA
                                                                                           contract under specified
                                                                                           circumstances.
--------------------------------------------------------------------------------------------------------------------------


(1)Additional contributions may not be permitted under certain conditions in your state. If you purchase Guaranteed principal benefit option 2, no contributions are permitted after the six month period beginning on the contract date. Please see Appendix VIII earlier in the Prospectus to see if additional contributions are permitted in your state.

(2)Please see Appendix IX for variations that may apply to your contract.
(3)May not be available from all Selling broker-dealers. Also, Rollover TSA is available only where the employer sponsoring the 403(b) plan currently contributes to one or more other 403(b) annuity contracts issued by AXA Equitable for active plan participants (the purchaser of the Accumulator(R) Elite/SM /Rollover TSA may also be, but need not be, an owner of the other 403(b) annuity contract).


See "Tax information" earlier in this Prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" earlier in this Prospectus. Please review your contract for information on contribution limitations.


                APPENDIX XI: RULES REGARDING CONTRIBUTIONS TO YOUR CONTRACT XI-3

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS

                                                             PAGE

Who is AXA Equitable?                                         2

Unit Values                                                   2

Custodian and Independent Registered Public Accounting Firm   2

Distribution of the Contracts                                 2

Financial Statements                                          2

HOW TO OBTAIN AN ACCUMULATOR(R) ELITE/SM /STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 49

Send this request form to:
  Retirement Service Solutions
  P.O. Box 1547
  Secaucus, NJ 07096-1547


----------------------------------------------------------------------------------
Please send me an Accumulator(R) Elite/SM/ SAI for SEPARATE ACCOUNT
NO. 49 dated May 1, 2012.
----------------------------------------------------------------------------------
Name
----------------------------------------------------------------------------------
Address
----------------------------------------------------------------------------------
City                                                                   State  Zip


                                                    e13520/Elite '02/'04 Series

Accumulator(R) Select/SM/

A combination variable and fixed deferred annuity contract


PROSPECTUS DATED MAY 1, 2012


Please read and keep this Prospectus for future reference. It contains important information that you should know before taking any action under your contract. This Prospectus supersedes all prior Prospectuses and supplements. You should read the prospectuses for each Trust which contain important information about the portfolios.

--------------------------------------------------------------------------------

WHAT IS ACCUMULATOR(R) SELECT/SM/?

Accumulator(R) Select/SM/ is a deferred annuity contract issued by AXA EQUITABLE LIFE INSURANCE COMPANY. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option or fixed maturity options ("investment options").

This Prospectus is a disclosure document and describes all of the contract's material features, benefits, rights and obligations, as well as other information. The description of the contract's material provisions in this Prospectus is current as of the date of this Prospectus. If certain material provisions under the contract are changed after the date of this Prospectus in accordance with the contract, those changes will be described in a supplement to this Prospectus. You should carefully read this Prospectus in conjunction with any applicable supplements. This contract should also be read carefully. There is no withdrawal charge under the contract.


WITH LIMITED EXCEPTIONS, WE NO LONGER ACCEPT CONTRIBUTIONS TO THE CONTRACTS. WE CURRENTLY CONTINUE TO ACCEPT CONTRIBUTIONS TO: (I) QP CONTRACTS; AND (II) ALL CONTRACTS ISSUED IN THE STATE OF MARYLAND. REFERENCES TO CONTRIBUTIONS IN THIS PROSPECTUS ARE FOR THE BENEFIT OF CONTRACT OWNERS CURRENTLY ELIGIBLE TO CONTINUE MAKING CONTRIBUTIONS TO THE CONTRACTS.


Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts, in all states or from all selling broker-dealers. Please see Appendix VII later in this Prospectus for more information on state availability and/or variations of certain features and benefits. All optional features and benefits described in this Prospectus may not have been available at the time you purchased the contract. We have the right to restrict availability of any optional feature or benefit. In addition, not all optional features and benefits may be available in combination with other optional features and benefits. We can refuse to accept any contribution from you at any time, including after you purchase the contract.


----------------------------------------------------------------------------
 VARIABLE INVESTMENT OPTIONS
----------------------------------------------------------------------------
AXA Aggressive Allocation/(1)/          EQ/Large Cap Value Index
AXA Conservative Allocation/(1)/        EQ/Large Cap Value PLUS
AXA Conservative-Plus Allocation/(1)/   EQ/Lord Abbett Large Cap Core
AXA Moderate Allocation/(1)/            EQ/MFS International Growth
AXA Moderate-Plus Allocation/(1)/       EQ/Mid Cap Index
EQ/AllianceBernstein Small Cap Growth   EQ/Mid Cap Value PLUS
EQ/AXA Franklin Small Cap Value Core    EQ/Money Market
 EQ/BlackRock Basic Value Equity        EQ/Montag & Caldwell Growth
EQ/Boston Advisors Equity Income        EQ/Morgan Stanley Mid Cap Growth
EQ/Calvert Socially Responsible         EQ/Mutual Large Cap Equity
EQ/Capital Guardian Research            EQ/Oppenheimer Global
EQ/Common Stock Index                   EQ/PIMCO Ultra Short Bond
EQ/Core Bond Index                      EQ/Quality Bond PLUS
EQ/Davis New York Venture               EQ/Small Company Index
EQ/Equity 500 Index                     EQ/T. Rowe Price Growth Stock
EQ/Equity Growth PLUS                   EQ/Templeton Global Equity
EQ/Franklin Core Balanced               EQ/UBS Growth and Income
EQ/Franklin Templeton Allocation        EQ/Van Kampen Comstock
EQ/GAMCO Mergers and Acquisitions       EQ/Wells Fargo Omega Growth
EQ/GAMCO Small Company Value            Multimanager Aggressive Equity
EQ/Global Bond PLUS                     Multimanager Core Bond
EQ/Global Multi-Sector Equity           Multimanager International Equity
EQ/Intermediate Government Bond/(2)/    Multimanager Large Cap Core Equity
EQ/International Core PLUS              Multimanager Large Cap Value
EQ/International Equity Index           Multimanager Mid Cap Growth
EQ/International Value PLUS             Multimanager Mid Cap Value
EQ/JPMorgan Value Opportunities         Multimanager Multi-Sector Bond
EQ/Large Cap Core PLUS                  Multimanager Small Cap Growth
EQ/Large Cap Growth Index               Multimanager Small Cap Value
EQ/Large Cap Growth PLUS                Multimanager Technology
-

(1)The "AXA Allocation" portfolios.

(2)This is the variable investment option's new name, effective on or about May 1, 2012. Please see ''Portfolios of the Trusts'' under ''Contract features and benefits'' later in this Prospectus for the variable investment option's former name.


You may allocate amounts to any of the variable investment options. At any time, we have the right to limit or terminate your contributions. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities Portfolio ("portfolio") of AXA Premier VIP Trust or EQ Advisors Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related Portfolio.

You may also allocate amounts to the guaranteed interest option and the fixed maturity options, which are discussed later in this Prospectus.

TYPES OF CONTRACTS. Contracts were offered for use as:

..   A nonqualified annuity ("NQ") for after-tax contributions only.

..   An individual retirement annuity ("IRA"), either traditional IRA ("Rollover
    IRA") or Roth IRA ("Roth Conversion IRA").

THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER
AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.

                                                  #235355/Select '02/'04 Series

..   Traditional and Roth Inherited IRA beneficiary continuation contract
    ("Inherited IRA") (direct transfer contributions only).

..   An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") --
    ("Rollover TSA") (Rollover and direct transfer contributions only; employer or plan approval required).

A contribution of at least $25,000 was required to purchase a contract.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2012, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 1547, Secaucus, NJ 07096-1547, or calling 1-800-789-7771. The SAI is incorporated by this reference into this Prospectus. This Prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus.

THE CONTRACT IS NO LONGER AVAILABLE FOR NEW PURCHASERS. The contract is no longer being sold. This Prospectus is designed for current contract owners. In addition to the possible state variations noted above, you should note that your contract features and charges may vary depending on the date on which you purchased your contract. For more information about the particular features, charges and options applicable to you, please contact your financial professional or refer to your contract, as well as review Appendix VIII later in this Prospectus for contract variation information and timing. You may not change your contract or its features as issued.

Contents of this Prospectus

--------------------------------------------------------------------------------


        -----------------------------------------------------------------------------
        (Not all of the features listed are available under all contracts or in all states.)
        -----------------------------------------------------------------------------

        Index of key words and phrases                                      5
        Who is AXA Equitable?                                               7
        How to reach us                                                     8
        Accumulator(R) Select/SM/ at a glance -- key features              10


        -----------------------------------------------------------------------------
        FEE TABLE                                                          14
        -----------------------------------------------------------------------------

        Example                                                            15
        Condensed financial information                                    16


        -----------------------------------------------------------------------------
        1.CONTRACT FEATURES AND BENEFITS                                   17
        -----------------------------------------------------------------------------
        How you can contribute to your contract                            17
        Owner and annuitant requirements                                   17
        How you can make your contributions                                17
        What are your investment options under the contract?               18
        Portfolios of the Trusts                                           19
        Allocating your contributions                                      26
        Guaranteed minimum death benefit and Guaranteed minimum
          income benefit base                                              29
        Annuity purchase factors                                           30
        Guaranteed minimum income benefit option                           30
        Guaranteed minimum death benefit                                   33
        Principal Protector/SM/                                            34
        Inherited IRA beneficiary continuation contract                    37
        Your right to cancel within a certain number of days               38


        -----------------------------------------------------------------------------
        2.DETERMINING YOUR CONTRACT'S VALUE                                39
        -----------------------------------------------------------------------------
        Your account value and cash value                                  39
        Your contract's value in the variable investment options           39
        Your contract's value in the guaranteed interest option            39
        Your contract's value in the fixed maturity options                39
        Insufficient account value                                         39


        -----------------------------------------------------------------------------
        3.TRANSFERRING YOUR MONEY AMONG INVESTMENT
          OPTIONS                                                          41
        -----------------------------------------------------------------------------
        Transferring your account value                                    41
        Our administrative procedures for calculating your Roll-Up
          benefit base following a transfer                                41
        Disruptive transfer activity                                       42
        Rebalancing your account value                                     43


-------------
"We," "our," and "us" refer to AXA Equitable.
When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the Prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

                                                 CONTENTS OF THIS PROSPECTUS 3

-------------------------------------------------------------------
4.ACCESSING YOUR MONEY                                          44
-------------------------------------------------------------------
Withdrawing your account value                                  44
How withdrawals are taken from your account value               46
How withdrawals (and transfers out of the Special 10 year
  fixed maturity option) affect your Guaranteed minimum
  income benefit, Guaranteed minimum death benefit and
  Guaranteed principal benefit option 2                         46
How withdrawals affect Principal Protector/SM/                  46
Withdrawals treated as surrenders                               46
Loans under Rollover TSA contracts                              47
Surrendering your contract to receive its cash value            47
When to expect payments                                         48
Your annuity payout options                                     48


-------------------------------------------------------------------
5.CHARGES AND EXPENSES                                          51
-------------------------------------------------------------------
Charges that AXA Equitable deducts                              51
Charges that the Trusts deduct                                  54
Group or sponsored arrangements                                 54
Other distribution arrangements                                 54


-------------------------------------------------------------------
6.PAYMENT OF DEATH BENEFIT                                      55
-------------------------------------------------------------------
Your beneficiary and payment of benefit                         55
How death benefit payment is made                               56
Spousal protection                                              57
Beneficiary continuation option                                 57


-------------------------------------------------------------------
7.TAX INFORMATION                                               61
-------------------------------------------------------------------
Overview                                                        61
Contracts that fund a retirement arrangement                    61
Transfers among investment options                              61
Taxation of nonqualified annuities                              61
Individual retirement arrangements (IRAs)                       63
Traditional individual retirement annuities (traditional IRAs)  64
Roth individual retirement annuities (Roth IRAs)                68
Federal and state income tax withholding and information
  reporting                                                     71
Impact of taxes to AXA Equitable                                71


-------------------------------------------------------------------
8.MORE INFORMATION                                              72
-------------------------------------------------------------------
About Separate Account No. 49                                   72
About the Trusts                                                72
About our fixed maturity options                                72
About the general account                                       73
About other methods of payment                                  74
Dates and prices at which contract events occur                 74
About your voting rights                                        75
Statutory compliance                                            75
About legal proceedings                                         75
Financial statements                                            75
Transfers of ownership, collateral assignments, loans and
  borrowing                                                     75
How divorce may affect your guaranteed benefits                 76


Distribution of the contracts                     76


-----------------------------------------------------
9.INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE  79
-----------------------------------------------------


-----------------------------------------------------
APPENDICES
-----------------------------------------------------


          I  --  Condensed financial information                      I-1
         II  --  Market value adjustment example                     II-1
        III  --  Enhanced death benefit example                     III-1
         IV  --  Hypothetical illustrations                          IV-1
          V  --  Guaranteed principal benefit example                 V-1
         VI  --  Protection Plus/SM/ example                         VI-1
        VII  --  State contract availability and/or variations of
                   certain features and benefits                    VII-1
       VIII  --  Contract Variations                               VIII-1
         IX  --  Tax-sheltered annuity contracts (TSAs)              IX-1
          X  --  Rules regarding contributions to your contract       X-1


       ------------------------------------------------------------------
       STATEMENT OF ADDITIONAL INFORMATION
         Table of contents
       ------------------------------------------------------------------


4   CONTENTS OF THIS PROSPECTUS

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this Prospectus.


                                                                  PAGE

          6% Roll-Up to age 85 enhanced death benefit              29
          12 month dollar cost averaging                           28
          account value                                            39
          administrative charge                                    51
          annual administrative charge                             51
          Annual Ratchet to age 85 enhanced death benefit          29
          annuitant                                                17
          annuitization                                            48
          annuity maturity date                                    50
          annuity payout options                                   48
          annuity purchase factors                                 30
          automatic investment program                             74
          beneficiary                                              55
          Beneficiary continuation option ("BCO")                  57
          business day                                             74
          cash value                                               39
          charges for state premium and other applicable taxes     53
          contract date                                            18
          contract date anniversary                                18
          contract year                                            18
          contributions to Roth IRAs                               68
             regular contributions                                 68
             rollovers and direct transfers                        69
             conversion contributions                              69
          contributions to traditional IRAs                        64
             regular contributions                                 64
             rollovers and transfers                               65
          disruptive transfer activity                             42
          distribution charge                                      51
          ERISA                                                    54
          Fixed-dollar option                                      28
          fixed maturity options                                   25
          free look                                                38
          general account                                          73
          general dollar cost averaging                            28
          guaranteed interest option                               25
          Guaranteed minimum death benefit                         33
          Guaranteed minimum death benefit and Guaranteed
            minimum income benefit base                            29
          Guaranteed minimum death benefit charge                  52
          Guaranteed minimum death benefit/guaranteed minimum
            income benefit roll-up benefit base reset option       30
          Guaranteed minimum income benefit                        30
          Guaranteed minimum income benefit charge                 52
          Guaranteed minimum income benefit "no lapse guarantee"   31
          Guaranteed principal benefits                            26


                                                             PAGE

              IRA                                                1
              IRS                                               61
              Inherited IRA                                      1
              investment options                                 1
              Investment Simplifier                             28
              Lifetime minimum distribution withdrawals         45
              loan reserve account                              47
              loans under Rollover TSA                          47
              market adjusted amount                            25
              market timing                                     42
              maturity dates                                    25
              market value adjustment                           25
              maturity value                                    25
              Mortality and expense risks charge                51
              NQ                                                 1
              Online Account Access                              8
              Optional step up charge                           53
              partial withdrawals                               44
              Portfolio                                          1
              Principal assurance                               26
              processing office                                  8
              Principal Protector/SM/                           34
              Principal Protector/SM/ charge                    53
              Protection Plus/SM/                               33
              Protection Plus/SM/ charge                        53
              rate to maturity                                  25
              Rebalancing                                       43
              Rollover IRA                                       1
              Roth IRA                                           1
              SAI                                                1
              SEC                                                1
              self-directed Allocation                          26
              Separate Account No. 49                           72
              Spousal protection                                57
              Standard death benefit                            29
              substantially equal withdrawals                   45
              Successor owner and annuitant                     56
              Systematic withdrawals                            45
              TOPS                                               8
              Trusts                                         1, 72
              traditional IRA                                    1
              TSA                                                1
              unit                                              39
              variable investment options                    1, 18
              wire transmittals and electronic applications     74


                                              INDEX OF KEY WORDS AND PHRASES 5

To make this Prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this Prospectus as in the contract. Also, depending on when you purchased your contract, some of these may not apply to you or may be named differently under your contract. Your financial professional can provide further explanation about your contract or supplemental materials.

-----------------------------------------------------------------------------
 PROSPECTUS                            CONTRACT OR SUPPLEMENTAL MATERIALS
-----------------------------------------------------------------------------
fixed maturity options                 Guarantee Periods (Guaranteed Fixed
                                       Interest Accounts in supplemental
                                       materials)

variable investment options            Investment Funds

account value                          Annuity Account Value

rate to maturity                       Guaranteed Rates

unit                                   Accumulation Unit

Guaranteed minimum death benefit       Guaranteed death benefit

Guaranteed minimum income benefit      Guaranteed Income Benefit or Living
                                       Benefit

guaranteed interest option             Guaranteed Interest Account

Principal Protector/SM/                Guaranteed withdrawal benefit

GWB benefit base                       Principal Protector/SM/ benefit base

GWB Annual withdrawal amount           Principal Protector/SM/ Annual
                                       withdrawal amount

GWB Annual withdrawal option           Principal Protector/SM/ Annual
                                       withdrawal option

GWB Excess withdrawal                  Principal Protector/SM/ Excess
                                       withdrawal
-----------------------------------------------------------------------------

6   INDEX OF KEY WORDS AND PHRASES

Who is AXA Equitable?


--------------------------------------------------------------------------------



We are AXA Equitable Life Insurance Company "AXA Equitable"), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc. (the "parent") a holding company, which is itself an indirect, wholly-owned subsidiary of AXA SA "AXA"). AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings, Inc. and AXA Equitable Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $508 billion in assets as of December 31, 2011. For more than 150 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.


                                                      WHO IS AXA EQUITABLE?  7

HOW TO REACH US

Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:
--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITH CHECKS:

FOR CONTRIBUTIONS SENT BY REGULAR MAIL:

  Retirement Service Solutions
  P.O. Box 1577
  Secaucus, NJ 07096-1577

FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:

  Retirement Service Solutions
  500 Plaza Drive, 6th Floor
  Secaucus, NJ 07094
--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITHOUT CHECKS:

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:

  Retirement Service Solutions
  P.O. Box 1547
  Secaucus, NJ 07096-1547

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:

  Retirement Service Solutions
  500 Plaza Drive, 6th Floor
  Secaucus, NJ 07094

Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094.
--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:

..   written confirmation of financial transactions;

..   statement of your contract values at the close of each calendar year, and any calendar quarter in which there was a transaction; and

..   annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the Guaranteed minimum income benefit and/or the Roll-Up benefit base reset option.

--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND ONLINE ACCOUNT ACCESS SYSTEMS:

TOPS is designed to provide you with up-to-date information via touch-tone telephone. Online Account Access is designed to provide this information through the Internet. You can obtain information on:

..   your current account value;

..   your current allocation percentages;

..   the number of units you have in the variable investment options;

..   rates to maturity for the fixed maturity options (not available through
    Online Account Access);

..   the daily unit values for the variable investment options; and

..   performance information regarding the variable investment options (not available through TOPS).

You can also:

..   change your allocation percentages and/or transfer among the investment options;

..   elect to receive certain contract statements electronically;

..   enroll in, modify or cancel a rebalancing program (through Online Account
    Access only);

..   change your address (not available through TOPS);

..   change your TOPS personal identification number ("PIN") (through TOPS only)
    and your Online Account Access password (through EQAccess only); and

..   access Frequently Asked Questions and Service Forms (not available through
    TOPS).

TOPS and Online Account Access are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use Online Account Access by visiting our website at www.axa-equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of any transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).
--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:


You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on the following business days:

..   Monday through Thursday from 8:30 a.m. until 7:00 p.m., Eastern time.

..   Friday from 8:30 a.m. until 5:30 p.m., Eastern time.


8   WHO IS AXA EQUITABLE?

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1)authorization for telephone transfers by your financial professional;

(2)conversion of a traditional IRA to a Roth Conversion IRA contract;

(3)election of the automatic investment program;

(4)requests for loans under Rollover TSA contracts (employer or plan approval required);

(5)spousal consent for loans under Rollover TSA contracts;

(6)requests for withdrawals or surrenders from Rollover TSA contracts;

(7)tax withholding elections (see withdrawal request form);

(8)election of the beneficiary continuation option;

(9)IRA contribution recharacterizations;

(10)Section 1035 exchanges;

(11)direct transfers and rollovers;

(12)exercise of the Guaranteed minimum income benefit;

(13)requests to reset your Roll-Up benefit base (for certain contracts with both the Guaranteed minimum income benefit and the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit);

(14)requests to step up your Guaranteed withdrawal benefit ("GWB") benefit base, if applicable, under the Optional step up provision;

(15)requests to terminate or reinstate your GWB, if applicable, under the Beneficiary continuation option, if applicable;

(16)death claims;

(17)purchase by, or change of ownership to, a non-natural person;

(18)change in ownership (NQ only, if available under your contract);

(19)enrollment in our "automatic required minimum distribution (RMD) service;"
    and


(20)withdrawal requests.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)beneficiary changes;

(2)contract surrender;

(3)general dollar cost averaging (including the fixed dollar and interest sweep options); and

(4)12 month dollar cost averaging.

TO CANCEL OR CHANGE ANY OF THE FOLLOWING, WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)automatic investment program;

(2)general dollar cost averaging (including the fixed dollar and interest sweep options);

(3)12 month dollar cost averaging;

(4)substantially equal withdrawals;


(5)systematic withdrawals;

(6)the date annuity payments are to begin; and

(7)RMD payments from inherited IRAs.


                              -------------------

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.

SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners both must sign.

                                                      WHO IS AXA EQUITABLE?  9

Accumulator(R) Select/SM/ at a glance -- key features

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Not all of the features listed are available under all
contracts or in all states.)
-------------------------------------------------------------------------------------------

PROFESSIONAL INVESTMENT     Accumulator(R) Select/SM/'s variable investment options invest in different
MANAGEMENT                  Portfolios managed by professional investment advisers.
--------------------------------------------------------------------------------------------------------------
FIXED MATURITY OPTIONS      .   Fixed maturity options with maturities ranging from approximately 1 to 10 years (subject to availability).
                            .   Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                            .   Special 10 year fixed maturity option (available under Guaranteed principal benefit option 2 only).
                            ----------------------------------------------------------------------------------
                            If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw or transfer only a portion of a fixed maturity amount, this may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.
--------------------------------------------------------------------------------------------------------------
GUARANTEED INTEREST OPTION  .   Principal and interest guarantees.
                            .   Interest rates set periodically.
--------------------------------------------------------------------------------------------------------------
TAX CONSIDERATIONS          .   No tax on earnings inside the contract until you make withdrawals from your contract or receive annuity payments.
                            .   No tax on transfers among investment options inside the contract.
                            You should be aware that annuity contracts that were purchased as an Individual
                            Retirement Annuity (IRA) or tax sheltered annuity (TSA) do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code for these types of arrangements. Before you purchased your contract, you should have considered its features and benefits beyond tax deferral, as well as its features, benefits and costs relative to any other investment that you may have chosen in connection with your retirement plan or arrangement, to determine whether it would meet your needs and goals. Depending on your personal situation, the contract's guaranteed benefits may have limited usefulness because of required minimum distributions ("RMDs").
--------------------------------------------------------------------------------------------------------------
GUARANTEED MINIMUM          The Guaranteed minimum income benefit provides income protection for you during
INCOME BENEFIT (OR "LIVING  the annuitant's life once you elect to annuitize the contract.
BENEFIT")
--------------------------------------------------------------------------------------------------------------
PRINCIPAL PROTECTOR/SM/     Principal Protector/SM/ is our optional Guaranteed withdrawal benefit ("GWB"), which provides for recovery of your total contributions through withdrawals, even if your account value falls to zero, provided that during each contract year, your total withdrawals do not exceed a specified amount. This feature may not have been available under your contract.
--------------------------------------------------------------------------------------------------------------
CONTRIBUTION AMOUNTS        We currently continue to accept contributions to: (i) QP contracts; and (ii) all contracts issued in the state of Maryland. Information regarding contributions in this section is for the benefit of contract owners currently eligible to continue making contributions to the contracts.
                            Initial minimum:      $25,000
                            Additional minimum:   $500 (NQ and Rollover TSA)
                                                  $100 monthly and $300 quarterly under our automatic
                                                  investment program (NQ contracts)
                                                  $1,000 (Inherited IRA contracts)
                                                  $50 (IRA contracts)
                            ----------------------------------------------------------------------------------
                            .   Maximum contribution limitations apply to all contracts. For more information, please see "How you can contribute to your contract" in
                                "Contract features and benefits" later in this Prospectus.
                            ----------------------------------------------------------------------------------
                            In general, contributions are limited to $1.5 million ($500,000 for certain owners or annuitants who are age 81 and older at contract issue). Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit or terminate your contributions. For more information, see "How you can contribute to your contract" in "Contract features and benefits" later in this Prospectus.
--------------------------------------------------------------------------------------------------------------


10  ACCUMULATOR(R) SELECT/SM/ AT A GLANCE -- KEY FEATURES

--------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY      .   Partial withdrawals
                          .   Several withdrawal options on a periodic basis
                          .   Loans under Rollover TSA contracts (employer or plan
                              approval required)
                          .   Contract surrender
                          You may incur income tax and a tax penalty. Certain
                          withdrawals will diminish the value of optional benefits.
--------------------------------------------------------------------------------------
PAYOUT OPTIONS            .   Fixed annuity payout options
                          .   Variable Immediate Annuity payout options (described in
                              a separate prospectus for that option)
                          .   Income Manager(R) payout options (described in a
                              separate prospectus for that option)
--------------------------------------------------------------------------------------
ADDITIONAL FEATURES/(1)/  .   Guaranteed minimum death benefit options
                          .   Guaranteed principal benefit options (including
                              Principal assurance)
                          .   Dollar cost averaging
                          .   Automatic investment program
                          .   Account value rebalancing (quarterly, semi-annually and
                              annually)
                          .   Free transfers
                          .   Protection Plus/SM/, an optional death benefit
                              available under certain contracts (subject to state
                              availability)
                          .   Spousal protection (not available under certain
                              contracts)
                          .   Successor owner/annuitant
                          .   Beneficiary continuation option
                          .   Guaranteed minimum income benefit no lapse guarantee
                              (available under contracts with applications that were
                              signed and submitted on or after January 1, 2005
                              subject to state availability)
                          .   Guaranteed minimum death benefit/guaranteed minimum
                              income benefit roll-up benefit base reset (available
                              under contracts with applications that were signed and
                              submitted on or after October 1, 2005 subject to state
                              availability).

(1)Not all features are available under all contracts. Please see Appendix VIII later in this Prospectus for more information.
--------------------------------------------------------------------------------

                       ACCUMULATOR(R) SELECT/SM/ AT A GLANCE -- KEY FEATURES 11

-------------------------------------------------------------------------------
FEES AND CHARGES/(1)/  .   Daily charges on amounts invested in the variable
                           investment options for mortality and expense risks,
                           ad- ministrative charges and distribution charges
                           at an annual rate of 1.70%.
                       .   The charges for the Guaranteed minimum death
                           benefits range from 0.0% to 0.60%, annually, of the
                           ap- plicable benefit base. The benefit base is
                           described under "Guaranteed minimum death benefit
                           and Guar- anteed minimum income benefit base" in
                           "Contract features and benefits" later in this
                           Prospectus.
                       .   An annual charge of 0.65% of the applicable benefit
                           base charge for the optional Guaranteed minimum
                           income benefit until you exercise the benefit,
                           elect another annuity payout option or the contract
                           date anniversary after the annuitant reaches age
                           85, whichever occurs first. The benefit base is
                           described under "Guaranteed minimum death benefit
                           and Guaranteed minimum income benefit base" in
                           "Contract fea- tures and benefits" later in this
                           Prospectus.
                       .   An annual charge for the optional Guaranteed
                           principal benefit option 2 (if available) deducted
                           the first ten contract date anniversaries equal to
                           0.50% of account value.
                       .   If your account value at the end of the contract
                           year is less than $50,000, we deduct an annual
                           admin- istrative charge equal to $30, or during the
                           first two contract years, 2% of your account value,
                           if less. If your account value on the contract date
                           anniversary, is $50,000 or more, we will not deduct
                           the charge.
                       .   An annual charge of 0.35% of your account value for
                           the 5% GWB Annual withdrawal option (if
                           avail- able) or 0.50% of your account value for the
                           7% GWB Annual withdrawal option (if available) for
                           the Principal Protector/SM/ benefit. If you "step
                           up" your GWB benefit base, we reserve the right to
                           raise the charge up to 0.60% and 0.80%,
                           respectively. See "Principal Protector/SM/" in
                           "Contract features and bene- fits" later in this
                           Prospectus.
                       .   An annual charge of 0.35% of your account value for
                           the Protection Plus/SM/ optional death benefit.
                       .   No sales charge deducted at the time you make
                           contributions and no withdrawal charge.
                       --------------------------------------------------------
                       The "contract date" is the effective date of a
                       contract. This usually is the business day we received
                       the properly completed and signed application, along
                       with any other required documents, and your initial
                       contribution. Your contract date appears in your
                       contract. The 12-month period beginning on your
                       contract date and each 12-month period after that date
                       is a "contract year." The end of each 12-month period
                       is your "contract date anniversary." For example, if
                       your contract date is May 1, your contract date
                       anniversary is April 30.
                       --------------------------------------------------------
                       .   We deduct a charge designed to approximate certain
                           taxes that may be imposed on us, such as premium
                           taxes in your state. This charge is generally
                           deducted from the amount applied to an annuity
                           payout op- tion.
                       .   We currently deduct a $350 annuity administrative
                           fee from amounts applied to purchase the variable
                           immediate annuitization payout option. This option
                           is described in a separate prospectus that is
                           available from your financial professional.
                       .   Annual expenses of the Trusts' Portfolios are
                           calculated as a percentage of the average daily net
                           assets invested in each Portfolio. Please see "Fee
                           table" later in this Prospectus for details.
(1)The fees and charges shown in this section are the maximum charges a contract owner will pay. Please see your contract and/or Appendix VIII later in this Prospectus for the fees and charges that apply to you. Also, some of the optional benefits may not be available under your contract.
--------------------------------------------------------------------------------

ANNUITANT ISSUE AGES  NQ: 0-85
                      Rollover IRA, Roth Conversion IRA and Rollover TSA: 20-85
                      Inherited IRA: 0-70
----------------------------------------------------------------------------------

THE TABLE ABOVE SUMMARIZES ONLY CERTAIN CURRENT KEY FEATURES AND BENEFITS OF THE CONTRACT. THE TABLE ALSO SUMMARIZES CERTAIN CURRENT LIMITATIONS, RESTRICTIONS AND EXCEPTIONS TO THOSE FEATURES AND BENEFITS THAT WE HAVE THE RIGHT TO IMPOSE UNDER THE CONTRACT AND THAT ARE SUBJECT TO CHANGE IN THE FUTURE. IN SOME CASES, OTHER LIMITATIONS, RESTRICTIONS AND EXCEPTIONS MAY APPLY. THE CONTRACT MAY NOT CURRENTLY BE AVAILABLE IN ALL STATES. CERTAIN FEATURES AND BENEFITS DESCRIBED IN THIS PROSPECTUS MAY VARY IN YOUR STATE; ALL FEATURES AND BENEFITS MAY NOT BE AVAILABLE IN ALL CONTRACTS, IN ALL STATES OR FROM ALL SELLING BROKER-DEALERS. PLEASE SEE APPENDIX VII LATER IN THIS PROSPECTUS FOR MORE INFORMATION ON STATE AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS.

For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. This Prospectus is a disclosure document and describes all of the contract's material features, benefits, rights and obligations, as well as other information. The Prospectus should be read carefully before investing. Please feel free to speak with your financial professional or call us, if you have questions.

12  ACCUMULATOR(R) SELECT/SM/ AT A GLANCE -- KEY FEATURES

OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through every selling broker-dealer. Some selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts based on issue age or other criteria established by the selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.

You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance.

                       ACCUMULATOR(R) SELECT/SM/ AT A GLANCE -- KEY FEATURES 13

Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you pay when owning the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus. The fees and charges shown in this section are the maximum fees and charges that a contract owner will pay. Please see your contract and/or Appendix VIII later in this prospectus for the fees and charges that apply under your contract.

All features listed below may not have been available at the time you purchased your contract. See Appendix IX later in this Prospectus for more information.


The first table describes fees and expenses that you will pay if you purchase a Variable Immediate Annuity payout option or request a special service. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply.



---------------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN TRANSACTIONS
---------------------------------------------------------------------------------------------------------------------------
Charge if you elect a variable payout option upon         $350
annuitization (which is described in a separate
prospectus for that option)
---------------------------------------------------------------------------------------------------------------------------
Special service charges:
..   Wire transfer charge                                  Current and Maximum Charge:        $90
..   Express mail charge                                   Current and Maximum Charge:        $35
..   Duplicate contract charge                             Current and Maximum Charge:        $35
---------------------------------------------------------------------------------------------------------------------------
The following tables describe the fees and expenses that you will pay periodically during the time that you own the contract, not including the underlying trust portfolio fees and expenses.
---------------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH CONTRACT DATE ANNIVERSARY
---------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge/(1)/

   If your account value on a contract date               $30
   anniversary is less than $50,000/(2)/

   If your account value on a contract date               $0
   anniversary is $50,000 or more
---------------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
---------------------------------------------------------------------------------------------------------------------------
SEPARATE ACCOUNT ANNUAL EXPENSES:
Mortality and expense risks                               1.10%/(3)/
Administrative                                            0.25%
Distribution                                              0.35%
                                                          -----
Total Separate account annual expenses                    1.70%
---------------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE EACH YEAR IF YOU ELECT ANY OF THE FOLLOWING OPTIONAL BENEFITS
---------------------------------------------------------------------------------------------------------------------------
GUARANTEED MINIMUM DEATH BENEFIT CHARGE (Calculated as
a percentage of the applicable benefit base. Deducted
annually/(1) /on each contract date anniversary for
which the benefit is in effect.)

   Standard death benefit                                 No Charge

   Annual Ratchet to age 85                               0.30% of the Annual Ratchet to age 85 benefit base (maximum);
                                                          0.25% (current)

   6% Roll-Up to age 85                                   0.45% of the 6% Roll-Up to age 85 benefit base

   Greater of 5% Roll-Up to age 85 or Annual Ratchet      0.50% of the greater of 5% Roll-Up to age 85 benefit base of the
   to age 85                                              Annual Ratchet to age 85 benefit base, as applicable.

   Greater of 6% Roll-Up to age 85 or Annual Ratchet      0.60% of the greater of 6% Roll-Up to age 85 benefit base or the
   to age 85                                              Annual Ratchet to age 85 benefit base, as applicable
---------------------------------------------------------------------------------------------------------------------------
GUARANTEED PRINCIPAL BENEFIT CHARGE FOR OPTION 2
(Calculated as a percentage of the account value.
Deducted annually/(1) /on the first 10 contract date
anniversaries.)                                           0.50%
---------------------------------------------------------------------------------------------------------------------------


14  FEE TABLE

GUARANTEED MINIMUM INCOME (OR "LIVING BENEFIT")
BENEFIT CHARGE (Calculated as a percentage of the
applicable benefit base. Deducted annually/(1) /on
each contract date anniversary for which the benefit
is in effect.)                                          0.65%
------------------------------------------------------------------------------------------------------
PROTECTION PLUS/SM/ BENEFIT CHARGE (Calculated as a
percentage of the account value. Deducted annually/(1)
/on each contract date anniversary for which the
benefit is in effect.)                                  0.35%
------------------------------------------------------------------------------------------------------
PRINCIPAL PROTECTOR/SM/ BENEFIT CHARGE (Calculated as
a percentage of the account value. Deducted
annually/(1) /on each contract date anniversary,        0.35% for the 5% GWB Annual withdrawal option
provided your GWB benefit base is greater than zero.)   0.50% for the 7% GWB Annual withdrawal option
If you "step up" your GWB benefit base, we reserve the  0.60% for the 5% GWB Annual withdrawal option
right to                                                0.80% for the 7% GWB Annual withdrawal option
increase your charge up to:
Please see "Principal Protector/SM/ " in "Contract features and benefits" for more information about this feature, including its benefit base and the optional step up provision, and "Principal
Protector/SM/ charge" in "Charges and expenses," both later in this Prospectus, for more information about when the charge applies.
------------------------------------------------------------------------------------------------------
NET LOAN INTEREST CHARGE -- ROLLOVER TSA CONTRACTS ONLY
(Calculated and deducted daily as a percentage of the
outstanding loan amount)                                2.00%/(4)/
------------------------------------------------------------------------------------------------------

You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.


---------------------------------------------------------------------------------------------------
 PORTFOLIO OPERATING EXPENSES EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
---------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2011 (expenses that are deducted from  Lowest Highest
Portfolio assets including management fees, 12b-1 fees, service fees, and/or other
expenses)/(5)/                                                                       0.62%  1.44%
---------------------------------------------------------------------------------------------------


Notes:

(1)If the contract is surrendered or annuitized or a death benefit is paid on any date other than the contract date anniversary, we will deduct a pro rata portion of the charge for that year. If you are an existing contract owner, this pro rata deduction may not apply for any optional benefit charges under your contract. See Appendix VIII later in this Prospectus for more information. For Principal Protector/SM/ only, (if available) if the contract and benefit are continued under the Beneficiary continuation option with Principal Protector/SM/, the pro rata deduction for the Principal Protector/SM/ charge is waived.

(2)During the first two contract years this charge, if applicable, is equal to the lesser of $30 or 2% of your account value. Thereafter, if applicable, the charge is $30 for each contract year.

(3)These charges compensate us for certain risks we assume and expenses we incur under the contract. We expect to make a profit from these charges.

(4)We charge interest on loans under Rollover TSA contracts but also credit you interest on your loan reserve account. Our net loan interest charge is determined by the excess between the interest rate we charge over the interest rate we credit. See "Loans under Rollover TSA contracts" later in this Prospectus for more information on how the loan interest is calculated and for restrictions that may apply.


(5)"Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2011, if applicable, and for the underlying portfolios. In addition, the "Lowest" represents the total annual operating expenses of the EQ/Equity 500 Index Portfolio and EQ/Small Company Index Portfolio. The "Highest" represents the total annual operating expenses of the Multimanager Technology Portfolio.


EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).


The example below shows the expenses that a hypothetical contract owner (who has elected the Guaranteed minimum income benefit with the enhanced death benefit that provides for the greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 and Protection Plus/SM/) would pay in the situations illustrated. The example uses an average annual administrative charge based on the charges paid in 2011, which results in an estimated administrative charge of 0.008% of contract value.


The fixed maturity options, guaranteed interest option and the 12 month dollar cost averaging program are not covered by the example. However, the annual administrative charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do

                                                                  FEE TABLE  15
apply to the fixed maturity options, guaranteed interest option and the 12 month dollar cost averaging program. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

The example assumes that you invest $10,000 in the contract for the time periods indicated and that your investment has a 5% return each year. Other than the administrative charge (which is described immediately above), the example also assumes maximum contract charges and total annual expenses of the Portfolios (before expense limitations) set forth in the previous charts. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


---------------------------------------------------------------------------------------------------

                                                                IF YOU ANNUITIZE AT THE END OF THE
                                                                    APPLICABLE TIME PERIOD
---------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                                                 1 YEAR    3 YEARS 5 YEARS 10 YEARS
---------------------------------------------------------------------------------------------------
(a)assuming maximum fees and expenses of any of the Portfolios   N/A      $1,873  $2,930   $5,730
---------------------------------------------------------------------------------------------------
(b)assuming minimum fees and expenses of any of the Portfolios   N/A      $1,622  $2,525   $4,993
---------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------
                                                                  IF YOU SURRENDER OR DO NOT
                                                                SURRENDER YOUR CONTRACT AT THE END OF
                                                                  THE APPLICABLE TIME PERIOD
-----------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                                                 1 YEAR   3 YEARS   5 YEARS  10 YEARS
-----------------------------------------------------------------------------------------------------
(a)assuming maximum fees and expenses of any of the Portfolios   $500    $1,523    $2,580    $5,380
-----------------------------------------------------------------------------------------------------
(b)assuming minimum fees and expenses of any of the Portfolios   $414    $1,272    $2,175    $4,643
-----------------------------------------------------------------------------------------------------


CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2011.


16  FEE TABLE

1. Contract features and benefits


--------------------------------------------------------------------------------


HOW YOU CAN CONTRIBUTE TO YOUR CONTRACT

Except as described below, we no longer accept contributions to the contracts, including contributions made through our automatic investment program. Contributions received at our processing office will be returned to you. This change has no effect on amounts that are already invested in your contract or on your guaranteed benefits.

We currently continue to accept contributions to: (i) QP contracts; and (ii) all contracts issued in the state of Maryland. Information regarding contributions in this section is for the benefit of contract owners currently eligible to continue making contributions to the contracts.

Additional contributions may not be permitted in your state. Please see Appendix VII later in this Prospectus to see if additional contributions are permitted in your state.

The table in Appendix X summarizes our current rules regarding contributions to your contract, which rules are subject to change. We can refuse to accept any contribution from you at any time, including after you purchase the contract. We require a minimum contribution amount for each type of contract purchased. Maximum contribution limitations also apply. In some states, our rules may vary. Both the owner and annuitant named in the contract must meet the issue age requirements shown in the table and contributions are based on the age of the older of the original owner and annuitant.


Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit or terminate your contributions.

--------------------------------------------------------------------------------

We have exercised our right to discontinue acceptance of contributions to the contracts as described above. We reserve the right to further change our current limitations on your contributions and to discontinue acceptance of contributions to the contracts.

--------------------------------------------------------------------------------

We currently limit aggregate contributions on your contract made after the first contract year to 150% of first-year contributions (the "150% limit"). The 150% limit can be reduced or increased at any time upon advance notice to you. Even if the aggregate contributions on your contract do not exceed the 150% limit, we currently do not accept any contribution if: (i) the aggregate contributions under one or more Accumulator(R) series contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for the same owner or annuitant who is age 81 and older at contract issue); or (ii) the aggregate contributions under all AXA Equitable annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000. We may waive these and other contribution limitations based on certain criteria that we determine, including elected benefits, issue age, aggregate contributions, variable investment option allocations and selling broker-dealer compensation. These and other contribution limitations may not be applicable in your state. Please see Appendix VII later in this Prospectus.

--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------



OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different from the owner. We do not permit partnerships or limited liability corporations to be owners. We also reserve the right to prohibit availability of the contract to other non-natural owners. Only natural persons can be joint owners.

If the Spousal protection feature is available under your contract and is elected, the spouses must be joint owners, one of the spouses must be the annuitant and both must be named as the only primary beneficiaries. The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules.

In general, we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act in your state.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract. See Inherited IRA beneficiary continuation contract later in this section for Inherited IRA owner and annuitant requirements.

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to AXA Equitable. We may also apply contributions made pursuant to an intended Section 1035 tax-free exchange or a direct transfer. We do not accept starter checks or travelers' checks. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

For your convenience, we will accept contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose, including circumstances under which such contributions are considered received by us when your order is taken by such broker-dealers. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in "More information" later in this Prospectus.


                                              CONTRACT FEATURES AND BENEFITS 17

--------------------------------------------------------------------------------
The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year."
The end of each 12-month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is
April 30.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. For more information about our business day and our pricing of transactions, please see "Dates and prices at which contract events occur."
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

You can choose from among the variable investment options, the guaranteed interest option and the fixed maturity options.

VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available Portfolios, their investment objectives and their advisers. We may, at any time, exercise our rights to limit or terminate your contributions.


18  CONTRACT FEATURES AND BENEFITS

PORTFOLIOS OF THE TRUSTS

We offer affiliated Trusts, which in turn offer one or more Portfolios. AXA Equitable Funds Management Group, LLC, a wholly owned subsidiary of AXA Equitable, serves as the investment manager of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. For some Portfolios, AXA Equitable Funds Management Group, LLC has entered into sub-advisory agreements with investment advisers (the "sub-advisers") to carry out the day-to-day investment decisions for the Portfolios. As such, AXA Equitable Funds Management Group, LLC oversees the activities of the sub-advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the sub-adviser(s) for each Portfolio, if any. The chart below also shows the currently available Portfolios and their investment objectives.


You should be aware that AXA Advisors, LLC and AXA Distributors, LLC (together, the "Distributors") directly or indirectly receive 12b-1 fees from affiliated Portfolios for providing certain distribution and/or shareholder support services. These fees will not exceed 0.25% of the Portfolios' average daily net assets. The Portfolios' sub-advisers and/or their affiliates may also contribute to the cost of expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the sub-advisers' respective Portfolios. It may be more profitable for us to offer affiliated Portfolios than to offer unaffiliated Portfolios.


As a contract owner, you may bear the costs of some or all of these fees and payments through your indirect investment in the Portfolios. (See the Portfolios' prospectuses for more information.) These fees and payments will reduce the underlying Portfolios' investment returns. AXA Equitable may profit from these fees and payments.

AXA Equitable considers the availability of these fees and payment arrangements during the selection process for the underlying Portfolios. These fees and payment arrangements may create an incentive for us to select Portfolios (and classes of shares of Portfolios) that pay us higher amounts.


The AXA Allocation Portfolios and the EQ/Franklin Templeton Allocation Portfolio offer contract owners a convenient opportunity to invest in other portfolios that are managed and have been selected for inclusion in the AXA Allocation Portfolios and the EQ/Franklin Templeton Allocation Portfolio by AXA Equitable Funds Management Group, LLC. AXA Advisors, LLC, an affiliated broker-dealer of AXA Equitable, may promote the benefits of such Portfolios to contract owners and/or suggest, incidental to the sale of the contract, that contract owners consider whether allocating some or all of their account value to such Portfolios is consistent with their desired investment objectives. In doing so, AXA Equitable, and/or its affiliates, may be subject to conflicts of interest insofar as AXA Equitable may derive greater revenues from the AXA Allocation Portfolios and the EQ/Franklin Templeton Allocation Portfolio than certain other Portfolios available to you under your contract. Please see "Allocating your contributions" in "Contract features and benefits" for more information about your role in managing your allocations.

As described in more detail in the underlying Portfolio prospectuses, the AXA Allocation Portfolios, the EQ/Franklin Templeton Allocation Portfolio, and certain other affiliated Portfolios use futures and options to reduce the Portfolio's equity exposure during periods when certain market indicators indicate that market volatility is high. This strategy is designed to reduce the risk of market losses from investing in equity securities. However, this strategy may result in periods of underperformance, including those when the specified benchmark index is appreciating, but market volatility is high. As a result, your account value may rise less than it would have without these defensive actions. If you have the GMIB (or "Living Benefit"), the guaranteed principal benefit or other guaranteed benefit, this strategy may also indirectly suppress the value of the guaranteed benefit bases.

The investment strategies of the Portfolios are designed to reduce the overall volatility of your account value. The reduction in volatility permits us to more effectively and efficiently provide the guarantees under the contract. This approach, while reducing volatility, may also suppress the investment performance of your contract and the value of your guaranteed benefit bases.


---------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST
 CLASS B SHARES                                                                     INVESTMENT MANAGER (OR SUB-ADVISER(S),
 PORTFOLIO NAME           OBJECTIVE                                                 AS APPLICABLE)
---------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION Seeks long-term capital appreciation.                        AXA Equitable Funds Management
                                                                                          Group, LLC
---------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE          Seeks a high level of current income.                        AXA Equitable Funds Management
  ALLOCATION                                                                              Group, LLC
---------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS     Seeks current income and growth of capital, with a           AXA Equitable Funds Management
  ALLOCATION              greater emphasis on current income.                             Group, LLC
---------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION   Seeks long-term capital appreciation and current income.     AXA Equitable Funds Management
                                                                                          Group, LLC
---------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS         Seeks long-term capital appreciation and current income,     AXA Equitable Funds Management
  ALLOCATION              with a greater emphasis on capital appreciation.                Group, LLC
---------------------------------------------------------------------------------------------------------------------------


                                              CONTRACT FEATURES AND BENEFITS 19

-----------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST
 CLASS B SHARES                                                                      INVESTMENT MANAGER (OR SUB-ADVISER(S),
 PORTFOLIO NAME           OBJECTIVE                                                  AS APPLICABLE)
-----------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER AGGRESSIVE   Seeks to achieve long-term growth of capital with an       AllianceBernstein L.P.
  EQUITY                  emphasis on risk-adjusted returns and managing volatility  AXA Equitable Funds Management
                          in the Portfolio.                                             Group, LLC
                                                                                     ClearBridge Advisors, LLC
                                                                                     GCIC US Ltd.
                                                                                     Legg Mason Capital Management, LLC
                                                                                     Marsico Capital Management, LLC
                                                                                     T. Rowe Price Associates, Inc.
                                                                                     Westfield Capital Management Com-
                                                                                        pany, L.P.
-----------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE BOND    Seeks a balance of high current income and capital appre-  BlackRock Financial Management, Inc.
                          ciation, consistent with a prudent level of risk.          Pacific Investment Management Com-
                                                                                        pany LLC
                                                                                     SSgA Funds Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER              Seeks to achieve long-term growth of capital with an       AllianceBernstein L.P.
  INTERNATIONAL EQUITY    emphasis on risk-adjusted returns and managing volatility  AXA Equitable Funds Management
                          in the Portfolio.                                             Group, LLC
                                                                                     BlackRock Investment Management, LLC
                                                                                     EARNEST Partners, LLC
                                                                                     J.P. Morgan Investment Management Inc.
                                                                                     Marsico Capital Management, LLC
-----------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP    Seeks to achieve long-term growth of capital with an       AllianceBernstein L.P.
  CORE EQUITY             emphasis on risk-adjusted returns and managing volatility  AXA Equitable Funds Management
                          in the Portfolio.                                             Group, LLC
                                                                                     Janus Capital Management, LLC
                                                                                     Thornburg Investment Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP    Seeks to achieve long-term growth of capital with an       AllianceBernstein L.P.
  VALUE                   emphasis on risk-adjusted returns and managing volatility  AXA Equitable Funds Management
                          in the Portfolio.                                             Group, LLC
                                                                                     Institutional Capital LLC
                                                                                     MFS Investment Management
-----------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP      Seeks to achieve long-term growth of capital with an       AllianceBernstein L.P.
  GROWTH                  emphasis on risk-adjusted returns and managing volatility  AXA Equitable Funds Management
                          in the Portfolio.                                             Group, LLC
                                                                                     BlackRock Investment Management, LLC
                                                                                     Franklin Advisers, Inc.
                                                                                     Wellington Management Company, LLP
-----------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP      Seeks to achieve long-term growth of capital with an       AXA Equitable Funds Management
  VALUE                   emphasis on risk-adjusted returns and managing volatility     Group, LLC
                          in the Portfolio.                                          BlackRock Investment Management, LLC
                                                                                     Diamond Hill Capital Management, Inc.
                                                                                     Knightsbridge Asset Management, LLC
-----------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER              Seeks high total return through a combination of current   Pacific Investment Management Com-
  MULTI-SECTOR BOND       income and capital appreciation.                              pany LLC
                                                                                     Post Advisory Group, LLC
                                                                                     SSgA Funds Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------



20  CONTRACT FEATURES AND BENEFITS

------------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST
 CLASS B SHARES                                                                        INVESTMENT MANAGER (OR SUB-ADVISER(S),
 PORTFOLIO NAME           OBJECTIVE                                                    AS APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP    Seeks to achieve long-term growth of capital with an         AXA Equitable Funds Management
  GROWTH                  emphasis on risk-adjusted returns and managing volatility       Group, LLC
                          in the Portfolio.                                            BlackRock Investment Management, LLC
                                                                                       Lord, Abbett & Co. LLC
                                                                                       Morgan Stanley Investment Manage-
                                                                                          ment Inc.
                                                                                       NorthPointe Capital, LLC
------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP    Seeks to achieve long-term growth of capital with an         AXA Equitable Funds Management
  VALUE                   emphasis on risk-adjusted returns and managing volatility       Group, LLC
                          in the Portfolio.                                            BlackRock Investment Management, LLC
                                                                                       Franklin Advisory Services, LLC
                                                                                       Horizon Asset Management, LLC
                                                                                       Pacific Global Investment Management
                                                                                          Company
------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER TECHNOLOGY   Seeks long-term growth of capital.                           AXA Equitable Funds Management
                                                                                          Group, LLC
                                                                                       RCM Capital Management, LLC
                                                                                       SSgA Funds Management, Inc.
                                                                                       Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST
 CLASS IB SHARES                                                                       INVESTMENT MANAGER (OR SUB-ADVISER(S),
 PORTFOLIO NAME           OBJECTIVE                                                    AS APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCEBERNSTEIN      Seeks to achieve long-term growth of capital.                AllianceBernstein L.P.
  SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN SMALL     Seeks to achieve long-term total return with an emphasis     AXA Equitable Funds Management
  CAP VALUE CORE          on risk-adjusted returns and managing volatility in the         Group, LLC
                          Portfolio.                                                   BlackRock Investment Management, LLC
                                                                                       Franklin Advisory Services, LLC
------------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC VALUE  Seeks to achieve capital appreciation and secondarily,       BlackRock Investment Management, LLC
  EQUITY                  income.
------------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS        Seeks a combination of growth and income to achieve an       Boston Advisors, LLC
  EQUITY INCOME           above-average and consistent total return.
------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY       Seeks to achieve long-term capital appreciation.             Calvert Investment Management Inc.
  RESPONSIBLE
------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN       Seeks to achieve long-term growth of capital.                Capital Guardian Trust Company
  RESEARCH
------------------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK INDEX     Seeks to achieve a total return before expenses that ap-     AllianceBernstein L.P.
                          proximates the total return performance of the Russell
                          3000 Index, including reinvestment of dividends, at a risk level consistent with that of the Russell 3000 Index.
------------------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX        Seeks to achieve a total return before expenses that ap-     AXA Equitable Funds Management
                          proximates the total return performance of the Barclays         Group, LLC
                          Intermediate U.S. Government/Credit Index, including re-     SSgA Funds Management, Inc.
                          investment of dividends, at a risk level consistent with
                          that of the Barclays Intermediate U.S. Government/Credit
                          Index.
------------------------------------------------------------------------------------------------------------------------------
EQ/DAVIS NEW YORK VENTURE Seeks to achieve long-term growth of capital.                Davis Selected Advisers, L.P.
------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX       Seeks to achieve a total return before expenses that ap-     AllianceBernstein L.P.
                          proximates the total return performance of the S&P 500
                          Index, including reinvestment of dividends, at a risk level consistent with that of the S&P 500 Index.
------------------------------------------------------------------------------------------------------------------------------



                                              CONTRACT FEATURES AND BENEFITS 21

-------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST
 CLASS IB SHARES                                                                        INVESTMENT MANAGER (OR SUB-ADVISER(S),
 PORTFOLIO NAME           OBJECTIVE                                                     AS APPLICABLE)
-------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY GROWTH PLUS     Seeks to achieve long-term growth of capital with an          AXA Equitable Funds Management
                          emphasis on risk-adjusted returns and managing volatility        Group, LLC
                          in the Portfolio.                                             BlackRock Capital Management, Inc.
                                                                                        BlackRock Investment Management, LLC
-------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN CORE BALANCED Seeks to maximize income while maintaining prospects          AXA Equitable Funds Management
                          for capital appreciation with an emphasis on risk-adjusted       Group, LLC
                          returns and managing volatility in the Portfolio.             BlackRock Investment Management, LLC
                                                                                        Franklin Advisers, Inc.
-------------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN TEMPLETON     Primarily seeks capital appreciation and secondarily seeks    AXA Equitable Funds Management
  ALLOCATION              income.                                                          Group, LLC
-------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND      Seeks to achieve capital appreciation.                        GAMCO Asset Management, Inc.
  ACQUISITIONS
-------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY    Seeks to maximize capital appreciation.                       GAMCO Asset Management, Inc.
  VALUE
-------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS       Seeks to achieve capital growth and current income.           AXA Equitable Funds Management
                                                                                           Group, LLC
                                                                                        BlackRock Investment Management, LLC
                                                                                        First International Advisors, LLC
                                                                                        Wells Capital Management, Inc.
-------------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL MULTI-SECTOR    Seeks to achieve long-term capital appreciation with an       AXA Equitable Funds Management
  EQUITY                  emphasis on risk-adjusted returns and managing volatility        Group, LLC
                          in the Portfolio.                                             BlackRock Investment Management, LLC
                                                                                        Morgan Stanley Investment
                                                                                           Management Inc.
-------------------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE           Seeks to achieve a total return before expenses that ap-      SSgA Funds Management, Inc.
  GOVERNMENT BOND/(1)/    proximates the total return performance of the Barclays
                          Intermediate U.S. Government Bond Index, including re-
                          investment of dividends, at a risk level consistent with
                          that of the Barclays Intermediate U.S. Government Bond
                          Index.
-------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL CORE     Seeks to achieve long-term growth of capital with an          AXA Equitable Funds Management
  PLUS                    emphasis on risk-adjusted returns and managing volatility        Group, LLC
                          in the Portfolio.                                             BlackRock Investment Management, LLC
                                                                                        Hirayama Investments, LLC
                                                                                        WHV Investment Management
-------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL EQUITY   Seeks to achieve a total return (before expenses) that        AXA Equitable Funds Management
  INDEX                   approximates the total return performance of a composite         Group, LLC
                          index comprised of 40% Dow Jones EURO STOXX 50                AllianceBernstein L.P.
                          Index, 25% FTSE 100 Index, 25% TOPIX Index, and 10%
                          S&P/ASX 200 Index, including reinvestment of dividends,
                          at a risk level consistent with that of the composite index.
-------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL VALUE    Seeks to provide current income and long-term growth of       AXA Equitable Funds Management
  PLUS                    income, accompanied by growth of capital with an em-             Group, LLC
                          phasis on risk-adjusted returns and managing volatility in    BlackRock Investment Management, LLC
                          the Portfolio.                                                Northern Cross, LLC
-------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE         Seeks to achieve long-term capital appreciation.              J.P. Morgan Investment
  OPPORTUNITIES                                                                            Management Inc.
-------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP CORE PLUS    Seeks to achieve long-term growth of capital with an          AXA Equitable Funds Management
                          emphasis on risk-adjusted returns and managing volatility        Group, LLC
                          in the Portfolio.                                             BlackRock Investment Management, LLC
                                                                                        Institutional Capital LLC
-------------------------------------------------------------------------------------------------------------------------------



22  CONTRACT FEATURES AND BENEFITS

------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST
 CLASS IB SHARES                                                                       INVESTMENT MANAGER (OR SUB-ADVISER(S),
 PORTFOLIO NAME           OBJECTIVE                                                    AS APPLICABLE)
------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH INDEX Seeks to achieve a total return before expenses that ap-     AllianceBernstein L.P.
                          proximates the total return performance of the Russell
                          1000 Growth Index, including reinvestment of dividends
                          at a risk level consistent with that of the Russell 1000
                          Growth Index.
------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH PLUS  Seeks to provide long-term capital growth with an            AXA Equitable Funds Management
                          emphasis on risk-adjusted returns and managing volatility       Group, LLC
                          in the Portfolio.                                            BlackRock Investment Management, LLC
                                                                                       Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE INDEX  Seeks to achieve a total return before expenses that ap-     SSgA Funds Management, Inc.
                          proximates the total return performance of the Russell
                          1000 Value Index, including reinvestment of dividends, at
                          a risk level consistent with that of the Russell 1000 Value
                          Index.
------------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE PLUS   Seeks to achieve long-term growth of capital with an         AllianceBernstein L.P.
                          emphasis on risk-adjusted returns and managing volatility    AXA Equitable Funds Management
                          in the Portfolio.                                               Group, LLC
------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP  Seeks to achieve capital appreciation and growth of in-      Lord, Abbett & Co. LLC
  CORE                    come with reasonable risk.
------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INTERNATIONAL      Seeks to achieve capital appreciation.                       Massachusetts Financial Services
  GROWTH                                                                                  Company which operates under the
                                                                                          name of MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX          Seeks to achieve a total return before expenses that ap-     SSgA Funds Management, Inc.
                          proximates the total return performance of the S&P Mid
                          Cap 400 Index, including reinvestment of dividends, at a
                          risk level consistent with that of the S&P Mid Cap 400
                          Index.
------------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP VALUE PLUS     Seeks to achieve long-term capital appreciation with an      AXA Equitable Funds Management
                          emphasis on risk adjusted returns and managing volatility       Group, LLC
                          in the Portfolio.                                            BlackRock Investment Management, LLC
                                                                                       Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET           Seeks to obtain a high level of current income, preserve     The Dreyfus Corporation
                          its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL      Seeks to achieve capital appreciation.                       Montag & Caldwell, LLC
  GROWTH
------------------------------------------------------------------------------------------------------------------------------
EQ/MORGAN STANLEY MID     Seeks to achieve capital growth.                             Morgan Stanley Investment
  CAP GROWTH                                                                              Management Inc.
------------------------------------------------------------------------------------------------------------------------------
EQ/MUTUAL LARGE CAP       Seeks to achieve capital appreciation, which may             AXA Equitable Funds Management
  EQUITY                  occasionally be short-term, with an emphasis on risk            Group, LLC
                          adjusted returns and managing volatility in the Portfolio.   BlackRock Investment Management, LLC
                                                                                       Franklin Mutual Advisers, LLC
------------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER GLOBAL     Seeks to achieve capital appreciation.                       OppenheimerFunds, Inc.
------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA SHORT BOND Seeks to generate a return in excess of traditional money    Pacific Investment Management Com-
                          market products while maintaining an emphasis on                pany, LLC
                          preservation of capital and liquidity.
------------------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS      Seeks to achieve high current income consistent with         AllianceBernstein L.P.
                          moderate risk to capital.                                    AXA Equitable Funds Management
                                                                                          Group, LLC
------------------------------------------------------------------------------------------------------------------------------



                                              CONTRACT FEATURES AND BENEFITS 23

-----------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST
 CLASS IB SHARES                                                                      INVESTMENT MANAGER (OR SUB-ADVISER(S),
 PORTFOLIO NAME           OBJECTIVE                                                   AS APPLICABLE)
-----------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX    Seeks to replicate as closely as possible (before the de-   AllianceBernstein L.P.
                          duction of Portfolio expenses) the total return of the Rus-
                          sell 2000 Index.
-----------------------------------------------------------------------------------------------------------------------------
EQ/T. ROWE PRICE GROWTH   Seeks to achieve long-term capital appreciation and sec-    T. Rowe Price Associates, Inc.
  STOCK                   ondarily, income.
-----------------------------------------------------------------------------------------------------------------------------
EQ/TEMPLETON GLOBAL       Seeks to achieve long-term capital growth with an           AXA Equitable Funds Management
  EQUITY                  emphasis on risk adjusted returns and managing volatility      Group, LLC
                          in the Portfolio.                                           BlackRock Investment Management, LLC
                                                                                      Templeton Investment Counsel, LLC
-----------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME  Seeks to achieve total return through capital appreciation  UBS Global Asset Management
                          with income as a secondary consideration.                      (Americas) Inc.
-----------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK    Seeks to achieve capital growth and income.                 Invesco Advisers, Inc.
-----------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO OMEGA      Seeks to achieve long-term capital growth.                  Wells Capital Management, Inc.
  GROWTH
-----------------------------------------------------------------------------------------------------------------------------





(1)This is the Portfolio's new name, effective on or about May 1, 2012. The Portfolio's former name was EQ/Intermediate Government Bond Index.


YOU SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS AND CHARGES AND EXPENSES OF THE PORTFOLIOS CAREFULLY BEFORE INVESTING. THE PROSPECTUSES FOR THE TRUSTS CONTAIN THIS AND OTHER IMPORTANT INFORMATION ABOUT THE PORTFOLIOS. THE PROSPECTUSES SHOULD BE READ CAREFULLY BEFORE INVESTING. IN ORDER TO OBTAIN COPIES OF TRUST PROSPECTUSES THAT DO NOT ACCOMPANY THIS PROSPECTUS, YOU MAY CALL ONE OF OUR CUSTOMER SERVICE REPRESENTATIVES AT 1-800-789-7771.


24  CONTRACT FEATURES AND BENEFITS

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this Prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1)the minimum interest rate guaranteed over the life of the contract,

(2)the yearly guaranteed interest rate for the calendar year, and

(3)the current interest rate.

We set current interest rates periodically based on our discretion and according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but before deduction of annual administrative charges and any optional benefit charges. See Appendix VII later in this Prospectus for state variations.


Depending on the state where your contract was issued, your lifetime minimum rate ranges from 1.50% to 3.00%. The data page for your contract shows the lifetime minimum rate. Check with your financial professional as to which rate applies in your state. The minimum yearly rate will never be less than the lifetime minimum rate. The minimum yearly rate for 2012 is 1.50%, 2.25%, 2.75% or 3.00%, depending on your lifetime minimum rate. Current interest rates will never be less than the yearly guaranteed interest rate.


Generally, contributions and transfers into and out of the guaranteed interest option are limited. See "Transferring your money among the investment options" later in this Prospectus for restrictions on transfers to and from the guaranteed interest option.

FIXED MATURITY OPTIONS

We may offer fixed maturity options with maturity dates ranging from one to ten years. Also, we reserve the right to discontinue offering fixed maturity options at any time. We will not accept allocations to a fixed maturity option if, on the date the contribution or transfer is to be applied, the rate to maturity is 3%. This means that, at any given time, we may not offer fixed maturity options with all ten possible maturity dates. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. This limit includes any maturities that have had any allocation or transfers even if the entire amount is withdrawn or transferred during the contract year. These amounts become part of a non-unitized separate account. Interest is earned at a guaranteed rate we set for each fixed maturity option, based on our discretion and according to our procedures ("rate to maturity"). The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional or see Appendix VII later in this Prospectus to see if fixed maturity options are available in your state.

--------------------------------------------------------------------------------
Fixed maturity options range from one to ten years to maturity.
--------------------------------------------------------------------------------

Under the Special 10 year fixed maturity option (which is available only under contracts that offer GPB Option 2), additional contributions will have the same maturity date as your initial contribution (see "the Guaranteed Principal benefits" below.) The rate to maturity you will receive for each additional contribution is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We may offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below.

Each new contribution is applied to a new fixed maturity option. When you applied for an Accumulator(R) Select/SM/ contract, a 60-day rate lock-in applied from the date the application was signed. Any contributions received and designated for a fixed maturity option during that period received the then current fixed maturity option rate or the rate that was in effect on the date that the application was signed, whichever had been greater. There is no rate lock available for subsequent contributions to the contract after 60 days, transfers from any of the variable investment options or the guaranteed interest option into a fixed maturity option or transfers from one fixed maturity option to another.

YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the restrictive conditions listed in "Allocating your contributions," below would apply:

(a)transfer the maturity value into another available fixed maturity option, one or more of the variable investment options or the guaranteed interest option; or

(b)withdraw the maturity value.


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date. As of February 15, 2012, the next available maturity date was February 15, 2022. If no fixed maturity options are available we will transfer your maturity value to the EQ/Money Market option.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. A market


                                              CONTRACT FEATURES AND BENEFITS 25
value adjustment will also apply if amounts in a fixed maturity option are used to purchase any annuity payment option prior to the maturity date and may apply on payment of a death benefit. The market value adjustment, positive or negative, resulting from a withdrawal or transfer of a portion of the amount in the fixed maturity option will be a percentage of the market value adjustment that would apply if you were to withdraw the entire amount in that fixed maturity option. The market value adjustment applies to the amount remaining in a fixed maturity option and does not reduce the actual amount of a withdrawal. The amount applied to an annuity payout option will reflect the application of any applicable market value adjustment (either positive or negative). We only apply a positive market value adjustment to the amount in the fixed maturity option when calculating any death benefit proceeds under your contract. The amount of the adjustment will depend on two factors:

(a)the difference between the rate to maturity that applies to the amount being withdrawn and the rate we have in effect at that time for new fixed maturity options, (adjusted to reflect a similar maturity date) and

(b)the length of time remaining until the maturity date.

If fixed maturity option interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if fixed maturity option interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amounts of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix II at the end of this Prospectus provides an example of how the market value adjustment is calculated.

ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, the guaranteed principal benefits (at contract issue only) or dollar cost averaging. Subsequent contributions are allocated according to instructions on file unless you provide new instructions.

The contract is between you and AXA Equitable. The contract is not an investment advisory account, and AXA Equitable is not providing any investment advice or managing the allocations under your contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the contract, have the sole authority to make investment allocations and other decisions under the contract. If your financial professional is with AXA Advisors, he or she is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, you should speak with him/her regarding any different arrangements that may apply.

SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options, guaranteed interest option (subject to restrictions in certain states -- See Appendix VII later in this Prospectus for state variations) and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. No more than 25% of any contribution may be allocated to the guaranteed interest option. If you are an existing contract owner, this restriction may not apply. The total of your allocations into all available investment options must equal 100%. If the annuitant is age 76-80, you may allocate contributions to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.

THE GUARANTEED PRINCIPAL BENEFITS (INCLUDING PRINCIPAL ASSURANCE)

We offered a guaranteed principal benefit ("GPB") with two options. See Appendix VII later in this Prospectus for more information on state availability and Appendix VIII for contract variation and/or availability of these benefits. You could only elect one of the GPBs. Neither GPB was available under Inherited IRA contracts. We did not offer either GPB when the rate to maturity for the applicable fixed maturity option was 3%. Both GPB options allow you to allocate a portion of your total contributions to the variable investment options, while ensuring that your account value will at least equal your contributions, adjusted for withdrawals and transfers, on a specified date. GPB Option 2 generally provides you with the ability to allocate more of your contributions to the variable investment options than could be allocated using GPB Option 1 (also known as Principal assurance). If you elected either GPB, you could not elect the Guaranteed minimum income benefit, Principal Protector/SM/, the systematic withdrawals option or the substantially equal withdrawals option. However, certain contract owners who elected GPB are not subject to these restrictions. See Appendix VIII for information on what applies under your contract.

You could elect GPB Option 1 only if the annuitant was age 80 or younger when the contract was issued (after age 75, only the 7-year fixed maturity option was available). You could elect GPB Option 2 only if the annuitant was age 75 or younger when the contract was issued. If you purchased an IRA or Rollover TSA contract, before you either purchased GPB Option 2 or elected GPB Option 1 with a maturity year that would extend beyond the year in which you will reach age 70 1/2, you should have considered whether your value in the variable investment options, guaranteed interest option and permissible funds outside the contract were sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus. If you elected GPB Option 2 and change ownership of the contract, GPB Option 2 will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.

GUARANTEED PRINCIPAL BENEFIT OPTION 1 (UNDER CERTAIN CONTRACTS, THIS FEATURE IS CALLED "PRINCIPAL ASSURANCE"). GPB Option I was available at contract issue only. Under GPB Option 1, you selected a fixed maturity option at the time you signed your application. We


26  CONTRACT FEATURES AND BENEFITS
specified a portion of your initial contribution and allocated it to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The percentage of your contribution allocated to the fixed maturity option was calculated based upon the rate to maturity then in effect for the fixed maturity option you chose. Your contract contains information on the amount of your contribution allocated to the fixed maturity option. The maturity date you selected generally could not be later than 10 years, or earlier than 7 years from your contract date. If you were to make any withdrawals or transfers from the fixed maturity option before the option's maturity date, the amount in the fixed maturity option will be adjusted and may no longer grow to equal your initial contribution under GPB Option 1. You allocated the remainder of your initial contribution to the investment options however you chose, other than the Investment simplifier. (If you elected the General or 12 month dollar cost averaging program, the remainder of your initial contribution (that is, amounts other than those allocated to the fixed maturity option under GPB Option 1) was allocated to that dollar cost averaging program). Upon the maturity date of the fixed maturity option, you will be provided with the same notice and the same choices with respect to the maturity value as described above under "Your choices at the maturity date." There is no charge for GPB Option 1.

GUARANTEED PRINCIPAL BENEFIT OPTION 2. GPB Option 2 was only available at contract issue. IF YOU PURCHASED GPB OPTION 2, YOU MAY NOT MAKE ADDITIONAL CONTRIBUTIONS TO YOUR CONTRACT AFTER SIX MONTHS FROM THE CONTRACT ISSUE DATE OR AT ANY EARLIER TIME IF AT SUCH TIME THE THEN APPLICABLE RATE TO MATURITY ON THE SPECIAL 10 YEAR FIXED MATURITY OPTION IS 3%. Therefore, any discussion in this Prospectus that involves any additional contributions after the first six months will be inapplicable. This feature was not available under all contracts.

We have specified the portion of your initial contribution, and any additional permitted contributions, to be allocated to a special 10 year fixed maturity option. Your contract contains information on the percentage of applicable contributions allocated to the Special 10 year fixed maturity option. You may allocate the rest of your contributions among the investment options (other than the Special 10 year fixed maturity option) however you choose, as permitted under your contract, and other than the Investment simplifier. (If you elect the General or 12 month dollar cost averaging program, the remainder of all contributions (that is, amounts other than those allocated to the Special 10 year fixed maturity option) must be allocated to that dollar cost averaging program). The Special 10 year fixed maturity option will earn interest at the specified rate to maturity then in effect.

If on the 10th contract date anniversary, your annuity account value is less than the amount that is guaranteed under GPB Option 2, we will increase your annuity account value to be equal to the guaranteed amount under GPB Option 2. Any such additional amounts added to your annuity account value will be allocated to the EQ/Money Market investment option. After the maturity date of the Special 10 year fixed maturity option, the guarantee under GPB Option 2 will terminate. Upon the maturity date of the Special 10 year fixed maturity option, you will be provided with the same notice and the same choices with respect to the maturity value as described above under "Your choices at the maturity date." The guaranteed amount under GPB Option 2 is equal to your initial contribution adjusted for any additional permitted contributions, transfers out of the Special 10 year fixed maturity option and withdrawals from the contract (see "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus). Any transfers or withdrawals from the Special 10 year fixed maturity option will also be subject to a market value adjustment (see "Market value adjustment" under "Fixed maturity options" above in this section).

If you purchased the Guaranteed principal benefit option 2, you cannot voluntarily terminate this benefit. GPB Option 2 will terminate if the contract terminates before the maturity date of the Special 10 year fixed maturity option. If the owner and the annuitant are different people and the owner dies before the maturity date of the Special 10 year fixed maturity option, we will continue GPB Option 2 only if the contract can continue through the maturity date of the Special 10 year fixed maturity option. If the contract cannot so continue, we will terminate GPB Option 2. GPB Option 2 will continue where there is a successor owner/annuitant. GPB Option 2 will terminate upon the exercise of the beneficiary continuation option. See "Payment of death benefit" later in this Prospectus for more information about the continuation of the contract after the death of the owner and/or the annuitant.

There is a fee associated with GPB Option 2 (see "Charges and expenses" later in this Prospectus). You should note that the purchase of GPB Option 2 would not have been appropriate if you wanted to make additional contributions to your contract beyond the first six months after your contract was issued. If you later decide that you would like to make additional contributions to the Accumulator(R) Select/SM/ contract, we may permit you to purchase another contract. If we do, however, you should note that we do not reduce or waive any of the charges on the new contract, nor do we guarantee that the features available under the contract will be available under the new contract. This means that you might end up paying more with respect to certain charges than if you had simply purchased a single contract (for example, the administrative charge).

The purchase of GPB Option 2 also would not have been appropriate if you planned on terminating your contract before the maturity date of the Special 10 year fixed maturity option. In addition, because we prohibit contributions to your contract after the first six months, certain contract benefits that are dependent upon contributions or account value will be limited (for example, the guaranteed death benefits and Protection Plus/SM/). You should also note that if you intended to allocate a large percentage of your contributions to the guaranteed interest option or other fixed maturity options, the purchase of GPB Option 2 would not have been appropriate because of the guarantees already provided by these options. An example of the effect of GPB Option 1 and GPB Option 2 on your annuity contract is included in Appendix V later in this Prospectus.

DOLLAR COST AVERAGING

We offer a variety of dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to available investment options by periodically transferring approximately the same dollar amount to the investment options you select. Regular allocations to the variable investment options will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you


                                              CONTRACT FEATURES AND BENEFITS 27
may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options or the guaranteed interest option.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

12 MONTH DOLLAR COST AVERAGING PROGRAM. You may dollar cost average from the EQ/Money Market option into any of the other variable investment options. You may elect to participate in the 12 month dollar cost averaging program at any time subject to the age limitation on contributions described earlier in this Prospectus. Contributions into the account for 12 month dollar cost averaging may not be transfers from other investment options. You must allocate your entire initial contribution into the EQ/Money Market option if you are selecting the 12 month dollar cost averaging program at application to purchase an Accumulator(R) Select/SM/ contract; thereafter, initial allocations to any new 12 month dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time. We will transfer your value in the EQ/Money Market option into the other variable investment options that you select over the next 12 months or such other period we may offer. Once the time period then in effect has run, you may then select to participate in the dollar cost averaging program for an additional time period. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made.

Currently, the transfer date will be the same day of the month as the contract date, but not later than the 28th. For a 12 month dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the 12 month dollar cost averaging program, but not later than the 28th of the month. All amounts will be transferred out by the end of the time period then in effect. Under this program we will not deduct the mortality and expense risks, administrative, and distribution charges from assets in the EQ/Money Market option.

You may not transfer amounts to the EQ/Money Market option established for this program that are not part of the 12 month dollar cost averaging program. The only amounts that should be transferred from the EQ/Money Market option are your regularly scheduled transfers to the other variable investment options. If you request to transfer or withdraw any other amounts from the EQ/Money Market option, we will transfer all of the value that you have remaining in the account for 12 month dollar cost averaging to the investment options according to the allocation percentages we have on file for you. You may ask us to cancel your participation at any time.

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out. The minimum amount that we will transfer each time is $250.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

INVESTMENT SIMPLIFIER

FIXED-DOLLAR OPTION. Under this option you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice. Transfers may be made on a monthly, quarterly or annual basis. You can specify the number of transfers or instruct us to continue to make transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. The transfer date will be the same calendar day of the month as the contract date but not later than the 28th day of the month. The minimum transfer amount is $50. The fixed-dollar option is subject to the guaranteed interest option transfer limitations described under "Transferring your account value" in "Transferring your money among investment options" later in this Prospectus. While the program is running, any transfer that exceeds those limitations will cause the program to end for that contract year. You will be notified. You must send in a request form to resume the program in the next or subsequent contract years.

If, on any transfer date your value in the guaranteed interest option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and the program will end. You may change the transfer amount once each contract year or cancel this program at any time.

INTEREST SWEEP OPTION. Under this option, you may elect to have monthly transfers from amounts in the guaranteed interest option into the variable investment options of your choice. The transfer date will be the last business day of the month. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election. On the last day of each month, we check to see whether you have at least $7,500 in the guaranteed interest option. We will automatically cancel the interest sweep program if the amount in the guaranteed interest option is less than $7,500 on the last day of the month for two months in a row. For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

                              -------------------

You may not currently participate in any dollar cost averaging program if you are participating in the Option II rebalancing program. Only investment simplifier is available with the Option 1 rebalancing program. If you elect a GPB, you may also elect the 12 month or General dollar cost averaging program. If you elect either of these programs, everything other than amounts allocated to the fixed maturity option


28  CONTRACT FEATURES AND BENEFITS
under the GPB must be allocated to that dollar cost averaging program. You may still elect the Investment simplifier for amounts transferred from investment options (other than the fixed maturity option under the GPB you have elected), and, for GPB Option 1, you may also elect Investment simplifier for subsequent contributions. You may only participate in one dollar cost averaging program at a time. See "Transferring your money among investment options" later in this Prospectus. Also, for information on how the dollar cost averaging program you select may affect certain guaranteed benefits see "Guaranteed minimum death benefit and Guaranteed minimum income benefit (or the "Living Benefit") base" immediately below.

We do not deduct a transfer charge for any transfer made in connection with our dollar cost averaging and Investment Simplifier programs. Not all dollar cost averaging programs are available in all states (see Appendix VII later in this Prospectus for more information on state availability).

GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED MINIMUM INCOME BENEFIT BASE

The Guaranteed minimum death benefit base and Guaranteed minimum income benefit base (hereinafter, in this section called your "benefit base") are used to calculate the Guaranteed minimum income benefit and the death benefits as described in this section. The benefit base for the Guaranteed minimum income benefit and an enhanced death benefit will be calculated as described below in this section whether these options are elected individually or in combination. Your benefit base (known as the "Living Benefit" under certain existing contracts) is not an account value or a cash value. See also "Guaranteed minimum income benefit option" and "Guaranteed minimum death benefit" below.

STANDARD DEATH BENEFIT. Your benefit base is equal to:

..   your initial contribution and any additional contributions to the contract;
    less

..   a deduction that reflects any withdrawals you make. The amount of the deduction is described under "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus.

6% (OR 5%) ROLL-UP TO AGE 85 (USED FOR THE 6% ROLL-UP TO AGE 85 ENHANCED DEATH BENEFIT AND THE GREATER OF THE 6% (OR 5%) ROLL-UP TO AGE 85 ENHANCED DEATH BENEFIT OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). Your benefit base is equal to:

..   your initial contribution and any additional contributions to the contract;
    plus

..   daily roll-up; less

..   a deduction that reflects any withdrawals you make. The amount of the deduction is described under "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus.

The effective annual roll-up rate credited to this benefit base is:


..   6% (or 5%) with respect to the variable investment options (other than
    EQ/Intermediate Government Bond and EQ/Money Market) and monies allocated to the 12 month dollar cost averaging program; the effective annual rate is 4% in Washington. Please see Appendix VII later in this Prospectus to see what roll-up rate applies in your state (or Appendix VIII for what applies to your contract); and

..   3% with respect to the EQ/Intermediate Government Bond, EQ/Money Market,
    the fixed maturity options, the Special 10 year fixed maturity option, the guaranteed interest option and the loan reserve account under Rollover TSA (if applicable).


The benefit base stops rolling up after the contract date anniversary following the annuitant's 85th birthday.

Please see "Our administrative procedures for calculating your Roll-Up benefit base following a transfer" later in the Prospectus for more information about how we calculate your Roll-up benefit base when you transfer account values between investment options with a higher roll-up rate (4-6%) and investment options with a lower Roll-Up rate (3%).

ANNUAL RATCHET TO AGE 85 (USED FOR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT, AND THE GREATER OF THE 6% (OR 5%) ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). If you have not taken a withdrawal from your contract, your benefit base is equal to the greater of either:

..   your initial contribution to the contract (plus any additional contributions),

                                      or

..   your highest account value on any contract date anniversary up to the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday (plus any contributions made since the most recent Annual Ratchet).

If you have taken a withdrawal from your contract, your benefit base will be reduced from the amount described above. See "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus. At any time after a withdrawal, your benefit base is equal to the greater of either:

..   your benefit base immediately following the most recent withdrawal (plus any additional contributions made after the date of such withdrawal),

                                      or

..   your highest account value on any contract date anniversary after the date of the most recent withdrawal, up to the contract date anniversary following the owner's (or older joint owner's, if applicable) 85th birthday (plus any contributions made since the most recent Annual Ratchet after the date of such withdrawal).


                                              CONTRACT FEATURES AND BENEFITS 29

GREATER OF THE 6% (OR 5%) ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6% (or 5%) Roll-Up to age 85 or the benefit base computed for the Annual Ratchet to age 85, as described immediately above.

GUARANTEED MINIMUM DEATH BENEFIT/GUARANTEED MINIMUM INCOME BENEFIT ROLL-UP BENEFIT BASE RESET. If both the Guaranteed minimum income benefit AND the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit (the "Greater of enhanced death benefit") are elected, you may reset the Roll-Up benefit base for these guaranteed benefits to equal the account value as of the 5th or later contract date anniversary. The reset amount would equal the account value as of the contract date anniversary on which you reset your Roll-Up benefit base. The 6% Roll-Up continues to age 85 on any reset benefit base.

We will send you a notice in each year that the Roll-Up benefit base is eligible to be reset, and you will have 30 days from your contract date anniversary to reset your Roll-Up benefit base. Each time you reset the Roll-Up benefit base, your Roll-Up benefit base will not be eligible for another reset for five years. If after your death your spouse continues the contract as Successor owner/annuitant, the benefit base will be eligible to be reset either five years from the contract date or from the last reset date, if applicable. The last age at which the benefit base is eligible to be reset is annuitant age 75.

It is important to note that once you have reset your Roll-Up benefit base, a new 10 year waiting period to exercise the Guaranteed minimum income benefit will apply from the date of the reset; you may not exercise until the tenth contract date anniversary following the reset or, if later, the earliest date you would have been permitted to exercise without regard to the reset. See "Exercise rules" under "Guaranteed minimum income benefit option" below for more information. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the exercise waiting period. Also, even when there is no additional charge when you reset your Roll-Up benefit base, the total dollar amount charged on future contract date anniversaries may increase as a result of the reset since the charges may be applied to a higher benefit base than would have been otherwise applied. See "Charges and expenses" in the Prospectus.

The Roll-Up benefit base for both the Greater of enhanced death benefit and the Guaranteed minimum income benefit are reset simultaneously when you request a Roll-Up benefit base reset. You cannot elect a Roll-Up benefit base reset for one benefit and not the other.

For information about whether the Guaranteed death benefit/ Guaranteed minimum income benefit roll-up benefit base reset is available under your contract, please see Appendix VIII later in this Prospectus. The availability of the Guaranteed minimum death benefit/ guaranteed minimum income benefit roll-up benefit base reset is also subject to state approval. Please see Appendix VII for more information about availability in your state.

ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the Guaranteed minimum income benefit and annuity payout options. The Guaranteed minimum income benefit is discussed in "Guaranteed minimum income benefit option" below and annuity payout options are discussed in "Accessing your money" later in this Prospectus. Your contract specifies different guaranteed annuity purchase factors for the Guaranteed minimum income benefit and the annuity payout options. We may provide more favorable current annuity purchase factors for the annuity payout options. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.

GUARANTEED MINIMUM INCOME BENEFIT OPTION/(1)/
(Depending on when you purchased your contract, this benefit may be called the "Living Benefit." See Appendix VIII later in this Prospectus for more information.)

The Guaranteed minimum income benefit was available if the annuitant was age 20 through 75 at the time the contract was issued. There is an additional charge for the Guaranteed minimum income benefit which is described under "Guaranteed minimum income benefit charge" in "Charges and expenses" later in this Prospectus. Once you purchase the Guaranteed minimum income benefit, you may not voluntarily terminate this benefit.

If you purchased the contract as an Inherited IRA or if you elected a GPB option or Principal Protector/SM/, the Guaranteed minimum income benefit is not available. Depending on when you purchased your contract, the Guaranteed minimum income benefit rider may have been available with Principal assurance. See Appendix VIII later in this Prospectus for more information.

If you purchased the contract to fund a charitable remainder trust, the Guaranteed minimum income benefit was not available, except for certain split-funded charitable remainder trusts. If the annuitant was older than age 60 at the time an IRA or Rollover TSA contract was issued, the Guaranteed minimum income benefit may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the Guaranteed minimum income benefit can be exercised. If the owner and annuitant are different in an NQ contract, there may be circumstances where the benefit may not be exercisable after an owner's death.

The Guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed pay-out option or a life with a period certain payout option, subject to state availability. Depending on when you purchased your contract, your options may be different. See Appendix VIII later in this Prospectus for more information. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your Guaranteed


30  CONTRACT FEATURES AND BENEFITS


-------------

(1)Depending on when you purchased your contract, this benefit may be called the "Living Benefit." Accordingly, if applicable, all references to the Guaranteed minimum income benefit in this Prospectus and any related registration statement documents are references to the Living Benefit.

minimum income benefit. The maximum period certain available under the life with a period certain payout option is 10 years. This period may be shorter, depending on the annuitant's age as follows:

----------------------------------------
    LEVEL PAYMENTS
----------------------------------------
                   PERIOD CERTAIN YEARS
                   ---------------------
 ANNUITANT'S
 AGE AT EXERCISE   IRAS        NQ
----------------------------------------
75 and younger      10         10
      76            9          10
      77            8          10
      78            7          10
      79            7          10
      80            7          10
      81            7          9
      82            7          8
      83            7          7
      84            6          6
      85            5          5
----------------------------------------

We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.

--------------------------------------------------------------------------------
The Guaranteed minimum income benefit should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------

When you exercise the Guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your Guaranteed minimum income benefit which is calculated by applying your Guaranteed minimum income benefit base to guaranteed annuity purchase factors, or (ii) the income provided by applying your account value to our then current annuity purchase factors. For Rollover TSA only, we will subtract from the Guaranteed minimum income benefit base or account value any outstanding loan, including interest accrued but not paid. You may also elect to receive monthly or quarterly payments as an alternative. If you elect monthly or quarterly payments, the aggregate payments you receive in a contract year will be less than what you would have received if you had elected an annual payment, as monthly and quarterly payments reflect the time value of money with regard to both interest and mortality. The benefit base is applied only to the guaranteed annuity purchase factors under the Guaranteed minimum income benefit in your contract and not to any other guaranteed or current annuity purchase rates. The amount of income you actually receive will be determined when we receive your request to exercise the benefit.

When you elect to receive annual lifetime income, your contract (including its death benefit and any account or cash values) will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of Guaranteed minimum income benefit" below.

The Guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. The guaranteed annuity purchase factors we use to determine your payout annuity benefit under the Guaranteed minimum income benefit are more conservative than the guaranteed annuity purchase factors we use for our standard payout annuity options. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the Guaranteed minimum income benefit payout annuity will be smaller than each periodic payment under our standard payout annuity options. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.

GUARANTEED MINIMUM INCOME BENEFIT "NO LAPSE GUARANTEE." Subject to availability, in general, if your account value falls to zero (except as discussed below, if your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6% of the Roll-Up benefit base as of the beginning of the contract year), the Guaranteed minimum income benefit will be exercised automatically, based on the annuitant's current age and benefit base, as follows:

..   You will be issued a supplementary contract based on a single life with a maximum 10 year period certain. Payments will be made annually starting one year from the date the account value fell to zero. Upon exercise, your contract (including its death benefit and any account or cash values) will terminate.

..   You will have 30 days from when we notify you to change the payout option and/or the payment frequency.

Please note that we will not automatically exercise the Guaranteed minimum income benefit, as described above, if you have a TSA contract and withdrawal restrictions apply.

The no lapse guarantee will terminate under the following circumstances:

..   If your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year);

..   If your aggregate withdrawals during any contract year exceed 6% of the
    Roll-Up benefit base (as of the beginning of the contract year);

..   On the contract date anniversary following annuitant's 85th birthday.

For information about whether the Guaranteed minimum income benefit no lapse guarantee is available under your contract, please see Appendix VIII later in this Prospectus. The availability of the Guaranteed minimum income benefit no lapse guarantee is dependent on when, and in what state, you purchased your contract. Please see Appendices VII and VIII, later in this Prospectus.


ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll-Up to age 85 benefit base, the table below illustrates the Guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this Prospectus, assuming no additional contributions, withdrawals or loans under Rollover TSA contracts, and assuming there were no allocations to the EQ/Intermediate Government Bond, EQ/Money Market, the guaranteed interest option, the fixed maturity options (including the Special 10 year fixed maturity option, if available) or the loan reserve account.



                                              CONTRACT FEATURES AND BENEFITS 31

--------------------------------------------------
                         GUARANTEED MINIMUM INCOME
    CONTRACT DATE        BENEFIT -- ANNUAL INCOME
ANNIVERSARY AT EXERCISE      PAYABLE FOR LIFE
--------------------------------------------------
          10                      $11,891

          15                      $18,597
--------------------------------------------------

Exercise of Guaranteed minimum income benefit. On each contract date anniversary that you are eligible to exercise the Guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the Guaranteed minimum income benefit. You must return your contract to us, along with all required information, within 30 days following your contract date anniversary in order to exercise this benefit. You will begin receiving annual payments one year after the annuity payout contract is issued. If you choose monthly or quarterly payments, you will receive your payment one month or one quarter after the annuity payout contract is issued. You may choose to take a withdrawal prior to exercising the Guaranteed minimum income benefit, which will reduce your payments. You may not partially exercise this benefit. See "Accessing your money" under "Withdrawing your account value" later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death or, if later, then end of the period certain (where the payout option chosen includes a period certain).

Exercise rules. You will be eligible to exercise the Guaranteed minimum income benefit during your life and the annuitant's life, as follows:

..   If the annuitant was at least age 20 and not older than age 44 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

..   If the annuitant was at least age 45 and not older than age 49 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

..   If the annuitant was at least age 50 and not older than age 75 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i)the latest date you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following the annuitant's 85th birthday;

(ii)if the annuitant was age 75 when the contract was issued or the Roll-Up benefit base was reset, if applicable, the only time you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following the annuitant's attainment of age 85;

(iii)for Accumulator(R) Select/SM/ Rollover TSA contracts, you may exercise the Guaranteed minimum income benefit only if you effect a rollover of the TSA contract to an Accumulator(R) Select/SM/ Rollover IRA. This may only occur when you are eligible for a distribution from the TSA. This process must be completed within the 30-day time frame following the contract date anniversary in order for you to be eligible to exercise. However, if the Guaranteed minimum income benefit is automatically exercised as a result of the no lapse guarantee, a rollover into an IRA will not be effected and payments will be made directly to the trustee;

(iv)if you reset the Roll-Up benefit base (if available and as described earlier in this section), your new exercise date will be the tenth contract date anniversary following the reset or, if later, the earliest date you would have been permitted to exercise without regard to the reset. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the waiting period;

(v)a successor owner/annuitant may only continue the Guaranteed minimum income benefit if the contract is not past the last date on which the original annuitant could have exercised the benefit. In addition, the successor owner/annuitant must be eligible to continue the benefit and to exercise the benefit under the applicable exercise rule (described in the above bullets) using the following additional rules. The successor owner/annuitant's age on the date of the annuitant's death replaces the annuitant's age at issue for purposes of determining the availability of the benefit and which of the exercise rules applies. The original contract issue date will continue to apply for purposes of the exercise rules. If Spousal Protection is available under your contract and is elected, and the spouse who is the annuitant dies, the above rules apply if the contract is continued by the surviving spouse as the successor owner annuitant; and

(vi)if you are the owner but not the annuitant and you die prior to exercise, then the following applies:

..   A successor owner who is not the annuitant may not be able to exercise the
    Guaranteed minimum income benefit without causing a tax problem. You should consider naming the annuitant as successor owner, or if you do not name a successor owner, as the sole primary beneficiary. You should carefully review your successor owner and/or beneficiary designations at least one year prior to the first contract date anniversary on which you could exercise the benefit.

..   If the successor owner is the annuitant, the Guaranteed minimum income benefit continues only if the benefit could be exercised under the rules described above on a contract date anniversary that is within one year following the owner's death. This would be the only opportunity for the successor owner to exercise. If the Guaranteed minimum income benefit cannot be exercised within this timeframe, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.

..   If you designate your surviving spouse as successor owner, the Guaranteed minimum income benefit continues and your surviving spouse may exercise the benefit according to the rules described above, even if your spouse is not the annuitant and even if the benefit is exercised more than one year after your death. If your surviving spouse dies prior to exercise, the rule described in the previous bullet applies.


32  CONTRACT FEATURES AND BENEFITS

..   A successor owner or beneficiary that is a trust or other non-natural person may not exercise the benefit; in this case, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.

See "When an NQ contract owner dies before the annuitant" under "Payment of death benefit" later in this Prospectus for more information.

Please see both "Insufficient account value" in "Determining your contract value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus for more information on these guaranteed benefits.

GUARANTEED MINIMUM DEATH BENEFIT

Your contract provides a standard death benefit. If you did not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment, OR the standard death benefit, whichever provides the higher amount. The standard death benefit is equal to your total contributions adjusted for any withdrawals and any taxes that apply. The standard death benefit was the only death benefit available for annuitants who were ages 76 through 85 at issue. The applicable issue ages may be different for certain contract owners, depending on when you purchased your contract. Please see Appendix VIII later in this Prospectus for more information. Once your contract has been issued, you may not change or voluntarily terminate your death benefit.

If you elected one of the enhanced death benefits, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment, OR your elected enhanced death benefit on the date of the annuitant's death (adjusted for any subsequent withdrawals and taxes that apply), whichever provides the higher amount. If you elected the Spousal protection option, if available, the Guaranteed minimum death benefit is based on the age of the older spouse, who may or may not be the annuitant, for the life of the contract. See "Spousal protection" in "Payment of death benefit" later in this Prospectus for more information.

Any of the enhanced death benefits or the standard death benefit can be elected by themselves or with the Guaranteed minimum income benefit.

Optional enhanced death benefits applicable for annuitants ages 0 through 75 at issue of NQ contracts; 20 through 75 at issue of Rollover IRA, Roth Conversion IRA and Rollover TSA contracts; and 0 through 70 at issue of Inherited IRA contracts. Depending on when you purchased your contract, your available issue ages may have been older at the time you purchased your contract.

Subject to state availability and contract availability (please see Appendix VII for state availability of these benefits and Appendix VIII for contract variations later in this Prospectus), the following enhanced death benefits were available:


..   ANNUAL RATCHET TO AGE 85

..   6% ROLL-UP TO AGE 85


..   THE GREATER OF 5% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85


..   THE GREATER OF 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85


Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Guaranteed minimum death benefit and Guaranteed minimum income benefit base." Once you have made your enhanced death benefit election, you may not change it.

If you elected Principal Protector/SM/, only the standard death benefit and the Annual Ratchet to Age 85 enhanced death benefit were available.

Please see both "Insufficient account value" in "Determining your contract value" and "How withdrawals and (transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus for more information on these guaranteed benefits.

See Appendix III later in this Prospectus for an example of how we calculate an enhanced death benefit.

PROTECTION PLUS/SM/

The following section provides information about the Protection Plus/SM/ option, which was only available at the time you purchased your contract. If Protection Plus/SM/ was not elected when the contract was first issued, neither the owner nor the successor owner/annuitant can add it subsequently. Protection Plus/SM/ is an additional death benefit as described below. See "Tax information" later in this Prospectus for the potential tax consequences of having purchased the Protection Plus/SM/ feature in an NQ, IRA or Rollover TSA contract. If you purchased the Protection Plus/SM/ feature, you may not voluntarily terminate this feature. If you elected Principal Protector/SM/ the Protection Plus/SM/ feature is not available.

If the annuitant was 70 or younger when we issued your Contract (or if the successor owner/annuitant is 70 or younger when he or she becomes the successor owner/annuitant and Protection Plus/SM/ had been elected at issue), the death benefit will be:

the greater of:

..   the account value or

..   any applicable death benefit

Increased by:

..   such death benefit less total net contributions, multiplied by 40%.

For purposes of calculating your Protection Plus/SM/ benefit, the following applies: (i) "Net contributions" are the total contributions made (or, if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) adjusted for each withdrawal that exceeds your Protection Plus/SM/ earnings. "Net contributions" are reduced by the amount of that excess. Protection


                                              CONTRACT FEATURES AND BENEFITS 33

Plus/SM/ earnings are equal to (a) minus (b) where (a) is the greater of the account value and the death benefit immediately prior to the withdrawal and
(b) is the net contributions as adjusted by any prior withdrawals; and
(ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable Guaranteed minimum death benefit as of the date of death. If you are an existing contract owner and not a new purchaser, your net contributions may be reduced on a pro rata basis to reflect withdrawals (including any TSA loans). For information about what applies to your contract, see Appendix VIII later in this Prospectus.

If the annuitant was age 71 through 75 (this age may be higher for certain contract owners, depending on when you purchased your contract) when we issued your contract (or if the successor owner/ annuitant is between the ages of 71 and 75 when he or she becomes the successor owner/annuitant and Protection Plus/SM/ had been elected at issue), the death benefit will be:

the greater of:

..   the account value or

..   any applicable death benefit

Increased by:

..   such death benefit (as described above) less total net contributions, multiplied by 25%.

The value of the Protection Plus/SM/ death benefit is frozen on the first contract date anniversary after the annuitant turns age 80, except that the benefit will be reduced for withdrawals on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce the benefit by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If the benefit is $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and the benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

For an example of how the Protection Plus/SM/ death benefit is calculated, please see Appendix VI.

If you elected Spousal protection, the Protection Plus/SM/ benefit is based on the age of the older spouse, who may or may not be the annuitant. Upon the death of the non-annuitant spouse, the account value will be increased by the value of the Protection Plus/SM/ benefit as of the date we receive due proof of death. Upon the death of the annuitant, the value of the Protection Plus/SM/ benefit is either added to the death benefit payment or to the account value if Successor owner/annuitant is elected. If the surviving spouse elects to continue the contract, the benefit will be based on the age of the surviving spouse as of the date of the deceased spouse's death for the remainder of the contract. If the surviving spouse is age 76 or older, the benefit will terminate and the charge will no longer be in effect. See "Spousal protection" in "Payment of death benefit" later in this Prospectus for more information.

Ask your financial professional or see Appendix VII later in this Prospectus to see if this feature was available in your state.

PRINCIPAL PROTECTOR/SM/

The following section provides information about the Principal Protector/SM/ option, which was only available at the time you purchased your contract. If Principal Protector/SM/ was not elected when the contract was first issued, neither the owner nor the successor owner/annuitant can add it subsequently.

As described below, Principal Protector/SM/ provides for recovery of your total contributions through withdrawals, even if your account value falls to zero, provided that during each contract year, your total withdrawals do not exceed your GWB Annual withdrawal amount. Principal Protector/SM/ is not an automated withdrawal program. You may request a withdrawal through any of our available withdrawal methods. See "Withdrawing your account value" in "Accessing your money" later in this Prospectus. All withdrawals reduce your account value and the guaranteed minimum death benefit.

Principal Protector/SM/ could be elected at contract issue, for an additional charge, if the annuitant was age 0 through 85 for NQ contracts or age 20 through 75 for all IRA contracts. Please see "Principal Protector/SM/ charge" in "Charges and expenses" later in this Prospectus for a description of the charge and when it applies. If you elected this benefit, you cannot terminate it.

Depending on when you purchased your contract, this feature may not be available. See Appendix VIII later in this Prospectus for more information.

If you die, and your beneficiary elects the Beneficiary continuation option, if available, your beneficiary may continue Principal Protector/SM/ provided that the beneficiary was 75 or younger on the original contract date. If the beneficiary was older, Principal Protector/SM/ will terminate without value even if the GWB benefit base is greater than zero. In the case of multiple beneficiaries, any beneficiary older than 75 may not continue Principal Protector/SM/ and that beneficiary's portion of the GWB benefit base will terminate without value, even if it was greater than zero. The ability to continue Principal Protector/SM/ under the Beneficiary continuation option is subject to state availability. If it was approved in your state, it was added to your contract if you had already elected Principal Protector/SM/. See "Beneficiary continuation option" under "Payment of death benefit" later in the Prospectus for more information on continuing Principal Protector/SM/ under the Beneficiary continuation option.

If you purchased the contract as a TSA or Inherited IRA, Principal Protector/SM/ was not available. This benefit was also not available if you elected the Guaranteed minimum income benefit, the Greater of 6% Roll-Up to age 85 and Annual Ratchet to Age 85 enhanced death benefit, Protection Plus/SM/, GPB Option 1 or GPB Option 2. This benefit may not have been available under your contract. For more information, please see Appendix VIII later in this Prospectus.

Withdrawals in excess of your GWB Annual withdrawal amount significantly reduce or eliminate the value of the benefit. See "Effect of GWB Excess withdrawals" below. For traditional IRAs, the Principal Protector/SM/ makes provision for you to take lifetime required minimum distributions ("RMDs") without losing the value of the Principal Protector/SM/ guarantee, provided you comply with the conditions under "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus including utilizing our Automatic RMD service. If you do not expect to comply with these conditions,


34  CONTRACT FEATURES AND BENEFITS
including utilization of our Automatic RMD service, this benefit may have limited usefulness for you. Please consult your tax adviser.

YOUR GWB BENEFIT BASE

At issue, your GWB benefit base is equal to your initial contribution and will increase or decrease, as follows:

..   Your GWB benefit base increases by the dollar amount of any additional contributions.

..   Your GWB benefit base decreases by the dollar amount of withdrawals.

..   Your GWB benefit base may be further decreased if a withdrawal is taken in excess of your GWB Annual withdrawal amount.

..   Your GWB benefit base may also be increased under the Optional step up provision.

..   Your GWB benefit base may also be increased under the one time step up applicable with the Beneficiary continuation option.

Each of these events is described in detail below. Once your GWB benefit base is depleted, you may continue to make withdrawals from your account value, but they are not guaranteed under Principal Protector/SM/.

YOUR GWB ANNUAL WITHDRAWAL AMOUNT

Your GWB Annual withdrawal amount is equal to either 5% or 7% ("Applicable percentage"), as applicable, of your initial GWB benefit base, and is the maximum amount that you can withdraw each year without making a GWB Excess withdrawal, as described below. When you purchased your contract, you chose between two available GWB Annual withdrawal options:

..   7% GWB ANNUAL WITHDRAWAL OPTION

..   5% GWB ANNUAL WITHDRAWAL OPTION

The GWB Annual withdrawal amount may decrease as a result of a GWB Excess withdrawal and may increase as a result of an Automatic reset, additional contributions or a "step up" of the GWB benefit base; each of these transactions are discussed below in detail. Once you elect a GWB Annual withdrawal option, it cannot be changed.

Your GWB Annual withdrawal amounts are not cumulative. If you withdraw less than the GWB Annual withdrawal amount in any contract year, you may not add the remainder to your GWB Annual withdrawal amount in any subsequent year.

EFFECT OF GWB EXCESS WITHDRAWALS

A GWB Excess withdrawal is caused when you withdraw more than your GWB Annual withdrawal amount in any contract year. Once a withdrawal causes cumulative withdrawals in a contract year to exceed your GWB Annual withdrawal amount, the entire amount of the withdrawal and each subsequent withdrawal in that contract year are GWB Excess withdrawals.

A GWB Excess withdrawal can cause a significant reduction in both your GWB benefit base and your GWB Annual withdrawal amount. If you make a GWB Excess withdrawal, we will recalculate your GWB benefit base and the GWB Annual withdrawal amount. As of the date of the GWB Excess withdrawal, the GWB benefit base is first reduced by the dollar amount of the withdrawal, and the reduced GWB benefit base and the GWB Annual withdrawal amount are then further adjusted, as follows:

..   If the account value after the deduction of the withdrawal is less than the
    GWB benefit base, then the GWB benefit base is reset equal to the account value.

..   If the account value after the deduction of the withdrawal is greater than or equal to the GWB benefit base, then the GWB benefit base is not adjusted further.

..   The GWB Annual withdrawal amount equals the lesser of: (i) the Applicable percentage of the adjusted GWB benefit base and (ii) the GWB Annual withdrawal amount prior to the GWB Excess withdrawal.

You should not purchase this benefit if you plan to take withdrawals in excess of your GWB Annual withdrawal amount, as such withdrawals significantly reduce or eliminate the value of Principal Protector/SM/. If your account value is less than your GWB benefit base (due, for example, to negative market performance), a GWB Excess withdrawal, even one that is only slightly more than your GWB Annual withdrawal amount, can significantly reduce your GWB benefit base and the GWB Annual withdrawal amount.

For example, if you contribute $100,000 at contract issue, your initial GWB benefit base is $100,000. If you elect the 7% GWB Annual withdrawal option, your GWB Annual withdrawal amount is equal to $7,000 (7% of $100,000). Assume in contract year four that your account value is $80,000, you have not made any prior withdrawals, and you request an $8,000 withdrawal. Your $100,000 benefit base is first reduced by $8,000 to now equal $92,000. Your GWB benefit base is then further reduced to equal the new account value: $72,000 ($80,000 minus $8,000). In addition, your GWB Annual withdrawal amount is reduced to $5,040 (7% of $72,000), instead of the original $7,000.

You should further note that a GWB Excess withdrawal that reduces your account value to zero eliminates any remaining value in your GWB benefit base. See "Insufficient account value" in "Determining your contract value" later in this Prospectus.

In general, if you purchase the contract as a traditional IRA and participate in our Automatic RMD service, and you do not take any other withdrawals, an automatic withdrawal under that program will not cause a GWB Excess withdrawal, even if it exceeds your GWB Annual withdrawal amount. For more information, see "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus.

If you die, and your beneficiary continues Principal Protector/SM/ under the Beneficiary continuation option and chooses scheduled payments, such payments will not cause a GWB Excess withdrawal, provided no additional withdrawals are taken. If your beneficiary chooses the "5-year rule" instead of scheduled payments, this waiver does not apply and a GWB Excess withdrawal may occur if withdrawals exceed the GWB Annual withdrawal amounts.

EFFECT OF AUTOMATIC RESET

If you take no withdrawals in the first five contract years, the Applicable percentage to determine your GWB Annual withdrawal amount will be automatically reset at no additional charge. The Applicable percentage under the 7% GWB Annual withdrawal option will be increased to 10%, and the Applicable percentage under the 5% GWB Annual withdrawal option will be increased to 7%. The Applicable percentage is automatically reset on your fifth contract date anniversary, and your GWB Annual withdrawal amount will be recalculated.


                                              CONTRACT FEATURES AND BENEFITS 35

If you die before the fifth contract date anniversary, and your beneficiary continues Principal Protector/SM/ under the Beneficiary continuation option, if available, the Automatic reset will apply on the fifth contract date anniversary if you have not taken any withdrawals and: (1) your beneficiary chooses scheduled payments and payments have not yet started; or, (2) if your beneficiary chooses the "5-year rule" option and has not taken withdrawals. See "Beneficiary continuation option" in "Payment of death benefit" later in this Prospectus.

EFFECT OF ADDITIONAL CONTRIBUTIONS

Anytime you make an additional contribution, we will recalculate your GWB benefit base and your GWB Annual withdrawal amount. Your GWB benefit base will be increased by the amount of the contribution and your GWB Annual withdrawal amount will be equal to the greater of (i) the Applicable percentage of the new GWB benefit base, or (ii) the GWB Annual withdrawal amount in effect immediately prior to the additional contribution.

If you die, and your beneficiary continues Principal Protector/SM/ under the Beneficiary continuation option, no additional contributions will be permitted.

OPTIONAL STEP UP PROVISION

Except as stated below, any time after the fifth contract date anniversary, you may request a step up in the GWB benefit base to equal your account value. If your GWB benefit base is higher than the account value as of the date we receive your step up request, no step up will be made. If a step up is made, we may increase the charge for the benefit. For a description of the charge increase, see "Principal Protector/SM/ charge" in "Charges and expenses" later in this Prospectus. Once you elect to step up the GWB benefit base, you may not do so again for five complete contract years from the next contract date anniversary. Under both the Spousal protection and the successor owner annuitant features, upon the first death, the surviving spouse must wait five complete contract years from the last step up or from contract issue, whichever is later, to be eligible for a step up.

As of the date of your GWB benefit base step up, your GWB Annual withdrawal amount will be equal to the greater of (i) your GWB Annual withdrawal amount before the step up, and (ii) your GWB Applicable percentage applied to your stepped up GWB benefit base.

It is important to note that a step up in your GWB benefit base may not increase your GWB Annual withdrawal amount. In that situation, the effect of the step up is only to increase your GWB benefit base and support future withdrawals. We will process your step up request even if it does not increase your GWB Annual withdrawal amount, and we will increase the Principal Protector/SM/ charge, if applicable. In addition, you will not be eligible to request another step up for five complete contract years. After processing your request, we will send you a confirmation showing the amount of your GWB benefit base and your GWB Annual withdrawal amount.

For example, if you contribute $100,000 at contract issue, your initial GWB benefit base is $100,000. If you elect the 7% GWB Annual withdrawal option, your GWB Annual withdrawal amount is equal to $7,000 (7% of $100,000). Assume you take withdrawals of $7,000 in each of the first five contract years, reducing the GWB benefit base to $65,000. After five contract years, further assume that your account value is $92,000, and you elect to step up the GWB benefit base from $65,000 to $92,000. The GWB Annual withdrawal amount is recalculated to equal the greater of 7% of the new GWB benefit base, which is $6,440 (7% of $92,000), or the current GWB Annual withdrawal amount, $7,000. Therefore, following the step up, even though your GWB benefit base has increased, your GWB Annual withdrawal amount does not increase and remains $7,000.

The Optional step up provision is not available once your beneficiary continues Principal Protector/SM/ under the Beneficiary continuation option. However, if you die, and your beneficiary continues Principal Protector/SM/ under the Beneficiary continuation option, the GWB benefit base will be stepped up to equal the account value, if higher, as of the transaction date that we receive the Beneficiary continuation option election. As of the date of the GWB benefit base step up, your beneficiary's GWB Annual withdrawal amount will be equal to the greater of (i) your GWB Annual withdrawal amount before the step up, and
(ii) your GWB Applicable percentage applied to the stepped up GWB benefit base. This is a one-time step up at no additional charge.

OTHER IMPORTANT CONSIDERATIONS

..   Principal Protector/SM/ protects your principal only through withdrawals.
    Your account value may be less than your total contributions.

..   You can take withdrawals under your contract without purchasing Principal
    Protector/SM/. In other words, you do not need this benefit to make withdrawals.

..   Withdrawals made under Principal Protector/SM/ will be treated, for tax purposes, in the same way as other withdrawals under your contract.

..   All withdrawals are subject to all of the terms and conditions of the contract. Principal Protector/SM/ does not change the effect of withdrawals on your account value or guaranteed minimum death benefit; both are reduced by withdrawals whether or not you elect Principal Protector/SM/. See "How withdrawals are taken from your account value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit Option 2" in "Accessing your money" later in this Prospectus.

..   If you withdraw less than the GWB Annual withdrawal amount in any contract year, you may not add the remainder to your GWB Annual withdrawal amount in any subsequent year.

..   GWB Excess withdrawals can significantly reduce or completely eliminate the value of this benefit. See "Effect of GWB Excess withdrawals" above in this section and "Withdrawing your account value" in "Accessing your money" later in this Prospectus.

..   If you surrender your contract to receive its cash value, all benefits under the contract will terminate, including Principal Protector/SM/ if your cash value is greater than your GWB Annual withdrawal amount. Therefore, when surrendering your contract, you should seriously consider the impact on Principal Protector/SM/ when you have a GWB benefit base that is greater than zero.

..   If you die and your beneficiary elects the Beneficiary continuation option, then your beneficiary should consult with a tax adviser before choosing to use the "5-year rule." The "5-year rule" is


36  CONTRACT FEATURES AND BENEFITS
   described in "Payment of death benefit" under "Beneficiary continuation option" later in this Prospectus. The GWB benefit base may be adversely affected if the beneficiary makes any withdrawals that cause a GWB Excess withdrawal. Also, when the contract terminates at the end of 5 years, any remaining GWB benefit base would be lost.

INHERITED IRA BENEFICIARY CONTINUATION CONTRACT

The contract was available to an individual beneficiary of a traditional IRA or a Roth IRA where the deceased owner held the individual retirement account or annuity (or Roth individual retirement account or annuity) with an insurance company or financial institution other than AXA Equitable. The purpose of the inherited IRA beneficiary continuation contract is to permit the beneficiary to change the funding vehicle that the deceased owner selected ("original IRA") while taking the required minimum distribution payments that must be made to the beneficiary after the deceased owner's death. See the discussion of required minimum distributions under "Tax information." The contract is intended only for beneficiaries who want to take payments at least annually over their life expectancy. These payments generally must begin (or must have begun) no later than December 31 of the calendar year following the year the deceased owner died. The contract is not suitable for beneficiaries electing the "5-year rule." See "Beneficiary continuation option for IRA and Roth IRA contracts" under "Beneficiary continuation option" in "Payment of death benefit" later in this Prospectus. You should discuss with your tax adviser your own personal situation. The contract may not have been available in all states. Please speak with your financial professional for further information.

Depending on when you purchased your contract, the contract may not have been available. See Appendix VIII later in this Prospectus for more information.

The inherited IRA beneficiary continuation contract could only have been purchased by a direct transfer of the beneficiary's interest under the deceased owner's original IRA. The owner of the inherited IRA beneficiary continuation contract is the individual who is the beneficiary of the original IRA. (Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.) The contract must also contain the name of the deceased owner. In this discussion, "you" refers to the owner of the inherited IRA beneficiary continuation contract.

The inherited IRA beneficiary continuation contract could have been purchased whether or not the deceased owner had begun taking required minimum distribution payments during his or her life from the original IRA or whether you had already begun taking required minimum distribution payments of your interest as a beneficiary from the deceased owner's original IRA. You should discuss with your own tax adviser when payments must begin or must be made.

Under the inherited IRA beneficiary continuation contract:

..   You must receive payments at least annually (but may have elected to receive payments monthly or quarterly). Payments are generally made over your life expectancy determined in the calendar year after the deceased owner's death and determined on a term certain basis.


..   You must receive payments from the contract even if you are receiving payments from another IRA of the deceased owner in an amount that would otherwise satisfy the amount required to be distributed from the contract. However, for certain Inherited IRAs, if you maintain another IRA of the same type (traditional or Roth) of the same deceased owner and you are also taking distributions over your life from that Inherited IRA, you may qualify to take an amount from that other inherited IRA which would otherwise satisfy the amount required to be distributed from the AXA Equitable Inherited IRA contract. If you choose not to take a payment from your Inherited IRA contract in any year, you must notify us in writing before we make the payment from the Inherited IRA contract, and we will not make any future payment unless you request in writing a reasonable time before we make such payment. If you choose to take a required payment from another Inherited IRA, you are responsible for calculating the appropriate amount and reporting it on your income tax return. Please feel free to speak with your financial professional, or call our processing office, if you have any questions.


..   The beneficiary of the original IRA is the annuitant under the inherited
    IRA beneficiary continuation contract. In the case where the beneficiary is a "see-through trust," the oldest beneficiary of the trust is the annuitant.

..   An inherited IRA beneficiary continuation contract not available for annuitants over age 70.


..   The initial contribution had to be a direct transfer from the deceased owner's original IRA and was subject to minimum contribution amounts. See "Rules regarding contributions to your contract" in "Appendix X" for more information.


..   Subsequent contributions of at least $1,000 are permitted but must be direct transfers of your interest as a beneficiary from another IRA with a financial institution other than AXA Equitable, where the deceased owner is the same as under the original IRA contract.

..   You may make transfers among the investment options.

..   You may choose at any time to withdraw all or a portion of the account value. Any partial withdrawal must be at least $300.

..   The Guaranteed minimum income benefit, successor owner/ annuitant feature,
    12-month dollar cost averaging program, automatic investment program, GPB Options 1 and 2, Principal Protector/SM/ and systematic withdrawals are not available under the Inherited IRA beneficiary continuation contract.

..   If you die, we will pay to a beneficiary that you choose the greater of the annuity account value or the applicable death benefit.

..   Upon your death, your beneficiary has the option to continue taking required minimum distributions based on your remaining life expectancy or to receive any remaining interest in the contract in a single sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment. If your beneficiary elects to continue to take distributions, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value as of the date we receive satisfactory proof of death and any required instructions, information and forms. If


                                              CONTRACT FEATURES AND BENEFITS 37
   you had elected any enhanced death benefits, they will no longer be in effect and charges for such benefits will stop. The Guaranteed minimum death benefit will also no longer be in effect.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

This is provided for informational purposes only. Since the contracts are no longer available to new purchasers, this cancellation provision is no longer applicable.

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer. Other state variations may apply. Please contact your financial professional to find out what applies in your state.

Generally, your refund will be the same as any other surrender and you will receive your account value (less loan reserve account under Roll-over TSA contracts) under the contract on the day we receive notification of your decision to cancel the contract, which will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct),
(ii) any guaranteed interest in the guaranteed interest option, and (iii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Some states, however, require that we refund the full amount of your contribution (not reflecting (i), (ii) or (iii) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you may apply for a contract with us again if:

..   you cancel your contract during the free look period; or

..   you change your mind before you receive your contract, whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions.


38  CONTRACT FEATURES AND BENEFITS

2. Determining your contract's value


--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE*

Your "account value" is the total of the values you have in: (i) the variable investment options; (ii) the guaranteed interest option; (iii) market adjusted amounts in the fixed maturity options; and (iv) the loan reserve account (applicable to Rollover TSA contracts only).

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) the total amount or a pro rata portion of the annual administrative charge, as well as optional benefit charges(1); and (ii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.

                              -------------------

YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding Portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding Portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)mortality and expense;

(ii)administrative expenses; and

(iii)distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)increased to reflect additional contributions;

(ii)decreased to reflect a withdrawal;

(iii)increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv)increased or decreased to reflect a transfer of your loan amount from or to the loan reserve account under a Rollover TSA contract.

In addition, if applicable, when we deduct the enhanced death benefit, Guaranteed minimum income benefit, GPB Option 2, Principal Protector/SM/ and/or the Protection Plus/SM/ benefit charges, the number of units credited to your contract will be reduced. Your units are also reduced when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE GUARANTEED INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.

INSUFFICIENT ACCOUNT VALUE

Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose all your rights under your contract and any applicable guaranteed benefits, except as discussed below.

See Appendix VII later in this Prospectus for any state variations with regard to the termination of your contract.

GUARANTEED MINIMUM INCOME BENEFIT NO LAPSE GUARANTEE (not available under all contracts). In certain circumstances, even if your account value falls to zero, your Guaranteed minimum income benefit will still have value. Please see "Contract features and benefits" earlier in this Prospectus for information on this feature.

PRINCIPAL PROTECTOR/SM/ (not available under all contracts)

If you elected Principal Protector/SM/ and your account value falls to zero due to a GWB Excess withdrawal, we will terminate your contract and you will receive no payment or supplementary annuity contract, as discussed below, even if your GWB benefit base is greater than zero. If, however, your account value falls to zero, either due to a withdrawal or surrender that is not a GWB Excess withdrawal or due to a deduction of charges, please note the following:

..   If your GWB benefit base equals zero, we will terminate your contract and make no payment.


                                           DETERMINING YOUR CONTRACT'S VALUE 39


-------------
(1)Depending on when you purchased your contract, your account value will be reduced by a pro rata portion of the administrative charge only. See Appendix VIII later in this Prospectus for more information.

..   If your GWB benefit base is greater than zero but less than or equal to the balance of your GWB Annual withdrawal amount, if any, for that contract year, we will terminate your contract and pay you any remaining GWB benefit base.

..   If your GWB benefit base is greater than the balance of your remaining GWB
    Annual withdrawal amount, if any, for that con- tract year, we will pay you your GWB Annual withdrawal amount balance and terminate your contract, and we will pay you your remaining GWB benefit base as an annuity benefit, as described below.

..   If the Beneficiary continuation option is elected (not available in all states), and the account value falls to zero while there is a remaining GWB benefit base, we will make payments to the beneficiary as follows:

   -- If the beneficiary had elected scheduled payments we will continue to make scheduled payments over remaining life expectancy until the GWB benefit base is zero, and the Principal Protector/SM/ charge will no longer apply.

   -- If the beneficiary had elected the "5-year rule" and the GWB benefit base is greater than the remaining GWB Annual withdrawal amount, if any, for that contract year, we will pay the beneficiary the GWB Annual withdrawal amount balance. We will continue to pay the beneficiary the remaining GWB Annual withdrawal amount each year until the GWB benefit base equals zero, or the contract terminates at the end of the fifth contract year, whichever comes first. Any remaining GWB benefit base at the end of the fifth contract year will terminate without value.

ANNUITY BENEFIT. If the contract terminates and the remaining GWB benefit base is to be paid in installments, we will issue you an annuity benefit contract and make annual payments equal to your GWB Annual withdrawal amount on the contract date anniversary beginning on the next contract date anniversary, until the cumulative amount of such payments equals the remaining GWB benefit base (as of the date the contract terminates). The last installment payment may be smaller than the previous installment payments in order for the total of such payments to equal the remaining GWB benefit base.

The annuity benefit supplemental contract will carry over the same owner, annuitant and beneficiary as under your contract. If you die before receiving all of your payments, we will make any remaining payments to your beneficiary. The charge for Principal Protector/SM /will no longer apply.

If at the time of your death the GWB Annual withdrawal amount was being paid to you as an annuity benefit, your beneficiary may not elect the Beneficiary continuation option.


40  DETERMINING YOUR CONTRACT'S VALUE

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

..   You may not transfer to a fixed maturity option that has a rate to maturity of 3% or less.

..   You may not transfer any amount to the 12-month dollar cost averaging program.

..   If the annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied, the rate to maturity is 3%. Also, the maturity dates may be no later than the date annuity payments are to begin.

..   If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment and affect your GPB.

..   A transfer into the guaranteed interest option will not be permitted if such transfer would result in more than 25% of the annuity account value being allocated to the guaranteed interest option, based on the annuity account value as of the previous business day. If you are an existing contract owner, this restriction may not apply. See Appendix VIII later in this Prospectus for contract variations.

..   No transfers are permitted into the Special 10 year fixed maturity option.

In addition, we reserve the right to restrict transfers among variable investment options, including limitations on the number, frequency, or dollar amount of transfers. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.

The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option, the interest sweep option and dollar cost averaging programs described under "Allocating your contributions" in "Contract features and benefits" earlier in this Prospectus) in any contract year is the greatest of:

(a)25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or

(b)the total of all amounts transferred at your request from the guaranteed interest option to any of the Investment options in the prior contract year; or

(c)25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.

You may request a transfer in writing, by telephone using TOPS or through Online Account Access. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1)the contract number,

(2)the dollar amounts or percentages of your current account value to be transferred, and

(3)the investment options to and from which you are transferring. We will confirm all transfers in writing.

Please see "Allocating your contributions" in "Contracts features and benefits" for more information about your role in managing your allocations.

OUR ADMINISTRATIVE PROCEDURES FOR CALCULATING YOUR ROLL-UP BENEFIT BASE FOLLOWING A TRANSFER


As explained under "6% (or 5%) Roll-Up to age 85 (used for the 6% Roll-Up to age 85 enhanced death benefit AND the Greater of 6% (or 5%) Roll-Up to age 85 enhanced death benefit or the Annual Ratchet to age 85 enhanced death benefit AND for the Guaranteed minimum income benefit)" earlier in the Prospectus, the higher Roll-Up rate (5% or 6%, or 4% in Washington) applies with respect to most investment options, but a lower Roll-Up rate (3%) applies with respect to the EQ/Intermediate Government Bond option, the EQ/Money Market option (not including any amounts allocated to the 12 month dollar cost averaging program), the fixed maturity options, the Special 10 year fixed maturity option, the guaranteed interest option and the loan reserve account under Rollover TSA (the "lower Roll-Up rate options"). The other investment options, to which the higher rate applies, are referred to as the "higher Roll-Up rate options". For more information about Roll-Up rates applicable in various states and for various contract versions, see Appendices VII and VIII.


Your Roll-Up benefit base is comprised of two segments, representing that portion of your benefit base, if any, that rolls up at the higher rate and the other portion that is rolling up at 3%. If you transfer account value from a higher Roll-Up rate option to a lower Roll-Up rate option, all or a portion of your benefit base will transfer from the higher rate benefit base segment to the lower rate benefit base segment. Similarly, if you transfer account value from a lower Roll-Up rate option to a higher Roll-Up rate option, all or a portion of your benefit base will transfer from the lower rate segment to the higher


                            TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS 41
rate segment. To determine how much to transfer from one Roll-Up benefit base segment to the other Roll-Up benefit base segment, we use a dollar-for-dollar calculation.

This means that we generally transfer an amount from one Roll-Up benefit base segment to the other Roll-Up benefit base segment in the same dollar amount as the transfer of account value. The effect of a transfer on your benefit base will vary depending on your particular circumstances.

..   For example, if your account value is $45,000 and has always been invested in the higher Roll-Up rate options, and your benefit base is $30,000 and is all rolling up at the higher rate, and you transfer $15,000 of your account value to the EQ/Money Market variable investment option (a lower Roll-Up rate option), then we will transfer $15,000 from the higher rate benefit base segment to the lower rate benefit base segment. Therefore, immediately after the transfer, of your $30,000 benefit base, $15,000 will continue to roll-up at the higher rate and $15,000 will roll-up at the lower rate.

..   For an additional example, if your account value is $30,000 and has always been invested in lower Roll-Up rate options, and your benefit base is $45,000 and is all rolling up at the lower rate, and you transfer $15,000 of your account value (which is entirely invested in lower Roll-Up rate options) to a higher Roll-Up rate option, then we will transfer $15,000 of your benefit base from the lower rate benefit base segment to the higher rate benefit base segment. Therefore, immediately after the transfer, of your $45,000 benefit base, $15,000 will continue to roll-up at the higher rate and $30,000 will roll-up at the lower rate.

..   Similarly, using the same example as immediately above, if you transferred all of your account value ($30,000) to a higher Roll-Up rate option, $30,000 will be transferred to the higher rate benefit base segment. Immediately after the transfer, of your $45,000 benefit base, $30,000 will roll-up at the higher rate and $15,000 will continue to roll-up at the lower rate. Therefore, it is possible that some of your benefit base will roll-up at the lower rate even after you transfer all of your account value to the higher Roll-Up rate options.

DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbi-trage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (together, the "trusts"). The trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the trust obtains from us contract owner trading activity. The trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

As of the date of this Prospectus, we do not offer investment options with underlying portfolios that are part of an outside trust (an "unaffiliated trust"). Should we offer such investment options in the future, each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity, which would be disclosed in the unaffiliated trust prospectus. If an unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. Any such unaffiliated trust would also have the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios.


42  TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS

When a contract is identified in connection with potentially disruptive transfer activity for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this Prospectus, the trusts had not implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.

REBALANCING YOUR ACCOUNT VALUE

We offer rebalancing, which you can use to automatically reallocate your account value among your investment options. We currently offer two options:
"Option I" and "Option II." Option I allows you to rebalance your account value among the variable investment options. Option II allows you to rebalance among the variable investment options and the guaranteed interest option. Under both options, rebalancing is not available for amounts you have allocated to the fixed maturity options.

To enroll in one of our rebalancing programs, you must notify us in writing or through Online Account Access and tell us:

(a)the percentage you want invested in each investment option (whole percentages only), and

(b)how often you want the rebalancing to occur (quarterly, semian-nually, or annually on a contract year basis)

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.

You may elect or terminate the rebalancing program at any time. You may also change your allocations under the program at any time. Once enrolled in the rebalancing program, it will remain in effect until you instruct us in writing to terminate the program. Requesting an investment option transfer while enrolled in our rebalancing program will not automatically change your allocation instructions for rebalancing your account value. This means that upon the next scheduled rebalancing, we will transfer amounts among your investment options pursuant to the allocation instructions previously on file for your program. Changes to your allocation instructions for the rebalancing program (or termination of your enrollment in the program) must be in writing and sent to our Processing Office. Termination requests can also be made online through Online Account Access. See "How to reach us" in "Who is AXA Equitable?" earlier in this Prospectus. There is no charge for the rebalancing feature.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------

While your rebalancing program is in effect, we will transfer amounts among the investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date.

If you select Option II, you will be subject to our rules regarding transfers between the guaranteed interest option and the variable investment options. These rules are described in "Transferring your account value" earlier in this section. Under Option II, a transfer into or out of the guaranteed interest option to initiate the rebalancing program will not be permitted if such transfer would violate these rules. If this occurs, the rebalancing program will not go into effect.

You may not elect Option II if you are participating in any dollar cost averaging program. You may not elect Option I if you are participating in general or 12 month dollar cost averaging.


                            TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS 43

4. Accessing your money


--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. If you withdraw more than 90% of your contract's current cash value, we will treat it as a request to surrender your contract for its cash value. See "Surrendering your contract to receive its cash value" below. For the potential tax consequences of withdrawals, see "Tax information" later in this Prospectus.

Please see "Insufficient account value" in "Determining your contract value" earlier in this Prospectus and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.

----------------------------------------------------------------
                     METHOD OF WITHDRAWAL
----------------------------------------------------------------
                                                      LIFETIME
                                                      REQUIRED
                                      SUBSTANTIALLY   MINIMUM
 CONTRACT          PARTIAL SYSTEMATIC     EQUAL     DISTRIBUTION
----------------------------------------------------------------
NQ                   Yes      Yes          No          No
----------------------------------------------------------------
Rollover IRA         Yes      Yes          Yes         Yes
----------------------------------------------------------------
Roth
  Conversion IRA     Yes      Yes          Yes         No
----------------------------------------------------------------
Rollover TSA/(1)/    Yes      Yes          No          Yes
----------------------------------------------------------------
Inherited IRA        No       No           No          /(2)/
----------------------------------------------------------------

(1)Employer or plan approval is required for all transactions. Your ability to take withdrawals or loans from, or surrender your TSA contract may be limited. See Appendix IX -- "Tax Sheltered Annuity contracts (TSAs)" later in this Prospectus.
(2)The contract pays out post-death required minimum distributions. See "Inherited beneficiary contract" in "Contract, features and benefits" earlier in this Prospectus.

--------------------------------------------------------------------------------

All requests for withdrawals must be made on a specific form that we provide. Please see "How to reach us" under "Who is AXA Equitable?" earlier in this Prospectus for more information.
--------------------------------------------------------------------------------

DOLLAR-FOR-DOLLAR WITHDRAWAL SERVICE

If you have at least one guaranteed benefit where withdrawals reduce the benefit base on a dollar-for-dollar basis, you may request a one-time lump sum or systematic withdrawal through our Dollar-for-Dollar Withdrawal Service. Withdrawals under this automated withdrawal service will never result in a pro-rata reduction of the guaranteed benefit base, and will never terminate the no-lapse guarantee if your contract had the no-lapse guarantee prior to utilizing this service and provided that you do not take any withdrawals outside the service. Systematic withdrawals set up using the Dollar-for-Dollar Withdrawal Service adjust automatically to account for financial transactions that may otherwise have an adverse impact on your guaranteed benefits, and, for certain types of withdrawals, adjust automatically to increase the withdrawal amount.

You may use the Dollar-for-Dollar Withdrawal Service to elect a one-time lump sum withdrawal or to enroll in systematic withdrawals at monthly, quarterly, or annual intervals. If you take withdrawals using this service, you must choose whether you want your withdrawal to be calculated to: (i) preserve the Roll-up benefit base as of the last contract date anniversary (or the benefit base as of the withdrawal transaction date); or (ii) take the full dollar-for-dollar withdrawal amount available under the contract to avoid a pro-rata reduction of the guaranteed benefit base.

.. ROLL-UP BENEFIT BASE PRESERVATION: You can request a withdrawal that will preserve the Roll-up benefit base as of the last contract anniversary or the withdrawal transaction date. In general, this amount will be less than the Roll-up rate, times the last contract date anniversary benefit base value due to compounded crediting of the Roll-up rate.

.. FULL DOLLAR-FOR-DOLLAR: You can request to withdraw the full dollar-for-dollar withdrawal amount. Full dollar-for-dollar withdrawals reduce the guaranteed benefit base and cause the value of the benefit base on the next contract date anniversary to be lower than the prior contract date anniversary, assuming no additional contributions or resets have occurred. In general, taking full dollar-for-dollar withdrawals will cause a reduction to the guaranteed benefit base over time and decrease the full dollar-for-dollar withdrawal amount available in subsequent contract years. The reduction in dollar-for-dollar amounts is due to amounts being withdrawn prior to earning the full year's annual compounded Roll-up rate. Although the benefit base will reduce over time, full dollar-for-dollar withdrawals taken through the service always reduce the benefit base in the amount of the withdrawal and never more than the withdrawal amount.

There is no charge to use the Dollar-for-Dollar Withdrawal Service. Currently, we do not charge for quotes from the Dollar-for-Dollar Withdrawal Service but reserve the right to charge for such quotes upon advance notice to you. Please speak with your financial professional or call us for additional information about the Dollar-for-Dollar Withdrawal Service.


PARTIAL WITHDRAWALS
(All contracts)

You may take partial withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions and employer or plan approval is required.) The minimum amount you may withdraw is $300.

Under Rollover TSA contracts, if a loan is outstanding, you may only take partial withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.


44  ACCESSING YOUR MONEY

SYSTEMATIC WITHDRAWALS
(All contracts except Inherited IRAs)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions and employer or plan approval is required).

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 0.8% monthly, 2.4% quarterly and 10% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election. If you already own your contract, the applicable percentages may be higher. See Appendix VIII later in this Prospectus for information on what applies to your contract.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59 1/2 and 70 1/2 .

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a partial withdrawal. You can cancel the systematic withdrawal option at any time. This option is not available if you have elected a guaranteed principal benefit -- this restriction may not apply to certain contract owners, depending on when you purchased your contract. See Appendix VIII later in this Prospectus for more information.

SUBSTANTIALLY EQUAL WITHDRAWALS
(All Rollover IRA and Roth Conversion IRA contracts)

We offer our "substantially equal withdrawals option" to allow you to receive distributions from your account value without triggering the 10% additional federal income tax penalty, which normally applies to distributions made before age 59 1/2. Substantially equal withdrawals are also referred to as "72(t) exception withdrawals". See "Tax information" later in this Prospectus. We use one of the IRS-approved methods for doing this; this is not the exclusive method of meeting this exception. After consultation with your tax adviser, you may decide to use another method which would require you to compute amounts yourself and request partial withdrawals. Once you begin to take substantially equal withdrawals, you should not (i) stop them; (ii) change the pattern of your withdrawals for example, by taking an additional partial withdrawal; or
(iii) contribute any more to the contract until after the later of age 59 1/2 or five full years after the first withdrawal. If you alter the pattern of withdrawals, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.

In accordance with IRS guidance, an individual who has elected to receive substantially equal withdrawals may make a one time change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.

You may elect to take substantially equal withdrawals at any time before age
59 1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until (i) we receive written notice from you to cancel this option; (ii) you take an additional partial withdrawal; or
(iii) you contribute any more to the contract. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same calendar year in which you took a partial withdrawal or added amounts to the contract. We will calculate the new withdrawal amount.

Depending on when you purchased your contract, this option may not be available if you have elected a guaranteed principal benefit. This restriction may not apply to all contract owners. See Appendix VIII later in this Prospectus for more information.

LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA and Rollover TSA contracts only -- See "Tax information" and Appendix IX later in this Prospectus)


We offer our "automatic required minimum distribution (RMD) service" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request partial withdrawals. Before electing this account based withdrawal option, you should consider whether annuitization might be better in your situation. If you have elected certain additional benefits, such as the Guaranteed minimum death benefit or Guaranteed minimum income benefit, amounts withdrawn from the contract to meet RMDs will reduce the benefit base and may limit the utility of the benefit. Also, the actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals from annuity contracts funding TSAs and IRAs, which could increase the amount required to be withdrawn. Please refer to "Tax information" and Appendix IX later in this Prospectus.


You may elect this service in the year in which you reach age 70 1/2 or in any later year. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" and Appendix IX later in this Prospectus for your specific type of retirement arrangement.

--------------------------------------------------------------------------------
For Rollover IRA and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70 1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------

Under Rollover TSA contracts, you may not elect our automatic RMD service if a loan is outstanding.

FOR CONTRACTS WITH PRINCIPAL PROTECTOR/SM/. If you elected Principal Protector/SM/, provided no other withdrawals are taken during a contract year in which you participate in our Automatic RMD service, an


                                                       ACCESSING YOUR MONEY  45
automatic withdrawal using our service will not cause a GWB Excess withdrawal, even if it exceeds your GWB Annual withdrawal amount. If you take any other withdrawal while you participate in the service, however, this GWB Excess withdrawal exception terminates permanently. In order to take advantage of this exception, you must elect and maintain participation in our Automatic RMD service at your required beginning date, or the contract date, if your required beginning date has occurred before the contract was purchased. See "Principal ProtectorSM" in "Contract features and benefits" earlier in this Prospectus for further information.

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options, and the guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options (other than the Special 10 year fixed maturity option, if applicable) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to withdrawals from the fixed maturity options (including the Special 10 year fixed maturity option, if applicable).

You may choose to have your systematic withdrawals or your substantially equal withdrawals taken from specific variable investment options and/or the guaranteed interest option. If you choose specific variable investment options and/or the guaranteed interest option, and the value in those selected option(s) drops below the requested withdrawal amount, the requested amount will be taken on a pro rata basis from all investment options on the business day after the withdrawal was scheduled to occur. All subsequent scheduled withdrawals will be processed on a pro rata basis on the business day you initially elected.

HOW WITHDRAWALS (AND TRANSFERS OUT OF THE SPECIAL 10 YEAR FIXED MATURITY OPTION) AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT, GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED PRINCIPAL BENEFIT OPTION 2

In general, withdrawals will reduce your guaranteed benefits on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by the same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 X .40) and your new benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

If your account value is greater than your benefit, a withdrawal will result in a reduction of your benefit that will be less than the withdrawal. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your benefit was $20,000 before the withdrawal, it would be reduced by $8,000 ($20,000 X .40) and your new benefit after the withdrawal would be $12,000 ($20,000 - $8,000).

Transfers out of the Special 10 year fixed maturity option will reduce the GPB Option 2 amount on a pro rata basis. In addition, if you make a contract withdrawal from the Special 10 year fixed maturity option, we will reduce your GPB Option 2 in a similar manner; however, the reduction will reflect both a transfer out of the Special 10 year fixed maturity option and a withdrawal from the contract. Therefore, the reduction in the GPB Option 2 is greater when you take a contract withdrawal from the Special 10 year fixed maturity option than it would be if you took the withdrawal from another investment option.

Similar to the example above, if your account value is $30,000 and you withdraw $12,000 from the Special 10 year fixed maturity option, you have withdrawn 40% of your account value. If your GPB Option 2 benefit was $40,000 before the withdrawal, the reduction to reflect the transfer out of the Special 10 year fixed maturity option would equal $16,000 ($40,000 x .40). The amount used to calculate the reduction to reflect the withdrawal from the contract is $24,000 ($40,000 - $16,000). The reduction to reflect the withdrawal would equal $9,600 ($24,000 x .40), and your new benefit after the withdrawal would be $14,400 ($24,000 - $9,600).

With respect to the Guaranteed minimum income benefit, the Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit and the 6% Roll-Up to age 85 death benefit, withdrawals will reduce each of the benefits' 6% Roll-Up to age 85 benefit base on a dollar-for-dollar basis, as long as the sum of withdrawals in a contract year is 6% or less of the 6% Roll-Up benefit base on the most recent contract date anniversary. Additional contributions made during the contract year do not affect the amount of withdrawals that can be taken on a dollar-for-dollar basis in that contract year. Once a withdrawal is taken that causes the sum of withdrawals in a contract year to exceed 6% of the benefit base on the most recent anniversary, that entire withdrawal and any subsequent withdrawals in that same contract year will reduce the benefit base pro rata. Reduction on a dollar-for-dollar basis means that your 6% Roll-Up to age 85 benefit base will be reduced by the dollar amount of the withdrawal for each Guaranteed benefit. The Annual Ratchet to age 85 benefit base will always be reduced on a pro rata basis.

The effect of withdrawals on your Guaranteed minimum income benefit and Guaranteed minimum death benefit (including) the Greater of 5% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit, may be different. See Appendix VIII later in this Prospectus for information on what applies to your contract.

HOW WITHDRAWALS AFFECT PRINCIPAL PROTECTOR/SM/

If you elected Principal Protector/SM/, if available, any withdrawal reduces your GWB benefit base by the amount of the withdrawal. In addition, a GWB Excess withdrawal can significantly reduce your GWB Annual withdrawal amount and further reduce your GWB benefit base. For more information, see "Effect of GWB Excess withdrawals" and" Other important considerations" under "Principal Protector/SM/" in "Contract features and benefits" earlier in this Prospectus.

WITHDRAWALS TREATED AS SURRENDERS

If you request to withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash


46  ACCESSING YOUR MONEY
value. Also, under certain contracts, we have the right to pay the cash value and terminate the contract if no contributions are made during the last three completed contract years, and the account value is less than $500, or if you make a withdrawal that would result in a cash value of less than $500. If you are an existing contract owner, the rules in the preceding sentence may not apply under your contract or if the Guaranteed minimum income benefit no lapse guarantee is available and in effect on your contract. See Appendix VIII later in this Prospectus for information See also "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.

SPECIAL RULES FOR PRINCIPAL PROTECTOR/SM/. If you elected Principal Protector/SM/, all withdrawal methods described above can be used. We will not treat a withdrawal request that results in a withdrawal in excess of 90% of the contract's cash value as a request to surrender the contract unless it is a GWB Excess withdrawal. In addition, we will not terminate your contract if either your account value or cash value falls below $500, unless it is due to a GWB Excess withdrawal. In other words, if you take a GWB Excess withdrawal that equals more than 90% of your cash value or reduces your cash value to less than $500, we will treat your request as a surrender of your contract even if your GWB benefit base is greater than zero. Please also see "Insufficient account value" in "Determining your contract value" earlier in this Prospectus. Please also see "Principal Protector/SM/" in "Contract features and benefits," earlier in this Prospectus, for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.

LOANS UNDER ROLLOVER TSA CONTRACTS

Loans under a Rollover TSA contract are not permitted without employer or plan approval. We will not permit you to take a loan or have a loan outstanding while you are enrolled in our "automatic required minimum distribution (RMD) service."

Loans are subject to federal income tax limits and are also subject to the limits of the plan. The loan rules under ERISA may apply to plans not sponsored by a governmental employer. Federal income tax rules apply to all plans, even if the plan is not subject to ERISA.

A loan will not be treated as a taxable distribution unless:

..   It exceeds limits of federal income tax rules;

..   Interest and principal are not paid when due; or

..   In some instances, service with the employer terminates.

Taking a loan in excess of the Internal Revenue Code limits may result in adverse tax consequences.

Before we make a loan, you must properly complete and sign a loan request form. Loan processing may not be completed until we receive all information and approvals required to process the loan at our processing office.

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1)the date annuity payments begin,

(2)the date the contract terminates, and

(3)the date a death benefit is paid (the outstanding loan including any accrued and unpaid loan interest, will be deducted from the death benefit amount).

A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received. Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined. Please see Appendix VII later in this Prospectus for any state rules that may affect loans from a TSA contract. Also, see Appendix IX for a discussion of TSA contracts.

Tax consequences for failure to repay a loan when due are substantial, and may result in severe restrictions on your ability to borrow amounts under any plans of your employer in the future.

LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If those amounts are insufficient, any additional amount of the loan will be subtracted from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. A market value adjustment will apply to withdrawals from the fixed maturity options (including the Special 10 year fixed maturity option). If the amounts are withdrawn from the Special 10 year fixed maturity option, the guaranteed benefit will be adversely affected. See "Guaranteed principal benefit Option 2" in "Contract features and benefits" earlier in this Prospectus.

For the period of time your loan is outstanding, the loan reserve account rate we will credit will equal the loan interest rate minus a maximum rate of 2%. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid and the amount of interest earned from the loan reserve account to the investment options according to the allocation percentages we have on our records.

SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions and employer or plan approval is required.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information.

All benefits under the contract will terminate as of the date we receive the required information, including Principal Protector/SM/ (if applicable) if your cash value is greater than your GWB Annual withdrawal amount. If you have a GWB benefit base greater than zero, you should consider the impact of a contract surrender on the Principal Protector/SM/ benefit. If your surrender request does not constitute a


                                                       ACCESSING YOUR MONEY  47

GWB Excess withdrawal, you may be eligible for additional benefits. If, however, your surrender request constitutes a GWB Excess withdrawal, you will lose those benefits. Also, if the Guaranteed minimum income benefit no lapse guarantee is in effect under your contract, the Guaranteed minimum income benefit will terminate without value if your cash value plus any other withdrawals taken in the contract year exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year). For more information, please see "Annuity benefit" under "Insufficient account value" in "Determining your contract value" and "Principal Protector/SM/" in "Contract features and benefits" earlier in this Prospectus.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus.

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)the New York Stock Exchange is closed or restricts trading,

(2)the SEC determines that an emergency exists as a result of which sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable, or

(3)the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest option and fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.

YOUR ANNUITY PAYOUT OPTIONS

The following description assumes annuitization of your entire contract. For partial annuitization, see "Partial annuitization" below.

Deferred annuity contracts such as Accumulator(R) Select/SM/ provide for conversion to payout status at or before the contract's "maturity date." This is called annuitization. When your contract is annuitized, your Accumulator(R) Select/SM/ contract and all its benefits will terminate and you will receive a supplemental annuity payout contract ("payout option") that provides periodic payments for life or for a specified period of time. In general, the periodic payment amount is determined by the account value or cash value of your Accumulator(R) Select/SM/ contract at the time of annuitization and the annuity purchase factor to which that value is applied, as described below. Alternatively, if you have a Guaranteed minimum income benefit, you may exercise your benefit in accordance with its terms. We have the right to require you to provide any information we deem necessary to provide an annuity payout option. If an annuity payout is later found to be based on incorrect information, it will be adjusted on the basis of the correct information.

Your Accumulator(R) Select/SM/ contract guarantees that upon annuitization, your annuity account value will be applied to a guaranteed annuity purchase factor for a life annuity payout option. We reserve the right, with advance notice to you, to change your annuity purchase factor any time after your fifth contract date anniversary and at not less than five year intervals after the first change. (Please see your contract and SAI for more information.) In addition, you may apply your account value or cash value, whichever is applicable, to any other annuity payout option that we may offer at the time of annuitization. We currently offer you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments. Please see Appendix VII later in this Prospectus for variations that may apply in your state.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age when the contract was issued. Other than life annuity with period certain, we reserve the right to add, remove or change any of these annuity payout options at any time. In addition, if you are exercising your Guaranteed minimum income benefit, your choice of payout options are those that are available under the Guaranteed minimum income benefit (see "Guaranteed minimum income benefit option" in "Contract features and benefits" earlier in this Prospectus). If you elect Principal Protector/SM/ and choose to annuitize your contract before the maturity date, Principal Protector/SM/ will terminate without value even if your GWB benefit base is greater than zero. Payments you receive under the annuity payout option you select may be less than you would have received under Principal Protector/SM/. See "Principal Protector/SM/" in "Contract features and benefits" earlier in this Prospectus for further information.

-------------------------------------------------------------------
Fixed annuity payout options      Life annuity
                                  Life annuity with period certain
                                  Life annuity with refund certain
                                  Period certain annuity
-------------------------------------------------------------------
Variable Immediate Annuity pay-   Life annuity Life annuity with
  out options                     period certain
-------------------------------------------------------------------
Income Manager(R) payout options  Life annuity with period certain
 (available for annuitants age    Period certain annuity
 83 or less at contract issue)
-------------------------------------------------------------------

.. Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

.. Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time "period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity


48  ACCESSING YOUR MONEY
   with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

.. Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

.. Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.

FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable Immediate Annuities may be funded through your choice of available variable investment options investing in Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.

INCOME MANAGER(R) PAYOUT OPTIONS

The Income Manager(R) payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager(R) payout annuity contract. You may request an illustration of the Income Manager(R) payout annuity contract from your financial professional. Income Manager(R) payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager(R) payout option, you should read the prospectus which contains important information that you should know.

Both NQ and IRA Income Manager(R) payout options provide guaranteed level payments. The Income Manager(R) (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only).

For Rollover TSA contracts, if you want to elect an Income Manager(R) payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner. You must be eligible for a distribution under the Rollover TSA contract.

You may choose to apply only part of the account value of your Accumulator(R) Select/SM/ contract to an Income Manager(R) payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Accumulator(R) Select/SM/. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.

The Income Manager(R) payout options are not available in all states.

THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose. If amounts in a fixed maturity option are used to purchase any annuity payout option prior to the maturity date, a market value adjustment will apply.


PARTIAL ANNUITIZATION. Partial annuitization of nonqualified deferred annuity contracts is permitted under certain circumstances. You may choose from the annuity payout options described here, but if you choose a period certain annuity pay-out, the certain period must be for 10 years or more. We require you to elect partial annuitization on the form we specify. Partial annuitization is not available for a guaranteed minimum income benefit under a contract. For purposes of this contract we will effect any partial annuitization as a withdrawal applied to a payout annuity. See "How withdrawals are taken from your account value" earlier in this section and also the discussion of "Partial annuitization" in "Tax information" for more information.


SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.

Except with respect to the Income Manager(R), where payments are made on the 15th day of the month, you can choose the date annuity payments begin. In most states, it may not be earlier than thirteen months from the Accumulator(R) Select/SM/ contract date. Please see Appendix VII later in this Prospectus for information on state variations. You can change the date your annuity payments are to begin at any time. The date may not be later than the annuity maturity date described below.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier. The amount of each annuity payment will be less with a greater frequency of payments, or with a longer duration of a non-life contingent annuity or a longer certain period of a life contingent annuity. Once elected, the frequency with which you receive payments cannot be changed.


                                                       ACCESSING YOUR MONEY  49

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

If you select an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager(R) annuity payout option is chosen.

ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum payment or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday. We will send a notice with the contract statement one year prior to the maturity date.

If you elected Principal Protector/SM/ and your contract is annuitized at maturity, we will offer an annuity payout option for life that guarantees you will receive payments that are at least equal to what you would have received under Principal Protector until the point at which your GWB Benefit Base is depleted. After your GWB Benefit Base is depleted, you will continue to receive periodic payments while you are living. The amount of each payment will be the same as the payment amount that you would have received if you had applied your account value on the maturity date to purchase a life annuity at the annuity purchase rate guaranteed in your contract; this payment amount may be more or less than your GWB Annual Withdrawal amount.

Please see Appendix VII later in this Prospectus for variations that may apply in your state.


50  ACCESSING YOUR MONEY

5. Charges and expenses


--------------------------------------------------------------------------------

CHARGES THAT AXA EQUITABLE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

..   A mortality and expense risks charge

..   An administrative charge

..   A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

..   On each contract date anniversary -- an annual administrative charge, if applicable.

..   On each contract date anniversary -- a charge for each optional benefit that you have elected: a death benefit (other than the Standard death benefit); the Guaranteed minimum income benefit; Principal Protector/SM/; and Protection Plus/SM/.

..   On the first 10 contract date anniversaries -- a charge for GPB Option 2, if you have elected this optional benefit.

..   At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

More information about these charges appears below. The fees and charges described are the maximum fees and charges that a contract owner will pay. Please see your contract and/or Appendix VIII for the fees and charges that apply under your contract. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" later in this section .

The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise, we will incur a loss.

The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this Prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray, a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk. Nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the contracts.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.

SEPARATE ACCOUNT ANNUAL EXPENSES

MORTALITY AND EXPENSE RISKS CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard guaranteed minimum death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

ADMINISTRATIVE CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.

DISTRIBUTION CHARGE. We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.35% of the net assets in each variable investment option.

ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $50,000. If your account value on such date is $50,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed maturity option, if applicable) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. A market value adjustment

                                                       CHARGES AND EXPENSES  51
will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


SPECIAL SERVICES CHARGES

We deduct a charge for providing the special services described below. These charges compensate us for the expense of processing each special service. Please note that we may discontinue some or all of these services without notice.

WIRE TRANSFER CHARGE. We charge $90 for outgoing wire transfers. Unless you specify otherwise, this charge will be deducted from the amount you request.

EXPRESS MAIL CHARGE. We charge $35 for sending you a check by express mail delivery. This charge will be deducted from the amount you request.

DUPLICATE CONTRACT CHARGE. We charge $35 for providing a copy of your contract. The charge for this service can be paid (i) using a credit card acceptable to AXA Equitable, (ii) by sending a check to our processing office, or (iii) by any other means we make available to you.


GUARANTEED MINIMUM DEATH BENEFIT CHARGE

ANNUAL RATCHET TO AGE 85. If you elected the Annual Ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.25% of the Annual Ratchet to age 85 benefit base. If you are an existing contract owner, the charge may be as much as 0.30% of the Annual Ratchet to age 85 benefit base. Please see Appendix VIII later in this Prospectus or your contract for more information.

GREATER OF 5% ROLL-UP TO AGE 85. If you elected this enhanced death benefit, we deduct a charge annually from your account value on each date anniversary for which it is in effect. The charge is equal to 0.50% of the Greater of the 5% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base.

GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elected this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.60% of the greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base. For certain contract owners, your charge may be less, depending on when you purchased your contract. Please see Appendix VIII later in this Prospectus or your contract for more information.

6% ROLL-UP TO AGE 85. If you elected the 6% Roll-Up to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.45% of the 6% Roll-Up to age 85 benefit base.

WHEN WE DEDUCT THESE CHARGES. We will deduct these charges from your value in the variable investment options and the guaranteed interest option (see Appendix VII later in this Prospectus to see if deducting these charges from the guaranteed interest option is permitted in your state) on a pro rata basis. If these amounts are insufficient, we will deduct all or a portion of these charges from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata deduction may not apply, depending on when you purchased your contract. See Appendix VIII later in this Prospectus for more information. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

There is no charge if you exercise the Guaranteed minimum death benefit/Guaranteed minimum income benefit roll-up benefit base reset option.

STANDARD DEATH BENEFIT. There is no additional charge for the standard death benefit.

GUARANTEED PRINCIPAL BENEFIT OPTION 2

If you purchased GPB Option 2, we deduct a charge annually from your account value on the first 10 contract date anniversaries. The charge is equal to 0.50% of the account value. We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct any remaining portion of the charge from amounts in any fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata deduction may not apply, depending on when you purchased your contract. See Appendix VIII later in this Prospectus for more information. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

GUARANTEED MINIMUM INCOME BENEFIT (THE "LIVING BENEFIT") CHARGE

If you elected the Guaranteed minimum income benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the Guaranteed minimum in-

52  CHARGES AND EXPENSES
come benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches 85, whichever occurs first. The charge is equal to 0.65% of the applicable benefit base in effect on the contract date anniversary. For certain contract owners, your charge may be less, depending on when you purchased your contract. Please see Appendix VIII later in this Prospectus or your contract for more information.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. (See Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state.) If those amounts are still insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata deduction may not apply, depending on when you purchased your contract. See Appendix VIII later in this Prospectus for more information. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option, if available).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

There is no charge if you exercise the Guaranteed minimum death benefit/guaranteed minimum income benefit roll-up benefit base reset option or for the Guaranteed minimum income benefit no lapse guarantee. This option is not available under all contracts.

PROTECTION PLUS/SM/ CHARGE

If you elected Protection Plus/SM/, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.35% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. If you are an existing contract owner, this pro rata deduction may not apply under your contract. See Appendix VIII later in this Prospectus for more information. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

PRINCIPAL PROTECTOR/SM/ CHARGE

If you elected Principal Protector/SM/, we deduct a charge annually as a percentage of your account value on each contract date anniversary. If you elect the 5% GWB Annual withdrawal option, the charge is equal to 0.35%. If you elect the 7% GWB Annual withdrawal option, the charge is equal to 0.50%. We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If the contract is surrendered or annuitized or a death benefit is paid on a date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year. For certain contract owners, this pro rata deduction may not apply, depending on when you purchased your contract. See Appendix VIII later in this Prospectus for more information. If you die, and your beneficiary continues Principal Protector/SM/ under the Beneficiary continuation option, we will not deduct a pro rata portion of the charge upon your death. However the Principal Protector/SM/ charge will continue. A market value adjustment will apply to deductions from the fixed maturity options.

If your GWB benefit base falls to zero but your contract is still in force, the charge will be suspended as of the next contract date anniversary. The charge will be reinstated, as follows: (i) if you make a subsequent contribution, we will reinstate the charge that was in effect at the time your GWB benefit base became depleted, (ii) if you elect to exercise the Optional step up provision, we will reinstate a charge, as discussed immediately below, and (iii) if your beneficiary elects the Beneficiary continuation option and reinstates the Principal Protector/SM/ benefit with a one time step up, we will reinstate the charge that was in effect when the GWB benefit base fell to zero.

If your beneficiary elects the Beneficiary continuation option, and is eligible to continue Principal Protector/SM/, the benefit and the charge will continue unless your beneficiary tells us to terminate the benefit at the time of election.

OPTIONAL STEP UP CHARGE. Every time you elect the Optional step up, we reserve the right to raise the benefit charge at the time of the step up. The maximum charge for Principal Protector/SM/ with a 5% GWB Annual withdrawal option is 0.60%. The maximum charge for Principal Protector/SM/ with a 7% GWB Annual withdrawal amount option is 0.80%. The increased charge, if any, will apply as of the next contract anniversary following the step up and on all contract date anniversaries thereafter.

If you die and your beneficiary elects the Beneficiary continuation option, if available, a one time step up only (at no additional charge) is applicable. For more information on the Optional step up, one time step up and Automatic reset provisions, see "Principal Protector/SM/" in "Contract features and benefits."

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity pay-out option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.

                                                       CHARGES AND EXPENSES  53

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VARIABLE IMMEDIATE ANNUITY ANNUITIZATION PAYOUT OPTION ADMINISTRATIVE FEE

We currently deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity annuitization payout option. This option may not be available at the time you elect to annuitize or it may have a different charge.

CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:

..   Management fees.

..   12b-1 fees.

..   Operating expenses, such as trustees' fees, independent public accounting firms' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

..   Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each Portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. Certain Portfolios available under the contract in turn invest in shares of other Portfolios of AXA Premier VIP Trust and EQ Advisors Trust and/or shares of unaffiliated portfolios (collectively, the "underlying portfolios"). The underlying portfolios each have their own fees and expenses, including management fees, operating expenses, and investment related expenses such as brokerage commissions. For more information about these charges, please refer to the prospectuses for the Trusts.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the Guaranteed minimum income benefit or the Guaranteed minimum death benefit, or offer variable investment options that invest in shares of the Trusts that are not subject to 12b-1 fees. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974 ("ERISA") or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.

54  CHARGES AND EXPENSES

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6. Payment of death benefit


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YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designated your beneficiary when you applied for your contract. You may change your beneficiary at any time during your lifetime and while the contract is in force. The change will be effective as of the date the written request is executed, whether or not you are living on the date the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you written confirmation when we receive your request.

Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. Where an NQ contract is owned for the benefit of a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfer to Minors Act, the beneficiary must be the estate of the minor. Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary.

The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable Guaranteed minimum death benefit. We determine the amount of the death benefit (other than the applicable Guaranteed minimum death benefit) and any amount applicable under the Protection Plus/SM/ feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, forms necessary to effect payment and any other information we may require. The amount of the applicable Guaranteed minimum death benefit will be such Guaranteed minimum death benefit as of the date of the annuitant's death, adjusted for any subsequent withdrawals. For Rollover TSA contracts with outstanding loans, we will reduce the amount of the death benefit by the amount of the outstanding loan, including any accrued but unpaid interest on the date that the death benefit payment is made. Payment of the death benefit terminates the contract.

Your beneficiary designation may specify the form of death benefit payout (such as a life annuity), provided the payout you elect is one that we offer both at the time of designation and when the death benefit is payable. In general, the beneficiary will have no right to change the election. You should be aware that
(i) in accordance with current federal income tax rules, we apply a predetermined death benefit annuity payout election only if payment of the death benefit amount begins within one year following the date of death, which payment may not occur if the beneficiary has failed to provide all required information before the end of that period, (ii) we will not apply the predetermined death benefit payout election if doing so would violate any federal income tax rules or any other applicable law, and (iii) a beneficiary or a successor owner who continues the contract under one of the continuation options described below will have the right to change your annuity payout election.

EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a surviving spouse, who is the sole primary beneficiary, of the deceased owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. The Successor owner/ annuitant feature is only available under NQ and individually owned IRA (other than Inherited IRAs) contracts. See "Inherited IRA beneficiary continuation contract" in "Contracts features and benefits," earlier in this Prospectus.

For NQ and all types of IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.

WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner changes after the original owner's death for purposes of receiving required distributions from the contract. When you are not the annuitant under an NQ contract and you die before annuity payments begin, unless you specify otherwise, the beneficiary named to receive this death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time during your life by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

You should carefully consider the following if you have elected the Guaranteed minimum income benefit and you are the owner, but not the annuitant. Because the payments under the Guaranteed minimum income benefit are based on the life of the annuitant, and the federal tax law required distributions described below are based on the life of the successor owner, a successor owner who is not also the annuitant may not be able to exercise the Guaranteed minimum income benefit, if you die before annuity payments begin. Therefore, one year before you become eligible to exercise the Guaranteed minimum income benefit, you should consider the effect of your beneficiary designations on potential payments after your death. For more information, see "Exercise rules," under "Guaranteed minimum income benefit option," in "Contract features and benefits" earlier in this Prospectus.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

..   The cash value of the contract must be fully paid to the successor owner
    (new owner) within five years after your death (the "5-year rule"), or in a joint ownership situation, the death of the first owner to die.

..   If Principal Protector/SM/ was elected and if the "5-year rule" is elected and the successor owner dies prior to the end of the fifth

                                                   PAYMENT OF DEATH BENEFIT  55

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   year, we will pay any remaining account value in a lump sum and the contract and any remaining GWB benefit base will terminate without value. The successor owner should consult with a tax adviser before choosing to use the "5 year rule." The GWB benefit base may be adversely affected if the successor owner makes any withdrawals that cause a GWB Excess withdrawal. Also, when the contract terminates at the end of 5 years, any remaining GWB benefit base would be lost. If you elected Principal Protector/SM/, the successor owner has the option to terminate the benefit and charge upon receipt by us of due proof of death and notice to discontinue the benefit; otherwise, the benefit and charge will automatically continue.

..   The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the successor owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

..   A successor owner should consider naming a new beneficiary.

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living. An eligible successor owner, including a surviving joint owner after the first owner dies, may elect the beneficiary continuation option for NQ contracts discussed in "Beneficiary continuation option" below.

HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. Payment of the death benefit in a lump sum terminates all rights and any applicable guarantees under the contract, including Guaranteed minimum income benefit, GPB Options 1 and 2, and Principal Protector/SM/. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this Prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.

SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant. The successor owner/annuitant must be 85 or younger as of the date of the non-surviving spouse's death.

The determination of spousal status is made under applicable state law. However, in the event of a conflict between federal and state law, we follow federal rules.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary to effect the Successor owner/annuitant feature, we will increase the account value to equal your elected Guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus/SM/ feature and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. In determining whether your applicable Guaranteed minimum death benefit option will continue to grow, we will use your surviving spouse's age as of the date we receive satisfactory proof of your death, any required instructions and the information and forms necessary to effect the successor owner/annuitant feature.

We will determine whether your applicable Guaranteed minimum death benefit option will continue as follows:

..   If the successor owner/annuitant is age 75 or younger on the date of the original owner/annuitant's death, and the original owner/annuitant was age 84 or younger at death, the guaranteed minimum death benefit continues based upon the option that was elected by the original owner/annuitant and will continue to grow according to its terms until the contract date anniversary following the date the successor owner/annuitant reaches age 85.

..   If the successor owner/annuitant is age 75 or younger on the date of the original owner/annuitant's death, and the original owner/annuitant was age 85 or older at death, we will reinstate the Guaranteed minimum death benefit that was elected by the original owner/annuitant. The benefit will continue to grow according to its terms until the contract date anniversary following the date the successor owner/annuitant reaches age 85.

..   If the successor owner/annuitant is age 76 or over on the date of the original owner/annuitant's death, the Guaranteed minimum death benefit will no longer grow, and we will no longer charge for the benefit.

If you elected Principal Protector/SM/, the benefit and charge will remain in effect. If the GWB benefit base is zero at the time of your death, and the charge had been suspended, the charge will be reinstated if any of the events, described in "Principal Protector/SM/ charge" in "Charges and expenses" earlier in this Prospectus, occur. The GWB benefit base will not automatically be stepped up to equal the account value, if higher, upon your death. Your spouse must wait five complete years from the prior step up or from contract issue, whichever is later, in order to be eligible for the Optional step up. For more information, see "Principal Protector/SM/" in "Contract features and benefits" earlier in this Prospectus.

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.

For information on the operation of the successor owner/annuitant feature with the Guaranteed minimum income benefit, see "Exercise of Guaranteed minimum income benefit" under "Guaranteed minimum income benefit option" in "Contract features and benefits," earlier in this Prospectus. For information on the operation of this feature with Protection Plus/SM/, see "Protection Plus/SM/" in "Guaranteed minimum death benefit" under "Contract features and benefits," earlier in this Prospectus.

56  PAYMENT OF DEATH BENEFIT

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SPOUSAL PROTECTION

SPOUSAL PROTECTION OPTION FOR NQ CONTRACTS ONLY. This feature permits spouses who are joint contract owners to increase the account value to equal the guaranteed minimum death benefit, if higher, and by the value of any Protection Plus/SM/ benefit, if elected, upon the death of either spouse. This account value "step up" occurs even if the surviving spouse was the named annuitant. If you and your spouse jointly own the contract and one of you is the named annuitant, you had the right to elect the Spousal protection option at the time you purchased your contract at no additional charge. Both spouses must be between the ages of 20 and 70 at the time the contract was issued and must each have been named the primary beneficiary in the event of the other's death.

The annuitant's age is generally used for the purpose of determining contract benefits. However, for the Annual Ratchet to age 85 and the Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85 guaranteed minimum death benefits and the Protection Plus/SM/ benefit, the benefit is based on the older spouse's age. The older spouse may or may not be the annuitant. However, for purposes of the Guaranteed minimum death benefit/guaranteed minimum income benefit roll-up benefit base reset option, the last age at which the benefit base may be reset is based on the annuitant's age, not the older spouse's age.

If the annuitant dies prior to annuitization, the surviving spouse may elect to receive the death benefit, including the value of the Protection Plus/SM/ benefit, or, if eligible, continue the contract as the sole owner/ annuitant by electing the successor owner/annuitant option. If the non-annuitant spouse dies prior to annuitization, the surviving spouse continues the contract automatically as the sole owner/annuitant. In either case, the contract would continue, as follows:

..   As of the date we receive due proof of the spouse's death, the account value will be reset to equal the Guaranteed minimum death benefit as of the date of the non-surviving spouse's death, if higher, increased by the value of the Protection Plus/SM/ benefit.

..   The Guaranteed minimum death benefit continues to be based on the older spouse's age for the life of the contract, even if the younger spouse is originally or becomes the sole owner/ annuitant.

..   The Protection Plus/SM/ benefit will now be based on the surviving spouse's age at the date of the non-surviving spouse's death for the remainder of the life of the contract. If the benefit had been previously frozen because the older spouse had attained age 80, it will be reinstated if the surviving spouse is age 75 or younger. The benefit is then frozen on the contract date anniversary after the surviving spouse reaches age 80. If the surviving spouse is age 76 or older, the benefit will be discontinued even if the surviving spouse is the older spouse (upon whose age the benefit was originally based).

..   The Guaranteed minimum income benefit may continue if the benefit had not already terminated and the benefit will be based on the successor owner/annuitant, if applicable. See "Guaranteed minimum income benefit" in "Contract features and benefits" earlier in this Prospectus.

..   If you elect Principal Protector/SM/, the benefit and charge will remain in effect. If your GWB benefit base is zero at the time of your death, and the charge had been suspended, the charge will be reinstated if any of the events, described in "Principal Protector/SM/ charge" in "Charges and expenses" earlier in this Prospectus, occur. The GWB benefit base will not automatically be stepped up to equal the account value, if higher, upon your death. Your spouse must wait five complete years from the prior step up or from contract issue, whichever is later, in order to be eligible for the Optional step up. For more information, see "Principal Protector/SM/" in "Contract features and benefits" earlier in this Prospectus.

We will not allow Spousal protection to be added after contract issue. If there is a change in owner or primary beneficiary, the Spousal protection benefit will be terminated. If you divorce but do not change the owner or primary beneficiary, Spousal protection continues.

Depending on when you purchase your contract, this feature may not be available to you. See Appendix VIII later in this Prospectus for more information about your contract.

BENEFICIARY CONTINUATION OPTION

This feature permits a designated individual, on the contract owner's death, to maintain a contract with the deceased contract owner's name on it and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional or see Appendix VII later in this Prospectus for further information.

Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information.

BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus/SM/ feature, adjusted for any subsequent withdrawals.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70 1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed later in this Prospectus in "Tax information" under "Individual retirement arrangements (IRAs)," the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired,

                                                   PAYMENT OF DEATH BENEFIT  57
but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

..   The contract continues with your name on it for the benefit of your beneficiary.

..   This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

..   If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

..   The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

..   The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

..   If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, GPB Option 2 or Principal Protector/SM/ (in certain circumstances) under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect. See below for certain circumstances where Principal Protector/SM/ may continue to apply.

..   The beneficiary may choose at any time to withdraw all or a portion of the account value.

..   Any partial withdrawal must be at least $300.

..   Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

..   Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

..   If you had elected Principal Protector/SM/, your spousal beneficiary may not continue Principal Protector/SM/, and the benefit will terminate without value, even if the GWB benefit base is greater than zero. In general, spousal beneficiaries who wish to continue Principal Protector/SM/ should consider continuing the contract under the Successor owner and annuitant feature, if eligible. In general, eligibility requires that your spouse must be the sole primary beneficiary. Please see "Successor owner and annuitant" in "How death benefit payment is made" under "Payment of death benefit" earlier in this Prospectus for further details. If there are multiple beneficiaries who elect the Beneficiary continuation option, the spousal beneficiary may continue the contract without Principal Protector/SM/ and non-spousal beneficiaries may continue with Principal Protector/SM/. In this case, the spouse's portion of the GWB benefit base will terminate without value.

..   If you had elected Principal Protector/SM/, your non-spousal beneficiary may continue the benefit, as follows:

   -- The beneficiary was 75 or younger on the original contract date.

   -- The benefit and charge will remain in effect unless your beneficiary tells us to terminate the benefit at the time of the Beneficiary continuation option election.

   -- One time step up: Upon your death, if your account value is greater than the GWB benefit base, the GWB benefit base will be automatically stepped up to equal the account value, at no additional charge. If Principal Protector/SM/ is not in effect at the time of your death because the GWB benefit base is zero, the beneficiary may reinstate the benefit (at the charge that was last in effect) with the one time step up. If the beneficiary chooses not to reinstate the Principal Protector/SM/ at the time the Beneficiary continuation option is elected, Principal Protector/SM/ will terminate.

   -- If there are multiple beneficiaries each beneficiary's interest in the GWB benefit base will be separately accounted for.

   -- As long as the GWB benefit base is $5,000 or greater, the beneficiary may elect the Beneficiary continuation option and continue Principal Protector/SM/ even if the account value is less than $5,000.

   -- If scheduled payments are elected, the beneficiary's scheduled payments will be calculated, using the greater of the account value or the GWB benefit base, as of each December 31. If the beneficiary dies prior to receiving all payments, we will make the remaining payments to the person designated by the deceased non-spousal beneficiary, unless that person elects to take any remaining account value in a lump sum, in which case any remaining GWB benefit base will terminate without value.

   -- If the "5-year rule" is elected and the beneficiary dies prior to the end of the fifth year, we will pay any remaining account value in a lump sum and the contract and any remaining GWB benefit base will terminate without value.

   -- Provided no other withdrawals are taken during a contract year while the beneficiary receives scheduled payments, the scheduled payments will not cause a GWB Excess withdrawal, even if they exceed the GWB Annual withdrawal amount. If the beneficiary takes any other withdrawals while the Beneficiary continuation option scheduled payments are in effect, the GWB Excess withdrawal exception terminates permanently. In order to take advantage of this exception, the beneficiary must elect the scheduled payments rather than the "5-year rule." If the beneficiary elects the "5-year rule," there is no exception.

BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as the Inherited annuity, may only be elected when the NQ contract owner dies before the annuity maturity date, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, "beneficiary" refers to the successor owner. For a discussion of successor owner, see "When an

58  PAYMENT OF DEATH BENEFIT

NQ contract owner dies before the annuitant" earlier in this section. This feature must be elected within 9 months following the date of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and annuitant are the same person):

..   This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

..   The contract continues with your name on it for the benefit of your beneficiary.

..   If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

..   The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

..   The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

..   If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, GPB Option 2 or Principal Protector/SM/ (in certain circumstances) under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect. See below for certain circumstances where Principal Protector/SM/ may continue to apply.

..   If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary may also take withdrawals, in addition to scheduled payments, at any time.

..   Any partial withdrawals must be at least $300.

..   Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

..   Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

..   If you had elected Principal Protector/SM/, your spousal beneficiary may not continue Principal Protector/SM/, and the benefit will terminate without value, even if the GWB benefit base is greater than zero. In general, spousal beneficiaries who wish to continue Principal Protector/SM/ should consider continuing the contract under the Successor owner and annuitant feature, if eligible. In general, eligibility requires that you must be the owner and annuitant and your spouse must be the sole primary beneficiary. Please see "Successor owner and annuitant" in "How death benefit payment is made" under "Payment of death benefit" earlier in this Prospectus for further details. If there are multiple beneficiaries who elect the Beneficiary continuation option, the spousal beneficiary may continue the contract without Principal Protector/SM/ and non-spousal beneficiaries may continue with Principal Protector/SM/. In this case, the spouse's portion of the GWB benefit base will terminate without value.

..   If the non-spousal beneficiary chooses scheduled payments under "Withdrawal
    Option 1," as discussed above in this section, Principal Protector/SM/ may not be continued and will automatically terminate without value even if the GWB benefit base is greater than zero.

..   If you had elected Principal Protector/SM/, your non-spousal beneficiary may continue the benefit, as follows:

   -- The beneficiary was 75 or younger on the original contract date.

   -- The benefit and charge will remain in effect unless your beneficiary tells us to terminate the benefit at the time of the Beneficiary continuation option election.

   -- One time step up: Upon your death, if your account value is greater than the GWB benefit base, the GWB benefit base will be automatically stepped up to equal the account value, at no additional charge. If Principal Protector/SM/ is not in effect at the time of your death because the GWB benefit base is zero, the beneficiary may reinstate the benefit (at the charge that was last in effect) with the one time step up. If the beneficiary chooses not to reinstate the Principal Protector/SM/ at the time the Beneficiary continuation option is elected, Principal Protector/SM/ will terminate.

   -- If there are multiple beneficiaries, each beneficiary's interest in the GWB benefit base will be separately accounted for.

   -- As long as the GWB benefit base is $5,000 or greater, the beneficiary may elect the Beneficiary continuation option and continue Principal Protector/SM/ even if the account value is less than $5,000.

   -- If scheduled payments under "Withdrawal Option 2" is elected, the beneficiary's scheduled payments will be calculated using the greater of the account value or the GWB benefit base, as of each December 31. If the beneficiary dies prior to receiving all payments, we will make the remaining payments to the person designated by the deceased non-spousal beneficiary, unless that person elects to take any remaining account value in a lump sum, in which case any remaining GWB benefit base will terminate without value.

                                                   PAYMENT OF DEATH BENEFIT  59

   -- If the "5-year rule" is elected and the beneficiary dies prior to the end of the fifth year, we will pay any remaining account value in a lump sum and the contract and any remaining GWB benefit base will terminate without value.

   -- Provided no other withdrawals are taken during a contract year while the beneficiary receives scheduled payments, the scheduled payments will not cause a GWB Excess withdrawal, even if they exceed the GWB Annual withdrawal amount. If the beneficiary takes any other withdrawals while the Beneficiary continuation option scheduled payments are in effect, the GWB Excess withdrawal exception terminates permanently. In order to take advantage of this exception, the beneficiary must elect scheduled payments under "Withdrawal Option 2" rather than the "5-year rule." If the beneficiary elects the "5-year rule," there is no exception.

If you are both the owner and annuitant:

..   As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the annuity account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus/SM/ feature, adjusted for any subsequent withdrawals.

If the owner and annuitant are not the same person:

..   If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

..   The annuity account value will not be reset to the death benefit amount.

If a contract is jointly owned:

..   The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

..   If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" earlier in this section.

..   If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" earlier in this section.

60  PAYMENT OF DEATH BENEFIT

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7. Tax information


--------------------------------------------------------------------------------

OVERVIEW

In this part of the Prospectus, we discuss the current federal income tax rules that generally apply to Accumulator(R) Select/SM/ contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA or TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any, legislation will actually be proposed or enacted.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. We also do not discuss the Employee Retirement Income Security Act of 1974 (ERISA). Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

CONTRACTS THAT FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs"): an individual retirement annuity contract such as the ones offered in this Prospectus, or a custodial or trusteed individual retirement account. Similarly, a 403(b) plan can be funded through a 403(b) annuity contract or a 403(b)(7) custodial account. How these arrangements work, including special rules applicable to each, are noted in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a tax-qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits compared with the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect.

Certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from annuity contracts funding qualified plans, 403(b) plans and IRAs. For this purpose additional annuity contract benefits may include, but are not limited to, various guaranteed benefits such as guaranteed minimum income benefits and enhanced death benefits. You should consider the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract. See Appendix IX at the end of this Prospectus for a discussion of TSA contracts.

TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.

TAXATION OF NONQUALIFIED ANNUITIES

CONTRIBUTIONS


Taxpayers with incomes over $250,000 should consider the 3.8% Medicare tax on investment income (including, for this purpose, income from NQ contracts) which will be effective after December 31, 2012.


You may not deduct the amount of your contributions to a nonquali-fied annuity contract.

CONTRACT EARNINGS



Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

..   if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

..   if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

..   if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

..   if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a grantor trust.

Federal tax law requires that all nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year be linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.

ANNUITY PAYMENTS

The following applies to an annuitization of the entire contract. In certain cases, the contract can be partially annuitized. See "Partial annuitization" below.

                                                            TAX INFORMATION  61

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Annuitization payments that are based on life or life expectancy are considered annuity payments for income tax purposes. We include in annuitization payments GMIB payments and other annuitization payments available under your contract.

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your unrecovered investment in the contract. Gener- ally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments. If you have a loss on a variable annuity payout in a taxable year, you may be able to adjust the tax-free amount in subsequent years.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

Your rights to apply amounts under this contract to an annuity payout option are described elsewhere in this Prospectus. If you hold your contract to the maximum maturity age under the contract we require that a choice be made between taking a lump sum settlement of any remaining account value or applying any such account value to one of the annuity payout options under the contract. If no affirmative choice is made, we will apply any remaining annuity value to the default option under the contract at such age. While there is no specific federal tax guidance as to whether or when an annuity contract is required to mature, or as to the form of the payments to be made upon maturity, we believe that this contract constitutes an annuity contract under current federal tax rules.

PARTIAL ANNUITIZATION


The consequences described above for annuitization of the entire contract apply to the portion of the contract which is partially annuitized. A nonqualified deferred annuity contract is treated as being partially annuitized if a portion of the contract is applied to an annuity payout option on a life-contingent basis or for a period certain of at least 10 years. In order to get annuity payment tax treatment for the portion of the contract applied to the annuity pay-out, payments must be made at least annually in substantially equal amounts, the payments must be designed to amortize the amount applied over life or the period certain, and the payments cannot be stopped, except by death or surrender (if permitted under the terms of the contract). The investment in the contract is split between the partially annuitized portion and the deferred amount remaining based on the relative values of the amount applied to the annuity payout and the deferred amount remaining at the time of the partial annuitization. Also, the partial annuitization has its own annuity starting date.


WITHDRAWALS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a reduction of your investment in the contract and is not taxable.

PROTECTION PLUS/SM/ FEATURE

In order to enhance the amount of the death benefit to be paid at the annuitant's death, you may have purchased a Protection Plus/SM/ rider for your NQ contract. Although we regard this benefit as an investment protection feature which is part of the contract and which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus/SM/ rider is not part of the contract. In such a case, the charges for the Protection Plus/SM/ rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age
59 1/2 also subject to a tax penalty. Were the IRS to take this position, AXA Equitable would take all reasonable steps to attempt to avoid this result, which could include amending the contract (with appropriate notice to you).

1035 EXCHANGES

You may purchase a nonqualified deferred annuity contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

..   the contract that is the source of the funds you are using to purchase the nonqualified deferred annuity contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).

..   the owner and the annuitant are the same under the source contract and the contract issued in exchange. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.


In some cases you may make a tax-deferred 1035 exchange from a nonqualified deferred annuity contract to a "qualified long-term care contract" meeting all specified requirements under the Code or an annuity contract with a "qualified long-term care contract" feature (sometimes referred to as a "combination annuity" contract).


The tax basis, also referred to as your investment in the contract, of the source contract carries over to the contract issued in exchange.


An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to purchase or contribute to another nonqualified deferred annuity contract on a tax-deferred basis. If requirements are met, the owner may also directly transfer amounts from a nonqualified deferred annuity contract to a "qualified long-term care contract" or "combination annuity" in such a partial 1035 exchange transaction. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.

Even if the contract owner and the insurance companies agree that a full or partial 1035 exchange is intended, the IRS has the ultimate authority to review the facts and determine that the transaction should be recharacterized as taxable in whole or in part.


Section 1035 exchanges are generally not available after the death of the owner.

62  TAX INFORMATION

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SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

Under the Beneficiary continuation option, the tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59 1/2, a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions made:

..   on or after your death; or

..   because you are disabled (special federal income tax definition); or

..   in the form of substantially equal periodic annuity payments at least annually over your life (or life expectancy), or the joint lives of you and your beneficiary (or joint life expectancies) using an IRS-approved distribution method.

We will report a life-contingent partial annuitization made to an owner under age 59 1/2 as eligible for an exception to the early distribution penalty tax.We may be required to treat a partial annuitization for a period certain of at least 10 years as being subject to the penalty for an owner under age 59 1/2.

INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Account No. 49. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Account No. 49. The IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the Portfolios, and must have no right to direct the particular investment decisions within the Portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Account No. 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of Portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Account No. 49.

INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and/or securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

..   Traditional IRAs, typically funded on a pre-tax basis; and

..   Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 "Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained by contacting the IRS or from the IRS website (www.irs.gov).

AXA Equitable designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may have purchased the contract as a traditional IRA or Roth IRA. We also offered Inherited IRA contracts for payment of post-death required minimum distributions from traditional IRAs and Roth IRAs, respectively.

This Prospectus contains the information that the IRS requires you to have before you purchase an IRA. The first section covers some of the special tax rules that apply to traditional IRAs. The next section covers Roth IRAs. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

We describe the amount and types of charges that may apply to your contributions under "Charges and expenses" earlier in this Prospectus. We describe the method of calculating payments under "Accessing your money" earlier in this Prospectus .We do not guarantee or project growth in any variable income annuitization option payments (as opposed to payments from a fixed income annuitization option).

                                                            TAX INFORMATION  63

AXA Equitable had received an opinion letter from the IRS approving the respective forms of the Accumulator(R) Select/SM/ traditional and Roth IRA contracts for use as a traditional and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Accumulator(R) Select/SM/ traditional and Roth IRA contracts.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

This is provided for informational purposes only. Since the contract is no longer available to new purchasers, this cancellation provision is no longer applicable.

You can cancel either type of the Accumulator(R) Select/SM/ IRA contract (traditional IRA or Roth IRA) by following the directions in "Your right to cancel within a certain number of days" under "Contract features and benefits" earlier in this Prospectus. If you cancel a traditional IRA or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may make three different types of contributions to purchase a traditional IRA or as subsequent contributions to an existing IRA:

..   "regular" contributions out of earned income or compensation; or

..   tax-free "rollover" contributions; or

..   direct custodian-to-custodian transfers from other traditional IRAs
    ("direct transfers").

When you make a contribution to your IRA, we require you to tell us whether it is a regular contribution, rollover contribution, or direct transfer contribution, and to supply supporting documentation in some cases.

The initial contribution must be a direct transfer or rollover contribution. Subsequent contributions may also be "regular" contributions out of compensation.

REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS

LIMITS ON CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs). When your earnings are below $5,000, your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70 1/2 or any tax year after that.

If you are at least age 50 at any time during the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make additional "catch-up contributions" of up to $1,000 to your traditional IRA.

SPECIAL RULES FOR SPOUSES. If you are married and file a joint federal income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $5,000, married individuals filing jointly can contribute up to $10,000 per year to any combination of traditional IRAs and Roth IRAs. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $5,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70 1/2 or over can contribute up to the lesser of $5,000 or 100% of "earned income" to a traditional IRA for a non-working spouse until the year in which the non-working spouse reaches age 70 1/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age 70 1/2 at any time during the taxable year for which the contribution is made.

DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

The federal tax rules governing contributions to IRAs made from current compensation are complex and are subject to numerous technical requirements and limitations which vary based on an individual's personal situation (including his/her spouse). IRS Publication 590, "Individual Retirement Arrangements
(IRAs)" which is updated annually and is available at www.irs.gov, contains pertinent explanations of the rules applicable to the current year. The amount of permissible contributions to IRAs, the amount of IRA contributions which may be deductible, and the individual's income limits for determining contributions and deductions all may be adjusted annually for cost of living.

NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the non-working spouse's traditional IRA) may not, however, exceed the $5,000 maximum per person limit for the applicable taxable year. The dollar limit is $6,000 for people eligible to make age 50-70 1/2 catch-up contributions. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" later in this section for more information.

If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must re-

64  TAX INFORMATION
tain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a taxable year. Make sure you designate the year for which you are making the contribution.

ROLLOVER AND DIRECT TRANSFER CONTRIBUTIONS TO TRADITIONAL IRAS

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

..   qualified plans;

..   governmental employer 457(b) plans;

..   403(b) plans; and

..   other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

ROLLOVERS FROM "ELIGIBLE RETIREMENT PLANS" OTHER THAN TRADITIONAL IRAS

Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant. A non-spousal death beneficiary may also be able to make a direct rollover to an inherited IRA contract with special rules and restrictions under certain circumstances.

There are two ways to do rollovers:

..   Do it yourself:
   You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

..   Direct rollover:
   You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a qualified plan, 403(b) plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distributions are:

..   "required minimum distributions" after age 70 1/2 retirement or from service with the employer; or

..   substantially equal periodic payments made at least annually for your life
    (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

..   substantially equal periodic payments made for a specified period of 10 years or more; or

..   hardship withdrawals; or

..   corrective distributions that fit specified technical tax rules; or

..   loans that are treated as distributions; or

..   death benefit payments to a beneficiary who is not your surviving spouse; or

..   qualified domestic relations order distributions to a beneficiary who is not your current spouse or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan such as a traditional IRA, and subsequently take a premature distribution.

ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS

Any non-Roth after-tax contributions you have made to a qualified plan or 403(b) plan (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this section under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan.

ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

SPOUSAL ROLLOVERS AND DIVORCE-RELATED DIRECT TRANSFERS

The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, the deceased spouse's traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

EXCESS CONTRIBUTIONS TO TRADITIONAL IRAS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

..   regular contributions of more than the maximum regular contribution amount for the applicable taxable year; or

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..   regular contributions to a traditional IRA made after you reach age 70 1/2;
    or

..   rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70 1/2.

You can avoid or limit the excise tax by withdrawing an excess contribution (rollover or regular). See Publication 590 for further details.

RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Amounts distributed from traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.

We report all payments from traditional IRA contracts on IRS Form 1099-R. You are responsible for reporting these amounts correctly on your individual income tax return and keeping supporting records. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

If you have ever made nondeductible (after-tax) IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax-free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax-free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:

..   the amount received is a withdrawal of certain excess contributions, as described in IRS Publication 590; or

..   the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and direct transfer contributions to traditional IRAs" earlier in this section for more information.)

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a 403(b) plan or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.



REQUIRED MINIMUM DISTRIBUTIONS

BACKGROUND ON REGULATIONS -- REQUIRED MINIMUM DISTRIBUTIONS. Distributions must be made from traditional IRAs according to rules contained in the Code and Treasury Regulations. Certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed benefits. This could increase the amount required to be distributed from the contract if you take annual withdrawals instead of annuitizing. Please consult your tax adviser concerning applicability of these complex rules to your situation.

LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70 1/2

WHEN YOU HAVE TO TAKE THE FIRST LIFETIME REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calender year in which you turn age 70 1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70 1/2, or to delay taking it until the first three-month period in the next calendar year (January 1st - April 1st). Distributions must start no later than your "Required Beginning Date", which is April 1st of the calendar year after the calendar year in which you turn age 70 1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."

ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole

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beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change.

If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our "automatic required minimum distribution (RMD) service." Even if you do not enroll in our service, we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.

Also, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70 1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70 1/2.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. HOWEVER, NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a nonin-dividual, such as the estate, the rules continue to apply the 5-year rule discussed earlier under "Individual beneficiary."PLEASE NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

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SUCCESSOR OWNER AND ANNUITANT

If your spouse is the sole primary beneficiary and elects to become the successor owner and annuitant, the required minimum distribution rules are applied as if your surviving spouse is the contract owner.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59 1/2 before the first day of that tax year.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59 1/2. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions:

..   made on or after your death; or

..   made because you are disabled (special federal income tax definition); or

..   used to pay certain extraordinary medical expenses (special federal income tax definition); or

..   used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

..   used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

..   used to pay certain higher education expenses (special federal income tax definition); or

..   in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy) or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method.

Please note that it is your responsibility to claim the penalty exception on your own income tax return and to document eligibility for the exception to the IRS.

To meet the substantially equal periodic payment exception, you could elect to apply your contract value to an Income Manager(R) (life annuity with a period certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments, using your choice of IRS-approved methods we offer. Although substantially equal withdrawals and Income Manager(R) payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" earlier in this section. Once substantially equal withdrawals or Income Manager(R) annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59 1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under either option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from, or any additional contributions or transfers you make to, your contract as changing your pattern of substantially equal withdrawals or Income Manager(R) payments for purposes of determining whether the penalty applies.

ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

This section of the Prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "Traditional individual retirement annuities (traditional IRAs)."

The Accumulator(R) Select/SM/ Roth IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A(b) and 408(b) of the Internal Revenue Code.

CONTRIBUTIONS TO ROTH IRAS. Individuals may make four different types of contributions to a Roth IRA:

..   regular after-tax contributions out of earnings; or

..   taxable rollover contributions from traditional IRAs or other eligible retirement plans ("conversion rollover" contributions); or

..   tax-free rollover contributions from other Roth individual retirement arrangements or designated Roth accounts under defined contribution plans;
    or

..   tax-free direct custodian-to-custodian transfers from other Roth IRAs
    ("direct transfers").

Regular after-tax, direct transfer and rollover contributions may be made to a Roth IRA contract. See "Rollovers and direct transfer contributions to Roth IRAs" later in this section for more information. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.

The initial contribution must be a direct transfer or rollover contribution. Subsequent contributions may also be "regular" contributions out of compensation.

REGULAR CONTRIBUTIONS TO ROTH IRAS

LIMITS ON REGULAR CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $5,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs). This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $5,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion under "special rules for spouses" earlier in this section under traditional IRAs.

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If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, you may be eligible to make additional catch-up contributions of up to $1,000.

With a Roth IRA, you can make regular contributions when you reach 70 1/2 as long as you have sufficient earnings. The amount of permissible contributions to Roth IRAs for any year depends on the individual's income limits and marital status. For example, if you are married and filing separately for any year your ability to make regular Roth IRA contributions is greatly limited. The amount of permissible contributions and income limits may be adjusted annually for cost of living. Please consult IRS Publication 590, "Individual Retirement Arrangements (IRAs)" for the rules applicable to the current year.

WHEN YOU CAN MAKE CONTRIBUTIONS. Same as traditional IRAs.

DEDUCTIBILITY OF CONTRIBUTIONS. Roth IRA contributions are not tax deductible.

ROLLOVER AND DIRECT TRANSFER CONTRIBUTIONS TO ROTH IRAS

WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS?

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only make rollovers between different plan types (for example, traditional IRA to Roth IRA).

You may make rollover contributions to a Roth IRA from these sources only:

..   another Roth IRA;

..   a traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion rollover");

..   a "designated Roth contribution account" under a 401(k) plan, 403(b) plan, or governmental employer Section 457(b) plan (direct or 60-day); or

..   from non-Roth accounts under another eligible retirement plan, as described below under "Conversion rollover contributions to Roth IRAs."

You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

CONVERSION ROLLOVER CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Amounts can also be rolled over from non-Roth accounts under another eligible retirement plan, including a Code
Section 401(a) qualified plan, a 403(b) plan, and a governmental employer
Section 457(b) plan.

Unlike a rollover from a traditional IRA to another traditional IRA, a conversion rollover transaction from a traditional IRA or other eligible retirement plan to a Roth IRA is not tax-free. Instead, the distribution from the traditional IRA or other eligible retirement plan is generally fully taxable. If you are converting all or part of a traditional IRA, and you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax-free. Even if you are under age 59 1/2,the early distribution penalty tax does not apply to conversion rollover contributions to a Roth IRA.

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA or other eligible retirement plan are subject to the lifetime annual required minimum distribution rules.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.

The IRS and Treasury have issued Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual's gross income on the conversion of a traditional IRA to a Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount of income reported in certain circumstances.

RECHARACTERIZATIONS

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

HOW TO RECHARACTERIZE. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

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The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE IRA). You cannot recharacterize back to the original plan a contribution directly rolled over from an eligible retirement plan which is not a traditional IRA.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12-month limitation period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.

To recharacterize a contribution, you must use our forms.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed. Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:

..   rollovers from a Roth IRA to another Roth IRA;

..   direct transfers from a Roth IRA to another Roth IRA;

..   qualified distributions from a Roth IRA; and

..   return of excess contributions or amounts recharacterized to a traditional
    IRA.

QUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

..   you are age 59 1/2 or older; or

..   you die; or

..   you become disabled (special federal income tax definition); or

..   your distribution is a "qualified first-time homebuyer distribution"
    (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1)Regular contributions.

(2)Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

   (a)Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

   (b)Nontaxable portion.

(3)Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amount distributed, distributions and contributions are aggregated or grouped, then added together as follows:

(1)All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2)All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.

(3)All conversion contributions made during the year are added together.

Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.

70  TAX INFORMATION

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REQUIRED MINIMUM DISTRIBUTIONS DURING LIFE

Lifetime required minimum distributions do not apply.

REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?", assuming death before the Required Beginning Date.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.

EXCESS CONTRIBUTIONS TO ROTH IRAS

Generally the same as traditional IRA, except that regular contribu- tions made after age 70 1/2 are not excess contributions.

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over.

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING


We must withhold federal income tax from distributions from annuity contracts and specified tax-favored savings or retirement plans or arrangements. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.


You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

..   We might have to withhold and/or report on amounts we pay under a free look or cancellation.


..   We are required to withhold on the gross amount of a distribution from a
    Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable.


Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.


Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. Generally, an election out of federal withholding will also be considered an election out of state withholding. In some states, you may elect out of state withholding, even if federal withholding applies. In some states, the income tax withholding is completely independent of federal income tax withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

Federal tax rules require payers to withhold differently on "periodic" and "non-periodic" payments. Payers are to withhold from periodic annuity payments as if the payments were wages. The annuity contract owner is to specify marital status and the number of withholding exemptions claimed on an IRS Form W-4P or similar substitute election form. If the owner does not claim a different number of withholding exemptions or marital status, the payer is to withhold assuming that the owner is married and claiming three withholding exemptions. If the owner does not provide the owner's correct Taxpayer Identification Number a payer is to withhold from periodic annuity payments as if the owner were single with no exemptions.

A contract owner's withholding election remains effective unless and until the owner revokes it. The contract owner may revoke or change a withholding election at any time.

FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

Non-periodic distributions include partial withdrawals, total surrenders and death benefits. Payers generally withhold federal income tax at a flat 10% rate from (i) the taxable amount in the case of nonqualified contracts, and (ii) the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

As described below, there is no election out of federal income tax withholding if the payment is an eligible rollover distribution from a TSA contract. If a non-periodic distribution from a TSA contract is not an eligible rollover distribution then election out is permitted. If there is no election out, the 10% withholding rate applies.

MANDATORY WITHHOLDING FROM TSA CONTRACTS

Unless the distribution is directly rolled over to another eligible retirement plan, eligible rollover distributions from TSA contracts are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions and communicating to the recipient whether the distribution is an eligible rollover distribution.

IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


We are entitled to certain tax benefits related to the investment of company assets, including assets of the separate account. These tax benefits, which may include the foreign tax credit and the corporate dividends received deduction, are not passed back to you, since we are the owner of the assets from which tax benefits may be derived.


                                                            TAX INFORMATION  71

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8. More information


--------------------------------------------------------------------------------

ABOUT SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. For example, we may withdraw amounts from Separate Account No. 49 that represent our investments in Separate Account No. 49 or that represent fees and charges under the contracts that we have earned. Also, we may, at our sole discretion, invest Separate Account No. 49 assets in any investment permitted by applicable law. The results of Separate Account
No. 49's operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account No. 49. However, the obligations themselves are obligations of AXA Equitable.

Separate Account No. 49 is registered under the Investment Company Act of 1940 and is registered and classified under that act as a "unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or Separate Account No. 49. Although Separate Account No. 49 is registered, the SEC does not monitor the activity of Separate Account No. 49 on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.


Each subaccount (variable investment option) within Separate Account No. 49 invests in shares issued by the corresponding Portfolio of its Trust.


We reserve the right subject to compliance with laws that apply:

(1)to add variable investment options to, or to remove variable investment options from Separate Account No. 49 or to add other separate accounts;

(2)to combine any two or more variable investment options;

(3)to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4)to operate Separate Account No. 49 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 49 or a variable investment option directly);

(5)to deregister Separate Account No. 49 under the Investment Company Act of
   1940;

(6)to restrict or eliminate any voting rights as to Separate Account No. 49; and

(7)to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.

If the exercise of these rights results in a material change in the underlying investment of Separate Account No. 49, you will be notified of such exercise, as required by law.

ABOUT THE TRUSTS

The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each Portfolio.


The Trusts do not impose sales charges or "loads" for buying and selling its shares. All dividends and other distributions on Trust shares are reinvested in full. The Board of Trustees of the Trusts may establish additional Portfolios or eliminate existing Portfolios at any time. More detailed information about each Trust, its Portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plans, and other aspects of its operations, appears in the prospectuses for each Trust which generally accompany this Prospectus, or in their respective SAIs which are available upon request.


ABOUT OUR FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

Fixed maturity option rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current fixed maturity option rates can be obtained from your financial professional.


The rates to maturity for new allocations as of February 15, 2012 and the related price per $100 of maturity value were as shown below.



--------------------------------------------------
FIXED MATURITY
 OPTIONS WITH
 FEBRUARY 15TH         RATE TO          PRICE
MATURITY DATE OF   MATURITY AS OF    PER $100 OF
 MATURITY YEAR    FEBRUARY 15, 2012 MATURITY VALUE
--------------------------------------------------
     2013               3.00%/(1)/      $97.08
     2014               3.00%/(1)/      $94.25
     2015               3.00%/(1)/      $91.51
     2016               3.00%/(1)/      $88.84
     2017               3.00%/(1)/      $86.25
     2018               3.00%/(1)/      $83.73
     2019               3.00%/(1)/      $81.30
     2020               3.00%/(1)/      $78.93
     2021               3.00%/(1)/      $76.62
     2022                  3.10%        $73.67
--------------------------------------------------

(1)Since these rates to maturity are 3%, no amounts could have been allocated to these options.

72  MORE INFORMATION

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HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (positive or negative) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1)We determine the market adjusted amount on the date of the withdrawal as follows:

   (a)We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

   (b)We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

   (c)We determine the current rate to maturity for your FMO based on the rate for a new fixed maturity option issued on the same date and having the same maturity date as your fixed maturity option; if the same maturity date is not available for new fixed maturity options, we determine a rate that is between the rates for new fixed maturity option maturities that immediately precede and immediately follow your fixed maturity option's maturity date.

   (d)We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)We determine the fixed maturity amount as of the current date.

(3)We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. See Appendix II at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity option, the "current rate to maturity" will be determined by using a widely-published Index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "non-unitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT THE GENERAL ACCOUNT

This contract is offered to customers through various financial institutions, brokerage firms and their affiliate insurance agencies. No financial institution, brokerage firm or insurance agency has any liability with respect to a contract's account value or any guaranteed benefits with which the contract was issued. AXA Equitable is solely responsible to the contract owner for the contract's account value and such guaranteed benefits. The general obligations and any guaranteed benefits under the contract are supported by AXA Equitable's general account and are subject to AXA Equitable's claims paying ability. An owner should look to the financial strength of AXA Equitable for its claims-paying ability. Assets in the general account are not segregated for the exclusive benefit of any particular contract or obligation. General account assets are also available to the insurer's general creditors and the conduct of its routine business activities, such as the payment of salaries, rent and other ordinary business expenses. For more information about AXA Equitable's financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the variable investment options. You may also speak with your financial representative.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The contract is a "covered security" under the federal securities laws.

                                                           MORE INFORMATION  73

We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account . The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

ABOUT OTHER METHODS OF PAYMENT

WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS

We accept contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" under "Contract features and benefits" earlier in this Prospectus.

Even if we accepted the wire order and essential information, a contract generally was not issued until we received and accepted a properly completed application. In certain cases, we may have issued a contract based on information provided through certain broker-dealers with whom we have established electronic facilities. In any such cases, you must have signed our Acknowledgement of Receipt form.

Where we required a signed application, the above procedures did not apply and no financial transactions were permitted until we received the signed application and issued the contract. Where we issued a contract based on information provided through electronic facilities, we required an Acknowledgement of Receipt form. Financial transactions were only permitted if you requested them in writing, signed the request and had it signature guaranteed, until we received the signed Acknowledgement of Receipt form. After a contract is issued, additional contributions are allowed by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.

AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, Inherited IRA Beneficiary Continuation (traditional IRA or Roth IRA) or Rollover TSA contracts, nor is it available with GPB Option 2. Please see Appendix VII later in this Prospectus to see if the automatic investment program is available in your state.

The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this Prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY

Our "business day" is generally any day the New York Stock Exchange ("NYSE") is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

..   If your contribution, transfer or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day:

   -- on a non-business day;

   -- after 4:00 p.m. Eastern Time on a business day; or

   -- after an early close of regular trading on the NYSE on a business day.

..   A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

..   If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

..   When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

..   If we have entered into an agreement with your broker-dealer for automated processing of contributions and/or transfers upon receipt of customer order, your contribution and/or transfer will be considered received at the time your broker-dealer receives your contribution and/or transfer and all information needed to process your application, along with any required documents. Your broker-dealer will then transmit your order to us in accordance with our processing procedures. However, in such cases, your broker-dealer is considered a processing office for the purpose of receiving the contribution and/or transfer. Such arrangements may apply to initial contributions, subsequent contributions, and/or transfers, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4:00 p.m., Eastern Time.

CONTRIBUTIONS AND TRANSFERS

..   Contributions allocated to the variable investment options are invested at the unit value next determined after the receipt of the contribution.

74  MORE INFORMATION

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..   Contributions allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

..   Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).

..   Transfers to or from variable investment options will be made at the unit value next determined after the receipt of the transfer request.

..   Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.

..   Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

..   For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts we have the right to vote on certain matters involving the Portfolios, such as:

..   the election of trustees; or

..   the formal approval of independent public accounting firms selected for each Trust; or

..   any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.


We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a Portfolio for which no instructions have been received in the same proportion as we vote shares of that Portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a Portfolio in the same proportions that contract owners vote. One effect of proportional voting is that a small number of contract owners may determine the outcome of a vote.


The Trusts sell their shares to AXA Equitable separate accounts in connection with AXA Equitable's variable annuity and/or life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with AXA Equitable. AXA Premier VIP Trust and EQ Advisors Trust also sell their shares to the trustee of a qualified plan for AXA Equitable. We currently do not foresee any disadvantages to our contract owners arising out of these arrangements. However, the Board of Trustees or Directors of each Trust intends to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board's response insufficiently protects our contract owners, we will see to it that appropriate action is taken to do so.

SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners. One result of proportional voting is that a small number of contract owners may control the outcome of a vote.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

STATUTORY COMPLIANCE

We have the right to change your contract without the consent of any other person in order to comply with any laws and regulations that apply, including but not limited to changes in the Internal Revenue Code, in Treasury Regulations or in published rulings of the Internal Revenue Service and in Department of Labor regulations.

Any change in your contract must be in writing and made by an authorized officer of AXA Equitable. We will provide notice of any contract change.

The benefits under your contract will not be less than the minimum benefits required by any state law that applies.

ABOUT LEGAL PROCEEDINGS

AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account No. 49, nor would any of these proceedings be likely to have a material adverse effect upon the Separate Account, our ability to meet our obligations under the contracts, or the distributions of the contracts.

FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as the consolidated financial statements of AXA Equitable, are in the SAI. The financial statements of AXA Equitable have relevance to the contracts only to the extent that they bear upon the ability of AXA Equitable to meet its obligations under the contracts. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.

TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

                                                           MORE INFORMATION  75

For NQ contracts only, subject to regulatory approval, if you elected the Guaranteed minimum death benefit, Guaranteed minimum income benefit, Protection Plus/SM/ death benefit, Guaranteed principal benefit option 2, and/or the Principal Protector/SM/ (collectively, the "Benefit"), generally the Benefit will automatically terminate if you change ownership of the contract or if you assign the owner's right to change the beneficiary or person to whom annuity payments will be made. For certain contract owners, this restriction may not apply to you, depending on when you purchased your contract. See Appendix VIII later in this Prospectus for more information. However, the Benefit will not terminate if the ownership of the contract is transferred to: (i) a family member (as defined in the contract); (ii) a trust created for the benefit of a family member or members; (iii) a trust qualified under section 501(c) of the Internal Revenue Code; or (iv) a successor by operation of law, such as an executor or guardian. Please speak with your financial professional for further information. See Appendix VII later in this Prospectus for any state variations with regard to terminating any benefits under your contract.

You cannot assign or transfer ownership of Rollover IRA, Roth Conversion IRA or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available (except for Rollover TSA contracts) and you cannot assign Rollover IRA, Roth Conversion IRA or Rollover TSA contracts as security for a loan or other obligation. Loans are available under a Rollover TSA contract only if permitted under the sponsoring employer's plan.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA or Rollover TSA contract to another similar arrangement under federal income tax rules.

ABOUT CUSTODIAL IRAS

For certain custodial IRA accounts, after your contract has been issued, we may accept transfer instructions by telephone, mail, facsimile or electronically from a broker-dealer, provided that we or your broker-dealer have your written authorization to do so on file. Accordingly, AXA Equitable will rely on the stated identity of the person placing instructions as authorized to do so on your behalf. AXA Equitable will not be liable for any claim, loss, liability or expenses that may arise out of such instructions. AXA Equitable will continue to rely on this authorization until it receives your written notification at its processing office that you have withdrawn this authorization. AXA Equitable may change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior written notice and restrict facsimile, internet, telephone and other electronic transfer services because of disruptive transfer activity.

HOW DIVORCE MAY AFFECT YOUR GUARANTEED BENEFITS


Our optional benefits do not provide a cash value or any minimum account value. In the event that you and your spouse become divorced after you purchase a contract with a guaranteed benefit, we will not divide the benefit base as part of the divorce settlement or judgment. As a result of the divorce, we may be required to withdraw amounts from the account value to be paid an to ex-spouse. Any such withdrawal will be considered a withdrawal from the contract. This means that your guaranteed benefit will be reduced and a withdrawal charge may apply.


DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.

AXA Advisors is an affiliate of AXA Equitable, and AXA Distributors is an indirect wholly owned subsidiary of AXA Equitable. The Distributors are under the common control of AXA Financial, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Both broker-dealers also act as distributors for other AXA Equitable life and annuity products.

The contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts are also sold by financial professionals of unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers").

AXA Equitable pays compensation to both Distributors based on contracts sold. AXA Equitable may also make additional payments to the Distributors, and the Distributors may, in turn, make additional payments to certain Selling broker-dealers. All payments will be in compliance with all applicable FINRA rules and other laws and regulations.

Although AXA Equitable takes into account all of its distribution and other costs in establishing the level of fees and charges under its contracts, none of the compensation paid to the Distributors or the Selling broker-dealers discussed in this section of the Prospectus are imposed as separate fees or charges under your contract. AXA Equitable, however, intends to recoup amounts it pays for distribution and other services through the fees and charges of the contract and payments it receives for providing administrative, distribution and other services to the Portfolios. For information about the fees and charges under the contract, see "Fee table" and "Charges and expenses" earlier in this Prospectus.

AXA ADVISORS COMPENSATION. AXA Equitable pays compensation to AXA Advisors based on contributions made on the contracts sold through AXA Advisors ("contribution-based compensation"). The contribution-based compensation will generally not exceed 8.50% of total contributions. AXA Advisors, in turn, may pay a portion of the contribution-based compensation received from AXA Equitable to the AXA Advisors financial professional and/or the Selling broker-dealer making the sale. In some instances, a financial professional or a Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation of up to 1.00% of the account value of the contract sold ("asset-based compensation"). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could, over time, exceed the total compensation that would otherwise be paid on the basis of contributions alone. The compensation paid by AXA Advisors varies among financial professionals and among Selling broker-dealers. AXA Advisors also pays a portion of the compensation it receives to its managerial personnel. When a contract is sold by a Selling broker-dealer, the Selling broker-dealer, not AXA Advisors, determines the compensation paid to the Selling broker-dealer's

76  MORE INFORMATION
financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, as described below. AXA Advisors also pays its financial professionals and managerial personnel other types of compensation including service fees, expense allowance payments and health and retirement benefits.

AXA Advisors also pays its financial professionals, managerial personnel and Selling broker-dealers sales bonuses (based on selling certain products during specified periods) and persistency bonuses. AXA Advi- sors may offer sales incentive programs to financial professionals and Selling broker-dealers who meet specified production levels for the sales of both AXA Equitable contracts and contracts offered by other companies. These incentives provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid education seminars and merchandise.

DIFFERENTIAL COMPENSATION. In an effort to promote the sale of AXA Equitable products, AXA Advisors may pay its financial professionals and managerial personnel a greater percentage of contribution-based compensation and/or asset-based compensation for the sale of an AXA Equitable contract than it pays for the sale of a contract or other financial product issued by a company other than AXA Equitable. This practice is known as providing "differential compensation." Differential compensation may involve other forms of compensation to AXA Advisors personnel. Certain components of the compensation paid to managerial personnel are based on whether the sales involve AXA Equitable contracts. Managers earn higher compensation (and credits toward awards and bonuses) if the financial professionals they manage sell a higher percentage of AXA Equitable contracts than products issued by other companies. Other forms of compensation provided to its financial professionals include health and retirement benefits, expense reimbursements, marketing allowances and contribution-based payments, known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of AXA Equitable contracts and products sponsored by affiliates.

The fact that AXA Advisors financial professionals receive differential compensation and additional payments may provide an incentive for those financial professionals to recommend an AXA Equitable contract over a contract or other financial product issued by a company not affiliated with AXA Equitable. However, under applicable rules of FINRA, AXA Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you based on the facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation among products in the same category. For more information, contact your financial professional.

AXA DISTRIBUTORS COMPENSATION. AXA Equitable pays contribution-based and asset-based compensation (together "compensation") to AXA Distributors. Contribution-based compensation is paid based on AXA Equitable contracts sold through AXA Distributor's Selling broker-dealers. Asset-based compensation is paid based on the aggregate account value of contracts sold through certain of AXA Distributor's Selling broker-dealers. Contribution-based compensation will generally not exceed 2.00% of the total contributions made under the contracts. AXA Distributors, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of the contract in combination with annual asset-based compensation of up to 1.25% of the account value of the contract sold. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which AXA Equitable pays to AXA Distributors will be reduced by the same amount, and AXA Equitable will pay AXA Distributors asset-based compensation on the contract equal to the asset-based compensation which AXA Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Distributors varies among Selling broker-dealers.

The Selling broker-dealer, not AXA Distributors, determines the compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, such as differential compensation paid for various products.

AXA Equitable also pays AXA Distributors compensation to cover its operating expenses and marketing services under the terms of AXA Equitable's distribution agreements with AXA Distributors.

ADDITIONAL PAYMENTS BY AXA DISTRIBUTORS TO SELLING BROKER-DEALERS. AXA Distributors may pay, out of its assets, certain Selling broker-dealers and other financial intermediaries additional compensation in recognition of services provided or expenses incurred. AXA Distributors may also pay certain Selling broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable products on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conference; and/or other support services, including some that may benefit the contract owner. Payments may be based on the aggregate account value attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. AXA Distributors may also make fixed payments to Selling broker-dealers, for example in connection with the initiation of a new relationship or the introduction of a new product.

Additionally, as an incentive for the financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, AXA Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements").

These additional payments may serve as an incentive for Selling broker-dealers to promote the sale of AXA Equitable contracts over contracts and other products issued by other companies. Not all Selling broker-dealers receive additional payments, and the payments

                                                           MORE INFORMATION  77
vary among Selling broker-dealers. The list below includes the names of Selling broker-dealers that we are aware (as of December 31, 2011) received additional payments. These additional payments ranged from $81 to $4,973,724. AXA Equitable and its affiliates may also have other business relationships with Selling broker-dealers, which may provide an incentive for the Selling broker-dealers to promote the sale of AXA Equitable contracts over contracts and other products issued by other companies. The list below includes any such Selling broker-dealer. For more information, ask your financial professional.

1st Global Capital Corporation
Advantage Capital Corporation
A.G. Edwards
American Portfolios Financial Services
Ameriprise Financial Services, Inc.
Associated Securities Corp.
Bank of America
BBVA Compass Investment Solutions, Inc.
CCO Investment Services Corp.
Centaurus Financial, Inc.
Commonwealth Financial Network
CUSO Financial Services, L.P.
Essex National Securities Inc.
Financial Network Investment Corporation
First Allied Securities
First Citizens Investor Services, Inc.
First Tennessee Brokerage, Inc.
FSC Securities Corporation
Geneos Wealth Management, Inc.
H.D. Vest Investment Securities, Inc.
Investment Centers of America/First Dakota Inc.
IFC Holdings Inc. DBA Invest Financial Corporation
Investment Professionals, Inc.
Investors Capital Corporation
J.P. Turner & Company, LLC
James T. Borello & Co.
Janney Montgomery Scott, LLC
Key Investment Services, LLC
Lincoln Financial Advisors Corporation
Lincoln Financial Securities Corporation
LPL Financial Corporation
M&T Securities, Inc.
Merrill Lynch Life Agency Inc.
Morgan Keegan & Co., Inc.
Morgan Stanley Smith Barney - Morgan Stanley & Co., Incorporated
Multi-Financial Securities Corporation
National Planning Corporation
Next Financial Group, Inc.
NFP Securities, Inc.
Plan Member Financial Corporation
PNC Investments
Prime Capital Services
PrimeVest Financial Services, Inc.
Raymond James & Associates Inc
Raymond James Financial Services
RBC Capital Markets Corp.
Robert W Baird & Co.
Royal Alliance Associates Inc.
Sage Point Financial, Inc
Securities America, Inc.
SII Investments, Inc.
Sorrento Pacific Financial, LLC
Stifel, Nicolaus & Co.
Summit Brokerage Services, Inc
Termed/Mutual Service Corporation
Transamerica Financial Advisors, Inc.
U.S. Bancorp Investments, Inc.
UBS Financial Services, Inc.
UVEST Financial Services Group, Inc.
Waterstone Financial Group, Inc.
Wells Fargo Advisors Financial Network LLC
Wells Fargo Advisors
Wells Fargo Advisors, LLC
Wells Fargo Investments, LLC





78  MORE INFORMATION

9. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2011 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.


AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washing-ton, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the fixed maturity option (the "Registration Statement"). This Prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this Prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234). You can access our website at www.axa-equitable.com.

                             INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE 79

Appendix I: Condensed financial information

--------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.70%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011.



--------------------------------------------------------------------------------------------------------------------
                                                              FOR THE YEARS ENDED DECEMBER 31,
                                         ---------------------------------------------------------------------------
                                          2011    2010    2009    2008    2007    2006    2005   2004   2003   2002
--------------------------------------------------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION
--------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.38 $ 12.51 $ 11.26 $  9.00 $ 15.05 $ 14.43 $12.45 $11.72 $10.66     --
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     6,354   7,808   8,367   8,484   6,377   3,109  1,519    656     32     --
--------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE ALLOCATION
--------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.73 $ 11.71 $ 11.11 $ 10.29 $ 11.76 $ 11.31 $10.82 $10.74 $10.30     --
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     7,073   6,707   7,276   5,824   2,454   1,800  1,000    281      1     --
--------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE-PLUS ALLOCATION
--------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.56 $ 11.85 $ 11.05 $  9.82 $ 12.40 $ 11.96 $11.19 $11.02 $10.41     --
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,888   4,498   4,925   4,505   2,753   3,022  2,176    414     84     --
--------------------------------------------------------------------------------------------------------------------
 AXA MODERATE ALLOCATION
--------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 42.73 $ 44.54 $ 41.22 $ 35.84 $ 48.27 $ 46.21 $42.61 $41.36 $38.70 $33.05
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,918   4,435   4,527   4,019   3,098   2,325  1,725    893    383     86
--------------------------------------------------------------------------------------------------------------------
 AXA MODERATE-PLUS ALLOCATION
--------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.90 $ 12.74 $ 11.62 $  9.69 $ 14.45 $ 13.82 $12.28 $11.71 $10.66     --
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    22,803  24,916  27,631  27,177  23,506  14,705  6,917  2,788     46     --
--------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCEBERNSTEIN SMALL CAP GROWTH
--------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 18.69 $ 19.14 $ 14.61 $ 10.96 $ 20.14 $ 17.56 $16.39 $14.95 $13.34 $ 9.63
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       418     455     346     421     443     462    372    312    478    121
--------------------------------------------------------------------------------------------------------------------
 EQ/AXA FRANKLIN SMALL CAP VALUE CORE
--------------------------------------------------------------------------------------------------------------------
   Unit value                            $  8.70 $  9.79 $  8.01 $  6.36 $  9.71 $ 10.81     --     --     --     --
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       379     382     380     377     421      38     --     --     --     --
--------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK BASIC VALUE EQUITY
--------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 19.51 $ 20.49 $ 18.56 $ 14.49 $ 23.24 $ 23.37 $19.66 $19.43 $17.87 $13.86
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       960     954     880     834     842     856    849    802    502    184
--------------------------------------------------------------------------------------------------------------------
 EQ/BOSTON ADVISORS EQUITY INCOME
--------------------------------------------------------------------------------------------------------------------
   Unit value                            $  5.46 $  5.57 $  4.90 $  4.47 $  6.71 $  6.59 $ 5.78 $ 5.54     --     --
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       634     806     611     730     571     504    326     15     --     --
--------------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
--------------------------------------------------------------------------------------------------------------------
   Unit value                            $  7.33 $  7.44 $  6.72 $  5.23 $  9.71 $  8.81 $ 8.51 $ 7.96 $ 7.82 $ 6.22
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       122     129     265     286     373     353    314    204    249     42
--------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
--------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.34 $ 11.09 $  9.74 $  7.54 $ 12.71 $ 12.72 $11.55 $11.08 $10.16 $ 7.86
--------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,901   2,012   2,196   2,528   3,063   1,393  1,585  1,200    776    200
--------------------------------------------------------------------------------------------------------------------


I-1 APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)


------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDED DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2011    2010    2009    2008    2007    2006    2005    2004    2003    2002
------------------------------------------------------------------------------------------------------------------------
 EQ/COMMON STOCK INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $191.00 $193.27 $169.68 $134.51 $243.48 $239.38 $219.99 $214.55 $191.26 $130.09
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)        45      55      60      63      65      73      73      64      29       9
------------------------------------------------------------------------------------------------------------------------
 EQ/CORE BOND INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 13.62 $ 13.22 $ 12.71 $ 12.59 $ 14.07 $ 13.88 $ 13.57 $ 13.50 $ 13.20 $ 12.99
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,354   1,424   1,504   1,216   1,473   1,477   1,527   1,343   1,175     441
------------------------------------------------------------------------------------------------------------------------
 EQ/DAVIS NEW YORK VENTURE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $  8.87 $  9.46 $  8.61 $  6.60 $ 11.05 $ 10.84      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,593   1,664   1,601   1,517   1,189     216      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 25.27 $ 25.32 $ 22.52 $ 18.20 $ 29.54 $ 28.64 $ 25.31 $ 24.66 $ 22.76 $ 18.11
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,194   1,278   1,432   1,308   1,547   1,418   1,604   1,386   1,074     399
------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY GROWTH PLUS
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 13.93 $ 15.10 $ 13.33 $ 10.61 $ 18.08 $ 16.13 $ 15.01 $ 13.79 $ 12.69 $  9.85
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,904   2,210   2,904   3,228   3,346   2,714   2,354   1,938   1,510     386
------------------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN CORE BALANCED
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $  9.68 $  9.83 $  8.99 $  7.01 $ 10.45 $ 10.42      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,654   1,643   1,908   1,649   1,574     368      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN TEMPLETON ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $  7.58 $  8.07 $  7.44 $  5.89 $  9.49      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,136   4,481   4,971   5,195   2,805      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO MERGERS AND ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.25 $ 12.30 $ 11.41 $  9.95 $ 11.75 $ 11.56 $ 10.48      --      --      --
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       561     286     248     305     337     193      77      --      --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO SMALL COMPANY VALUE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 32.44 $ 34.20 $ 26.23 $ 18.86 $ 27.67 $ 25.76 $ 22.05 $ 21.50      --      --
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       624     678     666     610     618     233      79       9      --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL BOND PLUS
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.97 $ 11.67 $ 11.16 $ 11.14 $ 10.64 $  9.90 $  9.74      --      --      --
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,389   1,235   1,037   1,063     476     185       8      --      --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL MULTI-SECTOR EQUITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 14.86 $ 17.25 $ 15.74 $ 10.67 $ 25.45 $ 18.23 $ 13.53 $ 10.37 $  8.53 $  5.56
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,149   1,440   1,600   1,528   1,726   1,239     755     609     457      69
------------------------------------------------------------------------------------------------------------------------
 EQ/INTERMEDIATE GOVERNMENT BOND INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 19.52 $ 18.86 $ 18.41 $ 19.16 $ 18.82 $ 17.92 $ 17.67 $ 17.76 $ 17.72 $ 17.65
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       458     948     875     948     404     376     481     416     458     259
------------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL CORE PLUS
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.12 $ 12.42 $ 11.54 $  8.68 $ 16.01 $ 14.13 $ 12.06 $ 10.47 $  9.38 $  7.19
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,069   2,230   2,278   2,341   2,289   3,208   2,337   1,926   1,026     282
------------------------------------------------------------------------------------------------------------------------


                                 APPENDIX I: CONDENSED FINANCIAL INFORMATION I-2

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)


--------------------------------------------------------------------------------------------------------------
                                                           FOR THE YEARS ENDED DECEMBER 31,
                                         ---------------------------------------------------------------------
                                          2011   2010   2009   2008   2007   2006   2005   2004   2003   2002
--------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL EQUITY INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $10.48 $12.15 $11.74 $ 9.40 $19.41 $17.67 $14.55 $12.84 $11.05 $ 8.32
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,332  1,511  1,714  1,924  2,236  1,508  1,037    649    530    142
--------------------------------------------------------------------------------------------------------------
 EQ/ INTERNATIONAL VALUE PLUS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $14.77 $17.93 $17.19 $13.43 $23.97 $22.13 $17.91 $16.44 $13.75 $10.92
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      843    914    984  1,000  1,136  1,052    782    522    441    161
--------------------------------------------------------------------------------------------------------------
 EQ/JPMORGAN VALUE OPPORTUNITIES
--------------------------------------------------------------------------------------------------------------
   Unit value                            $11.94 $12.82 $11.61 $ 8.93 $15.08 $15.53 $13.12 $12.84 $11.78 $ 9.45
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      247    256    275    280    288    351    347    370    307    128
--------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP CORE PLUS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 8.49 $ 9.02 $ 8.03 $ 6.46 $10.50 $10.28 $ 9.26 $ 8.79 $ 8.03 $ 6.69
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      284    330    367    389    458    510    603    610    598    229
--------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 7.33 $ 7.29 $ 6.39 $ 4.78 $ 7.62 $ 6.80 $ 6.96 $ 6.16 $ 5.78 $ 4.77
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      864    906  1,047  1,004  1,050  1,042  1,055    981    856    341
--------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH PLUS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $14.21 $15.00 $13.34 $10.06 $16.57 $14.58 $13.76 $12.84 $11.60 $ 9.12
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,072    204    249    298    492    192    184    149     93     38
--------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 5.68 $ 5.80 $ 5.15 $ 4.39 $10.32 $11.17 $10.63     --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,412    832    868    847    809    532    144     --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE PLUS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $11.12 $11.91 $10.76 $ 9.09 $16.31 $17.38 $14.57 $14.06 $12.60 $ 9.96
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,875  2,059  2,313  2,668  3,123  2,507  2,363  2,169  1,481    530
--------------------------------------------------------------------------------------------------------------
 EQ/LORD ABBETT LARGE CAP CORE
--------------------------------------------------------------------------------------------------------------
   Unit value                            $10.71 $11.91 $10.63 $ 8.62 $12.70 $11.67 $10.54     --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      517    473    455    425    442    196     84     --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/MFS INTERNATIONAL GROWTH
--------------------------------------------------------------------------------------------------------------
   Unit value                            $12.71 $14.48 $12.82 $ 9.50 $16.18 $14.17 $11.47     --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,217  1,214    777    796    665    269     56     --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/MID CAP INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $10.57 $11.02 $ 8.92 $ 6.66 $13.35 $12.57 $11.47 $10.97 $ 9.62 $ 6.81
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,481  1,672  1,781  1,863  2,166  1,890  1,556  1,391    883    285
--------------------------------------------------------------------------------------------------------------
 EQ/MID CAP VALUE PLUS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $13.95 $15.67 $13.01 $ 9.74 $16.40 $16.96 $15.34 $14.02 $12.10 $ 9.24
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,617  1,830  2,158    902  1,069  1,156  1,107  1,007    636    237
--------------------------------------------------------------------------------------------------------------
 EQ/MONEY MARKET
--------------------------------------------------------------------------------------------------------------
   Unit value                            $26.36 $26.82 $27.28 $27.75 $27.65 $26.86 $26.15 $25.92 $26.17 $26.47
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      623    729  1,227  1,943  1,051  1,102    845    349    434    630
--------------------------------------------------------------------------------------------------------------


I-3 APPENDIX I: CONDENSED FINANCIAL INFORMATION

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)


--------------------------------------------------------------------------------------------------------------
                                                           FOR THE YEARS ENDED DECEMBER 31,
                                         ---------------------------------------------------------------------
                                          2011   2010   2009   2008   2007   2006   2005   2004   2003   2002
--------------------------------------------------------------------------------------------------------------
 EQ/MONTAG & CALDWELL GROWTH
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 5.13 $ 5.07 $ 4.77 $ 3.74 $ 5.66 $ 4.77 $ 4.49 $ 4.34     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      816    964  1,099  1,560    657     83     72     22     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/MORGAN STANLEY MID CAP GROWTH
--------------------------------------------------------------------------------------------------------------
   Unit value                            $15.05 $16.59 $12.75 $ 8.26 $15.95 $13.26 $12.34     --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      927    889    885    695    782    297    179     --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/MUTUAL LARGE CAP EQUITY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 8.27 $ 8.80 $ 8.00 $ 6.50 $10.69 $10.70     --     --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,002  1,238  1,402  1,644  1,727    258     --     --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/OPPENHEIMER GLOBAL
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 9.30 $10.35 $ 9.14 $ 6.71 $11.51 $11.08     --     --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,216  1,073    860    786    674     83     --     --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/PIMCO ULTRA SHORT BOND
--------------------------------------------------------------------------------------------------------------
   Unit value                            $10.44 $10.64 $10.73 $10.11 $10.72 $ 9.78 $ 9.91     --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    5,586  3,294  3,673  2,525  1,235    730    286     --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/QUALITY BOND PLUS
--------------------------------------------------------------------------------------------------------------
   Unit value                            $15.98 $16.06 $15.38 $14.75 $16.06 $15.63 $15.31 $15.27 $14.97 $14.71
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      816    941  1,133    502    626    590    573    555    512    198
--------------------------------------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
--------------------------------------------------------------------------------------------------------------
   Unit value                            $15.01 $15.91 $12.86 $10.37 $16.02 $16.60 $14.35 $14.00 $12.10 $ 8.44
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      734    850  1,024    720    713    744    596    575    449    122
--------------------------------------------------------------------------------------------------------------
 EQ/T. ROWE PRICE GROWTH STOCK
--------------------------------------------------------------------------------------------------------------
   Unit value                            $14.32 $14.85 $12.98 $ 9.26 $16.30 $15.46 $16.39 $16.03     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      571    606    610    421    401     47     41      6     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/TEMPLETON GLOBAL EQUITY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 7.67 $ 8.52 $ 8.02 $ 6.27 $10.78 $10.75     --     --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      657    694    735    848    853    178     --     --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/UBS GROWTH AND INCOME
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 4.92 $ 5.15 $ 4.63 $ 3.56 $ 6.04 $ 6.07 $ 5.41 $ 5.05     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      186    161    166    153     89    104     69     --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/VAN KAMPEN COMSTOCK
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 9.70 $10.07 $ 8.89 $ 7.04 $11.36 $11.85 $10.40     --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      581    586    490    545    539    602    296     --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/WELLS FARGO OMEGA GROWTH
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 9.94 $10.74 $ 9.31 $ 6.75 $ 9.49 $ 8.67 $ 8.33 $ 8.15 $ 7.75 $ 5.70
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,264    957    537    353    249    215    280    377    218     32
--------------------------------------------------------------------------------------------------------------
 MULTIMANAGER AGGRESSIVE EQUITY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $45.67 $49.57 $42.88 $31.77 $60.62 $55.37 $53.59 $50.38 $45.72 $33.82
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      206    250    144     53     56     47     25     28     10      4
--------------------------------------------------------------------------------------------------------------


                                 APPENDIX I: CONDENSED FINANCIAL INFORMATION I-4

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)


--------------------------------------------------------------------------------------------------------------
                                                           FOR THE YEARS ENDED DECEMBER 31,
                                         ---------------------------------------------------------------------
                                          2011   2010   2009   2008   2007   2006   2005   2004   2003   2002
--------------------------------------------------------------------------------------------------------------
 MULTIMANAGER CORE BOND
--------------------------------------------------------------------------------------------------------------
   Unit value                             13.74 $13.21 $12.66 $11.89 $11.80 $11.30 $11.08 $11.07 $10.84 $10.63
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    2,442  3,414  3,238  3,511  1,494  2,030  1,611  1,424  1,202    628
--------------------------------------------------------------------------------------------------------------
 MULTIMANAGER INTERNATIONAL EQUITY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $10.33 $12.84 $12.18 $ 9.54 $18.39 $16.64 $13.51 $11.90 $10.27 $ 7.78
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      719    842    967    951  1,047  1,030    783    806    360    135
--------------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP CORE EQUITY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 9.67 $10.61 $ 9.68 $ 7.43 $12.50 $12.11 $10.85 $10.34 $ 9.59 $ 7.61
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      380    416    452    447    473    453    353    272    238    104
--------------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP VALUE
--------------------------------------------------------------------------------------------------------------
   Unit value                            $11.02 $11.87 $10.67 $ 8.83 $14.37 $14.10 $12.02 $11.42 $10.15 $ 7.88
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      773    753    860    921  1,210  1,363  1,238  1,242    726    316
--------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP GROWTH
--------------------------------------------------------------------------------------------------------------
   Unit value                            $10.31 $11.39 $ 9.13 $ 6.55 $11.81 $10.74 $ 9.96 $ 9.35 $ 8.52 $ 6.18
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      736    783    810    813    934  1,035  1,075  1,055    731    292
--------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP VALUE
--------------------------------------------------------------------------------------------------------------
   Unit value                            $12.57 $14.76 $12.02 $ 8.47 $13.46 $13.68 $12.13 $11.49 $10.15 $ 7.34
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      726    760    803    727    805  1,010    876  1,011    560    206
--------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MULTI-SECTOR BOND
--------------------------------------------------------------------------------------------------------------
   Unit value                            $26.92 $26.06 $24.86 $23.07 $30.68 $30.26 $28.00 $27.64 $25.87 $21.48
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      628    641    863    523    526    758    755    771    557    125
--------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP GROWTH
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 6.81 $ 8.22 $ 6.55 $ 4.95 $ 8.71 $ 8.54 $ 7.89 $ 7.46     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      584    746    786    687    788    475    242     59     --     --
--------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP VALUE
--------------------------------------------------------------------------------------------------------------
   Unit value                            $14.03 $15.68 $12.81 $10.31 $16.88 $19.05 $16.69 $16.22 $14.09 $10.43
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      494    612    586    666    748  1,201    991    884    641    270
--------------------------------------------------------------------------------------------------------------
 MULTIMANAGER TECHNOLOGY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $10.61 $11.34 $ 9.80 $ 6.29 $12.10 $10.41 $ 9.87 $ 9.02 $ 8.74 $ 5.64
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      579    705    766    462    597    350    311    306     98     14
--------------------------------------------------------------------------------------------------------------


I-5 APPENDIX I: CONDENSED FINANCIAL INFORMATION

Appendix II: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2012 to a fixed maturity option with a maturity date of February 15, 2020 (eight years later) at a hypothetical rate to maturity of 7.00% "h" in the calculations below), resulting in a maturity value of $171,882 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 15, 2016/(a)/.



------------------------------------------------------------------------------------------------------------------
                                                                             HYPOTHETICAL ASSUMED RATE TO MATURITY
                                                                             ("J" IN THE CALCULATIONS BELOW)
                                                                              FEBRUARY 15, 2016
                                                                             -------------------------------------
                                                                               5.00%              9.00%
------------------------------------------------------------------------------------------------------------------
 AS OF FEBRUARY 15, 2016 BEFORE WITHDRAWAL
------------------------------------------------------------------------------------------------------------------
(1) Market adjusted amount/(b)/                                              $141,389           $121,737
------------------------------------------------------------------------------------------------------------------
(2) Fixed maturity amount/(c)/                                               $ 131,104          $131,104
------------------------------------------------------------------------------------------------------------------
(3) Market value adjustment: (1) - (2)                                       $  10,285          $ (9,367)
------------------------------------------------------------------------------------------------------------------
 ON FEBRUARY 15, 2016 AFTER $50,000 WITHDRAWAL
------------------------------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with the withdrawal:
  (3) x [$50,000/(1)]                                                        $   3,637          $ (3,847)
------------------------------------------------------------------------------------------------------------------
(5) Portion of fixed maturity associated with the withdrawal: $50,000 - (4)  $  46,363          $ 53,847
------------------------------------------------------------------------------------------------------------------
(6) Market adjusted amount: (1) - $50,000                                    $  91,389          $ 71,737
------------------------------------------------------------------------------------------------------------------
(7) Fixed maturity amount: (2) - (5)                                         $  84,741          $ 77,257
------------------------------------------------------------------------------------------------------------------
(8) Maturity value/(d)/                                                      $ 111,099          $101,287
------------------------------------------------------------------------------------------------------------------


You should note that in this example, if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

Notes:

(a)Number of days from the withdrawal date to the maturity date = D = 1,461
(b)Market adjusted amount is based on the following calculation:

      Maturity value           $171,882
--------------------  =   ------------------- where j is either 5% or 9%
  (1+j)/(D/365)/          (1+j)/(1,461/365)/

(c)Fixed maturity amount is based on the following calculation:

      Maturity value            $171,882
--------------------  =   ----------------------
  (1+h)/(D/365)/          (1+0.07)/(1,461/365)/

(d)Maturity value is based on the following calculation:

   Fixed maturity amount x (1+h)/(D/365)/    =  ($84,741 or $77,257) x (1+0.07)/(1,461/365)/

                                                       APPENDIX II: MARKET
                                                  VALUE ADJUSTMENT EXAMPLE  II-1

Appendix III: Enhanced death benefit example

--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit, if elected.


The following illustrates the enhanced death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Intermediate Government Bond, EQ/Money Market, the guaranteed interest option or the fixed maturity options or the Special 10 year fixed maturity option), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an annuitant age 45 would be calculated as follows:


---------------------------------------------------------------------------------
                                    6% ROLL-UP TO AGE 85 ANNUAL RATCHET TO AGE 85
END OF CONTRACT YEAR  ACCOUNT VALUE     BENEFIT BASE           BENEFIT BASE
---------------------------------------------------------------------------------
         1              $105,000          $106,000/(1)/          $105,000/(3)/
---------------------------------------------------------------------------------
         2              $115,500          $112,360/(2)/          $115,500/(3)/
---------------------------------------------------------------------------------
         3              $129,360          $119,102/(2)/          $129,360/(3)/
---------------------------------------------------------------------------------
         4              $103,488          $126,248/(1)/          $129,360/(4)/
---------------------------------------------------------------------------------
         5              $113,837          $133,823/(1)/          $129,360/(4)/
---------------------------------------------------------------------------------
         6              $127,497          $141,852/(1)/          $129,360/(4)/
---------------------------------------------------------------------------------
         7              $127,497          $150,363/(1)/          $129,360/(4)/
---------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.

6% ROLL-UP TO AGE 85

(1)At the end of contract years 1 and 4 through 7, the 6% Roll-Up to age 85 enhanced death benefit is greater than the current account value.

(2)At the end of contract years 2 and 3, the 6% Roll-Up to age 85 enhanced death benefit is equal to the current account value.

ANNUAL RATCHET TO AGE 85

(3)At the end of contract years 1 through 3, the Annual Ratchet to age 85 enhanced death benefit is equal to the current account value.

(4)At the end of contract years 4 through 7, the death benefit is equal to the Annual Ratchet to age 85 enhanced death benefit at the end of the prior year since it is higher than the current account value.

GREATER OF 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown is the greater of the amounts shown under the 6% Roll-Up to age 85 or the Annual Ratchet to age 85.

      APPENDIX III: ENHANCED
III-1 DEATH BENEFIT EXAMPLE

Appendix IV: Hypothetical illustrations

--------------------------------------------------------------------------------

  ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM BENEFITS


The following tables illustrate the changes in account value, cash value and the values of the "Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85" Guaranteed minimum death benefit, the Protection Plus/SM /benefit and the Guaranteed minimum income benefit under certain hypothetical circumstances for an Accumulator(R) Select/SM/ contract. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single $100,000 contribution and takes no withdrawals. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in Portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying Portfolios (as described below), the corresponding net annual rates of return would be (-2.75)%, 3.25% for the Accumulator(R) Select/SM /contract, at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges but they do not reflect the charges we deduct from your account value annually for the optional Guaranteed minimum death benefit, Protection Plus/SM/ benefit and the Guaranteed minimum income benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return would be lower; however, the values shown in the following tables reflect the following contract charges: the "Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85" Guaranteed minimum death benefit charge, the Protection Plus/SM/ benefit charge, the Guaranteed minimum income benefit charge and any applicable administrative charge. The values shown under "Lifetime annual guaranteed minimum income benefit" reflect the lifetime income that would be guaranteed if the Guaranteed minimum income benefit is selected at that contract date anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the death benefit and/or "Lifetime annual guaranteed minimum income benefit" columns indicates that the contract has terminated due to insufficient account value. However, the Guaranteed minimum income benefit has been automatically exercised and the owner is receiving lifetime payments.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.56%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.24% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all Portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of account value among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in "Fee table" earlier in this Prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.

                                                              APPENDIX IV:
                                                              HYPOTHETICAL
                                                             ILLUSTRATIONS  IV-1

VARIABLE DEFERRED ANNUITY
ACCUMULATOR(R) SELECT/SM/
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
MALE, ISSUE AGE 60
BENEFITS:
   GREATER OF 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM DEATH BENEFIT
   PROTECTION PLUS
   GUARANTEED MINIMUM INCOME BENEFIT



                                              GREATER OF 6% ROLL-UP TO                          LIFETIME ANNUAL
                                              AGE 85 OR THE ANNUAL RATCHET                      GUARANTEED MINIMUM
     CONTRACT                                 TO AGE 85 GUARANTEED         TOTAL DEATH BENEFIT  INCOME BENEFIT:
AGE    YEAR    ACCOUNT VALUE    CASH VALUE    MINIMUM DEATH BENEFIT        WITH PROTECTION PLUS GUARANTEED INCOME
-------------------------------------------------------------------------------------------------------------------
                0%      6%      0%      6%      0%             6%            0%         6%        0%        6%
-------------------------------------------------------------------------------------------------------------------
60       0    100,000 100,000 100,000 100,000 100,000        100,000       100,000    100,000      N/A       N/A

61       1     95,585 101,564  95,585 101,564 106,000        106,000       108,400    108,400      N/A       N/A

62       2     91,226 103,093  91,226 103,093 112,360        112,360       117,304    117,304      N/A       N/A

63       3     86,918 104,582  86,918 104,582 119,102        119,102       126,742    126,742      N/A       N/A

64       4     82,654 106,025  82,654 106,025 126,248        126,248       136,747    136,747      N/A       N/A

65       5     78,427 107,415  78,427 107,415 133,823        133,823       147,352    147,352      N/A       N/A

66       6     74,230 108,745  74,230 108,745 141,852        141,852       158,593    158,593      N/A       N/A

67       7     70,057 110,006  70,057 110,006 150,363        150,363       170,508    170,508      N/A       N/A

68       8     65,899 111,192  65,899 111,192 159,385        159,385       183,139    183,139      N/A       N/A

69       9     61,751 112,292  61,751 112,292 168,948        168,948       196,527    196,527      N/A       N/A

70      10     57,604 113,297  57,604 113,297 179,085        179,085       210,719    210,719   10,584    10,584

75      15     36,529 116,509  36,529 116,509 239,656        239,656       295,518    295,518   15,362    15,362

80      20     14,193 115,435  14,193 115,435 320,714        320,714       408,999    408,999   21,841    21,841

85      25          0 107,804       0 107,804       0        429,187             0    517,472        0    39,700

90      30          0 110,659       0 110,659       0        429,187             0    517,472      N/A       N/A

95      35          0 113,951       0 113,951       0        429,187             0    517,472      N/A       N/A
-------------------------------------------------------------------------------------------------------------------



     LIFETIME ANNUAL
     GUARANTEED MINIMUM
     INCOME BENEFIT:
AGE  HYPOTHETICAL INCOME
------------------------
       0%        6%
------------------------
60      N/A       N/A

61      N/A       N/A

62      N/A       N/A

63      N/A       N/A

64      N/A       N/A

65      N/A       N/A

66      N/A       N/A

67      N/A       N/A

68      N/A       N/A

69      N/A       N/A

70   10,584    10,584

75   15,362    15,362

80   21,841    21,841

85        0    39,700

90      N/A       N/A

95      N/A       N/A
------------------------



THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING INVESTMENT ALLOCATIONS MADE BY THE OWNER. THE ACCOUNT VALUE, CASH VALUE AND GUARANTEED BENEFITS FOR A CONTRACT WOULD BE DIFFERENT FROM THE ONES SHOWN IF THE ACTUAL GROSS RATE OF INVESTMENT RETURN AVERAGED 0% OR 6% OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THE AVERAGE FOR INDIVIDUAL CONTRACT YEARS. WE CAN MAKE NO REPRESENTATION THAT THESE HYPOTHETICAL INVESTMENT RESULTS CAN BE ACHIEVED FOR ANY ONE YEAR OR CONTINUED OVER ANY PERIOD OF TIME. IN FACT, FOR ANY GIVEN PERIOD OF TIME, THE INVESTMENT RESULTS COULD BE NEGATIVE.

     APPENDIX IV:
     HYPOTHETICAL
IV-2 ILLUSTRATIONS

Appendix V: Guaranteed principal benefit example

--------------------------------------------------------------------------------


For purposes of these examples, we assume that there is an initial contribution of $100,000, made to the contract on February 15, 2012. We also assume that no additional contributions, no transfers among options and no withdrawals from the contract are made. For GPB Option 1, the example also assumes that a 10 year fixed maturity option is chosen. The hypothetical gross rates of return with respect to amounts allocated to the variable investment options are 0%, 6% and 10%. The numbers below reflect the deduction of all applicable separate account and contract charges and also reflect the charge for GPB Option 2. Also, for any given performance of your variable investment options, GPB Option 1 produces higher account values than GPB Option 2 unless investment performance has been significantly positive. The examples should not be considered a representation of past or future expenses. Similarly, the annual rates of return assumed in the example are not an estimate or guarantee of future investment performance. GPB Options 1 and 2 were only available at issue. The dates in the example are provided for illustrative purposes only.



--------------------------------------------------------------------------------------------------------------
                                                                                              ASSUMING 100% IN
                                                                                                  VARIABLE
                                                         ASSUMING 100% UNDER GPB  UNDER GPB      INVESTMENT
                                                            IN FMO     OPTION 1   OPTION 2        OPTIONS
--------------------------------------------------------------------------------------------------------------
Amount allocated to FMO on February 15, 2012
based upon a 3.30% rate to maturity                         100,000     73,670      40,000             --
--------------------------------------------------------------------------------------------------------------
Initial account value allocated to the variable
investment options on February 15, 2012                        0        26,330      60,000        100,000
--------------------------------------------------------------------------------------------------------------
Account value in the fixed maturity option on February
15, 2022                                                    135,736     100,000     54,294           0
--------------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding together the
value at the maturity date of the applicable fixed ma-
turity option plus the value of amounts in the variable
investment options on February 15, 2022, assuming a
0% gross rate of return)                                    135,736     119,617  100,000/(1)/     74,506
--------------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding together the
value at the maturity date of the applicable fixed ma-
turity option plus the value of amounts in the variable
investment options on February 15, 2022, assuming a
6% gross rate of return)                                    135,736     135,730  129,081/(2)/     135,702
--------------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding together the
value at the maturity date of the applicable fixed ma-
turity option plus the value of amounts in the variable
investment options on February 15, 2022, assuming a
10% gross rate of return)                                   135,736     152,281  164,443/(2)/     198,561
--------------------------------------------------------------------------------------------------------------


(1)Since the annuity account value is less than the altenate benefit under GPB Option 2, the annuity account value is adjusted upward to the guaranteed amount or an increase of $5,249 in this example.
(2)Since the annuity account value is greater than the alternate benefit under GPB Option 2, GPB Option 2 will not affect the annuity account value.


                                                      APPENDIX V: GUARANTEED
                                                   PRINCIPAL BENEFIT EXAMPLE V-1

Appendix VI: Protection Plus/SM/ example

--------------------------------------------------------------------------------

The following illustrates the calculation of a death benefit that includes Protection Plus for an annuitant age 45. The example assumes a contribution of $100,000 and no additional contributions. Where noted, a single withdrawal in the amount shown is also assumed. If you purchased your contract after approximately September 2003, the example shown in the second and third columns apply. For all other contract owners, the example in the last two columns apply. The calculation is as follows:

------------------------------------------------------------------------------------------------------------
                                                                                      $3000        $6000
                                                                                   WITHDRAWAL - WITHDRAWAL -
                                                      NO       $3000      $6000      PRO RATA     PRO RATA
                                                  WITHDRAWAL WITHDRAWAL WITHDRAWAL  TREATMENT    TREATMENT
------------------------------------------------------------------------------------------------------------
A   INITIAL CONTRIBUTION                           100,000    100,000    100,000     100,000      100,000
------------------------------------------------------------------------------------------------------------
B   DEATH BENEFIT: prior to withdrawal./(1)/       104,000    104,000    104,000     104,000      104,000
------------------------------------------------------------------------------------------------------------
C   PROTECTION PLUS EARNINGS: Death Benefit less    4,000      4,000      4,000        N/A          N/A
    net contributions (prior to the withdrawal
    in D). B minus A.
------------------------------------------------------------------------------------------------------------
D   WITHDRAWAL                                        0        3,000      6,000       3,000        6,000
------------------------------------------------------------------------------------------------------------
E   WITHDRAWAL % AS A % OF AV (ASSUMING DEATH       0.00%       N/A        N/A        2.88%        5.77%
    BENEFIT = AV) greater of D divided by B
------------------------------------------------------------------------------------------------------------
F   EXCESS OF THE WITHDRAWAL OVER THE PROTECTION      0          0        2,000        N/A          N/A
    PLUS EARNINGS greater of D minus C or zero
------------------------------------------------------------------------------------------------------------
G   NET CONTRIBUTIONS (adjusted for the            100,000    100,000    98,000      97,115       94,231
    withdrawal in D) A reduced for E or F
------------------------------------------------------------------------------------------------------------
H   DEATH BENEFIT (adjusted for the withdrawal     104,000    101,000    98,000      101,000      98,000
    in D) B minus D
------------------------------------------------------------------------------------------------------------
I   DEATH BENEFIT LESS NET CONTRIBUTIONS H minus    4,000      1,000        0         3,885        3,769
    G
------------------------------------------------------------------------------------------------------------
J   PROTECTION PLUS FACTOR                           40%        40%        40%         40%          40%
------------------------------------------------------------------------------------------------------------
K   PROTECTION PLUS BENEFIT I times J               1,600       400         0         1,554        1,508
------------------------------------------------------------------------------------------------------------
L   DEATH BENEFIT: Including Protection Plus H     105,600    101,400    98,000      102,554      99,508
    plus K
------------------------------------------------------------------------------------------------------------

(1)The Death Benefit is the greater of the Account Value or any applicable death benefit.

     APPENDIX VI: PROTECTION
VI-1 PLUS/SM/ EXAMPLE

Appendix VII: State contract availability and/or variations of certain features and benefits

--------------------------------------------------------------------------------


Certain information is provided for historical purposes only. The contract is no longer available to new purchasers. In addition, except as described below, we no longer accept contributions to the contracts, including contributions made through our automatic investment program. Contributions received at our processing office will be returned to you. This change has no effect on amounts that are already invested in your contract or on your guaranteed benefits.

We currently continue to accept contributions to: (i) QP contracts; and (ii) all contracts issued in the state of Maryland. Information regarding contributions in this section is for the benefit of contract owners currently eligible to continue making contributions to the contracts.


The following information is a summary of the states where the Accumulator(R) Select/SM/ contract or certain features and/or benefits are either not available as of the date of this Prospectus or vary from the contract's features and benefits as previously described in this Prospectus. Certain features and/or benefits may have been approved in your state after your contract was issued and can not be added. Please contact your financial professional for more information about availability in your state. See also the "Contract Variations" appendix later in this Prospectus for information about the availability of certain features and their charges, if applicable, under your contract.

STATES WHERE CERTAIN ACCUMULATOR(R) SELECT/SM/ FEATURES AND/OR BENEFITS ARE NOT AVAILABLE OR VARY:

-----------------------------------------------------------------------------------
 STATE      FEATURES AND BENEFITS               AVAILABILITY OR VARIATION
-----------------------------------------------------------------------------------
CALIFORNIA  See "Contract features and          If you reside in the state of
            benefits"--"Your right to cancel    California and you are age 60 and
            within a certain number of days"    older at the time the contract is
                                                issued, you may return your
                                                variable annuity contract within
                                                30 days from the date that you
                                                receive it and receive a refund as
                                                described below.

                                                If you allocate your entire
                                                initial contribution to the money
                                                market account (and/or guaranteed
                                                interest option, if avail- able),
                                                the amount of your refund will be
                                                equal to your con-tribution,
                                                unless you make a transfer, in
                                                which case the amount of your
                                                refund will be equal to your
                                                account value on the date we
                                                receive your request to cancel at
                                                our pro- cessing office. This
                                                amount could be less than your
                                                initial contribution. If you
                                                allocate any portion of your
                                                initial con- tribution to the
                                                variable investment options (other
                                                than the money market account)
                                                and/or fixed maturity options,
                                                your refund will be equal to your
                                                account value on the date we
                                                receive your request to cancel at
                                                our processing office.
-----------------------------------------------------------------------------------
FLORIDA     See "Transfers of ownership,        The second paragraph in this
            collateral assignments, loans and   section is deleted.
            borrowing" in "More information"
-----------------------------------------------------------------------------------
ILLINOIS    See "Selecting an annuity payout    Annuity payments may be elected
            option" under "Your annuity payout  twelve months from the contract options" in "Accessing your money"  date.
-----------------------------------------------------------------------------------

                                                      APPENDIX VII: STATE
                                                    CONTRACT AVAILABILITY
                                                     AND/OR VARIATIONS OF
                                                     CERTAIN FEATURES AND
                                                                 BENEFITS  VII-1

------------------------------------------------------------------------------------------------------------------
 STATE         FEATURES AND BENEFITS               AVAILABILITY OR VARIATION
------------------------------------------------------------------------------------------------------------------
ILLINOIS       Notice to all Illinois contract     Illinois law provides that a spouse in a civil union and a
(CONTINUED)    owners                              spouse in a marriage are to be treated identically. For pur-
                                                   poses of your contract, when we use the term "married",
                                                   we include "parties to a civil union" and when we use the
                                                   word "spouse" we include "parties to a civil union". While civil union spouses are afforded the same rights as married spouses under Illinois law, tax-related advantages such as spousal continuation are derived from federal tax law. Illi-
                                                   nois' Civil Union Law does not and cannot alter federal
                                                   law. The federal Defense of Marriage Act excludes civil
                                                   unions and civil union partners from the meaning of the
                                                   word "marriage" or "spouse" in all federal laws. There-
                                                   fore, a civil union spouse does not qualify for the same tax advantages provided to a married spouse under federal
                                                   law, including the tax benefits afforded to the surviving
                                                   spouse of an owner of an annuity contract or any rights
                                                   under specified tax-favored savings or retirement plans or arrangements.
------------------------------------------------------------------------------------------------------------------
MARYLAND       Fixed maturity options              Not Available

               Guaranteed principal benefit        Not Available
               option1 and Guaranteed principal
               benefit option 2
------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS  Automatic investment program        Not Available

               Annual administrative charge        The annual administrative charge will not be deducted
                                                   from amounts allocated to the Guaranteed interest option.
------------------------------------------------------------------------------------------------------------------
MINNESOTA      See "Principal Protector/SM/ " in   Principal Protector/SM/ is discontinued if the Beneficiary con-
               "Contract features and bene-fits"   tinuation option is elected.
               and "Beneficiary continuation
               option" in "Payment of death
               benefit"
------------------------------------------------------------------------------------------------------------------
NEW YORK       Greater of the 6% Roll-Up or        Not Available (you have a choice of the standard death
               Annual Ratchet Guaranteed minimum   benefit or the Annual Ratchet to age 85 guaranteed mini-
               death benefit                       mum death benefit), as described earlier in this Prospectus.

               Guaranteed minimum death            Not Available
               benefit/guaranteed minimum income
               benefit roll-up benefit base reset
               Guaranteed minimum income benefit   Not Available
               no lapse guarantee
               Principal Protector/SM/             Not Available
               Protection Plus/SM/                 Not Available
               See "Insufficient account value"    If your account value in the variable investment options
               in "Determining your con-tract's    and the fixed maturity options is insufficient to pay the
               value"                              annual administrative charge, or the Annual Ratchet to
                                                   age 85 death benefit charge, and you have no account
                                                   value in the guaranteed interest option, your contract will terminate without value, and you will lose any applicable
                                                   benefits. See "Charges and expenses" earlier in this
                                                   Prospectus.

               See "The amount applied to          The amount applied to purchase an annuity payout option
               purchase an annuity payout option"  varies, depending on the payout option that you choose,
               in "Accessing your money"           and the timing of your purchase as it relates to any market value adjustments.
------------------------------------------------------------------------------------------------------------------


      APPENDIX VII: STATE
      CONTRACT AVAILABILITY
      AND/OR VARIATIONS OF
      CERTAIN FEATURES AND
VII-2 BENEFITS

---------------------------------------------------------------------------------------------------------------------------
 STATE        FEATURES AND BENEFITS                         AVAILABILITY OR VARIATION
---------------------------------------------------------------------------------------------------------------------------
NEW YORK      See "Charges and expenses"                    With regard to the Annual administrative, Annual Ratchet
(CONTINUED)                                                 to age 85 death benefit, Guaranteed principal benefit op-
                                                            tion 2 and Guaranteed minimum income benefit charges,
                                                            respectively, we will deduct the related charge, as follows for each: we will deduct the charge from your value in the variable investment options on a pro rata basis. If those
                                                            amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the
                                                            Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are still in-
                                                            sufficient, we will deduct any remaining portion from the
                                                            Special 10 year fixed maturity option. If the contract is sur-
                                                            rendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A
                                                            market value adjustment will apply to deductions from the
                                                            fixed maturity options (including the Special 10 year fixed maturity option).

                                                            Deductions from the fixed maturity options (including the
                                                            Special 10 year fixed maturity option) cannot cause the cred-
                                                            ited net interest for the contract year to fall below 1.5%.

                                                            With regard to the Annual administrative, and either en-
                                                            hanced death benefit charge only, if your account value in the variable investment options and the fixed maturity op-
                                                            tions is insufficient to pay the applicable charge, and you have no account value in the guaranteed interest option,
                                                            your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see
                                                            "Insufficient account value" in "Determining your con-
                                                            tract's value" earlier in this Prospectus.
              See "Annuity maturity date" in "Accessing     The maturity date by which you must take a lump sum with-
              your money"                                   drawal or select an annuity payout option is as follows:

                                                                                                Maximum
                                                                   Issue age                    Annuitization age
                                                                   ---------                    -----------------
                                                                   0-80                         90
                                                                   81                           91
                                                                   82                           92
                                                                   83                           93
                                                                   84                           94
                                                                   85                           95

                                                            Please see this section earlier in this Prospectus for more information.
---------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA  Contributions                                 Your contract refers to contributions as premiums.
              Contribution age limitations                  If the annuitant was 0-75 at contract issue, the maximum
                                                            contribution age is 85.
              See "Annuity maturity date" in "Accessing     The maturity date by which you must take a lump sum
              your money"                                   withdrawal or select an annuity payout option is as
                                                            follows:

                                                                                                Maximum
                                                                   Issue age                    annuitization age
                                                                   ---------                    -----------------
                                                                   0-75                         85
                                                                   76                           86
                                                                   77                           87
                                                                   78-80                        88
                                                                   81-85                        90
---------------------------------------------------------------------------------------------------------------------------


                                                      APPENDIX VII: STATE
                                                    CONTRACT AVAILABILITY
                                                     AND/OR VARIATIONS OF
                                                     CERTAIN FEATURES AND
                                                                 BENEFITS  VII-3

----------------------------------------------------------------------------------------------------------------------------
 STATE        FEATURES AND BENEFITS                         AVAILABILITY OR VARIATION
----------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA  Loans under Rollover TSA contracts            Taking a loan in excess of the Internal Revenue Code limits
(CONTINUED)                                                 may result in adverse tax consequences. Please consult
                                                            your tax adviser before taking a loan that exceeds the In-
                                                            ternal Revenue Code limits.
----------------------------------------------------------------------------------------------------------------------------
PUERTO RICO   IRA, Roth IRA, Inherited IRA, and Rollover    Not Available
              TSA contracts

              Beneficiary continuation option (IRA)         Not Available
              Tax Information -- Special rules for NQ       Income from NQ contracts we issue is U.S. source. A Puerto
              contracts                                     Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico resi-
                                                            dents is excludable from U.S. taxation. Income from NQ
                                                            contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing differ-
                                                            ent amounts of income from the contract for each tax return.
                                                            Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.
----------------------------------------------------------------------------------------------------------------------------
TEXAS         See "Annual administrative charge" in         The annual administrative charge will not be deducted
              "Charges and expenses"                        from amounts allocated to the Guaranteed interest option.
----------------------------------------------------------------------------------------------------------------------------
UTAH          See "Transfers of ownership, collateral       The second paragraph in this section is deleted.
              assignments, loans and borrowing" in "More
              information"
----------------------------------------------------------------------------------------------------------------------------
VERMONT       Loans under Rollover TSA contracts            Taking a loan in excess of the Internal Revenue Code limits may result in adverse tax consequences. Please consult
                                                            your tax adviser before taking a loan that exceeds the In-
                                                            ternal Revenue Code limits.
----------------------------------------------------------------------------------------------------------------------------
WASHINGTON    Guaranteed interest option (for contracts     Not Available
              issued from ap-proximately December 2004 to
              December 2006)
              Investment simplifier -- Fixed-dollar option  Not Available and Interest sweep option

              Fixed maturity options                        Not Available

              Guaranteed Principal Benefit Options 1 and 2  Not Available

              Income Manager(R) payout option               Not Available

              Protection Plus/SM/                           Not Available

              See "Guaranteed minimum death benefit" in     You have a choice of the standard death benefit, the
              "Contract features and benefits"              Annual Ratchet to age 85 enhanced death benefit, or the
                                                            Greater of 4% Roll-Up to age 85 or the Annual Ratchet to
                                                            age 85 enhanced death benefit.
              See "Annual administrative charge" in         The annual administrative charge will be deducted from
              "Charges and expenses"                        the value in the variable investment options on a pro rata basis.
----------------------------------------------------------------------------------------------------------------------------


      APPENDIX VII: STATE
      CONTRACT AVAILABILITY
      AND/OR VARIATIONS OF
      CERTAIN FEATURES AND
VII-4 BENEFITS

Appendix VIII: Contract Variations

--------------------------------------------------------------------------------

The contract described in this Prospectus is no longer sold. You should note that your contract's options, features and charges may vary from what is described in this Prospectus depending on the approximate date on which you purchased your contract. The contract may have been available in your state past the approximate end date below. You may not change your contract or its features after issue. This Appendix reflects contract variations that differ from what is described in this Prospectus but may have been in effect at the time your contract was issued. If you purchased your contract during the "Approximate Time Period" below, the noted variation may apply to you.

In addition, options and/or features may vary among states in light of applicable regulations or state approvals. Any such state variations are generally not included here but instead included in Appendix VII earlier in this section. For more information about state variations applicable to you, as well as particular features, charges and options available under your contract based upon when you purchased it, please contact your financial professional and/or refer to your contract.

-----------------------------------------------------------------------------
 APPROXIMATE TIME PERIOD            FEATURE/BENEFIT           VARIATION
-----------------------------------------------------------------------------
April 2002-December 2003            We require that a         Authorization
                                    specific form that we     for telephone
                                    pro- vide be used for     transfers by
                                    certain types of          your financial
                                    communications.           professional
                                                              are available
                                                              only for
                                                              contracts
                                                              distributed
                                                              through AXA
                                                              Distrib-utors.
-----------------------------------------------------------------------------
April 1, 2002-April 4, 2002         Types of contracts        QP defined
                                                              contribution
                                                              contracts were
                                                              avail-able.
-----------------------------------------------------------------------------
April 2002-May 2002                 See "Transferring your    The fifth
                                    account value" in         bullet is
                                    "Transferring your money  deleted in its
                                    among investment options" entirety.
-----------------------------------------------------------------------------
April 4, 2002-June 2002             Owner and annuitant       Non-Natural
                                    requirements              owners are not
                                                              permitted.
-----------------------------------------------------------------------------
April 2002-November 2002            Inherited IRA             Unavailable -
                                    beneficiary Continuation  accordingly,
                                    con-tract                 all references
                                                              in this
                                                              Prospectus to
                                                              "Inherited IRA
                                                              beneficiary
                                                              Continuation
                                                              contract" are
                                                              deleted in
                                                              their entirety.
-----------------------------------------------------------------------------
April 2002-February 2003            Guaranteed minimum        The fee for
                                    income benefit            this benefit
                                                              is 0.45%
                                    Annual Ratchet to age 85  The fee for
                                                              this benefit
                                                              is 0.20%

                                    6% Roll-Up to age 85      The fee for
                                                              this benefit
                                                              is 0.35%

                                    The Greater of 6%         The fee for
                                    Roll-Up to age 85 of the  this benefit
                                    Annual Ratchet to age 85  is 0.45%
-----------------------------------------------------------------------------
April 2002-September 2003           The guaranteed principal  GPB 2 -
                                    benefits                  unavailable

                                                              GPB 1 known as
                                                              Principal
                                                              assurance
                                                              GPB 1 is
                                                              available with
                                                              both
                                                              systematic and
                                                              substantially
                                                              equal
                                                              withdrawals.
                                                              GPB 1
                                                              available with
                                                              the Guaranteed
                                                              minimum income
                                                              benefit.
                                    Spousal protection        Unavailable -
                                                              accordingly,
                                                              all references
                                                              in this
                                                              Prospectus to
                                                              "Spousal
                                                              protection"
                                                              are deleted in
                                                              their entirety.
                                    Maximum contributions     The maximum
                                                              contributions
                                                              permitted
                                                              under all
                                                              Accumulator
                                                              series
                                                              contracts with
                                                              the same owner
                                                              or annuitant
                                                              is $1,500,000.

                                    Guaranteed minimum death  84
                                    benefit maximum issue age
-----------------------------------------------------------------------------

                                                 APPENDIX VIII: CONTRACT
                                                              VARIATIONS  VIII-I

-------------------------------------------------------------------------------
 APPROXIMATE TIME PERIOD            FEATURE/BENEFIT           VARIATION
-------------------------------------------------------------------------------
April 2002-September 2003,          Protection Plus           The maximum
continued                                                     issue age for
                                                              this benefit
                                                              was 79.

                                                              For issue ages
                                                              71-79, the
                                                              applicable
                                                              death benefit
                                                              will be
                                                              multiplied by
                                                              25%.
                                                              In calculating
                                                              the death
                                                              benefit,
                                                              contributions
                                                              are decreased
                                                              for
                                                              withdrawals on
                                                              a pro rata
                                                              basis.

                                    Guaranteed option charges If the
                                                              contract is
                                                              surrendered or
                                                              annuitized or
                                                              the death
                                                              benefit is
                                                              paid on a date
                                                              other than the
                                                              contract date
                                                              anniversary,
                                                              we will not
                                                              deduct a pro
                                                              rata portion
                                                              of the charge
                                                              for any
                                                              applicable
                                                              guaranteed
                                                              benefit.

                                    Withdrawals treated as    We will not
                                    surrenders                treat a
                                                              withdrawal
                                                              that results
                                                              in a cash
                                                              value of less
                                                              than $500 as a
                                                              request for a
                                                              surrender. We
                                                              will not
                                                              terminate your
                                                              contract if
                                                              you do not
                                                              make
                                                              contributions
                                                              for three
                                                              contract years.
                                    Guaranteed minimum        Subject to
                                    income benefit option     state
                                                              availability,
                                                              this option
                                                              guar-antees
                                                              you a minimum
                                                              amount of
                                                              fixed in-come
                                                              under your
                                                              choice of a
                                                              life annuity
                                                              fixed payout
                                                              option or an
                                                              Income
                                                              Manager(R)
                                                              level payment
                                                              life with a
                                                              period certain
                                                              payout op-tion.
                                                              Known as the
                                                              Living Benefit
                                    Systematic withdrawals    Your
                                                              systematic
                                                              withdrawal may
                                                              not exceed
                                                              1.20%
                                                              (monthly),
                                                              3.60%
                                                              (quarterly) or
                                                              15% (annually)
                                                              of account
                                                              value.
                                    How withdrawals (and      If you take a
                                    transfers out of the      withdrawal(s)
                                    Special 10 year fixed     up to 6% of
                                    maturity option) affect   your benefit
                                    your Guaranteed minimum   base during a
                                    income benefit,           contract year,
                                    Guaranteed minimum death  your ben- efit
                                    benefit and Guaranteed    base will be
                                    principal benefit option  reduced on a
                                    2                         dollar-for-dollar
                                                              basis on the
                                                              Guaranteed
                                                              minimum income
                                                              benefit and
                                                              the Guaranteed
                                                              minimum death
                                                              benefit
                                                              (including the
                                                              Greater of 6%
                                                              Roll-Up to age
                                                              85 and the
                                                              Annual Ratchet
                                                              to age 85
                                                              enhanced death
                                                              benefit). Once
                                                              a withdrawal
                                                              is taken that
                                                              causes the sum
                                                              of withdrawals
                                                              in a contract
                                                              year to exceed
                                                              6% of your
                                                              bene-fit base,
                                                              each
                                                              guaranteed
                                                              benefit base
                                                              will then be
                                                              reduced pro
                                                              rata.
-------------------------------------------------------------------------------
April 2002-March 2004               Protection Plus/SM/       For the state
                                    benefit                   of Minnesota
                                                              only:
                                                              Unavailable -
                                                              accordingly,
                                                              all references
                                                              in this
                                                              Prospectus to
                                                              "Protection
                                                              Plus/SM/" are
                                                              deleted in
                                                              their
                                                              en-tirety.
-------------------------------------------------------------------------------
April 2002-July 2004                Principal Protector/SM/   Unavailable -
                                    benefit                   accordingly,
                                                              all references
                                                              in this
                                                              Prospectus to
                                                              "Principal
                                                              Protector" are
                                                              deleted in
                                                              their entirety.
-------------------------------------------------------------------------------

April 2002-December 2004            Termination of            Your
                                    guaranteed benefits       guaranteed
                                                              benefits will
                                                              not
                                                              automati-cally
                                                              terminate if
                                                              you change
                                                              ownership of
                                                              your NQ
                                                              contract.

                                    Ownership Transfer of NQ  If you
                                                              transfer
                                                              ownership of
                                                              your NQ
                                                              contract, your
                                                              guaranteed
                                                              benefit
                                                              options will
                                                              not be
                                                              automatically
                                                              terminated.
-------------------------------------------------------------------------------


       APPENDIX VIII: CONTRACT
VIII-2 VARIATIONS

-----------------------------------------------------------------------------
 APPROXIMATE TIME PERIOD            FEATURE/BENEFIT           VARIATION
-----------------------------------------------------------------------------
April 2002-January 2005             No lapse guarantee        Unavailable.
-----------------------------------------------------------------------------
April 2002-October 2005             Roll-Up benefit base      Unavailable
                                    reset
-----------------------------------------------------------------------------

February 2003-September 2003        Annual Ratchet to age 85  The fee for
                                                              this benefit
                                                              is 0.30%
                                    6% Roll-Up to age 85      The fee for
                                                              this benefit
                                                              is 0.45%

                                    The Guaranteed minimum    The fee for
                                    income benefit            this benefit
                                                              is 0.60%
-----------------------------------------------------------------------------
September 2003-January 2004         Guaranteed minimum
                                    income benefit and
                                    Greater of the 6%
                                    Roll-Up to age 85 or the
                                    Annual Ratchet to age 85
                                    enhanced death benefit:
                                    .   Benefit base          The effective
                                        crediting rate        annual
                                                              interest
                                                              credited to
                                                              the applicable
                                                              benefit base
                                                              is 5%./(1)
                                                              /Accordingly,
                                                              all references
                                                              in this
                                                              Prospectus to
                                                              the "6%
                                                              Roll-Up
                                                              benefit base"
                                                              are deleted in
                                                              their
                                                              en-tirety and
                                                              replaced with
                                                              "5% Roll-Up
                                                              benefit base."
                                    .   Fee table             Greater of the
                                                              5% Roll-Up to
                                                              age 85 or the
                                                              Annual Ratchet
                                                              to age 85
                                                              enhanced death
                                                              benefit
                                                              charge:
                                                              0.50%./(1)/

                                                              Guaranteed
                                                              minimum income
                                                              benefit
                                                              charge:
                                                              0.55%/(1)/
                                    Effect of withdrawals on  Withdrawals
                                    your Greater of the 5%    will reduce
                                    Roll-Up to age 85 or the  each of the
                                    Annual Ratchet to age 85  benefit bases
                                    enhanced death benefit    on a pro rata
                                                              basis only.
-----------------------------------------------------------------------------
September 2003-February 2009        6% Roll-Up to age 85      Unavailable -
                                    enhanced death benefit    accordingly
                                                              all references
                                                              are deleted in
                                                              their entirety.
-----------------------------------------------------------------------------
January 2004-February 2009          The Greater of the 5%     Unavailable -
                                    Roll-Up to age 85 or the  accordingly
                                    Annual Ratchet to age 85  all references
                                    enhanced death benefit    are deleted in
                                                              their entirety.
-----------------------------------------------------------------------------
(1)Contract owners who elected the Guaranteed minimum income benefit and/or the Greater of the 5% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit had a limited opportunity to change to the new versions of these benefits, as they are described in "Contract features and benefits" and "Accessing your money," earlier in this Prospectus.

                                                 APPENDIX VIII: CONTRACT
                                                              VARIATIONS  VIII-3

Appendix IX: Tax-sheltered annuity contracts (TSAs)


With limited exceptions, we no longer accept contributions to the contracts. Please see "How you can contribute to your contract" under "Contract features and benefits" earlier in this Prospectus for more information.



--------------------------------------------------------------------------------

GENERAL; FINAL REGULATIONS UNDER SECTION 403(B)

This Appendix reflects our current understanding of some of the special federal income tax rules applicable to annuity contracts used to fund employer plans under Section 403(b) of the Internal Revenue Code. We refer to these contracts as "403(b) annuity contracts" or "Tax Sheltered Annuity" contracts ("TSAs"). The discussion in this Appendix generally assumes that a TSA has 403(b) contract status or qualifies as a 403(b) contract. In 2007, the IRS and the Treasury Department published final Treasury Regulations under Section 403(b) of the Code "2007 Regulations"). As a result, there are significant revisions to the establishment and operation of plans and arrangements under
Section 403(b) of the Code, and the contracts issued to fund such plans. The 2007 Regulations raise a number of questions as to the effect of the 2007 Regulations on TSAs issued prior to the effective date of the 2007 Regulations. The IRS has issued guidance intended to clarify some of these questions, and may issue further guidance in future years. Due to the Internal Revenue Service and Treasury regulatory changes in 2007 which became fully effective on January 1, 2009, contracts issued prior to September 25, 2007 which qualified as 403(b) contracts under the rules at the time of issue may lose their status as 403(b) contracts or have the availability of transactions under the contract restricted as of January 1, 2009 unless the individual's employer or the individual take certain actions. Please consult your tax adviser regarding the effect of these rules (which may vary depending on the owner's employment status, plan participation status, and when and how the contract was acquired) on your personal situation.

EMPLOYER PLAN REQUIREMENT. The thrust of the 2007 Regulations is to eliminate informal Section 403(b) arrangements with minimal or diffuse employer oversight and to require employers purchasing annuity contracts for their employees under
Section 403(b) of the Code to conform to other tax-favored, employer-based retirement plans with salary reduction contributions, such as Section 401(k) plans and governmental employer Section 457(b) plans. The 2007 Regulations require employers sponsoring 403(b) plans as of January 1, 2009, to have a written plan designating administrative responsibilities for various functions under the plan, and the plan in operation must conform to the plan terms.

LIMITATIONS ON INDIVIDUAL-INITIATED DIRECT TRANSFERS. The 2007 Regulations revoke Revenue Ruling 90-24 "Rev. Rul. 90-24"), effective January 1, 2009. Prior to the 2007 Regulations, Rev. Rul. 90-24 had permitted individual-initiated, tax-free direct transfers of funds from one 403(b) annuity contract to another, without reportable taxable income to the individual, and with the characterization of funds in the contract remaining the same as under the prior contract. Under the 2007 Regulations and other IRS published guidance, direct transfers made after September 24, 2007 are permitted only with plan or employer approval as described below.

PERMISSIBLE CONTRIBUTIONS TO THE ACCUMULATOR(R) SELECT/SM/ TSA CONTRACTS

Contributions to an Accumulator(R) Select/SM/ TSA contract are extremely limited. AXA Equitable permits Contributions to be made to an Accumulator(R) Select/SM/ TSA contract only where AXA Equitable is an "approved vendor" under an employer's 403(b) plan. That is, some or all of the participants in the employer's 403(b) plan are currently contributing to a non-Accumulator AXA Equitable 403(b) annuity contract. AXA Equitable and the employer must agree to share information with respect to the Accumulator(R) Select/SM/ TSA contract and other funding vehicles under the plan.

AXA Equitable does not accept employer-remitted contributions. AXA Equitable does not accept contributions of after-tax funds, including designated Roth contributions to the Accumulator(R) Select/SM/ TSA contracts. We will accept contributions of pre-tax funds only with documentation satisfactory to us of employer or its designee or plan approval of the transaction. Contributions must be made in the form of a direct transfer of funds from one 403(b) plan to another, a contract exchange under the same plan, or a direct rollover from another eligible retirement plan.

DISTRIBUTIONS FROM TSAS

GENERAL. Generally, after the 2007 Regulations, employer or plan administrator consent is required for loan, withdrawal or distribution transactions under a 403(b) annuity contract. Processing of a requested transaction will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

WITHDRAWAL RESTRICTIONS. AXA Equitable treats all amounts under an Accumulator(R) Select/SM/ Rollover TSA contract as not eligible for withdrawal until:

..   the owner is severed from employment with the employer who provided the funds used to purchase the TSA contract;

..   the owner dies; or

..   the plan under which the Accumulator(R) Select/SM/ TSA contract is purchased is terminated.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSA contracts are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSA contracts are includible in gross income as ordinary income. Distributions from TSA contracts may be subject to 20% federal income tax withholding described under "Federal and state income tax withholding and information reporting" in the "Tax Information" section of the Prospectus. In addition, TSA contract distributions may be subject to additional tax penalties.

     APPENDIX IX:
     TAX-SHELTERED ANNUITY
IX-1 CONTRACTS (TSAS)

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since AXA Equitable does not accept after-tax funds to an Accumulator(R) Select/SM/ Rollover TSA contract, we do not track your investment in the TSA contract, if any. We will report all distributions from this Rollover TSA contract as fully taxable. You will have to determine how much of the distribution is taxable.

DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. The amount of any partial distribution from a TSA contract prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of any after-tax contributions and earnings on those contributions.

ANNUITY PAYMENTS. If you elect an annuity payout option, you will recover any investment in the TSA contract as each payment is received by dividing the investment in the TSA contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the TSA contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the TSA contract, a deduction is allowed on your (or your beneficiary's) final tax return.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH. Death benefit distributions from a TSA contract generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA contract made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan. A surviving spouse might also be eligible to directly roll over a TSA contract death benefit to a Roth IRA in a taxable conversion rollover. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances.

EFFECT OF 2007 REGULATIONS ON LOANS FROM TSAS

As a result of the 2007 Regulations, loans are not available without employer or plan administrator approval. If loans are available, loan processing may be delayed pending receipt of information required to process the loan under an information sharing agreement. The processing of a loan request will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

If loans are available:

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan is includable in income in the year of the default.

TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered under TSA contracts are subject to the following conditions:

..   The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

  (1)the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits; and

  (2)$50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous 12 months over the outstanding loan balance of plan loans on the date the loan was made.

..   In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Accumulator(R) Select/SM/ Rollover TSA contracts have a term limit of ten years for loans used to acquire the participant's primary residence.

..   All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.

The amount borrowed and not repaid may be treated as a distribution if:

..   the loan does not qualify under the conditions above;

..   the participant fails to repay the interest or principal when due; or

..   in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution. For purposes of calculating any subsequent loans which may be made under any plan of the same employer, a defaulted loan which has not been fully repaid is treated as still outstanding, even after the default is reported to the IRS on Form 1099-R. The amount treated as still outstanding (which limits subsequent loans) includes interest accruing on the unpaid balance.

TAX-DEFERRED ROLLOVERS AND FUNDING VEHICLE TRANSFERS. You may roll over an "eligible rollover distribution" from a 403(b) annuity contract into another eligible retirement plan which agrees to accept the rollover. The rollover may be a direct rollover or one you do yourself within 60 days after you receive the distribution. To the extent rolled over, a distribution remains tax-deferred.

                                                              APPENDIX IX:
                                                     TAX-SHELTERED ANNUITY
                                                          CONTRACTS (TSAS)  IX-2

You may roll over a distribution from a 403(b) annuity contract to any of the following: another 403(b) plan funding vehicle, a qualified plan, a governmental employer 457(b) plan (separate accounting required) or a traditional IRA. A spousal beneficiary may also roll over death benefits as above. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances. An Accumulator(R) Select/SM/ IRA contract is not available for purchase by a non-spousal death beneficiary direct rollover.

Distributions from a 403(b) annuity contract can be rolled over to a Roth IRA. Such conversion rollover transactions are taxable. Any taxable portion of the amount rolled over will be taxed at the time of the rollover.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals and required minimum distributions under federal income tax rules.

Direct transfers from one 403(b) annuity contract to another (whether under a plan-to-plan transfer, or contract exchange under the same 403(b) plan, are not distributions.

REQUIRED MINIMUM DISTRIBUTIONS

The required minimum distribution rules applicable to 403(b) annuity contracts are generally the same as those applicable to traditional IRAs described in the "Tax Information" section of the Prospectus with these differences:

WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION.

The minimum distribution rules force 403(b) plan participants to start calculating and taking annual distributions from their 403(b) annuity contracts by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70 1/2. You may be, able to delay the start of required minimum distributions for all or part of your account balance until after age 70 1/2 as follows:

..   For 403(b) plan participants who have not retired from service with the employer maintaining the 403(b) plan by the calendar year the partici- pant turns age 70 1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.

..   403(b) plan participants may also delay the start of required minimum distributions to age 75 for the portion of their account value attribut-able to their December 31, 1986 TSA contract account balance, even if retired at age 70 1/2. We will know whether or not you qualify for this exception because it only applies to individuals who established their Accumulator(R) Select/SM/ Rollover TSA contract by direct Revenue Ruling 90-24 transfer prior to September 25, 2007, or by a contract exchange or a plan-to-plan exchange approved under the employer's plan after that date.
    If you do not give us the amount of your December 31, 1986, account balance that is being transferred to the Accumulator(R) Select/SM/ Rollover TSA contract on the form used to establish the TSA contract, you do not qualify.

SPOUSAL CONSENT RULES

Your employer will tell us on the form used to establish the TSA contract whether or not you need to get spousal consent for loans, withdrawals or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA contract.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA contract before you reach age 59 1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions made:

..   on or after your death; or

..   because you are disabled (special federal income tax definition); or

..   to pay for certain extraordinary medical expenses (special federal income tax definition); or

..   in any form of payout after you have separated from service (only if the separation occurs during or after the calendar year you reach age 55); or

..   in a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after you have separated from service at any age).

     APPENDIX IX:
     TAX-SHELTERED ANNUITY
IX-3 CONTRACTS (TSAS)

Appendix X: Rules regarding contributions to your contract

With limited exceptions, we no longer accept contributions to the contracts. We currently continue to accept contributions to: (i) QP contracts; and (ii) all contracts issued in the state of Maryland. Information regarding contributions in this section is for the benefit of contract owners currently eligible to continue making contributions to the contracts.





----------------------------------------------------------------------------------------------------
                     AVAILABLE FOR
 CONTRACT TYPE       ANNUITANT ISSUE AGES  MINIMUM CONTRIBUTIONS     SOURCE OF CONTRIBUTIONS
----------------------------------------------------------------------------------------------------
NQ                      0 through 85       $25,000 (initial)         After-tax money.

                                           $500 (additional)         Paid to us by check or
                                                                        transfer of contract
                                           $100 monthly and $300        value in a tax-deferred
                                              quarterly under our       exchange under Sec-
                                              automatic investment      tion 1035 of the In-
                                              program (additional)      ternal Revenue Code.
----------------------------------------------------------------------------------------------------
Rollover IRA            20 through 85      $25,000 (initial)         Eligible rollover dis-
                                                                        tributions from 403(b)
                                           $50 (additional)             plans, qualified plans,
                                                                        and governmental
                                                                        employer 457(b) plans.

                                                                     Rollovers from another
                                                                        traditional individual re-
                                                                        tirement arrangement.

                                                                     Direct custodian-to-
                                                                        custodian transfers from
                                                                        another traditional in-
                                                                        dividual retirement ar-
                                                                        rangement.

                                                                     Regular IRA con-
                                                                        tributions.

                                                                     Additional catch-up
                                                                        contributions.









----------------------------------------------------------------------------------------------------


-------------------------------------------------------

 CONTRACT TYPE       LIMITATIONS ON CONTRIBUTIONS/(1)/
-------------------------------------------------------
NQ                   No additional con-
                        tributions after attain-
                        ment of age 86 or, if
                        later, the first contract
                        date anniversary./(2)/



-------------------------------------------------------
Rollover IRA         No rollover or direct
                        transfer contributions
                        after attainment of age
                        86 or, if later, the first
                        contract date
                        anniversary./(2)/

                     Contributions after age
                        70 1/2 must be net of re-
                        quired minimum
                        distributions.

                     Although we accept regu-
                        lar IRA contributions
                        (limited to $5,000) under
                        the Rollover IRA con-
                        tracts, we intend that the
                        contract be used primar-
                        ily for rollover and direct
                        transfer contributions.

                     Additional catch-up con-
                        tributions of up to
                        $1,000 per calendar year
                        where the owner is at
                        least age 50 but under
                        age 70 1/2 at any time
                        during the calendar year
                        for which the con-
                        tribution is made.
-------------------------------------------------------



                                                          APPENDIX X: RULES
                                                    REGARDING CONTRIBUTIONS
                                                           TO YOUR CONTRACT  X-1

--------------------------------------------------------------------------------------------------------------------------------
                     AVAILABLE FOR
 CONTRACT TYPE       ANNUITANT ISSUE AGES  MINIMUM CONTRIBUTIONS  SOURCE OF CONTRIBUTIONS     LIMITATIONS ON CONTRIBUTIONS/(1)/
--------------------------------------------------------------------------------------------------------------------------------
Roth Conversion IRA     20 through 85       $25,000 (initial)     Rollovers from another      No additional rollover or
                                                                     Roth IRA.                   direct transfer con-
                                            $50 (additional)                                     tributions after attain-
                                                                  Rollovers from a               ment of age 86 or, if
                                                                     "designated Roth con-       later, the first contract
                                                                     tribution account"          date anniversary./(2)/
                                                                     under specified retire-
                                                                     ment plans.              Conversion rollovers af-
                                                                                                 ter age 70 1/2 must be
                                                                  Conversion rollovers           net of required minimum
                                                                     from a traditional IRA      distributions for the
                                                                     or other eligible           traditional IRA or other
                                                                     retirement plan.            eligible retirement plan
                                                                                                 which is the source of
                                                                  Direct transfers from          the conversion rollover.
                                                                     another Roth IRA.
                                                                                              Although we accept regu-
                                                                  Regular Roth IRA               lar Roth IRA contributions
                                                                     contributions.              (limited to $5,000) under
                                                                                                 the Roth IRA contracts,
                                                                  Additional catch-up            we intend that the con-
                                                                     contributions.              tract be used primarily for
                                                                                                 rollover and direct transfer
                                                                                                 contributions.

                                                                                              Additional catch-up con-
                                                                                                 tributions of up to
                                                                                                 $1,000 per calendar year
                                                                                                 where the owner is at
                                                                                                 least age 50 at any time
                                                                                                 during the calendar year
                                                                                                 for which the con-
                                                                                                 tribution is made.
--------------------------------------------------------------------------------------------------------------------------------



    APPENDIX X: RULES
    REGARDING CONTRIBUTIONS
X-2 TO YOUR CONTRACT

------------------------------------------------------------------------------------------------
                     AVAILABLE FOR
 CONTRACT TYPE       ANNUITANT ISSUE AGES  MINIMUM CONTRIBUTIONS  SOURCE OF CONTRIBUTIONS
------------------------------------------------------------------------------------------------
Rollover TSA/(3)/       20 through 85      $25,000 (initial)      With documentation of
                                                                     employer or plan
                                           $500 (additional)         approval, and limited
                                                                     to pre-tax funds, direct
                                                                     plan-to-plan transfers
                                                                     from another 403(b)
                                                                     plan or contract ex-
                                                                     changes from another
                                                                     403(b) plan or contract
                                                                     exchanges from
                                                                     another 403(b) con-
                                                                     tract under the same
                                                                     plan.

                                                                  With documentation of
                                                                     employer or plan
                                                                     approval, and limited
                                                                     to pre-tax funds, eligi-
                                                                     ble rollover dis-
See Appendix IX                                                      tributions from other
earlier in this                                                      403(b) plans, qualified
Prospectus for a                                                     plans, governmental
discussion of TSA                                                    employer 457(b) plans
contracts.                                                           or traditional IRAs.
-------------------------------------------------------------------
Inherited IRA           0-70               $25,000 (initial)      Direct custodian-to-
Beneficiary                                                          custodian transfers of
Continuation                               $1,000 (additional)       your interest as a death
Contract                                                             beneficiary of the de-
(traditional IRA or                                                  ceased owner's tradi-
Roth IRA)                                                            tional individual
                                                                     retirement arrange-
                                                                     ment or Roth IRA to an
                                                                     IRA of the same type.





------------------------------------------------------------------------------------------------


-------------------------------------------------------

 CONTRACT TYPE       LIMITATIONS ON CONTRIBUTIONS/(1)/
-------------------------------------------------------
Rollover TSA/(3)/     No additional rollover or
                         direct transfer con-
                         tributions after attain-
                         ment of age 86 or, if
                         later, the first contract
                         date anniversary./(1)/

                      Contributions after age
                         70 1/2 must be net of any
                         required minimum
                         distributions.

                      We do not accept
                         employer-remitted
                         contributions.

                      We do not accept after
                         tax contributions, includ-
                         ing designated Roth
See Appendix IX          contributions.
earlier in this
Prospectus for a
discussion of TSA
contracts.
---------------------
Inherited IRA         Any additional contribu-
Beneficiary              tions must be from the
Continuation             same type of IRA of the
Contract                 same deceased owner.
(traditional IRA or
Roth IRA)             Non-spousal beneficiary
                         direct rollover contribu-
                         tions from qualified
                         plans, 403(b) plans and
                         governmental employer
                         457(b) plans may be
                         made to an Inherited IRA
                         contract under specified
                         circumstances.
-------------------------------------------------------


(1)If you purchase Guaranteed principal benefit option 2, no contributions are permitted after the six month period beginning on the contract date. Additional contributions may not be permitted under certain conditions in your state. Please see Appendix VII earlier in this Prospectus to see if additional contributions are permitted in your state.

(2)Please see Appendix VIII for variations that may apply to your contract.
(3)May not be available from all Selling broker-dealers. Also, Rollover TSA is available only where the employer sponsoring the 403(b) plan currently contributes to one or more other 403(b) annuity contracts issued by AXA Equitable for active plan participants (the purchaser of the Accumulator(R) Select/SM/ Rollover TSA may also be, but need not be, an owner of the other 403(b) annuity contract).


See "Tax information" earlier in this Prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" earlier in this Prospectus. Please review your contract for information on contribution limitations.



                                                          APPENDIX X: RULES
                                                    REGARDING CONTRIBUTIONS
                                                           TO YOUR CONTRACT  X-3

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS

                                                             PAGE

Who is AXA Equitable?                                         2

Unit Values                                                   2

Custodian and Independent Registered Public Accounting Firm   2

Distribution of the Contracts                                 2

Financial Statements                                          2

HOW TO OBTAIN AN ACCUMULATOR(R) SELECT/SM/ STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 49

Send this request form to:
  Retirement Service Solutions
  P.O. Box 1547
  Secaucus, NJ 07096-1547


----------------------------------------------------------------------------------
Please send me an Accumulator(R) Select/SM/ SAI for SEPARATE ACCOUNT
NO. 49 dated May 1, 2012.
----------------------------------------------------------------------------------
Name
----------------------------------------------------------------------------------
Address
----------------------------------------------------------------------------------
City                                                                   State  Zip


                                                   e13521/Select '02/'04 Series

Income Manager(R)

Payout annuity contracts


PROSPECTUS DATED MAY 1, 2012


Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. This Prospectus supersedes all prior Prospectuses and supplements.

--------------------------------------------------------------------------------

WHAT IS INCOME MANAGER(R)?

Income Manager(R) contracts are payout annuity contracts issued by AXA EQUITABLE LIFE INSURANCE COMPANY. They are designed to provide retirement income. We offer two versions of the Income Manager(R) payout annuity contract from which you may choose to receive your retirement income. You may choose to receive income payable for a specified period ("period certain"). Or, you may choose to receive lifetime income payable for at least a specified period ("life annuity with a period certain"). Under the life annuity with a period certain contract, you may choose whether payments are made on a single life or a joint and survivor life basis. In certain circumstances, the forms of annuity available under your Income Manager(R) contract may be limited.

This Prospectus is a disclosure document and describes all of the contract's material features, benefits, rights and obligations, as well as other information. The description of the contract's material provisions in this Prospectus is current as of the date of this Prospectus. If certain material provisions under the contract are changed after the date of this Prospectus in accordance with the contract, those changes will be described in a supplement to this Prospectus. You should carefully read this Prospectus in conjunction with any applicable supplements. All optional features and benefits described in this Prospectus may not be available at the time you purchase the contract. We have the right to restrict availability of any optional feature or benefit. We can refuse to accept any application or contribution from you at any time, including after you purchase the contract.

TYPES OF CONTRACTS. We offer the contracts for use as:

..   A nonqualified annuity ("NQ") for after-tax contributions only.

..   A traditional individual retirement annuity ("IRA").

..   A GMIB Income Manager(R) payout annuity issued upon exercise of the guaranteed minimum income benefit under an Accumulator(R) series contract ("GMIB Income Manager(R) contract"). A GMIB Income Manager(R) contract can be used as an NQ and a traditional IRA, as well as a Roth IRA contract ("Roth IRA").

Generally, a contribution of at least $10,000 is required to purchase a contract.

FIXED MATURITY OPTIONS. We allocate your contributions to a series of fixed maturity options to provide your income payments during the period certain. Amounts allocated to each fixed maturity option will receive a fixed rate of interest during the period certain. Interest is earned at a guaranteed rate we set ("rate to maturity"). We make a market value adjustment (up or down) if you make a withdrawal from a fixed maturity option before its maturity date.

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). This prospectus can be obtained from the SEC's website at www.sec.gov.

THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER
AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.

                                                                        #235357

Contents of this Prospectus

--------------------------------------------------------------------------------

      Index of key words and phrases                                   4
      Who is AXA Equitable?                                            5
      How to reach us                                                  6
      Income Manager(R) at a glance -- key features                    7


      -------------------------------------------------------------------
      1. CONTRACT FEATURES AND BENEFITS                               10
      -------------------------------------------------------------------

      How you can purchase and contribute to your contract            10
      Source of contributions (not applicable to GMIB Income
        Manager(R) contract)                                          10
      Owner and annuitant requirements                                10
      What are your investments under the contract?                   10
      What are your contract choices?                                 11
      Life annuity with a period certain contract                     11
      Period certain contract (not available if you are purchasing a
        GMIB Income Manager(R) contract)                              16


      -------------------------------------------------------------------
      2. OTHER BENEFITS AND FEATURES OF THE CONTRACTS                 18
      -------------------------------------------------------------------
      How you can make your contributions                             18
      Your right to cancel within a certain number of days            18
      Surrendering your contract to receive its cash value            18
      When to expect payments                                         19


      -------------------------------------------------------------------
      3. CHARGES                                                      20
      -------------------------------------------------------------------
      Withdrawal charges                                              20
      Amounts applied from other contracts issued by AXA Equitable    20
      Charges for state premium and other applicable taxes            20
      Group or sponsored arrangements                                 20
      Other distribution arrangements                                 21


      -------------------------------------------------------------------
      4. PAYMENT OF DEATH BENEFIT                                     22
      -------------------------------------------------------------------
      Your beneficiary                                                22
      Your annuity payout options (not including GMIB Income
        Manager(R) contracts)                                         22

-------------
"We," "our," and "us" refer to AXA Equitable. "Financial professional" means the registered representative who is offering you the contract.
When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner. When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

2   CONTENTS OF THIS PROSPECTUS

     ---------------------------------------------------------------------
     5. TAX INFORMATION                                                23
     ---------------------------------------------------------------------
     Overview                                                          23
     Taxation of nonqualified annuities                                23
     Special rules for NQ contracts issued in Puerto Rico              25
     Individual retirement arrangements ("IRAs")                       25
     Traditional individual retirement annuities ("traditional IRAs")  25
     Federal and state income tax withholding and information
       reporting                                                       30


     ---------------------------------------------------------------------
     6. MORE INFORMATION                                               31
     ---------------------------------------------------------------------
     About our fixed maturity options                                  31
     About the separate account for the fixed maturity options         31
     About our general account                                         31
     Other methods of payment                                          32
     About payments under period certain contracts                     32
     Dates and prices at which contract events occur                   32
     Statutory compliance                                              32
     About legal proceedings                                           32
     Transfers of ownership, collateral assignments, loans, and
       borrowing                                                       32
     Distribution of the contracts                                     33


     ---------------------------------------------------------------------
     7. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                36
     ---------------------------------------------------------------------


     ---------------------------------------------------------------------
     APPENDIX
     ---------------------------------------------------------------------

                  I   --  Market value adjustment example  I-1

                                                 CONTENTS OF THIS PROSPECTUS 3

Index of key words and phrases


--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.


                                                   PAGE

                        account value                 14
                        annuitant                     10
                        beneficiary                   22
                        business day                  18
                        cash value                    18
                        contract date                  8
                        contract date anniversary      8
                        contract year                  8
                        contribution                  10
                        deferral period               13
                        fixed maturity amount         10
                        fixed maturity options     cover
                        IRA                        cover
                        IRS                           23
                        joint and survivor            11
                        joint owners                  10

                                    PAGE

life annuity with a period certain     11
life contingent annuity                12
market adjusted amount                 11
market value adjustment                11
maturity value                         11
off maturity date                      11
NQ                                  cover
payout options                         22
period certain                         11
Processing Office                       6
rate to maturity                       10
Roth IRA                            cover
SEC                                 cover
separate account                       31
single life                            11
traditional IRA                     cover

To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in the prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.

-----------------------------------------------------------------------------
 PROSPECTUS                            CONTRACT OR SUPPLEMENTAL MATERIALS
-----------------------------------------------------------------------------
fixed maturity amount                  Guaranteed Period Amount

fixed maturity options                 Guarantee Periods (Guaranteed
                                       Interest Rate Options ("GIRO's") in
                                       supplemental materials)

off maturity date payments             Modal Payment Portion

market adjusted amount                 annuity account value

maturity date                          Expiration Date

rate to maturity                       Guaranteed Rate
-----------------------------------------------------------------------------

                                             4   INDEX OF KEY WORDS AND PHRASES

Who is AXA Equitable?

--------------------------------------------------------------------------------



We are AXA Equitable Life Insurance Company ("AXA Equitable"), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc. (the "parent") a holding company, which is itself an indirect, wholly-owned subsidiary of AXA SA ("AXA"). AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings, Inc. and AXA Equitable Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $508 billion in assets as of December 31, 2011. For more than 150 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.


                                                       WHO IS AXA EQUITABLE? 5

HOW TO REACH US

Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:
--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITH CHECKS:

FOR CONTRIBUTIONS SENT BY REGULAR MAIL:

  Retirement Service Solutions
  P.O. Box 1577
  Secaucus, NJ 07096-1577

FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:

  Retirement Service Solutions
  500 Plaza Drive, 6th Floor
  Secaucus, NJ 07094
--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITHOUT CHECKS:

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR WITHDRAWALS OR REQUIRED NOTICES) SENT BY REGULAR MAIL:

  Retirement Service Solutions
  P.O. Box 1547
  Secaucus, NJ 07096-1547

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR WITHDRAWALS OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:

  Retirement Service Solutions
  500 Plaza Drive, 6th Floor
  Secaucus, NJ 07094

Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094.
--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVES:


You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on the following business days:

..   Monday through Thursday from 8:30 a.m. until 7:00 p.m., Eastern time.

..   Friday from 8:30 a.m. until 5:30 p.m., Eastern time.

--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:

..   Statement of your contract values at the close of each calendar year and any calendar quarter in which there was a financial transaction; and

..   Written confirmation of financial transactions.

You should send all contributions, required notices, and requests to exercise any of your rights or privileges to our Processing Office at the address above.

WE HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF
REQUESTS:

(1)address changes;

(2)beneficiary changes;

(3)withdrawal requests; and

(4)contract surrender.

                              -------------------

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.

SIGNATURES:

The proper person to sign forms, notices and requests is normally the owner. If there are joint owners, both must sign.

6   WHO IS AXA EQUITABLE?

Income Manager(R) at a glance -- key features

--------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------
                            INCOME MANAGER(R)
                           (LIFE ANNUITY WITH                 INCOME MANAGER(R)                    GMIB INCOME
                            A PERIOD CERTAIN)                 (PERIOD CERTAIN)                 MANAGER(R) CONTRACT
-------------------------------------------------------------------------------------------------------------------------

INCOME PAYMENTS       NQ -- Level or increasing         NQ and IRA -- Level payments      NQ and IRA (traditional and
                      payments.                         only.                             Roth) -- Level payments only.
                      IRA -- Level payments only.
                                                                                          .   Certain NQ and IRA
                                                                                              contracts may be eligible
                                                                                              for increasing payments.
-------------------------------------------------------------------------------------------------------------------------
PERIOD CERTAIN        You will receive payments for periods ranging from 7 to 15          .   Generally, you will
                      years depending on the age of the annuitant.                            receive at least 10 years
                                                                                              of payments. Depending on
                                                                                              the annuitant's age at
                                                                                              GMIB exercise and the
                                                                                              issue date and type of
                                                                                              your Accumulator(R)
                                                                                              contract, the period may
                                                                                              be longer or shorter.
                                                                                          .   The period certain is
                                                                                              specified in your
                                                                                              Accumulator(R) contract
                                                                                              and cannot be changed.
-------------------------------------------------------------------------------------------------------------------------
FORM OF PAYMENT       Single life or joint and          Single life only.                 Single life or joint and
AVAILABLE             survivor.                                                           survivor.
-------------------------------------------------------------------------------------------------------------------------
PAYMENTS AFTER THE    Payments continue while the       None                              Payments continue while the
END OF THE PERIOD     annuitant or joint annuitant                                        annuitant or joint annuitant
CERTAIN               is living.                                                          is living.
-------------------------------------------------------------------------------------------------------------------------
CONTRIBUTION                                                                              The annuity account value
AMOUNTS:              .  $10,000                        .  $10,000                        applied from your
  INITIAL MINIMUM:    .  $1,000 (subject to             .  Not permitted                  Accumulator(R) series
  ADDITIONAL             restrictions)                     Maximum contribution           contract upon GMIB exercise.
  MINIMUM:               Maximum contribution              limitations apply to all       Additional contributions are
                         limitations apply to all          contracts.                     not permitted.
                         contracts.
                      ---------------------------------------------------------------------------------------------------
                      Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. For more information, please see "How you can purchase and contribute to your contract" in "Contract features and benefits" later in this Prospectus.
-------------------------------------------------------------------------------------------------------------------------
FIXED MATURITY        .  Up to 15 fixed maturity options with maturities generally ranging from approximately 1
OPTIONS                  to 15 years.
                      .  Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                      .  Principal guarantees.
                         -- If you make withdrawals from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw only a portion of a fixed maturity amount, this may increase or decrease any value you have left in that fixed maturity option. If you sur- render your contract, a market value adjustment may also apply.
-------------------------------------------------------------------------------------------------------------------------
TAXES                 Generally, earnings will be taxed at your ordinary income tax rate when distributions are made from your contract.
                      .  NQ -- A portion of each payment is generally not considered taxable income until you have received a tax-free recovery of your investment in the contract.
                      .  IRA -- Generally, all amounts distributed from a traditional IRA are taxable. Amounts distributed from a Roth IRA are generally taxable on an income-last basis and may be eligible for tax-free treatment under certain circumstances.
                      ---------------------------------------------------------------------------------------------------
                      The contract is intended to be a payout annuity. However, there may be some instances where you can delay beginning payments, so IRS rules governing deferred annuity payments could apply.
-------------------------------------------------------------------------------------------------------------------------

                               INCOME MANAGER(R) AT A GLANCE -- KEY FEATURES 7

---------------------------------------------------------------------------------------------------------------------------------
                              INCOME MANAGER(R)
                             (LIFE ANNUITY WITH                   INCOME MANAGER(R)                      GMIB INCOME
                              A PERIOD CERTAIN)                   (PERIOD CERTAIN)                   MANAGER(R) CONTRACT
---------------------------------------------------------------------------------------------------------------------------------
DEATH BENEFIT         A death benefit is provided if      A death benefit is provided if      A death benefit is provided if
                      the annuitant dies before the       the annuitant dies before the end   the annuitant dies or if a single
                      first payment is made or if a       of the period certain.              sum is elected within one year
                      single sum is elected within one                                        following the annuitant's death.
                      year following the annuitant's                                          There is no death benefit if the
                      death. There is no death benefit                                        annuitant dies after the certain
                      if the annuitant dies after the                                         period.
                      certain period.
---------------------------------------------------------------------------------------------------------------------------------
ACCESS TO YOUR        .   Withdrawals (no withdrawals     .   Withdrawals (no withdrawals     .   Withdrawals (no withdrawals
MONEY DURING THE          permitted during the first          permitted during the first          permitted during the first
PERIOD CERTAIN            contract year).                     contract year).                     contract year).
                      .   Contract surrender.             .   Contract surrender.             .   Contract surrender.

                      You may also incur income tax and   You may also incur income tax and   You may also incur income tax and
                      a penalty tax.                      a penalty tax.                      a penalty tax.

                      You cannot take a withdrawal        A market value adjustment may       You cannot take a withdrawal
                      from, or surrender, your life       apply.                              from, or surrender your life
                      contingent annuity. Withdrawals                                         contingent annuity. Withdrawals
                      are subject to market value                                             are subject to market value
                      adjustment and may reduce your                                          adjustment and may reduce your
                      remaining payments and shorten                                          remaining payments and shorten
                      any remaining certain period. The                                       any remaining certain period. The
                      payment start date under the life                                       payment start date under the life
                      contingent annuity will be                                              contingent annuity will be
                      earlier.                                                                earlier.
---------------------------------------------------------------------------------------------------------------------------------
CHARGES               .   We deduct a charge designed     .   We deduct a charge designed     .   We deduct a charge designed
                          to approximate certain taxes        to approximate certain taxes        to approximate certain taxes
                          that may be imposed upon us,        that may be imposed upon us,        that may be imposed upon us,
                          such as premium taxes in your       such as premium taxes in your       such as premium taxes in your
                          state. We deduct this charge        state. We deduct this charge        state. We deduct this charge
                          from your contributions.            from your contributions.            only to the extent that the
                      .   During the first seven          .   During the first seven              annual income provided by the
                          contract years following a          contract years, a charge will       contract after the deduction
                          contribution, a charge will         be deducted from amounts that       is at least equal to the
                          be deducted from amounts that       you withdraw. The charge            income that would be provided
                          you withdraw that exceed 10%        begins at 7% in the first           by the application of your
                          of your account value. We use       contract year. It declines          Accumulator(R) Benefit Base
                          the account value at the            each year to 1% in the              to guaranteed GMIB annuity
                          beginning of each contract          seventh contract year. There        purchase factors.
                          year to calculate the 10%           is no withdrawal charge in      .   There is no charge on amounts
                          amount available. The charge        the eighth and later contract       you withdraw.
                          begins at 7% in the first           years.
                          contract year following a       .   There is no free withdrawal
                          contribution. It declines           amount.
                          each year to 1% in the
                          seventh contract year. There
                          is no withdrawal charge in
                          the eighth and later contract
                          years following a
                          contribution.
---------------------------------------------------------------------------------------------------------------------------------

The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a
"contract year." The end of each 12-month period is your"contract date anniversary."
---------------------------------------------------------------------------------------------------------------------------------

8   INCOME MANAGER(R) AT A GLANCE -- KEY FEATURES

------------------------------------------------------------------------------------------------
                             INCOME MANAGER(R)
                             (LIFE ANNUITY WITH          INCOME MANAGER(R)      GMIB INCOME
                             A PERIOD CERTAIN)           (PERIOD CERTAIN)   MANAGER(R) CONTRACT
------------------------------------------------------------------------------------------------
ANNUITANT ISSUE AGES NQ and IRA level payments: 45 - 83    59 1/2 - 78      For contracts
                     NQ increasing payments: 53 1/2 -83                     purchased in
                     Different ages may apply depend-                       con-nection with
                     ing on when annuity payments                           the proceeds of an
                     start.                                                 Accumulator(R)
                                                                            series contract
                                                                            that was issued:*
                                                                            pre-May 1997: 60-83
                                                                            May 1997-pre-May
                                                                            1999: 35-90
                                                                            May 1999-March
                                                                            2000: 35-83
                                                                            March 2000 and
                                                                            later: 35-85
                                                                            * Actual available
                                                                            issue ages vary
                                                                            depending on your
                                                                            Accumulator(R)
                                                                            series contract and
                                                                            the annuitant's age
                                                                            at the time of its
                                                                            issue.
------------------------------------------------------------------------------------------------

THE TABLE ABOVE SUMMARIZES ONLY CERTAIN CURRENT KEY FEATURES AND BENEFITS OF THE CONTRACT. THE TABLE ALSO SUMMARIZES CERTAIN CURRENT LIMITATIONS, RESTRICTIONS AND EXCEPTIONS TO THOSE FEATURES AND BENEFITS THAT WE HAVE THE RIGHT TO IMPOSE UNDER THE CONTRACT AND THAT ARE SUBJECT TO CHANGE IN THE FUTURE. IN SOME CASES, OTHER LIMITATIONS, RESTRICTIONS AND EXCEPTIONS MAY APPLY. THE CONTRACT MAY NOT CURRENTLY BE AVAILABLE IN ALL STATES. CERTAIN FEATURES AND BENEFITS DESCRIBED IN THIS PROSPECTUS MAY VARY IN YOUR STATE; ALL FEATURES AND BENEFITS MAY NOT BE AVAILABLE IN ALL CONTRACTS, IN ALL STATES OR FROM ALL SELLING BROKER-DEALERS.

For more detailed information we urge you to read the contents of this prospectus, as well as your contract. This Prospectus is not your contract. Your contract and any endorsements, riders and data pages are the entire contract between you and AXA Equitable and governs with respect to all features, benefits, rights and obligations, as well as other information. The contract should be read carefully before investing. Please feel free to speak with your financial professional, or call us, if you have any questions. If for any reason you are not satisfied with your contract, you may return it to us for a refund within a certain number of days. Please see "Your right to cancel within a certain number of days" later in this Prospectus for additional information.

                               INCOME MANAGER(R) AT A GLANCE -- KEY FEATURES 9

1. Contract features and benefits


--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

..   For GMIB Income Manager(R) contracts, you can only purchase a contract by exercising your GMIB benefit in accordance with your Accumulator(R) series contract, even if the Accumulator(R) account value is less than $10,000; no additional contributions are permitted.

..   For all other contracts, you may purchase your contract by making payments to us we call "contributions." We can refuse to accept any application or contribution from you at any time, including after you purchase the contract. We require a contribution of at least $10,000 for you to purchase a contract. Under life annuity with a period certain contracts, you may currently make additional contributions subject to the limitations as described under "Additional contributions" later in this Prospectus.

Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions.

--------------------------------------------------------------------------------
We reserve the right to change our current limitations on your contributions and to discontinue acceptance of contributions.
--------------------------------------------------------------------------------

SOURCE OF CONTRIBUTIONS (NOT APPLICABLE TO GMIB INCOME MANAGER(R) CONTRACT)

NQ CONTRACTS. We will accept only contributions made with after-tax money. You may make your contributions by check or by transfer of your entire contract value in an intended tax-free exchange under Section 1035 of the Internal Revenue Code.

TRADITIONAL IRA CONTRACTS. Contributions may be made from:

..   Eligible rollover distributions from 403(b) plans, qualified plans, and governmental employer 457(b) or "EDC" plans.

..   Rollovers from another traditional individual retirement arrangement.

..   Direct custodian-to-custodian transfers from another traditional individual retirement arrangement.

See "Tax information" later in this Prospectus for a more detailed discussion of sources of contributions and contribution limitations. Please review your contract for information on contribution limitations. We currently do not accept any contribution if: (i) the aggregate contributions under one or more Income Manager(R) series contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for the same owner or annuitant who is age 81 and older at contract issue); or (ii) the aggregate contributions under all AXA Equitable annuity payout contracts with the same owner or annuitant would then total more than $2,500,000. We may waive these and other contribution limitations based on certain criteria that we determine, including elected benefits, issue age, aggregate contributions, variable investment option allocations and selling broker-dealer compensation.

For information on when contributions are credited see "Dates and prices at which contract events occur" later in this Prospectus.

OWNER AND ANNUITANT REQUIREMENTS

NQ CONTRACTS. The annuitant can be different from the contract owner. A joint owner may also be named provided each owner is of legal age. Only natural persons can be joint owners. This means that an entity such as a corporation or a trust cannot be a joint owner.

--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.

For Income Manager(R) contracts only, where payments have not started; if you are not the annuitant and you have not named a specific successor owner, the beneficiary will become the successor owner upon your death.

For GMIB Income Manager(R) contracts only, the owner and annuitant must be the same as under your Accumulator(R) series contract.
--------------------------------------------------------------------------------

IRA CONTRACTS. The owner and the annuitant must be the same person. Joint owners are not permitted. Your spouse may be named as joint annuitant. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant.

WHAT ARE YOUR INVESTMENTS UNDER THE CONTRACT?

FIXED MATURITY OPTIONS

To provide your income payments during the period certain, we allocate your contributions to fixed maturity options that mature in consecutive date order. When we allocate your contributions to the fixed maturity options they become part of a non unitized separate account. They accumulate interest at a rate to maturity for each fixed maturity option. The total amount allocated to and accumulated in each fixed maturity option is called the "fixed maturity amount."

The rate to maturity you will receive for each fixed maturity amount is the interest rate in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. If you make any withdrawals from a fixed maturity option before the maturity date, we will make a market value adjustment that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We will discuss market value adjustment below and in greater detail under "More information" later in this Prospectus.

For applications we receive under certain types of transactions, we may offer you the opportunity to lock in rates to maturity on contributions.

On the maturity date of each of your fixed maturity options, your fixed maturity amount (assuming you have not made any withdrawals) will equal amounts originally allocated to each fixed maturity option plus

10  CONTRACT FEATURES AND BENEFITS
interest, at the rate to maturity for that contribution, to the date of calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amount will reflect a market value adjustment. It will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amount on the date of the report. We call this your "market adjusted amount."

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE. We can determine the amount required to be allocated to each fixed maturity option in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.


Guaranteed rates to maturity for new allocations as of February 15, 2012 and the related price per $100 of maturity value were as follows:



 -----------------------------------------------------------------------------
      FIXED MATURITY
       OPTIONS WITH
      FEBRUARY 15TH                RATE TO                    PRICE
     MATURITY DATE OF           MATURITY AS OF             PER $100 OF
      MATURITY YEAR           FEBRUARY 15, 2012           MATURITY VALUE
 -----------------------------------------------------------------------------
           2013                   3.00%/(1)/                  $97.08
           2014                   3.00%/(1)/                  $94.25
           2015                   3.00%/(1)/                  $91.51
           2016                   3.00%/(1)/                  $88.84
           2017                   3.00%/(1)/                  $86.25
           2018                   3.00%/(1)/                  $83.73
           2019                   3.00%/(1)/                  $81.30
           2020                   3.00%/(1)/                  $78.93
           2021                   3.00%/(1)/                  $76.62
           2022                     3.05%                     $74.03
           2023                     3.05%                     $71.84
           2024                     3.05%                     $69.71
           2025                     3.05%                     $67.65
           2026                     3.05%                     $65.64
           2027                   3.00%/(1)/                  $64.17
 -----------------------------------------------------------------------------


(1)Since these rates to maturity are 3%, no amounts could have been allocated to these options.

MARKET VALUE ADJUSTMENT. If you make any withdrawals (including surrender of your contract or when we make deductions for withdrawal charges) from a fixed maturity option before it matures we will make a market value adjustment which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a)the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option; and

(b)the length of time remaining until the maturity date.

In general, if interest rates rise from the time that we originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an explanation of how we calculate the market value adjustment, and information concerning our general account under "More information" later in this Prospectus. We provide an example of how we calculate the market value adjustment in the Appendix at the end of this Prospectus.

SEPARATE ACCOUNT FOR THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "non-unitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. We provide additional information about this separate account under "More information" later in this Prospectus.

OFF MATURITY DATE PAYMENTS. Generally, your payments will be made on February 15th as each fixed maturity option matures. You may instead choose to have your payments made in a month other than February. We refer to payments we make annually in any month other than February as well as monthly or quarterly payments, as payments made "off maturity dates." If you choose to have your payments made off maturity dates, we will be required to begin making your payments before the maturity date of a fixed maturity option. In planning for these payments we will allocate a portion of your initial contribution to the separate account, but not to the fixed maturity options contained in the separate account. We will credit these amounts with interest at rates that will not be less than 3%.

After that, as each fixed maturity option expires we will transfer your maturity value from the expired fixed maturity option and hold the maturity value in the separate account. We will credit interest to these amounts at the same rate as the rate to maturity that was credited in the expired fixed maturity option. These amounts will then be used to provide for payments off maturity dates during the period certain.

--------------------------------------------------------------------------------
Whether you choose monthly, quarterly, or annual payments, your payments will be made on the 15th day of the month.
--------------------------------------------------------------------------------

We will not make a market value adjustment to the amounts held in the separate account to provide for payments off maturity dates.

WHAT ARE YOUR CONTRACT CHOICES?

We offer two versions of the Income Manager(R) payout annuity contracts from which you may choose to receive your retirement income , a "life annuity with a period certain" and a "period certain" annuity. For GMIB Income Manager(R) contracts, a period certain annuity is not available. We discuss both versions below.

LIFE ANNUITY WITH A PERIOD CERTAIN CONTRACT

This payout annuity contract provides you with guaranteed payments during the period certain. When the period certain ends you will continue to receive payments for as long as an annuitant is living. Payments based solely on the life of one annuitant are called "single life" payments. You may also elect to receive "joint and survivor" payments that are based on the lives of an annuitant and a joint annuitant. These payments will continue as long as one of the annuitants is living. Payments during the period certain are designed to pay out your entire account value by the end of the period certain.

                                              CONTRACT FEATURES AND BENEFITS 11

For GMIB Income Manager(R) contracts, if the annuitant's age at issue is 90 and there is no joint annuitant younger than age 90, a period certain is not available. Instead, you will receive payments for the life of the annuitant, only.

--------------------------------------------------------------------------------
"Single life" payments are made to you as long as the annuitant is living. "Joint and survivor" payments continue as long as either annuitant is living. For IRA contracts, if you are married, the joint annuitant must be your spouse.
--------------------------------------------------------------------------------

For annuitant ages at which the contracts are available see the chart under "Your period certain" below.

ADDITIONAL CONTRIBUTIONS


If your annuity payments are set to begin on February 15, 2012 or later, and the annuitant is age 78 or younger, you may make additional contributions of at least $1,000 at any time up until 15 days before your payments actually begin. If the annuitant is over age 78 you can make additional contributions only during the first contract year.


Under IRA contracts we will accept additional contributions that are "regular" contributions, rollover contributions or direct transfers. Additional "regular" contributions may no longer be made after the year in which annuitant is age
70 1/2. If you make a direct transfer or rollover contribution after you turn age 70 1/2 you must have taken the required minimum distribution for the year before the contribution is applied to the contract. See "Tax information" later in this Prospectus.

If you are using the proceeds from another type of contract issued by us to purchase the contract, including a GMIB Income Manager(R) contract, you will not be permitted to make additional contributions.

HOW WE ALLOCATE YOUR CONTRIBUTIONS

We determine the allocation of your contributions based on a number of factors. They are:

..   the amount of your contribution;

..   the form of payments;

..   the age and sex of the annuitant (and the age and sex of the joint annuitant, if joint and survivor annuity payments are elected);

..   the frequency of payments; and

..   the period certain.

We then allocate your initial contribution among the fixed maturity options, the separate account if we need to make payments to you off maturity dates, and the "life contingent annuity." We will allocate your additional contributions in the same manner. Additional contributions will increase the level of all future payments. You may not change this allocation.

--------------------------------------------------------------------------------
The life contingent annuity continues the payments after the period certain ends.
--------------------------------------------------------------------------------

PAYMENTS

NQ CONTRACTS. If you are age 45 (35 for GMIB Income Manager(R) contracts) or older, you may elect to receive level payments. You will receive level payments during the period certain and under the life contingent annuity. However, if you are younger than age 59 1/2, there are tax issues that you should consider before you purchase a contract. If you are age 53 1/2 or older you may instead elect to receive payments that increase. However, your payments may not start before you are age 59 1/2. Such payments will increase by 10% every three years during the period certain on each third anniversary of the date annuity payments begin. Deferral of payments is not available for GMIB Income Manager(R) contracts.

If you are using the proceeds from an Accumulator(R) series contract issued in May 1997 or later to purchase an NQ GMIB Income Manager(R) contract, only level payments are available.

After the end of the period certain, we will continue your payments under the life contingent annuity while the annuitant or joint annuitant is living. Payments continue throughout the annuitant's lifetime (or the lifetime of the joint annuitant, if joint and survivor payments are elected) on the same payment schedule (either monthly, quarterly, or annually) as the payments you received during the period certain.

--------------------------------------------------------------------------------
The portion of your contribution allocated to the life contingent annuity does not have a cash value or an account value and, therefore, does not provide for withdrawals or surrender.
--------------------------------------------------------------------------------

THERE IS NO DEATH BENEFIT PROVIDED UNDER THE LIFE CONTINGENT ANNUITY AND PAYMENTS ARE MADE TO YOU ONLY IF THE ANNUITANT (OR JOINT ANNUITANT) IS LIVING WHEN THE PAYMENTS ARE SCHEDULED TO BEGIN. THESE PAYMENTS ARE ONLY MADE DURING THE ANNUITANT'S LIFETIME AND, IF APPLICABLE, THE LIFETIME OF A JOINT ANNUITANT. THEREFORE, YOU SHOULD CONSIDER THE POSSIBILITY THAT NO PAYMENTS WILL BE MADE TO YOU UNDER THE LIFE CONTINGENT ANNUITY IF THE ANNUITANT (OR JOINT ANNUITANT) DOES NOT SURVIVE TO THE DATE PAYMENTS ARE TO BEGIN.

You may elect single life or joint and survivor payments. Joint and survivor payments are available on a 100%, one-half or two-thirds to survivor basis. If you elect increasing payments under NQ contracts, your first payment under the life contingent annuity will be 10% greater than the final payment under the period certain. After the period certain we will increase your payments annually on each anniversary of the payment start date under the life contingent annuity. We will base this increase on the annual increase in the Consumer Price Index, but it will never be greater than 3% per year.

IRA AND ROTH IRA GMIB CONTRACTS. Generally, only level payments are available under IRA contracts. You will receive level payments during the period certain and under the life contingent annuity. If you are using the proceeds from an Accumulator(R) series contract issued prior to May 1997 to purchase a GMIB Income Manager(R) contract (traditional or Roth IRA), both increasing and level payments are currently available, however, increasing payments may not comply with current treasury regulations. See "Required minimum distributions" under "Individual retirement arrangements" in "Tax information." Please consult your tax adviser. If you elect increasing payments, during the period certain, payments are designed to increase by 10% every three years on each third anniversary of the payment start date. After the end of the period certain, your first payment under the life contingent annuity will be 10% greater than the final payment made under the period certain. Thereafter, payments will increase annually on each anniversary of the payment start date under the life contingent annuity based on the annual increase, if any, in the Consumer

12  CONTRACT FEATURES AND BENEFITS

Price Index, but in no event greater than 3% per year. For traditional IRA contracts, if at any time your payment would be less than the minimum amount required to be distributed under required minimum distribution rules, we will notify you of the difference. You will have the option to have an additional amount withdrawn from your contract. An adjustment will be made to future scheduled payments. Or, you may take the amount from other traditional IRA funds you may have.

MODE (FREQUENCY) OF PAYMENT

Under Income Manager(R) and GMIB Income Manager(R) contracts you may choose to receive payments monthly, quarterly or annually. Whether you choose monthly, quarterly or annual payments, you will usually begin receiving payments one payment period from the contract date, unless you elect otherwise as described under "Off maturity date payments" earlier in this Prospectus. Your payments will always be made on the 15th day of the month. For instance, if you choose annual payments, we make your first payment one year from the issue date of the Income Manager(R) contract. If you are at least age 59 1/2 you may elect to defer the date your payments will start. Generally, you may defer payments for a period of up to 72 months. This is called the deferral period. Deferral of the payment start date permits you to lock in rates at a time when you may consider current rates to be high, while permitting you to delay receiving payments if you have no immediate need to receive income under your contract. Deferral is not available under GMIB Income Manager(R) contracts or when the owner and annuitant are different under Income Manager(R) contracts, respectively.

--------------------------------------------------------------------------------
The deferral period together with the period certain may be referred to as a "liquidity period." Unlike traditional life annuities that provide periodic payments, you will be able to make withdrawals before the end of the period certain. You may also choose to surrender your contract for its cash value while keeping the life contingent annuity in effect.
--------------------------------------------------------------------------------

Before you decide to defer payments, you should consider the fact that the amount of income you purchase is based on the rates to maturity in effect on the date we allocate your contribution. Therefore, if rates rise during the deferral period, your payments may be less than they would have been if you had purchased a contract at a later date. Deferral of the payment start date is not available if the annuitant is older than age 80. Under IRA contracts, if your deferred payment start date is after you are age 70 1/2, you should consider the effect that deferral may have on your required minimum distributions. The ability to defer payments is not available in certain states. Please consult your financial professional for more information on the ability to defer payments in your state.

YOUR PERIOD CERTAIN

LEVEL PAYMENTS FOR NQ AND IRA INCOME MANAGER(R) CONTRACTS. Under level payments, you may select a period certain of not less than 7 years nor more than 15 years. The maximum period certain available based on the age of the annuitant when your Income Manager(R) contract is issued is as follows:

                   NQ CONTRACTS
-----------------------------------------------------
ANNUITANT'S AGE AT ISSUE/(1)/  MAXIMUM PERIOD CERTAIN
-----------------------------------------------------
       45 through 70                  15 years
-----------------------------------------------------
       71 through 75            85 less age at issue
-----------------------------------------------------
       76 through 80                  10 years
-----------------------------------------------------
       81 through 83            90 less age at issue
-----------------------------------------------------

                  IRA CONTRACTS
-----------------------------------------------------
ANNUITANT'S AGE AT ISSUE/(1)/  MAXIMUM PERIOD CERTAIN
-----------------------------------------------------
       45 through 70                  15 years
-----------------------------------------------------
       71 through 78            85 less age at issue
-----------------------------------------------------
       79 through 83                  7 years
-----------------------------------------------------

LEVEL PAYMENTS FOR NQ GMIB, IRA GMIB AND ROTH IRA GMIB INCOME MANAGER(R) CONTRACTS. Under level payments for these contracts, you may select a period certain of not less than 7 years nor more than 10 years. The maximum period certain available based on the age of the annuitant when your GMIB Income Manager(R) contract is issued is shown in the tables below. However, if the annuitant's age at issue is age 84 or older, the only period certain available is defined in the chart below.

       NQ GMIB INCOME MANAGER(R) CONTRACTS
-------------------------------------------------------------
CONTRACTS PURCHASED IN CONNECTION WITH THE PROCEEDS FROM A
   PRE-MAY 1997 ACCUMULATOR(R) SERIES CONTRACT
-------------------------------------------------------------
ANNUITANT'S AGE AT ISSUE/(1)/      MAXIMUM PERIOD CERTAIN
-------------------------------------------------------------
       60 through 80                     10 years
-------------------------------------------------------------
       81 through 83                 90 less issue age
-------------------------------------------------------------
-------------------------------------------------------------
CONTRACTS PURCHASED IN CONNECTION WITH THE PROCEEDS FROM A
MAY 1997-PRE-MAY 1999 ACCUMULATOR(R) SERIES CONTRACT
-------------------------------------------------------------
ANNUITANT'S AGE AT ISSUE/(1)/      MAXIMUM PERIOD CERTAIN
-------------------------------------------------------------
       35 through 80                     10 years
-------------------------------------------------------------
       81 through 90                 90 less issue age
-------------------------------------------------------------
-------------------------------------------------------------
CONTRACTS PURCHASED IN CONNECTION WITH THE PROCEEDS FROM A
MAY 1999-PRE-MARCH 2000 ACCUMULATOR(R) SERIES CONTRACT
-------------------------------------------------------------
ANNUITANT'S AGE AT ISSUE/(1)/      MAXIMUM PERIOD CERTAIN
-------------------------------------------------------------
       35 through 80                     10 years
-------------------------------------------------------------
       81 through 83                 90 less issue age
-------------------------------------------------------------
-------------------------------------------------------------
CONTRACTS PURCHASED IN CONNECTION WITH THE PROCEEDS FROM A
          MARCH 2000 AND LATER CONTRACT
-------------------------------------------------------------
ANNUITANT'S AGE AT ISSUE/(1)/      MAXIMUM PERIOD CERTAIN
-------------------------------------------------------------
       35 through 80                     10 years
-------------------------------------------------------------
       81 through 85                 90 less issue age
-------------------------------------------------------------
IRA AND ROTH IRA GMIB INCOME MANAGER(R) CONTRACTS
-------------------------------------------------------------
CONTRACTS PURCHASED IN CONNECTION WITH THE PROCEEDS FROM A
   PRE-MAY 1997 ACCUMULATOR(R) SERIES CONTRACT
-------------------------------------------------------------
ANNUITANT'S AGE AT ISSUE/(1)/      MAXIMUM PERIOD CERTAIN
-------------------------------------------------------------
       60 through 75                     10 years
-------------------------------------------------------------
       76 through 78                 85 less issue age
-------------------------------------------------------------
       79 through 83                      7 years
-------------------------------------------------------------
CONTRACTS PURCHASED IN CONNECTION WITH THE PROCEEDS FROM A
MAY 1997-PRE-MAY 1999 ACCUMULATOR(R) SERIES CONTRACT
-------------------------------------------------------------
ANNUITANT'S AGE AT ISSUE/(1)/      MAXIMUM PERIOD CERTAIN
-------------------------------------------------------------
       35 through 75                     10 years
-------------------------------------------------------------
       76 through 77                 85 less issue age
-------------------------------------------------------------
       78 through 83                      7 years
-------------------------------------------------------------
       84 through 90                 90 less issue age
-------------------------------------------------------------

                                              CONTRACT FEATURES AND BENEFITS 13

-------------------------------------------------------------------
CONTRACTS PURCHASED IN CONNECTION WITH THE PROCEEDS FROM A
POST MAY 1999-MARCH 2000 OR LATER ACCUMULATOR(R) SERIES CONTRACT
-------------------------------------------------------------------
ANNUITANT'S AGE AT ISSUE/(1)/         MAXIMUM PERIOD CERTAIN
-------------------------------------------------------------------
       35 through 75                        10 years
-------------------------------------------------------------------
       76 through 77                    85 less issue age
-------------------------------------------------------------------
       78 through 83                         7 years
-------------------------------------------------------------------
CONTRACTS PURCHASED IN CONNECTION WITH THE PROCEEDS FROM A
MARCH 2000 AND LATER ACCUMULATOR(R) SERIES CONTRACT
-------------------------------------------------------------------
ANNUITANT'S AGE AT ISSUE/(1)/         MAXIMUM PERIOD CERTAIN
-------------------------------------------------------------------
       35 through 75                        10 years
-------------------------------------------------------------------
       76 through 77                    85 less issue age
-------------------------------------------------------------------
       78 through 83                         7 years
-------------------------------------------------------------------
       84 through 85                    90 less issue age
-------------------------------------------------------------------

(1)For joint and survivor payments, the period certain is based on the age of the younger annuitant.

The minimum and maximum period certain will be reduced by each year you defer the date your payments will start. Deferral is not available under GMIB Income Manager(R) contracts.

INCREASING PAYMENTS. Under NQ contracts (other than NQ GMIB Income Manager(R) contracts, where increasing payments are generally not available) if you elect increasing payments, you do not have a choice as to the period certain. Based on the age of the annuitant when your contract is issued, your period certain will be as follows:

---------------------------------------------
ANNUITANT'S AGE AT ISSUE/(1)/  PERIOD CERTAIN
---------------------------------------------
     53 1/2 through 70            15 years
---------------------------------------------
       71 through 75              12 years
---------------------------------------------
       76 through 80              9 years
---------------------------------------------
       81 through 83              6 years
---------------------------------------------

If you elect increasing payments and defer the date payments will start, your period certain will be as follows:

-------------------------------------------
                     PERIOD CERTAIN BASED
                      ON DEFERRAL PERIOD
                   ------------------------
 ANNUITANT'S AGE     1-36   37-60   61-72
 AT ISSUE/(1)/      MONTHS  MONTHS  MONTHS
-------------------------------------------
59 1/2 through 70  12 years 9 years 9 years
-------------------------------------------
  71 through 75    9 years  9 years   n/a
-------------------------------------------
  76 through 80    6 years  6 years   n/a
-------------------------------------------
  81 through 83      n/a      n/a     n/a
-------------------------------------------

For GMIB Income Manager(R) contracts (NQ, IRA and Roth IRA) issued with the proceeds from a pre-May 1997 Accumulator(R) series contract, increasing payments are currently available, as follows:

-----------------------------------------------------
ANNUITANT'S AGE AT ISSUE/(1)/  MAXIMUM PERIOD CERTAIN
-----------------------------------------------------
       60 through 70                  15 years
-----------------------------------------------------
       71 through 75                  12 years
-----------------------------------------------------
       76 through 80                  9 years
-----------------------------------------------------
       81 through 83                  6 years
-----------------------------------------------------

For all other IRA, Roth IRA and GMIB Income Manager(R) contracts, increasing payments are not available.

The annuitant ages at issue in the above table are also the annuitant ages for which the contracts are available. Different ages may apply if you purchase a contract by exercising a benefit under another type of contract that we issue.

(1)For joint and survivor payments, the period certain is based on the age of the younger annuitant.

PURCHASE RESTRICTIONS FOR JOINT AND SURVIVOR ANNUITY PAYMENTS

If you elect payments on a joint and survivor basis;

..   the joint annuitant must also be the beneficiary under the contract. Under
    IRA contracts, the joint annuitant must be your spouse;

..   neither the annuitant nor the joint annuitant can be younger than age 45
    (age 35 for GMIB Income Manager(R)), or over age 83 unless it is a GMIB Income Manager(R) contract, as described above then neither can be over the maximum age at issue shown; and

..   under level payments the joint and 100% to survivor form is only available for the longest period certain we permit.

EXAMPLE OF PAYMENTS

We provide the chart below to illustrate level payments under the contract using the following assumptions:

(1)a male age 70 (who is both the contract owner and the annuitant);

(2)single life annuity payments;

(3)a contribution of $100,000;

(4)no additional contributions; and

(5)a period certain of 15 years.


If you had a contract date of February 15, 2012, based on rates to maturity on that date, an election of either monthly, quarterly, or annual payments with payments starting one payment period from the contract date, the following level payments would be provided:



-------------------------------------------
PAYMENT PERIOD  MONTHLY QUARTERLY  ANNUAL
-------------------------------------------
 Start date     3/15/12  5/15/12   2/15/13
-------------------------------------------
  Payment       $520.45 $1,568.57 $6,405.26
-------------------------------------------


WITHDRAWALS

After the first contract year and before the end of the period certain, you may take withdrawals from your account value. You may take one withdrawal per contract year at any time during the contract year. The minimum amount you may withdraw at any time is $1,000. If you request to withdraw more than 90% of your current "cash value" we will treat it as a request to surrender your contract for its cash value. See "Surrendering your contract to receive its cash value" later in this Prospectus.

--------------------------------------------------------------------------------
Your account value is the sum of your market adjusted amounts in each fixed maturity option plus your amounts held in the separate account to provide for payments off maturity dates. Your cash value is equal to your account value minus any withdrawal charge. If the life contingent annuity is already in effect, you may not make any withdrawals.
--------------------------------------------------------------------------------

14  CONTRACT FEATURES AND BENEFITS

Withdrawals in excess of a 10% free withdrawal amount may be subject to a withdrawal charge. There is no free withdrawal amount if your contract is surrendered for its cash value. For GMIB Income Manager(R) contracts, withdrawal charges do not apply, and, therefore, the free withdrawal amount is not applicable. Amounts withdrawn from a fixed maturity option before its maturity date will result in a market value adjustment.

ALLOCATION OF WITHDRAWALS

We will subtract your withdrawal from all remaining fixed maturity options to which your account value is allocated as well as from amounts held in the separate account to provide for payments off maturity dates. As a result we will reduce the amount of your payments and the length of your period certain. We will also begin making payments to you under the life contingent annuity at an earlier date. In order to achieve this result we will withdraw additional amounts over the amount of the withdrawal you requested. We will withdraw these amounts from the fixed maturity options and from amounts held in the separate account to provide for payments off maturity dates and allocate them to the life contingent annuity. The exact additional amount we withdraw will depend on how much is necessary to assure that the same pattern of payments will continue in reduced amounts for the annuitant's life, and if it applies, the life of the joint annuitant. If you have elected increasing payments, the first increase in your payments will take place no later than the date of the next planned increase.

EXAMPLE

The example below illustrates the effect of a withdrawal based on:


(1)a single contribution of $100,000 made on February 15, 2012;

(2)level annual payments of $5,782.72 to be made on February 15th of each year;


(3)joint and two-thirds to survivor payments for a male and female, both age 70;

(4)a period certain of 15 years; and


(5)a withdrawal made at the beginning of the fourth contract year of 25% of an account value of $57,433.89 when the annuitants are age 73.

The requested withdrawal amount would be $14,358.47 ($57,433.89 x .25). In this case, $5,743.39 ($57,433.89 x .10) would be the free withdrawal amount and could be withdrawn free of a withdrawal charge. The balance of $8,615.08 ($14,358.47 - $5,743.39) would be considered a withdrawal of a part of the contribution of $100,000. This contribution would be subject to a 4.0% withdrawal charge of $344.60 ($8,615.08 x .04). The account value after the withdrawal is $42,730.81 ($57,433.89 - $14,358.47 - $344.60). The payments would be reduced to $5,423.42 and the remaining period certain would be reduced to 4 years from 12.


DEATH BENEFIT -- FOR ALL CONTRACTS OTHER THAN GMIB INCOME MANAGER(R) CONTRACTS

When the annuitant dies before payments begin

Generally, when we receive satisfactory proof of the annuitant's death before annuity payments begin we will pay the death benefit to the "beneficiary" named in your contract. See "Your beneficiary" later in this Prospectus. If the joint owner who is also the annuitant dies, we will consider the surviving owner to be the beneficiary, taking the place of any other beneficiary designations.

We determine the amount of the death benefit payable to your beneficiary as of the date we receive satisfactory proof of the annuitant's death and any required instructions for the method of payment and any required forms necessary to effect payment. The death benefit is the greater of:

(1)your account value; and

(2)the sum of the fixed maturity amounts in each fixed maturity option plus any amounts held in the separate account to provide for payments off maturity dates.

However, if you are the annuitant and your spouse is the joint owner or the designated beneficiary under the contract, your spouse may elect to receive the payments instead of taking the death benefit if payments have not been deferred, or payments are scheduled to begin within one year. The payments will then begin on the scheduled date. We will not make any payments under the life contingent annuity after the annuitant's death unless you have elected the joint and survivor form of payments. If you elect joint and one-half or joint and two-thirds to survivor payments, at the death of either annuitant, we will reduce the payments by one-half or one-third, whichever applies.

--------------------------------------------------------------------------------
A death benefit is never payable under the life contingent annuity. The death benefit applies only during the period certain.
--------------------------------------------------------------------------------

When the annuitant dies after the annuity payments begin

If the annuitant dies after the payments begin, we will continue to make payments during the period certain to either the joint owner or the designated beneficiary, whichever applies. If payments continue to the beneficiary, he or she will be deemed the successor owner. If there is a joint owner, the surviving joint owner will be deemed the beneficiary, superseding any other beneficiary designation. The payments will be made on the same schedule that was in effect before the annuitant's death and will terminate at the end of the period certain. If you elected joint and survivor payments under the life contingent annuity, the payments will be made as long as one of the annuitants is living. If you elected joint and one-half or joint and two-thirds to survivor payments, at the death of either annuitant, we will reduce the payments by one-half or one-third, whichever applies.

At the beneficiary's option, payments during the period certain may be discontinued and paid in a single sum. If the single sum is elected within one year after the annuitant's death, the single sum will be paid as a death benefit and will be equal to the greater of:

(1)the account value; and

(2)the sum of the fixed maturity amounts in each fixed maturity option, plus any amounts held in the separate account to provide for payments off maturity dates.

If a single sum is elected and there is a joint annuitant, we will begin making payments to you under the life contingent annuity at an earlier date. These payments will be made in reduced amounts to compensate for the earlier start date. If you elected joint and one-half or joint and two-thirds to survivor payments, at the death of either

                                              CONTRACT FEATURES AND BENEFITS 15
annuitant, we will reduce the payments by one-half or one-third, whichever applies.

When the NQ contract owner who is not the annuitant dies after the annuity payments begin

If your death occurs after annuity payments begin, payments will continue to be made during the period certain to the designated beneficiary, or in the case of joint owners, to the surviving owner. In either case this person becomes the new contract owner. The payments will be made on the same payment schedule that was in effect before your death. After the period certain, lifetime payments will be made under the life contingent annuity for as long as the annuitant (or joint annuitant) is living.

If a single sum is elected, we will begin making payments to you under the life contingent annuity at an earlier date. The lump sum is treated as a withdrawal. See the discussion of withdrawals earlier in this section. These payments will be made in reduced amounts to compensate for the earlier start date. When the life contingent annuity is in effect and one of the joint annuitants dies, if you elected joint and one-half or joint and two-thirds to survivor payments, at the death of either annuitant, we will reduce the payments by one-half or one-third, whichever applies.

DEATH BENEFIT -- FOR ALL GMIB INCOME MANAGER(R) CONTRACTS

For purposes of determining the death benefit in connection with any GMIB Income Manager(R) contract, the annuity payments are considered to have begun at issue of the contract.

When the annuitant dies

In general, we will continue to make payments during the period certain as described earlier in this section under "Death benefit -- for all contracts other than the GMIB Income Manager(R) contracts" under "When the annuitant dies after the annuity payments begin." However, if there is a non-owner joint annuitant, we will continue to make payments to the original owner until the death of the joint annuitant.

Payments during the period certain may be discontinued and paid in a single sum. If there is a joint annuitant, we will begin making payments to you under the life contingent annuity at an earlier date. The lump sum is treated as a withdrawal. See the discussion of withdrawals earlier in this section. These payments will be made in reduced amounts to compensate for the earlier start date.

When the NQ GMIB contract owner who is not the annuitant dies

We will continue to make annuity payments during the period certain as described earlier in this section under "Death benefit -- for all contracts other than the GMIB Income Manager(R) contracts" under "When the NQ contract owner who is not the annuitant dies after the annuity payments begin."

SURRENDERING YOUR LIFE ANNUITY WITH PERIOD CERTAIN CONTRACT

You may surrender your contract for its cash value at any time during the period certain and receive lifetime payments after that under the life contingent annuity. Once your contract is surrendered, the date your payments are to start under the life contingent annuity will be moved forward to the date when you were supposed to receive the next payment under the period certain. However, your payments will be made in reduced amounts. Once your contract is surrendered, we will return it to you with a notation that the life contingent annuity is still in effect. You may not surrender the life contingent annuity.

PERIOD CERTAIN CONTRACT (NOT AVAILABLE IF YOU ARE PURCHASING A GMIB INCOME MANAGER(R) CONTRACT)

You may purchase the period certain contract if you are age 59 1/2 or older. The annuitant must be at least age 59 1/2, but not older than age 78. The contract provides you with level guaranteed payments for a period certain that you select. The minimum period certain you may select is 7 years and the maximum period certain is 15 years. If the annuitant is over age 70 when the contract is issued, the maximum period certain you may select is 85 less the annuitant's age when the contract is issued.

ADDITIONAL CONTRIBUTIONS

Additional contributions are not permitted under the contract.

HOW WE ALLOCATE YOUR CONTRIBUTIONS

Based on the amount of your single contribution and the period certain you select, we allocate your contribution among the fixed maturity options and, if necessary, to the separate account to provide for payments off maturity dates. You may not change this allocation. See "More information" later in this Prospectus for an example of payments.

PAYMENTS

Whether you choose monthly, quarterly or annual payments, your payments normally will start one payment period from the contract date unless you elect otherwise as described under "Off maturity date payments" earlier in this Prospectus. Your payments will always be made on the 15th day of the month.

--------------------------------------------------------------------------------
The period certain may also be referred to as the "liquidity period" because you have access to your money through withdrawals or surrender of your contract.
--------------------------------------------------------------------------------

WITHDRAWALS

After the first contract year you may take withdrawals from your account value. You may take one withdrawal per contract year at any time during the contract year. The minimum amount you may withdraw at any time is $2,000 or 25% of your current cash value if it produces a larger amount. If you request to withdraw more than 90% of your current cash value we will treat it as a request for surrender of the contract for its cash value. See "Surrendering your contract to receive its cash value" later in this Prospectus. Any amounts withdrawn from a fixed maturity option, before its maturity date, will result in a market value adjustment. See "Market value adjustment" earlier in this Prospectus. Withdrawals made during the first seven contract years may be subject to a withdrawal charge. There is no free withdrawal amount under the period certain contracts.

ALLOCATION OF WITHDRAWALS

We will subtract your withdrawals pro rata from all remaining fixed maturity options to which your account value is allocated as well as from amounts held in the separate account to provide for payments off maturity dates. As a result, your payments will continue in reduced level amounts over the remaining term of the period certain.

DEATH BENEFIT

When the annuitant dies before payments begin

Generally, when we receive satisfactory proof of the annuitant's death before annuity payments begin we will pay the death benefit to

16  CONTRACT FEATURES AND BENEFITS
the beneficiary named in your contract. See "Your beneficiary" later in this Prospectus. If the joint owner who is also the annuitant dies, we will consider the surviving owner to be the beneficiary, taking the place of any other beneficiary designations.

We determine the amount of the death benefit payable to your beneficiary as of the date we receive satisfactory proof of the annuitant's death and any required instructions for the method of payment and any required forms necessary to effect payment. The death benefit is the greater of:

(1)your account value; and

(2)the sum of the fixed maturity amounts in each fixed maturity option plus any amounts held in the separate account to provide for payments off maturity dates.

However, if you are the annuitant and your spouse is the joint owner or the designated beneficiary under the contract, your spouse may elect to receive the payments instead of taking the death benefit. The payments will then begin on the scheduled date.

When the annuitant dies after the annuity payments begin

If the annuitant dies after the payments begin, payments will continue to be made during the period certain to either the joint owner or the designated beneficiary, whichever applies. The payments will be made on the same schedule that was in effect before the annuitant's death.

At the beneficiary's option, payments may be discontinued and paid in a single sum. If the single sum is elected within one year after the annuitant's death, the single sum will be equal to the greater of:

(1)the account value; and

(2)the sum of the fixed maturity amounts in each fixed maturity option plus any amounts held in the separate account to provide for payments off maturity dates.

When the NQ contract owner who is not the annuitant dies after the annuity payments begin

If your death occurs after annuity payments begin, payments will continue to be made during the period certain to the designated beneficiary or in the case of joint owners to the surviving owner. In either case, this person becomes the new contract owner and receives the payments.

                                              CONTRACT FEATURES AND BENEFITS 17

2. Other benefits and features of the contracts

--------------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank in U.S. dollars, and made payable to AXA Equitable. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form. For GMIB Income Manager(R) contracts, you can only purchase a contract by exercising your GMIB benefit in accordance with your Accumulator(R) series contract, even if the Accumulator(R) account value is less than $10,000; no additional contributions are permitted.

For your convenience, we will accept initial and additional contributions, if applicable, by wire transmittal from certain broker-dealers who have agreements with us for this purpose. These methods of payment are discussed in detail under "More information" later in this Prospectus.

Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days, we will inform the financial professional submitting the application, on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

--------------------------------------------------------------------------------
Generally our "business day" is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m., Eastern Time for the purposes of determining the date when contributions are applied and other transaction requests are processed.
--------------------------------------------------------------------------------

SECTION 1035 EXCHANGES

You may apply the entire value of an existing nonqualified deferred annuity contract (or life insurance or endowment contract) to purchase an Income Manager(R) NQ contract in a tax-deferred exchange if you follow certain procedures as shown in the form that we require you to use. Section 1035 exchanges are generally not available after the death of the individual who is the measuring life on the exchanged contract (owner or annuitant). Please note that the IRS may not apply tax-free treatment to partial 1035 exchanges. Also see "Tax information" later in this Prospectus.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our Processing Office within 10 days after you receive it. In some states, this "free look" period may be longer.

Generally, your refund will equal your account value under the contract. Your account value reflects any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Under the life annuity with a period certain your refund will also include any amount applied to the life contingent annuity. However, some states require that we refund the full amount of your contribution (not including any investment gain or loss). For IRA contracts returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

If you cancel your GMIB Income Manager(R) contracts within the free look period, we will reinstate your Accumulator(R) series contract as of the date you exercised your GMIB. Upon reinstatement, the value applied to the GMIB Income Manager(R) contract plus any charges that were deducted will be returned to your Accumulator(R) series contract in accordance with the allocations that were in effect on said date.

If you cancel your contract during the free look period, we may require that you wait six months before you may apply for a contract with us again.

For California residents, if you are age 60 or older at the time the contract is issued, you may return your contract within 30 days from the date that you receive it and receive a refund as described below.

Your refund will equal your contributions, less any payments you may have received under the Income Manager(R) payout annuity contract or, if greater, your account value, computed on the date we receive your Income Manager(R) payout annuity contract along with your request to cancel at our processing office.

The 30-day cancellation and refund policy as described above applies to Income Manager(R) payout annuity contracts only. If you have a GMIB Income Manager(R) contract please refer to its free look period and refund policy, as described above.

If you reside in the state of Florida and you are age 65 or older at the time the contract is issued, you may cancel your annuity contract and return it to us within 21 days from the date that you receive it. You will receive an unconditional refund equal to the cash value provided in the annuity contract, plus any fees or charges deducted from your contributions or imposed under the contract, less any payments that were already received.

If you reside in the state of Florida and you are age 64 or younger at the time the contract is issued, you may cancel your annuity contract and return it to us within 14 days from the date that you receive it. You will receive an unconditional refund equal to your contributions, including any contract fees or charges, less any payments that were already received.

Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.

SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time during the period certain. Your cash value is equal to your account

18 OTHER BENEFITS AND FEATURES OF THE CONTRACTS value minus any withdrawal charge. There is no free withdrawal amount if you surrender your contract. For GMIB Income Manager(R) contracts, there are no withdrawal charges, and, therefore, no free withdrawal amount applies.

For a surrender to be effective, we must receive your written request and your contract at our Processing Office. We will determine your cash value on the date we receive the required information. All benefits under your contract will terminate as of that date unless you have elected the life contingent annuity. See "Surrendering your life annuity with a period certain contract" earlier in this Prospectus.

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments within seven days of the transaction to which the request relates. We can defer payment of any portion of the account value (other than for death benefits) for up to six months while you are living. We also may defer payments for any reasonable amount of time (not to exceed 15 days) while we are waiting for a contribution check to clear.

                                OTHER BENEFITS AND FEATURES OF THE CONTRACTS 19

3. Charges

--------------------------------------------------------------------------------

WITHDRAWAL CHARGES

A withdrawal charge applies in two circumstances: (1) if you make a withdrawal during a contract year and it exceeds any applicable free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value. For GMIB Income Manager(R) contracts, withdrawal charges do not apply.

The withdrawal charge equals a percentage of each contribution (or single contribution) withdrawn. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:

-------------------------------------------------------------------
                            CONTRACT YEAR
-------------------------------------------------------------------
                             1    2    3    4    5    6    7    8+
-------------------------------------------------------------------
Percentage of Contribution  7.0% 6.0% 5.0% 4.0% 3.0% 2.0% 1.0% 0.0%
-------------------------------------------------------------------

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus.

We deduct the withdrawal charge from your account value in proportion to the amount withdrawn from each fixed maturity option and any amounts held in the separate account to provide for payments off maturity dates. In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charge from your account value. Any amount deducted to pay a withdrawal charge is also subject to a withdrawal charge.

The withdrawal charge does not apply to the 10% free withdrawal amount described below.

THE 10% FREE WITHDRAWAL AMOUNT APPLIES ONLY TO LIFE ANNUITY WITH A PERIOD CERTAIN CONTRACTS (NOT INCLUDING GMIB INCOME MANAGER(R) CONTRACTS SINCE THERE ARE NO WITHDRAWAL CHARGES). IT DOES NOT APPLY TO YOUR PERIOD CERTAIN CONTRACT OR IF YOU SURRENDER YOUR CONTRACT TO RECEIVE ITS CASH VALUE.

Under life annuity with a period certain contracts, each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. This 10% free withdrawal amount is determined using your account value at the beginning of each contract year.

If you are age 65 or older at the time your contract is issued, the applicable withdrawal charge will not exceed 10% of the amount withdrawn. In addition, no charge will apply after the end of the 10th contract year or 10 years after a contribution is made, whichever is later.

AMOUNTS APPLIED FROM OTHER CONTRACTS ISSUED BY AXA EQUITABLE

LIFE ANNUITY WITH A PERIOD CERTAIN CONTRACT. If you own certain types of contracts that we issue, you may apply the entire account value under those contracts to purchase the life annuity with a period certain contract provided the issue age and payment restrictions for the new contract are met. Depending upon the provisions of your Accumulator(R) contract, the amount used to purchase the GMIB Income Manager(R) may be reduced by the remaining withdrawal charges on any Accumulator(R) series contract being surrendered. If the Accumulator(R) contract is a rollover TSA, we will also deduct the amount of any outstanding loan balance, including any accrued unpaid interest. If you apply your account value at a time when the dollar amount of the withdrawal charge under such other contract is greater than 2% of remaining contributions (after withdrawals), we reserve the right to waive the remaining withdrawal charge. However, a new withdrawal charge schedule will apply under the new contract. For purposes of the withdrawal charge schedule, the year in which your account value is applied under the life annuity with a period certain contract will be "contract year 1." If you apply your account value when the dollar amount of the withdrawal charge is 2% or less, we reserve the right to waive the withdrawal charges under the new contract. You should consider the timing of your purchase as it relates to the potential for withdrawal charges under the life annuity with a period certain contract.

PERIOD CERTAIN CONTRACT. If you own certain types of contracts that we issue, you may apply your entire account value to purchase the period certain contract once any withdrawal charges are no longer in effect under the other contracts. No withdrawal charges will apply under the period certain contract.

To purchase any Income Manager(R) contract we require that you return your original contract to us. A new Income Manager(R) contract will be issued putting this annuity into effect.

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed upon us, such as premium taxes in your state. We deduct the charge from your contributions. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%. This deduction may not apply for certain GMIB Income Manager(R) contracts.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or change the minimum initial contribution requirements. We also may increase the rates to maturity for the fixed maturity options and reduce purchase rates for the life contingent annuity. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of

20  CHARGES
individuals on a group basis. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis. IRA contracts are not available for group arrangements.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation in the withdrawal charge will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate withdrawal charges when sales are made in a manner that results in savings of sales and administrative expenses. This may include sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of the withdrawal charge where it will be unfairly discriminatory.

                                                                    CHARGES  21

4. Payment of death benefit

--------------------------------------------------------------------------------


YOUR BENEFICIARY

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time while the owner and annuitant are alive and the contract is in force. The change will be effective on the date the written request for change is signed. For Income Manager(R) contracts only, where payments have not started; and you are not the annuitant; and you have not named a specific successor owner, the beneficiary will become the successor owner upon your death.

YOUR ANNUITY PAYOUT OPTIONS (NOT INCLUDING GMIB INCOME MANAGER(R) CONTRACTS)

If the annuitant dies before annuity payments begin, your beneficiary may elect to apply the death benefit to an annuity payout option. We offer several annuity payout options to choose from. Restrictions apply, depending on the type of contract you own. Please see "Contract features and benefits" under the "Death benefit" sections earlier in this Prospectus for more information.

ANNUITY PAYOUT OPTIONS

Your beneficiary can choose from among the following death benefit annuity payout options:

..   Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last payment before the annuitant's death. Because there is no death benefit with this payout option, it provides the highest payment of any of the life annuity options, so long as the annuitant is living.

..   Life annuity -- period certain: An annuity that guarantees payments for the rest of the annuitant's life, and, if the annuitant dies before the end of a selected period of time ("period certain"), payments to the beneficiary will continue for the balance of the period certain.

..   Life annuity -- refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments continue to the beneficiary until that amount has been recovered.

..   Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments.

The life annuity; life annuity -- period certain and the life annuity --refund certain are available on either single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, continuation of payments to the survivor.

All of the above annuity payout options are available as fixed annuities. With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity payments in your contract or on our then current annuity rates, whichever is more favorable for the annuitant.

When the beneficiary selects a payout option, we will issue a separate written agreement confirming the beneficiary's right to receive annuity payments. We require the return of the contract before annuity payments begin.

The amount of the annuity payments will depend on the amount applied to purchase the annuity, the type of annuity chosen and, in the case of a life annuity, the annuitant's age (or the annuitant's and joint annuitant's ages) and in certain instances, the sex of the annuitant(s). Once a payout option has been chosen and payments begin, no change can be made. The amount of each annuity payment will be less with a greater frequency of payments or with a longer duration of a non-life contingent annuity or the certain period of a life contingent annuity. Your financial professional can provide you with additional information about your annuity payment options.

At the time that the beneficiary elects a payout option if the amount to be applied is less than $2,000, or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

22  PAYMENT OF DEATH BENEFIT

5. Tax information

--------------------------------------------------------------------------------

OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to contracts owned by United States individual taxpayers. We discuss the tax aspects of each type of contract separately because the tax rules differ, depending on:

..   the type of contract, whether NQ, traditional IRA, or Roth IRA,

..   how you acquired your Income Manager(R) contract, whether by purchase or exercising your GMIB benefit in accordance with your Accumulator(R) series contract, and

..   whether you have deferred your annuity payout start date.

THE INCOME MANAGER(R) CONTRACT IS INTENDED TO BE A PAYOUT ANNUITY. HOWEVER, EXCEPT FOR GMIB INCOME MANAGER(R) CONTRACTS, YOU MAY BE ABLE TO DELAY BEGINNING PAYMENTS, AND CERTAIN RULES GOVERNING DEFERRED ANNUITY CONTRACTS INDICATED BELOW COULD APPLY. THE ABILITY TO DEFER PAYMENTS IS NOT AVAILABLE IN CERTAIN STATES.

Federal income tax rules include the United States laws in the Internal Revenue Code and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any, legislation will actually be proposed or enacted.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

TAXATION OF NONQUALIFIED ANNUITIES


Taxpayers with incomes over $250,000 should consider the 3.8% Medicare tax on investment income (including, for this purpose, income from NQ contracts) which will be effective after December 31, 2012.


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.

CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal, or as an annuity payment. Earnings in a deferred annuity contract are taxable even without a distribution if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse).

Federal tax law requires that all nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year be linked together and treated as one contract when figuring out the taxable amount of any distribution from any of those contracts.

Corporations, partnerships, trusts and other non-natural persons generally cannot defer the taxation of current income credited to the contract unless an exception under the federal income tax rules apply. There is an exception for immediate annuities.

--------------------------------------------------------------------------------
Immediate annuities are generally annuities in which payments begin within one year from purchase and provide for a series of substantially equal payments made at least annually.
--------------------------------------------------------------------------------

Please note that a payout contract purchased through a 1035 exchange may not be treated as an immediate annuity.

ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

The tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

--------------------------------------------------------------------------------
The sections below, "Partial annuitization" and "Withdrawals made before annuity payments begin," apply to NQ contracts which are deferred and does not apply to GMIB Income Manager(R) contracts.
--------------------------------------------------------------------------------

PARTIAL ANNUITIZATION


The consequences described above for annuitization of the entire contract apply to the portion of the contract which is partially annuitized. A nonqualified deferred annuity contract is treated as being partially annuitized if a portion of the contract is applied to an annuity payout option on a life-contingent basis or for a period certain of at least 10 years. In order to get annuity payment tax treatment for the portion of the contract applied to the annuity payout, payments must be made at least annually in substantially equal amounts, the payments must be designed to amortize the amount applied over life or the period certain, and the payments cannot be stopped, except by death or surrender (if permitted under the terms of the contract). The investment in the contract is split between the partially annuitized portion and the deferred amount remaining based on the relative


                                                            TAX INFORMATION  23
values of the amount applied to the annuity payout and the deferred amount remaining at the time of the partial annuitization. Also, the partial annuitization has its own annuity starting date.

WITHDRAWALS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.

--------------------------------------------------------------------------------

The section below, "1035 exchanges," applies to NQ contracts which are deferred and does not apply to GMIB Income Manager(R) contracts.
--------------------------------------------------------------------------------

1035 EXCHANGES

You may purchase a nonqualified deferred annuity contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

..   The contract that is the source of the funds you are using to purchase the nonqualified deferred annuity contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

..   The owner and the annuitant are the same under the source contract and the contract is issued in exchange. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

In some cases you may make a tax-deferred 1035 exchange from a nonqualified deferred annuity contract to a "qualified long-term care contract" meeting all specified requirements under the Code or an annuity contract with a "qualified long-term care contract" feature (sometimes referred to as a "combination annuity" contract).


The tax basis of the source contract carries over to the Income Manager(R) NQ contract.


An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to purchase or contribute to another nonqualified deferred annuity contract on a tax-deferred basis. If requirements are met, the owner may also directly transfer amounts from a nonqualified deferred annuity contract to a "qualified long-term care contract" or "combination annuity" in such a partial 1035 exchange transaction. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.

Even if the contract owner and the insurance companies agree that a full or partial 1035 exchange is intended, the IRS has the ultimate authority to review the facts and determine that the transaction should be recharacterized as taxable in whole or in part.

If you purchase an Income Manager(R) contract, intended to be a payout annuity, with intended partial 1035 exchange proceeds, you should discuss with your tax advisor the timing of your payout. The IRS has ruled that an exchange will not qualify as a partial 1035 exchange if amounts are received from either contract within 180 days of the exchange transaction.

Section 1035 exchanges are generally not available after the death of the owner.


SURRENDERS

If you surrender or cancel the NQ contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

If you make a withdrawal that terminates all periodic payments due, it will be taxable as a complete surrender as discussed above. If you make a withdrawal that does not terminate all periodic payments due, then the withdrawal will generally be taxable. Also, a portion of the remaining reduced payments will be eligible for tax-free recovery of investment.

DEATH BENEFIT PAYMENT MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59 1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. The extra penalty tax does not apply to pre-age 59 1/2 distributions made:

..   on or after your death; or

..   because you are disabled (special federal income tax definition); or

..   in the form of substantially equal periodic annuity payments for your life
    (or life expectancy), or the joint lives (or joint life expectancies) of you and a beneficiary, in accordance with IRS formulas; or

..   payments under an immediate annuity.

Periodic annuity payments we make to you from the life annuity with a period certain while you are under age 59 1/2 should qualify for the "substantially equal payments for life" exception noted above. However, this exception may not apply if you take a withdrawal, surrender your contract or change the payment pattern in any way.

In the event that an NQ owner who has elected deferral subsequently elects partial annuitization, (non-Income Manager(R) GMIB contracts only): we will report a life-contingent partial annuitization made to an owner under age
59 1/2 as eligible for an exception to the early distribution penalty tax. We may be required to treat a partial annuitization for a period certain of at least 10 years as being subject to the penalty for an owner under age 59 1/2.

Please note that a payout contract purchased through a 1035 exchange may not be treated as an immediate annuity.

24  TAX INFORMATION

SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Income from NQ contracts we issue is U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico-source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The computation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.

INDIVIDUAL RETIREMENT ARRANGEMENTS ("IRAS")

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and/or securities in a custodial account and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

..   Traditional IRAs, typically funded on a pre-tax basis; and

..   Roth IRAs, funded on an after-tax basis.

We offer the Income Manager(R) contract for purchase only in traditional IRA form. We offer the GMIB Income Manager(R) contract in traditional IRA form or Roth IRA form, depending on the status of your Accumulator(R) series contract.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This Publication is usually updated annually, and can be obtained by contacting the IRS or from the IRS website (www.irs.gov).

AXA Equitable designs its traditional IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to IRAs.

We have not submitted to the IRS a request for an opinion letter to approve the form of the Income Manager(R) traditional IRA contract for use as a traditional IRA contract. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment.

CANCELLATION

You can cancel an Income Manager(R) IRA contract by following the directions under "Your right to cancel within a certain number of days" earlier in the Prospectus. If you cancel an IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES ("TRADITIONAL IRAS")

--------------------------------------------------------------------------------
The sections, "Contributions to traditional IRAs,""Rollover and transfer contributions to traditional IRAs,""Rollovers from eligible retirement plans other than traditional IRAs,""Rollovers of after-tax contributions from eligible retirement plans other than traditional IRAs,""Rollovers from traditional IRAs to traditional IRAs,""Spousal rollovers and divorce-related direct transfers," and "Excess contributions" do not apply to GMIB Income Manager(R) contracts.

If you are acquiring your GMIB Income Manager(R) contract by exercising your GMIB benefit in accordance with your Accumulator(R) series contract, go to "Withdrawals, payments and transfers of funds out of traditional IRAs," below; the sections pertaining to contributions to traditional IRAs in the prospectus are generally intended for individuals who acquire the Income Manager(R) traditional IRA contract by purchase.
--------------------------------------------------------------------------------

CONTRIBUTIONS TO TRADITIONAL IRAS

Individuals may make three different types of contributions to purchase a traditional IRA or as subsequent contributions to an existing IRA:

..   "regular" contributions out of earned income or compensation; or

..   tax-free "rollover" contributions; or

..   direct custodian-to-custodian transfers from other traditional IRAs
    ("direct transfers").

We require that your initial contribution to the Income Manager(R) traditional IRA contract must be either a rollover or a direct custodian-to-custodian transfer. See "Rollover and transfer contributions to traditional IRAs" below. If you defer your annuity payout starting date you may be able to make additional contributions. Any additional contributions you make may be any of rollover, direct transfer or regular contributions. Regular contributions to IRAs are subject to a number of technical rules that differ depending on the year, your age, whether you are an active participant in an employer-sponsored plan, and your compensation. If you make subsequent regular contributions to the contract, please consult your tax adviser or IRS Publication 590 for the applicable rules.

ROLLOVER AND TRANSFER CONTRIBUTIONS TO TRADITIONAL IRAS

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

..   qualified plans;

..   governmental employer 457(b) plans;

..   403(b) plans (including Internal Revenue Code Section 403(b)(7) custodial accounts); and

                                                            TAX INFORMATION  25

..   other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

ROLLOVERS FROM "ELIGIBLE RETIREMENT PLANS" OTHER THAN TRADITIONAL IRAS

Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant. A non-spousal death beneficiary may also be able to make a direct rollover to an inherited IRA under certain circumstances.

There are two ways to do rollovers:

..   Do it yourself:

   You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your qualified plan or TSA will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

..   Direct rollover:

   You tell the plan trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA, qualified plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distributions are:

..   "required minimum distributions" after age 70 1/2 or retirement from service with the employer; or

..   substantially equal periodic payments made at least annually for your life
    (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

..   substantially equal periodic payments made for a specified period of 10 years or more; or

..   hardship withdrawals; or

..   corrective distributions which fit specified technical tax rules; or

..   loans that are treated as distributions; or

..   death benefit payments to a beneficiary who is not your surviving spouse; or

..   qualified domestic relations order distributions to a beneficiary who is not your current spouse or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan such as a traditional IRA, and subsequently take a premature distribution.

ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS

Any non-Roth after-tax contributions you have made to a qualified plan or 403(b) plan (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this Prospectus under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan.

ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

SPOUSAL ROLLOVER AND DIVORCE-RELATED DIRECT TRANSFERS

The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, an inherited IRA to one or more other traditional IRAs. A non-spousal death beneficiary may also be able to make a direct rollover to an inherited IRA under certain circumstances. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.

EXCESS CONTRIBUTIONS TO TRADITIONAL IRAS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

..   regular contributions of more than the maximum regular contribution amount for the applicable taxable year;

..   regular contributions to a traditional IRA made after you reach age 70 1/2;
    and

..   rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70 1/2.

You can avoid or limit the excise tax by withdrawing an excess contribution (rollover or regular). See IRS Publication 590 for further details.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1)the rollover was from an eligible retirement plan to a traditional IRA;

(2)the excess contribution was due to incorrect information that the plan provided; and

(3)you took no tax deduction for the excess contribution.

26  TAX INFORMATION

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Amounts distributed from traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.

We report all payments from traditional IRA contracts on IRS Form 1099-R. You are responsible for reporting these amounts correctly on your individual income tax return and keeping supporting records. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax-free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax-free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:

..   the amount received is a withdrawal of certain excess contributions, as described in IRS Publication 590; or

..   the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds, (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and transfer contributions to traditional IRAs" earlier in this section for more information.)

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a 403(b) plan or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, 403(b) plan or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Since the Income Manager(R) annuity is intended to be a payout contract, it may not be an appropriate contract if you intend to roll over funds later. Allocation of amounts to the life contingent annuity may make it difficult for you to roll the contract over to another eligible retirement plan.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available to distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.



REQUIRED MINIMUM DISTRIBUTIONS

BACKGROUND ON REGULATIONS -- REQUIRED MINIMUM DISTRIBUTIONS

Distributions must be made from traditional IRAs according to the rules contained in the Code and Treasury Regulations. Certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. This could increase the annual amount required to be distributed from these contracts. Generally, these provisions will not apply to Income Manager(R) contracts. They could apply if you defer your payment start dates, and if account-based withdrawals, as discussed below, are done before annuitization. In addition, other provisions of the Treasury Regulations may adversely affect increasing payment GMIB Income Manager(R) IRAs beginning in 2006. You should consult with your tax adviser before you elect to take increasing payments from GMIB Income Manager(R) IRAs.

LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70 1/2.

WHEN YOU HAVE TO TAKE THE FIRST LIFETIME REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age 70 1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70 1/2, or to delay taking it until the first three-month period in the next calendar year (January 1st - April 1st). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70 1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based." If you are acquiring your GMIB Income Manager(R) contract by exercising your GMIB benefit in accordance with your Accumulator(R) series contract, and generally for Income Manager(R) contracts where the payout starting date is not deferred, the annuity-based method applies.

ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary

                                                            TAX INFORMATION  27
each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? No, we do not automatically make distributions from your contract before your annuity payments begin. We will calculate the amount of an account-based required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you. Also, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70 1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70 1/2.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. HOWEVER, NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT/CERTIFICATE IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual, such as the estate, the rules continue to apply the 5-year rule discussed above under "Individual beneficiary." PLEASE NOTE THAT WE NEED AN INDIVIDUAL ANNUITANT TO KEEP AN ANNUITY CONTRACT/CERTIFICATE IN FORCE. IF THE BENEFICIARY IS NOT AN INDIVIDUAL, WE MUST DISTRIBUTE AMOUNTS REMAINING IN THE ANNUITY CONTRACT AFTER THE DEATH OF THE ANNUITANT.

IMPORTANT INFORMATION ABOUT MINIMUM DISTRIBUTIONS UNDER YOUR CONTRACT

Although the life contingent annuity portion of the life annuity with a period certain does not have a cash value, it will be assigned a value for tax purposes. This value will generally be changed each year. If you are using the account-based withdrawal method because you have deferred the payment start date for example, when you determine the amount of account-based required minimum distributions from your IRA this value must be included. This must be done before

28  TAX INFORMATION
annuity payments begin even though the life contingent annuity may not be providing a source of funds to satisfy the required minimum distributions.

If you surrender your contract, or withdraw any remaining account value before your annuity payments begin, it may be necessary for you to satisfy your required minimum distribution by moving forward the start date of payments under your life contingent annuity. Or to the extent available, you have to take distributions from other IRA funds you may have. Or, you may convert your IRA life contingent annuity under the IRA contract to a nonqualified life contingent annuity. This would be viewed as a distribution of the value of the life contingent annuity from your IRA, and therefore, would be a taxable event. However, since the life contingent annuity would no longer be part of the IRA, you would not have to include its value when determining future required minimum distributions.

If you have elected a joint and survivor form of the life contingent annuity, the joint annuitant must be your spouse. In the event of your death or the death of your spouse the value of such annuity will change. For this reason, it is important that someone tell us if you or your spouse dies before the life contingent annuity has started payments so that a lower valuation can be made. Otherwise, a higher tax value may result in an overstatement of the amount that would be necessary to satisfy your required minimum distribution amount.

SUCCESSOR ANNUITANT AND OWNER

If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death. The required minimum distribution rules are applied as if your surviving spouse is the contract owner.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59 1/2 before the first day of that tax year.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59 1/2. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions made:

..   on or after your death;

..   because you are disabled (special federal income tax definition);

..   used to pay certain extraordinary medical expenses (special federal income tax definition);

..   used to pay medical insurance premiums for unemployed individuals (special federal income tax definition);

..   used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs);

..   used to pay certain higher education expenses (special federal income tax definition); or

..   in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

WILL PAYMENTS WE MAKE TO YOU FROM THE LIFE ANNUITY WITH A PERIOD CERTAIN WHILE YOU ARE UNDER AGE 59 1/2 QUALIFY AS SUBSTANTIALLY EQUAL PAYMENTS FOR LIFE?

Same as nonqualified annuities under "Early distribution penalty tax."

ROTH IRA GMIB INCOME MANAGER(R) CONTRACTS

Before you exercise your GMIB benefit in accordance with your Accumulator(R) series Roth IRA contract, you should discuss with your tax adviser the tax consequences of distributions from a Roth IRA which may apply to your personal situation.

Payments from traditional IRAs and Roth IRAs are taxed differently. Payments from traditional IRAs are generally fully taxable, as discussed earlier in this prospectus. It is the IRA owner's responsibility to calculate the taxable and tax-free portions of any traditional IRA payments on the owner's tax return.

Distributions from Roth IRAs generally receive return of contribution treatment first under federal income tax calculation rules before any income is taxable. Certain distributions from Roth IRAs may qualify for fully tax-free treatment. These are distributions after you reach age 59 1/2, die, become disabled or meet a qualified first-time homebuyer tax rule. You also have to meet a five-year aging period, which begins when you first contribute funds to any Roth IRA.


For example, if you purchased an Accumulator(R) series traditional IRA contract in 2004 and did not convert it into a Roth IRA until 2008, and if your Accumulator(R) series contract is your sole Roth IRA, you have not yet met the five-year aging period if you exercise your GMIB benefit in 2012. In that case, payments received before the five-year aging period is met are treated first as a recovery of contributions to the Roth IRA, and next as ordinary income, after all contributions are recovered.


Taxable withdrawals or distributions from Roth IRAs may be subject to an additional 10% penalty tax if you are under age 59 1/2, unless an exception applies.

Since federal income rules require Roth IRA owners to aggregate all of their Roth IRAs together to determine the tax treatment and taxable amount, if any, of distributions and payments from Roth IRAs, the issuer of any Roth IRA contract generally reports on IRS Form 1099-R only the amount of distributions and payments it makes for the year as "taxable amount not determined." It is your responsibility to calculate on your tax return the tax-free, contribution recovery, or taxable income amounts as applicable.

As discussed earlier in this prospectus, traditional IRAs are subject to required minimum distribution rules which require that amounts begin to be distributed in a prescribed manner from the IRA after the owner reaches age 70 1/2. These rules also require distributions after

                                                            TAX INFORMATION  29
the owner's death. No distributions are required to be made from Roth IRAs until after the Roth IRA owner's death, but then the required minimum distribution rules apply.


As in the case of a traditional IRA, borrowing and loans are prohibited transactions for a Roth IRA.

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING


We must withhold federal income tax from distributions from annuity contracts and specified tax-favored savings or retirement plans or arrangements. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding required depends on the type of distribution and, in certain cases, the amount of a distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.


Note that we are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You may elect out of withholding as described below.

You must file your request not to withhold in writing before the payment or distribution is made. Our Processing Office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States. We might have to withhold and/or report on amounts we pay under a free look or cancellation.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.


Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. Generally, an election out of federal withholding will also be considered an election out of state withholding. In some states, you may elect out of state withholding, even if federal withholding applies. In some states, the income tax withholding is completely independent of federal income tax withholding. If you need more information concerning a particular state or any required forms, call our Processing Office at their toll-free number.


If you are receiving periodic and/or non-periodic payments, you will be notified of the withholding requirements and of your right to make withholding elections.

FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

Federal tax rules require payors to withhold differently on "periodic" and "non-periodic" payments. Payors are to withhold from periodic annuity payments as if the payments were wages. The annuity contract owner is to specify marital status and the number of withholding exemptions claimed on an IRS Form W-4P or similar substitute election form. If the owner does not claim a different number of withholding exemptions or maritial status, the payor is to withhold assuming that the owner is married and claiming three withholding exemptions.

A contract owner's withholding election remains effective unless and until the owner revokes it. The contract owner may revoke or change a withholding election at any time.

FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

Non-periodic distributions include partial withdrawals, total surrenders and death benefits. Payors generally withhold federal income tax at a flat 10% rate from (i) the taxable amount in the case of nonqualified contracts, and (ii) the payment amount in the case of traditional IRAs and Roth IRAs where it is reasonable to assume an amount is includable in gross income.

30  TAX INFORMATION

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6. More information

--------------------------------------------------------------------------------

ABOUT OUR FIXED MATURITY OPTIONS

HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT. We use the following procedure to calculate the market value adjustment (positive or negative) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1)We determine the market adjusted amount on the date of the withdrawal as follows:

   (a)We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

   (b)We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

   (c)We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

   (d)We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)We determine the fixed maturity amount as of the current date.

(3)We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

ABOUT THE SEPARATE ACCOUNT FOR THE FIXED MATURITY OPTIONS

INVESTMENTS. Under New York Insurance law, the portion of the separate account assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law which applies, transfer all assets allocated to the separate account to our general account. Also, we may, at our sole discretion, invest separate account assets in any investment permitted by applicable law. We guarantee all benefits relating to your account value in the fixed maturity options regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT OUR GENERAL ACCOUNT

Our general obligations and any guaranteed benefits under the contract are supported by AXA Equitable's general account and are subject to AXA Equitable's claims paying ability. Assets in the general account are not segregated for the exclusive benefit of any particular contract or obligation. General account assets are also available to the insurer's general creditors and the conduct of its routine business activities, such as the payment of salaries, rent and other ordinary business expenses. For more information about AXA Equitable's financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the variable investment options. You may also speak with your financial representative.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The market value adjustment interests under the contracts, which are held in a separate account, are issued by AXA Equitable and are registered under the Securities Act of 1933. The contract is a "covered security" under the federal securities laws.

                                                           MORE INFORMATION  31

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We have been advised that the staff of the SEC has not made a review of the disclosure that is included in the prospectus for your information that relates to the general account and the life contingent annuity. The disclosure, however, may be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

OTHER METHODS OF PAYMENT

WIRE TRANSMITTALS

We accept initial contributions sent by wire to our Processing Office by agreement with certain broker-dealers. The transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" in "Other benefits and features of the contracts" earlier in this prospectus.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information forwarded electronically. Where we require a signed application, no financial transactions will be permitted until we receive the signed application and have issued the contract.

After your contract has been issued, additional contributions under the life annuity with a period certain contract may be transmitted by wire.

ABOUT PAYMENTS UNDER PERIOD CERTAIN CONTRACTS


The following example illustrates a ten-year level stream of annual payments, each in the amount of $10,000, purchased on February 15, 2012 with the first payment on February 15, 2013. To achieve this result, a single contribution of $85,253.95 is required, and is allocated among the fixed maturity options as indicated below.



------------------------------------------------------
                          PRICE PER $100
FEBRUARY 15TH OF           OF MATURITY   ALLOCATION OF
 CALENDAR YEAR    PAYMENT     VALUE      CONTRIBUTION
------------------------------------------------------
     2013         $10,000     $97.08      $ 9,707.95

     2014         $10,000     $94.25      $ 9,425.20

     2015         $10,000     $91.51      $ 9,150.68

     2016         $10,000     $88.84      $ 8,884.15

     2017         $10,000     $86.25      $ 8,624.69

     2018         $10,000     $83.73      $ 8,373.49

     2019         $10,000     $81.30      $ 8,129.60

     2020         $10,000     $78.93      $ 7,892.81

     2021         $10,000     $76.62      $ 7,662.31

     2022         $10,000     $74.03      $ 7,403.09
                               Total      $85,253.95
------------------------------------------------------


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

BUSINESS DAY

Our "business day" is generally any day the New York Stock Exchange ("NYSE") is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

..   If your contribution or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day:

   -- on a non-business day;

   -- after 4:00 p.m. Eastern Time on a business day; or

   -- after an early close of regular trading on the NYSE on a business day.

CONTRIBUTIONS

..   Contributions allocated to the fixed maturity options will receive the rate to maturity in effect for that fixed maturity option on that business day.

..   Contributions allocated to the separate account to provide for payments off maturity dates will receive the interest rate in effect on that business day or the same rate as the rate to maturity that applied to the expired fixed maturity option.

..   Contributions allocated to the life contingent annuity will be invested at the purchase rates in effect on that business day. If you are purchasing the Income Manager(R) (life with a period certain) option in connection with your guaranteed minimum income benefit under certain contracts, you should note that the purchase rates used are more conservative (and therefore your payments may be smaller) than those we use for other Income Manager(R) contracts.

STATUTORY COMPLIANCE

We have the right to change your contract without the consent of any other person in order to comply with any laws and regulations that apply, including but not limited to changes in the Internal Revenue Code, in Treasury Regulations or in published rulings of the Internal Revenue Service and in Department of Labor regulations.

Any change in your contract must be in writing and made by an authorized officer of AXA Equitable. We will provide notice of any contract change.

The benefits under your contract will not be less than the minimum benefits required by any state law that applies.

ABOUT LEGAL PROCEEDINGS

AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon our obligations under the contracts, or the distribution of the contracts.

TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

The contracts may not be assigned except through surrender to us. They may not be borrowed against or used as collateral for a loan or other obligation.

32  MORE INFORMATION

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DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.

AXA Advisors is an affiliate of AXA Equitable, and AXA Distributors is an indirect wholly owned subsidiary of AXA Equitable. The Distributors are under the common control of AXA Financial, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Both broker-dealers also act as distributors for other AXA Equitable life and annuity products.


Under a distribution agreement between AXA Distributors, LLC, AXA Equitable, and certain of AXA Equitable's separate accounts, including the separate account that contains the fixed maturity options, AXA Equitable paid AXA Distributors, LLC distribution fees of $562,732,447 in 2011, $399,625,078 in 2010 and $429,091,474 in 2009, as the distributor of certain contracts, including these contracts, and as the principal underwriter of several AXA Equitable separate accounts, including the separate account that contains the fixed maturity options. Of these amounts for each of these three years, AXA Distributors, LLC retained $15,092,209, $10,963,063 and $40,223,293, respectively.

Pursuant to a Distribution and Servicing Agreement between AXA Advisors, AXA Equitable and certain of AXA Equitable's separate accounts, including the separate account that contains the fixed maturity options, AXA Equitable paid AXA Advisors a fee of $325,380 for each of the years 2011, 2010 and 2009. AXA Equitable paid AXA Advisors as the distributor for certain contracts, including these contracts $529,410,549 in 2011, $576,147,169 in 2010 and $557,277,070 in
2009. Of these amounts, AXA Advisors retained $268,084,019, $364,376,758 and $306,063,542, respectively.


The contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts are also sold by financial professionals of unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers").

AXA Equitable pays compensation to both Distributors based on contracts sold. AXA Equitable may also make additional payments to the Distributors, and the Distributors may, in turn, make additional payments to certain Selling broker-dealers. All payments will be in compliance with all applicable FINRA rules and other laws and regulations.

Although AXA Equitable takes into account all of its distribution and other costs in establishing the level of fees and charges under its contracts, none of the compensation paid to the Distributors or the Selling broker-dealers discussed in this section of the Prospectus are imposed as separate fees or charges under your contract. AXA Equitable, however, intends to recoup amounts it pays for distribution and other services through the fees and charges of the contract and payments it receives for providing administrative, distribution and other services to the Portfolios. For information about the fees and charges under the contract, see "Fee table" and "Charges and expenses" earlier in this Prospectus.

AXA ADVISORS COMPENSATION. AXA Equitable pays compensation to AXA Advisors based on contributions made on the contracts sold through AXA Advisors ("contribution-based compensation"). The contribution-based compensation will generally not exceed 8.50% of total contributions. AXA Advisors, in turn, may pay a portion of the contribution-based compensation received from AXA Equitable to the AXA Advisors financial professional and/or the Selling broker-dealer making the sale. In some instances, a financial professional or a Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation based on a percentage of the account value of the contract sold ("asset-based compensation"). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could, over time, exceed the total compensation that would otherwise be paid on the basis of contributions alone. The compensation paid by AXA Advisors varies among financial professionals and among Selling broker-dealers. AXA Advisors also pays a portion of the compensation it receives to its managerial personnel.

AXA Advisors also pays its financial professionals and managerial personnel other types of compensation including service fees, expense allowance payments and health and retirement benefits. AXA Advisors also pays its financial professionals, managerial personnel and Selling broker-dealers sales bonuses (based on selling certain products during specified periods) and persistency bonuses. AXA Advisors may offer sales incentive programs to financial professionals and Selling broker-dealers who meet specified production levels for the sales of both AXA Equitable contracts and contracts offered by other companies. These incentives provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid education seminars and merchandise.

When a contract is sold by a Selling broker-dealer, the Selling broker-dealer, not AXA Advisors, determines the compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, as described immediately below.

DIFFERENTIAL COMPENSATION. In an effort to promote the sale of AXA Equitable products, AXA Advisors may pay its financial professionals and managerial personnel a greater percentage of contribution-based compensation and/or asset-based compensation for the sale of an AXA Equitable contract than it pays for the sale of a contract or other financial product issued by a company other than AXA Equitable. This practice is known as providing "differential compensation." Differential compensation may involve other forms of compensation to AXA Advisors personnel. Certain components of the compensation paid to managerial personnel are based on whether the sales involve AXA Equitable contracts. Managers earn higher compensation (and credits toward awards and bonuses) if the financial professionals they manage sell a higher percentage of AXA Equitable contracts than products issued by other companies. Other forms of compensation provided to its financial professionals include health and retirement benefits, expense reimbursements, marketing allowances and contribution-based payments, known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of AXA Equitable contracts and products sponsored by affiliates.

                                                           MORE INFORMATION  33

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The fact that AXA Advisors financial professionals receive differential compensation and additional payments may provide an incentive for those financial professionals to recommend an AXA Equitable contract over a contract or other financial product issued by a company not affiliated with AXA Equitable. However, under applicable rules of FINRA, AXA Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you based on the facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation among products in the same category. For more information, contact your financial professional.

AXA DISTRIBUTORS COMPENSATION. AXA Equitable pays contribution-based and asset-based compensation (together "compensation") to AXA Distributors. Contribution-based compensation is paid based on AXA Equitable contracts sold through AXA Distributor's Selling broker-dealers. Asset-based compensation is paid based on the aggregate account value of contracts sold through certain of AXA Distributor's Selling broker-dealers. Contribution-based compensation will generally not exceed 5.00% of the total contributions made under the contracts. AXA Distributors, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of the contract in combination with annual asset-based compensation based on a percentage of the account value of the contract sold. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which AXA Equitable pays to AXA Distributors will be reduced by the same amount, and AXA Equitable will pay AXA Distributors asset-based compensation on the contract equal to the asset-based compensation which AXA Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could, over time, exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Distributors varies among Selling broker-dealers.

The Selling broker-dealer, not AXA Distributors, determines the amount and type of compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, such as differential compensation paid for various products.

AXA Equitable also pays AXA Distributors compensation to cover its operating expenses and marketing services under the terms of AXA Equitable's distribution agreements with AXA Distributors.

ADDITIONAL PAYMENTS BY AXA DISTRIBUTORS TO SELLING BROKER-DEALERS. AXA Distributors may pay, out of its assets, certain Selling broker-dealers and other financial intermediaries additional compensation in recognition of services provided or expenses incurred. AXA Distributors may also pay certain Selling broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable products on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conference; and/or other support services, including some that may benefit the contract owner. Payments may be based on the aggregate account value attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. AXA Distributors may also make fixed payments to Selling broker-dealers, for example in connection with the initiation of a new relationship or the introduction of a new product.

Additionally, as an incentive for the financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, AXA Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements").


These additional payments may serve as an incentive for Selling broker-dealers to promote the sale of AXA Equitable contracts over contracts and other products issued by other companies. Not all Selling broker-dealers receive additional payments, and the payments vary among Selling broker-dealers. The list below includes the names of Selling broker-dealers that we are aware (as of December 31, 2011) received additional payments. These additional payments ranged from $81 to $4,973,724. AXA Equitable and its affiliates may also have other business relationships with Selling broker-dealers, which may provide an incentive for the Selling broker-dealers to promote the sale of AXA Equitable contracts over contracts and other products issued by other companies. The list below includes any such Selling broker-dealer. For more information, ask your financial professional.

1st Global Capital Corporation
Advantage Capital Corporation
A.G. Edwards
American Portfolios Financial Services
Ameriprise Financial Services, Inc.
Associated Securities Corp.
Bank of America
BBVA Compass Investment Solutions, Inc.
CCO Investment Services Corp.
Centaurus Financial, Inc.
Commonwealth Financial Network
CUSO Financial Services, L.P.
Essex National Securities Inc.
Financial Network Investment Corporation
First Allied Securities
First Citizens Investor Services, Inc.
First Tennessee Brokerage, Inc.
FSC Securities Corporation
Geneos Wealth Management, Inc.
H.D. Vest Investment Securities, Inc.
Investment Centers of America/First Dakota Inc.
IFC Holdings Inc. DBA Invest Financial Corporation
Investment Professionals, Inc.
Investors Capital Corporation
J.P. Turner & Company, LLC
James T. Borello & Co.
Janney Montgomery Scott, LLC


34  MORE INFORMATION

Key Investment Services, LLC
Lincoln Financial Advisors Corporation
Lincoln Financial Securities Corporation
LPL Financial Corporation
M&T Securities, Inc.
Merrill Lynch Life Agency Inc.
Morgan Keegan & Co., Inc.
Morgan Stanley Smith Barney - Morgan Stanley & Co., Incorporated
Multi-Financial Securities Corporation
National Planning Corporation
Next Financial Group, Inc.
NFP Securities, Inc.
Plan Member Financial Corporation
PNC Investments
Prime Capital Services
PrimeVest Financial Services, Inc.
Raymond James & Associates Inc
Raymond James Financial Services
RBC Capital Markets Corp.
Robert W Baird & Co.
Royal Alliance Associates Inc.
Sage Point Financial, Inc
Securities America, Inc.
SII Investments, Inc.
Sorrento Pacific Financial, LLC
Stifel, Nicolaus & Co.
Summit Brokerage Services, Inc
Termed/Mutual Service Corporation
Transamerica Financial Advisors, Inc.
U.S. Bancorp Investments, Inc.
UBS Financial Services, Inc.
UVEST Financial Services Group, Inc.
Waterstone Financial Group, Inc.
Wells Fargo Advisors Financial Network LLC
Wells Fargo Advisors
Wells Fargo Advisors, LLC
Wells Fargo Investments, LLC




                                                           MORE INFORMATION  35

7. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2011 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.


AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the fixed maturity option (the "Registration Statement"). This Prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this Prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234). You can access our website at www.axa-equitable.com.

36  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Appendix: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2012 to a fixed maturity option with a maturity date of February 15, 2020 (eight years later) at a hypothetical rate to maturity of 7.00%(h), resulting in a maturity value of $171,882 on the maturity date. We further assume that a withdrawal of $50,000, including any applicable withdrawal charge, is made four years later on February 15, 2016/(a)/.



------------------------------------------------------------------------------------------------------------------------------------
                                                                                            HYPOTHETICAL ASSUMED RATE TO MATURITY(J)
                                                                                             FEBRUARY 15, 2016
                                                                                            --------------------------------------
                                                                                             5.00%               9.00%
------------------------------------------------------------------------------------------------------------------------------------
 AS OF FEBRUARY 15, 2016 BEFORE WITHDRAWAL
------------------------------------------------------------------------------------------------------------------------------------
(1) Market adjusted amount/(b)/                                                             $141,389              $121,737
------------------------------------------------------------------------------------------------------------------------------------
(2) Fixed maturity amount/(c)/                                                              $131,104              $131,104
------------------------------------------------------------------------------------------------------------------------------------
(3) Market value adjustment: (1) - (2)                                                      $10,285               $(9,367)
------------------------------------------------------------------------------------------------------------------------------------
 ON FEBRUARY 15, 2016 AFTER $50,000 WITHDRAWAL
------------------------------------------------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with the withdrawal: (3) x [$50,000/(1)]  $3,637                $(3,847)
------------------------------------------------------------------------------------------------------------------------------------
(5) Portion of fixed maturity associated with the withdrawal: $50,000 - (4)                 $46,363               $53,847
------------------------------------------------------------------------------------------------------------------------------------
(6) Market adjusted amount: (1) - $50,000                                                   $91,389               $71,737
------------------------------------------------------------------------------------------------------------------------------------
(7) Fixed maturity amount: (2) - (5)                                                        $84,741               $77,257
------------------------------------------------------------------------------------------------------------------------------------
(8) Maturity value/(d)/                                                                     $111,099              $101,287
------------------------------------------------------------------------------------------------------------------------------------


You should note that in this example, if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

Notes:

(a)Number of days from the withdrawal date to the maturity date = D = 1,461
(b)Market adjusted amount is based on the following calculation:

             Maturity value  =        $171,882       where j is either 5% or 9%
             ----------------    --------------------
             (1+j)/(D/365)/      (1+j)/(1,461/365)/

(c)Fixed maturity amount is based on the following calculation:

                                    Maturity value  =         $171,882
                                    ----------------    -----------------------
                                    (1+h)/(D/365)/      (1+0.07)/(1,461/365)/

(d)Maturity value is based on the following calculation:

   Fixed maturity amount x (1+h)/(D/365)  /=  ($84,741 or $77,257) x
   (1+0.07)/(1,461/365)/

                                  APPENDIX: MARKET VALUE ADJUSTMENT EXAMPLE I-1

Fixed Maturity Options Available Under Certain Accumulator(R) Contracts


PROSPECTUS DATED MAY 1, 2012


Please read and keep this Prospectus for future reference. It contains important information that you should know before taking any action under your contract. This Prospectus supersedes all other Prospectuses.

--------------------------------------------------------------------------------

WHAT IS ACCUMULATOR(R)?

Accumulator(R) is a deferred annuity contract issued by AXA EQUITABLE LIFE INSURANCE COMPANY. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option, fixed maturity options, or the account for special dollar cost averaging ("investment options").

This Prospectus describes the fixed maturity options under certain Accumulator contracts that are no longer sold.

WHAT ARE THE FIXED MATURITY OPTIONS?

The fixed maturity options are some of the investment options available under certain Accumulator contracts. Please refer to your contract for details regarding whether you are eligible for the fixed maturity options. As explained in more detail in this Prospectus, each fixed maturity option has a maturity date ranging from one to 10 years, and we pay interest at a stated rate if the option is held to maturity. Under certain circumstances, such as withdrawals, selection of annuity payout option or payment of a death benefit, we may make a market value adjustment, which will increase or decrease any fixed maturity amount you will have in that fixed maturity option.

This Prospectus describes the fixed maturity options available under the following Accumulator(R) contracts, which are no longer sold:

..   Accumulator(R) Advisor/SM/

..   Accumulator(R)

..   Accumulator(R) Plus/SM/

..   Accumulator(R) Elite/SM/

..   Accumulator(R) Select/SM/

..   Equitable Accumulator(R) Elite/SM/ II

..   Equitable Accumulator(R) Express/SM/

..   Equitable Accumulator(R) Select/SM/ II

Not all features are available under each Accumulator(R) contract. Please refer to your contract and contract prospectus.

This Prospectus does not describe the contract itself or the investment options other than the fixed maturity options. Because the contract is no longer sold, the Prospectus for the contract is no longer updated. For information about the contract, you should consult the contract itself and the most recent prospectus for the contract, which you may request by writing to our processing office at 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094 or by calling 1-800-789-7771. For additional information regarding the variable investment options, you should consult the most recent prospectuses for the portfolios underlying the variable investment options. You may request prospectuses for the portfolios underlying the variable investment options, which do not accompany this Prospectus, by writing to or calling our processing office at the address and number above.

THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER
AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.

                                                                       (R-4/15)
                                                                        #235359

Contents of this Prospectus

--------------------------------------------------------------------------------

         Who is AXA Equitable?                                      4
         How to reach us                                            5


         -------------------------------------------------------------
         1.CONTRACT FEATURES AND BENEFITS                           7
         -------------------------------------------------------------
         Overview                                                   7
         Contributions generally and limitations on contributions   7
         What are your investment options under the contract?       7


         -------------------------------------------------------------
         2.DESCRIPTION OF THE FIXED MATURITY OPTIONS                8
         -------------------------------------------------------------
         Fixed maturity options                                     8
         Rates to maturity and price per $100 of maturity value     9
         How we determine the market value adjustment               9
         Investments under the fixed maturity options               9
         Allocating your contributions                             10


         -------------------------------------------------------------
         3.DETERMINING YOUR CONTRACT'S VALUE                       11
         -------------------------------------------------------------
         Your account value and cash value                         11
         Your contract's value in the fixed maturity options       11
         Insufficient account value                                11


         -------------------------------------------------------------
         4.TRANSFERRING YOUR MONEY AMONG INVESTMENT
           OPTIONS                                                 12
         -------------------------------------------------------------
         Transferring your account value                           12
         Disruptive transfer activity                              12


         -------------------------------------------------------------
         5.ACCESSING YOUR MONEY                                    14
         -------------------------------------------------------------
         Withdrawing your account value                            14
         Fixed Annuity Payout Options                              14


         -------------------------------------------------------------
         6.CHARGES AND EXPENSES                                    15
         -------------------------------------------------------------

-------------
"We," "our," and "us" refer to AXA Equitable.
When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has right or responsibility that the Prospectus is discussing at that point. This is usually the contract owner.
When we use the word "contract" it also includes certificates that are issued under group contracts.

2   CONTENTS OF THIS PROSPECTUS

------------------------------------------------------
7. TAX INFORMATION                                 16
------------------------------------------------------
Overview                                           16
Partial annuitization                              16
Individual retirement arrangements (IRAs)          16
Additional information relating to 1035 exchanges  16
Tax-sheltered annuity contracts (TSAs)             17


------------------------------------------------------
8. MORE INFORMATION                                20
------------------------------------------------------
Dates and prices at which contract events occur    20
Distribution of the contracts                      20


------------------------------------------------------
9.INCORPORATION OF CERTAIN DOCUMENTS BY
  REFERENCE                                        23
------------------------------------------------------


------------------------------------------------------
APPENDIX
------------------------------------------------------

                 I   --  Market value adjustment example   I-1

                                                 CONTENTS OF THIS PROSPECTUS 3

Who is AXA Equitable?


--------------------------------------------------------------------------------



We are AXA Equitable Life Insurance Company ("AXA Equitable"), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc. (the "parent") a holding company, which is itself an indirect, wholly-owned subsidiary of AXA SA ("AXA"). AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings, Inc. and AXA Equitable Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $508 billion in assets as of December 31, 2011. For more than 150 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.


4   WHO IS AXA EQUITABLE?

HOW TO REACH US

Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:
--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITH CHECKS:

FOR CONTRIBUTIONS SENT BY REGULAR MAIL:

  Retirement Service Solutions
  P.O. Box 1577
  Secaucus, NJ 07096-1577

FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:

  Retirement Service Solutions
  500 Plaza Drive, 6th Floor
  Secaucus, NJ 07094
--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITHOUT CHECKS:

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:

  Retirement Service Solutions
  P.O. Box 1547
  Secaucus, NJ 07096-1547

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:

  Retirement Service Solutions
  500 Plaza Drive, 6th Floor
  Secaucus, NJ 07094

Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094.
--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:

..   written confirmation of financial transactions;

..   statement of your contract values at the close of each calendar year, and any calendar quarter in which there was a financial transaction; and

..   annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the Guaranteed minimum income benefit.
--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND ONLINE ACCOUNT ACCESS SYSTEMS:

TOPS is designed to provide you with up-to-date information via touch-tone telephone. Online Account Access is designed to provide this information through the Internet. You can obtain information on:

..   your current account value;

..   your current allocation percentages;

..   the number of units you have in the variable investment options;

..   rates to maturity for the fixed maturity options;

..   the daily unit values for the variable investment options; and

..   performance information regarding the variable investment options (not available through TOPS).

You can also:

..   change your allocation percentages and/or transfer among the investment options;

..   elect to receive certain contract statements electronically;

..   enroll in, modify or cancel a rebalancing program (through EQ Access only);

..   change your address (not available through TOPS);

..   change your TOPS personal identification number ("PIN") (through TOPS only)
    and your Online Account Access password (through Online Account Access only); and

..   access Frequently Asked Questions and Service Forms (not available through
    TOPS).

TOPS and Online Account Access are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use Online Account Access by visiting our website at www.axa-equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of any transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).

                                                      WHO IS AXA EQUITABLE?  5

--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:


You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on the following business days:

..   Monday through Thursday from 8:30 a.m. until 7:00 p.m., Eastern time.

..   Friday from 8:30 a.m. until 5:30 p.m., Eastern time.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1)authorization for telephone transfers by your financial professional (available for all contracts distributed through AXA Distributors and for all contracts sold after January 1, 2004 through AXA Advisors);

(2)conversion of a traditional IRA to a Roth Conversion IRA or Flexible Premium Roth IRA contract;

(3)election of the automatic investment program;

(4)requests for loans under Rollover TSA contracts (employer or plan approval required);

(5)spousal consent for loans under Rollover TSA contracts;

(6)requests for withdrawals or surrenders from Rollover TSA contracts (employer or plan approval required)

(7)requests for withdrawals or surrenders from contracts with the Guaranteed withdrawal benefit for life ("GWBL");

(8)tax withholding elections (see withdrawal request form);

(9)election of the Beneficiary continuation option;

(10)IRA contribution recharacterizations;

(11)Section 1035 exchanges;

(12)direct transfers and rollovers;

(13)exercise of the Guaranteed minimum income benefit;

(14)death claims;

(15)change in ownership (NQ only);

(16)purchase by, or change of ownership to, a nonnatural owner;

(17)enrollment in our "automatic required minimum distribution (RMD) service;"

(18)requests to opt out of or back into the annual ratchet of the Guaranteed withdrawal benefit for life ("GWBL") benefit base;

(19)requests for enrollment in either our Maximum payment plan or Customized payment plan under the Guaranteed withdrawal benefit for life ("GWBL"); and


(20)withdrawal requests.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)beneficiary changes;

(2)contract surrender;

(3)general dollar cost averaging (including the fixed dollar and interest sweep options);

(4)special dollar cost averaging; and

(5)12 month dollar cost averaging.

TO CANCEL OR CHANGE ANY OF THE FOLLOWING, WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)automatic investment program;

(2)general dollar cost averaging (including the fixed dollar and interest sweep options);

(3)special dollar cost averaging;

(4)12 month dollar cost averaging;

(5)substantially equal withdrawals;

(6)systematic withdrawals; and

(7)the date annuity payments are to begin.

                              -------------------

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.

SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, both must sign.

6   WHO IS AXA EQUITABLE?

1. Contract features and benefits

--------------------------------------------------------------------------------

OVERVIEW

This Prospectus describes the fixed maturity options available under the following Accumulator contracts, which are no longer sold:

..   Accumulator(R) Advisor/SM/

..   Accumulator(R)

..   Accumulator(R) Plus/SM/

..   Accumulator(R) Elite/SM/

..   Accumulator(R) Select/SM/

..   Equitable Accumulator(R) Elite/SM/ II

..   Equitable Accumulator(R) Express/SM/

..   Equitable Accumulator(R) Select/SM/ II

This Prospectus does not describe the contract itself or the investment options other than the fixed maturity options.

Because the contract is no longer sold, the prospectus for the contract is no longer updated. For information about the contract, you should consult the contract itself and the most recent prospectus for the contract, which you may request by writing to our processing office at 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094 or by calling 1-800-789-7771. In this Prospectus, we refer to the most recent prospectus for your contract, which may include supplements, as your "contract prospectus."

For additional information regarding the variable investment options, you should consult the most recent prospectuses for the portfolios underlying the variable investment options. You may request that information by writing to or calling our processing office at the address and number above.

CONTRIBUTIONS GENERALLY AND LIMITATIONS ON CONTRIBUTIONS

Subject to contractual limitations and our procedures, you may be able to make additional payments under your contract, including allocations of such payments to fixed maturity options. We call the additional payments under your contract "contributions."

Upon advance notice to you, we may exercise certain contractual rights we have regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our right to limit transfers to any of the variable investment options or fixed maturity options.

--------------------------------------------------------------------------------
We reserve the right to change our current limitations on your contributions and to discontinue acceptance of contributions.
--------------------------------------------------------------------------------

If permitted in your state, and subject to limitations noted below, and as described in your contract and contract prospectus, you may currently make additional contributions.

We currently limit aggregate contributions on your contract made after the first contract year to 150% of first-year contributions (the "150% limit"). Even if the aggregate contributions on your contract do not exceed the 150% limit, we currently do not accept any contribution if: (i) the aggregate contributions under one or more Accumulator(R) series contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for the same owner or annuitant who is age 81 and older at contract issue); or (ii) the aggregate contributions under all AXA Equitable annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000. We may waive these and other contribution limitations based on certain criteria that we determine, including elected benefits, issue age, aggregate contributions, variable investment option allocations and selling broker-dealer compensation. At any time upon advance notice to you, we can reduce or increase these contribution limitations. These and other contribution limitations may not be applicable in your state.

--------------------------------------------------------------------------------
The "owner" is the person who is the named owner in the contract and, if an individual, is the measuring life for determining contract benefits. The "annuitant" is the person who is the measuring life for determining the contract's maturity date. The annuitant is not necessarily the contract owner. Where the owner of a contract is non-natural, the annuitant is the measuring life for determining contract benefits.
--------------------------------------------------------------------------------

Please see your contract and contract prospectus for more information regarding contributions generally, including minimum contribution requirements, permissible sources of contributions, and limitations on contributions.

Please see your contract and contract prospectus for information regarding the procedure for making contributions under your contract.

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

See your contract and contract prospectus for information regarding your investment options.

                                              CONTRACT FEATURES AND BENEFITS 7

2. Description of the fixed maturity options


--------------------------------------------------------------------------------

FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates ranging from one to ten years. We will not accept allocations to a fixed maturity option if, on the date the contribution or transfer is to be applied, the rate to maturity is 3%. This means that, at any given time, we may not offer fixed maturity options with all ten possible maturity dates. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. This limit includes any maturities that have had any allocation or transfers even if the entire amount is withdrawn or transferred during the contract year. These amounts become part of a non-unitized separate account. Interest is earned at a guaranteed rate we set for each fixed maturity option, based on our discretion and according to our procedures ("rate to maturity"). The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount."

--------------------------------------------------------------------------------
Fixed maturity options generally range from one to ten years to maturity.
--------------------------------------------------------------------------------

Under the Special 10 year fixed maturity option, additional contributions will have the same maturity date as your initial contribution. The rate to maturity you will receive for each additional contribution is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below.

Each new contribution is applied to a new fixed maturity option. A 60-day rate lock-in applied from the date that the application was signed. Any contributions received and designated for a fixed maturity option during this period receive the then current fixed maturity option rate or the rate that was in effect on the date that the application was signed, whichever is greater. There is no rate lock available for subsequent contributions to the contract after the 60 days, transfers from any of the variable investment options or the guaranteed interest option into a fixed maturity option or transfers from one fixed maturity option to another.

YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the restrictive conditions listed in "Allocating your contributions," below would apply:

(a)transfer the maturity value into another available fixed maturity option, any of the variable investment options or the guaranteed interest option; or

(b)withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date. As of February 15, 2012, the next available maturity date was February 15, 2022. If no fixed maturity options are available, we will transfer your maturity value to the EQ/Money Market option.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. A market value adjustment will also apply if amounts in a fixed maturity option are used to purchase any annuity payment option prior to the maturity date and may apply on payment of a death benefit. The market value adjustment, positive or negative, resulting from a withdrawal or transfer (including a deduction for withdrawal charges) of a portion of the amount in the fixed maturity option will be a percentage of the market value adjustment that would apply if you were to withdraw the entire amount in that fixed maturity option. The market value adjustment applies to the amount remaining in a fixed maturity option and does not reduce the actual amount of a withdrawal. The amount applied to an annuity payout option will reflect the application of any applicable market value adjustment (either positive or negative). We only apply a positive market value adjustment to the amount in the fixed maturity option when calculating any death benefit proceeds under your contract. The amount of the adjustment will depend on two factors:

(a)the difference between the rate to maturity that applies to the amount being withdrawn and the rate we have in effect at that time for new fixed maturity options (adjusted to reflect a similar maturity date), and

(b)the length of time remaining until the maturity date.

If fixed maturity option interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if fixed maturity option interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

8   DESCRIPTION OF THE FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

Fixed maturity option rates are determined daily. The rates in the tables below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current fixed maturity option rates can be obtained from your financial professional.


The daily rates to maturity for new allocations as of February 15, 2012 and the related price per $100 of maturity value were as shown below:



                       FIXED MATURITY
                        OPTIONS WITH
                       FEBRUARY 15TH                              RATE TO          PRICE
                      MATURITY DATE OF                        MATURITY AS OF    PER $100 OF
                       MATURITY YEAR                         FEBRUARY 15, 2012 MATURITY VALUE
---------------------------------------------------------------------------------------------
                           2013                                    3.00%/(1)/      $97.08
                           2014                                    3.00%/(1)/      $94.25
                           2015                                    3.00%/(1)/      $91.51
                           2016                                    3.00%/(1)/      $88.84
                           2017                                    3.00%/(1)/      $86.25
                           2018                                    3.00%/(1)/      $83.73
                           2019                                    3.00%/(1)/      $81.30
                           2020                                    3.00%/(1)/      $78.93
                           2021                                    3.00%/(1)/      $76.62
                           2022                                    3.10%           $73.67
---------------------------------------------------------------------------------------------

(1)Since these rates to maturity are 3%, no amounts could have been allocated to these options.


The rates to maturity for new allocations as of February 15, 2012 and the related price per $100 of maturity value were as shown below:



                       FIXED MATURITY
                        OPTIONS WITH
                       FEBRUARY 15TH                              RATE TO          PRICE
                      MATURITY DATE OF                        MATURITY AS OF    PER $100 OF
                       MATURITY YEAR                         FEBRUARY 15, 2012 MATURITY VALUE
---------------------------------------------------------------------------------------------
                           2013                                    3.00%/(1)/      $97.08
                           2014                                    3.00%/(1)/      $94.25
                           2015                                    3.00%/(1)/      $91.51
                           2016                                    3.00%/(1)/      $88.84
                           2017                                    3.00%/(1)/      $86.25
                           2018                                    3.00%/(1)/      $83.73
                           2019                                    3.00%/(1)/      $81.30
                           2020                                    3.00%/(1)/      $78.93
                           2021                                    3.00%/(1)/      $76.62
                           2022                                    3.05%           $74.03
---------------------------------------------------------------------------------------------

(1)Since these rates to maturity are 3%, no amounts could have been allocated to these options.

HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (positive or negative) we make if you withdraw any of your value from a fixed maturity option before its maturity date.

(1)We determine the market adjusted amount on the date of the withdrawal as follows:

   (a)We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

   (b)We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

   (c)We determine the current rate to maturity for your fixed maturity option based on the rate for a new fixed maturity option issued on the same date and having the same maturity date as your fixed maturity option; if the same maturity date is not available for new fixed maturity options, we determine a rate that is between the rates for new fixed maturity option maturities that immediately precede and immediately follow your fixed maturity option's maturity date.

   (d)We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)We determine the fixed maturity amount as of the current date.

(3)We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix I at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined by using a widely published index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "non-unitized" separate account we have established under the New York

                                   DESCRIPTION OF THE FIXED MATURITY OPTIONS 9

Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ALLOCATING YOUR CONTRIBUTIONS

The contract is between you and AXA Equitable. The contract is not an investment advisory account, and AXA Equitable is not providing any investment advice or managing the allocations under your contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the contract, have the sole authority to make investment allocations and other decisions under the contract. If your financial professional is with AXA Advisors, he or she is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, you should speak with him/her regarding any different arrangements that may apply.

If the annuitant is age 76-80, you may allocate contributions to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.

Please refer to your contract and contract prospectus for more details regarding allocating your contributions.

10  DESCRIPTION OF THE FIXED MATURITY OPTIONS

3. Determining your contract's value


--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the values you have in: (i) the variable investment options; (ii) the guaranteed interest option; (iii) market adjusted amounts in the fixed maturity options; (iv) the account for special dollar cost averaging; and (v) the loan reserve account (applies for Rollover TSA contracts only).

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) the total amount or a pro rata portion of the annual administrative charge, as well as optional benefit charges; (ii) any applicable withdrawal charges; and
(iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only).

Please refer to your contract and contract prospectus for more details regarding determining the values that you have in the variable investment options, guaranteed interest option, account for special dollar cost averaging, and the loan reserve account.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.

INSUFFICIENT ACCOUNT VALUE

If your account value in the variable investment options and the fixed maturity options is insufficient to pay the annual administrative charge, or any applicable charges for the guaranteed benefits, and you have no account value in the guaranteed interest option, your contract will terminate without value, and you will lose any applicable guaranteed benefits. See "Charges and expenses" later in this Prospectus.

                                           DETERMINING YOUR CONTRACT'S VALUE 11

4. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin under your contract and contract prospectus, you can transfer some or all of your account value among the investment options, subject to the following:

..   You may not transfer any amount to the account for special dollar cost averaging.

..   You may not transfer to a fixed maturity option that has a rate to maturity of 3%.

..   If the annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied, the rate to maturity is 3%. Also, the maturity dates may be no later than the date annuity payments are to begin.

..   If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment and affect your Guaranteed Principal Benefit ("GPB").

..   No transfers are permitted into the Special 10 year fixed maturity option.

..   Under certain contracts, a transfer into the guaranteed interest option will not be permitted if such transfer would result in more than 25% of the annuity account value being allocated to the guaranteed interest option, based on the annuity account value as of the previous business day.

In addition, we reserve the right to restrict transfers among variable investment options, including limitations on the number, frequency, or dollar amount of transfers. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.

Under certain contracts, the maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option and the interest sweep option dollar cost averaging programs described under "Allocating your contributions" in "Contract features and benefits" earlier in this Prospectus) in any contract year is the greatest of:

   (a)25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or

   (b)the total of all amounts transferred at your request from the guaranteed interest option to any of the investment options in the prior contract year; or

   (c)25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% out-bound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.

You may request a transfer in writing, by telephone using TOPS or through Online Account Access. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1)the contract number,

(2)the dollar amounts or percentages of your current account value to be transferred, and

(3)the investment options to and from which you are transferring.

We will confirm all transfers in writing.

Please see "Allocating your contributions" in "Description of the fixed maturity options" for more information about your role in managing your allocations.

DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market

12 TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (together, the "trusts"). The trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the trust obtains from us contract owner trading activity. The trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

As of the date of this Prospectus, we do not offer investment options with underlying portfolios that are part of an outside trust (an "unaffiliated trust"). Should we offer such investment options in the future, each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity, which would be disclosed in the unaffiliated trust prospectus. If an unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. Any such unaffiliated trust would also have the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios.

When a contract owner is identified in connection with potentially disruptive transfer activity under the contract for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this Prospectus, the trusts had not implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.

                            TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS 13

5. Accessing your money


--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options and guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If the fixed maturity option amounts are insufficient, we will deduct all or a portion of the withdrawal from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. A market value adjustment will apply to withdrawals from the fixed maturity options (including the Special 10 year fixed maturity option).

If you withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. In addition, we have the right to pay the cash value and terminate this contract if no contributions are made during the last three completed contract years, and the account value is less than $500, or if you make a withdrawal that would result in a cash value of less than $500.

Please refer to your contract and contract prospectus for more information regarding withdrawing value from your contract.

--------------------------------------------------------------------------------

All requests for withdrawals must be made on a specific form that we provide. Please see "How to reach us" under "Who is AXA Equitable?" earlier in this Prospectus for more information.

--------------------------------------------------------------------------------

FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.

Please refer to your contract and contract prospectus for more information regarding payout options.

14  ACCESSING YOUR MONEY

6. Charges and expenses


--------------------------------------------------------------------------------

Withdrawal charges may apply to any withdrawal from your contract, including a withdrawal from a fixed maturity option.

For more information regarding withdrawal charges and other charges applicable to your contract, please refer to your contract and contract prospectus.

                                                       CHARGES AND EXPENSES  15

7. Tax information


--------------------------------------------------------------------------------

OVERVIEW

The following information updates pertinent aspects of the "Tax information"
section in your contract prospectus. In this part of the Prospectus, we discuss the current federal income tax rules that generally apply to contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA, QP or TSA. You should be aware that the funding vehicle for a tax-qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. We cannot predict what, if any, legislation will actually be proposed or enacted based on these options.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. We also do not discuss the Employee Retirement Income Security Act of 1974 ("ERISA"). Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before making additional contributions.

PARTIAL ANNUITIZATION


A non-qualified deferred annuity contract is treated as being partially annuitized if a portion of the contract is applied to an annuity payout option on a life-contingent basis or for a period certain of at least 10 years. In order to get annuity payment tax treatment for the portion of the contract applied to the annuity pay-out, payments must be at least annually in substantially equall amounts, the payments must be designed to amortize the amount applied over life or the period certain, and the payments cannot be stopped, except by death or surrender (if permitted under the terms of the contract). The investment in the contract is split between the partially annuitized portion and the deferred amount remaining based on the relative values of the amount applied to the annuity payout and the deferred amount remaining at the time of the partial annuitization. Also, the partial annuitization has its own annuity starting date.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

For current information regarding IRAs you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS website (www.irs.gov).


ADDITIONAL INFORMATION RELATING TO 1035 EXCHANGES

In some cases you may make a tax-deferred 1035 exchange from a nonqualified deferred annuity contract to a "qualified long-term care contract" meeting all specified requirements under the Code or an annuity contract with a "qualified long-term care contract" feature (sometimes referred to as a "combination annuity" contract).

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to purchase or contribute to another nonqualified deferred annuity contract on a tax-deferred basis. If requirements are met, the owner may also directly transfer amounts from a nonqualified deferred annuity contract to a "qualified long-term care contract" or "combination annuity" in such a partial 1035 exchange transaction. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.

Even if the contract owner and the insurance companies agree that a full or partial 1035 exchange is intended, the IRS has the ultimate authority to review the facts and determine that the transaction should be recharacterized as taxable in whole or in part.


CONVERSION ROLLOVER CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Amounts can also be rolled over from non-Roth accounts under another eligible retirement plan, including a Code
Section 401(a) qualified plan, a 403(b) plan, and a governmental employer
Section 457(b) plan. Until 2010, you must meet AGI limits specified below.

Unlike a rollover from a traditional IRA to another traditional IRA, a conversion rollover transaction from a traditional IRA or other eligible retirement plan to a Roth IRA is not tax-free. Instead, the distribution from the traditional IRA or other eligible retirement plan is generally fully taxable. If you are converting all or part of a traditional IRA, and you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free. Even if you are under age 59 1/2, the early distribution penalty tax does not apply to conversion rollover contributions to a Roth IRA.

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA or other eligible retirement

16  TAX INFORMATION

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plan are subject to the lifetime annual required minimum distribution rules.

The IRS and Treasury have issued Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual's gross income on the conversion of a traditional IRA to a Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount of income reported in certain circumstances.

REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?" in your contract prospectus, assuming death before the Required Beginning Date.

TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

GENERAL; FINAL REGULATIONS UNDER SECTION 403(B)

This section reflects our current understanding of some of the special federal income tax rules applicable to annuity contracts used to fund employer plans under Section 403(b) of the Internal Revenue Code. We refer to these contracts as "403(b) annuity contracts" or "Tax Sheltered Annuity" contracts ("TSAs"). The discussion in this section generally assumes that a TSA has 403(b) contract status or qualifies as a 403(b) contract. In 2007, the IRS and the Treasury Department published final Treasury Regulations under Section 403(b) of the Code ("2007 Regulations"). As a result, there are significant revisions to the establishment and operation of plans and arrangements under Section 403(b) of the Code, and the contracts issued to fund such plans. The 2007 Regulations raise a number of questions as to the effect of the 2007 Regulations on TSAs issued prior to the effective date of the 2007 Regulations. The IRS has issued guidance intended to clarify some of these questions, and may issue further guidance in future years. Due to the Internal Revenue Service and Treasury regulatory changes in 2007 which became fully effective on January 1, 2009, contracts issued prior to September 25, 2007 which qualified as 403(b) contracts under the rules at the time of issue may lose their status as 403(b) contracts or have the availability of transactions under the contract restricted as of January 1, 2009 unless the individual's employer or the individual take certain actions. Please consult your tax adviser regarding the effect of these rules (which may vary depending on the owner's employment status, plan participation status, and when and how the contract was acquired) on your personal situation.

EMPLOYER PLAN REQUIREMENT. The thrust of the 2007 Regulations is to eliminate informal Section 403(b) arrangements with minimal or diffuse employer oversight and to require employers purchasing annuity contracts for their employees under
Section 403(b) of the Code to conform to other tax-favored, employer-based retirement plans with salary reduction contributions, such as Section 401(k) plans and governmental employer Section 457(b) plans. The 2007 Regulations require employers sponsoring 403(b) plans as of January 1, 2009, to have a written plan designating administrative responsibilities for various functions under the plan, and the plan in operation must conform to the plan terms.

LIMITATIONS ON INDIVIDUAL-INITIATED DIRECT TRANSFERS. The 2007 Regulations revoke Revenue Ruling 90-24 ("Rev. Rul. 90-24"), effective January 1, 2009. Prior to the 2007 Regulations, Rev. Rul. 90-24 had permitted individual-initiated, tax-free direct transfers of funds from one 403(b) annuity contract to another, without reportable taxable income to the individual, and with the characterization of funds in the contract remaining the same as under the prior contract. Under the 2007 Regulations and other IRS published guidance, direct transfers made after September 24, 2007 are permitted only with plan or employer approval as described below.

PERMISSIBLE CONTRIBUTIONS TO ACCUMULATOR(R) TSA CONTRACTS

Contributions to an Accumulator(R) TSA contract are extremely limited. AXA Equitable permits Contributions to be made to an Accumulator(R) TSA contract only where AXA Equitable is an "approved vendor" under an employer's 403(b) plan. That is, some or all of the participants in the employer's 403(b) plan are currently contributing to a non-Accumulator AXA Equitable 403(b) annuity contract. AXA Equitable and the employer must agree to share information with respect to the Accumulator(R) TSA contract and other funding vehicles under the plan.

AXA Equitable does not accept employer-remitted contributions. AXA Equitable does not accept contributions of after-tax funds, including designated Roth contributions, to Accumulator(R) TSA contracts. We will accept contributions of pre-tax funds only with documentation satisfactory to us of employer or its designee or plan approval of the transaction. Contributions must be made in the form of a direct transfer of funds from one 403(b) plan to another, a contract exchange under the same plan, or a direct rollover from another eligible retirement plan.

DISTRIBUTIONS FROM TSAS

GENERAL. Generally, after the 2007 Regulations, employer or plan administrator consent is required for loan, withdrawal or distribution transactions under a 403(b) annuity contract. Processing of a requested transaction will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

WITHDRAWAL RESTRICTIONS. AXA Equitable treats all amounts under an Accumulator(R) TSA contract as not eligible for withdrawal until:

..   the owner is severed from employment with the employer who provided the funds used to purchase the TSA contract;

..   the owner dies; or

..   the plan under which the Accumulator(R) TSA contract is pur chased is terminated.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSA contracts are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSA contracts are includible in gross income as ordinary income. Distributions from TSA contracts may be subject to 20% federal income tax withholding described under "Federal and state income tax withholding and information reporting" in the "Tax Information" section of the Prospectus. In addition, TSA contract distributions may be subject to additional tax penalties.

                                                            TAX INFORMATION  17

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If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since AXA Equitable does not accept after-tax funds to an Accumulator(R) TSA contract, we do not track your investment in the TSA contract, if any. We will report all distributions from TSA contracts as fully taxable. You will have to determine how much of the distribution is taxable.

DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. The amount of any partial distribution from a TSA contract prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of any after-tax contributions and earnings on those contributions.

ANNUITY PAYMENTS. Annuitization payments that are based on life or life expectancy are considered annuity payments for income tax purposes. If you elect an annuity payout option, you will recover any investment in the TSA contract as each payment is received by dividing the investment in the TSA contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the TSA contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the TSA contract, a deduction is allowed on your (or your beneficiary's) final tax return.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH. Death benefit distributions from a TSA contract generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA contract made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan. A surviving spouse might also be eligible to directly roll over a TSA contract death benefit to a Roth IRA in a taxable conversion rollover. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances.

EFFECT OF 2007 REGULATIONS ON LOANS FROM TSAS

As a result of the 2007 Regulations, loans are not available without employer or plan administrator approval. If loans are available, loan processing may be delayed pending receipt of information required to process the loan under an information sharing agreement. The processing of a loan request will not be completed until the information required to process the transaction is received from the employer or its designee. This information will be transmitted as a result of an information sharing agreement between AXA Equitable and the employer sponsoring the plan.

If loans are available:

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan is includable in income in the year of the default.

TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered under TSA contracts are subject to the following conditions:

..   The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

   (1)The greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits; and

   (2)$50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous 12 months over the outstanding loan balance of plan loans on the date the loan was made.

..   In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Accumulator(R) TSA contracts have a term limit of ten years for loans used to acquire the participant's primary residence.

..   All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.

The amount borrowed and not repaid may be treated as a distribution if:

..   the loan does not qualify under the conditions above;

..   the participant fails to repay the interest or principal when due; or

..   in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution. For purposes of calculating any subsequent loans which may be made under any plan of the same employer, a defaulted loan which has not been fully repaid is treated as still outstanding, even after the default is reported to the IRS on Form 1099-R. The amount treated as still outstanding (which limits subsequent loans) includes interest accruing on the unpaid balance.

TAX-DEFERRED ROLLOVERS AND FUNDING VEHICLE TRANSFERS. You may roll over an "eligible rollover distribution" from a 403(b) annuity contract into another eligible retirement plan which agrees to accept the roll-over. The rollover may be a direct rollover or one you do yourself within 60 days after you receive the distribution. To the extent rolled over, a distribution remains tax-deferred.

You may roll over a distribution from a 403(b) annuity contract to any of the following: another 403(b) plan funding vehicle, a qualified plan, a governmental employer 457(b) plan (separate accounting required) or a traditional IRA. A spousal beneficiary may also roll over death benefits as above. A non-spousal death beneficiary may be able to directly roll over death benefits to a new inherited IRA under certain circumstances.

18  TAX INFORMATION

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Distributions from a 403(b) annuity contract can be rolled over to a Roth IRA.
Such conversion rollover transactions are taxable. Any taxable portion of the amount rolled over will be taxed at the time of the rollover.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals and required minimum distributions under federal income tax rules.

Direct transfers from one 403(b) annuity contract to another (whether under a plan-to-plan transfer, or contract exchange under the same 403(b) plan, are not distributions.

REQUIRED MINIMUM DISTRIBUTIONS

The required minimum distribution rules applicable to 403(b) annuity contracts are generally the same as those applicable to traditional IRAs with these differences:

WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The minimum distribution rules force 403(b) plan participants to start calculating and taking annual distributions from their 403(b) annuity contracts by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70 1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70 1/2, as follows:

..   For 403(b) plan participants who have not retired from service with the employer maintaining the 403(b) plan by the calendar year the participant turns age 70 1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.

..   403(b) plan participants may also delay the start of required minimum distributions to age 75 for the portion of their account value attributable to their December 31, 1986 TSA contract account 1 We balance, even if retired at age 70 1/2. will know whether or not you qualify for this exception because it only applies to individuals who established their Accumulator(R) TSA contract by direct Revenue Ruling 90-24 transfer prior to September 25, 2007, or by a contract exchange or a plan-to-plan exchange approved under the employer's plan after that date. If you do not give us the amount of your December 31, 1986, account balance that is being transferred to the Accumulator(R) TSA contract on the form used to establish the TSA contract, you do not qualify.

SPOUSAL CONSENT RULES

Your employer will tell us on the form used to establish the TSA contract whether or not you need to get spousal consent for loans, withdrawals or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA contract.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to 1 distributions from a TSA contract before you reach age 59 1/2. This is in addition to any income tax. There are exceptions to the extra penalty 1 penalty tax. Some of the available exceptions to the pre-age 59 1/2 include distributions made:

..   on or after your death; or

..   because you are disabled (special federal income tax definition); or

..   to pay for certain extraordinary medical expenses (special federal income tax definition); or

..   in any form of payout after you have separated from service (only if the separation occurs during or after the calendar year you reach age 55); or

..   in a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after you have separated from service at any age).

                                                            TAX INFORMATION  19

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8. More information


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DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this Prospectus and your contract and contract prospectus may describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY

Our "business day" is generally any day the New York Stock Exchange ("NYSE") is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

..   If your contribution, transfer or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day:

   -- on a non-business day;

   -- after 4:00 p.m. Eastern Time on a business day; or

   -- after an early close of regular trading on the NYSE on a business day.

..   If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

..   If we have entered into an agreement with your broker-dealer for automated processing of contributions and/or transfers upon receipt of customer order, your contribution and/or transfer will be considered received at the time your broker-dealer receives your contribution and/or transfer and all information needed to process your application, along with any required documents. Your broker-dealer will then transmit your order to us in accordance with our processing procedures. However, in such cases, your broker-dealer is considered a processing office for the purpose of receiving the contribution and/or transfer. Such arrangements may apply to initial contributions, subsequent contributions, and/or transfers, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4:00 p.m., Eastern Time.

CONTRIBUTIONS AND TRANSFERS TO A FIXED MATURITY OPTION

..   Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).

..   Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.
DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account No. 49 and Separate Account 45, respectively. The offering of the contracts is intended to be continuous.

AXA Advisors is an affiliate of AXA Equitable, and AXA Distributors is an indirect wholly owned subsidiary of AXA Equitable. The Distributors are under the common control of AXA Financial, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Both broker-dealers also act as distributors for other AXA Equitable life and annuity products.

The contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts are also sold by financial professionals of unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers").

AXA Equitable pays compensation to both Distributors based on contracts sold. AXA Equitable may also make additional payments to the Distributors, and the Distributors may, in turn, make additional payments to certain Selling broker-dealers. All payments will be in compliance with all applicable FINRA rules and other laws and regulations.

Although AXA Equitable takes into account all of its distribution and other costs in establishing the level of fees and charges under its contracts, none of the compensation paid to the Distributors or the Selling broker-dealers discussed in this section of the Prospectus are imposed as separate fees or charges under your contract. AXA Equitable, however, intends to recoup amounts it pays for distribution and other services through the fees and charges of the contract and payments it receives for providing administrative, distribution and other services to the Portfolios. For information about the fees and charges under the contract, see "Fee table" and "Charges and expenses" earlier in this Prospectus.

AXA ADVISORS COMPENSATION. AXA Equitable pays compensation to AXA Advisors based on contributions made on the contracts sold through AXA Advisors ("contribution-based compensation"). The contribution-based compensation will generally not exceed 8.50% of total contributions. AXA Advisors, in turn, may pay a portion of the contribution-based compensation received from AXA Equitable to the AXA Advisors financial professional and/or the Selling broker-dealer making the sale. In some instances, a financial professional or a Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation of up to 0.60% of the account value of the contract sold ("asset-based compensation"). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could, over time, exceed the total compensation that would otherwise be paid on

20  MORE INFORMATION

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the basis of contributions alone. The compensation paid by AXA Advisors varies among financial professionals and among Selling broker-dealers. AXA Advisors also pays a portion of the compensation it receives to its managerial personnel.

AXA Advisors also pays its financial professionals and managerial personnel other types of compensation including service fees, expense allowance payments and health and retirement benefits. AXA Advisors also pays its financial professionals, managerial personnel and Selling broker-dealers sales bonuses (based on selling certain products during specified periods) and persistency bonuses. AXA Advisors may offer sales incentive programs to financial professionals and Selling broker-dealers who meet specified production levels for the sales of both AXA Equitable contracts and contracts offered by other companies. These incentives provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid education seminars and merchandise.

When a contract is sold by a Selling broker-dealer, the Selling broker-dealer, not AXA Advisors, determines the amount and type of compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, as described below.

DIFFERENTIAL COMPENSATION. In an effort to promote the sale of AXA Equitable products, AXA Advisors may pay its financial professionals and managerial personnel a greater percentage of contribution-based compensation and/or asset-based compensation for the sale of an AXA Equitable contract than it pays for the sale of a contract or other financial product issued by a company other than AXA Equitable. This practice is known as providing "differential compensation." Differential compensation may involve other forms of compensation to AXA Advisors personnel. Certain components of the compensation paid to managerial personnel are based on whether the sales involve AXA Equitable contracts. Managers earn higher compensation (and credits toward awards and bonuses) if the financial professionals they manage sell a higher percentage of AXA Equitable contracts than products issued by other companies. Other forms of compensation provided to its financial professionals, which include health and retirement benefits, expense reimbursements, marketing allowances and contribution-based payments, known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of AXA Equitable contracts and products sponsored by affiliates.

The fact that AXA Advisors financial professionals receive differential compensation and additional payments may provide an incentive for those financial professionals to recommend an AXA Equitable contract over a contract or other financial product issued by a company not affiliated with AXA Equitable. However, under applicable rules of FINRA, AXA Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you based on the facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation among products in the same category. For more information, contact your financial professional.

AXA DISTRIBUTORS COMPENSATION. AXA Equitable pays contribution-based and asset-based compensation (together "compensation") to AXA Distributors. Contribution-based compensation is paid based on AXA Equitable contracts sold through AXA Distributor's Selling broker-dealers. Asset-based compensation is paid based on the aggregate account value of contracts sold through certain of AXA Distributor's Selling broker-dealers. Contribution-based compensation will generally not exceed 7.50% of the total contributions made under the contracts. AXA Distributors, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of the contract in combination with annual asset-based compensation of up to 1.25% of the account value of the contract sold. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which AXA Equitable pays to AXA Distributors will be reduced by the same amount, and AXA Equitable will pay AXA Distributors asset-based compensation on the contract equal to the asset-based compensation which AXA Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could, over time, exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Distributors varies among Selling broker-dealers.

The Selling broker-dealer, not AXA Distributors, determines the amount and type of compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, such as differential compensation paid for various products.

AXA Equitable also pays AXA Distributors compensation to cover its operating expenses and marketing services under the terms of AXA Equitable's distribution agreements with AXA Distributors.

ADDITIONAL PAYMENTS BY AXA DISTRIBUTORS TO SELLING BROKER-DEALERS. AXA Distributors may pay, out of its assets, certain Selling broker-dealers and other financial intermediaries additional compensation in recognition of services provided or expenses incurred. AXA Distributors may also pay certain Selling broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable products on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conference; and/or other support services, including some that may benefit the contract owner. Payments may be based on the aggregate account value attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. AXA Distributors may also make fixed payments to Selling broker-dealers, for example in connection with the initiation of a new relationship or the introduction of a new product.

Additionally, as an incentive for the financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, AXA

                                                           MORE INFORMATION  21

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Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements").

These additional payments may serve as an incentive for Selling broker-dealers to promote the sale of AXA Equitable contracts over contracts and other products issued by other companies. Not all Sell-

ing broker-dealers receive additional payments, and the payments vary among Selling broker-dealers. The list below includes the names of Selling broker-dealers that we are aware (as of December 31, 2011) received additional payments. These additional payments ranged from $81 to $4,973,724. AXA Equitable and its affiliates may also have other business relationships with Selling broker-dealers, which may provide an incentive for the Selling broker-dealers to promote the sale of AXA Equitable contracts over contracts and other products issued by other companies. The list below includes any such Selling broker-dealer. For more information, ask your financial professional.

1st Global Capital Corporation
Advantage Capital Corporation
A.G. Edwards
American Portfolios Financial Services
Ameriprise Financial Services, Inc.
Associated Securities Corp.
Bank of America
BBVA Compass Investment Solutions, Inc.
CCO Investment Services Corp.
Centaurus Financial, Inc.
Commonwealth Financial Network
CUSO Financial Services, L.P.
Essex National Securities Inc.
Financial Network Investment Corporation
First Allied Securities
First Citizens Investor Services, Inc.
First Tennessee Brokerage, Inc.
FSC Securities Corporation
Geneos Wealth Management, Inc.
H.D. Vest Investment Securities, Inc.
Investment Centers of America/First Dakota Inc.
IFC Holdings Inc. DBA Invest Financial Corporation
Investment Professionals, Inc.
Investors Capital Corporation
J.P. Turner & Company, LLC
James T. Borello & Co.
Janney Montgomery Scott, LLC
Key Investment Services, LLC
Lincoln Financial Advisors Corporation
Lincoln Financial Securities Corporation
LPL Financial Corporation
M&T Securities, Inc.
Merrill Lynch Life Agency Inc.
Morgan Keegan & Co., Inc.
Morgan Stanley Smith Barney - Morgan Stanley & Co., Incorporated
Multi-Financial Securities Corporation
National Planning Corporation
Next Financial Group, Inc.
NFP Securities, Inc.
Plan Member Financial Corporation
PNC Investments
Prime Capital Services
PrimeVest Financial Services, Inc.
Raymond James & Associates Inc
Raymond James Financial Services
RBC Capital Markets Corp.
Robert W Baird & Co.
Royal Alliance Associates Inc.
Sage Point Financial, Inc
Securities America, Inc.
SII Investments, Inc.
Sorrento Pacific Financial, LLC
Stifel, Nicolaus & Co.
Summit Brokerage Services, Inc
Termed/Mutual Service Corporation
Transamerica Financial Advisors, Inc.
U.S. Bancorp Investments, Inc.
UBS Financial Services, Inc.
UVEST Financial Services Group, Inc.
Waterstone Financial Group, Inc.
Wells Fargo Advisors Financial Network LLC
Wells Fargo Advisors
Wells Fargo Advisors, LLC
Wells Fargo Investments, LLC


22  MORE INFORMATION

9. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2011 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.


AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washing-ton, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the fixed maturity option (the "Registration Statement"). This Prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this Prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234). You can access our website at www.axa-equitable.com.

                             INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE 23

Appendix I: Market value adjustment example

--------------------------------------------------------------------------------



The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2012 to a fixed maturity option with a maturity date of February 15, 2020 (eight years later) at a hypothetical rate to maturity of 7.00% ("h" in the calculations below), resulting in a maturity value of $171,882 on the maturity date. We further assume that a withdrawal of $50,000, including any applicable withdrawal charge, is made four years later on February 15, 2016/(a)/.



-----------------------------------------------------------------
                HYPOTHETICAL ASSUMED RATE TO MATURITY
                ("J" IN THE CALCULATIONS BELOW) FEBRUARY 15, 2016
                -------------------------------------------------
                 5.00%                     9.00%
-----------------------------------------------------------------
 AS OF
 FEBRUARY 15,
 2016
 BEFORE
 WITHDRAWAL
-----------------------------------------------------------------
(1)
  Market
  adjusted
  amount/(b)/   $141,389                 $121,737
-----------------------------------------------------------------
(2) Fixed
  maturity
  amount/(c)/   $131,104                 $131,104
-----------------------------------------------------------------
(3)
  Market
  value
  adjustment:
  (1) - (2)     $ 10,285                 $ (9,367)
-----------------------------------------------------------------
 ON
 FEBRUARY 15,
 2016
 AFTER
 $50,000
 WITHDRAWAL
-----------------------------------------------------------------
(4)
  Portion
  of
  market
  value
  adjustment
  associated
  with
  the
  withdrawal:
  (3) x
  [$50,000/(1)] $  3,637                 $ (3,847)
-----------------------------------------------------------------
(5)
  Portion
  of
  fixed
  maturity
  associated
  with
  the
  withdrawal:
  $50,000 - (4) $ 46,363                 $ 53,847
-----------------------------------------------------------------
(6)
  Market
  adjusted
  amount:
  (1) - $50,000 $ 91,389                 $ 71,737
-----------------------------------------------------------------
(7) Fixed
  maturity
  amount:
  (2) - (5)     $ 84,741                 $ 77,257
-----------------------------------------------------------------
(8)
  Maturity
  value/(d)/    $111,099                 $101,287
-----------------------------------------------------------------

You should note that in this example, if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

Notes:

(a)Number of days from the withdrawal date to the maturity date = D = 1,461
(b)Market adjusted amount is based on the following calculation:
Maturity value         $171,882
--------------  =  -----------------   where j is either 5% or 9%
(1+j)/(D/365)/     (1+j)/(1,461/365)/
(c)Fixed maturity amount is based on the following calculation:
Maturity value          $171,882
--------------  =  --------------------
(1+h)/(D/365)/     (1+0.07)/(1,461/365)/
(d)Maturity value is based on the following calculation:
 Fixedmaturity amount x (1+h)/(D/365) / =  ($84,741 or $77,257) x
      (1+0.07)/(1,461/365) /

I-1 APPENDIX I: MARKET VALUE ADJUSTMENT EXAMPLE

AXA Equitable Life Insurance Company

SUPPLEMENT DATED MAY 1, 2012 TO THE MAY 1, 2012 PROSPECTUS FOR THE FIXED MATURITY OPTIONS AVAILABLE UNDER CERTAIN ACCUMULATOR(R) CONTRACTS

--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced prospectus (the "Prospectus"). You should read this Supplement in conjunction with the Prospectus and retain it for future reference. The Prospectus is hereby incorporated by reference. Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectus. Please note the following information:

In "Contributions generally and limitations on contributions" under "Contract features and benefits", the first two paragraphs and the "callout box" are deleted in their entirety and replaced with the following:

Except as described below, we no longer accept contributions to the contracts, including contributions made through our automatic investment program. Contributions received at our processing office will be returned to you. This change has no effect on amounts that are already invested in your contract or on your guaranteed benefits.

We currently continue to accept contributions to: (i) QP contracts; and
(ii) all contracts issued in the state of Maryland. Information regarding contributions in this section is for the benefit of contract owners currently eligible to continue making contributions to the contracts. Additional contributions may not be permitted in your state. Please see your contract or contract prospectus to see if additional contributions are permitted in your state.

Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit or terminate your contributions to the fixed maturity options.

--------------------------------------------------------------------------------
We have exercised our right to discontinue acceptance of contributions to the contracts as described above. We reserve the right to further change our current limitations on your contributions and to discontinue acceptance of contributions to the contracts.
--------------------------------------------------------------------------------




  Accumulator(R) Series is issued by and is a registered service mark of AXA
               Equitable Life Insurance Company (AXA Equitable).
   Copyright 2012 AXA Equitable Life Insurance Company. All rights reserved.
      AXA Equitable variable annuities are distributed by its affiliates,
                 AXA Advisors, LLC and AXA Distributors, LLC,
               1290 Avenue of the Americas, New York, NY 10104.

                     AXA EQUITABLE LIFE INSURANCE COMPANY
                1290 AVENUE OF THE AMERICAS, NEW YORK, NY 10104
                                 212-554-1234

                   FMO May 1, 2012 Supp                                  337054

AXA Equitable Life Insurance Company

Supplement dated May 1, 2012 to prospectuses for:


..   Income Manager(R) Accumulator(R)
..   Income Manager(R) Rollover IRA
..   Accumulator(R) (IRA, NQ, QP)
..   Accumulator(R)

..   Accumulator(R) Plus
..   Accumulator(R) Elite
..   Accumulator(R) Select

--------------------------------------------------------------------------------


This Supplement updates certain information in the most recent prospectus and statement of additional information you received for any of the products listed above, and in any Supplements to that prospectus and statement of additional information. The Appendix sets forth the dates of such prior prospectuses, statements of additional information and supplements, which, in addition to this Supplement, should be kept for future reference. All prospectuses, statements of additional information and supplements listed in Appendix I are hereby incorporated by reference.

Together, the most recent prospectus and this Supplement are disclosure documents that describe all of the contract's material features, benefits, rights and obligations, as well as other information. The description of the contract's material provisions in that prospectus and this Supplement are current as of their respective dates. If certain material provisions under the contract are changed after the date of that prospectus in accordance with the contract, those changes will be described in this Supplement or another supplement. You should read this Supplement in conjunction with your most recent prospectus. The contract should also be read carefully.


We have filed with the Securities and Exchange Commission (SEC) our Statement of Additional Information (SAI) dated May 1, 2012. If you do not presently have a copy of the prospectus and prior Supplements, you may obtain additional copies, as well as a copy of the SAI, from us, free of charge, by writing to AXA Equitable, P.O. Box 1547, Secaucus, NJ 07096-1547, or calling
(800) 789-7771. If you only need a copy of the SAI, you may mail in the SAI request form located at the end of this Supplement. The SAI has been incorporated by reference into this Supplement. This Supplement and the SAI can also be obtained from the SEC's website at www.sec.gov.

In this Supplement, we provide information on the following: (1) how to reach us; (2) investment options; (3) special service charges; (4) the Trusts' annual expenses and expense example; (5) important information about your guaranteed benefits; (6) partial annuitization; (7) tax information; (8) updated information on AXA Equitable; (9) how you can contribute to your contract;
(10) managing your allocations; (11) disruptive transfer activity; (12) wire transmittals and electronic applications information; (13) certain information about our business day; (14) your contract date and contract date anniversary;
(15) legal proceedings; (16) distribution of the contracts; (17) your annuity payout options; (18) incorporation of certain documents by reference;
(19) financial statements; (20) condensed financial information; and
(21) hypothetical illustrations.


(1) HOW TO REACH US

Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:
--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITH CHECKS:

FOR CONTRIBUTIONS SENT BY REGULAR MAIL:

  Retirement Service Solutions
  P.O. Box 1577
  Secaucus, NJ 07096-1577

FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:

  Retirement Service Solutions
  500 Plaza Drive, 6th Floor
  Secaucus, NJ 07094
--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITHOUT CHECKS:

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:

  Retirement Service Solutions
  P.O. Box 1547
  Secaucus, NJ 07096-1547

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:

  Retirement Service Solutions
  500 Plaza Drive, 6th Floor
  Secaucus, NJ 07094

Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 500 Plaza Drive, 6th Floor, Secaucus, New Jersey 07094.
--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:

..   written confirmation of financial transactions;


                                                                         235361

..   statement of your contract values at the close of each calendar year and any calendar quarter in which there was a financial transaction; and

..   annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the guaranteed minimum income benefit, if applicable.
--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND ONLINE ACCOUNT

TOPS is designed to provide you with up-to-date information via touch-tone telephone. Online Account Access is designed to provide this information through the Internet. You can obtain information on:

..   your current account value;

..   your current allocation percentages;

..   the number of units you have in the variable investment options;

..   rates to maturity for the fixed maturity options;

..   the daily unit values for the variable investment options; and

..   performance information regarding the variable investment options (not available through TOPS).

   You can also:

..   change your allocation percentages and/or transfer among the investment options;

..   elect to receive certain contract statements electronically;

..   enroll in, modify or cancel a rebalancing program (through Online Account
    Access only);

..   change your address (not available through TOPS);

..   change your TOPS personal identification number ("PIN") (through TOPS only)
    and your Online Account Access password (through EQAccess only); and

..   access Frequently Asked Questions and Service Forms (not available through
    TOPS).

TOPS and Online Account Access are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use Online Account Access by visiting our website at www.axa-equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" in your Prospectus).
--------------------------------------------------------------------------------
CUSTOMER SERVICE REPRESENTATIVE:


You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on the following business days:

..   Monday through Thursday from 8:30 a.m. until 7:00 p.m., Eastern time.

..   Friday from 8:30 a.m. until 5:30 p.m., Eastern time.

--------------------------------------------------------------------------------
All requests for withdrawals must be made on a specific form that we provide. Please contact one of our customer service representatives for more information.

--------------------------------------------------------------------------------

(2)INVESTMENT OPTIONS

PORTFOLIOS OF THE TRUSTS

We offer affiliated Trusts, which in turn offer one or more Portfolios. AXA Equitable Funds Management Group, LLC, a wholly owned subsidiary of AXA Equitable, serves as the investment manager of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. For some Portfolios, AXA Equitable Funds Management Group, LLC has entered into sub-advisory agreements with investment advisers (the "sub-advisers") to carry out the day-to-day investment decisions for the Portfolios. As such, AXA Equitable Funds Management Group, LLC oversees the activities of the sub-advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the sub-adviser(s) for each Portfolio, if any. The chart below also shows the currently available Portfolios and their investment objectives.


You should be aware that AXA Advisors, LLC and AXA Distributors, LLC (together, the "Distributors") directly or indirectly receive 12b-1 fees from affiliated Portfolios for providing certain distribution and/or shareholder support services. These fees will not exceed 0.25% of the Portfolios' average daily net assets. The Portfolios' sub-advisers and/or their affiliates may also contribute to the cost of expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the sub-advisers' respective Portfolios. It may be more profitable for us to offer affiliated Portfolios than to offer unaffiliated Portfolios.


As a contract owner, you may bear the costs of some or all of these fees and payments through your indirect investment in the Portfolios. (See the Portfolios' prospectuses for more information.) These fees and payments will reduce the underlying Portfolios' investment returns. AXA Equitable may profit from these fees and payments.

AXA Equitable considers the availability of these fees and payment arrangements during the selection process for the underlying Portfolios. These fees and payment arrangements may create an incentive for us to select Portfolios (and classes of shares of Portfolios) that pay us higher amounts.


The AXA Allocation Portfolios and the EQ/Franklin Templeton Allocation Portfolio offer contract owners a convenient opportunity to invest in other portfolios that are managed and have been selected for inclusion in the AXA Allocation Portfolios and the EQ/Franklin Templeton Allocation Portfolio by AXA Equitable Funds Management Group, LLC. AXA Advisors, LLC, an affiliated broker-dealer of AXA Equitable, may promote the benefits of such Portfolios to contract owners and/or suggest, incidental to the sale of this contract, that contract owners consider whether allocating some or all of their account value to such Portfolios is consistent with their desired investment objectives. In doing so, AXA Equitable, and/or its affiliates, may be subject to conflicts of interest insofar as AXA Equitable may derive greater revenues from the AXA Allocation Portfolios and the EQ/Franklin Templeton Allocation Portfolio than certain other Portfolios available to you under your contract. Please see "Managing your allocations" for more information about your role in managing your allocations.

As described in more detail in the underlying Portfolio prospectuses, the AXA Allocation Portfolios, the EQ/Franklin Templeton Allocation Portfolio, and certain other affiliated Portfolios use futures and options to reduce the Portfolio's equity exposure during periods when certain market indicators indicate that market volatility is high. This strategy is designed to reduce the risk of market losses from investing in equity securities. However, this strategy may result in periods of underperformance, including those when the specified benchmark index is appreciating, but market volatility is high. As a result, your account value may rise less than it would have without these defensive actions. If you have the GMIB or other guaranteed benefit, this strategy may also indirectly suppress the value of the guaranteed benefit bases.

The investment strategies of the Portfolios are designed to reduce the overall volatility of your account value. The reduction in volatility permits us to more effectively and efficiently provide the guarantees under the contract. This approach, while reducing volatility, may also suppress the investment performance of your contract and the value of your guaranteed benefit bases.


----------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP
 TRUST -
 CLASS B SHARES                                                                INVESTMENT MANAGER (OR SUB-ADVISER(S),
 PORTFOLIO NAME      OBJECTIVE                                                 AS APPLICABLE)
----------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE       Seeks long-term capital appreciation.                        AXA Equitable Funds Management
  ALLOCATION                                                                         Group, LLC
----------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE     Seeks a high level of current income.                        AXA Equitable Funds Management
  ALLOCATION                                                                         Group, LLC
----------------------------------------------------------------------------------------------------------------------
AXA                  Seeks current income and growth of capital, with a           AXA Equitable Funds Management
  CONSERVATIVE-PLUS  greater emphasis on current income.                             Group, LLC
  ALLOCATION
----------------------------------------------------------------------------------------------------------------------
AXA MODERATE         Seeks long-term capital appreciation and current income.     AXA Equitable Funds Management
  ALLOCATION+                                                                        Group, LLC
----------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS    Seeks long-term capital appreciation and current income,     AXA Equitable Funds Management
  ALLOCATION         with a greater emphasis on capital appreciation.                Group, LLC
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP
 TRUST -
 CLASS B SHARES                                                                 INVESTMENT MANAGER (OR SUB-ADVISER(S),
 PORTFOLIO NAME      OBJECTIVE                                                  AS APPLICABLE)
------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER         Seeks to achieve long-term growth of capital with an       AllianceBernstein L.P.
  AGGRESSIVE EQUITY+ emphasis on risk-adjusted returns and managing volatility  AXA Equitable Funds Management
                     in the Portfolio.                                             Group, LLC
                                                                                ClearBridge Advisors, LLC
                                                                                GCIC US Ltd.
                                                                                Legg Mason Capital Management, LLC
                                                                                Marsico Capital Management, LLC
                                                                                T. Rowe Price Associates, Inc.
                                                                                Westfield Capital Management
                                                                                   Company, L.P.
------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER CORE    Seeks a balance of high current income and capital         BlackRock Financial Management, Inc.
  BOND               appreciation, consistent with a prudent level of risk.     Pacific Investment Management
                                                                                   Company LLC
                                                                                SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER         Seeks to achieve long-term growth of capital with an       AXA Equitable Funds Management
  INTERNATIONAL      emphasis on risk-adjusted returns and managing volatility     Group, LLC
  EQUITY             in the Portfolio.                                          BlackRock Investment Management, LLC
                                                                                EARNEST Partners, LLC
                                                                                J.P. Morgan Investment Management Inc.
                                                                                Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE   Seeks to achieve long-term growth of capital with an       AllianceBernstein L.P.
  CAP CORE EQUITY    emphasis on risk-adjusted returns and managing volatility  AXA Equitable Funds Management
                     in the Portfolio.                                             Group, LLC
                                                                                Janus Capital Management, LLC
                                                                                Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE   Seeks to achieve long-term growth of capital with an       AllianceBernstein L.P.
  CAP VALUE          emphasis on risk-adjusted returns and managing volatility  AXA Equitable Funds Management
                     in the Portfolio.                                             Group, LLC
                                                                                Institutional Capital LLC
                                                                                MFS Investment Management
------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID     Seeks to achieve long-term growth of capital with an       AllianceBernstein L.P.
  CAP GROWTH         emphasis on risk-adjusted returns and managing volatility  AXA Equitable Funds Management
                     in the Portfolio.                                             Group, LLC
                                                                                BlackRock Investment Management, LLC
                                                                                Franklin Advisers, Inc.
                                                                                Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID     Seeks to achieve long-term growth of capital with an       AXA Equitable Funds Management
  CAP VALUE          emphasis on risk-adjusted returns and managing volatility     Group, LLC
                     in the Portfolio.                                          BlackRock Investment Management, LLC
                                                                                Diamond Hill Capital Management, Inc.
                                                                                Knightsbridge Asset Management, LLC
------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER         Seeks high total return through a combination of current   Pacific Investment Management
  MULTI-SECTOR BOND+ income and capital appreciation.                              Company LLC
                                                                                Post Advisory Group, LLC
                                                                                SSgA Funds Management, Inc.
------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP
 TRUST -
 CLASS B SHARES                                                                    INVESTMENT MANAGER (OR SUB-ADVISER(S),
 PORTFOLIO NAME        OBJECTIVE                                                   AS APPLICABLE)
--------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL     Seeks to achieve long-term growth of capital with an        AXA Equitable Funds Management
  CAP GROWTH           emphasis on risk-adjusted returns and managing volatility      Group, LLC
                       in the Portfolio.                                           BlackRock Investment Management, LLC
                                                                                   Lord, Abbett & Co. LLC
                                                                                   Morgan Stanley Investment
                                                                                      Management Inc.
                                                                                   NorthPointe Capital, LLC
--------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL     Seeks to achieve long-term growth of capital with an        AXA Equitable Funds Management
  CAP VALUE            emphasis on risk-adjusted returns and managing volatility      Group, LLC
                       in the Portfolio.                                           BlackRock Investment Management, LLC
                                                                                   Franklin Advisory Services, LLC
                                                                                   Horizon Asset Management, LLC
                                                                                   Pacific Global Investment Management
                                                                                      Company
--------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER           Seeks long-term growth of capital.                          AXA Equitable Funds Management
  TECHNOLOGY                                                                          Group, LLC
                                                                                   RCM Capital Management, LLC
                                                                                   SSgA Funds Management, Inc.
                                                                                   Wellington Management Company, LLP
--------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST -
 CLASS IB SHARES                                                                   INVESTMENT MANAGER (OR SUB-ADVISER(S),
 PORTFOLIO NAME        OBJECTIVE                                                   AS APPLICABLE)
--------------------------------------------------------------------------------------------------------------------------
                       Seeks to achieve long-term growth of capital.               AllianceBernstein L.P.
  EQ/ALLIANCEBERNSTEIN
  SMALL CAP GROWTH+
--------------------------------------------------------------------------------------------------------------------------
EQ/AXA FRANKLIN        Seeks to achieve long-term total return with an emphasis    AXA Equitable Funds Management
  SMALL CAP VALUE      on risk-adjusted returns and managing volatility in the        Group, LLC
  CORE                 Portfolio.                                                  BlackRock Investment Management, LLC
                                                                                   Franklin Advisory Services, LLC
--------------------------------------------------------------------------------------------------------------------------
EQ/BLACKROCK BASIC     Seeks to achieve capital appreciation and secondarily,      BlackRock Investment Management, LLC
  VALUE EQUITY         income.
--------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS     Seeks a combination of growth and income to achieve an      Boston Advisors, LLC
  EQUITY INCOME        above-average and consistent total return.
--------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY    Seeks to achieve long-term capital appreciation.            Calvert Investment Management Inc.
  RESPONSIBLE
--------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN    Seeks to achieve long-term growth of capital.               Capital Guardian Trust Company
  RESEARCH
--------------------------------------------------------------------------------------------------------------------------
EQ/COMMON STOCK        Seeks to achieve a total return before expenses that        AllianceBernstein L.P.
  INDEX+               approximates the total return performance of the Russell
                       3000 Index, including reinvestment of dividends, at a risk level consistent with that of the Russell 3000 Index.
--------------------------------------------------------------------------------------------------------------------------
EQ/CORE BOND INDEX     Seeks to achieve a total return before expenses that        AXA Equitable Funds Management
                       approximates the total return performance of the Barclays      Group, LLC
                       Intermediate U.S. Government/Credit Index, including        SSgA Funds Management, Inc.
                       reinvestment of dividends, at a risk level consistent with that of the Barclays Intermediate U.S. Government/Credit
                       Index.
--------------------------------------------------------------------------------------------------------------------------
EQ/DAVIS NEW YORK      Seeks to achieve long-term growth of capital.               Davis Selected Advisers, L.P.
  VENTURE
--------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX    Seeks to achieve a total return before expenses that        AllianceBernstein L.P.
                       approximates the total return performance of the S&P
                       500 Index, including reinvestment of dividends, at a risk
                       level consistent with that of the S&P 500 Index.
--------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST -
 CLASS IB SHARES                                                                    INVESTMENT MANAGER (OR SUB-ADVISER(S),
 PORTFOLIO NAME       OBJECTIVE                                                     AS APPLICABLE)
----------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY GROWTH      Seeks to achieve long-term growth of capital with an          AXA Equitable Funds Management
  PLUS                emphasis on risk-adjusted returns and managing volatility        Group, LLC
                      in the Portfolio.                                             BlackRock Capital Management, Inc.
                                                                                    BlackRock Investment Management, LLC
----------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN CORE      Seeks to maximize income while maintaining prospects          AXA Equitable Funds Management
  BALANCED            for capital appreciation with an emphasis on risk-adjusted       Group, LLC
                      returns and managing volatility in the Portfolio.             BlackRock Investment Management, LLC
                                                                                    Franklin Advisers, Inc.
----------------------------------------------------------------------------------------------------------------------------
EQ/FRANKLIN           Primarily seeks capital appreciation and secondarily seeks    AXA Equitable Funds Management
  TEMPLETON           income.                                                          Group, LLC
  ALLOCATION
----------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS      Seeks to achieve capital appreciation.                        GAMCO Asset Management, Inc.
  AND ACQUISITIONS
----------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL        Seeks to maximize capital appreciation.                       GAMCO Asset Management, Inc.
  COMPANY VALUE
----------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL BOND PLUS   Seeks to achieve capital growth and current income.           AXA Equitable Funds Management
                                                                                       Group, LLC
                                                                                    BlackRock Investment Management, LLC
                                                                                    First International Advisors, LLC
                                                                                    Wells Capital Management, Inc.
----------------------------------------------------------------------------------------------------------------------------
EQ/GLOBAL             Seeks to achieve long-term capital appreciation with an       AXA Equitable Funds Management
  MULTI-SECTOR        emphasis on risk-adjusted returns and managing volatility        Group, LLC
  EQUITY              in the Portfolio.                                             BlackRock Investment Management, LLC
                                                                                    Morgan Stanley Investment
                                                                                       Management Inc.
----------------------------------------------------------------------------------------------------------------------------
EQ/INTERMEDIATE       Seeks to achieve a total return before expenses that          AXA Equitable Funds Management
  GOVERNMENT          approximates the total return performance of the Barclays        Group, LLC
  BOND+/(1)/          Intermediate U.S. Government Bond Index, including            SSgA Funds Management, Inc.
                      reinvestment of dividends, at a risk level consistent with that of the Barclays Intermediate U.S. Government Bond
                      Index.
----------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL      Seeks to achieve long-term growth of capital with an          AXA Equitable Funds Management
  CORE PLUS           emphasis on risk-adjusted returns and managing volatility        Group, LLC
                      in the Portfolio.                                             BlackRock Investment Management, LLC
                                                                                    Hirayama Investments, LLC
                                                                                    WHV Investment Management
----------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL      Seeks to achieve a total return (before expenses) that        AllianceBernstein L.P.
  EQUITY INDEX        approximates the total return performance of a composite
                      index comprised of 40% Dow Jones EURO STOXX 50
                      Index, 25% FTSE 100 Index, 25% TOPIX Index and 10%
                      S&P/ASX 200 Index, including reinvestment of dividends,
                      at a risk level consistent with that of the composite index.
----------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL      Seeks to provide current income and long-term growth of       AXA Equitable Funds Management
  VALUE PLUS          income, accompanied by growth of capital with an                 Group, LLC
                      emphasis on risk-adjusted returns and managing volatility     BlackRock Investment Management, LLC
                      in the Portfolio.                                             Northern Cross, LLC
----------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE     Seeks to achieve long-term capital appreciation.              J.P. Morgan Investment Management Inc.
  OPPORTUNITIES
----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST -
 CLASS IB SHARES                                                                   INVESTMENT MANAGER (OR SUB-ADVISER(S),
 PORTFOLIO NAME       OBJECTIVE                                                    AS APPLICABLE)
--------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP CORE     Seeks to achieve long-term growth of capital with an         AXA Equitable Funds Management
  PLUS                emphasis on risk-adjusted returns and managing volatility       Group, LLC
                      in the Portfolio.                                            BlackRock Investment Management, LLC
                                                                                   Institutional Capital LLC
--------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH   Seeks to achieve a total return before expenses that         AllianceBernstein L.P.
  INDEX               approximates the total return performance of the Russell
                      1000 Growth Index, including reinvestment of dividends
                      at a risk level consistent with that of the Russell 1000
                      Growth Index.
--------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP GROWTH   Seeks to provide long-term capital growth with an            AXA Equitable Funds Management
  PLUS                emphasis on risk-adjusted returns and managing volatility       Group, LLC
                      in the Portfolio.                                            BlackRock Investment Management, LLC
                                                                                   Marsico Capital Management, LLC
--------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE    Seeks to achieve a total return before expenses that         SSgA Funds Management, Inc.
  INDEX               approximates the total return performance of the Russell
                      1000 Value Index, including reinvestment of dividends, at
                      a risk level consistent with that of the Russell 1000 Value
                      Index.
--------------------------------------------------------------------------------------------------------------------------
EQ/LARGE CAP VALUE    Seeks to achieve long-term growth of capital with an         AllianceBernstein L.P.
  PLUS+               emphasis on risk-adjusted returns and managing volatility    AXA Equitable Funds Management
                      in the Portfolio.                                               Group, LLC
--------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT        Seeks to achieve capital appreciation and growth of          Lord, Abbett & Co. LLC
  LARGE CAP CORE      income with reasonable risk.
--------------------------------------------------------------------------------------------------------------------------
EQ/MFS                Seeks to achieve capital appreciation.                       Massachusetts Financial Services
  INTERNATIONAL                                                                       Company, which operates under the
  GROWTH                                                                              name of MFS Investment Management
--------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP INDEX      Seeks to achieve a total return before expenses that         SSgA Funds Management, Inc.
                      approximates the total return performance of the S&P
                      Mid Cap 400 Index, including reinvestment of dividends,
                      at a risk level consistent with that of the S&P Mid Cap
                      400 Index.
--------------------------------------------------------------------------------------------------------------------------
EQ/MID CAP VALUE      Seeks to achieve long-term capital appreciation with an      AXA Equitable Funds Management
  PLUS                emphasis on risk adjusted returns and managing volatility       Group, LLC
                      in the Portfolio.                                            BlackRock Investment Management, LLC
                                                                                   Wellington Management Company, LLP
--------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET+      Seeks to obtain a high level of current income, preserve     The Dreyfus Corporation
                      its assets and maintain liquidity.
--------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG &           Seeks to achieve capital appreciation.                       Montag & Caldwell, LLC
  CALDWELL GROWTH
--------------------------------------------------------------------------------------------------------------------------
EQ/MORGAN STANLEY     Seeks to achieve capital growth.                             Morgan Stanley Investment
  MID CAP GROWTH                                                                      Management Inc.
--------------------------------------------------------------------------------------------------------------------------
EQ/MUTUAL LARGE CAP   Seeks to achieve capital appreciation, which may             AXA Equitable Funds Management
  EQUITY              occasionally be short-term, with an emphasis on risk            Group, LLC
                      adjusted returns and managing volatility in the Portfolio.   BlackRock Investment Management, LLC
                                                                                   Franklin Mutual Advisers, LLC
--------------------------------------------------------------------------------------------------------------------------
EQ/OPPENHEIMER        Seeks to achieve capital appreciation.                       OppenheimerFunds, Inc.
  GLOBAL
--------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST -
 CLASS IB SHARES                                                                  INVESTMENT MANAGER (OR SUB-ADVISER(S),
 PORTFOLIO NAME       OBJECTIVE                                                   AS APPLICABLE)
-------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO ULTRA        Seeks to generate a return in excess of traditional money   Pacific Investment Management
  SHORT BOND          market products while maintaining an emphasis on               Company, LLC
                      preservation of capital and liquidity.
-------------------------------------------------------------------------------------------------------------------------
EQ/QUALITY BOND PLUS  Seeks to achieve high current income consistent with        AllianceBernstein L.P.
                      moderate risk to capital.                                   AXA Equitable Funds Management
                                                                                     Group, LLC
-------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY      Seeks to replicate as closely as possible (before the       AllianceBernstein L.P.
  INDEX               deduction of Portfolio expenses) the total return of the
                      Russell 2000 Index.
-------------------------------------------------------------------------------------------------------------------------
EQ/T. ROWE PRICE      Seeks to achieve long-term capital appreciation and         T. Rowe Price Associates, Inc.
  GROWTH STOCK        secondarily, income.
-------------------------------------------------------------------------------------------------------------------------
EQ/TEMPLETON GLOBAL   Seeks to achieve long-term capital growth with an           AXA Equitable Funds Management
  EQUITY              emphasis on risk adjusted returns and managing volatility      Group, LLC
                      in the Portfolio.                                           BlackRock Investment Management, LLC
                                                                                  Templeton Investment Counsel, LLC
-------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND     Seeks to achieve total return through capital appreciation  UBS Global Asset Management
  INCOME              with income as a secondary consideration.                      (Americas) Inc.
-------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN         Seeks to achieve capital growth and income.                 Invesco Advisers, Inc.
  COMSTOCK
-------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO        Seeks to achieve long-term capital growth.                  Wells Capital Management, Inc.
  OMEGA GROWTH/(4)/
-------------------------------------------------------------------------------------------------------------------------

+ If you own Income Manager(R) Accumulator(R) or Income Manager(R) Rollover IRA, your product includes Class A shares of this Portfolio in the AXA Premier VIP Trust, or Class IA shares of this Portfolio in the EQ Advisors Trust.

(1)This is the Portfolio's new name, effective on or about May 1, 2012. The Portfolio's former name was EQ/Intermediate Government Bond Index.


YOU SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS AND CHARGES AND EXPENSES OF THE PORTFOLIOS CAREFULLY BEFORE INVESTING. THE PROSPECTUSES FOR THE TRUSTS CONTAIN THIS AND OTHER IMPORTANT INFORMATION ABOUT THE PORTFOLIOS. THE PROSPECTUSES SHOULD BE READ CAREFULLY BEFORE INVESTING. IN ORDER TO OBTAIN COPIES OF TRUST PROSPECTUSES THAT DO NOT ACCOMPANY THIS SUPPLEMENT, YOU MAY CALL ONE OF OUR CUSTOMER SERVICE REPRESENTATIVES AT 1-800-789-7771.


(3)SPECIAL SERVICES CHARGES

We deduct a charge for providing the special services described below. These charges compensate us for the expense of processing each special service. For certain services, we will deduct from your account value any withdrawal charge that applies and the charge for the special service. Please note that we may discontinue some or all of these services without notice.

WIRE TRANSFER CHARGE. We charge $90 for outgoing wire transfers. Unless you specify otherwise, this charge will be deducted from the amount you request.

EXPRESS MAIL CHARGE. We charge $35 for sending you a check by express mail delivery. This charge will be deducted from the amount you request.

DUPLICATE CONTRACT CHARGE. We charge $35 for providing a copy of your contract. The charge for this service can be paid (i) using a credit card acceptable to AXA Equitable, (ii) by sending a check to our processing office, or (iii) by any other means we make available to you.

(4)THE TRUSTS' ANNUAL EXPENSES AND EXPENSE EXAMPLE


The following table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.

You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.

-----------------------------------------------------------------------------------------------------
 PORTFOLIO OPERATING EXPENSES EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
-----------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2011 (expenses that are deducted from    Lowest Highest
Portfolio assets including management fees, 12b-1 fees, service fees, and/or other expenses) -- based, in part, on estimated amounts for options added during the fiscal  0.62%  1.44%
year 2011, if applicable, and for the underlying portfolios./(1)/
-----------------------------------------------------------------------------------------------------


(1)The "Lowest" represents the total annual operating expenses of the EQ/Equity 500 Index Portfolio and EQ/Small Company Index Portfolio. The "Highest" represents the total annual operating expenses of the Multimanager Technology Portfolio.


EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses of 1.55% (actual expenses under your contract may be less), and underlying trust fees and expenses.

The example below shows the expenses that a hypothetical contract owner (who has elected the Guaranteed Minimum Income Benefit with either the 6% Roll-Up to age 80 or the Annual Ratchet to age 80 Guaranteed minimum death benefit and Protection Plus/SM/) would pay in the situations illustrated. The example assumes no annual administrative charge. Some of these features may not be available or may be different under your contract. Some of these charges may not be applicable under your contract.

The fixed maturity options and the account for special dollar cost averaging are not covered by the fee table and example. However, the annual administrative charge, the charge if you elect a Variable Immediate Annuity payout option, the charge for any optional benefits and the withdrawal charge do apply to the fixed maturity options and the account for special dollar cost averaging. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option. Some of these investment options and charges may not be applicable under your contract.

The example assumes that you invest $10,000 in the contract for the time periods indicated and that your investment has a 5% return each year. Other than the administrative charge (which is described immediately above), the example also assumes maximum contract charges and total annual expenses of the Portfolios (before expense limitations) set forth in the previous charts. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


--------------------------------------------------------------------------------------------------------------------
                                                                               IF YOU ANNUITIZE AT THE END OF THE
                                                                               APPLICABLE TIME PERIOD, AND SELECT A
                                                                               NON-LIFE CONTINGENT PERIOD CERTAIN
                                         IF YOU SURRENDER YOUR CONTRACT AT THE ANNUITY OPTION WITH LESS THAN FIVE
                                         END OF THE APPLICABLE TIME PERIOD                  YEARS
--------------------------------------------------------------------------------------------------------------------
                                         1 YEAR   3 YEARS   5 YEARS  10 YEARS  1 YEAR   3 YEARS  5 YEARS  10 YEARS
--------------------------------------------------------------------------------------------------------------------
(a)assuming maximum fees and
   expenses of any of the Portfolios     $1,066   $1,618    $2,194    $3,949    N/A     $1,618   $2,194    $3,949
--------------------------------------------------------------------------------------------------------------------
(b)assuming minimum fees and
   expenses of any of the Portfolios     $  980   $1,362    $1,774    $3,143    N/A     $1,362   $1,774    $3,143
--------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------


                                          IF YOU DO NOT SURRENDER YOUR
                                         CONTRACT AT THE END OF THE APPLICABLE
                                                  TIME PERIOD
------------------------------------------------------------------------------
                                         1YEAR   3 YEARS   5 YEARS   10 YEARS
------------------------------------------------------------------------------
(a)assuming maximum fees and
   expenses of any of the Portfolios     $366    $1,118    $1,894     $3,949
------------------------------------------------------------------------------
(b)assuming minimum fees and
   expenses of any of the Portfolios     $280    $  862    $1,474     $3,143
------------------------------------------------------------------------------


For information on how your contract works under certain hypothetical circumstances, please see item (19) at the end of this Supplement.


(5)IMPORTANT INFORMATION ABOUT YOUR GUARANTEED BENEFITS

For purposes of calculating any applicable guaranteed minimum death benefit or guaranteed minimum income benefit (if elected) that rolls-up at a specified rate (the "Roll-Up benefit base"), the Multimanager Core Bond, EQ/Money Market, EQ/Intermediate Government Bond, EQ/Quality Bond PLUS, the Fixed Maturity Options, the Special 10 year fixed maturity option, and the loan reserve account under Rollover TSA are investment options for which the benefit base rolls up at 3% (the "lower Roll-Up rate options"). Also, for Rollover TSA contracts, the loan reserve account rolls up at 3%. In some early Accumulator(R) Series, this group of investment options rolls up at 4% and certain additional variable investment options roll up at 3%. All other investment options continue to roll up at 4%, 5% or 6% (the "higher Roll-Up rate options"), as provided by your Accumulator(R) Series contract. For more information about these benefits, please see "Contract features and benefits" in your Prospectus, or your contract, or consult with your financial professional.


OUR ADMINISTRATIVE PROCEDURES FOR CALCULATING YOUR ROLL-UP BENEFIT BASE FOLLOWING A TRANSFER

Your Roll-Up benefit base is comprised of two segments, representing that portion of your benefit base, if any, that rolls up at the higher rate and the other portion that is rolling up at 3% (or 4% in some early Accumulator Series). If you transfer account value from a higher roll-up rate option to a lower roll-up rate option, all or a portion of your benefit base will transfer from the higher rate benefit base segment to the lower rate benefit base segment. Similarly, if you transfer account value from a lower roll-up rate option to a higher roll-up rate option, all or a portion of your benefit base will transfer from the lower rate segment to the higher rate segment. To determine how much to transfer from one Roll-Up benefit base segment to the other Roll-Up benefit base segment, we use a dollar-for-dollar calculation.

This means that we generally transfer an amount from one Roll-Up benefit base segment to the other Roll-Up benefit base segment in the same dollar amount as the transfer of account value. The effect of a transfer on your benefit base will vary depending on your particular circumstances.

..   For example, if your account value is $45,000 and has always been invested in the higher roll-up rate options, and your benefit base is $30,000 and is all rolling up at the higher rate, and you transfer $15,000 of your account value to the EQ/Money Market variable investment option (a lower roll-up rate option), then we will transfer $15,000 from the higher rate benefit base segment to the lower rate benefit base segment. Therefore, immediately after the transfer, of your $30,000 benefit base, $15,000 will continue to roll-up at the higher rate and $15,000 will roll-up at the lower rate.

..   For an additional example, if your account value is $30,000 and has always been invested in lower roll-up rate options, and your benefit base is $45,000 and is all rolling up at the lower rate, and you transfer $15,000 of your account value (which is entirely invested in lower roll-up rate options) to a higher roll-up rate option, then we will transfer $15,000 of your benefit base from the lower rate benefit base segment to the higher rate benefit base segment. Therefore, immediately after the transfer, of your $45,000 benefit base, $15,000 will continue to roll-up at the higher rate and $30,000 will roll-up at the lower rate.

..   Similarly, using the same example as immediately above, if you transferred all of your account value ($30,000) to a higher roll-up rate option, $30,000 will be transferred to the higher rate benefit base segment. Immediately after the transfer, of your $45,000 benefit base, $30,000 will roll-up at the higher rate and $15,000 will continue to roll-up at the lower rate. Therefore, it is possible that some of your benefit base will roll-up at the lower rate even after you transfer all of your account value to the higher roll-up rate options.

If you elected a guaranteed benefit that is available with a 3% roll-up benefit base only, your benefit base will not be impacted by transfers among investment options.


(6)PARTIAL ANNUITIZATION

Partial annuitization of nonqualified deferred annuity contracts is permitted if the partial annuity payout is either life-contingent or for a period certain of at least ten years. We require you to elect partial annuitization on the form we specify.


EFFECT OF PARTIAL ANNUITIZATION ON GUARANTEED BENEFITS. If guaranteed benefits are available under your contract and you elected one or more, you may not partially annuitize any guaranteed benefit. We will treat any partial annuitization as a withdrawal. Amounts withdrawn from your contract for a partial annuitization are withdrawn in the same manner as any amount withdrawn from your contract. This means that a partial annuitization will reduce your guaranteed benefit(s) and corresponding benefit base(s) in the same manner as described in your Prospectus. If applicable, amounts withdrawn for a partial annuitization will be subject to withdrawal charges.


(7)TAX INFORMATION

HOW YOU CAN MAKE CONTRIBUTIONS (FOR MARYLAND CONTRACTS ONLY)

..   Regular contributions to traditional IRAs and Roth IRAs are limited to
    $5,000 for the calendar year 2012.


..   Regular contributions to traditional IRAs cannot be made during or after the calendar year the owner reaches age 70 1/2.

..   Additional catch-up contributions of up to $1,000 can be made where the owner is at least age 50 at any time during the calendar year for which the contribution is made.

..   Rollovers can be made to a Roth IRA from a "designated Roth contribution account" under a 401(k) plan, 403(b) plan or a governmental employer
    Section 457(b) plan which permits designated Roth elective deferral contributions to be made. Conversion rollovers may also be made from an eligible retirement plan to a Roth IRA in certain circumstances.

TAX INFORMATION RELATED TO PARTIAL ANNUITIZATION. The tax features regarding annuitization, as discussed in this Supplement and in your Prospectus, generally apply. Partial annuitization results in your contract being treated as two or more separate contracts, each with its own annuity starting date and investment in the contract (basis). Multiple or serial partial annuitizations are permitted as long as some part of the contract remains in deferred status. The nonannuitized portion of the contract remains in deferred status, with its annuity starting date in the future. Until the basis allocable to the partial annuity payout is fully recovered, part of each payment under the partial annuity payout is excluded from income as a recovery of basis, with the remainder of each payment included in ordinary income. The basis allocable to the partial annuity payout as of the annuity starting date for the payout is calculated with reference to the relative values of the amount applied to the partial annuity payout and the amount retained in deferred status. If you choose a period certain payout of at least ten years and you are under age
59 1/2, an early distribution penalty may apply. See the tax section in your Prospectus for more information.


ADDITIONAL INFORMATION RELATING TO 1035 EXCHANGES. In some cases you may make a tax-deferred 1035 exchange from a nonqualified deferred annuity contract to a "qualified long-term care contract" meeting all specified requirements under the Code or an annuity contract with a "qualified long-term care contract" feature (sometimes referred to as a "combination annuity" contract).

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to purchase or contribute to another nonqualified deferred annuity contract on a tax-deferred basis. If requirements are met, the owner may also directly transfer amounts from a nonqualified deferred annuity contract to a "qualified long-term care contract" or "combination annuity" in such a partial 1035 exchange transaction. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.

Even if the contract owner and the insurance companies agree that a full or partial 1035 exchange is intended, the IRS has the ultimate authority to review the facts and determine that the transaction should be recharacterized as taxable in whole or in part.


TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

Due to the Internal Revenue Service and Treasury regulatory changes in 2007 which became fully effective on January 1, 2009, contracts issued prior to September 25, 2007 which qualified as 403(b) contracts under the rules at the time of issue may lose their status as 403(b) contracts or have the availability of transactions under the contract restricted as of January 1, 2009 unless the individual's employer or the individual take certain actions. Please consult your tax adviser regarding the effect of these rules (which may vary depending on the owner's employment status, plan participation status, and when and how the contract was acquired) on your personal situation.


IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Accounts Nos. 45 and 49 for taxes, respectively. We do not now, but may in the future set up reserves for such taxes.

We are entitled to certain tax benefits related to the investment of company assets, including assets of the separate accounts. These tax benefits, which may include the foreign tax credit and the corporate dividends received deduction, are not passed back to you, since we are the owner of the assets from which tax benefits may be derived.

(8)UPDATED INFORMATION ON AXA EQUITABLE

We are AXA Equitable Life Insurance Company ("AXA Equitable"), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc. (the "parent"), a holding company, which is itself an indirect, wholly-owned subsidiary of AXA SA ("AXA"). AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings, Inc. and AXA Equitable Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $508 billion in assets as of December 31, 2011. For more than 150 years, AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.

(9)HOW YOU CAN CONTRIBUTE TO YOUR CONTRACT

The contracts are no longer available to new purchasers. In addition, except as described below, we no longer accept contributions to the contracts, including contributions made through our automatic investment program. Contributions received at our processing office will be returned to you. This change has no effect on amounts that are already invested in your contract or on your guaranteed benefits.

We currently continue to accept contributions to: (i) QP contracts; and (ii) all contracts issued in the state of Maryland. Information regarding contributions in this section is for the benefit of contract owners currently eligible to continue making contributions to the contracts.

Payments you make to your contract are called "contributions." We can refuse to accept any contribution from you at any time, including after you purchase the contract.


You may purchase a contract by making payments to us that we call
"contributions." We can refuse to accept any contribution from you at any time, including after you purchase the contract.

Upon advance notice to you, we may exercise certain rights we have under the contract regarding contributions, including our rights to (i) change minimum and maximum contribution requirements and limitations, and (ii) discontinue acceptance of contributions. Further, we may at any time exercise our rights to limit or terminate your contributions.

--------------------------------------------------------------------------------

We have exercised our right to discontinue acceptance of contributions to the contracts as described above. We reserve the right to further change our current limitations on your contributions and to discontinue acceptance of contributions to the contracts.

--------------------------------------------------------------------------------

We currently limit aggregate contributions on your contract made after the first contract year to 150% of first-year contributions (the "150% limit"). The 150% limit can be reduced or increased at any time upon advance notice to you. Even if the aggregate contributions on your contract do not exceed the 150% limit, we currently do not accept any contribution if: (i) the aggregate contributions under one or more Accumulator(R) series contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for the same owner or annuitant who is age 81 and older at contract issue); or (ii) the aggregate contributions under all AXA Equitable annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000. We may waive these and other contribution limitations based on certain criteria that we determine, including elected benefits, issue age, aggregate contributions, variable investment option allocations and selling broker-dealer compensation. Please review your contract for information on contribution limitations.

(10)MANAGING YOUR ALLOCATIONS


The contract is between you and AXA Equitable. The contract is not an investment advisory account, and AXA Equitable is not providing any investment advice or managing the allocations under your contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the contract, have the sole authority to make investment allocations and other decisions under the contract. If your financial professional is with AXA Advisors, he or she is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, you should speak with him/her regarding any different arrangements that may apply.


(11)DISRUPTIVE TRANSFER ACTIVITY


You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (together, the "trusts"). The trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the trust obtains from us contract owner trading activity. The trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

As of the date of this Prospectus, we do not offer investment options with underlying portfolios that are part of an outside trust (an "unaffiliated trust"). Should we offer such investment options in the future, each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity, which would be disclosed in the unaffiliated trust prospectus. If an unaffiliated trust advises us that there may be disruptive activity from one of our policy owners, we will work with the unaffiliated trust to review policy owner trading activity. Any such unaffiliated trust would also have the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios.

When a contract is identified in connection with potentially disruptive transfer activity for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this Prospectus, the trusts had not implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.


(12)WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS


We accept initial and subsequent contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" under "Contract features and benefits" earlier in this Prospectus.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information provided through certain broker-dealers with which we have established electronic facilities. In any such cases, you must sign our Acknowledgment of Receipt form.

Where we require a signed application, the above procedures do not apply and no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we issue a contract based on information provided through electronic facilities, we require an Acknowledgment of Receipt form, and financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgment of Receipt form. After your contract has been issued, additional contributions may be transmitted by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of our customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.

After your contract has been issued, additional contributions may be transmitted by wire.


(13)CERTAIN INFORMATION ABOUT OUR BUSINESS DAY


Our "business day" is generally any day the New York Stock Exchange ("NYSE") is open for regular trading and generally ends at 4:00 p.m., Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

..   If your contribution, transfer or any other transaction request containing all the required information reaches us on any of the following, we will use the next business day:

   -- on a non-business day;

   -- after 4:00 p.m., Eastern Time on a business day; or

   -- after an early close of regular trading on the NYSE on a business day.

If we have entered into an agreement with your broker-dealer for automated processing of contributions and/or transfers upon receipt of customer order, your contribution and/or transfer will be considered received at the time your broker-dealer receives your contribution and/or transfer and all information needed to process your application, along with any required documents. Your broker-dealer will then transmit your order to us in accordance with our processing procedures. However, in such cases, your broker-dealer is considered a processing office for the purpose of receiving the contribution and/or transfer. Such arrangements may apply to initial contributions, subsequent contributions, and/or transfers, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4:00 p.m., Eastern Time.

For more information, including additional instances when a different date may apply to your contributions, please see "More Information" in your prospectus.


(14)YOUR CONTRACT DATE AND CONTRACT DATE ANNIVERSARY


The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary." For example, if your contract date is May 1st, your contract date anniversary is April 30th.


(15)LEGAL PROCEEDINGS


AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account Nos. 45 and 49, respectively, nor would any of these proceedings be likely to have a material adverse effect upon either Separate Account, our ability to meet our obligations under the contracts, or the distribution of the contracts.

(16)DISTRIBUTION OF THE CONTRACTS


The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account No. 45 and Separate Account No. 49, respectively. The offering of the contracts is intended to be continuous.

AXA Advisors is an affiliate of AXA Equitable, and AXA Distributors is an indirect wholly owned subsidiary of AXA Equitable. The Distributors are under the common control of AXA Financial, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Both broker-dealers also act as distributors for other AXA Equitable life and annuity products.

The contracts are sold by financial professionals of AXA Advisors and its affiliates. The contracts are also sold by financial professionals of unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers").

AXA Equitable pays compensation to both Distributors based on contracts sold. AXA Equitable may also make additional payments to the Distributors, and the Distributors may, in turn, make additional payments to certain Selling broker-dealers. All payments will be in compliance with all applicable FINRA rules and other laws and regulations.

Although AXA Equitable takes into account all of its distribution and other costs in establishing the level of fees and charges under its contracts, none of the compensation paid to the Distributors or the Selling broker-dealers discussed in this section of the Prospectus are imposed as separate fees or charges under your contract. AXA Equitable, however, intends to recoup amounts it pays for distribution and other services through the fees and charges of the contract and payments it receives for providing administrative, distribution and other services to the Portfolios. For information about the fees and charges under the contract, see "Fee table" and "Charges and expenses" earlier in this Prospectus.

AXA ADVISORS COMPENSATION. AXA Equitable pays compensation to AXA Advisors based on contributions made on the contracts sold through AXA Advisors ("contribution-based compensation"). The contribution-based compensation will generally not exceed 8.50% of total contributions. AXA Advisors, in turn, may pay a portion of the contribution-based compensation received from AXA Equitable to the AXA Advisors financial professional and/or the Selling broker-dealer making the sale. In some instances, a financial professional or a Selling broker-dealer may elect to receive reduced contribution-based compensation on a contract in combination with ongoing annual compensation of up to 1.20% of the account value of the contract sold ("asset-based compensation"). Total compensation paid to a financial professional or a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The compensation paid by AXA Advisors varies among financial professionals and among Selling broker-dealers. AXA Advisors also pays a portion of the compensation it receives to its managerial personnel. AXA Advisors also pays its financial professionals and managerial personnel other types of compensation including service fees, expense allowance payments and health and retirement benefits. AXA Advisors also pays its financial professionals, managerial personnel and Selling broker-dealers sales bonuses (based on selling certain products during specified periods) and persistency bonuses. AXA Advisors may offer sales incentive programs to financial professionals and Selling broker-dealers who meet specified production levels for the sales of both AXA Equitable contracts and contracts offered by other companies. These incentives provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid education seminars and merchandise.

When a contract is sold by a Selling broker-dealer, the Selling broker-dealer, not AXA Advisors, determines the compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contract your financial professional for information about the compensation he or she receives and any related incentives, as described immediately below.

DIFFERENTIAL COMPENSATION. In an effort to promote the sale of AXA Equitable products, AXA Advisors may pay its financial professionals and managerial personnel a greater percentage of contribution-based compensation and/or asset-based compensation for the sale of an AXA Equitable contract than it pays for the sale of a contract or other financial product issued by a company other than AXA Equitable. This practice is known as providing "differential compensation." Differential compensation may involve other forms of compensation to AXA Advisors personnel. Certain components of the compensation paid to managerial personnel are based on whether the sales involve AXA Equitable contracts. Managers earn higher compensation (and credits toward awards and bonuses) if the financial professionals they manage sell a higher percentage of AXA Equitable contracts than products issued by other companies. Other forms of compensation provided to its financial professionals include health and retirement benefits, expense reimbursements, marketing allowances and contribution-based payments, known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of AXA Equitable contracts and products sponsored by affiliates.

The fact that AXA Advisors financial professionals receive differential compensation and additional payments may provide an incentive for those financial professionals to recommend an AXA Equitable contract over a contract or other financial product issued by a company not affiliated with AXA Equitable. However, under applicable rules of the FINRA, AXA Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you based on the facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category. For more information, contact your financial professional.

AXA DISTRIBUTORS COMPENSATION. AXA Equitable pays contribution-based and asset-based compensation (together "compensation") to AXA Distributors. Contribution-based compensation is paid based on AXA Equitable contracts sold through AXA Distributor's Selling broker-dealers. Asset-based compensation is paid based on the aggregate account value of contracts sold through certain of AXA Distributor's Selling broker-dealers. Contribution-based compensation will generally not exceed 7.50% of the total contributions made under the contracts. AXA Distributors, in turn, pays the contribution-based compensation it receives on the sale of a contract to the Selling broker-dealer making the sale. In some instances, the Selling broker-dealer may elect to receive reduced contribution-based compensation on the sale of the contract in combination with annual asset-based compensation of up to 1.25% of the contract account value. If a Selling broker-dealer elects to receive reduced contribution-based compensation on a contract, the contribution-based compensation which AXA Equitable pays to AXA Distributors will be reduced by the same amount, and AXA Equitable will pay AXA Distributors asset-based compensation on the contract equal to the asset-based compensation which AXA Distributors pays to the Selling broker-dealer. Total compensation paid to a Selling broker-dealer electing to receive both contribution-based and asset-based compensation could over time exceed the total compensation that would otherwise be paid on the basis of contributions alone. The contribution-based and asset-based compensation paid by AXA Distributors varies among Selling broker-dealers.

The Selling broker-dealer, not AXA Distributors, determines the compensation paid to the Selling broker-dealer's financial professional for the sale of the contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, such as differential compensation paid for various products.

AXA Equitable also pays AXA Distributors compensation to cover its operating expenses and marketing services under the terms of AXA Equitable's distribution agreements with AXA Distributors.

ADDITIONAL PAYMENTS BY AXA DISTRIBUTORS TO SELLING BROKER-DEALERS. AXA Distributors may pay, out of its assets, certain Selling broker-dealers and other financial intermediaries additional compensation in recognition of services provided or expenses incurred. AXA Distributors may also pay certain Selling broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable products on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conference; and/or other support services, including some that may benefit the contract owner. Payments may be based on the aggregate account value attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. AXA Distributors may also make fixed payments to Selling broker-dealers, for example in connection with the initiation of a new relationship or the introduction of a new product.

Additionally, as an incentive for the financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, AXA Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements").


These additional payments may serve as an incentive for Selling broker-dealers to promote the sale of AXA Equitable contracts over contracts and other products issued by other companies. Not all Selling broker-dealers receive additional payments, and the payments vary among Selling broker-dealers. The list below includes the names of Selling broker-dealers that we are aware (as of December 31, 2011) received additional payments. These additional payments ranged from $81 to $4,973,724. AXA Equitable and its affiliates may also have other business relationships with Selling broker-dealers, which may provide an incentive for the Selling broker-dealers to promote the sale of AXA Equitable contracts over contracts and other products issued by other companies. The list below includes any such Selling broker-dealer. For more information, ask your financial professional.



1st Global Capital Corporation         Janney Montgomery Scott, LLC
Advantage Capital Corporation          Key Investment Services, LLC
A.G. Edwards                           Lincoln Financial Advisors Corporation
American Portfolios Financial Services Lincoln Financial Securities
                                       Corporation
Ameriprise Financial Services, Inc.    LPL Financial Corporation
Associated Securities Corp.            M&T Securities, Inc.
Bank of America                        Merrill Lynch Life Agency Inc.
BBVA Compass Investment Solutions,
Inc.                                   Morgan Keegan & Co., Inc.
CCO Investment Services Corp.          Morgan Stanley Smith Barney - Morgan
                                       Stanley & Co., Incorporated
Centaurus Financial, Inc.              Multi-Financial Securities Corporation
Commonwealth Financial Network         National Planning Corporation
CUSO Financial Services, L.P.          Next Financial Group, Inc.
Essex National Securities Inc.         NFP Securities, Inc.
Financial Network Investment
Corporation                            Plan Member Financial Corporation
First Allied Securities                PNC Investments
First Citizens Investor Services, Inc. Prime Capital Services
First Tennessee Brokerage, Inc.        PrimeVest Financial Services, Inc.
FSC Securities Corporation             Raymond James & Associates Inc
Geneos Wealth Management, Inc.         Raymond James Financial Services
H.D. Vest Investment Securities, Inc.  RBC Capital Markets Corp.
Investment Centers of America/First
Dakota Inc.                            Robert W Baird & Co.
IFC Holdings Inc. DBA Invest
Financial Corporation                  Royal Alliance Associates Inc.
Investment Professionals, Inc.         Sage Point Financial, Inc
Investors Capital Corporation          Securities America, Inc.
J.P. Turner & Company, LLC             SII Investments, Inc.
James T. Borello & Co.                 Sorrento Pacific Financial, LLC

Stifel, Nicolaus & Co.                 UVEST Financial Services Group, Inc.
Summit Brokerage Services, Inc         Waterstone Financial Group, Inc.
                                       Wells Fargo Advisors Financial
Termed/Mutual Service Corporation      Network LLC
Transamerica Financial Advisors, Inc.  Wells Fargo Advisors
U.S. Bancorp Investments, Inc.         Wells Fargo Advisors, LLC
UBS Financial Services, Inc.           Wells Fargo Investments, LLC



(17)YOUR ANNUITY PAYOUT OPTIONS


We reserve the right, with advance notice to you, to change your annuity purchase factor any time after your fifth contract date anniversary and at five year intervals after the first change. (Please see your contract and SAI for more information.)


(18)INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


This section only applies if your contract offers fixed maturity options.


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2011 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.


AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the fixed maturity option (the "Registration Statement"). This Prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this Prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234). You can access our website at www.axa-equitable.com.


(19)FINANCIAL STATEMENTS


The financial statements of the separate account(s), as well as the consolidated financial statements of AXA Equitable, are in the Statement of Additional Information ("SAI"). The financial statements of AXA Equitable have relevance to the contracts only to the extent that they bear upon the ability of AXA Equitable to meet its obligations under the contracts. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.

Our general obligations and any guaranteed benefits under the contract are supported by AXA Equitable's general account and are subject to AXA Equitable's claims paying ability. For more information about AXA Equitable's financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the variable investment options. You may also speak with your financial representative.


(20)CONDENSED FINANCIAL INFORMATION

The following tables set forth the unit values and number of units outstanding at the year end for each variable investment option, except those options offered for the first time after December 31, 2011. The tables show unit values based on the specified separate account charges that would apply to any contract or investment option to which this supplement relates. The tables also show the total number of units outstanding for all contracts to which this supplement relates.

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 45 with the same daily asset charges of 1.15%.

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011.


--------------------------------------------------------------------------------------------------------------
                                                           FOR THE YEARS ENDING DECEMBER 31,
                                         ---------------------------------------------------------------------
                                          2011   2010   2009   2008   2007   2006   2005   2004   2003   2002
--------------------------------------------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION -- CLASS B
--------------------------------------------------------------------------------------------------------------
   Unit value                            $10.74 $11.75 $10.51 $ 8.35 $13.90 $13.24 $11.36 $10.64     --     --
--------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units
     outstanding (000's)                    454    493    502    488    448    263    109     64     --     --
--------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE ALLOCATION -- CLASS B
--------------------------------------------------------------------------------------------------------------
   Unit value                            $11.71 $11.63 $10.97 $10.10 $11.48 $10.98 $10.44 $10.31     --     --
--------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units
     outstanding (000's)                  1,263  1,212    932    894    387    251    226     98     --     --
--------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE-PLUS ALLOCATION -- CLASS B
--------------------------------------------------------------------------------------------------------------
   Unit value                            $11.36 $11.57 $10.73 $ 9.49 $11.91 $11.43 $10.63 $10.41     --     --
--------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units
     outstanding (000's)                    788    824    720    643    441    206    114     54     --     --
--------------------------------------------------------------------------------------------------------------
 AXA MODERATE ALLOCATION -- CLASS A
--------------------------------------------------------------------------------------------------------------
   Unit value                            $52.70 $54.49 $50.03 $43.14 $57.64 $54.74 $50.07 $48.21 $44.75 $37.91
--------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units
     outstanding (000's)                    476    521    572    542    570    843    703    778    909  1,013
--------------------------------------------------------------------------------------------------------------
 AXA MODERATE ALLOCATION -- CLASS B
--------------------------------------------------------------------------------------------------------------
   Unit value                            $49.39 $51.18 $47.11 $40.73 $54.56 $51.94 $47.62 $45.97 $42.78 $36.32
--------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units
     outstanding (000's)                    652    668    728    726    789    613    971  1,106  1,263  1,386
--------------------------------------------------------------------------------------------------------------
 AXA MODERATE-PLUS ALLOCATION -- CLASS B
--------------------------------------------------------------------------------------------------------------
   Unit value                            $11.26 $11.99 $10.87 $ 9.02 $13.37 $12.71 $11.23     --     --     --
--------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units
     outstanding (000's)                  1,735  1,896  1,954  1,974  1,837  1,295    728     --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCEBERNSTEIN SMALL CAP GROWTH -- CLASS A
--------------------------------------------------------------------------------------------------------------
   Unit value                            $21.02 $21.35 $16.17 $12.02 $21.93 $18.96 $17.56 $15.89 $14.06 $10.07
--------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units
     outstanding (000's)                     83    144    107    134    155    974    365    358    402    428
--------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCEBERNSTEIN SMALL CAP GROWTH -- CLASS B
--------------------------------------------------------------------------------------------------------------
   Unit value                            $20.29 $20.66 $15.68 $11.69 $21.37 $18.53 $17.20 $15.60 $13.85 $ 9.94
--------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units
     outstanding (000's)                    496    577    612    717    810    304  1,163  1,361  1,510  1,604
--------------------------------------------------------------------------------------------------------------
 EQ/AXA FRANKLIN SMALL CAP VALUE CORE -- CLASS B
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 8.96 $10.02 $ 8.16 $ 6.44 $ 9.78 $10.83     --     --     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       43     38     39    103     39      6     --     --     --     --
--------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK BASIC VALUE EQUITY -- CLASS B
--------------------------------------------------------------------------------------------------------------
   Unit value                            $21.18 $22.11 $19.92 $15.47 $24.66 $24.66 $20.63 $20.27 $18.55 $14.30
--------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units
     outstanding (000's)                    630    668    744    826  1,030  1,201  1,488  1,843  2,009  2,129
--------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2011    2010    2009    2008    2007    2006    2005    2004    2003    2002
------------------------------------------------------------------------------------------------------------------------
 EQ/BOSTON ADVISORS EQUITY INCOME -- CLASS B
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $  5.87 $  5.96 $  5.21 $  4.73 $  7.06 $  6.89 $  6.01 $  5.73      --      --
------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units
     outstanding (000's)                     248     235     250     364     346     380     367      50      --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE -- CLASS B
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $  7.85 $  7.92 $  7.12 $  5.51 $ 10.17 $  9.18 $  8.82 $  8.21 $  8.01 $  6.34
------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units
     outstanding (000's)                       5       5       6      11      12       6      12      19      10       3
------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH -- CLASS B
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.17 $ 11.84 $ 10.34 $  7.96 $ 13.34 $ 13.28 $ 11.99 $ 11.44 $ 10.43 $  8.02
------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units
     outstanding (000's)                     574     645     745     860   1,117   1,048   1,232   1,468   1,625   1,727
------------------------------------------------------------------------------------------------------------------------
 EQ/COMMON STOCK INDEX -- CLASS A
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $242.44 $243.35 $211.93 $166.65 $299.23 $291.81 $266.03 $257.37 $227.59 $153.56
------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units
     outstanding (000's)                     105     125     141     164     203     380     322     407     498     560
------------------------------------------------------------------------------------------------------------------------
 EQ/COMMON STOCK INDEX -- CLASS B
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $233.35 $234.81 $205.00 $161.61 $290.90 $284.40 $259.92 $252.09 $223.47 $151.16
------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units
     outstanding (000's)                     176     200     228     259     311     266     458     552     639     698
------------------------------------------------------------------------------------------------------------------------
 EQ/CORE BOND INDEX -- CLASS B
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 14.72 $ 14.21 $ 13.59 $ 13.39 $ 14.87 $ 14.59 $ 14.19 $ 14.04 $ 13.64 $ 13.35
------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units
     outstanding (000's)                     365     371     414     439     623     630     688     621     618     623
------------------------------------------------------------------------------------------------------------------------
 EQ/DAVIS NEW YORK VENTURE -- CLASS B
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $  9.13 $  9.69 $  8.77 $  6.69 $ 11.13 $ 10.85      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units
     outstanding (000's)                     147     164     172     130     105      19      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX -- CLASS B
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 27.91 $ 27.81 $ 24.60 $ 19.77 $ 31.91 $ 30.76 $ 27.04 $ 26.20 $ 24.04 $ 19.03
------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units
     outstanding (000's)                     351     368     416     454     521     624     717     858     994   1,017
------------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY GROWTH PLUS -- CLASS B
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 14.75 $ 15.91 $ 13.97 $ 11.05 $ 18.73 $ 16.61 $ 15.37 $ 14.05 $ 12.86 $  9.92
------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units
     outstanding (000's)                     342     409     513     630     710     770     736     693     778     439
------------------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN CORE BALANCED -- CLASS B
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $  9.97 $ 10.07 $  9.16 $  7.10 $ 10.53 $ 10.44      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       274     320     356     374     357      78      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN TEMPLETON ALLOCATION -- CLASS B
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $  7.78 $  8.24 $  7.55 $  5.94 $  9.53      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       113      98     103      98      62      --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



--------------------------------------------------------------------------------------------------------------------------
                                                                       FOR THE YEARS ENDING DECEMBER 31,
                                                     ---------------------------------------------------------------------
                                                      2011   2010   2009   2008   2007   2006   2005   2004   2003   2002
--------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO MERGERS AND ACQUISITIONS -- CLASS B
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                        $12.72 $12.69 $11.71 $10.16 $11.93 $11.67 $10.52     --     --     --
--------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units outstanding
     (000's)                                             77     79     74     66     70    198    132     --     --     --
--------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO SMALL COMPANY VALUE -- CLASS B
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                        $36.97 $38.75 $29.56 $21.14 $30.84 $28.54 $24.30 $23.56     --     --
--------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units outstanding
     (000's)                                            168    173    152    142    151     94     71     20     --     --
--------------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL BOND PLUS -- CLASS B
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                        $12.40 $12.01 $11.43 $11.34 $10.77 $ 9.97 $ 9.75     --     --     --
--------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units outstanding
     (000's)                                            265    244    234    280     98     55      5     --     --     --
--------------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL MULTI-SECTOR EQUITY -- CLASS B
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                        $16.10 $18.58 $16.86 $11.37 $26.97 $19.21 $14.18 $10.80 $ 8.84 $ 5.73
--------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units outstanding
     (000's)                                            522    591    804    864    960  1,021  1,010    876    859    894
--------------------------------------------------------------------------------------------------------------------------
 EQ/INTERMEDIATE GOVERNMENT BOND INDEX -- CLASS A
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                        $22.74 $21.79 $21.10 $21.79 $21.22 $20.04 $19.61 $19.55 $19.35 $19.12
--------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units outstanding
     (000's)                                             99    108    127    204    205    469    293    354    460  1,043
--------------------------------------------------------------------------------------------------------------------------
 EQ/INTERMEDIATE GOVERNMENT BOND INDEX -- CLASS B
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                        $21.92 $21.06 $20.44 $21.16 $20.66 $19.56 $19.19 $19.17 $19.03 $18.85
--------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units outstanding
     (000's)                                            229    252    279    337    361    238    563    766    998  1,296
--------------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL CORE PLUS -- CLASS B
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                        $10.86 $13.23 $12.25 $ 9.16 $16.80 $14.75 $12.51 $10.81 $ 9.62 $ 7.34
--------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units outstanding
     (000's)                                            186    200    223    210    209    238    233    209    144     56
--------------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL EQUITY INDEX
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                        $11.51 $13.26 $12.75 $10.15 $20.84 $18.87 $15.45 $13.56 $11.61 $ 8.69
--------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units outstanding
     (000's)                                            638    697    787    909  1,020  1,130  1,246  1,359  1,568  1,624
--------------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL VALUE PLUS
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                        $16.03 $19.35 $18.45 $14.33 $25.44 $23.35 $18.80 $17.16 $14.27 $11.27
--------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units outstanding
     (000's)                                            352    397    467    555    736    795    814    779    839    956
--------------------------------------------------------------------------------------------------------------------------
 EQ/JPMORGAN VALUE OPPORTUNITIES -- CLASS B
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                        $12.96 $13.83 $12.46 $ 9.53 $16.00 $16.39 $13.77 $13.40 $12.23 $ 9.76
--------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units outstanding
     (000's)                                            322    375    419    463    557    654    747    946  1,120  1,280
--------------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



--------------------------------------------------------------------------------------------------------------------------
                                                                       FOR THE YEARS ENDING DECEMBER 31,
                                                     ---------------------------------------------------------------------
                                                      2011   2010   2009   2008   2007   2006   2005   2004   2003   2002
--------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP CORE PLUS -- CLASS B
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                        $ 9.13 $ 9.64 $ 8.54 $ 6.83 $11.04 $10.75 $ 9.63 $ 9.09 $ 8.25 $ 6.84
--------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units outstanding
     (000's)                                             39     45     45     62     50     85    103     98    107     99
--------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH INDEX -- CLASS B
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                        $ 7.87 $ 7.78 $ 6.79 $ 5.04 $ 8.00 $ 7.10 $ 7.22 $ 6.36 $ 5.93 $ 4.87
--------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units outstanding
     (000's)                                            427    472    532    558    674    995  1,173  1,269  1,663  1,968
--------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH PLUS -- CLASS B
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                        $15.42 $16.19 $14.31 $10.74 $17.59 $15.39 $14.44 $13.40 $12.04 $ 9.42
--------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units outstanding
     (000's)                                            572    614    689    824    954  1,056  1,226  1,570  1,952  2,239
--------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE INDEX -- CLASS B
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                        $ 5.88 $ 5.97 $ 5.27 $ 4.47 $10.45 $11.24 $10.65     --     --     --
--------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units outstanding
     (000's)                                            157     69     85     65     70     54      7     --     --     --
--------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE PLUS -- CLASS A
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                        $ 6.39 $ 6.79 $ 6.08 $ 5.10 $ 9.06     --     --     --     --     --
--------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units outstanding
     (000's)                                          1,939  2,235  2,585  3,136  4,100     --     --     --     --     --
--------------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE PLUS -- CLASS B
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                        $ 6.31 $ 6.72 $ 6.03 $ 9.66 $ 9.05 $18.28 $15.23 $14.61 $13.03 $10.24
--------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units outstanding
     (000's)                                          3,625  4,205  4,834  5,660  7,094  1,987  2,290  2,543  2,775  2,810
--------------------------------------------------------------------------------------------------------------------------
 EQ/LORD ABBETT LARGE CAP CORE -- CLASS B
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                        $11.12 $12.29 $10.91 $ 8.79 $12.89 $11.78 $10.58     --     --     --
--------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units outstanding
     (000's)                                            115     91     93     72     26     10      8     --     --     --
--------------------------------------------------------------------------------------------------------------------------
 EQ/MFS INTERNATIONAL GROWTH
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                        $13.19 $14.95 $13.16 $ 9.70 $16.43 $14.30 $11.51     --     --     --
--------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units outstanding
     (000's)                                            223    229    147    119    133     42     12     --     --     --
--------------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP INDEX -- CLASS B
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                        $11.26 $11.67 $ 9.39 $ 6.97 $13.91 $13.03 $11.81 $11.24 $ 9.80 $ 6.90
--------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units outstanding
     (000's)                                            326    347    381    466    520    620    750    697    677    427
--------------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP VALUE PLUS -- CLASS B
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                        $15.14 $16.91 $13.97 $10.40 $17.41 $17.90 $16.10 $14.63 $12.56 $ 9.53
--------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units outstanding
     (000's)                                            786    882  1,031  1,051  1,257  1,559  1,833  2,058  2,302  2,470
--------------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



--------------------------------------------------------------------------------------------------------------------------
                                                                       FOR THE YEARS ENDING DECEMBER 31,
                                                     ---------------------------------------------------------------------
                                                      2011   2010   2009   2008   2007   2006   2005   2004   2003   2002
--------------------------------------------------------------------------------------------------------------------------
 EQ/MONEY MARKET -- CLASS A
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                        $32.24 $32.62 $32.97 $33.25 $32.86 $31.67 $30.59 $30.08 $30.12 $30.22
--------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units outstanding
     (000's)                                            157    201    241    335    259    433    238    344    444    863
--------------------------------------------------------------------------------------------------------------------------
 EQ/MONEY MARKET -- CLASS B
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                        $31.24 $31.61 $31.97 $32.35 $32.05 $30.96 $29.98 $29.55 $29.66 $29.84
--------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units outstanding
     (000's)                                            328    416    508    627    361    262    400    566    711  1,022
--------------------------------------------------------------------------------------------------------------------------
 EQ/MONTAG & CALDWELL GROWTH -- CLASS B
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                        $ 5.51 $ 5.42 $ 5.07 $ 3.95 $ 5.96 $ 4.99 $ 4.68 $ 4.49     --     --
--------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units outstanding
     (000's)                                            230    260    294    305     81     50     54     --     --     --
--------------------------------------------------------------------------------------------------------------------------
 EQ/MORGAN STANLEY MID CAP GROWTH -- CLASS B
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                        $15.62 $17.12 $13.09 $ 8.43 $16.19 $13.38 $12.39     --     --     --
--------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units outstanding
     (000's)                                            311    335    214    162    135     48     30     --     --     --
--------------------------------------------------------------------------------------------------------------------------
 EQ/MUTUAL LARGE CAP EQUITY -- CLASS B
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                        $ 8.52 $ 9.02 $ 8.15 $ 6.59 $10.77 $10.72     --     --     --     --
--------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units outstanding
     (000's)                                             73     83    104    107    138     21     --     --     --     --
--------------------------------------------------------------------------------------------------------------------------
 EQ/OPPENHEIMER GLOBAL -- CLASS B
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                        $ 9.57 $10.60 $ 9.31 $ 6.79 $11.60 $11.10     --     --     --     --
--------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units outstanding
     (000's)                                            132     95     74     43     30      9     --     --     --     --
--------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO ULTRA SHORT BOND -- CLASS B
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                        $10.83 $10.98 $11.02 $10.32 $10.88 $ 9.87 $ 9.95     --     --     --
--------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units outstanding
     (000's)                                            626    702    735    566    272    195    161     --     --     --
--------------------------------------------------------------------------------------------------------------------------
 EQ/QUALITY BOND PLUS -- CLASS B
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                        $17.70 $17.69 $16.84 $16.06 $17.39 $16.83 $16.40 $16.26 $15.86 $15.49
--------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units outstanding
     (000's)                                            178    176    213    157    170    227    287    275    292    240
--------------------------------------------------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX -- CLASS B
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                        $16.23 $17.10 $13.75 $11.03 $16.94 $17.46 $15.00 $14.56 $12.51 $ 8.68
--------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units outstanding
     (000's)                                            192    207    235    241    265    341    383    499    427    297
--------------------------------------------------------------------------------------------------------------------------
 EQ/T. ROWE PRICE GROWTH STOCK -- CLASS B
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                        $16.32 $16.83 $14.63 $10.38 $18.16 $17.14 $18.06 $17.57     --     --
--------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units outstanding
     (000's)                                             94     94    110     83     99     14     12     --     --     --
--------------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



--------------------------------------------------------------------------------------------------------------------------
                                                                       FOR THE YEARS ENDING DECEMBER 31,
                                                     ---------------------------------------------------------------------
                                                      2011   2010   2009   2008   2007   2006   2005   2004   2003   2002
--------------------------------------------------------------------------------------------------------------------------
 EQ/TEMPLETON GLOBAL EQUITY -- CLASS B
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                        $ 7.90 $ 8.72 $ 8.17 $ 6.35 $10.86 $10.76     --     --     --     --
--------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units outstanding
     (000's)                                             77     77     84     91     94     20     --     --     --     --
--------------------------------------------------------------------------------------------------------------------------
 EQ/UBS GROWTH AND INCOME -- CLASS B
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                        $ 5.29 $ 5.51 $ 4.93 $ 3.77 $ 6.35 $ 6.35 $ 5.63 $ 5.23     --     --
--------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units outstanding
     (000's)                                             45     48     53     66     86    146    117     --     --     --
--------------------------------------------------------------------------------------------------------------------------
 EQ/VAN KAMPEN COMSTOCK -- CLASS B
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                        $10.07 $10.39 $ 9.12 $ 7.19 $11.53 $11.96 $10.44     --     --     --
--------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units outstanding
     (000's)                                             44     47     72     84     93    157    129     --     --     --
--------------------------------------------------------------------------------------------------------------------------
 EQ/WELLS FARGO OMEGA GROWTH
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                        $10.68 $11.48 $ 9.90 $ 7.14 $ 9.98 $ 9.07 $ 8.66 $ 8.43 $ 7.97 $ 5.83
--------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units outstanding
     (000's)                                            377    193    131     91    113    121    149    225    198     84
--------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER AGGRESSIVE EQUITY -- CLASS A
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                        $54.82 $59.03 $50.65 $37.23 $70.46 $63.84 $61.29 $57.16 $51.45 $37.75
--------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units outstanding
     (000's)                                            118    138    151    154    186    197    270    320    387    453
--------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER AGGRESSIVE EQUITY -- CLASS B
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                        $52.78 $56.97 $49.00 $36.11 $68.51 $62.23 $59.89 $55.99 $50.53 $37.17
--------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units outstanding
     (000's)                                            132    147    149    132    159    227    234    272    297    327
--------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER CORE BOND -- CLASS B
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                        $14.53 $13.89 $13.23 $12.36 $12.20 $11.62 $11.33 $11.26 $10.97 $10.69
--------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units outstanding
     (000's)                                            528    493    407    354    379    416    490    551    570    493
--------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER INTERNATIONAL EQUITY -- CLASS B
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                        $10.92 $13.47 $12.74 $ 9.92 $19.02 $17.11 $13.81 $12.11 $10.39 $ 7.82
--------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units outstanding
     (000's)                                            144    169    200    236    260    315    260    243    212    129
--------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP CORE EQUITY -- CLASS B
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                        $10.22 $11.16 $10.12 $ 7.73 $12.93 $12.46 $11.09 $10.52 $ 9.70 $ 7.66
--------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units outstanding
     (000's)                                             34     43     50     56     65     82    131    131    133     88
--------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP VALUE -- CLASS B
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                        $11.65 $12.48 $11.16 $ 9.19 $14.86 $14.50 $12.30 $11.61 $10.27 $ 7.92
--------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units outstanding
     (000's)                                            116    148    172    247    319    302    296    259    232    205
--------------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



--------------------------------------------------------------------------------------------------------------------------
                                                                       FOR THE YEARS ENDING DECEMBER 31,
                                                     ---------------------------------------------------------------------
                                                      2011   2010   2009   2008   2007   2006   2005   2004   2003   2002
--------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP GROWTH -- CLASS B
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                        $10.90 $11.97 $ 9.55 $ 6.81 $12.21 $11.04 $10.19 $ 9.51 $ 8.61 $ 6.21
--------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units outstanding
     (000's)                                            192    216    230    256    302    284    324    333    384    214
--------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP VALUE -- CLASS B
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                        $13.29 $15.52 $12.57 $ 8.81 $13.91 $14.06 $12.40 $11.69 $10.26 $ 7.38
--------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units outstanding
     (000's)                                            146    150    179    200    208    325    332    447    402    250
--------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MULTI-SECTOR BOND -- CLASS A
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                        $32.15 $30.88 $29.22 $26.89 $35.48 $34.71 $31.86 $31.20 $28.97 $23.85
--------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units outstanding
     (000's)                                             45     58     48     59     76    378    110    132    131     93
--------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MULTI-SECTOR BOND -- CLASS B
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                        $30.94 $29.79 $28.26 $26.08 $34.49 $33.83 $31.13 $30.56 $28.44 $23.48
--------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units outstanding
     (000's)                                            204    229    244    262    326     93    449    548    583    592
--------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP GROWTH -- CLASS B
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                        $ 7.33 $ 8.80 $ 6.97 $ 5.24 $ 9.16 $ 8.94 $ 8.20 $ 7.72     --     --
--------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units outstanding
     (000's)                                             82     93    127    142    196    101     70     13     --     --
--------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP VALUE -- CLASS B
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                        $15.16 $16.86 $13.70 $10.96 $17.85 $20.03 $17.45 $16.86 $14.57 $10.73
--------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units outstanding
     (000's)                                            119    134    164    208    279    399    485    526    495    384
--------------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER TECHNOLOGY -- CLASS B
--------------------------------------------------------------------------------------------------------------------------
   Unit value                                        $11.22 $11.93 $10.25 $ 6.54 $12.51 $10.71 $10.09 $ 9.18 $ 8.84 $ 5.67
--------------------------------------------------------------------------------------------------------------------------
   Separate Account 45 number of units outstanding
     (000's)                                            197    214    244    237    274    316    382    537    207     44
--------------------------------------------------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.20%.

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011.


------------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------------
                                          2011    2010    2009    2008    2007    2006    2005    2004    2003    2002
------------------------------------------------------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 10.70 $ 11.71 $ 10.48 $  8.33 $ 13.87 $ 13.22 $ 11.35 $ 10.63      --      --
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,379   3,530   3,887   3,515   3,160   1,827   1,271     728      --      --
------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.66 $ 11.59 $ 10.93 $ 10.08 $ 11.46 $ 10.96 $ 10.43 $ 10.31      --      --
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,265   4,403   4,898   4,014   1,472   1,143     397     373      --      --
------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.31 $ 11.53 $ 10.70 $  9.47 $ 11.89 $ 11.41 $ 10.62 $ 10.41      --      --
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,130   3,479   3,293   2,920   2,173   1,249     849     695      --      --
------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 48.74 $ 50.54 $ 46.54 $ 40.26 $ 53.95 $ 51.39 $ 47.15 $ 45.53 $ 42.39 $ 36.01
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,607   3,855   4,129   4,257   4,308   4,475   4,798   5,029   4,208   1,221
------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.22 $ 11.94 $ 10.84 $  8.99 $ 13.34 $ 12.70 $ 11.22 $ 10.65      --      --
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    10,152  11,126  11,520  11,250  10,734   8,825   5,795   3,138      --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCEBERNSTEIN SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 20.14 $ 20.51 $ 15.58 $ 11.62 $ 21.26 $ 18.44 $ 17.12 $ 15.54 $ 13.80 $  9.91
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,671   1,894   2,049   2,429   2,805   3,494   3,815   4,124   4,091   1,279
------------------------------------------------------------------------------------------------------------------------
 EQ/AXA FRANKLIN SMALL CAP VALUE CORE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $  8.94 $ 10.00 $  8.15 $  6.43 $  9.77 $ 10.83      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       343     323     341     431     171      78      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK BASIC VALUE EQUITY
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 21.02 $ 21.96 $ 19.79 $ 15.38 $ 24.53 $ 24.54 $ 20.54 $ 20.19 $ 18.49 $ 14.26
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     3,142   3,324   3,557   3,698   4,290   4,984   5,635   6,364   5,670   1,591
------------------------------------------------------------------------------------------------------------------------
 EQ/BOSTON ADVISORS EQUITY INCOME
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $  5.83 $  5.92 $  5.18 $  4.70 $  7.03 $  6.86 $  5.99 $  5.71      --      --
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,325   1,394   1,513   1,732   1,373   1,698   1,681     216      --      --
------------------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $  7.81 $  7.88 $  7.09 $  5.48 $ 10.13 $  9.14 $  8.79 $  8.18 $  8.00 $  6.33
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       355     388     416     470     554     625     723     782     744     182
------------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.09 $ 11.77 $ 10.29 $  7.92 $ 13.28 $ 13.23 $ 11.95 $ 11.40 $ 10.41 $  8.01
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     8,621   9,703  11,050  12,691  15,162   6,465   7,166   8,080   7,741   2,252
------------------------------------------------------------------------------------------------------------------------
 EQ/COMMON STOCK INDEX
------------------------------------------------------------------------------------------------------------------------
   Unit value                            $229.14 $230.69 $201.51 $158.94 $286.24 $279.98 $256.01 $248.43 $220.33 $149.11
------------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       228     264     301     330     392     463     545     613     548     222
------------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



-------------------------------------------------------------------------------------------------------------------
                                                             FOR THE YEARS ENDING DECEMBER 31,
                                         --------------------------------------------------------------------------
                                          2011   2010   2009   2008   2007    2006    2005    2004    2003    2002
-------------------------------------------------------------------------------------------------------------------
 EQ/CORE BOND INDEX
-------------------------------------------------------------------------------------------------------------------
   Unit value                            $14.62 $14.12 $13.51 $13.31 $ 14.80 $ 14.53 $ 14.13 $ 13.99 $ 13.60 $13.32
-------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    5,404  6,327  7,161  7,625  10,033  10,809  11,494  11,977  11,974  3,674
-------------------------------------------------------------------------------------------------------------------
 EQ/DAVIS NEW YORK VENTURE
-------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 9.11 $ 9.67 $ 8.76 $ 6.68 $ 11.12 $ 10.85      --      --      --     --
-------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,017  1,155  1,352  1,290     963     302      --      --      --     --
-------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
-------------------------------------------------------------------------------------------------------------------
   Unit value                            $27.66 $27.58 $24.40 $19.62 $ 31.69 $ 30.56 $ 26.88 $ 26.06 $ 23.92 $18.94
-------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    4,013  4,445  4,963  5,596   6,323   7,331   8,383   9,053   8,439  2,393
-------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY GROWTH PLUS
-------------------------------------------------------------------------------------------------------------------
   Unit value                            $14.68 $15.84 $13.91 $11.01 $ 18.67 $ 16.57 $ 15.34 $ 14.02 $ 12.84 $ 9.91
-------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    5,903  6,973  8,286  9,776  11,637  13,414  14,341  14,238  13,403  2,875
-------------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN CORE BALANCED
-------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 9.94 $10.05 $ 9.14 $ 7.09 $ 10.52 $ 10.43      --      --      --     --
-------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,633  1,752  2,199  2,264   2,628     664      --      --      --     --
-------------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN TEMPLETON ALLOCATION
-------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 7.76 $ 8.22 $ 7.54 $ 5.94 $  9.52      --      --      --      --     --
-------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,065  1,052  1,026    757     863      --      --      --      --     --
-------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO MERGERS AND ACQUISITIONS
-------------------------------------------------------------------------------------------------------------------
   Unit value                            $12.67 $12.66 $11.68 $10.14 $ 11.91 $ 11.66 $ 10.51      --      --     --
-------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      601    480    338    307     362     321      81      --      --     --
-------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO SMALL COMPANY VALUE
-------------------------------------------------------------------------------------------------------------------
   Unit value                            $36.53 $38.31 $29.24 $20.92 $ 30.54 $ 28.28 $ 24.09 $ 23.37      --     --
-------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      800    930    996    932     909     341     297      62      --     --
-------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL BOND PLUS
-------------------------------------------------------------------------------------------------------------------
   Unit value                            $12.36 $11.98 $11.41 $11.32 $ 10.76 $  9.97 $  9.75      --      --     --
-------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,454  1,532  1,509  1,734   1,003     493      38      --      --     --
-------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL MULTI-SECTOR EQUITY
-------------------------------------------------------------------------------------------------------------------
   Unit value                            $15.99 $18.45 $16.76 $11.30 $ 26.83 $ 19.12 $ 14.12 $ 10.76 $  8.81 $ 5.72
-------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    2,235  2,647  3,162  3,004   3,820   4,088   4,095   3,531  27,090    737
-------------------------------------------------------------------------------------------------------------------
 EQ/INTERMEDIATE GOVERNMENT BOND INDEX
-------------------------------------------------------------------------------------------------------------------
   Unit value                            $21.69 $20.85 $20.25 $20.97 $ 20.49 $ 19.41 $ 19.05 $ 19.04 $ 18.91 $18.73
-------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,594  1,698  2,027  2,492   2,914   3,131   3,491   4,043   4,619  1,850
-------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL CORE PLUS
-------------------------------------------------------------------------------------------------------------------
   Unit value                            $10.79 $13.15 $12.18 $ 9.11 $ 16.73 $ 14.69 $ 12.47 $ 10.78 $  9.60 $ 7.33
-------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    4,273  4,597  4,895  5,199   5,905   6,892   7,621   8,017   6,516  1,628
-------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL EQUITY INDEX
-------------------------------------------------------------------------------------------------------------------
   Unit value                            $11.41 $13.16 $12.66 $10.08 $ 20.70 $ 18.75 $ 15.37 $ 13.49 $ 11.55 $ 8.65
-------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    2,985  3,362  3,842  4,586   5,414   5,626   5,792   5,816   5,125  1,285
-------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



-----------------------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDING DECEMBER 31,
                                         ------------------------------------------------------------------------------
                                          2011    2010    2009    2008    2007    2006    2005    2004    2003    2002
-----------------------------------------------------------------------------------------------------------------------
 EQ/ INTERNATIONAL VALUE PLUS
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 15.91 $ 19.21 $ 18.33 $ 14.25 $ 25.30 $ 23.24 $ 18.71 $ 17.09 $ 14.22 $11.24
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,505   2,817   3,102   3,321   4,143   4,607   4,933   4,781   4,396  1,445
-----------------------------------------------------------------------------------------------------------------------
 EQ/JPMORGAN VALUE OPPORTUNITIES
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 12.86 $ 13.74 $ 12.38 $  9.47 $ 15.91 $ 16.31 $ 13.71 $ 13.35 $ 12.19 $ 9.73
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,506   1,724   1,918   2,221   2,625   3,079   3,795   3,942   3,680  1,342
-----------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP CORE PLUS
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $  9.07 $  9.58 $  8.50 $  6.80 $ 10.99 $ 10.71 $  9.60 $  9.06 $  8.23 $ 6.83
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,662   1,909   2,214   2,449   2,815   3,293   3,821   4,211   4,026    993
-----------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH INDEX
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $  7.82 $  7.73 $  6.75 $  5.02 $  7.96 $  7.07 $  7.20 $  6.34 $  5.92 $ 4.86
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     2,718   3,063   3,809   3,977   4,750   5,507   5,789   6,068   5,986  2,292
-----------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH PLUS
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 15.31 $ 16.08 $ 14.22 $ 10.67 $ 17.49 $ 15.31 $ 14.38 $ 13.35 $ 12.00 $ 9.39
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,698     953   1,109   1,206   1,461   1,300   1,516   1,558   1,506    496
-----------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE INDEX
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $  5.86 $  5.95 $  5.26 $  4.47 $ 10.44 $ 11.24 $ 10.64      --      --     --
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,237     463     382     320     528     605      93      --      --     --
-----------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE PLUS
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.94 $ 12.73 $ 11.43 $  9.61 $ 17.16 $ 18.20 $ 15.17 $ 14.56 $ 12.99 $10.22
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    10,066  11,451  13,118  14,916  18,463  13,475  14,461  15,533  14,531  4,578
-----------------------------------------------------------------------------------------------------------------------
 EQ/LORD ABBETT LARGE CAP CORE
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.08 $ 12.26 $ 10.88 $  8.78 $ 12.87 $ 11.77 $ 10.57      --      --     --
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)       510     577     532     357     140     117      54      --      --     --
-----------------------------------------------------------------------------------------------------------------------
 EQ/MFS INTERNATIONAL GROWTH
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 13.15 $ 14.90 $ 13.12 $  9.68 $ 16.40 $ 14.29 $ 11.51      --      --     --
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,001   1,054     939     688     594     240      40      --      --     --
-----------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP INDEX
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 11.20 $ 11.61 $  9.35 $  6.94 $ 13.86 $ 12.98 $ 11.78 $ 11.21 $  9.78 $ 6.89
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     5,483   6,242   7,234   8,228   9,544  11,305  12,783  13,609  12,491  2,799
-----------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP VALUE PLUS
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 15.03 $ 16.79 $ 13.88 $ 10.34 $ 17.32 $ 17.81 $ 16.03 $ 14.57 $ 12.51 $ 9.51
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     4,139   4,716   5,762   5,211   6,623   8,423   8,724   9,029   8,508  3,161
-----------------------------------------------------------------------------------------------------------------------
 EQ/MONEY MARKET
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 30.77 $ 31.14 $ 31.51 $ 31.90 $ 31.62 $ 30.57 $ 29.61 $ 29.20 $ 29.33 $29.52
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,109   1,161   1,674   2,708   1,791   1,365   1,411   1,417   1,972  1,554
-----------------------------------------------------------------------------------------------------------------------
 EQ/MONTAG & CALDWELL GROWTH
-----------------------------------------------------------------------------------------------------------------------
   Unit value                            $  5.48 $  5.39 $  5.04 $  3.93 $  5.93 $  4.97 $  4.66 $  4.47      --     --
-----------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)     1,243   1,575   1,701   1,807     871     143     137      13      --     --
-----------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



------------------------------------------------------------------------------------------------------------------
                                                             FOR THE YEARS ENDING DECEMBER 31,
                                         -------------------------------------------------------------------------
                                          2011   2010   2009   2008   2007   2006    2005    2004    2003    2002
------------------------------------------------------------------------------------------------------------------
 EQ/MORGAN STANLEY MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------
   Unit value                            $15.57 $17.07 $13.06 $ 8.42 $16.17 $ 13.37 $ 12.39      --      --     --
------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,343  1,445  1,227    971    936     320     133      --      --     --
------------------------------------------------------------------------------------------------------------------
 EQ/MUTUAL LARGE CAP EQUITY
------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 8.49 $ 9.00 $ 8.14 $ 6.58 $10.76 $ 10.71      --      --      --     --
------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      576    673    848    922    999     372      --      --      --     --
------------------------------------------------------------------------------------------------------------------
 EQ/OPPENHEIMER GLOBAL
------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 9.55 $10.58 $ 9.29 $ 6.79 $11.59 $ 11.10      --      --      --     --
------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,013    868    496    328    315     135      --      --      --     --
------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO ULTRA SHORT BOND
------------------------------------------------------------------------------------------------------------------
   Unit value                            $10.80 $10.95 $10.99 $10.30 $10.86 $  9.86 $  9.94      --      --     --
------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    3,309  3,480  4,278  3,734  1,641   1,522   1,269      --      --     --
------------------------------------------------------------------------------------------------------------------
 EQ/QUALITY BOND PLUS
------------------------------------------------------------------------------------------------------------------
   Unit value                            $17.53 $17.53 $16.70 $15.94 $17.26 $ 16.71 $ 16.29 $ 16.17 $ 15.77 $15.42
------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    2,206  2,529  2,934  2,700  3,276   3,669   4,057   4,383   4,326  1,432
------------------------------------------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
------------------------------------------------------------------------------------------------------------------
   Unit value                            $16.11 $16.99 $13.67 $10.97 $16.85 $ 17.38 $ 14.94 $ 14.50 $ 12.48 $ 8.66
------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,831  2,150  2,399  2,545  2,937   3,525   3,854   4,174   3,847  1,053
------------------------------------------------------------------------------------------------------------------
 EQ/T.ROWE PRICE GROWTH STOCK
------------------------------------------------------------------------------------------------------------------
   Unit value                            $16.12 $16.64 $14.47 $10.27 $17.99 $ 16.98 $ 17.90 $ 17.42      --     --
------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,328  1,468  1,513  1,438  1,687      96      88      19      --     --
------------------------------------------------------------------------------------------------------------------
 EQ/TEMPLETON GLOBAL EQUITY
------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 7.88 $ 8.70 $ 8.15 $ 6.35 $10.86 $ 10.76      --      --      --     --
------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      434    468    503    561    775     237      --      --      --     --
------------------------------------------------------------------------------------------------------------------
 EQ/UBS GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------
   Unit value                            $ 5.26 $ 5.48 $ 4.90 $ 3.75 $ 6.32 $  6.33 $  5.61 $  5.21      --     --
------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      384    281    340    283    498     473     215      12      --     --
------------------------------------------------------------------------------------------------------------------
 EQ/VAN KAMPEN COMSTOCK
------------------------------------------------------------------------------------------------------------------
   Unit value                            $10.03 $10.36 $ 9.10 $ 7.17 $11.51 $ 11.95 $ 10.44      --      --     --
------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      438    446    361    493    559     811     393      --      --     --
------------------------------------------------------------------------------------------------------------------
 EQ/WELLS FARGO OMEGA GROWTH
------------------------------------------------------------------------------------------------------------------
   Unit value                            $10.61 $11.41 $ 9.85 $ 7.10 $ 9.93 $  9.03 $  8.63 $  8.40 $  7.95 $ 5.82
------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    2,717  2,554  2,394  1,933  1,978   2,218   2,770   3,237   2,600    551
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER AGGRESSIVE EQUITY
------------------------------------------------------------------------------------------------------------------
   Unit value                            $52.09 $56.25 $48.41 $35.69 $67.76 $ 61.57 $ 59.29 $ 55.46 $ 50.07 $36.85
------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      851  1,032    665    162    185     238     264     269     265    161
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER CORE BOND
------------------------------------------------------------------------------------------------------------------
   Unit value                            $14.46 $13.83 $13.18 $12.32 $12.17 $ 11.59 $ 11.30 $ 11.24 $ 10.96 $10.69
------------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    6,905  7,381  7,850  8,401  9,376  10,117  11,139  12,384  12,153  4,285
------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



--------------------------------------------------------------------------------------------------------------
                                                           FOR THE YEARS ENDING DECEMBER 31,
                                         ---------------------------------------------------------------------
                                          2011   2010   2009   2008   2007   2006   2005   2004   2003   2002
--------------------------------------------------------------------------------------------------------------
 MULTIMANAGER INTERNATIONAL EQUITY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $10.86 $13.41 $12.69 $ 9.89 $18.96 $17.07 $13.79 $12.09 $10.38 $ 7.82
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    2,038  2,387  2,645  2,888  3,283  3,610  3,367  3,660  3,008    923
--------------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP CORE EQUITY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $10.17 $11.11 $10.08 $ 7.70 $12.89 $12.42 $11.07 $10.50 $ 9.69 $ 7.65
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,361  1,524  1,573  1,747  2,196  2,469  2,709  2,980  2,952  1,004
--------------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP VALUE
--------------------------------------------------------------------------------------------------------------
   Unit value                            $11.59 $12.42 $11.11 $ 9.15 $14.81 $14.47 $12.27 $11.60 $10.26 $ 7.92
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    2,549  2,921  3,376  4,173  4,869  5,608  6,137  6,199  5,210  1,722
--------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP GROWTH
--------------------------------------------------------------------------------------------------------------
   Unit value                            $10.85 $11.92 $ 9.51 $ 6.79 $12.18 $11.01 $10.17 $ 9.50 $ 8.60 $ 6.21
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    2,966  3,508  4,099  4,628  5,331  6,249  7,050  8,108  7,657  2,602
--------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP VALUE
--------------------------------------------------------------------------------------------------------------
   Unit value                            $13.23 $15.45 $12.52 $ 8.78 $13.87 $14.03 $12.38 $11.67 $10.25 $ 7.38
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    2,406  2,764  3,037  3,405  4,059  4,691  5,098  5,827  5,443  1,889
--------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MULTI-SECTOR BOND
--------------------------------------------------------------------------------------------------------------
   Unit value                            $30.55 $29.43 $27.94 $25.79 $34.12 $33.49 $30.83 $30.28 $28.20 $23.29
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,900  2,148  2,255  2,545  3,358  3,901  4,366  4,900  4,511    903
--------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP GROWTH
--------------------------------------------------------------------------------------------------------------
   Unit value                            $ 7.28 $ 8.74 $ 6.93 $ 5.21 $ 9.12 $ 8.90 $ 8.17 $ 7.70     --     --
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)      574    638    736    728    884    680    554     19     --     --
--------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP VALUE
--------------------------------------------------------------------------------------------------------------
   Unit value                            $15.06 $16.75 $13.62 $10.90 $17.76 $19.94 $17.38 $16.80 $14.55 $10.70
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    3,004  3,404  3,946  4,558  5,608  6,898  7,963  8,796  8,124  2,322
--------------------------------------------------------------------------------------------------------------
 MULTIMANAGER TECHNOLOGY
--------------------------------------------------------------------------------------------------------------
   Unit value                            $11.16 $11.87 $10.21 $ 6.52 $12.47 $10.68 $10.07 $ 9.16 $ 8.83 $ 5.67
--------------------------------------------------------------------------------------------------------------
   Number of units outstanding (000's)    1,743  1,987  2,254  2,156  2,575  2,567  2,975  3,498  1,530    306
--------------------------------------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 45 and Separate Account No. 49 with the same daily asset charges of 1.35%.

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011.


------------------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDING DECEMBER 31,
                                             ---------------------------------------------------------------------
                                              2011   2010   2009   2008   2007   2006   2005   2004   2003   2002
------------------------------------------------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------
   Unit value                                $10.57 $11.58 $10.38 $ 8.27 $13.79 $13.16 $11.32 $10.62     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        678    748    815    844    603    595    286     51     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,284  1,466  1,542  1,566  1,649  1,595  1,278    688     --     --
------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------
   Unit value                                $11.53 $11.47 $10.84 $10.00 $11.39 $10.92 $10.40 $10.29     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                      1,400  1,316  1,165    780    434    343    285    131     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      2,363  2,720  2,398  2,542  1,016    438    492    237     --     --
------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------
   Unit value                                $11.18 $11.41 $10.61 $ 9.40 $11.82 $11.36 $10.59 $10.39     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        909  1,003    862    798    636    456    367    150     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,195  1,201  1,190  1,565    974    946    948    426     --     --
------------------------------------------------------------------------------------------------------------------
 AXA MODERATE ALLOCATION
------------------------------------------------------------------------------------------------------------------
   Unit value                                $46.86 $48.66 $44.88 $38.88 $52.19 $49.78 $45.74 $44.24 $41.25 $35.10
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                      1,547  1,688  1,783  1,952  2,239  2,505  2,919  3,361  3,674  3,926
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,058  1,183  1,234  1,346  1,500  1,399  1,314  1,132    732    407
------------------------------------------------------------------------------------------------------------------
 AXA MODERATE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------
   Unit value                                $11.08 $11.82 $10.74 $ 8.93 $13.27 $12.64 $11.19 $10.63     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                      2,807  3,183  3,362  3,168  2,958  1,913    711    256     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      4,167  4,151  5,278  5,241  6,731  6,975  4,170  1,617     --     --
------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCEBERNSTEIN SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------
   Unit value                                $19.69 $20.09 $15.28 $11.42 $20.92 $18.17 $16.90 $15.36 $13.66 $ 9.83
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        563    635    674    781    916  1,201  1,468  1,733  2,001  2,020
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,490  1,663  1,789  2,048  2,476  3,532  4,499  5,465  6,324  6,943
------------------------------------------------------------------------------------------------------------------
 EQ/AXA FRANKLIN SMALL CAP VALUE CORE
------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 8.86 $ 9.94 $ 8.11 $ 6.41 $ 9.75 $10.82     --     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         54     62     66     86     33      8     --     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                         87     88     99    170     47     14     --     --     --     --
------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



----------------------------------------------------------------------------------------------------------------------
                                                              FOR THE YEARS ENDING DECEMBER 31,
                                       -------------------------------------------------------------------------------
                                        2011    2010    2009    2008    2007    2006    2005    2004    2003    2002
----------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK BASIC VALUE EQUITY
----------------------------------------------------------------------------------------------------------------------
   Unit value                          $ 20.56 $ 21.50 $ 19.41 $ 15.11 $ 24.14 $ 24.18 $ 20.27 $ 19.96 $ 18.30 $ 14.14
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)           1,106   1,217   1,356   1,458   1,752   2,213   2,721   3,230   3,348   3,538
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)           1,314   1,428   1,562   1,799   2,291   2,960   3,782   4,699   4,955   5,160
----------------------------------------------------------------------------------------------------------------------
 EQ/BOSTON ADVISORS EQUITY INCOME
----------------------------------------------------------------------------------------------------------------------
   Unit value                          $  5.71 $  5.82 $  5.10 $  4.63 $  6.93 $  6.78 $  5.92 $  5.66      --      --
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)             433     412     454     533     588     886     767      87      --      --
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)             335     325     352     413     535     720     983     345      --      --
----------------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
----------------------------------------------------------------------------------------------------------------------
   Unit value                          $  7.66 $  7.74 $  6.98 $  5.40 $ 10.00 $  9.04 $  8.71 $  8.12 $  7.94 $  6.29
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)              19      19      31      30      44      46      54      55      39      29
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)              77      91     113     132     126     157     557     258     189      89
----------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
----------------------------------------------------------------------------------------------------------------------
   Unit value                          $ 11.86 $ 11.56 $ 10.12 $  7.80 $ 13.11 $ 13.08 $ 11.83 $ 11.30 $ 10.33 $  7.97
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)           1,084   1,230   1,405   1,644   2,094   1,987   2,382   2,835   3,037   3,265
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)           6,168   7,037   7,935   8,941  10,718  10,352  13,004  15,697  17,536  18,971
----------------------------------------------------------------------------------------------------------------------
 EQ/COMMON STOCK INDEX
----------------------------------------------------------------------------------------------------------------------
   Unit value                          $216.98 $218.78 $191.39 $151.18 $272.69 $267.14 $244.64 $237.75 $211.19 $143.14
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)             299     336     384     430     529     687     900   1,044   1,145   1,240
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)             378     428     486     555     670     876   1,138   1,384   1,588   1,770
----------------------------------------------------------------------------------------------------------------------
 EQ/CORE BOND INDEX
----------------------------------------------------------------------------------------------------------------------
   Unit value                          $ 14.31 $ 13.84 $ 13.26 $ 13.09 $ 14.57 $ 14.33 $ 13.96 $ 13.84 $ 13.48 $ 13.22
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)             568     629     699     758   1,111   1,273   1,222   1,021     985     903
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)           2,887   3,265   3,654   4,114   5,253   6,838   8,972  10,774  12,484  14,961
----------------------------------------------------------------------------------------------------------------------
 EQ/DAVIS NEW YORK VENTURE
----------------------------------------------------------------------------------------------------------------------
   Unit value                          $  9.04 $  9.61 $  8.71 $  6.66 $ 11.10 $ 10.85      --      --      --      --
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)             111     143     171     211     168      49      --      --      --      --
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)             382     367     397     374     369      94      --      --      --      --
----------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



--------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                             -----------------------------------------------------------------------
                                              2011   2010   2009   2008   2007   2006   2005   2004   2003    2002
--------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
--------------------------------------------------------------------------------------------------------------------
   Unit value                                $26.92 $26.88 $23.82 $19.19 $31.03 $29.97 $26.40 $25.63 $ 23.57 $ 18.69
--------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                      1,051  1,137  1,262  1,388  1,714  2,138  2,703  3,163   3,443   3,683
--------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      2,569  2,893  3,275  3,764  4,648  6,213  8,100  9,685  10,779  11,356
--------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY GROWTH PLUS
--------------------------------------------------------------------------------------------------------------------
   Unit value                                $14.45 $15.61 $13.73 $10.89 $18.49 $16.44 $15.24 $13.95 $ 12.80 $  9.89
--------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        696    841    976  1,203  1,298  1,541  1,644  1,467   1,522     767
--------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        805    952  1,079  1,313  1,429  1,821  2,123  2,102   2,058   1,041
--------------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN CORE BALANCED
--------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 9.86 $ 9.99 $ 9.10 $ 7.06 $10.50 $10.43     --     --      --      --
--------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        470    474    537    578    609    222     --     --      --      --
--------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        603    457    550    474    444    141     --     --      --      --
--------------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN TEMPLETON ALLOCATION
--------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 7.71 $ 8.18 $ 7.51 $ 5.92 $ 9.52     --     --     --      --      --
--------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        299    269    261    282    245     --     --     --      --      --
--------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        505    548    558    619    308     --     --     --      --      --
--------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO MERGERS AND ACQUISITIONS
--------------------------------------------------------------------------------------------------------------------
   Unit value                                $12.54 $12.55 $11.60 $10.08 $11.86 $11.63 $10.50     --      --      --
--------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        168    154    137    137    178    114     54     --      --      --
--------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        177    167     84     66     77     74     17     --      --      --
--------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO SMALL COMPANY VALUE
--------------------------------------------------------------------------------------------------------------------
   Unit value                                $35.26 $37.03 $28.30 $20.28 $29.65 $27.50 $23.46 $22.79      --      --
--------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        283    281    280    264    267    191    183     31      --      --
--------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        273    289    281    295    311    141    170     72      --      --
--------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL BOND PLUS
--------------------------------------------------------------------------------------------------------------------
   Unit value                                $12.33 $11.97 $11.41 $11.34 $10.80 $10.02 $ 9.82     --      --      --
--------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        404    367    384    417    225    104      8     --      --      --
--------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        472    523    463    499    227    125     16     --      --      --
--------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



-----------------------------------------------------------------------------------------------------------------------
                                                                 FOR THE YEARS ENDING DECEMBER 31,
                                             --------------------------------------------------------------------------
                                              2011   2010   2009   2008   2007   2006    2005    2004    2003    2002
-----------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL MULTI-SECTOR EQUITY
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                $15.64 $18.08 $16.45 $11.11 $26.41 $ 18.85 $ 13.94 $ 10.64 $  8.72 $  5.67
-----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                      1,002  1,142  1,252  1,341  1,728   1,993   2,131   1,948   1,871   1,807
-----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,233  1,401  1,671  1,671  2,238   2,967   3,667   3,845   4,287   3,992
-----------------------------------------------------------------------------------------------------------------------
 EQ/INTERMEDIATE GOVERNMENT BOND INDEX
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                $21.02 $20.23 $19.68 $20.41 $19.97 $ 18.95 $ 18.62 $ 18.65 $ 18.54 $ 18.40
-----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        470    565    690    860  1,014   1,287   1,772   2,322   2,993   4,099
-----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        396    416    524    571    579     773   1,100   1,348   1,651   1,739
-----------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL CORE PLUS
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                $10.59 $12.92 $11.99 $ 8.98 $16.51 $ 14.52 $ 12.35 $ 10.68 $  9.53 $  7.29
-----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        323    357    414    429    388     502     525     425     279     133
-----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,338  1,473  1,671  1,946  2,344   3,119   3,695   4,078   3,761   3,093
-----------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL EQUITY INDEX
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                $11.13 $12.84 $12.38 $ 9.87 $20.30 $ 18.42 $ 15.12 $ 13.29 $ 11.40 $  8.55
-----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                      1,578  1,762  1,967  2,218  2,628   3,112   3,477   3,816   4,111   3,907
-----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,015  1,145  1,319  1,498  1,872   2,019   2,553   2,475   2,639     208
-----------------------------------------------------------------------------------------------------------------------
 EQ/ INTERNATIONAL VALUE PLUS
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                $15.56 $18.82 $17.99 $14.00 $24.89 $ 22.90 $ 18.47 $ 16.89 $ 14.08 $ 11.14
-----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        588    682    750    848  1,077   1,280   1,346   1,244   1,181   1,196
-----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      2,912  3,272  3,639  4,114  4,966   6,421   7,759   9,124  10,329  12,054
-----------------------------------------------------------------------------------------------------------------------
 EQ/JPMORGAN VALUE OPPORTUNITIES
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                $12.58 $13.45 $12.14 $ 9.30 $15.66 $ 16.07 $ 13.53 $ 13.20 $ 12.07 $  9.64
-----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        454    505    544    624    769     978   1,142   1,375   1,530   1,663
-----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      4,536  5,077  5,750  6,572  8,143  10,415  13,350  16,352  18,895  21,846
-----------------------------------------------------------------------------------------------------------------------
 EQ LARGE CAP CORE PLUS
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 8.89 $ 9.41 $ 8.35 $ 6.69 $10.84 $ 10.58 $  9.49 $  8.98 $  8.17 $  6.79
-----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        171    192    218    255    332     411     551     635     715     776
-----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,207  1,380  1,599  1,960  2,567   3,675   4,802   5,835   6,684   6,910
-----------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



--------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                             -----------------------------------------------------------------------
                                              2011   2010   2009   2008   2007   2006   2005   2004   2003    2002
--------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH INDEX
--------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 7.67 $ 7.60 $ 6.64 $ 4.94 $ 7.86 $ 6.99 $ 7.13 $ 6.28 $  5.88 $  4.84
--------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                      2,110  2,261  2,596  2,797  3,381  4,248  5,346  6,276   7,382   8,409
--------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      2,679  3,016  3,463  4,108  4,849  6,383  8,379  9,271  10,777  12,339
--------------------------------------------------------------------------------------------------------------------
 EQ/ LARGE CAP GROWTH PLUS
--------------------------------------------------------------------------------------------------------------------
   Unit value                                $14.97 $15.75 $13.95 $10.49 $17.21 $15.09 $14.19 $13.19 $ 11.88 $  9.31
--------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                      1,421  1,494  1,678  1,885  2,262  2,809  3,663  4,453   5,082   5,638
--------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      4,619  2,743  3,051  3,436  4,084  5,280  6,697  8,228   9,491  10,806
--------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE INDEX
--------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 5.89 $ 5.99 $ 5.30 $ 4.51 $10.56 $11.38 $10.80     --      --      --
--------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        385    225    239    156    159    136     28     --      --      --
--------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        542    137    136    147    156    182     41     --      --      --
--------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE PLUS
--------------------------------------------------------------------------------------------------------------------
   Unit value                                $11.68 $12.48 $11.22 $ 9.45 $16.90 $17.95 $14.99 $14.41 $ 12.88 $ 10.14
--------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                      3,714  4,243  4,867  5,687  7,503  2,657  3,058  3,317   3,362   3,350
--------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      2,804  3,217  3,670  4,274  5,583  6,430  8,002  9,491  10,036  10,473
--------------------------------------------------------------------------------------------------------------------
 EQ/LORD ABBETT LARGE CAP CORE
--------------------------------------------------------------------------------------------------------------------
   Unit value                                $10.97 $12.15 $10.81 $ 8.73 $12.82 $11.74 $10.56     --      --      --
--------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        114    125     95     75     48     49     25     --      --      --
--------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        291    274    265    202     86     80     74     --      --      --
--------------------------------------------------------------------------------------------------------------------
 EQ/MFS INTERNATIONAL GROWTH
--------------------------------------------------------------------------------------------------------------------
   Unit value                                $13.02 $14.78 $13.03 $ 9.63 $16.34 $14.25 $11.50     --      --      --
--------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        232    227    223    179    138     82     31     --      --      --
--------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        204    211    214    191    264     78     28     --      --      --
--------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP INDEX
--------------------------------------------------------------------------------------------------------------------
   Unit value                                $11.01 $11.43 $ 9.22 $ 6.86 $13.70 $12.86 $11.69 $11.14 $  9.73 $  6.87
--------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        610    687    808    935  1,100  1,330  1,652  1,605   1,435     951
--------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        640    740    861  1,046  1,295  1,862  2,752  2,883   2,874   2,717
--------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



------------------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDING DECEMBER 31,
                                             ---------------------------------------------------------------------
                                              2011   2010   2009   2008   2007   2006   2005   2004   2003   2002
------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP VALUE PLUS
------------------------------------------------------------------------------------------------------------------
   Unit value                                $14.69 $16.45 $13.61 $10.16 $17.04 $17.55 $15.82 $14.40 $12.39 $ 9.42
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        853    948  1,067  1,128  1,472  1,921  2,356  2,500  2,709  2,863
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        622    732    838    780  1,031  1,465  2,388  2,481  2,639  3,169
------------------------------------------------------------------------------------------------------------------
 EQ/MONEY MARKET
------------------------------------------------------------------------------------------------------------------
   Unit value                                $29.38 $29.78 $30.18 $30.60 $30.37 $29.41 $28.53 $28.18 $28.34 $28.57
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        510    571    813  1,288    949  1,040  1,076  1,221  1,537  2,299
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,247  1,398  1,654  2,696  2,271  2,410  2,619  2,938  3,834  5,633
------------------------------------------------------------------------------------------------------------------
 EQ/MONTAG & CALDWELL GROWTH
------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 5.37 $ 5.29 $ 4.96 $ 3.87 $ 5.85 $ 4.91 $ 4.61 $ 4.43     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        367    414    545    637    270    136    143      3     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        415    431    460    617    441     28     47     20     --     --
------------------------------------------------------------------------------------------------------------------
 EQ/MORGAN STANLEY MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------
   Unit value                                $15.41 $16.92 $12.97 $ 8.37 $16.10 $13.34 $12.37     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        333    332    311    208    175     74     68     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        463    512    470    294    336    109     49     --     --     --
------------------------------------------------------------------------------------------------------------------
 EQ/MUTUAL LARGE CAP EQUITY
------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 8.42 $ 8.94 $ 8.09 $ 6.56 $10.74 $10.71     --     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        157    164    191    210    225     50     --     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        134    146    173    193    210     92     --     --     --     --
------------------------------------------------------------------------------------------------------------------
 EQ/OPPENHEIMER GLOBAL
------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 9.47 $10.51 $ 9.25 $ 6.76 $11.57 $11.09     --     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        256    162    123     70     80      8     --     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        286    241    187    102    146     34     --     --     --     --
------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO ULTRA SHORT BOND
------------------------------------------------------------------------------------------------------------------
   Unit value                                $10.69 $10.85 $10.91 $10.24 $10.82 $ 9.84 $ 9.93     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        919  1,111  1,232    991    393    330    253     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,490  1,624  1,795  1,173    444    431    308     --     --     --
------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



------------------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDING DECEMBER 31,
                                             ---------------------------------------------------------------------
                                              2011   2010   2009   2008   2007   2006   2005   2004   2003   2002
------------------------------------------------------------------------------------------------------------------
 EQ/QUALITY BOND PLUS
------------------------------------------------------------------------------------------------------------------
   Unit value                                $17.05 $17.08 $16.29 $15.57 $16.89 $16.38 $15.99 $15.89 $15.53 $15.20
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        260    306    328    223    293    353    490    460    434    430
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        344    392    425    324    436    459    574    603    631    552
------------------------------------------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
------------------------------------------------------------------------------------------------------------------
   Unit value                                $15.78 $16.66 $13.42 $10.79 $16.60 $17.14 $14.76 $14.35 $12.36 $ 8.59
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        434    480    536    558    662    793    914  1,073  1,030    859
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        657    744    864    995  1,203  1,660  2,139  2,622  3,320  2,817
------------------------------------------------------------------------------------------------------------------
 EQ/T.ROWE PRICE GROWTH STOCK
------------------------------------------------------------------------------------------------------------------
   Unit value                                $15.56 $16.08 $14.01 $ 9.96 $17.46 $16.51 $17.43 $16.99     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        187    184    171    128    173     45     46     10     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        385    404    419    369    415    145    160     17     --     --
------------------------------------------------------------------------------------------------------------------
 EQ/TEMPLETON GLOBAL EQUITY
------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 7.82 $ 8.64 $ 8.11 $ 6.32 $10.83 $10.76     --     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        118    106    121    113    136     61     --     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        158    172    165    189    228     98     --     --     --     --
------------------------------------------------------------------------------------------------------------------
 EQ/UBS GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 5.16 $ 5.38 $ 4.82 $ 3.69 $ 6.24 $ 6.25 $ 5.55 $ 5.16     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        126     97    150    152    214    193    114     14     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                         77     77     80    108    129    177    169     41     --     --
------------------------------------------------------------------------------------------------------------------
 EQ/VAN KAMPEN COMSTOCK
------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 9.93 $10.27 $ 9.04 $ 7.13 $11.47 $11.92 $10.43     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        123    116    128    159    159    251    156     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        195    196    202    244    298    350    250     --     --     --
------------------------------------------------------------------------------------------------------------------
 EQ/WELLS FARGO OMEGA GROWTH
------------------------------------------------------------------------------------------------------------------
   Unit value                                $10.41 $11.21 $ 9.68 $ 7.00 $ 9.80 $ 8.92 $ 8.54 $ 8.33 $ 7.89 $ 5.79
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        419    314    306    199    239    292    365    431    286    184
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        454    473    407    309    351    275    431    573    552    243
------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



------------------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDING DECEMBER 31,
                                             ---------------------------------------------------------------------
                                              2011   2010   2009   2008   2007   2006   2005   2004   2003   2002
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER AGGRESSIVE EQUITY
------------------------------------------------------------------------------------------------------------------
   Unit value                                $50.08 $54.16 $46.68 $34.47 $65.53 $59.65 $57.52 $53.88 $48.73 $35.92
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        170    192    181    139    170    220    284    334    375    404
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        283    327    317    305    364    467    585    710    812    899
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER CORE BOND
------------------------------------------------------------------------------------------------------------------
   Unit value                                $14.24 $13.64 $13.02 $12.19 $12.06 $11.50 $11.24 $11.19 $10.92 $10.67
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        798    813    774    699    685    797  1,030  1,247  1,242  1,119
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        745    813    834    705    622    738    919  1,011  1,187  1,217
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER INTERNATIONAL EQUITY
------------------------------------------------------------------------------------------------------------------
   Unit value                                $10.70 $13.23 $12.53 $ 9.78 $18.79 $16.94 $13.70 $12.03 $10.34 $ 7.81
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        246    280    332    400    453    524    462    456    377    183
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        349    392    439    528    652    762    657    704    494    118
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP CORE EQUITY
------------------------------------------------------------------------------------------------------------------
   Unit value                                $10.01 $10.96 $ 9.96 $ 7.62 $12.77 $12.33 $11.00 $10.45 $ 9.66 $ 7.64
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         82     89    109    118    154    160    181    201    230    166
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        151    153    166    192    233    294    268    253    248    169
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP VALUE
------------------------------------------------------------------------------------------------------------------
   Unit value                                $11.42 $12.25 $10.98 $ 9.06 $14.68 $14.36 $12.20 $11.54 $10.23 $ 7.91
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        241    275    323    404    440    512    544    503    429    344
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        281    334    384    478    700  1,027  1,404  1,102    698    384
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------
   Unit value                                $10.68 $11.76 $ 9.39 $ 6.72 $12.07 $10.93 $10.11 $ 9.45 $ 8.58 $ 6.20
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        207    245    277    314    387    519    629    806    761    429
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        292    323    367    426    492    721    863  1,078  1,104    369
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP VALUE
------------------------------------------------------------------------------------------------------------------
   Unit value                                $13.03 $15.24 $12.37 $ 8.68 $13.75 $13.92 $12.30 $11.62 $10.22 $ 7.37
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        211    252    288    333    339    535    605    904    765    486
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        301    334    352    410    587    779    911  1,203    820    388
------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



------------------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDING DECEMBER 31,
                                             ---------------------------------------------------------------------
                                              2011   2010   2009   2008   2007   2006   2005   2004   2003   2002
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MULTI-SECTOR BOND
------------------------------------------------------------------------------------------------------------------
   Unit value                                $29.42 $28.38 $26.98 $24.94 $33.05 $32.49 $29.95 $29.46 $27.48 $22.73
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        448    488    490    540    727    911  1,125  1,318  1,384  1,316
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        931  1,017  1,101  1,227  1,569  2,099  2,710  3,408  3,959  3,827
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 7.14 $ 8.58 $ 6.82 $ 5.14 $ 8.99 $ 8.79 $ 8.09 $ 7.63     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        192    226    279    293    412    286    189     68     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        247    327    366    306    347    259    287     29     --     --
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP VALUE
------------------------------------------------------------------------------------------------------------------
   Unit value                                $14.74 $16.42 $13.37 $10.72 $17.49 $19.67 $17.17 $16.63 $14.39 $10.62
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        234    276    327    392    554    761    919    986    840    665
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,462  1,650  1,914  2,179  2,770  3,861  5,204  6,654  7,289  7,825
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER TECHNOLOGY
------------------------------------------------------------------------------------------------------------------
   Unit value                                $11.00 $11.71 $10.08 $ 6.45 $12.36 $10.60 $10.01 $ 9.12 $ 8.81 $ 5.66
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        422    430    469    444    513    609    854  1,028    278     44
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        491    551    657    537    647    737  1,024  1,493    571    264
------------------------------------------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 45 and Separate Account No. 49 with the same daily asset charges of 1.55%.

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011.


----------------------------------------------------------------------------------------------------------------------------
                                                                    FOR THE YEARS ENDING DECEMBER 31,
                                             -------------------------------------------------------------------------------
                                               2011     2010     2009     2008    2007    2006    2005   2004   2003   2002
----------------------------------------------------------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $  10.40 $  11.42 $  10.26 $   8.19 $ 13.68 $ 13.09 $11.28 $10.60     --     --
----------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                          610      715      734      667     566     265    106     40     --     --
----------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                       39,758   44,516   47,988   44,143  31,080   6,793    342    120     --     --
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE ALLOCATION
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $  11.34 $  11.31 $  10.71 $   9.90 $ 11.30 $ 10.85 $10.36 $10.27     --     --
----------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        1,345    1,265    1,146      992     549     334    254    140     --     --
----------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                       26,538   25,752   25,907   18,171   4,087   1,202    501    286     --     --
----------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE-PLUS ALLOCATION
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $  11.00 $  11.25 $  10.48 $   9.30 $ 11.73 $ 11.29 $10.55 $10.38     --     --
----------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                          933    1,057      999      779     627     429    360    137     --     --
----------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                       20,717   20,999   20,920   16,064   7,023   2,537    671    279     --     --
----------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE ALLOCATION
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $  44.46 $  46.26 $  42.75 $  37.11 $ 49.91 $ 47.71 $43.93 $42.57 $39.77 $33.91
----------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        1,283    1,358    1,456    1,572   1,879   2,045  2,273  2,498  2,668  2,816
----------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                       21,265   22,543   23,023   18,036   9,394   3,387    762    659    461    279
----------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE-PLUS ALLOCATION
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $  10.91 $  11.66 $  10.61 $   8.84 $ 13.16 $ 12.57 $11.15     --     --     --
----------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        3,067    3,447    3,411    3,625   3,240   2,127    788     --     --     --
----------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      130,217  139,811  147,651  130,940  85,777  22,340  2,035     --     --     --
----------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCEBERNSTEIN SMALL CAP GROWTH
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $  19.11 $  19.54 $  14.90 $  11.15 $ 20.47 $ 17.82 $16.60 $15.12 $13.48 $ 9.71
----------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        1,080    1,213    1,380    1,540   1,874   2,275  2,668  3,054  3,346  3,468
----------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        2,846    2,770    2,587    2,766   2,301   1,922  1,979  2,313  2,809  3,037
----------------------------------------------------------------------------------------------------------------------------
 EQ/AXA FRANKLIN SMALL CAP VALUE CORE
----------------------------------------------------------------------------------------------------------------------------
   Unit value                                $   8.77 $   9.85 $   8.05 $   6.38 $  9.73 $ 10.82     --     --     --     --
----------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                           26       21       29       69      37      12     --     --     --     --
----------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                           10    2,403    2,073    1,829     936     153     --     --     --     --
----------------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



----------------------------------------------------------------------------------------------------------------------
                                                              FOR THE YEARS ENDING DECEMBER 31,
                                       -------------------------------------------------------------------------------
                                        2011    2010    2009    2008    2007    2006    2005    2004    2003    2002
----------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK BASIC VALUE EQUITY
----------------------------------------------------------------------------------------------------------------------
   Unit value                          $ 19.95 $ 20.92 $ 18.92 $ 14.75 $ 23.62 $ 23.71 $ 19.92 $ 19.65 $ 18.05 $ 13.98
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)             945   1,061   1,188   1,279   1,597   1,927   2,336   2,719   2,785   2,900
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)           5,468   5,037   4,776   3,421   2,381   1,301   1,147   1,430   1,339   1,334
----------------------------------------------------------------------------------------------------------------------
 EQ/BOSTON ADVISORS EQUITY INCOME
----------------------------------------------------------------------------------------------------------------------
   Unit value                          $  5.57 $  5.68 $  4.98 $  4.54 $  6.81 $  6.67 $  5.84 $  5.59      --      --
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)             348     350     377     433     479     620     632      71      --      --
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)           6,783   6,127   5,308   3,897   2,391   1,207     536     306      --      --
----------------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
----------------------------------------------------------------------------------------------------------------------
   Unit value                          $  7.47 $  7.57 $  6.83 $  5.30 $  9.83 $  8.91 $  8.60 $  8.03 $  7.87 $  6.25
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)              52      43      41      43      46      52      53      30      38      35
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)             622     620     641     636     349     147      65      88     101      79
----------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
----------------------------------------------------------------------------------------------------------------------
   Unit value                          $ 11.56 $ 11.29 $  9.90 $  7.65 $ 12.88 $ 12.87 $ 11.67 $ 11.18 $ 10.23 $  7.91
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)             739     921   1,088   1,315   1,850   1,219   1,450   1,594   1,685   1,728
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)           4,727   5,007   5,543   6,117   7,563   4,914   5,540   6,418   6,957   7,543
----------------------------------------------------------------------------------------------------------------------
 EQ/COMMON STOCK INDEX
----------------------------------------------------------------------------------------------------------------------
   Unit value                          $201.73 $203.81 $178.67 $141.42 $255.59 $250.91 $230.23 $224.21 $199.56 $135.53
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)             155     180     204     232     289     361     422     469     489     510
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)             444     467     502     423     392     361     370     430     484     521
----------------------------------------------------------------------------------------------------------------------
 EQ/CORE BOND INDEX
----------------------------------------------------------------------------------------------------------------------
   Unit value                          $ 13.91 $ 13.48 $ 12.94 $ 12.80 $ 14.28 $ 14.07 $ 13.73 $ 13.65 $ 13.32 $ 13.09
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)             662     752     800     782   1,284   1,359   1,399   1,172   1,191   1,232
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)           9,083   9,069   8,565   6,813   8,678   7,950   8,015   8,979  10,672  12,695
----------------------------------------------------------------------------------------------------------------------
 EQ/DAVIS NEW YORK VENTURE
----------------------------------------------------------------------------------------------------------------------
   Unit value                          $  8.94 $  9.52 $  8.65 $  6.63 $ 11.07 $ 10.84      --      --      --      --
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)             191     199     237     263     156      35      --      --      --      --
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)           5,085   5,553   6,031   5,304   3,797     665      --      --      --      --
----------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



-----------------------------------------------------------------------------------------------------------------------
                                                                 FOR THE YEARS ENDING DECEMBER 31,
                                             --------------------------------------------------------------------------
                                              2011    2010    2009    2008    2007    2006   2005   2004   2003   2002
-----------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 25.96 $ 25.98 $ 23.07 $ 18.62 $ 30.17 $29.20 $15.77 $25.07 $23.10 $18.36
-----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         590     647     761     812     979  1,200  1,369  1,508  1,538  1,539
-----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                       4,883   5,014   4,766   4,288   4,204  3,534  3,726  4,345  4,750  5,020
-----------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY GROWTH PLUS
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 14.15 $ 15.32 $ 13.50 $ 10.73 $ 18.25 $16.26 $15.11 $13.86 $12.74 $ 9.87
-----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         591     711     866   1,092   1,275  1,408  1,386  1,261  1,331    616
-----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                       6,961   7,854   9,136   9,050   5,863  2,666  1,390  1,251  1,338    701
-----------------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN CORE BALANCED
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                $  9.75 $  9.90 $  9.03 $  7.03 $ 10.47 $10.42     --     --     --     --
-----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         520     506     654     619     694    200     --     --     --     --
-----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                       7,899   7,472   8,263   8,326   6,851  1,076     --     --     --     --
-----------------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN TEMPLETON ALLOCATION
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                $  7.64 $  8.12 $  7.47 $  5.90 $  9.50     --     --     --     --     --
-----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         248     227     234     157     104     --     --     --     --     --
-----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      26,366  27,864  29,210  27,745  13,483     --     --     --     --     --
-----------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO MERGERS AND ACQUISITIONS
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 12.38 $ 12.40 $ 11.49 $ 10.01 $ 11.80 $11.59 $10.49     --     --     --
-----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         184     161     130     138     180    116     33     --     --     --
-----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                       2,259   2,245   1,717   1,577   1,416    425     11     --     --     --
-----------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO SMALL COMPANY VALUE
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 33.62 $ 35.38 $ 27.10 $ 19.46 $ 28.50 $26.49 $22.64 $22.05     --     --
-----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         300     297     280     243     223    148    129     30     --     --
-----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                       3,903   4,112   3,958   3,270   2,211    519    111     63     --     --
-----------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL BOND PLUS
-----------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 12.09 $ 11.76 $ 11.24 $ 11.19 $ 10.68 $ 9.92 $ 9.74     --     --     --
-----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         477     446     417     454     169     85      4     --     --     --
-----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                       5,942   5,515   5,491   5,387   1,997    457      9     --     --     --
-----------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



------------------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDING DECEMBER 31,
                                             ---------------------------------------------------------------------
                                              2011   2010   2009   2008   2007   2006   2005   2004   2003   2002
------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL MULTI-SECTOR EQUITY
------------------------------------------------------------------------------------------------------------------
   Unit value                                $15.19 $17.60 $16.04 $10.86 $25.86 $18.50 $13.71 $10.48 $ 8.61 $ 5.61
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        908  1,057  1,240  1,328  1,520  1,689  1,667  1,556  1,439  1,441
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      7,944  8,828  9,622  8,369  5,992  2,602  1,632  1,515  1,462  1,464
------------------------------------------------------------------------------------------------------------------
 EQ/INTERMEDIATE GOVERNMENT BOND INDEX
------------------------------------------------------------------------------------------------------------------
   Unit value                                $20.15 $19.44 $18.94 $19.69 $19.30 $18.35 $18.07 $18.13 $18.07 $17.97
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        955  1,042  1,203  1,536  1,984  2,414  2,944  3,603  4,546  5,993
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      2,335  2,228  2,248  2,058    813    747    873  1,061  1,357  1,226
------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL CORE PLUS
------------------------------------------------------------------------------------------------------------------
   Unit value                                $10.32 $12.62 $11.73 $ 8.81 $16.22 $14.30 $12.18 $10.56 $ 9.44 $ 7.23
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        327    360    418    371    338    355    366    328    238    100
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      6,294  6,351  6,484  4,686  3,598  2,904  2,599  2,863  2,832  2,786
------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL EQUITY INDEX
------------------------------------------------------------------------------------------------------------------
   Unit value                                $10.75 $12.44 $12.01 $ 9.60 $19.79 $17.99 $14.79 $13.03 $11.20 $ 8.42
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                       1531  1,710  2,027  2,398  2,956  3,446  3,745  3,983  4,195  3,915
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      6,041  6,247  6,599  6,749  5,611  1,983  1,000  1,008  1,052    135
------------------------------------------------------------------------------------------------------------------
 EQ/ INTERNATIONAL VALUE PLUS
------------------------------------------------------------------------------------------------------------------
   Unit value                                $15.11 $18.30 $17.53 $13.67 $24.36 $22.46 $18.15 $16.63 $13.89 $11.02
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        556    605    665    781  1,017  1,158  1,158  1,121  1,114  1,121
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      5,124  5,532  5,490  5,347  4,881  3,580  3,145  3,356  3,673  4,227
------------------------------------------------------------------------------------------------------------------
 EQ/JPMORGAN VALUE OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------
   Unit value                                $12.21 $13.09 $11.83 $ 9.09 $15.32 $15.76 $13.30 $12.99 $11.90 $ 9.53
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        204    226    228    279    361    415    466    509    568    620
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      2,742  2,986  2,758  2,921  3,721  4,048  4,589  5,234  6,009  6,939
------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP CORE PLUS
------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 8.66 $ 9.18 $ 8.17 $ 6.56 $10.64 $10.41 $ 9.36 $ 8.87 $ 8.08 $ 6.73
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        190    221    246    276    327    412    507    599    642    706
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      2,279  2,525  2,683  2,845  3,557  4,130  4,965  5,788  6,613  7,231
------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



---------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                             ------------------------------------------------------------------------
                                              2011   2010   2009   2008   2007   2006   2005   2004    2003    2002
---------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH INDEX
---------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 7.48 $ 7.42 $ 6.50 $ 4.85 $ 7.72 $ 6.88 $ 7.03 $  6.21 $  5.82 $  4.80
---------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                      1,817  1,989  2,378  2,657  3,164  4,038  4,648   5,347   6,234   6,946
---------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      7,060  7,310  7,663  7,722  7,920  7,569  9,117  10,421  11,828  13,521
---------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH PLUS
---------------------------------------------------------------------------------------------------------------------
   Unit value                                $14.53 $15.32 $13.60 $10.24 $16.84 $14.80 $13.94 $ 12.99 $ 11.72 $  9.20
---------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        718    773    887    909  1,065  1,228  1,421   1,652   1,886   2,080
---------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      4,384  2,793  3,016  2,719  2,698  2,090  2,422   2,867   3,344   3,796
---------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE INDEX
---------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 5.74 $ 5.84 $ 5.18 $ 4.42 $10.36 $11.19 $10.64      --      --      --
---------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        217     81     80     64     68     63     20      --      --      --
---------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      6,597  2,766  2,425  1,742  1,312    738    113      --      --      --
---------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE PLUS
---------------------------------------------------------------------------------------------------------------------
   Unit value                                $11.36 $12.15 $10.95 $ 9.24 $16.56 $17.62 $14.75 $ 14.21 $ 12.72 $ 10.04
---------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                       3807  4,413  5,070  5,899  7,968  3,035  3,256   3,414   3,447   3,347
---------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      6,045  6,685  7,574  8,454  9,126  5,695  5,091   5,823   6,106   6,520
---------------------------------------------------------------------------------------------------------------------
 EQ/LORD ABBETT LARGE CAP CORE
---------------------------------------------------------------------------------------------------------------------
   Unit value                                $10.82 $12.01 $10.71 $ 8.66 $12.75 $11.70 $10.55      --      --      --
---------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        121    115    110     81     35     30      5      --      --      --
---------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      2,345  2,449  2,041  1,080    497    138     45      --      --      --
---------------------------------------------------------------------------------------------------------------------
 EQ/MFS INTERNATIONAL GROWTH
---------------------------------------------------------------------------------------------------------------------
   Unit value                                $12.84 $14.61 $12.91 $ 9.55 $16.25 $14.20 $11.48      --      --      --
---------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        219    211    180    147    113     39     --      --      --      --
---------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      4,045  3,917  3,313  2,704  1,865    310      5      --      --      --
---------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP INDEX
---------------------------------------------------------------------------------------------------------------------
   Unit value                                $10.76 $11.20 $ 9.04 $ 6.74 $13.50 $12.70 $11.56 $ 11.04 $  9.67 $  6.84
---------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                      1,101  1,260  1,483  1,671  2,075  2,486  2,857   3,046   3,156   2,863
---------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      6,910  7,480  7,799  7,091  6,060  4,317  4,297   4,997   5,343   5,392
---------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



----------------------------------------------------------------------------------------------------------------------
                                                                 FOR THE YEARS ENDING DECEMBER 31,
                                             -------------------------------------------------------------------------
                                              2011    2010    2009    2008    2007   2006   2005   2004   2003   2002
----------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP VALUE PLUS
----------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 14.26 $ 16.00 $ 13.27 $  9.92 $16.67 $17.21 $15.54 $14.18 $12.22 $ 9.32
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                       1,378   1,611   1,891   2,080  2,791  3,415  3,954  4,357  4,738  5,068
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                       6,440   7,106   8,258   3,049  3,624  3,215  3,279  3,574  3,783  4,067
----------------------------------------------------------------------------------------------------------------------
 EQ/MONEY MARKET
----------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 27.61 $ 28.05 $ 28.48 $ 28.93 $28.78 $27.92 $27.14 $26.87 $27.08 $27.35
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         545     661     807   1,454  1,294  1,184  1,196  1,317  1,572  2,248
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                       3,058   2,790   3,955   5,634  3,506  2,933  1,954  2,306  3,186  4,967
----------------------------------------------------------------------------------------------------------------------
 EQ/MONTAG & CALDWELL GROWTH
----------------------------------------------------------------------------------------------------------------------
   Unit value                                $  5.23 $  5.16 $  4.85 $  3.79 $ 5.74 $ 4.83 $ 4.54 $ 4.38     --     --
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         438     466     577     607    124     62     58      3     --     --
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                       4,755   5,560   6,055   5,847  1,806    155     14      6     --     --
----------------------------------------------------------------------------------------------------------------------
 EQ/MORGAN STANLEY MID CAP GROWTH
----------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 15.20 $ 16.73 $ 12.84 $  8.31 $16.02 $13.29 $12.36     --     --     --
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         354     367     354     213    145     44     35     --     --     --
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                       6,195   5,888   5,105   3,782  2,291    361     40     --     --     --
----------------------------------------------------------------------------------------------------------------------
 EQ/MUTUAL LARGE CAP EQUITY
----------------------------------------------------------------------------------------------------------------------
   Unit value                                $  8.33 $  8.86 $  8.04 $  6.53 $10.71 $10.70     --     --     --     --
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                          88      96     125     170    194     47     --     --     --     --
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                       3,064   3,351   3,613   3,890  3,519    623     --     --     --     --
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
 EQ/OPPENHEIMER GLOBAL
----------------------------------------------------------------------------------------------------------------------
   Unit value                                $  9.37 $ 10.42 $  9.18 $  6.73 $11.54 $11.09     --     --     --     --
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         227     173      95      59     58     17     --     --     --     --
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                       4,627   3,598   3,094   2,347  1,565    227     --     --     --     --
----------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO ULTRA SHORT BOND
----------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 10.54 $ 10.73 $ 10.81 $ 10.17 $10.76 $ 9.81 $ 9.92     --     --     --
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                       1,017   1,201   1,362   1,103    493    337    248     --     --     --
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      13,482  16,269  17,971  11,794  3,625  1,202    300     --     --     --
----------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



------------------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDING DECEMBER 31,
                                             ---------------------------------------------------------------------
                                              2011   2010   2009   2008   2007   2006   2005   2004   2003   2002
------------------------------------------------------------------------------------------------------------------
 EQ/QUALITY BOND PLUS
------------------------------------------------------------------------------------------------------------------
   Unit value                                $16.43 $16.49 $15.77 $15.10 $16.41 $15.95 $15.60 $15.54 $15.21 $14.92
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        289    351    392    279    352    389    490    489    495    429
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      4,292  4,269  3,756  1,534  1,355    630    455    480    519    474
------------------------------------------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
------------------------------------------------------------------------------------------------------------------
   Unit value                                $15.33 $16.22 $13.10 $10.55 $16.27 $16.83 $14.52 $14.15 $12.21 $ 8.50
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        337    370    435    461    571    681    710    783    789    660
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      4,203  4,357  4,503  2,777  2,196  1,231    854  1,001  1,152    974
------------------------------------------------------------------------------------------------------------------
 EQ/T.ROWE PRICE GROWTH STOCK
------------------------------------------------------------------------------------------------------------------
   Unit value                                $14.84 $15.37 $13.41 $ 9.55 $16.79 $15.90 $16.83 $16.44     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        358    396    405    410    471     27     41      9     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      4,317  4,145  3,402  2,310  2,146     71     15     --     --     --
------------------------------------------------------------------------------------------------------------------
 EQ/TEMPLETON GLOBAL EQUITY
------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 7.73 $ 8.57 $ 8.06 $ 6.29 $10.80 $10.75     --     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         89     86    100     87    124     39     --     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      3,361  3,481  3,207  3,287  2,998    531     --     --     --     --
------------------------------------------------------------------------------------------------------------------
 EQ/UBS GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 5.02 $ 5.25 $ 4.71 $ 3.62 $ 6.12 $ 6.15 $ 5.47 $ 5.10     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        129    112    103    116    141    158    107     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      2,787  2,555  2,496  2,130  1,796    424    102      6     --     --
------------------------------------------------------------------------------------------------------------------
 EQ/VAN KAMPEN COMSTOCK
------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 9.80 $10.15 $ 8.95 $ 7.08 $11.41 $11.88 $10.41     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        118    105     98    107    123    142     85     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      2,262  2,134  2,153  2,035  1,990    900    131     --     --     --
------------------------------------------------------------------------------------------------------------------
 EQ/WELLS FARGO OMEGA GROWTH
------------------------------------------------------------------------------------------------------------------
   Unit value                                $10.13 $10.94 $ 9.47 $ 6.86 $ 9.62 $ 8.78 $ 8.42 $ 8.23 $ 7,80 $ 5.74
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        528    448    430    348    402    432    488    647    514    419
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      7,512  5,391  3,886  1,482  1,089    319    349    400    500    378
------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



-------------------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDING DECEMBER 31,
                                             ----------------------------------------------------------------------
                                              2011    2010   2009   2008   2007   2006   2005   2004   2003   2002
-------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER AGGRESSIVE EQUITY
-------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 47.51 $51.49 $44.47 $32.90 $62.68 $57.17 $55.24 $51.85 $46.99 $34.70
-------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         105    125     92     39     49     62     76     88     99    102
-------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                         897  1,021    764    210    180    171    172    181    211    241
-------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER CORE BOND
-------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 13.96 $13.40 $12.81 $12.02 $11.91 $11.39 $11.14 $11.13 $10.88 $10.65
-------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                       1,005    968    916    966  1,145  1,341  1,555  1,721  1,778  1,483
-------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      10,892  9,742  7,487  3,422  2,253  1,474  1,199  1,470  1,625  1,594
-------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER INTERNATIONAL EQUITY
-------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 10.49 $12.99 $12.33 $ 9.64 $18.56 $16.77 $13.59 $11.96 $10.30 $ 7.79
-------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         262    301    365    417    488    569    462    473    456    346
-------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                       3,843  4,046  4,312  3,649  2,753  1,168    480    411    323    108
-------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP CORE EQUITY
-------------------------------------------------------------------------------------------------------------------
   Unit value                                $  9.81 $10.76 $ 9.80 $ 7.51 $12.62 $12.21 $10.92 $10.39 $ 9.62 $ 7.63
-------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         156    166    191    192    251    302    332    382    403    338
-------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                       1,147  1,066  1,086    981    750    346    269    397    296    201
-------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP VALUE
-------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 11.19 $12.03 $10.80 $ 8.93 $14.50 $14.21 $12.10 $11.47 $10.18 $ 7.89
-------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         291    349    391    462    510    606    636    613    560    565
-------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                       2,752  3,050  3,315  3,416  2,431  1,285    919    809    635    503
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP GROWTH
-------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 10.47 $11.54 $ 9.24 $ 6.62 $11.92 $10.82 $10.03 $ 9.40 $ 8.54 $ 6.19
-------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         349    414    445    535    685    807    975  1,099  1,103    768
-------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                       2,328  2,479  2,357  1,770  1,398    884    663    773    720    427
-------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP VALUE
-------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 12.77 $14.96 $12.17 $ 8.56 $13.58 $13.78 $12.20 $11.54 $10.18 $ 7.35
-------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         314    346    395    451    510    656    774    995    827    678
-------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                       2,853  2,739  2,667  1,982  1,394    838    550    720    545    364
-------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



------------------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDING DECEMBER 31,
                                             ---------------------------------------------------------------------
                                              2011   2010   2009   2008   2007   2006   2005   2004   2003   2002
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MULTI-SECTOR BOND
------------------------------------------------------------------------------------------------------------------
   Unit value                                $27.96 $27.03 $25.75 $23.85 $31.67 $31.19 $28.82 $28.41 $26.55 $22.00
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        445    464    465    536    755    896  1,045  1,146  1,144  1,013
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      2,141  2,079  1,890  1,874  2,103  1,654  1,626  1,924  2,218  1,906
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 6.95 $ 8.37 $ 6.66 $ 5.03 $ 8.83 $ 8.65 $ 7.97 $ 7.53     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        161    192    253    240    362    218    117     30     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      4,096  4,459  4,460  3,484  2,924    627    195     11     --     --
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP VALUE
------------------------------------------------------------------------------------------------------------------
   Unit value                                $14.33 $15.99 $13.05 $10.48 $17.14 $19.31 $16.89 $16.39 $14.22 $10.51
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        208    246    285    326    512    683    796    837    707    482
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,624  1,878  1,909  1,879  2,209  2,465  2,629  3,013  3,182  3,460
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER TECHNOLOGY
------------------------------------------------------------------------------------------------------------------
   Unit value                                $10.78 $11.50 $ 9.92 $ 6.36 $12.21 $10.49 $ 9.93 $ 9.07 $ 8.77 $ 5.65
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        873    979  1,106  1,152  1,391  1,590  1,869  2,185    284    150
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      5,006  5,183  5,240  4,243  3,629  2,459  2,792  3,478    278    386
------------------------------------------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 45 and Separate Account No. 49 with the same daily asset charges of 1.60%.

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011.


--------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                             -----------------------------------------------------------------------
                                              2011   2010   2009   2008   2007    2006    2005   2004   2003   2002
--------------------------------------------------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION
--------------------------------------------------------------------------------------------------------------------
   Unit value                                $10.36 $11.38 $10.23 $ 8.17 $ 13.65 $ 13.07 $11.26 $10.59     --     --
--------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        142    130    148    121     152     189     92     24     --     --
--------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,791  2,270  2,633  2,922   3,517   3,308  1,298    726     --     --
--------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE ALLOCATION
--------------------------------------------------------------------------------------------------------------------
   Unit value                                $11.30 $11.27 $10.67 $ 9.88 $ 11.28 $ 10.84 $10.35 $10.27     --     --
--------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        480    481    432    440     256     190    168     63     --     --
--------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      4,084  3,607  3,583  3,454   1,731   1,508  1,073    686     --     --
--------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE-PLUS ALLOCATION
--------------------------------------------------------------------------------------------------------------------
   Unit value                                $10.96 $11.21 $10.45 $ 9.28 $ 11.71 $ 11.28 $10.54 $10.37     --     --
--------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        791    875    795    681     594     462    397    279     --     --
--------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      2,628  3,058  2,907  2,852   1,825   1,741  1,299    787     --     --
--------------------------------------------------------------------------------------------------------------------
 AXA MODERATE ALLOCATION
--------------------------------------------------------------------------------------------------------------------
   Unit value                                $43.87 $45.68 $42.24 $36.68 $ 49.36 $ 47.21 $43.48 $42.17 $39.41 $33.62
--------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        709    761    868    963   1,073   1,195  1,301  1,400  1,489  1,564
--------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      2,775  2,933  3,090  2,966   3,439   3,955  4,167  3,907  2,733    598
--------------------------------------------------------------------------------------------------------------------
 AXA MODERATE-PLUS ALLOCATION
--------------------------------------------------------------------------------------------------------------------
   Unit value                                $10.86 $11.62 $10.58 $ 8.82 $ 13.14 $ 12.55 $11.14 $10.61     --     --
--------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                      1,076  1,222  1,415  1,558   1,599   1,043    408    180     --     --
--------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      6,637  7,603  8,360  8,765  10,293  11,247  7,926  3,664     --     --
--------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCEBERNSTEIN SMALL CAP GROWTH
--------------------------------------------------------------------------------------------------------------------
   Unit value                                $18.97 $19.41 $14.80 $11.09 $ 20.36 $ 17.73 $16.53 $15.07 $13.43 $ 9.69
--------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        320    392    496    604     718     908  1,100  1,230  1,362  1,384
--------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,239  1,416  1,585  1,882   2,356   3,069  3,839  4,346  4,534  3,377
--------------------------------------------------------------------------------------------------------------------
 EQ/AXA FRANKLIN SMALL CAP VALUE CORE
--------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 8.74 $ 9.83 $ 8.04 $ 6.37 $  9.72 $ 10.81     --     --     --     --
--------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         31     20     22     73      29       7     --     --     --     --
--------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        129    137    145    250      73      51     --     --     --     --
--------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



----------------------------------------------------------------------------------------------------------------------
                                                              FOR THE YEARS ENDING DECEMBER 31,
                                       -------------------------------------------------------------------------------
                                        2011    2010    2009    2008    2007    2006    2005    2004    2003    2002
----------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK BASIC VALUE EQUITY
----------------------------------------------------------------------------------------------------------------------
   Unit value                          $ 19.81 $ 20.77 $ 18.80 $ 14.66 $ 23.49 $ 23.60 $ 19.83 $ 19.58 $ 17.99 $ 13.94
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)             417     479     546     627     774     917   1,046   1,213   1,296   1,419
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)           1,771   1,898   2,050   2,175   2,711   3,644   4,227   4,909   4,335   2,235
----------------------------------------------------------------------------------------------------------------------
 EQ/BOSTON ADVISORS EQUITY INCOME
----------------------------------------------------------------------------------------------------------------------
   Unit value                          $  5.53 $  5.64 $  4.95 $  4.51 $  6.78 $  6.64 $  5.82 $  5.57      --      --
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)             154     179     244     319     306     421     387      56      --      --
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)             580     519     481     613     684     907   1,277     370      --      --
----------------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
----------------------------------------------------------------------------------------------------------------------
   Unit value                          $  7.42 $  7.52 $  6.80 $  5.28 $  9.79 $  8.87 $  8.57 $  8.01 $  7.86 $  6.24
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)               4       5       8       9       8      10      10      11      25      38
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)             160     169     187     206     250     367     468     498     478     128
----------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
----------------------------------------------------------------------------------------------------------------------
   Unit value                          $ 11.49 $ 11.22 $  9.85 $  7.61 $ 12.83 $ 12.82 $ 11.63 $ 11.14 $ 10.21 $  7.89
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)             341     418     524     659     910     654     775     867     896     961
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)           8,697   9,874  11,353  13,273  16,294   9,568  11,228  12,694  12,682   9,408
----------------------------------------------------------------------------------------------------------------------
 EQ/COMMON STOCK INDEX
----------------------------------------------------------------------------------------------------------------------
   Unit value                          $198.08 $200.24 $175.62 $139.08 $251.49 $247.00 $226.77 $220.94 $196.75 $133.70
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)              78      92     108     127     159     200     244     275     301     314
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)             201     228     270     308     377     490     586     683     689     581
----------------------------------------------------------------------------------------------------------------------
 EQ/CORE BOND INDEX
----------------------------------------------------------------------------------------------------------------------
   Unit value                          $ 13.81 $ 13.39 $ 12.87 $ 12.73 $ 14.21 $ 14.01 $ 13.68 $ 13.60 $ 13.28 $ 13.05
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)             422     475     600     577     869     924     943     748     804     702
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)           5,365   6,087   6,863   7,829  10,140  12,428  14,021  15,208  16,175  13,419
----------------------------------------------------------------------------------------------------------------------
 EQ/DAVIS NEW YORK VENTURE
----------------------------------------------------------------------------------------------------------------------
   Unit value                          $  8.91 $  9.50 $  8.64 $  6.62 $ 11.06 $ 10.84      --      --      --      --
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)              36      46      63      75      99      33      --      --      --      --
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)             739     787     803     780     634     332      --      --      --      --
----------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



----------------------------------------------------------------------------------------------------------------------
                                                                 FOR THE YEARS ENDING DECEMBER 31,
                                             -------------------------------------------------------------------------
                                              2011   2010   2009   2008   2007   2006    2005    2004    2003    2002
----------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
----------------------------------------------------------------------------------------------------------------------
   Unit value                                $25.73 $25.76 $22.89 $18.48 $29.96 $ 29.01 $ 25.62 $ 24.94 $ 22.99 $18.28
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        288    320    408    453    582     723     864     968   1,030  1,042
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      3,578  4,010  4,502  5,011  6,391   8,474  10,127  11,584  11,512  7,152
----------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY GROWTH PLUS
----------------------------------------------------------------------------------------------------------------------
   Unit value                                $14.08 $15.25 $13.44 $10.69 $18.20 $ 16.22 $ 15.07 $ 13.84 $ 12.72 $ 9.86
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        229    323    438    569    676     745     712     676     685    427
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      3,745  4,248  4,931  5,954  7,491  10,192  11,276  11,463  10,296  2,423
----------------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN CORE BALANCED
----------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 9.73 $ 9.88 $ 9.02 $ 7.02 $10.46 $ 10.42      --      --      --     --
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        217    253    309    388    447     120      --      --      --     --
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,039  1,118  1,591  1,489  2,051     730      --      --      --     --
----------------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN TEMPLETON ALLOCATION
----------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 7.62 $ 8.10 $ 7.46 $ 5.90 $ 9.50      --      --      --      --     --
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        110    129    124    122     61      --      --      --      --     --
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,015  1,012  1,076  1,164  1,153      --      --      --      --     --
----------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO MERGERS AND ACQUISITIONS
----------------------------------------------------------------------------------------------------------------------
   Unit value                                $12.33 $12.37 $11.47 $ 9.99 $11.78 $ 11.58 $ 10.49      --      --     --
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         70     75     83     67     64      44      19      --      --     --
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        274    216    175    171    230     268     107      --      --     --
----------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO SMALL COMPANY VALUE
----------------------------------------------------------------------------------------------------------------------
   Unit value                                $33.22 $34.98 $26.80 $19.26 $28.22 $ 26.24 $ 22.44 $ 21.86      --     --
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        125    155    148    150    151     102      89      21      --     --
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        354    380    352    302    300     291     339      74      --     --
----------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL BOND PLUS
----------------------------------------------------------------------------------------------------------------------
   Unit value                                $12.05 $11.73 $11.21 $11.17 $10.66 $  9.92 $  9.74      --      --     --
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        267    220    231    316    113      61       4      --      --     --
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,228  1,209  1,156  1,062    777     471      36      --      --     --
----------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



---------------------------------------------------------------------------------------------------------------------
                                                                FOR THE YEARS ENDING DECEMBER 31,
                                             ------------------------------------------------------------------------
                                              2011   2010   2009   2008   2007   2006   2005    2004    2003    2002
---------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL MULTI-SECTOR EQUITY
---------------------------------------------------------------------------------------------------------------------
   Unit value                                $15.08 $17.48 $15.94 $10.79 $25.72 $18.41 $ 13.65 $ 10.45 $  8.58 $ 5.59
---------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        391    504    641    687    810    929     929     860     837    857
---------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,613  1,972  2,334  2,396  3,354  4,518   5,043   4,587   4,232  2,823
---------------------------------------------------------------------------------------------------------------------
 EQ/INTERMEDIATE GOVERNMENT BOND INDEX
---------------------------------------------------------------------------------------------------------------------
   Unit value                                $19.94 $19.24 $18.76 $19.51 $19.14 $18.20 $ 17.94 $ 18.01 $ 17.95 $17.86
---------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        534    650    842  1,090  1,229  1,493   1,833   2,200   2,818  3,868
---------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,072  1,196  1,385  1,664  1,956  2,358   2,881   3,326   3,448  2,501
---------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL CORE PLUS
---------------------------------------------------------------------------------------------------------------------
   Unit value                                $10.25 $12.54 $11.67 $ 8.76 $16.15 $14.24 $ 12.14 $ 10.53 $  9.42 $ 7.22
---------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         89    139    235    228    212    235     191     193     146     59
---------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      4,045  4,538  5,230  5,817  7,394  9,957  11,032  11,933  10,611  5,973
---------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL EQUITY INDEX
---------------------------------------------------------------------------------------------------------------------
   Unit value                                $10.66 $12.34 $11.92 $ 9.53 $19.66 $17.88 $ 14.71 $ 12.97 $ 11.15 $ 8.38
---------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        671    802    981  1,144  1,393  1,534   1,664   1,745   1,928  1,910
---------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,719  1,918  2,139  2,496  3,456  4,168   4,498   4,337   4,026    604
---------------------------------------------------------------------------------------------------------------------
 EQ/ INTERNATIONAL VALUE PLUS
---------------------------------------------------------------------------------------------------------------------
   Unit value                                $15.00 $18.18 $17.42 $13.59 $24.23 $22.35 $ 18.07 $ 16.57 $ 13.84 $10.98
---------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        169    219    260    313    437    514     514     468     487    498
---------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,688  1,956  2,216  2,472  3,272  4,311   4,992   5,077   5,316  3,555
---------------------------------------------------------------------------------------------------------------------
 EQ/JPMORGAN VALUE OPPORTUNITIES
---------------------------------------------------------------------------------------------------------------------
   Unit value                                $12.12 $13.00 $11.76 $ 9.03 $15.24 $15.68 $ 13.24 $ 12.94 $ 11.86 $ 9.51
---------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        124    153    154    184    229    281     306     338     377    359
---------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,722  1,965  2,244  2,578  3,182  4,115   4,803   5,325   5,701  4,777
---------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP CORE PLUS
---------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 8.60 $ 9.13 $ 8.12 $ 6.53 $10.60 $10.37 $  9.33 $  8.84 $  8.07 $ 6.72
---------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         92    120    143    183    230    298     328     421     474    474
---------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      2,552  2,981  3,499  4,012  5,022  6,684   7,849   8,941   9,707  8,237
---------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



-------------------------------------------------------------------------------------------------------------------
                                                            FOR THE YEARS ENDING DECEMBER 31,
                                       ----------------------------------------------------------------------------
                                        2011   2010   2009   2008    2007    2006    2005    2004    2003    2002
-------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH INDEX
-------------------------------------------------------------------------------------------------------------------
   Unit value                          $ 7.43 $ 7.37 $ 6.46 $  4.82 $  7.69 $  6.86 $  7.01 $  6.19 $  5.81 $  4.79
-------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)            881  1,064  1,275   1,522   1,913   2,322   2,818   3,283   3,962   4,522
-------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)          4,842  5,531  6,521   7,705   9,407  11,991  14,352  15,822  17,115  16,550
-------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH PLUS
-------------------------------------------------------------------------------------------------------------------
   Unit value                          $14.42 $15.21 $13.51 $ 10.18 $ 16.75 $ 14.72 $ 13.88 $ 12.94 $ 11.68 $  9.18
-------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)            388    384    453     537     676     791     957   1,142   1,345   1,556
-------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)          2,184  1,649  1,897   2,095   2,691   3,075   3,566   4,258   4,710   4,661
-------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE INDEX
-------------------------------------------------------------------------------------------------------------------
   Unit value                          $ 5.72 $ 5.83 $ 5.17 $  4.41 $ 10.35 $ 11.18 $ 10.63      --      --      --
-------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)            145     60     77      52      73      63       6      --      --      --
-------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)            636    306    341     306     503     784     195      --      --      --
-------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE PLUS
-------------------------------------------------------------------------------------------------------------------
   Unit value                          $11.28 $12.07 $10.89 $  9.19 $ 16.48 $ 17.54 $ 14.69 $ 14.16 $ 12.68 $ 10.01
-------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)          1,625  1,925  2,371   2,907   3,862   1,465   1,617   1,814   1,839   1,712
-------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)          7,113  8,017  9,238  10,639  13,726  13,777  15,585  17,155  15,959   8,615
-------------------------------------------------------------------------------------------------------------------
 EQ/LORD ABBETT LARGE CAP CORE
-------------------------------------------------------------------------------------------------------------------
   Unit value                          $10.78 $11.98 $10.68 $  8.65 $ 12.73 $ 11.69 $ 10.54      --      --      --
-------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)             42     84     55      48      29      22      21      --      --      --
-------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)            316    269    241     207     161     166     132      --      --      --
-------------------------------------------------------------------------------------------------------------------
 EQ/MFS INTERNATIONAL GROWTH
-------------------------------------------------------------------------------------------------------------------
   Unit value                          $12.80 $14.57 $12.88 $  9.54 $ 16.23 $ 14.19 $ 11.48      --      --      --
-------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)            112    111    112     110      94      24       3      --      --      --
-------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)            603    648    458     378     409     273      98      --      --      --
-------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP INDEX
-------------------------------------------------------------------------------------------------------------------
   Unit value                          $10.70 $11.14 $ 9.00 $  6.71 $ 13.45 $ 12.66 $ 11.53 $ 11.02 $  9.65 $  6.83
-------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)            427    527    670     823   1,036   1,207   1,413   1,558   1,665   1,471
-------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)          3,332  3,823  4,410   5,117   6,276   8,561  10,309  11,422  10,509   4,322
-------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



------------------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDING DECEMBER 31,
                                             ---------------------------------------------------------------------
                                              2011   2010   2009   2008   2007   2006   2005   2004   2003   2002
------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP VALUE PLUS
------------------------------------------------------------------------------------------------------------------
   Unit value                                $14.16 $15.88 $13.18 $ 9.86 $16.58 $17.13 $15.47 $14.13 $12.18 $ 9.29
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        489    617    776    873  1,135  1,391  1,673  1,805  2,005  2,145
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      2,583  2,940  3,462  3,335  4,320  6,178  7,278  7,736  7,229  3,714
------------------------------------------------------------------------------------------------------------------
 EQ/MONEY MARKET
------------------------------------------------------------------------------------------------------------------
   Unit value                                $27.19 $27.63 $28.08 $28.54 $28.40 $27.57 $26.81 $26.55 $26.78 $27.06
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        637    647    889  1,382  1,201  1,177  1,247  1,478  1,911  2,863
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,664  1,996  2,814  4,635  3,889  3,996  4,058  4,693  6,370  9,288
------------------------------------------------------------------------------------------------------------------
 EQ/MONTAG & CALDWELL GROWTH
------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 5.19 $ 5.13 $ 4.82 $ 3.77 $ 5.72 $ 4.81 $ 4.53 $ 4.36     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        112    131    196    224     79     29     44      3     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        880  1,000  1,089  1,065    656    206    172     19     --     --
------------------------------------------------------------------------------------------------------------------
 EQ/MORGAN STANLEY MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------
   Unit value                                $15.15 $16.68 $12.81 $ 8.29 $16.00 $13.28 $12.35     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        157    182    196    127     73     30     33     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        562    616    511    412    507    322    172     --     --     --
------------------------------------------------------------------------------------------------------------------
 EQ/MUTUAL LARGE CAP EQUITY
------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 8.31 $ 8.84 $ 8.03 $ 6.52 $10.70 $10.70     --     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         41     47     76     89    121     23     --     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        286    357    450    499    748    372     --     --     --     --
------------------------------------------------------------------------------------------------------------------
 EQ/OPPENHEIMER GLOBAL
------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 9.35 $10.39 $ 9.17 $ 6.72 $11.53 $11.09     --     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         90     67     65     44     68     12     --     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        554    462    301    230    230     61     --     --     --     --
------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO ULTRA SHORT BOND
------------------------------------------------------------------------------------------------------------------
   Unit value                                $10.51 $10.70 $10.78 $10.15 $10.75 $ 9.80 $ 9.92     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        447    608    883    742    316    206    120     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      3,170  3,449  3,688  2,800  1,098  1,411    848     --     --     --
------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



------------------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDING DECEMBER 31,
                                             ---------------------------------------------------------------------
                                              2011   2010   2009   2008   2007   2006   2005   2004   2003   2002
------------------------------------------------------------------------------------------------------------------
 EQ/QUALITY BOND PLUS
------------------------------------------------------------------------------------------------------------------
   Unit value                                $16.28 $16.35 $15.64 $14.98 $16.29 $15.84 $15.50 $15.45 $15.13 $14.85
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        162    206    276    196    219    243    296    279    282    347
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,226  1,310  1,604  1,459  1,861  2,329  2,753  2,951  3,122  1,064
------------------------------------------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
------------------------------------------------------------------------------------------------------------------
   Unit value                                $15.23 $16.12 $13.02 $10.49 $16.18 $16.75 $14.46 $14.10 $12.18 $ 8.48
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        118    152    195    227    281    323    325    378    358    240
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,200  1,345  1,522  1,675  2,100  2,912  3,372  3.996  4,084  1,913
------------------------------------------------------------------------------------------------------------------
 EQ/T.ROWE PRICE GROWTH STOCK
------------------------------------------------------------------------------------------------------------------
   Unit value                                $14.66 $15.20 $13.27 $ 9.45 $16.62 $15.76 $16.68 $16.30     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        238    279    265    268    293     12     13      2     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,076  1,157  1,232  1,328  1,641    104    146     19     --     --
------------------------------------------------------------------------------------------------------------------
 EQ/TEMPLETON GLOBAL EQUITY
------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 7.71 $ 8.55 $ 8.04 $ 6.29 $10.80 $10.75     --     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         40     31     48     65    109     28     --     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        394    377    355    411    572    298     --     --     --     --
------------------------------------------------------------------------------------------------------------------
 EQ/UBS GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 4.99 $ 5.21 $ 4.69 $ 3.60 $ 6.10 $ 6.12 $ 5.45 $ 5.08     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         59     47     25     48     65     69     33      4     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        207    105    166    145    300    397    286     69     --     --
------------------------------------------------------------------------------------------------------------------
 EQ/VAN KAMPEN COMSTOCK
------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 9.76 $10.12 $ 8.93 $ 7.07 $11.39 $11.87 $10.41     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         46     86     84    107    116    129     40     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        335    314    427    491    424    647    410     --     --     --
------------------------------------------------------------------------------------------------------------------
 EQ/WELLS FARGO OMEGA GROWTH
------------------------------------------------------------------------------------------------------------------
   Unit value                                $10.07 $10.87 $ 9.42 $ 6.82 $ 9.58 $ 8.74 $ 8.39 $ 8.20 $ 7.79 $ 5.73
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        255    166    179    147    174    157    190    242    184    143
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,319  1,289  1,281  1,192  1,455  1,731  2,184  2,500  2,016    424
------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



------------------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDING DECEMBER 31,
                                             ---------------------------------------------------------------------
                                              2011   2010   2009   2008   2007   2006   2005   2004   2003   2002
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER AGGRESSIVE EQUITY
------------------------------------------------------------------------------------------------------------------
   Unit value                                $46.89 $50.84 $43.93 $32.52 $61.99 $56.56 $54.68 $51.36 $46.56 $34.41
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         64     80     66     32     39     53     62     74     79     66
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        593    669    370    186    233    292    331    388    429    338
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER CORE BOND
------------------------------------------------------------------------------------------------------------------
   Unit value                                $13.88 $13.34 $12.76 $11.97 $11.87 $11.36 $11.12 $11.11 $10.87 $10.64
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        485    493    555    707    822    915  1,033  1,124  1,240  1,234
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      3,671  4,073  4,407  4,240  5,230  6,686  7,527  8,293  8,217  3,282
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER INTERNATIONAL EQUITY
------------------------------------------------------------------------------------------------------------------
   Unit value                                $10.43 $12.93 $12.28 $ 9.61 $18.51 $16.73 $13.57 $11.94 $10.29 $ 7.79
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        147    185    249    279    343    377    423    460    371    286
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,097  1,251  1,474  1,547  1,972  2,676  2,300  2,160  1,684    553
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP CORE EQUITY
------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 9.76 $10.71 $ 9.76 $ 7.48 $12.58 $12.18 $10.89 $10.37 $ 9.61 $ 7.62
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         42     53     84     96    154    175    208    255    249    213
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        806    856    922  1,012  1,291  1,745  1,956  2,038  1,850    635
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP VALUE
------------------------------------------------------------------------------------------------------------------
   Unit value                                $11.13 $11.98 $10.76 $ 8.90 $14.46 $14.18 $12.07 $11.46 $10.17 $ 7.89
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         96    123    167    229    309    326    300    304    297    292
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,647  1,891  2,160  2,480  3,218  4,325  4,766  4,712  3,848  1,272
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------
   Unit value                                $10.42 $11.49 $ 9.20 $ 6.60 $11.88 $10.79 $10.01 $ 9.38 $ 8.53 $ 6.18
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        128    154    183    242    327    402    460    503    538    344
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,749  1,969  2,263  2,611  3,156  4,520  5,281  6,078  5,628  1,488
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP VALUE
------------------------------------------------------------------------------------------------------------------
   Unit value                                $12.70 $14.89 $12.12 $ 8.53 $13.54 $13.75 $12.18 $11.53 $10.17 $ 7.35
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        126    146    194    235    288    386    425    575    467    381
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,503  1,605  1,844  2,077  2,710  3,885  4,432  5,059  3,927  1,262
------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



------------------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDING DECEMBER 31,
                                             ---------------------------------------------------------------------
                                              2011   2010   2009   2008   2007   2006   2005   2004   2003   2002
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MULTI-SECTOR BOND
------------------------------------------------------------------------------------------------------------------
   Unit value                                $27.61 $26.70 $25.45 $23.59 $31.34 $30.88 $28.55 $28.15 $26.32 $21.83
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        197    236    259    300    409    475    558    647    634    511
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,548  1,666  1,854  2,063  2,743  3,798  4,585  5,526  5,467  2,248
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 6.91 $ 8.32 $ 6.63 $ 5.01 $ 8.79 $ 8.61 $ 7.94 $ 7.51     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         75     98    131    136    193    125     61     11     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        332    379    322    350    436    605    410     22     --     --
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP VALUE
------------------------------------------------------------------------------------------------------------------
   Unit value                                $14.23 $15.89 $12.97 $10.43 $17.05 $19.22 $16.83 $16.33 $14.17 $10.49
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         88    105    138    174    272    395    502    499    370    275
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,988  2,303  2,646  3,075  3,968  5,693  6,888  7,850  7,354  5,021
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER TECHNOLOGY
------------------------------------------------------------------------------------------------------------------
   Unit value                                $10.72 $11.45 $ 9.88 $ 6.34 $12.17 $10.46 $ 9.91 $ 9.05 $ 8.76 $ 5.65
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                        334    409    476    553    701    889  1,089  1,346    281     96
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,668  1,814  2,062  2,147  2,564  3,343  4,090  4,725  1,117    205
------------------------------------------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 45 and Separate Account No. 49 with the same daily asset charges of 1.70%.

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011.


------------------------------------------------------------------------------------------------------------------------
                                                                  FOR THE YEARS ENDING DECEMBER 31,
                                             ---------------------------------------------------------------------------
                                              2011    2010    2009    2008    2007    2006    2005   2004   2003   2002
------------------------------------------------------------------------------------------------------------------------
 AXA AGGRESSIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 11.38 $ 12.51 $ 11.26 $  9.00 $ 15.05 $ 14.43 $12.45 $11.72 $10.66     --
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                          --      --       1       4       7       8     10     13     --     --
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                       6,354   7,808   8,367   8,484   6,377   3,084  1,519    656     32     --
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 11.73 $ 11.71 $ 11.11 $ 10.29 $ 11.76 $ 11.31 $10.82 $10.74 $10.30     --
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                          10      12       7       2       5       5      6      5     --     --
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                       7,073   6,707   7,276   5,824   2,454   1,800  1,000    281      1     --
------------------------------------------------------------------------------------------------------------------------
 AXA CONSERVATIVE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 11.56 $ 11.85 $ 11.05 $  9.82 $ 12.40 $ 11.96 $11.19 $11.02 $10.41     --
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                           7       7       7       8      12      13            --     --     --
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                       4,888   4,498   4,925   4,505   2,753   3,022  2,176    414     84     --
------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 42.73 $ 44.54 $ 41.22 $ 35.84 $ 48.27 $ 46.21 $42.61 $41.36 $38.70 $33.05
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                           3       4       4       4       6      32     33      8      9     13
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                       3,918   4,434   4,527   4,019   3,098   2,325  1,725    893    383     86
------------------------------------------------------------------------------------------------------------------------
 AXA MODERATE-PLUS ALLOCATION
------------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 11.90 $ 12.74 $ 11.62 $  9.69 $ 14.45 $ 13.82 $12.28 $11.71 $10.66     --
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                           2      --      --       1       7      --      4     --     --     --
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      22,803  24,916  27,631  27,177  23,506  14,705  6,917  2,788     46     --
------------------------------------------------------------------------------------------------------------------------
 EQ/ALLIANCEBERNSTEIN SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 18.69 $ 19.14 $ 14.61 $ 10.96 $ 20.14 $ 17.56 $16.39 $14.95 $13.34 $ 9.63
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                           6       7       7       8      13      18     18     20     25     28
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                         418     455     346     421     443     462    372    312    478    121
------------------------------------------------------------------------------------------------------------------------
 EQ/AXA FRANKLIN SMALL CAP VALUE CORE
------------------------------------------------------------------------------------------------------------------------
   Unit value                                $  8.70 $  9.79 $  8.01 $  6.36 $  9.71 $ 10.81     --     --     --     --
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                          --      --      --       2      --      --     --     --     --     --
------------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                         379     382     380     377     421      38     --     --     --     --
------------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



----------------------------------------------------------------------------------------------------------------------
                                                              FOR THE YEARS ENDING DECEMBER 31,
                                       -------------------------------------------------------------------------------
                                        2011    2010    2009    2008    2007    2006    2005    2004    2003    2002
----------------------------------------------------------------------------------------------------------------------
 EQ/BLACKROCK BASIC VALUE EQUITY
----------------------------------------------------------------------------------------------------------------------
   Unit value                          $ 19.51 $ 20.49 $ 18.56 $ 14.49 $ 23.24 $ 23.37 $ 19.66 $ 19.43 $ 17.87 $ 13.86
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)               8      12      13      13      10      14      19      21      25      32
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)             960     954     880     834     842     856     849     802     502     184
----------------------------------------------------------------------------------------------------------------------
 EQ/BOSTON ADVISORS EQUITY INCOME
----------------------------------------------------------------------------------------------------------------------
   Unit value                          $  5.46 $  5.57 $  4.90 $  4.47 $  6.71 $  6.59 $  5.78 $  5.54      --      --
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)               1      --      --       2      --       1      --      --      --      --
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)             634     806     611     730     571     504     326      15      --      --
----------------------------------------------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
----------------------------------------------------------------------------------------------------------------------
   Unit value                          $  7.33 $  7.44 $  6.72 $  5.23 $  9.71 $  8.81 $  8.51 $  7.96 $  7.82 $  6.22
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)              --      --      --      --      --       2       2       1       1      --
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)             122     129     265     286     373     353     314     204     249      42
----------------------------------------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
----------------------------------------------------------------------------------------------------------------------
   Unit value                          $ 11.34 $ 11.09 $  9.74 $  7.54 $ 12.71 $ 12.72 $ 11.55 $ 11.08 $ 10.16 $  7.86
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)               1       1       1       1       1      --      --       1      --      --
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)           1,901   2,012   2,196   2,528   3,063   1,393   1,585   1,200     776     200
----------------------------------------------------------------------------------------------------------------------
 EQ/COMMON STOCK INDEX
----------------------------------------------------------------------------------------------------------------------
   Unit value                          $191.00 $193.27 $169.68 $134.51 $243.48 $239.38 $219.99 $214.55 $191.26 $130.09
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)               1       1       1       1       2       3       3       3       4       6
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)              45      55      60      63      65      73      73      64      29       9
----------------------------------------------------------------------------------------------------------------------
 EQ/CORE BOND INDEX
----------------------------------------------------------------------------------------------------------------------
   Unit value                          $ 13.62 $ 13.22 $ 12.71 $ 12.59 $ 14.07 $ 13.88 $ 13.57 $ 13.50 $ 13.20 $ 12.99
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)               5       5       5       4      13       8      12       8       7       9
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)           1,355   1,424   1,504   1,216   1,473   1,477   1,527   1,343   1,175     441
----------------------------------------------------------------------------------------------------------------------
 EQ/DAVIS NEW YORK VENTURE
----------------------------------------------------------------------------------------------------------------------
   Unit value                          $  8.87 $  9.46 $  8.61 $  6.60 $ 11.05   10.84      --      --      --      --
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of
     units outstanding (000's)               3       3       4       5      --      --      --      --      --      --
----------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of
     units outstanding (000's)           1,593   1,664   1,601   1,517   1,189     216      --      --      --      --
----------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



------------------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDING DECEMBER 31,
                                             ---------------------------------------------------------------------
                                              2011   2010   2009   2008   2007   2006   2005   2004   2003   2002
------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
------------------------------------------------------------------------------------------------------------------
   Unit value                                $25.27 $25.32 $22.52 $18.20 $29.54 $28.64 $25.31 $24.66 $22.76 $18.11
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                          4      4      4      4      5      9     12     13     16     10
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,194  1,278  1,432  1,308  1,547     64  1,604  1,386  1,074    399
------------------------------------------------------------------------------------------------------------------
 EQ/EQUITY GROWTH PLUS
------------------------------------------------------------------------------------------------------------------
   Unit value                                $13.93 $15.10 $13.33 $10.61 $18.08 $16.13 $15.01 $13.79 $12.69 $ 9.85
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                          3      3      3      3      5     11      8     11     16      8
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,904  2,210  2,904  3,228  3,346  2,714  2,354  1,938  1,510    386
------------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN CORE BALANCED
------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 9.68 $ 9.83 $ 8.99 $ 7.01 $10.45 $10.42     --     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                          3      3      3     --     --     --     --     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,654  1,643  1,908  1,649  1,574    368     --     --     --     --
------------------------------------------------------------------------------------------------------------------
 EQ/FRANKLIN TEMPLETON ALLOCATION
------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 7.58 $ 8.07 $ 7.44 $ 5.89 $ 9.49     --     --     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         --     --     --     --     --     --     --     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      4,136  4,481  4,971  5,195  2,805     --     --     --     --     --
------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO MERGERS AND ACQUISITIONS
------------------------------------------------------------------------------------------------------------------
   Unit value                                $12.25 $12.30 $11.41 $ 9.95 $11.75 $11.56 $10.48     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                          3      3      3      2      3      3     --     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        561    286    248    305    337    193     77     --     --     --
------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO SMALL COMPANY VALUE
------------------------------------------------------------------------------------------------------------------
   Unit value                                $32.44 $34.20 $26.23 $18.86 $27.67 $25.76 $22.05 $21.50     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                          1      1      1      1     --      1      1     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        624    678    666    610    618    233     79      9     --     --
------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL BOND PLUS
------------------------------------------------------------------------------------------------------------------
   Unit value                                $11.97 $11.67 $11.16 $11.14 $10.64 $ 9.90 $ 9.74     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         --     --      1      3      1      1      1     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,389  1,235  1,037  1,063    476    185      8     --     --     --
------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



------------------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDING DECEMBER 31,
                                             ---------------------------------------------------------------------
                                              2011   2010   2009   2008   2007   2006   2005   2004   2003   2002
------------------------------------------------------------------------------------------------------------------
 EQ/GLOBAL MULTI-SECTOR EQUITY
------------------------------------------------------------------------------------------------------------------
   Unit value                                $14.86 $17.25 $15.74 $10.67 $25.45 $18.23 $13.53 $10.37 $ 8.53 $ 5.56
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                          2      2      3      1      1      1      1     --      6      6
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,149  1,440  1,600  1,528  1,726   1239    755    609    457     69
------------------------------------------------------------------------------------------------------------------
 EQ/INTERMEDIATE GOVERNMENT BOND INDEX
------------------------------------------------------------------------------------------------------------------
   Unit value                                $19.52 $18.86 $18.41 $19.16 $18.82 $17.92 $17.67 $17.76 $17.72 $17.65
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         16     20     21     22     26     29     39     67     84    146
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        457    948    875    948    404    376    481    416    458    259
------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL CORE PLUS
------------------------------------------------------------------------------------------------------------------
   Unit value                                $10.12 $12.39 $11.54 $ 8.68 $16.01 $14.13 $12.06 $10.47 $ 9.38 $ 7.19
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         --     --     --     --     --     --     --     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      2,069  2,230  2,278  2,341  2,289  3,208  2,337  1,926  1,026    282
------------------------------------------------------------------------------------------------------------------
 EQ/INTERNATIONAL EQUITY INDEX
------------------------------------------------------------------------------------------------------------------
   Unit value                                $10.48 $12.15 $11.74 $ 9.40 $19.41 $17.67 $14.55 $12.84 $11.05 $ 8.32
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                          7      6      6      6      7      9     10     13     20     20
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,332  1,511  1,714  1,924  2,236  1,508  1,037    649    530    142
------------------------------------------------------------------------------------------------------------------
 EQ/ INTERNATIONAL VALUE PLUS
------------------------------------------------------------------------------------------------------------------
   Unit value                                $14.77 $17.93 $17.19 $13.43 $23.97 $22.13 $17.91 $16.44 $13.75 $10.92
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                          1      1      1      1      1      3      3      3      6      4
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        843    914    984  1,000  1,136   1052    782    522    441    161
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
 EQ/JPMORGAN VALUE OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------
   Unit value                                $11.94 $12.82 $11.61 $ 8.93 $15.08 $15.53 $13.12 $12.84 $11.78 $ 9.45
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         13     13     13     13      2      2     11     11     16     13
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        247    256    275    280    288    351    347    370    307    128
------------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP CORE PLUS
------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 8.49 $ 9.02 $ 8.03 $ 6.46 $10.50 $10.28 $ 9.26 $ 8.79 $ 8.03 $ 6.69
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         --     --     --     --     --     --     --     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        284    330    367    389    458    510    603    610    598    229
------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



-----------------------------------------------------------------------------------------------------------------
                                                              FOR THE YEARS ENDING DECEMBER 31,
                                             --------------------------------------------------------------------
                                              2011   2010   2009   2008   2007   2006   2005   2004   2003  2002
-----------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH INDEX
-----------------------------------------------------------------------------------------------------------------
   Unit value                                $ 7.33 $ 7.29 $ 6.39 $ 4.78 $ 7.62 $ 6.80 $ 6.96 $ 6.16 $ 5.78 $4.77
-----------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         14     14     14     15      9     14     17     17     24    22
-----------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        864    906  1,047  1,004  1,050  1,042  1,055    981    856   341
-----------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP GROWTH PLUS
-----------------------------------------------------------------------------------------------------------------
   Unit value                                $14.21 $15.00 $13.34 $10.06 $16.57 $14.58 $13.76 $12.84 $11.60 $9.12
-----------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                          1      1      1      1      1      1      1      2      5     7
-----------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,072    204    249    298    492    192    184    149     93    38
-----------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE INDEX
-----------------------------------------------------------------------------------------------------------------
   Unit value                                $ 5.68 $ 5.80 $ 5.15 $ 4.39 $10.32 $11.17 $10.63     --     --    --
-----------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                          5      5      5      4      3      4     --     --     --    --
-----------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,412    832    868    847    809    532    144     --     --    --
-----------------------------------------------------------------------------------------------------------------
 EQ/LARGE CAP VALUE PLUS
-----------------------------------------------------------------------------------------------------------------
   Unit value                                $11.12 $11.91 $10.76 $ 9.09 $16.31 $17.38 $14.57 $14.06 $12.60 $9.96
-----------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         39     46     53     55     62     21     35     49     54    60
-----------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,875  2,059  2,313  2,668  3,123  2,507  2,363  2,169  1,481   530
-----------------------------------------------------------------------------------------------------------------
 EQ/LORD ABBETT LARGE CAP CORE
-----------------------------------------------------------------------------------------------------------------
   Unit value                                $10.71 $11.91 $10.63 $ 8.62 $12.70 $11.67 $10.54     --     --    --
-----------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                          1      1      1     --     --     --      1     --     --    --
-----------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        517    473    455    425    442    196     84     --     --    --
-----------------------------------------------------------------------------------------------------------------
 EQ/MFS INTERNATIONAL GROWTH
-----------------------------------------------------------------------------------------------------------------
   Unit value                                $12.71 $14.48 $12.82 $ 9.50 $16.18 $14.17 $11.47     --     --    --
-----------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         --     --     --      1     --     --     --     --     --    --
-----------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,217  1,214    777    796    665    269     56     --     --    --
-----------------------------------------------------------------------------------------------------------------
 EQ/MID CAP INDEX
-----------------------------------------------------------------------------------------------------------------
   Unit value                                $10.57 $11.02 $ 8.92 $ 6.66 $13.35 $12.57 $11.47 $10.97 $ 9.62 $6.81
-----------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                          4     12     12     12     26     31     35     38     41    39
-----------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,481  1,672  1,781  1,863  2,166  1,890  1,556  1,391    883   285
-----------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



------------------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDING DECEMBER 31,
                                             ---------------------------------------------------------------------
                                              2011   2010   2009   2008   2007   2006   2005   2004   2003   2002
------------------------------------------------------------------------------------------------------------------
 EQ/MID CAP VALUE PLUS
------------------------------------------------------------------------------------------------------------------
   Unit value                                $13.95 $15.67 $13.01 $ 9.74 $16.40 $16.96 $15.34 $14.02 $12.10 $ 9.24
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                          7      7      7      6      8     16     19     26     31     36
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,617  1,830  2,158    902  1,069  1,156  1,107  1,007    636    237
------------------------------------------------------------------------------------------------------------------
 EQ/MONEY MARKET
------------------------------------------------------------------------------------------------------------------
   Unit value                                $26.36 $26.82 $27.28 $27.75 $27.65 $26.86 $26.15 $25.92 $26.17 $26.47
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         44     70     73     79     21     22      8     15     37     57
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        623    729  1,227  1,943  1,051  1,102    845    349    434    630
------------------------------------------------------------------------------------------------------------------
 EQ/MONTAG & CALDWELL GROWTH
------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 5.13 $ 5.07 $ 4.77 $ 3.74 $ 5.66 $ 4.77 $ 4.49 $ 4.34            --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         --     --     --      2     --     --     --     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        816    964  1,099  1,560    657     83     72     22     --     --
------------------------------------------------------------------------------------------------------------------
 EQ/MORGAN STANLEY MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------
   Unit value                                $15.05 $16.59 $12.75 $ 8.26 $15.95 $13.26 $12.34     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                          2      1      1     --      2     --     --     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        927    889    885    695    782    297    179     --     --     --
------------------------------------------------------------------------------------------------------------------
 EQ/MUTUAL LARGE CAP EQUITY
------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 8.27 $ 8.80 $ 8.00 $ 6.50 $10.69 $10.70     --     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         --     --     --     --     --     --     --     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,002  1,238  1,402  1,644  1,727    258     --     --     --     --
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
 EQ/OPPENHEIMER GLOBAL
------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 9.30 $10.35 $ 9.14 $ 6.71 $11.51  11.08     --     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                          1     --     --     --     --     --     --     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,207  1,073    860    786    674     83     --     --     --     --
------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO ULTRA SHORT BOND
------------------------------------------------------------------------------------------------------------------
   Unit value                                $10.44 $10.64 $10.73 $10.11 $10.72 $ 9.78 $ 9.91     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         16     16     11      6     13      3     --     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      5,586  3,294  3,673  2,525  1,235    730    286     --     --     --
------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



------------------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDING DECEMBER 31,
                                             ---------------------------------------------------------------------
                                              2011   2010   2009   2008   2007   2006   2005   2004   2003   2002
------------------------------------------------------------------------------------------------------------------
 EQ/QUALITY BOND PLUS
------------------------------------------------------------------------------------------------------------------
   Unit value                                $15.98 $16.06 $15.38 $14.75 $16.06 $15.63 $15.31 $15.27 $14.97 $14.71
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                          5      5      6      5     10     11     14     17     14     17
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        816    941  1,133    502    626    590    573    555    512    198
------------------------------------------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
------------------------------------------------------------------------------------------------------------------
   Unit value                                $15.01 $15.91 $12.86 $10.37 $16.02 $16.60 $14.35 $14.00 $12.10 $ 8.44
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                          2      2      2      2      1      3      5     11     10      8
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        734    850  1,024    720    713    744    596    575    449    122
------------------------------------------------------------------------------------------------------------------
 EQ/T. ROWE PRICE GROWTH STOCK
------------------------------------------------------------------------------------------------------------------
   Unit value                                $14.32 $14.85 $12.98 $ 9.26 $16.30 $15.46 $16.39 $16.03     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                          1      1      1      1      1     --     --     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        571    606    610    421    401     47     41      6     --     --
------------------------------------------------------------------------------------------------------------------
 EQ/TEMPLETON GLOBAL EQUITY
------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 7.67 $ 8.51 $ 8.02 $ 6.27 $10.78  10.75     --     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         --     --     --     --     --     --     --     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        657    694    735    848    853    178     --     --     --     --
------------------------------------------------------------------------------------------------------------------
 EQ/UBS GROWTH AND INCOME
------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 4.92 $ 5.15 $ 4.63 $ 3.56 $ 6.04 $ 6.07 $ 5.41 $ 5.05     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         --     --     --     --     --     --     --     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        186    161    166    153     89    104     69     --     --     --
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
 EQ/VAN KAMPEN COMSTOCK
------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 9.70 $10.07 $ 8.89 $ 7.04 $11.36 $11.85 $10.40     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         --     --     --     --     --     --     --     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        581    587    490    545    539    602    296     --     --     --
------------------------------------------------------------------------------------------------------------------
 EQ/WELLS FARGO OMEGA GROWTH
------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 9.94 $10.74 $ 9.31 $ 6.75 $ 9.49 $ 8.67 $ 8.33 $ 8.15 $ 7.75 $ 5.70
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         --     --     --     --     --     --     --      1      2      4
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      1,264    957    537    353    249    215    280    377    218     32
------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



------------------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDING DECEMBER 31,
                                             ---------------------------------------------------------------------
                                              2011   2010   2009   2008   2007   2006   2005   2004   2003   2002
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER AGGRESSIVE EQUITY
------------------------------------------------------------------------------------------------------------------
   Unit value                                $45.67 $49.57 $42.88 $31.77 $60.62 $55.37 $53.59 $50.38 $45.72 $33.82
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                          1      1      1     --     --      2      2      2      2      2
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        206    250    144     53     56     47     25     28     10      4
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER CORE BOND
------------------------------------------------------------------------------------------------------------------
   Unit value                                $13.74 $13.21 $12.66 $11.89 $11.80 $11.30 $11.08 $11.07 $10.84 $10.63
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                          2      2      4      2      2      6      8     11     19     23
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                      2,442  3,414  3,238  3,511  1,494  2,030  1,611  1,424  1,202    628
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER INTERNATIONAL EQUITY
------------------------------------------------------------------------------------------------------------------
   Unit value                                $10.33 $12.81 $12.18 $ 9.54 $18.39 $16.64 $13.51 $11.90 $10.27 $ 7.78
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         --     --     --      1      1      1      1      1      1     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        719    842    967    951  1,047  1,030    783    806    360    135
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP CORE EQUITY
------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 9.67 $10.61 $ 9.68 $ 7.43 $12.50 $12.11 $10.85 $10.34 $ 9.59 $ 7.61
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         --      1      1      1      1      1      1      3      3      3
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        380    416    452    447    473    453    353    272    238    104
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER LARGE CAP VALUE
------------------------------------------------------------------------------------------------------------------
   Unit value                                $11.02 $11.87 $10.67 $ 8.83 $14.37 $14.10 $12.02 $11.42 $10.15 $ 7.88
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         --     --     --     --     41     41     44     45     45     36
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        773    753    860    921  1,210  1,363  1,238  1,242    726    316
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP GROWTH
------------------------------------------------------------------------------------------------------------------
   Unit value                                $10.31 $11.39 $ 9.13 $ 6.55 $11.81 $10.74 $ 9.96 $ 9.35 $ 8.52 $ 6.18
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                          2      2      3      3      3      3      4      6      8      8
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        736    783    810    813    934  1,035  1,075  1,055    731    292
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MID CAP VALUE
------------------------------------------------------------------------------------------------------------------
   Unit value                                $12.57 $14.76 $12.02 $ 8.47 $13.46 $13.68 $12.13 $11.49 $10.15 $ 7.34
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                          4      4      5      5     27     27     27     29     30     23
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        726    760    803    727    805  1,010    876  1,011    560    206
------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2011. (CONTINUED)



------------------------------------------------------------------------------------------------------------------
                                                               FOR THE YEARS ENDING DECEMBER 31,
                                             ---------------------------------------------------------------------
                                              2011   2010   2009   2008   2007   2006   2005   2004   2003   2002
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER MULTI-SECTOR BOND
------------------------------------------------------------------------------------------------------------------
   Unit value                                $26.92 $26.06 $24.86 $23.07 $30.68 $30.26 $28.00 $27.64 $25.87 $21.48
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                          1      1      1      2     10     11     13     14     20     21
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        628    641    663    523    526    758    755    771    557    125
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP GROWTH
------------------------------------------------------------------------------------------------------------------
   Unit value                                $ 6.81 $ 8.22 $ 6.55 $ 4.95 $ 8.71 $ 8.54 $ 7.89 $ 7.46     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                         --     --     --     --     --     --     --     --     --     --
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        584    746    786    687    788    475    242     59     --     --
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER SMALL CAP VALUE
------------------------------------------------------------------------------------------------------------------
   Unit value                                $14.03 $15.68 $12.81 $10.31 $16.88 $19.05 $16.69 $16.22 $14.09 $10.43
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                          2      2      2      2      5      6      5      5      7      8
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        494    612    586    666    748  1,201    991    884    641    270
------------------------------------------------------------------------------------------------------------------
 MULTIMANAGER TECHNOLOGY
------------------------------------------------------------------------------------------------------------------
   Unit value                                $10.61 $11.34 $ 9.80 $ 6.29 $12.10 $10.41 $ 9.87 $ 9.02 $ 8.74 $ 5.64
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 45 number of units
     outstanding (000's)                          1      1      1      1     15     15     15     15     14     10
------------------------------------------------------------------------------------------------------------------
   Separate Account No. 49 number of units
     outstanding (000's)                        579    705    766    462    597    350    311    306     98     14
------------------------------------------------------------------------------------------------------------------

(21)HYPOTHETICAL ILLUSTRATIONS


ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM BENEFITS


The following tables illustrate the changes in account value, cash value and the values of the "5% Roll-Up to age 80" guaranteed minimum death benefit, the Protection Plus/SM /benefit and the Guaranteed minimum income benefit under certain hypothetical circumstances for an Accumulator(R), Accumulator(R) Plus/SM/, Accumulator(R) Elite and Accumulator(R) Select/SM/ contracts, respectively. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single $100,000 contribution, takes no withdrawals, and has a current account value of $105,000 in contract year 3. For Accumulator(R) Plus/SM/ we assume a current account value of $110,000 in contract year 3. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in Portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying Portfolios (as described below), the corresponding net annual rates of return would be (2.60)% and 3.40% for the Accumulator(R) contracts; (2.65)% and 3.35% for Accumulator(R) Plus/SM/ contracts; (2.85)% and 3.15% for Accumulator(R) Elite/SM/ contracts; and (2.95)% and 3.05% for Accumulator(R) Select/SM/ contracts, respectively at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges, but they do not reflect the charges we deduct from your account value annually for the 5% Roll up to age 80 Guaranteed minimum death benefit, Protection Plus/SM /benefit, and the Guaranteed minimum income benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return shown would be lower; however, the values shown in the following tables reflect all contract charges. The values shown under "Lifetime Annual Guaranteed Minimum Income Benefit" reflect the lifetime income that would be guaranteed if the Guaranteed minimum income benefit is selected at that contract anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the death benefit and/or "Lifetime Annual Guaranteed Minimum Income Benefit" columns indicates that the contract has terminated due to insufficient account value and, consequently, the guaranteed benefit has no value.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.56%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.24% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all Portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of account value among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in "Fee table" earlier in this prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.

VARIABLE DEFERRED ANNUITY
ACCUMULATOR(R)
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
$105,000 YEAR 3 ACCOUNT VALUE
MALE, ISSUE AGE 60
BENEFITS:
   5% ROLL-UP TO AGE 80 GUARANTEED MINIMUM DEATH BENEFIT
   PROTECTION PLUS
   GUARANTEED MINIMUM INCOME BENEFIT


----------------------------------------------------------------------------------------------------------
                                               5% ROLL-UP                               LIFETIME ANNUAL
     CONTRACT                                TO AGE 80 GUARANTEED  TOTAL DEATH BENEFIT  GUARANTEED MINIMUM
AGE    YEAR    ACCOUNT VALUE    CASH VALUE   MINIMUM DEATH BENEFIT WITH PROTECTION PLUS INCOME BENEFIT
----------------------------------------------------------------------------------------------------------
                0%      6%      0%     6%      0%         6%         0%         6%        0%        6%
----------------------------------------------------------------------------------------------------------
62       2    105,000 105,000 99,000  99,000 110,250    110,250    114,350    114,350      N/A       N/A

63       3    101,718 108,006 96,718 103,006 115,763    115,763    122,068    122,068      N/A       N/A

64       4     98,511 111,090 94,511 107,090 121,551    121,551    130,171    130,171      N/A       N/A

65       5     95,375 114,254 92,375 111,254 127,628    127,628    138,679    138,679      N/A       N/A

66       6     92,307 117,501 90,307 115,501 134,010    134,010    147,613    147,613      N/A       N/A

67       7     89,305 120,830 88,305 119,830 140,710    140,710    156,994    156,994      N/A       N/A

68       8     86,366 124,246 86,366 124,246 147,746    147,746    166,844    166,844      N/A       N/A

69       9     83,487 127,748 83,487 127,748 155,133    155,133    177,186    177,186      N/A       N/A

70      10     80,665 131,338 80,665 131,338 162,889    162,889    188,045    188,045    9,627     9,627

75      15     67,317 150,677 67,317 150,677 207,893    207,893    251,050    251,050   13,326    13,326

80      20     54,990 172,475 54,990 172,475 265,330    265,330    331,462    331,462   18,069    18,069

85      25     43,960 197,586 43,960 197,586 265,330    265,330    331,462    331,462   24,543    24,543

90      30     38,151 231,213 38,151 231,213 265,330    265,330    331,462    331,462      N/A       N/A

95      35     33,109 270,562 33,109 270,562 265,330    265,330    331,462    331,462      N/A       N/A
----------------------------------------------------------------------------------------------------------

THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING INVESTMENT ALLOCATIONS MADE BY THE OWNER. THE ACCOUNT VALUE, CASH VALUE AND GUARANTEED BENEFITS FOR A CONTRACT WOULD BE DIFFERENT FROM THE ONES SHOWN IF THE ACTUAL GROSS RATE OF INVESTMENT RETURN AVERAGED 0% OR 6% OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THE AVERAGE FOR INDIVIDUAL CONTRACT YEARS. WE CAN MAKE NO REPRESENTATION THAT THESE HYPOTHETICAL INVESTMENT RESULTS CAN BE ACHIEVED FOR ANY ONE YEAR OR CONTINUED OVER ANY PERIOD OF TIME. IN FACT, FOR ANY GIVEN PERIOD OF TIME, THE INVESTMENT RESULTS COULD BE NEGATIVE.

VARIABLE DEFERRED ANNUITY
ACCUMULATOR(R) PLUS/SM/
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
$110,000 YEAR 3 ACCOUNT VALUE
MALE, ISSUE AGE 60
BENEFITS:
   5% ROLL-UP TO AGE 80 GUARANTEED MINIMUM DEATH BENEFIT
   PROTECTION PLUS


 ----------------------------------------------------------------------------------------
                                                 5% ROLL-UP
      CONTRACT                                 TO AGE 80 GUARANTEED  TOTAL DEATH BENEFIT
 AGE    YEAR    ACCOUNT VALUE    CASH VALUE    MINIMUM DEATH BENEFIT WITH PROTECTION PLUS
 ----------------------------------------------------------------------------------------
                 0%      6%      0%      6%      0%         6%         0%         6%
 ----------------------------------------------------------------------------------------
 62       2    110,000 110,000 102,000 102,000 114,660    114,660    120,524    120,524

 63       3    106,871 113,458  99,871 106,458 120,393    120,393    128,550    128,550

 64       4    103,831 117,024  97,831 111,024 126,413    126,413    136,978    136,978

 65       5    100,877 120,702  95,877 115,702 132,733    132,733    145,827    145,827

 66       6     98,007 124,496  94,007 120,496 139,370    139,370    155,118    155,118

 67       7     95,219 128,410  92,219 125,410 146,338    146,338    164,874    164,874

 68       8     92,511 132,446  90,511 130,446 153,655    153,655    175,118    175,118

 69       9     89,879 136,609  89,879 136,609 161,338    161,338    185,873    185,873

 70      10     87,322 140,903  87,322 140,903 169,405    169,405    197,167    197,167

 75      15     75,589 164,485  75,589 164,485 216,209    216,209    262,692    262,692

 80      20     65,432 192,013  65,432 192,013 275,943    275,943    346,320    346,320

 85      25     56,640 224,149  56,640 224,149 275,943    275,943    346,320    346,320

 90      30     49,029 261,662  49,029 261,662 275,943    275,943    346,320    346,320

 95      35     42,441 305,454  42,441 305,454 275,943    275,943    346,320    346,320
 ----------------------------------------------------------------------------------------

THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING INVESTMENT ALLOCATIONS MADE BY THE OWNER. THE ACCOUNT VALUE, CASH VALUE AND GUARANTEED BENEFITS FOR A CONTRACT WOULD BE DIFFERENT FROM THE ONES SHOWN IF THE ACTUAL GROSS RATE OF INVESTMENT RETURN AVERAGED 0% OR 6% OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THE AVERAGE FOR INDIVIDUAL CONTRACT YEARS. WE CAN MAKE NO REPRESENTATION THAT THESE HYPOTHETICAL INVESTMENT RESULTS CAN BE ACHIEVED FOR ANY ONE YEAR OR CONTINUED OVER ANY PERIOD OF TIME. IN FACT, FOR ANY GIVEN PERIOD OF TIME, THE INVESTMENT RESULTS COULD BE NEGATIVE.

VARIABLE DEFERRED ANNUITY
ACCUMULATOR(R) ELITE/SM/
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
$105,000 YEAR 3 ACCOUNT VALUE
MALE, ISSUE AGE 60
BENEFITS:
   5% ROLL-UP TO AGE 80 GUARANTEED MINIMUM DEATH BENEFIT
   PROTECTION PLUS
   GUARANTEED MINIMUM INCOME BENEFIT


----------------------------------------------------------------------------------------------------------
                                               5% ROLL-UP                               LIFETIME ANNUAL
     CONTRACT                                TO AGE 80 GUARANTEED  TOTAL DEATH BENEFIT  GUARANTEED MINIMUM
AGE    YEAR    ACCOUNT VALUE    CASH VALUE   MINIMUM DEATH BENEFIT WITH PROTECTION PLUS INCOME BENEFIT
----------------------------------------------------------------------------------------------------------
                0%      6%      0%     6%      0%         6%         0%         6%        0%        6%
----------------------------------------------------------------------------------------------------------
62       2    105,000 105,000 97,000  97,000 110,250    110,250    114,350    114,350      N/A       N/A

63       3    101,456 107,744 93,456  99,744 115,763    115,763    122,068    122,068      N/A       N/A

64       4     98,003 110,551 98,003 110,551 121,551    121,551    130,171    130,171      N/A       N/A

65       5     94,637 113,422 94,637 113,422 127,628    127,628    138,679    138,679      N/A       N/A

66       6     91,353 116,359 91,353 116,359 134,010    134,010    147,613    147,613      N/A       N/A

67       7     88,150 119,362 88,150 119,362 140,710    140,710    156,994    156,994      N/A       N/A

68       8     85,023 122,432 85,023 122,432 147,746    147,746    166,844    166,844      N/A       N/A

69       9     81,970 125,571 81,970 125,571 155,133    155,133    177,186    177,186      N/A       N/A

70      10     78,986 128,779 78,986 128,779 162,889    162,889    188,045    188,045    9,627     9,627

75      15     64,997 145,884 64,997 145,884 207,893    207,893    251,050    251,050   13,326    13,326

80      20     52,273 164,830 52,273 164,830 265,330    265,330    331,462    331,462   18,069    18,069

85      25     41,041 186,341 41,041 186,341 265,330    265,330    331,462    331,462   24,543    24,543

90      30     35,163 215,430 35,163 215,430 265,330    265,330    331,462    331,462      N/A       N/A

95      35     30,127 249,061 30,127 249,061 265,330    265,330    331,462    331,462      N/A       N/A
----------------------------------------------------------------------------------------------------------

THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING INVESTMENT ALLOCATIONS MADE BY THE OWNER. THE ACCOUNT VALUE, CASH VALUE AND GUARANTEED BENEFITS FOR A CONTRACT WOULD BE DIFFERENT FROM THE ONES SHOWN IF THE ACTUAL GROSS RATE OF INVESTMENT RETURN AVERAGED 0% OR 6% OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THE AVERAGE FOR INDIVIDUAL CONTRACT YEARS. WE CAN MAKE NO REPRESENTATION THAT THESE HYPOTHETICAL INVESTMENT RESULTS CAN BE ACHIEVED FOR ANY ONE YEAR OR CONTINUED OVER ANY PERIOD OF TIME. IN FACT, FOR ANY GIVEN PERIOD OF TIME, THE INVESTMENT RESULTS COULD BE NEGATIVE.

VARIABLE DEFERRED ANNUITY
ACCUMULATOR(R) SELECT/SM/
$100,000 SINGLE CONTRIBUTION AND NO WITHDRAWALS
$105,000 YEAR 3 ACCOUNT VALUE
MALE, ISSUE AGE 60
BENEFITS:
   5% ROLL-UP TO AGE 80 GUARANTEED MINIMUM DEATH BENEFIT
   PROTECTION PLUS
   GUARANTEED MINIMUM INCOME BENEFIT


-----------------------------------------------------------------------------------------------------------
                                                5% ROLL-UP                               LIFETIME ANNUAL
     CONTRACT                                 TO AGE 80 GUARANTEED  TOTAL DEATH BENEFIT  GUARANTEED MINIMUM
AGE    YEAR    ACCOUNT VALUE    CASH VALUE    MINIMUM DEATH BENEFIT WITH PROTECTION PLUS INCOME BENEFIT
-----------------------------------------------------------------------------------------------------------
                0%      6%      0%      6%      0%         6%         0%         6%        0%        6%
-----------------------------------------------------------------------------------------------------------
62       2    105,000 105,000 105,000 105,000 110,250    110,250    114,350    114,350      N/A       N/A

63       3    101,351 107,639 101,351 107,639 115,763    115,763    122,068    122,068      N/A       N/A

64       4     97,800 110,335  97,800 110,335 121,551    121,551    130,171    130,171      N/A       N/A

65       5     94,342 113,090  94,342 113,090 127,628    127,628    138,679    138,679      N/A       N/A

66       6     90,974 115,904  90,974 115,904 134,010    134,010    147,613    147,613      N/A       N/A

67       7     87,692 118,778  87,692 118,778 140,710    140,710    156,994    156,994      N/A       N/A

68       8     84,491 121,713  84,491 121,713 147,746    147,746    166,844    166,844      N/A       N/A

69       9     81,369 124,709  81,369 124,709 155,133    155,133    177,186    177,186      N/A       N/A

70      10     78,322 127,767  78,322 127,767 162,889    162,889    188,045    188,045    9,627     9,627

75      15     64,089 144,005  64,089 144,005 207,893    207,893    251,050    251,050   13,326    13,326

80      20     51,219 161,860  51,219 161,860 265,330    265,330    331,462    331,462   18,069    18,069

85      25     39,921 182,010  39,921 182,010 265,330    265,330    331,462    331,462   24,543    24,543

90      30     34,027 209,406  34,027 209,406 265,330    265,330    331,462    331,462      N/A       N/A

95      35     29,004 240,925  29,004 240,925 265,330    265,330    331,462    331,462      N/A       N/A
-----------------------------------------------------------------------------------------------------------

THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND ON A NUMBER OF FACTORS, INCLUDING INVESTMENT ALLOCATIONS MADE BY THE OWNER. THE ACCOUNT VALUE, CASH VALUE AND GUARANTEED BENEFITS FOR A CONTRACT WOULD BE DIFFERENT FROM THE ONES SHOWN IF THE ACTUAL GROSS RATE OF INVESTMENT RETURN AVERAGED 0% OR 6% OVER A PERIOD OF YEARS, BUT ALSO FLUCTUATED ABOVE OR BELOW THE AVERAGE FOR INDIVIDUAL CONTRACT YEARS. WE CAN MAKE NO REPRESENTATION THAT THESE HYPOTHETICAL INVESTMENT RESULTS CAN BE ACHIEVED FOR ANY ONE YEAR OR CONTINUED OVER ANY PERIOD OF TIME. IN FACT, FOR ANY GIVEN PERIOD OF TIME, THE INVESTMENT RESULTS COULD BE NEGATIVE.

Appendix I

--------------------------------------------------------------------------------

The table below sets forth the dates of the most recent prospectuses, supplements to those prospectuses and statements of additional information and supplements you have received to date all of which are hereby incorporated by reference.

DATES OF PRIOR PROSPECTUSES AND SUPPLEMENTS


------------------------------------------------------------------------------------------------------------------------
                                                           PRODUCT DISTRIBUTOR
                    ----------------------------------------------------------------------------------------------------
                    AXA ADVISORS                                        AXA DISTRIBUTORS
                    ----------------------------------------------------------------------------------------------------
                    PROSPECTUS AND SAI                                  PROSPECTUS AND SAI
PRODUCT NAME        DATES               SUPPLEMENT DATES                DATES               SUPPLEMENT DATES
------------------------------------------------------------------------------------------------------------------------
Income Manager/SM/      4/7/95          7/1/95; 9/28/95                     4/7/95          7/1/95; 9/28/95
Accumulator(R)          11/1/95                                             11/1/95
Income Manager/SM/      5/1/96          2/10/97                             10/16/96        2/10/97
Rollover IRA            10/17/96        5/1/97; 12/31/97; 5/1/98;           5/1/97          5/1/97
                        5/1/97          1/4/99; 5/1/99; 5/1/00;             8/1/97
                                        6/23/00;                            12/31/97        12/31/97; 5/1/98;
                                        9/1/00; 2/9/01; 9/1/01;                             1/4/99; 5/1/99; 5/1/00;
                                        1/14/02;                                            9/1/00; 2/9/01; 9/1/01;
                                        2/22/02; 7/15/02; 8/20/02;                          1/14/02; 2/22/ 02; 7/15/02;
                                        1/6/03; 2/20/03; 5/15/03;                           8/20/02; 1/6/03; 2/20/03;
                                        8/15/ 03; 11/24/03; 2/1/04;                         5/15/03; 8/15/03; 11/24/03;
                                        8/4/04; 8/10/04; 12/13/04;                          2/1/04; 8/4/04; 8/10/ 04;
                                        12/31/04 ; 5/9/05; 6/10/05;                         12/13/04; 12/31/04; 5/9/05;
                                        6/17/05; 7/25/ 05; 8/31/05;                         6/10/05; 6/17/05; 7/25/05;
                                        12/2/05; 2/8/06; 8/25/06;                           8/31/05; 12/2/05; 2/8/06;
                                        12/11/06; 5/1/07; 8/24/07;                          8/25/ 06; 12/11/06; 5/1/07;
                                        9/19/07; 10/19/07; 2/15/08;                         8/24/07; 9/19/07; 10/19/07;
                                        6/20/08; 7/21/08; 8/15/08;                          2/15/08; 6/20/08; 7/21/08;
                                        11/13/08; 12/1/08; 1/15/09;                         8/15/08; 11/13/08; 12/1/08;
                                        6/8/09; 8/17/09; 8/18/ 09;                          1/15/09; 6/8/09; 8/17/09;
                                        9/3/09; 9/25/09; 1/7/10;                            8/18/09; 9/3/ 09; 9/25/09;
                                        2/1/10; 2/5/10; 6/14/10; 8/25/                      1/7/10; 2/1/10; 2/5/10;
                                        10; 12/15/10; 12/29/10;                             6/14/10; 8/25/10; 12/15/10;
                                        2/11/11; 6/30/11; 8/16/11;                          12/29/10; 2/11/11; 6/30/11;
                                        12/27/11; 2/6/12                                    8/16/11; 12/27/11; 2/6/12
                    ----------------------------------------------------
                        12/31/97        12/31/97; 5/1/98; 1/4/99;
                                        5/1/99; 5/1/00; 6/23/00;
                                        9/1/00; 2/9/01;
                                        9/1/01; 1/14/02; 2/22/02;
                                        7/15/ 02; 8/20/02; 1/6/03;
                                        2/20/03; 5/15/03; 8/15/03;
                                        11/24/03; 2/1/04; 8/4/04;
                                        8/10/04; 12/13/ 04; 12/31/04;
                                        5/9/05; 6/10/05; 6/17/05;
                                        7/25/05; 8/31/05; 12/2/05;
                                        2/8/06; 8/25/06; 12/11/06;
                                        5/1/07; 8/24/07; 9/19/07;
                                        10/19/07; 6/20/08; 7/21/08;
                                        8/15/08; 11/13/08; 12/1/08;
                                        1/15/09; 6/8/09; 8/17/ 09;
                                        8/18/09; 9/3/09; 9/25/09;
                                        1/7/10; 2/1/10; 2/5/10; 6/14/
                                        10; 8/25/10; 12/15/10; 12/29/
                                        10; 2/11/11; 6/30/11;
                                        8/16/11; 12/27/11; 2/6/12
                                        --------------------------------------------------------------------------------


I-1 APPENDIX I

--------------------------------------------------------------------------------------------------------------------------------
                                                                   PRODUCT DISTRIBUTOR
                           -----------------------------------------------------------------------------------------------------
                           AXA ADVISORS                                        AXA DISTRIBUTORS
                           -----------------------------------------------------------------------------------------------------
                           PROSPECTUS AND SAI                                  PROSPECTUS AND SAI
PRODUCT NAME               DATES               SUPPLEMENT DATES                DATES               SUPPLEMENT DATES
--------------------------------------------------------------------------------------------------------------------------------
Accumulator(R)             5/1/98              5/1/98; 6/18/98; 11/30/98         10/1/97/(2)/
(IRA, NQ and QP)           (Accumulator only)  5/1/99; 5/1/00; 9/1/00;           12/31/97/(2)/     5/1/98; 6/18/98; 11/30/98;
Accumulator(R)             5/1/99              2/9/01; 9/1/01; 1/14/02;          5/1/98            5/1/99; 5/1/00; 9/1/00;
Select/SM/ (IRA, NQ, QP)                       2/22/02; 7/15/ 02; 8/20/02;                         2/9/01; 9/1/01;
                                               1/6/03; 2/20/03; 5/15/03;                           1/14/02; 2/22/02; 7/15/02;
                                               8/15/03; 11/24/03; 2/1/04;                          8/20/02; 1/6/03; 2/20/03;
                                               8/4/04; 8/10/04; 12/13/ 04;                         5/15/ 03; 8/15/03; 11/24/03;
                                               12/31/04; 5/9/05; 6/10/05;                          2/1/04; 8/4/04; 8/10/04;
                                               6/17/05; 7/25/05; 8/31/05;                          12/13/04; 12/31/04; 5/9/05;
                                               12/2/05; 2/8/06; 8/25/06;                           6/10/05; 6/17/05; 7/25/05;
                                               12/11/06; 5/1/07; 8/24/07;                          8/31/05; 12/2/05; 2/8/06;
                                               9/19/07; 10/19/07; 2/15/08;                         8/25/06; 12/11/06; 5/1/07;
                                               6/20/08; 7/21/08; 8/15/08;                          8/24/07;9/19/ 07; 10/19/07;
                                               11/13/08; 12/1/08; 1/15/09;                         2/15/08; 6/20/08; 7/21/08;
                                               6/8/09; 8/17/09; 8/18/09; 9/3/                      8/15/08; 11/13/08;
                                               09; 9/25/09; 1/7/10; 2/1/10;                        12/1/08;1/15/09; 6/8/09;
                                               2/5/10; 6/14/10; 8/25/10;                           8/17/ 09; 8/18/09; 9/3/09;
                                               12/15/10; 12/29/10; 2/11/11;                        9/25/09; 1/7/10; 2/1/10;
                                               6/30/11; 8/16/11; 12/27/11;                         2/5/10; 6/14/10; 8/25/10;
                                               2/6/12                                              12/15/10; 12/29/10; 2/11/11;
                                                                                                   6/30/11; 8/16/11; 12/27/11;
                                                                                                   2/6/12
--------------------------------------------------------------------------------------------------------------------------------
Accumulator(R) Select/SM/  10/18/99/(3)/       3/20/00; 5/1/00; 6/23/00; 9/1/    5/1/99
Accumulator(R)                                 00; 10/13/00; 2/9/01; 9/1/01;     10/18/99          3/20/00; 5/1/00; 9/1/00;
                                               1/14/02; 2/22/02; 7/15/02;                          10/13/ 00; 2/9/01; 9/1/01;
                                               8/20/02; 1/6/03; 2/20/03;                           1/14/02; 2/22/02; 7/15/02;
                                               5/15/ 03; 8/15/03; 11/24/03;                        8/20/02; 1/6/03; 2/20/03;
                                               2/1/04; 8/4/04; 8/10/04;                            5/15/03; 8/15/ 03; 11/24/03;
                                               12/13/04; 12/31/04; 5/9/05;                         2/1/04; 8/4/04; 8/10/04;
                                               6/10/05; 6/17/05; 7/25/05;                          12/13/04; 12/31/04; 5/9/05;
                                               8/31/05; 12/2/05; 2/8/06;                           6/10/05; 6/17/05; 7/25/ 05;
                                               8/25/06; 12/11/06; 5/1/07;                          8/31/05; 12/2/05; 2/8/06;
                                               8/24/07; 9/19/07; 10/19/07;                         8/25/06; 12/11/06; 5/1/07;
                                               2/15/08; 6/20/08; 7/21/08;                          8/24/07; 9/19/07; 10/19/07;
                                               8/15/08; 11/13/08; 12/1/08;                         2/15/08; 6/20/08; 7/21/08;
                                               1/15/09; 6/8/09; 8/17/09;                           8/15/08; 11/13/08; 12/1/08;
                                               8/18/09; 9/3/ 09; 9/25/09;                          1/15/09; 6/8/09; 8/17/09;
                                               1/7/10; 2/1/10; 2/5/10;                             8/18/ 09; 9/3/09; 9/25/09;
                                               6/14/10; 8/25/10; 12/15/10;                         1/7/10; 2/1/10; 2/5/10;
                                               12/29/10; 2/11/11; 6/30/11;                         6/14/10; 8/25/ 10; 12/15/10;
                                               8/16/11; 12/27/11; 2/6/12                           12/29/10; 2/11/11; 6/30/11;
                                                                                                   8/16/11; 12/27/11; 2/6/12
--------------------------------------------------------------------------------------------------------------------------------


                                                                 APPENDIX I  I-2

-----------------------------------------------------------------------------------------------------------------------------
                                                          PRODUCT DISTRIBUTOR
              ---------------------------------------------------------------------------------------------------------------
              AXA ADVISORS                                            AXA DISTRIBUTORS
              ---------------------------------------------------------------------------------------------------------------
              PROSPECTUS AND SAI                                      PROSPECTUS AND SAI
PRODUCT NAME  DATES               SUPPLEMENT DATES                    DATES               SUPPLEMENT DATES
-----------------------------------------------------------------------------------------------------------------------------
                5/1/00/(3)/       3/20/00; 6/23/00; 9/1/00;                5/1/00         3/20/00; 9/1/00; 9/6/00;
                                  9/6/00; 10/13/00; 2/9/01;                               10/13/ 00; 2/9/01; 9/1/01;
                                  9/1/01; 1/14/02; 2/22/02;                               1/14/02; 2/22/02; 7/15/02;
                                  7/15/02; 8/20/02; 1/6/03;                               8/20/02; 1/6/03; 2/20/03;
                                  2/20/03; 5/15/ 03; 8/15/03;                             5/15/03; 8/15/ 03; 11/24/03;
                                  11/24/03; 2/1/04; 8/4/04;                               2/1/04; 8/4/04; 8/10/04;
                                  8/10/04; 12/13/04; 12/31/04;                            12/13/04; 12/31/04; 5/9/05;
                                  5/9/05; 6/10/05; 6/17/05;                               6/10/05; 6/17/05; 7/25/ 05;
                                  7/25/05; 8/31/05; 12/2/05;                              8/31/05; 12/2/05; 2/8/06;
                                  2/8/06; 8/25/06; 12/11/06;                              8/25/06; 12/11/06; 5/1/07;
                                  5/1/07; 8/24/07; 9/19/07;                               8/24/07; 9/19/07; 10/19/07;
                                  10/19/07; 2/15/08; 6/20/08;                             2/15/08; 6/20/08; 7/21/08;
                                  7/21/08; 8/15/08; 11/13/08;                             8/15/08; 11/13/08; 12/1/08;
                                  12/1/08; 1/15/09; 6/8/09;                               1/15/09; 6/8/09; 8/17/09;
                                  8/17/09; 8/18/09; 9/3/ 09;                              8/18/ 09; 9/3/09; 9/25/09;
                                  9/25/09; 1/7/10; 2/1/10;                                1/7/10; 2/1/10; 2/5/10;
                                  2/5/10; 6/14/10; 8/25/10;                               6/14/10; 8/25/ 10; 12/15/10;
                                  12/15/10; 12/29/10; 2/11/11;                            12/29/10; 2/11/11; 6/30/11;
                                  6/30/11; 8/16/11; 12/27/11;                             8/16/11; 12/27/11; 2/6/12
                                  2/6/12
              ---------------------------------------------------------------------------------------------------------------
                5/1/01/(3)/       5/1/01/(1)/; 7/30/01/(4)/; 9/1/01;       5/1/01         5/1/01/(1)/; 7/30/01/(4)/; 9/1/01;
                                  10/1/01/(5)/; 12/14/01; 1/14/02;                        10/1/01/(5)/; 12/14/01; 1/14/02;
                                  2/22/02; 7/15/02; 8/20/02;                              2/22/02; 7/15/02; 8/20/02;
                                  1/6/03; 2/20/03; 5/15/03;                               1/6/03; 2/20/03; 5/15/03;
                                  8/15/ 03; 11/24/03; 2/1/04;                             8/15/ 03; 11/24/03; 2/1/04;
                                  8/4/04; 8/10/04; 12/13/04;                              8/4/04; 8/10/04; 12/13/04;
                                  12/31/04; 5/9/05; 6/10/05;                              12/31/04; 5/9/05; 6/10/05;
                                  6/17/05; 7/25/ 05; 8/31/05;                             6/17/05; 7/25/ 05; 8/31/05;
                                  12/2/05; 2/8/06; 8/25/06;                               12/2/05; 2/8/06; 8/25/06;
                                  12/11/06; 5/1/07; 8/24/07;                              12/11/06; 5/1/07; 8/24/07;
                                  9/19/07; 10/19/07; 2/15/08;                             9/19/07; 10/19/07; 2/15/08;
                                  6/20/08; 7/21/08; 8/15/08;                              6/20/08; 7/21/08; 8/15/08;
                                  11/13/08; 12/1/08; 1/15/09;                             11/13/08; 12/1/08; 1/15/09;
                                  6/8/09; 8/17/09; 8/18/ 09;                              6/8/09; 8/17/09; 8/18/ 09;
                                  9/3/09; 9/25/09; 1/7/10;                                9/3/09; 9/25/09; 1/7/10;
                                  2/1/10; 2/5/10; 6/14/10;                                2/1/10; 2/5/10; 6/14/10; 8/25/
                                  8/25/10; 12/15/10; 12/29/10;                            10; 12/15/10; 12/29/10;
                                  2/11/11; 6/30/11; 8/16/11;                              2/11/11; 6/30/11; 8/16/11;
                                  12/27/11; 2/6/12                                        12/27/11; 2/6/12
              ---------------------------------------------------------------------------------------------------------------
                8/13/01/(2)/      9/1/01; 10/1/01/(5)/; 12/14/01;          N/A            N/A
                                  1/14/02; 2/22/02; 7/15/02;
                                  8/20/02; 1/6/03; 2/20/03;
                                  5/15/ 03; 8/15/03; 11/24/03;
                                  2/1/04; 8/4/04; 8/10/04;
                                  12/13/04; 12/31/04; 5/9/05;
                                  6/10/05; 6/17/05; 7/25/05;
                                  8/31/05; 12/2/05; 2/8/06;
                                  8/25/06; 12/11/06; 5/1/07;
                                  8/24/07; 9/19/07; 10/19/07;
                                  2/15/08; 6/20/08; 7/21/08;
                                  8/15/08; 11/13/08; 12/1/08;
                                  1/15/09; 6/8/09; 8/17/09;
                                  8/18/09; 9/3/ 09; 9/25/09;
                                  1/7/10; 2/1/10; 2/5/10;
                                  6/14/10; 8/25/10; 12/15/10;
                                  12/29/10; 2/11/11; 6/30/11;
                                  8/16/11; 12/27/11; 2/6/12
-----------------------------------------------------------------------------------------------------------------------------


I-3 APPENDIX I

-----------------------------------------------------------------------------------------------------------------------------
                                                              PRODUCT DISTRIBUTOR
                     --------------------------------------------------------------------------------------------------------
                     AXA ADVISORS                                         AXA DISTRIBUTORS
                     --------------------------------------------------------------------------------------------------------
                     PROSPECTUS AND SAI                                   PROSPECTUS AND SAI
PRODUCT NAME         DATES               SUPPLEMENT DATES                 DATES               SUPPLEMENT DATES
-----------------------------------------------------------------------------------------------------------------------------
Accumulator(R)         9/2/99/(3)/       6/23/00; 9/1/00; 9/6/00;           8/2/99/(3)/       9/1/00; 9/6/00; 10/13/00; 2/9/
Plus/SM/               10/18/99/(3)/     10/13/00; 2/9/01; 3/19/01;         10/18/99/(3)/     01; 3/19/01; 7/30/01; 9/1/01;
                       5/1/00/(3)/       7/30/01; 9/1/01; 1/14/02;          5/1/00/(3)/       1/14/02; 2/22/02; 7/15/02;
                                         2/22/02; 7/15/ 02; 8/20/02;                          8/20/02; 1/6/03; 2/20/03;
                                         1/6/03; 2/20/03; 5/15/03;                            5/15/ 03; 8/15/03; 11/24/03;
                                         8/15/03; 11/24/03; 2/1/04;                           2/1/04; 8/4/04; 8/10/04;
                                         8/4/04; 8/10/04; 12/13/ 04;                          12/13/04; 12/31/04; 5/9/05;
                                         12/31/04; 5/9/05; 6/10/05;                           6/10/05; 6/17/05; 7/25/05;
                                         6/17/05; 7/25/05; 8/31/05;                           8/31/05; 12/2/05; 2/8/06;
                                         12/2/05; 2/8/06; 8/25/06;                            8/25/06; 12/11/06; 5/1/07;
                                         12/11/06; 5/1/07; 8/24/07;                           8/24/07; 9/19/07; 10/19/07;
                                         9/19/07; 10/19/07; 2/15/08;                          2/15/08; 6/20/08; 7/21/08;
                                         6/20/08; 7/21/08; 8/15/08;                           8/15/08; 11/13/08; 12/1/08;
                                         11/13/08; 12/1/08; 1/15/09;                          1/15/09; 6/8/09; 8/17/09;
                                         6/8/09; 8/17/09; 8/18/09; 9/3/                       8/18/09; 9/3/ 09; 9/25/09;
                                         09; 9/25/09; 1/7/10; 2/1/10;                         1/7/10; 2/1/10; 2/5/10;
                                         2/5/10; 6/14/10; 8/25/10;                            6/14/10; 8/25/10; 12/15/10;
                                         12/15/10; 12/29/10; 2/11/11;                         12/29/10; 2/11/11; 6/30/11;
                                         6/30/11; 8/16/11; 12/27/11;                          8/16/11; 12/27/11; 2/6/12
                                         2/6/12
                     --------------------------------------------------------------------------------------------------------
                       5/1/01/(3)/       7/30/01/(4)/; 9/1/01; 12/14/01;    5/1/01/(3)/       5/1/01; 7/30/01/(4)/; 9/1/01;
                                         1/14/02; 2/22/02; 7/15/02;                           12/14/01; 1/14/02; 2/22/02;
                                         8/20/02; 1/6/03; 2/20/03;                            7/15/02; 8/20/02; 1/6/03;
                                         5/15/ 03; 8/15/03; 11/24/03;                         2/20/03; 5/15/ 03; 8/15/03;
                                         2/1/04; 8/4/04; 8/10/04;                             11/24/03; 2/1/04; 8/4/04;
                                         12/13/04; 12/31/04; 5/9/05;                          8/10/04; 12/13/04; 12/31/04;
                                         6/10/05; 6/17/05; 7/25/05;                           5/9/05; 6/10/05; 6/17/05;
                                         8/31/05; 12/2/05; 2/8/06;                            7/25/05; 8/31/05; 12/2/05;
                                         8/25/06; 12/11/06; 5/1/07;                           2/8/06; 8/25/06; 12/11/06;
                                         8/24/07; 9/19/07; 10/19/07;                          5/1/07; 8/24/07; 9/19/07;
                                         2/15/08; 6/20/08; 7/21/08;                           10/19/07; 2/15/08; 6/20/08;
                                         8/15/08; 11/13/08; 12/1/08;                          7/21/08; 8/15/08; 11/13/08;
                                         1/15/09; 6/8/09; 8/17/09;                            12/1/08; 1/15/09; 6/8/09;
                                         8/18/09; 9/3/ 09; 9/25/09;                           8/17/09; 8/18/09; 9/3/ 09;
                                         1/7/10; 2/1/10; 2/5/10;                              9/25/09; 1/7/10; 2/1/10;
                                         6/14/10; 8/25/10; 12/15/10;                          2/5/10; 6/14/10; 8/25/10;
                                         12/29/10; 2/11/11; 6/30/11;                          12/15/10; 12/29/10; 2/11/11;
                                         8/16/11; 12/27/11; 2/6/12                            6/30/11; 8/16/11; 12/27/11;
                                                                                              2/6/12
-----------------------------------------------------------------------------------------------------------------------------


                                                                 APPENDIX I  I-4

------------------------------------------------------------------------------------------------------------------------------
                                                              PRODUCT DISTRIBUTOR
                     ---------------------------------------------------------------------------------------------------------
                     AXA ADVISORS                                         AXA DISTRIBUTORS
                     ---------------------------------------------------------------------------------------------------------
                     PROSPECTUS AND SAI                                   PROSPECTUS AND SAI
PRODUCT NAME         DATES               SUPPLEMENT DATES                 DATES               SUPPLEMENT DATES
------------------------------------------------------------------------------------------------------------------------------
Accumulator(R)         8/13/01/(3)/      9/1/01; 10/1/01/(6)/; 12/14/01;    8/13/01/(3)/      9/1/01; 10/1/01/(6)/; 12/14/01;
Elite/SM/                                1/14/02; 2/22/02; 7/15/02;                           1/14/02; 2/22/02; 7/15/02;
                                         8/20/02; 11/11/02; 1/6/03;                           8/20/02; 11/11/02; 1/6/03;
                                         2/20/03; 5/15/03; 8/15/03;                           2/20/03; 5/15/03; 8/15/03;
                                         11/24/03; 2/1/04; 8/4/04;                            11/24/03; 2/1/04; 8/4/04;
                                         8/10/ 04; 12/13/04; 12/31/04;                        8/10/ 04; 12/13/04; 12/31/04;
                                         5/9/ 05; 6/10/05; 6/17/05;                           5/9/05; 6/10/05; 6/17/05;
                                         7/25/05; 8/31/05; 12/2/05;                           7/25/05; 8/31/05; 12/2/05;
                                         2/8/06; 8/25/ 06; 12/11/06;                          2/8/06; 8/25/ 06; 12/11/06;
                                         5/1/07; 8/24/07; 9/19/07;                            5/1/07; 8/24/07; 9/19/07;
                                         10/19/07; 6/20/08; 7/21/08;                          10/19/07; 2/15/08; 6/20/08;
                                         8/15/08; 11/13/08; 12/1/08;                          7/21/08; 8/15/08; 11/13/08;
                                         1/15/09; 6/8/09; 8/17/ 09;                           12/1/08; 1/15/09; 6/8/09;
                                         8/18/09; 9/3/09; 9/25/09;                            8/17/09; 8/18/09; 9/3/ 09;
                                         1/7/10; 2/1/10; 2/5/10; 6/14/                        9/25/09; 1/7/10; 2/1/10;
                                         10; 8/25/10; 12/15/10; 12/29/                        2/5/10; 6/14/10; 8/25/10;
                                         10; 2/11/11; 6/30/11;                                12/15/10; 12/29/10; 2/11/11;
                                         8/16/11; 12/27/11; 2/6/12                            6/30/11; 8/16/11; 12/27/11;
                                                                                              2/6/12
                     ---------------------------------------------------------------------------------------------------------

(1)applies to Accumulator(R) contracts issued in Oregon only.
(2)applies to Accumulator(R) Select/SM/ only.
(3)applies to non-2002 Series only.
(4)applies to contracts issued in Washington only.
(5)applies to Accumulator(R) Select/SM/ and Select/SM/ II contracts issued in New York only.
(6)applies to contracts issued in New York only.

I-5 APPENDIX I

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS

                                                             PAGE

Who is AXA Equitable?                                         2

Custodian and Independent Registered Public Accounting Firm   2

Distribution of the Contracts                                 2

Calculating Unit Values                                       2

Financial Statements                                          2

HOW TO OBTAIN AN ACCUMULATOR(R) STATEMENT OF ADDITIONAL INFORMATION

Send this request form to:
  Retirement Service Solutions
  P.O. Box 1547
  Secaucus, NJ 07096-1547


----------------------------------------------------------------------------------
Please send me a combined Accumulator(R) series SAI dated May 1, 2012
----------------------------------------------------------------------------------
Name
----------------------------------------------------------------------------------
Address
----------------------------------------------------------------------------------
City                                                                   State  Zip


                                                                        SAI 13A
                                                                         E13522